                    AS FILED WITH THE SEC ON APRIL 20, 2007

                                                    REGISTRATION NO. 333-103474
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               -----------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                        POST-EFFECTIVE AMENDMENT NO. 9

                               -----------------

                         PRUCO LIFE INSURANCE COMPANY
                          (Exact Name of Registrant)

                               -----------------

                                    ARIZONA
        (State or other jurisdiction of incorporation or organization)

                                   22-194455
                    (I.R.S. Employer Identification Number)

                       C/O PRUCO LIFE INSURANCE COMPANY
                             213 WASHINGTON STREET
                         NEWARK, NEW JERSEY 07102-2992
                                (973) 802-7333
         (Address and telephone number of principal executive offices)

                               -----------------

                               THOMAS C. CASTANO
                                   SECRETARY
                         PRUCO LIFE INSURANCE COMPANY
                             213 WASHINGTON STREET
                         NEWARK, NEW JERSEY 07102-2992
                                (973) 802-4708
          (Name, address, and telephone number of agent for service)

                               -----------------

                                  Copies to:
                            C. CHRISTOPHER SPRAGUE
                       VICE PRESIDENT, CORPORATE COUNSEL
                           THE PRUDENTIAL INSURANCE
                              COMPANY OF AMERICA
                             213 WASHINGTON STREET
                         NEWARK, NEW JERSEY 07102-2992
                                (973) 802-6997

                               -----------------

Approximate date of commencement of proposed sale to the public--May 1, 2007

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box [ ]

                        CALCULATION OF REGISTRATION FEE

 ------------------------------------------------------------------------------
 TITLE OF EACH                                    PROPOSED MAXIMUM
 CLASS OF                        PROPOSED MAXIMUM    AGGREGATE      AMOUNT OF
 SECURITIES TO BE   AMOUNT TO BE  OFFERING PRICE      OFFERING     REGISTRATION
 REGISTERED         REGISTERED*     PER UNIT*          PRICE          FEE**
 ------------------------------------------------------------------------------
 Market-value
   adjustment
   annuity
   contracts (or
   modified
   guaranteed
   annuity
   contracts)       $200,000,000                    $200,000,000       $-0-
 ------------------------------------------------------------------------------
*  Securities are not issued in predetermined units.
** Registration fee for these securities was paid at the time they were originally registered on Form S-3 as filed by Pruco Life Insurance Company on February 27, 2003.

================================================================================

                            STRATEGIC PARTNERS/SM/ ANNUITY ONE VARIABLE ANNUITY
                                                        PROSPECTUS: MAY 1, 2007

                      ------------------------


 This Prospectus describes an Individual Variable Annuity Contract offered by Pruco Life Insurance Company (Pruco Life) and the Pruco Life Flexible Premium Annuity Account. Pruco Life offers several different annuities which your representative may be authorized to offer to you. Each annuity has different features and benefits that may be appropriate for you based on your financial situation, your age and how you intend to use the Annuity. Please note that selling broker-dealer firms through which the contract is sold may decline to make available to their customers certain of the optional features and investment options offered generally under the contract. Alternatively, such firms may restrict the availability of the optional benefits that they do make available to their customers (e.g., by imposing a lower maximum issue age for certain optional benefits than what is prescribed generally under the contract). Please speak to your registered representative for further details. The different features and benefits include variations in death benefit protection and the ability to access your annuity's contract value. The fees and charges under the annuity contract and the compensation paid to your representative may also be different among each annuity. If you are purchasing the contract as a replacement for existing variable annuity or variable life coverage, you should consider, among other things, any surrender or penalty charges you may incur when replacing your existing coverage. pruco life is a wholly-owned subsidiary of the Prudential Insurance Company of America.


 THE FUNDS

 Strategic Partners Annuity One offers a wide variety of investment choices, including variable investment options that invest in underlying mutual funds. Currently, portfolios of the following underlying mutual funds are being offered: The Prudential Series Fund, Advanced Series Trust (formerly named American Skandia Trust), Gartmore Variable Insurance Trust, and Janus Aspen Series (see next page for list of portfolios currently offered).


 You may choose between two basic versions of Strategic Partners Annuity One. One version, the Contract With Credit, provides for a bonus credit that we add to each purchase payment you make. If you choose this version of Strategic Partners Annuity One, some charges and expenses may be higher than if you choose the version without the credit. Those higher charges could exceed the amount of the credit under some circumstances, particularly if you withdraw purchase payments within a few years of making those purchase payments. The Contract With Credit comes in two forms -- one form under which bonus credits generally are not recaptured once the free look period expires and which bears higher charges, and the other form under which bonus credits vest over several years. We will continue to offer the later version of the Contract With Credit in a State until the State has approved the former version, after which approval we will offer only the former version.

 PLEASE READ THIS PROSPECTUS
 Please read this prospectus before purchasing a Strategic Partners Annuity One variable annuity contract, and keep it for future reference. The current prospectuses for the underlying mutual funds contain important information about the mutual funds. When you invest in a variable investment option that is funded by a mutual fund, you should read the mutual fund prospectus and keep it for future reference.

 TO LEARN MORE ABOUT STRATEGIC PARTNERS ANNUITY ONE
 To learn more about the Strategic Partners Annuity One variable annuity, you can request a copy of the Statement of Additional Information (SAI) dated May 1, 2007. The SAI has been filed with the Securities and Exchange Commission (SEC) and is legally a part of this prospectus. Pruco Life also files other reports with the SEC. All of these filings can be reviewed and copied at the SEC's office, and can also be obtained from the SEC's Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. (See SEC file number 333-37728.) You may obtain information on the operation of the Public Reference Room by calling the SEC at (202) 551-8090. The SEC maintains a Web site (http://www.sec.gov) that contains the Strategic Partners Annuity One SAI, material incorporated by reference, and other information regarding registrants that file electronically with the SEC. The Table of Contents of the SAI is set forth in Section 10 of this prospectus.

 For a free copy of the SAI, call us at (888) PRU-2888, or write to us at Prudential Annuity Service Center, P.O. Box 7960, Philadelphia, PA 19176.

 The SEC has not determined that this contract is a good investment, nor has the SEC determined that this Prospectus is complete or accurate. It is a criminal offense to state otherwise. Investment in a Variable Annuity Contract is subject to risk, including the possible loss of your money. An investment in Strategic Partners Annuity one is not a bank deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency.

 Strategic Partners/SM/ is a service mark of the Prudential Insurance Company
 of America.   ORD000045

 The Prudential Series Fund
   Jennison Portfolio

   Equity Portfolio
   Global Portfolio
   Money Market Portfolio
   Stock Index Portfolio
   Value Portfolio
   SP Aggressive Growth Asset Allocation Portfolio
   SP Balanced Asset Allocation Portfolio
   SP Conservative Asset Allocation Portfolio
   SP Growth Asset Allocation Portfolio

   SP AIM Core Equity Portfolio
   SP Davis Value Portfolio

   SP International Growth Portfolio

   SP International Value Portfolio
   SP Mid Cap Growth Portfolio
   SP PIMCO High Yield Portfolio
   SP PIMCO Total Return Portfolio
   SP Prudential U.S. Emerging Growth Portfolio
   SP Small-Cap Growth Portfolio
   SP Small Cap Value Portfolio
   SP Strategic Partners Focused Growth Portfolio
   SP T. Rowe Price Large-Cap Growth Portfolio


 Advanced Series Trust

   AST Advanced Strategies Portfolio
   AST Aggressive Asset Allocation Portfolio
   AST AllianceBernstein Core Value Portfolio
   AST AllianceBernstein Growth & Income Portfolio
   AST AllianceBernstein Managed Index 500 Portfolio
   AST American Century Income & Growth Portfolio

   AST American Century Strategic Allocation Portfolio

   AST Balanced Asset Allocation Portfolio
   AST Capital Growth Asset Allocation Portfolio
   AST Cohen & Steers Realty Portfolio
   AST Conservative Asset Allocation Portfolio
   AST DeAM Large-Cap Value Portfolio


   AST DeAM Small-Cap Value Portfolio
   AST Federated Aggressive Growth Portfolio
   AST First Trust Balanced Target Portfolio
   AST First Trust Capital Appreciation Target Portfolio


   AST Goldman Sachs Concentrated Growth Portfolio
   AST Goldman Sachs Mid-Cap Growth Portfolio
   AST High Yield Portfolio
   AST JPMorgan International Equity Portfolio
   AST Large-Cap Value Portfolio
   AST Lord Abbett Bond-Debenture Portfolio
   AST Marsico Capital Growth Portfolio
   AST MFS Global Equity Portfolio
   AST MFS Growth Portfolio
   AST Mid-Cap Value Portfolio
   AST Neuberger Berman Mid-Cap Growth Portfolio
   AST Neuberger Berman Mid-Cap Value Portfolio

   AST Neuberger Berman Small-Cap Growth Portfolio

   AST PIMCO Limited Maturity Bond Portfolio
   AST Preservation Asset Allocation Portfolio
   AST Small-Cap Value Portfolio
   AST T. Rowe Price Asset Allocation Portfolio
   AST T. Rowe Price Global Bond Portfolio
   AST T. Rowe Price Natural Resources Portfolio

   AST UBS Dynamic Alpha Portfolio


 Gartmore Variable Insurance Trust
   GVIT Developing Markets Fund

 Janus Aspen Series
   Large Cap Growth Portfolio -- Service Shares

                                   CONTENTS


PART I: STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS SUMMARY................................  5
 GLOSSARY................................................................................  6
 SUMMARY................................................................................. 10
 SUMMARY OF CONTRACT EXPENSES............................................................ 14
 EXPENSE EXAMPLES........................................................................ 18

PART II: STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS SECTIONS 1-10

 SECTION 1: WHAT IS THE STRATEGIC PARTNERS ANNUITY ONE VARIABLE ANNUITY?................. 22
   SHORT TERM CANCELLATION RIGHT OR "FREE LOOK".......................................... 23

 SECTION 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE?........................................ 23
   VARIABLE INVESTMENT OPTIONS........................................................... 23
   FIXED INTEREST RATE OPTIONS........................................................... 34
   TRANSFERS AMONG OPTIONS............................................................... 35
   ADDITIONAL TRANSFER RESTRICTIONS...................................................... 35
   DOLLAR COST AVERAGING................................................................. 36
   ASSET ALLOCATION PROGRAM.............................................................. 37
   AUTO-REBALANCING...................................................................... 37
   SCHEDULED TRANSACTIONS................................................................ 37
   VOTING RIGHTS......................................................................... 37
   SUBSTITUTION.......................................................................... 38

 SECTION 3: WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE? (ANNUITIZATION) 38
   PAYMENT PROVISIONS.................................................................... 38
   PAYMENT PROVISIONS WITHOUT THE GUARANTEED MINIMUM INCOME BENEFIT...................... 38
     OPTION 1: ANNUITY PAYMENTS FOR A FIXED PERIOD....................................... 38
     OPTION 2: LIFE ANNUITY WITH 120 PAYMENTS (10 YEARS) CERTAIN......................... 38
     OPTION 3: INTEREST PAYMENT OPTION................................................... 39
     OTHER ANNUITY OPTIONS............................................................... 39
   TAX CONSIDERATIONS.................................................................... 39
   GUARANTEED MINIMUM INCOME BENEFIT..................................................... 39
     GMIB OPTION 1 - SINGLE LIFE PAYOUT OPTION........................................... 40
     GMIB OPTION 2 - JOINT LIFE PAYOUT OPTION............................................ 40
   HOW WE DETERMINE ANNUITY PAYMENTS..................................................... 41

 SECTION 4: WHAT IS THE DEATH BENEFIT?................................................... 42
   BENEFICIARY........................................................................... 42
   CALCULATION OF THE DEATH BENEFIT...................................................... 42
   GUARANTEED MINIMUM DEATH BENEFIT...................................................... 42
     GMDB ROLL-UP........................................................................ 42
     GMDB STEP-UP........................................................................ 42
   SPECIAL RULES IF JOINT OWNERS......................................................... 43
   PAYOUT OPTIONS........................................................................ 43
   BENEFICIARY CONTINUATION OPTION....................................................... 44
   EARNINGS APPRECIATOR BENEFIT.......................................................... 45
   SPOUSAL CONTINUANCE OPTION............................................................ 46

 SECTION 5: WHAT IS THE LIFETIME FIVE/SM/ INCOME BENEFIT?................................ 48
   LIFETIME FIVE INCOME BENEFIT.......................................................... 48

 SECTION 6: HOW CAN I PURCHASE A STRATEGIC PARTNERS ANNUITY ONE CONTRACT?................ 53
   PURCHASE PAYMENTS..................................................................... 53
   ALLOCATION OF PURCHASE PAYMENTS....................................................... 54
   CREDITS............................................................................... 54
   CALCULATING CONTRACT VALUE............................................................ 55


 SECTION 7: WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS ANNUITY ONE
   CONTRACT?.............................................................................. 55
   INSURANCE AND ADMINISTRATIVE CHARGES................................................... 56
   WITHDRAWAL CHARGE...................................................................... 56
   WAIVER OF WITHDRAWAL CHARGES FOR CRITICAL CARE......................................... 57
   REQUIRED MINIMUM DISTRIBUTIONS......................................................... 57
   CONTRACT MAINTENANCE CHARGE............................................................ 58
   GUARANTEED MINIMUM INCOME BENEFIT CHARGE............................................... 58
   EARNINGS APPRECIATOR BENEFIT CHARGE.................................................... 58
   BENEFICIARY CONTINUATION OPTION CHARGES . ............................................. 59
   TAXES ATTRIBUTABLE TO PREMIUM.......................................................... 59
   TRANSFER FEE........................................................................... 59
   COMPANY TAXES.......................................................................... 59
   UNDERLYING MUTUAL FUND FEES............................................................ 59

 SECTION 8: HOW CAN I ACCESS MY MONEY?.................................................... 60
   WITHDRAWALS DURING THE ACCUMULATION PHASE.............................................. 60
   AUTOMATED WITHDRAWALS.................................................................. 60
   SUSPENSION OF PAYMENTS OR TRANSFERS.................................................... 60

 SECTION 9: WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS ANNUITY
   ONE CONTRACT?.......................................................................... 60
   CONTRACTS OWNED BY INDIVIDUALS (NOT ASSOCIATED WITH TAX-FAVORED RETIREMENT PLANS)...... 61
   CONTRACTS HELD BY TAX-FAVORED PLANS.................................................... 64

 SECTION 10: OTHER INFORMATION............................................................ 68
   PRUCO LIFE INSURANCE COMPANY........................................................... 68
   THE SEPARATE ACCOUNT................................................................... 68
   SALE AND DISTRIBUTION OF THE CONTRACT.................................................. 68
   LITIGATION............................................................................. 69
   ASSIGNMENT............................................................................. 69
   FINANCIAL STATEMENTS................................................................... 69
   STATEMENT OF ADDITIONAL INFORMATION.................................................... 69
   HOUSEHOLDING........................................................................... 70


APPENDIX A - ACCUMULATION UNIT VALUES........................... A-1

APPENDIX B - CALCULATION OF EARNINGS APPRECIATOR BENEFIT........ B-1

APPENDIX C - SELECTING THE VARIABLE ANNUITY THAT'S RIGHT FOR YOU C-1

  PART I SUMMARY
--------------------------------------------------------------------------------

  STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS

           PART I: STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS SUMMARY

 GLOSSARY

 We have tried to make this prospectus as easy to read and understand as possible. By the nature of the contract, however, certain technical words or terms are unavoidable. We have identified the following as some of these words or terms.

 Accumulation Phase
 The period that begins with the contract date (which we define below) and ends when you start receiving income payments, or earlier if the contract is terminated through a full withdrawal or payment of a death benefit.

 Adjusted Contract Value
 When you begin receiving income payments, the value of your contract minus any charge we impose for premium taxes and withdrawal charges.

 Adjusted Purchase Payment
 Your invested purchase payment is adjusted for any subsequent withdrawals. The adjusted purchase payment is used only for calculations of the Earnings Appreciator Benefit.

 Annual Income Amount
 Under the terms of the Lifetime Five Income Benefit, an amount that you can withdraw each year as long as the annuitant lives. The Annual Income Amount is set initially as a percentage of the Protected Withdrawal Value, but will be adjusted to reflect subsequent purchase payments, withdrawals, and any step-up.

 Annual Withdrawal Amount
 Under the terms of the Lifetime Five Income Benefit, an amount that you can withdraw each year as long as there is Protected Withdrawal Value remaining. The Annual Withdrawal Amount is set initially to equal 7% of the initial Protected Withdrawal Value, but will be adjusted to reflect subsequent purchase payments, withdrawals, and any step-up.

 Annuitant
 The person whose life determines the amount of income payments that we will pay. If the annuitant dies before the annuity date, the co-annuitant (if any) becomes the annuitant if the contract's requirements for changing the annuity date are met. If, upon the death of the annuitant, there is no surviving eligible co-annuitant, and the owner is not the annuitant, then the owner becomes the annuitant.


 Generally, if an annuity is owned by an entity and the entity has named a co-annuitant, the co-annuitant will become the annuitant upon the death of the annuitant, and no death benefit is payable. Unless we agree otherwise, the contract is eligible to have a co-annuitant designation only if the entity that owns the contract is (1) a plan described in Internal Revenue Code
 Section 72(s)(5)(A)(i) (or any successor Code section thereto); (2) an entity described in Code Section 72(u)(1) (or any successor Code section thereto); or
 (3) a custodial account established pursuant to the provisions in Code
 Section 408(a) (or any successor Code section thereto) ("Custodial Account"). However, the Contract Value as of the date of due proof of death of the annuitant will reflect the amount that would have been payable had a death benefit been paid.

 Where the contract is held by a Custodial Account, the co-annuitant will not automatically become the annuitant upon the death of the annuitant. Upon the death of the annuitant, the Custodial Account will have the choice, subject to our rules, to either elect to receive the death benefit or elect to continue the contract. If the Custodial Account continues the contract, then the Contract Value as of the date of due proof of death of the annuitant will reflect the amount that would have been payable had a death benefit been paid.


 Annuity Date
 The date when income payments are scheduled to begin. You must have our permission to change the annuity date. If the co-annuitant becomes the annuitant due to the death of the annuitant, and the co-annuitant is older than the annuitant, then the annuity date will be based on the age of the co-annuitant, provided that the contract's requirements for changing the annuity date are met (e.g., the co-annuitant cannot be older than a specified age). If the co-annuitant is younger than the annuitant, then the annuity date will remain unchanged.

 Beneficiary
 The person(s) or entity you have chosen to receive a death benefit.

 Business Day
 A day on which the New York Stock Exchange is open for business. Our business day generally ends at 4:00 p.m. Eastern time.

 Co-Annuitant

 The person shown on the contract data pages who becomes the annuitant (if eligible) upon the death of the annuitant if the contract's requirements for changing the annuity date are met.


 Contract Date
 The date we accept your initial purchase payment and all necessary paperwork in good order at the Prudential Annuity Service Center. Contract anniversaries are measured from the contract date. A contract year starts on the contract date or on a contract anniversary.

 Contract Owner, Owner, or You
 The person entitled to the ownership rights under the contract.

 Contract Value

 This is the total value of your contract, equal to the sum of the values of your investment in each investment option you have chosen. Your Contract Value will go up or down based on the performance of the investment options you choose.


 Contract With Credit
 A version of the annuity contract that provides for a bonus credit with each purchase payment that you make and has higher withdrawal charges and (with respect to the later version of the contract) higher insurance and administrative costs than the Contract Without Credit.

 Contract Without Credit
 A version of the annuity contract that does not provide a credit and has lower withdrawal charges than the Contract With Credit and (with respect to the later version of the Contract With Credit) lower insurance and administrative costs.

 Credit
 If you choose the Contract With Credit, this is the bonus amount that we allocate to your account each time you make a purchase payment. The amount of the credit is a percentage of the purchase payment. Under one version of the Contract With Credit, the credit is subject to a vesting schedule, which means that if you withdraw all or part of a purchase payment within a certain period, or you begin the income phase or we pay a death benefit during that period, we may take back all or part of the credit. Under another version of the Contract With Credit, bonus credits generally are not recaptured once the free look period expires. Our reference in the preceding sentence to "generally are not recaptured" refers to the fact that we have the contractual right to deduct, from the death benefit we pay, the amount of any credit corresponding to a purchase payment made within one year before death. We have the ability to recapture such credits under both versions of the Contract With Credit. See Section 6, "How Can I Purchase A Strategic Partners Annuity One Contract?"

 Death Benefit
 If a death benefit is payable, the beneficiary you designate will receive, at a minimum, the total invested purchase payments, reduced proportionally by withdrawals, or a potentially greater amount related to market appreciation. The Guaranteed Minimum Death Benefit is available for an additional charge. See Section 4, "What Is the Death Benefit?"

 Dollar Cost Averaging Fixed Rate Option (DCA Fixed Rate Option)
 An investment option that offers a fixed rate of interest for a selected period during which periodic transfers are automatically made to selected variable investment options.

 Earnings Appreciator Benefit (EAB)
 An optional feature available for an additional charge that may provide a supplemental death benefit based on earnings under the contract.

 Fixed Interest Rate Options
 Under the Contract Without Credit, these are investment options that offer a fixed rate of interest for either a one-year period (fixed rate option) or a selected period during which periodic transfers are made to selected variable investment options.

 Good Order
 An instruction received at the Prudential Annuity Service Center, utilizing such forms, signatures and dating as we require, which is sufficiently clear that we do not need to exercise any discretion to follow such instructions.

 Guaranteed Minimum Death Benefit (GMDB)
 An optional feature available for an additional charge that guarantees that the death benefit that the beneficiary receives will be no less than a certain GMDB protected value.

 GLOSSARY continued


 GMDB Protected Value
 The amount guaranteed under the Guaranteed Minimum Death Benefit, which may equal the GMDB roll-up value, the GMDB step-value, or the greater of the two. The GMDB protected value will be subject to certain age restrictions and time durations, however, it will still increase by subsequent invested purchase payments and reduce proportionally by withdrawals.

 GMDB Roll-Up
 We use the GMDB roll-up value to compute the GMDB protected value of the Guaranteed Minimum Death Benefit. The GMDB roll-up is equal to the invested purchase payments compounded daily at an effective annual interest rate starting on the date that each invested purchase payment is made, subject to a cap, and reduced proportionally by withdrawals.

 GMDB Step-Up

 We use the GMDB step-up value to compute the GMDB protected value of the Guaranteed Minimum Death Benefit. Generally speaking, the GMDB step-up establishes a "high water mark" of protected value that we would pay upon death, even if the Contract Value has declined. For example, if the GMDB step-up were set at $100,000 on a contract anniversary, and the Contract Value subsequently declined to $80,000 on the date of death, the GMDB step-up value would nonetheless remain $100,000 (assuming no additional purchase payments or withdrawals).


 Guaranteed Minimum Income Benefit (GMIB)
 An optional feature available for an additional charge that guarantees that the income payments you receive during the income phase will be no less than a certain GMIB protected value applied to the GMIB guaranteed annuity purchase rates.

 GMIB Protected Value
 We use the GMIB protected value to calculate annuity payments should you annuitize under the Guaranteed Minimum Income Benefit. The value is calculated daily and is equal to the GMIB roll-up, until the GMIB roll-up either reaches its cap or if we stop applying the annual interest rate based on the age of the annuitant or number of contract anniversaries. At such point, the GMIB protected value will be increased by any subsequent invested purchase payments, and any withdrawals will proportionally reduce the GMIB protected value. The GMIB protected value is not available as a cash surrender benefit or a death benefit, nor is it used to calculate the cash surrender value or death benefit.

 Income Options
 Options under the contract that define the frequency and duration of income payments. In your contract, we also refer to these as payout or annuity options.

 Income Phase
 The period during which you receive income payments under the contract.

 Invested Purchase Payments
 Your purchase payments (which we define below) less any deduction we make for any tax charge.

 Joint Owner
 The person named as the joint owner, who shares ownership rights with the owner as defined in the contract. A joint owner must be a natural person.

 Lifetime Five Income Benefit

 An optional feature available for an additional charge that guarantees your ability to withdraw amounts equal to a percentage of an initial principal value (called the "Protected Withdrawal Value"), regardless of the impact of market performance on your Contract Value, subject to our rules regarding the timing and amount of withdrawals. There are two options -- one is designed to provide an annual withdrawal amount for life and the other is designed to provide a greater annual withdrawal amount (than the first option) as long as there is Protected Withdrawal Value.


 Net Purchase Payments
 Your total purchase payments less any withdrawals you have made.

 Proportional Withdrawals

 A method that involves calculating the percentage of your Contract Value that each prior withdrawal represented when withdrawn. Proportional withdrawals result in a reduction to the applicable benefit value by reducing such value in the same proportion as the Contract Value was reduced by the withdrawal as of the date the withdrawal occurred.

 Protected Withdrawal Value

 Under the Lifetime Five Income Benefit, an amount that we guarantee regardless of the investment performance of your Contract Value. Please refer to
 Section 5 for more information on how the Protected Withdrawal Value is determined.


 Prudential Annuity Service Center
 For general correspondence: P.O. Box 7960, Philadelphia, PA 19176. For express overnight mail: 2101 Welsh Road, Dresher, PA 19025. The telephone number is
 (888) PRU-2888. Prudential's Web site is www.prudential.com.

 Purchase Payments
 The amount of money you pay us to purchase the contract. Generally, you can make additional purchase payments at any time during the accumulation phase.

 Separate Account
 Purchase payments allocated to the variable investment options are held by us in a separate account called the Pruco Life Flexible Premium Variable Annuity Account. The separate account is set apart from all of the general assets of Pruco Life.

 Statement of Additional Information
 A document containing certain additional information about the Strategic Partners Annuity One variable annuity. We have filed the Statement of Additional Information with the Securities and Exchange Commission and it is legally a part of this prospectus. To learn how to obtain a copy of the Statement of Additional Information, see the front cover of this prospectus.

 Tax Deferral
 This is a way to increase your assets without currently being taxed. Generally, you do not pay taxes on your contract earnings until you take money out of your contract. You should be aware that tax favored plans (such as IRAs) already provide tax deferral regardless of whether they invest in annuity contracts. See Section 9, "What Are The Tax Considerations Associated With The Strategic Partners Annuity One Contract?"

 Variable Investment Option
 When you choose a variable investment option, we purchase shares of the underlying mutual fund that are held as an investment for that option. We hold these shares in the separate account. The division of the separate account of Pruco Life that invests in a particular mutual fund is referred to in your contract as a subaccount.

 SUMMARY FOR SECTIONS 1-10

 For a more complete discussion of the following topics, see the corresponding section in Part II of the prospectus.

 SECTION 1
 What Is The Strategic Partners Annuity One Variable Annuity?
 The Strategic Partners Annuity One variable annuity is a contract between you, the owner, and us, the insurance company, Pruco Life Insurance Company (Pruco Life, we or us). The contract allows you to invest on a tax-deferred basis in variable investment options and if you choose the Contract Without Credit, fixed interest rate options. The contract is intended for retirement savings or other long-term investment purposes and provides for a death benefit.

 There are two basic versions of the Strategic Partners Annuity One variable annuity discussed in this prospectus.

 Contract With Credit.

..   provides for a bonus credit that we add to each purchase payment that you make,
..   has higher withdrawal charges than the Contract Without Credit,
..   the version of the contract under which bonus credits generally are not recaptured after the free look period has higher insurance and administrative charges than the Contract Without Credit,
..   has no fixed interest rate investment options available,
..   comes in one version under which bonus credits generally are not recaptured once the free look period expires, and another version under which bonus credits vest over a period of several years. Once a State has approved the former version, we will cease offering the later version, and
..   Under the Contract With Credit under which bonus credits generally are not recaptured once the free look period expires, we have the contractual right to deduct, from the death benefit we pay, the amount of any credit corresponding to a purchase payment made within one year before death.

 Contract Without Credit.

..   does not provide a credit,
..   has lower withdrawal charges than the Contract With Credit.
..   has lower insurance and administrative costs than the Contract With Credit under which the bonus credits generally are not recaptured after the free look period,
..   offers two fixed interest rate investment options: a one-year fixed rate option and a dollar cost averaging fixed rate option.


 Beginning in 2002, we started offering a version of both the Contract Without Credit and the Contract With Credit that differ from the previously-issued contracts with regard to maximum issue age, maximum annuitization age, Spousal Continuance Option, credit amount, contract maintenance charge, and minimum guaranteed interest rate. This subsequent version of the Strategic Partners Annuity One contract is described in a different prospectus.


 The variable investment options available under the contract offer the opportunity for a favorable return. However, this is NOT guaranteed. It is possible, due to market changes, that your investments may decrease in value, including an investment in the Prudential Money Market Portfolio variable investment option.

 The fixed interest rate options available under the Contract Without Credit offer a guaranteed interest rate. While your money is allocated to one of these options, your principal amount will not decrease and we guarantee that your money will earn at least the annual minimum interest rate dictated by applicable state law.

 You may make up to 12 free transfers each contract year among the investment options. For the Contract Without Credit, certain restrictions apply to transfers involving the fixed interest rate options.

 The contract, like all deferred annuity contracts, has two phases: the accumulation phase and the income phase.

..   During the accumulation phase, any earnings grow on a tax-deferred basis and are generally only taxed as income when you make a withdrawal.
..   The income phase starts when you begin receiving regular payments from your contract.

 The amount of money you are able to accumulate in your contract during the accumulation phase will help determine the amount you will receive during the income phase. Other factors will affect the amount of your payments, such as age, gender, and the payout option you select.

 The contract offers a choice of income and death benefit options, which may also be available to you.

 There are certain state variations to this contract that are referred to in this prospectus. Please see your contract for further information on these and other variations.

 We may amend the contract as permitted by law. For example, we may add new features to the contract. Subject to applicable law, we determine whether or not to make such contract amendments available to contracts that already have been issued.

 If you change your mind about owning Strategic Partners Annuity One, you may cancel your contract within 10 days after receiving it (or whatever period is required under applicable law). This time period is referred to as the "Free Look" period.

 SECTION 2
 What Investment Options Can I Choose?
 You can invest your money in several variable investment options. The variable investment options are classified according to their investment style, and a brief description of each portfolio's investment objective and key policies is set forth in Section 2, to assist you in determining which portfolios may be of interest to you.

 Depending upon market conditions, you may earn or lose money in any of these options. The value of your contract will fluctuate depending upon the performance of the underlying mutual fund portfolios used by the variable investment options that you choose. Past performance is not a guarantee of future results.

 Under the Contract Without Credit, you may also invest your money in fixed interest rate options.

 SECTION 3
 What Kind Of Payments Will I Receive During The Income Phase? (Annuitization) If you want to receive regular income from your annuity, you can choose one of several options, including guaranteed payments for the annuitant's lifetime. Generally, once you begin receiving regular payments, you cannot change your payment plan.

 For an additional fee, you may also choose, if it is available under your contract, the Guaranteed Minimum Income Benefit (GMIB). The Guaranteed Minimum Income Benefit provides that once the income period begins, your income payments will be no less than a value that is based on a certain "GMIB protected value" applied to the GMIB guaranteed annuity purchase rates. See
 Section 3, "What Kind Of Payments Will I Receive During The Income Phase?"

 The Lifetime Five Income Benefit (discussed in Section 5) may provide an additional amount upon which your annuity payments are based.

 SECTION 4
 What Is The Death Benefit?

 In general, if the sole owner, or last surviving of the owner and joint owner, dies before the income phase of the contract begins, the person(s) or entity that you have chosen as your beneficiary will receive, at a minimum, the greater of (i) the Contract Value, (ii) either the base death benefit or, for a higher insurance charge, a potentially larger Guaranteed Minimum Death Benefit (GMDB).


 The base death benefit equals the total invested purchase payments reduced proportionally by withdrawals. The Guaranteed Minimum Death Benefit is equal to a "GMDB protected value" that depends upon which of the following Guaranteed Minimum Death Benefit options you choose:

..   the highest value of the contract on any contract anniversary, which we call the "GMDB step-up value";
..   the total amount you invest increased by a guaranteed rate of return, which we call the "GMDB roll-up value"; or
..   the greater of the GMDB step-up value and GMDB roll-up value.


 On the date we receive proof of death in good order, in lieu of paying a death benefit, we will allow the surviving spouse to continue the contract by exercising the Spousal Continuance Option, if the conditions that we describe, in Section 4, are met.


 For an additional fee, you may also choose, if it is available under your contract, the Earnings Appreciator supplemental death benefit which provides a benefit payment upon the death of the sole owner, or last surviving of the owner and joint owner, during the accumulation phase.

 SECTION 5
 What Is The Lifetime Five/SM/ Income Benefit?
 The Lifetime Five Income Benefit is an optional feature that guarantees your ability to withdraw an amount equal to a percentage of an initial principal value (called the "Protected Withdrawal Value"), regardless of the impact of market performance on your

 SUMMARY FOR SECTIONS 1-10 continued


 Contract Value, subject to our rules regarding the timing and amounts of withdrawals. There are two options--one is designed to provide an annual withdrawal amount for life (the "Life Income Benefit"), and the other is designed to provide a greater annual withdrawal amount (than the first option), as long as there is Protected Withdrawal Value (adjusted, as described in Section 5) (the "Withdrawal Benefit"). The annuitant must be at least 45 years old when the Lifetime Five Income Benefit is elected.

 The charge for the Lifetime Five Income Benefit is a daily fee equal on an annual basis to 0.60% of the Contract Value allocated to the variable investment options. This charge is in addition to the charge for the applicable death benefit.


 SECTION 6
 How Can I Purchase A Strategic Partners Annuity One Contract?
 You can purchase this contract, unless we agree otherwise and subject to our rules, with a minimum initial purchase payment of $10,000. You must get our prior approval for any initial and additional purchase payment of $1,000,000 or more, unless we are prohibited under applicable state law from insisting on such prior approval. Generally, you can make additional purchase payments of $1,000 ($100 if made through electronic funds transfer) or more at any time during the accumulation phase of the contract. Your representative can help you fill out the proper forms. The Contract With Credit provides for the allocation of a credit with each purchase payment.

 You may purchase this contract only if the oldest of the owner, joint owner, annuitant, or co-annuitant is age 85 or younger (or age 80 depending on the version of the contract) on the contract date. In addition, certain age limits apply to certain features and benefits described herein.

 SECTION 7
 What Are The Expenses Associated With The Strategic Partners Annuity One Contract?
 The contract has insurance features and investment features, both of which have related costs and charges.


..   Each year (or upon full surrender) we deduct a contract maintenance charge.
    For the original version of the contract, if your Contract Value is $50,000 or more, we do not deduct such a charge. If your Contract Value is less than $50,000, we deduct a charge equal to the lesser of $30 or 2% of your Contract Value. For the later version of the contract, we deduct a contract maintenance charge of $35 if your Contract Value is less than $75,000 (or
    2% of your Contract Value, if that amount is less than $35).

..   For insurance and administrative costs, we also deduct a daily charge based on the average daily value of all assets allocated to the variable investment options, depending on the death benefit (or other) option that you choose. The daily cost is equivalent to an annual charge as follows:
    -- 1.40% if you choose the base death benefit,
    -- 1.60% if you choose the roll-up or step-up Guaranteed Minimum Death
       Benefit option (i.e., 0.20% in addition to the base death benefit charge), or
    -- 1.70% if you choose the greater of the roll-up and step-up Guaranteed
       Minimum Death Benefit option (i.e., 0.30% in addition to the base death benefit charge), or
    -- 0.60% if you choose the Lifetime Five Income Benefit (1.50% maximum charge). This charge is in addition to the charge for the applicable death benefit.
..   We will deduct an additional charge under the version of the Contract With
    Credit under which bonus credits generally are not recaptured once the free look period expires. The charge for this feature is equal to 0.10% annually.

..   We will deduct an additional charge if you choose the Guaranteed Minimum
    Income Benefit. We deduct this annual charge from your Contract Value on the contract anniversary and upon certain other events. The charge for this benefit is equal to 0.25% of the average GMIB protected value. In the future, we may also offer other options, for which different charges may apply (1.00% maximum charge).
..   We will deduct an additional charge if you choose the Earnings Appreciator supplemental death benefit. We deduct this charge from your Contract Value on the contract anniversary and upon certain other events. The charge for this benefit is based on an annual rate of 0.15% of your Contract Value if you have also selected the Guaranteed Minimum Death Benefit option (0.20% if you have not selected the Guaranteed Minimum Death Benefit Option).
..   There are a few states/jurisdictions that assess a premium tax on us when you begin receiving regular income payments from your annuity. In those states, we deduct a charge designed to approximate this tax, which can range from 0-3.5% of your Contract Value.
..   There are also expenses associated with the mutual funds. For 2006, the fees of these funds ranged from 0.37% to 1.19% annually. For certain funds, expenses are reduced pursuant to expense waivers and comparable arrangements. In general, these expense waivers and comparable arrangements are not guaranteed, and may be terminated at any time.

..   If you withdraw money (or you begin the income phase) less than:
    -- nine contract anniversaries after the purchase payment, if you purchase the Contract With Credit under which bonus credits vest over a seven year period, or
    -- seven contract anniversaries after the purchase payment, if you purchase the Contract Without Credit, then you may have to pay a withdrawal charge on all or part of the withdrawal. This charge ranges from 1-7%. For the version of the Contract With Credit under which bonus credits generally are not recaptured once the free look period expires, a withdrawal charge applies at any time prior to the seventh contract anniversary after a purchase payment was made, which ranges from 5-8%.

 For more information, including details about other possible charges under the contract, see "Summary Of Contract Expenses" and Section 7, "What Are The Expenses Associated With The Strategic Partners Annuity One Contract?"

 SECTION 8
 How Can I Access My Money?
 You may withdraw money at any time during the accumulation phase. You may, however, be subject to income tax and, if you make a withdrawal prior to age 59 1/2, an additional tax penalty as well. If you withdraw money less than nine years (for the Contract With Credit under which bonus credits vest over a seven year period) or seven years (for the Contract Without Credit) after making a purchase payment, we may impose a withdrawal charge. For the Contract With Credit under which bonus credits generally are not recaptured once the free look period expires, a withdrawal charge applies during the first seven contract years after a purchase payment was made, which ranges from 5-8%. In addition, if you purchase a Contract With Credit, we may take back any credit that has not vested that corresponds to the purchase payment(s) you withdraw.


 We offer an optional benefit, called the Lifetime Five Income Benefit, under which we guarantee that certain amounts will be available to you for withdrawal, regardless of market-related declines in your Contract Value. You need not participate in this benefit in order to withdraw some or all of your money.


 SECTION 9
 What Are The Tax Considerations Associated With The Strategic Partners Annuity One Contract?
 Your earnings are generally not taxed until withdrawn. If you withdraw money during the accumulation phase, the tax laws treat the withdrawal as first a withdrawal of earnings, which are taxed as ordinary income. If you are younger than age 59 1/2 when you take money out, you may be charged a 10% federal tax penalty on the earnings in addition to ordinary taxation. A portion of the payments you receive during the income phase is considered a partial return of your original investment and therefore will not be taxable as income. Generally, all amounts withdrawn from an Individual Retirement Annuity (IRA) contract (excluding Roth IRAs) are taxable and subject to the 10% penalty if withdrawn prior to age 59 1/2.

 SECTION 10
 Other Information
 This contract is issued by Pruco Life Insurance Company (Pruco Life), a subsidiary of The Prudential Insurance Company of America, and sold by registered representatives of affiliated and unaffiliated broker/dealers.

 SUMMARY OF CONTRACT EXPENSES


 The purpose of this summary is to help you to understand the costs you will pay for Strategic Partners Annuity One. The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. The first table describes the fees and expenses that you will pay at the time that you buy the contract, surrender the contract, or transfer cash value between investment options.


 For more detailed information, including additional information about current and maximum charges, see Section 7, "What Are The Expenses Associated With The Strategic Partners Annuity One Contract?" The individual fund prospectuses contain detailed expense information about the underlying mutual funds.

-------------------------------------------------------------------------------------------------------------------
                                     CONTRACT OWNER TRANSACTION EXPENSES
-------------------------------------------------------------------------------------------------------------------
   Withdrawal Charge/1/
-------------------------------------------------------------------------------------------------------------------
                                                             Contract With Credit
                                                           (Bonus Credits Generally
    Number of Contract          Contract With Credit        Not Recapturable After
      Anniversaries           (Bonus Credits Vest Over     Expiration of Free Look
  Since Purchase Payment         Seven Year Period)                Period)              Contract Without Credit
-------------------------------------------------------------------------------------------------------------------
            0                            7%                           8%                           7%
-------------------------------------------------------------------------------------------------------------------
            1                            7%                           8%                           6%
-------------------------------------------------------------------------------------------------------------------
            2                            7%                           8%                           5%
-------------------------------------------------------------------------------------------------------------------
            3                            6%                           8%                           4%
-------------------------------------------------------------------------------------------------------------------
            4                            5%                           7%                           3%
-------------------------------------------------------------------------------------------------------------------
            5                            4%                           6%                           2%
-------------------------------------------------------------------------------------------------------------------
            6                            3%                           5%                           1%
-------------------------------------------------------------------------------------------------------------------
            7                            2%                           0%                           0%
-------------------------------------------------------------------------------------------------------------------
            8                            1%                           0%                           0%
-------------------------------------------------------------------------------------------------------------------
            9                            0%                           0%                           0%
-------------------------------------------------------------------------------------------------------------------


 -------------------------------------------------------------------------------
         Maximum Transfer Fee
 -------------------------------------------------------------------------------
 Each transfer after 12/2/                              $30.00
 -------------------------------------------------------------------------------
 Each transfer after 20 (Beneficiary                    $10.00
 Continuation Option only)
 -------------------------------------------------------------------------------
     Charge for premium tax imposed on us by certain States/Jurisdictions
 -------------------------------------------------------------------------------
                         Up to 3.5% of Contract Value
 -------------------------------------------------------------------------------



 1 Each contract year, you may withdraw a specified amount of your Contract Value without incurring a withdrawal charge. We will waive the withdrawal charge if we pay a death benefit or under certain other circumstances. See "Withdrawal Charge" in Section 7. In certain states reduced withdrawal charges may apply under the Contract With Credit. Your contract contains the applicable charges.
 2 Currently we charge $25 for each transfer after the twelfth in a contract year. As shown in the table, we can increase that charge up to a maximum of $30, but have no current intention to do so. We will not charge you for transfers made in connection with Dollar Cost Averaging and Auto-Rebalancing and do not count them toward the limit of 12 free transfers per year. There is a unique transfer fee under the Beneficiary Continuation Option.

 The next table describes the fees and expenses you will pay periodically during the time that you own the contract, not including underlying mutual fund fees and expenses.


 -----------------------------------------------------------------------------
                          PERIODIC ACCOUNT EXPENSES
 -----------------------------------------------------------------------------
 Maximum Contract Maintenance Charge                   $60.00
 and Contract Charge Upon Full
 Withdrawal/3/
 -----------------------------------------------------------------------------
 Maximum Annual Contract Fee if         lesser of $30 or 2% of Contract Value
 Contract Value is less than $25,000
 (Beneficiary Continuation option only)
 -----------------------------------------------------------------------------
      Insurance and Administrative Expenses with the Indicated Benefits
 -----------------------------------------------------------------------------
 As a Percentage of Account Value in Variable Investment Options (except as indicated):



--------------------------------------------------------------------------------------------------------------------
                                               Contract with Credit            Contract without Credit or Contract
                                           (bonus credits generally not         with Credit (version under which
                                         recapturable after expiration of      bonus credits vest over seven year
                                                 free look period)                           period)
--------------------------------------------------------------------------------------------------------------------
Maximum charge for Lifetime Five/4/                    1.50%                                  1.50%
--------------------------------------------------------------------------------------------------------------------
Lifetime Five Income Benefit (current                  0.60%                                  0.60%
charge)
--------------------------------------------------------------------------------------------------------------------
Base Death Benefit                                     1.50%                                  1.40%
--------------------------------------------------------------------------------------------------------------------
Guaranteed Minimum Death Benefit                       1.70%                                  1.60%
Option - Roll-Up or Step-Up
--------------------------------------------------------------------------------------------------------------------
Guaranteed Minimum Death Benefit                       1.80%                                  1.70%
Option - Greater of Roll-Up or Step-Up
--------------------------------------------------------------------------------------------------------------------
Maximum Annual Guaranteed Minimum                      1.00%                                  1.00%
Income Benefit Charge and Charge Upon
Certain withdrawals as a percentage
of average GMIB Protected Value
--------------------------------------------------------------------------------------------------------------------



 -------------------------------------------------------------------------------
 Current Guaranteed Minimum Income       0.25% (for each version of contract)
 Benefit Charge, as a percentage of
 average GMIB Protected Value/5/
 -------------------------------------------------------------------------------
 Annual Earnings Appreciator Charge and Charge upon certain Transactions/6/
                                           0.20% of Contract Value (0.15% if
                                           Guaranteed Minimum Death Benefit
                                          Option is also selected) (for each
                                                 version of contract)
 -------------------------------------------------------------------------------
 Settlement Service Charge (if the         1.00% (each version of contract)
 Owner's beneficiary elects the
 Beneficiary Continuation Option)/7/
 -------------------------------------------------------------------------------



 3 As shown in the table above, we have the right to assess a fee of up to $60 annually and at the time of full withdrawal. For the original version of the contract, if your Contract Value is $50,000 or more, we do not deduct such a charge. If your Contract Value is less than $50,000, we deduct a charge equal to $30 or, if your Contract Value is less than $1,500, equal to 2% of your Contract Value. Under the most recent version of the contract, we assess a fee of $35 against contracts valued less than $75,000 (or 2% of Contract Value, if less).
 4 We have the right to increase the charge for this benefit up to the 1.50% maximum upon a step-up, or for a new election of the benefit. However, we have no present intention of increasing the charge for this benefit to that maximum level.
 5 We impose this charge only if you choose the Guaranteed Minimum Income Benefit. This charge currently is equal to 0.25% of the average GMIB protected value, and is subject to a 1.00% maximum. Subject to certain age restrictions, the roll-up value is the total of all invested purchase payments compounded daily at an effective annual rate of 5%, subject to a cap of 200% of all invested purchase payments. Both the roll-up value and the cap are reduced proportionally by withdrawals. We assess this fee each contract anniversary and when you begin the income phase of your contract. We also assess this fee if you make a full withdrawal, but prorate the fee based on the portion of the contract year that has elapsed since the full annual fee was most recently deducted. If you make a partial withdrawal, we will assess the prorated fee if the remaining Contract Value after the withdrawal would be less than the amount of the prorated fee; otherwise we will not assess the fee at that time.
 6 We impose this charge only if you choose the Earnings Appreciator death benefit. The charge for this benefit is based on an annual rate of 0.15% of your Contract Value if you have also selected a Guaranteed Minimum Death Benefit option (0.20% if you have not selected a Guaranteed Minimum Death Benefit option). We deduct this charge annually. We also deduct this charge if you make a full withdrawal or enter the income phase of your contract, or if a death benefit is payable, but prorate the fee to reflect a partial rather than full year. If you make a partial withdrawal, we will deduct the prorated fee if the remaining Contract Value after the withdrawal would be less than the amount of the prorated fee; otherwise we will not deduct the fee at that time. The fee is also calculated when you make any purchase payment or withdrawal but we do not deduct it until the next deduction date.
 7 The other Insurance and Administrative Expense Charges do not apply if you are a beneficiary under the Beneficiary Continuation Option. Instead, the Settlement Service Charge set forth here applies, if your beneficiary elects the Beneficiary Continuation Option. The 1.00% charge is an annual charge that is assessed daily against the assets in the variable investment options.

 SUMMARY OF CONTRACT EXPENSES continued


                  -------------------------------------------
                  TOTAL ANNUAL MUTUAL FUND OPERATING EXPENSES
                  -------------------------------------------

 The next item shows the minimum and maximum total operating expenses (expenses that are deducted from underlying mutual fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses) charged by the underlying mutual funds that you may pay periodically during the time that you own the contract. More detail concerning each underlying mutual fund's fees and expenses is contained below and in the prospectus for each underlying mutual fund. The minimum and maximum total operating expenses depicted below are based on historical fund expenses for the year ended December 31, 2006. Fund expenses are not fixed or guaranteed by the Strategic Partners Annuity One contract, and may vary from year to year.


--------------------------------------------------------------------------------------
                                       MINIMUM                      MAXIMUM
--------------------------------------------------------------------------------------
Total Annual Underlying                 0.37%                        1.19%
  Mutual Fund Operating
  Expenses*
--------------------------------------------------------------------------------------


 * See "Summary of Contract Expenses"--Underlying Mutual Fund Portfolio Annual Expenses for more detail on the expenses of the underlying mutual funds.




----------------------------------------------------------------------------------------------------------------------
                                  UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
                      (as a percentage of the average net assets of the underlying Portfolios)
----------------------------------------------------------------------------------------------------------------------
                                                                   For the year ended December 31, 2006
               UNDERLYING PORTFOLIOS                 -----------------------------------------------------------------
                                                     Management Fee    Other     12b-1 Fee    Acquired    Total Annual
                                                                    Expenses /3/           Portfolio Fees  Portfolio
                                                                                           & Expenses /1/  Operating
                                                                                                          Expenses /2/
-                                                    -----------------------------------------------------------------
Prudential Series Fund
 Equity Portfolio                                        0.45%         0.02%       0.00%       0.00%         0.47%
 Global Portfolio                                        0.75%         0.09%       0.00%       0.00%         0.84%
 Jennison Portfolio                                      0.60%         0.03%       0.00%       0.00%         0.63%
 Money Market Portfolio                                  0.40%         0.03%       0.00%       0.00%         0.43%
 Stock Index Portfolio /4/                               0.35%         0.02%       0.00%       0.00%         0.37%
 Value Portfolio                                         0.40%         0.03%       0.00%       0.00%         0.43%
 SP Aggressive Growth Asset Allocation Portfolio         0.05%         0.07%       0.00%       0.86%         0.98%
 SP Balanced Asset Allocation Portfolio                  0.05%         0.01%       0.00%       0.77%         0.83%
 SP Conservative Asset Allocation Portfolio              0.05%         0.02%       0.00%       0.72%         0.79%
 SP Growth Asset Allocation Portfolio                    0.05%         0.01%       0.00%       0.81%         0.87%
 SP AIM Core Equity Portfolio                            0.85%         0.44%       0.00%       0.00%         1.29%
 SP Davis Value Portfolio                                0.75%         0.06%       0.00%       0.00%         0.81%
 SP International Growth Portfolio /5/                   0.85%         0.12%       0.00%       0.00%         0.97%
 SP International Value Portfolio /6/                    0.90%         0.09%       0.00%       0.00%         0.99%
 SP Mid Cap Growth Portfolio                             0.80%         0.11%       0.00%       0.00%         0.91%
 SP PIMCO High Yield Portfolio                           0.60%         0.10%       0.00%       0.00%         0.70%
 SP PIMCO Total Return Portfolio                         0.60%         0.06%       0.00%       0.00%         0.66%
 SP Prudential U.S. Emerging Growth Portfolio            0.60%         0.07%       0.00%       0.00%         0.67%
 SP Small Cap Growth Portfolio                           0.95%         0.19%       0.00%       0.00%         1.14%
 SP Small Cap Value Portfolio                            0.90%         0.06%       0.00%       0.00%         0.96%
 SP Strategic Partners Focused Growth Portfolio          0.90%         0.26%       0.00%       0.00%         1.16%
 SP T. Rowe Price Large Cap Growth Portfolio             0.90%         0.29%       0.00%       0.00%         1.19%
Advanced Series Trust /7,8/
 AST JPMorgan International Equity Portfolio             0.87%         0.16%       0.00%       0.00%         1.03%
 AST MFS Global Equity Portfolio                         1.00%         0.25%       0.00%       0.00%         1.25%
 AST Small-Cap Value Portfolio                           0.90%         0.18%       0.00%       0.00%         1.08%
 AST Neuberger Berman Small-Cap Growth Portfolio /9/     0.95%         0.16%       0.00%       0.00%         1.11%
 AST Federated Aggressive Growth Portfolio               0.95%         0.14%       0.00%       0.00%         1.09%
 AST DeAM Small-Cap Value Portfolio                      0.95%         0.23%       0.00%       0.00%         1.18%
 AST Goldman Sachs Mid-Cap Growth Portfolio              1.00%         0.15%       0.00%       0.00%         1.15%
 AST Neuberger Berman Mid-Cap Growth Portfolio           0.90%         0.14%       0.00%       0.00%         1.04%
 AST Neuberger Berman Mid-Cap Value Portfolio            0.89%         0.11%       0.00%       0.00%         1.00%
 AST Mid-Cap Value Portfolio                             0.95%         0.21%       0.00%       0.00%         1.16%
 AST MFS Growth Portfolio                                0.90%         0.13%       0.00%       0.00%         1.03%
 AST Marsico Capital Growth Portfolio                    0.90%         0.11%       0.00%       0.00%         1.01%
 AST Goldman Sachs Concentrated Growth Portfolio         0.90%         0.13%       0.00%       0.00%         1.03%
 AST DeAM Large-Cap Value Portfolio                      0.85%         0.15%       0.00%       0.00%         1.00%
 AST Large-Cap Value Portfolio                           0.75%         0.11%       0.00%       0.00%         0.86%

---------------------------------------------------------------------------------------------------------------------------
                                     UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
                         (as a percentage of the average net assets of the underlying Portfolios)
---------------------------------------------------------------------------------------------------------------------------
                                                                        For the year ended December 31, 2006
                  UNDERLYING PORTFOLIOS                   -----------------------------------------------------------------
                                                          Management Fee    Other     12b-1 Fee    Acquired    Total Annual
                                                                         Expenses /3/           Portfolio Fees  Portfolio
                                                                                                & Expenses /1/  Operating
                                                                                                               Expenses /2/
-                                                         -----------------------------------------------------------------
 AST AllianceBernstein Core Value Portfolio                   0.75%         0.14%       0.00%       0.00%         0.89%
 AST AllianceBernstein Managed Index 500 Portfolio            0.60%         0.14%       0.00%       0.00%         0.74%
 AST American Century Income & Growth Portfolio               0.75%         0.15%       0.00%       0.00%         0.90%
 AST AllianceBernstein Growth & Income Portfolio              0.75%         0.11%       0.00%       0.00%         0.86%
 AST Cohen & Steers Realty Portfolio                          1.00%         0.13%       0.00%       0.00%         1.13%
 AST T. Rowe Price Natural Resources Portfolio                0.90%         0.13%       0.00%       0.00%         1.03%
 AST American Century Strategic Allocation Portfolio /10/     0.85%         0.21%       0.00%       0.00%         1.06%
 AST Advanced Strategies Portfolio                            0.85%         0.24%       0.00%       0.00%         1.09%
 AST T. Rowe Price Asset Allocation Portfolio                 0.85%         0.14%       0.00%       0.00%         0.99%
 AST UBS Dynamic Alpha Portfolio /11/                         1.00%         0.21%       0.00%       0.00%         1.21%
 AST First Trust Balanced Target Portfolio                    0.85%         0.21%       0.00%       0.00%         1.06%
 AST First Trust Capital Appreciation Target Portfolio        0.85%         0.19%       0.00%       0.00%         1.04%
 AST Aggressive Asset Allocation Portfolio                    0.15%         0.05%       0.00%       0.99%         1.19%
 AST Capital Growth Asset Allocation Portfolio                0.15%         0.02%       0.00%       0.95%         1.12%
 AST Balanced Asset Allocation Portfolio                      0.15%         0.02%       0.00%       0.90%         1.07%
 AST Conservative Asset Allocation Portfolio                  0.15%         0.04%       0.00%       0.89%         1.08%
 AST Preservation Asset Allocation Portfolio                  0.15%         0.08%       0.00%       0.82%         1.05%
 AST T. Rowe Price Global Bond Portfolio                      0.80%         0.16%       0.00%       0.00%         0.96%
 AST High Yield Portfolio /12/                                0.75%         0.15%       0.00%       0.00%         0.90%
 AST Lord Abbett Bond-Debenture Portfolio                     0.80%         0.14%       0.00%       0.00%         0.94%
 AST PIMCO Limited Maturity Bond Portfolio                    0.65%         0.12%       0.00%       0.00%         0.77%
Gartmore Variable Insurance Trust
 GVIT Developing Markets /13/                                 1.05%         0.35%       0.25%       0.00%         1.65%
Janus Aspen Series
 Large Cap Growth Portfolio--Service Shares                   0.64%         0.05%       0.25%       0.00%         0.94%



 1. Each Asset Allocation Portfolio invests in shares of other Portfolios of the Fund and the Advanced Series Trust (the Acquired Portfolios). In addition, each Portfolio may invest otherwise uninvested cash in the Dryden Core Investment Fund (Money Market and/or Short-Term Bond Series).

    Investors in an Asset Allocation Portfolio or other Portfolio indirectly bear the fees and expenses of the Acquired Portfolios and/or Dryden Core Investment Fund. The expenses shown in the column "Acquired Portfolio Fees and Expenses" represent a weighted average of the expense ratios of the Acquired Portfolios and/or Dryden Core Investment Fund, in which the Asset Allocation Portfolios or other Portfolios invested during the year ended December 31, 2006. The Asset Allocation Portfolios do not pay any transaction fees when they purchase and redeem shares of the Acquired Portfolios.

    Where "Acquired Portfolio Fees and Expenses" are less than 0.01%, such expenses are included in the column titled "Other Expenses." This may cause the Total Annual Portfolio Operating Expenses to differ from those set forth in the Financial Highlights tables of the respective Portfolios.

    Effective March 1, 2007, each of the Asset Allocation Portfolios became responsible for the payment of its own "Other Expenses," including, without limitation, custodian fees, legal fees, trustee fees and audit fees, in accordance with the terms of the management agreement. Prior to that time, Prudential Investments LLC or an affiliate paid the "other expenses" of the Asset Allocation Portfolios. The table reflects an annualized estimate of the "Other Expenses" of the Asset Allocation Portfolios for the year ended December 31, 2006 had the current arrangement been in place during that year.

 2. Prudential Investments LLC has voluntarily agreed to waive a portion of its management fee and/or limit total expenses (expressed as an annual percentage of average daily net assets) for certain Portfolios of the Fund. These arrangements, which are set forth as follows, may be discontinued or otherwise modified at any time. Equity Portfolio: 0.75%; Jennison
    Portfolio: 0.75%; Money Market Portfolio: 0.75%; Stock Index Portfolio:
    0.75%; Value Portfolio: 0.75%; SP AIM Core Equity Portfolio: 1.00%; SP International Value Portfolio: 1.00%; SP International Growth Portfolio:
    1.24%; SP Mid Cap Growth Portfolio: 1.00%; SP PIMCO High Yield Portfolio:
    0.82%; SP PIMCO Total Return Portfolio: 0.76%; SP Small Cap Growth
    Portfolio: 1.15%; SP Small Cap Value Portfolio: 1.05%; SP T. Rowe Price Large Cap Growth Portfolio: 1.06%.

 3. As noted above, shares of the Portfolios generally are purchased through variable insurance products. Many of the Portfolios and/or their investment advisers and/or distributors have entered into arrangements with us as the issuer of each Annuity under which they compensate us for providing ongoing services in lieu of the Trust providing such services. Amounts paid by a Portfolio under those arrangements are included under "Other Expenses." For more information see the prospectus for each underlying portfolio and Variable Investment Options in this section.

 4. The Portfolio's contractual management fee rate is as follows: 0.35% for average net assets up to $4 billion, and 0.30% for average net assets in excess of $4 billion.

 5. Effective November 13, 2006, Marsico Capital Management, LLC was added as a Sub-advisor to the Portfolio. Prior to November 13, 2006, William Blair & Company, LLC served as the sole Sub-advisor of the Portfolio, then named the "SP William Blair International Growth Portfolio."

 6. Effective November 13, 2006, Thornburg Investment Management, Inc. was added as a Sub-advisor to the Portfolio. Prior to November 13, 2006, LSV Asset Management served as the sole Sub-advisor of the Portfolio, then named the "SP LSV International Value Portfolio."

 7. The AST Aggressive Asset Allocation, the AST Balanced Asset Allocation, the AST Capital Growth Asset Allocation, the AST Conservative Asset Allocation and the AST Preservation Asset Allocation Portfolios (the "Dynamic Asset Allocation Portfolios") each invest in other investment companies

 SUMMARY OF CONTRACT EXPENSES continued


    (the Acquired Portfolios). For example, each Dynamic Asset Allocation Portfolio invests in shares of other Portfolios of the Advanced Series Trust, and some Portfolios invest in other funds, including the Dryden Core Investment Fund. Investors in a Portfolio indirectly bear the fees and expenses of the Acquired Portfolios. The expenses shown in the column "Acquired Portfolio Fees and Expenses" represent a weighted average of the expense ratios of the Acquired Portfolios in which each Dynamic Asset Allocation Portfolio invested during the year ended December 31, 2006. The Dynamic Asset Allocation Portfolios do not pay any transaction fees when they purchase or redeem shares of the Acquired Portfolios. Where "Acquired Portfolio Fees and Expenses" are less than 0.01%, such expenses are included in the column titled "Other Expenses." This may cause the Total Annual Portfolio Operating Expenses to differ from those set forth in the Financial Highlights tables in the prospectus for the Portfolios.

 8. The total actual operating expenses for certain of the Portfolios listed above for the year ended December 31, 2006 were less than the amounts shown in the table above, due to fee waivers, reimbursement of expenses, and expense offset arrangements ("Arrangements"). These Arrangements are voluntary and may be terminated at any time. In addition, the Arrangements may be modified periodically. For more information regarding the Arrangements, please see the Prospectus and Statement of Additional Information for the Portfolios.

 9. Effective May 1, 2007, Neuberger Berman Management, Inc. became Sub-advisor to the Portfolio. Prior to May 1, 2007, Deutsche Asset Management, Inc. served as Sub-advisor of the Portfolio, then named the "AST DeAM Small-Cap Growth Portfolio."

 10.Prior to May 1, 2007 the Portfolio was named the "AST American Century
    Strategic Balanced Portfolio."

 11.Prior to May 1, 2007 the Portfolio was named the "AST Global Allocation
    Portfolio." Expenses shown are the annualized estimated operating expense for AST UBS Dynamic Alpha Portfolio effective May 1, 2007. Operating expenses for the AST Global Allocation Portfolio based upon the year ended December 31, 2006 would be as follows: Shareholder Fees (fees paid directly from your investment) - None; Management Fees - .10%; Distribution (12b-1) Fees - None; Other Expenses - .09%; Acquired Portfolio Fees & Expenses - .88%; Total Annual Portfolio Operating Expenses - 1.07%.

 12.Effective June 16, 2006, Goldman Sachs Asset Management L.P. no longer serves as a Co-Sub-advisor to the Portfolio.

 13.Effective January 1, 2006, the management fee was lowered by 0.10% to the base fee described above. Beginning January 1, 2007, the management fee may be adjusted, on a quarterly basis, upward or downward depending on the Fund's performance relative to its benchmark, the MSCI Emerging Markets
    Free Index. As a result, beginning January 1, 2007, if the management fee were calculated taking into account the current base fee (as stated in the table above) and the maximum performance fee adjustment of 0.10% (+/-), the management fee could range from 0.95% at its lowest to 1.15% at its highest.


 EXPENSE EXAMPLES
 These examples are intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying mutual fund fees and expenses.

 The examples assume that you invest $10,000 in the contract for the time periods indicated. The examples also assume that your investment has a 5% return each year and assume the maximum fees and expenses of any of the mutual funds, which do not reflect any expense reimbursements or waivers. Although your actual costs may be higher or lower, based on these assumptions, your costs would be as indicated in the tables that follow.

 Example 1a: Contract With Credit (bonus credits vest over seven year period):
 Greater of Roll-up and Step-up Guaranteed Minimum Death Benefit Option; Lifetime Five Income Benefit; Earnings Appreciator Benefit and You Withdraw All Your Assets

 This example assumes that:

..   You invest $10,000 in the Contract With Credit (bonus credits vest over seven year period);
..   You choose a Guaranteed Minimum Death Benefit that provides the greater of the step-up and roll-up death benefit;
..   You choose the Lifetime Five Income Benefit;
..   You choose the Earnings Appreciator Benefit;
..   You allocate all of your assets to the variable investment option having the maximum total operating expenses;

..   The investment has a 5% return each year;
..   The mutual fund's total operating expenses remain the same each year;

..   For each separate account charge, we deduct the current charge rather than any maximum charge; and
..   You withdraw all your assets at the end of the indicated period.

 Example 1b: Contract With Credit (bonus credits vest over seven year period):
 Greater of Roll-up and Step-up Guaranteed Minimum Death Benefit Option; Lifetime Five Income Benefit; Earnings Appreciator Benefit and You Do Not Withdraw Your Assets

 This example makes exactly the same assumptions as Example 1a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.

 Example 2a: Contract With Credit (bonus credits vest over seven year period):
 Base Death Benefit, and You Withdraw All Your Assets

 This example assumes that:

..   You invest $10,000 in the Contract With Credit (bonus credits vest over seven year period);
..   You do not choose any optional insurance benefit;

..   You allocate all of your assets to the variable investment option having the maximum total operating expenses;
..   The investment has a 5% return each year;
..   The mutual fund's total operating expenses remain the same each year;
..   For each separate account charge, we deduct the current charge rather than any maximum charge; and
..   You withdraw all your assets at the end of the indicated period.

 Example 2b: Contract With Credit (bonus credits vest over seven year period):
 Base Death Benefit, and You Do Not Withdraw Your Assets

 This example makes exactly the same assumptions as Example 2a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.

 Example 3a: Contract With Credit (bonus credits are generally not recapturable after expiration of free look period): Greater of Roll-up and Step-up Guaranteed Minimum Death Benefit Option; Lifetime Five Income Benefit; Earnings Appreciator Benefit and You Withdraw All Your Assets

 This example makes exactly the same assumptions as Example 1a except that it assumes that you invest in the version of the Contract With Credit under which bonus credits are generally not recapturable after expiration of the free look period.

 Example 3b: Contract With Credit (bonus credits are generally not recapturable after expiration of the free look period): Greater of Roll-up and Step-up Guaranteed Minimum Death Benefit Option; Lifetime Five Income Benefit; Earnings Appreciator Benefit and You Do Not Withdraw Your Assets

 This example makes exactly the same assumptions as Example 1b except that it assumes that you invest in the version of the Contract With Credit under which bonus credits are generally not recapturable after expiration of the free look period.

 Example 4a: Contract With Credit (bonus credits are generally not recapturable after expiration of free look period): Base Death Benefit, and You Withdraw All Your Assets

 This example makes exactly the same assumptions as Example 2a except that it assumes that you invest in the version of the Contract With Credit under which bonus credits are generally not recapturable after expiration of the free look period.

 Example 4b: Contract With Credit (bonus credits are generally not recapturable after expiration of free look period): Base Death Benefit, and You Do Not Withdraw Your Assets

 This example makes exactly the same assumptions as Example 2b except that it assumes that you invest in the version of the Contract With Credit under which bonus credits are generally not recapturable after expiration of the free look period.

 Example 5a: Contract Without Credit, Greater of Roll-up and Step-up Guaranteed Minimum Death Benefit Option; Lifetime Five Income Benefit, Earnings Appreciator Benefit and You Withdraw All Your Assets

 This example makes exactly the same assumptions as Example 1a except that it assumes that you invest in the Contract Without Credit.

 Example 5b: Contract Without Credit, Greater of Roll-up and Step-up Guaranteed Minimum Death Benefit Option; Lifetime Five Income Benefit; Earnings Appreciator Benefit; and You Do Not Withdraw Your Assets

 This example makes exactly the same assumptions as Example 1b except that it assumes that you invest in the Contract Without Credit.

 Example 6a: Contract Without Credit: Base Death Benefit, and You Withdraw All Your Assets

 This example makes exactly the same assumptions as Example 2a except that it assumes that you invest in the Contract Without Credit.

 Example 6b: Contract Without Credit: Base Death Benefit, and You Do Not Withdraw Your Assets

 This example makes exactly the same assumptions as Example 2b except that it assumes that you invest in the Contract Without Credit.

 Notes for Expense Examples:
 These Examples should not be considered a representation of past or future expenses. Actual expenses may be greater or less than those shown.

 Note that withdrawal charges (which are reflected in Examples 1a, 2a, 3a, 4a, 5a, and 6a) are assessed in connection with some annuity options, but not others.

 EXPENSE EXAMPLES continued


 The values shown in the 10 year column are the same for Example 6a and 6b, Example 5a and 5b, Example 4a and Example 4b, the same for Example 3a and 3b, the same for Example 2a and 2b, and the same for Example 1a and 1b. This is because if 10 years have elapsed since your last purchase payment, we would no longer deduct withdrawal charges when you make a withdrawal or begin the income phase of your contract. The indicated examples reflect the maximum withdrawal charges, but in certain states reduced withdrawal charges may apply for certain ages.


 The examples use an average contract maintenance charge, which we calculated based on our general estimate of the total contract fees we expect to collect in 2007. Your actual fees will vary based on the amount of your contract and your specific allocation among the investment options.


 Premium taxes are not reflected in the examples. We deduct a charge to approximate premium taxes that may be imposed on us in your state. This charge is generally deducted from the amount applied to an annuity payout option.

 A table of accumulation unit values appears in Appendix A to this prospectus.

 Contract with Credit (Bonus Credits Vest Over Seven Year Period): Greater of Roll-Up and Step-Up Guaranteed Minimum Death Benefit Option; Lifetime Five Income Benefit; Earnings Appreciator Benefit


                     Example 1a:                Example 1b:
             --------------------------------------------------------------
             If you withdraw your assets If you do not withdraw your assets
             --------------------------------------------------------------
              1 yr  3 yrs  5 yrs  10 yrs 1 yr    3 yrs    5 yrs    10 yrs
             --------------------------------------------------------------
             $1,489 $2,341 $3,021 $4,716 $459    $1,385   $2,323   $4,716
             --------------------------------------------------------------


 Contract with Credit (Bonus Credits Vest Over Seven Year Period): Base Death Benefit


                     Example 2a:                Example 2b:
             --------------------------------------------------------------
             If you withdraw your assets If you do not withdraw your assets
             --------------------------------------------------------------
              1 yr  3 yrs  5 yrs  10 yrs 1 yr    3 yrs    5 yrs    10 yrs
             --------------------------------------------------------------
             $1,381 $2,027 $2,513 $3,785 $351    $1,071   $1,815   $3,785
             --------------------------------------------------------------


 Contract with Credit (Bonus Credits Generally Not Recapturable after Expiration of Free Look Period): Greater of Roll-Up and Step-Up Guaranteed Minimum Death Benefit Option; Lifetime Five Income Benefit; Earnings Appreciator Benefit


                     Example 3a:                Example 3b:
             --------------------------------------------------------------
             If you withdraw your assets If you do not withdraw your assets
             --------------------------------------------------------------
              1 yr  3 yrs  5 yrs  10 yrs 1 yr    3 yrs    5 yrs    10 yrs
             --------------------------------------------------------------
             $1,226 $2,181 $3,051 $4,840 $474    $1,429   $2,393   $4,840
             --------------------------------------------------------------


 Contract with Credit (Bonus Credits Generally Not Recapturable after Expiration of Free Look Period): Base Death Benefit


                     Example 4a:                Example 4b:
             --------------------------------------------------------------
             If you withdraw your assets If you do not withdraw your assets
             --------------------------------------------------------------
              1 yr  3 yrs  5 yrs  10 yrs 1 yr    3 yrs    5 yrs    10 yrs
             --------------------------------------------------------------
             $1,119 $1,869 $2,547 $3,925 $367    $1,117   $1,889   $3,925
             --------------------------------------------------------------


 Contract without Credit: Greater of Roll-Up and Step-Up Guaranteed Minimum Death Benefit; Lifetime Five Income Benefit; Earnings Appreciator Benefit


                     Example 5a:                Example 5b:
             --------------------------------------------------------------
             If you withdraw your assets If you do not withdraw your assets
             --------------------------------------------------------------
              1 yr  3 yrs  5 yrs  10 yrs 1 yr    3 yrs    5 yrs    10 yrs
             --------------------------------------------------------------
             $1,076 $1,796 $2,526 $4,574 $446    $1,346   $2,256   $4,574
             --------------------------------------------------------------


 Contract without Credit: Base Death Benefit


                     Example 6a:                 Example 6b:
              --------------------------------------------------------------
              If you withdraw your assets If you do not withdraw your assets
              --------------------------------------------------------------
              1 yr   3 yrs  5 yrs  10 yrs 1 yr    3 yrs    5 yrs    10 yrs
              --------------------------------------------------------------
              $973   $1,495 $2,039 $3,685 $343    $1,045   $1,769   $3,685
              --------------------------------------------------------------

  PART II SECTIONS 1-10
--------------------------------------------------------------------------------

  STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS

 1: WHAT IS THE STRATEGIC PARTNERS ANNUITY ONE VARIABLE ANNUITY?


 The Strategic Partners Annuity One Variable Annuity is a contract between you, the owner, and Us, Pruco Life Insurance Company (Pruco Life, we or us).


 Under our contract, in exchange for your payment to us, we promise to pay you a guaranteed income stream that can begin any time on or after the third contract anniversary. Your annuity is in the accumulation phase until you decide to begin receiving annuity payments. The date you begin receiving annuity payments is the annuity date. On the annuity date, your contract switches to the income phase.

 This annuity contract benefits from tax deferral when it is sold outside a tax-favored plan (generally called a non-qualified annuity). Tax deferral means that you are not taxed on earnings or appreciation on the assets in your contract until you withdraw money from your contract.

 If you purchase the annuity contract in a tax-favored plan such as an IRA, that plan generally provides tax deferral even without investing in an annuity contract. In other words, you need not purchase this contract to gain the preferential tax treatment provided by your retirement plan. Therefore, before purchasing an annuity in a tax-favored plan, you should consider whether its features and benefits beyond tax deferral, including the death benefit and income benefits, meet your needs and goals. You should consider the relative features, benefits and costs of this annuity compared with any other investment that you may use in connection with your retirement plan or arrangement.

 There are two basic versions of Strategic Partners Annuity One variable annuity.

 Contract With Credit:

..   provides for a bonus credit that we add to each purchase payment that you make ,
..   comes in one version under which bonus credits generally are not recaptured after the expiration of the free look period, and another version under which bonus credits vest over a period of several years. Once a State has approved the former version, we will cease offering the later version,
..   has higher withdrawal charges than the Contract Without Credit,
..   the version of the contract under which bonus credits generally are not recaptured after the free look period has higher insurance and administrative charges than the Contract Without Credit, and
..   has no fixed interest rate investment options available.

 Contract Without Credit:

..   does not provide a credit,
..   has lower withdrawal charges than the Contract With Credit,
..   has lower insurance and administrative costs than the Contract With Credit under which the bonus credits generally are not recaptured after the free look period, and
..   offers two fixed interest rate investment options: a one-year fixed rate option and a dollar cost averaging fixed rate option.


 Beginning in 2002, we started offering a version of both the Contract Without Credit and the Contract With Credit that differ from previously-issued contracts with regard to maximum issue age, maximum annuitization age, Spousal Continuance Option, credit amount, contract maintenance charge, and minimum guaranteed interest rate.


 Unless we state otherwise, when we use the word contract, it applies to both versions discussed herein.

 In replacing another annuity you may own, please consider all charges associated with that annuity. Credits applicable to bonus products, such as the Contract With Credit, should not be viewed as an offset of any surrender charge that applies to another annuity contract you may currently own.

 You may prefer the Contract With Credit if:

..   You anticipate that you will not need to withdraw purchase payments any earlier than at least seven contract anniversaries after making them,
..   You do not wish to allocate purchase payments to the fixed interest rate options, and
..   You believe that the bonus credit is worth the higher withdrawal charges and insurance and administrative costs.


 If you wish to have the option of allocating part of your Contract Value to the fixed interest rate options, you may prefer the Contract Without Credit.

 Because of the higher withdrawal charges, if you choose the Contract With Credit and you withdraw a purchase payment, depending upon the performance of the investment options you choose, you may be worse off than if you had chosen the Contract Without Credit. We do not recommend purchase of either version of Strategic Partners Annuity One if you anticipate having to withdraw a significant amount of your purchase payments within a few years of making those purchase payments.

 Strategic Partners Annuity One is a variable annuity contract. During the accumulation phase, you can allocate your assets among the variable investment options and, if you choose the Contract Without Credit, guaranteed fixed interest rate options as well. If you select variable investment options, the amount of money you are able to accumulate in your contract during the accumulation phase depends upon the investment performance of the underlying mutual fund(s) associated with that variable investment option.


 Because the underlying mutual funds' portfolios fluctuate in value depending upon market conditions, your Contract Value can either increase or decrease. This is important, since the amount of the annuity payments you receive during the income phase depends upon the value of your contract at the time you begin receiving payments.


 As the owner of the contract, you have all of the decision-making rights under the contract. You will also be the annuitant unless you designate someone else. The annuitant is the person whose life is used to determine how much and how long (if applicable) the annuity payments will continue once the annuity phase begins. On or after the annuity date, the annuitant may not be changed.

 The beneficiary is the person(s) or entity you designate to receive any death benefit. You may change the beneficiary any time prior to the annuity date by making a written request to us.

 SHORT TERM CANCELLATION RIGHT OR "FREE LOOK"
 If you change your mind about owning Strategic Partners Annuity One, you may cancel your contract within 10 days after receiving it (or whatever period is required by applicable law). You can request a refund by returning the contract either to the representative who sold it to you, or to the Prudential Annuity Service Center at the address shown on the first page of this prospectus. You will receive, depending on applicable state law:

..   Your full purchase payment, less any applicable federal and state income tax withholding; or
..   The amount your contract is worth as of the day we receive your request, less any applicable federal and state income tax withholding. This amount may be more or less than your original payment.


 If you have purchased the Contract With Credit, we will deduct any credit we had added to your Contract Value. To the extent dictated by state law, we will include in your refund the amount of any fees and charges that we deducted.


 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE?

 The contract gives you the choice of allocating your purchase payments to any of the variable investment options, and if you choose the contract without credit, fixed interest rate options.


 The variable investment options invest in underlying mutual funds managed by leading investment advisers. These underlying mutual funds may sell their shares to both variable annuity and variable life separate accounts of different insurance companies, which could create the kinds of risks that are described in more detail in the current prospectus for the underlying mutual fund. The current prospectuses for the underlying mutual funds also contain other important information about the mutual funds. When you invest in a variable investment option that is funded by a mutual fund, you should read the mutual fund prospectus and keep it for future reference. Not all mutual funds offered as Sub-accounts are available if you elect certain optional benefits. The mutual fund options that you select are your choice--we do not recommend or endorse any particular underlying mutual fund.


 VARIABLE INVESTMENT OPTIONS

 The following chart classifies each of the portfolios based on our assessment of their investment style (as of the date of this prospectus). The chart also provides a description of each portfolio's investment objective and a short, summary description of their key policies to assist you in determining which portfolios may be of interest to you. What appears in the chart below is merely a summary--Please consult the portfolio's prospectus for a comprehensive discussion of the portfolio's investment policies. There is no guarantee that any portfolio will meet its investment objective. The name of the adviser/subadviser for each portfolio appears next to the description.


 The Jennison Portfolio, Prudential Equity Portfolio, Prudential Global Portfolio, Prudential Money Market Portfolio, Prudential Stock Index Portfolio, Prudential Value Portfolio, and each "SP" Portfolio of the Prudential Series Fund, are managed by an indirect wholly-owned subsidiary of Prudential Financial, Inc. called Prudential Investments LLC (PI) under a "manager-of-managers" approach.

 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued


 Under the manager-of-managers approach, PI has the ability to assign subadvisers to manage specific portions of a portfolio, and the portion managed by a subadviser may vary from 0% to 100% of the portfolio's assets. The subadvisers that manage some or all of a Prudential Series Fund portfolio are listed on the following chart.


 The portfolios of the Advanced Series Trust are co-managed by PI and AST Investment Services, Inc., also under a manager-of- managers approach. AST Investment Services, Inc. is an indirect, wholly-owned subsidiary of Prudential Financial, Inc. Under the agreement through which Prudential Financial, Inc. acquired American Skandia Life Assurance Corporation and certain of its affiliates in May 2003, Prudential Financial may not use the "American Skandia" name in any context after May 1, 2008. Therefore, Prudential Financial has begun a "rebranding" project that involves renaming certain American Skandia legal entities. As pertinent to this annuity: 1) American Skandia Investment Services, Inc. has been renamed AST Investment Services, Inc.; and 2) American Skandia Trust has been renamed Advanced Series Trust. These name changes will not impact the manner in which customers do business with Prudential.


 A fund or portfolio may have a similar name or an investment objective and investment policies resembling those of a mutual fund managed by the same investment adviser that is sold directly to the public. Despite such similarities, there can be no assurance that the investment performance of any such fund or portfolio will resemble that of the publicly available mutual fund.


 Pruco Life has entered into agreements with certain underlying portfolios and/or the investment adviser or distributor of such portfolios. Pruco Life may provide administrative and support services to such portfolios pursuant to the terms of these agreements and under which it receives a fee of up to 0.55% annually (as of May 1, 2007) of the average assets allocated to the portfolio under the contract. These agreements, including the fees paid and services provided, can vary for each underlying mutual fund whose portfolios are offered as sub-accounts.

 In addition, an investment adviser, sub-adviser or distributor of the underlying portfolios may also compensate us by providing reimbursement, defraying the costs of, or paying directly for, among other things, marketing and/or administrative services and/or other services they provide in connection with the contract. These services may include, but are not limited to: sponsoring or co-sponsoring various promotional, educational or marketing meetings and seminars attended by distributors, wholesalers, and/or broker dealer firms' registered representatives, and creating marketing material discussing the contract, available options, and underlying portfolios. The amounts paid depend on the nature of the meetings, the number of meetings attended by the adviser, sub-adviser, or distributor, the number of participants and attendees at the meetings, the costs expected to be incurred, and the level of the adviser's, sub-adviser's or distributor's participation. These payments or reimbursements may not be offered by all advisers, sub-advisers, or distributors, and the amounts of such payments may vary between and among each adviser, sub-adviser, and distributor depending on their respective participation. During 2006, with regard to amounts that were paid under these kinds of arrangements, the amounts ranged from approximately $53 to approximately $190,514. These amounts may have been paid to one or more Prudential-affiliated insurers issuing individual variable annuities.


 As detailed in the Prudential Series Fund prospectus, although the Prudential Money Market Portfolio is designed to be a stable investment option, it is possible to lose money in that portfolio. For example, when prevailing short-term interest rates are very low, the yield on the Prudential Money Market Portfolio may be so low that, when separate account and contract charges are deducted, you experience a negative return.


 Upon the introduction of the Advanced Series Trust Asset Allocation Portfolios on December 5, 2005, we ceased offering the Prudential Series Fund Asset Allocation Portfolios to new purchasers and to existing contract owners who had not previously invested in those Portfolios.

 However, a contract owner who had Contract Value allocated to a Prudential Series Fund Asset Allocation Portfolio prior to December 5, 2005 may continue to allocate purchase payments to that Portfolio after that date. In addition, after December 5, 2005, we ceased offering the Prudential Series Fund SP Large Cap Value Portfolio to new purchasers and to existing contract owners who had not previously invested in that Portfolio. However, a contract owner who had Contract Value allocated to the SP Large Cap Value Portfolio prior to
 December 5, 2005 may continue to allocate purchase payments to that Portfolio after that date.

       -----------------------------------------------------------------
        STYLE/     INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
         TYPE                                              ADVISOR/
                                                          SUB-ADVISOR
       -----------------------------------------------------------------
                     THE PRUDENTIAL SERIES FUND
       -----------------------------------------------------------------
        LARGE   Jennison Portfolio: seeks long-term        Jennison
         CAP    growth of capital. The Portfolio        Associates LLC
        GROWTH  invests primarily in equity
                securities of major, established
                corporations that the subadviser
                believes offer above-average growth
                prospects. The Portfolio may invest
                up to 30% of its total assets in
                foreign securities. Stocks are
                selected on a company-by-company
                basis using fundamental analysis.
                Normally 65% of the Portfolio's total
                assets are invested in common stocks
                and preferred stocks of companies
                with capitalization in excess of $1
                billion.
       -----------------------------------------------------------------
        LARGE   Equity Portfolio: seeks long-term          Jennison
         CAP    growth of capital. The Portfolio        Associates LLC;
        BLEND   invests at least 80% of its net           ClearBridge
                assets plus borrowings for investment    Advisors, LLC
                purposes in common stocks of major
                established corporations as well as
                smaller companies that the Sub
                advisers believe offer attractive
                prospects of appreciation. In the
                Jennison portion, over a full market
                cycle, the subadviser seeks to
                outperform the S&P 500 Index by
                investing in a portfolio with
                earnings growth greater than the
                index at valuations comparable to
                that of the index.
       -----------------------------------------------------------------
        INTER   Global Portfolio: seeks long-term          LSV Asset
       NATIONAL growth of capital. The Portfolio          Management/
        EQUITY  invests primarily in common stocks      Marsico Capital
                (and their equivalents) of foreign     Management, LLC/
                and U.S. companies. Each Sub-adviser     T. Rowe Price
                for the Portfolio generally will use   Associates, Inc./
                either a "growth" approach or a         William Blair &
                "value" approach in selecting either     Company, LLC
                foreign or U.S. common stocks.
       -----------------------------------------------------------------
        FIXED   Money Market Portfolio: seeks maximum     Prudential
        INCOME  current income consistent with the        Investment
                stability of capital and the           Management, Inc.
                maintenance of liquidity. The
                Portfolio invests in high-quality
                short-term money market instruments
                issued by the U.S. Government or its
                agencies, as well as by corporations
                and banks, both domestic and foreign.
                The Portfolio will invest only in
                instruments that mature in thirteen
                months or less, and which are
                denominated in U.S. dollars.
       -----------------------------------------------------------------
        LARGE   Value Portfolio: seeks long-term           Jennison
         CAP    growth of capital through               Associates LLC
        VALUE   appreciation and income. The
                Portfolio invests primarily in common
                stocks that the subadviser believes
                are undervalued - those stocks that
                are trading below their underlying
                asset value, cash generating ability
                and overall earnings and earnings
                growth. There is a risk that "value"
                stocks can perform differently from
                the market as a whole and other types
                of stocks and can continue to be
                undervalued by the markets for long
                periods of time. Normally at least
                65% of the Portfolio's total assets
                is invested in the common stock and
                convertible securities of companies
                that the subadviser believes will
                provide investment returns above
                those of the Russell 1000(R) Value
                Index. Most of the investments will
                be securities of large capitalization
                companies. The Portfolio may invest
                up to 25% of its total assets in real
                estate investment trusts (REITs) and
                up to 30% of its total assets in
                foreign securities.
       -----------------------------------------------------------------
        ASSET   SP Aggressive Growth Asset Allocation     Prudential
       ALLOCA-  Portfolio: seeks to obtain the          Investments LLC
        TION/   highest potential total return
       BALANCED consistent with the specified level
                of risk tolerance. The Portfolio may
                invest in any other Portfolio of the
                Fund (other than another SP Asset
                Allocation Portfolio), and the AST
                Marsico Capital Growth Portfolio of
                Advanced Series Trust (AST) (the
                Underlying Portfolios). Under normal
                circumstances, the Portfolio
                generally will focus on equity
                Underlying Portfolios but will also
                invest in fixed-income Underlying
                Portfolios.
       -----------------------------------------------------------------
        ASSET   SP Balanced Asset Allocation              Prudential
       ALLOCA-  Portfolio: seeks to obtain the          Investments LLC
        TION/   highest potential total return
       BALANCED consistent with the specified level
                of risk tolerance. The Portfolio may
                invest in any other Portfolio of the
                Fund (other than another SP Asset
                Allocation Portfolio), and the AST
                Marsico Capital Growth Portfolio of
                Advanced Series Trust (AST) (the
                Underlying Portfolios). The Portfolio
                will invest in equity and
                fixed-income Underlying Portfolios.
       -----------------------------------------------------------------

 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued


       ------------------------------------------------------------------
        STYLE/     INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
         TYPE                                              ADVISOR/
                                                          SUB-ADVISOR
       ------------------------------------------------------------------
        ASSET   SP Conservative Asset Allocation           Prudential
       ALLOCA-  Portfolio: seeks to obtain the          Investments LLC
        TION/   highest potential total return
       BALANCED consistent with the specified level
                of risk tolerance. The Portfolio may
                invest in any other Portfolio of the
                Fund (other than another SP Asset
                Allocation Portfolio), and the AST
                Marsico Capital Growth Portfolio of
                Advanced Series Trust (AST) (the
                Underlying Portfolios). Under normal
                circumstances, the Portfolio
                generally will focus on fixed-income
                Underlying Portfolios but will also
                invest in equity Underlying
                Portfolios.
       ------------------------------------------------------------------
        ASSET   SP Growth Asset Allocation Portfolio:      Prudential
       ALLOCA-  seeks to obtain the highest potential   Investments LLC
        TION/   total return consistent with the
       BALANCED specified level of risk tolerance.
                The Portfolio may invest in any other
                Portfolio of the Fund (other than
                another SP Asset Allocation
                Portfolio), and the AST Marsico
                Capital Growth Portfolio of Advanced
                Series Trust (AST) (the Underlying
                Portfolios). Under normal
                circumstances, the Portfolio
                generally will focus on equity
                Underlying Portfolios but will also
                invest in fixed-income Underlying
                Portfolios.
       ------------------------------------------------------------------
        LARGE   SP AIM Core Equity Portfolio: seeks      A I M Capital
         CAP    long-term growth of capital. The        Management, Inc.
        BLEND   Portfolio normally invests at least
                80% of investable assets in equity
                securities, including convertible
                securities of established companies
                that have long-term above-average
                growth in earnings and growth
                companies that the subadviser
                believes have the potential for
                above-average growth in earnings.
       ------------------------------------------------------------------
        LARGE   SP Davis Value Portfolio: seeks          Davis Selected
         CAP    growth of capital. The Portfolio         Advisers, L.P.
        VALUE   invests primarily in common stocks of
                U.S. companies with market
                capitalizations within the market
                capitalization range of the Russell
                1000 Value Index. It may also invest
                in stocks of foreign companies and
                U.S. companies with smaller
                capitalizations. The subadviser
                attempts to select common stocks of
                businesses that possess
                characteristics that the subadviser
                believe foster the creation of
                long-term value, such as proven
                management, a durable franchise and
                business model, and sustainable
                competitive advantages. The
                subadviser aims to invest in such
                businesses when they are trading at a
                discount to their intrinsic worth.
                There is a risk that "value" stocks
                can perform differently from the
                market as a whole and other types of
                stocks and can continue to be
                undervalued by the markets for long
                periods of time.
       ------------------------------------------------------------------
        INTER   SP International Value Portfolio           LSV Asset
       NATIONAL (formerly SP LSV International Value      Management,
        EQUITY  Portfolio): seeks capital growth. The      Thornburg
                Portfolio normally invests at least        Investment
                65% of the Portfolio's investable       Management, Inc.
                assets (net assets plus borrowings
                made for investment purposes) in the
                equity securities of companies in
                developed countries outside the
                United States that are represented in
                the MSCI EAFE Index.
       ------------------------------------------------------------------
       MID CAP  SP Mid Cap Growth Portfolio: seeks      Calamos Advisors
        GROWTH  long-term growth of capital. The              LLC
                Portfolio normally invests at least
                80% of investable assets in common
                stocks and related securities, such
                as preferred stocks, convertible
                securities and depositary receipts
                for those securities. These
                securities typically are of medium
                market capitalizations, which the
                subadviser believes have
                above-average growth potential. The
                Portfolio generally defines medium
                market capitalization companies as
                those companies with market
                capitalizations within the market
                capitalization range of the Russell
                Mid Cap Growth Index. The Portfolio's
                investments may include securities
                listed on a securities exchange or
                traded in the over-the-counter
                markets. The subadviser uses a
                bottom-up and top-down analysis in
                managing the Portfolio. This means
                that securities are selected based
                upon fundamental analysis, as well as
                a top-down approach to
                diversification by industry and
                company, and by paying attention to
                macro-level investment themes. The
                Portfolio may invest in foreign
                securities (including emerging
                markets securities).
       ------------------------------------------------------------------
        FIXED   SP PIMCO High Yield Portfolio: seeks   Pacific Investment
        INCOME  to maximize total return consistent        Management
                with preservation of capital and          Company LLC
                prudent investment management. The          (PIMCO)
                Portfolio will invest in a
                diversified portfolio of fixed-income
                investment instruments of varying
                maturities. The average portfolio
                duration of the Portfolio generally
                will vary within a two- to six-year
                time frame based on the Sub-advisor's
                forecast for interest rates.
       ------------------------------------------------------------------

       -----------------------------------------------------------------
       STYLE/     INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
        TYPE                                              ADVISOR/
                                                         SUB-ADVISOR
       -----------------------------------------------------------------
        FIXED  SP PIMCO Total Return Portfolio:       Pacific Investment
       INCOME  seeks to maximize total return             Management
               consistent with preservation of           Company LLC
               capital and prudent investment              (PIMCO)
               management. The Portfolio will invest
               in a diversified portfolio of
               fixed-income investment instruments
               of varying maturities. The average
               portfolio duration of the Portfolio
               generally will vary within a three-
               to six-year time frame based on the
               Sub-advisor's forecast for interest
               rates.
       -----------------------------------------------------------------
       MID CAP SP Prudential U.S. Emerging Growth          Jennison
       GROWTH  Portfolio: seeks long-term capital       Associates LLC
               appreciation. The Portfolio normally
               invests at least 80% of investable
               assets in equity securities of small
               and medium sized U.S. companies that
               the subadviser believes have the
               potential for above-average earnings
               growth. The subadviser seeks to
               invest in companies that it believes
               are poised to benefit from an
               acceleration of growth or an
               inflection point in a company's
               growth rate that is not currently
               reflected in the stock price. The
               team uses a research-intensive
               approach based on internally
               generated fundamental research.
       -----------------------------------------------------------------
        SMALL  SP Small Cap Growth Portfolio: seeks      Eagle Asset
         CAP   long-term capital growth. The             Management/
       GROWTH  Portfolio pursues its objective by      Neuberger Berman
               primarily investing in the common       Management, Inc.
               stocks of small-capitalization
               companies, which is defined as a
               company with a market capitalization,
               at the time of purchase, no larger
               than the largest capitalized company
               included in the Russell 2000 Index
               during the most recent 11-month
               period (based on month-end data) plus
               the most recent data during the
               current month.
       -----------------------------------------------------------------
        SMALL  SP Small-Cap Value Portfolio: seeks      Goldman Sachs
         CAP   long-term capital growth. The                Asset
        VALUE  Portfolio normally invests at least    Management, L.P.;
               80% its net assets plus borrowings        ClearBridge
               for investment purposes in the equity    Advisors, LLC
               securities of small capitalization
               companies. The Portfolio focuses on
               equity securities that are believed
               to be undervalued in the marketplace.
       -----------------------------------------------------------------
        LARGE  SP Strategic Partners Focused Growth   AllianceBernstein
         CAP   Portfolio: seeks long-term growth of     L.P.; Jennison
       GROWTH  capital. The Portfolio normally          Associates LLC
               invests at least 65% of total assets
               in equity-related securities of U.S.
               companies that the subadvisers
               believe to have strong capital
               appreciation potential. The
               Portfolio's strategy is to combine
               the efforts of two subadvisers and to
               invest in the favorite stock
               selection ideas of three portfolio
               managers (two of whom invest as a
               team). Each investment Sub-adviser to
               the Portfolio utilizes a growth
               style: Jennison selects approximately
               20 securities and AllianceBernstein
               selects approximately 30 securities.
               The portfolio managers build a
               portfolio with stocks in which they
               have the highest confidence and may
               invest more than 5% of the
               Portfolio's assets in any one issuer.
               The Portfolio is nondiversified,
               meaning it can invest a relatively
               high percentage of its assets in a
               small number of issuers. Investing in
               a nondiversified portfolio,
               particularly a portfolio investing in
               approximately 50 equity-related
               securities, involves greater risk
               than investing in a diversified
               portfolio because a loss resulting
               from the decline in the value of one
               security may represent a greater
               portion of the total assets of a
               nondiversified portfolio.
       -----------------------------------------------------------------
        LARGE  Stock Index Portfolio: seeks              Quantitative
         CAP   investment results that generally          Management
        BLEND  correspond to the performance of         Associates LLC
               publicly-traded common stocks. With
               the price and yield performance of
               the Standard & Poor's 500 Composite
               Stock Price Index (S&P 500) as the
               benchmark, the Portfolio normally
               invests at least 80% of investable
               assets in S&P 500 stocks. The S&P 500
               represents more than 70% of the total
               market value of all publicly-traded
               common stocks and is widely viewed as
               representative of publicly-traded
               common stocks as a whole. The
               Portfolio is not "managed" in the
               traditional sense of using market and
               economic analyses to select stocks.
               Rather, the portfolio manager
               purchases stocks in proportion to
               their weighting in the S&P 500.
       -----------------------------------------------------------------
        LARGE  SP T. Rowe Price Large-Cap Growth        T. Rowe Price
         CAP   Portfolio: seeks long-term capital      Associates, Inc.
       GROWTH  growth. Under normal circumstances,
               the Portfolio invests at least 80% of
               its net assets plus borrowings for
               investment purposes in the equity
               securities of large-cap companies.
               The Sub-adviser generally looks for
               companies with an above-average rate
               of earnings and cash flow growth and
               a lucrative niche in the economy that
               gives them the ability to sustain
               earnings momentum even during times
               of slow economic growth.
       -----------------------------------------------------------------

 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued


       -----------------------------------------------------------------
        STYLE/     INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
         TYPE                                              ADVISOR/
                                                          SUB-ADVISOR
       -----------------------------------------------------------------
        INTER-  SP International Growth Portfolio       Marsico Capital
       NATIONAL (formerly, SP William Blair            Management, LLC;
        EQUITY  International Growth Portfolio):        William Blair &
                seeks long-term capital appreciation.    Company, LLC.
                The Portfolio invests primarily in
                equity-related securities of foreign
                issuers. The Portfolio invests
                primarily in the common stock of
                large and medium-sized foreign
                companies, although it may also
                invest in companies of all sizes.
                Under normal circumstances, the
                Portfolio invests at least 65% of its
                total assets in common stock of
                foreign companies operating or based
                in at least five different countries,
                which may include countries with
                emerging markets. The Portfolio looks
                primarily for stocks of companies
                whose earnings are growing at a
                faster rate than other companies or
                which offer attractive growth
                potential.
       -----------------------------------------------------------------
                        ADVANCED SERIES TRUST
       -----------------------------------------------------------------
        ASSET   AST Advanced Strategies Portfolio:         LSV Asset
        ALLOCA  seeks a high level of absolute            Management;
        TION/   return. The Portfolio invests           Marsico Capital
       BALANCED primarily in a diversified portfolio      Management,
                of equity and fixed income securities    LLC; Pacific
                across different investment               Investment
                categories and investment managers.       Management
                The Portfolio pursues a combination       Company LLC
                of traditional and non-traditional         (PIMCO);
                investment strategies.                   T. Rowe Price
                                                       Associates, Inc.;
                                                        William Blair &
                                                        Company, L.L.C.
       -----------------------------------------------------------------
        ASSET   AST Aggressive Asset Allocation               AST
        ALLOCA  Portfolio: seeks the highest              Investment
        TION/   potential total return consistent       Services, Inc./
       BALANCED with its specified level of risk          Prudential
                tolerance. The Portfolio will invest    Investments LLC
                its assets in several other Advanced
                Series Trust Portfolios. Under normal
                market conditions, the Portfolio will
                devote between 92.5% to 100% of its
                net assets to underlying portfolios
                investing primarily in equity
                securities, and 0% to 7.5% of its net
                assets to underlying portfolios
                investing primarily in debt
                securities and money market
                instruments.
       -----------------------------------------------------------------
        LARGE   AST AllianceBernstein Core Value       AllianceBernstein
         CAP    Portfolio: seeks long-term capital           L.P.
        VALUE   growth by investing primarily in
                common stocks. The Sub-advisor
                expects that the majority of the
                Portfolio's assets will be invested
                in the common stocks of large
                companies that appear to be
                undervalued. Among other things, the
                Portfolio seeks to identify
                compelling buying opportunities
                created when companies are
                undervalued on the basis of investor
                reactions to near-term problems or
                circumstances even though their
                long-term prospects remain sound. The
                Sub-advisor seeks to identify
                individual companies with earnings
                growth potential that may not be
                recognized by the market at large.
       -----------------------------------------------------------------
        LARGE   AST AllianceBernstein Growth & Income  AllianceBernstein
         CAP    Portfolio: seeks long-term growth of         L.P.
        VALUE   capital and income while attempting
                to avoid excessive fluctuations in
                market value. The Portfolio normally
                will invest in common stocks (and
                securities convertible into common
                stocks). The Sub-advisor will take a
                value-oriented approach, in that it
                will try to keep the Portfolio's
                assets invested in securities that
                are selling at reasonable valuations
                in relation to their fundamental
                business prospects. The stocks that
                the Portfolio will normally invest in
                are those of seasoned companies.
       -----------------------------------------------------------------
        LARGE   AST AllianceBernstein Managed Index    AllianceBernstein
         CAP    500 Portfolio: seeks to outperform           L.P.
        BLEND   the Standard & Poor's 500 Composite
                Stock Price Index (the "S&P 500")
                through stock selection resulting in
                different weightings of common stocks
                relative to the index. The Portfolio
                will invest, under normal
                circumstances, at least 80% of its
                net assets in securities included in
                the S&P(R) 500.
       -----------------------------------------------------------------

       -----------------------------------------------------------------
        STYLE/      INVESTMENT OBJECTIVES/POLICIES         PORTFOLIO
         TYPE                                              ADVISOR/
                                                          SUB-ADVISOR
       -----------------------------------------------------------------
         LARGE   AST American Century Income & Growth   American Century
          CAP    Portfolio: seeks capital growth with      Investment
         VALUE   current income as a secondary          Management, Inc.
                 objective. The Portfolio invests
                 primarily in common stocks that offer
                 potential for capital growth, and
                 may, consistent with its investment
                 objective, invest in stocks that
                 offer potential for current income.
                 The Sub-advisor utilizes a
                 quantitative management technique
                 with a goal of building an equity
                 portfolio that provides better
                 returns than the S&P 500 Index
                 without taking on significant
                 additional risk and while attempting
                 to create a dividend yield that will
                 be greater than the S&P 500 Index.
       -----------------------------------------------------------------
         ASSET   AST American Century Strategic         American Century
        ALLOCA   Allocation Portfolio (formerly known      Investment
         TION/   as AST American Century Strategic      Management, Inc.
       BALANCED  Balanced Portfolio): seeks capital
                 growth and current income. The
                 Sub-advisor intends to maintain
                 approximately 60% of the Portfolio's
                 assets in equity securities and the
                 remainder in bonds and other fixed
                 income securities. Both the
                 Portfolio's equity and fixed income
                 investments will fluctuate in value.
                 The equity securities will fluctuate
                 depending on the performance of the
                 companies that issued them, general
                 market and economic conditions, and
                 investor confidence. The fixed income
                 investments will be affected
                 primarily by rising or falling
                 interest rates and the credit quality
                 of the issuers.
       -----------------------------------------------------------------
         ASSET   AST Balanced Asset Allocation                AST
        ALLOCA   Portfolio: seeks the highest              Investment
         TION/   potential total return consistent      Services, Inc./
       BALANCED  with its specified level of risk          Prudential
                 tolerance. The Portfolio will invest   Investments LLC
                 its assets in several other Advanced
                 Series Trust Portfolios. Under normal
                 market conditions, the Portfolio will
                 devote between 57.5% to 72.5% of its
                 net assets to underlying portfolios
                 investing primarily in equity
                 securities, and 27.5% to 42.5% of its
                 net assets to underlying portfolios
                 investing primarily in debt
                 securities and money market
                 instruments.
       -----------------------------------------------------------------
         ASSET   AST Capital Growth Asset Allocation          AST
        ALLOCA   Portfolio: seeks the highest              Investment
         TION/   potential total return consistent      Services, Inc./
       BALANCED  with its specified level of risk          Prudential
                 tolerance. The Portfolio will invest   Investments LLC
                 its assets in several other Advanced
                 Series Trust Portfolios. Under normal
                 market conditions, the Portfolio will
                 devote between 72.5% to 87.5% of its
                 net assets to underlying portfolios
                 investing primarily in equity
                 securities, and 12.5% to 27.5% of its
                 net assets to underlying portfolios
                 investing primarily in debt
                 securities and money market
                 instruments.
       -----------------------------------------------------------------
       SPECIALTY AST Cohen & Steers Realty Portfolio:    Cohen & Steers
                 seeks to maximize total return             Capital
                 through investment in real estate      Management, Inc.
                 securities. The Portfolio pursues its
                 investment objective by investing,
                 under normal circumstances, at least
                 80% of its net assets in securities
                 of real estate issuers. Under normal
                 circumstances, the Portfolio will
                 invest substantially all of its
                 assets in the equity securities of
                 real estate companies, i.e., a
                 company that derives at least 50% of
                 its revenues from the ownership,
                 construction, financing, management
                 or sale of real estate or that has at
                 least 50% of its assets in real
                 estate. Real estate companies may
                 include real estate investment trusts
                 or REITs.
       -----------------------------------------------------------------
         ASSET   AST Conservative Asset Allocation            AST
        ALLOCA   Portfolio: seeks the highest              Investment
         TION/   potential total return consistent      Services, Inc./
       BALANCED  with its specified level of risk          Prudential
                 tolerance. The Portfolio will invest   Investments LLC
                 its assets in several other Advanced
                 Series Trust Portfolios. Under normal
                 market conditions, the Portfolio will
                 devote between 47.5% to 62.5% of its
                 net assets to underlying portfolios
                 investing primarily in equity
                 securities, and 37.5% to 52.5% of its
                 net assets to underlying portfolios
                 investing primarily in debt
                 securities and money market
                 instruments.
       -----------------------------------------------------------------
         LARGE   AST DeAM Large-Cap Value Portfolio:        Deutsche
          CAP    seeks maximum growth of capital by        Investment
         VALUE   investing primarily in the value          Management
                 stocks of larger companies. The         Americas, Inc.
                 Portfolio pursues its objective,
                 under normal market conditions, by
                 primarily investing at least 80% of
                 the value of its assets in the equity
                 securities of large-sized companies
                 included in the Russell 1000(R) Value
                 Index. The Sub-advisor employs an
                 investment strategy designed to
                 maintain a portfolio of equity
                 securities which approximates the
                 market risk of those stocks included
                 in the Russell 1000(R) Value Index,
                 but which attempts to outperform the
                 Russell 1000(R) Value Index through
                 active stock selection.
       -----------------------------------------------------------------

 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued


        ----------------------------------------------------------------
         STYLE/     INVESTMENT OBJECTIVES/POLICIES         PORTFOLIO
          TYPE                                             ADVISOR/
                                                          SUB-ADVISOR
        ----------------------------------------------------------------
         SMALL   AST Neuberger Berman Small-Cap Growth  Neuberger Berman
          CAP    Portfolio (formerly known as AST DeAM  Management Inc.
         GROWTH  Small-Cap Growth Portfolio): seeks
                 maximum growth of investors' capital
                 from a portfolio of growth stocks of
                 smaller companies. The Portfolio
                 pursues its objective, under normal
                 circumstances, by primarily investing
                 at least 80% of its total assets in
                 the equity securities of small-sized
                 companies included in the Russell
                 2000 Growth(R) Index.
        ----------------------------------------------------------------
         SMALL   AST DeAM Small-Cap Value Portfolio:        Deutsche
          CAP    seeks maximum growth of investors'        Investment
         VALUE   capital by investing primarily in the     Management
                 value stocks of smaller companies.      Americas, Inc.
                 The Portfolio pursues its objective,
                 under normal market conditions, by
                 primarily investing at least 80% of
                 its total assets in the equity
                 securities of small-sized companies
                 included in the Russell 2000(R) Value
                 Index. The Sub-advisor employs an
                 investment strategy designed to
                 maintain a portfolio of equity
                 securities which approximates the
                 market risk of those stocks included
                 in the Russell 2000(R) Value Index,
                 but which attempts to outperform the
                 Russell 2000(R) Value Index.
        ----------------------------------------------------------------
         SMALL   AST Federated Aggressive Growth        Federated Equity
          CAP    Portfolio: seeks capital growth. The      Management
         GROWTH  Portfolio pursues its investment          Company of
                 objective by investing primarily in     Pennsylvania/
                 the stocks of small companies that     Federated Global
                 are traded on national security           Investment
                 exchanges, NASDAQ stock exchange and      Management
                 the over-the-counter-market. Small     Corp.; Federated
                 companies will be defined as               MDTA LLC
                 companies with market capitalizations
                 similar to companies in the Russell
                 2000 Growth Index.
        ----------------------------------------------------------------
         ASSET   AST First Trust Balanced Target          First Trust
        ALLOCA-  Portfolio: seeks long-term capital      Advisors L.P.
         TION/   growth balanced by current income.
        BALANCED The Portfolio seeks to achieve its
                 objective by investing approximately
                 65% in common stocks and 35% in fixed
                 income securities. The Portfolio
                 allocates the equity portion of the
                 portfolio across five uniquely
                 specialized strategies - the Dow/SM/
                 Target Dividend, the Value Line(R)
                 Target 25, the Global Dividend Target
                 15, the NYSE(R) International Target
                 25, and the Target Small Cap. Each
                 strategy employs a quantitative
                 approach by screening common stocks
                 for certain attributes and/or using a
                 multi-factor scoring system to select
                 the common stocks. The fixed income
                 allocation is determined by the Dow
                 Jones Income strategy which utilizes
                 certain screens to select bonds from
                 the Dow Jones Corporate Bond Index or
                 like-bonds not in the index.
        ----------------------------------------------------------------
         ASSET   AST First Trust Capital Appreciation     First Trust
        ALLOCA-  Target Portfolio: seeks long-term       Advisors L.P.
         TION/   growth of capital. The Portfolio
        BALANCED seeks to achieve its objective by
                 investing approximately 80% in common
                 stocks and 20% in fixed income
                 securities. The portfolio allocates
                 the equity portion of the portfolio
                 across five uniquely specialized
                 strategies - the Value Line(R) Target
                 25, the Global Dividend Target 15,
                 the Target Small Cap, the Nasdaq(R)
                 Target 15, and the NYSE(R)
                 International Target 25. Each
                 strategy employs a quantitative
                 approach by screening common stocks
                 for certain attributes and/or using a
                 multi-factor scoring system to select
                 the common stocks. The fixed income
                 allocation is determined by the Dow
                 Jones Income strategy utilizes
                 certain screens to select bonds from
                 the Dow Jones Corporate Bond Index or
                 like-bonds not in the index.
        ----------------------------------------------------------------
         ASSET   AST UBS Dynamic Alpha Portfolio        UBS Global Asset
        ALLOCA-  (formerly known as AST Global             Management
         TION/   Allocation Portfolio): seeks to        (Americas) Inc.
        BALANCED maximize total return, consisting of
                 capital appreciation and current
                 income. The Portfolio invests in
                 securities and financial instruments
                 to gain exposure to global equity,
                 global fixed income and cash
                 equivalent markets, including global
                 currencies. The Portfolio may invest
                 in equity and fixed income securities
                 of issuers located within and outside
                 the United States or in open-end
                 investment companies advised by UBS
                 Global Asset Management (Americas)
                 Inc., the Portfolio's Sub-Advisor, to
                 gain exposure to certain global
                 equity and global fixed income
                 markets.
        ----------------------------------------------------------------

       ------------------------------------------------------------------
        STYLE/     INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
         TYPE                                              ADVISOR/
                                                          SUB-ADVISOR
       ------------------------------------------------------------------
        LARGE   AST Goldman Sachs Concentrated Growth    Goldman Sachs
         CAP    Portfolio: seeks growth of capital in        Asset
        GROWTH  a manner consistent with the            Management, L.P.
                preservation of capital. Realization
                of income is not a significant
                investment consideration and any
                income realized on the Portfolio's
                investments, therefore, will be
                incidental to the Portfolio's
                objective. The Portfolio will pursue
                its objective by investing primarily
                in equity securities of companies
                that the Sub-advisor believes have
                the potential to achieve capital
                appreciation over the long-term. The
                Portfolio seeks to achieve its
                investment objective by investing,
                under normal circumstances, in
                approximately 30 - 45 companies that
                are considered by the Sub-advisor to
                be positioned for long-term growth.
       ------------------------------------------------------------------
       MID CAP  AST Goldman Sachs Mid-Cap Growth         Goldman Sachs
        GROWTH  Portfolio: seeks long-term capital           Asset
                growth. The Portfolio pursues its       Management, L.P.
                investment objective, by investing
                primarily in equity securities
                selected for their growth potential,
                and normally invests at least 80% of
                the value of its assets in medium
                capitalization companies. For
                purposes of the Portfolio,
                medium-sized companies are those
                whose market capitalizations
                (measured at the time of investment)
                fall within the range of companies in
                the Russell Mid Cap Growth Index. The
                Sub-advisor seeks to identify
                individual companies with earnings
                growth potential that may not be
                recognized by the market at large.
       ------------------------------------------------------------------
        FIXED   AST High Yield Portfolio: seeks a      Pacific Investment
        INCOME  high level of current income and may       Management
                also consider the potential for           Company LLC
                capital appreciation. The Portfolio         (PIMCO)
                invests, under normal circumstances,
                at least 80% of its net assets plus
                any borrowings for investment
                purposes (measured at time of
                purchase) in high yield, fixed-income
                securities that, at the time of
                purchase, are non-investment grade
                securities. Such securities are
                commonly referred to as "junk bonds".
       ------------------------------------------------------------------
        INTER-  AST JPMorgan International Equity         J.P. Morgan
       NATIONAL Portfolio: seeks long-term capital         Investment
        EQUITY  growth by investing in a diversified    Management Inc.
                portfolio of international equity
                securities. The Portfolio seeks to
                meet its objective by investing,
                under normal market conditions, at
                least 80% of its assets in a
                diversified portfolio of equity
                securities of companies located or
                operating in developed non-U.S.
                countries and emerging markets of the
                world. The equity securities will
                ordinarily be traded on a recognized
                foreign securities exchange or traded
                in a foreign over-the-counter market
                in the country where the issuer is
                principally based, but may also be
                traded in other countries including
                the United States.
       ------------------------------------------------------------------
        LARGE   AST Large-Cap Value Portfolio: seeks      Dreman Value
         CAP    current income and long-term growth     Management LLC,
        VALUE   of income, as well as capital             Hotchkis and
                appreciation. The Portfolio invests,     Wiley Capital
                under normal circumstances, at least    Management LLC;
                80% of its net assets in common           J.P. Morgan
                stocks of large cap U.S. companies.        Investment
                The Portfolio focuses on common         Management, Inc.
                stocks that have a high cash dividend
                or payout yield relative to the
                market or that possess relative value
                within sectors.
       ------------------------------------------------------------------
        FIXED   AST Lord Abbett Bond-Debenture           Lord, Abbett &
        INCOME  Portfolio: seeks high current income        Co. LLC
                and the opportunity for capital
                appreciation to produce a high total
                return. To pursue its objective, the
                Portfolio will invest, under normal
                circumstances, at least 80% of the
                value of its assets in fixed income
                securities and normally invests
                primarily in high yield and
                investment grade debt securities,
                securities convertible into common
                stock and preferred stocks. The
                Portfolio may find good value in high
                yield securities, sometimes called
                "lower-rated bonds" or "junk bonds,"
                and frequently may have more than
                half of its assets invested in those
                securities. At least 20% of the
                Portfolio's assets must be invested
                in any combination of investment
                grade debt securities, U.S.
                Government securities and cash
                equivalents. The Portfolio may also
                make significant investments in
                mortgage-backed securities. Although
                the Portfolio expects to maintain a
                weighted average maturity in the
                range of five to twelve years, there
                are no restrictions on the overall
                Portfolio or on individual
                securities. The Portfolio may invest
                up to 20% of its net assets in equity
                securities.
       ------------------------------------------------------------------

 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued


       ------------------------------------------------------------------
        STYLE/     INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
         TYPE                                              ADVISOR/
                                                          SUB-ADVISOR
       ------------------------------------------------------------------
        LARGE   AST Marsico Capital Growth Portfolio:   Marsico Capital
         CAP    seeks capital growth. Income            Management, LLC
        GROWTH  realization is not an investment
                objective and any income realized on
                the Portfolio's investments,
                therefore, will be incidental to the
                Portfolio's objective. The Portfolio
                will pursue its objective by
                investing primarily in common stocks
                of larger, more established
                companies. In selecting investments
                for the Portfolio, the Sub-advisor
                uses an approach that combines "top
                down" economic analysis with "bottom
                up" stock selection. The "top down"
                approach identifies sectors,
                industries and companies that may
                benefit from the trends the
                Sub-advisor has observed. The
                Sub-advisor then looks for individual
                companies with earnings growth
                potential that may not be recognized
                by the market at large, utilizing a
                "bottom up" stock selection process.
                The Portfolio will normally hold a
                core position of between 35 and 50
                common stocks. The Portfolio may hold
                a limited number of additional common
                stocks at times when the Portfolio
                manager is accumulating new
                positions, phasing out existing or
                responding to exceptional market
                conditions.
       ------------------------------------------------------------------
        INTER-  AST MFS Global Equity Portfolio:         Massachusetts
       NATIONAL seeks capital growth. Under normal     Financial Services
        EQUITY  circumstances the Portfolio invests         Company
                at least 80% of its assets in equity
                securities of U.S. and foreign
                issuers (including issuers in
                developing countries). While the
                portfolio may invest its assets in
                companies of any size, the Portfolio
                generally focuses on companies with
                large capitalizations.
       ------------------------------------------------------------------
        LARGE   AST MFS Growth Portfolio: seeks          Massachusetts
         CAP    long-term capital growth and future    Financial Services
        GROWTH  income. Under normal market                 Company
                conditions, the Portfolio invests at
                least 80% of its total assets in
                common stocks and related securities,
                such as preferred stocks, convertible
                securities and depositary receipts,
                of companies. The Sub-advisor focuses
                on investing the Portfolio's assets
                in the stock of companies it believes
                to have above average earnings growth
                potential compared to other companies
                (growth companies). The Portfolio may
                invest up to 35% of its net assets in
                foreign securities.
       ------------------------------------------------------------------
       MID CAP  AST Mid Cap Value Portfolio: seeks to       EARNEST
        VALUE   provide capital growth by investing      Partners LLC/
                primarily in mid-capitalization          WEDGE Capital
                stocks that appear to be undervalued.   Management, LLP
                The Portfolio has a non-fundamental
                policy to invest, under normal
                circumstances, at least 80% of the
                value of its net assets in
                mid-capitalization companies.
       ------------------------------------------------------------------
       MID CAP  AST Neuberger Berman Mid-Cap Growth     Neuberger Berman
        GROWTH  Portfolio: seeks capital growth.        Management Inc.
                Under normal market conditions, the
                Portfolio primarily invests at least
                80% of its net assets in the common
                stocks of mid-cap companies. The
                Sub-adviser looks for fast-growing
                companies that are in new or rapidly
                evolving industries.
       ------------------------------------------------------------------
       MID CAP  AST Neuberger Berman Mid-Cap Value      Neuberger Berman
        VALUE   Portfolio: seeks capital growth.        Management Inc.
                Under normal market conditions, the
                Portfolio primarily invests at least
                80% of its net assets in the common
                stocks of mid-cap companies. For
                purposes of the Portfolio, companies
                with equity market capitalizations
                that fall within the range of the
                Russell Midcap(R) Index at the time
                of investment are considered mid-cap
                companies. Some of the Portfolio's
                assets may be invested in the
                securities of large-cap companies as
                well as in small-cap companies. Under
                the Portfolio's value-oriented
                investment approach, the Sub-advisor
                looks for well-managed companies
                whose stock prices are undervalued
                and that may rise in price before
                other investors realize their worth.
       ------------------------------------------------------------------
        FIXED   AST PIMCO Limited Maturity Bond        Pacific Investment
        INCOME  Portfolio: seeks to maximize total         Management
                return consistent with preservation       Company LLC
                of capital and prudent investment           (PIMCO)
                management. The Portfolio will invest
                in a diversified portfolio of
                fixed-income investment instruments
                of varying maturities. The average
                portfolio duration of the Portfolio
                generally will vary within a one- to
                three-year time frame based on the
                Sub-advisor's forecast for interest
                rates.
       ------------------------------------------------------------------
        ASSET   AST Preservation Asset Allocation             AST
       ALLOCA-  Portfolio: seeks the highest               Investment
        TION/   potential total return consistent       Services, Inc./
       BALANCED with its specified level of risk           Prudential
                tolerance. The Portfolio will invest    Investments LLC
                its assets in several other Advanced
                Series Trust Portfolios. Under normal
                market conditions, the Portfolio will
                devote between 27.5% to 42.5% of its
                net assets to underlying portfolios
                investing primarily in equity
                securities, and 57.5% to 72.5% of its
                net assets to underlying portfolios
                investing primarily in debt
                securities and money market
                instruments.
       ------------------------------------------------------------------

      --------------------------------------------------------------------
       STYLE/      INVESTMENT OBJECTIVES/POLICIES           PORTFOLIO
        TYPE                                                ADVISOR/
                                                           SUB-ADVISOR
      --------------------------------------------------------------------
        SMALL   AST Small-Cap Value Portfolio: seeks       ClearBridge
         CAP    to provide long-term capital growth      Advisors, LLC;
        VALUE   by investing primarily in                 Dreman Value
                small-capitalization stocks that         Management LLC;
                appear to be undervalued. The              J.P. Morgan
                Portfolio will have a non-fundamental      Investment
                policy to invest, under normal          Management, Inc.;
                circumstances, at least 80% of the         Lee Munder
                value of its net assets in small        Investments, Ltd
                capitalization stocks. The Portfolio
                will focus on common stocks that
                appear to be undervalued.
      --------------------------------------------------------------------
        ASSET   AST T. Rowe Price Asset Allocation        T. Rowe Price
       ALLOCA-  Portfolio: seeks a high level of        Associates, Inc.
        TION/   total return by investing primarily
      BALANCED  in a diversified portfolio of fixed
                income and equity securities. The
                Portfolio normally invests
                approximately 60% of its total assets
                in equity securities and 40% in fixed
                income securities. This mix may vary
                depending on the sub-advisor's
                outlook for the markets. The
                Sub-advisor concentrates common stock
                investments in larger, more
                established companies, but the
                Portfolio may include small and
                medium-sized companies with good
                growth prospects. The fixed income
                portion of the Portfolio will be
                allocated among investment grade
                securities, high yield or "junk"
                bonds, emerging market securities,
                foreign high quality debt securities
                and cash reserves.
      --------------------------------------------------------------------
        FIXED   AST T. Rowe Price Global Bond             T. Rowe Price
       INCOME   Portfolio: seeks to provide high       International, Inc.
                current income and capital growth by
                investing in high-quality foreign and
                U.S. dollar-denominated bonds. The
                Portfolio will invest at least 80% of
                its total assets in fixed income
                securities, including high quality
                bonds issued or guaranteed by U.S. or
                foreign governments or their agencies
                and by foreign authorities, provinces
                and municipalities as well as
                investment grade corporate bonds and
                mortgage and asset-backed securities
                of U.S. and foreign issuers. The
                Portfolio generally invests in
                countries where the combination of
                fixed-income returns and currency
                exchange rates appears attractive,
                or, if the currency trend is
                unfavorable, where the Sub-advisor
                believes that the currency risk can
                be minimized through hedging. The
                Portfolio may also invest up to 20%
                of its assets in the aggregate in
                below investment-grade, high-risk
                bonds ("junk bonds"). In addition,
                the Portfolio may invest up to 30% of
                its assets in mortgage-related
                (including derivatives, such as
                collateralized mortgage obligations
                and stripped mortgage securities) and
                asset-backed securities.
      --------------------------------------------------------------------
      SPECIALTY AST T. Rowe Price Natural Resources       T. Rowe Price
                Portfolio: seeks long-term capital      Associates, Inc.
                growth primarily through the common
                stocks of companies that own or
                develop natural resources (such as
                energy products, precious metals and
                forest products) and other basic
                commodities. The Portfolio normally
                invests primarily (at least 80% of
                its total assets) in the common
                stocks of natural resource companies.
                The Portfolio looks for companies
                that have the ability to expand
                production, to maintain superior
                exploration programs and production
                facilities, and the potential to
                accumulate new resources. At least
                50% of Portfolio assets will be
                invested in U.S. securities, up to
                50% of total assets also may be
                invested in foreign securities.
      --------------------------------------------------------------------
                  GARTMORE VARIABLE INSURANCE TRUST
      --------------------------------------------------------------------
       INTER-   GVIT Developing Markets: seeks           NWD Management
      NATIONAL  long-term capital appreciation, under   & Research Trust/
       EQUITY   normal conditions by investing at        Gartmore Global
                least 80% of its total assets in            Partners
                stocks of companies of any size based
                in the world's developing economies.
                Under normal market conditions,
                investments are maintained in at
                least six countries at all times and
                no more than 35% of total assets in
                any single one of them.
      --------------------------------------------------------------------
                         JANUS ASPEN SERIES
      --------------------------------------------------------------------
        LARGE   Janus Aspen Series: Large Cap Growth      Janus Capital
         CAP    Portfolio - Service Shares: seeks        Management LLC
       GROWTH   long-term growth of capital in a
                manner consistent with the
                preservation of capital. The
                Portfolio invests at least 80% of its
                net assets plus the amount of any
                borrowings for investment purposes in
                common stocks of large-sized
                companies. Large-sized companies are
                those whose market capitalizations
                fall within the range of companies in
                the Russell 1000 Index at the time of
                purchase.
      --------------------------------------------------------------------

 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE?  continued




 FIXED INTEREST RATE OPTIONS
 If you choose the Contract Without Credit, we offer two fixed interest rate options:

..   a one-year fixed interest rate option, and
..   a dollar cost averaging fixed rate option (DCA Fixed Rate Option).


 When you select one of these options, your payment will earn interest at the established rate for the applicable interest rate period. A new interest rate period is established every time you allocate or transfer money into a fixed interest rate option. (You may not transfer amounts from other investment options into the DCA Fixed Rate Option.) You may have money allocated in more than one interest rate period at the same time. This could result in your money earning interest at different rates and each interest rate period maturing at a different time. While these interest rates may change from time to time, they will not be less than the minimum interest rate dictated by applicable state law. We may offer lower interest rates for Contracts With Credit than for Contracts Without Credit. The interest rates we pay on the fixed interest rate options may be influenced by the asset-based charges assessed against the Separate Account.


 Payments allocated to the fixed interest rate options become part of Pruco Life's general assets.

 ONE-YEAR FIXED INTEREST RATE OPTION
 We set a one year guaranteed annual interest rate for the one-year fixed interest rate option. The one-year fixed interest rate option is not available if you choose the Contract With Credit.

 DOLLAR COST AVERAGING FIXED RATE OPTION
 With the Contract Without Credit, you may allocate all or part of any purchase payment to the DCA Fixed Rate Option. Under this option, you automatically transfer amounts over a stated period (currently, six or twelve months) from the DCA Fixed Rate Option to the variable investment options you select. We will invest the assets you allocate to the DCA Fixed Rate Option in our general account until they are transferred. You may not transfer from other investment options to the DCA Fixed Rate Option.

 If you choose to allocate all or part of a purchase payment to the DCA Fixed Rate Option, the minimum amount of the purchase payment you may allocate is $5,000. The first periodic transfer will occur on the date you allocate your purchase payment to the DCA Fixed Rate Option. Subsequent transfers will occur on the monthly anniversary of the first transfer. Currently, you may choose to have the purchase payment allocated to the DCA Fixed Rate Option transferred to the selected variable investment options in either six or twelve monthly installments, and you may not change that number of monthly installments after you have chosen the DCA Fixed Rate Option. You may allocate to both the six-month and twelve-month options. (In the future, we may make available other numbers of transfers and other transfer schedules--for example, quarterly as well as monthly.)

 If you choose a six-payment transfer schedule, each transfer generally will equal 1/6th of the amount you allocated to the DCA Fixed Rate Option, and if you choose a twelve-payment transfer schedule, each transfer generally will equal 1/12th of the amount you allocated to the DCA Fixed Rate Option. In either case, the final transfer amount generally will also include the credited interest. You may change at any time the variable investment options into which the DCA Fixed Rate Option assets are transferred. Transfers from the DCA Fixed Rate Option do not count toward the maximum number of free transfers allowed under the contract.

 If you make a withdrawal or have a fee assessed from your contract, and all or part of that withdrawal or fee comes out of the DCA Fixed Rate Option, we will recalculate the periodic transfer amount to reflect the change. This recalculation may include some or all of the interest credited to the date of the next scheduled transfer. If a withdrawal or fee assessment reduces the monthly transfer amount below $100, we will transfer the remaining balance in the DCA Fixed Rate Option on the next scheduled transfer date.

 By investing amounts on a regular basis instead of investing the total amount at one time, the DCA Fixed Rate Option may decrease the effect of market fluctuation on the investment of your purchase payment. Of course, dollar cost averaging cannot ensure a profit or protect against loss in a declining market.

 TRANSFERS AMONG OPTIONS
 Subject to certain restrictions, you can transfer money among the variable investment options and, if you have chosen the Contract Without Credit, the fixed interest rate options as well. The minimum transfer amount is the lesser of $250 or the amount in the investment option from which the transfer is to be made.

 In general, you may make your transfer request by telephone, electronically, or otherwise in paper form to the Prudential Annuity Service Center. We have procedures in place to confirm that instructions received by telephone or electronically are genuine. We will not be liable for following unauthorized telephone or electronic instructions that we reasonably believed to be genuine. Your transfer request will take effect at the end of the business day on which it was received in good order by us, or by certain entities that we have specifically designated. Our business day generally closes at 4:00 p.m. Eastern time. Our business day may close earlier, for example if regular trading on the New York Stock Exchange closes early. Transfer requests received after the close of the business day will take effect at the end of the next business day.

 YOU CAN MAKE TRANSFERS OUT OF A FIXED INTEREST RATE OPTION, OTHER THAN THE DCA FIXED RATE OPTION, ONLY DURING THE 30-DAY PERIOD FOLLOWING THE END OF THE ONE YEAR INTEREST RATE PERIOD. TRANSFERS FROM THE DCA FIXED RATE OPTION ARE MADE ON A PERIODIC BASIS FOR THE PERIOD THAT YOU SELECT.


 During the contract accumulation phase, you can make up to 12 transfers each contract year among the investment options, without charge. (As noted in the fee table, we have different transfer rules under the Beneficiary Continuation Option). Currently, we charge $25 for each transfer after the twelfth in a contract year, and we have the right to increase this charge up to $30. (Dollar Cost Averaging and Auto- Rebalancing transfers do not count toward the 12 free transfers per year.)


 For purposes of the 12 free transfers per year that we allow, we will treat multiple transfers that are submitted on the same business day as a single transfer.

 ADDITIONAL TRANSFER RESTRICTIONS
 We limit your ability to transfer among your contract's variable investment options as permitted by applicable law. We impose a yearly restriction on transfers. Specifically, once you have made 20 transfers among the subaccounts during a contract year, we will accept any additional transfer request during that year only if the request is submitted to us in writing with an original signature and otherwise is in good order. For purposes of this transfer restriction, we (i) do not view a facsimile transmission as a "writing",
 (ii) will treat multiple transfer requests submitted on the same business day as a single transfer, and (iii) do not count any transfer that involves one of our systematic programs, such as asset allocation and automated withdrawals.

 Frequent transfers among variable investment options in response to short-term fluctuations in markets, sometimes called "market timing," can make it very difficult for a portfolio manager to manage an underlying mutual fund's investments. Frequent transfers may cause the fund to hold more cash than otherwise necessary, disrupt management strategies, increase transaction costs, or affect performance. For those reasons, the contract was not designed for persons who make programmed, large, or frequent transfers.

 In light of the risks posed to contract owners and other fund investors by frequent transfers, we reserve the right to limit the number of transfers in any contract year for all existing or new contract owners, and to take the other actions discussed below. We also reserve the right to limit the number of transfers in any contract year or to refuse any transfer request for an owner or certain owners if: (a) we believe that excessive transfer activity (as we define it) or a specific transfer request or group of transfer requests may have a detrimental effect on accumulation unit values or the share prices of the underlying mutual funds; or (b) we are informed by a fund (e.g., by the fund's portfolio manager) that the purchase or redemption of fund shares must be restricted because the fund believes the transfer activity to which such purchase and redemption relates would have a detrimental effect on the share prices of the affected fund. Without limiting the above, the most likely scenario where either of the above could occur would be if the aggregate amount of a trade or trades represented a relatively large proportion of the total assets of a particular

 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE?  continued

 underlying mutual fund. In furtherance of our general authority to restrict transfers as described above, and without limiting other actions we may take in the future, we have adopted the following specific restrictions:

..   With respect to each variable investment option (other than the Prudential
    Money Market Portfolio), we track amounts exceeding a certain dollar threshold that were transferred into the option. If you transfer such amount into a particular variable investment option, and within 30 calendar days thereafter transfer (the "Transfer Out") all or a portion of that amount into another variable investment option, then upon the Transfer Out, the former variable investment option becomes restricted (the "Restricted Option"). Specifically, we will not permit subsequent transfers into the Restricted Option for 90 calendar days after the Transfer Out if the Restricted Option invests in a non-international fund, or 180 calendar days after the Transfer Out if the Restricted Option invests in an international fund. For purposes of this rule, we do not (i) count transfers made in connection with one of our systematic programs, such as asset allocation and automated withdrawals and (ii) categorize as a transfer the first transfer that you make after the contract date, if you make that transfer within 30 calendar days after the contract date. Even if an amount becomes restricted under the foregoing rules, you are still free to redeem the amount from your contract at any time.
..   We reserve the right to effect exchanges on a delayed basis for all contracts. That is, we may price an exchange involving a variable investment option on the business day subsequent to the business day on which the exchange request was received. Before implementing such a practice, we would issue a separate written notice to contract owners that explains the practice in detail. In addition, if we do implement a delayed exchange policy, we will apply the policy on a uniform basis to all contracts in the relevant class.
..   The portfolios may have adopted their own policies and procedures with respect to excessive trading of their respective shares, and we reserve the right to enforce these policies and procedures. The prospectuses for the portfolios describe any such policies and procedures, which may be more or less restrictive than the policies and procedures we have adopted. Under SEC rules, we are required to: (1) enter into a written agreement with each portfolio or its principal underwriter that obligates us to provide to the portfolio promptly upon request certain information about the trading activity of individual contract owners, and (2) execute instructions from the portfolio to restrict or prohibit further purchases or transfers by specific contract owners who violate the excessive trading policies established by the portfolio. In addition, you should be aware that some portfolios may receive "omnibus" purchase and redemption orders from other insurance companies or intermediaries such as retirement plans. The omnibus orders reflect the aggregation and netting of multiple orders from individual owners of variable insurance contracts and/or individual retirement plan participants. The omnibus nature of these orders may limit the portfolios in their ability to apply their excessive trading policies and procedures. In addition, the other insurance companies and/or retirement plans may have different policies and procedures or may not have any such policies and procedures because of contractual limitations. For these reasons, we cannot guarantee that the portfolios (and thus contract owners) will not be harmed by transfer activity relating to other insurance companies and/or retirement plans that may invest in the portfolios.

..   A portfolio also may assess a short term trading fee in connection with a transfer out of the variable investment option investing in that portfolio that occurs within a certain number of days following the date of allocation to the variable investment option. Each portfolio determines the amount of the short term trading fee and when the fee is imposed. The fee is retained by or paid to the portfolio and is not retained by us. The fee will be deducted from your Contract Value, to the extent permitted by law. At present, no Portfolio has adopted a short-term trading fee.

..   If we deny one or more transfer requests under the foregoing rules, we will inform you promptly of the circumstances concerning the denial.
..   We will not implement these rules in jurisdictions that have not approved contract language authorizing us to do so, or may implement different rules in certain jurisdictions if required by such jurisdictions. Contract owners in jurisdictions with such limited transfer restrictions, and contract owners who own variable life insurance or variable annuity contracts (regardless of jurisdiction) that do not impose the above-referenced transfer restrictions, might make more numerous and frequent transfers than contract owners who are subject to such limitations. Because contract owners who are not subject to the same transfer restrictions may have the same underlying mutual fund portfolios available to them, unfavorable consequences associated with such frequent trading within the underlying mutual fund (e.g., greater portfolio turnover, higher transaction costs, or performance or tax issues) may affect all contract owners. Apart from jurisdiction-specific and contract differences in transfer restrictions, we will apply these rules uniformly, and will not waive a transfer restriction for any contract owner.

 Although our transfer restrictions are designed to prevent excessive transfers, they are not capable of preventing every potential occurrence of excessive transfer activity.

 DOLLAR COST AVERAGING
 The dollar cost averaging (DCA) feature (which is distinct from the DCA Fixed Rate Option) allows you to systematically transfer either a fixed dollar amount or a percentage out of any variable investment option and into any other variable investment options. You can have these automatic transfers occur monthly, quarterly, semiannually or annually. By investing amounts on a regular basis instead of investing the total amount at one time, dollar cost averaging may decrease the effect of market fluctuation on the investment of your purchase payment. Of course, dollar cost averaging cannot ensure a profit or protect against loss in declining markets.

 Transfers will be made automatically on the schedule you choose until the entire amount you chose to have transferred has been transferred or until you tell us to discontinue the transfers. You can allocate subsequent purchase payments to be transferred under this option at any time.

 Your transfers will occur on the last calendar day of each transfer period you have selected, provided that the New York Stock Exchange is open on that date. If the New York Stock Exchange is not open on a particular transfer date, the transfer will take effect on the next business day.

 Any dollar cost averaging transfers you make do not count toward the 12 free transfers you are allowed each contract year. The dollar cost averaging feature is available only during the contract accumulation phase and is offered without charge.

 ASSET ALLOCATION PROGRAM
 We recognize the value of having asset allocation models when deciding how to allocate your purchase payments among the investment options. If you choose to participate in the Asset Allocation Program, your representative will give you a questionnaire to complete that will help determine a program that is appropriate for you. Your asset allocation will be prepared based on your answers to the questionnaire. You will not be charged for this service, and you are not obligated to participate or to invest according to program recommendations.

 Asset allocation is a sophisticated method of diversification which allocates assets among classes in order to manage investment risk and enhance returns over the long term. However, asset allocation does not guarantee a profit or protect against a loss. You are not obligated to participate or to invest according to the program recommendations. We do not intend to provide any personalized investment advice in connection with these programs and you should not rely on these programs as providing individualized investment recommendations to you. The asset allocation programs do not guarantee better investment results. We reserve the right to terminate or change the asset allocation programs at any time. You should consult your representative before electing any asset allocation program.

 AUTO-REBALANCING
 Once you have allocated your money among the variable investment options, the actual performance of the investment options may cause your allocation to shift. For example, an investment option that initially holds only a small percentage of your assets could perform much better than another investment option. Over time, this option could increase to a larger percentage of your assets than you desire. You can direct us to automatically rebalance your assets to return to your original allocation percentage or to a subsequent allocation percentages you select. We will rebalance only the variable investment options that you have designated. If you also participate in the DCA feature, then the variable investment option from which you make the DCA transfers will not be rebalanced.

 You may choose to have your rebalancing occur monthly, quarterly, semiannually, or annually. The rebalancing will occur on the last calendar day of the period you have chosen, provided that the New York Stock Exchange is open on that date. If the New York Stock Exchange is not open on that date, the rebalancing will take effect on the next business day.

 Any transfers you make because of auto-rebalancing are not counted toward the 12 free transfers you are allowed per year. This feature is available only during the contract accumulation phase, and is offered without charge. If you choose auto-rebalancing and dollar cost averaging, auto-rebalancing will take place after the transfers from your DCA account.

 SCHEDULED TRANSACTIONS

 Scheduled transactions include transfers under dollar cost averaging, the asset allocation program, auto-rebalancing, systematic withdrawals, systematic investments, required minimum distributions, substantially equal periodic payments under Section 72(t) or 72(q) of the Internal Revenue Code of 1986, as amended (Code), and annuity payments. Scheduled transactions are processed and valued as of the date they are scheduled, unless the scheduled day is not a business day. In that case, the transaction will be processed and valued on the next business day, unless (with respect to required minimum distributions, substantially equal periodic payments under Section 72(t) or 72(q) of the Code, and annuity payments only), the next business day falls in the subsequent calendar year, in which case the transaction will be processed and valued on the prior business day.


 VOTING RIGHTS
 We are the legal owner of the shares of the underlying mutual funds used by the variable investment options. However, we vote the shares of the mutual funds according to voting instructions we receive from contract owners. When a vote is required, we will mail you a proxy which is a form that you need to complete and return to us to tell us how you wish us to vote. When we receive those instructions, we will vote all of the shares we own on your behalf in accordance with those instructions. We will vote fund shares for which we do not receive instructions, and any other shares that we own in our own right, in the same proportion as shares for which we receive instructions from contract owners. This voting procedure is sometimes referred to as "mirror voting" because, as

 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

 indicated in the immediately preceding sentence, we mirror the votes that are actually cast, rather than decide on our own how to vote. In addition, because all the shares of a given mutual fund held within our separate account are legally owned by us, we intend to vote all of such shares when that underlying fund seeks a vote of its shareholders. As such, all such shares will be counted towards whether there is a quorum at the underlying fund's shareholder meeting and towards the ultimate outcome of the vote. We may change the way your voting instructions are calculated if it is required or permitted by federal or state regulation.

 SUBSTITUTION
 We may substitute one or more of the underlying mutual funds used by the variable investment options. We may also cease to allow investments in existing funds. We would not do this without the approval of the Securities and Exchange Commission (SEC) and any necessary state insurance departments. You will be given specific notice in advance of any substitution we intend to make.

 3: WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE?
 (ANNUITIZATION)

 PAYMENT PROVISIONS
 We can begin making annuity payments any time on or after the third contract anniversary (or as required by state law if different). Annuity payments must begin no later than the contract anniversary coinciding with or next following the annuitant's 95/th/ birthday (unless we agree to another date). (Under the original version of the contract, annuity payments must begin no later than the contract anniversary coinciding with or next following the annuitant's 90/th/ birthday).

 The Strategic Partners Annuity One variable annuity contract offers an optional Guaranteed Minimum Income Benefit, which we describe below. Your annuity options vary depending upon whether you choose this benefit.

 Depending upon the annuity option you choose, you may incur a withdrawal charge when the income phase begins. Currently, if permitted by state law, we deduct any applicable withdrawal charge if you choose Option 1 for a period shorter than five years, Option 3, or certain other annuity options that we may make available. We do not deduct a withdrawal charge if you choose
 Option 1 for a period of five years or longer or Option 2. For information about withdrawal charges, see Section 7, "What Are The Expenses Associated With The Strategic Partners Annuity One Contract?" In addition, if you have purchased the Contract With Credit, we will take back any credits that have not vested when you begin the income phase. See "Credits," in Section 5.


 Please note that annuitization essentially involves converting your Contract Value to an annuity payment stream, the length of which depends on the terms of the applicable annuity option. Thus, once annuity payments begin, your death benefit is determined solely under the terms of the applicable annuity payment option, and you no longer participate in any optional living benefit (unless you have annuitized under that benefit).


 PAYMENT PROVISIONS WITHOUT THE GUARANTEED MINIMUM INCOME BENEFIT
 We make the income plans described below available at any time before the annuity date. These plans are called "annuity options" or "settlement options." During the income phase, all of the annuity options under this contract are fixed annuity options. This means that participation in the variable investment options ends on the annuity date. If an annuity option is not selected by the annuity date, the Life Income Annuity Option (Option 2, described below) will automatically be selected for you unless prohibited by applicable law. GENERALLY, ONCE THE ANNUITY PAYMENTS BEGIN, THE ANNUITY OPTION CANNOT BE CHANGED AND YOU CANNOT MAKE WITHDRAWALS. IN ADDITION TO THE ANNUITY PAYMENT OPTIONS DISCUSSED IN THIS SECTION, PLEASE NOTE THAT IF YOU CHOOSE THE OPTIONAL LIFETIME FIVE INCOME BENEFITS, THERE ARE ADDITIONAL ANNUITY PAYMENT OPTIONS THAT ARE ASSOCIATED WITH THAT BENEFIT. SEE SECTION 5 OF THIS PROSPECTUS FOR ADDITIONAL DETAILS.

 Option 1
 Annuity Payments for a Fixed Period: Under this option, we will make equal payments for the period chosen, up to 25 years (but not to exceed life expectancy). The annuity payments may be made monthly, quarterly, semiannually, or annually, as you choose, for the fixed period. If the annuitant dies during the income phase, payments will continue to the beneficiary for the remainder of the fixed period or, if the beneficiary so chooses, we will make a single lump sum payment. The amount of the lump sum payment is determined by calculating the present value of the unpaid future payments. This is done by using the interest rate used to compute the actual payments. The interest rate will be at least 3% a year.

 Option 2
 Life Income Annuity Option: Under this option, we will make annuity payments monthly, quarterly, semiannually, or annually as long as the annuitant is alive. If the annuitant dies before we have made 10 years worth of payments, we will pay the beneficiary in one lump sum the present value of the annuity payments scheduled to have been made over the remaining portion of that 10 year period, unless we were specifically instructed that such remaining annuity payments continue to be paid to the beneficiary. The present value of the remaining annuity payments is calculated by using the interest rate used to compute the amount of the original 120 payments. The interest rate will be at least 3% a year.

 If an annuity option is not selected by the annuity date, this is the option we will automatically select for you, unless prohibited by applicable law. If the life income annuity option is prohibited by applicable law, then we will pay you a lump sum in lieu of this option.

 Option 3

 Interest Payment Option: Under this option, we will credit interest on the adjusted Contract Value until you request payment of all or part of the adjusted Contract Value. We can make interest payments on a monthly, quarterly, semiannual, or annual basis or allow the interest to accrue on your contract assets. Under this option, we will pay you interest at an effective rate of at least 3% a year. This option is not available if you hold your contract in an IRA.

 Under this option, all gain in the annuity will be taxable as of the annuity date, however, you can withdraw part of or all of the Contract Value that we are holding at any time.


 OTHER ANNUITY OPTIONS
 We currently offer a variety of other annuity options not described above. At the time annuity payments are chosen, we may make available to you any of the fixed annuity options then offered at your annuity date.

 TAX CONSIDERATIONS

 If your contract is held under a tax-favored plan, you should consider the required minimum distribution rules under the tax law when selecting your annuity option.


 GUARANTEED MINIMUM INCOME BENEFIT
 The Guaranteed Minimum Income Benefit (GMIB), is an optional feature that guarantees that once the income period begins, your income payments will be no less than the GMIB protected value applied to the GMIB guaranteed annuity purchase rates. If you want the Guaranteed Minimum Income Benefit, you must elect it when you make your initial purchase payment. Once elected, the Guaranteed Minimum Income Benefit must be continued until at least the end of the seventh contract year. If, after the seventh contract year, you decide to stop participating in the GMIB, you may do so (if permitted by state law) but you will not be able to reinstate it. This feature may not be available in your state. You may not elect both GMIB and the Lifetime Five Income Benefit.

 The Guaranteed Minimum Income Benefit is subject to certain restrictions described below.

..   The annuitant must be 70 or younger in order for you to elect the
    Guaranteed Minimum Income Benefit, and you must also participate in the Guaranteed Minimum Death Benefit.
..   If you choose the Guaranteed Minimum Income Benefit, we will impose an annual charge equal to 0.25% of the average GMIB protected value described below. The maximum GMIB charge is 1.00% of average GMIB protected value. Please note that the charge is calculated based on average GMIB protected value, not Contract Value. Thus, for example, the fee would not decline on account of a reduction in Contract Value.
..   TO TAKE ADVANTAGE OF THE GUARANTEED MINIMUM INCOME BENEFIT, YOU MUST WAIT A
    CERTAIN AMOUNT OF TIME BEFORE YOU BEGIN THE INCOME PHASE. THE LENGTH OF
    THAT WAITING PERIOD DEPENDS UPON THE AGE OF THE ANNUITANT (OR, IF THERE IS
    A CO-ANNUITANT AS WELL, THE AGE OF THE OLDER OF THE TWO) AS SHOWN IN THE FOLLOWING CHART:

                     Age at Issue Contract Anniversary When
                     of Contract   GMIB Becomes Available
                     -----------   ----------------------
                         0-45                15
                          46                 14
                          47                 13
                          48                 12
                          49                 11
                      50 or more             10

 Once that waiting period has elapsed, you will have a 30-day period each year, beginning on the contract anniversary, during which you may begin the income phase with the Guaranteed Minimum Income Benefit by submitting the necessary forms in good order to the Prudential Annuity Service Center.

 EFFECT OF WITHDRAWALS
 The protected value will equal the "roll-up value," which is the total of all invested purchase payments compounded daily at an effective annual rate of 5%, subject to a cap of 200% of all invested purchase payments. Both the roll-up and the cap are reduced

 3: WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE?
 (ANNUITIZATION) continued

 proportionally by withdrawals. When the roll-up" value no longer increases, your protected value will continue to increase by any subsequent invested purchase payments, and reduce by the effect of any withdrawals.

 Payout Amount
 The Guaranteed Minimum Income Benefit payout amount is based on the age and sex (where applicable) of the annuitant (and, if there is one, the co-annuitant). After we first deduct a charge for any applicable premium taxes that we are required to pay, the payout amount will equal the greater of:

 1) the GMIB protected value as of the date you exercise the GMIB payout option, applied to the GMIB guaranteed annuity purchase rates (which are generally less favorable than the annuity purchase rates for annuity payments not involving GMIB) and based on the annuity payout option as described below, or

 2) the adjusted Contract Value--that is, the value of the contract minus any charge we impose for premium taxes and withdrawal charges--as of the date you exercise the GMIB payout option applied to the current annuity purchase rates then in use.

 GMIB Annuity Payout Options
 We currently offer two Guaranteed Minimum Income Benefit annuity payout options. Each option involves payment for at least a "period certain." In calculating the amount of the payments under the GMIB, we apply certain assumed interest rates, equal to 3% annually for a waiting period of 10-14 years, and 3.5% annually for waiting periods of 15 years or longer.

 GMIB Option 1
 Single Life Payout Option: We will make monthly payments for as long as the annuitant lives, with payments for a period certain. We will stop making payments after the later of the death of the annuitant or the end of the period certain.

 GMIB Option 2
 Joint Life Payout Option: In the case of an annuitant and co-annuitant, we will make monthly payments for the joint lifetime of the annuitant and co-annuitant, with payments for a period certain. If the co-annuitant dies first, we will continue to make payments until the later of the death of the annuitant and the end of the period certain. If the annuitant dies first, we will continue to make payments until the later of the death of the co-annuitant and the end of the period certain, but if the period certain ends first, we will reduce the amount of each payment to 50% of the original amount.

 You have no right to withdraw amounts early under either GMIB payout option. We may make other payout frequencies available, such as quarterly, semi-annually or annually.

 The "period certain" for the Guaranteed Minimum Income Benefit depends upon the annuitant's age on the date you exercise the GMIB payout option:

                                Age   Period Certain
                             ------   --------------
                           80 or less    10 years
                               81        9 years
                               82        8 years
                               83        7 years
                               84        6 years
                           85 or more    5 years

 Because we do not impose a new waiting period for each subsequent purchase payment, if you choose the Guaranteed Minimum Income Benefit, we reserve the right to limit subsequent purchase payments if we discover that by the timing of your purchase payments, your GMIB protected value is increasing in ways we did not intend. In determining whether to limit purchase payments, we will look at purchase payments which are disproportionately larger than your initial purchase payment and other actions that may artificially increase the GMIB protected value. Certain state laws may prevent us from limiting your subsequent purchase payments. You must exercise one of the GMIB payout options described above no later than 30 days after the contract anniversary coinciding with or next following the annuitant's attainment of age 90 (with respect to the original version of the contract) and age 95 (with respect to the later version of the contract).


 You should note that GMIB is designed to provide a type of insurance that serves as a safety net only in the event that your Contract Value declines significantly due to negative investment performance. If your Contract Value is not significantly affected by negative investment performance, it is unlikely that the purchase of GMIB will result in your receiving larger annuity payments than if you had not purchased GMIB. This is because the assumptions that we use in computing the GMIB, such as the annuity purchase rates, (which include assumptions as to age-setbacks and assumed interest rates), are more conservative than the assumptions that we use in computing non-GMIB annuity payout options. Therefore, you may generate higher income payments if you were to annuitize a lower Contract Value at the current annuity purchase rates, than if you were to annuitize under the GMIB with a higher GMIB protected value than your Contract Value but at the annuity purchase rates guaranteed under the GMIB.

 HOW WE DETERMINE ANNUITY PAYMENTS

 Generally speaking, the annuity phase of the contract involves our distributing to you in increments the value that you have accumulated. We make these incremental payments either over a specified time period (e.g., 15 years) (fixed period annuities) or for the duration of the life of the annuitant (and possibly co-annuitant) (life annuities). There are certain assumptions that are common to both fixed period annuities and life annuities. In each type of annuity, we assume that the value you apply at the outset toward your annuity payments earns interest throughout the payout period. For annuity options within the GMIB, this interest rate ranges from 3% to 3.5%. For non-GMIB annuity options, the guaranteed minimum rate is 3%. The GMIB guaranteed annuity purchase rates in your contract depict the minimum amounts we will pay (per $1000 of adjusted Contract Value). If our current annuity purchase rates on the annuity date are more favorable to you than the guaranteed rates, we will make payments based on those more favorable rates.


 Other assumptions that we use for life annuities and fixed period annuities differ, as detailed in the following overview:

 FIXED PERIOD ANNUITIES

 Currently, we offer fixed period annuities only under the non-GMIB annuity options. Generally speaking, in determining the amount of each annuity payment under a fixed period annuity, we start with the adjusted Contract Value, add interest assumed to be earned over the fixed period, and divide the sum by the number of payments you have requested. The life expectancy of the annuitant and co-annuitant are relevant to this calculation only in that we will not allow you to select a fixed period that exceeds life expectancy.


 LIFE ANNUITIES
 There are more variables that affect our calculation of life annuity payments. Most importantly, we make several assumptions about the annuitant's or co-annuitant's life expectancy, including the following:

..   The Annuity 2000 Mortality Table is the starting point for our life expectancy assumptions. This table anticipates longevity of an insured population based on historical experience and reflecting anticipated experience for the year 2000.

 GUARANTEED AND GMIB ANNUITY PAYMENTS
 Because life expectancy has lengthened over the past few decades, and likely will increase in the future, our life annuity calculations anticipate these developments. We do this largely by making a hypothetical reduction in the age of the annuitant (or co-annuitant), in lieu of using the annuitant's (or co-annuitant's) actual age, in calculating the payment amounts. By using such a reduced age, we base our calculations on a younger person, who generally would live longer and therefore draw life annuity payments over a longer time period. Given the longer pay-out period, the payments made to the younger person would be less than those made to an older person. We make two such age adjustments:

 1. First, for all annuities, we start with the age of the annuitant (or co-annuitant) on his/her most recent birthday and reduce that age by two years, with respect to guaranteed payments.
 2. Second, for life annuities under GMIB as well as guaranteed payments under life annuities not involving GMIB, we make a further age reduction according to the table in your contract entitled "Translation of Adjusted Age." As indicated in the table, the further into the future the first annuity payment is, the longer we expect the person receiving those payments to live, and the more we reduce the annuitant's (or co-annuitant's) age.

 CURRENT ANNUITY PAYMENTS
 Immediately above, we have referenced how we determine annuity payments based on "guaranteed" annuity purchase rates. By "guaranteed" annuity purchase rates, we mean the minimum annuity purchase rates that are set forth in your annuity contract and thus contractually guaranteed by us. "Current" annuity purchase rates, in contrast, refer to the annuity purchase rates that we are applying to contracts that are entering the annuity phase at a given point in time. These current annuity purchase rates vary from period to period, depending on changes in interest rates and other factors. We do not guarantee any particular level of current annuity purchase rates. When calculating current annuity purchase rates, we use the actual age of the annuitant (or co-annuitant), rather than any reduced age.

 4: WHAT IS THE DEATH BENEFIT?


 THE DEATH BENEFIT FEATURE PROTECTS THE CONTRACT VALUE FOR THE BENEFICIARY.

 BENEFICIARY
 The beneficiary is the person(s) or entity you name to receive any death benefit. You name the beneficiary at the time the contract is issued, unless you change it at a later date. Unless an irrevocable beneficiary has been named, during the accumulation period you can change the beneficiary at any time before the owner dies. However, if the contract is jointly owned, the owner must name the joint owner and the joint owner must name the owner as the beneficiary. For entity-owned contracts, we pay a death benefit upon the death of the annuitant.

 CALCULATION OF THE DEATH BENEFIT
 If the sole owner dies during the accumulation phase, we will, upon receiving appropriate proof of death and any other needed documentation in good order (proof of death), pay a death benefit to the beneficiary designated by the owner. If the owner and joint owner are spouses, we will pay this death benefit upon the death of the last surviving spouse who continues the contract as sole owner.

 Upon receiving appropriate proof of death, the beneficiary will receive the greater of the following:


 1) The current Contract Value (as of the time we receive proof of death in good order). If you have purchased the Contract With Credit, we will first deduct any credit corresponding to a purchase payment made later than one year prior to death.

 2) Either the base death benefit, which equals the total purchase payments you have made less any withdrawals, or, if you have chosen a Guaranteed Minimum Death Benefit (GMDB), the GMDB protected value.

 GUARANTEED MINIMUM DEATH BENEFIT
 Under the newer version of the contracts, you may elect the base death benefit if you are 85 or younger. Under both versions of the contracts described in this prospectus, you may elect a Guaranteed Minimum Death Benefit if you are 75 or younger.

 The Guaranteed Minimum Death Benefit provides for the option to receive an enhanced death benefit upon the death of the sole or last surviving owner during the accumulation phase.

 The GMDB protected value option can be equal to the:

..   GMDB roll-up
..   GMDB step-up, or
..   Greater of the GMDB roll-up and the

 GMDB step-up.

 The GMDB protected value is calculated daily.

 GMDB ROLL-UP
 The GMDB roll-up value is equal to the invested purchase payments, increased daily at an effective annual rate of 5% starting on the date that each invested purchase payment is made. Both the GMDB roll-up and the cap value will increase by subsequent invested purchase payments and reduce proportionally by withdrawals.

 GMDB STEP-UP

 The step-up value equals the highest value of the contract on any contract anniversary date--that is, on each contract anniversary, the new step-up value becomes the higher of the previous step-up value and the current Contract Value. Between anniversary dates, the step-up value is only increased by additional invested purchase payments and reduced proportionally by withdrawals.


 If an owner who has purchased a Contract With Credit makes any purchase payment later than one year prior to death, we will adjust the death benefit to take back any non-vested credit corresponding to that purchase payment.

 GREATER OF STEP-UP AND ROLL-UP GUARANTEED MINIMUM DEATH BENEFIT
 Under this option, the protected value is equal to the greater of the step-up value and the roll-up value.


 If you have chosen a Guaranteed Minimum Death Benefit option and death occurs on or after age 80, the beneficiary will receive the greater of: 1) the current Contract Value as of the date that proof of death is received, and 2) the protected value of that death benefit as of age 80, reduced proportionally by any withdrawals and increased by subsequent purchase payments. For this purpose, an owner is deemed to reach age 80 on the contract anniversary on or following the owner's actual 80/th/ birthday (or if there is a joint owner, the contract anniversary on or following the older owner's actual 80/th /birthday).

 Here is an example of a proportional reduction:


 The current Contract Value is $100,000 and the protected value is $80,000. The owner makes a withdrawal that reduces the Contract Value by 25% (including the effect of any withdrawal charges). The new protected value is $60,000, or 75% of what it was before the withdrawal.


 Special rules apply if the beneficiary is the spouse of the owner, and the contract does not have a joint owner. In that case, upon the death of the owner, the spouse will have the choice of the following:


..   If the sole beneficiary under the contract is the owner's spouse, and the other requirements of the Spousal Continuance Option are met, then the contract can continue, and the spouse will become the new owner of the contract; or

..   The spouse can receive the death benefit. If the spouse does wish to receive the death benefit, he or she must make that choice within the first 60 days following our receipt of proof of death. Otherwise, the contract will continue with the spouse as owner.


 If ownership of the contract changes as a result of the owner assigning it to someone else, we will reset the value of the death benefit to equal the Contract Value on the date the change of ownership occurs, and for purposes of computing the future death benefit, we will treat that Contract Value as a purchase payment occurring on that date.


 Depending on applicable state law, some death benefit options may not be available or may be subject to certain restrictions under your contract.

 SPECIAL RULES IF JOINT OWNERS
 If the contract has an owner and a joint owner and they are spouses at the time that one dies, the surviving spouse has the choice of the following:

..   The contract can continue, with the surviving spouse as the sole owner of the contract; or

..   The surviving spouse can receive the adjusted Contract Value and the contract will end. If the surviving spouse does wish to receive the adjusted Contract Value, he or she must make that choice within the first 60 days following our receipt of proof of death. Otherwise, the contract will continue with the surviving spouse as the sole owner.

 If the contract has an owner and a joint owner, and they are not spouses at the time that one dies, the contract will not continue. Instead, the beneficiary will receive the adjusted Contract Value.


 Joint ownership may not be allowed in your state.

 PAYOUT OPTIONS

 Originally, the beneficiary could, within 60 days of providing proof of death, choose to take the death benefit under one of several death benefit payout options listed below.


 The death benefit payout options are:

 Choice 1. Lump sum payment of the death benefit.

 If the beneficiary does not choose a payout option within sixty days, the beneficiary will receive this payout option.

 Choice 2. The payment of the entire death benefit within a period of 5 years from the date of death of the second-to-die of the owner or joint owner.


 The entire death benefit will include any increases or losses resulting from the performance of the variable or fixed interest rate options during this period. During this period the beneficiary may: reallocate the Contract Value among the variable or fixed interest rate options; name a beneficiary to receive any remaining death benefit in the event of the beneficiary's death; and make withdrawals from the Contract Value, in which case, any such withdrawals will not be subject to any withdrawal charges. However, the beneficiary may not make any purchase payments to the contract.


 During this 5 year period, we will continue to deduct from the death benefit proceeds the charges and costs that were associated with the features and benefits of the contract. Some of these features and benefits may not be available to the beneficiary, such as the Guaranteed Minimum Income Benefit.

 4: WHAT IS THE DEATH BENEFIT? continued


 Choice 3. Payment of the death benefit under an annuity or annuity settlement option over the lifetime of the beneficiary or over a period not extending beyond the life expectancy of the beneficiary with distribution beginning within one year of the date of death of the owner or joint owner.

 The tax consequences to the beneficiary vary among the three death benefit payout options. See Section 9, "What Are The Tax Considerations Associated With The Strategic Partners Annuity One Contract?"


 With respect to death benefits paid on or after March 19, 2007, unless the surviving spouse opts to continue the contract (or spousal continuance is required under the terms of your contract), a beneficiary of the death benefit may, within 60 days of providing proof of death, also take the death benefit as indicated above, or as follows:

..   as a lump sum. If the beneficiary does not choose a payout option within sixty days, the beneficiary will be paid in this manner; or
..   as payment of the entire death benefit within a period of 5 years from the date of death; or
..   as a series of payments not extending beyond the life expectancy of the beneficiary, or over the life of the beneficiary. Payments under this option must begin within one year of the date of death; or
..   as the beneficiary continuation option, described immediately below.

 BENEFICIARY CONTINUATION OPTION
 Instead of receiving the death benefit in a single payment, or under an annuity option, a beneficiary may take the death benefit under an alternative death benefit payment option, as provided by the Code. This "Beneficiary Continuation Option" is described below and is only available for an IRA, Roth IRA, SEP IRA, 403(b), or a non-qualified contract.

 Under the beneficiary continuation option:

..   The Owner's contract will be continued in the Owner's name, for the benefit of the beneficiary.
..   The beneficiary will be charged an amount equal to 1.00% daily against the average daily net assets allocated to the variable investment options.
..   The beneficiary will incur an annual maintenance fee equal to the lesser of
    $30 or 2% of contract value if the contract value is less than $25,000 at the time the fee is assessed. The fee will not apply if it is assessed 30 days prior to a surrender request.
..   The initial contract value will be equal to any death benefit (including any optional death benefit) that would have been payable to the beneficiary if they had taken a lump sum distribution.
..   The available variable investment options will be among those available to the Owner at the time of death, however certain variable investment options may not be available.
..   The beneficiary may request transfers among variable investment options, subject to the same limitations and restrictions that applied to the Owner. Transfers in excess of 20 per year will incur a $10 transfer fee.
..   No additional Purchase Payments can be applied to the contract.
..   The basic death benefit and any optional benefits elected by the Owner will no longer apply to the beneficiary.
..   The beneficiary can request a withdrawal of all or a portion of the
    Contract Value at any time without application of any applicable CDSC unless the Beneficiary Continuation Option was the payout predetermined by the Owner and the Owner restricted the beneficiary's withdrawal rights.
..   Upon the death of the beneficiary, any remaining Contract Value will be paid in a lump sum to the person(s) named by the beneficiary, unless the beneficiary named a successor who may continue receiving payments.

 Currently only investment options corresponding to Portfolios of the Advanced Series Trust and the Prudential Money Market Portfolio of The Prudential Series Fund are available under the Beneficiary Continuation Option.

 Your beneficiary will be provided with a prospectus and a settlement agreement that will describe this option. Please contact us for additional information on the availability, restrictions and limitations that will apply to a beneficiary under the beneficiary continuation option. We may pay compensation to the selling broker-dealer based on amounts held in the Beneficiary Continuation Option.

 ALTERNATIVE DEATH BENEFIT PAYMENT OPTIONS--CONTRACTS OWNED BY INDIVIDUALS (NOT ASSOCIATED WITH TAX-FAVORED PLANS)

 Upon your death, certain distributions must be made under the contract. The required distributions depend on whether you die before you start taking annuity payments under the contract or after you start taking annuity payments under the contract.

 If you die on or after the annuity date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death.

 If you die before the annuity date, the entire interest in the contract must be distributed within five years after the date of death or as periodic payments over a period not extending beyond the life or life expectancy of such designated beneficiary (provided such payments begin within one year of your death). Your designated beneficiary is the person to whom benefit rights under the contract pass by reason of death, and must be a natural person in order to elect a periodic payment option based on life expectancy or a period exceeding five years.

 Additionally, if the contract is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner.

 ALTERNATIVE DEATH BENEFIT PAYMENT OPTIONS--CONTRACTS HELD BY TAX-FAVORED PLANS

 The Code provides for alternative death benefit payment options when a contract is used as an IRA, 403(b) or other "qualified investment" that requires minimum distributions. Upon your death under an IRA, 403(b) or other "qualified investment", the designated beneficiary may generally elect to continue the contract and receive required minimum distributions under the contract instead of receiving the death benefit in a single payment. The available payment options will depend on whether you die before the date required minimum distributions under the Code were to begin, whether you have named a designated beneficiary and whether the beneficiary is your surviving spouse.

  . If you die after a designated beneficiary has been named, the death benefit must be distributed by December 31/st/ of the year including the five year anniversary of the date of death, or as periodic payments not extending beyond the life or life expectancy of the designated beneficiary (provided such payments begin by December 31/st/ of the year following the year of death). However, if your surviving spouse is the beneficiary, the death benefit can be paid out over the life or life expectancy of your spouse with such payments beginning no later than December 31/st/ of the year following the year of death or December 31/st/ of the year in which you would have reached age 70 1/2, which ever is later. Additionally, if the contract is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner.

  . If you die before a designated beneficiary is named and before the date Required Minimum Distributions must begin under the Code, the death benefit must be paid out within five years from the date of death. For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31/st/ of the year following the year of death, such contract is deemed to have no designated beneficiary.

  . If you die before a designated beneficiary is named and after the date Required Minimum Distributions must begin under the Code, the death benefit must be paid out at least as rapidly as under the method then in effect. For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31/st/ of the year following the year of death, such contract is deemed to have no designated beneficiary.

 A beneficiary has the flexibility to take out more each year than mandated under the Required Minimum Distribution rules.

 Until withdrawn, amounts in an IRA, 403(b) or other "qualified investment" continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the minimum distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation.

 For a Roth IRA, if death occurs before the entire interest is distributed, the death benefit must be distributed under the same rules applied to IRAs where death occurs before the date required minimum distributions must begin under the Code.

 The tax consequences to the beneficiary may vary among the different death benefit payment options. See the Tax Considerations section of this prospectus, and consult your tax advisor.


 EARNINGS APPRECIATOR BENEFIT
 The Earnings Appreciator Benefit is an optional, supplemental death benefit that provides a benefit payable upon the death of the sole or last surviving owner during the accumulation phase. Any Earnings Appreciator Benefit payment we make will be in addition to any other death benefit payment we make under the contract. This feature may not be available in your state. You must be 75 or younger in order to elect the Earnings Appreciator Benefit.

 An Earnings Appreciator Benefit is calculated for each purchase payment you make. Your total Earnings Appreciator Benefit is the sum of the Earnings Appreciator Benefits for all of your purchase payments.

 4: WHAT IS THE DEATH BENEFIT? continued


 If the owner (or older of owner and joint owner if there is a joint owner) is younger than age 66 on the date the application is signed, the Earnings Appreciator Benefit for each purchase payment is 45% of the lesser of:

..   The adjusted purchase payment (which means the invested purchase payment adjusted for partial withdrawals); or
..   Earnings attributed to that adjusted purchase payment.

 If the owner (or older of owner and joint owner if there is a joint owner) is age 66 or older (and younger than age 76) on the date the application is signed, the Earnings Appreciator Benefit for each purchase payment is 25% of the lesser of:

..   The adjusted purchase payment (which means the invested purchase payment adjusted for partial withdrawals); or
..   Earnings attributed to that adjusted purchase payment.

 The following rules apply to the calculation of the benefit:


..   Each "adjusted purchase payment" is the invested purchase payment reduced pro-rata by any subsequent withdrawals. Reduction on a pro-rata basis means that we calculate the percentage of your current Contract Value being withdrawn and reduce each adjusted purchase payment made prior to the withdrawal by that percentage. For example, if your Contract Value is $40,000 and you withdraw $10,000, you have withdrawn 25% of your Contract Value. If you have two adjusted purchase payments prior to the withdrawal ($10,000 and $20,000), each of those adjusted purchase payments would be reduced by 25% (to $7,500 and $15,000). The amount of earnings allocated to each adjusted purchase payment is also reduced by the same percentage. These calculations, therefore, do not depend on the actual investment option from which the withdrawal is made, and they are different calculations than those that apply for other reasons under the contract, such as for the withdrawal charge or for tax purposes.
..   Earnings are periodically allocated to each adjusted purchase payment on a pro-rata basis. We calculate the amount of earnings since the last earnings allocation and we allocate those earnings proportionately among the adjusted purchase payments (based on the amount of each adjusted purchase payment plus the earnings previously allocated to that adjusted purchase payment). For example, if you have two adjusted purchase payments--one with an adjusted purchase payment and allocated earnings of $30,000 and the other with an adjusted purchase payment and allocated earnings of $20,000 (therefore 60% and 40% of the total respectively)--and your contract has earned $5,000 since the last calculation, 60% of the earnings ($3,000) will be allocated to the first adjusted purchase payment and 40% of the earnings ($2,000) will be allocated to the second adjusted purchase payment. This calculation, therefore, does not apply different rates of return to different purchase payments based on the investment options in which the particular purchase payment was invested. When allocating earnings at the time of a death benefit payment, we will first deduct from earnings the amount of any charges deducted and credit recaptured from your Contract Value at that time.
..   Under the Spousal Continuance Option, we will not allow the surviving spouse to continue the Earnings Appreciator Benefit (or bear the charge associated with that benefit) if that owner is age 76 or older when Spousal Continuance is activated. If the surviving spouse does continue the Earnings Appreciator Benefit, then we will calculate the benefit payable upon the surviving spouse's death in the same manner as discussed above, except that we will treat the Contract Value (as adjusted to reflect the Spousal Continuance Option) as the first adjusted purchase payment against which the Earnings Appreciator percentages are applied.


 See Appendix B for examples of the benefit calculations.

 TERMINATING THE EARNINGS APPRECIATOR BENEFIT
 The Earnings Appreciator Benefit will terminate on the earliest of:

..   the date you make a total withdrawal from the contract,

..   the date a death benefit is payable if the contract is not continued by the surviving spouse under the Spousal Continuance Option,

..   the date the contract terminates, or
..   the date you annuitize the contract.

 Upon termination of the Earnings Appreciator Benefit, we cease imposing the associated charge.


 SPOUSAL CONTINUANCE OPTION
 This is an option that, depending on the contract options chosen, can give the owner's surviving spouse a stepped-up account value upon the owner's death. Any person who buys a contract and meets our eligibility criteria for this benefit receives the benefit without charge. The benefit must be selected within 60 days of the owner's death, and may not be available under all contracts. The benefit described in this section applies only to the later version of this contract. Under the original version of this contract, no stepped-up Contract Value is available to a surviving spouse who continues the contract.

 We offer the Spousal Continuance Option only if each of the following conditions is present on the date we receive proof of the owner's death: 1) there is only one owner of the contract and that owner is the sole annuitant,
 2) there is only one beneficiary, 3) the beneficiary is the owner's spouse, 4) the surviving spouse is not older than 95 on that date, and 5) the surviving spouse becomes the new owner and annuitant. The contract may not be continued upon the death of a spouse who had assumed ownership of the contract through the exercise of the Spousal Continuance Option.

 Under the Spousal Continuance Option, we impose no withdrawal charge at the time of the owner's death, and we will not impose any withdrawal charges on the surviving spouse with respect to the withdrawal of purchase payments made by the owner prior to the activation of the benefit. However, we will continue to impose withdrawal charges with respect to purchase payments made by the surviving spouse as new owner.

 IF YOU HAVE NOT SELECTED THE GUARANTEED MINIMUM DEATH BENEFIT FEATURE (I.E., YOU HAVE THE BASE DEATH BENEFIT), then upon the activation of the Spousal Continuance Option, we will adjust the Contract Value, as of the date of our receipt of proof of death, to equal the greater of the following: 1) the Contract Value as of the date of our receipt of proof of death or 2) the sum of all invested purchase payments (adjusted for withdrawals) made prior to the date on which we receive proof of the owner's death. We will add the amount of any Earnings Appreciator Benefit that you have selected to each of the amounts specified immediately above.

 IF YOU HAVE SELECTED THE GUARANTEED MINIMUM DEATH BENEFIT FEATURE WITH THE ROLL-UP OPTION, then upon the activation of the Spousal Continuance Option, we will adjust the Contract Value, as of the date of our receipt of proof of death, to equal the greater of the following: 1) the Contract Value as of the date of our receipt of proof of death, or 2) the roll-up value. We will add the amount of any Earnings Appreciator Benefit that you have selected to each of the amounts specified immediately above. When the Spousal Continuance Option is activated by a surviving spouse who is younger than 80, we will adjust the roll-up value under the surviving spouse's contract to equal the Contract Value (adjusted, as described immediately above). In addition, in that case we will reset the surviving spouse's roll-up cap to equal 200% of the Contract Value (adjusted, as described immediately above). We make no adjustment to the roll-up value or the roll-up cap if the surviving spouse is 80 or older, except to account for additional purchase payments and to reduce the roll-up value proportionately by withdrawals. If the surviving spouse was younger than 80 at the owner's death, then we will continue to increase the roll-up value annually until the earlier of either (i) the surviving spouse's attainment of age 80 or (ii) the attainment of the roll-up cap (i.e., the reset roll-up cap discussed above). Once the roll-up value ceases to increase, we thereafter will adjust the roll-up value only to account for subsequent purchase payments and to diminish it proportionally by withdrawals.

 IF YOU HAVE SELECTED THE GUARANTEED MINIMUM DEATH BENEFIT FEATURE WITH THE STEP-UP GMDB OPTION, then upon the activation of the Spousal Continuance Option, we will adjust the Contract Value, as of the date of our receipt of proof of death, to equal the greater of the following: 1) the Contract Value as of the date of our receipt of proof of death, or 2) the step-up value. We will add the amount of any Earnings Appreciator Benefit that you have selected to each of the amounts specified immediately above. When the Spousal Continuance Option is activated by a surviving spouse younger than 80, we will adjust the step-up value to equal the Contract Value (adjusted, as described immediately above). We make no such adjustment if the surviving spouse is 80 or older. If the surviving spouse was younger than 80 at the owner's death, then we will continue to adjust the step-up value annually until the surviving spouse's attainment of age 80. After the surviving spouse attains age 80, we will continue to adjust the step-up value only to account for additional purchase payments and to reduce the step-up value proportionally by withdrawals.

 IF YOU HAVE SELECTED THE GREATER OF ROLL-UP AND STEP-UP AS YOUR GMDB OPTION, then we will calculate those values upon activation of the Spousal Continuance Option in accordance with the procedures set out in the immediately preceding paragraphs and in your contract.

 After activation of the Spousal Continuance Option, we will calculate the Earnings Appreciator Benefit in the manner discussed under "Earnings Appreciator Death Benefit". We do not allow the surviving spouse to retain the Guaranteed Minimum Income Benefit under the Spousal Continuance Option (or bear the charge associated with that benefit).

 In the preceding discussion of the Spousal Continuance Option, we intend references to attainment of age 80 to refer to the contract anniversary on or following the actual 80/th/ birthday of the surviving spouse.

 See Section 5 with respect to Spousal Continuance of Lifetime Five.

 5: WHAT IS THE LIFETIME FIVE INCOME BENEFIT?


 LIFETIME FIVE INCOME BENEFIT

 The Lifetime Five Income Benefit (Lifetime Five) is an optional feature that guarantees your ability to withdraw amounts equal to a percentage of an initial principal value (called the "Protected Withdrawal Value"), regardless of the impact of market performance on your Contract Value, subject to our rules regarding the timing and amount of withdrawals. There are two options--one is designed to provide an annual withdrawal amount for life (the "Life Income Benefit") and the other is designed to provide a greater annual withdrawal amount (than the first option) as long as there is Protected Withdrawal Value (adjusted as described below) (the "Withdrawal Benefit"). If there is no Protected Withdrawal Value, the Withdrawal Benefit will be zero. You do not choose between these two options; each option will continue to be available as long as the annuity has a Contract Value and Lifetime Five is in effect. Certain benefits under Lifetime Five may remain in effect even if the Contract Value is zero. The option may be appropriate if you intend to make periodic withdrawals from your contract and wish to ensure that market performance will not affect your ability to receive annual payments. You are not required to make withdrawals--the guarantees are not lost if you withdraw less than the maximum allowable amount each year. Lifetime Five is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved.


 Lifetime Five is subject to certain restrictions described below.

..   Currently, Lifetime Five can only be elected once each contract year, and only where the annuitant and the contract owner are the same person or, if the contract owner is an entity, where there is only one annuitant. We reserve the right to limit the election frequency in the future. Before making any such change to the election frequency, we will provide prior notice to contact owners who have an effective Lifetime Five Income Benefit.
..   The annuitant must be at least 45 years old when Lifetime Five is elected.

..   Lifetime Five may not be elected if you have elected any other optional living benefit.
..   Owners electing this benefit prior to December 5, 2005, were required to allocate Contract Value to one or more of the following asset allocation portfolios of the Prudential Series Fund: SP Balanced Asset Allocation Portfolio, SP Conservative Asset Allocation Portfolio, and SP Growth Asset Allocation Portfolio. Owners electing this benefit on or after December 5, 2005 must allocate Contract Value to one or more of the following asset allocation portfolios of Advanced Series Trust: AST Capital Growth Asset Allocation Portfolio, AST Balanced Asset Allocation Portfolio, AST Conservative Asset Allocation Portfolio, and AST Preservation Asset Allocation Portfolio or to the AST Advanced Strategies Portfolio, AST First Trust Balanced Target Portfolio, AST First Trust Capital Appreciation Target Portfolio AST T. Rowe Price Asset Allocation Portfolio, AST UBS Dynamic Alpha Portfolio, or AST American Century Strategic Allocation Portfolio. As specified in this paragraph, you generally must allocate your Contract Value in accordance with the then-available option(s) that we may prescribe, in order to elect and maintain Lifetime Five. If, subsequent to your election of the benefit, we change our requirements for how Contract Value must be allocated under the benefit, that new requirement will apply only to new elections of the benefit, and will not compel you to re-allocate your Contract Value in accordance with our newly-adopted requirements. All subsequent transfers and purchase payments will be subject to the new investment limitations.


 Protected Withdrawal Value

 The Protected Withdrawal Value is used to determine the amount of each annual payment under the Life Income Benefit and the Withdrawal Benefit. The initial Protected Withdrawal Value is determined as of the date you make your first withdrawal under your contract following your election of Lifetime Five. The initial Protected Withdrawal Value is equal to the greater of:

 (A)the Contract Value on the date you elect Lifetime Five, plus any additional Purchase Payments (and any Credits), each growing at 5% per year from the date of your election of the benefit, or application of the Purchase Payment to your contract, as applicable, until the date of your first withdrawal or the 10th anniversary of the benefit effective date, if earlier;

 (B)the Contract Value on the date of the first withdrawal from your contract, prior to the withdrawal;

 (C)the highest Contract Value on each contract anniversary, plus subsequent Purchase Payments (plus any Credits) prior to the first withdrawal or the 10th anniversary of the benefit effective date, if earlier.

 With respect to A and C above, after the 10th anniversary of the benefit effective date, each value is increased by the amount of any subsequent Purchase Payments (plus any Credits).

 If you elect Lifetime Five at the time you purchase your contract, the Contract Value will be your initial Purchase Payment (plus any Credits).

 If you make additional Purchase Payments after your first withdrawal, the Protected Withdrawal Value will be increased by the amount of each additional Purchase Payment (plus any Credits).

 You may elect to step-up your Protected Withdrawal Value if, due to positive market performance, your Contract Value is greater than the Protected Withdrawal Value.

 If you elected Lifetime Five on or after March 20, 2006:
..   you are eligible to step-up the Protected Withdrawal Value on or after the
    1st anniversary of the first withdrawal under Lifetime Five.
..   the Protected Withdrawal Value can be stepped up again on or after the 1st anniversary of the preceding step-up.

 Under contracts with Lifetime Five elected prior to March 20, 2006, the Protected Withdrawal Value can be stepped up on or after the 5/th/ anniversary following the first withdrawal under Lifetime Five, or five years after the preceding step-up.

 In either scenario, (i.e., elections before or after March 20, 2006), if you elect to step-up the Protected Withdrawal Value, and on the date you elect to step-up, the charges under Lifetime Five have changed for new purchasers, you may be subject to the new charge at the time of the step-up. Upon election of the step-up, we increase the Protected Withdrawal Value to be equal to the then-current Contract Value. For example, assume your Initial Protected Withdrawal Value was $100,000, and you have made cumulative withdrawals of $40,000, reducing the Protected Withdrawal Value to $60,000. On the date you are eligible to step-up the Protected Withdrawal Value, your Contract Value is equal to $75,000. You could elect to step-up the Protected Withdrawal Value to $75,000 on the date you are eligible. If your current Annual Income Amount and Annual Withdrawal Amount are less than they would be if we did not reflect the step-up in Protected Withdrawal Value, then we will increase these amounts to reflect the step-up as described below.


 An optional automatic step-up ("Auto Step-Up") feature is available for this benefit. This feature may be elected at the time the benefit is elected or at any time while the benefit is in force.

 If you elected Lifetime Five on or after March 20, 2006 and have also elected the Auto Step-Up feature:

..   the first Auto Step-Up opportunity will occur on the 1/st/ Contract
    Anniversary that is at least one year after the later of (1) the date of the first withdrawal under Lifetime Five or (2) the most recent step-up.
..   your Protected Withdrawal Value will only be stepped-up if 5% of the
    Account Value is greater than the Annual Income Amount by any amount.
..   if at the time of the first Auto Step-Up opportunity, 5% of the Account
    Value is not greater than the Annual Income Amount, an Auto Step-Up opportunity will occur on each successive Contract Anniversary until a step-up occurs.
..   once a step-up occurs, the next Auto Step-Up opportunity will occur on the
    1/st/ Contract Anniversary that is at least one year after the most recent step-up.

 If you elected Lifetime Five prior to March 20, 2006 and have also elected the Auto Step-Up feature:

..   the first Auto Step-Up opportunity will occur on the Contract Anniversary that is at least five years after the later of (1) the date of the first withdrawal under Lifetime Five or (2) the most recent step-up.
..   your Protected Withdrawal Value will only be stepped-up if 5% of the
    Account Value is greater than the Annual Income Amount by 5% or more.
..   if at the time of the first Auto Step-Up opportunity, 5% of the Account
    Value does not exceed the Annual Income Amount by 5% or more, an Auto Step-Up opportunity will occur on each successive Contract Anniversary until a step-up occurs.
..   once a step-up occurs, the next Auto Step-Up opportunity will occur on the
    Contract Anniversary that is at least 5 years after the most recent step-up.


 In either scenario (i.e., elections before or after March 20, 2006), if on the date that we implement an Auto Step-Up to your Protected Withdrawal Value, the charge for Lifetime Five has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Subject to our rules and restrictions, you will still be permitted to manually step-up the Protected Withdrawal Value even if you elect the Auto Step-Up feature. Upon election of the step-up, we increase the Protected Withdrawal Value to be equal to the then current Contract Value. For example, assume your initial Protected Withdrawal Value was $100,000 and you have made cumulative withdrawals of $40,000, reducing the Protected Withdrawal Value to $60,000. On the date you are eligible to step-up the Protected Withdrawal Value, your Contract Value is equal to $75,000. You could elect to step-up the Protected Withdrawal Value to $75,000 on the date you are eligible. If your current Annual Income Amount and Annual Withdrawal Amount (as described below) are less than they would be if we did not reflect the step-up in Protected Withdrawal Value, then we will increase these amounts to reflect the step-up as described below.


 The Protected Withdrawal Value is reduced each time a withdrawal is made on a "dollar-for-dollar" basis up to 7% per contract year of the Protected Withdrawal Value and on the greater of a "dollar-for-dollar" basis or a pro rata basis for withdrawals in a contract year in excess of that amount until the Protected Withdrawal Value is reduced to zero. At that point, the Annual Withdrawal Amount will be zero until such time (if any) as the contract reflects a Protected Withdrawal Value (for example, due to a step-up or additional purchase payments being made into the contract).

 5: WHAT IS THE LIFETIME FIVE INCOME BENEFIT? continued

 ANNUAL INCOME AMOUNT UNDER THE LIFE INCOME BENEFIT

 The initial Annual Income Amount is equal to 5% of the initial Protected Withdrawal Value. Under Lifetime Five, if your cumulative withdrawals in a contract year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent contract years. If your cumulative withdrawals are in excess of the Annual Income Amount (Excess Income), your Annual Income Amount in subsequent years will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Income to the Contract Value immediately prior to such withdrawal (see examples of this calculation below). Reductions include the actual amount of the withdrawal, including any withdrawal charges that may apply. A withdrawal can be considered Excess Income under the Life Income Benefit even though it does not exceed the Annual Withdrawal Amount under the Withdrawal Benefit. When you elect a step-up, your Annual Income Amount increases to equal 5% of your Contract Value after the step-up if such amount is greater than your Annual Income Amount. Your Annual Income Amount also increases if you make additional purchase payments. The amount of the increase is equal to 5% of any additional purchase payments. Any increase will be added to your Annual Income Amount beginning on the day that the step-up is effective or the purchase payment is made. A determination of whether you have exceeded your Annual Income Amount is made at the time of each withdrawal; therefore, a subsequent increase in the Annual Income Amount will not offset the effect of a withdrawal that exceeded the Annual Income Amount at the time the withdrawal was made.


 ANNUAL WITHDRAWAL AMOUNT UNDER THE WITHDRAWAL BENEFIT

 The initial Annual Withdrawal Amount is equal to 7% of the initial Protected Withdrawal Value. Under Lifetime Five, if your cumulative withdrawals each contract year are less than or equal to the Annual Withdrawal Amount, your Protected Withdrawal Value will be reduced on a "dollar-for-dollar" basis. If your cumulative withdrawals are in excess of the Annual Withdrawal Amount (Excess Withdrawal), your Annual Withdrawal Amount will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Withdrawal to the Contract Value immediately prior to such withdrawal (see the examples of this calculation below). Reductions include the actual amount of the withdrawal, including any withdrawal charges that may apply. When you elect a step-up, your Annual Withdrawal Amount increases to equal 7% of your Contract Value after the step-up if such amount is greater than your Annual Withdrawal Amount. Your Annual Withdrawal Amount also increases if you make additional purchase payments. The amount of the increase is equal to 7% of any additional purchase payments. A determination of whether you have exceeded your Annual Withdrawal Amount is made at the time of each withdrawal; therefore, a subsequent increase in the Annual Withdrawal Amount will not offset the effect of a withdrawal that exceeded the Annual Withdrawal Amount at the time the withdrawal was made.


 Lifetime Five does not affect your ability to make withdrawals under your contract or limit your ability to request withdrawals that exceed the Annual Income Amount and the Annual Withdrawal Amount. You are not required to withdraw all or any portion of the Annual Withdrawal Amount or Annual Income Amount in each contract year.

..   If, cumulatively, you withdraw an amount less than the Annual Withdrawal
    Amount under the Withdrawal Benefit in any contract year, you cannot carry-over the unused portion of the Annual Withdrawal Amount to subsequent contract years.
..   If, cumulatively, you withdraw an amount less than the Annual Income Amount under the Life Income Benefit in any contract year, you cannot carry-over the unused portion of the Annual Income Amount to subsequent contract years.

 However, because the Protected Withdrawal Value is only reduced by the actual amount of withdrawals you make under these circumstances, any unused Annual Withdrawal Amount or Annual Income Amount may extend the period of time until the remaining Protected Withdrawal Value is reduced to zero.


 The following examples of dollar-for-dollar and proportional reductions and the step-up of the Protected Withdrawal Value, Annual Withdrawal Amount and Annual Income Amount assume: 1.) the contract date and the effective date of Lifetime Five are February 1, 2005; 2.) an initial purchase payment of $250,000; 3.) the Contract Value on February 1, 2006 is equal to $265,000; and 4.) the first withdrawal occurs on March 1, 2006 when the Contract Value is equal to $263,000. The values set forth here are purely hypothetical, and do not reflect the charge for Lifetime Five.


 The initial Protected Withdrawal Value is calculated as the greatest of (a),
 (b) and (c):

 (a)Purchase payment accumulated at 5% per year from February 1, 2005 until March 1, 2006 (393 days) = $250,000 X 1.05(393/365) = $263,484

 (b)Contract Value on March 1, 2006 (the date of the first withdrawal) =
    $263,000
 (c)Contract Value on February 1, 2006 (the first contract anniversary) =
    $265,000


 Therefore, the initial Protected Withdrawal Value is equal to $265,000. The Annual Withdrawal Amount is equal to $18,550 under the Withdrawal Benefit (7% of $265,000). The Annual Income Amount is equal to $13,250 under the Life Income Benefit (5% of $265,000).

 Example 1. Dollar-for-Dollar Reduction
 If $10,000 was withdrawn (less than both the Annual Income Amount and the Annual Withdrawal Amount) on March 1, 2006, then the following values would result:

..   Remaining Annual Withdrawal Amount for current contract year = $18,550 -
    $10,000 = $8,550
..   Annual Withdrawal Amount for future contract years remains at $18,550
..   Remaining Annual Income Amount for current contract year = $13,250 -
    $10,000 = $3,250
..   Annual Income Amount for future contract years remains at $13,250
..   Protected Withdrawal Value is reduced by $10,000 from $265,000 to $255,000

 Example 2. Dollar-for-Dollar and Proportional Reductions
 a) If $15,000 was withdrawn (more than the Annual Income Amount but less than the Annual Withdrawal Amount) on March 1, 2006, then the following values would result:
..   Remaining Annual Withdrawal Amount for current contract year = $18,550 -
    $15,000 = $3,550
..   Annual Withdrawal Amount for future contract years remains at $18,550
..   Remaining Annual Income Amount for current contract year = $0
..   Excess of withdrawal over the Annual Income Amount ($15,000 - $13,250 =
    $1,750) reduces Annual Income Amount for future contract years.

..   Reduction to Annual Income Amount = Excess Income/Contract Value before
    Excess Income X Annual Income Amount = $1,750/($263,000 - $13,250) X $13,250 = $93

..   Annual Income Amount for future contract years = $13,250 - $93 = $13,157
..   Protected Withdrawal Value is reduced by $15,000 from $265,000 to $250,000

 b) If $25,000 was withdrawn (more than both the Annual Income Amount and the Annual Withdrawal Amount) on March 1, 2006, then the following values would result:
..   Remaining Annual Withdrawal Amount for current contract year = $0
..   Excess of withdrawal over the Annual Withdrawal Amount ($25,000 - $18,550 =
    $6,450) reduces Annual Withdrawal Amount for future contract years.

..   Reduction to Annual Withdrawal Amount = Excess Withdrawal/Contract Value

..   before Excess Withdrawal
..   Annual Withdrawal Amount = $6,450/($263,000 - $18,550) X $18,550 = $489
..   Annual Withdrawal Amount for future contract years = $18,550 - $489 =
    $18,061
..   Remaining Annual Income Amount for current contract year = $0
..   Excess of withdrawal over the Annual Income Amount ($25,000 - $13,250 =
    $11,750) reduces Annual Income Amount for future contract years.

..   Reduction to Annual Income Amount = Excess Income/Contract Value before
    Excess Income X Annual Income Amount = $11,750/($263,000 - $13,250) X $13,250 = $623

..   Annual Income Amount for future contract years = $13,250 - $623 = $12,627
..   Protected Withdrawal Value is first reduced by the Annual Withdrawal Amount
    ($18,550) from $265,000 to $246,450. It is further reduced by the greater of a dollar-for-dollar reduction or a proportional reduction.
..   Dollar-for-dollar reduction = $25,000 - $18,550 = $6,450

..   Proportional reduction = Excess Withdrawal/Contract Value before Excess
    Withdrawal X Protected Withdrawal Value = $6,450/($263,000 - $18,550) X $246,450 = $6,503

..   Protected Withdrawal Value = $246,450 - max [$6,450, $6,503] = $239,947

 Example 3. Step-up of the Protected Withdrawal Value
 If the Annual Income Amount ($13,250) is withdrawn each year starting on March 1, 2006 for a period of 3 years, the Protected Withdrawal Value on February 1, 2010 would be reduced to $225,250 [$265,000 - ($13,250 X 3)]. If a step-up is elected on February 1, 2010, then the following values would result:


..   Protected Withdrawal Value = Contract Value on February 1, 2010 = $280,000

..   Annual Income Amount is equal to the greater of the current Annual Income
    Amount or 5% of the stepped up Protected Withdrawal Value. Current Annual Income Amount is $13,250. 5% of the stepped-up Protected Withdrawal Value is 5% of $280,000, which is $14,000. Therefore, the Annual Income Amount is increased to $14,000.
..   Annual Withdrawal Amount is equal to the greater of the current Annual
    Withdrawal Amount or 7% of the stepped up Protected Withdrawal Value. Current Annual Withdrawal Amount is $18,550. 7% of the stepped-up Protected Withdrawal Value is 7% of $280,000, which is $19,600. Therefore, the Annual Withdrawal Amount is increased to $19,600.

 Because the Contract Date and Effective Date of Lifetime Five for this example is prior to March 20, 2006, if the step-up request on February 1, 2012 was due to the election of the auto step-up feature, we would first check to see if an auto step-up should occur by checking to see if 5% of the Account Value exceeds the Annual Income Amount by 5% or more. 5% of the Account Value is

 5: WHAT IS THE LIFETIME FIVE INCOME BENEFIT? continued


 equal to 5% of $280,000, which is $14,000. 5% of the Annual Income Amount ($13,250) is $662.50, which added to the Annual Income Amount is $13,912.50. Since 5% of the Account Value is greater than $13,912.50, the step-up would still occur in this scenario, and all of the values would be increased as indicated above. Had the contract date and effective date of the Lifetime Five benefit been on or after March 20, 2006, the step-up would still occur because 5% of the Account Value is greater than the Annual Income Amount.


 BENEFITS UNDER LIFETIME FIVE

..   If your Contract Value is equal to zero, and the cumulative withdrawals in the current contract year are greater than the Annual Withdrawal Amount, Lifetime Five will terminate. To the extent that your Contract Value was reduced to zero as a result of cumulative withdrawals that are equal to or less than the Annual Income Amount and amounts are still payable under both the Life Income Benefit and the Withdrawal Benefit, you will be given the choice of receiving the payments under the Life Income Benefit or under the Withdrawal Benefit. Once you make this election we will make an additional payment for that contract year equal to either the remaining Annual Income Amount or Annual Withdrawal Amount for the contract year, if any, depending on the option you choose. In subsequent contract years we make payments that equal either the Annual Income Amount or the Annual Withdrawal Amount. You will not be able to change the option after your election and no further purchase payments will be accepted under your contract. If you do not make an election, we will pay you annually under the Life Income Benefit. To the extent that cumulative withdrawals in the current contract year that reduced your Contract Value to zero are more than the Annual Income Amount but less than or equal to the Annual Withdrawal Amount and amounts are still payable under the Withdrawal Benefit, you will receive the payments under the Withdrawal Benefit. In the year of a withdrawal that reduced your Contract Value to zero, we will make an additional payment to equal any remaining Annual Withdrawal Amount and make payments equal to the Annual Withdrawal Amount in each subsequent year (until the Protected Withdrawal Value is depleted). Once your Contract Value equals zero no further purchase payments will be accepted under your contract.


..   If annuity payments are to begin under the terms of your contract or if you decide to begin receiving annuity payments and there is any Annual Income Amount due in subsequent contract years or any remaining Protected Withdrawal Value, you can elect one of the following three options:

    1. apply your Contract Value to any annuity option available;

    2. request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We make such annuity payments until the annuitant's death; or
    3. request that, as of the date annuity payments are to begin, we pay out any remaining Protected Withdrawal Value as annuity payments. Each year such annuity payments will equal the Annual Withdrawal Amount or the remaining Protected Withdrawal Value if less. We make such annuity payments until the earlier of the annuitant's death or the date the Protected Withdrawal Value is depleted.

 We must receive your request in a form acceptable to us at the Prudential Annuity Service Center.

..   In the absence of an election when mandatory annuity payments are to begin, we will make annual annuity payments as a single life fixed annuity with five payments certain using the greater of the annuity rates then currently available or the annuity rates guaranteed in your contract. The amount that will be applied to provide such annuity payments will be the greater of:
    1. the present value of future Annual Income Amount payments. Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your contract; and

    2. the Contract Value.


 If no withdrawal was ever taken, we will determine a Protected Withdrawal Value and calculate an Annual Income Amount and an Annual Withdrawal Amount as if you made your first withdrawal on the date the annuity payments are to begin.

 Other Important Considerations
..   Withdrawals under Lifetime Five are subject to all of the terms and conditions of the contract, including any withdrawal charges.

..   Withdrawals made while Lifetime Five is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the contract. Lifetime Five does not directly affect the Contract Value or surrender value, but any withdrawal will decrease the Contract Value by the amount of the withdrawal (plus any applicable withdrawal charges). If you surrender your contract, you will receive the current Contract Value, not the Protected Withdrawal Value.
..   You can make withdrawals from your contract while your Contract Value is greater than zero without purchasing Lifetime Five. Lifetime Five provides a guarantee that if your Contract Value declines due to market performance, you will be able to receive your Protected Withdrawal Value or Annual Income Amount in the form of periodic benefit payments.

 Election of Lifetime Five

 Lifetime Five can be elected only after the contract date. Elections of Lifetime Five are subject to our eligibility rules and restrictions. The contract owner's Contract Value as of the date of election will be used as the basis to calculate the initial Protected Withdrawal Value, the initial Annual Withdrawal Amount, and the initial Annual Income Amount.


 Termination of Lifetime Five
 Lifetime Five terminates automatically when your Protected Withdrawal Value and Annual Income Amount reach zero. You may terminate Lifetime Five at any time by notifying us. If you terminate Lifetime Five, any guarantee provided by the benefit will terminate as of the date the termination is effective.

 Lifetime Five terminates:

..   upon your surrender of the contract,

..   upon the death of the annuitant (but your surviving spouse may elect a new
    Lifetime Five benefit if your spouse elects the Spousal Continuance Option and your spouse would then be eligible to elect the benefit as if he/she were a new purchaser),

..   upon a change in ownership of the contract that changes the tax identification number of the contract owner, or
..   upon your election to begin receiving annuity payments.

 We cease imposing the charge for Lifetime Five upon the earliest to occur of
 (i) your election to terminate the benefit, (ii) our receipt of appropriate proof of the death of the owner (or annuitant, for entity owned contracts),
 (iii) the annuity date, (iv) automatic termination of the benefit due to an impermissible change of owner or annuitant, or (v) a withdrawal that causes the benefit to terminate.

 While you may terminate Lifetime Five at any time, we may not terminate the benefit other than in the circumstances listed above. However, we may stop offering Lifetime Five for new elections or re-elections at any time in the future.

 Currently, if you terminate Lifetime Five, you will only be permitted to re-elect the benefit on any anniversary of the contract date that is at least 90 calendar days from the date the benefit was last terminated.

 If you elected Lifetime Five at the time you purchased your contract and prior to March 20, 2006, and you terminate Lifetime Five, there will be no waiting period before you can re-elect the benefit. However, once you choose to re-elect/elect, the waiting period described above will apply to subsequent re-elections. If you elected Lifetime Five after the time you purchased your contract, but prior to March 20, 2006, and you terminate Lifetime Five, you must wait until the contract anniversary following your cancellation before you can re-elect the benefit. Once you choose to re-elect/elect, the waiting period described above will apply to subsequent re-elections. We reserve the right to limit the re-election/election frequency in the future. Before making any such change to the re-election/election frequency, we will provide prior notice to contract owners who have an effective Lifetime Five Income Benefit.

 ADDITIONAL TAX CONSIDERATIONS FOR QUALIFIED CONTRACTS

 If you purchase an annuity contract as an investment vehicle for "qualified" investments, including an IRA, the minimum distribution rules under the Code require that you begin receiving periodic amounts from your annuity contract beginning after age 70 1/2. The amount required under the Code may exceed the Annual Withdrawal Amount and the Annual Income Amount, which will cause us to increase the Annual Income Amount and the Annual Withdrawal Amount in any contract year that required minimum distributions due from your contract are greater than such amounts. Any such payments will reduce your Protected Withdrawal Value. In addition, the amount and duration of payments under the contract payment and death benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as required minimum distribution provisions under the tax law.


 6: HOW CAN I PURCHASE A STRATEGIC PARTNERS ANNUITY ONE CONTRACT?

 PURCHASE PAYMENTS
 The initial purchase payment is the amount of money you first pay us to purchase the contract. Unless we agree otherwise, and subject to our rules, the minimum initial purchase payment is $10,000. You must get our prior approval for any initial and additional purchase payment of $1,000,000 or more, unless we are prohibited under applicable state law from insisting on such prior approval. With some restrictions, you can make additional purchase payments by means other than electronic fund transfer of no less than $1,000 at any time during the accumulation phase. However, we impose a minimum of $100 with respect to additional purchase payments made through electronic fund transfers.

 You may purchase this contract only if the oldest of the owner, joint owner, annuitant, or co-annuitant is age 85 or younger (or age 80 depending on the version of the contract) on the contract date. Certain age limits apply to certain features and benefits described

 6: HOW CAN I PURCHASE A STRATEGIC PARTNERS ANNUITY ONE CONTRACT? continued

 herein. No subsequent purchase payments may be made on or after the earliest of the 86/th/ birthday (or 81/st/ birthday depending on the version of the contract) of:

..   the owner,
..   the joint owner,
..   the annuitant, or
..   the co-annuitant.

 Currently, the maximum aggregate purchase payments you may make is $20 million. We limit the maximum total purchase payments in any contract year, other than the first to $2 million absent our prior approval. Depending on applicable state law, other limits may apply.

 ALLOCATION OF PURCHASE PAYMENTS
 When you purchase a contract, we will allocate your invested purchase payment among the variable investment options or, if you choose the Contract Without Credit, the fixed interest rate options based on the percentages you choose. The percentage of your allocation to a particular investment option can range in whole percentages from 0% to 100%.

 When you make an additional purchase payment, it will be allocated in the same way as your most recent purchase payment, unless you tell us otherwise. If you purchase the Contract Without Credit, allocations to the DCA Fixed Rate Option must be no less than $5,000.

 You may change your allocation of future invested purchase payments at any time. Contact the Prudential Annuity Service Center for details.


 We generally will credit the initial purchase payment to your contract within two business days from the day on which we receive your payment in good order at the Prudential Annuity Service Center. If, however, your first payment is made without enough information for us to set up your contract, we may need to contact you to obtain the required information. If we are not able to obtain this information within five business days, we will within that five business day period either return your purchase payment or obtain your consent to continue holding it until we receive the necessary information. We will generally credit each subsequent purchase payment as of the business day we receive it in good order at the Prudential Annuity Service Center. Our business day generally closes at 4:00 p.m. Eastern time. Our business day may close earlier, for example if regular trading on the New York Stock Exchange closes early. Subsequent purchase payments received in good order after the close of the business day will be credited on the following business day. With respect to both your initial purchase payment and any subsequent purchase payment that is pending investment in our separate account we may hold the amount temporarily in our general account and may earn interest on such amount. You will not be credited with interest during that period.


 At our discretion, we may give initial and subsequent purchase payments (as well as withdrawals and transfers) received in good order by certain broker/dealers prior to the close of a business day the same treatment as they would have received had they been received at the same time at the Prudential Annuity Service Center. For more detail, talk to your registered representative.

 Applicable laws designed to counter terrorists and prevent money laundering might, in certain circumstances, require us to block a contract owner's ability to make certain transactions, and thereby refuse to accept purchase payments or requests for transfers, partial withdrawals, total withdrawals, death benefits, or income payments until instructions are received from the appropriate regulator. We also may be required to provide additional information about you and your contract to government regulators.

 CREDITS

 If you purchase the Contract With Credit, we will add a credit amount to your Contract Value with each purchase payment you make. The credit amount is allocated to the variable investment options in the same percentages as the purchase payment.


 Under the version of the Contract With Credit under which bonus credits vest over a seven year period, the credit percentage is currently equal to 4% of each purchase payment. With the approval of the SEC, we can change that credit percentage, but we guarantee it will never be less than 3%. Under the version of the Contract With Credit under which bonus credits generally are not recapturable after expiration of the free look period, the bonus credit that we pay with respect to any purchase payment depends on (i) the age of the older of the owner or joint owner on the date on which the purchase payment is made and (ii) the amount of the purchase payment. Specifically,

..   if the elder owner is 80 or younger on the date that the purchase payment is made, then we will add a bonus credit to the purchase payment equal to 4% if the purchase payment is less than $250,000 or 5% if the purchase payment is greater than or equal to $250,000; and

..   if the elder owner is aged 81-85 on the date that the purchase payment is made, then we will add a bonus credit equal to 3% of the amount of the purchase payment.

 Under the version of the Contract With Credit under which bonus credits vest over a seven year period, each credit is subject to its own vesting schedule, which is shown below. If you make a withdrawal of all or part of a purchase payment, or you begin the income phase of the contract, we will take back the non-vested portion of the credit attributable to that purchase payment. Withdrawals of purchase payments occur on a first-in first-out basis. This credit that we take back is in addition to any withdrawal charges that may apply.

 Under the version of the Contract With Credit under which bonus credits vest over a seven year period, bonus credits vest according to the following schedule:

              Number of Contract Anniversaries
             Since Date of Each Purchase Payment Vested Percentage
             ----------------------------------- -----------------
                              0                          0%
                              1                         10%
                              2                         20%
                              3                         30%
                              4                         40%
                              5                         50%
                              6                         60%
                              7                         100%

 Under each version of the Contract With Credit, if we pay a death benefit under the contract, we have the right to take back any credit we applied one year prior to the date of death or later.

 Under each version of the Contract With Credit, we recapture bonus credits if the owner returns his or her contract during the free look period.

 Depending upon the state in which your contract was issued, your contract may include a different vesting schedule.

 CALCULATING CONTRACT VALUE
 The value of the variable portion of your contract will go up or down depending on the investment performance of the variable investment options you choose. To determine the value of your contract allocated to the variable investment options, we use a unit of measure called an accumulation unit. An accumulation unit works like a share of a mutual fund.

 Every day we determine the value of an accumulation unit for each of the variable investment options. We do this by:

 1) adding up the total amount of money allocated to a specific investment option;
 2) subtracting from that amount insurance charges and any other applicable charges such as for taxes; and
 3) dividing this amount by the number of outstanding accumulation units.

 When you make a purchase payment to a variable investment option, we credit your contract with accumulation units of the subaccount or subaccounts for the investment options you choose. We determine the number of accumulation units credited to your contract by dividing the amount of the purchase payment, plus (if you have purchased the Contract With Credit) any applicable credit, allocated to a variable investment option by the unit price of the accumulation unit for that investment option. We calculate the unit price for each investment option after the New York Stock Exchange closes each day and then credit your contract. The value of the accumulation units can increase, decrease, or remain the same from day to day.


 We cannot guarantee that your Contract Value will increase or that it will not fall below the amount of your total purchase payments.


 7: WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS ANNUITY ONE CONTRACT?

 There are charges and other expenses associated with the contract that reduce the return on your investment. These charges and expenses are described below.

 The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume

 7: WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS ANNUITY ONE CONTRACT? continued

 pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss. The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the contract.

 INSURANCE AND ADMINISTRATIVE CHARGES

 Each day, we make a deduction for the insurance and administrative charges. These charges cover our expenses for mortality and expense risk, administration, marketing and distribution. If you choose a Guaranteed Minimum Death Benefit option, or Lifetime Five Income Benefit option, the insurance and administrative charge also includes a charge to cover our assumption of the associated risk. The mortality risk portion of the charge is for assuming the risk that the annuitant(s) will live longer than expected based on our life expectancy tables. When this happens, we pay a greater number of annuity payments. We also incur the risk that the death benefit amount exceeds the Contract Value. The expense risk portion of the charge is for assuming the risk that the current charges will be insufficient in the future to cover the cost of administering the contract. The administrative expense portion of the charge compensates us for the expenses associated with the administration of the contract. This includes preparing and issuing the contract; establishing and maintaining contract records; preparation of confirmations and annual reports; personnel costs; legal and accounting fees; filing fees; and systems costs.


 We calculate the insurance and administrative charge based on the average daily value of all assets allocated to the variable investment options. These charges are not assessed against amounts allocated to the fixed interest rate options. The amount of the charge depends on the death benefit (or other) option that you choose.

 The death benefit charge is equal to:


..   1.40% on an annual basis if you choose the base death benefit, (1.50% for contract with credit in which credits are generally not recapturable),
..   1.60% on an annual basis if you choose either the roll-up or step-up
    Guaranteed Minimum Death Benefit option (1.70% for contract with credit in which credits are generally not recapturable) (i.e., 0.20% in addition to the base death benefit charge), or
..   1.70% on an annual basis if you choose the greater of the roll-up and step-up Guaranteed Minimum Death Benefit option (1.80% for contract with credit in which credits are generally not recapturable) (i.e., 0.30% in addition to the base death benefit charge).

 As indicated immediately above, we impose an additional insurance and administrative charge of 0.10% annually (of account value attributable to the variable investment options) for the version of the Contract With Credit under which bonus credits generally are not recapturable after expiration of the free look period. We do not assess this charge under the version of the Contract With Credit under which bonus credits vest over a period of seven years.


 We impose an additional charge of 0.60% annually if you choose the Lifetime Five Income Benefit. The 0.60% charge is in addition to the charge we impose for the applicable death benefit. Upon any reset of the amounts guaranteed under this benefit, we reserve the right to adjust the charge to that being imposed at that time for new elections of the benefit.

 If the charges under the contract are not sufficient to cover our expenses, then we will bear the loss. We do, however, expect to profit from these charges. Any profits made from these charges may be used by us to pay for the costs of distributing the contracts. If you choose the Contract With Credit, we will also use any profits from this charge to recoup our costs of providing the credit.

 WITHDRAWAL CHARGE
 A withdrawal charge may apply if you make a full or partial withdrawal during the withdrawal charge period for a purchase payment. The withdrawal charge may also apply if you begin the income phase during the withdrawal charge period, depending upon the annuity option you choose. The amount and duration of the withdrawal charge depends on whether you choose the Contract With Credit or the Contract Without Credit. The withdrawal charge varies with the number of contract anniversaries that have elapsed since each purchase payment was made. Specifically, we maintain an "age" for each purchase payment you have made by keeping track of how many contract anniversaries have passed since the purchase payment was made.

 The withdrawal charge is the percentage, shown below, of the amount withdrawn.


                                                           Contract With
                                                      Credit Withdrawal Charge
                                  Contract With         (Version Under Which
                             Credit Withdrawal Charge Bonus Credits Generally
     Number of Contract        (Version Under Which     Are Not Recapturable
Anniversaries Since The Date Bonus Credits Vest Over    After Expiration Of        Contract Without
  of Each Purchase Payment      Seven Year Period)       Free Look Period)     Credit Withdrawal Charge
----------------------------    ------------------       -----------------     ------------------------
             0                          7%                       8%                       7%
             1                          7%                       8%                       6%
             2                          7%                       8%                       5%
             3                          6%                       8%                       4%
             4                          5%                       7%                       3%
             5                          4%                       6%                       2%
             6                          3%                       5%                       1%
             7                          2%                       0%                       0%
             8                          1%                       0%                       0%
             9                          0%                       0%                       0%


 If a withdrawal is effective on the day before a contract anniversary, the withdrawal charge percentage as of the next following contract anniversary will apply.


 If you request a withdrawal, we will deduct an amount from the Contract Value that is sufficient to pay the withdrawal charge, and take back any credit that has not vested under the vesting schedule, if you have chosen the Contract With Credit under which bonus credits vest over several years and provide you with the amount requested.

 If you request a full withdrawal, we will provide you with the full amount of the Contract Value after making deductions for charges.

 Each contract year, you may withdraw a specified amount of your Contract Value without incurring a withdrawal charge. We make this "charge-free amount" available to you subject to approval of this feature in your state. We determine the charge-free amount available to you in a given contract year on the contract anniversary that begins that year. In calculating the charge-free amount, we divide purchase payments into two categories--payments that are subject to a withdrawal charge and those that are not. We determine the charge-free amount based only on purchase payments that are subject to a withdrawal charge. The charge-free amount in a given contract year is equal to 10% of the sum of all the purchase payments subject to the withdrawal charge that you have made as of the applicable contract anniversary. During the first contract year, the charge-free amount is equal to 10% of the initial purchase payment.


 When you make a withdrawal (including a withdrawal under the optional Lifetime Five Income Benefit), we will deduct the amount of the withdrawal first from the available charge-free amount. Any excess amount will then be deducted from purchase payments in excess of the charge-free amount and subject to applicable withdrawal charges. Once you have withdrawn all purchase payments, additional withdrawals will come from any earnings. We do not impose withdrawal charges on earnings.

 If you choose the Contract With Credit and make a withdrawal that is subject to a withdrawal charge, we may use part of that withdrawal charge to recoup our costs of providing the credit.

 Withdrawal charges will never be greater than permitted by applicable law.

 WAIVER OF WITHDRAWAL CHARGES FOR CRITICAL CARE

 Except as restricted by applicable state law, we will waive all withdrawal charges upon receipt of proof that the owner or a joint owner is terminally ill, or has been confined to an eligible nursing home or eligible hospital continuously for at least three months after the contract date. We will also waive the contract maintenance charge if you surrender your contract in accordance with the above noted conditions. This waiver is not available if the owner has assigned ownership of the contract to someone else. Please consult your contract for details about how we define the key terms used for this waiver (e.g., eligible nursing home). Note that our requirements for this waiver may vary, depending on the state in which your contract was issued.

 REQUIRED MINIMUM DISTRIBUTIONS

 If a withdrawal is taken from a tax qualified contract under the minimum distribution option in order to satisfy an Internal Revenue Service mandatory distribution requirement only with respect to that contract's account balance, we will waive withdrawal charges. See Section 9, "What Are The Tax Considerations Associated With The Strategic Partners Annuity One Contract?"

 7: WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS ANNUITY ONE CONTRACT? continued


 CONTRACT MAINTENANCE CHARGE

 Under the original version of the contract, we do not deduct a contract maintenance charge for administrative expenses while your Contract Value is $50,000 or more. If your Contract Value is less than $50,000 on a contract anniversary during the accumulation phase or when you make a full withdrawal, we will deduct $30 (or if your Contract Value is less than $1,500, then a lower amount equal to 2% of your Contract Value) for administrative expenses. Under the new version of the contract, we do not deduct a contract maintenance charge for administrative expenses while your Contract Value is $75,000 or more. If your Contract Value is less than $75,000 on a contract anniversary during the accumulation phase or when you make a full withdrawal, we will deduct $35 (or a lower amount equal to 2% of your Contract Value) for administrative expenses. (This fee may differ in certain states.) We may increase this charge up to a maximum of $60 per year. Also, we may raise the level of the Contract Value at which we waive this fee. We will deduct this charge proportionately from each of your contract's investment options.


 GUARANTEED MINIMUM INCOME BENEFIT CHARGE

 We will impose an additional charge if you choose the Guaranteed Minimum Income Benefit. This is an annual charge equal to 0.25% of the average GMIB protected value. We deduct the charge from your Contract Value on each of the following events:


..   each contract anniversary;
..   when you begin the income phase of the contract;
..   when you decide no longer to participate in the guaranteed minimum income benefit;
..   upon a full withdrawal; and

..   upon a partial withdrawal if the remaining Contract Value would not be enough to cover the then applicable Guaranteed Minimum Income Benefit charge.


 If we impose this fee other than on a contract anniversary, then we will pro-rate it based on the portion of the contract year that has elapsed since the full annual fee was most recently deducted.


 Because the charge is calculated based on the average GMIB protected value, it does not increase or decrease based on changes to the annuity's Contract Value due to market performance. If the GMIB protected value increases, the dollar amount of the annual charge will increase, while a decrease in the GMIB protected value will decrease the dollar amount of the charge.

 The charge is deducted annually in arrears each contract year on the contract anniversary. We deduct the amount of the charge pro-rata from the Contract Value allocated to the variable investment options, and for Contract Without Credit, the fixed interest rate options. In some states, we may deduct the charge for the Guaranteed Minimum Income Benefit in a different manner. If you surrender your contract, begin receiving annuity payments under the GMIB or any other annuity payout option we make available during a contract year, or the GMIB terminates, we will deduct the charge for the portion of the contract year since the prior contract anniversary (or the contract date if in the first contract year). Upon a full withdrawal or if the Contract Value remaining after a partial withdrawal is not enough to cover the applicable Guaranteed Minimum Income Benefit charge, we will deduct the charge from the amount we pay you.

 The fact that we impose the charge upon a full or partial withdrawal does not impair your right to make a withdrawal at the time of your choosing.


 We will not impose the Guaranteed Minimum Income Benefit charge after the income phase begins.

 EARNINGS APPRECIATOR BENEFIT CHARGE

 We will impose an additional charge if you choose the Earnings Appreciator Benefit. The charge for this benefit is based on an annual rate of 0.15% of your Contract Value if you have also selected a Guaranteed Minimum Death Benefit option (0.20% if you have not selected a Guaranteed Minimum Death Benefit option).


 We calculate the charge on each of the following events:

..   each contract anniversary;
..   when you begin the income phase of the contract;
..   upon death of the sole or last surviving owner prior to the income phase;
..   upon a withdrawal; and
..   upon a subsequent purchase payment.


 The fee is based on the Contract Value at time of calculation and is pro-rated based on the portion of the contract year since the date the Earnings Appreciator Benefit charge was last calculated.

 The charge is not deducted every time it is calculated. Instead, the charge is deducted, along with any previously calculated but not deducted charge, on each of the following events:
..   each contract anniversary;
..   when you begin the income phase of the contract;
..   upon death of the sole or last surviving owner prior to the income phase;
..   upon a full withdrawal; and

..   upon a partial withdrawal if the Contract Value remaining after the partial withdrawal is not enough to cover the then applicable charge.

 We withdraw this charge from each investment option in the same proportion that the amount allocated to the investment option bears to the total Contract Value. Upon a full withdrawal or if the Contract Value remaining after a partial withdrawal is not enough to cover the then-applicable Earnings Appreciator Benefit charge, we will deduct the charge from the amount we pay you. We will deem the payment of the Earnings Appreciator Benefit charge as made from earnings for purposes of calculating other charges.

 BENEFICIARY CONTINUATION OPTION CHARGES
 If your beneficiary takes the death benefit under the beneficiary continuation option, we deduct a Settlement Service Charge. The charge is assessed daily against the average assets allocated to the variable investment options, and is equal to an annual charge of 1.00%. In addition, the beneficiary will incur an annual maintenance fee equal to the lesser of $30 or 2% of contract value if the contract value is less than $25,000 at the time the fee is assessed. The fee will not apply if it is assessed 30 days prior to a surrender request. Finally, transfers in excess of 20 per year will incur a $10 transfer fee.


 TAXES ATTRIBUTABLE TO PREMIUM
 There may be federal, state and local premium based taxes applicable to your purchase payment. We are responsible for the payment of these taxes and may make a deduction from the value of the contract to pay some or all of these taxes. It is our current practice not to deduct a charge for state premium taxes until annuity payments begin. In the states that impose a premium tax on us, the current rates range up to 3.5%. It is also our current practice not to deduct a charge for the federal tax associated with deferred acquisition costs paid by us that are based on premium received. However, we reserve the right to charge the contract owner in the future for any such tax associated with deferred acquisition costs and any federal, state or local income, excise, business or any other type of tax measured by the amount of premium received by us.

 TRANSFER FEE
 You can make 12 free transfers every contract year. We measure a contract year from the date we issue your contract (contract date). If you make more than 12 transfers in a contract year (excluding Dollar Cost Averaging and Auto-Rebalancing), we will deduct a transfer fee of $25 for each additional transfer. We have the right to increase this fee up to a maximum of $30 per transfer, but we have no current plans to do so. We will deduct the transfer fee pro-rata from the investment options from which the transfer is made.

 COMPANY TAXES
 We pay company income taxes on the taxable corporate earnings created by this separate account product. While we may consider company income taxes when pricing our products, we do not currently include such income taxes in the tax charges you pay under the contract. We will periodically review the issue of charging for these taxes and may impose a charge in the future.

 In calculating our corporate income tax liability, we derive certain corporate income tax benefits associated with the investment of company assets, including separate account assets, which are treated as company assets under applicable income tax law. These benefits reduce our overall corporate income tax liability. Under current law, such benefits may include foreign tax credits and corporate dividend received deductions. We do not pass these tax benefits through to holders of the separate account annuity contracts because
 (i) the contract owners are not the owners of the assets generating these benefits under applicable income tax law and (ii) we do not currently include company income taxes in the tax charges you pay under the contract. We reserve the right to change these tax practices.

 UNDERLYING MUTUAL FUND FEES

 When you allocate a purchase payment or a transfer to the variable investment options, we in turn invest in shares of a corresponding underlying mutual fund. Those funds charge fees that are in addition to the contract-related fees described in this section. For 2006, the fees of these funds ranged on an annual basis from 0.37% to 1.19% annually. For certain funds, expenses are reduced pursuant to expense waivers and comparable arrangements. In general, these expense waivers and comparable arrangements are not guaranteed, and may be terminated at any time.

 8: HOW CAN I ACCESS MY MONEY?


 YOU CAN ACCESS YOUR MONEY BY:

..   MAKING A WITHDRAWAL (EITHER PARTIAL OR FULL); OR
..   CHOOSING TO RECEIVE ANNUITY PAYMENTS DURING THE INCOME PHASE.

 WITHDRAWALS DURING THE ACCUMULATION PHASE
 When you make a full withdrawal, you will receive the value of your contract minus any applicable charges and fees and, if you have purchased the Contract With Credit, after we have taken back any credits that have not yet vested. We will calculate the value of your contract and charges, if any, as of the date we receive your request in good order at the Prudential Annuity Service Center.


 Unless you tell us otherwise, any partial withdrawal and related withdrawal charges will be taken proportionately from all of the investment options you have selected. The minimum Contract Value that must remain in order to keep the contract in force after a withdrawal is $2,000. If you request a withdrawal amount that would reduce the Contract Value below this minimum, we will withdraw the maximum amount available that, with the withdrawal charge, would not reduce the Contract Value below such minimum.


 With respect to the variable investment options, we will generally pay the withdrawal amount, less any required tax withholding, within seven days after we receive a withdrawal request in good order. We will deduct applicable charges, if any, from the assets in your contract.


 Income Taxes, Tax Penalties, and Certain Restrictions also may apply to any withdrawal you make. For a more complete explanation, See Section 9.


 AUTOMATED WITHDRAWALS
 We offer an automated withdrawal feature. This feature enables you to receive periodic withdrawals in monthly, quarterly, semiannual, or annual intervals. We will process your withdrawals at the end of the business day at the intervals you specify. We will continue at these intervals until you tell us otherwise. You can make withdrawals from any designated investment option or proportionally from all investment options. The minimum automated withdrawal amount you can make is generally $100. An assignment of the contract terminates any automated withdrawal program that you had in effect.


 Income Taxes, Tax Penalties, Withdrawal Charges, and certain restrictions may apply to automated withdrawals. For a more complete explanation, See Section 9.


 SUSPENSION OF PAYMENTS OR TRANSFERS
 The SEC may require us to suspend or postpone payments made in connection with withdrawals or transfers for any period when:

..   The New York Stock Exchange is closed (other than customary weekend and holiday closings);
..   Trading on the New York Stock Exchange is restricted;
..   An emergency exists, as determined by the SEC, during which sales and redemptions of shares of the underlying mutual funds are not feasible or we cannot reasonably value the accumulation units; or
..   The SEC, by order, permits suspension or postponement of payments for the protection of owners.

 We expect to pay the amount of any withdrawal or process any transfer made from the fixed interest rate options promptly upon request.

 9: WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS ANNUITY ONE CONTRACT?

 The tax considerations associated with the Strategic Partners Annuity One contract vary depending on whether the contract is (i) owned by an individual and not associated with a tax-favored retirement plan (including contracts held by a non-natural person, such as a trust, acting as an agent for a natural person), or (ii) held under a tax-favored retirement plan. We discuss the tax considerations for these categories of contracts below. The discussion is general in nature and describes only federal income tax law (not state or other tax laws). It is based on current law and interpretations, which may change. The discussion includes a description of certain spousal rights under the contract and under tax-qualified plans. Our administration of such spousal rights and related tax reporting accords with our understanding of the Defense of Marriage Act (which defines a "marriage" as a legal union between a man and a woman and a "spouse" as a person of the opposite sex). The information provided is not intended as tax advice. You should consult with a qualified tax advisor for complete information and advice. References to purchase payments below relate to your cost basis in your contract. Generally, your cost basis in a contract not associated with a tax-favored retirement plan is the amount you pay into your contract, or into annuities exchanged for your contract, on an after-tax basis less any withdrawals of such payments.

 This contract may also be purchased as a non-qualified annuity (i.e., a contract not held under a tax-favored retirement plan) by a trust or custodial IRA, which can hold other permissible assets other than the annuity. The terms and administration of the trust or custodial account in accordance with the laws and regulations for IRAs, as applicable, are the responsibility of the applicable trustee or custodian.

 CONTRACTS OWNED BY INDIVIDUALS (NOT ASSOCIATED WITH TAX-FAVORED RETIREMENT
 PLANS)

 Taxes Payable by You
 We believe the contract is an annuity contract for tax purposes. Accordingly, as a general rule, you should not pay any tax until you receive money under the contract.

 Generally, annuity contracts issued by the same company (and affiliates) to you during the same calendar year must be treated as one annuity contract for purposes of determining the amount subject to tax under the rules described below.


 Charges for investment advisory fees that are taken from the contract are treated as a partial withdrawal from the contract and will be reported as such to the contract owner.


 It is possible that the Internal Revenue Service (IRS) would assert that some or all of the charges for the optional benefits under the contract such as the Guaranteed Minimum Death Benefit, should be treated for federal income tax purposes as a partial withdrawal from the contract. If this were the case, the charge for these benefits could be deemed a withdrawal and treated as taxable to the extent there are earnings in the contract. Additionally, for owners under age 59 1/2, the taxable income attributable to the charge for the benefit could be subject to a tax penalty.

 If the IRS determines that the charges for one or more benefits under the contract are taxable withdrawals, then the sole or surviving owner will be provided with a notice from us describing available alternatives regarding these benefits.

 Taxes on Withdrawals and Surrender

 If you make a withdrawal from your contract or surrender it before annuity payments begin, the amount you receive will be taxed as ordinary income, rather than as return of purchase payments, until all gain has been withdrawn. Once all gain has been withdrawn, payments will be treated as a nontaxable return of purchase payments until all purchase payments have been returned. After all purchase payments are returned, all subsequent amounts will be taxed as ordinary income. You will generally be taxed on any withdrawals from the contract while you are alive even if the withdrawal is paid to someone else. Withdrawals under Lifetime Five or as a systematic payment are taxed under these rules.


 If you assign or pledge all or part of your contract as collateral for a loan, the part assigned generally will be treated as a withdrawal. Also, if you elect the interest payment option that we may offer, that election will be treated, for tax purposes, as surrendering your contract.

 If you transfer your contract for less than full consideration, such as by gift, you will trigger tax on any gain in the contract. This rule does not apply if you transfer the contract to your spouse or under most circumstances you transfer the contract incident to divorce.

 Taxes on Annuity Payments
 A portion of each annuity payment you receive will be treated as a partial return of your purchase payments and will not be taxed. The remaining portion will be taxed as ordinary income. Generally, the nontaxable portion is determined by multiplying the annuity payment you receive by a fraction, the numerator of which is your purchase payments (less any amounts previously received tax-free) and the denominator of which is the total expected payments under the contract.

 After the full amount of your purchase payments have been recovered tax-free, the full amount of the annuity payments will be taxable. If annuity payments stop due to the death of the annuitant before the full amount of your purchase payments have been recovered, a tax deduction may be allowed for the unrecovered amount.

 9: WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS ANNUITY ONE CONTRACT? continued


 Tax Penalty On Withdrawals And Annuity Payments
 Any taxable amount you receive under your contract may be subject to a 10% tax penalty. Amounts are not subject to this tax penalty if:

..   the amount is paid on or after you reach age 59 1/2 or die;
..   the amount received is attributable to your becoming disabled;
..   the amount paid or received is in the form of substantially equal payments not less frequently than annually (please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years. Modification of payments during that time period will generally result in retroactive application of the 10% tax penalty.); or
..   the amount received is paid under an immediate annuity contract (in which annuity payments begin within one year of purchase).

 Special Rules In Relation To Tax-free Exchanges Under Section 1035
 Section 1035 of the Internal Revenue Code of 1986, as amended (Code) permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity. If the annuity is purchased through a tax-free exchange of a life insurance, annuity or endowment contract that was purchased prior to August 14, 1982, then any purchase payments made to the original contract prior to August 14, 1982 will be treated as made to the new contract prior to that date. (See "Federal Tax Status" in the Statement of Additional Information).

 Partial surrenders may be treated in the same way as tax-free 1035 exchanges of entire contracts, therefore avoiding current taxation of any gains in the contract as well as the 10% tax penalty on pre-age 59 1/2 withdrawals. The IRS has reserved the right to treat transactions it considers abusive as ineligible for this favorable partial 1035 exchange treatment. We do not know what transactions may be considered abusive. For example, we do not know how the IRS may view early withdrawals or annuitizations after a partial exchange. In addition, it is unclear how the IRS will treat a partial exchange from a life insurance, endowment, or annuity contract into an immediate annuity. As of the date of this prospectus, we will accept a partial 1035 exchange from a non-qualified annuity into an immediate annuity as a "tax-free" exchange for future tax reporting purposes, except to the extent that we, as a reporting and withholding agent, believe that we would be expected to deem the transaction to be abusive. However, some insurance companies may not recognize these partial surrenders as tax-free exchanges and may report them as taxable distributions to the extent of any gain distributed as well as subjecting the taxable portion of the distribution to the 10% tax penalty. We strongly urge you to discuss any transaction of this type with your tax advisor before proceeding with the transaction.

 Taxes Payable by Beneficiaries
 The death benefit options are subject to income tax to the extent the distribution exceeds the cost basis in the contract. The value of the death benefit, as determined under federal law, is also included in the owner's estate.


 Generally, the same tax rules described above would also apply to amounts received by your beneficiary. Choosing any option other than a lump sum death benefit may defer taxes. Certain required minimum distribution provisions under the tax law apply upon your death, as discussed further below.


 Tax consequences to the beneficiary vary among the death benefit payment options.

..   Choice 1: The beneficiary is taxed on earnings in the contract.
..   Choice 2: The beneficiary is taxed as amounts are withdrawn (in this case earnings are treated as being distributed first).
..   Choice 3: The beneficiary is taxed on each payment (part will be treated as earnings and part as return of premiums).


 Considerations For Co-Annuitants
 There may be adverse tax consequences if a Co-Annuitant succeeds an Annuitant when an annuity is owned by a trust that is neither tax exempt nor qualifies for preferred treatment under certain sections of the Code. In general, the Code is designed to prevent indefinite deferral of tax. Continuing the benefit of tax deferral by naming one or more Co-Annuitants when an annuity is owned by a non-qualified trust might be deemed an attempt to extend the tax deferral for an indefinite period. Therefore, adverse tax treatment may depend on the terms of the trust, who is named as Co-Annuitant, as well as the particular facts and circumstances. You should consult your tax advisor before naming a Co-Annuitant if you expect to use an annuity in such a fashion.


 Reporting and Withholding on Distributions
 Taxable amounts distributed from your annuity contracts are subject to federal and state income tax reporting and withholding. In general, we will withhold federal income tax from the taxable portion of such distribution based on the type of distribution. In the case of an annuity or similar periodic payment, we will withhold as if you are a married individual with three exemptions unless you designate a different withholding status. In the case of all other distributions, we will withhold at a 10% rate. You may generally elect not to have tax withheld from your payments. An election out of withholding must be made on forms that we provide.

 State income tax withholding rules vary and we will withhold based on the rules of your State of residence. Special tax rules apply to withholding for nonresident aliens, and we generally withhold income tax for nonresident aliens at a 30% rate. A different withholding rate may be applicable to a nonresident alien based on the terms of an existing income tax treaty between the United States and the nonresident alien's country. Please refer to the CONTRACTS HELD BY TAX FAVORED PLANS section below for a discussion regarding withholding rules for tax favored plans (for example, an IRA).

 Regardless of the amount withheld by us, you are liable for payment of federal and state income tax on the taxable portion of annuity distributions. You should consult with your tax advisor regarding the payment of the correct amount of these income taxes and potential liability if you fail to pay such taxes.


 Entity Owners
 Where a contract is held by a non-natural person (e.g. a corporation), other than as an agent or nominee for a natural person (or in other limited circumstances), the contract will not be taxed as an annuity and increases in the value of the contract over its cost basis will be subject to tax annually.

 Where a contract is issued to a trust, and such trust is characterized as a grantor trust under the Internal Revenue Code, such contract shall not be considered to be held by a non-natural person and will be subject to the tax reporting and withholding requirements for contracts not held by tax favored plans.


 Annuity Qualification

 Diversification And Investor Control. In order to qualify for the tax rules applicable to annuity contracts described above, the assets underlying the variable investment options of the annuity contract must be diversified, according to certain rules under the Internal Revenue Code. Each portfolio is required to diversify its investments each quarter so that no more than 55% of the value of its assets is represented by any one investment, no more than 70% is represented by any two investments, no more than 80% is represented by any three investments, and no more than 90% is represented by any four investments. Generally, securities of a single issuer are treated as one investment and obligations of each U.S. Government agency and instrumentality (such as the Government National Mortgage Association) are treated as issued by separate issuers. In addition, any security issued, guaranteed or insured (to the extent so guaranteed or insured) by the United States or an instrumentality of the U.S. will be treated as a security issued by the U.S. Government or its instrumentality, where applicable. We believe the portfolios underlying the variable investment options of the Contract meet these diversification requirements.

 An additional requirement for qualification for the tax treatment described above is that we, and not you as the contract owner, must have sufficient control over the underlying assets to be treated as the owner of the underlying assets for tax purposes. While we also believe these investor control rules will be met, the Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable annuity. It is unclear whether such guidelines, if in fact promulgated, would have retroactive effect. It is also unclear what effect, if any, such guidelines may have on transfers between the investment options offered pursuant to this prospectus. We reserve the right to take any action, including modifications to your contract or the investment options, required to comply with such guidelines if promulgated. Any such changes will apply uniformly to affected owners and will be made with such notice to affected owners as is feasible under the circumstances.

 Required Distributions Upon Your Death for Contracts Owned by Individuals (not associated with Tax-favored Plans).
 If you die on or after the annuity date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death.

 If you die before the annuity date, the entire interest in the contract must be distributed within five years after the date of death or as periodic payments over a period not extending beyond the life or life expectancy of the designated beneficiary (provided such payments begin within one year of your death). Your designated beneficiary is the person to whom benefit rights under the contract pass by reason of death, and must be a natural person in order to elect a periodic payment option based on life expectancy or a period exceeding five years.

 Additionally, if the contract is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner.

 9: WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS ANNUITY ONE CONTRACT? continued




 Changes in the Contract
 We reserve the right to make any changes we deem necessary to assure that the contract qualifies as an annuity contract for tax purposes. Any such changes will apply to all contract owners and you will be given notice to the extent feasible under the circumstances.

 Additional Information
 You should refer to the Statement of Additional Information if:



..   Your contract was issued in exchange for a contract containing purchase payments made before August 14, 1982.
..   You transfer your contract to, or designate, a beneficiary who is either
    37 1/2 years younger than you or a grandchild.

 CONTRACTS HELD BY TAX FAVORED PLANS
 The following discussion covers annuity contracts held under tax-favored retirement plans.

 Currently, the contract may be purchased for use in connection with individual retirement accounts and annuities (IRAs) which are subject to Sections 408(a) and 408(b) of the Code and Roth Individual Retirement Accounts (Roth IRAs) under Section 408A of the Code. This description assumes that you have satisfied the requirements for eligibility for these products.

 YOU SHOULD BE AWARE THAT TAX FAVORED PLANS SUCH AS IRAS GENERALLY PROVIDE TAX DEFERRAL REGARDLESS WHETHER THEY INVEST IN ANNUITY CONTRACTS. THIS MEANS THAT WHEN A TAX FAVORED PLAN INVESTS IN AN ANNUITY CONTRACT, IT GENERALLY DOES NOT RESULT IN ANY ADDITIONAL TAX DEFERRAL BENEFITS.

 TYPES OF TAX FAVORED PLANS
 IRAs. If you buy a contract for use as an IRA, we will provide you a copy of the prospectus and contract. The "IRA Disclosure Statement," attached to this prospectus, contains information about eligibility, contribution limits, tax particulars, and other IRA information. In addition to this information (some of which is summarized below), the IRS requires that you have a "free look" after making an initial contribution to the contract. During this time, you can cancel the contract by notifying us in writing, and we will refund all of the purchase payments under the contract (or, if provided by applicable state law, the amount your contract is worth, if greater) less any applicable federal and state income tax withholding.


 Contributions Limits/Rollovers. Because of the way the contract is designed, you may only purchase a contract for an IRA in connection with a "rollover" of amounts from a qualified retirement plan or transfer from another IRA, or if you are age 50 or older and by making a single contribution consisting of your IRA contributions and catch-up contributions attributable to a prior year and the current year during the period from January 1 to April 15 of the current year. You must make a minimum initial payment of $10,000 to purchase a contract. This minimum is greater than the maximum amount of any annual contribution allowed by law you may make to an IRA. For 2007, the limit is $4,000, increasing to $5,000 in 2008. After 2008, the contribution amount will be indexed for inflation. The tax law also provides for a catch-up provision for individuals who are age 50 and above, allowing those individuals an additional $1,000 contribution each year. The "rollover" rules under the Code are fairly technical; however, an individual (or his or her surviving spouse) may generally "roll over" certain distributions from tax favored retirement plans (either directly or within 60 days from the date of these distributions) if he or she meets the requirements for distribution. Once you buy the contract, you can make regular IRA contributions under the contract (to the extent permitted by law). However, if you make such regular IRA contributions, you should note that you will not be able to treat the contract as a "conduit IRA," which means that you will not retain possible favorable tax treatment if you subsequently "roll over" the contract funds originally derived from a qualified retirement plan into another Section 401(a) plan.


 Required Provisions. Contracts that are IRAs (or endorsements that are part of the contract) must contain certain provisions:

..   You, as owner of the contract, must be the "annuitant" under the contract
    (except in certain cases involving the division of property under a decree of divorce);
..   Your rights as owner are non-forfeitable;
..   You cannot sell, assign or pledge the contract, other than to Pruco Life;
..   The annual contribution you pay cannot be greater than the maximum amount allowed by law, including catch-up contributions if applicable (which does not include any rollover amounts);
..   The date on which required minimum distributions must begin cannot be later than April 1/st/ of the calendar year after the calendar year you turn age 70 1/2; and

..   Death and annuity payments must meet required minimum distribution provisions under the tax law.

 Usually, the full amount of any distribution from an IRA (including a distribution from this contract) which is not a rollover is taxable. As taxable income, these distributions are subject to the general tax withholding rules described earlier. In addition to this normal tax liability, you may also be liable for the following, depending on your actions:

..   A 10% "early distribution penalty";
..   Liability for "prohibited transactions" if you, for example, borrow against the value of an IRA; or
..   Failure to take a minimum distribution.

 ROTH IRAs. Like standard IRAs, income within a Roth IRA accumulates tax-free, and contributions are subject to specific limits. Roth IRAs have, however, the following differences:

..   Contributions to a Roth IRA cannot be deducted from your gross income;
..   "Qualified distributions" from a Roth IRA are excludable from gross income.
    A "qualified distribution" is a distribution that satisfies two requirements: (1) the distribution must be made (a) after the owner of the IRA attains age 59 1/2; (b) after the owner's death; (c) due to the owner's disability; or (d) for a qualified first time homebuyer distribution within the meaning of Section 72(t)(2)(F) of the Code; and (2) the distribution must be made in the year that is at least five tax years after the first year for which a contribution was made to any Roth IRA established for the owner or five years after a rollover, transfer, or conversion was made from a traditional IRA to a Roth IRA. Distributions from a Roth IRA that are not qualified distributions will be treated as made first from contributions and then from earnings, and earnings will be taxed generally in the same manner as distributions from a traditional IRA; and
..   If eligible (including meeting income limitations and earnings requirements), you may make contributions to a Roth IRA after attaining age 70 1/2, and distributions are not required to begin upon attaining such age or at any time thereafter.

 The "IRA Disclosure Statement" attached to this prospectus contains some additional information on Roth IRAs.

 9: WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS ANNUITY ONE CONTRACT? continued



 Because the contract's minimum initial payment of $10,000 is greater than the maximum annual contribution permitted to be made to a Roth IRA, you may only purchase the contract for a Roth IRA in connection with a "rollover" or "conversion" of amounts of another traditional IRA, conduit IRA, or Roth IRA, or if you are age 50 or older and by making a single contribution consisting of your Roth IRA contributions and catch-up contributions attributable to a prior year and the current year during the period from January 1 to April 15 of the current year. The Code permits persons who meet certain income limitations (generally, adjusted gross income under $100,000 who are not married filing a separate return), and who receive certain qualifying distributions from such non-Roth IRAs, to directly rollover or make, within 60 days, a "rollover" of all or any part of the amount of such distribution to a Roth IRA which they establish. Beginning January 2008, an individual receiving an eligible rollover distribution from a qualified plan can directly rollover contributions to a Roth IRA, subject to the same income limits. This conversion triggers current taxation (but is not subject to a 10% early distribution penalty). Once the contract has been purchased, regular Roth IRA contributions will be accepted to the extent permitted by law. In addition, as of January 1, 2006, an individual receiving an eligible rollover distribution from a designated Roth account under an employer plan may roll over the distribution to a Roth IRA. If you are considering rolling over funds from your Roth account under an employer plan, please contact your Financial Professional prior to purchase to confirm whether such rollovers are being accepted.

 REQUIRED MINIMUM DISTRIBUTIONS AND PAYMENT OPTIONS
 If you hold the contract under an IRA (or other tax-favored plan), IRS required minimum distribution provisions must be satisfied. This means that generally payments must start by April 1 of the year after the year you reach age 70 1/2 and must be made for each year thereafter. Roth IRAs are not subject to these rules during the owner's lifetime. The amount of the payment must at least equal the minimum required under the IRS rules. Several choices are available for calculating the minimum amount. More information on the mechanics of this calculation is available on request. Please contact us a reasonable time before the IRS deadline so that a timely distribution is made. Please note that there is a 50% tax penalty on the amount of any minimum distribution not made in a timely manner.

 Effective in 2006, in accordance with recent changes in laws and regulations, required minimum distributions will be calculated based on the sum of the Contract Value and the actuarial value of any additional death benefits and benefits from optional riders that you have purchased under the contract. As a result, the required minimum distributions may be larger than if the calculation were based on the Contract Value only, which may in turn result in an earlier (but not before the required beginning date) distribution of amounts under the contract and an increased amount of taxable income distributed to the contract owner, and a reduction of death benefits and the benefits of any optional riders.

 You can use the minimum distribution option to satisfy the IRS required minimum distribution provisions for this contract without either beginning annuity payments or surrendering the contract. We will distribute to you this minimum distribution amount, less any other partial withdrawals that you made during the year.


 Although the IRS rules determine the required amount to be distributed from your IRA each year, certain payment alternatives are still available to you. If you own more than one IRA, you can choose to satisfy your minimum distribution requirement for each of your IRAs by withdrawing that amount from any of your IRAs. Similar rules apply if you inherit more than one Roth IRA from the same owner.


 REQUIRED DISTRIBUTIONS UPON YOUR DEATH FOR QUALIFIED CONTRACTS HELD BY TAX FAVORED PLANS
 Upon your death under an IRA, 403(b) or other "qualified investment", the designated beneficiary may generally elect to continue the contract and receive required minimum distributions under the contract instead of receiving the death benefit in a single payment. The available payment options will depend on whether you die before the date required minimum distributions under the Code were required to begin, whether you have named a designated beneficiary and whether that beneficiary is your surviving spouse.

..   If you die after a designated beneficiary has been named, the death benefit must be distributed by December 31/st/ of the year including the five year anniversary of the date of death, or as periodic payments not extending beyond the life or life expectancy of the designated beneficiary (as long as payments begin by December 31/st/ of the year following the year of death). However, if your surviving spouse is the beneficiary, the death benefit can be paid out over the life or life expectancy of your spouse with such payments beginning no later than December 31/st/ of the year following the year of death or December 31/st/ of the year in which you would have reached age 70 1/2, which ever is later. Additionally, if the contract is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner.
..   If you die before a designated beneficiary is named and before the date required minimum distributions must begin under the Code, the death benefit must be paid out by December 31/st/ of the year including the five year anniversary of the date of death.

   For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31/st/ of the year following the year of death, such contract is deemed to have no designated beneficiary.
..   If you die before a designated beneficiary is named and after the date required minimum distributions must begin under the Code, the death benefit must be paid out at least as rapidly as under the method then in effect. For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31/st/ of the year following the year of death, such contract is deemed to have no designated beneficiary,

 A beneficiary has the flexibility to take out more each year than mandated under the required minimum distribution rules.

 Until withdrawn, amounts in an IRA, 403(b) or other "qualified investment" continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the minimum distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation.

 For a Roth IRA, if death occurs before the entire interest is distributed, the death benefit must be distributed under the same rules applied to IRAs where death occurs before the date required minimum distributions must begin under the Code.


 PENALTY FOR EARLY WITHDRAWALS
 You may owe a 10% tax penalty on the taxable part of distributions received from an IRA or Roth IRA before you attain age 59 1/2.

 Amounts are not subject to this tax penalty if:

..   the amount is paid on or after you reach age 59 1/2 or die;
..   the amount received is attributable to your becoming disabled; or
..   the amount paid or received is in the form of substantially equal payments not less frequently than annually (please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years. Modification of payments during that time period will generally result in retroactive application of the 10% tax penalty.)

 Other exceptions to this tax may apply. You should consult your tax advisor for further details.

 WITHHOLDING
 Unless you elect otherwise, we will withhold federal income tax from the taxable portion of such distribution at an appropriate percentage. The rate of withholding on annuity payments where no mandatory withholding is required is determined on the basis of the withholding certificate that you file with us. If you do not file a certificate, we will automatically withhold federal taxes on the following basis:

..   For any annuity payments not subject to mandatory withholding, you will have taxes withheld by us as if you are a married individual, with three exemptions; and
..   For all other distributions, we will withhold at a 10% rate.

 We will provide you with forms and instructions concerning the right to elect that no amount be withheld from payments in the ordinary course. However, you should know that, in any event, you are liable for payment of federal income taxes on the taxable portion of the distributions, and you should consult with your tax advisor to find out more information on your potential liability if you fail to pay such taxes.


 ERISA REQUIREMENTS

 ERISA (the "Employee Retirement Income Security Act of 1974") and the Code prevent a fiduciary and other "parties in interest" with respect to a plan (and, for these purposes, an IRA would also constitute a "plan") from receiving any benefit from any party dealing with the plan, as a result of the sale of the contract. Administrative exemptions under ERISA generally permit the sale of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the contract. This information has to do primarily with the fees, charges, discounts and other costs related to the contract, as well as any commissions paid to any agent selling the contract.

 Information about any applicable fees, charges, discounts, penalties or adjustments may be found under Section 7, "What Are The Expenses Associated With The Strategic Partners Annuity One Contract?"

 Information about sales representatives and commissions may be found under "Other Information" and "Sale And Distribution Of The Contract" in Section 10.

 9: WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS ANNUITY ONE CONTRACT? continued



 Please consult with your tax advisor if you have any questions about ERISA and these disclosure requirements.


 ADDITIONAL INFORMATION
 For additional information about federal tax law requirements applicable to tax favored plans, see the "IRA Disclosure Statement," attached to this prospectus.

 10: OTHER INFORMATION

 PRUCO LIFE INSURANCE COMPANY
 Pruco Life Insurance Company (Pruco Life) is a stock life insurance company which was organized on December 23, 1971 under the laws of the State of Arizona. It is licensed to sell life insurance and annuities in the District of Columbia, Guam and in all states except New York.

 Pruco Life is a wholly-owned subsidiary of The Prudential Insurance Company of America (Prudential), a New Jersey stock life insurance company that has been doing business since October 13, 1875. Prudential is an indirect wholly-owned subsidiary of Prudential Financial, Inc. (Prudential Financial), a New Jersey insurance holding company. As Pruco Life's ultimate parent, Prudential Financial exercises significant influence over the operations and capital structure of Pruco Life and Prudential. However, neither Prudential Financial, Prudential, nor any other related company has any legal responsibility to pay amounts that Pruco Life may owe under the contract.

 THE SEPARATE ACCOUNT
 We have established a separate account, the Pruco Life Flexible Premium Variable Annuity Account (separate account), to hold the assets that are associated with the variable annuity contracts. The separate account was established under Arizona law on June 16, 1995, and is registered with the SEC under the Investment Company Act of 1940 as a unit investment trust, which is a type of investment company. The assets of the separate account are held in the name of Pruco Life and legally belong to us. These assets are kept separate from all of our other assets and may not be charged with liabilities arising out of any other business we may conduct. More detailed information about Pruco Life, including its audited consolidated financial statements, is provided in the Statement of Additional Information.

 SALE AND DISTRIBUTION OF THE CONTRACT
 Prudential Investment Management Services LLC (PIMS), a wholly-owned subsidiary of Prudential Financial, Inc., is the distributor and principal underwriter of the securities offered through this prospectus. PIMS acts as the distributor of a number of annuity contracts and life insurance products we offer.

 PIMS's principal business address is 100 Mulberry Street, Newark, New Jersey 07102-4077. PIMS is registered as a broker/dealer under the Securities Exchange Act of 1934 (Exchange Act) and is a member of the National Association of Securities Dealers, Inc. (NASD).

 The contract is offered on a continuous basis. PIMS enters into distribution agreements with broker/dealers who are registered under the Exchange Act and with entities that may offer the contract but are exempt from registration (firms). Applications for the contract are solicited by registered representatives of those firms. Such representatives will also be our appointed insurance agents under state insurance law. In addition, PIMS may offer the contract directly to potential purchasers.


 Commissions are paid to firms on sales of the contract according to one or more schedules. The individual representative will receive a portion of the compensation, depending on the practice of his or her firm. Commissions are generally based on a percentage of purchase payments made, up to a maximum of 8%. Alternative compensation schedules are available that provide a lower initial commission plus ongoing annual compensation based on all or a portion of Contract Value. We may also provide compensation to the distributing firm for providing ongoing service to you in relation to the contract. Commissions and other compensation paid in relation to the contract do not result in any additional charge to you or to the separate account.


 In addition, in an effort to promote the sale of our products (which may include the placement of Pruco Life and/or the contract on a preferred or recommended company or product list and/or access to the firm's registered representatives), we or PIMS may enter into compensation arrangements with certain broker/dealer firms with respect to certain or all registered representatives of such firms under which such firms may receive separate compensation or reimbursement for, among other things, training of sales personnel and/or marketing and/or administrative services and/or other services they provide to us or our affiliates. These services may include, but are not limited to: educating customers of the firm on the contract's features; conducting due diligence and analysis; providing office access, operations and systems support; holding seminars intended to educate registered representatives and make them more knowledgeable about the contract; providing a dedicated marketing coordinator; providing priority sales desk support; and providing expedited marketing compliance approval to PIMS. Further information about the firms that are part of these compensation arrangements appears in the Statement of Additional Information, which is available without charge upon request.

 To the extent permitted by NASD rules and other applicable laws and regulations, PIMS may pay or allow other promotional incentives or payments in the form of cash or non-cash compensation. These arrangements may not be offered to all firms and the terms of such arrangements may differ between firms.

 You should note that firms and individual registered representatives and branch managers within some firms participating in one of these compensation arrangements might receive greater compensation for selling the contract than for selling a different contract that is not eligible for these compensation arrangements. While compensation is generally taken into account as an expense in considering the charges applicable to a contract product, any such compensation will be paid by us or PIMS and will not result in any additional charge to you. Your registered representative can provide you with more information about the compensation arrangements that apply upon the sale of the contract.


 LITIGATION
 Pruco Life is subject to legal and regulatory actions in the ordinary course of its businesses, which may include class action lawsuits. Pending legal and regulatory actions include proceedings relating to aspects of the businesses and operations that are specific to Pruco Life and that are typical of the businesses in which Pruco Life operates. Class action and individual lawsuits may involve a variety of issues and/or allegations, which include sales practices, underwriting practices, claims payment and procedures, premium charges, policy servicing and breach of fiduciary duties to customers. Pruco Life may also be subject to litigation arising out of its general business activities, such as its investments and third party contracts. In certain of these matters, the plaintiffs may seek large and/or indeterminate amounts, including punitive or exemplary damages.

 Stewart v. Prudential, et al. is a lawsuit brought in the Circuit Court of the First Judicial District of Hinds County, Mississippi by the beneficiaries of an alleged life insurance policy against Pruco Life and Prudential. The complaint alleges that the Prudential defendants acted in bad faith when they failed to pay a death benefit on an alleged contract of insurance that was never delivered. In February 2006, the jury awarded the plaintiffs $1.4 million in compensatory damages and $35 million in punitive damages. Motions for a new trial, judgment notwithstanding the verdict and remittitur, were denied in June 2006. Pruco Life's appeal with the Mississippi Supreme Court is pending.

 Pruco Life's litigation and regulatory matters are subject to many uncertainties, and given the complexity and scope, the outcomes cannot be predicted. It is possible that the results of operations or the cash flow of Pruco Life in a particular quarterly or annual period could be materially affected by an ultimate unfavorable resolution of litigation and regulatory matters, depending, in part, upon the results of operations or cash flow for such period. Management believes, however, that the ultimate outcome of all pending litigation and regulatory matters, after consideration of applicable reserves and rights to indemnification, should not have a material adverse effect on Pruco Life's financial position.


 ASSIGNMENT

 In general, you can assign the contract at any time during your lifetime. If you do so, we will reset the death benefit to equal the Contract Value on the date the assignment occurs. For details, see Section 4, "What Is The Death Benefit?" We will not be bound by the assignment until we receive written notice. We will not be liable for any payment or other action we take in accordance with the contract if that action occurs before we receive notice of the assignment. An assignment, like any other change in ownership, may trigger a taxable event. If you assign the contract, that assignment will result in the termination of any automated withdrawal program that had been in effect. If the new owner wants to re-institute an automated withdrawal program, then he/she needs to submit the forms that we require, in good order.


 If the contract is issued under a qualified plan, there may be limitations on your ability to assign the contract. For further information please speak to your representative.

 FINANCIAL STATEMENTS
 The financial statements of the separate account and Pruco Life, the co-issuer of the Strategic Partners Annuity One contract, are included in the Statement of Additional Information.

 STATEMENT OF ADDITIONAL INFORMATION

 Contents:

..   Company
..   Experts
..   Principal Underwriter
..   Payments Made to Promote Sale of Our Products

 10: OTHER INFORMATION continued

..   Allocation of Initial Purchase Payment
..   Determination of Accumulation Unit Values
..   Federal Tax Status
..   State Specific Variations
..   Financial Statements
..   Separate Account Financial Information
..   Company Financial Information

 HOUSEHOLDING
 To reduce costs, we now send only a single copy of prospectuses and shareholder reports to each consenting household, in lieu of sending a copy to each contract owner that resides in the household. If you are a member of such a household, you should be aware that you can revoke your consent to householding at any time, and begin to receive your own copy of prospectuses and shareholder reports, by calling (877) 778-5008.

                     APPENDIX A - ACCUMULATION UNIT VALUES


 As we have indicated throughout this prospectus, the Strategic Partners Annuity One Variable Annuity is a contract that allows you to select or decline any of several features that carries with it a specific asset-based charge. We maintain a unique unit value corresponding to each combination of such contract features. Here, we depict the historical unit values corresponding to the contract features bearing the highest and lowest combination of asset-based charges. The remaining unit values appear in the Statement of Additional Information, which you may obtain free of charge by calling (888) PRU-2888 or by writing to us at the Prudential Annuity Service Center, P.O. Box 7960, Philadelphia, PA 19176. As discussed in the prospectus, if you select certain optional benefits (e.g., Lifetime Five), we limit the investment options to which you may allocate your Contract Value. In certain of these accumulation unit value tables, we set forth accumulation unit values that assume election of one or more of such optional benefits and allocation of Contract Value to portfolios that currently are not permitted as part of such optional benefits. Such unit values are set forth for general reference purposes only, and are not intended to indicate that such portfolios may be acquired along with those optional benefits.

                  STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS -

                (Contract w/o Credit, Base Death Benefit 1.40)



--------------------------------------------------------------------------------------
                                                                       Number of
                                   Accumulation     Accumulation      Accumulation
                                   Unit Value at    Unit Value at Units Outstanding at
                                Beginning of Period End of Period    End of Period
--------------------------------------------------------------------------------------
Jennison Portfolio
    9/22/2000* to 12/31/2000         $1.00269         $0.81573          2,804,198
    1/1/2001 to 12/31/2001           $0.81573         $0.65768         13,472,779
    1/1/2002 to 12/31/2002           $0.65768         $0.44784         17,750,091
    1/1/2003 to 12/31/2003           $0.44784         $0.57527         17,493,004
    1/1/2004 to 12/31/2004           $0.57527         $0.62205         15,595,654
    1/1/2005 to 12/31/2005           $0.62205         $0.70282         13,509,022
    1/1/2006 to 12/31/2006           $0.70282         $0.70547         12,412,011

    2/4/2002* to 12/31/2002          $0.97701         $0.70649          2,074,773
    1/1/2003 to 12/31/2003           $0.70649         $0.90749          3,307,801
    1/1/2004 to 12/31/2004           $0.90749         $0.98122          3,450,251
    1/1/2005 to 12/31/2005           $0.98122         $1.10855          3,130,048
    1/1/2006 to 12/31/2006           $1.10855         $1.11284          2,841,902
--------------------------------------------------------------------------------------
Prudential Equity Portfolio
    5/1/2002* to 12/31/2002          $1.00967         $0.80531             70,722
    1/1/2003 to 12/31/2003           $0.80531         $1.04571            592,315
    1/1/2004 to 12/31/2004           $1.04571         $1.13373          1,097,246
    1/1/2005 to 12/31/2005           $1.13373         $1.24642          2,421,326
    1/1/2006 to 12/31/2006           $1.24642         $1.38377          1,931,082

    2/4/2002* to 12/31/2002          $0.97750         $0.78176            610,157
    1/1/2003 to 12/31/2003           $0.78176         $1.01497          1,368,738
    1/1/2004 to 12/31/2004           $1.01497         $1.10038          1,544,892
    1/1/2005 to 12/31/2005           $1.10038         $1.20970          1,875,682
    1/1/2006 to 12/31/2006           $1.20970         $1.34302          1,810,770
--------------------------------------------------------------------------------------
Prudential Global Portfolio
    9/22/2000* to 12/31/2000         $0.99803         $0.87656            371,999
    1/1/2001 to 12/31/2001           $0.87656         $0.71233          2,021,873
    1/1/2002 to 12/31/2002           $0.71233         $0.52578          2,853,658
    1/1/2003 to 12/31/2003           $0.52578         $0.69505          3,098,273
    1/1/2004 to 12/31/2004           $0.69505         $0.75112          3,171,231
    1/1/2005 to 12/31/2005           $0.75112         $0.85974          2,766,443
    1/1/2006 to 12/31/2006           $0.85974         $1.01450          2,523,969

    2/4/2002* to 12/31/2002          $0.98632         $0.76666            491,420
    1/1/2003 to 12/31/2003           $0.76666         $1.01366            748,667
    1/1/2004 to 12/31/2004           $1.01366         $1.09542            774,604
    1/1/2005 to 12/31/2005           $1.09542         $1.25393            733,732
    1/1/2006 to 12/31/2006           $1.25393         $1.47969            749,324

------------------------------------------------------------------------------------------------------
                                                                                       Number of
                                                   Accumulation     Accumulation      Accumulation
                                                   Unit Value at    Unit Value at Units Outstanding at
                                                Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------------------------
Prudential Money Market Portfolio
    9/22/2000* to 12/31/2000                         $1.00040         $1.01353          3,827,370
    1/1/2001 to 12/31/2001                           $1.01353         $1.04061         28,517,423
    1/1/2002 to 12/31/2002                           $1.04061         $1.04179         30,407,337
    1/1/2003 to 12/31/2003                           $1.04179         $1.03613         23,119,477
    1/1/2004 to 12/31/2004                           $1.03613         $1.03213         16,405,422
    1/1/2005 to 12/31/2005                           $1.03213         $1.04743         15,171,362
    1/1/2006 to 12/31/2006                           $1.04743         $1.08209         14,523,466

    2/4/2002* to 12/31/2002                          $1.00003         $1.00082          1,223,365
    1/1/2003 to 12/31/2003                           $1.00082         $0.99527          4,777,403
    1/1/2004 to 12/31/2004                           $0.99527         $0.99141          4,662,685
    1/1/2005 to 12/31/2005                           $0.99141         $1.00599          2,015,180
    1/1/2006 to 12/31/2006                           $1.00599         $1.03920          5,556,088
------------------------------------------------------------------------------------------------------
Prudential Stock Index Portfolio
    9/22/2000* to 12/31/2000                         $0.99966         $0.91141          1,122,383
    1/1/2001 to 12/31/2001                           $0.91141         $0.79064          7,243,090
    1/1/2002 to 12/31/2002                           $0.79064         $0.60663         11,922,873
    1/1/2003 to 12/31/2003                           $0.60663         $0.76671         13,031,875
    1/1/2004 to 12/31/2004                           $0.76671         $0.83508         12,497,799
    1/1/2005 to 12/31/2005                           $0.83508         $0.86092         10,756,264
    1/1/2006 to 12/31/2006                           $0.86092         $0.98105          9,377,217

    2/4/2002* to 12/31/2002                          $0.97534         $0.78517          2,259,907
    1/1/2003 to 12/31/2003                           $0.78517         $0.99254          4,369,924
    1/1/2004 to 12/31/2004                           $0.99254         $1.08106          5,673,071
    1/1/2005 to 12/31/2005                           $1.08106         $1.11454          4,964,469
    1/1/2006 to 12/31/2006                           $1.11454         $1.27016          4,524,375
------------------------------------------------------------------------------------------------------
Prudential Value Portfolio
    5/1/2002* to 12/31/2002                          $1.00859         $0.79744            131,956
    1/1/2003 to 12/31/2003                           $0.79744         $1.00719            656,248
    1/1/2004 to 12/31/2004                           $1.00719         $1.15535          1,400,351
    1/1/2005 to 12/31/2005                           $1.15535         $1.32936          1,589,111
    1/1/2006 to 12/31/2006                           $1.32936         $1.57254          1,894,319

    2/4/2002* to 12/31/2002                          $0.97746         $0.79350            924,945
    1/1/2003 to 12/31/2003                           $0.79350         $1.00220          1,453,519
    1/1/2004 to 12/31/2004                           $1.00220         $1.14963          1,739,846
    1/1/2005 to 12/31/2005                           $1.14963         $1.32269          2,019,582
    1/1/2006 to 12/31/2006                           $1.32269         $1.56464          2,076,481
------------------------------------------------------------------------------------------------------
SP Aggressive Growth Asset Allocation Portfolio
    9/22/2000* to 12/31/2000                         $0.99989         $0.92990            612,611
    1/1/2001 to 12/31/2001                           $0.92990         $0.75207          2,321,220
    1/1/2002 to 12/31/2002                           $0.75207         $0.57727          3,164,636
    1/1/2003 to 12/31/2003                           $0.57727         $0.75587          3,480,170
    1/1/2004 to 12/31/2004                           $0.75587         $0.85542          3,671,537
    1/1/2005 to 12/31/2005                           $0.85542         $0.93214          3,864,680
    1/1/2006 to 12/31/2006                           $0.93214         $1.05041          3,043,382

    2/4/2002* to 12/31/2002                          $0.98198         $0.80240            458,213
    1/1/2003 to 12/31/2003                           $0.80240         $1.05061            778,049
    1/1/2004 to 12/31/2004                           $1.05061         $1.18898            870,360
    1/1/2005 to 12/31/2005                           $1.18898         $1.29548            923,830
    1/1/2006 to 12/31/2006                           $1.29548         $1.46007            804,010

--------------------------------------------------------------------------------------------------
                                                                                   Number of
                                               Accumulation     Accumulation      Accumulation
                                               Unit Value at    Unit Value at Units Outstanding at
                                            Beginning of Period End of Period    End of Period
--------------------------------------------------------------------------------------------------
SP AIM Aggressive Growth Portfolio
    9/22/2000* to 12/31/2000                     $0.99989         $0.85666            599,327
    1/1/2001 to 12/31/2001                       $0.85666         $0.63765          1,875,278
    1/1/2002 to 12/31/2002                       $0.63765         $0.49707          2,447,386
    1/1/2003 to 12/31/2003                       $0.49707         $0.62015          2,280,952
    1/1/2004 to 12/31/2004                       $0.62015         $0.68418          2,257,823
    1/1/2005 to 4/29/2005                        $0.68418         $0.63168                  0

    2/4/2002* to 12/31/2002                      $0.97611         $0.80273            210,394
    1/1/2003 to 12/31/2003                       $0.80273         $1.00158            408,387
    1/1/2004 to 12/31/2004                       $1.00158         $1.10499            460,455
    1/1/2005 to 4/29/2005                        $1.10499         $1.02030                  0
--------------------------------------------------------------------------------------------------
SP AIM Core Equity Portfolio
    9/22/2000* to 12/31/2000                     $0.99989         $0.83933            907,104
    1/1/2001 to 12/31/2001                       $0.83933         $0.64005          4,254,778
    1/1/2002 to 12/31/2002                       $0.64005         $0.53519          4,851,632
    1/1/2003 to 12/31/2003                       $0.53519         $0.65281          4,279,800
    1/1/2004 to 12/31/2004                       $0.65281         $0.70030          3,982,664
    1/1/2005 to 12/31/2005                       $0.70030         $0.72258          3,526,371
    1/1/2006 to 12/31/2006                       $0.72258         $0.82704          3,118,815

    2/4/2002* to 12/31/2002                      $0.98416         $0.85696            309,138
    1/1/2003 to 12/31/2003                       $0.85696         $1.04529            438,902
    1/1/2004 to 12/31/2004                       $1.04529         $1.12146            505,329
    1/1/2005 to 12/31/2005                       $1.12146         $1.15727            515,268
    1/1/2006 to 12/31/2006                       $1.15727         $1.32465            480,424
--------------------------------------------------------------------------------------------------
SP T. Rowe Price Large-Cap Growth Portfolio
    9/22/2000* to 12/31/2000                     $0.99989         $0.85233          1,254,905
    1/1/2001 to 12/31/2001                       $0.85233         $0.71906          5,750,267
    1/1/2002 to 12/31/2002                       $0.71906         $0.48794          6,976,552
    1/1/2003 to 12/31/2003                       $0.48794         $0.59595          6,981,606
    1/1/2004 to 12/31/2004                       $0.59595         $0.62365          6,751,783
    1/1/2005 to 12/31/2005                       $0.62365         $0.71651          6,027,621
    1/1/2006 to 12/31/2006                       $0.71651         $0.74837          5,587,273

    2/4/2002* to 12/31/2002                      $0.96941         $0.72083            743,529
    1/1/2003 to 12/31/2003                       $0.72083         $0.88040          1,245,148
    1/1/2004 to 12/31/2004                       $0.88040         $0.92132          1,147,725
    1/1/2005 to 12/31/2005                       $0.92132         $1.05848          1,081,009
    1/1/2006 to 12/31/2006                       $1.05848         $1.10555          1,076,058
--------------------------------------------------------------------------------------------------
SP Balanced Asset Allocation Portfolio
    9/22/2000* to 12/31/2000                     $0.99989         $0.98004          1,201,198
    1/1/2001 to 12/31/2001                       $0.98004         $0.91008         13,774,348
    1/1/2002 to 12/31/2002                       $0.91008         $0.79270         22,825,268
    1/1/2003 to 12/31/2003                       $0.79270         $0.96061         24,925,329
    1/1/2004 to 12/31/2004                       $0.96061         $1.05233         25,534,859
    1/1/2005 to 12/31/2005                       $1.05233         $1.11679         25,133,546
    1/1/2006 to 12/31/2006                       $1.11679         $1.21924         22,294,900

    2/4/2002* to 12/31/2002                      $0.98743         $0.89088          4,569,334
    1/1/2003 to 12/31/2003                       $0.89088         $1.07966          9,899,885
    1/1/2004 to 12/31/2004                       $1.07966         $1.18290         11,850,512
    1/1/2005 to 12/31/2005                       $1.18290         $1.25533         11,632,530
    1/1/2006 to 12/31/2006                       $1.25533         $1.37033         10,279,439

-------------------------------------------------------------------------------------------------
                                                                                  Number of
                                              Accumulation     Accumulation      Accumulation
                                              Unit Value at    Unit Value at Units Outstanding at
                                           Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------------
SP Conservative Asset Allocation Portfolio
    9/22/2000* to 12/31/2000                    $0.99989         $1.00456            831,559
    1/1/2001 to 12/31/2001                      $1.00456         $0.98804         12,182,545
    1/1/2002 to 12/31/2002                      $0.98804         $0.91698         19,460,197
    1/1/2003 to 12/31/2003                      $0.91698         $1.05346         18,946,400
    1/1/2004 to 12/31/2004                      $1.05346         $1.13137         19,002,701
    1/1/2005 to 12/31/2005                      $1.13137         $1.18166         16,744,844
    1/1/2006 to 12/31/2006                      $1.18166         $1.26641         14,520,059

    2/4/2002* to 12/31/2002                     $0.99058         $0.93899          3,739,863
    1/1/2003 to 12/31/2003                      $0.93899         $1.07868          6,890,674
    1/1/2004 to 12/31/2004                      $1.07868         $1.15831          8,749,042
    1/1/2005 to 12/31/2005                      $1.15831         $1.20985          8,573,075
    1/1/2006 to 12/31/2006                      $1.20985         $1.29656          7,987,011
-------------------------------------------------------------------------------------------------
SP Davis Value Portfolio
    9/22/2000* to 12/31/2000                    $0.99989         $1.01293          3,263,900
    1/1/2001 to 12/31/2001                      $1.01293         $0.89451         17,121,317
    1/1/2002 to 12/31/2002                      $0.89451         $0.74364         21,195,077
    1/1/2003 to 12/31/2003                      $0.74364         $0.94911         20,257,141
    1/1/2004 to 12/31/2004                      $0.94911         $1.05322         18,920,898
    1/1/2005 to 12/31/2005                      $1.05322         $1.13769         17,141,072
    1/1/2006 to 12/31/2006                      $1.13769         $1.29055         15,195,321

    2/4/2002* to 12/31/2002                     $0.97724         $0.86688          2,962,070
    1/1/2003 to 12/31/2003                      $0.86688         $1.10632          4,046,538
    1/1/2004 to 12/31/2004                      $1.10632         $1.22772          4,008,092
    1/1/2005 to 12/31/2005                      $1.22772         $1.32606          3,550,726
    1/1/2006 to 12/31/2006                      $1.32606         $1.50437          3,102,752
-------------------------------------------------------------------------------------------------
SP Small-Cap Value Portfolio
    9/22/2000* to 12/31/2000                    $0.99989         $1.10899          1,013,389
    1/1/2001 to 12/31/2001                      $1.10899         $1.12776          5,986,116
    1/1/2002 to 12/31/2002                      $1.12776         $0.95217          8,420,757
    1/1/2003 to 12/31/2003                      $0.95217         $1.24988          8,325,494
    1/1/2004 to 12/31/2004                      $1.24988         $1.48755          8,294,965
    1/1/2005 to 12/31/2005                      $1.48755         $1.53474          7,346,572
    1/1/2006 to 12/31/2006                      $1.53474         $1.73452          6,459,806

    2/4/2002* to 12/31/2002                     $0.98396         $0.84988          2,200,257
    1/1/2003 to 12/31/2003                      $0.84988         $1.11558          3,165,113
    1/1/2004 to 12/31/2004                      $1.11558         $1.32788          3,593,566
    1/1/2005 to 12/31/2005                      $1.32788         $1.36999          3,265,910
    1/1/2006 to 12/31/2006                      $1.36999         $1.54843          2,984,991
-------------------------------------------------------------------------------------------------
SP Growth Asset Allocation Portfolio
    9/22/2000* to 12/31/2000                    $0.99989         $0.95179          1,422,198
    1/1/2001 to 12/31/2001                      $0.95179         $0.82679         10,013,607
    1/1/2002 to 12/31/2002                      $0.82679         $0.67465         15,695,966
    1/1/2003 to 12/31/2003                      $0.67465         $0.85346         15,882,317
    1/1/2004 to 12/31/2004                      $0.85346         $0.95157         15,498,538
    1/1/2005 to 12/31/2005                      $0.95157         $1.02509         14,933,648
    1/1/2006 to 12/31/2006                      $1.02509         $1.14126         12,847,094

    2/4/2002* to 12/31/2002                     $0.98366         $0.84346          3,092,708
    1/1/2003 to 12/31/2003                      $0.84346         $1.06700          5,126,970
    1/1/2004 to 12/31/2004                      $1.06700         $1.18965          5,476,579
    1/1/2005 to 12/31/2005                      $1.18965         $1.28163          6,096,985
    1/1/2006 to 12/31/2006                      $1.28163         $1.42692          5,457,326

--------------------------------------------------------------------------------------------------------
                                                                                         Number of
                                                     Accumulation     Accumulation      Accumulation
                                                     Unit Value at    Unit Value at Units Outstanding at
                                                  Beginning of Period End of Period    End of Period
--------------------------------------------------------------------------------------------------------
SP Large Cap Value Portfolio
    9/22/2000* to 12/31/2000                           $0.99989         $1.04410           557,079
    1/1/2001 to 12/31/2001                             $1.04410         $0.94081         4,822,405
    1/1/2002 to 12/31/2002                             $0.94081         $0.77601         7,324,154
    1/1/2003 to 12/31/2003                             $0.77601         $0.96995         6,818,953
    1/1/2004 to 12/31/2004                             $0.96995         $1.12629         6,620,325
    1/1/2005 to 12/31/2005                             $1.12629         $1.18463         6,153,274
    1/1/2006 to 12/31/2006                             $1.18463         $1.38410         4,987,049

    2/4/2002* to 12/31/2002                            $0.97731         $0.83825         1,061,212
    1/1/2003 to 12/31/2003                             $0.83825         $1.04790         1,417,334
    1/1/2004 to 12/31/2004                             $1.04790         $1.21689         1,374,111
    1/1/2005 to 12/31/2005                             $1.21689         $1.27983         1,369,364
    1/1/2006 to 12/31/2006                             $1.27983         $1.49531         1,205,059
--------------------------------------------------------------------------------------------------------
SP International Value Portfolio
 (formerly, SP LSV International Value Portfolio)
    9/22/2000* to 12/31/2000                           $0.99989         $0.94430           727,420
    1/1/2001 to 12/31/2001                             $0.94430         $0.72585         4,573,063
    1/1/2002 to 12/31/2002                             $0.72585         $0.59296         6,199,295
    1/1/2003 to 12/31/2003                             $0.59296         $0.74486         5,899,804
    1/1/2004 to 12/31/2004                             $0.74486         $0.85068         5,716,172
    1/1/2005 to 12/31/2005                             $0.85068         $0.95452         5,374,033
    1/1/2006 to 12/31/2006                             $0.95452         $1.21520         4,817,822

    2/4/2002* to 12/31/2002                            $0.99846         $0.85393           823,568
    1/1/2003 to 12/31/2003                             $0.85393         $1.07261         1,230,724
    1/1/2004 to 12/31/2004                             $1.07261         $1.22497         1,258,600
    1/1/2005 to 12/31/2005                             $1.22497         $1.37436         1,011,416
    1/1/2006 to 12/31/2006                             $1.37436         $1.74974         1,067,262
--------------------------------------------------------------------------------------------------------
SP MFS Capital Opportunities Portfolio
    9/22/2000* to 12/31/2000                           $0.99989         $0.91251           810,786
    1/1/2001 to 12/31/2001                             $0.91251         $0.69040         2,722,542
    1/1/2002 to 12/31/2002                             $0.69040         $0.48564         3,368,105
    1/1/2003 to 12/31/2003                             $0.48564         $0.60731         3,287,546
    1/1/2004 to 12/31/2004                             $0.60731         $0.67315         2,962,682
    1/1/2005 to 4/29/2005                              $0.67315         $0.62908                 0

    2/4/2002* to 12/31/2002                            $0.96821         $0.74461           243,813
    1/1/2003 to 12/31/2003                             $0.74461         $0.93117           445,019
    1/1/2004 to 12/31/2004                             $0.93117         $1.03208           434,466
    1/1/2005 to 4/29/2005                              $1.03208         $0.96445                 0
--------------------------------------------------------------------------------------------------------
SP Mid Cap Growth Portfolio
    9/22/2000* to 12/31/2000                           $0.99989         $0.97366         1,181,291
    1/1/2001 to 12/31/2001                             $0.97366         $0.75936         4,194,730
    1/1/2002 to 12/31/2002                             $0.75936         $0.40193         5,093,082
    1/1/2003 to 12/31/2003                             $0.40193         $0.55548         5,645,379
    1/1/2004 to 12/31/2004                             $0.55548         $0.65495         5,609,864
    1/1/2005 to 12/31/2005                             $0.65495         $0.67992         6,805,650
    1/1/2006 to 12/31/2006                             $0.67992         $0.65756         6,062,540

    2/4/2002* to 12/31/2002                            $0.95936         $0.58443           756,328
    1/1/2003 to 12/31/2003                             $0.58443         $0.80750         1,178,996
    1/1/2004 to 12/31/2004                             $0.80750         $0.95200         1,360,156
    1/1/2005 to 12/31/2005                             $0.95200         $0.98826         1,698,859
    1/1/2006 to 12/31/2006                             $0.98826         $0.95579         1,531,680

---------------------------------------------------------------------------------------------------
                                                                                    Number of
                                                Accumulation     Accumulation      Accumulation
                                                Unit Value at    Unit Value at Units Outstanding at
                                             Beginning of Period End of Period    End of Period
---------------------------------------------------------------------------------------------------
SP PIMCO High Yield Portfolio
    9/22/2000* to 12/31/2000                      $0.99989         $1.01546            722,150
    1/1/2001 to 12/31/2001                        $1.01546         $1.04100          7,856,471
    1/1/2002 to 12/31/2002                        $1.04100         $1.02813          9,066,653
    1/1/2003 to 12/31/2003                        $1.02813         $1.24124          9,447,820
    1/1/2004 to 12/31/2004                        $1.24124         $1.33818          9,045,748
    1/1/2005 to 12/31/2005                        $1.33818         $1.37312          7,807,777
    1/1/2006 to 12/31/2006                        $1.37312         $1.48318          6,868,195

    2/4/2002* to 12/31/2002                       $0.99887         $0.98184          1,529,066
    1/1/2003 to 12/31/2003                        $0.98184         $1.18535          3,798,121
    1/1/2004 to 12/31/2004                        $1.18535         $1.27784          4,126,423
    1/1/2005 to 12/31/2005                        $1.27784         $1.31099          3,576,187
    1/1/2006 to 12/31/2006                        $1.31099         $1.41606          3,093,960
---------------------------------------------------------------------------------------------------
SP PIMCO Total Return Portfolio
    9/22/2000* to 12/31/2000                      $0.99989         $1.04774          1,448,492
    1/1/2001 to 12/31/2001                        $1.04774         $1.12247         18,070,959
    1/1/2002 to 12/31/2002                        $1.12247         $1.21092         23,310,960
    1/1/2003 to 12/31/2003                        $1.21092         $1.26394         27,581,422
    1/1/2004 to 12/31/2004                        $1.26394         $1.31224         23,832,755
    1/1/2005 to 12/31/2005                        $1.31224         $1.32513         20,690,952
    1/1/2006 to 12/31/2006                        $1.32513         $1.35502         17,310,944

    2/4/2002* to 12/31/2002                       $1.00358         $1.06613          6,564,425
    1/1/2003 to 12/31/2003                        $1.06613         $1.11297         10,369,192
    1/1/2004 to 12/31/2004                        $1.11297         $1.15556         10,417,848
    1/1/2005 to 12/31/2005                        $1.15556         $1.16696          9,283,073
    1/1/2006 to 12/31/2006                        $1.16696         $1.19330          7,663,662
---------------------------------------------------------------------------------------------------
SP Prudential U.S. Emerging Growth Portfolio
    9/22/2000* to 12/31/2000                      $0.99989         $0.83561          1,515,243
    1/1/2001 to 12/31/2001                        $0.83561         $0.67759          6,095,282
    1/1/2002 to 12/31/2002                        $0.67759         $0.45382          8,181,551
    1/1/2003 to 12/31/2003                        $0.45382         $0.63603          8,150,706
    1/1/2004 to 12/31/2004                        $0.63603         $0.76134          8,016,562
    1/1/2005 to 12/31/2005                        $0.76134         $0.88437          8,516,490
    1/1/2006 to 12/31/2006                        $0.88437         $0.95577          7,614,648

    2/4/2002* to 12/31/2002                       $0.96873         $0.71988            794,585
    1/1/2003 to 12/31/2003                        $0.71988         $1.00882          1,489,842
    1/1/2004 to 12/31/2004                        $1.00882         $1.20761          1,510,321
    1/1/2005 to 12/31/2005                        $1.20761         $1.40267          1,644,239
    1/1/2006 to 12/31/2006                        $1.40267         $1.51600          1,478,918
---------------------------------------------------------------------------------------------------
SP Small-Cap Growth Portfolio
    9/22/2000* to 12/31/2000                      $0.99989         $0.83474            441,462
    1/1/2001 to 12/31/2001                        $0.83474         $0.68188          2,522,640
    1/1/2002 to 12/31/2002                        $0.68188         $0.46899          2,932,746
    1/1/2003 to 12/31/2003                        $0.46899         $0.62301          2,995,098
    1/1/2004 to 12/31/2004                        $0.62301         $0.60866          2,860,158
    1/1/2005 to 12/31/2005                        $0.60866         $0.61518          2,493,758
    1/1/2006 to 12/31/2006                        $0.61518         $0.68195          2,150,628

    2/4/2002* to 12/31/2002                       $0.97561         $0.72521            544,296
    1/1/2003 to 12/31/2003                        $0.72521         $0.96342            862,743
    1/1/2004 to 12/31/2004                        $0.96342         $0.94136            881,042
    1/1/2005 to 12/31/2005                        $0.94136         $0.95138            836,686
    1/1/2006 to 12/31/2006                        $0.95138         $1.05452            797,960

--------------------------------------------------------------------------------------------------------
                                                                                         Number of
                                                     Accumulation     Accumulation      Accumulation
                                                     Unit Value at    Unit Value at Units Outstanding at
                                                  Beginning of Period End of Period    End of Period
--------------------------------------------------------------------------------------------------------
SP Strategic Partners Focused Growth Portfolio
    9/22/2000* to 12/31/2000                            $0.99989         $0.79227          693,204
    1/1/2001 to 12/31/2001                              $0.79227         $0.66171        3,503,249
    1/1/2002 to 12/31/2002                              $0.66171         $0.48778        4,108,519
    1/1/2003 to 12/31/2003                              $0.48778         $0.60541        3,953,002
    1/1/2004 to 12/31/2004                              $0.60541         $0.66033        3,679,812
    1/1/2005 to 12/31/2005                              $0.66033         $0.74991        3,228,830
    1/1/2006 to 12/31/2006                              $0.74991         $0.73465        2,919,244

    2/4/2002* to 12/31/2002                             $0.97345         $0.77240          272,093
    1/1/2003 to 12/31/2003                              $0.77240         $0.95860          426,339
    1/1/2004 to 12/31/2004                              $0.95860         $1.04544          452,645
    1/1/2005 to 12/31/2005                              $1.04544         $1.18721          422,319
    1/1/2006 to 12/31/2006                              $1.18721         $1.16312          420,117
--------------------------------------------------------------------------------------------------------
SP Technology Portfolio
    9/22/2000* to 12/31/2000                            $0.99989         $0.75990        1,305,959
    1/1/2001 to 12/31/2001                              $0.75990         $0.56163        2,243,267
    1/1/2002 to 12/31/2002                              $0.56163         $0.32494        2,590,099
    1/1/2003 to 12/31/2003                              $0.32494         $0.45628        3,243,536
    1/1/2004 to 12/31/2004                              $0.45628         $0.45003        2,868,543
    1/1/2005 to 4/29/2005                               $0.45003         $0.40195                0

    2/4/2002* to 12/31/2002                             $0.97074         $0.60245           40,621
    1/1/2003 to 12/31/2003                              $0.60245         $0.84598          338,831
    1/1/2004 to 12/31/2004                              $0.84598         $0.83430          351,344
    1/1/2005 to 4/29/2005                               $0.83430         $0.74523                0
--------------------------------------------------------------------------------------------------------
SP International Growth Portfolio
 (formerly, SP William Blair International Growth
 Portfolio)
    9/22/2000* to 12/31/2000                            $0.99989         $0.84672          943,082
    1/1/2001 to 12/31/2001                              $0.84672         $0.53757        4,590,254
    1/1/2002 to 12/31/2002                              $0.53757         $0.41046        5,579,681
    1/1/2003 to 12/31/2003                              $0.41046         $0.56496        5,249,603
    1/1/2004 to 12/31/2004                              $0.56496         $0.64928        4,721,996
    1/1/2005 to 12/31/2005                              $0.64928         $0.74528        4,600,115
    1/1/2006 to 12/31/2006                              $0.74528         $0.88967        4,487,214

    2/4/2002* to 12/31/2002                             $0.99603         $0.80285          424,766
    1/1/2003 to 12/31/2003                              $0.80285         $1.10501          763,000
    1/1/2004 to 12/31/2004                              $1.10501         $1.27001          848,132
    1/1/2005 to 12/31/2005                              $1.27001         $1.45769          839,210
    1/1/2006 to 12/31/2006                              $1.45769         $1.74022          865,867
--------------------------------------------------------------------------------------------------------
AST Advanced Strategies Portfolio
    3/20/2006* to 12/31/2006                            $9.99886        $10.68260           24,665
--------------------------------------------------------------------------------------------------------
AST Aggressive Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                            $9.99886         $9.99933              468
    1/1/2006 to 12/31/2006                              $9.99933        $11.40838           33,953
--------------------------------------------------------------------------------------------------------
AST Alger All-Cap Growth Portfolio
    3/14/2005* to 12/02/2005                           $10.09338        $11.73323                0
--------------------------------------------------------------------------------------------------------
AST AllianceBernstein Core Value Portfolio
    3/14/2005* to 12/31/2005                           $10.07970        $10.33229              695
    1/1/2006 to 12/31/2006                             $10.33229        $12.36530           21,023
--------------------------------------------------------------------------------------------------------
AST AllianceBernstein Growth & Income Portfolio
    3/14/2005* to 12/31/2005                           $10.05481        $10.28681                0
    1/1/2006 to 12/31/2006                             $10.28681        $11.89718           10,273
--------------------------------------------------------------------------------------------------------
AST AllianceBernstein Growth + Value Portfolio
    3/14/2005* to 12/02/2005                           $10.05009        $11.34495                0
--------------------------------------------------------------------------------------------------------
AST AllianceBernstein Managed Index 500 Portfolio
    3/14/2005* to 12/31/2005                           $10.04988        $10.42169            3,138
    1/1/2006 to 12/31/2006                             $10.42169        $11.57321            6,910

-----------------------------------------------------------------------------------------------------------
                                                                                            Number of
                                                        Accumulation     Accumulation      Accumulation
                                                        Unit Value at    Unit Value at Units Outstanding at
                                                     Beginning of Period End of Period    End of Period
-----------------------------------------------------------------------------------------------------------
AST American Century Income & Growth Portfolio
    3/14/2005* to 12/31/2005                              $10.06658        $10.35426           3,733
    1/1/2006 to 12/31/2006                                $10.35426        $11.93304          22,664
-----------------------------------------------------------------------------------------------------------
AST American Century Strategic Allocation Portfolio
 (formerly, AST American Century Strategic Balanced
 Portfolio)
    3/14/2005* to 12/31/2005                              $10.04202        $10.33700             480
    1/1/2006 to 12/31/2006                                $10.33700        $11.18026           3,089
-----------------------------------------------------------------------------------------------------------
AST Balanced Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                               $9.99886        $10.01933          35,254
    1/1/2006 to 12/31/2006                                $10.01933        $11.04402         213,534
-----------------------------------------------------------------------------------------------------------
AST Capital Growth Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                               $9.99886        $10.00933          16,953
    1/1/2006 to 12/31/2006                                $10.00933        $11.22130         189,667
-----------------------------------------------------------------------------------------------------------
AST Cohen & Steers Realty Portfolio
    3/14/2005* to 12/31/2005                              $10.14710        $12.04155          11,885
    1/1/2006 to 12/31/2006                                $12.04155        $16.23834          29,786
-----------------------------------------------------------------------------------------------------------
AST Conservative Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                               $9.99886        $10.02932           4,895
    1/1/2006 to 12/31/2006                                $10.02932        $10.93553         117,619
-----------------------------------------------------------------------------------------------------------
AST DeAM Large-Cap Value Portfolio
    3/14/2005* to 12/31/2005                              $10.08492        $10.73678           5,473
    1/1/2006 to 12/31/2006                                $10.73678        $12.88954          37,234
-----------------------------------------------------------------------------------------------------------
AST Neuberger Berman Small-Cap Growth Portfolio
 (formerly, AST DeAM Small-Cap Growth Portfolio)
    3/14/2005* to 12/31/2005                              $10.01133        $10.33264             399
    1/1/2006 to 12/31/2006                                $10.33264        $10.98080           2,975
-----------------------------------------------------------------------------------------------------------
AST DeAM Small-Cap Value Portfolio
    3/14/2005* to 12/31/2005                              $10.04570        $10.03757           3,983
    1/1/2006 to 12/31/2006                                $10.03757        $11.87455           6,046
-----------------------------------------------------------------------------------------------------------
AST Federated Aggressive Growth Portfolio
    3/14/2005* to 12/31/2005                               $9.99886        $10.98052           8,235
    1/1/2006 to 12/31/2006                                $10.98052        $12.22751          25,198
-----------------------------------------------------------------------------------------------------------
AST First Trust Capital Apreciation Target Portfolio
    3/20/2006* to 12/31/2006                               $9.99886        $10.50452          11,606
-----------------------------------------------------------------------------------------------------------
AST First Trust Balanced Target Portfolio
    3/20/2006* to 12/31/2006                               $9.99886        $10.60336          46,241
-----------------------------------------------------------------------------------------------------------
AST UBS Dynamic Alpha Portfolio
 (formerly, AST Global Allocation Portfolio)
    3/14/2005* to 12/31/2005                              $10.01541        $10.64464             193
    1/1/2006 to 12/31/2006                                $10.64464        $11.66754           1,069
-----------------------------------------------------------------------------------------------------------
AST Goldman Sachs Concentrated Growth Portfolio
    3/14/2005* to 12/31/2005                              $10.03302        $10.78065             471
    1/1/2006 to 12/31/2006                                $10.78065        $11.69442           8,457
-----------------------------------------------------------------------------------------------------------
AST High Yield Portfolio
    3/14/2005* to 12/31/2005                               $9.97681         $9.87825           5,242
    1/1/2006 to 12/31/2006                                 $9.87825        $10.75063          13,385
-----------------------------------------------------------------------------------------------------------
AST Goldman Sachs Mid-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                               $9.99886        $10.60000           1,893
    1/1/2006 to 12/31/2006                                $10.60000        $11.11019           5,736
-----------------------------------------------------------------------------------------------------------
AST JPMorgan International Equity Portfolio
    3/14/2005* to 12/31/2005                               $9.91389        $10.67460          15,216
    1/1/2006 to 12/31/2006                                $10.67460        $12.92733          26,117
-----------------------------------------------------------------------------------------------------------
AST Large-Cap Value Portfolio
    3/14/2005* to 12/31/2005                              $10.07726        $10.57804          31,485
    1/1/2006 to 12/31/2006                                $10.57804        $12.35800          37,429

----------------------------------------------------------------------------------------------------
                                                                                     Number of
                                                 Accumulation     Accumulation      Accumulation
                                                 Unit Value at    Unit Value at Units Outstanding at
                                              Beginning of Period End of Period    End of Period
----------------------------------------------------------------------------------------------------
AST Lord Abbett Bond Debenture Portfolio
    3/14/2005* to 12/31/2005                        $9.99886         $9.96977            9,454
    1/1/2006 to 12/31/2006                          $9.96977        $10.79596           25,534
----------------------------------------------------------------------------------------------------
AST Marsico Capital Growth Portfolio
    3/14/2005* to 12/31/2005                       $10.12625        $10.92526           18,742
    1/1/2006 to 12/31/2006                         $10.92526        $11.55444           32,835
----------------------------------------------------------------------------------------------------
AST MFS Global Equity Portfolio
    3/14/2005* to 12/31/2005                        $9.96626        $10.49866            3,218
    1/1/2006 to 12/31/2006                         $10.49866        $12.87030           13,305
----------------------------------------------------------------------------------------------------
AST MFS Growth Portfolio
    3/14/2005* to 12/31/2005                       $10.03693        $10.78089           13,545
    1/1/2006 to 12/31/2006                         $10.78089        $11.65979           11,286
----------------------------------------------------------------------------------------------------
AST Mid-Cap Value Portfolio
    3/14/2005* to 12/31/2005                       $10.06503        $10.37369            1,319
    1/1/2006 to 12/31/2006                         $10.37369        $11.68807            7,483
----------------------------------------------------------------------------------------------------
AST Neuberger Berman Mid-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                       $10.05576        $11.35869           10,238
    1/1/2006 to 12/31/2006                         $11.35869        $12.77698           20,025
----------------------------------------------------------------------------------------------------
AST Neuberger Berman Mid-Cap Value Portfolio
    3/14/2005* to 12/31/2005                       $10.02196        $10.90682           24,263
    1/1/2006 to 12/31/2006                         $10.90682        $11.91306           46,052
----------------------------------------------------------------------------------------------------
AST PIMCO Limited Maturity Bond Portfolio
    3/14/2005* to 12/31/2005                        $9.99886        $10.07733            7,572
    1/1/2006 to 12/31/2006                         $10.07733        $10.31847           38,883
----------------------------------------------------------------------------------------------------
AST Preservation Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                        $9.99886        $10.03931                0
    1/1/2006 to 12/31/2006                         $10.03931        $10.68916           44,796
----------------------------------------------------------------------------------------------------
AST Small-Cap Value Portfolio
    3/14/2005* to 12/31/2005                       $10.04866        $10.66828            5,525
    1/1/2006 to 12/31/2006                         $10.66828        $12.63027           17,317
----------------------------------------------------------------------------------------------------
AST T. Rowe Price Asset Allocation Portfolio
    3/14/2005* to 12/31/2005                       $10.02867        $10.37610            8,025
    1/1/2006 to 12/31/2006                         $10.37610        $11.51159           30,678
----------------------------------------------------------------------------------------------------
AST T. Rowe Price Global Bond Portfolio
    3/14/2005* to 12/31/2005                        $9.94939         $9.46839            6,633
    1/1/2006 to 12/31/2006                          $9.46839         $9.92364           13,414
----------------------------------------------------------------------------------------------------
AST T. Rowe Price Natural Resources Portfolio
    3/14/2005* to 12/31/2005                       $10.00286        $11.76236           62,664
    1/1/2006 to 12/31/2006                         $11.76236        $13.44068          129,739
----------------------------------------------------------------------------------------------------
Gartmore GVIT Developing Markets Fund
    3/14/2005* to 12/31/2005                        $9.88103        $12.08600           12,954
    1/1/2006 to 12/31/2006                         $12.08600        $16.04073           38,534
----------------------------------------------------------------------------------------------------
Janus Aspen Large Cap Growth Portfolio -
 Service Shares
    9/22/2000* to 12/31/2000                        $1.00400         $0.83038        1,473,096
    1/1/2001 to 12/31/2001                          $0.83038         $0.61510        4,870,436
    1/1/2002 to 12/31/2002                          $0.61510         $0.44459        5,096,340
    1/1/2003 to 12/31/2003                          $0.44459         $0.57657        4,772,334
    1/1/2004 to 12/31/2004                          $0.57657         $0.59255        4,419,591
    1/1/2005 to 12/31/2005                          $0.59255         $0.60787        3,753,378
    1/1/2006 to 12/31/2006                          $0.60787         $0.66623        3,513,360
    2/4/2002* to 12/31/2002                         $0.97419         $0.74968          287,219
    1/1/2003 to 12/31/2003                          $0.74968         $0.97207          505,453
    1/1/2004 to 12/31/2004                          $0.97207         $0.99891          579,355
    1/1/2005 to 12/31/2005                          $0.99891         $1.02463          407,436
    1/1/2006 to 12/31/2006                          $1.02463         $1.12302          304,894



 * As applicable, date that portfolio was first offered in the product and/or this charge combination first appeared.

                  STRATEGIC PARTNERS ANNUITY ONE PROSPECTUS -

 (Contract w/Credit Greater of Roll-up and Step-up GMDB, Lifetime Five; 2.40)



------------------------------------------------------------------------------------------------------
                                                                                       Number of
                                                   Accumulation     Accumulation      Accumulation
                                                   Unit Value at    Unit Value at Units Outstanding at
                                                Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------------------------
Jennison Portfolio
    3/14/2005* to 12/31/2005                         $10.06145        $11.75073               0
    1/1/2006 to 12/31/2006                           $11.75073        $11.68114               0
------------------------------------------------------------------------------------------------------
Prudential Equity Portfolio
    3/14/2005* to 12/31/2005                         $10.04782        $11.04034               0
    1/1/2006 to 12/31/2006                           $11.04034        $12.13760               0
------------------------------------------------------------------------------------------------------
Prudential Global Portfolio
    3/14/2005* to 12/31/2005                          $9.98600        $11.27691               0
    1/1/2006 to 12/31/2006                           $11.27691        $13.17734               0
------------------------------------------------------------------------------------------------------
Prudential Money Market Portfolio
    3/14/2005* to 12/31/2005                          $9.99992        $10.05598               0
    1/1/2006 to 12/31/2006                           $10.05598        $10.28744               0
------------------------------------------------------------------------------------------------------
Prudential Stock Index Portfolio
    3/14/2005* to 12/31/2005                         $10.05597        $10.32516               0
    1/1/2006 to 12/31/2006                           $10.32516        $11.65130               0
------------------------------------------------------------------------------------------------------
Prudential Value Portfolio
    3/14/2005* to 12/31/2005                         $10.03732        $11.19819               0
    1/1/2006 to 12/31/2006                           $11.19819        $13.11688               0
------------------------------------------------------------------------------------------------------
SP Aggressive Growth Asset Allocation Portfolio
    3/14/2005* to 12/31/2005                         $10.03172        $10.92445               0
    1/1/2006 to 12/31/2006                           $10.92445        $12.19186               0
------------------------------------------------------------------------------------------------------
SP AIM Aggressive Growth Portfolio
    3/14/2005* to 4/29/2005                          $10.06867         $9.48068               0
------------------------------------------------------------------------------------------------------
SP AIM Core Equity Portfolio
    3/14/2005* to 12/31/2005                         $10.02500        $10.18186               0
    1/1/2006 to 12/31/2006                           $10.18186        $11.53987               0
------------------------------------------------------------------------------------------------------
SP T. Rowe Price Large-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                         $10.03000        $12.06788               0
    1/1/2006 to 12/31/2006                           $12.06788        $12.48262               0
------------------------------------------------------------------------------------------------------
SP Balanced Asset Allocation Portfolio
    3/14/2005* to 12/31/2005                         $10.01697        $10.61664          65,028
    1/1/2006 to 12/31/2006                           $10.61664        $11.47676          50,083
------------------------------------------------------------------------------------------------------
SP Conservative Asset Allocation Portfolio
    3/14/2005* to 12/31/2005                         $10.00702        $10.44620          44,618
    1/1/2006 to 12/31/2006                           $10.44620        $11.08646          41,626
------------------------------------------------------------------------------------------------------
SP Davis Value Portfolio
    3/14/2005* to 12/31/2005                         $10.02493        $10.57131               0
    1/1/2006 to 12/31/2006                           $10.57131        $11.87529               0
------------------------------------------------------------------------------------------------------
SP Small-Cap Value Portfolio
    3/14/2005* to 12/31/2005                         $10.05714        $10.45206               0
    1/1/2006 to 12/31/2006                           $10.45206        $11.69832               0
------------------------------------------------------------------------------------------------------
SP Growth Asset Allocation Portfolio
    3/14/2005* to 12/31/2005                         $10.02885        $10.78307          77,676
    1/1/2006 to 12/31/2006                           $10.78307        $11.88794          60,081
------------------------------------------------------------------------------------------------------
SP Large Cap Value Portfolio
    3/14/2005* to 12/31/2005                         $10.07564        $10.42666               0
    1/1/2006 to 12/31/2006                           $10.42666        $12.06404               0

--------------------------------------------------------------------------------------------------------
                                                                                         Number of
                                                     Accumulation     Accumulation      Accumulation
                                                     Unit Value at    Unit Value at Units Outstanding at
                                                  Beginning of Period End of Period    End of Period
--------------------------------------------------------------------------------------------------------
SP International Value Portfolio
 (formerly, SP LSV International Value Portfolio)
    3/14/2005* to 12/31/2005                            $9.91203        $10.60969               0
    1/1/2006 to 12/31/2006                             $10.60969        $13.37654               0
--------------------------------------------------------------------------------------------------------
SP MFS Capital Opportunities Portfolio
    3/14/2005* to 4/29/2005                            $10.05585         $9.60094               0
--------------------------------------------------------------------------------------------------------
SP Mid Cap Growth Portfolio
    3/14/2005* to 12/31/2005                           $10.02813        $10.63711               0
    1/1/2006 to 12/31/2006                             $10.63711        $10.18663               0
--------------------------------------------------------------------------------------------------------
SP PIMCO High Yield Portfolio
    3/14/2005* to 12/31/2005                            $9.98879        $10.08338               0
    1/1/2006 to 12/31/2006                             $10.08338        $10.78399               0
--------------------------------------------------------------------------------------------------------
SP PIMCO Total Return Portfolio
    3/14/2005* to 12/31/2005                            $9.99805        $10.11445               0
    1/1/2006 to 12/31/2006                             $10.11445        $10.24134               0
--------------------------------------------------------------------------------------------------------
SP Prudential U.S. Emerging Growth Portfolio
    3/14/2005* to 12/31/2005                           $10.03564        $11.68501               0
    1/1/2006 to 12/31/2006                             $11.68501        $12.50574               0
--------------------------------------------------------------------------------------------------------
SP Small-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                           $10.03026        $10.45862               0
    1/1/2006 to 12/31/2006                             $10.45862        $11.47924               0
--------------------------------------------------------------------------------------------------------
SP Strategic Partners Focused Growth Portfolio
    3/14/2005* to 12/31/2005                           $10.07347        $11.92709               0
    1/1/2006 to 12/31/2006                             $11.92709        $11.57125               0
--------------------------------------------------------------------------------------------------------
SP Technology Portfolio
    3/14/2005* to 4/29/2005                            $10.04299         $9.58740               0
--------------------------------------------------------------------------------------------------------
SP International Growth Portfolio
 (formerly, SP William Blair International Growth
 Portfolio)
    3/14/2005* to 12/31/2005                            $9.92621        $11.23793               0
    1/1/2006 to 12/31/2006                             $11.23793        $13.28534               0
--------------------------------------------------------------------------------------------------------
AST Advanced Strategies Portfolio
    3/20/2006* to 12/31/2006                            $9.99805        $10.60042         174,972
--------------------------------------------------------------------------------------------------------
AST Aggressive Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                            $9.99805         $9.99180               0
    1/1/2006 to 12/31/2006                              $9.99180        $11.28880               0
--------------------------------------------------------------------------------------------------------
AST Alger All-Cap Growth Portfolio
    3/14/2005* to 12/02/2005                           $10.09257        $11.64968               0
--------------------------------------------------------------------------------------------------------
AST AllianceBernstein Core Value Portfolio
    3/14/2005* to 12/31/2005                           $10.07889        $10.25092               0
    1/1/2006 to 12/31/2006                             $10.25092        $12.14849               0
--------------------------------------------------------------------------------------------------------
AST AllianceBernstein Growth & Income Portfolio
    3/14/2005* to 12/31/2005                           $10.05400        $10.20591               0
    1/1/2006 to 12/31/2006                             $10.20591        $11.68868               0
--------------------------------------------------------------------------------------------------------
AST AllianceBernstein Growth + Value Portfolio
    3/14/2005* to 12/02/2005                           $10.04928        $11.26425               0
--------------------------------------------------------------------------------------------------------
AST AllianceBernstein Managed Index 500 Portfolio
    3/14/2005* to 12/31/2005                           $10.04907        $10.33975               0
    1/1/2006 to 12/31/2006                             $10.33975        $11.37031               0
--------------------------------------------------------------------------------------------------------
AST American Century Income & Growth Portfolio
    3/14/2005* to 12/31/2005                           $10.06577        $10.27260               0
    1/1/2006 to 12/31/2006                             $10.27260        $11.72362               0

------------------------------------------------------------------------------------------------------------
                                                                                             Number of
                                                         Accumulation     Accumulation      Accumulation
                                                         Unit Value at    Unit Value at Units Outstanding at
                                                      Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------------------------------
AST American Century Strategic Allocation Portfolio
 (formerly, AST American Century Strategic Balanced
 Portfolio)
    3/14/2005* to 12/31/2005                               $10.04122        $10.25565               0
    1/1/2006 to 12/31/2006                                 $10.25565        $10.98430               0
------------------------------------------------------------------------------------------------------------
AST Balanced Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                $9.99805        $10.01176               0
    1/1/2006 to 12/31/2006                                 $10.01176        $10.92810         529,545
------------------------------------------------------------------------------------------------------------
AST Capital Growth Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                $9.99805        $10.00178               0
    1/1/2006 to 12/31/2006                                 $10.00178        $11.10359         793,571
------------------------------------------------------------------------------------------------------------
AST Cohen & Steers Realty Portfolio
    3/14/2005* to 12/31/2005                               $10.14629        $11.94685               0
    1/1/2006 to 12/31/2006                                 $11.94685        $15.95403               0
------------------------------------------------------------------------------------------------------------
AST Conservative Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                $9.99805        $10.02175               0
    1/1/2006 to 12/31/2006                                 $10.02175        $10.82085         144,473
------------------------------------------------------------------------------------------------------------
AST DeAM Large-Cap Value Portfolio
    3/14/2005* to 12/31/2005                               $10.08411        $10.65216               0
    1/1/2006 to 12/31/2006                                 $10.65216        $12.66348               0
------------------------------------------------------------------------------------------------------------
AST Neuberger Berman Small-Cap Growth Portfolio
 (formerly, AST DeAM Small-Cap Growth Portfolio)
    3/14/2005* to 12/31/2005                               $10.01052        $10.25131               0
    1/1/2006 to 12/31/2006                                 $10.25131        $10.78815               0
------------------------------------------------------------------------------------------------------------
AST DeAM Small-Cap Value Portfolio
    3/14/2005* to 12/31/2005                               $10.04489         $9.95852               0
    1/1/2006 to 12/31/2006                                  $9.95852        $11.66626               0
------------------------------------------------------------------------------------------------------------
AST Federated Aggressive Growth Portfolio
    3/14/2005* to 12/31/2005                                $9.99805        $10.89421               0
    1/1/2006 to 12/31/2006                                 $10.89421        $12.01318               0
------------------------------------------------------------------------------------------------------------
AST First Trust Capital Appreciation Target Portfolio
    3/20/2006* to 12/31/2006                                $9.99805        $10.42368         167,430
------------------------------------------------------------------------------------------------------------
AST First Trust Balanced Target Portfolio
    3/20/2006* to 12/31/2006                                $9.99805        $10.52188          49,084
------------------------------------------------------------------------------------------------------------
AST UBS Dynamic Alpha Portfolio
 (formerly, AST Global Allocation Portfolio)
    3/14/2005* to 12/31/2005                               $10.01461        $10.56091               0
    1/1/2006 to 12/31/2006                                 $10.56091        $11.46304               0
------------------------------------------------------------------------------------------------------------
AST Goldman Sachs Concentrated Growth Portfolio
    3/14/2005* to 12/31/2005                               $10.03221        $10.69595               0
    1/1/2006 to 12/31/2006                                 $10.69595        $11.48961               0
------------------------------------------------------------------------------------------------------------
AST High Yield Portfolio
    3/14/2005* to 12/31/2005                                $9.97600         $9.80046               0
    1/1/2006 to 12/31/2006                                  $9.80046        $10.56209               0
------------------------------------------------------------------------------------------------------------
AST Goldman Sachs Mid-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                                $9.99805        $10.51651               0
    1/1/2006 to 12/31/2006                                 $10.51651        $10.91536               0
------------------------------------------------------------------------------------------------------------
AST JPMorgan International Equity Portfolio
    3/14/2005* to 12/31/2005                                $9.91308        $10.59056               0
    1/1/2006 to 12/31/2006                                 $10.59056        $12.70076               0

----------------------------------------------------------------------------------------------------
                                                                                     Number of
                                                 Accumulation     Accumulation      Accumulation
                                                 Unit Value at    Unit Value at Units Outstanding at
                                              Beginning of Period End of Period    End of Period
----------------------------------------------------------------------------------------------------
AST Large-Cap Value Portfolio
    3/14/2005* to 12/31/2005                       $10.07646        $10.49471               0
    1/1/2006 to 12/31/2006                         $10.49471        $12.14135               0
----------------------------------------------------------------------------------------------------
AST Lord Abbett Bond Debenture Portfolio
    3/14/2005* to 12/31/2005                        $9.99805         $9.89115               0
    1/1/2006 to 12/31/2006                          $9.89115        $10.60656               0
----------------------------------------------------------------------------------------------------
AST Marsico Capital Growth Portfolio
    3/14/2005* to 12/31/2005                       $10.12544        $10.83913               0
    1/1/2006 to 12/31/2006                         $10.83913        $11.35176               0
----------------------------------------------------------------------------------------------------
AST MFS Global Equity Portfolio
    3/14/2005* to 12/31/2005                        $9.96545        $10.41606               0
    1/1/2006 to 12/31/2006                         $10.41606        $12.64469               0
----------------------------------------------------------------------------------------------------
AST MFS Growth Portfolio
    3/14/2005* to 12/31/2005                       $10.03612        $10.69610               0
    1/1/2006 to 12/31/2006                         $10.69610        $11.45540               0
----------------------------------------------------------------------------------------------------
AST Mid-Cap Value Portfolio
    3/14/2005* to 12/31/2005                       $10.06422        $10.29196               0
    1/1/2006 to 12/31/2006                         $10.29196        $11.48305               0
----------------------------------------------------------------------------------------------------
AST Neuberger Berman Mid-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                       $10.05495        $11.26937               0
    1/1/2006 to 12/31/2006                         $11.26937        $12.55286               0
----------------------------------------------------------------------------------------------------
AST Neuberger Berman Mid-Cap Value Portfolio
    3/14/2005* to 12/31/2005                       $10.02116        $10.82098               0
    1/1/2006 to 12/31/2006                         $10.82098        $11.70414               0
----------------------------------------------------------------------------------------------------
AST PIMCO Limited Maturity Bond Portfolio
    3/14/2005* to 12/31/2005                        $9.99805         $9.99792               0
    1/1/2006 to 12/31/2006                          $9.99792        $10.13734               0
----------------------------------------------------------------------------------------------------
AST Preservation Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                        $9.99805        $10.03174               0
    1/1/2006 to 12/31/2006                         $10.03174        $10.57706          61,982
----------------------------------------------------------------------------------------------------
AST Small-Cap Value Portfolio
    3/14/2005* to 12/31/2005                       $10.04786        $10.58426               0
    1/1/2006 to 12/31/2006                         $10.58426        $12.40881               0
----------------------------------------------------------------------------------------------------
AST T. Rowe Price Asset Allocation Portfolio
    3/14/2005* to 12/31/2005                       $10.02787        $10.29451               0
    1/1/2006 to 12/31/2006                         $10.29451        $11.30993               0
----------------------------------------------------------------------------------------------------
AST T. Rowe Price Global Bond Portfolio
    3/14/2005* to 12/31/2005                        $9.94859         $9.39375               0
    1/1/2006 to 12/31/2006                          $9.39375         $9.74959               0
----------------------------------------------------------------------------------------------------
AST T. Rowe Price Natural Resources Portfolio
    3/14/2005* to 12/31/2005                       $10.00205        $11.66986               0
    1/1/2006 to 12/31/2006                         $11.66986        $13.20511               0
----------------------------------------------------------------------------------------------------
Gartmore GVIT Developing Markets Fund
    3/14/2005* to 12/31/2005                        $9.88022        $11.99077               0
    1/1/2006 to 12/31/2006                         $11.99077        $15.75945               0
----------------------------------------------------------------------------------------------------
Janus Aspen Large Cap Growth Portfolio -
 Service Shares
    3/14/2005* to 12/31/2005                       $10.04399        $10.33470               0
    1/1/2006 to 12/31/2006                         $10.33470        $11.21674               0



 * As applicable, date that portfolio was first offered in the product and/or this charge combination first appeared.

           APPENDIX B - CALCULATION OF EARNINGS APPRECIATOR BENEFIT

 Example 1:

 Assume that a purchase payment of $70,000 is made on the contract date. Assume that no withdrawals or subsequent purchase payments are made and that the Contract Value used in the death benefit calculation is $120,000. Also assume that the owner (or joint owner, if older) is younger than age 66 on the date the application is signed.



       45% of lesser of:            $70,000
        Adjusted Purchase Payment   $50,000 Contract Value minus purchase
        Allocated Earnings payment)
       Benefit (45% $50,000)        $22,500


 Example 2:
 Assume that a 60 year old purchases a contract on 1/1/2001 with a $50,000 purchase payment.


 The owner's initial purchase payment (purchase payment #1) grows to $90,000 on 1/1/2005, giving the contract $40,000 IN EARNINGS, all allocated to the initial purchase payment. On this date, the owner makes an additional purchase payment of $60,000. The $60,000 purchase payment increases the Contract Value to $150,000 ($90,000 + $60,000). At this time, there are no earnings allocated to the additional purchase payment (purchase payment #2). However, future earnings will now be allocated to the two purchase payments in the following proportions:

 (purchase payment#1 + earnings)/total Contract Value = ($50,000 + $40,000*)/$150,000 = 60%
 (purchase payment#2 + earnings)/total Contract Value = ($60,000 + $0)/$150,000 = 40%

 On 1/1/2009 the owner makes a withdrawal of $38,000. The Contract Value has grown an additional $40,000 from $150,000 on 1/1/2005 to $190,000 on 1/1/2009 prior to the withdrawal. The $40,000 IN NEW EARNINGS will be allocated among the two purchase payments prior to the withdrawal using the percentages determined above.


                            $40,000 IN NEW EARNINGS

 Earnings Allocated to Adjusted Purchase Payment #1 (60% of $40,000) = $24,000

 Earnings Allocated to Adjusted Purchase Payment # 2 (40% of $40,000) = $16,000

 The earnings allocated to each purchase payment now are as follows:

                                 Before          $40,000
                              New Earnings     New Earnings       Total
                              ------------     ------------       -----
                                           +                =
     Purchase Payment #1       $   50,000       $       0       $   50,000
     Earnings Allocated to #1  $   40,000       $  24,000       $   64,000
     Purchase Payment #2       $   60,000       $       0       $   60,000
     Earnings Allocated to #2  $        0       $  16,000       $   16,000
                               ----------       ---------       ----------
                               $  150,000  +    $  40,000   =   $  190,000
                               ==========       =========       ==========


 The withdrawal of $38,000 reduces the Contract Value by 20%
 ($38,000/$190,000). The withdrawal will reduce both purchase payments and the earnings allocated to each of them by 20% as shown below.


                                            Before
                                          Withdrawal Reduced By 20%
                                          ---------- --------------
             Adjusted Purchase Payment #1 $   50,000   $   40,000
             Earnings Allocated to #1     $   64,000   $   51,200
             Adjusted Purchase Payment #2 $   60,000   $   48,000
             Earnings Allocated to #2     $   16,000   $   12,800
                                          ----------   ----------
                                          $  190,000   $  152,000
                                          ==========   ==========


 'The Contract Value grows $20,000 from $152,000 on 1/1/2009 to $172,000 on
 1/1/2011. THE $20,000 IN NEW EARNINGS will be allocated among the two purchase payments using the percentages determined above.

                            $20,000 IN NEW EARNINGS

 Earnings Allocated to Adjusted Purchase Payment #1 (60% of $20,000) = $12,000

 Earnings Allocated to Adjusted Purchase Payment #2 (40% of $20,000) = $8,000

 The earnings allocated to each purchase payment now are as follows:

                                   Before          $20,000
                                New Earnings     New Earnings       Total
                                ------------     ------------       -----
                                             +                =
   Adjusted Purchase Payment #1  $   40,000       $       0       $   40,000
   Earnings Allocated to #1      $   51,200       $  12,000       $   63,200
   Adjusted Purchase Payment #2  $   48,000       $       0       $   48,000
   Earnings Allocated to #2      $   12,800       $   8,000       $   20,800
                                 ----------       ---------       ----------
                                 $  152,000  +    $  20,000   =   $  172,000
                                 ==========       =========       ==========

 Now let's calculate the total Earnings Appreciator Benefit as of 1/1/2011:

 Benefit on Purchase Payment #1         Benefit on Purchase Payment #2
 45% of lesser of:                      45% of lesser of:
  Adjusted Purchase Payment     $40,000   Adjusted Purchase Payment    $48,000
  Allocated Earnings            $63,200   Allocated Earnings           $20,800
 45% OF $40,000                 $18,000 45% OF $20,800                 $ 9,360

        TOTAL EARNINGS APPRECIATOR BENEFIT: $18,000 + $9,360 = $27,360

       APPENDIX C - SELECTING THE VARIABLE ANNUITY THAT'S RIGHT FOR YOU

 Within the Strategic Partners(SM) family of annuities, we offer several different deferred variable annuity products. These annuities are issued by Pruco Life Insurance Company. Not all of these annuities may be available to you due to state approval or broker-dealer offerings. You can verify which of these annuities is available to you by asking your registered representative, or by calling us at (888) PRU-2888. For comprehensive information about each of these annuities, please consult the prospectus for the annuity.

 Each annuity has different features and benefits that may be appropriate for you, based on your individual financial situation and how you intend to use the annuity.

 The different features and benefits may include variations on your ability to access funds in your annuity without the imposition of a withdrawal charge as well as different ongoing fees and charges you pay while your contract remains in force. Additionally, differences may exist in various optional benefits such as guaranteed living benefits or death benefit protection.

 Among the factors you should consider when choosing which annuity product may be most appropriate for your individual needs are the following:

..   Your age;
..   The amount of your investment and any planned future deposits into the annuity;
..   How long you intend to hold the annuity (also referred to as investment time horizon);
..   Your desire to make withdrawals from the annuity;
..   Your investment return objectives;
..   The effect of optional benefits that may be elected; and
..   Your desire to minimize costs and/or maximize return associated with the annuity.

 The following chart sets forth the prominent features of each available Strategic Partners variable annuity. The availability of optional features, such as those noted in the chart, may increase the cost of the contract. Therefore, you should carefully consider which features you plan to use when selecting your annuity.


 In addition to the chart, we set out below certain hypothetical illustrations that reflect the Contract Value and surrender value of each variable annuity over a variety of holding periods. These charts are meant to reflect how your annuities can grow or decrease depending on market conditions and the comparable value of each of the annuities (which reflects the charges associated with the annuities) under the assumptions noted. In comparing the values within the illustrations, a number of distinctions are evident. To fully appreciate these distinctions, we encourage you to speak to your registered representative and to read the prospectuses. However, we do point out the following noteworthy items:


..   Strategic Partners Advisor, because it has no sales charge, offers the highest surrender value during the first few years. However, unlike Strategic Partners Annuity One/Plus and the Strategic Partners Annuity One/Plus Enhanced contracts ("Enhanced Contracts" refers to the version of the contract offered beginning in February of 2002), Strategic Partners Advisor offers few optional benefits.

..   Strategic Partners Select, as part of its standard insurance and administrative expense, offers a guaranteed minimum death benefit equal to the greater of Contract Value, a step-up value, or a roll-up value. In contrast, you incur an additional charge if you opt for an enhanced death benefit under the other annuities.

..   Strategic Partners Annuity One/Plus Enhanced comes in both a bonus version and a non-bonus version, each of which offers several optional insurance features. A bonus is added to your purchase payments under the bonus version, although the withdrawal charges under the bonus version are higher than those under the non-bonus version. Although the non-bonus version offers no bonus, it is accompanied by fixed interest rate options that are not available in the bonus version.

 STRATEGIC PARTNERS ANNUITY PRODUCT COMPARISON. Below is a summary of the available Strategic Partners variable annuity products. You should consider the investment objectives, risks, charges and expenses of an investment in any contract carefully before investing. Each product prospectus as well as the underlying portfolio prospectuses contains this and other information about the variable annuities and underlying investment options. Your registered representative can provide you with prospectuses for one or more of these variable annuities and the underlying portfolios and can help you decide upon the product that would be most advantageous for you given your individual needs. Please read the prospectuses carefully before investing.


---------------------------------------------------------------------------------------------------------------------
                                                                              Strategic Partners  Strategic Partners
                                                          Strategic Partners   Annuity One/Plus    Annuity One/Plus
                    Strategic Partners Strategic Partners  Annuity One/Plus        Enhanced            Enhanced
                         Advisor             Select             Bonus             Non Bonus             Bonus
---------------------------------------------------------------------------------------------------------------------
Minimum             $10,000            $10,000            $10,000             $10,000             $10,000
 Investment
---------------------------------------------------------------------------------------------------------------------
Maximum Issue       85 Qualified &     80 Qualified &     80 Qualified &      85 Qualified &      85 Qualified &
 Age                Non- Qualified     85 Non-Qualified   Non- Qualified      Non- Qualified      Non- Qualified
---------------------------------------------------------------------------------------------------------------------
Withdrawal Charge   None               7 Years (7%,       9 Years (7%,        7 Years (7%,        7 Years (8%,
 Schedule                              6%,5%, 4%, 3%,     7%,7%, 6%, 5%,      6%,5%, 4%, 3%,      8%,8%, 8%, 7%,
                                       2%, 1%) Contract   4%, 3%,2%, 1%)      2%, 1%) Payment     6%, 5%) Payment
                                       date based         Payment date        date based          date based
                                                          based
---------------------------------------------------------------------------------------------------------------------
Annual Charge-      Full liquidity     10% of gross       10% of gross        10% of gross        10% of gross
 Free                                  purchase           purchase            purchase            purchase
 Withdrawal/ 1/                        payments per       payments made       payments made       payments made
                                       contract year,     as of last contract as of last contract as of last contract
                                       cumulative up to   anniversary per     anniversary per     anniversary per
                                       7 years or 70% of  contract year       contract year       contract year
                                       gross purchase
                                       payments
---------------------------------------------------------------------------------------------------------------------
Insurance and       1.40%              1.52%              1.40%               1.40%               1.50%
 Administration
 Charge
---------------------------------------------------------------------------------------------------------------------
Contract            The lesser of $30  $30. Waived if     The lesser of $30   The lesser of $35   The lesser of $35
 Maintenance Fee    or 2% of your      Contract Value is  or 2% of your       or 2% of your       or 2% of your
 (assessed          Contract           $50,000 or more    Contract Value.     Contract Value.     Contract Value.
 annually)          Value. Waived if                      Waived if           Waived if           Waived if
                    contract value is                     contract value is   contract value is   contract value is
                    $50,000 or more                       $50,000 or more     $75,000 or more     $75,000 or more
---------------------------------------------------------------------------------------------------------------------
Contract Credit     No                 No                 Yes 4% vested       No                  Yes 3%-all
                                                          over 7 years                            amounts ages 81-
                                                                                                  85 4%-under
                                                                                                  $250,000 5%-
                                                                                                  $250,000+
---------------------------------------------------------------------------------------------------------------------
Fixed Rate Account  No                 Yes 1-Year         No                  Yes 1-Year          No
---------------------------------------------------------------------------------------------------------------------
Market Value        No                 Yes 7-Year         No                  No                  No
 Adjustment
 Account (MVA)
---------------------------------------------------------------------------------------------------------------------
Enhanced Dollar     No                 No                 No                  Yes                 No
 Cost Averaging
 (DCA)
---------------------------------------------------------------------------------------------------------------------
Variable Investment as indicated in    as indicated in    as indicated in     as indicated in     as indicated in
 Options            prospectus         prospectus         prospectus          prospectus          prospectus
 Available


 1 Withdrawals of taxable amounts will be subject to income tax, and prior to age 59 1/2, may be subject to a 10% federal income tax penalty.

-----------------------------------------------------------------------------------------------------------------------
                                                                                  Strategic Partners Strategic Partners
                                                               Strategic Partners  Annuity One/Plus   Annuity One/Plus
                        Strategic Partners  Strategic Partners  Annuity One/Plus       Enhanced           Enhanced
                             Advisor              Select             Bonus            Non Bonus            Bonus
-----------------------------------------------------------------------------------------------------------------------
Evergreen Funds         N/A                  N/A               6 - available in   6 - available in   6 - available in
                                                               Strategic Partners Strategic Partners Strategic Partners
                                                               Plus only          Plus Enhanced      Plus Enhanced
                                                                                  only               only
-----------------------------------------------------------------------------------------------------------------------
Base Death Benefit:     The greater of:      Step/Roll         The greater of:    The greater of:    The greater of:
                        purchase payment(s)  Withdrawals will  purchase           purchase           purchase
                        minus                proportionately   payment(s) minus   payment(s) minus   payment(s) minus
                        proportionate        affect the Death  proportionate      proportionate      proportionate
                        withdrawal(s) or     Benefit           withdrawal(s) or   withdrawal(s) or   withdrawal(s) or
                        Contract Value                         Contract Value     Contract Value     Contract Value
-----------------------------------------------------------------------------------------------------------------------
Optional Death          Step/Roll            N/A               Step-Up Roll-Up    Step-Up Roll-Up    Step-Up Roll-Up
 Benefit (for an                                               Combo: Step/Roll   Combo: Step/Roll   Combo: Step/Roll
 additional cost)/ 2,3/
-----------------------------------------------------------------------------------------------------------------------
Living Benefits         Lifetime Five        N/A               Lifetime Five      Lifetime Five      Lifetime Five
 (for an additional                                            Guaranteed         Guaranteed         Guaranteed
 cost)/ 3,4/                                                   Minimum Income     Minimum Income     Minimum Income
                                                               Benefit (GMIB)     Benefit (GMIB)     Benefit (GMIB)


 2 For more information on these benefits, refer to Section 4, "What Is The Death Benefit?" in the Prospectus.
 3  Not all Optional Benefits may be available in all states.

 4 For more information on these benefits, refer to Section 3, "What Kind Of Payments Will I Receive During The Income Phase?"; and Section 5, "What Is the Lifetime Five(SM) Income Benefit?" in the Prospectus.


 HYPOTHETICAL ILLUSTRATION

 The following examples outline the value of each annuity as well as the amount that would be available to an investor as a result of full surrender at the end of each of the contract years specified. The values shown below are based on the following assumptions:

..   An initial investment of $100,000 is made into each contract earning a gross rate of return of 0% and 6% respectively.

..   No subsequent deposits or withdrawals are made to/from the contract.


..   The hypothetical gross rates of return are reduced by the arithmetic average of the fees and expenses of the underlying portfolios (as of December 31, 2006) and the charges that are deducted from the contract at the Separate Account level as follows:

..   0.97% average of all fund expenses are computed by adding Portfolio management fees, 12b-1 fees and other expenses of all of the underlying portfolios and then dividing by the number of portfolios. For purposes of the illustrations, we do not reflect any expense reimbursements or expense waivers that might apply and are described in the prospectus fee table. Please note that because the SP Aggressive Growth Asset Allocation Portfolio, the SP Balanced Asset Allocation Portfolio, the SP Conservative Asset Allocation Portfolio, and the SP Growth Asset Allocation Portfolio generally were closed to investors in 2005, the fees for such portfolios are not reflected in the above-mentioned average.


..   The Separate Account level charges include the Insurance Charge and
    Administration Charge (as applicable).

 The Contract Value assumes no surrender while the Surrender Value assumes a 100% surrender two days prior to the contract anniversary, therefore reflecting the Withdrawal charge applicable to that contract year. Note that a withdrawal on the contract anniversary, or the day before the contract anniversary, would be subject to the withdrawal charge applicable to the next contract year, which usually is lower. The values that you actually experience under a contract will be different from what is depicted here if any of the assumptions we make here differ from your circumstances, however the relative values for each product reflected below will remain the same. (We will provide you with a personalized illustration upon request).

 0% GROSS RETURN




        SP ADVISOR         SP SELECT        SP PLUS BONUS      SP PLUS BONUS    SP PLUS NON BONUS
 -  ------------------ ------------------ ------------------ ------------------ ------------------
    CONTRACT SURRENDER CONTRACT SURRENDER CONTRACT SURRENDER CONTRACT SURRENDER CONTRACT SURRENDER
     VALUE     VALUE    VALUE     VALUE    VALUE     VALUE    VALUE     VALUE    VALUE     VALUE
 -  -------- --------- -------- --------- -------- --------- -------- --------- -------- ---------
 1  $97,678   $97,678  $97,563   $91,433  $101,485  $95,185  $101,585  $94,258  $97,678   $91,540
 2  $95,404   $95,404  $95,179   $90,068   $99,025  $92,725   $99,220  $92,082  $95,404   $90,279
 3  $93,183   $93,183  $92,853   $88,710   $96,624  $90,324   $96,910  $89,957  $93,183   $89,023
 4  $91,013   $91,013  $90,584   $87,361   $94,282  $89,224   $94,654  $87,881  $91,013   $87,773
 5  $88,894   $88,894  $88,371   $86,019   $91,996  $87,896   $92,450  $86,678  $88,894   $86,527
 6  $86,825   $86,825  $86,211   $84,687   $89,766  $86,575   $90,298  $85,480  $86,825   $85,288
 7  $84,803   $84,803  $84,104   $83,363   $87,589  $85,261   $88,196  $84,286  $84,803   $84,055
 8  $82,829   $82,829  $82,049   $82,049   $85,466  $83,956   $86,142  $86,142  $82,829   $82,829
 9  $80,901   $80,901  $80,044   $80,044   $83,394  $82,660   $84,137  $84,137  $80,901   $80,901
 10 $79,017   $79,017  $78,088   $78,088   $81,372  $81,372   $82,178  $82,178  $79,017   $79,017
 11 $77,178   $77,178  $76,180   $76,180   $79,399  $79,399   $80,265  $80,265  $77,178   $77,178
 12 $75,381   $75,381  $74,319   $74,319   $77,474  $77,474   $78,396  $78,396  $75,381   $75,381
 13 $73,626   $73,626  $72,468   $72,468   $75,596  $75,596   $76,571  $76,571  $73,626   $73,626
 14 $71,912   $71,912  $70,663   $70,663   $73,763  $73,763   $74,788  $74,788  $71,877   $71,877
 15 $70,237   $70,237  $68,902   $68,902   $71,975  $71,975   $73,013  $73,013  $70,170   $70,170
 16 $68,602   $68,602  $67,185   $67,185   $70,230  $70,230   $71,279  $71,279  $68,502   $68,502
 17 $67,005   $67,005  $65,509   $65,509   $68,527  $68,527   $69,585  $69,585  $66,873   $66,873
 18 $65,445   $65,445  $63,874   $63,874   $66,866  $66,866   $67,931  $67,931  $65,282   $65,282
 19 $63,921   $63,921  $62,279   $62,279   $65,245  $65,245   $66,315  $66,315  $63,728   $63,728
 20 $62,433   $62,433  $60,723   $60,723   $63,663  $63,663   $64,737  $64,737  $62,210   $62,210
 21 $60,980   $60,980  $59,205   $59,205   $62,120  $62,120   $63,196  $63,196  $60,727   $60,727
 22 $59,560   $59,560  $57,724   $57,724   $60,614  $60,614   $61,690  $61,690  $59,279   $59,279
 23 $58,173   $58,173  $56,279   $56,279   $59,144  $59,144   $60,220  $60,220  $57,865   $57,865
 24 $56,819   $56,819  $54,870   $54,870   $57,710  $57,710   $58,783  $58,783  $56,484   $56,484
 25 $55,496   $55,496  $53,495   $53,495   $56,311  $56,311   $57,381  $57,381  $55,134   $55,134
--------------------------------------------------------------------------------------------------


 Assumptions:

 1. $100,000 initial investment.


 2. As of December 31, 2006 the average fund expenses = 0.97%.


 3. No optional death benefit(s) and/or optional living benefit(s) were elected.


 4. These reductions result in hypothetical net rates of return as follows:
    Strategic Partners Advisor -2.33%; Strategic Partners Select -2.44%; Strategic Partners Annuity One/Plus Bonus -2.42%; Strategic Partners Annuity One/Plus Enhanced Bonus -2.33%; Strategic Partners Annuity One/Plus Enhanced Non-Bonus 2.33%.


 5. The illustration above illustrates 100% invested into the variable sub-accounts. Investments into the fixed rate accounts, as noted above, may receive a higher rate of interest in one product over another causing Contract Values to differ in relation to one another.

 6. Surrender Value assumes surrender 2 days prior to policy anniversary.

 6% GROSS RETURN




        SP ADVISOR         SP SELECT        SP PLUS BONUS      SP PLUS BONUS    SP PLUS NON BONUS
 -  ------------------ ------------------ ------------------ ------------------ ------------------
    CONTRACT SURRENDER CONTRACT SURRENDER CONTRACT SURRENDER CONTRACT SURRENDER CONTRACT SURRENDER
     VALUE     VALUE    VALUE     VALUE    VALUE     VALUE    VALUE     VALUE    VALUE     VALUE
 -  -------- --------- -------- --------- -------- --------- -------- --------- -------- ---------
 1  $103,522 $103,522  $103,400  $96,863  $107,557 $101,257  $107,663  $99,851  $103,522  $96,976
 2  $107,179 $107,179  $106,926 $101,111  $111,247 $104,947  $111,466 $103,350  $107,179 $101,349
 3  $110,965 $110,965  $110,572 $105,544  $115,063 $108,763  $115,403 $106,972  $110,965 $105,917
 4  $114,884 $114,884  $114,342 $110,169  $119,009 $112,470  $119,479 $110,722  $114,884 $110,689
 5  $118,942 $118,942  $118,241 $114,994  $123,092 $117,438  $123,700 $115,741  $118,942 $115,674
 6  $123,143 $123,143  $122,273 $120,027  $127,314 $122,622  $128,069 $120,985  $123,143 $120,880
 7  $127,493 $127,493  $126,442 $125,278  $131,681 $128,031  $132,592 $126,463  $127,493 $126,318
 8  $131,996 $131,996  $130,753 $130,753  $136,198 $133,674  $137,276 $137,276  $131,996 $131,996
 9  $136,658 $136,658  $135,212 $135,212  $140,870 $139,561  $142,125 $142,125  $136,658 $136,658
 10 $141,485 $141,485  $139,822 $139,822  $145,702 $145,702  $147,145 $147,145  $141,485 $141,485
 11 $146,483 $146,483  $144,590 $144,590  $150,699 $150,699  $152,342 $152,342  $146,483 $146,483
 12 $151,657 $151,657  $149,520 $149,520  $155,868 $155,868  $157,723 $157,723  $151,657 $151,657
 13 $157,013 $157,013  $154,618 $154,618  $161,215 $161,215  $163,294 $163,294  $157,013 $157,013
 14 $162,559 $162,559  $159,890 $159,890  $166,745 $166,745  $169,062 $169,062  $162,559 $162,559
 15 $168,301 $168,301  $165,342 $165,342  $172,464 $172,464  $175,033 $175,033  $168,301 $168,301
 16 $174,246 $174,246  $170,980 $170,980  $178,380 $178,380  $181,216 $181,216  $174,246 $174,246
 17 $180,400 $180,400  $176,810 $176,810  $184,499 $184,499  $187,616 $187,616  $180,400 $180,400
 18 $186,772 $186,772  $182,838 $182,838  $190,827 $190,827  $194,243 $194,243  $186,772 $186,772
 19 $193,369 $193,369  $189,073 $189,073  $197,373 $197,373  $201,104 $201,104  $193,369 $193,369
 20 $200,199 $200,199  $195,520 $195,520  $204,143 $204,143  $208,207 $208,207  $200,199 $200,199
 21 $207,271 $207,271  $202,186 $202,186  $211,146 $211,146  $215,562 $215,562  $207,271 $207,271
 22 $214,592 $214,592  $209,080 $209,080  $218,388 $218,388  $223,176 $223,176  $214,592 $214,592
 23 $222,172 $222,172  $216,210 $216,210  $225,879 $225,879  $231,058 $231,058  $222,172 $222,172
 24 $230,019 $230,019  $223,582 $223,582  $233,627 $233,627  $239,220 $239,220  $230,019 $230,019
 25 $238,144 $238,144  $231,205 $231,205  $241,641 $241,641  $247,669 $247,669  $238,144 $238,144
--------------------------------------------------------------------------------------------------


 Assumptions:

 1. $100,000 initial investment.


 2. As of December 31, 2006 the average fund expenses = 0.97%.


 3. No optional death benefit(s) and/or optional living benefit(s) were elected.


 4. These reductions result in hypothetical net rates of return as follows:
    Strategic Partners Advisor 3.53%; Strategic Partners Select 3.41%; Strategic Partners Annuity One/Plus Bonus 3.43%; Strategic Partners Annuity One/Plus Enhanced Bonus 3.53%; Strategic Partners Annuity One/Plus Enhanced Non-Bonus 3.53%.


 5. The illustration above illustrates 100% invested into the variable sub-accounts. Investments into the fixed rate accounts, as noted above, may receive a higher rate of interest in one product over another causing Contract Values to differ in relation to one another.

 6. Surrender Value assumes surrender 2 days prior to policy anniversary.

            PLEASE SEND ME A STATEMENT OF ADDITIONAL INFORMATION THAT CONTAINS FURTHER DETAILS ABOUT THE PRUCO LIFE ANNUITY DESCRIBED IN PROSPECTUS ORD000045 (05/2007).

                      ------------------------
                               (print your name)

                      ------------------------
                                   (address)

                      ------------------------
                             (city/state/zip code)

                               MAILING ADDRESS:

                       PRUDENTIAL ANNUITY SERVICE CENTER
                                 P.O. Box 7960
                            Philadelphia, PA 19176

[LOGO]
The Prudential Insurance Company of America
751 Broad Street
Newark, NJ 07102-3777






 ORD000045

                                   PRSRT STD
                                 U.S. POSTAGE
                                     PAID
                                 LANCASTER, PA
                                PERMIT NO. 1793

                          STRATEGIC PARTNERS/SM/ ANNUITY ONE 3 VARIABLE ANNUITY

                                                        PROSPECTUS: MAY 1, 2007

                      ------------------------

 This Prospectus describes an Individual Variable Annuity Contract offered by Pruco Life Insurance Company (Pruco Life) and the Pruco Life Flexible Premium Variable Annuity Account. Pruco Life offers several different annuities which your representative may be authorized to offer to you. Each Annuity has different features and benefits that may be appropriate for you based on your financial situation, your age and how you intend to use the Annuity. Please note that selling broker-dealer firms through which the contract is sold may decline to make available to their customers certain of the optional features and investment options offered generally under the contract. Alternatively, such firms may restrict the availability of the optional benefits that they do make available to their customers (e.g., by imposing a lower maximum issue age for certain optional benefits than what is prescribed generally under the contract). Please speak to your registered representative for further details. The different features and benefits include variations in death benefit protection, and the ability to access your annuity's contract value. The fees and charges under the annuity contract and the compensation paid to your representative may also be different among each annuity. If you are purchasing the contract as a replacement for existing variable annuity or variable life coverage, you should consider, among other things, any surrender or penalty charges you may incur when replacing your existing coverage. Pruco Life is a wholly-owned subsidiary of the Prudential Insurance Company of America.


 THE FUNDS

 Strategic Partners Annuity One 3 offers a wide variety of investment choices, including variable investment options that invest in underlying mutual funds. Currently, portfolios of the following underlying mutual funds are being offered: The Prudential Series Fund, Advanced Series Trust (formerly named American Skandia Trust), Gartmore Variable Insurance Trust, and Janus Aspen Series. (see next page for list of portfolios currently offered). You may choose between two basic versions of Strategic Partners Annuity One 3. One version, the Contract With Credit, provides for a bonus credit that we add to each purchase payment you make. If you choose this version of Strategic Partners Annuity One 3, some charges and expenses may be higher than if you choose the version without the credit. Those higher charges could exceed the amount of the credit under some circumstances, particularly if you withdraw purchase payments within a few years of making those purchase payments.


 PLEASE READ THIS PROSPECTUS
 Please read this prospectus before purchasing a Strategic Partners Annuity One 3 variable annuity contract, and keep it for future reference. The current prospectuses for the underlying mutual funds contain important information about the mutual funds. When you invest in a variable investment option that is funded by a mutual fund, you should read the mutual fund prospectus and keep it for future reference. The Risk Factors section relating to the market value adjustment option appears in the Summary.

 TO LEARN MORE ABOUT STRATEGIC PARTNERS ANNUITY ONE 3

 To learn more about the Strategic Partners Annuity One 3 variable annuity, you can request a copy of the Statement of Additional Information (SAI) dated May 1, 2007. The SAI has been filed with the Securities and Exchange Commission
 (SEC) and is legally a part of this prospectus. Pruco Life also files other reports with the SEC. All of these filings can be reviewed and copied at the SEC's offices, and can also be obtained from the SEC's Public Reference Section, 100 F Street N.E., Washington, D.C. 20549. (See SEC file numbers 333-37728 and 333-103474) You may obtain information on the operation of the Public Reference Room by calling the SEC at (202) 551-8090. The SEC maintains a Web site (http://www.sec.gov) that contains the Strategic Partners Annuity One 3 SAI, material incorporated by reference, and other information regarding registrants that file electronically with the SEC. The Table of Contents of the SAI is set forth in Section 11 of this prospectus.


 For a free copy of the SAI, call us at (888) PRU-2888, or write to us at Prudential Annuity Service Center, P.O. Box 7960, Philadelphia, PA 19176.

 The SEC has not determined that this contract is a good investment, nor has the SEC determined that this Prospectus is complete or accurate. It is a criminal offense to state otherwise. Investment in a Variable Annuity Contract is subject to risk, including the possible loss of your money. An investment in Strategic Partners Annuity One 3 is not a bank deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency.

Strategic Partners/SM/ is a service mark of the Prudential Insurance Company of America      ORD01142

 The Prudential Series Fund
   Jennison Portfolio

   Equity Portfolio
   Global Portfolio
   Money Market Portfolio
   Stock Index Portfolio
   Value Portfolio
   SP Aggressive Growth Asset Allocation Portfolio
   SP Balanced Asset Allocation Portfolio
   SP Conservative Asset Allocation Portfolio
   SP Growth Asset Allocation Portfolio

   SP AIM Core Equity Portfolio
   SP Davis Value Portfolio

   SP International Growth Portfolio
   SP International Value Portfolio

   SP Mid Cap Growth Portfolio
   SP PIMCO High Yield Portfolio
   SP PIMCO Total Return Portfolio
   SP Prudential U.S. Emerging Growth Portfolio
   SP Small-Cap Growth Portfolio
   SP Small Cap Value Portfolio
   SP Strategic Partners Focused Growth Portfolio
   SP T. Rowe Price Large-Cap Growth Portfolio


 Advanced Series Trust

   AST Advanced Strategies Portfolio
   AST Aggressive Asset Allocation Portfolio
   AST AllianceBernstein Core Value Portfolio
   AST AllianceBernstein Growth & Income Portfolio
   AST AllianceBernstein Managed Index 500 Portfolio
   AST American Century Income & Growth Portfolio

   AST American Century Strategic Allocation Portfolio

   AST Balanced Asset Allocation Portfolio
   AST Capital Growth Asset Allocation Portfolio
   AST Cohen & Steers Realty Portfolio
   AST Conservative Asset Allocation Portfolio
   AST DeAM Large-Cap Value Portfolio
   AST DeAM Small-Cap Value Portfolio


   AST Federated Aggressive Growth Portfolio
   AST First Trust Balanced Target Portfolio
   AST First Trust Capital Appreciation Target Portfolio


   AST Goldman Sachs Concentrated Growth Portfolio
   AST Goldman Sachs Mid-Cap Growth Portfolio
   AST High Yield Portfolio
   AST JPMorgan International Equity Portfolio
   AST Large-Cap Value Portfolio
   AST Lord Abbett Bond-Debenture Portfolio
   AST Marsico Capital Growth Portfolio
   AST MFS Global Equity Portfolio
   AST MFS Growth Portfolio
   AST Mid-Cap Value Portfolio
   AST Neuberger Berman Mid-Cap Growth Portfolio
   AST Neuberger Berman Mid-Cap Value Portfolio

   AST Neuberger Berman Small-Cap Growth Portfolio
   AST PIMCO Limited Maturity Bond Portfolio

   AST Preservation Asset Allocation Portfolio
   AST Small-Cap Value Portfolio
   AST T. Rowe Price Asset Allocation Portfolio
   AST T. Rowe Price Global Bond Portfolio
   AST T. Rowe Price Natural Resources Portfolio

   AST UBS Dynamic Alpha Portfolio


 Gartmore Variable Insurance Trust
   GVIT Developing Markets Fund

 Janus Aspen Series
   Large Cap Growth Portfolio -- Service Shares

                                   CONTENTS


PART I: STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS SUMMARY..............................  5
 GLOSSARY................................................................................  6
 SUMMARY................................................................................. 11
 RISK FACTORS............................................................................ 15
 SUMMARY OF CONTRACT EXPENSES............................................................ 16
 EXPENSE EXAMPLES........................................................................ 22

PART II: STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS SECTIONS 1 - 11..................... 23

 SECTION 1: WHAT IS THE STRATEGIC PARTNERS ANNUITY ONE 3 VARIABLE ANNUITY?............... 24
   SHORT TERM CANCELLATION RIGHT OR "FREE LOOK".......................................... 25

 SECTION 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE?........................................ 25
   VARIABLE INVESTMENT OPTIONS........................................................... 25
   FIXED INTEREST RATE OPTIONS........................................................... 36
   MARKET VALUE ADJUSTMENT OPTION........................................................ 36
   TRANSFERS AMONG OPTIONS............................................................... 38
   ADDITIONAL TRANSFER RESTRICTIONS...................................................... 38
   DOLLAR COST AVERAGING................................................................. 40
   ASSET ALLOCATION PROGRAM.............................................................. 40
   AUTO-REBALANCING...................................................................... 40
   SCHEDULED TRANSACTIONS................................................................ 40
   VOTING RIGHTS......................................................................... 41
   SUBSTITUTION.......................................................................... 41

 SECTION 3: WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE (ANNUITIZATION)? 41
   PAYMENT PROVISIONS.................................................................... 41
   PAYMENT PROVISIONS WITHOUT THE GUARANTEED MINIMUM INCOME BENEFIT...................... 41
     OPTION 1: ANNUITY PAYMENTS FOR A FIXED PERIOD....................................... 42
     OPTION 2: LIFE INCOME ANNUITY OPTION................................................ 42
     OPTION 3: INTEREST PAYMENT OPTION................................................... 42
     OTHER ANNUITY OPTIONS............................................................... 42
   TAX CONSIDERATIONS.................................................................... 42
   GUARANTEED MINIMUM INCOME BENEFIT..................................................... 42
     GMIB ROLL-UP........................................................................ 43
     GMIB OPTION 1 - SINGLE LIFE PAYOUT OPTION........................................... 44
     GMIB OPTION 2 - JOINT LIFE PAYOUT OPTION............................................ 44
   HOW WE DETERMINE ANNUITY PAYMENTS..................................................... 45

 SECTION 4: WHAT IS THE DEATH BENEFIT?................................................... 46
   BENEFICIARY........................................................................... 46
   CALCULATION OF THE DEATH BENEFIT...................................................... 46
   GUARANTEED MINIMUM DEATH BENEFIT...................................................... 47
     GMDB ROLL-UP........................................................................ 47
     GMDB STEP-UP........................................................................ 47
   SPECIAL RULES IF JOINT OWNERS......................................................... 48
   HIGHEST DAILY VALUE DEATH BENEFIT..................................................... 48
   CALCULATION OF THE HIGHEST DAILY VALUE DEATH BENEFIT.................................. 49
   PAYOUT OPTIONS........................................................................ 50
   BENEFICIARY CONTINUATION OPTION....................................................... 50
   EARNINGS APPRECIATOR BENEFIT.......................................................... 52
   SPOUSAL CONTINUANCE OPTION............................................................ 53

 SECTION 5: WHAT IS THE LIFETIME FIVE/SM/ INCOME BENEFIT?................................ 55
   LIFETIME FIVE INCOME BENEFIT.......................................................... 55
   SPOUSAL LIFETIME FIVE INCOME BENEFIT.................................................. 60
   HIGHEST DAILY LIFETIME FIVE INCOME BENEFIT............................................ 64

 SECTION 6: WHAT IS THE INCOME APPRECIATOR BENEFIT?...................................  71
   INCOME APPRECIATOR BENEFIT.........................................................  71
   CALCULATION OF THE INCOME APPRECIATOR BENEFIT......................................  71
   INCOME APPRECIATOR BENEFIT OPTIONS DURING THE ACCUMULATION PHASE...................  72

 SECTION 7: HOW CAN I PURCHASE A STRATEGIC PARTNERS ANNUITY ONE 3 CONTRACT?...........  74
   PURCHASE PAYMENTS..................................................................  74
   ALLOCATION OF PURCHASE PAYMENTS....................................................  74
   CREDITS............................................................................  74
   CALCULATING CONTRACT VALUE.........................................................  75

 SECTION 8: WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS ANNUITY ONE 3
   CONTRACT?..........................................................................  75
   INSURANCE AND ADMINISTRATIVE CHARGES...............................................  75
   WITHDRAWAL CHARGE..................................................................  76
   WAIVER OF WITHDRAWAL CHARGE FOR CRITICAL CARE......................................  77
   CONTRACT MAINTENANCE CHARGE........................................................  77
   GUARANTEED MINIMUM INCOME BENEFIT CHARGE...........................................  77
   INCOME APPRECIATOR BENEFIT CHARGE..................................................  78
   EARNINGS APPRECIATOR BENEFIT CHARGE................................................  79
   BENEFICIARY CONTINUATION OPTION CHARGES............................................  79
   TAXES ATTRIBUTABLE TO PREMIUM......................................................  79
   TRANSFER FEE.......................................................................  79
   COMPANY TAXES......................................................................  79
   UNDERLYING MUTUAL FUND FEES........................................................  80

 SECTION 9: HOW CAN I ACCESS MY MONEY?................................................  80
   WITHDRAWALS DURING THE ACCUMULATION PHASE..........................................  80
   AUTOMATED WITHDRAWALS..............................................................  80
   SUSPENSION OF PAYMENTS OR TRANSFERS................................................  81

 SECTION 10: WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS
   ANNUITY ONE 3 CONTRACT?............................................................  81
   CONTRACTS OWNED BY INDIVIDUALS (NOT ASSOCIATED WITH TAX-FAVORED RETIREMENT PLANS)..  81
   CONTRACTS HELD BY TAX-FAVORED PLANS................................................  84

 SECTION 11: OTHER INFORMATION........................................................  87
   PRUCO LIFE INSURANCE COMPANY.......................................................  87
   THE SEPARATE ACCOUNT...............................................................  88
   SALE AND DISTRIBUTION OF THE CONTRACT..............................................  88
   LITIGATION.........................................................................  88
   ASSIGNMENT.........................................................................  89
   FINANCIAL STATEMENTS...............................................................  89
   STATEMENT OF ADDITIONAL INFORMATION................................................  89
   HOUSEHOLDING.......................................................................  89
   MARKET VALUE ADJUSTMENT FORMULA....................................................  90

APPENDIX A - ACCUMULATION UNIT VALUES................................................. A-1

APPENDIX B - SELECTING THE VARIABLE ANNUITY THAT'S RIGHT FOR YOU...................... B-1

APPENDIX C - ASSET TRANSFER FORMULA UNDER HIGHEST DAILY LIFETIME FIVE BENEFIT......... C-1

  PART I SUMMARY
--------------------------------------------------------------------------------

  STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS

          PART I: STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS SUMMARY

 GLOSSARY

 We have tried to make this Prospectus as easy to read and understand as possible. By the nature of the contract, however, certain technical words or terms are unavoidable. We have identified the following as some of these words or terms.

 Accumulation Phase
 The period that begins with the contract date (which we define below) and ends when you start receiving income payments, or earlier if the contract is terminated through a full withdrawal or payment of a death benefit.

 Adjusted Contract Value
 When you begin receiving income payments, the value of your contract adjusted for any market value adjustment minus any charge we impose for premium taxes and withdrawal charges.

 Adjusted Purchase Payment
 Your invested purchase payment is adjusted for any subsequent withdrawals. The adjusted purchase payment is used only for calculations of the Earnings Appreciator Benefit.

 Annual Income Amount

 Under the terms of the Lifetime Five Income Benefit, an amount that you can withdraw each year as long as the annuitant lives. For the Highest Daily Lifetime Five Benefit only, we refer to an amount that you can withdraw each year as long as the annuitant lives as the "Total Annual Income Amount". The annual income amount is set initially as a percentage of the Protected Withdrawal Value, but will be adjusted to reflect subsequent purchase payments, withdrawals, and any step-up. Under the Spousal Lifetime Five Income Benefit, the annual income amount is paid until the later death of two natural persons who are each other's spouses at the time of election and at the first death of one of them.


 Annual Withdrawal Amount

 Under the terms of the Lifetime Five Income Benefit , an amount that you can withdraw each year as long as there is Protected Withdrawal remaining. The Annual Withdrawal Amount is set initially to equal 7% of the initial Protected Withdrawal Value, but will be adjusted to reflect subsequent purchase payments, withdrawals, and any step-up.


 Annuitant

 The person whose life determines the amount of income payments that we will make. Except as indicated below, if the annuitant dies before the annuity date, the co-annuitant (if any) becomes the annuitant if the contract's requirements for changing the annuity date are met. If, upon the death of the annuitant, there is no surviving eligible co-annuitant, and the owner is not the annuitant, then the owner becomes the annuitant.

 Generally, if an annuity is owned by an entity and the entity has named a co-annuitant, the co-annuitant will become the annuitant upon the death of the annuitant, and no death benefit is payable. Unless we agree otherwise, the contract is eligible to have a co-annuitant designation only if the entity that owns the contract is (1) a plan described in Internal Revenue Code
 Section 72(s)(5)(A)(i) (or any successor Code section thereto); (2) an entity described in Code Section 72(u)(1) (or any successor Code section thereto); or
 (3) a custodial account established pursuant to the provisions in Code
 Section 408(a) (or any successor Code section thereto) ("Custodial Account").

 Where the contract is held by a Custodial Account, the co-annuitant will not automatically become the annuitant upon the death of the annuitant. Upon the death of the annuitant, the Custodial Account will have the choice, subject to our rules, to either elect to receive the death benefit or elect to continue the contract. If the contract is continued, then the Contract Value as of the date of due proof of death of the annuitant will reflect the amount that would have been payable had a death benefit been paid.


 Annuity Date
 The date when income payments are scheduled to begin. You must have our permission to change the annuity date. If the co-annuitant becomes the annuitant due to the death of the annuitant, and the co-annuitant is older than the annuitant, then the annuity date will be based on the age of the co-annuitant, provided that the contract's requirements for changing the annuity date are met (e.g., the co-annuitant cannot be older than a specified age). If the co-annuitant is younger than the annuitant, then the annuity date will remain unchanged.

 Beneficiary
 The person(s) or entity you have chosen to receive a death benefit.

 Benefit Fixed Rate Account
 An investment option offered as part of this contract that is used only if you have elected the optional Highest Daily Lifetime Five Benefit. Amounts allocated to the Benefit Fixed Rate Account earn a fixed rate of interest, and are held within our general account. You may not allocate purchase payments to the Benefit Fixed Rate Account. Rather, Contract Value is transferred to the Benefit Fixed Rate Account only under the asset transfer feature of the Highest Daily Lifetime Five Benefit.


 Business Day
 A day on which the New York Stock Exchange is open for business. Our business day generally ends at 4:00 p.m. Eastern time.

 Co-Annuitant

 The person shown on the contract data pages who becomes the annuitant (if eligible) upon the death of the annuitant if the contract's requirements for changing the annuity date are met.


 Contract Date
 The date we accept your initial purchase payment and all necessary paperwork in good order at the Prudential Annuity Service Center. Contract anniversaries are measured from the contract date. A contract year starts on the contract date or on a contract anniversary.

 Contract Owner, Owner, or You
 The person entitled to the ownership rights under the contract.

 Contract Value

 This is the total value of your contract, equal to the sum of the values of your investment in each investment option you have chosen. Your Contract Value will go up or down based on the performance of the investment options you choose.


 Contract with Credit

 A version of the annuity contract that provides for a bonus credit with each purchase payment that you make and has higher withdrawal charges and insurance and administrative costs than the Contract Without Credit.

 Contract without Credit
 A version of the annuity contract that does not provide a credit and has lower withdrawal charges and insurance and administrative costs than the Contract With Credit.

 Credit
 If you choose the Contract With Credit, this is the bonus amount that we allocate to your account each time you make a purchase payment. The amount of the credit is a percentage of the purchase payment. Bonus credits generally are not recaptured once the free look period expires. Our reference in the preceding sentence to "generally are not recaptured" refers to the fact that we have the contractual right to deduct, from the death benefit we pay, the amount of any credit corresponding to a purchase payment made within one year of death.

 Daily Value

 For purposes of the Highest Daily Value Death Benefit, which we describe below, the Contract Value as of the end of each business day. The Daily Value on the contract date is equal to your purchase payment.


 Death Benefit
 If a death benefit is payable, the beneficiary you designate will receive, at a minimum, the total invested purchase payments, reduced proportionally by withdrawals, or a potentially greater amount related to market appreciation. The Guaranteed Minimum Death Benefit, or Highest Daily Value Death Benefit, is available for an additional charge. See Section 4, "What Is The Death Benefit?"

 Death Benefit Target Date
 With respect to the Highest Daily Value Death Benefit, the later of the contract anniversary on or after the 80th birthday of the current contract owner, the older of either joint owner or (if owned by an entity) the annuitant, or five years after the contract date.

 Designated Life
 For purposes of the Spousal Lifetime Five Income Benefit, a Designated Life refers to each of two natural persons who are each other's spouses at the time of election of the Spousal Lifetime Five Income Benefit and at the first death of one of them.

 Dollar Cost Averaging Fixed Rate Option (DCA Fixed Rate Option)
 An investment option that offers a fixed rate of interest for a selected period during which periodic transfers are automatically made to selected variable investment options or to the one-year fixed interest rate option.

 GLOSSARY continued


 Earnings Appreciator Benefit (EAB)
 An optional feature available for an additional charge that may provide a supplemental death benefit based on earnings under the contract.

 Excess Income/Excess Withdrawal

 Under the Lifetime Five Income Benefit, Spousal Lifetime Five Income Benefit, and Highest Daily Lifetime Five Benefit, Excess Income refers to cumulative withdrawals that exceed the Annual Income Amount (the Total Annual Income Amount, for Highest Daily Lifetime Five only). Under the Lifetime Five Income Benefit, Excess Withdrawal refers to cumulative withdrawals that exceed the Annual Withdrawal Amount.


 Fixed Interest Rate Options
 Investment options that offer a fixed rate of interest for either a one-year period (fixed rate option) or a selected period during which periodic transfers are made to selected variable investment options or to the one-year fixed rate option.

 Good Order
 An instruction received at the Prudential Annuity Service Center, utilizing such forms, signatures and dating as we require, which is sufficiently clear that we do not need to exercise any discretion to follow such instructions.

 Guarantee Period
 A period of time during which your invested purchase payment in the market value adjustment option earns interest at the declared rate. We may offer one or more guarantee periods.

 Guaranteed Minimum Death Benefit (GMDB)
 An optional feature available for an additional charge that guarantees that the death benefit that the beneficiary receives will be no less than a certain GMDB protected value. The GMDB is a different death benefit than the Highest Daily Value Death Benefit, which we describe below.

 GMDB Protected Value
 The amount guaranteed under the Guaranteed Minimum Death Benefit, which may equal the GMDB roll-up value, the GMDB step-up value, or the greater of the two. The GMDB protected value will be subject to certain age restrictions and time durations, however, it will still increase by subsequent invested purchase payments and reduce proportionally by withdrawals.

 GMDB Roll-Up
 We use the GMDB roll-up value to compute the GMDB protected value of the Guaranteed Minimum Death Benefit. The GMDB roll-up is equal to the invested purchase payments compounded daily at an effective annual interest rate starting on the date that each invested purchase payment is made, subject to a cap, and reduced by the effect of withdrawals.

 GMDB Step-Up

 We use the GMDB step-up value to compute the GMDB protected value of the Guaranteed Minimum Death Benefit. Generally speaking, the GMDB step-up establishes a "high water mark" of protected value that we would pay upon death, even if the Contract Value has declined. For example, if the GMDB step-up were set at $100,000 on a contract anniversary, and the Contract Value subsequently declined to $80,000 on the date of death, the GMDB step-up value would nonetheless remain $100,000 (assuming no additional purchase payments or withdrawals).


 Guaranteed Minimum Income Benefit (GMIB)
 An optional feature available for an additional charge that guarantees that the income payments you receive during the income phase will be no less than a certain GMIB protected value applied to the GMIB guaranteed annuity purchase rates.

 GMIB Protected Value
 We use the GMIB protected value to calculate annuity payments should you annuitize under the Guaranteed Minimum Income Benefit.

 The value is calculated daily and is equal to the GMIB roll-up, until the GMIB roll-up either reaches its cap or if we stop applying the annual interest rate based on the age of the annuitant, number of contract anniversaries or number of years since last GMIB reset. At such point, the GMIB protected value will be increased by any subsequent invested purchase payments, and any withdrawals will proportionally reduce the GMIB protected value. The GMIB protected value is not available as a cash surrender benefit or a death benefit, nor is it used to calculate the cash surrender value or death benefit.

 GMIB Reset

 You may elect to "step-up" or "reset" your GMIB protected value if your Contract Value is greater than the current GMIB protected value. Upon exercise of the reset provision, your GMIB protected value will be reset to equal your current Contract Value. You are limited to two resets over the life of your contract, provided that certain annuitant age requirements are met.


 GMIB Roll-Up

 We will use the GMIB roll-up value to compute the GMIB protected value of the Guaranteed Minimum Income Benefit. The GMIB roll-up is equal to the invested purchase payments (after a reset, the Contract Value at the time of the reset) compounded daily at an effective annual interest rate starting on the date each invested purchase payment is made, subject to a cap, and reduced proportionally by withdrawals.

 Highest Daily Lifetime Five Benefit
 An optional feature available for an additional charge that guarantees your ability to withdraw amounts equal to a percentage of a principal value called the Protected Withdrawal Value. Subject to our rules regarding the timing and amount of withdrawals, we guarantee these withdrawal amounts, regardless of the impact of market performance on your Contract Value.


 Highest Daily Value Death Benefit

 An optional death benefit available for an additional charge that can provide a death benefit that exceeds the Contract Value on the date of death. The amount of the death benefit is determined with reference to the Highest Daily Value, as defined below.


 Income Appreciator Benefit (IAB)
 An optional feature that may be available for an additional charge that provides a supplemental living benefit based on earnings under the contract.

 IAB Automatic Withdrawal Payment Program

 A series of payments consisting of a portion of your Contract Value and Income Appreciator Benefit paid to you in equal installments over a 10 year period, which you may choose, if you elect to receive the Income Appreciator Benefit during the accumulation phase.


 IAB Credit

 An amount we add to your Contract Value that is credited in equal installments over a 10 year period, which you may choose, if you elect to receive the Income Appreciator Benefit during the accumulation phase.


 Income Options
 Options under the contract that define the frequency and duration of income payments. In your contract, we also refer to these as payout or annuity options.

 Income Phase
 The period during which you receive income payments under the contract.

 Invested Purchase Payments
 Your purchase payments (which we define below) less any deduction we make for any tax charge.

 Joint Owner
 The person named as the joint owner, who shares ownership rights with the owner as defined in the contract. A joint owner must be a natural person.

 Lifetime Five Income Benefit

 An optional feature available for an additional charge that guarantees your ability to withdraw amounts equal to a percentage of an initial principal value (called the "Protected Withdrawal Value"), regardless of the impact of market performance on your Contract Value, subject to our rules regarding the timing and amount of withdrawals. There are two options - one is designed to provide an annual withdrawal amount for life and the other is designed to provide a greater annual withdrawal amount (than the first option) as long as there is Protected Withdrawal Value. We also offer a variant of the Lifetime Five Income Benefit to certain spousal owners - see "Spousal Lifetime Five Income Benefit."


 Market Value Adjustment

 An adjustment to your Contract Value or withdrawal proceeds that is based on the relationship between interest you are currently earning within the market value adjustment option and prevailing interest rates. This adjustment may be positive or negative.

 GLOSSARY continued


 Market Value Adjustment Option
 This investment option may offer various guarantee periods and pays a fixed rate of interest with respect to each guarantee period. We impose a market value adjustment on withdrawals or transfers that you make from this option prior to the end of its guarantee period.

 Net Purchase Payments
 Your total purchase payments less any withdrawals you have made.

 Proportional Withdrawals

 A method that involves calculating the percentage of your Contract Value that each prior withdrawal represented when withdrawn. In general, proportional withdrawals result in a reduction to the applicable benefit value by reducing such value in the same proportion as the Contract Value was reduced by the withdrawal as of the date the withdrawal occurred.


 Protected Withdrawal Value

 Under the Lifetime Five Income Benefit and Spousal Lifetime Five Income Benefit, an amount that we guarantee regardless of the investment performance of your Contract Value. For the Highest Daily Lifetime Five Benefit only, we refer to an amount that we guarantee regardless of the investment performance of your Contract Value as the "Total Protected Withdrawal Value".

 Prudential Annuity Service Center

 For general correspondence: P.O. Box 7960, Philadelphia, PA 19176. For express overnight mail: 2101 Welsh Road, Dresher, PA 19025. The telephone number is
 (888) PRU-2888. Prudential's Web site is www.prudential.com.

 Purchase Payments
 The amount of money you pay us to purchase the contract. Generally, you can make additional purchase payments at any time during the accumulation phase.

 Separate Account
 Purchase payments allocated to the variable investment options are held by us in a separate account called the Pruco Life Flexible Premium Variable Annuity Account. The separate account is set apart from all of the general assets of Pruco Life.

 Spousal Lifetime Five Income Benefit

 An optional feature available for an additional charge that guarantees the ability to withdraw amounts equal to a percentage of an initial principal value (called the "Protected Withdrawal Value"), regardless of the impact of market performance on the Contract Value, subject to our rules regarding the timing and amount of withdrawals. Under the Spousal Lifetime Five Income Benefit, an annual income amount is paid until the later death of two natural persons who are each other's spouses at the time of election and at the first death of one of them.


 Statement Of Additional Information
 A document containing certain additional information about the Strategic Partners Annuity One 3 variable annuity. We have filed the Statement of Additional Information with the Securities and Exchange Commission and it is legally a part of this prospectus. To learn how to obtain a copy of the Statement of Additional Information, see the front cover of this prospectus.

 Tax Deferral
 This is a way to increase your assets without currently being taxed. Generally, you do not pay taxes on your contract earnings until you take money out of your contract. You should be aware that tax favored plans (such as IRAs) already provide tax deferral regardless of whether they invest in annuity contracts. See Section 10, "What Are The Tax Considerations Associated With The Strategic Partners Annuity One 3 Contract?"

 Variable Investment Option
 When you choose a variable investment option, we purchase shares of the underlying mutual fund that are held as an investment for that option. We hold these shares in the separate account. The division of the separate account of Pruco Life that invests in a particular mutual fund is referred to in your contract as a subaccount.

 SUMMARY FOR SECTIONS 1-11

 For a more complete discussion of the following topics, see the corresponding section in Part II of the prospectus.

 SECTION 1
 What Is The Strategic Partners Annuity One 3 Variable Annuity?
 The Strategic Partners Annuity One 3 variable annuity is a contract between you, the owner, and us, the insurance company, Pruco Life Insurance Company (Pruco Life, we or us). The contract allows you to invest on a tax-deferred basis in variable investment options, fixed interest rate options, and the market value adjustment option. The contract is intended for retirement savings or other long-term investment purposes and provides for a death benefit.
 There are two basic versions of the Strategic Partners Annuity One 3 variable annuity.

 Contract With Credit.

..   provides for a bonus credit that we add to each purchase payment that you make,
..   has higher withdrawal charges and insurance and administrative costs than the Contract Without Credit,
..   may provide lower interest rates for fixed interest rate options and the market value adjustment option than the Contract Without Credit, and
..   may provide fewer available market value adjustment guarantee periods than the Contract Without Credit.

 Contract Without Credit.

..   does not provide a credit,
..   has lower withdrawal charges and insurance and administrative costs than the Contract With Credit,
..   may provide higher interest rates for fixed interest rate options and the market value adjustment option than the Contract With Credit, and
..   may provide more available market value adjustment guarantee periods than the Contract With Credit.

 The variable investment options available under the contract offer the opportunity for a favorable return. However, this is NOT guaranteed. It is possible, due to market changes, that your investments may decrease in value, including an investment in the Prudential Money Market Portfolio variable investment option.

 The fixed interest rate options offer a guaranteed interest rate. While your money is allocated to one of these options, your principal amount will not decrease and we guarantee that your money will earn at least a minimum interest rate annually.

 Under the market value adjustment option, while your money remains in the contract for the full guarantee period, your principal amount is guaranteed and the interest amount that your money will earn is guaranteed by us to be at least the minimum interest rate dictated by applicable state law.

 You may make up to 12 free transfers each contract year among the investment options. Certain restrictions apply to transfers involving the fixed interest rate options.

 The contract, like all deferred annuity contracts, has two phases: the accumulation phase and the income phase.

..   During the accumulation phase, any earnings grow on a tax-deferred basis and are generally only taxed as income when you make a withdrawal.
..   The income phase starts when you begin receiving regular payments from your contract.

 The amount of money you are able to accumulate in your contract during the accumulation phase will help determine the amount you will receive during the income phase. Other factors will affect the amount of your payments, such as age, gender, and the payout option you select.

 The contract offers a choice of income and death benefit options, which may also be available to you.

 There are certain state variations to this contract that are referred to in this prospectus. Please see your contract for further information on these and other variations.

 We may amend the contract as permitted by law. For example, we may add new features to the contract. Subject to applicable law, we determine whether or not to make such contract amendments available to contracts that already have been issued.

 SUMMARY FOR SECTIONS 1-11 continued


 If you change your mind about owning Strategic Partners Annuity One 3, you may cancel your contract within 10 days after receiving it (or whatever period is required under applicable law). This time period is referred to as the "Free Look" period.

 SECTION 2
 What Investment Options Can I Choose?
 You can invest your money in several variable investment options. The variable investment options are classified according to their investment style, and a brief description of each portfolio's investment objective and key policies is set forth in Section 2, to assist you in determining which portfolios may be of interest to you.

 Depending upon market conditions, you may earn or lose money in any of these options. The value of your contract will fluctuate depending upon the performance of the underlying mutual fund portfolios used by the variable investment options that you choose. Past performance is not a guarantee of future results.

 You may also invest your money in fixed interest rate options or in a market value adjustment option.

 SECTION 3
 What Kind Of Payments Will I Receive During The Income Phase? (Annuitization) If you want to receive regular income from your annuity, you can choose one of several options, including guaranteed payments for the annuitant's lifetime. Generally, once you begin receiving regular payments, you cannot change your payment plan.

 For an additional fee, you may also choose, if it is available under your contract, the Guaranteed Minimum Income Benefit (GMIB). The Guaranteed Minimum Income Benefit provides that once the income period begins, your income payments will be no less than a value that is based on a certain "GMIB protected value" applied to the GMIB guaranteed annuity purchase rates. See
 Section 3, "What Kind Of Payments Will I Receive During The Income Phase?"


 The Lifetime Five Income Benefit, Spousal Lifetime Five Income Benefit and Highest Daily Lifetime Five Benefit (discussed in Section 5) and the Income Appreciator Benefit (discussed in Section 6) each may provide an additional amount upon which your annuity payments are based.


 SECTION 4
 What Is The Death Benefit?

 In general, if the sole owner or first-to-die of the owner or joint owner dies before the income phase of the contract begins, the person(s) or entity that you have chosen as your beneficiary will receive, at a minimum, the greater of
 (i) the Contract Value, (ii) either the base death benefit or, for a higher insurance and administrative cost, a potentially larger Guaranteed Minimum Death Benefit (GMDB), or Highest Daily Value Death Benefit.


 The base death benefit equals the total invested purchase payments reduced proportionally by withdrawals. The Guaranteed Minimum Death Benefit is equal to a "GMDB protected value" that depends upon which of the following Guaranteed Minimum Death Benefit options you choose:

..   the highest value of the contract on any contract anniversary, which we call the "GMDB step-up value";
..   the total amount you invest increased by a guaranteed rate of return, which we call the "GMDB roll-up value"; or
..   the greater of the GMDB step-up value and GMDB roll-up value.

 The Highest Daily Value Death Benefit provides a death benefit equal to the greater of the base death benefit or the highest daily value less proportional withdrawals.


 On the date we receive proof of death in good order, in lieu of paying a death benefit, we will allow the surviving spouse to continue the contract by exercising the Spousal Continuance Option, if the conditions that we describe, in Section 4, are met.


 For an additional fee, you may also choose, if it is available in your contract, the Earnings Appreciator supplemental death benefit, which provides a benefit payment upon the death of the sole owner, or first to die of the owner or joint owner, during the accumulation phase.

 SECTION 5
 What Is The Lifetime Five/SM/ Income Benefit?
 The Lifetime Five Income Benefit is an optional feature that guarantees your ability to withdraw an amount equal to a percentage of an initial principal value (called the "Protected Withdrawal Value"), regardless of the impact of market performance on your

 Contract Value, subject to our rules regarding the timing and amounts of withdrawals. There are two options--one is designed to provide an annual withdrawal amount for life (the "Life Income Benefit"), and the other is designed to provide a greater annual withdrawal amount (than the first option), as long as there is Protected Withdrawal Value (adjusted, as described in Section 5) (the "Withdrawal Benefit"). The annuitant must be at least 45 years old when the Lifetime Five Income Benefit is elected.

 The charge for the Lifetime Five Income Benefit is a daily fee equal on an annual basis to 0.60% of the Contract Value allocated to the variable investment options. This charge is in addition to the charge for the applicable death benefit.

 In addition to the Lifetime Five Income Benefit, we offer a benefit called the Spousal Lifetime Five Income Benefit. The Spousal Lifetime Five Income benefit is similar to the Lifetime Five Income Benefit, except that it is offered only to those who are each other's spouses at the time the benefit is elected, and the benefit offers only a Life Income Benefit (not the Withdrawal Benefit). The charge for the Spousal Lifetime Five Income Benefit is a daily fee equal on an annual basis to 0.75% of the Contract Value allocated to the variable investment options. The charge is in addition to the charge for the applicable death benefit.

 Finally, we offer a benefit called the Highest Daily Lifetime Five Benefit. Highest Daily Lifetime Five is similar to our Lifetime Five and Spousal Lifetime Five benefits, in that under each such benefit, there is a "protected withdrawal value" that serves as the basis for withdrawals you can make (which we may refer to as "Total Protected Withdrawal Value", for Highest Daily Lifetime Five only). As we discuss in more detail later, we guarantee this protected withdrawal value, even if your Contract Value declines. Highest Daily Lifetime Five uses an Asset Transfer Formula (described more fully in Appendix C). Thus, as a participant in one of these benefits, you are assured of a certain amount that you can withdraw, even if there is a significant decline in the securities markets. Highest Daily Lifetime Five Benefit differs from Lifetime Five and Spousal Lifetime Five in that (a) the Protected Withdrawal Value is determined based on the highest daily Contract Value and
 (b) we require you to participate in an asset transfer program, under which your Contract Value may be transferred periodically between the variable investment options and the Benefit Fixed Rate Account (which is part of our general account). We operate the asset transfer program under a formula, which is described in the portion of Section 5 concerning the Highest Daily Lifetime Five Benefit. As discussed in Section 5, when you elect Highest Daily Lifetime Five, the asset transfer formula is made a part of your annuity contract, and thus may not be altered thereafter. However, we do reserve the right to amend the formula for new-issued annuity contracts that elect Highest Daily Lifetime Five and for existing contracts that elect the benefit in the future. As we discuss in more detail later in this prospectus, this required asset transfer program helps us manage our financial exposure under Highest Daily Lifetime Five, by moving assets out of the variable investment options in the event of securities market declines. In essence, we seek to preserve the value of these assets, by transferring them to a more stable account. Of course, the formula also contemplates the transfer of assets from the Benefit Fixed Rate Account to the variable investment options in certain other scenarios.


 SECTION 6
 What Is The Income Appreciator Benefit?
 The Income Appreciator Benefit is an optional benefit, available for an additional charge, that provides an additional income amount during the accumulation period or upon annuitization. The Income Appreciator Benefit is designed to provide you with additional funds that can be used to help defray the impact taxes may have on distributions from your contract. You can activate this benefit in one of three ways, as described in Section 6. Note, however, that the annuitization options within this benefit are limited.

 SECTION 7
 How Can I Purchase A Strategic Partners Annuity One 3 Contract?
 You can purchase this contract, unless we agree otherwise and subject to our rules, with a minimum initial purchase payment of $10,000. You must get our prior approval for any initial and additional purchase payment of $1,000,000 or more, unless we are prohibited under applicable state law from insisting on such prior approval. Generally, you can make additional purchase payments of $500 ($100 if made through electronic funds transfer) or more at any time during the accumulation phase of the contract. Your representative can help you fill out the proper forms. The Contract With Credit provides for the allocation of a credit with each purchase payment.

 You may purchase this contract only if the oldest of the owner, joint owner, annuitant, or co-annuitant is age 85 or younger on the contract date. In addition, certain age limits apply to certain features and benefits described herein.

 SECTION 8
 What Are The Expenses Associated With The Strategic Partners Annuity One 3 Contract?
The contract has insurance features and investment features, both of which have related costs and charges.


..   Each year (or upon full surrender) we deduct a contract maintenance charge if your Contract Value is less than $75,000. This charge is currently equal to the lesser of $35 or 2% of your Contract Value. We do not impose the contract maintenance charge if your Contract Value is $75,000 or more. We may impose lesser charges in certain states.

 SUMMARY FOR SECTIONS 1-11 continued

..   For insurance and administrative costs, we also deduct a daily charge based on the average daily value of all assets allocated to the variable investment options, depending on the death benefit (or other) option that you choose. The daily cost is equivalent to an annual charge as follows:

    -- 1.40% if you choose the base death benefit, -- 1.65% if you choose the roll-up or step-up Guaranteed Minimum Death
       Benefit option (i.e., 0.25% in addition to the base death benefit charge),
    -- 1.75% if you choose the greater of the roll-up and step-up Guaranteed
       Minimum Death Benefit option (i.e., 0.35% in addition to the base death benefit charge),
    -- 1.90% if you choose the Highest Daily Value Death Benefit (i.e., 0.50% in addition to the base death benefit charge),

    -- 0.60% if you choose the Lifetime Five Income Benefit (1.50% maximum charge). This charge is in addition to the charge for the applicable death benefit, or
    -- 0.75% if you choose the Spousal Lifetime Five Income Benefit (1.50% maximum charge). This charge is in addition to the charge for the applicable death benefit.
    -- 0.60% if you choose the Highest Daily Lifetime Five Benefit (1.50% maximum charge). This charge is in addition to the charge for the applicable death benefit.


..   We impose an additional insurance and administrative charge of 0.10%
    annually for the Contract With Credit.

..   We will deduct an additional charge if you choose the Guaranteed Minimum
    Income Benefit. We deduct this annual charge from your Contract Value on the contract anniversary and upon certain other events. The charge for this benefit is equal to 0.50% for contracts sold on or after January 20, 2004, or upon subsequent state approval (0.45% for all other contracts), of the average GMIB protected value (1.00 % maximum charge). (In some states this fee may be lower.)
..   We will deduct an additional charge if you choose the Income Appreciator
    Benefit. We deduct this charge from your Contract Value on the contract anniversary and upon certain other events. The charge for this benefit is based on an annual rate of 0.25% of your Contract Value.
..   We will deduct an additional charge if you choose the Earnings Appreciator supplemental death benefit. We deduct this charge from your Contract Value on the contract anniversary and upon certain other events. The charge for this benefit is based on an annual rate of 0.30% of your Contract Value.
..   There are a few states/jurisdictions that assess a premium tax on us when you begin receiving regular income payments from your annuity. In those states, we deduct a charge designed to approximate this tax, which can range from 0-3.5% of your Contract Value.
..   There are also expenses associated with the mutual funds. For 2006, the fees of these funds ranged from 0.37% to 1.19% annually. For certain funds, expenses are reduced pursuant to expense waivers and comparable arrangements. In general, these expense waivers and comparable arrangements are not guaranteed, and may be terminated at any time.

..   If you withdraw money (or you begin the income phase) less than seven contract anniversaries after making a purchase payment, then you may have to pay a withdrawal charge on all or part of the withdrawal. This charge ranges from 1-7% for the Contract Without Credit and 5-8% for the Contract With Credit. (In certain states reduced withdrawal charges may apply for certain ages. Your contract contains the applicable charges.)

 For more information, including details about other possible charges under the contract, see "Summary Of Contract Expenses" and Section 8, "What Are The Expenses Associated With The Strategic Partners Annuity One 3 Contract?"

 SECTION 9
 How Can I Access My Money?
 You may withdraw money at any time during the accumulation phase. You may, however, be subject to income tax and, if you make a withdrawal prior to age 59 1/2, an additional tax penalty as well. For the Contract Without Credit, if you withdraw money less than seven contract anniversaries after making a purchase payment, we may impose a withdrawal charge ranging from 1-7%. For the Contract With Credit, we may impose a withdrawal charge ranging from 5-8%. (In certain states reduced withdrawal charges may apply for certain ages. Your contract contains the applicable charges.)

 Under the Market Value Adjustment Option, you will be subject to a market value adjustment if you make a withdrawal or transfer from the option prior to the end of a guarantee period.


 We offer optional living benefits--the Lifetime Five Income Benefit, Spousal Lifetime Five Income Benefit, and Highest Daily Lifetime Five Benefit, under which we guarantee that certain amounts will be available to you for withdrawal, regardless of market-related declines in your Contract Value. You need not participate in any of these benefits in order to withdraw some or all of your money. You also may access your Income Appreciator Benefit through withdrawals.

 SECTION 10
 What Are The Tax Considerations Associated With The Strategic Partners Annuity One 3 Contract?
 Your earnings are generally not taxed until withdrawn. If you withdraw money during the accumulation phase, the tax laws treat the withdrawal as a withdrawal of earnings, which are taxed as ordinary income. If you are younger than age 59 1/2 when you take money out, you may be charged a 10% federal tax penalty on the earnings in addition to ordinary taxation. A portion of the payments you receive during the income phase is considered a partial return of your original investment and therefore will not be taxable as income. Generally, all amounts withdrawn from an Individual Retirement Annuity (IRA) contract (excluding Roth IRAs) are taxable and subject to the 10% penalty if withdrawn prior to age 59 1/2.

 SECTION 11
 Other Information
 This contract is issued by Pruco Life Insurance Company (Pruco Life), a subsidiary of The Prudential Insurance Company of America, and sold by registered representatives of affiliated and unaffiliated broker/dealers.

 RISK FACTORS
 There are various risks associated with an investment in the Market Value Adjustment Option that we summarize below.

 Issuer Risk. The Market Value Adjustment Option, fixed interest rate options, and the contract's other insurance features are available under a contract issued by Pruco Life, and thus backed by the financial strength of that company. If Pruco Life were to experience significant financial adversity, it is possible that Pruco Life's ability to pay interest and principal under the Market Value Adjustment Option and fixed interest rate options and to fulfill its insurance guarantees could be impaired.

 Risks Related To Changing Interest Rates. You do not participate directly in the investment experience of the bonds and other instruments that Pruco Life holds to support the Market Value Adjustment Option. Nonetheless, the market value adjustment formula reflects the effect that prevailing interest rates have on those bonds and other instruments. If you need to withdraw your money prior to the end of a guarantee period and during a period in which prevailing interest rates have risen above their level when you made your purchase, you will experience a "negative" market value adjustment. When we impose this market value adjustment, it could result in the loss of both the interest you have earned and a portion of your purchase payments. Thus, before you commit to a particular guarantee period, you should consider carefully whether you have the ability to remain invested throughout the guarantee period. In addition, we cannot, of course, assure you that the market value adjustment option will perform better than another investment that you might have made.

 Risks Related To The Withdrawal Charge. We may impose withdrawal charges on amounts withdrawn from the market value adjustment option. If you anticipate needing to withdraw your money prior to the end of a guarantee period, you should be prepared to pay the withdrawal charge that we will impose.

 SUMMARY OF CONTRACT EXPENSES

 The purpose of this summary is to help you to understand the costs you will pay for strategic partners annuity one 3. The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. the first table describes the fees and expenses that you will pay at the time that you buy the contract, surrender the contract, or transfer cash value between investment options.

 For more detailed information, including additional information about current and maximum charges, see Section 8, "What Are The Expenses Associated With The Strategic Partners Annuity One 3 Contract?" The individual fund prospectuses contain detailed expense information about the underlying mutual funds.

 -----------------------------------------------------------------------------
                      CONTRACT OWNER TRANSACTION EXPENSES
 -----------------------------------------------------------------------------
       Withdrawal Charge/1/
 -----------------------------------------------------------------------------
 Number of Contract Anniversaries
      Since Purchase Payment      Contract With Credit Contract Without Credit
 -----------------------------------------------------------------------------
                0                          8%                    7%
 -----------------------------------------------------------------------------
                1                          8%                    6%
 -----------------------------------------------------------------------------
                2                          8%                    5%
 -----------------------------------------------------------------------------
                3                          8%                    4%
 -----------------------------------------------------------------------------
                4                          7%                    3%
 -----------------------------------------------------------------------------
                5                          6%                    2%
 -----------------------------------------------------------------------------
                6                          5%                    1%
 -----------------------------------------------------------------------------
                7                          0%                    0%
 -----------------------------------------------------------------------------


 -------------------------------------------------------------------------------
         Maximum Transfer Fee
 -------------------------------------------------------------------------------
 Each transfer after 12/2/                              $30.00
 -------------------------------------------------------------------------------
 Each transfer after 20 (Beneficiary                    $10.00
 Continuation Option only)
 -------------------------------------------------------------------------------
     Charge for premium Tax Imposed on us by certain States/Jurisdictions
 -------------------------------------------------------------------------------
                         Up to 3.5% of Contract Value
 -------------------------------------------------------------------------------



 1 Each contract year, you may withdraw a specified amount of your Contract Value without incurring a withdrawal charge. We will waive the withdrawal charge if we pay a death benefit or under certain other circumstances. See "Withdrawal Charge" in Section 8. In certain states reduced withdrawal charges may apply under the Contract with Credit. Your contract contains the applicable charges.
 2 Currently, we charge $25 for each transfer after the twelfth in a contract year. As shown in the table, we can increase that charge up to a maximum of $30, but have no current intention to do so. We will not charge you for transfers made in connection with Dollar Cost Averaging and Auto-Rebalancing or transfers from the market value adjustment option at the end of a guarantee period, and do not count them toward the limit of 12 free transfers per year. There is a unique transfer fee under the Beneficiary Continuation Option.

 The next table describes the fees and expenses you will pay periodically during the time that you own the contract, not including underlying mutual fund fees and expenses.


 -----------------------------------------------------------------------------
                          PERIODIC ACCOUNT EXPENSES
 -----------------------------------------------------------------------------
 Maximum Contract Maintenance Charge                   $60.00
 and Contract Charge Upon Full
 Withdrawal/3/
 -----------------------------------------------------------------------------
 Maximum Annual Contract Fee if         lesser of $30 or 2% of Contract Value
 Contract Value is less than $25,000
 (Beneficiary Continuation option only)
 -----------------------------------------------------------------------------
      Insurance and Administrative Expenses with the Indicated Benefits
 -----------------------------------------------------------------------------
 As a Percentage of Contract Value in
 Variable
 Investment Options:
 -----------------------------------------------------------------------------





--------------------------------------------------------------------------------------------------------------------
                                               Contract With Credit                  Contract Without Credit
--------------------------------------------------------------------------------------------------------------------
Maximum charge for Lifetime Five/4/                    1.50%                                  1.50%
--------------------------------------------------------------------------------------------------------------------
Maximum charge for Spousal Lifetime                    1.50%                                  1.50%
Five/4/
--------------------------------------------------------------------------------------------------------------------
Maximum charge for Highest Daily                       1.50%                                  1.50%
Lifetime Five/4/
--------------------------------------------------------------------------------------------------------------------
Lifetime Five Income Benefit (current                  0.60%                                  0.60%
charge)
--------------------------------------------------------------------------------------------------------------------
Spousal Lifetime Five Income Benefit                   0.75%                                  0.75%
(current charge)
--------------------------------------------------------------------------------------------------------------------
Highest Daily Lifetime Five Income                     0.60%                                  0.60%
Benefit (current charge)
--------------------------------------------------------------------------------------------------------------------
Base Death Benefit                                     1.50%                                  1.40%
--------------------------------------------------------------------------------------------------------------------
Guaranteed Minimum Death Benefit                       1.75%                                  1.65%
Option - Roll-Up or Step-Up
--------------------------------------------------------------------------------------------------------------------
Guaranteed Minimum Death Benefit                       1.85%                                  1.75%
Option - Greater of Roll-Up or Step-Up
--------------------------------------------------------------------------------------------------------------------
Highest Daily Value Death Benefit                      2.00%                                  1.90%
--------------------------------------------------------------------------------------------------------------------
Maximum Annual Guaranteed Minimum                      1.00%                                  1.00%
Income Benefit Charge and Charge Upon
Certain Withdrawals as a percentage
of average GMIB Protected Value/5/
--------------------------------------------------------------------------------------------------------------------
Annual Guaranteed Minimum Income                       0.50%                                  0.50%
Benefit Charge and Charge Upon
Certain Withdrawals (for contracts
sold on or after January 20, 2004 or
upon subsequent state approval) - as
a percentage of average GMIB
Protected Value (current charge)
--------------------------------------------------------------------------------------------------------------------
Annual Income Appreciator Benefit                      0.25%                                  0.25%
Charge and Charge Upon Certain
Withdrawals as a Percentage of
Contract Value/6/
--------------------------------------------------------------------------------------------------------------------
Annual Earnings Appreciator Benefit                    0.30%                                  0.30%
Charge and Charge Upon Certain
Transactions as a Percentage of
Contract Value/7/
--------------------------------------------------------------------------------------------------------------------
Settlement Service Charge (if the                      1.00%                                  1.00%
Owner's beneficiary elects the
Beneficiary Continuation Option)/8/
--------------------------------------------------------------------------------------------------------------------



 3: Currently, we waive this fee if your Contract Value is greater than or equal to $75,000 (waived if Contract Value is greater than or equal to $25,000 for Beneficiary Continuation Option). If your Contract Value is less than $75,000, we currently charge the lesser of $35 or 2% of your Contract Value. This is a single fee that we assess (a) annually or
    (b) upon full withdrawal made on a date other than a contract anniversary. As shown in the table, we can increase this fee in the future up to a maximum of $60, but we have no current intention to do so. This charge may be lower in certain states.

 SUMMARY OF CONTRACT EXPENSES continued


 4: We have the right to increase the charge for each of these benefits up to the 1.50% maximum upon a step-up, or for a new election of each such benefit. However, we have no present intention of increasing the charges for those benefits to that maximum level.
 5: We impose this charge only if you choose the Guaranteed Minimum Income
    Benefit. This charge is equal to 0.50% for contracts sold on or after January 20, 2004, or upon subsequent state approval (0.45% for all other contracts) of the average GMIB protected value, which is calculated daily and generally is equal to the GMIB roll-up value. In some states this charge is 0.30%, see your contract for details. Subject to certain age or duration restrictions, the roll-up value is the total of all invested purchase payments (after a reset, the Contract Value at the time of the reset) compounded daily at an effective annual rate of 5%, subject to a cap of 200% of all invested purchase payments. Withdrawals reduce both the roll-up value and the 200% cap. The reduction is equal to the amount of the withdrawal for the first 5% of the roll-up value, calculated as of the latest contract anniversary (or contract date). The amount of the withdrawal in excess of 5% of the roll-up value further reduces the roll-up value and 200% cap proportionally to the additional reduction in Contract Value after the first 5% withdrawal occurs. We assess this fee each contract anniversary and when you begin the income phase of your contract. We also assess this fee if you make a full withdrawal, but prorate the fee based on the portion of the contract year that has elapsed since the full annual fee was most recently deducted. If you make a partial withdrawal, we will assess the prorated fee if the remaining Contract Value after the withdrawal would be less than the amount of the prorated fee; otherwise we will not assess the fee at that time. We reserve the right to increase this charge up to the maximum indicated upon any reset of the benefit or new election.
 6: We impose this charge only if you choose the Income Appreciator Benefit.
    The charge for this benefit is based on an annual rate of 0.25% of your Contract Value. The Income Appreciator Benefit charge is calculated: on each contract anniversary, on the annuity date, upon the death of the sole owner or first to die of the owner or joint owner prior to the annuity date, upon a full or partial withdrawal, and upon a subsequent purchase payment. The fee is based on the Contract Value at the time of the calculation, and is prorated based on the portion of the contract year since the date that the charge was last deducted. Although it may be calculated more often, it is deducted only: on each contract anniversary, on the annuity date, upon the death of the sole owner or first to die of the owner or joint owner prior to the annuity date, upon a full withdrawal, and upon a partial withdrawal if the Contract Value remaining after such partial withdrawal is not enough to cover the then-applicable charge. With respect to full and partial withdrawals, we prorate the fee based on the portion of the contract year that has elapsed since the full annual fee was most recently deducted. We reserve the right to calculate and deduct the fee more frequently than annually, such as quarterly.
 7: We impose this charge only if you choose the Earnings Appreciator Benefit.
    The charge for this benefit is based on an annual rate of 0.30% of your Contract Value. Although the charge may be calculated more often, it is deducted only: on each contract anniversary, on the annuity date, upon the death of the sole owner or first to die of the owner or joint owner prior to the annuity date, upon a full withdrawal, and upon a partial withdrawal if the Contract Value remaining after such partial withdrawal is not enough to cover the then-applicable earnings appreciator charge. We reserve the right to calculate and deduct the fee more frequently than annually, such as quarterly.
 8. The other Insurance and Administrative Expense Charges do not apply if you are a beneficiary under the Beneficiary Continuation Option. Instead, the Settlement Service Charge set forth here applies, if your beneficiary elects the Beneficiary Continuation Option. The 1.00% charge is an annual charge that is assessed daily against the assets in the variable investment options.


                     --------------------------------------
                      TOTAL ANNUAL MUTUAL FUND OPERATING
                                   EXPENSES
                     --------------------------------------


 The next item shows the minimum and maximum total operating expenses (expenses that are deducted from underlying mutual fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses) charged by the underlying mutual funds that you may pay periodically during the time that you own the contract. More detail concerning each underlying mutual fund's fees and expenses is contained below and in the prospectus for each underlying mutual fund. The minimum and maximum total operating expenses depicted below are based on historical fund expenses for the year ended December 31, 2006. Fund expenses are not fixed or guaranteed by the Strategic Partners Annuity One 3 contract, and may vary from year to year.



--------------------------------------------------------------------------------------------------------------------
                                                      MINIMUM                                MAXIMUM
--------------------------------------------------------------------------------------------------------------------
Total Annual Underlying Mutual Fund                    0.37%                                  1.19%
  Operating Expenses*
--------------------------------------------------------------------------------------------------------------------


 * See "Summary of Contract Expenses" - Underlying Mutual Fund Portfolio Annual Expenses for more detail on the expenses of the underlying mutual funds.


------------------------------------------------------------------------------------------------------------------
                                UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
                    (as a percentage of the average net assets of the underlying Portfolios)
------------------------------------------------------------------------------------------------------------------
                                                               For the year ended December 31, 2006
             UNDERLYING PORTFOLIOS               -----------------------------------------------------------------
                                                 Management Fee    Other     12b-1 Fee    Acquired    Total Annual
                                                                Expenses /3/           Portfolio Fees  Portfolio
                                                                                       & Expenses /1/  Operating
                                                                                                      Expenses /2/
-                                                -----------------------------------------------------------------
Prudential Series Fund
 Equity Portfolio                                    0.45%         0.02%       0.00%       0.00%         0.47%
 Global Portfolio                                    0.75%         0.09%       0.00%       0.00%         0.84%
 Jennison Portfolio                                  0.60%         0.03%       0.00%       0.00%         0.63%
 Money Market Portfolio                              0.40%         0.03%       0.00%       0.00%         0.43%
 Stock Index Portfolio /4/                           0.35%         0.02%       0.00%       0.00%         0.37%
 Value Portfolio                                     0.40%         0.03%       0.00%       0.00%         0.43%
 SP Aggressive Growth Asset Allocation Portfolio     0.05%         0.07%       0.00%       0.86%         0.98%
 SP Balanced Asset Allocation Portfolio              0.05%         0.01%       0.00%       0.77%         0.83%
 SP Conservative Asset Allocation Portfolio          0.05%         0.02%       0.00%       0.72%         0.79%
 SP Growth Asset Allocation Portfolio                0.05%         0.01%       0.00%       0.81%         0.87%

--------------------------------------------------------------------------------------------------------------------------------
                                       UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
                           (as a percentage of the average net assets of the underlying Portfolios)
--------------------------------------------------------------------------------------------------------------------------------
                                                                             For the year ended December 31, 2006
                    UNDERLYING PORTFOLIOS                      -----------------------------------------------------------------
                                                               Management Fee    Other     12b-1 Fee    Acquired    Total Annual
                                                                              Expenses /3/           Portfolio Fees  Portfolio
                                                                                                     & Expenses /1/  Operating
                                                                                                                    Expenses /2/
-                                                              -----------------------------------------------------------------
 SP AIM Core Equity Portfolio                                      0.85%         0.44%       0.00%       0.00%         1.29%
 SP Davis Value Portfolio                                          0.75%         0.06%       0.00%       0.00%         0.81%
 SP International Growth Portfolio /5/                             0.85%         0.12%       0.00%       0.00%         0.97%
 SP International Value Portfolio /6/                              0.90%         0.09%       0.00%       0.00%         0.99%
 SP Mid Cap Growth Portfolio                                       0.80%         0.11%       0.00%       0.00%         0.91%
 SP PIMCO High Yield Portfolio                                     0.60%         0.10%       0.00%       0.00%         0.70%
 SP PIMCO Total Return Portfolio                                   0.60%         0.06%       0.00%       0.00%         0.66%
 SP Prudential U.S. Emerging Growth Portfolio                      0.60%         0.07%       0.00%       0.00%         0.67%
 SP Small Cap Growth Portfolio                                     0.95%         0.19%       0.00%       0.00%         1.14%
 SP Small Cap Value Portfolio                                      0.90%         0.06%       0.00%       0.00%         0.96%
 SP Strategic Partners Focused Growth Portfolio                    0.90%         0.26%       0.00%       0.00%         1.16%
 SP T. Rowe Price Large Cap Growth Portfolio                       0.90%         0.29%       0.00%       0.00%         1.19%
Advanced Series Trust /7,8/
 AST JPMorgan International Equity Portfolio                       0.87%         0.16%       0.00%       0.00%         1.03%
 AST MFS Global Equity Portfolio                                   1.00%         0.25%       0.00%       0.00%         1.25%
 AST Small-Cap Value Portfolio                                     0.90%         0.18%       0.00%       0.00%         1.08%
 AST Neuberger Berman Small-Cap Growth Portfolio /9/               0.95%         0.16%       0.00%       0.00%         1.11%
 AST Federated Aggressive Growth Portfolio                         0.95%         0.14%       0.00%       0.00%         1.09%
 AST DeAM Small-Cap Value Portfolio                                0.95%         0.23%       0.00%       0.00%         1.18%
 AST Goldman Sachs Mid-Cap Growth Portfolio                        1.00%         0.15%       0.00%       0.00%         1.15%
 AST Neuberger Berman Mid-Cap Growth Portfolio                     0.90%         0.14%       0.00%       0.00%         1.04%
 AST Neuberger Berman Mid-Cap Value Portfolio                      0.89%         0.11%       0.00%       0.00%         1.00%
 AST Mid-Cap Value Portfolio                                       0.95%         0.21%       0.00%       0.00%         1.16%
 AST MFS Growth Portfolio                                          0.90%         0.13%       0.00%       0.00%         1.03%
 AST Marsico Capital Growth Portfolio                              0.90%         0.11%       0.00%       0.00%         1.01%
 AST Goldman Sachs Concentrated Growth Portfolio                   0.90%         0.13%       0.00%       0.00%         1.03%
 AST DeAM Large-Cap Value Portfolio                                0.85%         0.15%       0.00%       0.00%         1.00%
 AST Large-Cap Value Portfolio                                     0.75%         0.11%       0.00%       0.00%         0.86%
 AST AllianceBernstein Core Value Portfolio                        0.75%         0.14%       0.00%       0.00%         0.89%
 AST AllianceBernstein Managed Index 500 Portfolio                 0.60%         0.14%       0.00%       0.00%         0.74%
 AST American Century Income & Growth Portfolio                    0.75%         0.15%       0.00%       0.00%         0.90%
 AST AllianceBernstein Growth & Income Portfolio                   0.75%         0.11%       0.00%       0.00%         0.86%
 AST Cohen & Steers Realty Portfolio                               1.00%         0.13%       0.00%       0.00%         1.13%
 AST T. Rowe Price Natural Resources Portfolio                     0.90%         0.13%       0.00%       0.00%         1.03%
 AST American Century Strategic Allocation Portfolio /10/          0.85%         0.21%       0.00%       0.00%         1.06%
 AST Advanced Strategies Portfolio                                 0.85%         0.24%       0.00%       0.00%         1.09%
 AST T. Rowe Price Asset Allocation Portfolio                      0.85%         0.14%       0.00%       0.00%         0.99%
 AST UBS Dynamic Alpha Portfolio /11/                              1.00%         0.21%       0.00%       0.00%         1.21%
 AST First Trust Balanced Target Portfolio                         0.85%         0.21%       0.00%       0.00%         1.06%
 AST First Trust Capital Appreciation Target Portfolio             0.85%         0.19%       0.00%       0.00%         1.04%
 AST Aggressive Asset Allocation Portfolio                         0.15%         0.05%       0.00%       0.99%         1.19%
 AST Capital Growth Asset Allocation Portfolio                     0.15%         0.02%       0.00%       0.95%         1.12%
 AST Balanced Asset Allocation Portfolio                           0.15%         0.02%       0.00%       0.90%         1.07%
 AST Conservative Asset Allocation Portfolio                       0.15%         0.04%       0.00%       0.89%         1.08%
 AST Preservation Asset Allocation Portfolio                       0.15%         0.08%       0.00%       0.82%         1.05%
 AST T. Rowe Price Global Bond Portfolio                           0.80%         0.16%       0.00%       0.00%         0.96%
 AST High Yield Portfolio /12/                                     0.75%         0.15%       0.00%       0.00%         0.90%
 AST Lord Abbett Bond-Debenture Portfolio                          0.80%         0.14%       0.00%       0.00%         0.94%
 AST PIMCO Limited Maturity Bond Portfolio                         0.65%         0.12%       0.00%       0.00%         0.77%
Gartmore Variable Insurance Trust
 GVIT Developing Markets /13/                                      1.05%         0.35%       0.25%       0.00%         1.65%
Janus Aspen Series
 Janus Aspen Series Large Cap Growth Portfolio--Service Shares     0.64%         0.05%       0.25%       0.00%         0.94%

 SUMMARY OF CONTRACT EXPENSES continued




 1. Each Asset Allocation Portfolio invests in shares of other Portfolios of the Fund and the Advanced Series Trust (the Acquired Portfolios). In addition, each Portfolio may invest otherwise uninvested cash in the Dryden Core Investment Fund (Money Market and/or Short-Term Bond Series).

    Investors in an Asset Allocation Portfolio or other Portfolio indirectly bear the fees and expenses of the Acquired Portfolios and/or Dryden Core Investment Fund. The expenses shown in the column "Acquired Portfolio Fees and Expenses" represent a weighted average of the expense ratios of the Acquired Portfolios and/or Dryden Core Investment Fund, in which the Asset Allocation Portfolios or other Portfolios invested during the year ended December 31, 2006. The Asset Allocation Portfolios do not pay any transaction fees when they purchase and redeem shares of the Acquired Portfolios.

    Where "Acquired Portfolio Fees and Expenses" are less than 0.01%, such expenses are included in the column titled "Other Expenses." This may cause the Total Annual Portfolio Operating Expenses to differ from those set forth in the Financial Highlights tables of the respective Portfolios.

    Effective March 1, 2007, each of the Asset Allocation Portfolios became responsible for the payment of its own "Other Expenses," including, without limitation, custodian fees, legal fees, trustee fees and audit fees, in accordance with the terms of the management agreement. Prior to that time, Prudential Investments LLC or an affiliate paid the "other expenses" of the Asset Allocation Portfolios. The table reflects an annualized estimate of the "Other Expenses" of the Asset Allocation Portfolios for the year ended December 31, 2006 had the current arrangement been in place during that year.

 2. Prudential Investments LLC has voluntarily agreed to waive a portion of its management fee and/or limit total expenses (expressed as an annual percentage of average daily net assets) for certain Portfolios of the Fund. These arrangements, which are set forth as follows, may be discontinued or otherwise modified at any time. Equity Portfolio: 0.75%; Jennison
    Portfolio: 0.75%; Money Market Portfolio: 0.75%; Stock Index Portfolio:
    0.75%; Value Portfolio: 0.75%; SP AIM Core Equity Portfolio: 1.00%; SP International Value Portfolio: 1.00%; SP International Growth Portfolio:
    1.24%; SP Mid Cap Growth Portfolio: 1.00%; SP PIMCO High Yield Portfolio:
    0.82%; SP PIMCO Total Return Portfolio: 0.76%; SP Small Cap Growth
    Portfolio: 1.15%; SP Small Cap Value Portfolio: 1.05%; SP T. Rowe Price Large Cap Growth Portfolio: 1.06%.

 3. As noted above, shares of the Portfolios generally are purchased through variable insurance products. Many of the Portfolios and/or their investment advisers and/or distributors have entered into arrangements with us as the issuer of each Annuity under which they compensate us for providing ongoing services in lieu of the Trust providing such services. Amounts paid by a Portfolio under those arrangements are included under "Other Expenses." For more information see the prospectus for each underlying portfolio and Variable Investment Options in this section.

 4. The Portfolio's contractual management fee rate is as follows: 0.35% for average net assets up to $4 billion, and 0.30% for average net assets in excess of $4 billion.

 5. Effective November 13, 2006, Marsico Capital Management, LLC was added as a Sub-advisor to the Portfolio. Prior to November 13, 2006, William Blair & Company, LLC served as the sole Sub-advisor of the Portfolio, then named the "SP William Blair International Growth Portfolio."

 6. Effective November 13, 2006, Thornburg Investment Management, Inc. was added as a Sub-advisor to the Portfolio. Prior to November 13, 2006, Thornburg Investment Management, Inc. served as the sole Sub-advisor of the Portfolio, then named the "SP LSV International Value Portfolio."

 7. The AST Aggressive Asset Allocation, the AST Balanced Asset Allocation, the AST Capital Growth Asset Allocation, the AST Conservative Asset Allocation and the AST Preservation Asset Allocation Portfolios (the "Dynamic Asset Allocation Portfolios") each invest in other investment companies (the Acquired Portfolios). For example, each Dynamic Asset Allocation Portfolio invests in shares of other Portfolios of the Advanced Series Trust, and some Portfolios invest in other funds, including the Dryden Core Investment Fund. Investors in a Portfolio indirectly bear the fees and expenses of the Acquired Portfolios. The expenses shown in the column "Acquired Portfolio Fees and Expenses" represent a weighted average of the expense ratios of the Acquired Portfolios in which each Dynamic Asset Allocation Portfolio invested during the year ended December 31, 2006. The Dynamic Asset Allocation Portfolios do not pay any transaction fees when they purchase or redeem shares of the Acquired Portfolios. Where "Acquired Portfolio Fees and Expenses" are less than 0.01%, such expenses are included in the column titled "Other Expenses." This may cause the Total Annual Portfolio Operating Expenses to differ from those set forth in the Financial Highlights tables in the prospectus for the Portfolios.

 8. The total actual operating expenses for certain of the Portfolios listed above for the year ended December 31, 2006 were less than the amounts shown in the table above, due to fee waivers, reimbursement of expenses, and expense offset arrangements ("Arrangements"). These Arrangements are voluntary and may be terminated at any time. In addition, the Arrangements may be modified periodically. For more information regarding the Arrangements, please see the Prospectus and Statement of Additional Information for the Portfolios.

 9. Effective May 1, 2007, Neuberger Berman Management, Inc. became Sub-advisor to the Portfolio. Prior to May 1, 2007, Deutsche Asset Management, Inc. served as Sub-advisor of the Portfolio, then named the "AST DeAM Small-Cap Growth Portfolio."

 10.Prior to May 1, 2007 the Portfolio was named the "AST American Century
    Strategic Balanced Portfolio."

 11.Prior to May 1, 2007 the Portfolio was named the "AST Global Allocation
    Portfolio." Expenses shown are the annualized estimated operating expense for AST UBS Dynamic Alpha Portfolio effective May 1, 2007. Operating expenses for the AST Global Allocation Portfolio based upon the year ended December 31, 2006 would be as follows: Shareholder Fees (fees paid directly from your investment) - None; Management Fees - .10%; Distribution (12b-1) Fees - None; Other Expenses - .09%; Acquired Portfolio Fees & Expenses - .88%; Total Annual Portfolio Operating Expenses - 1.07%.

 12.Effective June 16, 2006, Goldman Sachs Asset Management L.P. no longer serves as a Co-Sub-advisor to the Portfolio.

 13.Effective January 1, 2006, the management fee was lowered by 0.10% to the base fee described above. Beginning January 1, 2007, the management fee may be adjusted, on a quarterly basis, upward or downward depending on the Fund's performance relative to its benchmark, the MSCI Emerging Markets
    Free Index. As a result, beginning January 1, 2007, if the management fee were calculated taking into account the current base fee (as stated in the table above) and the maximum performance fee adjustment of 0.10% (+/-), the management fee could range from 0.95% at its lowest to 1.15% at its highest.


 EXPENSE EXAMPLES
 These examples are intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, contract fees, separate account annual expenses, and underlying mutual fund fees and expenses.

 The examples assume that you invest $10,000 in the contract for the time periods indicated. The examples also assume that your investment has a 5% return each year and assume the maximum fees and expenses of any of the mutual funds, which do not reflect any expense reimbursements or waivers. Although your actual costs may be higher or lower, based on these assumptions, your costs would be as indicated in the tables that follow.

 Example 1a: Contract With Credit: Highest Daily Value Death Benefit; Guaranteed Minimum Income Benefit; Earnings Appreciator Benefit, Income Appreciator Benefit, and You Withdraw All Your Assets

 This example assumes that:

..   You invest $10,000 in the Contract With Credit;
..   You choose the Highest Daily Value Death Benefit;
..   You choose the Guaranteed Minimum Income Benefit (for contracts sold on or after January 20, 2004, or upon subsequent state approval);
..   You choose the Earnings Appreciator Benefit;
..   You choose the Income Appreciator Benefit;
..   You allocate all of your assets to the variable investment option having the maximum total operating expenses*;
    -- The investment has a 5% return each year;
    -- The mutual fund's total operating expenses remain the same each year;

..   For each separate account charge, we deduct the current charge rather than any maximum charge; and

..   You withdraw all your assets at the end of the indicated period.


 * Note: Not all portfolios offered are available if you elect certain optional benefits.


 Example 1b: Contract With Credit: Highest Daily Value Death Benefit, Guaranteed Minimum Income Benefit, Earnings Appreciator Benefit, Income Appreciator Benefit, and You Do Not Withdraw Your Assets

 This example makes exactly the same assumptions as Example 1a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.

 Example 2a: Contract Without Credit: Highest Daily Value Death Benefit, Guaranteed Minimum Income Benefit, Earnings Appreciator Benefit, Income Appreciator Benefit, and You Withdraw All Your Assets

 This example makes exactly the same assumptions as Example 1a except that it assumes that you invest in the Contract Without Credit.

 Example 2b: Contract Without Credit: Highest Daily Value Death Benefit, Guaranteed Minimum Income Benefit, Earnings Appreciator Benefit, Income Appreciator Benefit and You Do Not Withdraw Your Assets

 This example makes exactly the same assumptions as Example 2a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.

 Example 3a: Contract With Credit: Base Death Benefit, and You Withdraw All Your Assets

 This example assumes that:

..   You invest $10,000 in the Contract With Credit;
..   You do not choose any optional insurance benefit;
..   You allocate all of your assets to the variable investment option having the maximum total operating expenses*;
..   The investment has a 5% return each year;
..   The mutual fund's total operating expenses remain the same each year;

..   For each separate account charge, we deduct the current charge rather than any maximum charge; and

..   You withdraw all your assets at the end of the indicated period.


 * Note: Not all portfolios offered are available if you elect certain optional benefits.


 Example 3b: Contract With Credit: Base Death Benefit, and You Do Not Withdraw Your Assets

 This example makes exactly the same assumptions as Example 3a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.

 Example 4a: Contract Without Credit: Base Death Benefit, and You Withdraw All Your Assets

 This example makes exactly the same assumptions as Example 3a except that it assumes that you invest in the Contract Without Credit.

 EXPENSE EXAMPLES continued


 Example 4b: Contract Without Credit: Base Death Benefit, and You Do Not Withdraw Your Assets

 This example makes exactly the same assumptions as Example 4a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.

 Notes for Expense Examples:
 These Examples should not be considered a representation of past or future expenses. Actual expenses may be greater or less than those shown.

 Note that withdrawal charges (which are reflected in Examples 1a, 2a, 3a and 4a) are assessed in connection with some annuity options, but not others.

 The values shown in the 10 year column are the same for Example 4a and 4b, the same for Example 3a and 3b, the same for Example 2a and 2b, and the same for Example 1a and 1b. This is because if 10 years have elapsed since your last purchase payment, we would no longer deduct withdrawal charges when you make a withdrawal. The indicated examples reflect the maximum withdrawal charges, but in certain states reduced withdrawal charges may apply for certain ages.


 The examples use an average contract maintenance charge, which we calculated based on our general estimate of the total contract fees we expect to collect in 2007. Your actual fees will vary based on the amount of your contract and your specific allocation among the investment options.


 Premium taxes are not reflected in the examples. We deduct a charge to approximate premium taxes that may be imposed on us in your state. This charge is generally deducted from the amount applied to an annuity payout option.

 A table of accumulation unit values appears in Appendix A to this prospectus.

 Contract with Credit: Highest Daily Value Death Benefit; Guaranteed Minimum Income Benefit; Earnings Appreciator Benefit; Income Appreciator Benefit


                     Example 1a:                Example 1b:
             --------------------------------------------------------------
             If you withdraw your assets If you do not withdraw your assets
             --------------------------------------------------------------
              1 yr  3 yrs  5 yrs  10 yrs 1 yr    3 yrs    5 yrs    10 yrs
             --------------------------------------------------------------
             $1,277 $2,326 $3,281 $5,239 $525    $1,574   $2,623   $5,239
             --------------------------------------------------------------


 Contract Without Credit: Highest Daily Value Death Benefit; Guaranteed Minimum Income Benefit; Earnings Appreciator Benefit; Income Appreciator benefit


                     Example 2a:                       Example 2b:
             --------------------------------------------------------------
             If you do not withdraw your assets If you withdraw your assets
             --------------------------------------------------------------
              1 yr    3 yrs    5 yrs    10 yrs  1 yr   3 yrs  5 yrs  10 yrs
             --------------------------------------------------------------
             $1,125   $1,936   $2,748   $4,962  $495   $1,486 $2,478 $4,962
             --------------------------------------------------------------


 Contract With Credit: Base Death Benefit


                     Example 3a:                Example 3b:
             --------------------------------------------------------------
             If you withdraw your assets If you do not withdraw your assets
             --------------------------------------------------------------
              1 yr  3 yrs  5 yrs  10 yrs 1 yr    3 yrs    5 yrs    10 yrs
             --------------------------------------------------------------
             $1,119 $1,869 $2,547 $3,925 $367    $1,117   $1,889   $3,925
             --------------------------------------------------------------


 Contract Without Credit: Base Death Benefit


                     Example 4a:                 Example 4b:
              --------------------------------------------------------------
              If you withdraw your assets If you do not withdraw your assets
              --------------------------------------------------------------
              1 yr   3 yrs  5 yrs  10 yrs 1 yr    3 yrs    5 yrs    10 yrs
              --------------------------------------------------------------
              $973   $1,495 $2,039 $3,685 $343    $1,045   $1,769   $3,685
              --------------------------------------------------------------

  PART II SECTIONS 1-11
--------------------------------------------------------------------------------

  STRATEGIC PARTNERS ANNUITY ONE 3 PROSPECTUS

 1: WHAT IS THE STRATEGIC PARTNERS ANNUITY ONE 3 VARIABLE ANNUITY?

 The Strategic Partners Annuity One 3 Variable Annuity is a contract between you, the owner, and US, Pruco Life Insurance Company (Pruco Life, we or us).

 Under our contract, in exchange for your payment to us, we promise to pay you a guaranteed income stream that can begin any time on or after the third contract anniversary. Your annuity is in the accumulation phase until you decide to begin receiving annuity payments. The date you begin receiving annuity payments is the annuity date. On the annuity date, your contract switches to the income phase.

 This annuity contract benefits from tax deferral when it is sold outside a tax-favored plan (generally called a non-qualified annuity). Tax deferral means that you are not taxed on earnings or appreciation on the assets in your contract until you withdraw money from your contract.

 If you purchase the annuity contract in a tax-favored plan such as an IRA, that plan generally provides tax deferral even without investing in an annuity contract. In other words, you need not purchase this contract to gain the preferential tax treatment provided by your retirement plan. Therefore, before purchasing an annuity in a tax-favored plan, you should consider whether its features and benefits beyond tax deferral, including the death benefit and income benefits, meet your needs and goals. You should consider the relative features, benefits and costs of this annuity compared with any other investment that you may use in connection with your retirement plan or arrangement.

 There are two basic versions of Strategic Partners Annuity One 3 variable annuity.

 Contract With Credit.

..   provides for a bonus credit that we add to each purchase payment that you make,
..   has higher withdrawal charges and insurance and administrative costs than the Contract Without Credit,
..   may provide a lower interest rate for fixed interest rate options and the
    Market Value Adjustment Option than the Contract Without Credit, and
..   may provide fewer available market value adjustment guarantee periods than the Contract Without Credit.

 Contract Without Credit.

..   does not provide a credit,
..   has lower withdrawal charges and insurance and administrative costs than the Contract With Credit,
..   may provide a higher interest rate for fixed interest rate options and the
    Market Value Adjustment Option than the Contract With Credit, and
..   may provide more market value adjustment guarantee periods than the
    Contract With Credit.

 Unless we state otherwise, when we use the word contract, it applies to both versions.

 In replacing another annuity you may own, please consider all charges associated with that annuity. Credits applicable to bonus products, such as the Contract With Credit, should not be viewed as an offset of any surrender charge that applies to another annuity contract you may currently own.

 Because of the higher withdrawal charges, if you choose the Contract With Credit and you withdraw a purchase payment, depending upon the performance of the investment options you choose, you may be worse off than if you had chosen the Contract Without Credit. We do not recommend purchase of either version of Strategic Partners Annuity One 3 if you anticipate having to withdraw a significant amount of your purchase payments within a few years of making those purchase payments.

 Strategic Partners Annuity One 3 is a variable annuity contract. During the accumulation phase, you can allocate your assets among the variable investment options, guaranteed fixed interest rate options and a market value adjustment option. If you select variable investment options, the amount of money you are able to accumulate in your contract during the accumulation phase depends upon the investment performance of the underlying mutual fund(s) associated with that variable investment option.


 Because the underlying mutual funds' portfolios fluctuate in value depending upon market conditions, your Contract Value can either increase or decrease. This is important, since the amount of the annuity payments you receive during the income phase depends upon the value of your contract at the time you begin receiving payments.

 As the owner of the contract, you have all of the decision-making rights under the contract. You will also be the annuitant unless you designate someone else. The annuitant is the person whose life is used to determine how much and how long (if applicable) the annuity payments will continue once the annuity phase begins. On or after the annuity date, the annuitant may not be changed.

 The beneficiary is the person(s) or entity you designate to receive any death benefit. You may change the beneficiary any time prior to the annuity date by making a written request to us.

 SHORT TERM CANCELLATION RIGHT OR "FREE LOOK"
 If you change your mind about owning Strategic Partners Annuity One 3, you may cancel your contract within 10 days after receiving it (or whatever period is required by applicable law). You can request a refund by returning the contract either to the representative who sold it to you, or to the Prudential Annuity Service Center at the address shown on the first page of this prospectus. You will receive, depending on applicable state law:

..   Your full purchase payment, less any applicable federal and state income tax; or
..   The amount your contract is worth as of the day we receive your request, less any applicable federal and state income tax withholding. This amount may be more or less than your original payment. We impose neither a withdrawal charge nor any market value adjustment if you cancel your contract under this provision.


 If you have purchased the Contract With Credit, we will deduct any credit we had added to your Contract Value. To the extent dictated by state law, we will include in your refund the amount of any fees and charges that we deducted.


 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE?

 The contract gives you the choice of allocating your purchase payments to any of the variable investment options, fixed interest rate options, and a market value adjustment option.


 The variable investment options invest in underlying mutual funds managed by leading investment advisers. These underlying mutual funds may sell their shares to both variable annuity and variable life separate accounts of different insurance companies, which could create the kinds of risks that are described in more detail in the current prospectus for the underlying mutual fund. The current prospectuses for the underlying mutual funds also contain other important information about the mutual funds. When you invest in a variable investment option that is funded by a mutual fund, you should read the mutual fund prospectus and keep it for future reference. The mutual fund options that you select are your choice. We do not recommend or endorse any particular underlying mutual fund.


 VARIABLE INVESTMENT OPTIONS

 The following chart classifies each of the portfolios based on our assessment of their investment style (as of the date of this prospectus). The chart also provides a description of each portfolio's investment objective and a short, summary description of their key policies to assist you in determining which portfolios may be of interest to you. What appears in the chart below is merely a summary--please consult the portfolio's prospectus for a comprehensive discussion of the portfolio's investment policies. There is no guarantee that any portfolio will meet its investment objective. The name of the adviser/subadviser for each portfolio appears next to the description.


 The Jennison Portfolio, Prudential Equity Portfolio, Prudential Global Portfolio, Prudential Money Market Portfolio, Prudential Stock Index Portfolio, Prudential Value Portfolio, and each "SP" Portfolio of the Prudential Series Fund, are managed by an indirect, wholly-owned subsidiary of Prudential Financial, Inc. called Prudential Investments LLC (PI) under a "manager-of-managers" approach.

 Under the manager-of-managers approach, PI has the ability to assign subadvisers to manage specific portions of a portfolio, and the portion managed by a subadviser may vary from 0% to 100% of the portfolio's assets. The subadvisers that manage some or all of a Prudential Series Fund portfolio are listed on the following chart.


 The portfolios of the Advanced Series Trust are co-managed by PI and AST Investment Services, Inc., also under a manager-of-managers approach. AST Investment Services, Inc. is an indirect, wholly-owned subsidiary of Prudential Financial, Inc. Under the agreement through which Prudential Financial, Inc. acquired American Skandia Life Assurance Corporation and certain of its affiliates in May 2003, Prudential Financial may not use the "American Skandia" name in any context after May 1, 2008. Therefore, Prudential Financial has begun a "rebranding" project that involves renaming certain American Skandia legal entities. As pertinent to this annuity: 1) American Skandia Investment Services, Inc. has been renamed AST Investment Services, Inc.; and 2) American Skandia Trust has been renamed Advanced Series Trust. These name changes will not impact the manner in which customers do business with Prudential.


 A fund or portfolio may have a similar name or an investment objective and investment policies resembling those of a mutual fund managed by the same investment adviser that is sold directly to the public. Despite such similarities, there can be no assurance that the investment performance of any such fund or portfolio will resemble that of the publicly available mutual fund.

 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued



 Pruco Life has entered into agreements with certain underlying portfolios and/or the investment adviser or distributor of such portfolios. Pruco Life may provide administrative and support services to such portfolios pursuant to the terms of these agreements and under which it receives a fee of up to
 0.55 % annually (as of May 1, 2007) of the average assets allocated to the portfolio under the contract. These agreements, including the fees paid and services provided, can vary for each underlying mutual fund whose portfolios are offered as sub-accounts.

 In addition, an investment adviser, sub-adviser or distributor of the underlying portfolios may also compensate us by providing reimbursement, defraying the costs of, or paying directly for, among other things, marketing and/or administrative services and/or other services they provide in connection with the contract. These services may include, but are not limited to: sponsoring or co-sponsoring various promotional, educational or marketing meetings and seminars attended by distributors, wholesalers, and/or broker dealer firms' registered representatives, and creating marketing material discussing the contract, available options, and underlying portfolios. The amounts paid depend on the nature of the meetings, the number of meetings attended by the adviser, sub-adviser, or distributor, the number of participants and attendees at the meetings, the costs expected to be incurred, and the level of the adviser's, sub-adviser's or distributor's participation. These payments or reimbursements may not be offered by all advisers, sub-advisers, or distributors, and the amounts of such payments may vary between and among each adviser, sub-adviser, and distributor depending on their respective participation. During 2006, with regard to amounts that were paid under these kinds of arrangements, the amounts ranged from approximately $53 to approximately $190,514. These amounts may have been paid to one or more Prudential-affiliated insurers issuing individual variable annuities.


 As detailed in the Prudential Series Fund prospectus, although the Prudential Money Market Portfolio is designed to be a stable investment option, it is possible to lose money in that portfolio. For example, when prevailing short-term interest rates are very low, the yield on the Prudential Money Market Portfolio may be so low that, when separate account and contract charges are deducted, you experience a negative return.


 Upon the introduction of the Advanced Series Trust Asset Allocation Portfolios on December 5, 2005, we ceased offering the Prudential Series Fund Asset Allocation Portfolios to new purchasers and to existing contract owners who had not previously invested in those Portfolios. However, a contract owner who had Contract Value allocated to a Prudential Series Fund Asset Allocation Portfolio prior to December 5, 2005 may continue to allocate purchase payments to that Portfolio after that date. In addition, after December 5, 2005, we ceased offering the Prudential Series Fund SP Large Cap Value Portfolio to new purchasers and to existing contract owners who had not previously invested in that Portfolio. However, a contract owner who had Contract Value allocated to the SP Large Cap Value Portfolio prior to December 5, 2005 may continue to allocate purchase payments to that Portfolio after that date.



         -------------------------------------------------------------
         STYLE/    INVESTMENT OBJECTIVES/POLICIES         PORTFOLIO
          TYPE                                            ADVISOR/
                                                         SUB-ADVISOR
         -------------------------------------------------------------
                       PRUDENTIAL SERIES FUND
         -------------------------------------------------------------
         LARGE  Jennison Portfolio: seeks long-term       Jennison
          CAP   growth of capital. The Portfolio       Associates LLC
         GROWTH invests primarily in equity
                securities of major, established
                corporations that the subadviser
                believes offer above-average growth
                prospects. The Portfolio may invest
                up to 30% of its total assets in
                foreign securities. Stocks are
                selected on a company-by-company
                basis using fundamental analysis.
                Normally 65% of the Portfolio's total
                assets are invested in common stocks
                and preferred stocks of companies
                with capitalization in excess of $1
                billion.
         -------------------------------------------------------------
         LARGE  Equity Portfolio: seeks long-term         Jennison
          CAP   growth of capital. The Portfolio       Associates LLC;
         BLEND  invests at least 80% of its net          ClearBridge
                assets plus borrowings for investment   Advisors, LLC
                purposes in common stocks of major
                established corporations as well as
                smaller companies that the Sub
                advisers believe offer attractive
                prospects of appreciation. In the
                Jennison portion, over a full market
                cycle, the subadviser seeks to
                outperform the S&P 500 Index by
                investing in a portfolio with
                earnings growth greater than the
                index at valuations comparable to
                that of the index.
         -------------------------------------------------------------

       -----------------------------------------------------------------
        STYLE/     INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
         TYPE                                              ADVISOR/
                                                          SUB-ADVISOR
       -----------------------------------------------------------------
        INTER   Global Portfolio: seeks long-term          LSV Asset
       NATIONAL growth of capital. The Portfolio          Management/
        EQUITY  invests primarily in common stocks      Marsico Capital
                (and their equivalents) of foreign     Management, LLC/
                and U.S. companies. Each Sub-adviser     T. Rowe Price
                for the Portfolio generally will use   Associates, Inc./
                either a "growth" approach or a         William Blair &
                "value" approach in selecting either     Company, LLC
                foreign or U.S. common stocks.
       -----------------------------------------------------------------
        FIXED   Money Market Portfolio: seeks maximum     Prudential
        INCOME  current income consistent with the        Investment
                stability of capital and the           Management, Inc.
                maintenance of liquidity. The
                Portfolio invests in high-quality
                short-term money market instruments
                issued by the U.S. Government or its
                agencies, as well as by corporations
                and banks, both domestic and foreign.
                The Portfolio will invest only in
                instruments that mature in thirteen
                months or less, and which are
                denominated in U.S. dollars.
       -----------------------------------------------------------------
        LARGE   Value Portfolio: seeks long-term           Jennison
         CAP    growth of capital through               Associates LLC
        VALUE   appreciation and income. The
                Portfolio invests primarily in common
                stocks that the subadviser believes
                are undervalued - those stocks that
                are trading below their underlying
                asset value, cash generating ability
                and overall earnings and earnings
                growth. There is a risk that "value"
                stocks can perform differently from
                the market as a whole and other types
                of stocks and can continue to be
                undervalued by the markets for long
                periods of time. Normally at least
                65% of the Portfolio's total assets
                is invested in the common stock and
                convertible securities of companies
                that the subadviser believes will
                provide investment returns above
                those of the Russell 1000(R) Value
                Index. Most of the investments will
                be securities of large capitalization
                companies. The Portfolio may invest
                up to 25% of its total assets in real
                estate investment trusts (REITs) and
                up to 30% of its total assets in
                foreign securities.
       -----------------------------------------------------------------
        ASSET   SP Aggressive Growth Asset Allocation     Prudential
       ALLOCA-  Portfolio: seeks to obtain the          Investments LLC
        TION/   highest potential total return
       BALANCED consistent with the specified level
                of risk tolerance. The Portfolio may
                invest in any other Portfolio of the
                Fund (other than another SP Asset
                Allocation Portfolio), and the AST
                Marsico Capital Growth Portfolio of
                Advanced Series Trust (AST) (the
                Underlying Portfolios). Under normal
                circumstances, the Portfolio
                generally will focus on equity
                Underlying Portfolios but will also
                invest in fixed-income Underlying
                Portfolios.
       -----------------------------------------------------------------
        ASSET   SP Balanced Asset Allocation              Prudential
       ALLOCA-  Portfolio: seeks to obtain the          Investments LLC
        TION/   highest potential total return
       BALANCED consistent with the specified level
                of risk tolerance. The Portfolio may
                invest in any other Portfolio of the
                Fund (other than another SP Asset
                Allocation Portfolio), and the AST
                Marsico Capital Growth Portfolio of
                Advanced Series Trust (AST) (the
                Underlying Portfolios). The Portfolio
                will invest in equity and
                fixed-income Underlying Portfolios.
       -----------------------------------------------------------------
        ASSET   SP Conservative Asset Allocation          Prudential
       ALLOCA-  Portfolio: seeks to obtain the          Investments LLC
        TION/   highest potential total return
       BALANCED consistent with the specified level
                of risk tolerance. The Portfolio may
                invest in any other Portfolio of the
                Fund (other than another SP Asset
                Allocation Portfolio), and the AST
                Marsico Capital Growth Portfolio of
                Advanced Series Trust (AST) (the
                Underlying Portfolios). Under normal
                circumstances, the Portfolio
                generally will focus on fixed-income
                Underlying Portfolios but will also
                invest in equity Underlying
                Portfolios.
       -----------------------------------------------------------------
        ASSET   SP Growth Asset Allocation Portfolio:     Prudential
       ALLOCA-  seeks to obtain the highest potential   Investments LLC
        TION/   total return consistent with the
       BALANCED specified level of risk tolerance.
                The Portfolio may invest in any other
                Portfolio of the Fund (other than
                another SP Asset Allocation
                Portfolio), and the AST Marsico
                Capital Growth Portfolio of Advanced
                Series Trust (AST) (the Underlying
                Portfolios). Under normal
                circumstances, the Portfolio
                generally will focus on equity
                Underlying Portfolios but will also
                invest in fixed-income Underlying
                Portfolios.
       -----------------------------------------------------------------
        LARGE   SP AIM Core Equity Portfolio: seeks      A I M Capital
         CAP    long-term growth of capital. The       Management, Inc.
        BLEND   Portfolio normally invests at least
                80% of investable assets in equity
                securities, including convertible
                securities of established companies
                that have long-term above-average
                growth in earnings and growth
                companies that the subadviser
                believes have the potential for
                above-average growth in earnings.
       -----------------------------------------------------------------

       ------------------------------------------------------------------
        STYLE/     INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
         TYPE                                              ADVISOR/
                                                          SUB-ADVISOR
       ------------------------------------------------------------------
        LARGE   SP Davis Value Portfolio: seeks          Davis Selected
         CAP    growth of capital. The Portfolio         Advisers, L.P.
        VALUE   invests primarily in common stocks of
                U.S. companies with market
                capitalizations within the market
                capitalization range of the Russell
                1000 Value Index. It may also invest
                in stocks of foreign companies and
                U.S. companies with smaller
                capitalizations. The subadviser
                attempts to select common stocks of
                businesses that possess
                characteristics that the subadviser
                believe foster the creation of
                long-term value, such as proven
                management, a durable franchise and
                business model, and sustainable
                competitive advantages. The
                subadviser aims to invest in such
                businesses when they are trading at a
                discount to their intrinsic worth.
                There is a risk that "value" stocks
                can perform differently from the
                market as a whole and other types of
                stocks and can continue to be
                undervalued by the markets for long
                periods of time.
       ------------------------------------------------------------------
        INTER   SP International Value Portfolio           LSV Asset
       NATIONAL (formerly SP LSV International Value      Management,
        EQUITY  Portfolio): seeks capital growth. The      Thornburg
                Portfolio normally invests at least        Investment
                65% of the Portfolio's investable       Management, Inc.
                assets (net assets plus borrowings
                made for investment purposes) in the
                equity securities of companies in
                developed countries outside the
                United States that are represented in
                the MSCI EAFE Index.
       ------------------------------------------------------------------
       MID CAP  SP Mid Cap Growth Portfolio: seeks      Calamos Advisors
        GROWTH  long-term growth of capital. The              LLC
                Portfolio normally invests at least
                80% of investable assets in common
                stocks and related securities, such
                as preferred stocks, convertible
                securities and depositary receipts
                for those securities. These
                securities typically are of medium
                market capitalizations, which the
                subadviser believes have
                above-average growth potential. The
                Portfolio generally defines medium
                market capitalization companies as
                those companies with market
                capitalizations within the market
                capitalization range of the Russell
                Mid Cap Growth Index. The Portfolio's
                investments may include securities
                listed on a securities exchange or
                traded in the over-the-counter
                markets. The subadviser uses a
                bottom-up and top-down analysis in
                managing the Portfolio. This means
                that securities are selected based
                upon fundamental analysis, as well as
                a top-down approach to
                diversification by industry and
                company, and by paying attention to
                macro-level investment themes. The
                Portfolio may invest in foreign
                securities (including emerging
                markets securities).
       ------------------------------------------------------------------
        FIXED   SP PIMCO High Yield Portfolio: seeks   Pacific Investment
        INCOME  to maximize total return consistent        Management
                with preservation of capital and          Company LLC
                prudent investment management. The          (PIMCO)
                Portfolio will invest in a
                diversified portfolio of fixed-income
                investment instruments of varying
                maturities. The average portfolio
                duration of the Portfolio generally
                will vary within a two- to six-year
                time frame based on the Sub-advisor's
                forecast for interest rates.
       ------------------------------------------------------------------
        FIXED   SP PIMCO Total Return Portfolio:       Pacific Investment
        INCOME  seeks to maximize total return             Management
                consistent with preservation of           Company LLC
                capital and prudent investment              (PIMCO)
                management. The Portfolio will invest
                in a diversified portfolio of
                fixed-income investment instruments
                of varying maturities. The average
                portfolio duration of the Portfolio
                generally will vary within a three-
                to six-year time frame based on the
                Sub-advisor's forecast for interest
                rates.
       ------------------------------------------------------------------
       MID CAP  SP Prudential U.S. Emerging Growth          Jennison
        GROWTH  Portfolio: seeks long-term capital       Associates LLC
                appreciation. The Portfolio normally
                invests at least 80% of investable
                assets in equity securities of small
                and medium sized U.S. companies that
                the subadviser believes have the
                potential for above-average earnings
                growth. The subadviser seeks to
                invest in companies that it believes
                are poised to benefit from an
                acceleration of growth or an
                inflection point in a company's
                growth rate that is not currently
                reflected in the stock price. The
                team uses a research-intensive
                approach based on internally
                generated fundamental research.
       ------------------------------------------------------------------
        SMALL   SP Small Cap Growth Portfolio: seeks      Eagle Asset
         CAP    long-term capital growth. The             Management/
        GROWTH  Portfolio pursues its objective by      Neuberger Berman
                primarily investing in the common       Management, Inc.
                stocks of small-capitalization
                companies, which is defined as a
                company with a market capitalization,
                at the time of purchase, no larger
                than the largest capitalized company
                included in the Russell 2000 Index
                during the most recent 11-month
                period (based on month-end data) plus
                the most recent data during the
                current month.
       ------------------------------------------------------------------

       -----------------------------------------------------------------
        STYLE/     INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
         TYPE                                              ADVISOR/
                                                          SUB-ADVISOR
       -----------------------------------------------------------------
        SMALL   SP Small-Cap Value Portfolio: seeks      Goldman Sachs
         CAP    long-term capital growth. The                Asset
        VALUE   Portfolio normally invests at least    Management, L.P.;
                80% its net assets plus borrowings        ClearBridge
                for investment purposes in the equity    Advisors, LLC
                securities of small capitalization
                companies. The Portfolio focuses on
                equity securities that are believed
                to be undervalued in the marketplace.
       -----------------------------------------------------------------
        LARGE   SP Strategic Partners Focused Growth   AllianceBernstein
         CAP    Portfolio: seeks long-term growth of    L.P.; Jennison
        GROWTH  capital. The Portfolio normally         Associates LLC
                invests at least 65% of total assets
                in equity-related securities of U.S.
                companies that the subadvisers
                believe to have strong capital
                appreciation potential. The
                Portfolio's strategy is to combine
                the efforts of two subadvisers and to
                invest in the favorite stock
                selection ideas of three portfolio
                managers (two of whom invest as a
                team). Each investment Sub-adviser to
                the Portfolio utilizes a growth
                style: Jennison selects approximately
                20 securities and AllianceBernstein
                selects approximately 30 securities.
                The portfolio managers build a
                portfolio with stocks in which they
                have the highest confidence and may
                invest more than 5% of the
                Portfolio's assets in any one issuer.
                The Portfolio is nondiversified,
                meaning it can invest a relatively
                high percentage of its assets in a
                small number of issuers. Investing in
                a nondiversified portfolio,
                particularly a portfolio investing in
                approximately 50 equity-related
                securities, involves greater risk
                than investing in a diversified
                portfolio because a loss resulting
                from the decline in the value of one
                security may represent a greater
                portion of the total assets of a
                nondiversified portfolio.
       -----------------------------------------------------------------
        LARGE   Stock Index Portfolio: seeks             Quantitative
         CAP    investment results that generally         Management
        BLEND   correspond to the performance of        Associates LLC
                publicly-traded common stocks. With
                the price and yield performance of
                the Standard & Poor's 500 Composite
                Stock Price Index (S&P 500) as the
                benchmark, the Portfolio normally
                invests at least 80% of investable
                assets in S&P 500 stocks. The S&P 500
                represents more than 70% of the total
                market value of all publicly-traded
                common stocks and is widely viewed as
                representative of publicly-traded
                common stocks as a whole. The
                Portfolio is not "managed" in the
                traditional sense of using market and
                economic analyses to select stocks.
                Rather, the portfolio manager
                purchases stocks in proportion to
                their weighting in the S&P 500.
       -----------------------------------------------------------------
        LARGE   SP T. Rowe Price Large-Cap Growth        T. Rowe Price
         CAP    Portfolio: seeks long-term capital     Associates, Inc.
        GROWTH  growth. Under normal circumstances,
                the Portfolio invests at least 80% of
                its net assets plus borrowings for
                investment purposes in the equity
                securities of large-cap companies.
                The Sub-adviser generally looks for
                companies with an above-average rate
                of earnings and cash flow growth and
                a lucrative niche in the economy that
                gives them the ability to sustain
                earnings momentum even during times
                of slow economic growth.
       -----------------------------------------------------------------
        INTER-  SP International Growth Portfolio       Marsico Capital
       NATIONAL (formerly, SP William Blair            Management, LLC;
        EQUITY  International Growth Portfolio):        William Blair &
                seeks long-term capital appreciation.    Company, LLC.
                The Portfolio invests primarily in
                equity-related securities of foreign
                issuers. The Portfolio invests
                primarily in the common stock of
                large and medium-sized foreign
                companies, although it may also
                invest in companies of all sizes.
                Under normal circumstances, the
                Portfolio invests at least 65% of its
                total assets in common stock of
                foreign companies operating or based
                in at least five different countries,
                which may include countries with
                emerging markets. The Portfolio looks
                primarily for stocks of companies
                whose earnings are growing at a
                faster rate than other companies or
                which offer attractive growth
                potential.
       -----------------------------------------------------------------

       -----------------------------------------------------------------
        STYLE/     INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
         TYPE                                              ADVISOR/
                                                          SUB-ADVISOR
       -----------------------------------------------------------------
                        ADVANCED SERIES TRUST
       -----------------------------------------------------------------
        ASSET   AST Advanced Strategies Portfolio:         LSV Asset
        ALLOCA  seeks a high level of absolute            Management;
        TION/   return. The Portfolio invests           Marsico Capital
       BALANCED primarily in a diversified portfolio      Management,
                of equity and fixed income securities    LLC; Pacific
                across different investment               Investment
                categories and investment managers.       Management
                The Portfolio pursues a combination       Company LLC
                of traditional and non-traditional         (PIMCO);
                investment strategies.                   T. Rowe Price
                                                       Associates, Inc.;
                                                        William Blair &
                                                        Company, L.L.C.
       -----------------------------------------------------------------
        ASSET   AST Aggressive Asset Allocation               AST
        ALLOCA  Portfolio: seeks the highest              Investment
        TION/   potential total return consistent       Services, Inc./
       BALANCED with its specified level of risk          Prudential
                tolerance. The Portfolio will invest    Investments LLC
                its assets in several other Advanced
                Series Trust Portfolios. Under normal
                market conditions, the Portfolio will
                devote between 92.5% to 100% of its
                net assets to underlying portfolios
                investing primarily in equity
                securities, and 0% to 7.5% of its net
                assets to underlying portfolios
                investing primarily in debt
                securities and money market
                instruments.
       -----------------------------------------------------------------
        LARGE   AST AllianceBernstein Core Value       AllianceBernstein
         CAP    Portfolio: seeks long-term capital           L.P.
        VALUE   growth by investing primarily in
                common stocks. The Sub-advisor
                expects that the majority of the
                Portfolio's assets will be invested
                in the common stocks of large
                companies that appear to be
                undervalued. Among other things, the
                Portfolio seeks to identify
                compelling buying opportunities
                created when companies are
                undervalued on the basis of investor
                reactions to near-term problems or
                circumstances even though their
                long-term prospects remain sound. The
                Sub-advisor seeks to identify
                individual companies with earnings
                growth potential that may not be
                recognized by the market at large.
       -----------------------------------------------------------------
        LARGE   AST AllianceBernstein Growth & Income  AllianceBernstein
         CAP    Portfolio: seeks long-term growth of         L.P.
        VALUE   capital and income while attempting
                to avoid excessive fluctuations in
                market value. The Portfolio normally
                will invest in common stocks (and
                securities convertible into common
                stocks). The Sub-advisor will take a
                value-oriented approach, in that it
                will try to keep the Portfolio's
                assets invested in securities that
                are selling at reasonable valuations
                in relation to their fundamental
                business prospects. The stocks that
                the Portfolio will normally invest in
                are those of seasoned companies.
       -----------------------------------------------------------------
        LARGE   AST AllianceBernstein Managed Index    AllianceBernstein
         CAP    500 Portfolio: seeks to outperform           L.P.
        BLEND   the Standard & Poor's 500 Composite
                Stock Price Index (the "S&P 500")
                through stock selection resulting in
                different weightings of common stocks
                relative to the index. The Portfolio
                will invest, under normal
                circumstances, at least 80% of its
                net assets in securities included in
                the S&P(R) 500.
       -----------------------------------------------------------------
        LARGE   AST American Century Income & Growth   American Century
         CAP    Portfolio: seeks capital growth with      Investment
        VALUE   current income as a secondary          Management, Inc.
                objective. The Portfolio invests
                primarily in common stocks that offer
                potential for capital growth, and
                may, consistent with its investment
                objective, invest in stocks that
                offer potential for current income.
                The Sub-advisor utilizes a
                quantitative management technique
                with a goal of building an equity
                portfolio that provides better
                returns than the S&P 500 Index
                without taking on significant
                additional risk and while attempting
                to create a dividend yield that will
                be greater than the S&P 500 Index.
       -----------------------------------------------------------------

       -----------------------------------------------------------------
        STYLE/      INVESTMENT OBJECTIVES/POLICIES         PORTFOLIO
         TYPE                                              ADVISOR/
                                                          SUB-ADVISOR
       -----------------------------------------------------------------
         ASSET   AST American Century Strategic         American Century
        ALLOCA   Allocation Portfolio (formerly known      Investment
         TION/   as AST American Century Strategic      Management, Inc.
       BALANCED  Balanced Portfolio): seeks capital
                 growth and current income. The
                 Sub-advisor intends to maintain
                 approximately 60% of the Portfolio's
                 assets in equity securities and the
                 remainder in bonds and other fixed
                 income securities. Both the
                 Portfolio's equity and fixed income
                 investments will fluctuate in value.
                 The equity securities will fluctuate
                 depending on the performance of the
                 companies that issued them, general
                 market and economic conditions, and
                 investor confidence. The fixed income
                 investments will be affected
                 primarily by rising or falling
                 interest rates and the credit quality
                 of the issuers.
       -----------------------------------------------------------------
         ASSET   AST Balanced Asset Allocation                AST
        ALLOCA   Portfolio: seeks the highest              Investment
         TION/   potential total return consistent      Services, Inc./
       BALANCED  with its specified level of risk          Prudential
                 tolerance. The Portfolio will invest   Investments LLC
                 its assets in several other Advanced
                 Series Trust Portfolios. Under normal
                 market conditions, the Portfolio will
                 devote between 57.5% to 72.5% of its
                 net assets to underlying portfolios
                 investing primarily in equity
                 securities, and 27.5% to 42.5% of its
                 net assets to underlying portfolios
                 investing primarily in debt
                 securities and money market
                 instruments.
       -----------------------------------------------------------------
         ASSET   AST Capital Growth Asset Allocation          AST
        ALLOCA   Portfolio: seeks the highest              Investment
         TION/   potential total return consistent      Services, Inc./
       BALANCED  with its specified level of risk          Prudential
                 tolerance. The Portfolio will invest   Investments LLC
                 its assets in several other Advanced
                 Series Trust Portfolios. Under normal
                 market conditions, the Portfolio will
                 devote between 72.5% to 87.5% of its
                 net assets to underlying portfolios
                 investing primarily in equity
                 securities, and 12.5% to 27.5% of its
                 net assets to underlying portfolios
                 investing primarily in debt
                 securities and money market
                 instruments.
       -----------------------------------------------------------------
       SPECIALTY AST Cohen & Steers Realty Portfolio:    Cohen & Steers
                 seeks to maximize total return             Capital
                 through investment in real estate      Management, Inc.
                 securities. The Portfolio pursues its
                 investment objective by investing,
                 under normal circumstances, at least
                 80% of its net assets in securities
                 of real estate issuers. Under normal
                 circumstances, the Portfolio will
                 invest substantially all of its
                 assets in the equity securities of
                 real estate companies, i.e., a
                 company that derives at least 50% of
                 its revenues from the ownership,
                 construction, financing, management
                 or sale of real estate or that has at
                 least 50% of its assets in real
                 estate. Real estate companies may
                 include real estate investment trusts
                 or REITs.
       -----------------------------------------------------------------
         ASSET   AST Conservative Asset Allocation            AST
        ALLOCA   Portfolio: seeks the highest              Investment
         TION/   potential total return consistent      Services, Inc./
       BALANCED  with its specified level of risk          Prudential
                 tolerance. The Portfolio will invest   Investments LLC
                 its assets in several other Advanced
                 Series Trust Portfolios. Under normal
                 market conditions, the Portfolio will
                 devote between 47.5% to 62.5% of its
                 net assets to underlying portfolios
                 investing primarily in equity
                 securities, and 37.5% to 52.5% of its
                 net assets to underlying portfolios
                 investing primarily in debt
                 securities and money market
                 instruments.
       -----------------------------------------------------------------
         LARGE   AST DeAM Large-Cap Value Portfolio:        Deutsche
          CAP    seeks maximum growth of capital by        Investment
         VALUE   investing primarily in the value          Management
                 stocks of larger companies. The         Americas, Inc.
                 Portfolio pursues its objective,
                 under normal market conditions, by
                 primarily investing at least 80% of
                 the value of its assets in the equity
                 securities of large-sized companies
                 included in the Russell 1000(R) Value
                 Index. The Sub-advisor employs an
                 investment strategy designed to
                 maintain a portfolio of equity
                 securities which approximates the
                 market risk of those stocks included
                 in the Russell 1000(R) Value Index,
                 but which attempts to outperform the
                 Russell 1000(R) Value Index through
                 active stock selection.
       -----------------------------------------------------------------
         SMALL   AST Neuberger Berman Small-Cap Growth  Neuberger Berman
          CAP    Portfolio (formerly known as AST DeAM  Management Inc.
        GROWTH   Small-Cap Growth Portfolio): seeks
                 maximum growth of investors' capital
                 from a portfolio of growth stocks of
                 smaller companies. The Portfolio
                 pursues its objective, under normal
                 circumstances, by primarily investing
                 at least 80% of its total assets in
                 the equity securities of small-sized
                 companies included in the Russell
                 2000 Growth(R) Index.
       -----------------------------------------------------------------

        ----------------------------------------------------------------
         STYLE/     INVESTMENT OBJECTIVES/POLICIES         PORTFOLIO
          TYPE                                             ADVISOR/
                                                          SUB-ADVISOR
        ----------------------------------------------------------------
         SMALL   AST DeAM Small-Cap Value Portfolio:        Deutsche
          CAP    seeks maximum growth of investors'        Investment
         VALUE   capital by investing primarily in the     Management
                 value stocks of smaller companies.      Americas, Inc.
                 The Portfolio pursues its objective,
                 under normal market conditions, by
                 primarily investing at least 80% of
                 its total assets in the equity
                 securities of small-sized companies
                 included in the Russell 2000(R) Value
                 Index. The Sub-advisor employs an
                 investment strategy designed to
                 maintain a portfolio of equity
                 securities which approximates the
                 market risk of those stocks included
                 in the Russell 2000(R) Value Index,
                 but which attempts to outperform the
                 Russell 2000(R) Value Index.
        ----------------------------------------------------------------
         SMALL   AST Federated Aggressive Growth        Federated Equity
          CAP    Portfolio: seeks capital growth. The      Management
         GROWTH  Portfolio pursues its investment          Company of
                 objective by investing primarily in     Pennsylvania/
                 the stocks of small companies that     Federated Global
                 are traded on national security           Investment
                 exchanges, NASDAQ stock exchange and      Management
                 the over-the-counter-market. Small     Corp.; Federated
                 companies will be defined as               MDTA LLC
                 companies with market capitalizations
                 similar to companies in the Russell
                 2000 Growth Index.
        ----------------------------------------------------------------
         ASSET   AST First Trust Balanced Target          First Trust
        ALLOCA-  Portfolio: seeks long-term capital      Advisors L.P.
         TION/   growth balanced by current income.
        BALANCED The Portfolio seeks to achieve its
                 objective by investing approximately
                 65% in common stocks and 35% in fixed
                 income securities. The Portfolio
                 allocates the equity portion of the
                 portfolio across five uniquely
                 specialized strategies - the Dow/SM/
                 Target Dividend, the Value Line(R)
                 Target 25, the Global Dividend Target
                 15, the NYSE(R) International Target
                 25, and the Target Small Cap. Each
                 strategy employs a quantitative
                 approach by screening common stocks
                 for certain attributes and/or using a
                 multi-factor scoring system to select
                 the common stocks. The fixed income
                 allocation is determined by the Dow
                 Jones Income strategy which utilizes
                 certain screens to select bonds from
                 the Dow Jones Corporate Bond Index or
                 like-bonds not in the index.
        ----------------------------------------------------------------
         ASSET   AST First Trust Capital Appreciation     First Trust
        ALLOCA-  Target Portfolio: seeks long-term       Advisors L.P.
         TION/   growth of capital. The Portfolio
        BALANCED seeks to achieve its objective by
                 investing approximately 80% in common
                 stocks and 20% in fixed income
                 securities. The portfolio allocates
                 the equity portion of the portfolio
                 across five uniquely specialized
                 strategies - the Value Line(R) Target
                 25, the Global Dividend Target 15,
                 the Target Small Cap, the Nasdaq(R)
                 Target 15, and the NYSE(R)
                 International Target 25. Each
                 strategy employs a quantitative
                 approach by screening common stocks
                 for certain attributes and/or using a
                 multi-factor scoring system to select
                 the common stocks. The fixed income
                 allocation is determined by the Dow
                 Jones Income strategy utilizes
                 certain screens to select bonds from
                 the Dow Jones Corporate Bond Index or
                 like-bonds not in the index.
        ----------------------------------------------------------------
         ASSET   AST UBS Dynamic Alpha Portfolio        UBS Global Asset
        ALLOCA-  (formerly known as AST Global             Management
         TION/   Allocation Portfolio): seeks to        (Americas) Inc.
        BALANCED maximize total return, consisting of
                 capital appreciation and current
                 income. The Portfolio invests in
                 securities and financial instruments
                 to gain exposure to global equity,
                 global fixed income and cash
                 equivalent markets, including global
                 currencies. The Portfolio may invest
                 in equity and fixed income securities
                 of issuers located within and outside
                 the United States or in open-end
                 investment companies advised by UBS
                 Global Asset Management (Americas)
                 Inc., the Portfolio's Sub-Advisor, to
                 gain exposure to certain global
                 equity and global fixed income
                 markets.
        ----------------------------------------------------------------
         LARGE   AST Goldman Sachs Concentrated Growth   Goldman Sachs
          CAP    Portfolio: seeks growth of capital in       Asset
         GROWTH  a manner consistent with the           Management, L.P.
                 preservation of capital. Realization
                 of income is not a significant
                 investment consideration and any
                 income realized on the Portfolio's
                 investments, therefore, will be
                 incidental to the Portfolio's
                 objective. The Portfolio will pursue
                 its objective by investing primarily
                 in equity securities of companies
                 that the Sub-advisor believes have
                 the potential to achieve capital
                 appreciation over the long-term. The
                 Portfolio seeks to achieve its
                 investment objective by investing,
                 under normal circumstances, in
                 approximately 30 - 45 companies that
                 are considered by the Sub-advisor to
                 be positioned for long-term growth.
        ----------------------------------------------------------------

       ------------------------------------------------------------------
        STYLE/     INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
         TYPE                                              ADVISOR/
                                                          SUB-ADVISOR
       ------------------------------------------------------------------
       MID CAP  AST Goldman Sachs Mid-Cap Growth         Goldman Sachs
        GROWTH  Portfolio: seeks long-term capital           Asset
                growth. The Portfolio pursues its       Management, L.P.
                investment objective, by investing
                primarily in equity securities
                selected for their growth potential,
                and normally invests at least 80% of
                the value of its assets in medium
                capitalization companies. For
                purposes of the Portfolio,
                medium-sized companies are those
                whose market capitalizations
                (measured at the time of investment)
                fall within the range of companies in
                the Russell Mid Cap Growth Index. The
                Sub-advisor seeks to identify
                individual companies with earnings
                growth potential that may not be
                recognized by the market at large.
       ------------------------------------------------------------------
        FIXED   AST High Yield Portfolio: seeks a      Pacific Investment
        INCOME  high level of current income and may       Management
                also consider the potential for           Company LLC
                capital appreciation. The Portfolio         (PIMCO)
                invests, under normal circumstances,
                at least 80% of its net assets plus
                any borrowings for investment
                purposes (measured at time of
                purchase) in high yield, fixed-income
                securities that, at the time of
                purchase, are non-investment grade
                securities. Such securities are
                commonly referred to as "junk bonds".
       ------------------------------------------------------------------
        INTER-  AST JPMorgan International Equity         J.P. Morgan
       NATIONAL Portfolio: seeks long-term capital         Investment
        EQUITY  growth by investing in a diversified    Management Inc.
                portfolio of international equity
                securities. The Portfolio seeks to
                meet its objective by investing,
                under normal market conditions, at
                least 80% of its assets in a
                diversified portfolio of equity
                securities of companies located or
                operating in developed non-U.S.
                countries and emerging markets of the
                world. The equity securities will
                ordinarily be traded on a recognized
                foreign securities exchange or traded
                in a foreign over-the-counter market
                in the country where the issuer is
                principally based, but may also be
                traded in other countries including
                the United States.
       ------------------------------------------------------------------
        LARGE   AST Large-Cap Value Portfolio: seeks      Dreman Value
         CAP    current income and long-term growth     Management LLC,
        VALUE   of income, as well as capital             Hotchkis and
                appreciation. The Portfolio invests,     Wiley Capital
                under normal circumstances, at least    Management LLC;
                80% of its net assets in common           J.P. Morgan
                stocks of large cap U.S. companies.        Investment
                The Portfolio focuses on common         Management, Inc.
                stocks that have a high cash dividend
                or payout yield relative to the
                market or that possess relative value
                within sectors.
       ------------------------------------------------------------------
        FIXED   AST Lord Abbett Bond-Debenture           Lord, Abbett &
        INCOME  Portfolio: seeks high current income        Co. LLC
                and the opportunity for capital
                appreciation to produce a high total
                return. To pursue its objective, the
                Portfolio will invest, under normal
                circumstances, at least 80% of the
                value of its assets in fixed income
                securities and normally invests
                primarily in high yield and
                investment grade debt securities,
                securities convertible into common
                stock and preferred stocks. The
                Portfolio may find good value in high
                yield securities, sometimes called
                "lower-rated bonds" or "junk bonds,"
                and frequently may have more than
                half of its assets invested in those
                securities. At least 20% of the
                Portfolio's assets must be invested
                in any combination of investment
                grade debt securities, U.S.
                Government securities and cash
                equivalents. The Portfolio may also
                make significant investments in
                mortgage-backed securities. Although
                the Portfolio expects to maintain a
                weighted average maturity in the
                range of five to twelve years, there
                are no restrictions on the overall
                Portfolio or on individual
                securities. The Portfolio may invest
                up to 20% of its net assets in equity
                securities.
       ------------------------------------------------------------------
        LARGE   AST Marsico Capital Growth Portfolio:   Marsico Capital
         CAP    seeks capital growth. Income            Management, LLC
        GROWTH  realization is not an investment
                objective and any income realized on
                the Portfolio's investments,
                therefore, will be incidental to the
                Portfolio's objective. The Portfolio
                will pursue its objective by
                investing primarily in common stocks
                of larger, more established
                companies. In selecting investments
                for the Portfolio, the Sub-advisor
                uses an approach that combines "top
                down" economic analysis with "bottom
                up" stock selection. The "top down"
                approach identifies sectors,
                industries and companies that may
                benefit from the trends the
                Sub-advisor has observed. The
                Sub-advisor then looks for individual
                companies with earnings growth
                potential that may not be recognized
                by the market at large, utilizing a
                "bottom up" stock selection process.
                The Portfolio will normally hold a
                core position of between 35 and 50
                common stocks. The Portfolio may hold
                a limited number of additional common
                stocks at times when the Portfolio
                manager is accumulating new
                positions, phasing out existing or
                responding to exceptional market
                conditions.
       ------------------------------------------------------------------

       ------------------------------------------------------------------
        STYLE/     INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
         TYPE                                              ADVISOR/
                                                          SUB-ADVISOR
       ------------------------------------------------------------------
        INTER-  AST MFS Global Equity Portfolio:         Massachusetts
       NATIONAL seeks capital growth. Under normal     Financial Services
        EQUITY  circumstances the Portfolio invests         Company
                at least 80% of its assets in equity
                securities of U.S. and foreign
                issuers (including issuers in
                developing countries). While the
                portfolio may invest its assets in
                companies of any size, the Portfolio
                generally focuses on companies with
                large capitalizations.
       ------------------------------------------------------------------
        LARGE   AST MFS Growth Portfolio: seeks          Massachusetts
         CAP    long-term capital growth and future    Financial Services
        GROWTH  income. Under normal market                 Company
                conditions, the Portfolio invests at
                least 80% of its total assets in
                common stocks and related securities,
                such as preferred stocks, convertible
                securities and depositary receipts,
                of companies. The Sub-advisor focuses
                on investing the Portfolio's assets
                in the stock of companies it believes
                to have above average earnings growth
                potential compared to other companies
                (growth companies). The Portfolio may
                invest up to 35% of its net assets in
                foreign securities.
       ------------------------------------------------------------------
       MID CAP  AST Mid Cap Value Portfolio: seeks to       EARNEST
        VALUE   provide capital growth by investing      Partners LLC/
                primarily in mid-capitalization          WEDGE Capital
                stocks that appear to be undervalued.   Management, LLP
                The Portfolio has a non-fundamental
                policy to invest, under normal
                circumstances, at least 80% of the
                value of its net assets in
                mid-capitalization companies.
       ------------------------------------------------------------------
       MID CAP  AST Neuberger Berman Mid-Cap Growth     Neuberger Berman
        GROWTH  Portfolio: seeks capital growth.        Management Inc.
                Under normal market conditions, the
                Portfolio primarily invests at least
                80% of its net assets in the common
                stocks of mid-cap companies. The
                Sub-adviser looks for fast-growing
                companies that are in new or rapidly
                evolving industries.
       ------------------------------------------------------------------
       MID CAP  AST Neuberger Berman Mid-Cap Value      Neuberger Berman
        VALUE   Portfolio: seeks capital growth.        Management Inc.
                Under normal market conditions, the
                Portfolio primarily invests at least
                80% of its net assets in the common
                stocks of mid-cap companies. For
                purposes of the Portfolio, companies
                with equity market capitalizations
                that fall within the range of the
                Russell Midcap(R) Index at the time
                of investment are considered mid-cap
                companies. Some of the Portfolio's
                assets may be invested in the
                securities of large-cap companies as
                well as in small-cap companies. Under
                the Portfolio's value-oriented
                investment approach, the Sub-advisor
                looks for well-managed companies
                whose stock prices are undervalued
                and that may rise in price before
                other investors realize their worth.
       ------------------------------------------------------------------
        FIXED   AST PIMCO Limited Maturity Bond        Pacific Investment
        INCOME  Portfolio: seeks to maximize total         Management
                return consistent with preservation       Company LLC
                of capital and prudent investment           (PIMCO)
                management. The Portfolio will invest
                in a diversified portfolio of
                fixed-income investment instruments
                of varying maturities. The average
                portfolio duration of the Portfolio
                generally will vary within a one- to
                three-year time frame based on the
                Sub-advisor's forecast for interest
                rates.
       ------------------------------------------------------------------
        ASSET   AST Preservation Asset Allocation             AST
       ALLOCA-  Portfolio: seeks the highest               Investment
        TION/   potential total return consistent       Services, Inc./
       BALANCED with its specified level of risk           Prudential
                tolerance. The Portfolio will invest    Investments LLC
                its assets in several other Advanced
                Series Trust Portfolios. Under normal
                market conditions, the Portfolio will
                devote between 27.5% to 42.5% of its
                net assets to underlying portfolios
                investing primarily in equity
                securities, and 57.5% to 72.5% of its
                net assets to underlying portfolios
                investing primarily in debt
                securities and money market
                instruments.
       ------------------------------------------------------------------
        SMALL   AST Small-Cap Value Portfolio: seeks      ClearBridge
         CAP    to provide long-term capital growth      Advisors, LLC;
        VALUE   by investing primarily in                 Dreman Value
                small-capitalization stocks that        Management LLC;
                appear to be undervalued. The             J.P. Morgan
                Portfolio will have a non-fundamental      Investment
                policy to invest, under normal         Management, Inc.;
                circumstances, at least 80% of the         Lee Munder
                value of its net assets in small        Investments, Ltd
                capitalization stocks. The Portfolio
                will focus on common stocks that
                appear to be undervalued.
       ------------------------------------------------------------------

      --------------------------------------------------------------------
       STYLE/      INVESTMENT OBJECTIVES/POLICIES           PORTFOLIO
        TYPE                                                ADVISOR/
                                                           SUB-ADVISOR
      --------------------------------------------------------------------
        ASSET   AST T. Rowe Price Asset Allocation        T. Rowe Price
       ALLOCA-  Portfolio: seeks a high level of        Associates, Inc.
        TION/   total return by investing primarily
      BALANCED  in a diversified portfolio of fixed
                income and equity securities. The
                Portfolio normally invests
                approximately 60% of its total assets
                in equity securities and 40% in fixed
                income securities. This mix may vary
                depending on the sub-advisor's
                outlook for the markets. The
                Sub-advisor concentrates common stock
                investments in larger, more
                established companies, but the
                Portfolio may include small and
                medium-sized companies with good
                growth prospects. The fixed income
                portion of the Portfolio will be
                allocated among investment grade
                securities, high yield or "junk"
                bonds, emerging market securities,
                foreign high quality debt securities
                and cash reserves.
      --------------------------------------------------------------------
        FIXED   AST T. Rowe Price Global Bond             T. Rowe Price
       INCOME   Portfolio: seeks to provide high       International, Inc.
                current income and capital growth by
                investing in high-quality foreign and
                U.S. dollar-denominated bonds. The
                Portfolio will invest at least 80% of
                its total assets in fixed income
                securities, including high quality
                bonds issued or guaranteed by U.S. or
                foreign governments or their agencies
                and by foreign authorities, provinces
                and municipalities as well as
                investment grade corporate bonds and
                mortgage and asset-backed securities
                of U.S. and foreign issuers. The
                Portfolio generally invests in
                countries where the combination of
                fixed-income returns and currency
                exchange rates appears attractive,
                or, if the currency trend is
                unfavorable, where the Sub-advisor
                believes that the currency risk can
                be minimized through hedging. The
                Portfolio may also invest up to 20%
                of its assets in the aggregate in
                below investment-grade, high-risk
                bonds ("junk bonds"). In addition,
                the Portfolio may invest up to 30% of
                its assets in mortgage-related
                (including derivatives, such as
                collateralized mortgage obligations
                and stripped mortgage securities) and
                asset-backed securities.
      --------------------------------------------------------------------
      SPECIALTY AST T. Rowe Price Natural Resources       T. Rowe Price
                Portfolio: seeks long-term capital      Associates, Inc.
                growth primarily through the common
                stocks of companies that own or
                develop natural resources (such as
                energy products, precious metals and
                forest products) and other basic
                commodities. The Portfolio normally
                invests primarily (at least 80% of
                its total assets) in the common
                stocks of natural resource companies.
                The Portfolio looks for companies
                that have the ability to expand
                production, to maintain superior
                exploration programs and production
                facilities, and the potential to
                accumulate new resources. At least
                50% of Portfolio assets will be
                invested in U.S. securities, up to
                50% of total assets also may be
                invested in foreign securities.
      --------------------------------------------------------------------
                  GARTMORE VARIABLE INSURANCE TRUST
      --------------------------------------------------------------------
       INTER-   GVIT Developing Markets: seeks           NWD Management
      NATIONAL  long-term capital appreciation, under   & Research Trust/
       EQUITY   normal conditions by investing at        Gartmore Global
                least 80% of its total assets in            Partners
                stocks of companies of any size based
                in the world's developing economies.
                Under normal market conditions,
                investments are maintained in at
                least six countries at all times and
                no more than 35% of total assets in
                any single one of them.
      --------------------------------------------------------------------
                         JANUS ASPEN SERIES
      --------------------------------------------------------------------
        LARGE   Janus Aspen Series: Large Cap Growth      Janus Capital
         CAP    Portfolio - Service Shares: seeks        Management LLC
       GROWTH   long-term growth of capital in a
                manner consistent with the
                preservation of capital. The
                Portfolio invests at least 80% of its
                net assets plus the amount of any
                borrowings for investment purposes in
                common stocks of large-sized
                companies. Large-sized companies are
                those whose market capitalizations
                fall within the range of companies in
                the Russell 1000 Index at the time of
                purchase.
      --------------------------------------------------------------------

 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued





 FIXED INTEREST RATE OPTIONS
 We offer two fixed interest rate options:

..   a one-year fixed interest rate option, and
..   a dollar cost averaging fixed rate option (DCA Fixed Rate Option).


 When you select one of these options, your payment will earn interest at the established rate for the applicable interest rate period. A new interest rate period is established every time you allocate or transfer money into a fixed interest rate option. (You may not transfer amounts from other investment options into the DCA Fixed Rate Option.) You may have money allocated in more than one interest rate period at the same time. This could result in your money earning interest at different rates and each interest rate period maturing at a different time. While these interest rates may change from time to time, they will not be less than the minimum interest rate dictated by applicable state law. We may offer lower interest rates for Contracts With Credit than for Contracts Without Credit. The interest rates we pay on the fixed interest rate options may be influenced by the asset-based charges assessed against the Separate Account.


 Payments allocated to the fixed interest rate options become part of Pruco Life's general assets.

 One-Year Fixed Interest Rate Option
 We set a one-year base guaranteed annual interest rate for the one-year fixed interest rate option. Additionally, we may provide a higher interest rate on each purchase payment allocated to this option for the first year after the payment. This higher interest rate will not apply to amounts transferred from other investment options within the contract or amounts remaining in this option for more than one year.

 Dollar Cost Averaging Fixed Rate Option
 You may allocate all or part of any purchase payment to the DCA Fixed Rate Option. Under this option, you automatically transfer amounts over a stated period (currently, six or twelve months) from the DCA Fixed Rate Option to the variable investment options and/or to the one-year fixed interest rate option, as you select. We will invest the assets you allocate to the DCA Fixed Rate Option in our general account until they are transferred. You may not transfer from other investment options to the DCA Fixed Rate Option. Transfers to the one-year fixed interest rate option will remain in the general account.

 If you choose to allocate all or part of a purchase payment to the DCA Fixed Rate Option, the minimum amount of the purchase payment you may allocate is $2,000. The first periodic transfer will occur on the date you allocate your purchase payment to the DCA Fixed Rate Option. Subsequent transfers will occur on the monthly anniversary of the first transfer. Currently, you may choose to have the purchase payment allocated to the DCA Fixed Rate Option transferred to the selected variable investment options, or to the one-year fixed interest rate option in either six or twelve monthly installments, and you may not change that number of monthly installments after you have chosen the DCA Fixed Rate Option. You may allocate to both the six-month and twelve-month options. (In the future, we may make available other numbers of transfers and other transfer schedules - for example, quarterly as well as monthly.)

 If you choose a six-payment transfer schedule, each transfer generally will equal 1/6th of the amount you allocated to the DCA Fixed Rate Option, and if you choose a twelve-payment transfer schedule, each transfer generally will equal 1/12th of the amount you allocated to the DCA Fixed Rate Option. In either case, the final transfer amount generally will also include the credited interest. You may change at any time the investment options into which the DCA Fixed Rate Option assets are transferred. You may make a one time transfer of the remaining value out of your DCA Fixed Rate Option, if you so choose. Transfers from the DCA Fixed Rate Option do not count toward the maximum number of free transfers allowed under the contract.

 If you make a withdrawal or have a fee assessed from your contract, and all or part of that withdrawal or fee comes out of the DCA Fixed Rate Option, we will recalculate the periodic transfer amount to reflect the change. This recalculation may include some or all of the interest credited to the date of the next scheduled transfer. If a withdrawal or fee assessment reduces the monthly transfer amount below $100, we will transfer the remaining balance in the DCA Fixed Rate Option on the next scheduled transfer date.

 By investing amounts on a regular basis instead of investing the total amount at one time, the DCA Fixed Rate Option may decrease the effect of market fluctuation on the investment of your purchase payment. Of course, dollar cost averaging cannot ensure a profit or protect against loss in a declining market.

 MARKET VALUE ADJUSTMENT OPTION
 Under the Market Value Adjustment Option, we may offer one or more of several guarantee periods provided that the interest rate we are able to declare will be no less than the minimum interest rate dictated by applicable state law with respect to any guarantee period. We may offer fewer available guarantee periods in Contracts With Credit than in Contracts Without Credit. This option is not available for contracts issued in some states. Please see your contract. The Market Value Adjustment Option is registered separately from the variable investment options, and the amount of market value adjustment option securities registered is stated in that registration statement.

 If amounts are withdrawn from a guarantee period, other than during the 30-day period immediately following the end of the guarantee period, they will be subject to a market value adjustment even if they are not subject to a withdrawal charge.

 You will earn interest on your invested purchase payment at the rate that we have declared for the guarantee period you have chosen. You must invest at least $1,000 if you choose this option. We may offer lower interest rates for Contracts With Credit than for Contracts Without Credit.

 We refer to interest rates as annual rates, although we credit interest within each guarantee period on a daily basis. The daily interest that we credit is equal to the pro rated portion of the interest that would be earned on an annual basis. We credit interest from the business day on which your purchase payment is received in good order at the Prudential Annuity Service Center until the earliest to occur of any of the following events: (a) full surrender of the contract, (b) commencement of annuity payments or settlement, (c) end of the guarantee period, (d) transfer of the value in the guarantee period,
 (e) payment of a death benefit, or (f) the date the amount is withdrawn.

 During the 30-day period immediately following the end of a guarantee period, we allow you to do any of the following, without the imposition of the market value adjustment:

 (a)withdraw or transfer the value of the guarantee period,
 (b)allocate the value to another available guarantee period or other investment option (provided that the new guarantee period ends prior to the annuity date). You will receive the interest rate applicable on the date we receive your instruction, or
 (c)apply the value in the guarantee period to the annuity or settlement option of your choice.


 If we do not receive instructions from you concerning the disposition of the Contract Value in your maturing guarantee period, we will reinvest the amount in the Prudential Money Market Portfolio investment option.


 During the 30-day period immediately following the end of the guarantee period, or until you elect to do (a), (b) or (c) listed immediately above, you will receive the current interest rate applicable to the guarantee period having the same duration as the guarantee period that just matured, which is offered on the day immediately following the end of the matured guarantee period. However, if at that time we do not offer a guarantee period with the same duration as that which matured, you will then receive the current interest rate applicable to the shortest guarantee period then offered.

 Under the market value adjustment option, while your money remains in the contract for the full guarantee period, your principal amount is guaranteed by us and the interest amount that your money will earn is guaranteed by us to be at least the minimum interest rate dictated by applicable state law.

 Payments allocated to the market value adjustment option are held as a separate pool of assets. Any gains or losses experienced by these assets will not directly affect the contracts. The strength of our guarantees under these options is based on the overall financial strength of Pruco Life.

 Market Value Adjustment

 When you allocate a purchase payment or transfer Contract Value to a guarantee period, we use that money to buy and sell securities and other instruments to support our obligation to pay interest. Generally, we buy bonds for this purpose. The duration of the bonds and other instruments that we buy with respect to a particular guarantee period is influenced significantly by the length of the guarantee period. For example, we typically would acquire longer-duration bonds with respect to the 10 year guarantee period than we do for the 3 year guarantee period. The value of these bonds is affected by changes in interest rates, among other factors. The market value adjustment that we assess against your Contract Value if you withdraw or transfer outside the 30-day period discussed above involves our attributing to you a portion of our investment experience on these bonds and other instruments.

 For example, if you make a full withdrawal when interest rates have risen since the time of your investment, the bonds and other investments in the guarantee period likely would have decreased in value, meaning that we would impose a "negative" market value adjustment on you (i.e., one that results in a reduction of the withdrawal proceeds that you receive). For a partial withdrawal, we would deduct a negative market value adjustment from your remaining Contract Value. Conversely, if interest rates have decreased, the market value adjustment would be positive.

 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued



 Other things you should know about the market value adjustment include the following:

..   We determine the market value adjustment according to a mathematical formula, which is set forth at the end of this prospectus under the heading "Market-Value Adjustment Formula." In that section of the prospectus, we also provide hypothetical examples of how the formula works.
..   A negative market value adjustment could cause you to lose not only the interest you have earned but also a portion of your principal.

..   In addition to imposing a market value adjustment on withdrawals, we also will impose a market value adjustment on the Contract Value you apply to an annuity or settlement option, unless you annuitize within the 30-day period discussed above. The laws of certain states may prohibit us from imposing a market value adjustment on the annuity date.


 You should realize, however, that apart from the market value adjustment, the value of the benefit in your guarantee period does not depend on the investment performance of the bonds and other instruments that we hold with respect to your guarantee period. apart from the effect of any market value adjustment, we do not pass through to you the gains or losses on the bonds and other instruments that we hold in connection with a guarantee period.

 TRANSFERS AMONG OPTIONS

 Subject to certain restrictions, you can transfer money among the variable investment options and the one-year fixed interest rate option. The minimum transfer amount is the lesser of $250 or the amount in the investment option from which the transfer is to be made. In addition, you can transfer your Contract Value out of a market value adjustment guarantee period into another market value adjustment guarantee period, into a variable investment option, or into a one-year fixed interest rate option, although a market value adjustment will apply to any transfer you make outside the 30-day period discussed above. You may transfer Contract Value into the market value adjustment option at any time, provided it is at least $1,000.


 In general, you may make your transfer request by telephone, electronically, or otherwise in paper form to the Prudential Annuity Service Center. We have procedures in place to confirm that instructions received by telephone or electronically are genuine. We will not be liable for following unauthorized telephone or electronic instructions that we reasonably believed to be genuine. Your transfer request will take effect at the end of the business day on which it was received in good order by us, or by certain entities that we have specifically designated. Our business day generally closes at 4:00 p.m. Eastern time. Our business day may close earlier, for example if regular trading on the New York Stock Exchange closes early. Transfer requests received after the close of the business day will take effect at the end of the next business day.

 With regard to the Market Value Adjustment Option, you can specify the guarantee period from which you wish to transfer. If you request a transfer from the market value adjustment option, but you do not specify the guarantee period from which funds are to be taken, then we will transfer funds from the guarantee period that has the least time remaining until its maturity date.

 You can make transfers out of a fixed interest rate option, other than the DCA fixed rate option, only during the 30-day period following the end of the one year interest rate period. Transfers from the DCA fixed rate option are made on a periodic basis for the period that you select.


 During the contract accumulation phase, you can make up to 12 transfers each contract year, among the investment options, without charge. (As noted in the fee table, we have different transfer rules under the beneficiary continuation option). Currently we charge $25 for each transfer after the twelfth in a contract year, and we have the right to increase this charge up to $30. (Dollar Cost Averaging and Auto- Rebalancing transfers do not count toward the 12 free transfers per year.)


 For purposes of the 12 free transfers per year that we allow, we will treat multiple transfers that are submitted on the same business day as a single transfer.

 ADDITIONAL TRANSFER RESTRICTIONS
 We limit your ability to transfer among your contract's variable investment options as permitted by applicable law. We impose a yearly restriction on transfers. Specifically, once you have made 20 transfers among the subaccounts during a contract year, we will accept any additional transfer request during that year only if the request is submitted to us in writing with an original signature and otherwise is in good order. For purposes of this transfer restriction, we (i) do not view a facsimile transmission as a "writing",
 (ii) will treat multiple transfer requests submitted on the same business day as a single transfer, and (iii) do not count any transfer that involves one of our systematic programs, such as asset allocation and automated withdrawals.

 Frequent transfers among variable investment options in response to short-term fluctuations in markets, sometimes called "market timing," can make it very difficult for a portfolio manager to manage an underlying mutual fund's investments. Frequent transfers may cause the fund to hold more cash than otherwise necessary, disrupt management strategies, increase transaction costs, or affect performance. For those reasons, the contract was not designed for persons who make programmed, large, or frequent transfers.

 In light of the risks posed to contract owners and other fund investors by frequent transfers, we reserve the right to limit the number of transfers in any contract year for all existing or new contract owners, and to take the other actions discussed below. We also reserve the right to limit the number of transfers in any contract year or to refuse any transfer request for an owner or certain owners if: (a) we believe that excessive transfer activity (as we define it) or a specific transfer request or group of transfer requests may have a detrimental effect on accumulation unit values or the share prices of the underlying mutual funds; or (b) we are informed by a fund (e.g., by the fund's portfolio manager) that the purchase or redemption of fund shares must be restricted because the fund believes the transfer activity to which such purchase and redemption relates would have a detrimental effect on the share prices of the affected fund. Without limiting the above, the most likely scenario where either of the above could occur would be if the aggregate amount of a trade or trades represented a relatively large proportion of the total assets of a particular underlying mutual fund. In furtherance of our general authority to restrict transfers as described above, and without limiting other actions we may take in the future, we have adopted the following specific restrictions:

..   With respect to each variable investment option (other than the Prudential
    Money Market Portfolio), we track amounts exceeding a certain dollar threshold that were transferred into the option. If you transfer such amount into a particular variable investment option, and within 30 calendar days thereafter transfer (the "Transfer Out") all or a portion of that amount into another variable investment option, then upon the Transfer Out, the former variable investment option becomes restricted (the "Restricted Option"). Specifically, we will not permit subsequent transfers into the Restricted Option for 90 calendar days after the Transfer Out if the Restricted Option invests in a non-international fund, or 180 calendar days after the Transfer Out if the Restricted Option invests in an international fund. For purposes of this rule, we do not (i) count transfers made in connection with one of our systematic programs, such as asset allocation and automated withdrawals and (ii) categorize as a transfer the first transfer that you make after the contract date, if you make that transfer within 30 calendar days after the contract date. Even if an amount becomes restricted under the foregoing rules, you are still free to redeem the amount from your contract at any time.
..   We reserve the right to effect exchanges on a delayed basis for all contracts. That is, we may price an exchange involving a variable investment option on the business day subsequent to the business day on which the exchange request was received. Before implementing such a practice, we would issue a separate written notice to contract owners that explains the practice in detail. In addition, if we do implement a delayed exchange policy, we will apply the policy on a uniform basis to all contracts in the relevant class.

..   The portfolios may have adopted their own policies and procedures with respect to excessive trading of their respective shares, and we reserve the right to enforce these policies and procedures. The prospectuses for the portfolios describe any such policies and procedures, which may be more or less restrictive than the policies and procedures we have adopted. Under SEC rules, we are required to: (1) enter into a written agreement with each portfolio or its principal underwriter that obligates us to provide to the portfolio promptly upon request certain information about the trading activity of individual contract owners, and (2) execute instructions from the portfolio to restrict or prohibit further purchases or transfers by specific contract owners who violate the excessive trading policies established by the portfolio. In addition, you should be aware that some portfolios may receive "omnibus" purchase and redemption orders from other insurance companies or intermediaries such as retirement plans. The omnibus orders reflect the aggregation and netting of multiple orders from individual owners of variable insurance contracts and/or individual retirement plan participants. The omnibus nature of these orders may limit the portfolios in their ability to apply their excessive trading policies and procedures. In addition, the other insurance companies and/or retirement plans may have different policies and procedures or may not have any such policies and procedures because of contractual limitations. For these reasons, we cannot guarantee that the portfolios (and thus contract owners) will not be harmed by transfer activity relating to other insurance companies and/or retirement plans that may invest in the portfolios.
..   A portfolio also may assess a short term trading fee in connection with a transfer out of the variable investment option investing in that portfolio that occurs within a certain number of days following the date of allocation to the variable investment option. Each portfolio determines the amount of the short term trading fee and when the fee is imposed. The fee is retained by or paid to the portfolio and is not retained by us. The fee will be deducted from your Contract Value, to the extent permitted by law. At present, no Portfolio has adopted a short-term trading fee.

..   If we deny one or more transfer requests under the foregoing rules, we will inform you promptly of the circumstances concerning the denial.
..   We will not implement these rules in jurisdictions that have not approved contract language authorizing us to do so, or may implement different rules in certain jurisdictions if required by such jurisdictions. Contract owners in jurisdictions with such limited transfer restrictions, and contract owners who own variable life insurance or variable annuity contracts (regardless of jurisdiction) that do not impose the above-referenced transfer restrictions, might make more numerous and frequent transfers than contract owners who are subject to such limitations. Because contract owners who are not subject to the same transfer restrictions may have the same underlying mutual fund portfolios available to them, unfavorable consequences associated with such frequent trading within the underlying mutual fund (e.g., greater portfolio turnover, higher transaction costs, or performance or tax issues) may affect all contract owners. Apart from jurisdiction-specific and contract differences in transfer restrictions, we will apply these rules uniformly, and will not waive a transfer restriction for any contract owner.

 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued


 Although our transfer restrictions are designed to prevent excessive transfers, they are not capable of preventing every potential occurrence of excessive transfer activity.

 DOLLAR COST AVERAGING
 The dollar cost averaging (DCA) feature (which is distinct from the DCA Fixed Rate Option) allows you to systematically transfer either a fixed dollar amount or a percentage out of any variable investment option into any other variable investment options or the one-year fixed interest rate option. You can have these automatic transfers occur monthly, quarterly, semiannually or annually. By investing amounts on a regular basis instead of investing the total amount at one time, dollar cost averaging may decrease the effect of market fluctuation on the investment of your purchase payment. Of course, dollar cost averaging cannot ensure a profit or protect against loss in declining markets.

 Transfers will be made automatically on the schedule you choose until the entire amount you chose to have transferred has been transferred or until you tell us to discontinue the transfers. You can allocate subsequent purchase payments to be transferred under this option at any time.

 Your transfers will occur on the last calendar day of each transfer period you have selected, provided that the New York Stock Exchange is open on that date. If the New York Stock Exchange is not open on a particular transfer date, the transfer will take effect on the next business day.

 Any dollar cost averaging transfers you make do not count toward the 12 free transfers you are allowed each contract year. The dollar cost averaging feature is available only during the contract accumulation phase and is offered without charge.

 ASSET ALLOCATION PROGRAM
 We recognize the value of having asset allocation models when deciding how to allocate your purchase payments among the investment options. If you choose to participate in the Asset Allocation Program, your representative will give you a questionnaire to complete that will help determine a program that is appropriate for you. Your asset allocation will be prepared based on your answers to the questionnaire. You will not be charged for this service, and you are not obligated to participate or to invest according to program recommendations.

 Asset allocation is a sophisticated method of diversification which allocates assets among classes in order to manage investment risk and enhance returns over the long term. However, asset allocation does not guarantee a profit or protect against a loss. You are not obligated to participate or to invest according to the program recommendations. We do not intend to provide any personalized investment advice in connection with these programs and you should not rely on these programs as providing individualized investment recommendations to you. The asset allocation programs do not guarantee better investment results. We reserve the right to terminate or change the asset allocation programs at any time. You should consult your representative before electing any asset allocation program.

 AUTO-REBALANCING
 Once your money has been allocated among the variable investment options, the actual performance of the investment options may cause your allocation to shift. For example, an investment option that initially holds only a small percentage of your assets could perform much better than another investment option. Over time, this option could increase to a larger percentage of your assets than you desire. You can direct us to automatically rebalance your assets to return to your original allocation percentage or to a subsequent allocation percentage you select. We will rebalance only the variable investment options that you have designated. If you also participate in the DCA feature, then the variable investment option from which you make the DCA transfers will not be rebalanced.

 You may choose to have your rebalancing occur monthly, quarterly, semiannually, or annually. The rebalancing will occur on the last calendar day of the period you have chosen, provided that the New York Stock Exchange is open on that date. If the New York Stock Exchange is not open on that date, the rebalancing will take effect on the next business day.

 Any transfers you make because of auto-rebalancing are not counted toward the 12 free transfers you are allowed per year. This feature is available only during the contract accumulation phase, and is offered without charge. If you choose auto-rebalancing and dollar cost averaging, auto-rebalancing will take place after the transfers from your DCA account.

 SCHEDULED TRANSACTIONS

 Scheduled transactions include transfers under dollar cost averaging, the asset allocation program, auto-rebalancing, systematic withdrawals, systematic investments, required minimum distributions, substantially equal periodic payments under Section 72(t) or 72(q) of the Internal Revenue Code of 1986, as amended (Code), and annuity payments. Scheduled transactions are processed and valued as of the date they are scheduled, unless the scheduled day is not a business day. In that case, the transaction will be processed and valued on the next business day, unless (with respect to required minimum distributions, substantially equal periodic payments under
 Section 72(t) or 72(q) of the Code, and annuity payments only), the next business day falls in the subsequent calendar year, in which case the transaction will be processed and valued on the prior business day.


 VOTING RIGHTS
 We are the legal owner of the shares of the underlying mutual funds used by the variable investment options. However, we vote the shares of the mutual funds according to voting instructions we receive from contract owners. When a vote is required, we will mail you a proxy which is a form that you need to complete and return to us to tell us how you wish us to vote. When we receive those instructions, we will vote all of the shares we own on your behalf in accordance with those instructions. We will vote fund shares for which we do not receive instructions, and any other shares that we own in our own right, in the same proportion as shares for which we receive instructions from contract owners. This voting procedure is sometimes referred to as "mirror voting" because, as indicated in the immediately preceding sentence, we mirror the votes that are actually cast, rather than decide on our own how to vote. In addition, because all the shares of a given mutual fund held within our separate account are legally owned by us, we intend to vote all of such shares when that underlying fund seeks a vote of its shareholders. As such, all such shares will be counted towards whether there is a quorum at the underlying fund's shareholder meeting and towards the ultimate outcome of the vote. We may change the way your voting instructions are calculated if it is required or permitted by federal or state regulation.

 SUBSTITUTION
 We may substitute one or more of the underlying mutual funds used by the variable investment options. We may also cease to allow investments in existing funds. We would not do this without the approval of the Securities and Exchange Commission (SEC) and any necessary state insurance departments. You will be given specific notice in advance of any substitution we intend to make.

 3: WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE?
 (ANNUITIZATION)

 PAYMENT PROVISIONS
 We can begin making annuity payments any time on or after the third contract anniversary (or as required by state law if different). Annuity payments must begin no later than the contract anniversary coinciding with or next following the annuitant's 95/th/ birthday (unless we agree to another date).

 Upon annuitization, any value in a guarantee period of the market value adjustment option may be subject to a market value adjustment.

 The Strategic Partners Annuity One 3 variable annuity contract offers an optional Guaranteed Minimum Income Benefit, which we describe below. Your annuity options vary depending upon whether you choose this benefit.

 Depending upon the annuity option you choose, you may incur a withdrawal charge when the income phase begins. Currently, if permitted by state law, we deduct any applicable withdrawal charge if you choose Option 1 for a period shorter than five years, Option 3, or certain other annuity options that we may make available. We do not deduct a withdrawal charge if you choose
 Option 1 for a period of five years or longer or Option 2. For information about withdrawal charges, see Section 8, "What Are The Expenses Associated With The Strategic Partners Annuity One 3 Contract?"


 Please note that annuitization essentially involves converting your Contract Value to an annuity payment stream, the length of which depends on the terms of the applicable annuity option. Thus, once annuity payments begin, your death benefit is determined solely under the terms of the applicable annuity payment option, and you no longer participate in any optional living benefit (unless you have annuitized under that benefit).


 PAYMENT PROVISIONS WITHOUT THE GUARANTEED MINIMUM INCOME BENEFIT
 We make the income plans described below available at any time before the annuity date. These plans are called "annuity options" or "settlement options." During the income phase, all of the annuity options under this contract are fixed annuity options. This means that your participation in the variable investment options ends on the annuity date. If an annuity option is not selected by the annuity date, the Life Income Annuity Option (Option 2, described below) will automatically be selected unless prohibited by applicable law. GENERALLY, ONCE THE ANNUITY PAYMENTS BEGIN, THE ANNUITY OPTION CANNOT BE CHANGED AND YOU CANNOT MAKE WITHDRAWALS. IN ADDITION TO THE ANNUITY PAYMENT OPTIONS DISCUSSED IN THIS SECTION, PLEASE NOTE THAT IF YOU CHOOSE THE OPTIONAL LIFETIME FIVE INCOME BENEFIT, THERE ARE ADDITIONAL ANNUITY PAYMENT OPTIONS THAT ARE ASSOCIATED WITH THAT BENEFIT. SEE SECTION 5 OF THIS PROSPECTUS FOR ADDITIONAL DETAILS.

 3: WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE?
 (ANNUITIZATION) continued




 Option 1
 Annuity Payments for a Fixed Period: Under this option, we will make equal payments for the period chosen, up to 25 years (but not to exceed life expectancy). The annuity payments may be made monthly, quarterly, semiannually, or annually, as you choose, for the fixed period. If the annuitant dies during the income phase, payments will continue to the beneficiary for the remainder of the fixed period or, if the beneficiary so chooses, we will make a single lump-sum payment. The amount of the lump sum payment is determined by calculating the present value of the unpaid future payments. This is done by using the interest rate used to compute the actual payments. The interest rate will be at least 3% a year.

 Option 2
 Life Income Annuity Option: Under this option, we will make annuity payments monthly, quarterly, semiannually, or annually as long as the annuitant is alive. If the annuitant dies before we have made 10 years worth of payments, we will pay the beneficiary in one lump sum the present value of the annuity payments scheduled to have been made over the remaining portion of that 10 year period, unless we were specifically instructed that such remaining annuity payments continue to be paid to the beneficiary. The present value of the remaining annuity payments is calculated by using the interest rate used to compute the amount of the original 120 payments. The interest rate will be at least 3% a year.

 If an annuity option is not selected by the annuity date, this is the option we will automatically select for you, unless prohibited by applicable law. If the life income annuity option is prohibited by applicable law, then we will pay you a lump sum in lieu of this option.

 Option 3
 Interest Payment Option: Under this option, we will credit interest on the adjusted Contract Value until you request payment of all or part of the adjusted Contract Value. We can make interest payments on a monthly, quarterly, semiannual, or annual basis or allow the interest to accrue on your contract assets. Under this option, we will pay you interest at an effective rate of at least 3% a year. This option is not available if you hold your contract in an IRA.

 Under this option, all gain in the annuity will be taxable as of the annuity date, however, you can withdraw part or all of the Contract Value that we are holding at any time.

 Other Annuity Options: We currently offer a variety of other annuity options not described above. At the time annuity payments are chosen, we may make available to you any of the fixed annuity options that are offered at your annuity date.

 TAX CONSIDERATIONS
 If your contract is held under a tax-favored plan, you should consider the required minimum distribution rules under the tax law when selecting your annuity option.

 GUARANTEED MINIMUM INCOME BENEFIT
 The Guaranteed Minimum Income Benefit (GMIB), is an optional feature that guarantees that once the income period begins, your income payments will be no less than the GMIB protected value applied to the GMIB guaranteed annuity purchase rates. If you want the Guaranteed Minimum Income Benefit, you must elect it when you make your initial purchase payment. Once elected, the Guaranteed Minimum Income Benefit cannot be revoked. This feature may not be available in your state. You may not elect both GMIB and the Lifetime Five Income Benefit.

 The GMIB protected value is calculated daily and is equal to the GMIB roll-up until the GMIB roll-up either reaches its cap or if we stop applying the annual interest rate based on the age of the annuitant, number of contract anniversaries, or number of years since the last GMIB reset, as described below. At this point, the GMIB protected value will be increased by any subsequent invested purchase payments and reduced by the effect of withdrawals.

 The Guaranteed Minimum Income Benefit is subject to certain restrictions described below.

..   The annuitant must be 75 or younger in order for you to elect the
    Guaranteed Minimum Income Benefit.
..   If you choose the Guaranteed Minimum Income Benefit, we will impose an annual charge equal to 0.50% for contracts sold on or after January 20, 2004, or upon subsequent state approval (0.45% for all other contracts), of the average GMIB protected value described below. The maximum GMIB charge is 1.00% of average GMIB protected value. Please note that the charge is calculated based on average GMIB protected value, not Contract Value. Thus, for example, the fee would not decline on account of a reduction in Contract Value. In some states this fee may be lower.

..   Under the contract terms governing the GMIB, we can require GMIB participants to invest only in designated underlying mutual funds or can require GMIB participants to invest according to an asset allocation model.

..   TO TAKE ADVANTAGE OF THE GUARANTEED MINIMUM INCOME BENEFIT, YOU MUST WAIT A
    CERTAIN AMOUNT OF TIME BEFORE YOU BEGIN THE INCOME PHASE. THE WAITING
    PERIOD IS THE PERIOD EXTENDING FROM THE CONTRACT DATE TO THE 7/TH/ CONTRACT ANNIVERSARY BUT, IF THE GUARANTEED MINIMUM INCOME BENEFIT HAS BEEN RESET
    (AS DESCRIBED BELOW), THE WAITING PERIOD IS THE 7 YEAR PERIOD BEGINNING
    WITH THE DATE OF THE MOST RECENT RESET. IN LIGHT OF THIS WAITING PERIOD
    UPON RESETS, IT IS NOT RECOMMENDED THAT YOU RESET YOUR GUARANTEED MINIMUM INCOME BENEFIT IF THE REQUIRED BEGINNING DATE UNDER IRS REQUIRED MINIMUM DISTRIBUTION PROVISIONS WOULD COMMENCE DURING THE 7 YEAR WAITING PERIOD.
    SEE "REQUIRED MINIMUM DISTRIBUTIONS AND PAYMENT OPTIONS" IN SECTION 10 FOR ADDITIONAL INFORMATION ON IRS REQUIREMENTS.


 Once the waiting period has elapsed, you will have a 30-day period each year, beginning on the contract anniversary (or in the case of a reset, the anniversary of the most recent reset), during which you may begin the income phase with the Guaranteed Minimum Income Benefit by submitting the necessary forms in good order to the Prudential Annuity Service Center.

 GMIB Roll-Up

 The GMIB roll-up is equal to the invested purchase payments (after a reset, the Contract Value at the time of the reset), increased daily at an effective annual interest rate of 5% starting on the date each invested purchase payment is made, until the cap is reached (GMIB roll-up cap). We will reduce this amount by the effect of withdrawals. The GMIB roll-up cap is equal to two times each invested purchase payment (for a reset, two times the sum of (1) the Contract Value at the time of the reset, and (2) any invested purchase payments made subsequent to the reset).


 Even if the GMIB roll-up cap has not been reached, we will nevertheless stop increasing the GMIB roll-up value by the effective annual interest rate on the latest of:
..   the contract anniversary coinciding with or next following the annuitant's
    80/th/ birthday,
..   the 7/th/ contract anniversary, or
..   7 years from the most recent GMIB reset (as described below).

 However, even if we stop increasing the GMIB roll-up value by the effective annual interest rate, we will still increase the GMIB protected value by subsequent invested purchase payments, reduced proportionally by withdrawals.

 Effect of Withdrawals

 In any contract year when the GMIB protected value is increasing at the rate of 5%, withdrawals will first reduce the GMIB protected value on a dollar-for-dollar basis, by the same dollar amount of the withdrawal up to the first 5% of GMIB protected value calculated on the contract anniversary (or, during the first contract year, on the contract date). Any withdrawals made after the dollar-for-dollar limit has been reached will proportionally reduce the GMIB protected value. We calculate the proportional reduction by dividing the Contract Value after the withdrawal by the Contract Value immediately following the withdrawal of any available dollar-for-dollar amount. The resulting percentage is multiplied by the GMIB protected value after subtracting the amount of the withdrawal that does not exceed 5%. In each contract year during which the GMIB protected value has stopped increasing at the 5% rate, withdrawals will reduce the GMIB protected value proportionally. The GMIB roll-up cap is reduced by the sum of all reductions described above.


 The following examples of dollar-for-dollar and proportional reductions assume: 1.) the contract date and the effective date of the GMIB are January 1, 2006; 2.) an initial purchase payment of $250,000; 3.) an initial GMIB protected value of $250,000; 4.) an initial 200% cap of $500,000; and 5.) an initial dollar-for-dollar limit of $12,500 (5% of $250,000):

 Example 1. Dollar-for-dollar Reduction
 A $10,000 withdrawal is taken on February 1, 2006 (in the first contract year). No prior withdrawals have been taken. Immediately prior to the withdrawal, the GMIB protected value is $251,038.10 (the initial value accumulated for 31 days at an annual effective rate of 5%). As the amount withdrawn is less than the dollar-for-dollar limit:
..   The GMIB protected value is reduced by the amount withdrawn (i.e., by
    $10,000, from $251,038.10 to $241,038.10).
..   The GMIB 200% cap is reduced by the amount withdrawn (i.e., by $10,000, from $500,000 to $490,000).
..   The remaining dollar-for-dollar limit ("Remaining Limit") for the balance of the first contract year is also reduced by the amount withdrawn (from $12,500 to $2,500).

 3: WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE?
 (ANNUITIZATION) continued


 Example 2. Dollar-for-dollar and Proportional Reductions

 A second $10,000 withdrawal is taken on March 1, 2006 (still within the first contract year). Immediately before the withdrawal, the Contract Value is $220,000 and the GMIB protected value is $241,941.95. As the amount withdrawn exceeds the Remaining Limit of $2,500 from Example 1:

..   The GMIB protected value is first reduced by the Remaining Limit (from
    $241,941.95 to $239,441.95).
..   The result is then further reduced by the ratio of A to B, where:
    -- A is the amount withdrawn less the Remaining Limit ($10,000 - $2,500, or $7,500).

    -- B is the Contract Value less the Remaining Limit ($220,000 - $2,500, or
       $217,500). The resulting GMIB protected value is: $239,441.95 X (1 - ($7,500/$217,500)), or $231,185.33.

..   The GMIB 200% cap is reduced by the sum of all reductions above ($490,000 -
    $2,500 - $8,256.62, or $479,243.38).
..   The Remaining Limit is set to zero (0) for the balance of the first contract year.

 Example 3. Dollar-for-dollar Limit in Second Contract Year
 A $10,000 withdrawal is made on the first anniversary of the contract date, January 1, 2007 (second contract year). Prior to the withdrawal, the GMIB protected value is $240,837.69. The dollar-for-dollar limit is equal to 5% of this amount, or $12,041.88. As the amount withdrawn is less than the dollar-for-dollar limit:
..   The GMIB protected value is reduced by the amount withdrawn (i.e., reduced by $10,000, from $240,837.69 to $230,837.69).
..   The GMIB 200% cap is reduced by the amount withdrawn (i.e., by $10,000, from $479,243.38 to $469,243.38).
..   The Remaining Limit for the balance of the second contract year is also reduced by the amount withdrawn (from $12,041.88 to $2,041.88).

 GMIB Reset Feature

 You may elect to "reset" your GMIB protected value to equal your current Contract Value twice over the life of the contract. You may only exercise this reset option if the annuitant has not yet reached his or her 76/th/ birthday. If you reset, you must wait a new 7-year period from the most recent reset to exercise the Guaranteed Minimum Income Benefit. Further, we will reset the GMIB roll-up cap to equal two times the GMIB protected value as of such date. Additionally, if you reset, we will determine the GMIB payout amount by using the GMIB guaranteed annuity purchase rates (specified in your contract) based on the number of years since the most recent reset. These purchase rates may be less advantageous than the rates that would have applied absent a reset.


 Payout Amount
 The Guaranteed Minimum Income Benefit payout amount is based on the age and sex (where applicable) of the annuitant (and, if there is one, the co-annuitant). After we first deduct a charge for any applicable premium taxes that we are required to pay, the payout amount will equal the greater of:

 1) the GMIB protected value as of the date you exercise the GMIB payout option, applied to the GMIB guaranteed annuity purchase rates (which are generally less favorable than the annuity purchase rates for annuity payments not involving GMIB) and based on the annuity payout option as described below, or


 2) the adjusted Contract Value - that is, the value of the contract adjusted for any market value adjustment minus any charge we impose for premium taxes and withdrawal charges - as of the date you exercise the GMIB payout option applied to the current annuity purchase rates then in use.


 GMIB Annuity Payout Options
 We currently offer two Guaranteed Minimum Income Benefit annuity payout options. Each option involves payment for at least a period certain of ten years. In calculating the amount of the payments under the GMIB, we apply certain assumed interest rates, equal to 2% annually for a waiting period of 7-9 years, and 2.5% annually for waiting periods of 10 years or longer for contracts sold on or after January 20, 2004, or upon subsequent state approval (and 2.5% annually for a waiting period of 7-9 years, 3% annually for a waiting period of 10-14 years, and 3.5% annually for waiting periods of 15 years or longer for all other contracts).

 GMIB Option 1
 Single Life Payout Option: We will make monthly payments for as long as the annuitant lives, with payments for a period certain. We will stop making payments after the later of the death of the annuitant or the end of the period certain.

 GMIB Option 2
 Joint Life Payout Option: In the case of an annuitant and co-annuitant, we will make monthly payments for the joint lifetime of the annuitant and co-annuitant, with payments for a period certain. If the co-annuitant dies first, we will continue to make payments until the later of the death of the annuitant and the end of the period certain. If the annuitant dies first, we will continue to make payments until the later of the death of the co-annuitant and the end of the period certain, but if the period certain ends first, we will reduce the amount of each payment to 50% of the original amount.

 You have no right to withdraw amounts early under either GMIB payout option. We may make other payout frequencies available, such as quarterly, semi-annually or annually.

 Because we do not impose a new waiting period for each subsequent purchase payment, if you choose the Guaranteed Minimum Income Benefit, we reserve the right to limit subsequent purchase payments if we discover that by the timing of your purchase payments, your GMIB protected value is increasing in ways we did not intend. In determining whether to limit purchase payments, we will look at purchase payments which are disproportionately larger than your initial purchase payment and other actions that may artificially increase the GMIB protected value. Certain state laws may prevent us from limiting your subsequent purchase payments. You must exercise one of the GMIB payout options described above no later than 30 days after the contract anniversary coinciding with or next following the annuitant's attainment of age 95 (age 92 for contracts used as a funding vehicle for IRAs).


 You should note that GMIB is designed to provide a type of insurance that serves as a safety net only in the event that your Contract Value declines significantly due to negative investment performance. If your Contract Value is not significantly affected by negative investment performance, it is unlikely that the purchase of GMIB will result in your receiving larger annuity payments than if you had not purchased GMIB. This is because the assumptions that we use in computing the GMIB, such as the annuity purchase rates, (which include assumptions as to age-setbacks and assumed interest rates), are more conservative than the assumptions that we use in computing non-GMIB annuity payout options. Therefore, you may generate higher income payments if you were to annuitize a lower Contract Value at the current annuity purchase rates, than if you were to annuitize under the GMIB with a higher GMIB protected value than your Contract Value but at the annuity purchase rates guaranteed under the GMIB.


 Terminating the Guaranteed Minimum Income Benefit

 The Guaranteed Minimum Income Benefit cannot be terminated by the owner once elected. The GMIB automatically terminates as of the date the contract is fully surrendered, on the date the death benefit is payable to your beneficiary (unless your surviving spouse elects to continue the contract), or on the date that your Contract Value is transferred to begin making annuity payments. The GMIB may also be terminated if you designate a new annuitant who would not be eligible to elect the GMIB based on his or her age at the time of the change.

 Upon termination of the GMIB, we will deduct the charge from your Contract Value for the portion of the contract year since the prior contract anniversary (or the contract date if in the first contract year).


 HOW WE DETERMINE ANNUITY PAYMENTS

 Generally speaking, the annuity phase of the contract involves our distributing to you in increments the value that you have accumulated. We make these incremental payments either over a specified time period (e.g., 15 years) (fixed period annuities) or for the duration of the life of the annuitant (and possibly co-annuitant) (life annuities). There are certain assumptions that are common to both fixed period annuities and life annuities. In each type of annuity, we assume that the value you apply at the outset toward your annuity payments earns interest throughout the payout period. For annuity options within the GMIB, this interest rate ranges from 2% to 2.5% for contracts sold on or after January 20, 2004, or upon subsequent state approval (and 2.5% to 3.5% for all other contracts). For non-GMIB annuity options, the guaranteed minimum rate is 3%. The GMIB guaranteed annuity purchase rates in your contract depict the minimum amounts we will pay (per $1000 of adjusted Contract Value). If our current annuity purchase rates on the annuity date are more favorable to you than the guaranteed rates, we will make payments based on those more favorable rates.


 Other assumptions that we use for life annuities and fixed period annuities differ, as detailed in the following overview:

 Fixed Period Annuities

 Currently, we offer fixed period annuities only under the Income Appreciator Benefit and non-GMIB annuity options. Generally speaking, in determining the amount of each annuity payment under a fixed period annuity, we start with the adjusted Contract Value, add interest assumed to be earned over the fixed period, and divide the sum by the number of payments you have requested. The life expectancy of the annuitant and co-annuitant are relevant to this calculation only in that we will not allow you to select a fixed period that exceeds life expectancy.


 Life Annuities
 There are more variables that affect our calculation of life annuity payments. Most importantly, we make several assumptions about the annuitant's or co-annuitant's life expectancy, including the following:
..   The Annuity 2000 Mortality Table is the starting point for our life expectancy assumptions. This table anticipates longevity of an insured population based on historical experience and reflecting anticipated experience for the year 2000.

 3: WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE?
 (ANNUITIZATION) continued


 Guaranteed and GMIB Annuity Payments
 Because life expectancy has lengthened over the past few decades, and likely will increase in the future, our life annuity calculations anticipate these developments. We do this largely by making a hypothetical reduction in the age of the annuitant (or co-annuitant), in lieu of using the annuitant's (or co-annuitant's) actual age, in calculating the payment amounts. By using such a reduced age, we base our calculations on a younger person, who generally would live longer and therefore draw life annuity payments over a longer time period. Given the longer pay-out period, the payments made to the younger person would be less than those made to an older person. We make two such age adjustments:

 1. First, for all annuities, we start with the age of the annuitant (or co-annuitant) on his/her most recent birthday and reduce that age by either
    (a) four years, for life annuities under the GMIB sold in contracts on or after January 20, 2004, or upon subsequent state approval or (b) two years, with respect to guaranteed payments under life annuities not involving GMIB, as well as GMIB payments under contracts not described in
    (a) immediately above. For the reasons explained above in this section, the four year age reduction causes a greater reduction in the amount of the annuity payments than does the two-year age reduction.

 2. Second, for life annuities under both versions of GMIB as well as guaranteed payments under life annuities not involving GMIB, we make a further age reduction according to the table in your contract entitled "Translation of Adjusted Age." As indicated in the table, the further into the future the first annuity payment is, the longer we expect the person receiving those payments to live, and the more we reduce the annuitant's (or co-annuitant's) age.

 Current Annuity Payments
 Immediately above, we have referenced how we determine annuity payments based on "guaranteed" annuity purchase rates. By "guaranteed" annuity purchase rates, we mean the minimum annuity purchase rates that are set forth in your annuity contract and thus contractually guaranteed by us. "Current" annuity purchase rates, in contrast, refer to the annuity purchase rates that we are applying to contracts that are entering the annuity phase at a given point in time. These current annuity purchase rates vary from period to period, depending on changes in interest rates and other factors. We do not guarantee any particular level of current annuity purchase rates. When calculating current annuity purchase rates, we use the actual age of the annuitant (or co-annuitant), rather than any reduced age.

 4: WHAT IS THE DEATH BENEFIT?
 The Death Benefit Feature Protects the Contract Value for the Beneficiary.

 BENEFICIARY
 The beneficiary is the person(s) or entity you name to receive any death benefit. The beneficiary is named at the time the contract is issued, unless you change it at a later date. Unless an irrevocable beneficiary has been named, during the accumulation period you can change the beneficiary at any time before the owner dies. However, if the contract is jointly owned, the owner must name the joint owner and the joint owner must name the owner as the beneficiary. For entity-owned contracts, we pay a death benefit upon the death of the annuitant.

 CALCULATION OF THE DEATH BENEFIT

 If the owner or joint owner dies during the accumulation phase, we will, upon receiving the appropriate proof of death and any other needed documentation in good order (proof of death), pay a death benefit to the beneficiary designated by the deceased owner or joint owner. If there is a sole owner and there is only one beneficiary who is the owner's spouse on the date of death, then the surviving spouse may continue the contract under the Spousal Continuance Option. If there are an owner and joint owner of the contract, and the owner's spouse is both the joint owner and the beneficiary on the date of death, then, at the death of the first to die, the death benefit will be paid to the surviving owner or the surviving owner may continue the contract under the Spousal Continuance Option.


 Upon receiving appropriate proof of death, the beneficiary will receive the greater of the following:


 1) The current Contract Value (as of the time we receive proof of death in good order). If you have purchased the Contract With Credit, we will first deduct any credit corresponding to a purchase payment made within one year of death. We impose no market value adjustment on Contract Value held within the market value adjustment option when a death benefit is paid.


 2) Either the base death benefit, which equals the total invested purchase payments you have made proportionally reduced by any withdrawals, or,
    (i) if you have chosen a Guaranteed Minimum Death Benefit (GMDB), the GMDB protected value or (ii) if you have chosen the Highest Daily Value Death Benefit, a death benefit equal to the highest daily value (computed as described below in this section).

 GUARANTEED MINIMUM DEATH BENEFIT
 The Guaranteed Minimum Death Benefit provides for the option to receive an enhanced death benefit upon the death of the sole owner or the first to die of the owner or joint owner during the accumulation phase. You cannot elect a GMDB option if you choose the Highest Daily Value Death Benefit.

 The GMDB protected value option can be equal to the:
..   GMDB roll-up,
..   GMDB step-up, or
..   Greater of the GMDB roll-up and the GMDB step-up.

 The GMDB protected value is calculated daily.

 GMDB Roll-Up
 IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS LESS THAN AGE 80 ON THE CONTRACT DATE, the GMDB roll-up is equal to the invested purchase payments, increased daily at an effective annual interest rate of 5% starting on the date that each invested purchase payment is made. The GMDB roll-up value will increase by subsequent invested purchase payments and reduce by the effect of withdrawals.

 We stop increasing the GMDB roll-up by the effective annual interest rate on the later of:
..   the contract anniversary coinciding with or next following the sole owner's or older owner's 80/th/ birthday, or
..   the 5/th/ contract anniversary.

 However, the GMDB protected value will still increase by subsequent invested purchase payments and reduce by the effect of withdrawals.

 Withdrawals will first reduce the GMDB protected value on a dollar-for-dollar basis up to the first 5% of GMDB protected value calculated on the contract anniversary (on the contract date in the first contract year), then proportionally by any amounts exceeding the 5%.

 IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS BETWEEN AGE 80 AND 85 ON THE CONTRACT DATE, the GMDB roll-up is equal to the invested purchase payments, increased daily at an effective annual interest rate of 3% of all invested purchase payments, starting on the date that each invested purchase payment is made. We will increase the GMDB roll-up by subsequent invested purchase payments and reduce it by the effect of withdrawals.

 We stop increasing the GMDB roll-up by the effective annual interest rate on the 5/th/ contract anniversary. However we will continue to reduce the GMDB protected value by the effect of withdrawals.

 Withdrawals will first reduce the GMDB protected value on a dollar-for-dollar basis up to the first 3% of GMDB protected value calculated on the contract anniversary (on the contract date in the first contract year), then proportionally by any amounts exceeding the 3%.

 GMDB Step-Up

 IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS LESS THAN AGE 80 ON THE CONTRACT DATE, the GMDB step-up before the first contract anniversary is the initial invested purchase payment increased by subsequent invested purchase payments, and proportionally reduced by the effect of withdrawals. The GMDB step-up on each contract anniversary will be the greater of the previous GMDB step-up and the Contract Value as of such contract anniversary. Between contract anniversaries, the GMDB step-up will increase by invested purchase payments and reduce proportionally by withdrawals.

 We stop increasing the GMDB step-up by any appreciation in the Contract Value on the later of:

..   the contract anniversary coinciding with or next following the sole or older owner's 80/th/ birthday, or
..   the 5/th/ contract anniversary.

 However, we still increase the GMDB protected value by subsequent invested purchase payments and proportionally reduce it by withdrawals.

 4: WHAT IS THE DEATH BENEFIT? continued


 Here is an example of a proportional reduction:


 The current Contract Value is $100,000 and the protected value is $80,000. The owner makes a withdrawal that reduces the Contract Value by 25% (including the effect of any withdrawal charges). The new protected value is $60,000, or 75% of what it was before the withdrawal.

 IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS BETWEEN AGE 80 AND 85 ON THE CONTRACT DATE, the GMDB step-up before the third contract anniversary is the sum of invested purchase payments, reduced by the effect of withdrawals. On the third contract anniversary, we will adjust the GMDB step-up to the greater of the then current GMDB step-up or the Contract Value as of that contract anniversary. Thereafter, we will only increase the GMDB protected value by subsequent invested purchase payments and proportionally reduce it by withdrawals.


 Special rules apply if the beneficiary is the spouse of the owner, and the contract does not have a joint owner. In that case, upon the death of the owner, the spouse will have the choice of the following:

..   If the sole beneficiary under the contract is the owner's spouse, and the other requirements of the Spousal Continuance Option are met, then the contract can continue, and the spouse will become the new owner of the contract; or
..   The spouse can receive the death benefit. A surviving spouse who is eligible for the Spousal Continuance Option must choose between that benefit and receiving the death benefit during the first 60 days following our receipt of proof of death.

 If ownership of the contract changes as a result of the owner assigning it to someone else, we will reset the value of the death benefit to equal the Contract Value on the date the change of ownership occurs, and for purposes of computing the future death benefit, we will treat that Contract Value as a purchase payment occurring on that date.


 Depending on applicable state law, some death benefit options may not be available or may be subject to certain restrictions under your contract.

 SPECIAL RULES IF JOINT OWNERS

 If the contract has an owner and a joint owner and they are spouses at the time that one dies, the Spousal Continuance Option may apply. If the contract has an owner and a joint owner and they are not spouses at the time one dies, we will pay the death benefit and the contract will end. Joint ownership may not be allowed in your state.


 HIGHEST DAILY VALUE DEATH BENEFIT

 The Highest Daily Value Death Benefit (HDV) is a feature under which the death benefit may be "stepped-up" on a daily basis to reflect increasing Contract Value. HDV is currently being offered in those jurisdictions where we have received regulatory approval. Certain terms and conditions may differ between jurisdictions once approved. The HDV is not available if you elect the Guaranteed Minimum Death Benefit. Currently, HDV can only be elected at the time you purchase your contract. Please note that you may not terminate the HDV death benefit once elected. Moreover, because this benefit may not be terminated once elected, you must, as detailed below, keep your Contract Value allocated to certain asset allocation portfolios.

 Under HDV, the amount of the benefit depends on whether the "target date" is reached. The target date is reached upon the later of the contract anniversary coinciding with or next following the elder owner's (or annuitant's, if entity owned) 80/th/ birthday or five years after the contract date. Prior to the target date, the death benefit amount is increased on any business day if the Contract Value on that day exceeds the most recently determined death benefit amount under this option. These possible daily adjustments cease on and after the target date, and instead adjustments are made only for purchase payments and withdrawals.


 IF THE CONTRACT HAS ONE CONTRACT OWNER, the contract owner must be age 79 or less at the time the HDV is elected. If the contract has joint owners, the older owner must be age 79 or less. If there are joint owners, death of the owner refers to the first to die of the joint owners. If the contract is owned by an entity, the annuitant must be age 79 or less, and death of the contract owner refers to the death of the annuitant.


 Owners electing this benefit prior to December 5, 2005, were required to allocate Contract Value to one or more of the following asset allocation portfolios of the Prudential Series Fund: SP Balanced Asset Allocation Portfolio, SP Conservative Asset Allocation Portfolio, and SP Growth Asset Allocation Portfolio. Owners electing this benefit on or after December 5, 2005 must allocate Contract Value to one or more of the following asset allocation portfolios of Advanced Series Trust: AST Capital Growth Asset Allocation Portfolio, AST Balanced Asset Allocation Portfolio, AST Conservative Asset Allocation Portfolio, AST Preservation Asset Allocation Portfolio or to the AST Advanced Strategies Portfolio, AST First Trust Balanced Target Portfolio, AST First Trust Capital Appreciation Target Portfolio, AST UBS Dynamic Alpha Portfolio, American Century Strategic Allocation Portfolio or AST T. Rowe Price Asset Allocation Portfolio. In general, you must allocate your Contract Value in accordance with the then-available option(s) that we may prescribe, in order to elect and maintain the Highest Daily Value death benefit. If, subsequent to your election of the benefit, we change our requirements for how Contract Value must be allocated under the benefit, that new requirement will apply only to new elections of the benefit, and will not compel you to re-allocate your Contract Value in accordance with our newly-adopted requirements. All subsequent transfers and purchase payments will be subject to the new investment limitations.


 The HDV death benefit depends on whether death occurs before or after the Death Benefit Target Date.

       If the Contract Owner Dies before the Death Benefit Target date, the Death Benefit equals the greater of:

       -- the base death benefit; and
       -- the HDV as of the contract owner's date of death.

       If the Contract Owner Dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

       -- the base death benefit; and
       -- the HDV on the Death Benefit Target Date plus the sum of all purchase payments less the sum of all proportional withdrawals since the Death Benefit Target Date.

       The amount determined by this calculation is increased by any purchase payments received after the contract owner's date of death and decreased by any proportional withdrawals since such date.

 CALCULATION OF THE HIGHEST DAILY VALUE DEATH BENEFIT

 Examples of Highest Daily Value Death Benefit Calculation
 The following are examples of how the HDV death benefit is calculated. Each example assumes an initial purchase payment of $50,000. Each example assumes that there is one contract owner who is age 70 on the contract date.

 Example with Market Increase and Death Before Death Benefit Target Date

 Assume that the contract owner's Contract Value has generally been increasing due to positive market performance and that no withdrawals have been made. On the date we receive due proof of death, the Contract Value is $75,000; however, the Highest Daily Value was $90,000. Assume as well that the contract owner has died before the Death Benefit Target Date. The death benefit is equal to the greater of HDV or the base death benefit. The death benefit would be the Highest Daily Value ($90,000) because it is greater than the amount that would have been payable under the base death benefit ($75,000).


 Example with Withdrawals

 Assume that the Contract Value has been increasing due to positive market performance and the contract owner made a withdrawal of $15,000 in contract year 7 when the Contract Value was $75,000. On the date we receive due proof of death, the Contract Value is $80,000; however, the Highest Daily Value ($90,000) was attained during the fifth contract year. Assume as well that the contract owner has died before the Death Benefit Target Date. The Death Benefit is equal to the greater of the Highest Daily Value (proportionally reduced by the subsequent withdrawal) or the base death benefit.


         Highest Daily Value   =$90,000 - [$90,000 * $15,000/$75,000]
                               =$90,000 - $18,000
                               =$72,000

  Base Death Benefit   =max [$80,000, $50,000 - ($50,000 * $15,000/$75,000)]
                       =max [$80,000, $40,000]
                       =$80,000

       The death benefit therefore is $80,000.

 Example with Death after Death Benefit Target Date

 Assume that the contract owner's Contract Value has generally been increasing due to positive market performance and that no withdrawals had been made prior to the Death Benefit Target Date. Further assume that the contract owner dies after the Death Benefit Target Date, when the Contract Value is $75,000. The Highest Daily Value on the Death Benefit Target Date was $80,000; however, following the Death Benefit Target Date, the contract owner made a purchase payment of $15,000 and later had taken a withdrawal of $5,000 when the Contract Value was $70,000. The death benefit is equal to the greater of the Highest Daily Value on the Death Benefit Target Date plus purchase payments minus proportional withdrawals after the Death Benefit Target Date or the base death benefit.

 4: WHAT IS THE DEATH BENEFIT? continued


Highest Daily Value   =$80,000 + $15,000 - [($80,000 + $15,000) * $5,000/$70,000]
                      =$80,000 + $15,000 - $6,786
                      =$88,214

Base Death Benefit   =max [$75,000, ($50,000 + $15,000) - [($50,000 + $15,000) * $5,000/$70,000]]
                     =max [$75,000, $60,357]
                     =$75,000

       The death benefit therefore is $88,214.

 PAYOUT OPTIONS
 The beneficiary may, within 60 days of providing proof of death, choose to take the death benefit under one of several death benefit payout options listed below.


 Originally, the death benefit payout options were:


 Choice 1. Lump sum payment of the death benefit. If the beneficiary does not choose a payout option within sixty days, the beneficiary will receive this payout option.

 Choice 2. The payment of the entire death benefit within a period of 5 years from the date of death of the first-to-die of the owner or joint owner.


 The entire death benefit will include any increases or losses resulting from the performance of the variable or fixed interest rate options during this period. During this period the beneficiary may: reallocate the Contract Value among the variable or fixed interest rate options; name a beneficiary to receive any remaining death benefit in the event of the beneficiary's death; and make withdrawals from the Contract Value, in which case, any such withdrawals will not be subject to any withdrawal charges. However, the beneficiary may not make any purchase payments to the contract.


 During this 5 year period, we will continue to deduct from the death benefit proceeds the charges and costs that were associated with the features and benefits of the contract. Some of these features and benefits may not be available to the beneficiary, such as the Guaranteed Minimum Income Benefit.

 Choice 3. Payment of the death benefit under an annuity or annuity settlement option over the lifetime of the beneficiary or over a period not extending beyond the life expectancy of the beneficiary with distribution beginning within one year of the date of death of the last to survive of the owner or joint owner.

 If the owner and joint owner are not spouses, any portion of the death benefit not applied under Choice 3 within one year of the date of death of the first to die must be distributed within five years of that date of death.

 The tax consequences to the beneficiary vary among the three death benefit payout options. See Section 10, "What Are The Tax Considerations Associated With The Strategic Partners Annuity One 3 Contract?"


 With respect to a death benefit paid on or after March 19, 2007, unless the surviving spouse opts to continue the contract (or spousal continuance is required under the terms of your contract), a beneficiary may, within 60 days of providing proof of death, take the death benefit as indicated above or as follows:
  . As a lump sum. If the beneficiary does not choose a payout option within sixty days, the beneficiary will be paid in this manner; or
  . As payment of the entire death benefit within a period of 5 years from the date of death; or
  . As a series of payments not extending beyond the life expectancy of the beneficiary, or over the life of the beneficiary. Payments under this option must begin within one year of the date of death; or
  .   As the beneficiary continuation option, described immediately below.

 Beneficiary Continuation Option
 Instead of receiving the death benefit in a single payment, or under an annuity option, a beneficiary may take the death benefit under an alternative death benefit payment option, as provided by the Code and described above. This "Beneficiary Continuation Option" is described below and is available for an IRA, Roth IRA, SEP IRA, 403(b), other "qualified investments", or a non-qualified contract.

 Under the Beneficiary Continuation Option:
..   The Owner's contract will be continued in the Owner's name, for the benefit of the beneficiary.
..   The beneficiary will incur a Settlement Service Charge which is an annual charge assessed on a daily basis against the average assets allocated to the Sub-accounts. The charge is 1.00% per year.
..   The beneficiary will incur an annual maintenance fee equal to the lesser of
    $30 or 2% of contract value if the contract value is less than $25,000 at the time the fee is assessed. The fee will not apply if it is assessed 30 days prior to a surrender request.
..   The initial contract value will be equal to any death benefit (including any optional death benefit) that would have been payable to the beneficiary if they had taken a lump sum distribution.
..   The available Sub-accounts will be among those available to the Owner at the time of death, however certain Sub-Accounts may not be available.
..   The beneficiary may request transfers among Sub-accounts, subject to the same limitations and restrictions that applied to the Owner. Transfers in excess of 20 per year will incur a $10 transfer fee.
..   No additional Purchase Payments can be applied to the contract.
..   the basic death benefit and any optional benefits elected by the Owner will no longer apply to the beneficiary.
..   The beneficiary can request a withdrawal of all or a portion of the
    Contract Value at any time without application of any applicable CDSC unless the Beneficiary Continuation Option was the payout predetermined by the Owner and the Owner restricted the beneficiary's withdrawal rights.
..   Upon the death of the beneficiary, any remaining Contract Value will be paid in a lump sum to the person(s) named by the beneficiary, unless the beneficiary named a successor who may continue receiving payments.

 Currently only investment options corresponding to Portfolios of the Advanced Series Trust and the Prudential Money Market Portfolio are available under the Beneficiary Continuation Option.

 Your beneficiary will be provided with a prospectus and a settlement agreement that will describe this option. Please contact us for additional information on the availability, restrictions and limitations that will apply to a beneficiary under the beneficiary continuation option. We may pay compensation to the selling broker-dealer based on amounts held in the Beneficiary Continuation Option.

 ALTERNATIVE DEATH BENEFIT PAYMENT OPTIONS - CONTRACTS OWNED BY INDIVIDUALS (NOT ASSOCIATED WITH TAX-FAVORED PLANS)

 Except in the case of spousal continuance as described below, upon your death, certain distributions must be made under the contract. The required distributions depend on whether you die before you start taking annuity payments under the contract or after you start taking annuity payments under the contract.

 If you die on or after the annuity date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death.

 In the event of your death before the annuity date, the death benefit must be distributed:
  . by December 31/st/ of the year including the five year anniversary of the date of death; or
  . as a series of annuity payments not extending beyond the life expectancy of the beneficiary or over the life of the beneficiary. Payments under this option must begin within one year of the date of death.

 Unless you have made an election prior to death benefit proceeds becoming due, a beneficiary can elect to receive the death benefit proceeds under the Beneficiary Continuation Option as described above in the section entitled "Beneficiary Continuation Option," or as a series of fixed annuity payments. See the section entitled "What Kind of Payments Will I Receive During the Income Phase?"

 Alternative Death Benefit Payment Options - Contracts Held by Tax-Favored Plans The Code provides for alternative death benefit payment options when a contract is used as an IRA, 403(b) or other "qualified investment" that requires minimum distributions. Upon your death under an IRA, 403(b) or other "qualified investment", the designated beneficiary may generally elect to continue the contract and receive Required Minimum Distributions under the contract, instead of receiving the death benefit in a single payment. The available payment options will depend on whether you die before the date Required Minimum Distributions under the Code were to begin, whether you have named a designated beneficiary and whether the beneficiary is your surviving spouse.

  . If you die after a designated beneficiary has been named, the death benefit must be distributed by December 31/st/ of the year including the five year anniversary of the date of death, or as periodic payments not extending beyond the life or life expectancy of the designated beneficiary (provided such payments begin by December 31/st/ of the year following the year of death). However, if your surviving spouse is the beneficiary, the death benefit can be paid out over the life or life expectancy of your spouse with such payments beginning no later than December 31/st/ of the year following the year of

 4: WHAT IS THE DEATH BENEFIT? continued


     death or December 31/st/ of the year in which you would have reached age
      70 1/2, which ever is later. Additionally, if the contract is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner.

  . If you die before a designated beneficiary is named and before the date required minimum distributions must begin under the Code, the death benefit must be paid out within five years from the date of death. For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31st of the year following the year of death, such contract is deemed to have no designated beneficiary.

  . If you die before a designated beneficiary is named and after the date Required Minimum Distributions must begin under the Code, the death benefit must be paid out at least as rapidly as under the method then in effect. For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31st of the year following the year of death, such contract is deemed to have no designated beneficiary.

 A beneficiary has the flexibility to take out more each year than mandated under the required minimum distribution rules.

 Until withdrawn, amounts in an IRA, 403(b) or other "qualified investment" continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the Minimum Distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation.

 For a Roth IRA, if death occurs before the entire interest is distributed, the death benefit must be distributed under the same rules applied to IRAs where death occurs before the date Required Minimum Distributions must begin under the Code.

 The tax consequences to the beneficiary may vary among the different death benefit payment options. See the Tax Considerations section of this prospectus, and consult your tax advisor.


 EARNINGS APPRECIATOR BENEFIT
 The Earnings Appreciator Benefit (EAB) is an optional, supplemental death benefit that provides a benefit payment upon the death of the sole owner or first-to-die of the owner or joint owner during the accumulation phase. Any Earnings Appreciator Benefit payment we make will be in addition to any other death benefit payment we make under the contract. This feature may not be available in your state.

 The Earnings Appreciator Benefit is designed to provide a beneficiary with additional funds when we pay a death benefit in order to defray the impact taxes may have on that payment. Because individual circumstances vary, you should consult with a qualified tax advisor to determine whether it would be appropriate for you to elect the Earnings Appreciator Benefit.

 If you want the Earnings Appreciator Benefit, you generally must elect it at the time you apply for the contract. If you elect the Earnings Appreciator Benefit, you may not later revoke it. You may, if you wish, select both the Earnings Appreciator Benefit and the Highest Daily Value Death Benefit.

 Upon our receipt of proof of death in good order, we will determine an Earnings Appreciator Benefit by multiplying the Earnings Appreciator Benefit percentage below by the lesser of: (i) the then-existing amount of earnings under the contract, or (ii) an amount equal to 3 times the sum of all purchase payments previously made under the contract.


 For purposes of computing earnings and purchase payments under the Earnings Appreciator Benefit, we calculate earnings as the difference between the Contract Value and the sum of all purchase payments. Withdrawals reduce earnings first, then purchase payments, on a dollar-for-dollar basis.


 EAB percentages are as follows:
..   40% if the owner is age 70 or younger on the date the application is signed.
..   25% if the owner is between ages 71 and 75 on the date the application is signed.
..   15% if the owner is between ages 76 and 79 on the date the application is signed.

 If the contract is owned jointly, the age of the older of the owner or joint owner determines the EAB percentage.

 If the surviving spouse is continuing the contract in accordance with the Spousal Continuance Option (See "Spousal Continuance Option" below), the following conditions apply:
..   In calculating the Earnings Appreciator Benefit, we will use the age of the surviving spouse at the time that the Spousal Continuance Option is activated to determine the applicable EAB percentage.
..   We will not allow the surviving spouse to continue the Earnings Appreciator
    Benefit (or bear the charge associated with this benefit) if he or she is age 80 or older on the date that the Spousal Continuance Option is activated.
..   If the Earnings Appreciator Benefit is continued, we will calculate any applicable Earnings Appreciator Benefit payable upon the surviving spouse's death by treating the Contract Value (as adjusted under the terms of the Spousal Continuance Option) as the first purchase payment.


 Terminating the Earnings Appreciator Benefit
 The Earnings Appreciator Benefit will terminate on the earliest of:
..   the date you make a total withdrawal from the contract,

..   the date a death benefit is payable if the contract is not continued by the surviving spouse under the Spousal Continuance Option,

..   the date the contract terminates, or
..   the date you annuitize the contract.

 Upon termination of the Earnings Appreciator Benefit, we cease imposing the associated charge.


 SPOUSAL CONTINUANCE OPTION
 This Option is available if, on the date we receive proof of the owner's death (or annuitant's death, for custodial contracts) in good order (1) there is only one owner of the contract and there is only one beneficiary who is the owner's spouse, or (2) there are an owner and joint owner of the contract, and the joint owner is the owner's spouse and the owner's beneficiary under the contract or (3) the contract is held by a Custodial Account established to hold retirement assets for the benefit of the natural person annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) ("Custodial Account"), and the custodian of the account has elected to continue the contract, and designate the surviving spouse as annuitant. Continuing the contract in the latter scenario will result in the contract no longer qualifying for tax deferral under the Internal Revenue Code. However, such tax deferral should result from the ownership of the contract by the Custodial Account. Spousal continuance may also be available where the contract is owned by certain other types of entity-owners. Please consult your tax or legal adviser.

 In no event, however, can the annuitant be older than the maximum age for annuitization on the date of the owner's death, nor can the surviving spouse be older than 95 on the date of the owner's death (or the annuitant's death, in the case of a custodially-owned contract referenced above). Assuming the above conditions are present, the surviving spouse (or custodian, for the custodially-owned contracts referenced above) can elect the Spousal Continuance Option, but must do so no later than 60 days after furnishing proof of death in good order.

 Upon activation of the Spousal Continuance Option, the Contract Value is adjusted to equal the amount of the death benefit to which the surviving spouse would have been entitled. This Contract Value will serve as the basis for calculating any death benefit payable upon the death of the surviving spouse. We will allocate any increase in the adjusted Contract Value among the variable, fixed interest rate or market value adjustment options in the same proportions that existed immediately prior to the spousal continuance adjustment. We will waive the $1,000 minimum requirement for the market value adjustment option.

 Under the Spousal Continuance Option, we waive any potential withdrawal charges applicable to purchase payments made prior to activation of the Spousal Continuance Option. However, we will continue to impose withdrawal charges on purchase payments made after activation of this benefit. In addition, Contract Value allocated to the market value adjustment option will remain subject to a potential market value adjustment.

 IF YOU ELECTED THE BASE DEATH BENEFIT, then upon activation of the Spousal Continuance Option, we will adjust the Contract Value to equal the greater of:
..   the Contract Value, or

..   the sum of all invested purchase payments (adjusted for withdrawals),

 plus the amount of any applicable Earnings Appreciator Benefit.


 IF YOU ELECTED THE GUARANTEED MINIMUM DEATH BENEFIT WITH THE GMDB ROLL-UP, we will adjust the Contract Value to equal the greater of:
..   the Contract Value, or

..   the GMDB roll-up,

 plus the amount of any applicable Earnings Appreciator Benefit.

 4: WHAT IS THE DEATH BENEFIT? continued



 IF YOU HAVE ELECTED THE GUARANTEED MINIMUM DEATH BENEFIT WITH THE GMDB STEP-UP, we will adjust the Contract Value to equal the greater of:
..   the Contract Value, or

..   the GMDB step-up,

 plus the amount of any applicable Earnings Appreciator Benefit.


 IF YOU HAVE ELECTED THE GUARANTEED MINIMUM DEATH BENEFIT WITH THE GREATER OF THE GMDB ROLL-UP AND GMDB STEP-UP, we will adjust the Contract Value to equal the greatest of:
..   the Contract Value,

..   the GMDB roll-up, or
..   the GMDB step-up,

 plus the amount of any applicable Earnings Appreciator Benefit.


 IF YOU HAVE ELECTED THE HIGHEST DAILY VALUE DEATH BENEFIT, we will adjust the Contract Value to equal the greater of:
..   the Contract Value, or

..   the Highest Daily Value,

 plus the amount of any applicable Earnings Appreciator Benefit.


 After we have made the adjustment to Contract Value set out immediately above, we will continue to compute the GMDB roll-up and the GMDB step-up, or HDV death benefit (as applicable), under the surviving spousal owner's contract, and will do so in accordance with the preceding discussion in this section.

 If the contract is being continued by the surviving spouse, the attained age of the surviving spouse will be the basis used in determining the death benefit payable under the Guaranteed Minimum Death Benefit or Highest Daily Value Death Benefit provisions of the contract. The contract may not be continued upon the death of a spouse who had assumed ownership of the contract through the exercise of the Spousal Continuance Option.

 IF YOU ELECTED THE GUARANTEED MINIMUM INCOME BENEFIT, it will be continued for the surviving spousal owner. All provisions of the Guaranteed Minimum Income Benefit (i.e., waiting period, GMIB roll-up cap, etc.) will remain the same as on the date of the owner's death. If the GMIB reset feature was never exercised, the surviving spousal owner can exercise the GMIB reset feature twice. If the original owner had previously exercised the GMIB reset feature once, the surviving spousal owner can exercise the GMIB reset once. However, the surviving spouse (or new annuitant designated by the surviving spouse) must be under 76 years of age at the time of reset. If the original owner had previously exercised the GMIB reset feature twice, the surviving spousal owner may not exercise the GMIB reset at all. If the attained age of the surviving spouse at activation of the Spousal Continuance Option, when added to the remainder of the GMIB waiting period to be satisfied, would preclude the surviving spouse from utilizing the Guaranteed Minimum Income Benefit, we will revoke the Guaranteed Minimum Income Benefit under the contract at that time and we will no longer charge for that benefit.

 IF YOU ELECTED THE LIFETIME FIVE INCOME BENEFIT, Spousal Lifetime Five or Highest Daily Lifetime Five, on the owner's death, the Benefit will end. However, if the owner's surviving spouse would be eligible to acquire the Benefit as if he/she were a new purchaser, then the surviving spouse may elect the Benefit under the Spousal Continuance Option. The surviving spouse (or new annuitant designated by the surviving spouse) must be at least 45 years of age at the time of election (55, for Highest Daily Lifetime Five or Spousal Lifetime Five).

 IF YOU ELECTED THE INCOME APPRECIATOR BENEFIT, on the owner's death (or first-to-die, in the case of joint owners), the Income Appreciator Benefit will end unless the contract is continued by the deceased owner's surviving spouse under the Spousal Continuance Option. If the contract is continued by the surviving spouse, we will continue to pay the balance of any Income Appreciator Benefit payments until the earliest to occur of the following:
 (a) the date on which 10 years' worth of IAB automatic withdrawal payments or IAB credits, as applicable, have been paid, (b) the latest date on which annuity payments would have had to have commenced had the owner not died (i.e., the contract anniversary coinciding with or next following the annuitant's 95/th/ birthday), or (c) the contract anniversary coinciding with or next following the annuitants' surviving spouse's 95/th /birthday.

 If the Income Appreciator Benefit has not been in force for 7 contract years, the surviving spouse may not activate the benefit until it has been in force for 7 contract years. If the attained age of the surviving spouse at activation of the Spousal Continuance Option, when added to the remainder of the Income Appreciator Benefit waiting period to be satisfied, would preclude the surviving spouse from utilizing the Income Appreciator Benefit, we will revoke the Income Appreciator Benefit under the contract at that time and we will no longer charge for that benefit. If the Income Appreciator Benefit has been in force for 7 contract years or more, but the benefit has not been activated, the surviving spouse may activate the benefit at any time after the contract has been continued. If the Income Appreciator Benefit is activated after the contract is continued by the surviving spouse, the Income Appreciator Benefit calculation will exclude any amount added to the contract at the time of spousal continuance resulting from any death benefit value exceeding the Contract Value.


 5: WHAT IS THE LIFETIME FIVE INCOME BENEFIT?

 LIFETIME FIVE INCOME BENEFIT

 The Lifetime Five Income Benefit (Lifetime Five) is an optional feature that guarantees your ability to withdraw amounts equal to a percentage of an initial principal value (called the "Protected Withdrawal Value"), regardless of the impact of market performance on your Contract Value, subject to our rules regarding the timing and amount of withdrawals. There are two options - one is designed to provide an annual withdrawal amount for life (the "Life Income Benefit") and the other is designed to provide a greater annual withdrawal amount (than the first option) as long as there is Protected Withdrawal Value (adjusted as described below) (the "Withdrawal Benefit"). If there is no Protected Withdrawal Value, the Withdrawal Benefit will be zero. You do not choose between these two options; each option will continue to be available as long as the annuity has a Contract Value and Lifetime Five is in effect. Certain benefits under Lifetime Five may remain in effect even if the Contract Value is zero. The option may be appropriate if you intend to make periodic withdrawals from your contract and wish to ensure that market performance will not affect your ability to receive annual payments. You are not required to make withdrawals - the guarantees are not lost if you withdraw less than the maximum allowable amount each year. Lifetime Five is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved.


 Lifetime Five is subject to certain restrictions described below.

..   Currently, Lifetime Five can only be elected once each contract year, and only where the annuitant and the contract owner are the same person or, if the contract owner is an entity, where there is only one annuitant. We reserve the right to limit the election frequency in the future. Before making any such change to the election frequency, we will provide prior notice to contract owners who have an effective Lifetime Five Income Benefit.
..   The annuitant must be at least 45 years old when Lifetime Five is elected.

..   Lifetime Five may not be elected if you have elected any other optional living benefit.
..   Owners electing this benefit prior to December 5, 2005, were required to allocate Contract Value to one or more of the following asset allocation portfolios of the Prudential Series Fund: SP Balanced Asset Allocation Portfolio, SP Conservative Asset Allocation Portfolio, and SP Growth Asset Allocation Portfolio. Owners electing this benefit on or after December 5, 2005 must allocate Contract Value to one or more of the following asset allocation portfolios of Advanced Series Trust: AST Capital Growth Asset Allocation Portfolio, AST Balanced Asset Allocation Portfolio, AST Conservative Asset Allocation Portfolio, AST Preservation Asset Allocation Portfolio, AST Advanced Strategies Portfolio, AST First Trust Balanced Target Portfolio, AST First Trust Capital Appreciation Target Portfolio, AST UBS Dynamic Alpha Portfolio, AST American Century Strategic Allocation or AST T. Rowe Price Asset Allocation Portfolio. As specified in this paragraph, you generally must allocate your Contract Value in accordance with the then-available option(s) that we may prescribe, in order to elect and maintain Lifetime Five. If, subsequent to your election of the benefit, we change our requirements for how Contract Value must be allocated under the benefit, that new requirement will apply only to new elections of the benefit, and will not compel you to re-allocate your Contract Value in accordance with our newly-adopted requirements. All subsequent transfers and purchase payments will be subject to the new investment limitations.

 Protected Withdrawal Value
 The Protected Withdrawal Value is used to determine the amount of each annual payment under the Life Income Benefit and the Withdrawal Benefit. The initial Protected Withdrawal Value is determined as of the date you make your first withdrawal under your contract following your election of Lifetime Five. The initial Protected Withdrawal Value is equal to the greater of:

    (A)the Contract Value on the date you elect Lifetime Five, plus any additional Purchase Payments (and any Credits), each growing at 5% per year from the date of your election of the benefit, or application of the Purchase Payment to your contract, as applicable, until the date of your first withdrawal or the 10th anniversary of the benefit effective date, if earlier;

    (B)the Contract Value on the date of the first withdrawal from your contract, prior to the withdrawal;

    (C)the highest Contract Value on each contract anniversary, plus subsequent Purchase Payments (plus any Credits) prior to the first withdrawal or the 10th anniversary of the benefit effective date, if earlier.

 With respect to A and C above, after the 10th anniversary of the benefit effective date, each value is increased by the amount of any subsequent Purchase Payments (plus any Credits).

 5: WHAT IS THE LIFETIME FIVE INCOME BENEFIT? continued




 If you elect Lifetime Five at the time you purchase your contract, the Contract Value will be your initial Purchase Payment (plus any Credits).

 If you make additional Purchase Payments after your first withdrawal, the Protected Withdrawal Value will be increased by the amount of each additional Purchase Payment (plus any Credits).

 Step-Up of the Protected Withdrawal Value
 You may elect to step-up your Protected Withdrawal Value if, due to positive market performance, your Account Value is greater than the Protected Withdrawal Value.

 If you elected the Lifetime Five program on or after March 20, 2006:
  . you are eligible to step-up the Protected Withdrawal Value on or after the 1st anniversary of the first withdrawal under the Lifetime Five program
  . the Protected Withdrawal Value can be stepped up again on or after the 1st anniversary of the preceding step-up

 If you elected the Lifetime Five program prior to March 20, 2006 and that original election remains in effect:
  . you are eligible to step-up the Protected Withdrawal Value on or after the 5th anniversary of the first withdrawal under the Lifetime Five program
  . the Protected Withdrawal Value can be stepped up again on or after the 5th anniversary of the preceding step-up

 In either scenario (i.e., elections before or after March 20, 2006) if you elect to step-up the Protected Withdrawal Value under the program, and on the date you elect to step-up, the charges under the Lifetime Five program have changed for new purchasers, your program may be subject to the new charge at the time of step-up. Upon election of the step-up, we increase the Protected Withdrawal Value to be equal to the then current Account Value. For example, assume your initial Protected Withdrawal Value was $100,000 and you have made cumulative withdrawals of $40,000, reducing the Protected Withdrawal Value to $60,000. On the date you are eligible to step-up the Protected Withdrawal Value, your Account Value is equal to $75,000. You could elect to step-up the Protected Withdrawal Value to $75,000 on the date you are eligible. If your current Annual Income Amount and Annual Withdrawal Amount are less than they would be if we did not reflect the step-up in Protected Withdrawal Value, then we will increase these amounts to reflect the step-up as described below.

 An optional automatic step-up ("Auto Step-Up") feature is available for this benefit. This feature may be elected at the time the benefit is elected or at any time while the benefit is in force.

 If you elected Lifetime Five on or after March 20, 2006 and have also elected the Auto Step-Up feature:
..   the first Auto Step-Up opportunity will occur on the 1/st/ Contract
    Anniversary that is at least one year after the later of (1) the date of the first withdrawal under Lifetime Five or (2) the most recent step-up.
..   your Protected Withdrawal Value will only be stepped-up if 5% of the
    Contract Value is greater than the Annual Income Amount by any amount.
..   if at the time of the first Auto Step-Up opportunity, 5% of the Contract
    Value is not greater than the Annual Income Amount, an Auto Step-Up opportunity will occur on each successive Contract Anniversary until a step-up occurs.
..   once a step-up occurs, the next Auto Step-Up opportunity will occur on the
    1/st/ Contract Anniversary that is at least one year after the most recent step-up.

 If you elected Lifetime Five prior to March 20, 2006 and have also elected the Auto Step-Up feature:
..   the first Auto Step-Up opportunity will occur on the Contract Anniversary that is at least five years after the later of (1) the date of the first withdrawal under Lifetime Five or (2) the most recent step-up.
..   your Protected Withdrawal Value will only be stepped-up if 5% of the
    Contract Value is greater than the Annual Income Amount by 5% or more.
..   if at the time of the first Auto Step-Up opportunity, 5% of the Contract
    Value does not exceed the Annual Income Amount by 5% or more, an Auto Step-Up opportunity will occur on each successive Contract Anniversary until a step-up occurs.
..   once a step-up occurs, the next Auto Step-Up opportunity will occur on the
    Contract Anniversary that is at least 5 years after the most recent step-up.


 The Protected Withdrawal Value is reduced each time a withdrawal is made on a "dollar-for-dollar" basis up to 7% per contract year of the Protected Withdrawal Value and on the greater of a "dollar-for-dollar" basis or a pro rata basis for withdrawals in a contract year in excess of that amount until the Protected Withdrawal Value is reduced to zero. At that point, the Annual Withdrawal Amount will be zero until such time (if any) as the contract reflects a Protected Withdrawal Value (for example, due to a step-up or additional purchase payments being made into the contract).

 Annual Income Amount Under the Life Income Benefit

 The initial Annual Income Amount is equal to 5% of the initial Protected Withdrawal Value. Under Lifetime Five, if your cumulative withdrawals in a contract year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent contract years. If your cumulative withdrawals are in excess of the Annual Income Amount (Excess Income), your Annual Income Amount in subsequent years will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Income to the Contract Value immediately prior to such withdrawal (see examples of this calculation below). Reductions include the actual amount of the withdrawal, including any withdrawal charges that may apply. A withdrawal can be considered Excess Income under the Life Income Benefit even though it does not exceed the Annual Withdrawal Amount under the Withdrawal Benefit. When you elect a step-up, your Annual Income Amount increases to equal 5% of your Contract Value after the step-up if such amount is greater than your Annual Income Amount. Your Annual Income Amount also increases if you make additional purchase payments. The amount of the increase is equal to 5% of any additional purchase payments. Any increase will be added to your Annual Income Amount beginning on the day that the step-up is effective or the purchase payment is made. A determination of whether you have exceeded your Annual Income Amount is made at the time of each withdrawal; therefore, a subsequent increase in the Annual Income Amount will not offset the effect of a withdrawal that exceeded the Annual Income Amount at the time the withdrawal was made.


 Annual Withdrawal Amount Under the Withdrawal Benefit

 The initial Annual Withdrawal Amount is equal to 7% of the initial Protected Withdrawal Value. Under Lifetime Five, if your cumulative withdrawals each contract year are less than or equal to the Annual Withdrawal Amount, your Protected Withdrawal Value will be reduced on a "dollar-for-dollar" basis. If your cumulative withdrawals are in excess of the Annual Withdrawal Amount (Excess Withdrawal), your Annual Withdrawal Amount will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Withdrawal to the Contract Value immediately prior to such withdrawal (see the examples of this calculation below). Reductions include the actual amount of the withdrawal, including any withdrawal charges that may apply. When you elect a step-up, your Annual Withdrawal Amount increases to equal 7% of your Contract Value after the step-up if such amount is greater than your Annual Withdrawal Amount. Your Annual Withdrawal Amount also increases if you make additional purchase payments. The amount of the increase is equal to 7% of any additional purchase payments. A determination of whether you have exceeded your Annual Withdrawal Amount is made at the time of each withdrawal; therefore, a subsequent increase in the Annual Withdrawal Amount will not offset the effect of a withdrawal that exceeded the Annual Withdrawal Amount at the time the withdrawal was made.


 Lifetime Five does not affect your ability to make withdrawals under your contract or limit your ability to request withdrawals that exceed the Annual Income Amount and the Annual Withdrawal Amount. You are not required to withdraw all or any portion of the Annual Withdrawal Amount or Annual Income Amount in each contract year.

..   If, cumulatively, you withdraw an amount less than the Annual Withdrawal
    Amount under the Withdrawal Benefit in any contract year, you cannot carry-over the unused portion of the Annual Withdrawal Amount to subsequent contract years.
..   If, cumulatively, you withdraw an amount less than the Annual Income Amount under the Life Income

 Benefit in any contract year, you cannot carry-over the unused portion of the Annual Income Amount to subsequent contract years.

 However, because the Protected Withdrawal Value is only reduced by the actual amount of withdrawals you make under these circumstances, any unused Annual Withdrawal Amount or Annual Income Amount may extend the period of time until the remaining Protected Withdrawal Value is reduced to zero.


 The following examples of dollar-for-dollar and proportional reductions and the step-up of the Protected Withdrawal Value, Annual Withdrawal Amount and Annual Income Amount assume: 1.) the contract date and the effective date of Lifetime Five are February 1, 2005; 2.) an initial purchase payment of $250,000; 3.) the Contract Value on February 1, 2006 is equal to $265,000; and 4.) the first withdrawal occurs on March 1, 2006 when the Contract Value is equal to $263,000. The values set forth here are purely hypothetical, and do not reflect the charge for Lifetime Five.


 The initial Protected Withdrawal Value is calculated as the greatest of (a),
 (b) and (c):

 (a)Purchase payment accumulated at 5% per year from February 1, 2005 until March 1, 2006 (393 days) = $250,000 X 1.05(393/365) = $263,484

 (b)Contract value on March 1, 2006 (the date of the first withdrawal) =
    $263,000

 (c)Contract value on February 1, 2006 (the first contract anniversary) =
    $265,000

 Therefore, the initial Protected Withdrawal Value is equal to $265,000. The Annual Withdrawal Amount is equal to $18,550 under the Withdrawal Benefit (7% of $265,000). The Annual Income Amount is equal to $13,250 under the Life Income Benefit (5% of $265,000).

 5: WHAT IS THE LIFETIME FIVE INCOME BENEFIT? continued



 Example 1. Dollar-for-dollar Reduction
 If $10,000 was withdrawn (less than both the Annual Income Amount and the Annual Withdrawal Amount) on March 1, 2006, then the following values would result:
..   Remaining Annual Withdrawal Amount for current contract year = $18,550 -
    $10,000 = $8,550
..   Annual Withdrawal Amount for future contract years remains at $18,550
..   Remaining Annual Income Amount for current contract year = $13,250 -
    $10,000 = $3,250
..   Annual Income Amount for future contract years remains at $13,250
..   Protected Withdrawal Value is reduced by $10,000 from $265,000 to $255,000

 Example 2. Dollar-for-dollar and Proportional Reductions
 a) If $15,000 was withdrawn (more than the Annual Income Amount but less than the Annual Withdrawal Amount) on March 1, 2006, then the following values would result:

    -- Remaining Annual Withdrawal Amount for current contract year = $18,550 -
       $15,000 = $3,550
    -- Annual Withdrawal Amount for future contract years remains at $18,550
    -- Remaining Annual Income Amount for current contract year = $0
    -- Excess of withdrawal over the Annual Income Amount ($15,000 - $13,250 =
       $1,750) reduces Annual Income Amount for future contract years.

    -- Reduction to Annual Income Amount = Excess Income/Contract Value before
       Excess Income Annual Income Amount = $1,750/($263,000 - $13,250) X $13,250 = $93

    -- Annual Income Amount for future contract years = $13,250 - $93 = $13,157 -- Protected Withdrawal Value is reduced by $15,000 from $265,000 to
       $250,000

 b) If $25,000 was withdrawn (more than both the Annual Income Amount and the Annual Withdrawal Amount) on March 1, 2006, then the following values would result:

    -- Remaining Annual Withdrawal Amount for current contract year = $0
    -- Excess of withdrawal over the Annual Withdrawal Amount ($25,000 -
       $18,550 = $6,450) reduces Annual Withdrawal Amount for future contract years.

    -- Reduction to Annual Withdrawal Amount = Excess Withdrawal/Contract Value before Excess Withdrawal X Annual Withdrawal Amount = $6,450/($263,000 - $18,550) X $18,550 = $489

    -- Annual Withdrawal Amount for future contract years = $18,550 - $489 =
       $18,061
    -- Remaining Annual Income Amount for current contract year = $0
    -- Excess of withdrawal over the Annual Income Amount ($25,000 - $13,250 =
       $11,750) reduces Annual Income Amount for future contract years.

    -- Reduction to Annual Income Amount = Excess Income/Contract Value before
       Excess Income X Annual Income Amount = $11,750/($263,000 - $13,250) X $13,250 = $623

    -- Annual Income Amount for future contract years = $13,250 - $623 = $12,627 -- Protected Withdrawal Value is first reduced by the Annual Withdrawal
       Amount ($18,550) from $265,000 to $246,450. It is further reduced by the greater of a dollar-for-dollar reduction or a proportional reduction.
    -- Dollar-for-dollar reduction = $25,000 - $18,550 = $6,450

    -- Proportional reduction = Excess Withdrawal/Contract Value before Excess
       Withdrawal X Protected Withdrawal Value = $6,450/($263,000 - $18,550) X $246,450 = $6,503

    -- Protected Withdrawal Value = $246,450 - max [$6,450, $6,503] = $239,947

 Example 3. Step-up of the Protected Withdrawal Value

 If the Annual Income Amount ($13,250) is withdrawn each year starting on
 March 1, 2006 for a period of 3 years, the Protected Withdrawal Value on February 1, 2012 would be reduced to $225,250 {$265,000 - ($13,250 X 3)}. If a step-up is elected on February 1, 2012, and the Contract Value on February 1, 2012 is $280,000, then the following values would result:
..   Protected Withdrawal Value = Contract Value on February 1, 2012 = $280,000
..   Annual Income Amount is equal to the greater of the current Annual Income
    Amount or 5% of the stepped up Protected Withdrawal Value. Current Annual Income Amount is $13,250. 5% of the stepped up Protected Withdrawal Value is 5% of $280,000, which is $14,000. Therefore, the Annual Income Amount is increased to $14,000.

..   Annual Withdrawal Amount is equal to the greater of the current Annual
    Withdrawal Amount or 7% of the stepped up Protected Withdrawal Value. Current Annual Withdrawal Amount is $18,550. 7% of the stepped-up Protected Withdrawal Value is 7% of $280,000, which is $19,600. Therefore the Annual Withdrawal Amount is increased to $19,600.

..   Because the Contract Date and Effective Date of Lifetime Five for this example is prior to March 20, 2006, if the step-up request on February 1, 2012 was due to the election of the auto step-up feature, we would first check to see if an auto step-up should occur by checking to see if 5% of the Contract Value exceeds the Annual Income Amount by 5% or more. 5% of the Contract Value is equal to 5% of $280,000, which is $14,000. 5% of the Annual Income Amount ($13,250) is $662.50, which added to the Annual Income Amount is $13,912.50. Since 5% of the Contract
    Value is greater than $13,912.50, the step-up would still occur in this scenario, and all of the values would be increased as indicated above. Had the contract date and effective date of the Lifetime Five benefit been on or after March 20, 2006, the step-up would still occur because 5% of the Contract Value is greater than the Annual Income Amount.


 Benefits Under Lifetime Five

..   If your Contract Value is equal to zero, and the cumulative withdrawals in the current contract year are greater than the Annual Withdrawal Amount, Lifetime Five will terminate. To the extent that your Contract Value was reduced to zero as a result of cumulative withdrawals that are equal to or less than the Annual Income Amount and amounts are still payable under both the Life Income Benefit and the Withdrawal Benefit, you will be given the choice of receiving the payments under the Life Income Benefit or under the Withdrawal Benefit. Once you make this election we will make an additional payment for that contract year equal to either the remaining Annual Income Amount or Annual Withdrawal Amount for the contract year, if any, depending on the option you choose. In subsequent contract years we make payments that equal either the Annual Income Amount or the Annual Withdrawal Amount. You will not be able to change the option after your election and no further purchase payments will be accepted under your contract. If you do not make an election, we will pay you annually under the Life Income Benefit. To the extent that cumulative withdrawals in the current contract year that reduced your Contract Value to zero are more than the Annual Income Amount but less than or equal to the Annual Withdrawal Amount and amounts are still payable under the Withdrawal Benefit, you will receive the payments under the Withdrawal Benefit. In the year of a withdrawal that reduced your Contract Value to zero, we will make an additional payment to equal any remaining Annual Withdrawal Amount and make payments equal to the Annual Withdrawal Amount in each subsequent year (until the Protected Withdrawal Value is depleted). Once your Contract Value equals zero no further purchase payments will be accepted under your contract.

..   If annuity payments are to begin under the terms of your contract or if you decide to begin receiving annuity payments and there is any Annual Income Amount due in subsequent contract years or any remaining Protected Withdrawal Value, you can elect one of the following three options:


    1. apply your Contract Value to any annuity option available;


    2. request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We make such annuity payments until the annuitant's death; or

    3. request that, as of the date annuity payments are to begin, we pay out any remaining Protected Withdrawal Value as annuity payments. Each year such annuity payments will equal the Annual Withdrawal Amount or the remaining Protected Withdrawal Value if less. We make such annuity payments until the earlier of the annuitant's death or the date the Protected Withdrawal Value is depleted.

 We must receive your request in a form acceptable to us at the Prudential Annuity Service Center.

..   In the absence of an election when mandatory annuity payments are to begin, we will make annual annuity payments as a single life fixed annuity with five payments certain using the greater of the annuity rates then currently available or the annuity rates guaranteed in your contract. The amount that will be applied to provide such annuity payments will be the greater of:

    1. the present value of future Annual Income Amount payments. Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your contract; and


    2. the Contract Value.


 If no withdrawal was ever taken, we will determine a Protected Withdrawal Value and calculate an Annual Income Amount and an Annual Withdrawal Amount as if you made your first withdrawal on the date the annuity payments are to begin.

 Other Important Considerations
..   Withdrawals under Lifetime Five are subject to all of the terms and conditions of the contract, including any withdrawal charges.

..   Withdrawals made while Lifetime Five is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the contract. Lifetime Five does not directly affect the Contract Value or surrender value, but any withdrawal will decrease the Contract Value by the amount of the withdrawal (plus any applicable withdrawal charges). If you surrender your contract, you will receive the current Contract Value, not the Protected Withdrawal Value.
..   You can make withdrawals from your contract while your Contract Value is greater than zero without purchasing Lifetime Five. Lifetime Five provides a guarantee that if your Contract Value declines due to market performance, you will be able to receive your Protected Withdrawal Value or Annual Income Amount in the form of periodic benefit payments.

 5: WHAT IS THE LIFETIME FIVE INCOME BENEFIT? continued



 Election of Lifetime Five

 Lifetime Five can be elected at the time you purchase your contract, or after the contract date. Elections of Lifetime Five are subject to our eligibility rules and restrictions. The contract owner's Contract Value as of the date of election will be used as the basis to calculate the initial Protected Withdrawal Value, the initial Annual Withdrawal Amount, and the initial Annual Income Amount.


 Termination of Lifetime Five
 Lifetime Five terminates automatically when your Protected Withdrawal Value and Annual Income Amount reach zero. You may terminate Lifetime Five at any time by notifying us. If you terminate Lifetime Five, any guarantee provided by the benefit will terminate as of the date the termination is effective.

 Lifetime Five terminates:
..   upon your surrender of the contract,
..   upon the death of the annuitant (but your surviving spouse may elect a new
    Lifetime Five benefit if your spouse elects the spousal continuance option and your spouse would then be eligible to elect the benefit as if he/she were a new purchaser),
..   upon a change in ownership of the contract that changes the tax identification number of the contract owner, or
..   upon your election to begin receiving annuity payments.

 We cease imposing the charge for Lifetime Five upon the earliest to occur of
 (i) your election to terminate the benefit, (ii) our receipt of appropriate proof of the death of the owner (or annuitant, for entity owned contracts),
 (iii) the annuity date, (iv) automatic termination of the benefit due to an impermissible change of owner or annuitant, or (v) a withdrawal that causes the benefit to terminate.

 While you may terminate Lifetime Five at any time, we may not terminate the benefit other than in the circumstances listed above. However, we may stop offering Lifetime Five for new elections or re-elections at any time in the future.

 Currently, if you terminate Lifetime Five, you will only be permitted to re-elect the benefit or elect the Spousal Lifetime Five Income Benefit on any anniversary of the contract date that is at least 90 calendar days from the date the benefit was last terminated.

 If you elected Lifetime Five at the time you purchased your contract and prior to March 20, 2006, and you terminate Lifetime Five, there will be no waiting period before you can re-elect the benefit or elect Spousal Lifetime Five. However, once you choose to re-elect/elect, the waiting period described above will apply to subsequent re-elections. If you elected Lifetime Five after the time you purchased your contract, but prior to March 20, 2006, and you terminate Lifetime Five, you must wait until the contract anniversary following your cancellation before you can re-elect the benefit or elect Spousal Lifetime Five. Once you choose to re-elect/elect, the waiting period described above will apply to subsequent re-elections. We reserve the right to limit the re-election/election frequency in the future. Before making any such change to the re-election/election frequency, we will provide prior notice to contract owners who have an effective Lifetime Five Income Benefit.


 Additional Tax Considerations
 If you purchase an annuity contract as an investment vehicle for "qualified" investments, including an IRA, the minimum distribution rules under the Code require that you begin receiving periodic amounts from your annuity contract beginning after age 70 1/2. The amount required under the Code may exceed the Annual Withdrawal Amount and the Annual Income Amount, which will cause us to increase the Annual Income Amount and the Annual Withdrawal Amount in any contract year that required minimum distributions due from your contract are greater than such amounts. Any such payments will reduce your Protected Withdrawal Value. In addition, the amount and duration of payments under the contract payment and death benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as required minimum distribution provisions under the tax law.


 SPOUSAL LIFETIME FIVE INCOME BENEFIT

 The Spousal Lifetime Five Income Benefit (Spousal Lifetime Five) described below is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved. Currently, if you elect Spousal Lifetime Five and subsequently terminate the benefit, there will be a restriction on your ability to re-elect Spousal Lifetime Five and Lifetime Five. We reserve the right to further limit the election frequency in the future. Before making any such change to the election frequency, we will provide prior notice to contract owners who have an effective Spousal Lifetime Five Income Benefit. Spousal Lifetime Five must be elected based on two Designated Lives, as described below. Each Designated Life must be at least 55 years old when the benefit is elected. Spousal Lifetime Five is not available if you elect any other optional living or death benefit. As long as your Spousal Lifetime Five Income Benefit is in effect, you must allocate your Contract Value in accordance with the then permitted and available option(s). Owners electing this benefit must allocate contract value to one or more of the following asset allocation portfolios of the Advanced Series Trust (we reserve the right to change these required portfolios on a prospective basis): AST Capital Growth Asset Allocation Portfolio, AST Balanced Asset Allocation Portfolio, AST Conservative Asset Allocation Portfolio, AST Preservation Asset Allocation Portfolio, AST Advanced Strategies Portfolio, AST First Trust Balanced Target Portfolio, AST First Trust Capital Appreciation Target Portfolio, AST T. Rowe Price Asset Allocation Portfolio, AST UBS Dynamic Alpha Portfolio, or AST American Century Strategic Allocation Portfolio.

 We offer a benefit that guarantees until the later death of two natural persons that are each other's spouses at the time of election of Spousal Lifetime Five and at the first death of one of them (the "Designated Lives", each a "Designated Life") the ability to withdraw an annual amount (Spousal Life Income Benefit) equal to a percentage of an initial principal value (the "Protected Withdrawal Value") regardless of the impact of market performance on the Contract Value, subject to our rules regarding the timing and amount of withdrawals. The Spousal Life Income Benefit may remain in effect even if the Contract Value is zero. Spousal Lifetime Five may be appropriate if you intend to make periodic withdrawals from your annuity, wish to ensure that market performance will not affect your ability to receive annual payments and you wish either spouse to be able to continue the Spousal Life Income Benefit after the death of the first. You are not required to make withdrawals as part of the benefit - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit.

 Key Feature - Protected Withdrawal Value.
 The Protected Withdrawal Value is used to determine the amount of each annual payment under the Spousal Life Income Benefit. The initial Protected Withdrawal Value is determined as of the date you make your first withdrawal under your contract following your election of Spousal Lifetime Five. The initial Protected Withdrawal Value is equal to the greater of:

 (A)the Contract Value on the date you elect Spousal Lifetime Five, plus any additional Purchase Payments (and any Credits), each growing at 5% per year from the date of your election of the benefit, or application of the Purchase Payment to your contract, as applicable, until the date of your first withdrawal or the 10th anniversary of the benefit effective date, if earlier;

 (B)the Contract Value on the date of the first withdrawal from your contract, prior to the withdrawal;

 (C)the highest Contract Value on each contract anniversary, plus subsequent Purchase Payments (plus any Credits) prior to the first withdrawal or the 10th anniversary of the benefit effective date, if earlier.

 With respect to A and C above, after the 10th anniversary of the benefit effective date, each value is increased by the amount of any subsequent Purchase Payments (plus any Credits)

..   If you elect Spousal Lifetime Five at the time you purchase your contract, the Contract Value will be your initial purchase payment (plus any credits).
..   For existing contract owners who are electing the Spousal Lifetime Five
    Benefit, the Contract Value on the date of your election of Spousal
    Lifetime Five will be used to determine the initial Protected Withdrawal Value.


 Annual Income Amount Under the Spousal Life Income Benefit

 The initial Annual Income Amount is equal to 5% of the initial Protected Withdrawal Value. Under Spousal Lifetime Five, if your cumulative withdrawals in a contract year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent contract years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that contract year. If your cumulative withdrawals are in excess of the Annual Income Amount ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Income to the Contract Value immediately prior to such withdrawal (see examples of this calculation below). Reductions include the actual amount of the withdrawal, including any withdrawal charges that may apply.

 You may elect to step-up your Annual Income Amount if, due to positive market performance, 5% of your Contract Value is greater than the Annual Income Amount. You are eligible to step-up the Annual Income Amount on or after the 1/st/ anniversary of the first withdrawal under Spousal Lifetime Five. The Annual Income Amount can be stepped up again on or after the 1/st /anniversary of the preceding step-up. If you elect to step-up the Annual Income Amount, and on the date you elect to step-up, the charges under Spousal Lifetime Five have changed for new purchasers, you may be subject to the new charge at the time of such step-up. When you elect a step-up, your Annual Income Amount increases to equal 5% of your Contract Value after the step-up. Your Annual Income Amount also increases if you make additional Purchase Payments. The amount of the increase is equal to 5% of any additional Purchase Payments. Any increase will be added to your Annual Income Amount beginning on the day that the step-up is effective or the Purchase Payment is made. A determination of whether you have exceeded your Annual Income Amount

 5: WHAT IS THE LIFETIME FIVE INCOME BENEFIT? continued


 is made at the time of each withdrawal; therefore a subsequent increase in the Annual Income Amount will not offset the effect of a withdrawal that exceeded the Annual Income Amount at the time the withdrawal was made.


 An optional automatic step-up ("Auto Step-Up") feature is available for this benefit. This feature may be elected at the time the benefit is elected or at any time while the benefit is in force. If you elect this feature, the first Auto Step-Up opportunity will occur on the 1/st/ Contract Anniversary that is at least one year after the later of (1) the date of the first withdrawal under Spousal Lifetime Five or (2) the most recent step-up. At this time, your Annual Income Amount will be stepped-up if 5% of your Contract Value is greater than the Annual Income Amount by any amount. If 5% of the Contract Value does not exceed the Annual Income Amount, then an Auto Step-Up opportunity will occur on each successive Contract Anniversary until a step-up occurs. Once a step-up occurs, the next Auto Step-Up opportunity will occur on the 1/st/ Contract Anniversary that is at least 1 year after the most recent step-up. If, on the date that we implement an Auto Step-Up to your Annual Income Amount, the charge for Spousal Lifetime Five has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Subject to our rules and restrictions, you will still be permitted to manually step-up the Annual Income Amount even if you elect the Auto Step-Up feature.


 Spousal Lifetime Five does not affect your ability to make withdrawals under your contract or limit your ability to request withdrawals that exceed the Annual Income Amount. Under Spousal Lifetime Five, if your cumulative withdrawals in a contract year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent contract years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that contract year.

 If, cumulatively, you withdraw an amount less than the Annual Income Amount under Spousal Lifetime Five Income Benefit in any contract year, you cannot carry-over the unused portion of the Annual Income Amount to subsequent contract years.


 The following examples of dollar-for-dollar and proportional reductions and the step-up of the Annual Income Amount assume: 1.) the contract date and the effective date of Spousal Lifetime Five are February 1, 2005; 2.) an initial purchase payment of $250,000; 3.) the Contract Value on February 1, 2006 is equal to $265,000; 4.) the first withdrawal occurs on March 1, 2006 when the Contract Value is equal to $263,000; and 5.) the Contract Value on February 1, 2010 is equal to $280,000. The values set forth here are purely hypothetical, and do not reflect the charge for the Spousal Lifetime Income Five Benefit.


 The initial Protected Withdrawal Value is calculated as the greatest of (a),
 (b) and (c):

 (a)Purchase payment accumulated at 5% per year from February 1, 2005 until March 1, 2006 (393 days) = $250,000 X 1.05(393/365) = $263,484

 (b)Contract value on March 1, 2006 (the date of the first withdrawal) =
    $263,000


 (c)Contract value on February 1, 2006 (the first Contract Anniversary) =
    $265,000


 Therefore, the initial Protected Withdrawal Value is equal to $265,000. The Annual Income Amount is equal to $13,250 under the Spousal Life Income Benefit (5% of $265,000).

 Example 1. Dollar-for-dollar Reduction
 If $10,000 was withdrawn (less than the Annual Income Amount) on March 1, 2006, then the following values would result:
..   Remaining Annual Income Amount for current contract year = $13,250 -
    $10,000 = $3,250 Annual Income Amount for future contract years remains at $13,250

 Example 2. Dollar-for-dollar and Proportional Reductions
 If $15,000 was withdrawn (more than the Annual Income Amount) on March 1, 2006, then the following values would result:
..   Remaining Annual Income Amount for current contract year = $0
..   Excess of withdrawal over the Annual Income Amount ($15,000 - $13,250 =
    $1,750) reduces Annual Income Amount for future contract years.
..   Reduction to Annual Income Amount = Excess Income/Contract Value before
    Excess Income X Annual Income Amount = $1,750/($263,000 - $13,250) X $13,250 = $93
..   Annual Income Amount for future contract years = $13,250 - $93 = $13,157

 Example 3. Step-up of the Annual Income Amount

 If a step-up of the Annual Income Amount is requested on February 1, 2010 or the Auto Step-Up feature was elected, the step-up would occur because 5% of the Contract Value, which is $14,000 (5% of $280,000), is greater than the Annual Income Amount of $13,250. The new Annual Income Amount will be equal to $14,000.

 Benefits Under Spousal Lifetime Five

..   To the extent that your Contract Value was reduced to zero as a result of cumulative withdrawals that are equal to or less than the Annual Income Amount and amounts are still payable under the Spousal Life Income Benefit, we will make an additional payment for that contract year equal to the remaining Annual Income Amount for the contract year, if any. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Contract Value was reduced to zero. In subsequent contract years we make payments that equal the Annual Income Amount as described above. No further purchase payments will be accepted under your contract. We will make payments until the first of the Designated Lives to die, and will continue to make payments until the death of the second Designated Life as long as the Designated Lives were spouses at the time of the first death. To the extent that cumulative withdrawals in the current contract year that reduced your Contract Value to zero are more than the Annual Income Amount, the Spousal Life Income Benefit terminates and no additional payments will be made.

..   If annuity payments are to begin under the terms of your contract or if you decide to begin receiving annuity payments and there is any Annual Income Amount due in subsequent contract years, you can elect one of the following two options:


    1. apply your Contract Value to any annuity option available; or


    2. request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the first of the Designated Lives to die, and will continue to make payments until the death of the second Designated Life as long as the Designated Lives were spouses at the time of the first death.

 We must receive your request in a form acceptable to us at our office.

..   In the absence of an election when mandatory annuity payments are to begin, we will make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with five payments certain using the same basis that is used to calculate the greater of the annuity rates then currently available or the annuity rates guaranteed in your contract. The amount that will be applied to provide such annuity payments will be the greater of:

    1. the present value of future Annual Income Amount payments. Such present value will be calculated using the same basis that is used to calculate the single life fixed annuity rates guaranteed in your contract; and


    2. the Contract Value.


..   If no withdrawal was ever taken, we will determine an initial Protected
    Withdrawal Value and calculate an Annual Income Amount as if you made your first withdrawal on the date the annuity payments are to begin.

 Other Important Considerations
..   Withdrawals under Spousal Lifetime Five are subject to all of the terms and conditions of the contract, including any withdrawal charges.

..   Withdrawals made while Spousal Lifetime Five is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the contract. Spousal Lifetime Five does not directly affect the Contract Value or surrender value, but any withdrawal will decrease the Contract Value by the amount of the withdrawal (plus any applicable withdrawal charges). If you surrender your contract, you will receive the current surrender value.
..   You can make withdrawals from your contract while your Contract Value is greater than zero without purchasing Spousal Lifetime Five. Spousal Lifetime Five provides a guarantee that if your Contract Value declines due to market performance, you will be able to receive your Annual Income Amount in the form of periodic benefit payments.
..   In general, you must allocate your Contract Value in accordance with the then-available option(s) that we may prescribe, in order to elect and maintain Spousal Lifetime Five. If, subsequent to your election of the benefit, we change our requirements for how Contract Value must be allocated under the benefit, that new requirement will apply only to new elections of the benefit, and will not compel you to re-allocate your Contract Value in accordance with our newly-adopted requirements. All subsequent transfers and purchase payments will be subject to the new investment limitations.

..   There may be circumstances where you will continue to be charged the full amount for Spousal Lifetime Five even when the benefit is only providing a guarantee of income based on one life with no survivorship.

..   In order for the surviving Designated Life to continue Spousal Lifetime
    Five upon the death of an owner, the Designated Life must elect to assume ownership of the contract under the Spousal Continuance Option.


 Election of and Designations of Spousal Lifetime Five
 Spousal Lifetime Five can only be elected based on two Designated Lives. Designated Lives must be natural persons who are each other's spouses at the time of election of the benefit and at the death of the first of the
 Designated Lives to die. Currently, the benefit may only be elected where the contract owner, annuitant and beneficiary designations are as follows:
..   One contract owner, where the annuitant and the contract owner are the same person and the beneficiary is the contract owner's spouse. The contract owner/annuitant and the beneficiary each must be at least 55 years old at the time of election; or

 5: WHAT IS THE LIFETIME FIVE INCOME BENEFIT? continued


..   Co-contract owners, where the contract owners are each other's spouses. The beneficiary designation must be the surviving spouse. The first named contract owner must be the annuitant. Both contract owners must each be 55 years old at the time of election.

..   One contract owner, where the owner is a custodial account established to hold retirement assets for the benefit of the annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) ("Custodial Account"), the beneficiary is the Custodial Account, and the spouse of the annuitant is the co-annuitant. Both the annuitant and co-annuitant must each be at least 55 years old at the time of election. When the contract is set up in this manner, in order for Spousal Lifetime Five to be continued after the death of the first designated life (the annuitant), the custodian must have elected to continue the contract, with the second designated life (the co-annuitant) named as annuitant.


 No ownership changes or annuitant changes will be permitted once this benefit is elected. However, if the contract is co-owned, the contract owner that is not the annuitant may be removed without affecting the benefit.


 Spousal Lifetime Five can be elected at the time that you purchase your contract. We also offer existing contract owners the option to elect Spousal Lifetime Five after the contract date of their contract, subject to our eligibility rules and restrictions. Your Contract Value as of the date of election will be used as a basis to calculate the initial Protected Withdrawal Value and the Annual Income Amount.


 Currently, if you terminate Spousal Lifetime Five, you will only be permitted to re-elect the benefit or elect the Lifetime Five Income Benefit on any anniversary of the contract date that is at least 90 calendar days from the date the benefit was last terminated.

 We reserve the right to further limit the election frequency in the future. Before making any such change to the election frequency, we will provide prior notice to contract owners who have an effective Spousal Lifetime Five Income Benefit.

 Termination of Spousal Lifetime Five
 Spousal Lifetime Five terminates automatically when your Annual Income Amount equals zero. You may terminate Spousal Lifetime Five at any time by notifying us. If you terminate Spousal Lifetime Five, any guarantee provided by the benefit will terminate as of the date the termination is effective and certain restrictions on re-election of the benefit will apply as described above. We reserve the right to further limit the frequency election in the future. Spousal Lifetime Five terminates upon your surrender of the contract, upon the first Designated Life to die if the contract is not continued, upon the second Designated Life to die or upon your election to begin receiving annuity payments.


 The charge for Spousal Lifetime Five will no longer be deducted from your Contract Value upon termination of the benefit.

 Additional Tax Considerations
 If you purchase an annuity contract as an investment vehicle for "qualified" investments, including an IRA, the minimum distribution rules under the Code require that you begin receiving periodic amounts from your contract beginning after age 70 1/2. Roth IRAs are not subject to these rules during the contract owner's lifetime. The amount required under the Code may exceed the Annual Income Amount, which will cause us to increase the Annual Income Amount in any contract year that required minimum distributions due from your contract are greater than such amounts. In addition, the amount and duration of payments under the annuity payment and death benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as required minimum distributions under the tax law.

 HIGHEST DAILY LIFETIME FIVE INCOME BENEFIT (Highest Daily Lifetime Five)
 The Highest Daily Lifetime Five program described below is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved. Highest Daily Lifetime Five is offered as an alternative to Lifetime Five and Spousal Lifetime Five. Currently, if you elect Highest Daily Lifetime Five and subsequently terminate the benefit, you will not be able to re-elect Highest Daily Lifetime Five, and will have a waiting period until you can elect Spousal Lifetime Five or Lifetime Five. Specifically, you will be permitted to elect Lifetime Five or Spousal Lifetime Five only on an anniversary of the contract date that is at least 90 calendar days from the date that Highest Daily Lifetime Five was terminated. We reserve the right to further limit the election frequency in the future. The income benefit under Highest Daily Lifetime Five currently is based on a single "designated life" who is at least 55 years old on the date that the benefit is acquired. The Highest Daily Lifetime Five Benefit is not available if you elect any other optional living benefit, although you may elect any optional death benefit (other than the Highest Daily Value Death Benefit). Any DCA program that transfers Contract Value from a Fixed Allocation is also not available as Fixed Allocations are not permitted with the benefit. As long as your Highest Daily Lifetime Five Benefit is in effect, you must allocate your Contract Value in accordance with the then-permitted and available investment option(s) with this program.

 We offer a benefit that guarantees until the death of the single designated life the ability to withdraw an annual amount (the "Total Annual Income Amount") equal to a percentage of an initial principal value (the "Total Protected Withdrawal Value") regardless of the impact of market performance on the Contract Value, subject to our program rules regarding the timing and amount of withdrawals. The benefit may be appropriate if you intend to make periodic withdrawals from your Contract, and wish to ensure that market performance will not affect your ability to receive annual payments. You are not required to make withdrawals as part of the program - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. We discuss Highest Daily Lifetime Five in greater detail immediately below. In addition, please see the Glossary section of this prospectus for definitions of some of the key terms used with this benefit. As discussed below, we require that you participate in our asset transfer program in order to participate in Highest Daily Lifetime Five, and in the Appendices to this prospectus, we set forth the formula under which we make those asset transfers.

 As discussed below, a key component of Highest Daily Lifetime Five is the Total Protected Withdrawal Value, which is an amount that is distinct from Contract Value. Because each of the Total Protected Withdrawal Value and Total Annual Income Amount is determined in a way that is not solely related to Contract Value, it is possible for the Contract Value to fall to zero, even though the Total Annual Income Amount remains. You are guaranteed to be able to withdraw the Total Annual Income Amount for the rest of your life, provided that you have not made "excess withdrawals." Excess withdrawals, as discussed below, will reduce your Total Annual Income Amount. Thus, you could experience a scenario in which your Contract Value was zero, and, due to your excess withdrawals, your Total Annual Income Amount also was reduced to zero. In that scenario, no further amount would be payable under Highest Daily Lifetime Five.

 Key Feature - Total Protected Withdrawal Value
 The Total Protected Withdrawal Value is used to determine the amount of the annual payments under the Highest Daily Lifetime Five. The Total Protected Withdrawal Value is equal to the greater of the Protected Withdrawal Value and any Enhanced Protected Withdrawal Value that may exist. If you do not meet the conditions described below for obtaining Enhanced Protected Withdrawal Value then Total Protected Withdrawal Value is simply equal to Protected Withdrawal Value.

 The Protected Withdrawal Value initially is equal to the Contract Value on the date that you elect Highest Daily Lifetime Five. On each business day thereafter, until the earlier of the first withdrawal or ten years after the date of your election of the benefit, we recalculate the Protected Withdrawal Value. Specifically, on each such business day (the "Current Business Day"), the Protected Withdrawal Value is equal to the greater of:

..   The Protected Withdrawal Value for the immediately preceding business day
    (the "Prior Business Day"), appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Business Day and the Current Business Day (i.e., one day for successive business days, but more than one calendar day for business days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment (including any associated credit) made on the Current Business Day; and
..   the Contract Value.

 The Enhanced Protected Withdrawal Value is only calculated if you do not take a withdrawal prior to the Tenth Anniversary. Thus, if you do take a withdrawal prior to the Tenth Anniversary, you are not eligible to receive Enhanced Protected Withdrawal Value. If no such withdrawal is taken, then on or after the Tenth Anniversary up until the date of the first withdrawal, the Enhanced Protected Withdrawal Value is equal to the sum of:
       (a)200% of the Contract Value on the date you elected Highest Daily Lifetime Five;
       (b)200% of all purchase payments (and any associated credits) made during the one-year period after the date you elected Highest Daily Lifetime Five; and
       (c)100% of all purchase payments (and any associated credits) made more than one year after the date you elected Highest Daily Lifetime Five, but prior to the date of your first withdrawal.

 We cease these daily calculations of the Protected Withdrawal Value and Enhanced Protected Withdrawal Value (and therefore, the Total Protected Withdrawal Value) when you make your first withdrawal. However, as discussed below, subsequent purchase payments (and any associated credits) will increase the Total Annual Income Amount, while "excess" withdrawals (as described below) may decrease the Total Annual Income Amount.

 KEY FEATURE - Total Annual Income Amount under the Highest Daily Lifetime Five Benefit
 The initial Total Annual Income Amount is equal to 5% of the Total Protected Withdrawal Value. For purposes of the asset transfer formula described below, we also calculate a Highest Daily Annual Income Amount, which is initially equal to 5% of the Protected Withdrawal Value. Under the Highest Daily Lifetime Five Benefit, if your cumulative withdrawals in a Contract Year are less than or equal to the Total Annual Income Amount, they will not reduce your Total Annual Income Amount in subsequent Contract Years, but any such withdrawals will reduce the Total Annual Income Amount on a dollar-for-dollar basis in that Contract Year. If your cumulative withdrawals are in excess of the Total Annual Income Amount ("Excess Income"), your Total Annual Income Amount in subsequent years will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Income to the Contract Value immediately prior to such withdrawal (see examples of this calculation below). Reductions

 5: WHAT IS THE LIFETIME FIVE INCOME BENEFIT? continued



 include the actual amount of the withdrawal, including any CDSC that may apply. A Purchase Payment that you make will increase the then-existing Total Annual Income Amount and Highest Daily Annual Income Amount by an amount equal to 5% of the Purchase Payment (including the amount of any associated Credits).

 An automatic step-up feature ("Highest Quarterly Auto Step-Up") is included as part of this benefit. As detailed in this paragraph, the Highest Quarterly Auto Step-Up feature can result in a larger Total Annual Income Amount if your Contract Value increases subsequent to your first withdrawal. We begin examining the Contract Value for purposes of this feature starting with the anniversary of the Contract Date (the "Contract Anniversary") immediately after your first withdrawal under the benefit. Specifically, upon the first such Contract Anniversary, we identify the Contract Value on the business days corresponding to the end of each quarter that (i) is based on your Contract Year, rather than a calendar year; (ii) is subsequent to the first withdrawal; and (iii) falls within the immediately preceding Contract Year. If the end of any such quarter falls on a holiday or a weekend, we use the next business day. We multiply each of those quarterly Contract Values by 5%, adjust each such quarterly value for subsequent withdrawals and Purchase Payments, and then select the highest of those values. If the highest of those values exceeds the existing Total Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Total Annual Income Amount intact. In later years, (i.e., after the first Contract Anniversary after the first withdrawal) we determine whether an automatic step-up should occur on each Contract Anniversary, by performing a similar examination of the Contract Values on the end of the four immediately preceding quarters. If, on the date that we implement a Highest Quarterly Auto Step-Up to your Total Annual Income Amount, the charge for Highest Daily Lifetime Five has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Five upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject.

 The Highest Daily Lifetime Five program does not affect your ability to make withdrawals under your contract, or limit your ability to request withdrawals that exceed the Total Annual Income Amount. Under Highest Daily Lifetime Five, if your cumulative withdrawals in a Contract Year are less than or equal to the Total Annual Income Amount, they will not reduce your Total Annual Income Amount in subsequent Contract Years, but any such withdrawals will reduce the Total Annual Income Amount on a dollar-for-dollar basis in that Contract Year.

 If, cumulatively, you withdraw an amount less than the Total Annual Income Amount in any Contract Year, you cannot carry-over the unused portion of the Total Annual Income Amount to subsequent Contract Years.

 Examples of dollar-for-dollar and proportional reductions and the Highest Quarterly Auto Step-Up are set forth below. The values depicted here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime Five benefit or any other fees and charges. Assume the following for all three examples:
  .   The Contract Date is December 1, 2006
  .   The Highest Daily Lifetime Five benefit is elected on March 5, 2007.

 Dollar-for-Dollar Reductions
 On March 5, 2007, the Total Protected Withdrawal Value is $120,000, resulting in a Total Annual Income Amount of $6,000 (5% of $120,000). Assuming $2,500 is withdrawn from the Contract on this date, the remaining Total Annual Income Amount for that Contract Year (up to and including December 1, 2007) is $3,500. This is the result of a dollar-for-dollar reduction of the Total Annual Income Amount - $6,000 less $2,500 = $3,500.

 Proportional Reductions
 Continuing the previous example, assume an additional withdrawal of $5,000 occurs on August 6, 2007 and the Contract Value at the time of this withdrawal is $110,000. The first $3,500 of this withdrawal reduces the Total Annual Income Amount for that Contract Year to $0. The remaining withdrawal amount - $1,500 - reduces the Total Annual Income Amount in future Contract Years on a proportional basis based on the ratio of the excess withdrawal to the Contract Value immediately prior to the excess withdrawal. (Note that if there were other withdrawals in that Contract Year, each would result in another proportional reduction to the Total Annual Income Amount).

 Here is the calculation:



  ---------------------------------------------------------------------------
  Contract value before withdrawal                               $110,000.00
  ---------------------------------------------------------------------------
  Less amount of "non" excess withdrawal                         $ (3,500.00)
  ---------------------------------------------------------------------------
  Contract value immediately before excess withdrawal of $1,500  $106,500.00
  ---------------------------------------------------------------------------
  Excess withdrawal amount                                       $  1,500.00
  ---------------------------------------------------------------------------
  Divided by Contract Value immediately before excess withdrawal $106,500.00
  ---------------------------------------------------------------------------
  Ratio                                                                 1.41%
  ---------------------------------------------------------------------------
  Total Annual Income Amount                                     $  6,000.00
  ---------------------------------------------------------------------------
  Less ratio of 1.41%                                            $    (84.51)
  ---------------------------------------------------------------------------
  Total Annual Income Amount for future Contract Years           $  5,915.49
  ---------------------------------------------------------------------------



 Highest Quarterly Auto Step-Up
 On each Contract Anniversary date, the Total Annual Income Amount is stepped-up if 5% of the highest quarterly value since your first withdrawal (or last Contract Anniversary in subsequent years), adjusted for excess withdrawals and additional Purchase Payments, is higher than the Total Annual Income Amount, adjusted for excess withdrawals and additional Purchase Payments.

 Continuing the same example as above, the Total Annual Income Amount for this Contract Year is $6,000. However, the excess withdrawal on August 6 reduces this amount to $5,915.49 for future years (see above). For the next Contract Year, the Total Annual Income Amount will be stepped-up if 5% of the highest quarterly Contract Value, adjusted for withdrawals, is higher than $5,915.49. Here are the calculations for determining the quarterly values. Only the June 1 value is being adjusted for excess withdrawals as the September 1 and December 1 business days occur after the excess withdrawal on August 6.



                                    Highest Quarterly   Adjusted Total Annual
                                   Value (adjusted with   Income Amount (5%
                                      withdrawal and       of the Highest
        Date*       Contract Value Purchase Payments)**   Quarterly Value)
  ---------------------------------------------------------------------------
  June 1, 2007       $118,000.00       $118,000.00            $5,900.00
  ---------------------------------------------------------------------------
  August 6, 2007     $120,000.00       $112,885.55            $5,644.28
  ---------------------------------------------------------------------------
  September 1, 2007  $112,000.00       $112,885.55            $5,644.28
  ---------------------------------------------------------------------------
  December 1, 2007   $119,000.00       $119,000.00            $5,950.00
  ---------------------------------------------------------------------------



 * In this example, the Contract Anniversary date is December 1. The quarterly valuation dates are every three months thereafter - March
    1, June 1, September 1, and December 1. In this example, we do not use the March 1 date as the first withdrawal took place after March 1. The Contract Anniversary Date of December 1 is considered the fourth and final quarterly valuation date for the year.
 ** In this example, the first quarterly value after the first withdrawal is $118,000 on June 1, yielding an adjusted Total Annual Income Amount of $5,900.00. This amount is adjusted on August 6 to reflect the $5,000 withdrawal. The calculations for the adjustments are:

   . The Contract Value of $118,000 on June 1 is first reduced dollar-for-dollar by $3,500 ($3,500 is the remaining Total Annual Income Amount for the Contract Year), resulting in an adjusted Contract Value of $114,500 before the excess withdrawal.
   . This amount ($114,500) is further reduced by 1.41% (this is the ratio in the above example which is the excess withdrawal divided by the Contract Value immediately preceding the excess withdrawal) resulting in a Highest Quarterly Value of $112,885.55.

 The adjusted Total Annual Income Amount is carried forward to the next quarterly anniversary date of September 1. At this time, we compare this amount to 5% of the Contract Value on September 1. Since the June 1 adjusted Total Annual Income Amount of $5,644.28 is higher than $5,600.00 (5% of $112,000), we continue to carry $5,644.28 forward to the next and final quarterly anniversary date of December 1. The Contract Value on December 1 is $119,000 and 5% of this amount is $5,950. Since this is higher than $5,644.28, the adjusted Total Annual Income Amount is reset to $5,950.00.

 In this example, 5% of the December 1 value yields the highest amount of $ 5,950.00. Since this amount is higher than the current year's Total Annual Income Amount of $5,915.49 adjusted for excess withdrawals, the Total Annual Income Amount for the next Contract Year, starting on December 2, 2007 and continuing through December 1, 2008, will be stepped-up to $5,950.00.

 Benefits Under the Highest Daily Lifetime Five Program
..   To the extent that your Contract Value was reduced to zero as a result of cumulative withdrawals that are equal to or less than the Total Annual Income Amount and amounts are still payable under Highest Daily Lifetime Five, we will make an additional

 5: WHAT IS THE LIFETIME FIVE INCOME BENEFIT? continued



   payment, if any, for that Contract Year equal to the remaining Total Annual
    Income Amount for the Contract Year. Thus, in that scenario, the remaining Total Annual Income Amount would be payable even though your Contract Value was reduced to zero. In subsequent Contract Years we make payments that equal the Total Annual Income Amount as described in this section. We will make payments until the death of the single designated life. To the extent that cumulative withdrawals in the current Contract Year that reduced your Contract Value to zero are more than the Total Annual Income Amount, the Highest Daily Lifetime Five benefit terminates, and no additional payments will be made.
..   If Annuity payments are to begin under the terms of your Contract, or if you decide to begin receiving annuity payments and there is a Total Annual Income Amount due in subsequent Contract Years, you can elect one of the following two options:

    (1)apply your Contract Value to any annuity option available; or

    (2)request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Total Annual Income Amount. We will make payments until the death of the single designated life.

 We must receive your request in a form acceptable to us at our office.

 In the absence of an election when mandatory contract payments are to begin, we will make annual contract payments in the form of a single life fixed contract with ten payments certain, by applying the greater of the contract rates then currently available or the contract rates guaranteed in your Contract. The amount that will be applied to provide such annuity payments will be the greater of:

 (1)the present value of the future Total Annual Income Amount payments. Such present value will be calculated using the greater of the single life fixed contract rates then currently available or the single life fixed contract rates guaranteed in your Contract; and

 (2)the Contract Value.

..   If no withdrawal was ever taken, we will calculate the Total Annual Income
    Amount as if you made your first withdrawal on the date the contract payments are to begin.
..   Please note that payments that we make under this benefit after the contract anniversary coinciding with or next following the annuitant's 95/th/ birthday will be treated as annuity payments.

 Other Important Considerations
..   Withdrawals under the Highest Daily Lifetime Five benefit are subject to all of the terms and conditions of the Contract, including any CDSC.
..   Withdrawals made while the Highest Daily Lifetime Five Benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Contract. The Highest Daily Lifetime Five Benefit does not directly affect the Contract Value or surrender value, but any withdrawal will decrease the Contract Value by the amount of the withdrawal (plus any applicable CDSC). If you surrender your Contract you will receive the current surrender value.
..   You can make withdrawals from your Contract while your Contract Value is greater than zero without purchasing the Highest Daily Lifetime Five benefit. The Highest Daily Lifetime Five benefit provides a guarantee that if your Contract Value declines due to market performance, you will be able to receive your Total Annual Income Amount in the form of periodic benefit payments.
..   In general, you must allocate your Account Value in accordance with the then available investment option(s) that we may prescribe in order to elect and maintain the Highest Daily Lifetime Five benefit. If, subsequent to your election of the benefit, we change our requirements for how Account Value must be allocated under the benefit, the new requirement will apply only to new elections of the benefit, and we will not compel you to re-allocate your Account Value in accordance with our newly-adopted requirements. Subsequent to any change in requirements, transfers of
    Account Value and allocation of additional Purchase Payments may be subject to the new investment limitations.
..   Upon inception of the benefit, 100% of your Contract Value must be allocated to the permitted sub-accounts. However, the asset transfer component of the benefit as described below may transfer Contract Value to the Benefit Fixed Rate Account as of the effective date of the benefit in some circumstances
..   You cannot allocate Purchase Payments or transfer Contract Value to a Fixed
    Interest Rate Option if you elect this benefit
..   Transfers to and from the Sub-accounts and the Benefit Fixed Rate Option triggered by the asset transfer component of the benefit will not count toward the maximum number of free transfers allowable under an Annuity.

 Election of and Designations under the Program
 For Highest Daily Lifetime Five, there must be either a single Owner who is the same as the Annuitant, or if the Contract is entity-owned, there must be a single natural person Annuitant. In either case, the Annuitant must be at least 55 years old.

 Any change of the Annuitant under the Contract will result in cancellation of Highest Daily Lifetime Five. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Five, except if (a) the new Owner has the same taxpayer identification number as the previous owner (b) both the new Owner and previous Owner are entities or (c) the previous Owner is a natural person and the new Owner is an entity.

 Highest Daily Lifetime Five can be elected at the time that you purchase your contract. We also offer existing owners (i.e., those who have already acquired their contract) the option to elect Highest Daily Lifetime Five after the Contract Date, subject to our eligibility rules and restrictions.

 Currently, if you terminate the Highest Daily Lifetime Five benefit, you will
 (a) not be permitted to re-elect the benefit and (b) will be allowed to elect the Spousal Lifetime Five Benefit or the Lifetime Five Income Benefit on any anniversary of the Contract Date that is at least 90 calendar days from the date the Highest Daily Lifetime Five Benefit was terminated. We reserve the right to further limit the election frequency in the future. Before making any such change to the election frequency, we will provide prior notice to Owners who have an effective Highest Daily Lifetime Five benefit.

 Termination of the Program
 You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election will apply as described above. The benefit terminates: (i) upon your termination of the benefit (ii) upon your surrender of the Contract (iii) upon your election to begin receiving contract payments (iv) upon the death of the Annuitant (v) if both the Contract Value and Total Annual Income Amount equal zero or (vi) if you fail to meet our requirements for issuing the benefit.

 Upon termination of Highest Daily Lifetime Five, we cease deducting the charge for the benefit. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the variable investment options, and (ii) transfer all amounts held in the Benefit Fixed Rate Account (as defined below) to your variable investment options, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e. in the same proportion as the current balances in your variable investment options). Upon termination, we may limit or prohibit investment in the Fixed Interest Rate Options.

 Return of Principal Guarantee
 If you have not made a withdrawal before the Tenth Anniversary, we will increase your Contract Value on that Tenth Anniversary (or the next business day, if that anniversary is not a business day), if the requirements set forth in this paragraph are met. On the Tenth Anniversary, we add:

 (a)your Contract Value on the day that you elected Highest Daily Lifetime Five; and

 (b)the sum of each Purchase Payment you made (including any Credits) during the one-year period after you elected the benefit.

 If the sum of (a) and (b) is greater than your Contract Value on the Tenth Anniversary, we increase your Contract Value to equal the sum of (a) and (b), by contributing funds from our general account. If the sum of (a) and (b) is less than or equal to your Contract Value on the Tenth Anniversary, we make no such adjustment. The amount that we add to your Contract Value under this provision will be allocated to each of your variable investment options and the Benefit Fixed Rate Account (described below), in the same proportion that each such investment option bears to your total Contract Value, immediately prior to the application of the amount. Any such amount will not be considered a purchase payment when calculating your Total Protected Withdrawal Value, your death benefit, or the amount of any other optional benefit that you may have selected, and therefore will have no direct impact on any such values at the time we add this amount. This potential addition to Contract Value is available only if you have elected Highest Daily Lifetime Five and if you meet the conditions set forth in this paragraph. Thus, if you take a withdrawal prior to the Tenth Anniversary, you are not eligible to receive the Return of Principal Guarantee.

 Asset Transfer Component of Highest Daily Lifetime Five
 As indicated above, we limit the sub-accounts to which you may allocate Contract Value if you elect Highest Daily Lifetime Five. For purposes of this benefit, we refer to those permitted sub-accounts as the "Permitted Sub-accounts". As a requirement of participating in Highest Daily Lifetime Five, we require that you participate in our specialized asset transfer program, under which we may transfer Contract Value between the Permitted Sub-accounts and a fixed interest rate account that is part of our general account (the "Benefit Fixed Rate Account"). We determine whether to make a transfer, and the amount of any transfer, under a non-discretionary formula, discussed below. The Benefit Fixed Rate Account is available only with this benefit, and thus you may not allocate Purchase Payments to that Account.

 Under the asset transfer component of Highest Daily Lifetime Five, we monitor your Contract Value daily and, if necessary, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the Benefit Fixed Rate Account. Any transfer would be made in accordance with a formula, which is set forth in the schedule supplement to the endorsement for this benefit (and also appears in the Appendices to this prospectus). Speaking generally, the formula, which we apply each business

 5: WHAT IS THE LIFETIME FIVE INCOME BENEFIT? continued


 day, operates as follows. The formula starts by identifying your Protected Withdrawal Value for that day and then multiplies that figure by 5%, to produce a projected (i.e., hypothetical) Highest Daily Annual Income Amount. Then, using our actuarial tables, we produce an estimate of the total amount we would target in our allocation model, based on the projected Highest Daily Annual Income Amount each year for the rest of your life. In the formula, we refer to that value as the "Target Value" or "L". If you have already made a withdrawal, your projected Highest Daily Annual Income Amount (and thus your Target Value) would take into account any automatic step-up that was scheduled to occur according to the step-up formula described above. Next, the formula subtracts from the Target Value the amount held within the Benefit Fixed Rate Account on that day, and divides that difference by the amount held within the Permitted Sub-accounts. That ratio, which essentially isolates the amount of your Target Value that is not offset by amounts held within the Benefit Fixed Rate Account, is called the "Target Ratio" or "r". If the Target Ratio exceeds a certain percentage, (currently 83%), it means essentially that too much Target Value is not offset by assets within the Benefit Fixed Rate Account, and therefore we will transfer an amount from your Permitted Sub-accounts to the Benefit Fixed Rate Account. Conversely, if the Target Ratio falls below a certain percentage, then a transfer from the Benefit Fixed Rate Account to the Permitted Sub-accounts would occur. Note that the formula is calculated with reference to the Highest Daily Annual Income Amount, rather than with reference to the Total Annual Income Amount.

 As you can glean from the formula, a downturn in the securities markets (i.e., a reduction in the amount held within the Permitted Sub-accounts) may cause us to transfer some of your variable Contract Value to the Benefit Fixed Rate Account, because such a reduction will tend to increase the Target Ratio. Moreover, certain market return scenarios involving "flat" returns over a period of time also could result in the transfer of money to the Benefit Fixed Rate Account. In deciding how much to transfer, we use another formula, which essentially seeks to re-balance amounts held in the Permitted Sub-accounts and the Benefit Fixed Rate Account so that the Target Ratio meets a target, which currently is equal to 80%. Once you elect Highest Daily Lifetime Five, the ratios we use will be fixed. For new elections in the future, however, we reserve the right to change the ratios.

 While you are not notified when your Contract reaches a reallocation trigger, you will receive a confirmation statement indicating the transfer of a portion of your Contract Value either to or from the Benefit Fixed Rate Account. The formula by which the reallocation triggers operate is designed primarily to mitigate the financial risks that we incur in providing the guarantee under Highest Daily Lifetime Five.

 Depending on the results of the calculation relative to the reallocation triggers, we may, on any day:
..   Not make any transfer; or
..   If a portion of your Contract Value was previously allocated to the Benefit
    Fixed Rate Account, transfer all or a portion of those amounts to the Permitted Sub-accounts, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e., in the same proportion as the current balances in your variable investment options). Amounts taken out of the Benefit Fixed Rate Account will be withdrawn for this purpose on a last-in, first-out basis (an amount renewed into a new guarantee period under the Benefit Fixed Rate Account will be deemed a new investment for purposes of this last-in, first-out rule); or
..   Transfer all or a portion of your Contract Value in the Permitted
    Sub-accounts pro-rata to the Benefit Fixed Rate Account. The interest that you earn on such transferred amount will be equal to the annual rate that we have set for that day, and we will credit the daily equivalent of that annual interest until the earlier of one year from the date of the transfer or the date that such amount in the Benefit Fixed Rate Account is transferred back to the Permitted Sub-accounts.

 If a significant amount of your Contract Value is systematically transferred to the Benefit Fixed Rate Account during periods of market declines or low interest rates, less of your Contract Value may be available to participate in the investment experience of the Permitted Sub-accounts if there is a subsequent market recovery. Under the reallocation formula that we employ, it is possible that over time a significant portion, and under certain circumstances all, of your Contract Value may be allocated to the Benefit Fixed Rate Account. Note that if your entire contract value is transferred to the Benefit Fixed Rate Account, then based on the way the formula operates, that value would remain in the Benefit Fixed Rate Account unless you made additional purchase payments to the Permitted Sub-accounts, which could cause Contract Value to transfer out of the Benefit Fixed Rate Account.

 Additional Tax Considerations
 If you purchase a contract as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the minimum distribution rules under the Code require that you begin receiving periodic amounts from your contract beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than 5 percent owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the owner's lifetime. The amount required under the Code may exceed the Total Annual Income Amount, which will cause us to increase the Total Annual Income Amount in any Contract Year that required minimum distributions due from your Contract are greater than such amounts. In addition, the amount and duration of payments under the contract payment and death benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as minimum distribution requirements. Please note, however, that any withdrawal you take prior to the Tenth Anniversary, even if withdrawn to satisfy required minimum distribution rules, will cause you to lose the ability to receive Enhanced Protected Withdrawal Value and an amount under the Return of Principal Guarantee.

 As indicated, withdrawals made while the Highest Daily Lifetime Five Benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the contract. Please see the Tax Considerations section of the prospectus for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this Benefit here. However, we do note that if you participate in Highest Daily Lifetime Five through a non-qualified annuity, and your annuity has received Enhanced Protected Withdrawal Value and/or an additional amount under the Return of Principal Guarantee, as with all withdrawals, once all purchase payments are returned under the contract, all subsequent withdrawal amounts will be taxed as ordinary income.


 6: WHAT IS THE INCOME APPRECIATOR BENEFIT?

 INCOME APPRECIATOR BENEFIT
 The Income Appreciator Benefit (IAB) is an optional, supplemental income benefit that provides an additional income amount during the accumulation period or upon annuitization. The Income Appreciator Benefit is designed to provide you with additional funds that can be used to help defray the impact taxes may have on distributions from your contract. IAB may be suitable for you in other circumstances as well, which you can discuss with your registered representative. Because individual circumstances vary, you should consult with a qualified tax advisor to determine whether it would be appropriate for you to elect the Income Appreciator Benefit.

 If you want the Income Appreciator Benefit, you generally must elect it when you make your initial purchase payment. Once you elect the Income Appreciator Benefit, you may not later revoke it.

..   The annuitant must be 75 or younger in order for you to elect the Income
    Appreciator Benefit.

..   If you choose the Income Appreciator Benefit, we will impose an annual charge equal to 0.25% of your Contract Value. See "What Are The Expenses Associated With The Strategic Partners Annuity One 3 Contract?" in
    Section 8.


 Activation of the Income Appreciator Benefit
 YOU CAN ACTIVATE THE INCOME APPRECIATOR BENEFIT AT ANY TIME AFTER IT HAS BEEN IN FORCE FOR SEVEN YEARS. To activate the Income Appreciator Benefit, you must send us a written request in good order.

 Once activated, you can receive the Income Appreciator Benefit:
..   IAB OPTION 1 at annuitization as part of an annuity payment;
..   IAB OPTION 2 during the accumulation phase through the IAB automatic withdrawal payment program; or
..   IAB OPTION 3 during the accumulation phase as an Income Appreciator Benefit credit to your contract over a 10-year period.

 Income Appreciator Benefit payments are treated as earnings and may be subject to tax upon withdrawal. See Section 10, "What Are The Tax Considerations Associated With The Strategic Partners Annuity One 3 Contract?"

 If you do not activate the benefit prior to the maximum annuitization age you may lose all or part of the IAB.

 CALCULATION OF THE INCOME APPRECIATOR BENEFIT
 We will calculate the Income Appreciator Benefit amount as of the date we receive your written request in good order (or, for IAB Option 1, on the annuity date). We do this by multiplying the current earnings in the contract by the applicable Income Appreciator Benefit percentage based on the number of years the Income Appreciator Benefit has been in force. For purposes of calculating the Income Appreciator Benefit:

..   earnings are calculated as the difference between the Contract Value and the sum of all purchase payments;
..   earnings do not include (1) any amount added to the Contract Value as a result of the Spousal Continuance Option, or (2) if we were to permit you to elect the Income Appreciator Benefit after the contract date, any earnings accrued under the contract prior to that election;

..   withdrawals reduce earnings first, then purchase payments, on a dollar-for-dollar basis;
..   the table below shows the Income Appreciator Benefit percentages corresponding to the number of years the Income Appreciator Benefit has been in force.

         Number of Years Income Appreciator Benefit Income Appreciator
                     has been in Force              Benefit Percentage
         -------------------------------------------------------------
                            0-6                             0%
         -------------------------------------------------------------
                            7-9                            15%
         -------------------------------------------------------------
                           10-14                           20%
         -------------------------------------------------------------
                            15+                            25%
         -------------------------------------------------------------

 6: WHAT IS THE INCOME APPRECIATOR BENEFIT? continued


 IAB Option 1 - Income Appreciator Benefit At Annuitization

 Under this option, if you choose to activate the Income Appreciator Benefit at annuitization, we will calculate the Income Appreciator Benefit amount on the annuity date and add it to the adjusted Contract Value for purposes of determining the amount available for annuitization. You may apply this amount to any annuity or settlement option over the lifetime of the annuitant, joint annuitants, or a period certain of at least 15 years (but not to exceed life expectancy).


 UPON ANNUITIZATION, YOU MAY LOSE ALL OR A PORTION OF THE INCOME APPRECIATOR BENEFIT IF YOU CHOOSE AN ANNUITY SETTLEMENT OPTION OTHER THAN ANY LIFETIME PAYOUT OPTION OR PERIOD CERTAIN OPTION FOR AT LEAST 15 YEARS. IN SUCH INSTANCES, WE WOULD NOT REIMBURSE YOU FOR THE EXPENSES YOU HAD PAID US FOR THIS BENEFIT.

 Effect of Income Appreciator Benefit on Guaranteed Minimum Income Benefit
 If you exercise the Guaranteed Minimum Income Benefit feature and an Income Appreciator Benefit amount remains payable under your contract, the value we use to calculate the annuity payout amount will be the greater of:


 1. the adjusted Contract Value plus the remaining Income Appreciator Benefit amount, calculated at current IAB annuitization rates; or


 2. the GMIB protected value plus the remaining Income Appreciator Benefit amount, calculated using the GMIB guaranteed annuity purchase rates shown in the contract.

 If you exercise the Guaranteed Minimum Income Benefit feature and activate the Income Appreciator Benefit at the same time, you must choose among the Guaranteed Minimum Income Benefit annuity payout options available at the time.

 Terminating the Income Appreciator Benefit
 The Income Appreciator Benefit will terminate on the earliest of:
..   the date you make a total withdrawal from the contract;

..   the date a death benefit is payable if the contract is not continued by the surviving spouse under the Spousal Continuance Option;

..   the date the Income Appreciator Benefit amount is reduced to zero
    (generally ten years after activation) under IAB Options 2 and 3;
..   the date of annuitization; or
..   the date the contract terminates.

 Upon termination of the Income Appreciator Benefit, we cease imposing the associated charge.

 INCOME APPRECIATOR BENEFIT OPTIONS DURING THE ACCUMULATION PHASE
 You may choose IAB Option 1 at annuitization, but you may instead choose IAB Options 2 or 3 during the accumulation phase of your contract. Income Appreciator Benefit payments under IAB Options 2 and 3 will begin on the same day of the month as the contract date, beginning with the next month following our receipt of your request in good order. Under IAB Options 2 and 3, you can choose to have the Income Appreciator Benefit amounts paid or credited monthly, quarterly, semi-annually, or annually.

 IAB OPTIONS 2 AND 3 INVOLVE A TEN-YEAR PAYMENT PERIOD. IF THE 10-YEAR PAYMENT PERIOD WOULD END AFTER THE ANNUITY DATE AND YOU CHOOSE AN ANNUITY SETTLEMENT OPTION OTHER THAN ANY LIFETIME PAYOUT OPTION OR PERIOD CERTAIN OPTION OF AT LEAST 15 YEARS OR YOU MAKE A FULL WITHDRAWAL, YOU MAY LOSE ALL OR ANY REMAINING PORTION OF THE INCOME APPRECIATOR BENEFIT. IN SUCH INSTANCES, WE WOULD NOT REIMBURSE YOU FOR THE EXPENSES YOU HAD PAID US FOR THIS BENEFIT.

 IAB Option 2 - Income Appreciator Benefit Automatic Withdrawal Payment Program

 Under this option, you elect to receive the Income Appreciator Benefit during the accumulation phase. When you activate the benefit, a 10-year Income Appreciator Benefit automatic withdrawal payment program begins. We will pay you the Income Appreciator Benefit amount in equal installments over a 10-year payment period. You may combine this Income Appreciator Benefit amount with an automated withdrawal amount from your Contract Value, in which case each combined payment must be at least $100.

 The maximum automated withdrawal payment amount that you may receive from your Contract Value under this Income Appreciator Benefit program in any contract year during the 10-year period may not exceed 10% of the Contract Value as of the date you activate the Income Appreciator Benefit.

 Once we calculate the Income Appreciator Benefit, the amount will not be affected by changes in Contract Value due to the investment performance of any allocation option. Withdrawal charges may apply to automatic withdrawal payment amounts, but not to amounts attributable to the Income Appreciator Benefit.

 After the ten-year payment period has ended, if the remaining Contract Value is $2,000 or more, the contract will continue. If the remaining Contract Value is less than $2,000 after the end of the 10-year payment period, we will pay you the remaining Contract Value and the contract will terminate. If the Contract Value falls below the minimum amount required to keep the contract in force due solely to investment results before the end of the 10-year payment period, we will continue to pay the Income Appreciator Benefit amount for the remainder of the 10-year payment period.


 Discontinuing the Income Appreciator Benefit Automatic Withdrawal Payment Program Under IAB Option 2

 You may discontinue the Income Appreciator Benefit payment program under IAB Option 2 and activate IAB Option 3 at any time after payments have begun and before the last payment is made. We will add the remaining Income Appreciator Benefit amount to the Contract Value at the same frequency as your initial election until the end of the 10-year payment period. We will treat any Income Appreciator Benefit amount added to the Contract Value as additional earnings. Unless you direct us otherwise, we will allocate these additions to the variable investment options, fixed interest rate options, or the market value adjustment option in the same proportions as your most recent purchase payment allocation percentages.

 You may discontinue the Income Appreciator Benefit payment program under IAB Option 2 before the last payment is made and elect an annuity or settlement option. We will add the balance of the Income Appreciator Benefit amount for the 10-year payment period to the Contract Value in a lump sum before determining the adjusted Contract Value. The adjusted Contract Value may be applied to any annuity or settlement option that is paid over the lifetime of the annuitant, joint annuitants, or a period certain of at least 15 years (but not to exceed life expectancy).


 IAB Option 3 - Income Appreciator Benefit Credit to Contract Value

 Under this option, you can activate the Income Appreciator Benefit and receive the benefit as credits to your Contract Value over a 10-year payment period. We will allocate these Income Appreciator Benefit credits to the variable investment options, the fixed interest rate options, or the market value adjustment option in the same manner as your current allocation, unless you direct us otherwise. We will waive the $1,000 minimum requirement for the market value adjustment option. We will calculate the Income Appreciator Benefit amount on the date we receive your written request in good order. Once we have calculated the Income Appreciator Benefit, the Income Appreciator Benefit credit will not be affected by changes in Contract Value due to the investment performance of any allocation option.

 Before we add the last Income Appreciator Benefit credit to your Contract Value, you may switch to IAB Option 2 and receive the remainder of the Income Appreciator Benefit as payments to you (instead of credits to the Contract Value) under the Income Appreciator Benefit program for the remainder of the 10-year payment period.


 You can also request that any remaining payments in the 10-year payment period be applied to an annuity or settlement option that is paid over the lifetime of the annuitants, joint annuitants, or a period certain of at least 15 years (but not to exceed life expectancy).

 Excess Withdrawals

 During the 10 year period under IAB options 2 or 3, an "excess withdrawal" occurs when any amount is withdrawn from your Contract Value in a contract year that exceeds the sum of (1) 10% of the Contract Value as of the date the Income Appreciator Benefit was activated plus (2) earnings since the Income Appreciator Benefit was activated that have not been previously withdrawn.


 We will deduct the excess withdrawal on a proportional basis from the remaining Income Appreciator Benefit amount. We will then calculate and apply a new reduced Income Appreciator Benefit amount.


 Withdrawals you make in a contract year that do not exceed the sum of (1) 10% of the Contract Value as of the date the Income Appreciator Benefit was activated plus (2) earnings since the Income Appreciator Benefit was activated that have not been previously withdrawn do not reduce the remaining Income Appreciator Benefit amount. Additionally, if the amount withdrawn in any year is less than the excess withdrawal threshold, the difference between the amount withdrawn and the threshold can be carried over to subsequent years on a cumulative basis and withdrawn without causing a reduction to the Income Appreciator Benefit amount.


 Effect of Total Withdrawal on Income Appreciator Benefit
 We will not make Income Appreciator Benefit payments after the date you make a total withdrawal of the contract surrender value.

 7: HOW CAN I PURCHASE A STRATEGIC PARTNERS ANNUITY ONE 3 CONTRACT?


 PURCHASE PAYMENTS
 The initial purchase payment is the amount of money you give us to purchase the contract. Unless we agree otherwise, and subject to our rules, the minimum initial purchase payment is $10,000. You must get our prior approval for any initial and additional purchase payment of $1,000,000 or more, unless we are prohibited under applicable state law from insisting on such prior approval. With some restrictions, you can make additional purchase payments by means other than electronic fund transfer of no less than $500 at any time during the accumulation phase. However, we impose a minimum of $100 with respect to additional purchase payments made through electronic fund transfers. (You may not make additional purchase payments if you purchase a contract issued in Massachusetts, or if you purchase a Contract With Credit issued in Pennsylvania.)

 You may purchase this contract only if the oldest of the owner, joint owner, annuitant, or co-annuitant is age 85 or younger on the contract date. Certain age limits apply to certain features and benefits described herein. No subsequent purchase payments may be made on or after the earliest of the 86/th/ birthday of:
..   the owner,
..   the joint owner,
..   the annuitant, or
..   the co-annuitant.

 Currently, the maximum aggregate purchase payments you may make is $20 million. We limit the maximum total purchase payments in any contract year other than the first to $2 million absent our prior approval. Depending on applicable state law, other limits may apply.

 ALLOCATION OF PURCHASE PAYMENTS
 When you purchase a contract, we will allocate your invested purchase payment among the variable or fixed interest rate options, or the market value adjustment option based on the percentages you choose. The percentage of your allocation to a particular investment option can range in whole percentages from 0% to 100%.

 When you make an additional purchase payment, it will be allocated in the same way as your most recent purchase payment, unless you tell us otherwise. Allocations to the DCA Fixed Rate Option must be no less than $2,000 and, allocations to the market value adjustment option must be no less than $1,000.

 You may change your allocation of future invested purchase payments at any time. Contact the Prudential Annuity Service Center for details.


 We generally will credit the initial purchase payment to your contract within two business days from the day on which we receive your payment in good order at the Prudential Annuity Service Center. If, however, your first payment is made without enough information for us to set up your contract, we may need to contact you to obtain the required information. If we are not able to obtain this information within five business days, we will within that five business day period either return your purchase payment or obtain your consent to continue holding it until we receive the necessary information. We will generally credit each subsequent purchase payment as of the business day we receive it in good order at the Prudential Annuity Service Center. Our business day generally closes at 4:00 p.m. Eastern time. Our business day may close earlier, for example if regular trading on the New York Stock Exchange closes early. Subsequent purchase payments received in good order after the close of the business day will be credited on the following business day. With respect to both your initial purchase payment and any subsequent purchase payment that is pending investment in our separate account, we may hold the amount temporarily in our general account and may earn interest on such amount. You will not be credited with interest during that period.


 At our discretion, we may give initial and subsequent purchase payments (as well as withdrawals and transfers) received in good order by certain broker/dealers prior to the close of a business day the same treatment as they would have received had they been received at the same time at the Prudential Annuity Service Center. For more detail, talk to your registered representative.


 Applicable laws designed to counter terrorists and prevent money laundering might, in certain circumstances, require us to block a contract owner's ability to make certain transactions, and thereby refuse to accept purchase payments or requests for transfers, partial withdrawals, total withdrawals, death benefits, or income payments until instructions are received from the appropriate regulator. We also may be required to provide additional information about you and your contract to government regulators.


 CREDITS

 If you purchase the Contract With Credit, we will add a credit amount to your Contract Value with each purchase payment you make. The credit amount is allocated to the variable or fixed interest rate investment options or the market value adjustment option in the same percentages as the purchase payment.

 The bonus credit that we pay with respect to any purchase payment depends on
 (i) the age of the older of the owner or joint owner on the date on which the purchase payment is made and (ii) the amount of the purchase payment. Specifically,
..   if the elder owner is 80 or younger on the date that the purchase payment is made, then we will add a bonus credit to the purchase payment equal to 4% if the purchase payment is less than $250,000; 5% if the purchase payment is equal to or greater than $250,000 but less than $1 million; or 6% if the purchase payment is $1 million or greater; and
..   if the elder owner is aged 81-85 on the date that the purchase payment is made, then we will add a bonus credit equal to 3% of the amount of the purchase payment.

 Under the Contract With Credit, if the owner returns the contract during the free look period, we will recapture the bonus credits. If we pay a death benefit under the contract, we have a contractual right to take back any credit we applied within one year of the date of death.

 CALCULATING CONTRACT VALUE
 The value of the variable portion of your contract will go up or down depending on the investment performance of the variable investment options you choose. To determine the value of your contract allocated to the variable investment options, we use a unit of measure called an accumulation unit. An accumulation unit works like a share of a mutual fund.

 Every day we determine the value of an accumulation unit for each of the variable investment options. We do this by:

 1) adding up the total amount of money allocated to a specific investment option,

 2) subtracting from that amount insurance charges and any other applicable charges such as for taxes, and

 3) dividing this amount by the number of outstanding accumulation units.

 When you make a purchase payment to a variable investment option, we credit your contract with accumulation units of the subaccount or subaccounts for the investment options you choose. We determine the number of accumulation units credited to your contract by dividing the amount of the purchase payment, plus (if you have purchased the Contract With Credit) any applicable credit, allocated to a variable investment option by the unit price of the accumulation unit for that variable investment option. We calculate the unit price for each investment option after the New York Stock Exchange closes each day and then credit your contract. The value of the accumulation units can increase, decrease, or remain the same from day to day.


 We cannot guarantee that your Contract Value will increase or that it will not fall below the amount of your total purchase payments.


 8: WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS ANNUITY ONE 3 CONTRACT?

 There are charges and other expenses associated with the contract that reduce the return on your investment. These charges and expenses are described below.

 The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss. The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the contract.

 INSURANCE AND ADMINISTRATIVE CHARGES

 We impose an additional charge of 0.60% annually if you choose the Lifetime Five Income Benefit or the Highest Daily Lifetime Five Benefit, and an additional charge of 0.75% annually if you choose the Spousal Lifetime Five Income Benefit. If you choose a Guaranteed Minimum Death Benefit option, Highest Daily Value Death Benefit option, or Lifetime Five Income Benefit option, the insurance and administrative cost also includes a charge to cover our assumption of the associated risk. The mortality risk portion of the charge is for assuming the risk that the annuitant(s) will live longer than expected based on our life expectancy tables. When this happens, we pay a greater number of annuity payments. We also incur the risk that the death benefit amount exceeds the Contract Value. The expense risk portion of the charge is for assuming the risk that the current charges will be insufficient in the future to cover the cost of administering the contract. The administrative expense portion of the charge compensates us for the expenses associated with the administration of the contract. This includes preparing and issuing the

 8: WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS ANNUITY ONE 3 CONTRACT? continued

 contract; establishing and maintaining contract records; preparation of confirmations and annual reports; personnel costs; legal and accounting fees; filing fees; and systems costs.

 We calculate the insurance and administrative charge based on the average daily value of all assets allocated to the variable investment options. These charges are not assessed against amounts allocated to the fixed interest rate options. The amount of the charge depends on the death benefit (or other) option that you choose.

 The death benefit charge is equal to:
..   1.40% on an annual basis if you choose the base death benefit,
..   1.65% on an annual basis if you choose either the roll-up or step-up
    Guaranteed Minimum Death Benefit option, (i.e., 0.25% in addition to the base death benefit charge),
..   1.75% on an annual basis if you choose the greater of the roll-up and step-up Guaranteed Minimum Death Benefit option (i.e., 0.35% in addition to the base death benefit charge), or
..   1.90% on an annual basis if you choose the Highest Daily Value Death
    Benefit (i.e., 0.50% in addition to the base death benefit charge).


 We impose an additional insurance and administrative charge of 0.10% annually (of Contract Value attributable to the variable investment options) for the Contract With Credit.

 We impose an additional charge of 0.60% annually if you choose the Lifetime Five Income Benefit or the Highest Daily Lifetime Five Benefit, and an additional charge of 0.75% annually if you choose the Spousal Lifetime Five Income Benefit. The 0.60% and 0.75% charges are in addition to the charge we impose for the applicable death benefit, and are deducted daily based on the Contract Value in the variable investment options. Upon any reset of the amounts guaranteed under these benefits, we reserve the right to adjust the charge to that being imposed at that time for new elections of the benefits.


 If the charges under the contract are not sufficient to cover our expenses, then we will bear the loss. We do, however, expect to profit from these charges. Any profits made from these charges may be used by us to pay for the costs of distributing the contracts. If you choose the Contract With Credit, we will also use any profits from this charge to recoup our costs of providing the credit.


 The charges that we discuss in this section are assessed against the assets of the separate account. Certain of these charges are part of the base annuity and other charges are assessed only if any available optional benefit is selected. If a fixed interest rate option is available under your contract, the interest rate that we credit to that option may be reduced by an amount that corresponds to the asset-based charges to which you are subject under the variable investment options.


 WITHDRAWAL CHARGE

 A withdrawal charge may apply if you make a full or partial withdrawal during the withdrawal charge period for a purchase payment. The amount and duration of the withdrawal charge depends on whether you choose the Contract With Credit or the Contract Without Credit. The withdrawal charge varies with the number of contract anniversaries that have elapsed since each purchase payment being withdrawn was made. Specifically, we maintain an "age" for each purchase payment you have made by keeping track of how many contract anniversaries have passed since the purchase payment was made.

 The withdrawal charge is the percentage, shown below, of the amount withdrawn.

           Number of Contract
           Anniversaries since Contract with Credit Contract without
            the Date of each        Withdrawal      Credit Withdrawal
            Purchase Payment          Charge             Charge
           ----------------------------------------------------------
                    0                   8%                 7%
           ----------------------------------------------------------
                    1                   8%                 6%
           ----------------------------------------------------------
                    2                   8%                 5%
           ----------------------------------------------------------
                    3                   8%                 4%
           ----------------------------------------------------------
                    4                   7%                 3%
           ----------------------------------------------------------
                    5                   6%                 2%
           ----------------------------------------------------------
                    6                   5%                 1%
           ----------------------------------------------------------
                    7                   0%                 0%
           ----------------------------------------------------------

 If a withdrawal is effective on the day before a contract anniversary, the withdrawal charge percentage as of the next following contract anniversary will apply.


 If you request a withdrawal, we will deduct an amount from the Contract Value that is sufficient to pay the withdrawal charge, and provide you with the amount requested.

 If you request a full withdrawal, we will provide you with the full amount of the Contract Value after making deductions for charges.

 Each contract year, you may withdraw a specified amount of your Contract Value without incurring a withdrawal charge. We make this "charge-free amount" available to you subject to approval of this feature in your state. We determine the charge-free amount available to you in a given contract year on the contract anniversary that begins that year. In calculating the charge-free amount, we divide purchase payments into two categories - payments that are subject to a withdrawal charge and those that are not. We determine the charge-free amount based only on purchase payments that are subject to a withdrawal charge. The charge-free amount in a given contract year is equal to 10% of the sum of all the purchase payments subject to the withdrawal charge that you have made as of the applicable contract anniversary. During the first contract year, the charge-free amount is equal to 10% of the initial purchase payment.


 When you make a withdrawal (including a withdrawal under the optional Lifetime Five Income Benefit), we will deduct the amount of the withdrawal first from the available charge-free amount. Any excess amount will then be deducted from purchase payments in excess of the charge-free amount and subject to applicable withdrawal charges. Once you have withdrawn all purchase payments, additional withdrawals will come from any earnings. We do not impose withdrawal charges on earnings.

 If a withdrawal or transfer is taken from a market value adjustment guarantee period prior to the expiration of the rate guarantee period, we will make a market value adjustment to the withdrawal amount, including the withdrawal charge. We will then apply a withdrawal charge to the adjusted amount.

 If you choose the Contract With Credit and make a withdrawal that is subject to a withdrawal charge, we may use part of that withdrawal charge to recoup our costs of providing the credit.

 Withdrawal charges will never be greater than permitted by applicable law.

 WAIVER OF WITHDRAWAL CHARGE FOR CRITICAL CARE

 Except as restricted by applicable state law, we will waive all withdrawal charges and any market value adjustment upon receipt of proof that the owner or a joint owner is terminally ill, or has been confined to an eligible nursing home or eligible hospital continuously for at least three months after the contract date. We will also waive the contract maintenance charge if you surrender your contract in accordance with the above noted conditions. This waiver is not available if the owner has assigned ownership of the contract to someone else. Please consult your contract for details about how we define the key terms used for this waiver (e.g., eligible nursing home). Note that our requirements for this waiver may vary, depending on the state in which your contract was issued.


 Minimum Distribution Requirements
 If a withdrawal is taken from a tax qualified contract under the minimum distribution option in order to satisfy an Internal Revenue Service mandatory distribution requirement only with respect to that contract's account balance, we will waive withdrawal charges. See Section 10, "What Are The Tax Considerations Associated With The Strategic Partners Annuity One 3 Contract?"

 CONTRACT MAINTENANCE CHARGE

 On each contract anniversary during the accumulation phase, if your Contract Value is less than $75,000, we will deduct the lesser of $35 or 2% of your Contract Value, for administrative expenses (this fee may differ in certain states). While this is what we currently charge, we may increase this charge up to a maximum of $60. Also, we may raise the level of the Contract Value at which we waive this fee. The charge will be deducted proportionately from each of the contract's investment options. This same charge will also be deducted when you surrender your contract if your Contract Value is less than $75,000.


 GUARANTEED MINIMUM INCOME BENEFIT CHARGE

 We will impose an additional charge if you choose the Guaranteed Minimum Income Benefit. FOR CONTRACTS SOLD ON OR AFTER JANUARY 20, 2004, OR UPON SUBSEQUENT STATE APPROVAL, we will deduct a charge equal to 0.50% per year of the average GMIB protected value for the period the charge applies. FOR ALL OTHER CONTRACTS, this is an annual charge equal to 0.45% of the average GMIB protected value for the period the charge applies. We deduct the charge from your Contract Value on each of the following events:

..   each contract anniversary,
..   when you begin the income phase of the contract,

 8: WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS ANNUITY ONE 3 CONTRACT? continued

..   upon a full withdrawal, and

..   upon a partial withdrawal if the remaining Contract Value would not be enough to cover the then applicable Guaranteed Minimum Income Benefit charge.


 If we impose this fee other than on a contract anniversary, then we will pro-rate it based on the portion of the contract year that has elapsed since the full annual fee was most recently deducted.


 Because the charge is calculated based on the average GMIB protected value, it does not increase or decrease based on changes to the annuity's Contract Value due to market performance. If the GMIB protected value increases, the dollar amount of the annual charge will increase, while a decrease in the GMIB protected value will decrease the dollar amount of the charge.

 The charge is deducted annually in arrears each contract year on the contract anniversary. We deduct the amount of the charge pro-rata from the Contract Value allocated to the variable investment options, the fixed interest rate options, and the market value adjustment option. In some states, we may deduct the charge for the Guaranteed Minimum Income Benefit in a different manner. No market value adjustment will apply to the portion of the charge deducted from the market value adjustment option. If you surrender your contract, begin receiving annuity payments under the GMIB or any other annuity payout option we make available during a contract year, or the GMIB terminates, we will deduct the charge for the portion of the contract year since the prior contract anniversary (or the contract date if in the first contract year). Upon a full withdrawal or if the Contract Value remaining after a partial withdrawal is not enough to cover the applicable Guaranteed Minimum Income Benefit charge, we will deduct the charge from the amount we pay you.


 The fact that we may impose the charge upon a full or partial withdrawal does not impair your right to make a withdrawal at the time of your choosing.

 We will not impose the Guaranteed Minimum Income Benefit charge after the income phase begins.

 INCOME APPRECIATOR BENEFIT CHARGE

 We will impose an additional charge if you choose the Income Appreciator Benefit. This is an annual charge equal to 0.25% of your Contract Value. The Income Appreciator Benefit charge is calculated:

..   on each contract anniversary,
..   on the annuity date,
..   upon the death of the sole owner or first-to-die of the owner or joint owner prior to the annuity date,
..   upon a full or partial withdrawal, and
..   upon a subsequent purchase payment.


 The fee is based on the Contract Value at the time of the calculation, and is prorated based on the portion of the contract year that has elapsed since the full annual fee was most recently deducted.


 Although the Income Appreciator Benefit charge may be calculated more often, it is deducted only:
..   on each contract anniversary,
..   on the annuity date,
..   upon the death of the sole owner or first-to-die of the owner or joint owner prior to the annuity date,
..   upon a full withdrawal, and

..   upon a partial withdrawal if the Contract Value remaining after such partial withdrawal is not enough to cover the then-applicable Income Appreciator Benefit charge.


 We reserve the right to calculate and deduct the fee more frequently than annually, such as quarterly.


 The Income Appreciator Benefit charge is deducted from each investment option in the same proportion that the amount allocated to the investment option bears to the total Contract Value. No market value adjustment will apply to the portion of the charge deducted from the market value adjustment option. Upon a full withdrawal, or if the Contract Value remaining after a partial withdrawal is not enough to cover the then-applicable Income Appreciator Benefit charge, the charge is deducted from the amount paid. The payment of the Income Appreciator Benefit charge will be deemed to be made from earnings for purposes of calculating other charges. THE FACT THAT WE MAY IMPOSE THE CHARGE UPON A FULL OR PARTIAL WITHDRAWAL DOES NOT IMPAIR YOUR RIGHT TO MAKE A WITHDRAWAL AT THE TIME OF YOUR CHOOSING.


 We do not assess this charge upon election of IAB Option 1, the completion of IAB Option 2 or 3, and upon annuitization. However, we do assess the IAB charge during the 10-year payment period contemplated by IAB Options 2 and 3. Moreover, you should realize that amounts credited to your Contract Value under IAB Option 3 increase the Contract Value, and because the IAB fee is a percentage of your Contract Value, the IAB fee may increase as a consequence of those additions.


 EARNINGS APPRECIATOR BENEFIT CHARGE

 We will impose an additional charge if you choose the Earnings Appreciator Benefit. The charge for this benefit is based on an annual rate of 0.30% of your Contract Value.


 We calculate the charge on each of the following events:
..   each contract anniversary,
..   on the annuity date,
..   upon death of the sole or first to die of the owner or joint owner prior to the annuity date,
..   upon a full or partial withdrawal, and
..   upon a subsequent purchase payment.


 The fee is based on the Contract Value at time of calculation and is pro-rated based on the portion of the contract year since the date that the Earnings Appreciator Benefit charge was last calculated.


 Although the Earnings Appreciator Benefit charge may be calculated more often, it is deducted only:
..   on each contract anniversary,
..   on the annuity date,
..   upon death of the sole owner or the first to die of the owner or joint owner prior to the annuity date,
..   upon a full withdrawal, and

..   upon a partial withdrawal if the Contract Value remaining after the partial withdrawal is not enough to cover the then applicable charge.

 We withdraw this charge from each investment option (including each guarantee period) in the same proportion that the amount allocated to the investment option bears to the total Contract Value. Upon a full withdrawal or if the Contract Value remaining after a partial withdrawal is not enough to cover the then-applicable Earnings Appreciator Benefit charge, we will deduct the charge from the amount we pay you. We will deem the payment of the Earnings Appreciator Benefit charge as made from earnings for purposes of calculating other charges.

 BENEFICIARY CONTINUATION OPTION CHARGES
 If your beneficiary takes the death benefit under the beneficiary continuation option, we deduct a Settlement Service Charge. The charge is assessed daily against the average assets allocated to the variable investment options, and is equal to an annual charge of 1.00%. In addition, the beneficiary will incur an annual maintenance fee equal to the lesser of $30 or 2% of contract value if the contract value is less than $25,000 at the time the fee is assessed. The fee will not apply if it is assessed 30 days prior to a surrender request. Finally, transfers in excess of 20 per year will incur a $10 transfer fee.


 TAXES ATTRIBUTABLE TO PREMIUM
 There may be federal, state and local premium based taxes applicable to your purchase payment. We are responsible for the payment of these taxes and may make a deduction from the value of the contract to pay some or all of these taxes. It is our current practice not to deduct a charge for state premium taxes until annuity payments begin. In the states that impose a premium tax on us, the current rates range up to 3.5%. It is also our current practice not to deduct a charge for the federal tax associated with deferred acquisition costs paid by us that are based on premium received. However, we reserve the right to charge the contract owner in the future for any such tax associated with deferred acquisition costs and any federal, state or local income, excise, business or any other type of tax measured by the amount of premium received by us.

 TRANSFER FEE

 You can make 12 free transfers every contract year. We measure a contract year from the date we issue your contract (contract date). If you make more than 12 transfers in a contract year (excluding Dollar Cost Averaging and Auto-Rebalancing), we will deduct a transfer fee of $25 for each additional transfer. We have the right to increase this fee up to a maximum of $30 per transfer, but we have no current plans to do so. We will deduct the transfer fee pro-rata from the investment options from which the transfer is made. The transfer fee is deducted before the market value adjustment, if any, is calculated. There is a different transfer fee under the beneficiary continuation option.


 COMPANY TAXES
 We pay company income taxes on the taxable corporate earnings created by this separate account product. While we may consider company income taxes when pricing our products, we do not currently include such income taxes in the tax charges you pay under the contract. We will periodically review the issue of charging for these taxes and may impose a charge in the future.

 In calculating our corporate income tax liability, we derive certain corporate income tax benefits associated with the investment of company assets, including separate account assets, which are treated as company assets under applicable income tax law. These benefits reduce our overall corporate income tax liability. Under current law, such benefits may include foreign tax credits and corporate dividend received deductions. We do not pass these tax benefits through to holders of the separate account annuity contracts because (i) the contract owners are not the owners of the assets generating these benefits under applicable income tax law and (ii) we do not currently include company income taxes in the tax charges you pay under the contract. We reserve the right to change these tax practices.

 UNDERLYING MUTUAL FUND FEES

 When you allocate a purchase payment or a transfer to the variable investment options, we in turn invest in shares of a corresponding underlying mutual fund. Those funds charge fees that are in addition to the contract-related fees described in this section. For 2006, the fees of these funds ranged from 0.37% to 1.19% annually. For certain funds, expenses are reduced pursuant to expense waivers and comparable arrangements. In general, these expense waivers and comparable arrangements are not guaranteed, and may be terminated at any time. For additional information about these fund fees, please consult the prospectuses for the funds.


 9: HOW CAN I ACCESS MY MONEY?

 You can Access Your Money by:
..   MAKING A WITHDRAWAL (EITHER PARTIAL OR FULL); OR
..   CHOOSING TO RECEIVE ANNUITY PAYMENTS DURING THE INCOME PHASE.

 WITHDRAWALS DURING THE ACCUMULATION PHASE
 When you make a full withdrawal, you will receive the value of your contract minus any applicable charges and fees. We will calculate the value of your contract and charges, if any, as of the date we receive your request in good order at the Prudential Annuity Service Center.


 Unless you tell us otherwise, any partial withdrawal and related withdrawal charges will be taken proportionately from all of the investment options you have selected. The minimum Contract Value that must remain in order to keep the contract in force after a withdrawal is $2,000. If you request a withdrawal amount that would reduce the Contract Value below this minimum, we will withdraw the maximum amount available that, with the withdrawal charge, would not reduce the Contract Value below such minimum.


 With respect to the variable investment options, we will generally pay the withdrawal amount, less any required tax withholding, within seven days after we receive a withdrawal request in good order. We will deduct applicable charges, if any, from the assets in your contract.


 With respect to the market value adjustment option, you may specify the guarantee period from which you would like to make a withdrawal. If you indicate that the withdrawal is to originate from the market value adjustment option, but you do not specify which guarantee period is to be involved, then we will take the withdrawal from the guarantee period that has the least time remaining until its maturity date. If you indicate that you wish to make a withdrawal, but do not specify the investment options to be involved, then we will take the withdrawal from your Contract Value on a pro rata basis from each investment option that you have. In that situation, we will aggregate the Contract Value in each of the guarantee periods that you have within the market value adjustment option for purposes of making that pro rata calculation. The portion of the withdrawal associated with the market value adjustment option then will be taken from the guarantee periods with the least amount of time remaining until the maturity date, irrespective of the original length of the guarantee period. You should be aware that a withdrawal may avoid a withdrawal charge based on the charge-free amount that we allow, yet still be subject to a market value adjustment.


 Income Taxes, Tax Penalties, and Certain Restrictions also may Apply to any Withdrawal. For a more Complete Explanation, See Section 10.

 AUTOMATED WITHDRAWALS
 We offer an automated withdrawal feature. This feature enables you to receive periodic withdrawals in monthly, quarterly, semiannual, or annual intervals. We will process your withdrawals at the end of the business day at the intervals you specify. We will continue at these intervals until you tell us otherwise. You can make withdrawals from any designated investment option or proportionally from all investment options (other than a guarantee period within the market value adjustment option). The minimum automated withdrawal amount you can make is generally $100. An assignment of the contract terminates any automated withdrawal program that you had in effect.

 Income Taxes, Tax Penalties, Withdrawal Charges, and Certain Restrictions may Apply to Automated Withdrawals. For a more Complete Explanation, See Section 10.

 8: WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS ANNUITY ONE 3 CONTRACT? continued

 SUSPENSION OF PAYMENTS OR TRANSFERS

 The SEC may require us to suspend or postpone payments made in connection with withdrawals or transfers for any period when:
..   The New York Stock Exchange is closed (other than customary weekend and holiday closings);
..   Trading on the New York Stock Exchange is restricted;
..   An emergency exists, as determined by the SEC, during which sales and redemptions of shares of the underlying mutual funds are not feasible or we cannot reasonably value the accumulation units; or
..   The SEC, by order, permits suspension or postponement of payments for the protection of owners.

 We expect to pay the amount of any withdrawal or process any transfer made from the fixed interest rate options promptly upon request.

 10: WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS ANNUITY ONE 3 CONTRACT?

 The tax considerations associated with the Strategic Partners Annuity One 3 contract vary depending on whether the contract is (i) owned by an individual and not associated with a tax-favored retirement plan (including contracts held by a non-natural person, such as a trust, acting as an agent for a natural person), or (ii) held under a tax-favored retirement plan. We discuss the tax considerations for these categories of contracts below. The discussion is general in nature and describes only federal income tax law (not state or other tax laws). It is based on current law and interpretations, which may change. The discussion includes a description of certain spousal rights under the contract and under tax-qualified plans. Our administration of such spousal rights and related tax reporting accords with our understanding of the Defense of Marriage Act (which defines a "marriage" as a legal union between a man and a woman and a "spouse" as a person of the opposite sex). The information provided is not intended as tax advice. You should consult with a qualified tax advisor for complete information and advice. References to purchase payments below relate to your cost basis in your contract. Generally, your cost basis in a contract not associated with a tax-favored retirement plan is the amount you pay into your contract, or into annuities exchanged for your contract, on an after-tax basis less any withdrawals of such payments.

 This contract may also be purchased as a non-qualified annuity (i.e., a contract not held under a tax-favored retirement plan) by a trust or custodial IRA, which can hold other permissible assets other than the annuity. The terms and administration of the trust or custodial account in accordance with the laws and regulations for IRAs, as applicable, are the responsibility of the applicable trustee or custodian.

 CONTRACTS OWNED BY INDIVIDUALS (NOT ASSOCIATED WITH TAX-FAVORED RETIREMENT
 PLANS)

 Taxes Payable by You
 We believe the contract is an annuity contract for tax purposes. Accordingly, as a general rule, you should not pay any tax until you receive money under the contract.

 Generally, annuity contracts issued by the same company (and affiliates) to you during the same calendar year must be treated as one annuity contract for purposes of determining the amount subject to tax under the rules described below.


 Charges for investment advisory fees that are taken from the contract are treated as a partial withdrawal from the contract and will be reported as such to the contract owner.


 It is possible that the Internal Revenue Service (IRS) would assert that some or all of the charges for the optional benefits under the contract such as the Guaranteed Minimum Death Benefit, should be treated for federal income tax purposes as a partial withdrawal from the contract. If this were the case, the charge for these benefits could be deemed a withdrawal and treated as taxable to the extent there are earnings in the contract. Additionally, for owners under age 59 1/2, the taxable income attributable to the charge for the benefit could be subject to a tax penalty.

 If the IRS determines that the charges for one or more benefits under the contract are taxable withdrawals, then the sole or surviving owner will be provided with a notice from us describing available alternatives regarding these benefits.

 Taxes on Withdrawals and Surrender

 If you make a withdrawal from your contract or surrender it before annuity payments begin, the amount you receive will be taxed as ordinary income, rather than as return of Purchase Payments, until all gain has been withdrawn. Once all gain has been withdrawn, payments will be treated as a nontaxable return of purchase payments until all purchase payments have been returned. After all purchase payments are returned, all subsequent amounts will be taxed as ordinary income. You will generally be taxed on any withdrawals from the contract while you are alive even if the withdrawal is paid to someone else. Withdrawals under any of the enhanced living benefit options or as a systematic payment are taxed under these rules.

 10: WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS ANNUITY ONE 3 CONTRACT? continued


 If you assign or pledge all or part of your contract as collateral for a loan, the part assigned generally will be treated as a withdrawal. Also, if you elect the interest payment option that we may offer, that election will be treated, for tax purposes, as surrendering your contract.

 If you transfer your contract for less than full consideration, such as by gift, you will trigger tax on any gain in the contract. This rule does not apply if you transfer the contract to your spouse or under most circumstances if you transfer the contract incident to divorce.

 Taxes on Annuity Payments
 A portion of each annuity payment you receive will be treated as a partial return of your purchase payments and will not be taxed. The remaining portion will be taxed as ordinary income. Generally, the nontaxable portion is determined by multiplying the annuity payment you receive by a fraction, the numerator of which is your purchase payments (less any amounts previously received tax-free) and the denominator of which is the total expected payments under the contract.

 After the full amount of your purchase payments have been recovered tax-free, the full amount of the annuity payments will be taxable. If annuity payments stop due to the death of the annuitant before the full amount of your purchase payments have been recovered, a tax deduction may be allowed for the unrecovered amount.

 Tax Penalty on Withdrawals and Annuity Payments
 Any taxable amount you receive under your contract may be subject to a 10% tax penalty. Amounts are not subject to this tax penalty if:
..   the amount is paid on or after you reach age 59 1/2 or die;
..   the amount received is attributable to your becoming disabled;
..   the amount paid or received is in the form of substantially equal payments not less frequently than annually (please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years. Modification of payments during that time period will generally result in retroactive application of the 10% tax penalty); or
..   the amount received is paid under an immediate annuity contract (in which annuity payments begin within one year of purchase).

 Special Rules in Relation to Tax-free Exchanges Under Section 1035
 Section 1035 of the Internal Revenue Code of 1986, as amended (Code) permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity. If the annuity is purchased through a tax-free exchange of a life insurance, annuity or endowment contract that was purchased prior to August 14, 1982, then any purchase payments made to the original contract prior to August 14, 1982 will be treated as made to the new contract prior to that date. (See "Federal Tax Status" in the Statement of Additional Information).

 Partial surrenders may be treated in the same way as tax-free 1035 exchanges of entire contracts, therefore avoiding current taxation of any gains in the contract as well as the 10% tax penalty on pre-age 59 1/2 withdrawals. The IRS has reserved the right to treat transactions it considers abusive as ineligible for this favorable partial 1035 exchange treatment. We do not know what transactions may be considered abusive. For example we do not know how the IRS may view early withdrawals or annuitizations after a partial exchange. In addition, it is unclear how the IRS will treat a partial exchange from a life insurance, endowment, or annuity contract into an immediate annuity. As of the date of this prospectus, we will accept a partial 1035 exchange from a non-qualified annuity into an immediate annuity as a "tax-free" exchange for future tax reporting purposes, except to the extent that we, as a reporting and withholding agent, believe that we would be expected to deem the transaction to be abusive. However, some insurance companies may not recognize these partial surrenders as tax-free exchanges and may report them as taxable distributions to the extent of any gain distributed as well as subjecting the taxable portion of the distribution to the 10% tax penalty. We strongly urge you to discuss any transaction of this type with your tax advisor before proceeding with the transaction.

 Taxes Payable by Beneficiaries
 The death benefit options are subject to income tax to the extent the distribution exceeds the cost basis in the contract. The value of the death benefit, as determined under federal law, is also included in the owner's estate.

 Generally, the same tax rules described above would also apply to amounts received by your beneficiary.


 Choosing any option other than a lump sum death benefit may defer taxes. Certain required minimum distribution provisions under the tax law apply upon your death, as discussed further below.

 Tax consequences to the beneficiary vary among the death benefit payment options.
..   Choice 1: The beneficiary is taxed on earnings in the contract.
..   Choice 2: The beneficiary is taxed as amounts are withdrawn (in this case earnings are treated as being distributed first).
..   Choice 3: The beneficiary is taxed on each payment (part will be treated as earnings and part as return of premiums).


 Considerations for Co-annuitants
 There may be adverse tax consequences if a Co-Annuitant succeeds an Annuitant when an Annuity is owned by a trust that is neither tax exempt nor qualifies for preferred treatment under certain sections of the Code. In general, the Code is designed to prevent indefinite deferral of tax. Continuing the benefit of tax deferral by naming one or more Co-Annuitants when an Annuity is owned by a non-qualified trust might be deemed an attempt to extend the tax deferral for an indefinite period. Therefore, adverse tax treatment may depend on the terms of the trust, who is named as Co-Annuitant, as well as the particular facts and circumstances. You should consult your tax advisor before naming a Co-Annuitant if you expect to use an Annuity in such a fashion.


 Reporting and Withholding on Distributions
 Taxable amounts distributed from your annuity contracts are subject to federal and state income tax reporting and withholding. In general, we will withhold federal income tax from the taxable portion of such distribution based on the type of distribution. In the case of an annuity or similar periodic payment, we will withhold as if you are a married individual with three exemptions unless you designate a different withholding status. In the case of all other distributions, we will withhold at a 10% rate. You may generally elect not to have tax withheld from your payments. An election out of withholding must be made on forms that we provide.

 State income tax withholding rules vary and we will withhold based on the rules of your State of residence. Special tax rules apply to withholding for nonresident aliens, and we generally withhold income tax for nonresident aliens at a 30% rate. A different withholding rate may be applicable to a nonresident alien based on the terms of an existing income tax treaty between the United States and the nonresident alien's country. Please refer to the CONTRACTS HELD BY TAX FAVORED PLANS section below for a discussion regarding withholding rules for tax favored plans (for example, an IRA).

 Regardless of the amount withheld by us, you are liable for payment of federal and state income tax on the taxable portion of annuity distributions. You should consult with your tax advisor regarding the payment of the correct amount of these income taxes and potential liability if you fail to pay such taxes.


 Entity Owners
 Where a contract is held by a non-natural person (e.g. a corporation), other than as an agent or nominee for a natural person (or in other limited circumstances), the contract will not be taxed as an annuity and increases in the value of the contract over its cost basis will be subject to tax annually.

 Where a contract is issued to a trust, and such trust is characterized as a grantor trust under the Internal Revenue Code, such contract shall not be considered to be held by a non-natural person and will be subject to the tax reporting and withholding requirements for contracts not held by tax favored plans.


 Annuity Qualification

 Diversification And Investor Control. In order to qualify for the tax rules applicable to annuity contracts described above, the assets underlying the variable investment options of the annuity contract must be diversified, according to certain rules under the Internal Revenue Code. Each portfolio is required to diversify its investments each quarter so that no more than 55% of the value of its assets is represented by any one investment, no more than 70% is represented by any two investments, no more than 80% is represented by any three investments, and no more than 90% is represented by any four investments. Generally, securities of a single issuer are treated as one investment and obligations of each U.S. Government agency and instrumentality (such as the Government National Mortgage Association) are treated as issued by separate issuers. In addition, any security issued, guaranteed or insured (to the extent so guaranteed or insured) by the United States or an instrumentality of the U.S. will be treated as a security issued by the U.S. Government or its instrumentality, where applicable. We believe the portfolios underlying the variable investment options of the Contract meet these diversification requirements.

 An additional requirement for qualification for the tax treatment described above is that we, and not you as the contract owner, must have sufficient control over the underlying assets to be treated as the owner of the underlying assets for tax purposes. While we also believe these investor control rules will be met, the Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable annuity. It is unclear whether such guidelines, if in fact promulgated, would have retroactive effect. It is also unclear what effect, if any, such guidelines may have on transfers between the investment options offered pursuant to this prospectus. We reserve the right to take any action, including modifications to your contract or the investment options, required to comply with such guidelines if promulgated. Any such changes will apply uniformly to affected owners and will be made with such notice to affected owners as is feasible under the circumstances.

 10: WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS ANNUITY ONE 3 CONTRACT? continued



 Required Distributions upon Your Death for Contracts Owned by Individuals (not associated with Tax-Favored Plans).
 If you die on or after the annuity date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death.

 If you die before the annuity date, the entire interest in the contract must be distributed within five years after the date of death or as periodic payments over a period not extending beyond the life or life expectancy of the designated beneficiary (provided such payments begin within one year of your death). Your designated beneficiary is the person to whom benefit rights under the contract pass by reason of death, and must be a natural person in order to elect a periodic payment option based on life expectancy or a period exceeding five years.

 Additionally, if the contract is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner.

 Changes in the Contract
 We reserve the right to make any changes we deem necessary to assure that the contract qualifies as an annuity contract for tax purposes. Any such changes will apply to all contract owners and you will be given notice to the extent feasible under the circumstances.


 Additional Information
 You should refer to the Statement of Additional Information if:


..   Your contract was issued in exchange for a contract containing purchase payments made before August 14, 1982.
..   You transfer your contract to, or designate, a beneficiary who is either
    37 1/2 years younger than you or a grandchild.

 CONTRACTS HELD BY TAX FAVORED PLANS
 The following discussion covers annuity contracts held under tax-favored retirement plans.

 Currently, the contract may be purchased for use in connection with individual retirement accounts and annuities (IRAs) which are subject to Sections 408(a) and 408(b) of the Code and Roth Individual Retirement Accounts (Roth IRAs) under Section 408A of the Code. This description assumes that you have satisfied the requirements for eligibility for these products.

 YOU SHOULD BE AWARE THAT TAX FAVORED PLANS SUCH AS IRAS GENERALLY PROVIDE TAX DEFERRAL REGARDLESS WHETHER THEY INVEST IN ANNUITY CONTRACTS. THIS MEANS THAT WHEN A TAX FAVORED PLAN INVESTS IN AN ANNUITY CONTRACT, IT GENERALLY DOES NOT RESULT IN ANY ADDITIONAL TAX DEFERRAL BENEFITS.

 Types of Tax Favored Plans
 IRAs. If you buy a contract for use as an IRA, we will provide you a copy of the prospectus and contract. The "IRA Disclosure Statement," attached to this prospectus, contains information about eligibility, contribution limits, tax particulars, and other IRA information. In addition to this information (some of which is summarized below), the IRS requires that you have a "free look" after making an initial contribution to the contract. During this time, you can cancel the contract by notifying us in writing, and we will refund all of the purchase payments under the contract (or, if provided by applicable state law, the amount your contract is worth, if greater), less any applicable federal and state income tax withholding.


 Contributions Limits/Rollovers. Because of the way the contract is designed, you may only purchase a contract for an IRA in connection with a "rollover" of amounts from a qualified retirement plan or transfer from another IRA, or if you are age 50 or older and by making a single contribution consisting of your IRA contributions and catch-up contributions attributable to the prior year and the current year during the period from January 1 to April 15 of the current year. You must make a minimum initial payment of $10,000 to purchase a contract. This minimum is greater than the maximum amount of any annual contribution allowed by law you may make to an IRA. For 2007, the limit is $4,000, increasing to $5,000 in 2008. After 2008, the contribution amount will be indexed for inflation. The tax law also provides for a catch-up provision for individuals who are age 50 and above, allowing these individuals an additional $1,000 contribution each year. The "rollover" rules under the Code are fairly technical; however, an individual (or his or her surviving spouse) may generally "roll over" certain distributions from tax favored retirement plans (either directly or within 60 days from the date of these distributions) if he or she meets the requirements for distribution. Once you buy the contract, you can make regular IRA contributions under the contract (to the extent permitted by law). However, if you make such regular IRA contributions, you should note that you will not be able to treat the contract as a "conduit IRA," which means that you will not retain possible favorable tax treatment if you subsequently "roll over" the contract funds originally derived from a qualified retirement plan into another Section 401(a) plan.

 Required Provisions. Contracts that are IRAs (or endorsements that are part of the contract) must contain certain provisions:
..   You, as owner of the contract, must be the "annuitant" under the contract
    (except in certain cases involving the division of property under a decree of divorce);
..   Your rights as owner are non-forfeitable;
..   You cannot sell, assign or pledge the contract, other than to Pruco Life;
..   The annual contribution you pay cannot be greater than the maximum amount allowed by law, including catch-up contributions if applicable (which does not include any rollover amounts);
..   The date on which required minimum distributions must begin cannot be later than April 1/st/ of the calendar year after the calendar year you turn age 70 1/2; and

..   Death and annuity payments must meet required minimum distribution provisions under the tax law.


 Usually, the full amount of any distribution from an IRA (including a distribution from this contract) which is not a rollover is taxable. As taxable income, these distributions are subject to the general tax withholding rules described earlier. In addition to this normal tax liability, you may also be liable for the following, depending on your actions:
..   A 10% "early distribution penalty";
..   Liability for "prohibited transactions" if you, for example, borrow against the value of an IRA; or
..   Failure to take a minimum distribution.

 Roth IRAs. Like standard IRAs, income within a Roth IRA accumulates tax-free, and contributions are subject to specific limits. Roth IRAs have, however, the following differences:
..   Contributions to a Roth IRA cannot be deducted from your gross income;
..   "Qualified distributions" from a Roth IRA are excludable from gross income.
    A "qualified distribution" is a distribution that satisfies two requirements: (1) the distribution must be made (a) after the owner of the IRA attains age 59 1/2; (b) after the owner's death; (c) due to the owner's disability; or (d) for a qualified first time homebuyer distribution within the meaning of Section 72(t)(2)(F) of the Code; and (2) the distribution must be made in the year that is at least five tax years after the first year for which a contribution was made to any Roth IRA established for the owner or five years after a rollover, transfer, or conversion was made from a traditional IRA to a Roth IRA. Distributions from a Roth IRA that are not qualified distributions will be treated as made first from contributions and then from earnings, and earnings will be taxed generally in the same manner as distributions from a traditional IRA; and
..   If eligible (including meeting income limitations and earnings requirements), you may make contributions to a Roth IRA after attaining age 70 1/2, and distributions are not required to begin upon attaining such age or at any time thereafter.

 The "IRA Disclosure Statement" attached to this prospectus contains some additional information on Roth IRAs.


 Because the contract's minimum initial payment of $10,000 is greater than the maximum annual contribution permitted to be made to a Roth IRA, you may only purchase the contract for a Roth IRA in connection with a "rollover" or "conversion" of amounts of a traditional IRA, conduit IRA, or another Roth IRA, or if you are age 50 or older and by making a single contribution consisting of your Roth IRA contributions and catch-up contributions attributable to the prior year and the current year during the period from January 1 to April 15 of the current year. The Code permits persons who meet certain income limitations (generally, adjusted gross income under $100,000 who are not married filing a separate return), and who receive certain qualifying distributions from such non-Roth IRAs, to directly rollover or make, within 60 days, a "rollover" of all or any part of the amount of such distribution to a Roth IRA which they establish. Beginning January 2008, an individual receiving an eligible rollover distribution from a qualified plan can directly rollover contributions to a Roth IRA, subject to the same income limits. This conversion triggers current taxation (but is not subject to a 10% early distribution penalty). Once the contract has been purchased, regular Roth IRA contributions will be accepted to the extent permitted by law.


 In addition, as of January 1, 2006, an individual receiving an eligible rollover distribution from a designated Roth account under an employer plan may roll over the distribution to a Roth IRA. If you are considering rolling over funds from your Roth account under an employer plan, please contact your Financial Professional prior to purchase to confirm whether such rollovers are being accepted.


 Required Minimum Distributions and Payment Options
 If you hold the contract under an IRA (or other tax-favored plan), IRS required minimum distribution provisions must be satisfied. This means that generally payments must start by April 1 of the year after the year you reach age 70 1/2 and must be made for each year thereafter. Roth IRAs are not subject to these rules during the owner's lifetime. The amount of the payment must at least equal the minimum required under the IRS rules. Several choices are available for calculating the minimum amount. More information on the mechanics of this calculation is available on request. Please contact us a reasonable time before the IRS deadline so that a timely distribution is made. Please note that there is a 50% tax penalty on the amount of any minimum distribution not made in a timely manner.

 Effective in 2006, in accordance with recent changes in laws and regulations, required minimum distributions will be calculated based on the sum of the Contract Value and the actuarial value of any additional death benefits and benefits from optional riders

 10: WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS ANNUITY ONE 3 CONTRACT? continued


 that you have purchased under the contract. As a result, the required minimum distributions may be larger than if the calculation were based on the Contract Value only, which may in turn result in an earlier (but not before the required beginning date) distribution of amounts under the contract and an increased amount of taxable income distributed to the contract owner, and a reduction of death benefits and the benefits of any optional riders.

 You can use the minimum distribution option to satisfy the IRS required minimum distribution provisions for this contract without either beginning annuity payments or surrendering the contract. We will distribute to you this minimum distribution amount, less any other partial withdrawals that you made during the year.


 Although the IRS rules determine the required amount to be distributed from your IRA each year, certain payment alternatives are still available to you. If you own more than one IRA, you can choose to satisfy your minimum distribution requirement for each of your IRAs by withdrawing that amount from any of your IRAs. Similar rules apply if you inherit more than one Roth IRA from the same owner.


 Required Distributions upon Your Death for Qualified Contracts Held by Tax Favored Plans
 Upon your death under an IRA, 403(b) or other "qualified investment", the designated beneficiary may generally elect to continue the contract and receive required minimum distributions under the contract instead of receiving the death benefit in a single payment. The available payment options will depend on whether you die before the date required minimum distributions under the Code were required to begin, whether you have named a designated beneficiary and whether that beneficiary is your surviving spouse.

  . If you die after a designated beneficiary has been named, the death benefit must be distributed by December 31/st/ of the year including the five year anniversary of the date of death, or as periodic payments not extending beyond the life or life expectancy of the designated beneficiary (as long as payments begin by December 31/st/ of the year following the year of death). However, if your surviving spouse is the beneficiary, the death benefit can be paid out over the life or life expectancy of your spouse with such payments beginning no later than December 31/st/ of the year following the year of death or December 31/st/ of the year in which you would have reached age 70 1/2, which ever is later. Additionally, if the contract is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner.
  . If you die before a designated beneficiary is named and before the date required minimum distributions must begin under the Code, the death benefit must be paid out by December 31st of the year including the five year anniversary of the date of death. For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31st of the year following the year of death, such contract is deemed to have no designated beneficiary.
  . If you die before a designated beneficiary is named and after the date required minimum distributions must begin under the Code, the death benefit must be paid out at least as rapidly as under the method then in effect. For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31/st/ of the year following the year of death, such contract is deemed to have no designated beneficiary,

 A beneficiary has the flexibility to take out more each year than mandated under the required minimum distribution rules.

 Until withdrawn, amounts in an IRA, 403(b) or other "qualified investment" continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the minimum distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation.

 For a Roth IRA, if death occurs before the entire interest is distributed, the death benefit must be distributed under the same rules applied to IRAs where death occurs before the date required minimum distributions must begin under the Code.


 Penalty for Early Withdrawals
 You may owe a 10% tax penalty on the taxable part of distributions received from an IRA or Roth IRA before you attain age 59 1/2.

 Amounts are not subject to this tax penalty if:
..   the amount is paid on or after you reach age 59 1/2 or die;
..   the amount received is attributable to your becoming disabled; or
..   the amount paid or received is in the form of substantially equal payments not less frequently than annually (please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years. Modification of payments during that time period will generally result in retroactive application of the 10% tax penalty).

 Other exceptions to this tax may apply. You should consult your tax advisor for further details.

 Withholding
 Unless you elect otherwise, we will withhold federal income tax from the taxable portion of such distribution at an appropriate percentage. The rate of withholding on annuity payments where no mandatory withholding is required is determined on the basis of the withholding certificate that you file with us. If you do not file a certificate, we will automatically withhold federal taxes on the following basis:
..   For any annuity payments not subject to mandatory withholding, you will have taxes withheld by us as if you are a married individual, with three exemptions; and
..   For all other distributions, we will withhold at a 10% rate.

 We will provide you with forms and instructions concerning the right to elect that no amount be withheld from payments in the ordinary course. However, you should know that, in any event, you are liable for payment of federal income taxes on the taxable portion of the distributions, and you should consult with your tax advisor to find out more information on your potential liability if you fail to pay such taxes.


 ERISA Requirements

 ERISA (the "Employee Retirement Income Security Act of 1974") and the Code prevent a fiduciary and other "parties in interest" with respect to a plan (and, for these purposes, an IRA would also constitute a "plan") from receiving any benefit from any party dealing with the plan, as a result of the sale of the contract. Administrative exemptions under ERISA generally permit the sale of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the contract. This information has to do primarily with the fees, charges, discounts and other costs related to the contract, as well as any commissions paid to any agent selling the contract.

 Information about any applicable fees, charges, discounts, penalties or adjustments may be found under Section 8, "What Are The Expenses Associated With The Strategic Partners Annuity One 3 Contract?"

 Information about sales representatives and commissions may be found under "Other Information" and "Sale And Distribution Of The Contract" in Section 11.


 Please consult with your tax advisor if you have any questions about ERISA and these disclosure requirements.


 Additional Information
 For additional information about federal tax law requirements applicable to tax favored plans, see the "IRA Disclosure Statement," attached to this prospectus.

 11: OTHER INFORMATION

 PRUCO LIFE INSURANCE COMPANY
 Pruco Life Insurance Company (Pruco Life) is a stock life insurance company which was organized on December 23, 1971 under the laws of the State of Arizona. It is licensed to sell life insurance and annuities in the District of Columbia, Guam and in all states except New York.

 Pruco Life is a wholly-owned subsidiary of The Prudential Insurance Company of America (Prudential), a New Jersey stock life insurance company that has been doing business since October 13, 1875. Prudential is an indirect wholly-owned subsidiary of Prudential Financial, Inc. (Prudential Financial), a New Jersey insurance holding company. As Pruco Life's ultimate parent, Prudential Financial exercises significant influence over the operations and capital structure of Pruco Life and Prudential. However, neither Prudential Financial, Prudential, nor any other related company has any legal responsibility to pay amounts that Pruco Life may owe under the contract.


 Pruco Life publishes annual and quarterly reports that are filed with the SEC. These reports contain financial information about Pruco Life that is annually audited by independent accountants. Pruco's Life annual report for the year ended December 31, 2006, together with subsequent periodic reports that Pruco Life files with the SEC, are incorporated by reference into this prospectus. You can obtain copies, at no cost, of any and all of this information, including the Pruco Life annual report that is not ordinarily mailed to contract owners, the more current reports and any subsequently filed documents at no cost by contacting us at the address or telephone number listed on the cover. The SEC file number for Pruco Life is 811-07325. You may read and copy any filings made by Pruco Life with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling (202) 551-8090. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

 11: OTHER INFORMATION  continued


 THE SEPARATE ACCOUNT
 We have established a separate account, the Pruco Life Flexible Premium Variable Annuity Account (separate account), to hold the assets that are associated with the variable annuity contracts. The separate account was established under Arizona law on June 16, 1995, and is registered with the SEC under the Investment Company Act of 1940 as a unit investment trust, which is a type of investment company. The assets of the separate account are held in the name of Pruco Life and legally belong to us. These assets are kept separate from all of our other assets and may not be charged with liabilities arising out of any other business we may conduct. More detailed information about Pruco Life, including its audited consolidated financial statements, is provided in the Statement of Additional Information.

 SALE AND DISTRIBUTION OF THE CONTRACT
 Prudential Investment Management Services LLC (PIMS), a wholly-owned subsidiary of Prudential Financial, Inc., is the distributor and principal underwriter of the securities offered through this prospectus. PIMS acts as the distributor of a number of annuity contracts and life insurance products we offer.

 PIMS's principal business address is 100 Mulberry Street, Newark, New Jersey 07102-4077. PIMS is registered as a broker/dealer under the Securities Exchange Act of 1934 (Exchange Act) and is a member of the National Association of Securities Dealers, Inc. (NASD).

 The contract is offered on a continuous basis. PIMS enters into distribution agreements with broker/dealers who are registered under the Exchange Act and with entities that may offer the contract but are exempt from registration (firms). Applications for the contract are solicited by registered representatives of those firms. Such representatives will also be our appointed insurance agents under state insurance law. In addition, PIMS may offer the contract directly to potential purchasers.


 Commissions are paid to firms on sales of the contract according to one or more schedules. The individual representative will receive a portion of the compensation, depending on the practice of his or her firm. Commissions are generally based on a percentage of purchase payments made, up to a maximum of 8%. Alternative compensation schedules are available that provide a lower initial commission plus ongoing annual compensation based on all or a portion of Contract Value. We may also provide compensation to the distributing firm for providing ongoing service to you in relation to the contract. Commissions and other compensation paid in relation to the contract do not result in any additional charge to you or to the separate account.

 In addition, in an effort to promote the sale of our products (which may include the placement of Pruco Life and/or the contract on a preferred or recommended company or product list and/or access to the firm's registered representatives), we or PIMS may enter into compensation arrangements with certain broker/dealer firms with respect to certain or all registered representatives of such firms under which such firms may receive separate compensation or reimbursement for, among other things, training of sales personnel and/or marketing and/or administrative services and/or other services they provide to us or our affiliates. These services may include, but are not limited to: educating customers of the firm on the contract's features; conducting due diligence and analysis; providing office access, operations and systems support; holding seminars intended to educate registered representatives and make them more knowledgeable about the contract; providing a dedicated marketing coordinator; providing priority sales desk support; and providing expedited marketing compliance approval to PIMS. Further information about the firms that are part of these compensation arrangements appears in the Statement of Additional Information, which is available without charge upon request.


 To the extent permitted by NASD rules and other applicable laws and regulations, PIMS may pay or allow other promotional incentives or payments in the form of cash or non-cash compensation. These arrangements may not be offered to all firms and the terms of such arrangements may differ between firms.

 You should note that firms and individual registered representatives and branch managers within some firms participating in one of these compensation arrangements might receive greater compensation for selling the contract than for selling a different contract that is not eligible for these compensation arrangements. While compensation is generally taken into account as an expense in considering the charges applicable to a contract product, any such compensation will be paid by us or PIMS and will not result in any additional charge to you. Your registered representative can provide you with more information about the compensation arrangements that apply upon the sale of the contract.

 LITIGATION


 Pruco Life is subject to legal and regulatory actions in the ordinary course of its businesses, which may include class action lawsuits. Pending legal and regulatory actions include proceedings relating to aspects of the businesses and operations that are specific to Pruco Life and that are typical of the businesses in which Pruco Life operates. Class action and individual lawsuits may involve a variety of issues and/or allegations, which include sales practices, underwriting practices, claims payment and procedures, premium charges, policy servicing and breach of fiduciary duties to customers. Pruco Life may also be subject to litigation arising out of its general business activities, such as its investments and third party contracts. In certain of these matters, the plaintiffs may seek large and/or indeterminate amounts, including punitive or exemplary damages.

 Stewart v. Prudential, et al. is a lawsuit brought in the Circuit Court of the First Judicial District of Hinds County, Mississippi by the beneficiaries of an alleged life insurance policy against Pruco Life and Prudential. The complaint alleges that the Prudential defendants acted in bad faith when they failed to pay a death benefit on an alleged contract of insurance that was never delivered. In February 2006, the jury awarded the plaintiffs $1.4 million in compensatory damages and $35 million in punitive damages. Motions for a new trial, judgment notwithstanding the verdict and remittitur, were denied in June 2006. Pruco Life's appeal with the Mississippi Supreme Court is pending.

 Pruco Life's litigation and regulatory matters are subject to many uncertainties, and given the complexity and scope, the outcomes cannot be predicted. It is possible that the results of operations or the cash flow of Pruco Life in a particular quarterly or annual period could be materially affected by an ultimate unfavorable resolution of litigation and regulatory matters, depending, in part, upon the results of operations or cash flow for such period. Management believes, however, that the ultimate outcome of all pending litigation and regulatory matters, after consideration of applicable reserves and rights to indemnification, should not have a material adverse effect on Pruco Life's financial position.


 ASSIGNMENT

 In general, you can assign the contract at any time during your lifetime. If you do so, we will reset the death benefit to equal the Contract Value on the date the assignment occurs. For details, see Section 4, "What Is The Death Benefit?" We will not be bound by the assignment until we receive written notice. We will not be liable for any payment or other action we take in accordance with the contract if that action occurs before we receive notice of the assignment. An assignment, like any other change in ownership, may trigger a taxable event. If you assign the contract, that assignment will result in the termination of any automated withdrawal program that had been in effect. If the new owner wants to re-institute an automated withdrawal program, then he/she needs to submit the forms that we require, in good order.


 If the contract is issued under a qualified plan, there may be limitations on your ability to assign the contract. For further information please speak to your representative.

 FINANCIAL STATEMENTS
 The financial statements of the separate account and Pruco Life, the co-issuer of the Strategic Partners Annuity One 3 contract, are included in the Statement of Additional Information.

 STATEMENT OF ADDITIONAL INFORMATION

 Contents:
..   Company
..   Experts
..   Principal Underwriter
..   Payments Made to Promote Sale of Our Products
..   Allocation of Initial Purchase Payment
..   Determination of Accumulation Unit Values
..   Federal Tax Status
..   State Specific Variations
..   Financial Statements
..   Separate Account Financial Information
..   Company Financial Information

 HOUSEHOLDING
 To reduce costs, we now send only a single copy of prospectuses and shareholder reports to each consenting household, in lieu of sending a copy to each contract owner that resides in the household. If you are a member of such a household, you should be aware that you can revoke your consent to householding at any time, and begin to receive your own copy of prospectuses and shareholder reports, by calling (877) 778-5008.

 11: OTHER INFORMATION continued


 MARKET VALUE ADJUSTMENT FORMULA

 General Formula
 The formula under which Pruco Life calculates the market value adjustment applicable to a full or partial surrender, annuitization, or settlement under the market value adjustment option is set forth below. The market value adjustment is expressed as a multiplier factor. That is, the Contract Value after the market value adjustment ("MVA"), but before any withdrawal charge, is as follows: Contract Value (after MVA) = Contract Value (before MVA) X (1 +
 MVA). The MVA itself is calculated as follows:


                                           --                          --
                                    MVA =    (       1 + I     )/N/12/   -1
                                                 ---------
                                                 1 + J + .0025
                                           -                           -


              where:  I  = the guaranteed credited interest rate
                           (annual effective) for the given
                           contract at the time of withdrawal or
                           annuitization or settlement.

                      J  = the current credited interest rate
                           offered on new money at the time of
                           withdrawal or annuitization or
                           settlement for a guarantee period of
                           equal length to the number of whole
                           years remaining in the Contract's
                           current guarantee period plus one
                           year.

                      N  = equals the remaining number of months
                           in the contract's current guarantee
                           period (rounded up) at the time of
                           withdrawal or annuitization or
                           settlement.

 Pennsylvania Formula
 We use the same MVA formula with respect to contracts issued in Pennsylvania as the general formula, except that "J" in the formula above uses an interpolated rate as the current credited interest rate. Specifically, "J" is the interpolated current credited interest rate offered on new money at the time of withdrawal, annuitization, or settlement. The interpolated value is calculated using the following formula:

 m/365 X (n + 1) year rate + (365 - m)/365 X n year rate,

 where "n" equals the number of whole years remaining in the Contract's current guarantee period, and "m" equals the number of days remaining in year "n" of the current guarantee period.

 Indiana Formula
 We use the following MVA formula for contracts issued in Indiana:


                                               --                  --
                                        MVA =    (   1 + I )/N/12/   -1
                                                     ---
                                                     1 + J
                                               -                   -


 The variables I, J and N retain the same definitions as the general formula.

 Market Value Adjustment Example
 (ALL STATES EXCEPT INDIANA AND PENNSYLVANIA)

 The following will illustrate the application of the Market Value Adjustment. For simplicity, surrender charges are ignored in this example.

 Positive market value adjustment
..   Suppose a contract owner made an invested purchase payment of $10,000 on
    July 1, 2005 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2007. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.
..   On May 1, 2007 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 5%.

 The following computations would be made:
 1) Determine the Market Value Adjustment factor.

                                  N  =    38
                                  I  =  6% (0.06)
                                  J  =  5% (0.05)

 The MVA factor calculation would be: [(1.06)/(1.05 + 0.0025)] to the (38/12) power -1 = 0.02274

 2) Multiply the Contract Value by the factor calculated in Step 1.

 $11,127.11 X 0.02274 = $253.03

 3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

 $11,127.11 + $253.03 = $11,380.14

 The MVA may not always be positive. Here is an example where it is negative.

..   Suppose a contract owner made an invested purchase payment of $10,000 on
    July 1, 2005 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2007. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.
..   On May 1, 2007 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 7%.

 The following computations would be made:
 1) Determine the Market Value Adjustment factor.

                                  N  =    38
                                  I  =  6% (0.06)
                                  J  =  7% (0.07)

 The MVA factor calculation would be: [(1.06)/(1.07 + 0.0025)] to the (38/12) power -1 = -0.03644

 2) Multiply the Contract Value by the factor calculated in Step 1.

 $11,127.11 X (-0.03644) = -$405.47

 3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

 $11,127.11 + (-$405.47) = $10,721.64

 Market Value Adjustment Example
 (PENNSYLVANIA)

 The following will illustrate the application of the Market Value Adjustment. For simplicity, surrender charges are ignored in this example.

 Positive market value adjustment
..   Suppose a contract owner made an invested purchase payment of $10,000 on
    July 1, 2005 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2007. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.
..   On May 1, 2007 the interest rate declared by Pruco Life for a guarantee period of 3 years (the number of whole years remaining) is 4%, and for a guarantee period of 4 years (the number of whole years remaining plus 1) is 5%.

 11: OTHER INFORMATION continued


 The following computations would be made:
 1) Determine the Market Value Adjustment factor.

                                 N  =    38
                                 I  =  6% (0.06)
                                 J  =  [(61/365)
                                                X 0.05] + [((365 - 61)/365) X 0.04] = 0.0417

 The MVA factor calculation would be: [(1.06)/(1.0417 + 0.0025)] to the (38/12) power -1 = 0.04871

 2) Multiply the Contract Value by the factor calculated in Step 1.

 $11,127.11 X 0.04871 = $542.00

 3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

 $11,127.11 + $542.00 = $11,669.11

 The MVA may not always be positive. Here is an example where it is negative.

..   Suppose a contract owner made an invested purchase payment of $10,000 on
    July 1, 2005 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2007. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.
..   On May 1, 2007 the interest rate declared by Pruco Life for a guarantee period of 3 years (the number of whole years remaining) is 7%, and for a guarantee period of 4 years (the number of whole years remaining plus 1) is 8%.

 The following computations would be made:
 1) Determine the Market Value Adjustment factor.

                                 N  =    38
                                 I  =  6% (0.06)
                                 J  =  [(61/365)
                                                X 0.08] + [((365 - 61)/365) X 0.07] = 0.0717

 The MVA factor calculation would be: [(1.06)/(1.0717 + 0.0025)] to the (38/12) power - 1 = -0.04126

 2) Multiply the Contract Value by the factor calculated in Step 1.

 $11,127.11 X (-0.04126) = -$459.10

 3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

 $11,127.11 + (-$459.10) = $10,668.01

 Market Value Adjustment Example
 (INDIANA)

 The following will illustrate the application of the Market Value Adjustment. For simplicity, surrender charges are ignored in this example.

 Positive market value adjustment
..   Suppose a contract owner made an invested purchase payment of $10,000 on
    July 1, 2005 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2007. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.
..   On May 1, 2007 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 5%.

 The following computations would be made:
 1) Determine the Market Value Adjustment factor.

                                  N  =    38
                                  I  =  6% (0.06)
                                  J  =  5% (0.05)

 The MVA factor calculation would be: [(1.06)/(1.05)] to the (38/12) power -1 = 0.03047

 2) Multiply the Contract Value by the factor calculated in Step 1.

 $11,127.11 X 0.03047 = $339.04

 3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

 $11,127.11 + $339.04 = $11,466.15

 The MVA may not always be positive. Here is an example where it is negative.

..   Suppose a contract owner made an invested purchase payment of $10,000 on
    July 1, 2005 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2007. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.
..   On May 1, 2007 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 7%.

 The following computations would be made:
 1) Determine the Market Value Adjustment factor.

                                  N  =    38
                                  I  =  6% (0.06)
                                  J  =  7% (0.07)

 The MVA factor calculation would be: [(1.06)/(1.07)] to the (38/12) power -1 = -0.02930

 2) Multiply the Contract Value by the factor calculated in Step 1.

 $11,127.11 X (-0.02930) = -$326.02

 3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

 $11,127.11 + (-$326.02) = $10,801.09

                     APPENDIX A - ACCUMULATION UNIT VALUES


 As we have indicated throughout this prospectus, the Strategic Partners Annuity One 3 Variable Annuity is a contract that allows you to select or decline any of several features that carries with it a specific asset-based charge. We maintain a unique unit value corresponding to each combination of such contract features. Here we depict the historical unit values corresponding to the contract features bearing the highest and lowest combinations of asset-based charges. The remaining unit values appear in the Statement of Additional Information, which you may obtain free of charge, by calling (888) PRU-2888 or by writing to us at the Prudential Annuity Service Center, P.O. Box 7960, Philadelphia, PA 19176. As discussed in the prospectus, if you select certain optional benefits (e.g., Lifetime Five), we limit the investment options to which you may allocate your Contract Value. In certain of these accumulation unit value tables, we set forth accumulation unit values that assume election of one or more of such optional benefits and allocation of Contract Value to portfolios that currently are not permitted as part of such optional benefits. Such unit values are set forth for general reference purposes only, and are not intended to indicate that such portfolios may be acquired along with those optional benefits.

                (Contract w/o Credit, Base Death Benefit 1.40)



------------------------------------------------------------------------------------------------------
                                                                                       Number of
                                                   Accumulation     Accumulation      Accumulation
                                                   Unit Value at    Unit Value at Units Outstanding at
SP Annuity One 3                                Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------------------------
Jennison Portfolio
    1/6/2003* to 12/31/2003                          $1.01724         $1.24006         2,381,401
    1/1/2004 to 12/31/2004                           $1.24006         $1.34066         4,524,803
    1/1/2005 to 12/31/2005                           $1.34066         $1.51459         4,956,862
    1/1/2006 to 12/31/2006                           $1.51459         $1.52034         4,998,903
------------------------------------------------------------------------------------------------------
Prudential Equity Portfolio
    1/6/2003* to 12/31/2003                          $1.01834         $1.25778         1,368,678
    1/1/2004 to 12/31/2004                           $1.25778         $1.36350         2,684,031
    1/1/2005 to 12/31/2005                           $1.36350         $1.49905         4,101,155
    1/1/2006 to 12/31/2006                           $1.49905         $1.66417         4,091,488
------------------------------------------------------------------------------------------------------
Prudential Global Portfolio
    1/6/2003* to 12/31/2003                          $1.00588         $1.28481           805,296
    1/1/2004 to 12/31/2004                           $1.28481         $1.38861         1,508,350
    1/1/2005 to 12/31/2005                           $1.38861         $1.58951         1,710,458
    1/1/2006 to 12/31/2006                           $1.58951         $1.87567         1,660,403
------------------------------------------------------------------------------------------------------
Prudential Money Market Portfolio
    1/6/2003* to 12/31/2003                           $0.9997         $0.99449         2,049,651
    1/1/2004 to 12/31/2004                           $0.99449         $0.99063         2,305,599
    1/1/2005 to 12/31/2005                           $0.99063         $1.00520         2,461,350
    1/1/2006 to 12/31/2006                           $1.00520         $1.03840         3,178,584
------------------------------------------------------------------------------------------------------
Prudential Stock Index Portfolio
    1/6/2003* to 12/31/2003                          $1.02199         $1.22414         3,356,056
    1/1/2004 to 12/31/2004                           $1.22414         $1.33335         6,275,540
    1/1/2005 to 12/31/2005                           $1.33335         $1.37464         7,333,743
    1/1/2006 to 12/31/2006                           $1.37464         $1.56643         7,169,693
------------------------------------------------------------------------------------------------------
Prudential Value Portfolio
    1/6/2003* to 12/31/2003                          $1.02526         $1.22392           900,360
    1/1/2004 to 12/31/2004                           $1.22392         $1.40386         2,404,499
    1/1/2005 to 12/31/2005                           $1.40386         $1.61508         3,335,527
    1/1/2006 to 12/31/2006                           $1.61508         $1.91044         3,740,472
------------------------------------------------------------------------------------------------------
SP Aggressive Growth Asset Allocation Portfolio
    1/6/2003* to 12/31/2003                          $1.01313         $1.27916         1,545,924
    1/1/2004 to 12/31/2004                           $1.27916         $1.44765         4,414,881
    1/1/2005 to 12/31/2005                           $1.44765         $1.57741         5,640,314
    1/1/2006 to 12/31/2006                           $1.57741         $1.77768         5,283,029

----------------------------------------------------------------------------------------------------------
                                                                                           Number of
                                                       Accumulation     Accumulation      Accumulation
                                                       Unit Value at    Unit Value at Units Outstanding at
                                                    Beginning of Period End of Period    End of Period
----------------------------------------------------------------------------------------------------------
SP AIM Aggressive Growth Portfolio
    1/6/2003* to 12/31/2003                              $1.01134         $1.22149            436,202
    1/1/2004 to 12/31/2004                               $1.22149         $1.34749            936,271
    1/1/2005 to 4/29/2005                                $1.34749         $1.24414                  0
----------------------------------------------------------------------------------------------------------
SP AIM Core Equity Portfolio
    1/6/2003* to 12/31/2003                              $1.01232         $1.19626            301,134
    1/1/2004 to 12/31/2004                               $1.19626         $1.28343            837,364
    1/1/2005 to 12/31/2005                               $1.28343         $1.32432            965,159
    1/1/2006 to 12/31/2006                               $1.32432         $1.51572            827,880
----------------------------------------------------------------------------------------------------------
SP T. Rowe Price Large-Cap Growth Portfolio
    1/6/2003* to 12/31/2003                              $1.01908         $1.17938          1,236,101
    1/1/2004 to 12/31/2004                               $1.17938         $1.23406          2,216,249
    1/1/2005 to 12/31/2005                               $1.23406         $1.41770          2,320,476
    1/1/2006 to 12/31/2006                               $1.41770         $1.48086          2,445,987
----------------------------------------------------------------------------------------------------------
SP Balanced Asset Allocation Portfolio
    1/6/2003* to 12/31/2003                              $1.00979         $1.19393         12,267,993
    1/1/2004 to 12/31/2004                               $1.19393         $1.30793         26,018,065
    1/1/2005 to 12/31/2005                               $1.30793         $1.38790         33,510,409
    1/1/2006 to 12/31/2006                               $1.38790         $1.51519         30,348,691
----------------------------------------------------------------------------------------------------------
SP Conservative Asset Allocation Portfolio
    1/6/2003* to 12/31/2003                              $1.00745         $1.13654          7,810,706
    1/1/2004 to 12/31/2004                               $1.13654         $1.22048         20,504,877
    1/1/2005 to 12/31/2005                               $1.22048         $1.27471         24,154,580
    1/1/2006 to 12/31/2006                               $1.27471         $1.36612         23,527,407
----------------------------------------------------------------------------------------------------------
SP Davis Value Portfolio
    1/6/2003* to 12/31/2003                              $1.00887         $1.24835          3,564,458
    1/1/2004 to 12/31/2004                               $1.24835         $1.38531          6,407,256
    1/1/2005 to 12/31/2005                               $1.38531         $1.49631          6,823,589
    1/1/2006 to 12/31/2006                               $1.49631         $1.69738          6,608,881
----------------------------------------------------------------------------------------------------------
SP Small-Cap Value Portfolio
    1/6/2003* to 12/31/2003                              $1.01511         $1.29026          2,793,324
    1/1/2004 to 12/31/2004                               $1.29026         $1.53570          6,372,012
    1/1/2005 to 12/31/2005                               $1.53570         $1.58443          7,198,239
    1/1/2006 to 12/31/2006                               $1.58443         $1.79078          6,637,398
----------------------------------------------------------------------------------------------------------
SP Growth Asset Allocation Portfolio
    1/6/2003* to 12/31/2003                              $1.01135         $1.23975          7,383,151
    1/1/2004 to 12/31/2004                               $1.23975         $1.38211         19,325,934
    1/1/2005 to 12/31/2005                               $1.38211         $1.48911         23,285,380
    1/1/2006 to 12/31/2006                               $1.48911         $1.65769         22,269,583
----------------------------------------------------------------------------------------------------------
SP Large Cap Value Portfolio
    1/6/2003* to 12/31/2003                              $1.02725         $1.21457          1,098,747
    1/1/2004 to 12/31/2004                               $1.21457         $1.41041          1,973,944
    1/1/2005 to 12/31/2005                               $1.41041         $1.48345          2,568,911
    1/1/2006 to 12/31/2006                               $1.48345         $1.73324          2,256,401
----------------------------------------------------------------------------------------------------------
SP International Value Portfolio
  (formerly, SP LSV International Value Portfolio)
    1/6/2003* to 12/31/2003                              $1.01281         $1.23393          1,148,393
    1/1/2004 to 12/31/2004                               $1.23393         $1.40924          2,233,253
    1/1/2005 to 12/31/2005                               $1.40924         $1.58122          2,606,065
    1/1/2006 to 12/31/2006                               $1.58122         $2.01320          2,743,549

---------------------------------------------------------------------------------------------------------
                                                                                          Number of
                                                      Accumulation     Accumulation      Accumulation
                                                      Unit Value at    Unit Value at Units Outstanding at
SP Annuity One 3                                   Beginning of Period End of Period    End of Period
---------------------------------------------------------------------------------------------------------
SP MFS Capital Opportunities Portfolio
    1/6/2003* to 12/31/2003                              $1.02112         $1.20717           455,643
    1/1/2004 to 12/31/2004                               $1.20717         $1.33789           972,645
    1/1/2005 to 4/29/2005                                $1.33789         $1.25025                 0
---------------------------------------------------------------------------------------------------------
SP Mid Cap Growth Portfolio
    1/6/2003* to 12/31/2003                              $1.00463         $1.33928           846,352
    1/1/2004 to 12/31/2004                               $1.33928         $1.57888         2,103,385
    1/1/2005 to 12/31/2005                               $1.57888         $1.63898         3,625,123
    1/1/2006 to 12/31/2006                               $1.63898         $1.58504         3,322,902
---------------------------------------------------------------------------------------------------------
SP PIMCO High Yield Portfolio
    1/6/2003* to 12/31/2003                              $1.00530         $1.19841         3,514,084
    1/1/2004 to 12/31/2004                               $1.19841         $1.29196         7,294,050
    1/1/2005 to 12/31/2005                               $1.29196         $1.32558         8,189,606
    1/1/2006 to 12/31/2006                               $1.32558         $1.43180         7,543,576
---------------------------------------------------------------------------------------------------------
SP PIMCO Total Return Portfolio
    1/6/2003* to 12/31/2003                              $1.00076         $1.04684         9,081,987
    1/1/2004 to 12/31/2004                               $1.04684         $1.08689        15,192,943
    1/1/2005 to 12/31/2005                               $1.08689         $1.09767        17,074,503
    1/1/2006 to 12/31/2006                               $1.09767         $1.12250        17,153,661
---------------------------------------------------------------------------------------------------------
SP Prudential U.S. Emerging Growth Portfolio
    1/6/2003* to 12/31/2003                              $1.01864         $1.36653         1,350,535
    1/1/2004 to 12/31/2004                               $1.36653         $1.63587         2,782,102
    1/1/2005 to 12/31/2005                               $1.63587         $1.90014         3,759,244
    1/1/2006 to 12/31/2006                               $1.90014         $2.05363         3,618,481
---------------------------------------------------------------------------------------------------------
SP Small-Cap Growth Portfolio
    1/6/2003* to 12/31/2003                              $1.01406         $1.30191           453,998
    1/1/2004 to 12/31/2004                               $1.30191         $1.27212         1,180,076
    1/1/2005 to 12/31/2005                               $1.27212         $1.28565         1,407,515
    1/1/2006 to 12/31/2006                               $1.28565         $1.42492         1,449,680
---------------------------------------------------------------------------------------------------------
SP Strategic Partners Focused Growth Portfolio
    1/6/2003* to 12/31/2003                              $1.01518         $1.19388           620,221
    1/1/2004 to 12/31/2004                               $1.19388         $1.30209           976,074
    1/1/2005 to 12/31/2005                               $1.30209         $1.47863         1,062,759
    1/1/2006 to 12/31/2006                               $1.47863         $1.44859         1,110,143
---------------------------------------------------------------------------------------------------------
SP Technology Portfolio
    1/6/2003* to 12/31/2003                              $1.03407         $1.34037           281,067
    1/1/2004 to 12/31/2004                               $1.34037         $1.32188           625,708
    1/1/2005 to 4/29/2005                                $1.32188         $1.18074                 0
---------------------------------------------------------------------------------------------------------
SP International Growth Portfolio
 (formerly, SP William Blair International Growth
 Portfolio)
    1/6/2003* to 12/31/2003                              $1.01151         $1.35112           959,373
    1/1/2004 to 12/31/2004                               $1.35112         $1.55290         1,816,111
    1/1/2005 to 12/31/2005                               $1.55290         $1.78245         2,169,905
    1/1/2006 to 12/31/2006                               $1.78245         $2.12789         2,341,853
---------------------------------------------------------------------------------------------------------
AST Advanced Strategies Portfolio
    3/20/2006* to 12/31/2006                             $9.99886        $10.68260             8,911
---------------------------------------------------------------------------------------------------------
AST Aggressive Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                             $9.99886         $9.99933             3,576
    1/1/2006 to 12/31/2006                               $9.99933        $11.40838           119,649
---------------------------------------------------------------------------------------------------------
AST Alger All-Cap Growth Portfolio
    3/14/2005* to 12/02/2005                            $10.09338        $11.73323                 0
---------------------------------------------------------------------------------------------------------
AST AllianceBernstein Core Value Portfolio
    3/14/2005* to 12/31/2005                            $10.07970        $10.33229             1,646
    1/1/2006 to 12/31/2006                              $10.33229        $12.36530             6,319

------------------------------------------------------------------------------------------------------------
                                                                                             Number of
                                                         Accumulation     Accumulation      Accumulation
                                                         Unit Value at    Unit Value at Units Outstanding at
SP Annuity One 3                                      Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------------------------------
AST AllianceBernstein Growth & Income Portfolio
    3/14/2005* to 12/31/2005                               $10.05481        $10.28681           4,368
    1/1/2006 to 12/31/2006                                 $10.28681        $11.89718          15,304
------------------------------------------------------------------------------------------------------------
AST AllianceBernstein Growth + Value Portfolio
    3/14/2005* to 12/02/2005                               $10.05009        $11.34495               0
------------------------------------------------------------------------------------------------------------
AST AllianceBernstein Managed Index 500 Portfolio
    3/14/2005* to 12/31/2005                               $10.04988        $10.42169           9,629
    1/1/2006 to 12/31/2006                                 $10.42169        $11.57321          14,460
------------------------------------------------------------------------------------------------------------
AST American Century Income & Growth Portfolio
    3/14/2005* to 12/31/2005                               $10.06658        $10.35426           6,955
    1/1/2006 to 12/31/2006                                 $10.35426        $11.93304          28,450
------------------------------------------------------------------------------------------------------------
AST American Century Strategic Allocation Portfolio
 (formerly, AST American Century Strategic Balanced
 Portfolio)
    3/14/2005* to 12/31/2005                               $10.04202        $10.33700           1,647
    1/1/2006 to 12/31/2006                                 $10.33700        $11.18026           4,965
------------------------------------------------------------------------------------------------------------
AST Balanced Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                $9.99886        $10.01933          41,437
    1/1/2006 to 12/31/2006                                 $10.01933        $11.04402         468,013
------------------------------------------------------------------------------------------------------------
AST Capital Growth Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                $9.99886        $10.00933           3,150
    1/1/2006 to 12/31/2006                                 $10.00933        $11.22130         261,959
------------------------------------------------------------------------------------------------------------
AST Cohen & Steers Realty Portfolio
    3/14/2005* to 12/31/2005                               $10.14710        $12.04155           7,726
    1/1/2006 to 12/31/2006                                 $12.04155        $16.23834          27,937
------------------------------------------------------------------------------------------------------------
AST Conservative Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                $9.99886        $10.02932           5,075
    1/1/2006 to 12/31/2006                                 $10.02932        $10.93553         231,745
------------------------------------------------------------------------------------------------------------
AST DeAM Large-Cap Value Portfolio
    3/14/2005* to 12/31/2005                               $10.08492        $10.73678           4,470
    1/1/2006 to 12/31/2006                                 $10.73678        $12.88954          23,163
------------------------------------------------------------------------------------------------------------
AST Neuberger Berman Small-Cap Growth Portfolio
  (formerly, AST DeAM Small-Cap Growth Portfolio)
    3/14/2005* to 12/31/2005                               $10.01133        $10.33264           3,220
    1/1/2006 to 12/31/2006                                 $10.33264        $10.98080           6,732
------------------------------------------------------------------------------------------------------------
AST DeAM Small-Cap Value Portfolio
    3/14/2005* to 12/31/2005                               $10.04570        $10.03757          10,009
    1/1/2006 to 12/31/2006                                 $10.03757        $11.87455          14,889
------------------------------------------------------------------------------------------------------------
AST Federated Aggressive Growth Portfolio
    3/14/2005* to 12/31/2005                                $9.99886        $10.98052          10,883
    1/1/2006 to 12/31/2006                                 $10.98052        $12.22751          24,187
------------------------------------------------------------------------------------------------------------
AST First Trust Capital Appreciation Target Portfolio
    3/20/2006* to 12/31/2006                                $9.99886        $10.50452          24,905
------------------------------------------------------------------------------------------------------------
AST First Trust Balanced Target Portfolio
    3/20/2006* to 12/31/2006                                $9.99886        $10.60336           8,925
------------------------------------------------------------------------------------------------------------
AST UBS Dynamic Alpha Portfolio
  (formerly, AST Global Allocation Portfolio)
    3/14/2005* to 12/31/2005                               $10.01541        $10.64464             397
    1/1/2006 to 12/31/2006                                 $10.64464        $11.66754             889
------------------------------------------------------------------------------------------------------------
AST Goldman Sachs Concentrated Growth Portfolio
    3/14/2005* to 12/31/2005                               $10.03302        $10.78065           5,713
    1/1/2006 to 12/31/2006                                 $10.78065        $11.69442          17,915
------------------------------------------------------------------------------------------------------------
AST High Yield Portfolio
    3/14/2005* to 12/31/2005                                $9.97681         $9.87825          13,582
    1/1/2006 to 12/31/2006                                  $9.87825        $10.75063          26,283
------------------------------------------------------------------------------------------------------------
AST Goldman Sachs Mid-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                                $9.99886        $10.60000          15,282
    1/1/2006 to 12/31/2006                                 $10.60000        $11.11019          28,015

----------------------------------------------------------------------------------------------------
                                                                                     Number of
                                                 Accumulation     Accumulation      Accumulation
                                                 Unit Value at    Unit Value at Units Outstanding at
                                              Beginning of Period End of Period    End of Period
----------------------------------------------------------------------------------------------------
AST JPMorgan International Equity Portfolio
    3/14/2005* to 12/31/2005                        $9.91389        $10.67460           6,403
    1/1/2006 to 12/31/2006                         $10.67460        $12.92733          29,504
----------------------------------------------------------------------------------------------------
AST Large-Cap Value Portfolio
    3/14/2005* to 12/31/2005                       $10.07726        $10.57804          19,588
    1/1/2006 to 12/31/2006                         $10.57804        $12.35800          30,809
----------------------------------------------------------------------------------------------------
AST Lord Abbett Bond Debenture Portfolio
    3/14/2005* to 12/31/2005                        $9.99886         $9.96977          12,066
    1/1/2006 to 12/31/2006                          $9.96977        $10.79596          20,384
----------------------------------------------------------------------------------------------------
AST Marsico Capital Growth Portfolio
    3/14/2005* to 12/31/2005                       $10.12625        $10.92526          23,473
    1/1/2006 to 12/31/2006                         $10.92526        $11.55444          44,652
----------------------------------------------------------------------------------------------------
AST MFS Global Equity Portfolio
    3/14/2005* to 12/31/2005                        $9.96626        $10.49866           6,432
    1/1/2006 to 12/31/2006                         $10.49866        $12.87030          13,260
----------------------------------------------------------------------------------------------------
AST MFS Growth Portfolio
    3/14/2005* to 12/31/2005                       $10.03693        $10.78089           8,370
    1/1/2006 to 12/31/2006                         $10.78089        $11.65979          14,872
----------------------------------------------------------------------------------------------------
AST Mid-Cap Value Portfolio
    3/14/2005* to 12/31/2005                       $10.06503        $10.37369           5,745
    1/1/2006 to 12/31/2006                         $10.37369        $11.68807          10,198
----------------------------------------------------------------------------------------------------
AST Neuberger Berman Mid-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                       $10.05576        $11.35869          20,075
    1/1/2006 to 12/31/2006                         $11.35869        $12.77698          39,746
----------------------------------------------------------------------------------------------------
AST Neuberger Berman Mid-Cap Value Portfolio
    3/14/2005* to 12/31/2005                       $10.02196        $10.90682          36,991
    1/1/2006 to 12/31/2006                         $10.90682        $11.91306          55,946
----------------------------------------------------------------------------------------------------
AST PIMCO Limited Maturity Bond Portfolio
    3/14/2005* to 12/31/2005                        $9.99886        $10.07733          18,139
    1/1/2006 to 12/31/2006                         $10.07733        $10.31847          35,541
----------------------------------------------------------------------------------------------------
AST Preservation Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                        $9.99886        $10.03931          16,239
    1/1/2006 to 12/31/2006                         $10.03931        $10.68916          53,179
----------------------------------------------------------------------------------------------------
AST Small-Cap Value Portfolio
    3/14/2005* to 12/31/2005                       $10.04866        $10.66828           9,025
    1/1/2006 to 12/31/2006                         $10.66828        $12.63027          22,602
----------------------------------------------------------------------------------------------------
AST T. Rowe Price Asset Allocation Portfolio
    3/14/2005* to 12/31/2005                       $10.02867        $10.37610          15,317
    1/1/2006 to 12/31/2006                         $10.37610        $11.51159          59,405
----------------------------------------------------------------------------------------------------
AST T. Rowe Price Global Bond Portfolio
    3/14/2005* to 12/31/2005                        $9.94939         $9.46839          12,121
    1/1/2006 to 12/31/2006                          $9.46839         $9.92364          28,674
----------------------------------------------------------------------------------------------------
AST T. Rowe Price Natural Resources Portfolio
    3/14/2005* to 12/31/2005                       $10.00286        $11.76236          93,690
    1/1/2006 to 12/31/2006                         $11.76236        $13.44068         151,231
----------------------------------------------------------------------------------------------------
Gartmore GVIT Developing Markets Fund
    3/14/2005* to 12/31/2005                        $9.88103        $12.08600          18,558
    1/1/2006 to 12/31/2006                         $12.08600        $16.04073          30,757

-----------------------------------------------------------------------------------------------
                                                                                Number of
                                            Accumulation     Accumulation      Accumulation
                                            Unit Value at    Unit Value at Units Outstanding at
                                         Beginning of Period End of Period    End of Period
-----------------------------------------------------------------------------------------------
Janus Aspen Large Cap Growth Portfolio -
 Service Shares
    1/6/2003* to 12/31/2003                   $1.02245         $1.24622          208,132
    1/1/2004 to 12/31/2004                    $1.24622         $1.28061          415,826
    1/1/2005 to 12/31/2005                    $1.28061         $1.31370          497,033
    1/1/2006 to 12/31/2006                    $1.31370         $1.43985          593,263



 * As applicable, date that portfolio was first offered in the product and/or this charge combination first appeared.

                         (HDV, and Lifetime Five 2.60)



------------------------------------------------------------------------------------------------------
                                                                                       Number of
                                                   Accumulation     Accumulation      Accumulation
                                                   Unit Value at    Unit Value at Units Outstanding at
                                                Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------------------------
Jennison Portfolio
    3/14/2005* to 12/31/2005                         $10.06129        $11.73220                0
    1/1/2006 to 12/31/2006                           $11.73220        $11.64007                0
------------------------------------------------------------------------------------------------------
Prudential Equity Portfolio
    3/14/2005* to 12/31/2005                         $10.04766        $11.02297                0
    1/1/2006 to 12/31/2006                           $11.02297        $12.09475                0
------------------------------------------------------------------------------------------------------
Prudential Global Portfolio
    3/14/2005* to 12/31/2005                          $9.98583        $11.25921                0
    1/1/2006 to 12/31/2006                           $11.25921        $13.13104                0
------------------------------------------------------------------------------------------------------
Prudential Money Market Portfolio
    3/14/2005* to 12/31/2005                          $9.99976        $10.04005                0
    1/1/2006 to 12/31/2006                           $10.04005        $10.25107                0
------------------------------------------------------------------------------------------------------
Prudential Stock Index Portfolio
    3/14/2005* to 12/31/2005                         $10.05581        $10.30897                0
    1/1/2006 to 12/31/2006                           $10.30897        $11.61033                0
------------------------------------------------------------------------------------------------------
Prudential Value Portfolio
    3/14/2005* to 12/31/2005                         $10.03716        $11.18056                0
    1/1/2006 to 12/31/2006                           $11.18056        $13.07076                0
------------------------------------------------------------------------------------------------------
SP Aggressive Growth Asset Allocation Portfolio
    3/14/2005* to 12/31/2005                         $10.03156        $10.90725                0
    1/1/2006 to 12/31/2006                           $10.90725        $12.14908                0
------------------------------------------------------------------------------------------------------
SP AIM Aggressive Growth Portfolio
    3/14/2005* to 4/29/2005                          $10.06851         $9.47818                0
------------------------------------------------------------------------------------------------------
SP AIM Core Equity Portfolio
    3/14/2005* to 12/31/2005                         $10.02484        $10.16588                0
    1/1/2006 to 12/31/2006                           $10.16588        $11.49937                0
------------------------------------------------------------------------------------------------------
SP T. Rowe Price Large-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                         $10.02984        $12.04891                0
    1/1/2006 to 12/31/2006                           $12.04891        $12.43868                0
------------------------------------------------------------------------------------------------------
SP Balanced Asset Allocation Portfolio
    3/14/2005* to 12/31/2005                         $10.01681        $10.60008        2,803,554
    1/1/2006 to 12/31/2006                           $10.60008        $11.43660        2,710,795
------------------------------------------------------------------------------------------------------
SP Conservative Asset Allocation Portfolio
    3/14/2005* to 12/31/2005                         $10.00686        $10.42969          699,364
    1/1/2006 to 12/31/2006                           $10.42969        $11.04731          718,462
------------------------------------------------------------------------------------------------------
SP Davis Value Portfolio
    3/14/2005* to 12/31/2005                         $10.02477        $10.55480                0
    1/1/2006 to 12/31/2006                           $10.55480        $11.83364                0

----------------------------------------------------------------------------------------------------------
                                                                                           Number of
                                                       Accumulation     Accumulation      Accumulation
                                                       Unit Value at    Unit Value at Units Outstanding at
SP Annuity One 3                                    Beginning of Period End of Period    End of Period
----------------------------------------------------------------------------------------------------------
SP Small-Cap Value Portfolio
    3/14/2005* to 12/31/2005                             $10.05698        $10.43562                0
    1/1/2006 to 12/31/2006                               $10.43562        $11.65712                0
----------------------------------------------------------------------------------------------------------
SP Growth Asset Allocation Portfolio
    3/14/2005* to 12/31/2005                             $10.02869        $10.76609        3,674,148
    1/1/2006 to 12/31/2006                               $10.76609        $11.84613        3,563,629
----------------------------------------------------------------------------------------------------------
SP Large Cap Value Portfolio
    3/14/2005* to 12/31/2005                             $10.07548        $10.41036                0
    1/1/2006 to 12/31/2006                               $10.41036        $12.02174                0
----------------------------------------------------------------------------------------------------------
SP International Value Portfolio
  (formerly, SP LSV International Value Portfolio)
    3/14/2005* to 12/31/2005                              $9.91187        $10.59302                0
    1/1/2006 to 12/31/2006                               $10.59302        $13.32951                0
----------------------------------------------------------------------------------------------------------
SP MFS Capital Opportunities Portfolio
    3/14/2005* to 4/29/2005                              $10.05569         $9.59841                0
----------------------------------------------------------------------------------------------------------
SP Mid Cap Growth Portfolio
    3/14/2005* to 12/31/2005                             $10.02797        $10.62046                0
    1/1/2006 to 12/31/2006                               $10.62046        $10.15083                0
----------------------------------------------------------------------------------------------------------
SP PIMCO High Yield Portfolio
    3/14/2005* to 12/31/2005                              $9.98863        $10.06754                0
    1/1/2006 to 12/31/2006                               $10.06754        $10.74615                0
----------------------------------------------------------------------------------------------------------
SP PIMCO Total Return Portfolio
    3/14/2005* to 12/31/2005                              $9.99789        $10.09857                0
    1/1/2006 to 12/31/2006                               $10.09857        $10.20537                0
----------------------------------------------------------------------------------------------------------
SP Prudential U.S. Emerging Growth Portfolio
    3/14/2005* to 12/31/2005                             $10.03548        $11.66658                0
    1/1/2006 to 12/31/2006                               $11.66658        $12.46174                0
----------------------------------------------------------------------------------------------------------
SP Small-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                             $10.03010        $10.44213                0
    1/1/2006 to 12/31/2006                               $10.44213        $11.43885                0
----------------------------------------------------------------------------------------------------------
SP Strategic Partners Focused Growth Portfolio
    3/14/2005* to 12/31/2005                             $10.07330        $11.90839                0
    1/1/2006 to 12/31/2006                               $11.90839        $11.53055                0
----------------------------------------------------------------------------------------------------------
SP Technology Portfolio
    3/14/2005* to 4/29/2005                              $10.04283         $9.58487                0
----------------------------------------------------------------------------------------------------------
SP International Growth Portfolio
 (formerly, SP William Blair International Growth
 Portfolio)
    3/14/2005* to 12/31/2005                              $9.92605        $11.22029                0
    1/1/2006 to 12/31/2006                               $11.22029        $13.23866                0
----------------------------------------------------------------------------------------------------------
AST Advanced Strategies Portfolio
    3/20/2006* to 12/31/2006                              $9.99789        $10.58428        1,368,561
----------------------------------------------------------------------------------------------------------
AST Aggressive Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                              $9.99789         $9.99030                0
    1/1/2006 to 12/31/2006                                $9.99030        $11.26518                0
----------------------------------------------------------------------------------------------------------
AST Alger All-Cap Growth Portfolio
    3/14/2005* to 12/02/2005                             $10.09241        $11.63321                0
----------------------------------------------------------------------------------------------------------
AST AllianceBernstein Core Value Portfolio
    3/14/2005* to 12/31/2005                             $10.07873        $10.23479                0
    1/1/2006 to 12/31/2006                               $10.23479        $12.10594                0
----------------------------------------------------------------------------------------------------------
AST AllianceBernstein Growth & Income Portfolio
    3/14/2005* to 12/31/2005                             $10.05384        $10.18979                0
    1/1/2006 to 12/31/2006                               $10.18979        $11.64751                0
----------------------------------------------------------------------------------------------------------
AST AllianceBernstein Growth + Value Portfolio
    3/14/2005* to 12/02/2005                             $10.04912        $11.24827                0

------------------------------------------------------------------------------------------------------------
                                                                                             Number of
                                                         Accumulation     Accumulation      Accumulation
                                                         Unit Value at    Unit Value at Units Outstanding at
SP Annuity One 3                                      Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------------------------------
AST AllianceBernstein Managed Index 500 Portfolio
    3/14/2005* to 12/31/2005                               $10.04891        $10.32343                0
    1/1/2006 to 12/31/2006                                 $10.32343        $11.33031                0
------------------------------------------------------------------------------------------------------------
AST American Century Income & Growth Portfolio
    3/14/2005* to 12/31/2005                               $10.06561        $10.25648                0
    1/1/2006 to 12/31/2006                                 $10.25648        $11.68252                0
------------------------------------------------------------------------------------------------------------
AST American Century Strategic Allocation Portfolio
 (formerly, AST American Century Strategic Balanced
 Portfolio)
    3/14/2005* to 12/31/2005                               $10.04106        $10.23948                0
    1/1/2006 to 12/31/2006                                 $10.23948        $10.94561                0
------------------------------------------------------------------------------------------------------------
AST Balanced Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                $9.99789        $10.01025          329,867
    1/1/2006 to 12/31/2006                                 $10.01025        $10.90518        4,050,210
------------------------------------------------------------------------------------------------------------
AST Capital Growth Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                $9.99789        $10.00027          264,281
    1/1/2006 to 12/31/2006                                 $10.00027        $11.08024        6,134,343
------------------------------------------------------------------------------------------------------------
AST Cohen & Steers Realty Portfolio
    3/14/2005* to 12/31/2005                               $10.14613        $11.92816                0
    1/1/2006 to 12/31/2006                                 $11.92816        $15.89804                0
------------------------------------------------------------------------------------------------------------
AST Conservative Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                $9.99789        $10.02023           14,495
    1/1/2006 to 12/31/2006                                 $10.02023        $10.79817          782,409
------------------------------------------------------------------------------------------------------------
AST DeAM Large-Cap Value Portfolio
    3/14/2005* to 12/31/2005                               $10.08395        $10.63555                0
    1/1/2006 to 12/31/2006                                 $10.63555        $12.61910                0
------------------------------------------------------------------------------------------------------------
AST Neuberger Berman Small-Cap Growth Portfolio
  (formerly, AST DeAM Small-Cap Growth Portfolio)
    3/14/2005* to 12/31/2005                               $10.01036        $10.23522                0
    1/1/2006 to 12/31/2006                                 $10.23522        $10.75030                0
------------------------------------------------------------------------------------------------------------
AST DeAM Small-Cap Value Portfolio
    3/14/2005* to 12/31/2005                               $10.04473         $9.94281                0
    1/1/2006 to 12/31/2006                                  $9.94281        $11.62528                0
------------------------------------------------------------------------------------------------------------
AST Federated Aggressive Growth Portfolio
    3/14/2005* to 12/31/2005                                $9.99789        $10.87710                0
    1/1/2006 to 12/31/2006                                 $10.87710        $11.97093                0
------------------------------------------------------------------------------------------------------------
AST First Trust Capital Appreciation Target Portfolio
    3/20/2006* to 12/31/2006                                $9.99789        $10.40773          619,984
------------------------------------------------------------------------------------------------------------
AST First Trust Balanced Target Portfolio
    3/20/2006* to 12/31/2006                                $9.99789        $10.50581          457,279
------------------------------------------------------------------------------------------------------------
AST UBS Dynamic Alpha Portfolio
  (formerly, AST Global Allocation Portfolio)
    3/14/2005* to 12/31/2005                               $10.01445        $10.54432                0
    1/1/2006 to 12/31/2006                                 $10.54432        $11.42284                0
------------------------------------------------------------------------------------------------------------
AST Goldman Sachs Concentrated Growth Portfolio
    3/14/2005* to 12/31/2005                               $10.03205        $10.67907                0
    1/1/2006 to 12/31/2006                                 $10.67907        $11.44914                0
------------------------------------------------------------------------------------------------------------
AST High Yield Portfolio
    3/14/2005* to 12/31/2005                                $9.97584         $9.78498                0
    1/1/2006 to 12/31/2006                                  $9.78498        $10.52499                0
------------------------------------------------------------------------------------------------------------
AST Goldman Sachs Mid-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                                $9.99789        $10.50002                0
    1/1/2006 to 12/31/2006                                 $10.50002        $10.87698                0
------------------------------------------------------------------------------------------------------------
AST JPMorgan International Equity Portfolio
    3/14/2005* to 12/31/2005                                $9.91292        $10.57386                0
    1/1/2006 to 12/31/2006                                 $10.57386        $12.65607                0
------------------------------------------------------------------------------------------------------------
AST Large-Cap Value Portfolio
    3/14/2005* to 12/31/2005                               $10.07630        $10.47827                0
    1/1/2006 to 12/31/2006                                 $10.47827        $12.09868                0

----------------------------------------------------------------------------------------------------
                                                                                     Number of
                                                 Accumulation     Accumulation      Accumulation
                                                 Unit Value at    Unit Value at Units Outstanding at
                                              Beginning of Period End of Period    End of Period
----------------------------------------------------------------------------------------------------
AST Lord Abbett Bond Debenture Portfolio
    3/14/2005* to 12/31/2005                        $9.99789         $9.87561               0
    1/1/2006 to 12/31/2006                          $9.87561        $10.56925               0
----------------------------------------------------------------------------------------------------
AST Marsico Capital Growth Portfolio
    3/14/2005* to 12/31/2005                       $10.12528        $10.82204               0
    1/1/2006 to 12/31/2006                         $10.82204        $11.31183               0
----------------------------------------------------------------------------------------------------
AST MFS Global Equity Portfolio
    3/14/2005* to 12/31/2005                        $9.96529        $10.39968               0
    1/1/2006 to 12/31/2006                         $10.39968        $12.60029               0
----------------------------------------------------------------------------------------------------
AST MFS Growth Portfolio
    3/14/2005* to 12/31/2005                       $10.03596        $10.67928               0
    1/1/2006 to 12/31/2006                         $10.67928        $11.41513               0
----------------------------------------------------------------------------------------------------
AST Mid-Cap Value Portfolio
    3/14/2005* to 12/31/2005                       $10.06406        $10.27587               0
    1/1/2006 to 12/31/2006                         $10.27587        $11.44280               0
----------------------------------------------------------------------------------------------------
AST Neuberger Berman Mid-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                       $10.05479        $11.25162               0
    1/1/2006 to 12/31/2006                         $11.25162        $12.50869               0
----------------------------------------------------------------------------------------------------
AST Neuberger Berman Mid-Cap Value Portfolio
    3/14/2005* to 12/31/2005                       $10.02100        $10.80397               0
    1/1/2006 to 12/31/2006                         $10.80397        $11.66305               0
----------------------------------------------------------------------------------------------------
AST PIMCO Limited Maturity Bond Portfolio
    3/14/2005* to 12/31/2005                        $9.99789         $9.98223               0
    1/1/2006 to 12/31/2006                          $9.98223        $10.10175               0
----------------------------------------------------------------------------------------------------
AST Preservation Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                        $9.99789        $10.03022               0
    1/1/2006 to 12/31/2006                         $10.03022        $10.55495         166,747
----------------------------------------------------------------------------------------------------
AST Small-Cap Value Portfolio
    3/14/2005* to 12/31/2005                       $10.04770        $10.56766               0
    1/1/2006 to 12/31/2006                         $10.56766        $12.36528               0
----------------------------------------------------------------------------------------------------
AST T. Rowe Price Asset Allocation Portfolio
    3/14/2005* to 12/31/2005                       $10.02771        $10.27832               0
    1/1/2006 to 12/31/2006                         $10.27832        $11.27006          29,105
----------------------------------------------------------------------------------------------------
AST T. Rowe Price Global Bond Portfolio
    3/14/2005* to 12/31/2005                        $9.94843         $9.37907               0
    1/1/2006 to 12/31/2006                          $9.37907         $9.71544               0
----------------------------------------------------------------------------------------------------
AST T. Rowe Price Natural Resources Portfolio
    3/14/2005* to 12/31/2005                       $10.00189        $11.65151               0
    1/1/2006 to 12/31/2006                         $11.65151        $13.15868               0
----------------------------------------------------------------------------------------------------
Gartmore GVIT Developing Markets Fund
    3/14/2005* to 12/31/2005                        $9.88006        $11.97195               0
    1/1/2006 to 12/31/2006                         $11.97195        $15.70405               0
----------------------------------------------------------------------------------------------------
Janus Aspen Large Cap Growth Portfolio -
 Service Shares
    3/14/2005* to 12/31/2005                       $10.04383        $10.31860               0
    1/1/2006 to 12/31/2006                         $10.31860        $11.17733               0



 * As applicable, date that portfolio was first offered in the product and/or this charge combination first appeared.

       APPENDIX B - SELECTING THE VARIABLE ANNUITY THAT'S RIGHT FOR YOU

 Within the Strategic Partners(SM) family of annuities, we offer several different deferred variable annuity products. These annuities are issued by Pruco Life Insurance Company (in New York, by Pruco Life Insurance Company of New Jersey). Not all of these annuities may be available to you due to state approval or broker-dealer offerings. You can verify which of these annuities is available to you by asking your registered representative, or by calling us at (888) PRU-2888. For comprehensive information about each of these annuities, please consult the prospectus for the annuity.

 Each annuity has different features and benefits that may be appropriate for you, based on your individual financial situation and how you intend to use the annuity.

 The different features and benefits may include variations on your ability to access funds in your annuity without the imposition of a withdrawal charge as well as different ongoing fees and charges you pay while your contract remains in force. Additionally, differences may exist in various optional benefits such as guaranteed living benefits or death benefit protection.

 Among the factors you should consider when choosing which annuity product may be most appropriate for your individual needs are the following:
..   Your age;
..   The amount of your investment and any planned future deposits into the annuity;
..   How long you intend to hold the annuity (also referred to as investment time horizon);
..   Your desire to make withdrawals from the annuity;
..   Your investment return objectives;
..   The effect of optional benefits that may be elected; and
..   Your desire to minimize costs and/or maximize return associated with the annuity.

 The following chart sets forth the prominent features of each Strategic Partners variable annuity. The availability of optional features, such as those noted in the chart, may increase the cost of the contract. Therefore, you should carefully consider which features you plan to use when selecting your annuity.


 In addition to the chart, we set out below certain hypothetical illustrations that reflect the Contract Value and surrender value of each variable annuity over a variety of holding periods. These charts are meant to reflect how your annuities can grow or decrease depending on market conditions and the comparable value of each of the annuities (which reflects the charges associated with the annuities) under the assumptions noted. In comparing the values within the illustrations, a number of distinctions are evident. To fully appreciate these distinctions, we encourage you to speak to your registered representative and to read the prospectuses. However, we do point out the following noteworthy items:


..   Strategic Partners Advisor, because it has no sales charge, offers the highest surrender value during the first few years. However, unlike Strategic Partners FlexElite 2 (i.e., the version of the contract sold on or after May 1, 2003) and the Strategic Partners Annuity One 3/Plus 3 contracts, Strategic Partners Advisor offers few optional benefits.
..   Strategic Partners FlexElite 2 offers both an array of optional benefits as well as the "liquidity" to surrender the annuity without any withdrawal charge after three contract years have passed. FlexElite 2 also is unique in offering an optional persistency bonus (which, if taken, extends the withdrawal charge period).

..   Strategic Partners Select, as part of its standard insurance and administrative expense, offers a guaranteed minimum death benefit equal to the greater of the Contract Value, a step-up value, or a roll-up value. In contrast, you incur an additional charge if you opt for an enhanced death benefit under the other annuities.

..   Strategic Partners Annuity One 3/Plus 3 comes in both a bonus version and a non-bonus version, each of which offers several optional insurance features. A bonus is added to your purchase payments under the bonus version, although the withdrawal charges under the bonus version are higher than those under the non-bonus version. Although the non-bonus version offers no bonus, it is accompanied by fixed interest rate options and a market value adjustment option that may provide higher interest rates than such options accompanying the bonus version.

 Strategic Partners Annuity Product Comparison. Below is a summary of Strategic Partners variable annuity products. You should consider the investment objectives, risks, charges and expenses of an investment in any contract carefully before investing. Each product prospectus as well as the underlying portfolio prospectuses contains this and other information about the variable annuities and underlying investment options. Your registered representative can provide you with prospectuses for one or more of these variable annuities and the underlying portfolios and can help you decide upon the product that would be most advantageous for you given your individual needs. Please read the prospectuses carefully before investing.

-------------------------------------------------------------------------------------------------------------------
                                                                                Strategic           Strategic
                        Strategic         Strategic           Strategic          Partners            Partners
                        Partners           Partners           Partners        Annuity One 3/      Annuity One 3/
                         Advisor        FlexElite 2/ 1/        Select        Plus 3 Non Bonus      Plus 3 Bonus
-------------------------------------------------------------------------------------------------------------------
Minimum             $10,000           $10,000             $10,000           $10,000             $10,000
 Investment
-------------------------------------------------------------------------------------------------------------------
Maximum Issue       85 Qualified &    85 Qualified &      80 Qualified &    85 Qualified &      85 Qualified &
 Age                Non-Qualified     Non-Qualified       85 Non-Qualified  Non-Qualified       Non-Qualified
-------------------------------------------------------------------------------------------------------------------
Withdrawal Charge   None              3 Years (7%, 7%,    7 Years (7%, 6%,  7 Years (7%, 6%,    7 Years (8%, 8%,
 Schedule                             7%) Contract        5%, 4%, 3%, 2%,   5%, 4%, 3%, 2%,     8%, 8%, 7%, 6%,
                                      date based          1%) Contract      1%) Payment         5%) Payment
                                                          date based        date based          date based
-------------------------------------------------------------------------------------------------------------------
Annual Charge-      Full liquidity    10% of gross        10% of gross      10% of gross        10% of gross
 Free                                 purchase            Purchase          purchase            purchase
 Withdrawal/ 2/                       payments made       payments per      payments made       payments made
                                      as of last contract contract year,    as of last contract as of last contract
                                      anniversary per     cumulative up to  anniversary per     anniversary per
                                      contract year       7 years or 70% of contract year       contract year
                                                          gross purchase
                                                          payments
-------------------------------------------------------------------------------------------------------------------
Insurance and       1.40%             1.65%               1.52%             1.40%               1.50%
 Administration
 Charge
-------------------------------------------------------------------------------------------------------------------
Contract            The lesser of $30 The lesser of $50   $30. Waived if    The lesser of $35   The lesser of $35
 Maintenance Fee    or 2% of your     or 2% of your       Contract Value is or 2% of your       or 2% of your
 (assessed          Contract Value.   Contract Value.     $50,000 or more   contract value.     contract value.
 annually)          Waived if         Waived if                             Waived if           Waived if
                    contract value is contract Value is                     Contract Value is   Contract Value is
                    $50,000 or More   $100,000 or more                      $75,000 or more     $75,000 or more
-------------------------------------------------------------------------------------------------------------------
Contract Credit     No                Yes 1% credit       No                No                  Yes 3%-all
                                      option at end of                                          amounts ages 81-
                                      3/rd/ and 6/th/                                           85 4%-under
                                      contract years.                                           $250,000 5%-
                                      Election results in                                       $250,000-
                                      a new 3 year                                              $999,999 6%-
                                      withdrawal                                                $1,000,000+
                                      charge
-------------------------------------------------------------------------------------------------------------------
Fixed Rate Account  No                Yes                 Yes               Yes                 Yes/ 3/
                                      1-Year              1-Year            1-Year              1-Year
-------------------------------------------------------------------------------------------------------------------
Market Value        No                Yes                 Yes               Yes                 Yes
 Adjustment                           1-10 Years          7-Year            1-10 Years          1-10 Years
 Account (MVA)
-------------------------------------------------------------------------------------------------------------------
Enhanced Dollar     No                Yes                 No                Yes                 Yes
 Cost Averaging
 (DCA)
-------------------------------------------------------------------------------------------------------------------
Variable Investment as indicated in   as indicated in     as indicated in   as indicated in     as indicated in
 Options            prospectus        prospectus          prospectus        prospectus          prospectus
 Available
-------------------------------------------------------------------------------------------------------------------
Evergreen Funds     N/A               N/A                 N/A               6-available in      6-available in
                                                                            Strategic Partners  Strategic Partners
                                                                            Plus 3 only         Plus 3 only
-------------------------------------------------------------------------------------------------------------------
Base Death Benefit: The greater of:   The greater of:     Step/Roll         The greater of:     The greater of:
                    purchase          Purchase            Withdrawals will  purchase            purchase
                    payment(s)        payment(s)          proportionately   payment(s) minus    payment(s) minus
                    Minus             Minus               affect the Death  proportionate       proportionate
                    proportionate     proportionate       Benefit           withdrawal(s) or    withdrawal(s) or
                    withdrawal(s) or  withdrawal(s) or                      Contract Value      Contract Value
                    Contract Value    Contract Value


 1 This column depicts features of the version of Strategic Partners FlexElite sold on or after May 1, 2003 or upon subsequent state approval. In one state, Pruco Life continues to sell a prior version of the contract. Under that version, the charge for the base death benefit is 1.60%, rather than 1.65%. The prior version also differs in certain other respects (e.g., availability of optional benefits). The values illustrated below are based on the 1.65% charge, and therefore are slightly lower than if the 1.60% charge were used.
 2 Withdrawals of taxable amounts will be subject to income tax, and prior to age 59 1/2, may be subject to a 10% federal income tax penalty.
 3 May offer lower interest rates for the fixed rate options than the interest rates offered in the contracts without credit.

--------------------------------------------------------------------------------------------
                                                                Strategic       Strategic
                       Strategic     Strategic     Strategic     Partners        Partners
                       Partners       Partners     Partners   Annuity One 3/  Annuity One 3/
                        Advisor    FlexElite 2/ 1/  Select   Plus 3 Non Bonus  Plus 3 Bonus
--------------------------------------------------------------------------------------------
Optional Death       Step/Roll     Step-Up, Roll-     N/A     Step-Up, Roll-  Step-Up, Roll-
 Benefit (for an                   Up, Combo:                 Up, Combo:      Up, Combo:
 Additional                        Step/Roll                  Step/Roll       Step/Roll
 cost),/ 4,5/                      Highest Daily              Highest Daily   Highest Daily
                                   Value (HDV)                Value (HDV)     Value (HDV)
                                   Earnings                   Earnings        Earnings
                                   Appreciator                Appreciator     Appreciator
                                   Benefit (EAB)              Benefit (EAB)   Benefit (EAB)
--------------------------------------------------------------------------------------------
Living Benefits (for Lifetime Five Lifetime Five      N/A     Lifetime Five   Lifetime Five
 an additional                     Spousal                    Spousal         Spousal
 cost),/ 5,6/                      Lifetime Five              Lifetime Five   Lifetime Five
                                                              Highest Daily   Highest Daily
                                   Highest Daily              Lifetime Five   Lifetime Five
                                   Lifetime Five                              Guaranteed
                                   Guaranteed                 Guaranteed      Minimum
                                   Minimum                    Minimum         Income Benefit
                                   Income Benefit             Income Benefit  (GMIB)
                                   (GMIB)                     (GMIB)          Income
                                   Income                     Income          Appreciator
                                   Appreciator                Appreciator     Benefit (IAB)
                                   Benefit (IAB)              Benefit (IAB)


 4 For more information on these benefits, refer to section 4, "What Is The Death Benefit?" in the Prospectus.
 5  Not all Optional Benefits may be available in all states.

 6 For more information on these benefits, refer to section 3, "What Kind of Payments Will I Receive During The Income Phase?"; section 5, "What Is The LifeTime Five(SM) Income Benefit?"; (discussing Lifetime Five and Spousal Lifetime Five and Highest Daily Lifetime Five) and section 6, "What Is The Income Appreciator Benefit?" in the Prospectus.


 HYPOTHETICAL ILLUSTRATION

 The following examples outline the value of each annuity as well as the amount that would be available to an investor as a result of full surrender at the end of each of the contract years specified. The values shown below are based on the following assumptions:
..   An initial investment of $100,000 is made into each contract earning a gross rate of return of 0% and 6% respectively.
..   No subsequent deposits or withdrawals are made to/from the contract.

..   The hypothetical gross rates of return are reduced by the arithmetic average of the fees and expenses of the underlying portfolios (as of December 31, 2006) and the charges that are deducted from the contract at the Separate Account level as follows:
    -- 0.97% average of all fund expenses are computed by adding Portfolio management fees, 12b-1 fees and other expenses of all of the underlying portfolios and then dividing by the number of portfolios. For purposes of the illustrations, we do not reflect any expense reimbursements or expense waivers that might apply and are described in the prospectus fee table. Please note that because the SP Aggressive Growth Asset Allocation Portfolio, the SP Balanced Asset Allocation Portfolio, the SP Conservative Asset Allocation Portfolio, and the SP Growth Asset Allocation Portfolio generally were closed to investors in 2005, the fees for such portfolios are not reflected in the above-mentioned average.

    -- The Separate Account level charges include the Insurance Charge and
       Administration Charge (as applicable).

 The Contract Value assumes no surrender while the Surrender Value assumes a 100% surrender two days prior to the contract anniversary, therefore reflecting the withdrawal charge applicable to that contract year. Note that a withdrawal on the contract anniversary, or the day before the contract anniversary, would be subject to the withdrawal charge applicable to the next contract year, which usually is lower. The values that you actually experience under a contract will be different from what is depicted here if any of the assumptions we make here differ from your circumstances, however the relative values for each product reflected below will remain the same. (We will provide you with a personalized illustration upon request).

 0% GROSS RETURN




        SP ADVISOR         SP SELECT       SP FLEX ELITE II   SPAO 3 NON BONUS     SPAO 3 BONUS
    ------------------ ------------------ ------------------ ------------------ ------------------
    CONTRACT SURRENDER CONTRACT SURRENDER CONTRACT SURRENDER CONTRACT SURRENDER CONTRACT SURRENDER
     VALUE     VALUE    VALUE     VALUE    VALUE     VALUE    VALUE     VALUE    VALUE     VALUE
    -------- --------- -------- --------- -------- --------- -------- --------- -------- ---------
 1  $97,678   $97,678  $97,563   $91,433  $97,439   $91,317  $97,678   $91,540  $101,485  $94,166
 2  $95,404   $95,404  $95,179   $90,068  $94,887   $88,945  $95,404   $90,279  $ 99,025  $91,902
 3  $93,183   $93,183  $92,853   $88,710  $92,401   $86,633  $93,183   $89,023  $ 96,624  $89,694
 4  $91,013   $91,013  $90,584   $87,361  $89,979   $89,979  $91,013   $87,773  $ 94,282  $87,539
 5  $88,894   $88,894  $88,371   $86,019  $87,620   $87,620  $88,894   $86,527  $ 91,996  $86,256
 6  $86,825   $86,825  $86,211   $84,687  $85,321   $85,321  $86,825   $85,288  $ 89,766  $84,979
 7  $84,803   $84,803  $84,104   $83,363  $83,080   $83,080  $84,803   $84,055  $ 87,589  $83,710
 8  $82,829   $82,829  $82,049   $82,049  $80,898   $80,898  $82,829   $82,829  $ 85,466  $85,466
 9  $80,901   $80,901  $80,044   $80,044  $78,771   $78,771  $80,901   $80,901  $ 83,394  $83,394
 10 $79,017   $79,017  $78,088   $78,088  $76,700   $76,700  $79,017   $79,017  $ 81,372  $81,372
 11 $77,178   $77,178  $76,180   $76,180  $74,681   $74,681  $77,178   $77,178  $ 79,399  $79,399
 12 $75,381   $75,381  $74,319   $74,319  $72,714   $72,714  $75,381   $75,381  $ 77,474  $77,474
 13 $73,626   $73,626  $72,468   $72,468  $70,798   $70,798  $73,626   $73,626  $ 75,596  $75,596
 14 $71,912   $71,912  $70,663   $70,663  $68,931   $68,931  $71,877   $71,877  $ 73,763  $73,763
 15 $70,237   $70,237  $68,902   $68,902  $67,111   $67,111  $70,170   $70,170  $ 71,941  $71,941
 16 $68,602   $68,602  $67,185   $67,185  $65,339   $65,339  $68,502   $68,502  $ 70,162  $70,162
 17 $67,005   $67,005  $65,509   $65,509  $63,612   $63,612  $66,873   $66,873  $ 68,427  $68,427
 18 $65,445   $65,445  $63,874   $63,874  $61,930   $61,930  $65,282   $65,282  $ 66,734  $66,734
 19 $63,921   $63,921  $62,279   $62,279  $60,290   $60,290  $63,728   $63,728  $ 65,082  $65,082
 20 $62,433   $62,433  $60,723   $60,723  $58,693   $58,693  $62,210   $62,210  $ 63,470  $63,470
 21 $60,980   $60,980  $59,205   $59,205  $57,137   $57,137  $60,727   $60,727  $ 61,897  $61,897
 22 $59,560   $59,560  $57,724   $57,724  $55,621   $55,621  $59,279   $59,279  $ 60,362  $60,362
 23 $58,173   $58,173  $56,279   $56,279  $54,143   $54,143  $57,865   $57,865  $ 58,865  $58,865
 24 $56,819   $56,819  $54,870   $54,870  $52,704   $52,704  $56,484   $56,484  $ 57,404  $57,404
 25 $55,496   $55,496  $53,495   $53,495  $51,302   $51,302  $55,134   $55,134  $ 55,978  $55,978
--------------------------------------------------------------------------------------------------


 Assumptions:

 1. $100,000 initial investment.


 2. As of December 31, 2006, the average fund expenses =0.97%.


 3. No optional death benefit(s) and/or optional living benefit(s) were elected.

 4. Strategic Partners FlexElite 2 figures do not include the optional 1% credit election. Had the credit been included, the Contract Values would be higher, due to the additional credit. However, election of the credit extends the surrender charge for an additional three years, thus lowering surrender value in those years.


 5. These reductions result in hypothetical net rates of return as follows:
    Strategic Partners Advisor -2.33%; Strategic Partners Select -2.44%; Strategic Partners FlexElite 2 -2.60%; Strategic Partners Annuity One 3/Plus 3 Non-Bonus -2.33%; Strategic Partners Annuity One 3/Plus 3 Bonus -2.42%.


 6. The illustration above illustrates 100% invested into the variable sub-accounts. Investments into the fixed rate accounts, as noted above, may receive a higher rate of interest in one product over another causing Contract Values to differ in relation to one another.

 7. Surrender Value assumes surrender 2 days prior to policy anniversary.

6% GROSS RETURN



        SP ADVISOR         SP SELECT       SP FLEX ELITE II   SPAO 3 NON BONUS     SPAO 3 BONUS
    ------------------ ------------------ ------------------ ------------------ ------------------
    CONTRACT SURRENDER CONTRACT SURRENDER CONTRACT SURRENDER CONTRACT SURRENDER CONTRACT SURRENDER
     VALUE     VALUE    VALUE     VALUE    VALUE     VALUE    VALUE     VALUE    VALUE     VALUE
    -------- --------- -------- --------- -------- --------- -------- --------- -------- ---------
 1  $103,522 $103,522  $103,400 $ 96,863  $103,268 $ 96,740  $103,522 $ 96,976  $107,557 $ 99,754
 2  $107,179 $107,179  $106,926 $101,111  $106,653 $ 99,888  $107,179 $101,349  $111,247 $103,148
 3  $110,965 $110,965  $110,572 $105,544  $110,149 $103,139  $110,965 $105,917  $115,063 $106,659
 4  $114,884 $114,884  $114,342 $110,169  $113,759 $113,759  $114,884 $110,689  $119,009 $110,290
 5  $118,942 $118,942  $118,241 $114,994  $117,487 $117,487  $118,942 $115,674  $123,092 $115,176
 6  $123,143 $123,143  $122,273 $120,027  $121,338 $121,338  $123,143 $120,880  $127,314 $120,276
 7  $127,493 $127,493  $126,442 $125,278  $125,315 $125,315  $127,493 $126,318  $131,681 $125,597
 8  $131,996 $131,996  $130,753 $130,753  $129,422 $129,422  $131,996 $131,996  $136,198 $136,198
 9  $136,658 $136,658  $135,212 $135,212  $133,664 $133,664  $136,658 $136,658  $140,870 $140,870
 10 $141,485 $141,485  $139,822 $139,822  $138,044 $138,044  $141,485 $141,485  $145,702 $145,702
 11 $146,483 $146,483  $144,590 $144,590  $142,569 $142,569  $146,483 $146,483  $150,699 $150,699
 12 $151,657 $151,657  $149,520 $149,520  $147,241 $147,241  $151,657 $151,657  $155,868 $155,868
 13 $157,013 $157,013  $154,618 $154,618  $152,067 $152,067  $157,013 $157,013  $161,215 $161,215
 14 $162,559 $162,559  $159,890 $159,890  $157,051 $157,051  $162,559 $162,559  $166,745 $166,745
 15 $168,301 $168,301  $165,342 $165,342  $162,199 $162,199  $168,301 $168,301  $172,464 $172,464
 16 $174,246 $174,246  $170,980 $170,980  $167,515 $167,515  $174,246 $174,246  $178,380 $178,380
 17 $180,400 $180,400  $176,810 $176,810  $173,005 $173,005  $180,400 $180,400  $184,499 $184,499
 18 $186,772 $186,772  $182,838 $182,838  $178,675 $178,675  $186,772 $186,772  $190,827 $190,827
 19 $193,369 $193,369  $189,073 $189,073  $184,531 $184,531  $193,369 $193,369  $197,373 $197,373
 20 $200,199 $200,199  $195,520 $195,520  $190,579 $190,579  $200,199 $200,199  $204,143 $204,143
 21 $207,271 $207,271  $202,186 $202,186  $196,825 $196,825  $207,271 $207,271  $211,146 $211,146
 22 $214,592 $214,592  $209,080 $209,080  $203,276 $203,276  $214,592 $214,592  $218,388 $218,388
 23 $222,172 $222,172  $216,210 $216,210  $209,939 $209,939  $222,172 $222,172  $225,879 $225,879
 24 $230,019 $230,019  $223,582 $223,582  $216,820 $216,820  $230,019 $230,019  $233,627 $233,627
 25 $238,144 $238,144  $231,205 $231,205  $223,926 $223,926  $238,144 $238,144  $241,641 $241,641




 Assumptions:

 1. $100,000 initial investment.


 2. As of December 31, 2006, the average fund expenses = 0.97%.


 3. No optional death benefit(s) and/or optional living benefit(s) were elected.

 4. Strategic Partners FlexElite 2 figures do not include the optional 1% credit election. Had the credit been included, the Contract Values would be higher, due to the additional credit. However, election of the credit extends the surrender charge for an additional three years, thus lowering surrender value in those years.


 5. These reductions result in hypothetical net rates of return as follows:
    Strategic Partners Advisor 3.53%; Strategic Partners Select 3.41%; Strategic Partners FlexElite 2 3.24%; Strategic Partners Annuity One 3/Plus 3 Non-Bonus 3.53%; Strategic Partners Annuity One 3/Plus 3 Bonus 3.43%.


 6. The illustration above illustrates 100% invested into the variable sub-accounts. Investments into the fixed rate accounts, as noted above, may receive a higher rate of interest in one product over another causing Contract Values to differ in relation to one another.

 7. Surrender Value assumes surrender 2 days prior to policy anniversary.

 APPENDIX C - ASSET TRANSFER FORMULA UNDER HIGHEST DAILY LIFETIME FIVE BENEFIT

 We set out below the current formula under which we may transfer amounts between the variable investment options and the Benefit Fixed Rate Account. Upon your election of Highest Daily Lifetime Five, we will not alter the asset transfer formula that applies to your contract. However, as discussed in
 Section 5, we reserve the right to modify this formula with respect to those who elect Highest Daily Lifetime Five in the future.

 TERMS AND DEFINITIONS REFERENCED IN THE CALCULATION FORMULA:
  . C\\u\\ - the upper target is established on the effective date of the Highest Daily Lifetime Five benefit (the "Effective Date") and is not changed for the life of the guarantee. Currently, it is 83%.

  . C\\t\\ - the target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 80%.

  . C\\l\\ - the lower target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 77%.

  .   L - the target value as of the current business day.

  .   r - the target ratio.

  . a - the factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee. The factors that we use currently are derived from the a2000 Individual Annuity Mortality Table with an assumed interest rate of 3%. Each number in the table "a" factors (which appears below) represents a factor, which when multiplied by the Highest Daily Annual Income Amount, projects our total liability for the purpose of asset transfers under the guarantee.

  . Q - age based factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee. The factor is currently set equal to 1.

  .   V - the total value of all Permitted Sub-accounts in the annuity.

  .   F - the total value of all Benefit Fixed Rate Account allocations.

  . I - the income value prior to the first withdrawal. The income value is equal to what the Highest Daily Annual Income Amount would be if the first withdrawal were taken on the date of calculation. After the first withdrawal the income value equals the greater of the Highest Daily Annual Income Amount, the quarterly step-up amount times the annual income percentage, and the Contract Value times the annual income percentage.

  .   T - the amount of a transfer into or out of the Benefit Fixed Rate
      Account.

  . I% - annual income amount percentage. This factor is established on the Effective Date and is not changed for the life of the guarantee. Currently, this percentage is equal to 5%.

 TARGET VALUE CALCULATION:
 On each business day, a target value (L) is calculated, according to the following formula. If the variable Contract Value (V) is equal to zero, no calculation is necessary.

                                 L = I * Q * a

 Transfer Calculation:
 The following formula, which is set on the Effective Date and is not changed for the life of the guarantee, determines when a transfer is required:



                        Target Ratio r   =(L - F) / V.



      . If r (greater than) C\\u\\, assets in the Permitted Sub-accounts are transferred to Benefit Fixed Rate Account.

      . If r (less than) C\\l\\, and there are currently assets in the Benefit Fixed Rate Account (F (greater than) 0), assets in the Benefit Fixed Rate Account are transferred to the Permitted Sub-accounts.

 The following formula, which is set on the Effective Date and is not changed for the life of the guarantee, determines the transfer amount:



T = {Min (V, [L - F - V * Ct]/(1-Ct))}         T(greater than)0, Money moving from the Permitted Sub-accounts to the
                                               Benefit Fixed Rate Account
T = {Min (F, [L - F - V * C\\t\\]/(1-C\\t\\))} T(less than)0, Money moving from the Benefit Fixed Rate Account to the Permitted Sub-accounts]



 Example:
 Male age 65 contributes $100,000 into the Permitted Sub accounts and the value drops to $92,300 during year one, end of day one. A table of values for "a" appears below.

 Target Value Calculation:



                          L     =I * Q * a
                                =5000.67 * 1 * 15.34
                                =76,710.28



 Target Ratio:



                       r     =(L - F)/V
                             =(76,710.28 - 0)/92,300.00
                             =83.11%



 Since r (greater than) Cu ( because 83.11% (greater than) 83%) a transfer into the Benefit Fixed rate Account occurs.



    T     ={Min (V, [L - F - V * Ct]/(1 - Ct))}
          ={Min (92,300.00, [76,710.28 - 0 - 92,300.00 * 0.80]/(1 - 0.80))}
          ={Min (92,300.00, 14,351.40)}
          =14,351.40

                 Age 65 "a" Factors for Liability Calculations
              (in Years and Months since Benefit Effective Date)*



       Months
 Years   1      2     3     4     5     6     7     8     9    10    11    12
 ----- ------ ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
  1... 15.34  15.31 15.27 15.23 15.20 15.16 15.13 15.09 15.05 15.02 14.98 14.95
  2... 14.91  14.87 14.84 14.80 14.76 14.73 14.69 14.66 14.62 14.58 14.55 14.51
  3... 14.47  14.44 14.40 14.36 14.33 14.29 14.26 14.22 14.18 14.15 14.11 14.07
  4... 14.04  14.00 13.96 13.93 13.89 13.85 13.82 13.78 13.74 13.71 13.67 13.63
  5... 13.60  13.56 13.52 13.48 13.45 13.41 13.37 13.34 13.30 13.26 13.23 13.19
  6... 13.15  13.12 13.08 13.04 13.00 12.97 12.93 12.89 12.86 12.82 12.78 12.75
  7... 12.71  12.67 12.63 12.60 12.56 12.52 12.49 12.45 12.41 12.38 12.34 12.30
  8... 12.26  12.23 12.19 12.15 12.12 12.08 12.04 12.01 11.97 11.93 11.90 11.86
  9... 11.82  11.78 11.75 11.71 11.67 11.64 11.60 11.56 11.53 11.49 11.45 11.42
  10.. 11.38  11.34 11.31 11.27 11.23 11.20 11.16 11.12 11.09 11.05 11.01 10.98
  11.. 10.94  10.90 10.87 10.83 10.79 10.76 10.72 10.69 10.65 10.61 10.58 10.54
  12.. 10.50  10.47 10.43 10.40 10.36 10.32 10.29 10.25 10.21 10.18 10.14 10.11
  13.. 10.07  10.04 10.00  9.96  9.93  9.89  9.86  9.82  9.79  9.75  9.71  9.68
  14..  9.64   9.61  9.57  9.54  9.50  9.47  9.43  9.40  9.36  9.33  9.29  9.26
  15..  9.22   9.19  9.15  9.12  9.08  9.05  9.02  8.98  8.95  8.91  8.88  8.84
  16..  8.81   8.77  8.74  8.71  8.67  8.64  8.60  8.57  8.54  8.50  8.47  8.44
  17..  8.40   8.37  8.34  8.30  8.27  8.24  8.20  8.17  8.14  8.10  8.07  8.04
  18..  8.00   7.97  7.94  7.91  7.88  7.84  7.81  7.78  7.75  7.71  7.68  7.65
  19..  7.62   7.59  7.55  7.52  7.49  7.46  7.43  7.40  7.37  7.33  7.30  7.27
  20..  7.24   7.21  7.18  7.15  7.12  7.09  7.06  7.03  7.00  6.97  6.94  6.91
  21..  6.88   6.85  6.82  6.79  6.76  6.73  6.70  6.67  6.64  6.61  6.58  6.55
  22..  6.52   6.50  6.47  6.44  6.41  6.38  6.36  6.33  6.30  6.27  6.24  6.22
  23..  6.19   6.16  6.13  6.11  6.08  6.05  6.03  6.00  5.97  5.94  5.92  5.89
  24..  5.86   5.84  5.81  5.79  5.76  5.74  5.71  5.69  5.66  5.63  5.61  5.58
  25..  5.56   5.53  5.51  5.48  5.46  5.44  5.41  5.39  5.36  5.34  5.32  5.29
  26..  5.27   5.24  5.22  5.20  5.18  5.15  5.13  5.11  5.08  5.06  5.04  5.01
  27..  4.99   4.97  4.95  4.93  4.91  4.88  4.86  4.84  4.82  4.80  4.78  4.75
  28..  4.73   4.71  4.69  4.67  4.65  4.63  4.61  4.59  4.57  4.55  4.53  4.51
  29..  4.49   4.47  4.45  4.43  4.41  4.39  4.37  4.35  4.33  4.32  4.30  4.28
  30..  4.26   4.24  4.22  4.20  4.18  4.17  4.15  4.13  4.11  4.09  4.07  4.06
  31..  4.04   4.02  4.00  3.98  3.97  3.95  3.93  3.91  3.90  3.88  3.86  3.84
  32..  3.83   3.81  3.79  3.78  3.76  3.74  3.72  3.71  3.69  3.67  3.66  3.64
  33..  3.62   3.61  3.59  3.57  3.55  3.54  3.52  3.50  3.49  3.47  3.45  3.44
  34..  3.42   3.40  3.39  3.37  3.35  3.34  3.32  3.30  3.29  3.27  3.25  3.24
  35..  3.22   3.20  3.18  3.17  3.15  3.13  3.12  3.10  3.08  3.07  3.05  3.03
  36..  3.02   3.00  2.98  2.96  2.95  2.93  2.91  2.90  2.88  2.86  2.85  2.83
  37..  2.81   2.79  2.78  2.76  2.74  2.73  2.71  2.69  2.68  2.66  2.64  2.62
  38..  2.61   2.59  2.57  2.56  2.54  2.52  2.51  2.49  2.47  2.45  2.44  2.42
  39..  2.40   2.39  2.37  2.35  2.34  2.32  2.30  2.29  2.27  2.25  2.24  2.22
  40..  2.20   2.19  2.17  2.15  2.14  2.12  2.11  2.09  2.07  2.06  2.04  2.02
  41..  2.01   1.84  1.67  1.51  1.34  1.17  1.00  0.84  0.67  0.50  0.33  0.17



 *  The values set forth in this table are applied to all ages.

            PLEASE SEND ME A STATEMENT OF ADDITIONAL INFORMATION THAT CONTAINS FURTHER DETAILS ABOUT THE PRUCO LIFE ANNUITY DESCRIBED IN PROSPECTUS ORD01142 (05/2007).


                      ------------------------
                               (print your name)

                      ------------------------
                                   (address)

                      ------------------------
                             (city/state/zip code)

                               MAILING ADDRESS:

                       PRUDENTIAL ANNUITY SERVICE CENTER
                                 P.O. Box 7960
                            Philadelphia, PA 19176

[LOGO]
The Prudential Insurance Company of America
751 Broad Street
Newark, NJ 07102-3777





ORD01142


                                   PRSRT STD
                                 U.S. POSTAGE
                                     PAID
                                 LANCASTER, PA
                                PERMIT NO. 1793

                                   STRATEGIC PARTNERS/SM/ PLUS VARIABLE ANNUITY
                                                        Prospectus: May 1, 2007

                      ------------------------


 This prospectus describes an Individual Variable Annuity Contract offered by Pruco Life Insurance Company (Pruco Life) and the Pruco Life Flexible Premium Annuity Account. Pruco Life offers several different annuities which your representative may be authorized to offer to you. Each Annuity has different features and benefits that may be appropriate for you based on your financial situation, your age and how you intend to use the Annuity. Please note that selling broker-dealer firms through which the contract is sold may decline to make available to their customers certain of the optional features offered generally under the contract. Alternatively, such firms may restrict the availability of the optional benefits and investment options that they make available to their customers (e.g., by imposing a lower maximum issue age for certain optional benefits than what is prescribed generally under the contract). Please speak to your registered representative for further details. The different features and benefits include variations in death benefit protection and the ability to access your annuity's contract value. The fees and charges under the annuity contract and the compensation paid to your representative may also be different among each Annuity. If you are purchasing the contract as a replacement for existing variable annuity or variable life coverage, you should consider, among other things, any surrender or penalty charges you may incur when replacing your existing coverage. Pruco life is a wholly-owned subsidiary of the Prudential Insurance Company of America.


 THE FUNDS

 Strategic Partners Plus offers a wide variety of investment choices, including variable investment options that invest in underlying mutual funds. Currently, portfolios of the following underlying mutual funds are being offered: The Prudential Series Fund, Advanced Series Trust (formerly named American Skandia Trust), Evergreen Variable Annuity Trust, Gartmore Variable Insurance Trust, and Janus Aspen Series (see next page for list of portfolios currently offered).


 You may choose between two basic versions of Strategic Partners Plus. One version, the Contract With Credit, provides for a bonus credit that we add to each purchase payment you make. If you choose this version of Strategic Partners Plus, some charges and expenses may be higher than if you choose the version without the credit. Those higher charges could exceed the amount of the credit under some circumstances, particularly if you withdraw purchase payments within a few years of making those purchase payments. The Contract With Credit comes in two forms--one form under which bonus credits generally are not recaptured once the free look period expires and which bears higher charges, and the other form under which bonus credits vest over several years. We will continue to offer the later version of the Contract With Credit in a State until the State has approved the former version, after which approval we will offer only the former version.

 PLEASE READ THIS PROSPECTUS
 Please read this prospectus before purchasing a Strategic Partners Plus variable annuity contract, and keep it for future reference. The current prospectuses for the underlying mutual funds contain important information about the mutual funds. When you invest in a variable investment option that is funded by a mutual fund, you should read the mutual fund prospectus and keep it for future reference.

 TO LEARN MORE ABOUT STRATEGIC PARTNERS PLUS
 To learn more about the Strategic Partners Plus variable annuity, you can request a copy of the Statement of Additional Information (SAI) dated May 1, 2007. The SAI has been filed with the Securities and Exchange Commission (SEC) and is legally a part of this prospectus. Pruco Life also files other reports with the SEC. All of these filings can be reviewed and copied at the SEC's office, and can also be obtained from the SEC's Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. (See SEC file number 333-37728.) You may obtain information on the operation of the Public Reference Room by calling the SEC at (202) 551-8090. The SEC maintains a Web site (http://www.sec.gov) that contains the Strategic Partners Plus SAI, material incorporated by reference, and other information regarding registrants that file electronically with the SEC. The Table of Contents of the SAI is set forth in Section 10 of this prospectus.

 For a free copy of the SAI, call us at (888) PRU-2888, or write to us at Prudential Annuity Service Center, P.O. Box 7960, Philadelphia, PA 19176.

--------------------------------------------------------------------------------
 THE SEC HAS NOT DETERMINED THAT THIS CONTRACT IS A GOOD INVESTMENT, NOR HAS
 THE SEC DETERMINED THAT THIS PROSPECTUS IS COMPLETE OR ACCURATE. IT IS A CRIMINAL OFFENSE TO STATE OTHERWISE. INVESTMENT IN A VARIABLE ANNUITY CONTRACT IS SUBJECT TO RISK, INCLUDING THE POSSIBLE LOSS OF YOUR MONEY. AN INVESTMENT
 IN STRATEGIC PARTNERS PLUS IS NOT A BANK DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.


 Strategic Partners/SM/ is a service mark of the Prudential Insurance Company
 of America.   P2082


--------------------------------------------------------------------------------

                              INVESTMENT OPTIONS

 The Prudential Series Fund
   Jennison Portfolio

   Equity Portfolio
   Global Portfolio
   Money Market Portfolio
   Stock Index Portfolio
   Value Portfolio
   SP Aggressive Growth Asset Allocation Portfolio
   SP Balanced Asset Allocation Portfolio
   SP Conservative Asset Allocation Portfolio
   SP Growth Asset Allocation Portfolio

   SP AIM Core Equity Portfolio
   SP Davis Value Portfolio
   SP International Growth Portfolio
   SP International Value Portfolio
   SP Mid Cap Growth Portfolio
   SP PIMCO High Yield Portfolio
   SP PIMCO Total Return Portfolio
   SP Prudential U.S. Emerging Growth Portfolio
   SP Small-Cap Growth Portfolio
   SP Small Cap Value Portfolio
   SP Strategic Partners Focused Growth Portfolio
   SP T. Rowe Price Large-Cap Growth Portfolio

 Advanced Series Trust
   AST Advanced Strategies Portfolio
   AST Aggressive Asset Allocation Portfolio
   AST AllianceBernstein Core Value Portfolio
   AST AllianceBernstein Growth & Income Portfolio
   AST AllianceBernstein Managed Index 500 Portfolio
   AST American Century Income & Growth Portfolio
   AST American Century Strategic Allocation Portfolio
   AST Balanced Asset Allocation Portfolio
   AST Capital Growth Asset Allocation Portfolio
   AST Cohen & Steers Realty Portfolio
   AST Conservative Asset Allocation Portfolio
   AST DeAM Large-Cap Value Portfolio


   AST DeAM Small-Cap Value Portfolio
   AST Federated Aggressive Growth Portfolio
   AST First Trust Balanced Target Portfolio
   AST First Trust Capital Appreciation Target Portfolio
   AST Goldman Sachs Concentrated Growth Portfolio
   AST Goldman Sachs Mid-Cap Growth Portfolio
   AST High Yield Portfolio
   AST JPMorgan International Equity Portfolio
   AST Large-Cap Value Portfolio
   AST Lord Abbett Bond-Debenture Portfolio
   AST Marsico Capital Growth Portfolio
   AST MFS Global Equity Portfolio
   AST MFS Growth Portfolio
   AST Mid-Cap Value Portfolio
   AST Neuberger Berman Mid-Cap Growth Portfolio
   AST Neuberger Berman Mid-Cap Value Portfolio
   AST Neuberger Berman Small-Cap Growth Portfolio
   AST PIMCO Limited Maturity Bond Portfolio
   AST Preservation Asset Allocation Portfolio
   AST Small-Cap Value Portfolio
   AST T. Rowe Price Asset Allocation Portfolio
   AST T. Rowe Price Global Bond Portfolio
   AST T. Rowe Price Natural Resources Portfolio

   AST UBS Dynamic Alpha Portfolio


 Evergreen Variable Annuity Trust
   Evergreen VA Balanced Fund
   Evergreen VA Fundamental Large Cap Fund
   Evergreen VA Growth Fund
   Evergreen VA International Equity Fund
   Evergreen VA Omega Fund
   Evergreen VA Special Values Fund

 Gartmore Variable Insurance Trust
   GVIT Developing Markets Fund

 Janus Aspen Series
   Large Cap Growth Portfolio -- Service Shares

                                   CONTENTS


PART I: STRATEGIC PARTNERS PLUS PROSPECTUS SUMMARY.......................................  5

 GLOSSARY................................................................................  6
 SUMMARY................................................................................. 10
 SUMMARY OF CONTRACT EXPENSES............................................................ 14
 EXPENSE EXAMPLES........................................................................ 18

PART II: STRATEGIC PARTNERS PLUS PROSPECTUS SECTIONS 1-10................................ 22

 SECTION 1: WHAT IS THE STRATEGIC PARTNERS PLUS VARIABLE ANNUITY?........................ 23

   SHORT TERM CANCELLATION RIGHT OR "FREE LOOK".......................................... 24

 SECTION 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE?........................................ 24

   VARIABLE INVESTMENT OPTIONS........................................................... 24
   FIXED INTEREST RATE OPTIONS........................................................... 36
   TRANSFERS AMONG OPTIONS............................................................... 37
   ADDITIONAL TRANSFER RESTRICTIONS...................................................... 38
   DOLLAR COST AVERAGING................................................................. 39
   ASSET ALLOCATION PROGRAM.............................................................. 39
   AUTO-REBALANCING...................................................................... 39
   SCHEDULED TRANSACTIONS................................................................ 40
   VOTING RIGHTS......................................................................... 40
   SUBSTITUTION.......................................................................... 40

 SECTION 3: WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE? (ANNUITIZATION) 40

   PAYMENT PROVISIONS.................................................................... 40
   PAYMENT PROVISIONS WITHOUT THE GUARANTEED MINIMUM INCOME BENEFIT...................... 41
     OPTION 1: ANNUITY PAYMENTS FOR A FIXED PERIOD....................................... 41
     OPTION 2: LIFE ANNUITY WITH 120 PAYMENTS (10 YEARS) CERTAIN......................... 41
     OPTION 3: INTEREST PAYMENT OPTION................................................... 41
     OTHER ANNUITY OPTIONS............................................................... 41
   TAX CONSIDERATIONS.................................................................... 41
   GUARANTEED MINIMUM INCOME BENEFIT..................................................... 41
     GMIB OPTION 1 - SINGLE LIFE PAYOUT OPTION........................................... 42
     GMIB OPTION 2 - JOINT LIFE PAYOUT OPTION............................................ 42
   HOW WE DETERMINE ANNUITY PAYMENTS..................................................... 43

 SECTION 4: WHAT IS THE DEATH BENEFIT?................................................... 44

   BENEFICIARY........................................................................... 44
   CALCULATION OF THE DEATH BENEFIT...................................................... 44
   GUARANTEED MINIMUM DEATH BENEFIT...................................................... 44
     GMDB ROLL-UP........................................................................ 45
     GMDB STEP-UP........................................................................ 45
   SPECIAL RULES IF JOINT OWNERS......................................................... 45
   PAYOUT OPTIONS........................................................................ 46
   BENEFICIARY CONTINUATION OPTION....................................................... 46
   EARNINGS APPRECIATOR BENEFIT.......................................................... 48
   SPOUSAL CONTINUANCE OPTION............................................................ 49

 SECTION 5: WHAT IS THE LIFETIME FIVE/SM/ INCOME BENEFIT?................................ 50

   LIFETIME FIVE INCOME BENEFIT.......................................................... 50

 SECTION 6: HOW CAN I PURCHASE A STRATEGIC PARTNERS PLUS CONTRACT?....................... 55

   PURCHASE PAYMENTS..................................................................... 55
   ALLOCATION OF PURCHASE PAYMENTS....................................................... 56
   CREDITS............................................................................... 56
   CALCULATING CONTRACT VALUE............................................................ 57


 SECTION 7: WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS PLUS CONTRACT?  58

   INSURANCE AND ADMINISTRATIVE CHARGES................................................  58
   WITHDRAWAL CHARGE...................................................................  59
   WAIVER OF WITHDRAWAL CHARGES FOR CRITICAL CARE......................................  60
   REQUIRED MINIMUM DISTRIBUTIONS......................................................  60
   CONTRACT MAINTENANCE CHARGE.........................................................  60
   GUARANTEED MINIMUM INCOME BENEFIT CHARGE............................................  60
   EARNINGS APPRECIATOR BENEFIT CHARGE.................................................  60
   BENEFICIARY CONTINUATION OPTION CHARGES.............................................  61
   TAXES ATTRIBUTABLE TO PREMIUM.......................................................  61
   TRANSFER FEE........................................................................  61
   COMPANY TAXES.......................................................................  61
   UNDERLYING MUTUAL FUND FEES.........................................................  62

 SECTION 8: HOW CAN I ACCESS MY MONEY?.................................................  62

   WITHDRAWALS DURING THE ACCUMULATION PHASE...........................................  62
   AUTOMATED WITHDRAWALS...............................................................  62

 SECTION 9: WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS PLUS
   CONTRACT?...........................................................................  62

   CONTRACTS OWNED BY INDIVIDUALS (NOT ASSOCIATED WITH TAX-FAVORED RETIREMENT PLANS)...  63
   CONTRACTS HELD BY TAX-FAVORED PLANS.................................................  66

 SECTION 10: OTHER INFORMATION.........................................................  69

   PRUCO LIFE INSURANCE COMPANY........................................................  69
   THE SEPARATE ACCOUNT................................................................  69
   SALE AND DISTRIBUTION OF THE CONTRACT...............................................  69
   LITIGATION..........................................................................  70
   ASSIGNMENT..........................................................................  71
   FINANCIAL STATEMENTS................................................................  71
   STATEMENT OF ADDITIONAL INFORMATION.................................................  71
   HOUSEHOLDING........................................................................  71

APPENDIX A - ACCUMULATION UNIT VALUES.................................................. A-1

APPENDIX B - CALCULATION OF EARNINGS APPRECIATOR BENEFIT............................... B-1

APPENDIX C - SELECTING THE VARIABLE ANNUITY THAT'S RIGHT FOR YOU....................... C-1

  PART I SUMMARY
--------------------------------------------------------------------------------

  STRATEGIC PARTNERS PLUS PROSPECTUS

              PART I: STRATEGIC PARTNERS PLUS PROSPECTUS SUMMARY

 GLOSSARY

 We have tried to make this prospectus as easy to read and understand as possible. By the nature of the contract, however, certain technical words or terms are unavoidable. We have identified the following as some of these words or terms.

 Accumulation Phase
 The period that begins with the contract date (which we define below) and ends when you start receiving income payments, or earlier if the contract is terminated through a full withdrawal or payment of a death benefit.

 Adjusted Contract Value
 When you begin receiving income payments, the value of your contract minus any charge we impose for premium taxes and withdrawal charges.

 Adjusted Purchase Payment
 Your invested purchase payment is adjusted for any subsequent withdrawals. The adjusted purchase payment is used only for calculations of the Earnings Appreciator Benefit.

 Annual Income Amount
 Under the terms of the Lifetime Five Income Benefit, an amount that you can withdraw each year as long as the annuitant lives. The Annual Income Amount is set initially as a percentage of the Protected Withdrawal Value, but will be adjusted to reflect subsequent purchase payments, withdrawals, and any step-up.

 Annual Withdrawal Amount
 Under the terms of the Lifetime Five Income Benefit, an amount that you can withdraw each year as long as there is Protected Withdrawal Value remaining. The Annual Withdrawal Amount is set initially to equal 7% of the initial Protected Withdrawal Value, but will be adjusted to reflect subsequent purchase payments, withdrawals, and any step-up.

 Annuitant
 The person whose life determines the amount of income payments that we will pay. If the annuitant dies before the annuity date, the co-annuitant (if any) becomes the annuitant if the contract's requirements for changing the annuity date are met. If, upon the death of the annuitant, there is no surviving eligible co-annuitant, and the owner is not the annuitant, then the owner becomes the annuitant.


 Generally, if an annuity is owned by an entity and the entity has named a co-annuitant, the co-annuitant will become the annuitant upon the death of the annuitant, and no death benefit is payable. Unless we agree otherwise, the contract is eligible to have a co-annuitant designation only if the entity that owns the contract is (1) a plan described in Internal Revenue Code
 Section 72(s)(5)(A)(i) (or any successor Code section thereto); or (2) a custodial account established pursuant to the provisions in Code
 Section 408(a) (or any successor Code section thereto) ("Custodial Account").

 Where the contract is held by a Custodial Account, the co-annuitant will not automatically become the annuitant upon the death of the annuitant. Upon the death of the annuitant, the Custodial Account will have the choice, subject to our rules, to either elect to receive the death benefit or elect to continue the contract. If the contract is continued, then the Contract Value as of the date of due proof of death of the annuitant will reflect the amount that would have been payable had a death benefit been paid.


 Annuity Date
 The date when income payments are scheduled to begin. You must have our permission to change the annuity date. If the co-annuitant becomes the annuitant due to the death of the annuitant, and the co-annuitant is older than the annuitant, then the annuity date will be based on the age of the co-annuitant, provided that the contract's requirements for changing the annuity date are met (e.g., the co-annuitant cannot be older than a specified age). If the co-annuitant is younger than the annuitant, then the annuity date will remain unchanged.

 Beneficiary
 The person(s) or entity you have chosen to receive a death benefit.

 Business Day
 A day on which the New York Stock Exchange is open for business. Our business day generally ends at 4:00 p.m. Eastern time.

 Co-Annuitant
 The person shown on the contract data pages who becomes the annuitant (if eligible) upon the death of the annuitant if the contract's requirements for changing the annuity date are met.

 Contract Date
 The date we accept your initial purchase payment and all necessary paperwork in good order at the Prudential Annuity Service Center. Contract anniversaries are measured from the contract date. A contract year starts on the contract date or on a contract anniversary.

 Contract Owner, Owner, or You
 The person entitled to the ownership rights under the contract.

 Contract Value
 This is the total value of your contract, equal to the sum of the values of your investment in each investment option you have chosen. Your Contract Value will go up or down based on the performance of the investment options you choose.

 Contract with Credit
 A version of the annuity contract that provides for a bonus credit with each purchase payment that you make and has higher withdrawal charges and (with respect to the later version of the contract) higher insurance and administrative costs than the Contract Without Credit.

 Contract without Credit
 A version of the annuity contract that does not provide a credit and has lower withdrawal charges than the Contract With Credit and (with respect to the later version of the Contract With Credit) lower insurance and administrative costs.

 Credit
 If you choose the Contract With Credit, this is the bonus amount that we allocate to your account each time you make a purchase payment. The amount of the credit is a percentage of the purchase payment. Under one version of the Contract With Credit, the credit is subject to a vesting schedule, which means that if you withdraw all or part of a purchase payment within a certain period, or you begin the income phase or we pay a death benefit during that period, we may take back all or part of the credit. Under another version of the Contract With Credit, bonus credits generally are not recaptured once the free look period expires. Our reference in the preceding sentence to "generally are not recaptured" refers to the fact that we have the contractual right to deduct, from the death benefit we pay, the amount of any credit corresponding to a purchase payment made within one year before death. We have the ability to recapture such credits under both versions of the Contract With Credit. See Section 6, "How Can I Purchase A Strategic Partners Plus Contract?"

 Death Benefit
 If a death benefit is payable, the beneficiary you designate will receive, at a minimum, the total invested purchase payments, reduced proportionally by withdrawals, or a potentially greater amount related to market appreciation. The Guaranteed Minimum Death Benefit is available for an additional charge. See Section 4, "What Is the Death Benefit?"

 Dollar Cost Averaging Fixed Rate Option (DCA Fixed Rate Option)
 An investment option that offers a fixed rate of interest for a selected period during which periodic transfers are automatically made to selected variable investment options.

 Earnings Appreciator Benefit (EAB)
 An optional feature available for an additional charge that may provide a supplemental death benefit based on earnings under the contract.

 Fixed Interest Rate Options
 Under the Contract Without Credit, these are investment options that offer a fixed rate of interest for either a one-year period (fixed rate option) or a selected period during which periodic transfers are made to selected variable investment options.

 Good Order
 An instruction received at the Prudential Annuity Service Center, utilizing such forms, signatures and dating as we require, which is sufficiently clear that we do not need to exercise any discretion to follow such instructions.

 Guaranteed Minimum Death Benefit (GMDB)
 An optional feature available for an additional charge that guarantees that the death benefit that the beneficiary receives will be no less than a certain GMDB protected value.

 GLOSSARY continued


 GMDB Protected Value
 The amount guaranteed under the Guaranteed Minimum Death Benefit, which may equal the GMDB roll-up value, the GMDB step-value, or the greater of the two. The GMDB protected value will be subject to certain age restrictions and time durations, however, it will still increase by subsequent invested purchase payments and reduce proportionally by withdrawals.

 GMDB Roll-Up
 We use the GMDB roll-up value to compute the GMDB protected value of the Guaranteed Minimum Death Benefit. The GMDB roll-up is equal to the invested purchase payments compounded daily at an effective annual interest rate starting on the date that each invested purchase payment is made, subject to a cap, and reduced proportionally by withdrawals.

 GMDB Step-Up
 We use the GMDB step-up value to compute the GMDB protected value of the Guaranteed Minimum Death Benefit. Generally speaking, the GMDB step-up establishes a "high water mark" of protected value that we would pay upon death, even if the Contract Value has declined. For example, if the GMDB step-up were set at $100,000 on a contract anniversary, and the Contract Value subsequently declined to $80,000 on the date of death, the GMDB step-up value would nonetheless remain $100,000 (assuming no additional purchase payments or withdrawals).

 Guaranteed Minimum Income Benefit (GMIB)
 An optional feature available for an additional charge that guarantees that the income payments you receive during the income phase will be no less than a certain GMIB protected value applied to the GMIB guaranteed annuity purchase rates.

 GMIB Protected Value
 We use the GMIB protected value to calculate annuity payments should you annuitize under the Guaranteed Minimum Income Benefit. The value is calculated daily and is equal to the GMIB roll-up, until the GMIB roll-up either reaches its cap or if we stop applying the annual interest rate based on the age of the annuitant or number of contract anniversaries. At such point, the GMIB protected value will be increased by any subsequent invested purchase payments, and any withdrawals will proportionally reduce the GMIB protected value. The GMIB protected value is not available as a cash surrender benefit or a death benefit, nor is it used to calculate the cash surrender value or death benefit.

 Income Options
 Options under the contract that define the frequency and duration of income payments. In your contract, we also refer to these as payout or annuity options.

 Income Phase
 The period during which you receive income payments under the contract.

 Invested Purchase Payments
 Your purchase payments (which we define below) less any deduction we make for any tax charge.

 Joint Owner
 The person named as the joint owner, who shares ownership rights with the owner as defined in the contract. A joint owner must be a natural person.

 Lifetime Five Income Benefit
 An optional feature available for an additional charge that guarantees your ability to withdraw amounts equal to a percentage of an initial principal value (called the "Protected Withdrawal Value"), regardless of the impact of market performance on your Contract Value, subject to our rules regarding the timing and amount of withdrawals. There are two options--one is designed to provide an annual withdrawal amount for life and the other is designed to provide a greater annual withdrawal amount (than the first option) as long as there is Protected Withdrawal Value.

 Net Purchase Payments
 Your total purchase payments less any withdrawals you have made.

 Proportional Withdrawals
 A method that involves calculating the percentage of your Contract Value that each prior withdrawal represented when withdrawn. Proportional withdrawals result in a reduction to the applicable benefit value by reducing such value in the same proportion as the Contract Value was reduced by the withdrawal as of the date the withdrawal occurred.

 Protected Withdrawal Value
 Under the Lifetime Five Income Benefit, an amount that we guarantee regardless of the investment performance of your Contract Value. Please refer to
 Section 5 for more information on how the Protected Withdrawal Value is determined.

 Prudential Annuity Service Center

 For general correspondence: P.O. Box 7960, Philadelphia, PA 19176. For express overnight mail: 2101 Welsh Road, Dresher, PA 19025. The telephone number is
 (888) PRU-2888. Prudential's Web Site is www.prudential.com.


 Purchase Payments
 The amount of money you pay us to purchase the contract. Generally, you can make additional purchase payments at any time during the accumulation phase.

 Separate Account
 Purchase payments allocated to the variable investment options are held by us in a separate account called the Pruco Life Flexible Premium Variable Annuity Account. The separate account is set apart from all of the general assets of Pruco Life.

 Statement of Additional Information
 A document containing certain additional information about the Strategic Partners Plus variable annuity. We have filed the Statement of Additional Information with the Securities and Exchange Commission and it is legally a part of this prospectus. To learn how to obtain a copy of the Statement of Additional Information, see the front cover of this prospectus.

 Tax Deferral
 This is a way to increase your assets without currently being taxed. Generally, you do not pay taxes on your contract earnings until you take money out of your contract. You should be aware that tax favored plans (such as IRAs) already provide tax deferral regardless of whether they invest in annuity contracts. See Section 9, "What Are The Tax Considerations Associated With The Strategic Partners Plus Contract?"

 Variable Investment Option
 When you choose a variable investment option, we purchase shares of the underlying mutual fund that are held as an investment for that option. We hold these shares in the separate account. The division of the separate account of Pruco Life that invests in a particular mutual fund is referred to in your contract as a subaccount.

 SUMMARY FOR SECTIONS 1-10

 For a more complete discussion of the following topics, see the corresponding section in
 Part II of the prospectus.

 SECTION 1
 What Is The Strategic Partners Plus Variable Annuity?
 The Strategic Partners Plus variable annuity is a contract between you, the owner, and us, the insurance company, Pruco Life Insurance Company (Pruco Life, we or us). The contract allows you to invest on a tax-deferred basis in variable investment options and if you choose the Contract Without Credit, fixed interest rate options. The contract is intended for retirement savings or other long-term investment purposes and provides for a death benefit. There are two basic versions of the Strategic Partners Plus variable annuity discussed in this prospectus.

 Contract With Credit.

..   provides for a bonus credit that we add to each purchase payment that you make,
..   has higher withdrawal charges than the Contract Without Credit,
..   the version of the contract under which bonus credits generally are not recaptured after the free look period has higher insurance and administrative charges than the Contract Without Credit,
..   has no fixed interest rate investment options available,
..   comes in one version under which bonus credits generally are not recaptured once the free look period expires, and another version under which bonus credits vest over a period of several years. Once a State has approved the former version, we will cease offering the later version, and
..   Under the Contract With Credit under which bonus credits generally are not recaptured once the free look period expires, we have the contractual right to deduct, from the death benefit we pay, the amount of any credit corresponding to a purchase payment made within one year before death.

 Contract Without Credit.

..   does not provide a credit,
..   has lower withdrawal charges than the Contract With Credit.
..   has lower insurance and administrative costs than the Contract With Credit under which the bonus credits generally are not recaptured after the free look period,
..   offers two fixed interest rate investment options: a one-year fixed rate option and a dollar cost averaging fixed rate option.


 Beginning in 2002, we started offering a version of both the Contract Without Credit and the Contract With Credit that differ from the previously-issued contracts with regard to maximum issue age, maximum annuitization age, Spousal Continuance Option, credit amount, contract maintenance charge, and minimum guaranteed interest rate. This subsequent version of the Strategic Partners Plus contract is described in a different prospectus.


 The variable investment options available under the contract offer the opportunity for a favorable return. However, this is NOT guaranteed. It is possible, due to market changes, that your investments may decrease in value, including an investment in the Prudential Money Market Portfolio variable investment option.

 The fixed interest rate options available under the Contract Without Credit offer a guaranteed interest rate. While your money is allocated to one of these options, your principal amount will not decrease and we guarantee that your money will earn at least the annual minimum interest rate dictated by applicable state law.

 You may make up to 12 free transfers each contract year among the investment options. For the Contract Without Credit, certain restrictions apply to transfers involving the fixed interest rate options.

 The contract, like all deferred annuity contracts, has two phases: the accumulation phase and the income phase.

..   During the accumulation phase, any earnings grow on a tax-deferred basis and are generally only taxed as income when you make a withdrawal.
..   The income phase starts when you begin receiving regular payments from your contract.

 The amount of money you are able to accumulate in your contract during the accumulation phase will help determine the amount you will receive during the income phase. Other factors will affect the amount of your payments, such as age, gender, and the payout option you select.

 The contract offers a choice of income and death benefit options, which may also be available to you.

 There are certain state variations to this contract that are referred to in this prospectus. Please see your contract for further information on these and other variations.

 We may amend the contract as permitted by law. For example, we may add new features to the contract. Subject to applicable law, we determine whether or not to make such contract amendments available to contracts that already have been issued.

 If you change your mind about owning Strategic Partners Plus, you may cancel your contract within 10 days after receiving it (or whatever period is required under applicable law). This time period is referred to as the "Free Look" period.

 SECTION 2
 What Investment Options Can I Choose?
 You can invest your money in several variable investment options. The variable investment options are classified according to their investment style, and a brief description of each portfolio's investment objective and key policies is set forth in Section 2, to assist you in determining which portfolios may be of interest to you.

 Depending upon market conditions, you may earn or lose money in any of these options. The value of your contract will fluctuate depending upon the performance of the underlying mutual fund portfolios used by the variable investment options that you choose. Past performance is not a guarantee of future results.

 Under the Contract Without Credit, you may also invest your money in fixed interest rate options.

 SECTION 3
 What Kind Of Payments Will I Receive During The Income Phase? (Annuitization) If you want to receive regular income from your annuity, you can choose one of several options, including guaranteed payments for the annuitant's lifetime. Generally, once you begin receiving regular payments, you cannot change your payment plan.

 For an additional fee, you may also choose, if it is available under your contract, the Guaranteed Minimum Income Benefit (GMIB). The Guaranteed Minimum Income Benefit provides that once the income period begins, your income payments will be no less than a value that is based on a certain "GMIB protected value" applied to the GMIB guaranteed annuity purchase rates. See
 Section 3, "What Kind Of Payments Will I Receive During The Income Phase?"

 The Lifetime Five Income Benefit (discussed in Section 5) may provide an additional amount upon which your annuity payments are based.

 SECTION 4
 What Is The Death Benefit?
 In general, if the sole owner, or last surviving of the owner and joint owner, dies before the income phase of the contract begins, the person(s) or entity that you have chosen as your beneficiary will receive, at a minimum, the greater of (i) the Contract Value, (ii) either the base death benefit or, for a higher insurance charge, a potentially larger Guaranteed Minimum Death Benefit (GMDB).

 The base death benefit equals the total invested purchase payments reduced proportionally by withdrawals. The Guaranteed Minimum Death Benefit is equal to a "GMDB protected value" that depends upon which of the following Guaranteed Minimum Death Benefit options you choose:

..   the highest value of the contract on any contract anniversary, which we call the "GMDB step-up value";
..   the total amount you invest increased by a guaranteed rate of return, which we call the "GMDB roll-up value"; or
..   the greater of the GMDB step-up value and GMDB roll-up value.


 On the date we receive proof of death in good order, in lieu of paying a death benefit, we will allow the surviving spouse to continue the contract by exercising the Spousal Continuance Option, if the conditions that we describe, in Section 4, are met.


 For an additional fee, you may also choose, if it is available under your contract, the Earnings Appreciator supplemental death benefit which provides a benefit payment upon the death of the sole owner, or last surviving of the owner and joint owner, during the accumulation phase.

 SUMMARY FOR SECTIONS 1-10 continued


 SECTION 5
 What Is The Lifetime Five/SM/ Income Benefit?
 The Lifetime Five Income Benefit is an optional feature that guarantees your ability to withdraw an amount equal to a percentage of an initial principal value (called the "Protected Withdrawal Value"), regardless of the impact of market performance on your Contract Value, subject to our rules regarding the timing and amounts of withdrawals. There are two options--one is designed to provide an annual withdrawal amount for life (the "Life Income Benefit"), and the other is designed to provide a greater annual withdrawal amount (than the first option), as long as there is Protected Withdrawal Value (adjusted, as described in Section 5) (the "Withdrawal Benefit"). The annuitant must be at least 45 years old when the Lifetime Five Income Benefit is elected.

 The charge for the Lifetime Five Income Benefit is a daily fee equal on an annual basis to 0.60% of the Contract Value allocated to the variable investment options. This charge is in addition to the charge for the applicable death benefit.

 SECTION 6
 How Can I Purchase A Strategic Partners Plus Contract?
 You can purchase this contract, unless we agree otherwise and subject to our rules, with a minimum initial purchase payment of $10,000. You must get our prior approval for any initial and additional purchase payment of $1,000,000 or more, unless we are prohibited under applicable state law from insisting on such prior approval. Generally, you can make additional purchase payments of $1,000 ($100 if made through electronic funds transfer) or more at any time during the accumulation phase of the contract. Your representative can help you fill out the proper forms. The Contract With Credit provides for the allocation of a credit with each purchase payment.

 You may purchase this contract only if the oldest of the owner, joint owner, annuitant, or co-annuitant is age 85 or younger (or age 80 depending on the version of the contract) on the contract date. In addition, certain age limits apply to certain features and benefits described herein.

 SECTION 7
 What Are The Expenses Associated With The Strategic Partners Plus Contract? The contract has insurance features and investment features, both of which have related costs and charges.

..   Each year (or upon full surrender) we deduct a contract maintenance charge.
    For the original version of the contract, if your Contract Value is $50,000 or more, we do not deduct such a charge. If your Contract Value is less than $50,000, we deduct a charge equal to the lesser of $30 or 2% of your Contract Value. For the later version of the contract, we deduct a contract maintenance charge of $35 if your Contract Value is less than $75,000 (or
    2% of your Contract Value, if that amount is less than $35).
..   For insurance and administrative costs, we also deduct a daily charge based on the average daily value of all assets allocated to the variable investment options, depending on the death benefit (or other) option that you choose. The daily cost is equivalent to an annual charge as follows:

    -- 1.40% if you choose the base death benefit, -- 1.60% if you choose the roll-up or step-up Guaranteed Minimum Death
       Benefit option (i.e., 0.20% in addition to the base death benefit charge), or
    -- 1.70% if you choose the greater of the roll-up and step-up Guaranteed
       Minimum Death Benefit option (i.e., 0.30% in addition to the base death benefit charge), or

    -- 0.60% if you choose the Lifetime Five Income Benefit (1.50% maximum charge). This charge is in addition to the charge for the applicable death benefit.


..   We will deduct an additional charge under the version of the Contract With
    Credit under which bonus credits generally are not recaptured once the free look period expires. The charge for this feature is equal to 0.10% annually.
..   We will deduct an additional charge if you choose the Guaranteed Minimum
    Income Benefit. We deduct this annual charge from your Contract Value on the contract anniversary and upon certain other events. The charge for this benefit is equal to 0.25% of the average GMIB protected value. In the future, we may also offer other options, for which different charges may apply (1.00% maximum charge).
..   We will deduct an additional charge if you choose the Earnings Appreciator supplemental death benefit. We deduct this charge from your Contract Value on the contract anniversary and upon certain other events. The charge for this benefit is based on an annual rate of 0.15% of your Contract Value if you have also selected the Guaranteed Minimum Death Benefit option (0.20%
    if you have not selected the Guaranteed Minimum Death Benefit Option).
..   There are a few states/jurisdictions that assess a premium tax on us when you begin receiving regular income payments from your annuity. In those states, we deduct a charge designed to approximate this tax, which can range from 0-3.5% of your Contract Value.

..   There are also expenses associated with the mutual funds. For 2006, the fees of these funds ranged from 0.37% % to 1.19% annually. For certain funds, expenses are reduced pursuant to expense waivers and comparable arrangements. In general, these expense waivers and comparable arrangements are not guaranteed, and may be terminated at any time.

..   If you withdraw money (or you begin the income phase) less than:
    -- nine contract anniversaries after the purchase payment, if you purchase the Contract With Credit under which bonus credits vest over a seven year period, or
    -- seven contract anniversaries after the purchase payment, if you purchase the Contract Without Credit, then you may have to pay a withdrawal charge on all or part of the withdrawal. This charge ranges from 1-7%. For the version of the Contract With Credit under which bonus credits generally are not recaptured once the free look period expires, a withdrawal charge applies at any time prior to the seventh contract anniversary after a purchase payment was made, which ranges from 5-8%.

 For more information, including details about other possible charges under the contract, see "Summary Of Contract Expenses" and Section 7, "What Are The Expenses Associated With The Strategic Partners Plus Contract?"

 SECTION 8
 How Can I Access My Money?
 You may withdraw money at any time during the accumulation phase. You may, however, be subject to income tax and, if you make a withdrawal prior to age 59 1/2, an additional tax penalty as well. If you withdraw money less than nine years (for the Contract With Credit under which bonus credits vest over a seven year period) or seven years (for the Contract Without Credit) after making a purchase payment, we may impose a withdrawal charge. For the Contract With Credit under which bonus credits generally are not recaptured once the free look period expires, a withdrawal charge applies during the first seven contract years after a purchase payment was made, which ranges from 5-8%. In addition, if you purchase a Contract With Credit, we may take back any credit that has not vested that corresponds to the purchase payment(s) you withdraw.

 We offer optional benefits called the Lifetime Five Income Benefit, under which we guarantee that certain amounts will be available to you for withdrawal, regardless of market-related declines in your Contract Value. You need not participate in this benefit in order to withdraw some or all of your money.

 SECTION 9
 What Are The Tax Considerations Associated With The Strategic Partners Plus Contract?
 Your earnings are generally not taxed until withdrawn. If you withdraw money during the accumulation phase, the tax laws treat the withdrawal as first a withdrawal of earnings, which are taxed as ordinary income. If you are younger than age 59 1/2 when you take money out, you may be charged a 10% federal tax penalty on the earnings in addition to ordinary taxation. A portion of the payments you receive during the income phase is considered a partial return of your original investment and therefore will not be taxable as income. Generally, all amounts withdrawn from an Individual Retirement Annuity (IRA) contract (excluding Roth IRAs) are taxable and subject to the 10% penalty if withdrawn prior to age 59 1/2.

 SECTION 10
 Other Information
 This contract is issued by Pruco Life Insurance Company (Pruco Life), a subsidiary of The Prudential Insurance Company of America, and sold by registered representatives of affiliated and unaffiliated broker/dealers.

 SUMMARY OF CONTRACT EXPENSES

 THE PURPOSE OF THIS SUMMARY IS TO HELP YOU TO UNDERSTAND THE COSTS YOU WILL PAY FOR STRATEGIC PARTNERS PLUS. THE FOLLOWING TABLES DESCRIBE THE FEES AND EXPENSES THAT YOU WILL PAY WHEN BUYING, OWNING, AND SURRENDERING THE CONTRACT. THE FIRST TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY AT THE TIME THAT YOU BUY THE CONTRACT, SURRENDER THE CONTRACT, OR TRANSFER CASH VALUE BETWEEN INVESTMENT OPTIONS.

 For more detailed information, including additional information about current and maximum charges, see Section 7, "What Are The Expenses Associated With The Strategic Partners Plus Contract?" The individual fund prospectuses contain detailed expense information about the underlying mutual funds.

---------------------------------------------------------------------------------------------------------------------
                                      CONTRACT OWNER TRANSACTION EXPENSES
---------------------------------------------------------------------------------------------------------------------
                                             WITHDRAWAL CHARGE /1/
---------------------------------------------------------------------------------------------------------------------
                                                       Contract With Credit (Bonus
Number of Contract     Contract With Credit (Bonus        Credits Generally Not
Anniversaries Since   Credits Vest Over Seven Year    Recapturable After Expiration
 Purchase Payment                Period)                  of Free Look Period)           Contract Without Credit
---------------------------------------------------------------------------------------------------------------------
         0                         7%                              8%                              7%
---------------------------------------------------------------------------------------------------------------------
         1                         7%                              8%                              6%
---------------------------------------------------------------------------------------------------------------------
         2                         7%                              8%                              5%
---------------------------------------------------------------------------------------------------------------------
         3                         6%                              8%                              4%
---------------------------------------------------------------------------------------------------------------------
         4                         5%                              7%                              3%
---------------------------------------------------------------------------------------------------------------------
         5                         4%                              6%                              2%
---------------------------------------------------------------------------------------------------------------------
         6                         3%                              5%                              1%
---------------------------------------------------------------------------------------------------------------------
         7                         2%                              0%                              0%
---------------------------------------------------------------------------------------------------------------------
         8                         1%                              0%                              0%
---------------------------------------------------------------------------------------------------------------------
         9                         0%                              0%                              0%
---------------------------------------------------------------------------------------------------------------------


 -------------------------------------------------------------------------------
                             MAXIMUM TRANSFER FEE
 -------------------------------------------------------------------------------
 Each transfer after 12 /2/                             $25.00
 -------------------------------------------------------------------------------
 Each transfer after 20 (Beneficiary                    $10.00
 Continuation Option only)
 -------------------------------------------------------------------------------
 Charge for premium tax imposed on us        Up to 3.5% of Contract Value
 by certain States/Jurisdictions
 -------------------------------------------------------------------------------


 1 Each contract year, you may withdraw a specified amount of your Contract Value without incurring a withdrawal charge. We will waive the withdrawal charge if we pay a death benefit or under certain other circumstances. See "Withdrawal Charge" in Section 7. In certain states reduced withdrawal charges may apply under the Contract With Credit. Your contract contains the applicable charges.
 2 Currently we charge $25 for each transfer after the twelfth in a contract year. As shown in the table, we can increase that charge up to a maximum of $30, but have no current intention to do so. We will not charge you for transfers made in connection with Dollar Cost Averaging and Auto-Rebalancing and do not count them toward the limit of 12 free transfers per year. There is a unique transfer fee under the Beneficiary Continuation Option.

 The next table describes the fees and expenses you will pay periodically during the time that you own the contract, not including underlying mutual fund fees and expenses.


                   -------------------------------------------
                          PERIODIC ACCOUNT EXPENSES
                   -------------------------------------------
                   Maximum Contract            $60.00
                   Maintenance Charge
                   and Contract Charge
                   Upon Full
                   Withdrawal /3/
                   -------------------------------------------
                   Maximum Annual        lesser of $30 or 2%
                   Contract Fee           of Contract Value
                   If Contract Value
                   is less than
                   $25,000
                   (Beneficiary
                   Continuation Option
                   only)
                   -------------------------------------------
                    INSURANCE AND ADMINISTRATIVE EXPENSES
                   -------------------------------------------
                   As a Percentage of
                   Contract Value in
                   Variable Investment
                   Options except as
                   indicated:
                   -------------------------------------------





-----------------------------------------------------------------------------------
                     Contract With Credit
                       (bonus credits
                        generally not     Contract With Credit
                     recapturable after     (version under
                     expiration of free   which bonus credits   Contract Without
                        look period)      vest over 7 years)         Credit
-----------------------------------------------------------------------------------
Maximum charge for          1.50%                1.50%                1.50%
Lifetime Five /4/
-----------------------------------------------------------------------------------
Lifetime Five               0.60%                0.60%                0.60%
Income
Benefit (current
charge)
-----------------------------------------------------------------------------------
Base Death Benefit          1.50%                1.40%                1.40%
-----------------------------------------------------------------------------------
Guaranteed Minimum          1.70%                1.60%                1.60%
Death Benefit
Option - Roll-Up or
Step-Up
-----------------------------------------------------------------------------------
Guaranteed Minimum          1.80%                1.70%                1.70%
Death Benefit
Option - Greater of
Roll-Up or Step-Up
-----------------------------------------------------------------------------------
Maximum Annual              1.00%                1.00%                1.00%
Guaranteed Minimum
Income Benefit
Charge and Charge
Upon Certain
Withdrawals - as a
percentage of
average GMIB
Protected Value /5/
-----------------------------------------------------------------------------------
Annual Guaranteed           0.25%                0.25%                0.25%
Minimum Income
Benefit Charge and
Charge Upon Certain
Withdrawals - as a
percentage of
average GMIB
Protected Value
(current charge)
-----------------------------------------------------------------------------------
Annual Earnings       0.20% of Contract    0.20% of Contract    0.20% of Contract
Appreciator Benefit    Value (0.15% if      Value (0.15% if      Value (0.15% if
Charge and Charge    Guaranteed Minimum   Guaranteed Minimum   Guaranteed Minimum
Upon Certain            Death Benefit        Death Benefit        Death Benefit
Transactions /6/ as    option is also       option is also       option is also
a Percentage of           selected)            selected)            selected)
Contract Value
-----------------------------------------------------------------------------------
Settlement Service          1.00%                1.00%                1.00%
Charge /7/ (if the
Owner's beneficiary
elects the
Beneficiary
Continuation Option)
-----------------------------------------------------------------------------------


 3 As shown in the table above, we have the right to assess a fee of up to $60 annually and at the time of full withdrawal. For the original version of the contract, if your Contract Value is $50,000 or more, we do not deduct such a charge. If your Contract Value is less than $50,000, we deduct a charge equal to $30 or, if your Contract Value is less than $1,500, equal to 2% of your Contract Value. Under the most recent version of the contract, we assess a fee of $35 against contracts valued less than $75,000 (or 2% of Contract Value, if less).

 4 We have the right to increase the charge for this benefit up to the 1.50% maximum upon a step-up, or for a new election of the benefit. However, we have no present intention of increasing the charge for this benefit to that maximum level.

 5 We impose this charge only if you choose the Guaranteed Minimum Income Benefit. This charge is equal to 0.25% of the average GMIB protected value. Subject to certain age restrictions, the roll-up value is the total of all invested purchase payments compounded daily at an effective annual rate of 5%, subject to a cap of 200% of all invested purchase payments. Both the roll-up value and the cap are reduced proportionally by withdrawals. We assess this

 SUMMARY OF CONTRACT EXPENSES continued

    fee each contract anniversary and when you begin the income phase of your contract. We also assess this fee if you make a full withdrawal, but prorate the fee based on the portion of the contract year that has elapsed since the full annual fee was most recently deducted. If you make a partial withdrawal, we will assess the prorated fee if the remaining Contract Value after the withdrawal would be less than the amount of the prorated fee; otherwise we will not assess the fee at that time. We reserve the right to increase the charge to the maximum indicted upon any new election of the benefit.
 6 We impose this charge only if you choose the Earnings Appreciator death benefit. The charge for this benefit is based on an annual rate of 0.15% of your Contract Value if you have also selected a Guaranteed Minimum Death Benefit option (0.20% if you have not selected a Guaranteed Minimum Death Benefit option). We deduct this charge annually. We also deduct this charge if you make a full withdrawal or enter the income phase of your contract, or if a death benefit is payable, but prorate the fee to reflect a partial rather than full year. If you make a partial withdrawal, we will deduct the prorated fee if the remaining Contract Value after the withdrawal would be less than the amount of the prorated fee; otherwise we will not deduct the fee at that time. The fee is also calculated when you make any purchase payment or withdrawal but we do not deduct it until the next deduction date.
 7 The other Insurance and Administrative Expense Charges do not apply if you are a beneficiary under the Beneficiary Continuation Option. Instead, the Settlement Service Charge set forth here applies, if your beneficiary elects the Beneficiary Continuation Option. The 1.00% charge is an annual charge that is assessed daily against the assets in the variable investment options.

                     --------------------------------------
                      TOTAL ANNUAL MUTUAL FUND OPERATING
                                   EXPENSES
                     --------------------------------------

 The next item shows the minimum and maximum total operating expenses (expenses that are deducted from underlying mutual fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses) charged by the underlying mutual funds that you may pay periodically during the time that you own the contract. More detail concerning each underlying mutual fund's fees and expenses is contained below and in the prospectus for each underlying mutual fund. The minimum and maximum total operating expenses depicted below are based on historical fund expenses for the year ended December 31, 2006. Fund expenses are not fixed or guaranteed by the Strategic Partners Plus contract, and may vary from year to year.


--------------------------------------------------------------------------------------------------------------------
                                                      MINIMUM                                MAXIMUM
--------------------------------------------------------------------------------------------------------------------
Total Annual Underlying Mutual Fund                    0.37%                                  1.19%
  Operating Expenses*
--------------------------------------------------------------------------------------------------------------------


 * See "Summary of Contract Expenses" - Underlying Mutual Fund Portfolio Annual Expenses for more detail on the expenses of the underlying mutual funds.


------------------------------------------------------------------------------------------------------------------
                                UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
                    (as a percentage of the average net assets of the underlying Portfolios)
------------------------------------------------------------------------------------------------------------------
                                                               For the year ended December 31, 2006
             UNDERLYING PORTFOLIOS               -----------------------------------------------------------------
                                                 Management Fee    Other     12b-1 Fee    Acquired    Total Annual
                                                                Expenses /3/           Portfolio Fees  Portfolio
                                                                                       & Expenses /1/  Operating
                                                                                                      Expenses /2/
-                                                -----------------------------------------------------------------
Prudential Series Fund
 Equity Portfolio                                    0.45%         0.02%       0.00%       0.00%         0.47%
 Global Portfolio                                    0.75%         0.09%       0.00%       0.00%         0.84%
 Jennison Portfolio                                  0.60%         0.03%       0.00%       0.00%         0.63%
 Money Market Portfolio                              0.40%         0.03%       0.00%       0.00%         0.43%
 Stock Index Portfolio /4/                           0.35%         0.02%       0.00%       0.00%         0.37%
 Value Portfolio                                     0.40%         0.03%       0.00%       0.00%         0.43%
 SP Aggressive Growth Asset Allocation Portfolio     0.05%         0.07%       0.00%       0.86%         0.98%
 SP Balanced Asset Allocation Portfolio              0.05%         0.01%       0.00%       0.77%         0.83%
 SP Conservative Asset Allocation Portfolio          0.05%         0.02%       0.00%       0.72%         0.79%
 SP Growth Asset Allocation Portfolio                0.05%         0.01%       0.00%       0.81%         0.87%
 SP AIM Core Equity Portfolio                        0.85%         0.44%       0.00%       0.00%         1.29%
 SP Davis Value Portfolio                            0.75%         0.06%       0.00%       0.00%         0.81%
 SP International Growth Portfolio /5/               0.85%         0.12%       0.00%       0.00%         0.97%
 SP International Value Portfolio /6/                0.90%         0.09%       0.00%       0.00%         0.99%
 SP Mid Cap Growth Portfolio                         0.80%         0.11%       0.00%       0.00%         0.91%
 SP PIMCO High Yield Portfolio                       0.60%         0.10%       0.00%       0.00%         0.70%
 SP PIMCO Total Return Portfolio                     0.60%         0.06%       0.00%       0.00%         0.66%
 SP Prudential U.S. Emerging Growth Portfolio        0.60%         0.07%       0.00%       0.00%         0.67%
 SP Small Cap Growth Portfolio                       0.95%         0.19%       0.00%       0.00%         1.14%
 SP Small Cap Value Portfolio                        0.90%         0.06%       0.00%       0.00%         0.96%
 SP Strategic Partners Focused Growth Portfolio      0.90%         0.26%       0.00%       0.00%         1.16%
 SP T. Rowe Price Large Cap Growth Portfolio         0.90%         0.29%       0.00%       0.00%         1.19%

---------------------------------------------------------------------------------------------------------------------------
                                     UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
                         (as a percentage of the average net assets of the underlying Portfolios)
---------------------------------------------------------------------------------------------------------------------------
                                                                        For the year ended December 31, 2006
                  UNDERLYING PORTFOLIOS                   -----------------------------------------------------------------
                                                          Management Fee    Other     12b-1 Fee    Acquired    Total Annual
                                                                         Expenses /3/           Portfolio Fees  Portfolio
                                                                                                & Expenses /1/  Operating
                                                                                                               Expenses /2/
-                                                         -----------------------------------------------------------------
Advanced Series Trust /7,8/
 AST JPMorgan International Equity Portfolio                  0.87%         0.16%       0.00%       0.00%         1.03%
 AST MFS Global Equity Portfolio                              1.00%         0.25%       0.00%       0.00%         1.25%
 AST Small-Cap Value Portfolio                                0.90%         0.18%       0.00%       0.00%         1.08%
 AST Neuberger Berman Small-Cap Growth Portfolio /9/          0.95%         0.16%       0.00%       0.00%         1.11%
 AST Federated Aggressive Growth Portfolio                    0.95%         0.14%       0.00%       0.00%         1.09%
 AST DeAM Small-Cap Value Portfolio                           0.95%         0.23%       0.00%       0.00%         1.18%
 AST Goldman Sachs Mid-Cap Growth Portfolio                   1.00%         0.15%       0.00%       0.00%         1.15%
 AST Neuberger Berman Mid-Cap Growth Portfolio                0.90%         0.14%       0.00%       0.00%         1.04%
 AST Neuberger Berman Mid-Cap Value Portfolio                 0.89%         0.11%       0.00%       0.00%         1.00%
 AST Mid-Cap Value Portfolio                                  0.95%         0.21%       0.00%       0.00%         1.16%
 AST MFS Growth Portfolio                                     0.90%         0.13%       0.00%       0.00%         1.03%
 AST Marsico Capital Growth Portfolio                         0.90%         0.11%       0.00%       0.00%         1.01%
 AST Goldman Sachs Concentrated Growth Portfolio              0.90%         0.13%       0.00%       0.00%         1.03%
 AST DeAM Large-Cap Value Portfolio                           0.85%         0.15%       0.00%       0.00%         1.00%
 AST Large-Cap Value Portfolio                                0.75%         0.11%       0.00%       0.00%         0.86%
 AST AllianceBernstein Core Value Portfolio                   0.75%         0.14%       0.00%       0.00%         0.89%
 AST AllianceBernstein Managed Index 500 Portfolio            0.60%         0.14%       0.00%       0.00%         0.74%
 AST American Century Income & Growth Portfolio               0.75%         0.15%       0.00%       0.00%         0.90%
 AST AllianceBernstein Growth & Income Portfolio              0.75%         0.11%       0.00%       0.00%         0.86%
 AST Cohen & Steers Realty Portfolio                          1.00%         0.13%       0.00%       0.00%         1.13%
 AST T. Rowe Price Natural Resources Portfolio                0.90%         0.13%       0.00%       0.00%         1.03%
 AST American Century Strategic Allocation Portfolio /10/     0.85%         0.21%       0.00%       0.00%         1.06%
 AST Advanced Strategies Portfolio                            0.85%         0.24%       0.00%       0.00%         1.09%
 AST T. Rowe Price Asset Allocation Portfolio                 0.85%         0.14%       0.00%       0.00%         0.99%
 AST UBS Dynamic Alpha Portfolio /11/                         1.00%         0.21%       0.00%       0.00%         1.21%
 AST First Trust Balanced Target Portfolio                    0.85%         0.21%       0.00%       0.00%         1.06%
 AST First Trust Capital Appreciation Target Portfolio        0.85%         0.19%       0.00%       0.00%         1.04%
 AST Aggressive Asset Allocation Portfolio                    0.15%         0.05%       0.00%       0.99%         1.19%
 AST Capital Growth Asset Allocation Portfolio                0.15%         0.02%       0.00%       0.95%         1.12%
 AST Balanced Asset Allocation Portfolio                      0.15%         0.02%       0.00%       0.90%         1.07%
 AST Conservative Asset Allocation Portfolio                  0.15%         0.04%       0.00%       0.89%         1.08%
 AST Preservation Asset Allocation Portfolio                  0.15%         0.08%       0.00%       0.82%         1.05%
 AST T. Rowe Price Global Bond Portfolio                      0.80%         0.16%       0.00%       0.00%         0.96%
 AST High Yield Portfolio /12/                                0.75%         0.15%       0.00%       0.00%         0.90%
 AST Lord Abbett Bond-Debenture Portfolio                     0.80%         0.14%       0.00%       0.00%         0.94%
 AST PIMCO Limited Maturity Bond Portfolio                    0.65%         0.12%       0.00%       0.00%         0.77%
Evergreen Variable Annuity Trust
 Evergreen VA Balanced Fund                                   0.29%         0.21%       0.00%       0.02%         0.52%
 Evergreen VA Fundamental Large Cap Fund                      0.57%         0.17%       0.00%       0.01%         0.75%
 Evergreen VA Special Values Fund                             0.78%         0.17%       0.00%       0.02%         0.97%
 Evergreen VA Growth Fund                                     0.40%         0.28%       0.00%       0.00%         0.68%
 Evergreen VA International Equity Fund                       0.40%         0.28%       0.00%       0.00%         0.68%
 Evergreen VA Omega Fund                                      0.52%         0.18%       0.00%       0.01%         0.71%
Gartmore Variable Insurance Trust
 GVIT Developing Markets /13/                                 1.05%         0.35%       0.25%       0.00%         1.65%
Janus Aspen Series
 Large Cap Growth Portfolio--Service Shares                   0.64%         0.05%       0.25%       0.00%         0.94%



 1. Each Asset Allocation Portfolio invests in shares of other Portfolios of the Fund and the Advanced Series Trust (the Acquired Portfolios). In addition, each Portfolio may invest otherwise uninvested cash in the Dryden Core Investment Fund (Money Market and/or Short-Term Bond Series).

 SUMMARY OF CONTRACT EXPENSES continued



    Investors in an Asset Allocation Portfolio or other Portfolio indirectly bear the fees and expenses of the Acquired Portfolios and/or Dryden Core Investment Fund. The expenses shown in the column "Acquired Portfolio Fees and Expenses" represent a weighted average of the expense ratios of the Acquired Portfolios and/or Dryden Core Investment Fund, in which the Asset Allocation Portfolios or other Portfolios invested during the year ended December 31, 2006. The Asset Allocation Portfolios do not pay any transaction fees when they purchase and redeem shares of the Acquired Portfolios.

    Where "Acquired Portfolio Fees and Expenses" are less than 0.01%, such expenses are included in the column titled "Other Expenses." This may cause the Total Annual Portfolio Operating Expenses to differ from those set forth in the Financial Highlights tables of the respective Portfolios.

    Effective March 1, 2007, each of the Asset Allocation Portfolios became responsible for the payment of its own " Other Expenses," including, without limitation, custodian fees, legal fees, trustee fees and audit fees, in accordance with the terms of the management agreement. Prior to that time, Prudential Investments LLC or an affiliate paid the "other expenses" of the Asset Allocation Portfolios. The table reflects an annualized estimate of the " Other Expenses" of the Asset Allocation Portfolios for the year ended December 31, 2006 had the current arrangement been in place during that year.

 2. Prudential Investments LLC has voluntarily agreed to waive a portion of its management fee and/or limit total expenses (expressed as an annual percentage of average daily net assets) for certain Portfolios of the Fund. These arrangements, which are set forth as follows, may be discontinued or otherwise modified at any time. Equity Portfolio: 0.75%; Jennison
    Portfolio: 0.75%; Money Market Portfolio: 0.75%; Stock Index Portfolio:
    0.75%; Value Portfolio: 0.75%; SP AIM Core Equity Portfolio: 1.00%; SP International Value Portfolio: 1.00%; SP International Growth Portfolio:
    1.24%; SP Mid Cap Growth Portfolio: 1.00%; SP PIMCO High Yield Portfolio:
    0.82%; SP PIMCO Total Return Portfolio: 0.76%; SP Small Cap Growth
    Portfolio: 1.15%; SP Small Cap Value Portfolio: 1.05%; SP T. Rowe Price Large Cap Growth Portfolio: 1.06%.

 3. As noted above, shares of the Portfolios generally are purchased through variable insurance products. Many of the Portfolios and/or their investment advisers and/or distributors have entered into arrangements with us as the issuer of each Annuity under which they compensate us for providing ongoing services in lieu of the Trust providing such services. Amounts paid by a Portfolio under those arrangements are included under "Other Expenses." For more information see the prospectus for each underlying portfolio and Variable Investment Options in this section.

 4. The Portfolio's contractual management fee rate is as follows: 0.35% for average net assets up to $4 billion, and 0.30% for average net assets in excess of $4 billion.

 5. Effective November 13, 2006, Marsico Capital Management, LLC was added as a Sub-advisor to the Portfolio. Prior to November 13, 2006, William Blair & Company, LLC served as the sole Sub-advisor of the Portfolio, then named the "SP William Blair International Growth Portfolio."

 6. Effective November 13, 2006, Thornburg Investment Management, Inc. was added as a Sub-advisor to the Portfolio. Prior to November 13, 2006, LSV Asset Management served as the sole Sub-advisor of the Portfolio, then named the "SP LSV International Value Portfolio."

 7. The AST Aggressive Asset Allocation, the AST Balanced Asset Allocation, the AST Capital Growth Asset Allocation, the AST Conservative Asset Allocation and the AST Preservation Asset Allocation Portfolios (the "Dynamic Asset Allocation Portfolios") each invest in other investment companies (the Acquired Portfolios). For example, each Dynamic Asset Allocation Portfolio invests in shares of other Portfolios of the Advanced Series Trust, and some Portfolios invest in other funds, including the Dryden Core Investment Fund. Investors in a Portfolio indirectly bear the fees and expenses of the Acquired Portfolios. The expenses shown in the column "Acquired Portfolio Fees and Expenses" represent a weighted average of the expense ratios of the Acquired Portfolios in which each Dynamic Asset Allocation Portfolio invested during the year ended December 31, 2006. The Dynamic Asset Allocation Portfolios do not pay any transaction fees when they purchase or redeem shares of the Acquired Portfolios. Where "Acquired Portfolio Fees and Expenses" are less than 0.01%, such expenses are included in the column titled "Other Expenses." This may cause the Total Annual Portfolio Operating Expenses to differ from those set forth in the Financial Highlights tables in the prospectus for the Portfolios.

 8. The total actual operating expenses for certain of the Portfolios listed above for the year ended December 31, 2006 were less than the amounts shown in the table above, due to fee waivers, reimbursement of expenses, and expense offset arrangements ("Arrangements"). These Arrangements are voluntary and may be terminated at any time. In addition, the Arrangements may be modified periodically. For more information regarding the Arrangements, please see the Prospectus and Statement of Additional Information for the Portfolios.

 9. Effective May 1, 2007, Neuberger Berman Management, Inc. became Sub-advisor to the Portfolio. Prior to May 1, 2007, Deutsche Asset Management, Inc. served as Sub-advisor of the Portfolio, then named the "AST DeAM Small-Cap Growth Portfolio."

 10.Prior to May 1, 2007 the Portfolio was named the "AST American Century
    Strategic Balanced Portfolio."

 11.Prior to May 1, 2007 the Portfolio was named the "AST Global Allocation
    Portfolio." Expenses shown are the annualized estimated operating expense for AST UBS Dynamic Alpha Portfolio effective May 1, 2007. Operating expenses for the AST Global Allocation Portfolio based upon the year ended December 31, 2006 would be as follows: Shareholder Fees (fees paid directly from your investment) - None; Management Fees - .10%; Distribution (12b-1) Fees - None; Other Expenses - .09%; Acquired Portfolio Fees & Expenses - .88%; Total Annual Portfolio Operating Expenses - 1.07%.

 12.Effective June 16, 2006, Goldman Sachs Asset Management L.P. no longer serves as a Co-Sub-advisor to the Portfolio.

 13.Effective January 1, 2006, the management fee was lowered by 0.10% to the base fee described above. Beginning January 1, 2007, the management fee may be adjusted, on a quarterly basis, upward or downward depending on the Fund's performance relative to its benchmark, the MSCI Emerging Markets
    Free Index. As a result, beginning January 1, 2007, if the management fee were calculated taking into account the current base fee (as stated in the table above) and the maximum performance fee adjustment of 0.10% (+/-), the management fee could range from 0.95% at its lowest to 1.15% at its highest.


 EXPENSE EXAMPLES
 THESE EXAMPLES ARE INTENDED TO HELP YOU COMPARE THE COST OF INVESTING IN THE CONTRACT WITH THE COST OF INVESTING IN OTHER VARIABLE ANNUITY CONTRACTS. THESE COSTS INCLUDE CONTRACT OWNER TRANSACTION EXPENSES, CONTRACT FEES, SEPARATE ACCOUNT ANNUAL EXPENSES, AND UNDERLYING MUTUAL FUND FEES AND EXPENSES. THE EXAMPLES ASSUME THAT YOU INVEST $10,000 IN THE CONTRACT FOR THE TIME PERIODS INDICATED. THE EXAMPLES ALSO ASSUME THAT YOUR INVESTMENT HAS A 5% RETURN EACH YEAR AND ASSUME THE MAXIMUM FEES AND EXPENSES OF ANY OF THE MUTUAL FUNDS, WHICH DO NOT REFLECT ANY EXPENSE REIMBURSEMENTS OR WAIVERS. ALTHOUGH YOUR ACTUAL COSTS MAY BE HIGHER OR LOWER, BASED ON THESE ASSUMPTIONS, YOUR COSTS WOULD BE AS INDICATED IN THE TABLES THAT FOLLOW.

 Example 1a: Contract With Credit (bonus credits vest over seven year period):
 Greater of Roll-up and Step-up Guaranteed Minimum Death Benefit Option; Lifetime Five Income Benefit; Earnings Appreciator Benefit and You Withdraw All Your Assets

 This example assumes that:

..   You invest $10,000 in the Contract With Credit (bonus credits vest over seven year period);
..   You choose a Guaranteed Minimum Death Benefit that provides the greater of the step-up and roll-up death benefit;
..   You choose the Lifetime Five Income Benefit;
..   You choose the Earnings Appreciator Benefit;

..   You allocate all of your assets to the variable investment option having the maximum total operating expenses;*

..   The investment has a 5% return each year;
..   The mutual fund's total operating expenses remain the same each year;
..   For each separate account charge, we deduct the current charge rather than any maximum charge; and


 You withdraw all your assets at the end of the indicated period.

 *  Not all portfolios may be available under certain optional benefits.


 Example 1b: Contract With Credit (bonus credits vest over seven year period):
 Greater of Roll-up and Step-up Guaranteed Minimum Death Benefit Option; Lifetime Five Income Benefit; Earnings Appreciator Benefit and You Do Not Withdraw Your Assets

 This example makes exactly the same assumptions as Example 1a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.

 Example 2a: Contract With Credit (bonus credits vest over seven year period):
 Base Death Benefit, and You Withdraw All Your Assets

 This example assumes that:

..   You invest $10,000 in the Contract With Credit (bonus credits vest over seven year period);
..   You do not choose any optional insurance benefit;
..   You allocate all of your assets to the variable investment option having the maximum total operating expenses;
..   The investment has a 5% return each year;
..   The mutual fund's total operating expenses remain the same each year;
..   For each separate account charge, we deduct the current charge rather than any maximum charge; and
..   You withdraw all your assets at the end of the indicated period.

 Example 2b: Contract With Credit (bonus credits vest over seven year period):
 Base Death Benefit, and You Do Not Withdraw Your Assets

 This example makes exactly the same assumptions as Example 2a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.

 Example 3a: Contract With Credit (bonus credits are generally not recapturable after expiration of free look period): Greater of Roll-up and Step-up Guaranteed Minimum Death Benefit Option; Lifetime Five Income Benefit; Earnings Appreciator Benefit and You Withdraw All Your Assets

 This example makes exactly the same assumptions as Example 1a except that it assumes that you invest in the version of the Contract With Credit under which bonus credits are generally not recapturable after expiration of the free look period.

 Example 3b: Contract With Credit (bonus credits are generally not recapturable after expiration of the free look period): Greater of Roll-up and Step-up Guaranteed Minimum Death Benefit Option; Lifetime Five Income Benefit; Earnings Appreciator Benefit and You Do Not Withdraw Your Assets

 This example makes exactly the same assumptions as Example 1b except that it assumes that you invest in the version of the Contract With Credit under which bonus credits are generally not recapturable after expiration of the free look period.

 Example 4a: Contract With Credit (bonus credits are generally not recapturable after expiration of free look period): Base Death Benefit, and You Withdraw All Your Assets

 This example makes exactly the same assumptions as Example 2a except that it assumes that you invest in the version of the Contract With Credit under which bonus credits are generally not recapturable after expiration of the free look period.

 SUMMARY OF CONTRACT EXPENSES continued


 Example 4b: Contract With Credit (bonus credits are generally not recapturable after expiration of free look period): Base Death Benefit, and You Do Not Withdraw Your Assets

 This example makes exactly the same assumptions as Example 2b except that it assumes that you invest in the version of the Contract With Credit under which bonus credits are generally not recapturable after expiration of the free look period.

 Example 5a: Contract Without Credit, Greater of Roll-up and Step-up Guaranteed Minimum Death Benefit Option; Lifetime Five Income Benefit, Earnings Appreciator Benefit and You Withdraw All Your Assets

 This example makes exactly the same assumptions as Example 1a except that it assumes that you invest in the Contract Without Credit.

 Example 5b: Contract Without Credit, Greater of Roll-up and Step-up Guaranteed Minimum Death Benefit Option; Lifetime Five Income Benefit; Earnings Appreciator Benefit; and You Do Not Withdraw Your Assets

 This example makes exactly the same assumptions as Example 1b except that it assumes that you invest in the Contract Without Credit.

 Example 6a: Contract Without Credit: Base Death Benefit, and You Withdraw All Your Assets

 This example makes exactly the same assumptions as Example 2a except that it assumes that you invest in the Contract Without Credit.

 Example 6b: Contract Without Credit: Base Death Benefit, and You Do Not Withdraw Your Assets

 This example makes exactly the same assumptions as Example 2b except that it assumes that you invest in the Contract Without Credit.

 NOTES FOR EXPENSE EXAMPLES:
 THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

 Note that withdrawal charges (which are reflected in Examples 1a, 2a, 3a, 4a, 5a, and 6a) are assessed in connection with some annuity options, but not others.

 The values shown in the 10 year column are the same for Example 6a and 6b, Example 5a and 5b, Example 4a and Example 4b, the same for Example 3a and 3b, the same for Example 2a and 2b, and the same for Example 1a and 1b. This is because if 10 years have elapsed since your last purchase payment, we would no longer deduct withdrawal charges when you make a withdrawal or begin the income phase of your contract. The indicated examples reflect the maximum withdrawal charges, but in certain states reduced withdrawal charges may apply for certain ages.

 The examples use an average contract maintenance charge, which we calculated based on our general estimate of the total contract fees we expect to collect in 2007. Your actual fees will vary based on the amount of your contract and your specific allocation among the investment options.

 Premium taxes are not reflected in the examples. We deduct a charge to approximate premium taxes that may be imposed on us in your state. This charge is generally deducted from the amount applied to an annuity payout option.

 A table of accumulation unit values appears in Appendix A to this prospectus.

 Contract With Credit (Bonus Credits vest over seven year period): Greater of Roll-up and Step-up Guaranteed Minimum Death Benefit Option; Lifetime Five Income Benefit; Earnings Appreciator Benefit

                     Example 1a:                Example 1b:
             --------------------------------------------------------------
             If you withdraw your assets If you do not withdraw your assets
             --------------------------------------------------------------
              1 yr  3 yrs  5 yrs  10 yrs 1 yr    3 yrs    5 yrs    10 yrs
             --------------------------------------------------------------
             $1,489 $2,341 $3,021 $4,716 $459    $1,385   $2,323   $4,716
             --------------------------------------------------------------

 Contract With Credit (bonus Credits vest over seven year period): Base Death Benefit


                     Example 2a:                Example 2b:
             --------------------------------------------------------------
             If you withdraw your assets If you do not withdraw your assets
             --------------------------------------------------------------
              1 yr  3 yrs  5 yrs  10 yrs 1 yr    3 yrs    5 yrs    10 yrs
             --------------------------------------------------------------
             $1,381 $2,027 $2,513 $3,785 $351    $1,071   $1,815   $3,785
             --------------------------------------------------------------


 Contract With Credit (Bonus Credits generally not recapturable after expiration of free look period): Greater of Roll-up And Step-up Guaranteed Minimum Death Benefit Option; Lifetime Five Income Benefit; Earnings Appreciator Benefit

                     Example 3a:                Example 3b:
             --------------------------------------------------------------
             If you withdraw your assets If you do not withdraw your assets
             --------------------------------------------------------------
              1 yr  3 yrs  5 yrs  10 yrs 1 yr    3 yrs    5 yrs    10 yrs
             --------------------------------------------------------------
             $1,226 $2,181 $3,051 $4,840 $474    $1,429   $2,393   $4,840
             --------------------------------------------------------------

 Contract With Credit (Bonus Credits generally not recapturable after expiration of free look period): Base Death Benefit


                     Example 4a:                Example 4b:
             --------------------------------------------------------------
             If you withdraw your assets If you do not withdraw your assets
             --------------------------------------------------------------
              1 yr  3 yrs  5 yrs  10 yrs 1 yr    3 yrs    5 yrs    10 yrs
             --------------------------------------------------------------
             $1,119 $1,869 $2,547 $3,925 $367    $1,117   $1,889   $3,925
             --------------------------------------------------------------


 Contract Without Credit: Greater of Roll-up and Step-up Guaranteed Minimum Death Benefit; Lifetime Five Income Benefit; Earnings Appreciator Benefit

                     Example 5a:                Example 5b:
             --------------------------------------------------------------
             If you withdraw your assets If you do not withdraw your assets
             --------------------------------------------------------------
              1 yr  3 yrs  5 yrs  10 yrs 1 yr    3 yrs    5 yrs    10 yrs
             --------------------------------------------------------------
             $1,076 $1,796 $2,526 $4,574 $446    $1,346   $2,256   $4,574
             --------------------------------------------------------------

 Contract Without Credit: Base Death Benefit

                     Example 6a:                 Example 6b:
              --------------------------------------------------------------
              If you withdraw your assets If you do not withdraw your assets
              --------------------------------------------------------------
              1 yr   3 yrs  5 yrs  10 yrs 1 yr    3 yrs    5 yrs    10 yrs
              --------------------------------------------------------------
              $973   $1,495 $2,039 $3,685 $343    $1,045   $1,769   $3,685
              --------------------------------------------------------------

  PART II SECTIONS 1 - 10
--------------------------------------------------------------------------------

  STRATEGIC PARTNERS PLUS PROSPECTUS

 1: WHAT IS THE STRATEGIC PARTNERS PLUS VARIABLE ANNUITY?

 THE STRATEGIC PARTNERS PLUS VARIABLE ANNUITY IS A CONTRACT BETWEEN YOU, THE OWNER, AND US, PRUCO LIFE INSURANCE COMPANY (PRUCO LIFE, WE OR US).

 Under our contract, in exchange for your payment to us, we promise to pay you a guaranteed income stream that can begin any time on or after the third contract anniversary. Your annuity is in the accumulation phase until you decide to begin receiving annuity payments. The date you begin receiving annuity payments is the annuity date. On the annuity date, your contract switches to the income phase.

 This annuity contract benefits from tax deferral when it is sold outside a tax-favored plan (generally called a non-qualified annuity). Tax deferral means that you are not taxed on earnings or appreciation on the assets in your contract until you withdraw money from your contract.

 If you purchase the annuity contract in a tax-favored plan such as an IRA, that plan generally provides tax deferral even without investing in an annuity contract. In other words, you need not purchase this contract to gain the preferential tax treatment provided by your retirement plan. Therefore, before purchasing an annuity in a tax-favored plan, you should consider whether its features and benefits beyond tax deferral, including the death benefit and income benefits, meet your needs and goals. You should consider the relative features, benefits and costs of this annuity compared with any other investment that you may use in connection with your retirement plan or arrangement.

 There are two basic versions of Strategic Partners Plus variable annuity.

 Contract With Credit:

..   provides for a bonus credit that we add to each purchase payment that you make,
..   comes in one version under which bonus credits generally are not recaptured after the expiration of the free look period, and another version under which bonus credits vest over a period of several years. Once a State has approved the former version, we will cease offering the later version,
..   has higher withdrawal charges than the Contract Without Credit,
..   the version of the contract under which bonus credits generally are not recaptured after the free look period has higher insurance and administrative charges than the Contract Without Credit, and
..   has no fixed interest rate investment options available.

 Contract Without Credit:

..   does not provide a credit,
..   has lower withdrawal charges than the Contract With Credit,
..   has lower insurance and administrative costs than the Contract With Credit under which the bonus credits generally are not recaptured after the free look period, and
..   offers two fixed interest rate investment options: a one-year fixed rate option and a dollar cost averaging fixed rate option.


 Beginning in 2002, we started offering a version of both the Contract Without Credit and the Contract With Credit that differ from previously-issued contracts with regard to maximum issue age, maximum annuitization age, Spousal Continuance Option, credit amount, contract maintenance charge, and minimum guaranteed interest rate.


 Unless we state otherwise, when we use the word contract, it applies to both versions discussed herein.

 In replacing another annuity you may own, please consider all charges associated with that annuity. Credits applicable to bonus products, such as the Contract With Credit, should not be viewed as an offset of any surrender charge that applies to another annuity contract you may currently own.

 You may prefer the Contract With Credit if:

..   You anticipate that you will not need to withdraw purchase payments any earlier than at least seven contract anniversaries after making them,
..   You do not wish to allocate purchase payments to the fixed interest rate options, and
..   You believe that the bonus credit is worth the higher withdrawal charges and insurance and administrative costs.

 If you wish to have the option of allocating part of your Contract Value to the fixed interest rate options, you may prefer the Contract Without Credit.

 1: WHAT IS THE STRATEGIC PARTNERS PLUS VARIABLE ANNUITY? continued


 Because of the higher withdrawal charges, if you choose the Contract With Credit and you withdraw a purchase payment, depending upon the performance of the investment options you choose, you may be worse off than if you had chosen the Contract Without Credit. We do not recommend purchase of either version of Strategic Partners Plus if you anticipate having to withdraw a significant amount of your purchase payments within a few years of making those purchase payments.

 Strategic Partners Plus is a variable annuity contract. During the accumulation phase, you can allocate your assets among the variable investment options and, if you choose the Contract Without Credit, guaranteed fixed interest rate options as well. If you select variable investment options, the amount of money you are able to accumulate in your contract during the accumulation phase depends upon the investment performance of the underlying mutual fund(s) associated with that variable investment option.

 Because the underlying mutual funds' portfolios fluctuate in value depending upon market conditions, your Contract Value can either increase or decrease. This is important, since the amount of the annuity payments you receive during the income phase depends upon the value of your contract at the time you begin receiving payments.

 As the owner of the contract, you have all of the decision-making rights under the contract. You will also be the annuitant unless you designate someone else. The annuitant is the person whose life is used to determine how much and how long (if applicable) the annuity payments will continue once the annuity phase begins. On or after the annuity date, the annuitant may not be changed.

 The beneficiary is the person(s) or entity you designate to receive any death benefit. You may change the beneficiary any time prior to the annuity date by making a written request to us.

 SHORT TERM CANCELLATION RIGHT OR "FREE LOOK"
 If you change your mind about owning Strategic Partners Plus, you may cancel your contract within 10 days after receiving it (or whatever period is required by applicable law). You can request a refund by returning the contract either to the representative who sold it to you, or to the Prudential Annuity Service Center at the address shown on the first page of this prospectus. You will receive, depending on applicable state law:

..   Your full purchase payment, less any applicable federal and state income tax withholding; or
..   The amount your contract is worth as of the day we receive your request, less any applicable federal and state income tax withholding. This amount may be more or less than your original payment.

 If you have purchased the Contract With Credit, we will deduct any credit we had added to your Contract Value. To the extent dictated by state law, we will include in your refund the amount of any fees and charges that we deducted.

 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE?

 THE CONTRACT GIVES YOU THE CHOICE OF ALLOCATING YOUR PURCHASE PAYMENTS TO ANY OF THE VARIABLE INVESTMENT OPTIONS, AND IF YOU CHOOSE THE CONTRACT WITHOUT CREDIT, FIXED INTEREST RATE OPTIONS.

 The variable investment options invest in underlying mutual funds managed by leading investment advisers. These underlying mutual funds may sell their shares to both variable annuity and variable life separate accounts of different insurance companies, which could create the kinds of risks that are described in more detail in the current prospectus for the underlying mutual fund. The current prospectuses for the underlying mutual funds also contain other important information about the mutual funds. When you invest in a variable investment option that is funded by a mutual fund, you should read the mutual fund prospectus and keep it for future reference. Not all mutual funds offered as Sub-accounts are available if you elect certain optional benefits. The mutual fund options that you select are your choice. We do not recommend or endorse any particular underlying mutual fund.

 VARIABLE INVESTMENT OPTIONS
 The following chart classifies each of the portfolios based on our assessment of their investment style (as of the date of this prospectus). The chart also provides a description of each portfolio's investment objective and a short, summary description of their key policies to assist you in determining which portfolios may be of interest to you. What appears in the chart below is merely a summary--please consult the portfolio's prospectus for a comprehensive discussion of the portfolio's investment policies. There is no guarantee that any portfolio will meet its investment objective. The name of the adviser/subadviser for each portfolio appears next to the description.

 The Jennison Portfolio, Prudential Equity Portfolio, Prudential Global Portfolio, Prudential Money Market Portfolio, Prudential Stock Index Portfolio, Prudential Value Portfolio, and each "SP" Portfolio of the Prudential Series Fund, are managed by an indirect wholly-owned subsidiary of Prudential Financial, Inc. called Prudential Investments LLC (PI) under a "manager-of-managers" approach.

 Under the manager-of-managers approach, PI has the ability to assign subadvisers to manage specific portions of a portfolio, and the portion managed by a subadviser may vary from 0% to 100% of the portfolio's assets. The subadvisers that manage some or all of a Prudential Series Fund portfolio are listed on the following chart.


 The portfolios of the Advanced Series Trust are co-managed by PI and AST Investment Services, Inc., also under a manager-of- managers approach. AST Investment Services, Inc. is an indirect, wholly-owned subsidiary of Prudential Financial, Inc. Under the agreement through which Prudential Financial, Inc. acquired American Skandia Life Assurance Corporation and certain of its affiliates in May 2003, Prudential Financial may not use the "American Skandia" name in any context after May 1, 2008. Therefore, Prudential Financial has begun a "rebranding" project that involves renaming certain American Skandia legal entities. As pertinent to this annuity: 1) American Skandia Investment Services, Inc. has been renamed AST Investment Services, Inc.; and 2) American Skandia Trust has been renamed Advanced Series Trust. These name changes will not impact the manner in which customers do business with Prudential.


 A fund or portfolio may have a similar name or an investment objective and investment policies resembling those of a mutual fund managed by the same investment adviser that is sold directly to the public. Despite such similarities, there can be no assurance that the investment performance of any such fund or portfolio will resemble that of the publicly available mutual fund.


 Pruco Life has entered into agreements with certain underlying portfolios and/or the investment adviser or distributor of such portfolios. Pruco Life may provide administrative and support services to such portfolios pursuant to the terms of these agreements and under which it receives a fee of up to 0.55% annually (as of May 1, 2007) of the average assets allocated to the portfolio under the contract. These agreements, including the fees paid and services provided, can vary for each underlying mutual fund whose portfolios are offered as sub-accounts.


 In addition, an investment adviser, sub-adviser or distributor of the underlying portfolios may also compensate us by providing reimbursement, defraying the costs of, or paying directly for, among other things, marketing and/or administrative services and/or other services they provide in connection with the contract. These services may include, but are not limited to: sponsoring or co-sponsoring various promotional, educational or marketing meetings and seminars attended by distributors, wholesalers, and/or broker dealer firms' registered representatives, and creating marketing material discussing the contract, available options, and underlying portfolios. The amounts paid depend on the nature of the meetings, the number of meetings attended by the adviser, sub-adviser, or distributor, the number of participants and attendees at the meetings, the costs expected to be incurred, and the level of the adviser's, sub-adviser's or distributor's participation. These payments or reimbursements may not be offered by all advisers, sub-advisers, or distributors, and the amounts of such payments may vary between and among each adviser, sub-adviser, and distributor depending on their respective participation. During 2006, with regard to amounts that were paid under these kinds of arrangements, the amounts ranged from approximately $53 to approximately $190,514. These amounts may have been paid to one of more Prudential-affiliated insurers issuing individual variable annuities.

 As detailed in the Prudential Series Fund prospectus, although the Prudential Money Market Portfolio is designed to be a stable investment option, it is possible to lose money in that portfolio. For example, when prevailing short-term interest rates are very low, the yield on the Prudential Money Market Portfolio may be so low that, when separate account and contract charges are deducted, you experience a negative return.


 Upon the introduction of the Advanced Series Trust Asset Allocation Portfolios on December 5, 2005, we ceased offering the Prudential Series Fund Asset Allocation Portfolios to new purchasers and to existing contract owners who had not previously invested in those Portfolios. However, a contract owner who had Contract Value allocated to a Prudential Series Fund Asset Allocation Portfolio prior to December 5, 2005 may continue to allocate purchase payments to that Portfolio after that date. In addition, after December 5, 2005, we ceased offering the Prudential Series Fund SP Large Cap Value Portfolio to new purchasers and to existing contract owners who had not previously invested in that Portfolio. However, a contract owner who had Contract Value allocated to the SP Large Cap Value Portfolio prior to December 5, 2005 may continue to allocate purchase payments to that Portfolio after that date.

 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued





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        STYLE/     INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
         TYPE                                              ADVISOR/
                                                          SUB-ADVISOR
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                     THE PRUDENTIAL SERIES FUND
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        LARGE   Jennison Portfolio: seeks long-term        Jennison
         CAP    growth of capital. The Portfolio        Associates LLC
        GROWTH  invests primarily in equity
                securities of major, established
                corporations that the subadviser
                believes offer above-average growth
                prospects. The Portfolio may invest
                up to 30% of its total assets in
                foreign securities. Stocks are
                selected on a company-by-company
                basis using fundamental analysis.
                Normally 65% of the Portfolio's total
                assets are invested in common stocks
                and preferred stocks of companies
                with capitalization in excess of $1
                billion.
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        LARGE   Equity Portfolio: seeks long-term          Jennison
         CAP    growth of capital. The Portfolio        Associates LLC;
        BLEND   invests at least 80% of its net           ClearBridge
                assets plus borrowings for investment    Advisors, LLC
                purposes in common stocks of major
                established corporations as well as
                smaller companies that the Sub
                advisers believe offer attractive
                prospects of appreciation. In the
                Jennison portion, over a full market
                cycle, the subadviser seeks to
                outperform the S&P 500 Index by
                investing in a portfolio with
                earnings growth greater than the
                index at valuations comparable to
                that of the index.
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        INTER   Global Portfolio: seeks long-term          LSV Asset
       NATIONAL growth of capital. The Portfolio          Management/
        EQUITY  invests primarily in common stocks      Marsico Capital
                (and their equivalents) of foreign     Management, LLC/
                and U.S. companies. Each Sub-adviser     T. Rowe Price
                for the Portfolio generally will use   Associates, Inc./
                either a "growth" approach or a         William Blair &
                "value" approach in selecting either     Company, LLC
                foreign or U.S. common stocks.
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        FIXED   Money Market Portfolio: seeks maximum     Prudential
        INCOME  current income consistent with the        Investment
                stability of capital and the           Management, Inc.
                maintenance of liquidity. The
                Portfolio invests in high-quality
                short-term money market instruments
                issued by the U.S. Government or its
                agencies, as well as by corporations
                and banks, both domestic and foreign.
                The Portfolio will invest only in
                instruments that mature in thirteen
                months or less, and which are
                denominated in U.S. dollars.
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        LARGE   Value Portfolio: seeks long-term           Jennison
         CAP    growth of capital through               Associates LLC
        VALUE   appreciation and income. The
                Portfolio invests primarily in common
                stocks that the subadviser believes
                are undervalued - those stocks that
                are trading below their underlying
                asset value, cash generating ability
                and overall earnings and earnings
                growth. There is a risk that "value"
                stocks can perform differently from
                the market as a whole and other types
                of stocks and can continue to be
                undervalued by the markets for long
                periods of time. Normally at least
                65% of the Portfolio's total assets
                is invested in the common stock and
                convertible securities of companies
                that the subadviser believes will
                provide investment returns above
                those of the Russell 1000(R) Value
                Index. Most of the investments will
                be securities of large capitalization
                companies. The Portfolio may invest
                up to 25% of its total assets in real
                estate investment trusts (REITs) and
                up to 30% of its total assets in
                foreign securities.
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        ASSET   SP Aggressive Growth Asset Allocation     Prudential
       ALLOCA-  Portfolio: seeks to obtain the          Investments LLC
        TION/   highest potential total return
       BALANCED consistent with the specified level
                of risk tolerance. The Portfolio may
                invest in any other Portfolio of the
                Fund (other than another SP Asset
                Allocation Portfolio), and the AST
                Marsico Capital Growth Portfolio of
                Advanced Series Trust (AST) (the
                Underlying Portfolios). Under normal
                circumstances, the Portfolio
                generally will focus on equity
                Underlying Portfolios but will also
                invest in fixed-income Underlying
                Portfolios.
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        ASSET   SP Balanced Asset Allocation              Prudential
       ALLOCA-  Portfolio: seeks to obtain the          Investments LLC
        TION/   highest potential total return
       BALANCED consistent with the specified level
                of risk tolerance. The Portfolio may
                invest in any other Portfolio of the
                Fund (other than another SP Asset
                Allocation Portfolio), and the AST
                Marsico Capital Growth Portfolio of
                Advanced Series Trust (AST) (the
                Underlying Portfolios). The Portfolio
                will invest in equity and
                fixed-income Underlying Portfolios.
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        STYLE/     INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
         TYPE                                              ADVISOR/
                                                          SUB-ADVISOR
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        ASSET   SP Conservative Asset Allocation           Prudential
       ALLOCA-  Portfolio: seeks to obtain the          Investments LLC
        TION/   highest potential total return
       BALANCED consistent with the specified level
                of risk tolerance. The Portfolio may
                invest in any other Portfolio of the
                Fund (other than another SP Asset
                Allocation Portfolio), and the AST
                Marsico Capital Growth Portfolio of
                Advanced Series Trust (AST) (the
                Underlying Portfolios). Under normal
                circumstances, the Portfolio
                generally will focus on fixed-income
                Underlying Portfolios but will also
                invest in equity Underlying
                Portfolios.
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        ASSET   SP Growth Asset Allocation Portfolio:      Prudential
       ALLOCA-  seeks to obtain the highest potential   Investments LLC
        TION/   total return consistent with the
       BALANCED specified level of risk tolerance.
                The Portfolio may invest in any other
                Portfolio of the Fund (other than
                another SP Asset Allocation
                Portfolio), and the AST Marsico
                Capital Growth Portfolio of Advanced
                Series Trust (AST) (the Underlying
                Portfolios). Under normal
                circumstances, the Portfolio
                generally will focus on equity
                Underlying Portfolios but will also
                invest in fixed-income Underlying
                Portfolios.
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        LARGE   SP AIM Core Equity Portfolio: seeks      A I M Capital
         CAP    long-term growth of capital. The        Management, Inc.
        BLEND   Portfolio normally invests at least
                80% of investable assets in equity
                securities, including convertible
                securities of established companies
                that have long-term above-average
                growth in earnings and growth
                companies that the subadviser
                believes have the potential for
                above-average growth in earnings.
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        LARGE   SP Davis Value Portfolio: seeks          Davis Selected
         CAP    growth of capital. The Portfolio         Advisers, L.P.
        VALUE   invests primarily in common stocks of
                U.S. companies with market
                capitalizations within the market
                capitalization range of the Russell
                1000 Value Index. It may also invest
                in stocks of foreign companies and
                U.S. companies with smaller
                capitalizations. The subadviser
                attempts to select common stocks of
                businesses that possess
                characteristics that the subadviser
                believe foster the creation of
                long-term value, such as proven
                management, a durable franchise and
                business model, and sustainable
                competitive advantages. The
                subadviser aims to invest in such
                businesses when they are trading at a
                discount to their intrinsic worth.
                There is a risk that "value" stocks
                can perform differently from the
                market as a whole and other types of
                stocks and can continue to be
                undervalued by the markets for long
                periods of time.
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        INTER   SP International Value Portfolio           LSV Asset
       NATIONAL (formerly SP LSV International Value      Management,
        EQUITY  Portfolio): seeks capital growth. The      Thornburg
                Portfolio normally invests at least        Investment
                65% of the Portfolio's investable       Management, Inc.
                assets (net assets plus borrowings
                made for investment purposes) in the
                equity securities of companies in
                developed countries outside the
                United States that are represented in
                the MSCI EAFE Index.
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       MID CAP  SP Mid Cap Growth Portfolio: seeks      Calamos Advisors
        GROWTH  long-term growth of capital. The              LLC
                Portfolio normally invests at least
                80% of investable assets in common
                stocks and related securities, such
                as preferred stocks, convertible
                securities and depositary receipts
                for those securities. These
                securities typically are of medium
                market capitalizations, which the
                subadviser believes have
                above-average growth potential. The
                Portfolio generally defines medium
                market capitalization companies as
                those companies with market
                capitalizations within the market
                capitalization range of the Russell
                Mid Cap Growth Index. The Portfolio's
                investments may include securities
                listed on a securities exchange or
                traded in the over-the-counter
                markets. The subadviser uses a
                bottom-up and top-down analysis in
                managing the Portfolio. This means
                that securities are selected based
                upon fundamental analysis, as well as
                a top-down approach to
                diversification by industry and
                company, and by paying attention to
                macro-level investment themes. The
                Portfolio may invest in foreign
                securities (including emerging
                markets securities).
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        FIXED   SP PIMCO High Yield Portfolio: seeks   Pacific Investment
        INCOME  to maximize total return consistent        Management
                with preservation of capital and          Company LLC
                prudent investment management. The          (PIMCO)
                Portfolio will invest in a
                diversified portfolio of fixed-income
                investment instruments of varying
                maturities. The average portfolio
                duration of the Portfolio generally
                will vary within a two- to six-year
                time frame based on the Sub-advisor's
                forecast for interest rates.
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 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued




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       STYLE/     INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
        TYPE                                              ADVISOR/
                                                         SUB-ADVISOR
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        FIXED  SP PIMCO Total Return Portfolio:       Pacific Investment
       INCOME  seeks to maximize total return             Management
               consistent with preservation of           Company LLC
               capital and prudent investment              (PIMCO)
               management. The Portfolio will invest
               in a diversified portfolio of
               fixed-income investment instruments
               of varying maturities. The average
               portfolio duration of the Portfolio
               generally will vary within a three-
               to six-year time frame based on the
               Sub-advisor's forecast for interest
               rates.
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       MID CAP SP Prudential U.S. Emerging Growth          Jennison
       GROWTH  Portfolio: seeks long-term capital       Associates LLC
               appreciation. The Portfolio normally
               invests at least 80% of investable
               assets in equity securities of small
               and medium sized U.S. companies that
               the subadviser believes have the
               potential for above-average earnings
               growth. The subadviser seeks to
               invest in companies that it believes
               are poised to benefit from an
               acceleration of growth or an
               inflection point in a company's
               growth rate that is not currently
               reflected in the stock price. The
               team uses a research-intensive
               approach based on internally
               generated fundamental research.
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        SMALL  SP Small Cap Growth Portfolio: seeks      Eagle Asset
         CAP   long-term capital growth. The             Management/
       GROWTH  Portfolio pursues its objective by      Neuberger Berman
               primarily investing in the common       Management, Inc.
               stocks of small-capitalization
               companies, which is defined as a
               company with a market capitalization,
               at the time of purchase, no larger
               than the largest capitalized company
               included in the Russell 2000 Index
               during the most recent 11-month
               period (based on month-end data) plus
               the most recent data during the
               current month.
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        SMALL  SP Small-Cap Value Portfolio: seeks      Goldman Sachs
         CAP   long-term capital growth. The                Asset
        VALUE  Portfolio normally invests at least    Management, L.P.;
               80% its net assets plus borrowings        ClearBridge
               for investment purposes in the equity    Advisors, LLC
               securities of small capitalization
               companies. The Portfolio focuses on
               equity securities that are believed
               to be undervalued in the marketplace.
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        LARGE  SP Strategic Partners Focused Growth   AllianceBernstein
         CAP   Portfolio: seeks long-term growth of     L.P.; Jennison
       GROWTH  capital. The Portfolio normally          Associates LLC
               invests at least 65% of total assets
               in equity-related securities of U.S.
               companies that the subadvisers
               believe to have strong capital
               appreciation potential. The
               Portfolio's strategy is to combine
               the efforts of two subadvisers and to
               invest in the favorite stock
               selection ideas of three portfolio
               managers (two of whom invest as a
               team). Each investment Sub-adviser to
               the Portfolio utilizes a growth
               style: Jennison selects approximately
               20 securities and AllianceBernstein
               selects approximately 30 securities.
               The portfolio managers build a
               portfolio with stocks in which they
               have the highest confidence and may
               invest more than 5% of the
               Portfolio's assets in any one issuer.
               The Portfolio is nondiversified,
               meaning it can invest a relatively
               high percentage of its assets in a
               small number of issuers. Investing in
               a nondiversified portfolio,
               particularly a portfolio investing in
               approximately 50 equity-related
               securities, involves greater risk
               than investing in a diversified
               portfolio because a loss resulting
               from the decline in the value of one
               security may represent a greater
               portion of the total assets of a
               nondiversified portfolio.
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        LARGE  Stock Index Portfolio: seeks              Quantitative
         CAP   investment results that generally          Management
        BLEND  correspond to the performance of         Associates LLC
               publicly-traded common stocks. With
               the price and yield performance of
               the Standard & Poor's 500 Composite
               Stock Price Index (S&P 500) as the
               benchmark, the Portfolio normally
               invests at least 80% of investable
               assets in S&P 500 stocks. The S&P 500
               represents more than 70% of the total
               market value of all publicly-traded
               common stocks and is widely viewed as
               representative of publicly-traded
               common stocks as a whole. The
               Portfolio is not "managed" in the
               traditional sense of using market and
               economic analyses to select stocks.
               Rather, the portfolio manager
               purchases stocks in proportion to
               their weighting in the S&P 500.
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        LARGE  SP T. Rowe Price Large-Cap Growth        T. Rowe Price
         CAP   Portfolio: seeks long-term capital      Associates, Inc.
       GROWTH  growth. Under normal circumstances,
               the Portfolio invests at least 80% of
               its net assets plus borrowings for
               investment purposes in the equity
               securities of large-cap companies.
               The Sub-adviser generally looks for
               companies with an above-average rate
               of earnings and cash flow growth and
               a lucrative niche in the economy that
               gives them the ability to sustain
               earnings momentum even during times
               of slow economic growth.
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        STYLE/     INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
         TYPE                                              ADVISOR/
                                                          SUB-ADVISOR
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        INTER-  SP International Growth Portfolio       Marsico Capital
       NATIONAL (formerly, SP William Blair            Management, LLC;
        EQUITY  International Growth Portfolio):        William Blair &
                seeks long-term capital appreciation.    Company, LLC.
                The Portfolio invests primarily in
                equity-related securities of foreign
                issuers. The Portfolio invests
                primarily in the common stock of
                large and medium-sized foreign
                companies, although it may also
                invest in companies of all sizes.
                Under normal circumstances, the
                Portfolio invests at least 65% of its
                total assets in common stock of
                foreign companies operating or based
                in at least five different countries,
                which may include countries with
                emerging markets. The Portfolio looks
                primarily for stocks of companies
                whose earnings are growing at a
                faster rate than other companies or
                which offer attractive growth
                potential.
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                        ADVANCED SERIES TRUST
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        ASSET   AST Advanced Strategies Portfolio:         LSV Asset
        ALLOCA  seeks a high level of absolute            Management;
        TION/   return. The Portfolio invests           Marsico Capital
       BALANCED primarily in a diversified portfolio      Management,
                of equity and fixed income securities    LLC; Pacific
                across different investment               Investment
                categories and investment managers.       Management
                The Portfolio pursues a combination       Company LLC
                of traditional and non-traditional         (PIMCO);
                investment strategies.                   T. Rowe Price
                                                       Associates, Inc.;
                                                        William Blair &
                                                        Company, L.L.C.
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        ASSET   AST Aggressive Asset Allocation               AST
        ALLOCA  Portfolio: seeks the highest              Investment
        TION/   potential total return consistent       Services, Inc./
       BALANCED with its specified level of risk          Prudential
                tolerance. The Portfolio will invest    Investments LLC
                its assets in several other Advanced
                Series Trust Portfolios. Under normal
                market conditions, the Portfolio will
                devote between 92.5% to 100% of its
                net assets to underlying portfolios
                investing primarily in equity
                securities, and 0% to 7.5% of its net
                assets to underlying portfolios
                investing primarily in debt
                securities and money market
                instruments.
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        LARGE   AST AllianceBernstein Core Value       AllianceBernstein
         CAP    Portfolio: seeks long-term capital           L.P.
        VALUE   growth by investing primarily in
                common stocks. The Sub-advisor
                expects that the majority of the
                Portfolio's assets will be invested
                in the common stocks of large
                companies that appear to be
                undervalued. Among other things, the
                Portfolio seeks to identify
                compelling buying opportunities
                created when companies are
                undervalued on the basis of investor
                reactions to near-term problems or
                circumstances even though their
                long-term prospects remain sound. The
                Sub-advisor seeks to identify
                individual companies with earnings
                growth potential that may not be
                recognized by the market at large.
       -----------------------------------------------------------------
        LARGE   AST AllianceBernstein Growth & Income  AllianceBernstein
         CAP    Portfolio: seeks long-term growth of         L.P.
        VALUE   capital and income while attempting
                to avoid excessive fluctuations in
                market value. The Portfolio normally
                will invest in common stocks (and
                securities convertible into common
                stocks). The Sub-advisor will take a
                value-oriented approach, in that it
                will try to keep the Portfolio's
                assets invested in securities that
                are selling at reasonable valuations
                in relation to their fundamental
                business prospects. The stocks that
                the Portfolio will normally invest in
                are those of seasoned companies.
       -----------------------------------------------------------------
        LARGE   AST AllianceBernstein Managed Index    AllianceBernstein
         CAP    500 Portfolio: seeks to outperform           L.P.
        BLEND   the Standard & Poor's 500 Composite
                Stock Price Index (the "S&P 500")
                through stock selection resulting in
                different weightings of common stocks
                relative to the index. The Portfolio
                will invest, under normal
                circumstances, at least 80% of its
                net assets in securities included in
                the S&P(R) 500.
       -----------------------------------------------------------------

 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued


       -----------------------------------------------------------------
        STYLE/      INVESTMENT OBJECTIVES/POLICIES         PORTFOLIO
         TYPE                                              ADVISOR/
                                                          SUB-ADVISOR
       -----------------------------------------------------------------
         LARGE   AST American Century Income & Growth   American Century
          CAP    Portfolio: seeks capital growth with      Investment
         VALUE   current income as a secondary          Management, Inc.
                 objective. The Portfolio invests
                 primarily in common stocks that offer
                 potential for capital growth, and
                 may, consistent with its investment
                 objective, invest in stocks that
                 offer potential for current income.
                 The Sub-advisor utilizes a
                 quantitative management technique
                 with a goal of building an equity
                 portfolio that provides better
                 returns than the S&P 500 Index
                 without taking on significant
                 additional risk and while attempting
                 to create a dividend yield that will
                 be greater than the S&P 500 Index.
       -----------------------------------------------------------------
         ASSET   AST American Century Strategic         American Century
        ALLOCA   Allocation Portfolio (formerly known      Investment
         TION/   as AST American Century Strategic      Management, Inc.
       BALANCED  Balanced Portfolio): seeks capital
                 growth and current income. The
                 Sub-advisor intends to maintain
                 approximately 60% of the Portfolio's
                 assets in equity securities and the
                 remainder in bonds and other fixed
                 income securities. Both the
                 Portfolio's equity and fixed income
                 investments will fluctuate in value.
                 The equity securities will fluctuate
                 depending on the performance of the
                 companies that issued them, general
                 market and economic conditions, and
                 investor confidence. The fixed income
                 investments will be affected
                 primarily by rising or falling
                 interest rates and the credit quality
                 of the issuers.
       -----------------------------------------------------------------
         ASSET   AST Balanced Asset Allocation                AST
        ALLOCA   Portfolio: seeks the highest              Investment
         TION/   potential total return consistent      Services, Inc./
       BALANCED  with its specified level of risk          Prudential
                 tolerance. The Portfolio will invest   Investments LLC
                 its assets in several other Advanced
                 Series Trust Portfolios. Under normal
                 market conditions, the Portfolio will
                 devote between 57.5% to 72.5% of its
                 net assets to underlying portfolios
                 investing primarily in equity
                 securities, and 27.5% to 42.5% of its
                 net assets to underlying portfolios
                 investing primarily in debt
                 securities and money market
                 instruments.
       -----------------------------------------------------------------
         ASSET   AST Capital Growth Asset Allocation          AST
        ALLOCA   Portfolio: seeks the highest              Investment
         TION/   potential total return consistent      Services, Inc./
       BALANCED  with its specified level of risk          Prudential
                 tolerance. The Portfolio will invest   Investments LLC
                 its assets in several other Advanced
                 Series Trust Portfolios. Under normal
                 market conditions, the Portfolio will
                 devote between 72.5% to 87.5% of its
                 net assets to underlying portfolios
                 investing primarily in equity
                 securities, and 12.5% to 27.5% of its
                 net assets to underlying portfolios
                 investing primarily in debt
                 securities and money market
                 instruments.
       -----------------------------------------------------------------
       SPECIALTY AST Cohen & Steers Realty Portfolio:    Cohen & Steers
                 seeks to maximize total return             Capital
                 through investment in real estate      Management, Inc.
                 securities. The Portfolio pursues its
                 investment objective by investing,
                 under normal circumstances, at least
                 80% of its net assets in securities
                 of real estate issuers. Under normal
                 circumstances, the Portfolio will
                 invest substantially all of its
                 assets in the equity securities of
                 real estate companies, i.e., a
                 company that derives at least 50% of
                 its revenues from the ownership,
                 construction, financing, management
                 or sale of real estate or that has at
                 least 50% of its assets in real
                 estate. Real estate companies may
                 include real estate investment trusts
                 or REITs.
       -----------------------------------------------------------------
         ASSET   AST Conservative Asset Allocation            AST
        ALLOCA   Portfolio: seeks the highest              Investment
         TION/   potential total return consistent      Services, Inc./
       BALANCED  with its specified level of risk          Prudential
                 tolerance. The Portfolio will invest   Investments LLC
                 its assets in several other Advanced
                 Series Trust Portfolios. Under normal
                 market conditions, the Portfolio will
                 devote between 47.5% to 62.5% of its
                 net assets to underlying portfolios
                 investing primarily in equity
                 securities, and 37.5% to 52.5% of its
                 net assets to underlying portfolios
                 investing primarily in debt
                 securities and money market
                 instruments.
       -----------------------------------------------------------------
         LARGE   AST DeAM Large-Cap Value Portfolio:        Deutsche
          CAP    seeks maximum growth of capital by        Investment
         VALUE   investing primarily in the value          Management
                 stocks of larger companies. The         Americas, Inc.
                 Portfolio pursues its objective,
                 under normal market conditions, by
                 primarily investing at least 80% of
                 the value of its assets in the equity
                 securities of large-sized companies
                 included in the Russell 1000(R) Value
                 Index. The Sub-advisor employs an
                 investment strategy designed to
                 maintain a portfolio of equity
                 securities which approximates the
                 market risk of those stocks included
                 in the Russell 1000(R) Value Index,
                 but which attempts to outperform the
                 Russell 1000(R) Value Index through
                 active stock selection.
       -----------------------------------------------------------------

        ----------------------------------------------------------------
         STYLE/     INVESTMENT OBJECTIVES/POLICIES         PORTFOLIO
          TYPE                                             ADVISOR/
                                                          SUB-ADVISOR
        ----------------------------------------------------------------
         SMALL   AST Neuberger Berman Small-Cap Growth  Neuberger Berman
          CAP    Portfolio (formerly known as AST DeAM  Management Inc.
         GROWTH  Small-Cap Growth Portfolio): seeks
                 maximum growth of investors' capital
                 from a portfolio of growth stocks of
                 smaller companies. The Portfolio
                 pursues its objective, under normal
                 circumstances, by primarily investing
                 at least 80% of its total assets in
                 the equity securities of small-sized
                 companies included in the Russell
                 2000 Growth(R) Index.
        ----------------------------------------------------------------
         SMALL   AST DeAM Small-Cap Value Portfolio:        Deutsche
          CAP    seeks maximum growth of investors'        Investment
         VALUE   capital by investing primarily in the     Management
                 value stocks of smaller companies.      Americas, Inc.
                 The Portfolio pursues its objective,
                 under normal market conditions, by
                 primarily investing at least 80% of
                 its total assets in the equity
                 securities of small-sized companies
                 included in the Russell 2000(R) Value
                 Index. The Sub-advisor employs an
                 investment strategy designed to
                 maintain a portfolio of equity
                 securities which approximates the
                 market risk of those stocks included
                 in the Russell 2000(R) Value Index,
                 but which attempts to outperform the
                 Russell 2000(R) Value Index.
        ----------------------------------------------------------------
         SMALL   AST Federated Aggressive Growth        Federated Equity
          CAP    Portfolio: seeks capital growth. The      Management
         GROWTH  Portfolio pursues its investment          Company of
                 objective by investing primarily in     Pennsylvania/
                 the stocks of small companies that     Federated Global
                 are traded on national security           Investment
                 exchanges, NASDAQ stock exchange and      Management
                 the over-the-counter-market. Small     Corp.; Federated
                 companies will be defined as               MDTA LLC
                 companies with market capitalizations
                 similar to companies in the Russell
                 2000 Growth Index.
        ----------------------------------------------------------------
         ASSET   AST First Trust Balanced Target          First Trust
        ALLOCA-  Portfolio: seeks long-term capital      Advisors L.P.
         TION/   growth balanced by current income.
        BALANCED The Portfolio seeks to achieve its
                 objective by investing approximately
                 65% in common stocks and 35% in fixed
                 income securities. The Portfolio
                 allocates the equity portion of the
                 portfolio across five uniquely
                 specialized strategies - the Dow/SM/
                 Target Dividend, the Value Line(R)
                 Target 25, the Global Dividend Target
                 15, the NYSE(R) International Target
                 25, and the Target Small Cap. Each
                 strategy employs a quantitative
                 approach by screening common stocks
                 for certain attributes and/or using a
                 multi-factor scoring system to select
                 the common stocks. The fixed income
                 allocation is determined by the Dow
                 Jones Income strategy which utilizes
                 certain screens to select bonds from
                 the Dow Jones Corporate Bond Index or
                 like-bonds not in the index.
        ----------------------------------------------------------------
         ASSET   AST First Trust Capital Appreciation     First Trust
        ALLOCA-  Target Portfolio: seeks long-term       Advisors L.P.
         TION/   growth of capital. The Portfolio
        BALANCED seeks to achieve its objective by
                 investing approximately 80% in common
                 stocks and 20% in fixed income
                 securities. The portfolio allocates
                 the equity portion of the portfolio
                 across five uniquely specialized
                 strategies - the Value Line(R) Target
                 25, the Global Dividend Target 15,
                 the Target Small Cap, the Nasdaq(R)
                 Target 15, and the NYSE(R)
                 International Target 25. Each
                 strategy employs a quantitative
                 approach by screening common stocks
                 for certain attributes and/or using a
                 multi-factor scoring system to select
                 the common stocks. The fixed income
                 allocation is determined by the Dow
                 Jones Income strategy utilizes
                 certain screens to select bonds from
                 the Dow Jones Corporate Bond Index or
                 like-bonds not in the index.
        ----------------------------------------------------------------
         ASSET   AST UBS Dynamic Alpha Portfolio        UBS Global Asset
        ALLOCA-  (formerly known as AST Global             Management
         TION/   Allocation Portfolio): seeks to        (Americas) Inc.
        BALANCED maximize total return, consisting of
                 capital appreciation and current
                 income. The Portfolio invests in
                 securities and financial instruments
                 to gain exposure to global equity,
                 global fixed income and cash
                 equivalent markets, including global
                 currencies. The Portfolio may invest
                 in equity and fixed income securities
                 of issuers located within and outside
                 the United States or in open-end
                 investment companies advised by UBS
                 Global Asset Management (Americas)
                 Inc., the Portfolio's Sub-Advisor, to
                 gain exposure to certain global
                 equity and global fixed income
                 markets.
        ----------------------------------------------------------------

 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued


       ------------------------------------------------------------------
        STYLE/     INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
         TYPE                                              ADVISOR/
                                                          SUB-ADVISOR
       ------------------------------------------------------------------
        LARGE   AST Goldman Sachs Concentrated Growth    Goldman Sachs
         CAP    Portfolio: seeks growth of capital in        Asset
        GROWTH  a manner consistent with the            Management, L.P.
                preservation of capital. Realization
                of income is not a significant
                investment consideration and any
                income realized on the Portfolio's
                investments, therefore, will be
                incidental to the Portfolio's
                objective. The Portfolio will pursue
                its objective by investing primarily
                in equity securities of companies
                that the Sub-advisor believes have
                the potential to achieve capital
                appreciation over the long-term. The
                Portfolio seeks to achieve its
                investment objective by investing,
                under normal circumstances, in
                approximately 30 - 45 companies that
                are considered by the Sub-advisor to
                be positioned for long-term growth.
       ------------------------------------------------------------------
       MID CAP  AST Goldman Sachs Mid-Cap Growth         Goldman Sachs
        GROWTH  Portfolio: seeks long-term capital           Asset
                growth. The Portfolio pursues its       Management, L.P.
                investment objective, by investing
                primarily in equity securities
                selected for their growth potential,
                and normally invests at least 80% of
                the value of its assets in medium
                capitalization companies. For
                purposes of the Portfolio,
                medium-sized companies are those
                whose market capitalizations
                (measured at the time of investment)
                fall within the range of companies in
                the Russell Mid Cap Growth Index. The
                Sub-advisor seeks to identify
                individual companies with earnings
                growth potential that may not be
                recognized by the market at large.
       ------------------------------------------------------------------
        FIXED   AST High Yield Portfolio: seeks a      Pacific Investment
        INCOME  high level of current income and may       Management
                also consider the potential for           Company LLC
                capital appreciation. The Portfolio         (PIMCO)
                invests, under normal circumstances,
                at least 80% of its net assets plus
                any borrowings for investment
                purposes (measured at time of
                purchase) in high yield, fixed-income
                securities that, at the time of
                purchase, are non-investment grade
                securities. Such securities are
                commonly referred to as "junk bonds".
       ------------------------------------------------------------------
        INTER-  AST JPMorgan International Equity         J.P. Morgan
       NATIONAL Portfolio: seeks long-term capital         Investment
        EQUITY  growth by investing in a diversified    Management Inc.
                portfolio of international equity
                securities. The Portfolio seeks to
                meet its objective by investing,
                under normal market conditions, at
                least 80% of its assets in a
                diversified portfolio of equity
                securities of companies located or
                operating in developed non-U.S.
                countries and emerging markets of the
                world. The equity securities will
                ordinarily be traded on a recognized
                foreign securities exchange or traded
                in a foreign over-the-counter market
                in the country where the issuer is
                principally based, but may also be
                traded in other countries including
                the United States.
       ------------------------------------------------------------------
        LARGE   AST Large-Cap Value Portfolio: seeks      Dreman Value
         CAP    current income and long-term growth     Management LLC,
        VALUE   of income, as well as capital             Hotchkis and
                appreciation. The Portfolio invests,     Wiley Capital
                under normal circumstances, at least    Management LLC;
                80% of its net assets in common           J.P. Morgan
                stocks of large cap U.S. companies.        Investment
                The Portfolio focuses on common         Management, Inc.
                stocks that have a high cash dividend
                or payout yield relative to the
                market or that possess relative value
                within sectors.
       ------------------------------------------------------------------
        FIXED   AST Lord Abbett Bond-Debenture           Lord, Abbett &
        INCOME  Portfolio: seeks high current income        Co. LLC
                and the opportunity for capital
                appreciation to produce a high total
                return. To pursue its objective, the
                Portfolio will invest, under normal
                circumstances, at least 80% of the
                value of its assets in fixed income
                securities and normally invests
                primarily in high yield and
                investment grade debt securities,
                securities convertible into common
                stock and preferred stocks. The
                Portfolio may find good value in high
                yield securities, sometimes called
                "lower-rated bonds" or "junk bonds,"
                and frequently may have more than
                half of its assets invested in those
                securities. At least 20% of the
                Portfolio's assets must be invested
                in any combination of investment
                grade debt securities, U.S.
                Government securities and cash
                equivalents. The Portfolio may also
                make significant investments in
                mortgage-backed securities. Although
                the Portfolio expects to maintain a
                weighted average maturity in the
                range of five to twelve years, there
                are no restrictions on the overall
                Portfolio or on individual
                securities. The Portfolio may invest
                up to 20% of its net assets in equity
                securities.
       ------------------------------------------------------------------

       ------------------------------------------------------------------
        STYLE/     INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
         TYPE                                              ADVISOR/
                                                          SUB-ADVISOR
       ------------------------------------------------------------------
        LARGE   AST Marsico Capital Growth Portfolio:   Marsico Capital
         CAP    seeks capital growth. Income            Management, LLC
        GROWTH  realization is not an investment
                objective and any income realized on
                the Portfolio's investments,
                therefore, will be incidental to the
                Portfolio's objective. The Portfolio
                will pursue its objective by
                investing primarily in common stocks
                of larger, more established
                companies. In selecting investments
                for the Portfolio, the Sub-advisor
                uses an approach that combines "top
                down" economic analysis with "bottom
                up" stock selection. The "top down"
                approach identifies sectors,
                industries and companies that may
                benefit from the trends the
                Sub-advisor has observed. The
                Sub-advisor then looks for individual
                companies with earnings growth
                potential that may not be recognized
                by the market at large, utilizing a
                "bottom up" stock selection process.
                The Portfolio will normally hold a
                core position of between 35 and 50
                common stocks. The Portfolio may hold
                a limited number of additional common
                stocks at times when the Portfolio
                manager is accumulating new
                positions, phasing out existing or
                responding to exceptional market
                conditions.
       ------------------------------------------------------------------
        INTER-  AST MFS Global Equity Portfolio:         Massachusetts
       NATIONAL seeks capital growth. Under normal     Financial Services
        EQUITY  circumstances the Portfolio invests         Company
                at least 80% of its assets in equity
                securities of U.S. and foreign
                issuers (including issuers in
                developing countries). While the
                portfolio may invest its assets in
                companies of any size, the Portfolio
                generally focuses on companies with
                large capitalizations.
       ------------------------------------------------------------------
        LARGE   AST MFS Growth Portfolio: seeks          Massachusetts
         CAP    long-term capital growth and future    Financial Services
        GROWTH  income. Under normal market                 Company
                conditions, the Portfolio invests at
                least 80% of its total assets in
                common stocks and related securities,
                such as preferred stocks, convertible
                securities and depositary receipts,
                of companies. The Sub-advisor focuses
                on investing the Portfolio's assets
                in the stock of companies it believes
                to have above average earnings growth
                potential compared to other companies
                (growth companies). The Portfolio may
                invest up to 35% of its net assets in
                foreign securities.
       ------------------------------------------------------------------
       MID CAP  AST Mid Cap Value Portfolio: seeks to       EARNEST
        VALUE   provide capital growth by investing      Partners LLC/
                primarily in mid-capitalization          WEDGE Capital
                stocks that appear to be undervalued.   Management, LLP
                The Portfolio has a non-fundamental
                policy to invest, under normal
                circumstances, at least 80% of the
                value of its net assets in
                mid-capitalization companies.
       ------------------------------------------------------------------
       MID CAP  AST Neuberger Berman Mid-Cap Growth     Neuberger Berman
        GROWTH  Portfolio: seeks capital growth.        Management Inc.
                Under normal market conditions, the
                Portfolio primarily invests at least
                80% of its net assets in the common
                stocks of mid-cap companies. The
                Sub-adviser looks for fast-growing
                companies that are in new or rapidly
                evolving industries.
       ------------------------------------------------------------------
       MID CAP  AST Neuberger Berman Mid-Cap Value      Neuberger Berman
        VALUE   Portfolio: seeks capital growth.        Management Inc.
                Under normal market conditions, the
                Portfolio primarily invests at least
                80% of its net assets in the common
                stocks of mid-cap companies. For
                purposes of the Portfolio, companies
                with equity market capitalizations
                that fall within the range of the
                Russell Midcap(R) Index at the time
                of investment are considered mid-cap
                companies. Some of the Portfolio's
                assets may be invested in the
                securities of large-cap companies as
                well as in small-cap companies. Under
                the Portfolio's value-oriented
                investment approach, the Sub-advisor
                looks for well-managed companies
                whose stock prices are undervalued
                and that may rise in price before
                other investors realize their worth.
       ------------------------------------------------------------------
        FIXED   AST PIMCO Limited Maturity Bond        Pacific Investment
        INCOME  Portfolio: seeks to maximize total         Management
                return consistent with preservation       Company LLC
                of capital and prudent investment           (PIMCO)
                management. The Portfolio will invest
                in a diversified portfolio of
                fixed-income investment instruments
                of varying maturities. The average
                portfolio duration of the Portfolio
                generally will vary within a one- to
                three-year time frame based on the
                Sub-advisor's forecast for interest
                rates.
       ------------------------------------------------------------------
        ASSET   AST Preservation Asset Allocation             AST
       ALLOCA-  Portfolio: seeks the highest               Investment
        TION/   potential total return consistent       Services, Inc./
       BALANCED with its specified level of risk           Prudential
                tolerance. The Portfolio will invest    Investments LLC
                its assets in several other Advanced
                Series Trust Portfolios. Under normal
                market conditions, the Portfolio will
                devote between 27.5% to 42.5% of its
                net assets to underlying portfolios
                investing primarily in equity
                securities, and 57.5% to 72.5% of its
                net assets to underlying portfolios
                investing primarily in debt
                securities and money market
                instruments.
       ------------------------------------------------------------------

 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued


      --------------------------------------------------------------------
       STYLE/      INVESTMENT OBJECTIVES/POLICIES           PORTFOLIO
        TYPE                                                ADVISOR/
                                                           SUB-ADVISOR
      --------------------------------------------------------------------
        SMALL   AST Small-Cap Value Portfolio: seeks       ClearBridge
         CAP    to provide long-term capital growth      Advisors, LLC;
        VALUE   by investing primarily in                 Dreman Value
                small-capitalization stocks that         Management LLC;
                appear to be undervalued. The              J.P. Morgan
                Portfolio will have a non-fundamental      Investment
                policy to invest, under normal          Management, Inc.;
                circumstances, at least 80% of the         Lee Munder
                value of its net assets in small        Investments, Ltd
                capitalization stocks. The Portfolio
                will focus on common stocks that
                appear to be undervalued.
      --------------------------------------------------------------------
        ASSET   AST T. Rowe Price Asset Allocation        T. Rowe Price
       ALLOCA-  Portfolio: seeks a high level of        Associates, Inc.
        TION/   total return by investing primarily
      BALANCED  in a diversified portfolio of fixed
                income and equity securities. The
                Portfolio normally invests
                approximately 60% of its total assets
                in equity securities and 40% in fixed
                income securities. This mix may vary
                depending on the sub-advisor's
                outlook for the markets. The
                Sub-advisor concentrates common stock
                investments in larger, more
                established companies, but the
                Portfolio may include small and
                medium-sized companies with good
                growth prospects. The fixed income
                portion of the Portfolio will be
                allocated among investment grade
                securities, high yield or "junk"
                bonds, emerging market securities,
                foreign high quality debt securities
                and cash reserves.
      --------------------------------------------------------------------
        FIXED   AST T. Rowe Price Global Bond             T. Rowe Price
       INCOME   Portfolio: seeks to provide high       International, Inc.
                current income and capital growth by
                investing in high-quality foreign and
                U.S. dollar-denominated bonds. The
                Portfolio will invest at least 80% of
                its total assets in fixed income
                securities, including high quality
                bonds issued or guaranteed by U.S. or
                foreign governments or their agencies
                and by foreign authorities, provinces
                and municipalities as well as
                investment grade corporate bonds and
                mortgage and asset-backed securities
                of U.S. and foreign issuers. The
                Portfolio generally invests in
                countries where the combination of
                fixed-income returns and currency
                exchange rates appears attractive,
                or, if the currency trend is
                unfavorable, where the Sub-advisor
                believes that the currency risk can
                be minimized through hedging. The
                Portfolio may also invest up to 20%
                of its assets in the aggregate in
                below investment-grade, high-risk
                bonds ("junk bonds"). In addition,
                the Portfolio may invest up to 30% of
                its assets in mortgage-related
                (including derivatives, such as
                collateralized mortgage obligations
                and stripped mortgage securities) and
                asset-backed securities.
      --------------------------------------------------------------------
      SPECIALTY AST T. Rowe Price Natural Resources       T. Rowe Price
                Portfolio: seeks long-term capital      Associates, Inc.
                growth primarily through the common
                stocks of companies that own or
                develop natural resources (such as
                energy products, precious metals and
                forest products) and other basic
                commodities. The Portfolio normally
                invests primarily (at least 80% of
                its total assets) in the common
                stocks of natural resource companies.
                The Portfolio looks for companies
                that have the ability to expand
                production, to maintain superior
                exploration programs and production
                facilities, and the potential to
                accumulate new resources. At least
                50% of Portfolio assets will be
                invested in U.S. securities, up to
                50% of total assets also may be
                invested in foreign securities.
      --------------------------------------------------------------------

          ------------------------------------------------------------
           STYLE/     INVESTMENT OBJECTIVES/POLICIES       PORTFOLIO
            TYPE                                           ADVISOR/
                                                          SUB-ADVISOR
          ------------------------------------------------------------
                     EVERGREEN VARIABLE ANNUITY TRUST
          ------------------------------------------------------------
           ASSET   Evergreen VA Balanced: seeks capital    Evergreen
          ALLOCA-  growth and current income. The          Investment
           TION/   Portfolio invests in a combination of   Management
          BALANCED equity and debt securities. The        Company, LLC
                   equity securities that the Portfolio
                   invests in primarily consist of the
                   common stocks, preferred stocks and
                   securities convertible or
                   exchangeable for common stocks of
                   large U.S. companies (i.e., companies
                   whose market capitalizations fall
                   within the range tracked by the
                   Russell 1000(R) Index, measured at
                   the time of purchase). Under normal
                   circumstances, the Portfolio will
                   invest at least 25% of its assets in
                   debt securities and the remainder in
                   equity securities. The Portfolio's
                   managers use a diversified equity
                   style of management, best defined as
                   a blend between growth and value
                   stocks. The Portfolio normally
                   invests primarily all of the fixed
                   income portion in U.S.
                   dollar-denominated investment grade
                   debt securities, including debt
                   securities issued or guaranteed by
                   the U.S. Treasury or by an agency or
                   instrumentality of the U.S.
                   government, corporate bonds,
                   mortgage-backed securities,
                   asset-backed securities, and other
                   income producing securities. The
                   Portfolio is not required to sell or
                   otherwise dispose of any security
                   that loses its rating or has its
                   rating reduced after the Portfolio
                   has purchased it. The Portfolio
                   maintains a bias toward corporate and
                   mortgage-backed securities in order
                   to capture higher levels of income.
                   The Portfolio may, but will not
                   necessarily, use a variety of
                   derivative instruments, such as
                   futures contracts, options and swaps,
                   including, for example, index
                   futures, Treasury futures, Eurodollar
                   futures, interest rate swap
                   agreements, credit default swaps, and
                   total return swaps.
          ------------------------------------------------------------
           LARGE   Evergreen VA Fundamental Large Cap:     Evergreen
            CAP    seeks capital growth with the           Investment
           VALUE   potential for current income. The       Management
                   Portfolio invests, under normal        Company, LLC
                   conditions, at least 80% of its
                   assets in common stocks of large U.S.
                   companies (i.e., companies whose
                   market capitalizations fall within
                   the market capitalization range of
                   the companies tracked by the Russell
                   1000(R) Index, measured at the time
                   of purchase). The Portfolio earns
                   current income from dividends paid on
                   equity securities and may seek
                   additional income primarily by
                   investing up to 20% of its assets in
                   convertible bonds, including below
                   investment grade bonds, and
                   convertible preferred stocks of any
                   quality. The Portfolio may invest up
                   to 20% of its assets in foreign
                   securities. The Portfolio's stock
                   selection is based on a diversified
                   style of equity management that
                   allows the Portfolio to invest in
                   both value- and growth-oriented
                   equity securities. "Value" securities
                   are securities which the Portfolio's
                   manager believes are currently
                   undervalued in the marketplace.
                   "Growth" stocks are stocks of
                   companies which the Portfolio's
                   manager believes have anticipated
                   earnings ranging from steady to
                   accelerated growth. The Portfolio's
                   manager looks for companies that he
                   believes are temporarily undervalued
                   in the marketplace, sell at a
                   discount to their private market
                   values and display certain
                   characteristics such as earning a
                   high return on investments and having
                   a competitive advantage in their
                   industry.
          ------------------------------------------------------------
           SMALL   Evergreen VA Growth: seeks long-term    Evergreen
            CAP    capital growth. The Portfolio invests   Investment
           GROWTH  at least 75% of its assets in common    Management
                   stocks of small- and medium-sized      Company, LLC
                   companies (i.e., companies whose
                   market capitalizations fall within
                   the market capitalization range of
                   the companies tracked by the Russell
                   2000(R) Growth Index, measured at the
                   time of purchase). The remaining
                   portion of the Portfolio's assets may
                   be invested in companies of any size.
                   The Portfolio's managers employ a
                   growth-style of equity management and
                   will generally seek to purchase
                   stocks of companies that have
                   demonstrated earnings growth
                   potential which they believe is not
                   yet reflected in the stock's market
                   price. The Portfolio's managers
                   consider earnings growth above the
                   average earnings growth of companies
                   included in the Russell 2000(R)
                   Growth Index as a key factor in
                   selecting investments.
          ------------------------------------------------------------

 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued


       ------------------------------------------------------------------
        STYLE/      INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
         TYPE                                               ADVISOR/
                                                           SUB-ADVISOR
       ------------------------------------------------------------------
        INTER-   Evergreen VA International Equity:         Evergreen
       NATIONAL  seeks long-term capital growth and        Investment
        EQUITY   secondarily, modest income. The           Management
                 Portfolio will normally invest 80% of    Company, LLC
                 its assets in equity securities
                 issued by , in the manager's opinion,
                 established and quality non-U.S.
                 companies located in countries with
                 developed markets. The Portfolio may
                 purchase securities across all market
                 capitalizations. The Portfolio
                 normally invests at least 65% of its
                 assets in securities of companies in
                 at least three countries (other than
                 the U.S.). The Portfolio may also
                 invest in emerging markets. The
                 Portfolio's managers seek both growth
                 and value opportunities For growth
                 investments, the Portfolio's manager
                 seeks, among other things, good
                 business models, good management and
                 growth in cash flows. For value
                 investments, the Portfolio's manager
                 seeks companies that are undervalued
                 in the marketplace compared to their
                 assets. The Portfolio normally
                 intends to seek modest income from
                 dividends paid by its equity
                 holdings. Excluding repurchase
                 agreements and other cash
                 equivalents, the Portfolio intends to
                 invest substantially all of its
                 assets in the securities of non-U.S.
                 issuers.
       ------------------------------------------------------------------
       SPECIALTY Evergreen VA Omega: seeks long-term        Evergreen
                 capital growth. The Portfolio invests     Investment
                 primarily, and under normal               Management
                 conditions substantially all of its      Company, LLC
                 assets, in common stocks of U.S.
                 companies across all market
                 capitalizations. The Portfolio's
                 manager employs a growth style of
                 equity management that emphasizes
                 companies with cash flow growth,
                 sustainable competitive advantages,
                 returns on invested capital above
                 their cost of capital and the ability
                 to manage for profitable growth that
                 can create long-term value for
                 shareholders.
       ------------------------------------------------------------------
         SMALL   Evergreen VA Special Values: seeks         Evergreen
          CAP    capital growth in the value of its        Investment
         VALUE   shares. The Portfolio normally            Management
                 invests at least 80% of its assets in    Company, LLC
                 common stocks of small U.S. companies
                 (i.e. companies whose market
                 capitalizations fall within the
                 market capitalization range of the
                 companies tracked by the Russell
                 2000(R) Index, measured at the time
                 of purchase). The remaining 20% of
                 the Portfolio's assets may be
                 represented by cash or invested in
                 various cash equivalents or common
                 stocks of any market capitalization.
                 The Portfolio's manager seeks to
                 limit the investment risk of small
                 company investing by seeking stocks
                 that trade below what the manager
                 considers their intrinsic value. The
                 Portfolio's manager looks
                 specifically for various growth
                 triggers, or catalysts, that will
                 bring the stock's price into line
                 with its actual or potential value,
                 such as new products, new management,
                 changes in regulation and/or
                 restructuring potential.
       ------------------------------------------------------------------
                   GARTMORE VARIABLE INSURANCE TRUST
       ------------------------------------------------------------------
        INTER-   GVIT Developing Markets: seeks          NWD Management
       NATIONAL  long-term capital appreciation, under  & Research Trust/
        EQUITY   normal conditions by investing at       Gartmore Global
                 least 80% of its total assets in           Partners
                 stocks of companies of any size based
                 in the world's developing economies.
                 Under normal market conditions,
                 investments are maintained in at
                 least six countries at all times and
                 no more than 35% of total assets in
                 any single one of them.
       ------------------------------------------------------------------
                          JANUS ASPEN SERIES
       ------------------------------------------------------------------
         LARGE   Janus Aspen Series: Large Cap Growth     Janus Capital
          CAP    Portfolio - Service Shares: seeks       Management LLC
        GROWTH   long-term growth of capital in a
                 manner consistent with the
                 preservation of capital. The
                 Portfolio invests at least 80% of its
                 net assets plus the amount of any
                 borrowings for investment purposes in
                 common stocks of large-sized
                 companies. Large-sized companies are
                 those whose market capitalizations
                 fall within the range of companies in
                 the Russell 1000 Index at the time of
                 purchase.
       ------------------------------------------------------------------


 FIXED INTEREST RATE OPTIONS
 If you choose the Contract Without Credit, we offer two fixed interest rate options:
..   a one-year fixed interest rate option, and
..   a dollar cost averaging fixed rate option (DCA Fixed Rate Option).

 When you select one of these options, your payment will earn interest at the established rate for the applicable interest rate period. A new interest rate period is established every time you allocate or transfer money into a fixed interest rate option. (You may not transfer amounts from other investment options into the DCA Fixed Rate Option.) You may have money allocated in more than one interest rate period at the same time. This could result in your money earning interest at different rates and each interest rate period maturing at a different time. While these interest rates may change from time to time, they will not be less than the minimum interest rate dictated by applicable state law. We may offer lower interest rates for Contracts With Credit than for Contracts Without Credit. The interest rates we pay on the fixed interest rate options may be influenced by the asset-based charges assessed against the Separate Account.

 Payments allocated to the fixed interest rate options become part of Pruco Life's general assets.

 One-year Fixed Interest Rate Option
 We set a one year guaranteed annual interest rate for the one-year fixed interest rate option. The one-year fixed interest rate option is not available if you choose the Contract With Credit.

 Dollar Cost Averaging Fixed Rate Option
 With the Contract Without Credit, you may allocate all or part of any purchase payment to the DCA Fixed Rate Option. Under this option, you automatically transfer amounts over a stated period (currently, six or twelve months) from the DCA Fixed Rate Option to the variable investment options you select. We will invest the assets you allocate to the DCA Fixed Rate Option in our general account until they are transferred. You may not transfer from other investment options to the DCA Fixed Rate Option.

 If you choose to allocate all or part of a purchase payment to the DCA Fixed Rate Option, the minimum amount of the purchase payment you may allocate is $5,000. The first periodic transfer will occur on the date you allocate your purchase payment to the DCA Fixed Rate Option. Subsequent transfers will occur on the monthly anniversary of the first transfer. Currently, you may choose to have the purchase payment allocated to the DCA Fixed Rate Option transferred to the selected variable investment options in either six or twelve monthly installments, and you may not change that number of monthly installments after you have chosen the DCA Fixed Rate Option. You may allocate to both the six-month and twelve-month options. (In the future, we may make available other numbers of transfers and other transfer schedules--for example, quarterly as well as monthly.)

 If you choose a six-payment transfer schedule, each transfer generally will equal 1/6/th/ of the amount you allocated to the DCA Fixed Rate Option, and if you choose a twelve-payment transfer schedule, each transfer generally will equal 1/12/th/ of the amount you allocated to the DCA Fixed Rate Option. In either case, the final transfer amount generally will also include the credited interest. You may change at any time the variable investment options into which the DCA Fixed Rate Option assets are transferred. Transfers from the DCA Fixed Rate Option do not count toward the maximum number of free transfers allowed under the contract.

 If you make a withdrawal or have a fee assessed from your contract, and all or part of that withdrawal or fee comes out of the DCA Fixed Rate Option, we will recalculate the periodic transfer amount to reflect the change. This recalculation may include some or all of the interest credited to the date of the next scheduled transfer. If a withdrawal or fee assessment reduces the monthly transfer amount below $100, we will transfer the remaining balance in the DCA Fixed Rate Option on the next scheduled transfer date.

 By investing amounts on a regular basis instead of investing the total amount at one time, the DCA Fixed Rate Option may decrease the effect of market fluctuation on the investment of your purchase payment. Of course, dollar cost averaging cannot ensure a profit or protect against loss in a declining market.

 TRANSFERS AMONG OPTIONS
 Subject to certain restrictions, you can transfer money among the variable investment options and, if you have chosen the Contract Without Credit, the fixed interest rate options as well. The minimum transfer amount is the lesser of $250 or the amount in the investment option from which the transfer is to be made.

 In general, you may make your transfer request by telephone, electronically, or otherwise in paper form to the Prudential Annuity Service Center. We have procedures in place to confirm that instructions received by telephone or electronically are genuine. We will not be liable for following unauthorized telephone or electronic instructions that we reasonably believed to be genuine. Your transfer request will take effect at the end of the business day on which it was received in good order by us, or by certain entities that we have specifically designated. Our business day generally closes at 4:00 p.m. Eastern time. Our business day may close earlier, for example if regular trading on the New York Stock Exchange closes early. Transfer requests received after the close of the business day will take effect at the end of the next business day.

 YOU CAN MAKE TRANSFERS OUT OF A FIXED INTEREST RATE OPTION, OTHER THAN THE DCA FIXED RATE OPTION, ONLY DURING THE 30-DAY PERIOD FOLLOWING THE END OF THE ONE YEAR INTEREST RATE PERIOD. TRANSFERS FROM THE DCA FIXED RATE OPTION ARE MADE ON A PERIODIC BASIS FOR THE PERIOD THAT YOU SELECT.

 During the contract accumulation phase, you can make up to 12 transfers each contract year among the investment options, without charge. (As noted in the fee table, we have different transfer rules under the Beneficiary Continuation Option). Currently, we

 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

 charge $25 for each transfer after the twelfth in a contract year, and we have the right to increase this charge up to $30. (Dollar Cost Averaging and Auto-Rebalancing transfers do not count toward the 12 free transfers per year.)

 For purposes of the 12 free transfers per year that we allow, we will treat multiple transfers that are submitted on the same business day as a single transfer.

 ADDITIONAL TRANSFER RESTRICTIONS
 We limit your ability to transfer among your contract's variable investment options as permitted by applicable law. We impose a yearly restriction on transfers. Specifically, once you have made 20 transfers among the subaccounts during a contract year, we will accept any additional transfer request during that year only if the request is submitted to us in writing with an original signature and otherwise is in good order. For purposes of this transfer restriction, we (i) do not view a facsimile transmission as a "writing",
 (ii) will treat multiple transfer requests submitted on the same business day as a single transfer, and (iii) do not count any transfer that involves one of our systematic programs, such as asset allocation and automated withdrawals.

 Frequent transfers among variable investment options in response to short-term fluctuations in markets, sometimes called "market timing," can make it very difficult for a portfolio manager to manage an underlying mutual fund's investments. Frequent transfers may cause the fund to hold more cash than otherwise necessary, disrupt management strategies, increase transaction costs, or affect performance. For those reasons, the contract was not designed for persons who make programmed, large, or frequent transfers.

 In light of the risks posed to contract owners and other fund investors by frequent transfers, we reserve the right to limit the number of transfers in any contract year for all existing or new contract owners, and to take the other actions discussed below. We also reserve the right to limit the number of transfers in any contract year or to refuse any transfer request for an owner or certain owners if: (a) we believe that excessive transfer activity (as we define it) or a specific transfer request or group of transfer requests may have a detrimental effect on accumulation unit values or the share prices of the underlying mutual funds; or (b) we are informed by a fund (e.g., by the fund's portfolio manager) that the purchase or redemption of fund shares must be restricted because the fund believes the transfer activity to which such purchase and redemption relates would have a detrimental effect on the share prices of the affected fund. Without limiting the above, the most likely scenario where either of the above could occur would be if the aggregate amount of a trade or trades represented a relatively large proportion of the total assets of a particular underlying mutual fund. In furtherance of our general authority to restrict transfers as described above, and without limiting other actions we may take in the future, we have adopted the following specific restrictions:
..   With respect to each variable investment option (other than the Prudential
    Money Market Portfolio), we track amounts exceeding a certain dollar threshold that were transferred into the option. If you transfer such amount into a particular variable investment option, and within 30 calendar days thereafter transfer (the "Transfer Out") all or a portion of that amount into another variable investment option, then upon the Transfer Out, the former variable investment option becomes restricted (the "Restricted Option"). Specifically, we will not permit subsequent transfers into the Restricted Option for 90 calendar days after the Transfer Out if the Restricted Option invests in a non-international fund, or 180 calendar days after the Transfer Out if the Restricted Option invests in an international fund. For purposes of this rule, we do not (i) count transfers made in connection with one of our systematic programs, such as asset allocation and automated withdrawals and (ii) categorize as a transfer the first transfer that you make after the contract date, if you make that transfer within 30 calendar days after the contract date. Even if an amount becomes restricted under the foregoing rules, you are still free to redeem the amount from your contract at any time.
..   We reserve the right to effect exchanges on a delayed basis for all contracts. That is, we may price an exchange involving a variable investment option on the business day subsequent to the business day on which the exchange request was received. Before implementing such a practice, we would issue a separate written notice to contract owners that explains the practice in detail. In addition, if we do implement a delayed exchange policy, we will apply the policy on a uniform basis to all contracts in the relevant class.
..   The portfolios may have adopted their own policies and procedures with respect to excessive trading of their respective shares, and we reserve the right to enforce these policies and procedures. The prospectuses for the portfolios describe any such policies and procedures, which may be more or less restrictive than the policies and procedures we have adopted. Under SEC rules, we are required to: (1) enter into a written agreement with each portfolio or its principal underwriter that obligates us to provide to the portfolio promptly upon request certain information about the trading activity of individual contract owners, and (2) execute instructions from the portfolio to restrict or prohibit further purchases or transfers by specific contract owners who violate the excessive trading policies established by the portfolio. In addition, you should be aware that some portfolios may receive "omnibus" purchase and redemption orders from other insurance companies or intermediaries such as retirement plans. The omnibus orders reflect the aggregation and netting of multiple orders from individual owners of variable insurance contracts and/or individual retirement plan participants. The omnibus nature of these orders may limit the portfolios in their ability to apply their excessive trading policies and procedures. In addition, the other insurance companies and/or retirement plans may have different policies and procedures or may not have any such policies and procedures because of contractual limitations. For these reasons, we cannot guarantee that the portfolios (and thus contract owners) will not be harmed by transfer activity relating to other insurance companies and/or retirement plans that may invest in the portfolios.

..   A portfolio also may assess a short term trading fee in connection with a transfer out of the variable investment option investing in that portfolio that occurs within a certain number of days following the date of allocation to the variable investment option. Each portfolio determines the amount of the short term trading fee and when the fee is imposed. The fee is retained by or paid to the portfolio and is not retained by us. The fee will be deducted from your Contract Value, to the extent permitted by law. At present, no Portfolio has adopted a short-term trading fee.

..   If we deny one or more transfer requests under the foregoing rules, we will inform you promptly of the circumstances concerning the denial.
..   We will not implement these rules in jurisdictions that have not approved contract language authorizing us to do so, or may implement different rules in certain jurisdictions if required by such jurisdictions. Contract owners in jurisdictions with such limited transfer restrictions, and contract owners who own variable life insurance or variable annuity contracts (regardless of jurisdiction) that do not impose the above-referenced transfer restrictions, might make more numerous and frequent transfers than contract owners who are subject to such limitations. Because contract owners who are not subject to the same transfer restrictions may have the same underlying mutual fund portfolios available to them, unfavorable consequences associated with such frequent trading within the underlying mutual fund (e.g., greater portfolio turnover, higher transaction costs, or performance or tax issues) may affect all contract owners. Apart from jurisdiction-specific and contract differences in transfer restrictions, we will apply these rules uniformly, and will not waive a transfer restriction for any contract owner.

 Although our transfer restrictions are designed to prevent excessive transfers, they are not capable of preventing every potential occurrence of excessive transfer activity.

 DOLLAR COST AVERAGING
 The dollar cost averaging (DCA) feature (which is distinct from the DCA Fixed Rate Option) allows you to systematically transfer either a fixed dollar amount or a percentage out of any variable investment option and into any other variable investment options. You can have these automatic transfers occur monthly, quarterly, semiannually or annually. By investing amounts on a regular basis instead of investing the total amount at one time, dollar cost averaging may decrease the effect of market fluctuation on the investment of your purchase payment. Of course, dollar cost averaging cannot ensure a profit or protect against loss in declining markets.

 Transfers will be made automatically on the schedule you choose until the entire amount you chose to have transferred has been transferred or until you tell us to discontinue the transfers. You can allocate subsequent purchase payments to be transferred under this option at any time.

 Your transfers will occur on the last calendar day of each transfer period you have selected, provided that the New York Stock Exchange is open on that date. If the New York Stock Exchange is not open on a particular transfer date, the transfer will take effect on the next business day.

 Any dollar cost averaging transfers you make do not count toward the 12 free transfers you are allowed each contract year. The dollar cost averaging feature is available only during the contract accumulation phase and is offered without charge.

 ASSET ALLOCATION PROGRAM
 We recognize the value of having asset allocation models when deciding how to allocate your purchase payments among the investment options. If you choose to participate in the Asset Allocation Program, your representative will give you a questionnaire to complete that will help determine a program that is appropriate for you. Your asset allocation will be prepared based on your answers to the questionnaire. You will not be charged for this service, and you are not obligated to participate or to invest according to program recommendations.

 Asset allocation is a sophisticated method of diversification which allocates assets among classes in order to manage investment risk and enhance returns over the long term. However, asset allocation does not guarantee a profit or protect against a loss. You are not obligated to participate or to invest according to the program recommendations. We do not intend to provide any personalized investment advice in connection with these programs and you should not rely on these programs as providing individualized investment recommendations to you. The asset allocation programs do not guarantee better investment results. We reserve the right to terminate or change the asset allocation programs at any time. You should consult your representative before electing any asset allocation program.

 AUTO-REBALANCING
 Once you have allocated your money among the variable investment options, the actual performance of the investment options may cause your allocation to shift. For example, an investment option that initially holds only a small percentage of your assets could perform much better than another investment option. Over time, this option could increase to a larger percentage of your assets than you desire. You can direct us to automatically rebalance your assets to return to your original allocation percentage or to a subsequent allocation percentages you select. We will rebalance only the variable investment options that you have designated. If you also participate in the DCA feature, then the variable investment option from which you make the DCA transfers will not be rebalanced.

 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued


 You may choose to have your rebalancing occur monthly, quarterly, semiannually, or annually. The rebalancing will occur on the last calendar day of the period you have chosen, provided that the New York Stock Exchange is open on that date. If the New York Stock Exchange is not open on that date, the rebalancing will take effect on the next business day.

 Any transfers you make because of auto-rebalancing are not counted toward the 12 free transfers you are allowed per year. This feature is available only during the contract accumulation phase, and is offered without charge. If you choose auto-rebalancing and dollar cost averaging, auto-rebalancing will take place after the transfers from your DCA account.

 SCHEDULED TRANSACTIONS

 Scheduled transactions include transfers under dollar cost averaging, the asset allocation program, auto-rebalancing, systematic withdrawals, systematic investments, required minimum distributions, substantially equal periodic payments under Section 72(t) or 72(q) of the Internal Revenue Code of 1986, as amended (Code), and annuity payments. Scheduled transactions are processed and valued as of the date they are scheduled, unless the scheduled day is not a business day. In that case, the transaction will be processed and valued on the next business day, unless (with respect to required minimum distributions, substantially equal periodic payments under Section 72(t) or 72(q) of the Code, and annuity payments only), the next business day falls in the subsequent calendar year, in which case the transaction will be processed and valued on the prior business day.


 VOTING RIGHTS
 We are the legal owner of the shares of the underlying mutual funds used by the variable investment options. However, we vote the shares of the mutual funds according to voting instructions we receive from contract owners. When a vote is required, we will mail you a proxy which is a form that you need to complete and return to us to tell us how you wish us to vote. When we receive those instructions, we will vote all of the shares we own on your behalf in accordance with those instructions. We will vote fund shares for which we do not receive instructions, and any other shares that we own in our own right, in the same proportion as shares for which we receive instructions from contract owners. This voting procedure is sometimes referred to as "mirror voting" because, as indicated in the immediately preceding sentence, we mirror the votes that are actually cast, rather than decide on our own how to vote. In addition, because all the shares of a given mutual fund held within our separate account are legally owned by us, we intend to vote all of such shares when that underlying fund seeks a vote of its shareholders. As such, all such shares will be counted towards whether there is a quorum at the underlying fund's shareholder meeting and towards the ultimate outcome of the vote. We may change the way your voting instructions are calculated if it is required or permitted by federal or state regulation.

 SUBSTITUTION
 We may substitute one or more of the underlying mutual funds used by the variable investment options. We may also cease to allow investments in existing funds. We would not do this without the approval of the Securities and Exchange Commission (SEC) and any necessary state insurance departments. You will be given specific notice in advance of any substitution we intend to make.

 3: WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE?
 (ANNUITIZATION)

 PAYMENT PROVISIONS
 We can begin making annuity payments any time on or after the third contract anniversary (or as required by state law if different). Annuity payments must begin no later than the contract anniversary coinciding with or next following the annuitant's 95/th/ birthday (unless we agree to another date). (Under the original version of the contract, annuity payments must begin no later than the contract anniversary coinciding with or next following the annuitant's 90/th/ birthday).

 The Strategic Partners Plus variable annuity contract offers an optional Guaranteed Minimum Income Benefit, which we describe below. Your annuity options vary depending upon whether you choose this benefit.

 Depending upon the annuity option you choose, you may incur a withdrawal charge when the income phase begins. Currently, if permitted by state law, we deduct any applicable withdrawal charge if you choose Option 1 for a period shorter than five years, Option 3, or certain other annuity options that we may make available. We do not deduct a withdrawal charge if you choose Option 1 for a period of five years or longer or Option 2. For information about withdrawal charges, see Section 7, "What Are The Expenses Associated With The Strategic Partners Plus Contract?" In addition, if you have purchased the Contract With Credit, we will take back any credits that have not vested when you begin the income phase. See "Credits," in Section 5.


 Please note that annuitization essentially involves converting your Contract Value to an annuity payment stream, the length of which depends on the erms of the applicable annuity option. Thus, once annuity payments begin, your death benefit is determined solely under the terms of the applicable annuity payment option, and you no longer participate in any optional living benefit (unless you have annuitized under that benefit).

 PAYMENT PROVISIONS WITHOUT THE GUARANTEED MINIMUM INCOME BENEFIT
 We make the income plans described below available at any time before the annuity date. These plans are called "annuity options" or "settlement options." During the income phase, all of the annuity options under this contract are fixed annuity options. This means that participation in the variable investment options ends on the annuity date. If an annuity option is not selected by the annuity date, the Life Income Annuity Option (Option 2, described below) will automatically be selected for you unless prohibited by applicable law. GENERALLY, ONCE THE ANNUITY PAYMENTS BEGIN, THE ANNUITY OPTION CANNOT BE CHANGED AND YOU CANNOT MAKE WITHDRAWALS. IN ADDITION TO THE ANNUITY PAYMENT OPTIONS DISCUSSED IN THIS SECTION, PLEASE NOTE THAT IF YOU CHOOSE THE OPTIONAL LIFETIME FIVE INCOME BENEFITS, THERE ARE ADDITIONAL ANNUITY PAYMENT OPTIONS THAT ARE ASSOCIATED WITH THAT BENEFIT. SEE SECTION 5 OF THIS PROSPECTUS FOR ADDITIONAL DETAILS.

 Option 1
 Annuity Payments for a Fixed Period: Under this option, we will make equal payments for the period chosen, up to 25 years (but not to exceed life expectancy). The annuity payments may be made monthly, quarterly, semiannually, or annually, as you choose, for the fixed period. If the annuitant dies during the income phase, payments will continue to the beneficiary for the remainder of the fixed period or, if the beneficiary so chooses, we will make a single lump sum payment. The amount of the lump sum payment is determined by calculating the present value of the unpaid future payments. This is done by using the interest rate used to compute the actual payments. The interest rate will be at least 3% a year.

 Option 2
 Life Income Annuity Option: Under this option, we will make annuity payments monthly, quarterly, semiannually, or annually as long as the annuitant is alive. If the annuitant dies before we have made 10 years worth of payments, we will pay the beneficiary in one lump sum the present value of the annuity payments scheduled to have been made over the remaining portion of that 10 year period, unless we were specifically instructed that such remaining annuity payments continue to be paid to the beneficiary. The present value of the remaining annuity payments is calculated by using the interest rate used to compute the amount of the original 120 payments. The interest rate will be at least 3% a year.

 If an annuity option is not selected by the annuity date, this is the option we will automatically select for you, unless prohibited by applicable law. If the life income annuity option is prohibited by applicable law, then we will pay you a lump sum in lieu of this option.

 Option 3
 Interest Payment Option: Under this option, we will credit interest on the adjusted Contract Value until you request payment of all or part of the adjusted Contract Value. We can make interest payments on a monthly, quarterly, semiannual, or annual basis or allow the interest to accrue on your contract assets. Under this option, we will pay you interest at an effective rate of at least 3% a year. This option is not available if you hold your contract in an IRA.

 Under this option, all gain in the annuity will be taxable as of the annuity date, however, you can withdraw part of or all of the Contract Value that we are holding at any time.

 Other Annuity Options
 We currently offer a variety of other annuity options not described above. At the time annuity payments are chosen, we may make available to you any of the fixed annuity options then offered at your annuity date.

 TAX CONSIDERATIONS
 If your contract is held under a tax-favored plan, you should consider the required minimum distribution rules under the tax law when selecting your annuity option.

 GUARANTEED MINIMUM INCOME BENEFIT
 The Guaranteed Minimum Income Benefit (GMIB), is an optional feature that guarantees that once the income period begins, your income payments will be no less than the GMIB protected value applied to the GMIB guaranteed annuity purchase rates. If you want the Guaranteed Minimum Income Benefit, you must elect it when you make your initial purchase payment. Once elected, the Guaranteed Minimum Income Benefit must be continued until at least the end of the seventh contract year. If, after the seventh contract year, you decide to stop participating in the GMIB, you may do so (if permitted by state law) but you will not be able to reinstate it. This feature may not be available in your state. You may not elect both GMIB and the Lifetime Five Income Benefit.

 The Guaranteed Minimum Income Benefit is subject to certain restrictions described below.

..   The annuitant must be 70 or younger in order for you to elect the
    Guaranteed Minimum Income Benefit, and you must also participate in the Guaranteed Minimum Death Benefit.

 3: WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE?
 (ANNUITIZATION) continued

..   If you choose the Guaranteed Minimum Income Benefit, we will impose an annual charge equal to 0.25% of the average GMIB protected value described below. The maximum GMIB charge is 1.00% of average GMIB protected value. Please note that the charge is calculated based on average GMIB protected value, not Contract Value. Thus, for example, the fee would not decline on account of a reduction in Contract Value.
..   TO TAKE ADVANTAGE OF THE GUARANTEED MINIMUM INCOME BENEFIT, YOU MUST WAIT A
    CERTAIN AMOUNT OF TIME BEFORE YOU BEGIN THE INCOME PHASE. THE LENGTH OF
    THAT WAITING PERIOD DEPENDS UPON THE AGE OF THE ANNUITANT (OR, IF THERE IS
    A CO-ANNUITANT AS WELL, THE AGE OF THE OLDER OF THE TWO) AS SHOWN IN THE FOLLOWING CHART:

                                    Contract Anniversary
                       Age at Issue      When GMIB
                       of Contract   Becomes Available
                       ---------------------------------
                           0-45              15
                       ---------------------------------
                            46               14
                       ---------------------------------
                            47               13
                       ---------------------------------
                            48               12
                       ---------------------------------
                            49               11
                       ---------------------------------
                        50 or more           10
                       ---------------------------------

 Once that waiting period has elapsed, you will have a 30-day period each year, beginning on the contract anniversary, during which you may begin the income phase with the Guaranteed Minimum Income Benefit by submitting the necessary forms in good order to the Prudential Annuity Service Center.

 EFFECT OF WITHDRAWALS
 The protected value will equal the "roll-up value," which is the total of all invested purchase payments compounded daily at an effective annual rate of 5%, subject to a cap of 200% of all invested purchase payments. Both the roll-up and the cap are reduced proportionally by withdrawals. When the roll-up" value no longer increases, your protected value will continue to increase by any subsequent invested purchase payments, and reduce by the effect of any withdrawals.

 Payout Amount
 The Guaranteed Minimum Income Benefit payout amount is based on the age and sex (where applicable) of the annuitant (and, if there is one, the co-annuitant). After we first deduct a charge for any applicable premium taxes that we are required to pay, the payout amount will equal the greater of:

 1) the GMIB protected value as of the date you exercise the GMIB payout option, applied to the GMIB guaranteed annuity purchase rates (which are generally less favorable than the annuity purchase rates for annuity payments not involving GMIB) and based on the annuity payout option as described below, or

 2) the adjusted Contract Value--that is, the value of the contract minus any charge we impose for premium taxes and withdrawal charges--as of the date you exercise the GMIB payout option applied to the current annuity purchase rates then in use.

 GMIB Annuity Payout Options
 We currently offer two Guaranteed Minimum Income Benefit annuity payout options. Each option involves payment for at least a "period certain." In calculating the amount of the payments under the GMIB, we apply certain assumed interest rates, equal to 3% annually for a waiting period of 10-14 years, and 3.5% annually for waiting periods of 15 years or longer.

 GMIB Option 1
 Single Life Payout Option: We will make monthly payments for as long as the annuitant lives, with payments for a period certain. We will stop making payments after the later of the death of the annuitant or the end of the period certain.

 GMIB Option 2
 Joint Life Payout Option: In the case of an annuitant and co-annuitant, we will make monthly payments for the joint lifetime of the annuitant and co-annuitant, with payments for a period certain. If the co-annuitant dies first, we will continue to make payments until the later of the death of the annuitant and the end of the period certain. If the annuitant dies first, we will continue to make payments until the later of the death of the co-annuitant and the end of the period certain, but if the period certain ends first, we will reduce the amount of each payment to 50% of the original amount.

 You have no right to withdraw amounts early under either GMIB payout option. We may make other payout frequencies available, such as quarterly, semi-annually or annually.

 The "period certain" for the Guaranteed Minimum Income Benefit depends upon the annuitant's age on the date you exercise the GMIB payout option:

                           -------------------------
                              Age     Period Certain
                           -------------------------
                           80 or less    10 years
                           -------------------------
                               81        9 years
                           -------------------------
                               82        8 years
                           -------------------------
                               83        7 years
                           -------------------------
                               84        6 years
                           -------------------------
                           85 or more    5 years

 Because we do not impose a new waiting period for each subsequent purchase payment, if you choose the Guaranteed Minimum Income Benefit, we reserve the right to limit subsequent purchase payments if we discover that by the timing of your purchase payments, your GMIB protected value is increasing in ways we did not intend. In determining whether to limit purchase payments, we will look at purchase payments which are disproportionately larger than your initial purchase payment and other actions that may artificially increase the GMIB protected value. Certain state laws may prevent us from limiting your subsequent purchase payments. You must exercise one of the GMIB payout options described above no later than 30 days after the contract anniversary coinciding with or next following the annuitant's attainment of age 90 (with respect to the original version of the contract) and age 95 (with respect to the later version of the contract).

 You should note that GMIB is designed to provide a type of insurance that serves as a safety net only in the event that your Contract Value declines significantly due to negative investment performance. If your Contract Value is not significantly affected by negative investment performance, it is unlikely that the purchase of GMIB will result in your receiving larger annuity payments than if you had not purchased GMIB. This is because the assumptions that we use in computing the GMIB, such as the annuity purchase rates, (which include assumptions as to age-setbacks and assumed interest rates), are more conservative than the assumptions that we use in computing non-GMIB annuity payout options. Therefore, you may generate higher income payments if you were to annuitize a lower Contract Value at the current annuity purchase rates, than if you were to annuitize under the GMIB with a higher GMIB protected value than your Contract Value but at the annuity purchase rates guaranteed under the GMIB.

 HOW WE DETERMINE ANNUITY PAYMENTS
 Generally speaking, the annuity phase of the contract involves our distributing to you in increments the value that you have accumulated. We make these incremental payments either over a specified time period (e.g., 15 years) (fixed period annuities) or for the duration of the life of the annuitant (and possibly co-annuitant) (life annuities). There are certain assumptions that are common to both fixed period annuities and life annuities. In each type of annuity, we assume that the value you apply at the outset toward your annuity payments earns interest throughout the payout period. For annuity options within the GMIB, this interest rate ranges from 3% to 3.5%. For non-GMIB annuity options, the guaranteed minimum rate is 3%. The GMIB guaranteed annuity purchase rates in your contract depict the minimum amounts we will pay (per $1000 of adjusted Contract Value). If our current annuity purchase rates on the annuity date are more favorable to you than the guaranteed rates, we will make payments based on those more favorable rates.

 Other assumptions that we use for life annuities and fixed period annuities differ, as detailed in the following overview:

 Fixed Period Annuities
 Currently, we offer fixed period annuities only under the non-GMIB annuity options. Generally speaking, in determining the amount of each annuity payment under a fixed period annuity, we start with the adjusted Contract Value, add interest assumed to be earned over the fixed period, and divide the sum by the number of payments you have requested. The life expectancy of the annuitant and co-annuitant are relevant to this calculation only in that we will not allow you to select a fixed period that exceeds life expectancy.

 Life Annuities
 There are more variables that affect our calculation of life annuity payments. Most importantly, we make several assumptions about the annuitant's or co-annuitant's life expectancy, including the following:
..   The Annuity 2000 Mortality Table is the starting point for our life expectancy assumptions. This table anticipates longevity of an insured population based on historical experience and reflecting anticipated experience for the year 2000.

 3: WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE?
 (ANNUITIZATION) continued


 Guaranteed and GMIB Annuity Payments
 Because life expectancy has lengthened over the past few decades, and likely will increase in the future, our life annuity calculations anticipate these developments. We do this largely by making a hypothetical reduction in the age of the annuitant (or co-annuitant), in lieu of using the annuitant's (or co-annuitant's) actual age, in calculating the payment amounts. By using such a reduced age, we base our calculations on a younger person, who generally would live longer and therefore draw life annuity payments over a longer time period. Given the longer pay-out period, the payments made to the younger person would be less than those made to an older person. We make two such age adjustments:

 1. First, for all annuities, we start with the age of the annuitant (or co-annuitant) on his/her most recent birthday and reduce that age by two years, with respect to guaranteed payments.

 2. Second, for life annuities under GMIB as well as guaranteed payments under life annuities not involving GMIB, we make a further age reduction according to the table in your contract entitled "Translation of Adjusted Age." As indicated in the table, the further into the future the first annuity payment is, the longer we expect the person receiving those payments to live, and the more we reduce the annuitant's (or co-annuitant's) age.

 Current Annuity Payments
 Immediately above, we have referenced how we determine annuity payments based on "guaranteed" annuity purchase rates. By "guaranteed" annuity purchase rates, we mean the minimum annuity purchase rates that are set forth in your annuity contract and thus contractually guaranteed by us. "Current" annuity purchase rates, in contrast, refer to the annuity purchase rates that we are applying to contracts that are entering the annuity phase at a given point in time. These current annuity purchase rates vary from period to period, depending on changes in interest rates and other factors. We do not guarantee any particular level of current annuity purchase rates. When calculating current annuity purchase rates, we use the actual age of the annuitant (or co-annuitant), rather than any reduced age.

 4: WHAT IS THE DEATH BENEFIT?
 The Death Benefit Feature Protects The Contract Value For The Beneficiary.

 BENEFICIARY
 The beneficiary is the person(s) or entity you name to receive any death benefit. You name the beneficiary at the time the contract is issued, unless you change it at a later date. Unless an irrevocable beneficiary has been named, during the accumulation period you can change the beneficiary at any time before the owner dies. However, if the contract is jointly owned, the owner must name the joint owner and the joint owner must name the owner as the beneficiary. For entity-owned contracts, we pay a death benefit upon the death of the annuitant.

 CALCULATION OF THE DEATH BENEFIT
 If the sole owner dies during the accumulation phase, we will, upon receiving appropriate proof of death and any other needed documentation in good order (proof of death), pay a death benefit to the beneficiary designated by the owner. If the owner and joint owner are spouses, we will pay this death benefit upon the death of the last surviving spouse who continues the contract as sole owner.

 Upon receiving appropriate proof of death, the beneficiary will receive the greater of the following:

 1) The current Contract Value (as of the time we receive proof of death in good order). If you have purchased the Contract With Credit, we will first deduct any credit corresponding to a purchase payment made later than one year prior to death.

 2) Either the base death benefit, which equals the total purchase payments you have made less any withdrawals, or, if you have chosen a Guaranteed Minimum Death Benefit (GMDB), the GMDB protected value.

 GUARANTEED MINIMUM DEATH BENEFIT
 Under the newer version of the contracts, you may elect the base death benefit if you are 85 or younger. Under both versions of the contracts described in this prospectus, you may elect a Guaranteed Minimum Death Benefit if you are 75 or younger.

 The Guaranteed Minimum Death Benefit provides for the option to receive an enhanced death benefit upon the death of the sole or last surviving owner during the accumulation phase.

 The GMDB protected value option can be equal to the:
..   GMDB roll-up
..   GMDB step-up, or

..   Greater of the GMDB roll-up and the GMDB step-up.


 The GMDB protected value is calculated daily.

 GMDB Roll-Up
 The GMDB roll-up value is equal to the invested purchase payments, increased daily at an effective annual rate of 5% starting on the date that each invested purchase payment is made. Both the GMDB roll-up and the cap value will increase by subsequent invested purchase payments and reduce proportionally by withdrawals.

 GMDB Step-Up
 The step-up value equals the highest value of the contract on any contract anniversary date--that is, on each contract anniversary, the new step-up value becomes the higher of the previous step-up value and the current Contract Value. Between anniversary dates, the step-up value is only increased by additional invested purchase payments and reduced proportionally by withdrawals.

 If an owner who has purchased a Contract With Credit makes any purchase payment later than one year prior to death, we will adjust the death benefit to take back any non-vested credit corresponding to that purchase payment.

 Greater of Step-up and Roll-up Guaranteed Minimum Death Benefit
 Under this option, the protected value is equal to the greater of the step-up value and the roll-up value.

 If you have chosen a Guaranteed Minimum Death Benefit option and death occurs on or after age 80, the beneficiary will receive the greater of: 1) the current Contract Value as of the date that proof of death is received, and 2) the protected value of that death benefit as of age 80, reduced proportionally by any withdrawals and increased by subsequent purchase payments. For this purpose, an owner is deemed to reach age 80 on the contract anniversary on or following the owner's actual 80/th/ birthday (or if there is a joint owner, the contract anniversary on or following the older owner's actual 80/th/ birthday).

 Here is an example of a proportional reduction:

 The current Contract Value is $100,000 and the protected value is $80,000. The owner makes a withdrawal that reduces the Contract Value by 25% (including the effect of any withdrawal charges). The new protected value is $60,000, or 75% of what it was before the withdrawal.

 Special rules apply if the beneficiary is the spouse of the owner, and the contract does not have a joint owner. In that case, upon the death of the owner, the spouse will have the choice of the following:

..   If the sole beneficiary under the contract is the owner's spouse, and the other requirements of the Spousal Continuance Option are met, then the contract can continue, and the spouse will become the new owner of the contract; or

..   The spouse can receive the death benefit. If the spouse does wish to receive the death benefit, he or she must make that choice within the first 60 days following our receipt of proof of death. Otherwise, the contract will continue with the spouse as owner.

 If ownership of the contract changes as a result of the owner assigning it to someone else, we will reset the value of the death benefit to equal the Contract Value on the date the change of ownership occurs, and for purposes of computing the future death benefit, we will treat that Contract Value as a purchase payment occurring on that date.

 Depending on applicable state law, some death benefit options may not be available or may be subject to certain restrictions under your contract.

 SPECIAL RULES IF JOINT OWNERS
 If the contract has an owner and a joint owner and they are spouses at the time that one dies, the surviving spouse has the choice of the following:
..   The contract can continue, with the surviving spouse as the sole owner of the contract; or
..   The surviving spouse can receive the adjusted Contract Value and the contract will end. If the surviving spouse does wish to receive the adjusted Contract Value, he or she must make that choice within the first 60 days following our receipt of proof of death. Otherwise, the contract will continue with the surviving spouse as the sole owner.

 If the contract has an owner and a joint owner, and they are not spouses at the time that one dies, the contract will not continue. Instead, the beneficiary will receive the adjusted Contract Value.

 Joint ownership may not be allowed in your state.

 4: WHAT IS THE DEATH BENEFIT? continued


 PAYOUT OPTIONS

 Originally, a beneficiary could, within 60 days of providing proof of death, take the death benefit as follows:


 Choice 1. Lump sum payment of the death benefit. If the beneficiary does not choose a payout option within sixty days, the beneficiary will receive this payout option.

 Choice 2. The payment of the entire death benefit within a period of 5 years from the date of death of the first-to-die of the owner or joint owner.

 The entire death benefit will include any increases or losses resulting from the performance of the variable or fixed interest rate options during this period. During this period the beneficiary may: reallocate the Contract Value among the variable, fixed interest rate, or the market value adjustment options; name a beneficiary to receive any remaining death benefit in the event of the beneficiary's death; and make withdrawals from the Contract Value, in which case, any such withdrawals will not be subject to any withdrawal charges. However, the beneficiary may not make any purchase payments to the contract.

 During this 5 year period, we will continue to deduct from the death benefit proceeds the charges and costs that were associated with the features and benefits of the contract. Some of these features and benefits may not be available to the beneficiary, such as the Guaranteed Minimum Income Benefit.

 Choice 3. Payment of the death benefit under an annuity or annuity settlement option over the lifetime of the beneficiary or over a period not extending beyond the life expectancy of the beneficiary with distribution beginning within one year of the date of death of the owner.

 If the owner and joint owner are spouses, any portion of the death benefit not applied under Choice 3 within one year of the date of death of the first to die must be distributed within five years of that date of death.

 The tax consequences to the beneficiary vary among the three death benefit payout options. See Section 9, "What Are The Tax Considerations Associated With The Strategic Partners Plus Contract?"


 With respect to death benefits paid on or after March 19, 2007, unless the surviving spouse opts to continue the contract (or spousal continuance is required under the terms of your contract), a beneficiary of the death benefit may, within 60 days of providing proof of death, also take the death benefit as indicated above, or as follows:

  . As a lump sum. If the beneficiary does not choose a payout option within sixty days, the beneficiary will be paid in this manner; or
  . As payment of the entire death benefit within a period of 5 years from the date of death; or
  . As a series of payments not extending beyond the life expectancy of the beneficiary, or over the life of the beneficiary. Payments under this option must begin within one year of the date of death; or
  .   As the beneficiary continuation option, described immediately below.

 Beneficiary Continuation Option

 Instead of receiving the death benefit in a single payment, or under an annuity option, a beneficiary may also take the death benefit under an alternative death benefit payment option, as provided by the Code. This "Beneficiary Continuation Option" is described below and is only available for an IRA, Roth IRA, SEP IRA, 403(b), or a non-qualified contract.

 Under the Beneficiary Continuation Option:

..   The Owner's contract will be continued in the Owner's name, for the benefit of the beneficiary.
..   The beneficiary will be charged an amount equal to 1.00% daily against the average daily net assets allocated to the variable investment options.
..   The beneficiary will incur an annual maintenance fee equal to the lesser of
    $30 or 2% of Contract Value if the Contract Value is less than $25,000 at the time the fee is assessed. The fee will not apply if it is assessed 30 days prior to a surrender request.
..   The initial Contract Value will be equal to any death benefit (including any optional death benefit) that would have been payable to the beneficiary if they had taken a lump sum distribution.
..   The available variable investment options will be among those available to the Owner at the time of death, however certain variable investment options may not be available.
..   The beneficiary may request transfers among variable investment options, subject to the same limitations and restrictions that applied to the Owner. Transfers in excess of 20 per year will incur a $10 transfer fee.


..   No additional Purchase Payments can be applied to the contract.
..   The basic death benefit and any optional benefits elected by the Owner will no longer apply to the beneficiary.

..   The beneficiary can request a withdrawal of all or a portion of the
    Contract Value at any time without application of any applicable CDSC unless the Beneficiary Continuation Option was the payout predetermined by the owner and the owner restricted the beneficiary's withdrawal rights.

..   Withdrawals are not subject to CDSC.
..   Upon the death of the beneficiary, any remaining Contract Value will be paid in a lump sum to the person(s) named by the beneficiary, unless the beneficiary named a successor who may continue receiving payments.

 Currently only investment options corresponding to Portfolios of the Advanced Series Trust and the Prudential Money Market Portfolio of The Prudential Series Fund are available under the Beneficiary Continuation Option.

 Your beneficiary will be provided with a prospectus and a settlement agreement that will describe this option. Please contact us for additional information on the availability, restrictions and limitations that will apply to a beneficiary under the beneficiary continuation option. We may pay compensation to the selling broker-dealer based on amounts held in the Beneficiary Continuation Option.


 ALTERNATIVE DEATH BENEFIT PAYMENT OPTIONS - CONTRACTS OWNED BY INDIVIDUALS (NOT ASSOCIATED WITH TAX-FAVORED PLANS)

 Except in the case of spousal continuance as described below, upon your death, certain distributions must be made under the contract. The required distributions depend on whether you die before you start taking annuity payments under the contract or after you start taking annuity payments under the contract.

 If you die on or after the annuity date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death.

 In the event of your death before the annuity date, the death benefit must be distributed:
  . by December 31/st/ of the year including the five year anniversary of the date of death; or
  . as a series of annuity payments not extending beyond the life expectancy of the beneficiary or over the life of the beneficiary. Payments under this option must begin within one year of the date of death.

 Unless you have made an election prior to death benefit proceeds becoming due, a beneficiary can elect to receive the death benefit proceeds under the Beneficiary Continuation Option as described above in the section entitled "Beneficiary Continuation Option," or as a series of fixed annuity payments. See the section entitled "What Kind of Payments Will I Receive During the Income Phase?"


 Alternative Death Benefit Payment Options - Contracts Held by Tax-Favored Plans

 The Code provides for alternative death benefit payment options when a contract is used as an IRA, 403(b) or other "qualified investment" that requires minimum distributions. Upon your death under an IRA, 403(b) or other "qualified investment", the designated beneficiary may generally elect to continue the contract and receive Required Minimum Distributions under the contract, instead of receiving the death benefit in a single payment. The available payment options will depend on whether you die before the date Required Minimum Distributions under the Code were to begin, whether you have named a designated beneficiary and whether the beneficiary is your surviving spouse.

..   If you die after a designated beneficiary has been named, the death benefit must be distributed by December 31/st/ of the year including the five year anniversary of the date of death, or as periodic payments not extending beyond the life or life expectancy of the designated beneficiary (provided such payments begin by December 31/st/ of the year following the year of death). However, if your surviving spouse is the beneficiary, the death benefit can be paid out over the life or life expectancy of your spouse with such payments beginning no later than December 31/st/ of the year following the year of death or December 31/st/ of the year in which you would have reached age 70 1/2, which ever is later. Additionally, if the contract is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner.
..   If you die before a designated beneficiary is named and before the date required minimum distributions must begin under the Code, the death benefit must be paid out within five years from the date of death. For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31/st/ of the year following the year of death, such contract is deemed to have no designated beneficiary.
..   If you die before a designated beneficiary is named and after the date
    Required Minimum Distributions must begin under the Code, the death benefit must be paid out at least as rapidly as under the method then in effect.
    For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31/st/ of the year following the year of death, such contract is deemed to have no designated beneficiary.

 4: WHAT IS THE DEATH BENEFIT? continued



 A beneficiary has the flexibility to take out more each year than mandated under the required minimum distribution rules.


 Until withdrawn, amounts in an IRA, 403(b) or other "qualified investment" continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the Minimum Distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation.

 For a Roth IRA, if death occurs before the entire interest is distributed, the death benefit must be distributed under the same rules applied to IRAs where death occurs before the date Required Minimum Distributions must begin under the Code.

 The tax consequences to the beneficiary may vary among the different death benefit payment options. See the Tax Considerations section of this prospectus, and consult your tax advisor.

 EARNINGS APPRECIATOR BENEFIT
 The Earnings Appreciator Benefit is an optional, supplemental death benefit that provides a benefit payable upon the death of the sole or last surviving owner during the accumulation phase. Any Earnings Appreciator Benefit payment we make will be in addition to any other death benefit payment we make under the contract. This feature may not be available in your state. You must be 75 or younger in order to elect the Earnings Appreciator Benefit.

 An Earnings Appreciator Benefit is calculated for each purchase payment you make. Your total Earnings Appreciator Benefit is the sum of the Earnings Appreciator Benefits for all of your purchase payments.

 If the owner (or older of owner and joint owner if there is a joint owner) is younger than age 66 on the date the application is signed, the Earnings Appreciator Benefit for each purchase payment is 45% of the lesser of:
..   The adjusted purchase payment (which means the invested purchase payment adjusted for partial withdrawals); or
..   Earnings attributed to that adjusted purchase payment.

 If the owner (or older of owner and joint owner if there is a joint owner) is age 66 or older (and younger than age 76) on the date the application is signed, the Earnings Appreciator Benefit for each purchase payment is 25% of the lesser of:
..   The adjusted purchase payment (which means the invested purchase payment adjusted for partial withdrawals); or
..   Earnings attributed to that adjusted purchase payment.

 The following rules apply to the calculation of the benefit:
  . Each "adjusted purchase payment" is the invested purchase payment reduced pro-rata by any subsequent withdrawals. Reduction on a pro-rata basis means that we calculate the percentage of your current Contract Value being withdrawn and reduce each adjusted purchase payment made prior to the withdrawal by that percentage. For example, if your Contract Value is $40,000 and you withdraw $10,000, you have withdrawn 25% of your Contract Value. If you have two adjusted purchase payments prior to the withdrawal ($10,000 and $20,000), each of those adjusted purchase payments would be reduced by 25% (to $7,500 and $15,000). The amount of earnings allocated to each adjusted purchase payment is also reduced by the same percentage. These calculations, therefore, do not depend on the actual investment option from which the withdrawal is made, and they are different calculations than those that apply for other reasons under the contract, such as for the withdrawal charge or for tax purposes.
  . Earnings are periodically allocated to each adjusted purchase payment on a pro-rata basis. We calculate the amount of earnings since the last earnings allocation and we allocate those earnings proportionately among the adjusted purchase payments (based on the amount of each adjusted purchase payment plus the earnings previously allocated to that adjusted purchase payment). For example, if you have two adjusted purchase payments--one with an adjusted purchase payment and allocated earnings of $30,000 and the other with an adjusted purchase payment and allocated earnings of $20,000 (therefore 60% and 40% of the total respectively)--and your contract has earned $5,000 since the last calculation, 60% of the earnings ($3,000) will be allocated to the first adjusted purchase payment and 40% of the earnings ($2,000) will be allocated to the second adjusted purchase payment. This calculation, therefore, does not apply different rates of return to different purchase payments based on the investment options in which the particular purchase payment was invested. When allocating earnings at the time of a death benefit payment, we will first deduct from earnings the amount of any charges deducted and credit recaptured from your contract Value at that time.

  . Under the Spousal Continuance Option, we will not allow the surviving spouse to continue the Earnings Appreciator Benefit (or bear the charge associated with that benefit) if that owner is age 76 or older when Spousal Continuance is activated. If the surviving spouse does continue the Earnings Appreciator Benefit, then we will calculate the benefit payable upon the surviving spouse's death in the same manner as discussed above, except that we will treat the Contract Value (as adjusted to reflect the Spousal Continuance Option) as the first adjusted purchase payment against which the Earnings Appreciator percentages are applied.

 See Appendix B for examples of the benefit calculations.

 TERMINATING THE EARNINGS APPRECIATOR BENEFIT
 The Earnings Appreciator Benefit will terminate on the earliest of:
..   the date you make a total withdrawal from the contract,

..   the date a death benefit is payable if the contract is not continued by the surviving spouse under the Spousal Continuance Option,

..   the date the contract terminates, or
..   the date you annuitize the contract.

 Upon termination of the Earnings Appreciator Benefit, we cease imposing the associated charge.


 SPOUSAL CONTINUANCE OPTION
 This is an option that, depending on the contract options chosen, can give the owner's surviving spouse a stepped-up account value upon the owner's death. Any person who buys a contract and meets our eligibility criteria for this benefit receives the benefit without charge. The benefit must be selected within 60 days of the owner's death, and may not be available under all contracts. The benefit described in this section applies only to the later version of this contract. Under the original version of this contract, no stepped-up Contract Value is available to a surviving spouse who continues the contract.

 We offer the Spousal Continuance Option only if each of the following conditions is present on the date we receive proof of the owner's death: 1) there is only one owner of the contract and that owner is the sole annuitant,
 2) there is only one beneficiary, 3) the beneficiary is the owner's spouse, 4) the surviving spouse is not older than 95 on that date, and 5) the surviving spouse becomes the new owner and annuitant. The contract may not be continued upon the death of a spouse who had assumed ownership of the contract through the exercise of the Spousal Continuance Option.

 Under the Spousal Continuance Option, we impose no withdrawal charge at the time of the owner's death, and we will not impose any withdrawal charges on the surviving spouse with respect to the withdrawal of purchase payments made by the owner prior to the activation of the benefit. However, we will continue to impose withdrawal charges with respect to purchase payments made by the surviving spouse as new owner.

 IF YOU HAVE NOT SELECTED THE GUARANTEED MINIMUM DEATH BENEFIT FEATURE (I.E., YOU HAVE THE BASE DEATH BENEFIT), then upon the activation of the Spousal Continuance Option, we will adjust the Contract Value, as of the date of our receipt of proof of death, to equal the greater of the following: 1) the Contract Value as of the date of our receipt of proof of death or 2) the sum of all invested purchase payments (adjusted for withdrawals) made prior to the date on which we receive proof of the owner's death. We will add the amount of any Earnings Appreciator Benefit that you have selected to each of the amounts specified immediately above.

 IF YOU HAVE SELECTED THE GUARANTEED MINIMUM DEATH BENEFIT FEATURE WITH THE ROLL-UP OPTION, then upon the activation of the Spousal Continuance Option, we will adjust the Contract Value, as of the date of our receipt of proof of death, to equal the greater of the following: 1) the Contract Value as of the date of our receipt of proof of death, or 2) the roll-up value. We will add the amount of any Earnings Appreciator Benefit that you have selected to each of the amounts specified immediately above. When the Spousal Continuance Option is activated by a surviving spouse who is younger than 80, we will adjust the roll-up value under the surviving spouse's contract to equal the Contract Value (adjusted, as described immediately above). In addition, in that case we will reset the surviving spouse's roll-up cap to equal 200% of the Contract Value (adjusted, as described immediately above). We make no adjustment to the roll-up value or the roll-up cap if the surviving spouse is 80 or older, except to account for additional purchase payments and to reduce the roll-up value proportionately by withdrawals. If the surviving spouse was younger than 80 at the owner's death, then we will continue to increase the roll-up value annually until the earlier of either (i) the surviving spouse's attainment of age 80 or (ii) the attainment of the roll-up cap (i.e., the reset roll-up cap discussed above). Once the roll-up value ceases to increase, we thereafter will adjust the roll-up value only to account for subsequent purchase payments and to diminish it proportionally by withdrawals.

 IF YOU HAVE SELECTED THE GUARANTEED MINIMUM DEATH BENEFIT FEATURE WITH THE STEP-UP GMDB OPTION, then upon the activation of the Spousal Continuance Option, we will adjust the Contract Value, as of the date of our receipt of proof of death, to equal the greater of the following: 1) the Contract Value as of the date of our receipt of proof of death, or 2) the step-up value. We will add the amount of any Earnings Appreciator Benefit that you have selected to each of the amounts specified immediately above. When the Spousal Continuance Option is activated by a surviving spouse younger than 80, we will adjust the step-up value to equal the Contract Value (adjusted, as described immediately above). We make no such adjustment if the surviving spouse is 80 or older. If the surviving spouse was younger than 80 at the owner's death, then we will continue to adjust the step-up value annually until the surviving spouse's attainment of age 80. After the surviving spouse attains age 80, we will continue to adjust the step-up value only to account for additional purchase payments and to reduce the step-up value proportionally by withdrawals.

 4: WHAT IS THE DEATH BENEFIT? continued



 IF YOU HAVE SELECTED THE GREATER OF ROLL-UP AND STEP-UP AS YOUR GMDB OPTION, then we will calculate those values upon activation of the Spousal Continuance Option in accordance with the procedures set out in the immediately preceding paragraphs and in your contract.

 After activation of the Spousal Continuance Option, we will calculate the Earnings Appreciator Benefit in the manner discussed under "Earnings Appreciator Death Benefit". We do not allow the surviving spouse to retain the Guaranteed Minimum Income Benefit under the Spousal Continuance Option (or bear the charge associated with that benefit).

 See Section 5, with regard to Spousal Continuation of Lifetime Five.

 In the preceding discussion of the Spousal Continuance Option, we intend references to attainment of age 80 to refer to the contract anniversary on or following the actual 80/th/ birthday of the surviving spouse.


 5: WHAT IS THE LIFETIME FIVE INCOME BENEFIT?

 LIFETIME FIVE INCOME BENEFIT
 The Lifetime Five Income Benefit (Lifetime Five) is an optional feature that guarantees your ability to withdraw amounts equal to a percentage of an initial principal value (called the "Protected Withdrawal Value"), regardless of the impact of market performance on your Contract Value, subject to our rules regarding the timing and amount of withdrawals. There are two options--one is designed to provide an annual withdrawal amount for life (the "Life Income Benefit") and the other is designed to provide a greater annual withdrawal amount (than the first option) as long as there is Protected Withdrawal Value (adjusted as described below) (the "Withdrawal Benefit"). If there is no Protected Withdrawal Value, the Withdrawal Benefit will be zero. You do not choose between these two options; each option will continue to be available as long as the annuity has a Contract Value and Lifetime Five is in effect. Certain benefits under Lifetime Five may remain in effect even if the Contract Value is zero. The option may be appropriate if you intend to make periodic withdrawals from your contract and wish to ensure that market performance will not affect your ability to receive annual payments. You are not required to make withdrawals--the guarantees are not lost if you withdraw less than the maximum allowable amount each year. Lifetime Five is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved.

 Lifetime Five is subject to certain restrictions described below.

..   Currently, Lifetime Five can only be elected once each contract year, and only where the annuitant and the contract owner are the same person or, if the contract owner is an entity, where there is only one annuitant. We reserve the right to limit the election frequency in the future. Before making any such change to the election frequency, we will provide prior notice to contact owners who have an effective Lifetime Five Income Benefit.
..   The annuitant must be at least 45 years old when Lifetime Five is elected.

..   Lifetime Five may not be elected if you have elected any other optional living benefit.
..   Owners electing this benefit prior to December 5, 2005, were required to allocate Contract Value to one or more of the following asset allocation portfolios of the Prudential Series Fund: SP Balanced Asset Allocation Portfolio, SP Conservative Asset Allocation Portfolio, and SP Growth Asset Allocation Portfolio. Owners electing this benefit on or after December 5, 2005 must allocate Contract Value to one or more of the following asset allocation portfolios of Advanced Series Trust: AST Capital Growth Asset Allocation Portfolio, AST Balanced Asset Allocation Portfolio, AST Conservative Asset Allocation Portfolio, AST Preservation Asset Allocation Portfolio AST Advanced Strategies Portfolio, AST First Trust Balanced Target Portfolio, AST First Trust Capital Appreciation Target Portfolio, AST T. Rowe Price Asset Allocation Portfolio, AST American Century Strategic Allocation Portfolio or AST UBS Dynamic Alpha Portfolio. As specified in this paragraph, you generally must allocate your Contract Value in accordance with the then-available option(s) that we may prescribe, in order to elect and maintain Lifetime Five. If, subsequent to your election of the benefit, we change our requirements for how Contract Value must be allocated under the benefit, that new requirement will apply only to new elections of the benefit, and will not compel you to re-allocate your Contract Value in accordance with our newly-adopted requirements. All subsequent transfers and purchase payments will be subject to the new investment limitations.


 Protected Withdrawal Value

 The Protected Withdrawal Value is used to determine the amount of each annual payment under the Life Income Benefit and the Withdrawal Benefit. The initial Protected Withdrawal Value is determined as of the date you make your first withdrawal under your contract following your election of Lifetime Five. The initial Protected Withdrawal Value is equal to the greater of:

 (A)the Contract Value on the date you elect Lifetime Five, plus any additional Purchase Payments (and any Credits), each growing at 5% per year from the date of your election of the benefit, or application of the Purchase Payment to your contract, as applicable, until the date of your first withdrawal or the 10/th/ anniversary of the benefit effective date, if earlier;

 (B)the Contract Value on the date of the first withdrawal from your contract, prior to the withdrawal;

 (C)the highest Contract Value on each contract anniversary, plus subsequent Purchase Payments (plus any Credits) prior to the first withdrawal or the 10/th/ anniversary of the benefit effective date, if earlier.

 With respect to A and C above, after the 10/th/ anniversary of the benefit effective date, each value is increased by the amount of any subsequent Purchase Payments (plus any Credits).

 If you elect Lifetime Five at the time you purchase your contract, the Contract Value will be your initial Purchase Payment (plus any Credits).

 If you make additional Purchase Payments after your first withdrawal, the Protected Withdrawal Value will be increased by the amount of each additional Purchase Payment (plus any Credits).

 You may elect to step-up your Protected Withdrawal Value if, due to positive market performance, your Contract Value is greater than the Protected Withdrawal Value.

 If you elected Lifetime Five on or after March 20, 2006:
  . you are eligible to step-up the Protected Withdrawal Value on or after the 1st anniversary of the first withdrawal under Lifetime Five.
  . the Protected Withdrawal Value can be stepped up again on or after the 1st anniversary of the preceding step-up.

 If you elected Lifetime Five prior to March 20, 2006:

  . you are eligible to step-up the Protected Withdrawal Value on or after the 5th anniversary of the first withdrawal under Lifetime Five.

  . the Protected Withdrawal Value can be stepped up again on or after the 5/th/ anniversary of the preceding step-up.


 In either scenario (i.e., elections before or after March 20, 2006) if you elect to step-up the Protected Withdrawal Value, and on the date you elect to step-up, the charges under Lifetime Five have changed for new purchasers, you may be subject to the new charge at the time of step-up. Upon election of the step-up, we increase the Protected Withdrawal Value to be equal to the then current Contract Value. For example, assume your initial Protected Withdrawal Value was $100,000 and you have made cumulative withdrawals of $40,000, reducing the Protected Withdrawal Value to $60,000. On the date you are eligible to step-up the Protected Withdrawal Value, your Contract Value is equal to $75,000. You could elect to step-up the Protected Withdrawal Value to $75,000 on the date you are eligible. If your current Annual Income Amount and Annual Withdrawal Amount are less than they would be if we did not reflect the step-up in Protected Withdrawal Value, then we will increase these amounts to reflect the step-up as described below.

 An optional automatic step-up ("Auto Step-Up") feature is available for this benefit. This feature may be elected at the time the benefit is elected or at any time while the benefit is in force.

 If you elected Lifetime Five on or after March 20, 2006 and have also elected the Auto Step-Up feature:
..   the first Auto Step-Up opportunity will occur on the 1st Contract
    Anniversary that is at least one year after the later of (1) the date of the first withdrawal under Lifetime Five or (2) the most recent step-up.
..   your Protected Withdrawal Value will only be stepped-up if 5% of the
    Contract Value is greater than the Annual Income Amount by any amount.
..   if at the time of the first Auto Step-Up opportunity, 5% of the Contract
    Value is not greater than the Annual Income Amount, an Auto Step-Up opportunity will occur on each successive Contract Anniversary until a step-up occurs.
..   once a step-up occurs, the next Auto Step-Up opportunity will occur on the
    1st Contract Anniversary that is at least one year after the most recent step-up.

 If you elected Lifetime Five prior to March 20, 2006 and have also elected the Auto Step-Up feature:
..   the first Auto Step-Up opportunity will occur on the Contract Anniversary that is at least five years after the later of (1) the date of the first withdrawal under Lifetime Five or (2) the most recent step-up.
..   your Protected Withdrawal Value will only be stepped-up if 5% of the
    Contract Value is greater than the Annual Income Amount by 5% or more.
..   if at the time of the first Auto Step-Up opportunity, 5% of the Contract
    Value does not exceed the Annual Income Amount by 5% or more, an Auto Step-Up opportunity will occur on each successive Contract Anniversary until a step-up occurs.
..   once a step-up occurs, the next Auto Step-Up opportunity will occur on the
    Contract Anniversary that is at least 5 years after the most recent step-up.

 In either scenario (i.e., elections before or after March 20, 2006), if on the date that we implement an Auto Step-Up to your Protected Withdrawal Value, the charge for Lifetime Five has changed for new purchasers, you may be subject to the new charge

 5: WHAT IS THE LIFETIME FIVE INCOME BENEFIT? continued

 at the time of such step-up. Subject to our rules and restrictions, you will still be permitted to manually step-up the Protected Withdrawal Value even if you elect the Auto Step-Up feature.

 The Protected Withdrawal Value is reduced each time a withdrawal is made on a "dollar-for-dollar" basis up to 7% per contract year of the Protected Withdrawal Value and on the greater of a "dollar-for-dollar" basis or a pro rata basis for withdrawals in a contract year in excess of that amount until the Protected Withdrawal Value is reduced to zero. At that point, the Annual Withdrawal Amount will be zero until such time (if any) as the contract reflects a Protected Withdrawal Value (for example, due to a step-up or additional purchase payments being made into the contract).

 Annual Income Amount Under the Life Income Benefit
 The initial Annual Income Amount is equal to 5% of the initial Protected Withdrawal Value. Under Lifetime Five, if your cumulative withdrawals in a contract year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent contract years. If your cumulative withdrawals are in excess of the Annual Income Amount (Excess Income), your Annual Income Amount in subsequent years will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Income to the Contract Value immediately prior to such withdrawal (see examples of this calculation below). Reductions include the actual amount of the withdrawal, including any withdrawal charges that may apply. A withdrawal can be considered Excess Income under the Life Income Benefit even though it does not exceed the Annual Withdrawal Amount under the Withdrawal Benefit. When you elect a step-up, your Annual Income Amount increases to equal 5% of your Contract Value after the step-up if such amount is greater than your Annual Income Amount. Your Annual Income Amount also increases if you make additional purchase payments. The amount of the increase is equal to 5% of any additional purchase payments. Any increase will be added to your Annual Income Amount beginning on the day that the step-up is effective or the purchase payment is made. A determination of whether you have exceeded your Annual Income Amount is made at the time of each withdrawal; therefore, a subsequent increase in the Annual Income Amount will not offset the effect of a withdrawal that exceeded the Annual Income Amount at the time the withdrawal was made.

 Annual Withdrawal Amount Under the Withdrawal Benefit
 The initial Annual Withdrawal Amount is equal to 7% of the initial Protected Withdrawal Value. Under Lifetime Five, if your cumulative withdrawals each contract year are less than or equal to the Annual Withdrawal Amount, your Protected Withdrawal Value will be reduced on a "dollar-for-dollar" basis. If your cumulative withdrawals are in excess of the Annual Withdrawal Amount (Excess Withdrawal), your Annual Withdrawal Amount will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Withdrawal to the Contract Value immediately prior to such withdrawal (see the examples of this calculation below). Reductions include the actual amount of the withdrawal, including any withdrawal charges that may apply. When you elect a step-up, your Annual Withdrawal Amount increases to equal 7% of your Contract Value after the step-up if such amount is greater than your Annual Withdrawal Amount. Your Annual Withdrawal Amount also increases if you make additional purchase payments. The amount of the increase is equal to 7% of any additional purchase payments. A determination of whether you have exceeded your Annual Withdrawal Amount is made at the time of each withdrawal; therefore, a subsequent increase in the Annual Withdrawal Amount will not offset the effect of a withdrawal that exceeded the Annual Withdrawal Amount at the time the withdrawal was made.

 Lifetime Five does not affect your ability to make withdrawals under your contract or limit your ability to request withdrawals that exceed the Annual Income Amount and the Annual Withdrawal Amount. You are not required to withdraw all or any portion of the Annual Withdrawal Amount or Annual Income Amount in each contract year.

..   If, cumulatively, you withdraw an amount less than the Annual Withdrawal
    Amount under the Withdrawal Benefit in any contract year, you cannot carry-over the unused portion of the Annual Withdrawal Amount to subsequent contract years.
..   If, cumulatively, you withdraw an amount less than the Annual Income Amount under the Life Income Benefit in any contract year, you cannot carry-over the unused portion of the Annual Income Amount to subsequent contract years.

 However, because the Protected Withdrawal Value is only reduced by the actual amount of withdrawals you make under these circumstances, any unused Annual Withdrawal Amount or Annual Income Amount may extend the period of time until the remaining Protected Withdrawal Value is reduced to zero.


 The following examples of dollar-for-dollar and proportional reductions and the step-up of the Protected Withdrawal Value, Annual Withdrawal Amount and Annual Income Amount assume: 1.) the contract date and the effective date of Lifetime Five are February 1, 2005; 2.) an initial purchase payment of $250,000; 3.) the Contract Value on February 1, 2006 is equal to $265,000; and 4.) the first withdrawal occurs on March 1, 2006 when the Contract Value is equal to $263,000.


 The initial Protected Withdrawal Value is calculated as the greatest of (a),
 (b) and (c):
 (a)Purchase payment accumulated at 5% per year from February 1, 2005 until March 1, 2006 (393 days) = $250,000 X 1.05(393/365) = $263,484.33

 (b)Contract Value on March 1, 2006 (the date of the first withdrawal) =
    $263,000
 (c)Contract Value on February 1, 2006 (the first contract anniversary) =
    $265,000

 Therefore, the initial Protected Withdrawal Value is equal to $265,000. The Annual Withdrawal Amount is equal to $18,550 under the Withdrawal Benefit (7% of $265,000). The Annual Income Amount is equal to $13,250 under the Life Income Benefit (5% of $265,000).

 Example 1. Dollar-for-dollar Reduction
 If $10,000 was withdrawn (less than both the Annual Income Amount and the Annual Withdrawal Amount) on March 1, 2006, then the following values would result:
..   Remaining Annual Withdrawal Amount for current contract year = $18,550 -
    $10,000 = $8,550
..   Annual Withdrawal Amount for future contract years remains at $18,550
..   Remaining Annual Income Amount for current contract year = $13,250 -
    $10,000 = $3,250
..   Annual Income Amount for future contract years remains at $13,250
..   Protected Withdrawal Value is reduced by $10,000 from $265,000 to $255,000

 Example 2. Dollar-for-dollar and Proportional Reductions
 a) If $15,000 was withdrawn (more than the Annual Income Amount but less than the Annual Withdrawal Amount) on March 1, 2006, then the following values would result:
  . Remaining Annual Withdrawal Amount for current contract year = $18,550 - $15,000 = $3,550
  .   Annual Withdrawal Amount for future contract years remains at $18,550
  .   Remaining Annual Income Amount for current contract year = $0
  . Excess of withdrawal over the Annual Income Amount ($15,000 - $13,250 = $1,750) reduces Annual Income Amount for future contract years.
  . Reduction to Annual Income Amount = Excess Income/Contract Value before Excess Income X Annual Income Amount = $1,750/($263,000 - $13,250) X $13,250 = $93
  .   Annual Income Amount for future contract years = $13,250 - $93 = $13,157
  .   Protected Withdrawal Value is reduced by $15,000 from $265,000 to $250,000

 b) If $25,000 was withdrawn (more than both the Annual Income Amount and the Annual Withdrawal Amount) on March 1, 2006, then the following values would result:
  .   Remaining Annual Withdrawal Amount for current contract year = $0
  . Excess of withdrawal over the Annual Withdrawal Amount ($25,000 - $18,550 = $6,450) reduces Annual Withdrawal Amount for future contract years.

  . Reduction to Annual Withdrawal Amount = Excess Withdrawal/Contract Value before Excess Withdrawal
  .   Annual Withdrawal Amount = $6,450/($263,000 - $18,550) X $18,550 = $489

  .   Annual Withdrawal Amount for future contract years = $18,550 - $489 =
      $18,061
  .   Remaining Annual Income Amount for current contract year = $0
  . Excess of withdrawal over the Annual Income Amount ($25,000 - $13,250 = $11,750) reduces Annual Income Amount for future contract years.
  . Reduction to Annual Income Amount = Excess Income/Contract Value before Excess Income X Annual Income Amount = $11,750/($263,000 - $13,250) X $13,250 = $623
  .   Annual Income Amount for future contract years = $13,250 - $623 = $12,627
  . Protected Withdrawal Value is first reduced by the Annual Withdrawal Amount ($18,550) from $265,000 to $246,450. It is further reduced by the greater of a dollar-for-dollar reduction or a proportional reduction.
  .   Dollar-for-dollar reduction = $25,000 - $18,550 = $6,450
  . Proportional reduction = Excess Withdrawal/Contract Value before Excess Withdrawal X Protected Withdrawal Value = $6,450/($263,000 - $18,550) X $246,450 = $6,503
  .   Protected Withdrawal Value = $246,450 - max [$6,450, $6,503] = $239,947

 Example 3. Step-up of the Protected Withdrawal Value


 If the Annual Income Amount ($13,250) is withdrawn each year starting on
 March 1, 2006 for a period of 3 years, the Protected Withdrawal Value on February 1, 2012 would be reduced to $225,250 {$265,000 - ($13,250 X 3)}. If a step-up is elected on February 1, 2012, and the Contract Value on February 1, 2012 is $280,000, then the following values would result:
..   Protected Withdrawal Value = Contract Value on February 1, 2012 = $280,000
..   Annual Income Amount is equal to the greater of the current Annual Income
    Amount or 5% of the stepped up Protected Withdrawal Value. Current Annual Income Amount is $13,250. 5% of the stepped up Protected Withdrawal Value is 5% of $280,000, which is $14,000. Therefore, the Annual Income Amount is increased to $14,000.
..   Annual Withdrawal Amount is equal to the greater of the current Annual
    Withdrawal Amount or 7% of the stepped up Protected Withdrawal Value. Current Annual Withdrawal Amount is $18,550. 7% of the stepped-up Protected Withdrawal Value is 7% of $280,000, which is $19,600. Therefore the Annual Withdrawal Amount is increased to $19,600.

 5: WHAT IS THE LIFETIME FIVE INCOME BENEFIT? continued


..   Because the Contract Date and Effective Date of Lifetime Five for this example is prior to March 20, 2006, if the step-up request on February 1, 2012 was due to the election of the auto step-up feature, we would first check to see if an auto step-up should occur by checking to see if 5% of the Contract Value exceeds the Annual Income Amount by 5% or more. 5% of the Contract Value is equal to 5% of $280,000, which is $14,000. 5% of the Annual Income Amount ($13,250) is $662.50, which added to the Annual Income Amount is $13,912.50. Since 5% of the Contract Value is greater than $13,912.50, the step-up would still occur in this scenario, and all of the values would be increased as indicated above. Had the Contract Date and Effective Date of the Lifetime Five benefit been on or after March 20, 2006, the step-up would still occur because 5% of the Contract Value is greater than the Annual Income Amount.


 Benefits Under Lifetime Five
..   If your Contract Value is equal to zero, and the cumulative withdrawals in the current contract year are greater than the Annual Withdrawal Amount, Lifetime Five will terminate. To the extent that your Contract Value was reduced to zero as a result of cumulative withdrawals that are equal to or less than the Annual Income Amount and amounts are still payable under both the Life Income Benefit and the Withdrawal Benefit, you will be given the choice of receiving the payments under the Life Income Benefit or under the Withdrawal Benefit. Once you make this election we will make an additional payment for that contract year equal to either the remaining Annual Income Amount or Annual Withdrawal Amount for the contract year, if any, depending on the option you choose. In subsequent contract years we make payments that equal either the Annual Income Amount or the Annual Withdrawal Amount. You will not be able to change the option after your election and no further purchase payments will be accepted under your contract. If you do not make an election, we will pay you annually under the Life Income Benefit. To the extent that cumulative withdrawals in the current contract year that reduced your Contract Value to zero are more than the Annual Income Amount but less than or equal to the Annual Withdrawal Amount and amounts are still payable under the Withdrawal Benefit, you will receive the payments under the Withdrawal Benefit. In the year of a withdrawal that reduced your Contract Value to zero, we will make an additional payment to equal any remaining Annual Withdrawal Amount and make payments equal to the Annual Withdrawal Amount in each subsequent year (until the Protected Withdrawal Value is depleted). Once your Contract Value equals zero no further purchase payments will be accepted under your contract.
..   If annuity payments are to begin under the terms of your contract or if you decide to begin receiving annuity payments and there is any Annual Income Amount due in subsequent contract years or any remaining Protected Withdrawal Value, you can elect one of the following three options:

    1. apply your Contract Value to any annuity option available;

    2. request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We make such annuity payments until the annuitant's death; or

    3. request that, as of the date annuity payments are to begin, we pay out any remaining Protected Withdrawal Value as annuity payments. Each year such annuity payments will equal the Annual Withdrawal Amount or the remaining Protected Withdrawal Value if less. We make such annuity payments until the earlier of the annuitant's death or the date the Protected Withdrawal Value is depleted.

 We must receive your request in a form acceptable to us at the Prudential Annuity Service Center.

..   In the absence of an election when mandatory annuity payments are to begin, we will make annual annuity payments as a single life fixed annuity with five payments certain using the greater of the annuity rates then currently available or the annuity rates guaranteed in your contract. The amount that will be applied to provide such annuity payments will be the greater of:

    1. the present value of future Annual Income Amount payments. Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your contract; and

    2. the Contract Value.

 If no withdrawal was ever taken, we will determine a Protected Withdrawal Value and calculate an Annual Income Amount and an Annual Withdrawal Amount as if you made your first withdrawal on the date the annuity payments are to begin.

 Other Important Considerations
..   Withdrawals under Lifetime Five are subject to all of the terms and conditions of the contract, including any withdrawal charges.
..   Withdrawals made while Lifetime Five is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the contract. Lifetime Five does not directly affect the Contract Value or surrender value, but any withdrawal will decrease the Contract Value by the amount of the withdrawal (plus any applicable withdrawal charges). If you surrender your contract, you will receive the current Contract Value, not the Protected Withdrawal Value.

..   You can make withdrawals from your contract while your Contract Value is greater than zero without purchasing Lifetime Five. Lifetime Five provides a guarantee that if your Contract Value declines due to market performance, you will be able to receive your Protected Withdrawal Value or Annual Income Amount in the form of periodic benefit payments.

 Election of Lifetime Five
 Lifetime Five can be elected only after the contract date. Elections of Lifetime Five are subject to our eligibility rules and restrictions. The contract owner's Contract Value as of the date of election will be used as the basis to calculate the initial Protected Withdrawal Value, the initial Annual Withdrawal Amount, and the initial Annual Income Amount.

 Termination of Lifetime Five
 Lifetime Five terminates automatically when your Protected Withdrawal Value and Annual Income Amount reach zero. You may terminate Lifetime Five at any time by notifying us. If you terminate Lifetime Five, any guarantee provided by the benefit will terminate as of the date the termination is effective.

 Lifetime Five terminates:
..   upon your surrender of the contract,

..   upon the death of the annuitant (but your surviving spouse may elect a new
    Lifetime Five benefit if your spouse elects the Spousal Continuance Option and your spouse would then be eligible to elect the benefit as if he/she were a new purchaser),

..   upon a change in ownership of the contract that changes the tax identification number of the contract owner, or
..   upon your election to begin receiving annuity payments.

 We cease imposing the charge for Lifetime Five upon the earliest to occur of
 (i) your election to terminate the benefit, (ii) our receipt of appropriate proof of the death of the owner (or annuitant, for entity owned contracts),
 (iii) the annuity date, (iv) automatic termination of the benefit due to an impermissible change of owner or annuitant, or (v) a withdrawal that causes the benefit to terminate.

 While you may terminate Lifetime Five at any time, we may not terminate the benefit other than in the circumstances listed above. However, we may stop offering Lifetime Five for new elections or re-elections at any time in the future.

 Currently, if you terminate Lifetime Five, you will only be permitted to re-elect the benefit on any anniversary of the contract date that is at least 90 calendar days from the date the benefit was last terminated.

 If you elected Lifetime Five at the time you purchased your contract and prior to March 20, 2006, and you terminate Lifetime Five, there will be no waiting period before you can re-elect the benefit. However, once you choose to re-elect/elect, the waiting period described above will apply to subsequent re-elections. If you elected Lifetime Five after the time you purchased your contract, but prior to March 20, 2006, and you terminate Lifetime Five, you must wait until the contract anniversary following your cancellation before you can re-elect the benefit. Once you choose to re-elect/elect, the waiting period described above will apply to subsequent re-elections. We reserve the right to limit the re-election/election frequency in the future. Before making any such change to the re-election/election frequency, we will provide prior notice to contract owners who have an effective Lifetime Five Income Benefit.

 Additional Tax Considerations for Qualified Contracts

 If you purchase an annuity contract as an investment vehicle for "qualified" investments, including an IRA, the minimum distribution rules under the Code require that you begin receiving periodic amounts from your annuity contract beginning after age 70 1/2. The amount required under the Code may exceed the Annual Withdrawal Amount and the Annual Income Amount, which will cause us to increase the Annual Income Amount and the Annual Withdrawal Amount in any contract year that required minimum distributions due from your contract are greater than such amounts. Any such payments will reduce your Protected Withdrawal Value. In addition, the amount and duration of payments under the contract payment and death benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as required minimum distribution provisions under the tax law.


 6: HOW CAN I PURCHASE A STRATEGIC PARTNERS PLUS CONTRACT?

 PURCHASE PAYMENTS
 The initial purchase payment is the amount of money you first pay us to purchase the contract. Unless we agree otherwise, and subject to our rules, the minimum initial purchase payment is $10,000. You must get our prior approval for any initial and additional purchase payment of $1,000,000 or more, unless we are prohibited under applicable state law from insisting on such prior approval. With some restrictions, you can make additional purchase payments by means other than electronic fund transfer of no less than $1,000 at any time during the accumulation phase. However, we impose a minimum of $100 with respect to additional purchase payments made through electronic fund transfers.

 6: HOW CAN I PURCHASE A STRATEGIC PARTNERS PLUS CONTRACT? continued


 You may purchase this contract only if the oldest of the owner, joint owner, annuitant, or co-annuitant is age 85 or younger (or age 80 depending on the version of the contract) on the contract date. Certain age limits apply to certain features and benefits described herein. No subsequent purchase payments may be made on or after the earliest of the 86/th/ birthday (or 81/st/ birthday depending on the version of the contract) of:
..   the owner,
..   the joint owner,
..   the annuitant, or
..   the co-annuitant.

 Currently, the maximum aggregate purchase payments you may make is $20 million. We limit the maximum total purchase payments in any contract year, other than the first to $2 million absent our prior approval. Depending on applicable state law, other limits may apply.

 ALLOCATION OF PURCHASE PAYMENTS
 When you purchase a contract, we will allocate your invested purchase payment among the variable investment options or, if you choose the Contract Without Credit, the fixed interest rate options based on the percentages you choose. The percentage of your allocation to a particular investment option can range in whole percentages from 0% to 100%.

 When you make an additional purchase payment, it will be allocated in the same way as your most recent purchase payment, unless you tell us otherwise. If you purchase the Contract Without Credit, allocations to the DCA Fixed Rate Option must be no less than $5,000.

 You may change your allocation of future invested purchase payments at any time. Contact the Prudential Annuity Service Center for details.


 We generally will credit the initial purchase payment to your contract within two business days from the day on which we receive your payment in good order at the Prudential Annuity Service Center. If, however, your first payment is made without enough information for us to set up your contract, we may need to contact you to obtain the required information. If we are not able to obtain this information within five business days, we will within that five business day period either return your purchase payment or obtain your consent to continue holding it until we receive the necessary information. We will generally credit each subsequent purchase payment as of the business day we receive it in good order at the Prudential Annuity Service Center. Our business day generally closes at 4:00 p.m. Eastern time. Our business day may close earlier, for example if regular trading on the New York Stock Exchange closes early. Subsequent purchase payments received in good order after the close of the business day will be credited on the following business day. With respect to both your initial Purchase Payment and any subsequent Purchase Payment that is pending investment in our Separate Account, we may hold the amount temporarily in our general account and may earn interest on such amount. You will not be credited with interest during that period.


 At our discretion, we may give initial and subsequent purchase payments (as well as withdrawals and transfers) received in good order by certain broker/dealers prior to the close of a business day the same treatment as they would have received had they been received at the same time at the Prudential Annuity Service Center. For more detail, talk to your registered representative.

 Applicable laws designed to counter terrorists and prevent money laundering might, in certain circumstances, require us to block a contract owner's ability to make certain transactions, and thereby refuse to accept purchase payments or requests for transfers, partial withdrawals, total withdrawals, death benefits, or income payments until instructions are received from the appropriate regulator. We also may be required to provide additional information about you and your contract to government regulators.

 CREDITS
 If you purchase the Contract With Credit, we will add a credit amount to your Contract Value with each purchase payment you make. The credit amount is allocated to the variable investment options in the same percentages as the purchase payment.

 Under the version of the Contract With Credit under which bonus credits vest over a seven year period, the credit percentage is currently equal to 4% of each purchase payment. With the approval of the SEC, we can change that credit percentage, but we guarantee it will never be less than 3%. Under the version of the Contract With Credit under which bonus credits generally are not recapturable after expiration of the free look period, the bonus credit that we pay with respect to any purchase payment depends on (i) the age of the older of the owner or joint owner on the date on which the purchase payment is made and (ii) the amount of the purchase payment. Specifically,
..   if the elder owner is 80 or younger on the date that the purchase payment is made, then we will add a bonus credit to the purchase payment equal to 4% if the purchase payment is less than $250,000 or 5% if the purchase payment is greater than or equal to $250,000; and

..   if the elder owner is aged 81-85 on the date that the purchase payment is made, then we will add a bonus credit equal to 3% of the amount of the purchase payment.

 Under the version of the Contract With Credit under which bonus credits vest over a seven year period, each credit is subject to its own vesting schedule, which is shown below. If you make a withdrawal of all or part of a purchase payment, or you begin the income phase of the contract, we will take back the non-vested portion of the credit attributable to that purchase payment. Withdrawals of purchase payments occur on a first-in first-out basis. This credit that we take back is in addition to any withdrawal charges that may apply.

 Under the version of the Contract With Credit under which bonus credits vest over a seven year period, bonus credits vest according to the following schedule:

                  Number of Contract Anniversaries     Vested
                 Since Date of Each Purchase Payment Percentage
                 ----------------------------------------------
                                  0                      0%
                 ----------------------------------------------
                                  1                     10%
                 ----------------------------------------------
                                  2                     20%
                 ----------------------------------------------
                                  3                     30%
                 ----------------------------------------------
                                  4                     40%
                 ----------------------------------------------
                                  5                     50%
                 ----------------------------------------------
                                  6                     60%
                 ----------------------------------------------
                                  7                     100%
                 ----------------------------------------------

 Under each version of the Contract With Credit, if we pay a death benefit under the contract, we have the right to take back any credit we applied one year prior to the date of death or later.

 Under each version of the Contract With Credit, we recapture bonus credits if the owner returns his or her contract during the free look period.

 Depending upon the state in which your contract was issued, your contract may include a different vesting schedule.

 CALCULATING CONTRACT VALUE
 The value of the variable portion of your contract will go up or down depending on the investment performance of the variable investment options you choose. To determine the value of your contract allocated to the variable investment options, we use a unit of measure called an accumulation unit. An accumulation unit works like a share of a mutual fund.

 Every day we determine the value of an accumulation unit for each of the variable investment options. We do this by:

 1) adding up the total amount of money allocated to a specific investment option;

 2) subtracting from that amount insurance charges and any other applicable charges such as for taxes; and

 3) dividing this amount by the number of outstanding accumulation units.

 When you make a purchase payment to a variable investment option, we credit your contract with accumulation units of the subaccount or subaccounts for the investment options you choose. We determine the number of accumulation units credited to your contract by dividing the amount of the purchase payment, plus (if you have purchased the Contract With Credit) any applicable credit, allocated to a variable investment option by the unit price of the accumulation unit for that investment option. We calculate the unit price for each investment option after the New York Stock Exchange closes each day and then credit your contract. The value of the accumulation units can increase, decrease, or remain the same from day to day.

 We cannot guarantee that your Contract Value will increase or that it will not fall below the amount of your total purchase payments.

 7: WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS PLUS CONTRACT?

 There are charges and other expenses associated with the contract that reduce the return on your investment. These charges and expenses are described below.

 The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss. The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the contract.

 INSURANCE AND ADMINISTRATIVE CHARGES

 Each day, we make a deduction for the insurance and administrative charges. These charges cover our expenses for mortality and expense risk, administration, marketing and distribution. If you choose optional benefits, the insurance and administrative charge also includes a charge to cover our assumption of the associated risk. The mortality risk portion of the charge is for assuming the risk that the annuitant(s) will live longer than expected based on our life expectancy tables. When this happens, we pay a greater number of annuity payments. We also incur the risk that the death benefit amount exceeds the Contract Value. The expense risk portion of the charge is for assuming the risk that the current charges will be insufficient in the future to cover the cost of administering the contract. The administrative expense portion of the charge compensates us for the expenses associated with the administration of the contract. This includes preparing and issuing the contract; establishing and maintaining contract records; preparation of confirmations and annual reports; personnel costs; legal and accounting fees; filing fees; and systems costs.


 We calculate the insurance and administrative charge based on the average daily value of all assets allocated to the variable investment options. These charges are not assessed against amounts allocated to the fixed interest rate options. The amount of the charge depends on the death benefit (or other) option that you choose.

 The death benefit charge is equal to:
..   1.40% on an annual basis if you choose the base death benefit, (1.50% for contract with credits in which credits are generally not recapturable)
..   1.60% on an annual basis if you choose either the roll-up or step-up
    Guaranteed Minimum Death Benefit option, (1.70% for contract with credit in which credits are generally not recapturable), (i.e., 0.20% in addition to the base death benefit charge), or
..   1.70% on an annual basis if you choose the greater of the roll-up and step-up Guaranteed Minimum Death Benefit option (1.80% for contract with credit in which credits are generally not recapturable), (i.e., 0.30% in addition to the base death benefit charge).

 As indicated immediately above, we impose an additional insurance and administrative charge of 0.10% annually (of account value attributable to the variable investment options) for the version of the Contract With Credit under which bonus credits generally are not recapturable after expiration of the free look period. We do not assess this charge under the version of the Contract With Credit under which bonus credits vest over a period of seven years.

 We impose an additional charge of 0.60% annually if you choose the Lifetime Five Income Benefit. The 0.60% charge is in addition to the charge we impose for the applicable death benefit. Upon any reset of the amounts guaranteed under this benefit, we reserve the right to adjust the charge to that being imposed at that time for new elections of the benefit.

 If the charges under the contract are not sufficient to cover our expenses, then we will bear the loss. We do, however, expect to profit from these charges. Any profits made from these charges may be used by us to pay for the costs of distributing the contracts. If you choose the Contract With Credit, we will also use any profits from this charge to recoup our costs of providing the credit.

 The charges that we discuss in this section are assessed against the assets of the separate account. Certain of these charges are part of the base annuity and other charges are assessed only if any available optional benefit is selected. If a fixed interest rate option is available under your contract, the interest rate that we credit to that option may be reduced by an amount that corresponds to the asset-based charges to which you are subject under the variable investment options.

 WITHDRAWAL CHARGE
 A withdrawal charge may apply if you make a full or partial withdrawal during the withdrawal charge period for a purchase payment. The withdrawal charge may also apply if you begin the income phase during the withdrawal charge period, depending upon the annuity option you choose. The amount and duration of the withdrawal charge depends on whether you choose the Contract With Credit or the Contract Without Credit. The withdrawal charge varies with the number of contract anniversaries that have elapsed since each purchase payment was made. Specifically, we maintain an "age" for each purchase payment you have made by keeping track of how many contract anniversaries have passed since the purchase payment was made.

 The withdrawal charge is the percentage, shown below, of the amount withdrawn.

                                         Contract with Credit
                                          Withdrawal Charge
                    Contract with Credit (Version under Which
                     Withdrawal Charge      Bonus Credits
Number of Contract  (Version under Which  Generally are not
Anniversaries since  Bonus Credits Vest   Recapturable after  Contract Without
 the Date of each     Over Seven Year     Expiration of Free  Credit Withdrawal
 Purchase Payment         Period)            Look Period)          Charge
-------------------------------------------------------------------------------
         0                   7%                   8%                 7%
-------------------------------------------------------------------------------
         1                   7%                   8%                 6%
-------------------------------------------------------------------------------
         2                   7%                   8%                 5%
-------------------------------------------------------------------------------
         3                   6%                   8%                 4%
-------------------------------------------------------------------------------
         4                   5%                   7%                 3%
-------------------------------------------------------------------------------
         5                   4%                   6%                 2%
-------------------------------------------------------------------------------
         6                   3%                   5%                 1%
-------------------------------------------------------------------------------
         7                   2%                   0%                 0%
-------------------------------------------------------------------------------
         8                   1%                   0%                 0%
-------------------------------------------------------------------------------
         9                   0%                   0%                 0%
-------------------------------------------------------------------------------

 If a withdrawal is effective on the day before a contract anniversary, the withdrawal charge percentage as of the next following contract anniversary will apply.

 If you request a withdrawal, we will deduct an amount from the Contract Value that is sufficient to pay the withdrawal charge, and take back any credit that has not vested under the vesting schedule, if you have chosen the Contract With Credit under which bonus credits vest over several years and provide you with the amount requested.

 If you request a full withdrawal, we will provide you with the full amount of the Contract Value after making deductions for charges.

 Each contract year, you may withdraw a specified amount of your Contract Value without incurring a withdrawal charge. We make this "charge-free amount" available to you subject to approval of this feature in your state. We determine the charge-free amount available to you in a given contract year on the contract anniversary that begins that year. In calculating the charge-free amount, we divide purchase payments into two categories--payments that are subject to a withdrawal charge and those that are not. We determine the charge-free amount based only on purchase payments that are subject to a withdrawal charge. The charge-free amount in a given contract year is equal to 10% of the sum of all the purchase payments subject to the withdrawal charge that you have made as of the applicable contract anniversary. During the first contract year, the charge-free amount is equal to 10% of the initial purchase payment.

 When you make a withdrawal (including a withdrawal under the optional Lifetime Five Income Benefit), we will deduct the amount of the withdrawal first from the available charge-free amount. Any excess amount will then be deducted from purchase payments in excess of the charge-free amount and subject to applicable withdrawal charges. Once you have withdrawn all purchase payments, additional withdrawals will come from any earnings. We do not impose withdrawal charges on earnings.

 If you choose the Contract With Credit and make a withdrawal that is subject to a withdrawal charge, we may use part of that withdrawal charge to recoup our costs of providing the credit.

 Withdrawal charges will never be greater than permitted by applicable law.

 7: WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS PLUS CONTRACT? continued


 WAIVER OF WITHDRAWAL CHARGES FOR CRITICAL CARE
 Except as restricted by applicable state law, we will waive all withdrawal charges upon receipt of proof that the owner or a joint owner is terminally ill, or has been confined to an eligible nursing home or eligible hospital continuously for at least three months after the contract date. We will also waive the contract maintenance charge if you surrender your contract in accordance with the above noted conditions. This waiver is not available if the owner has assigned ownership of the contract to someone else. Please consult your contract for details about how we define the key terms used for this waiver (e.g., eligible nursing home). Note that our requirements for this waiver may vary depending on the state in which your contract was issued.

 REQUIRED MINIMUM DISTRIBUTIONS
 If a withdrawal is taken from a tax qualified contract under the minimum distribution option in order to satisfy an Internal Revenue Service mandatory distribution requirement only with respect to that contract's account balance, we will waive withdrawal charges. See Section 9, "What Are The Tax Considerations Associated With The Strategic Partners Plus Contract?"

 CONTRACT MAINTENANCE CHARGE
 Under the original version of the contract, we do not deduct a contract maintenance charge for administrative expenses while your Contract Value is $50,000 or more. If your Contract Value is less than $50,000 on a contract anniversary during the accumulation phase or when you make a full withdrawal, we will deduct $30 (or if your Contract Value is less than $1,500, then a lower amount equal to 2% of your Contract Value) for administrative expenses. Under the new version of the contract, we do not deduct a contract maintenance charge for administrative expenses while your Contract Value is $75,000 or more. If your Contract Value is less than $75,000 on a contract anniversary during the accumulation phase or when you make a full withdrawal, we will deduct $35 (or a lower amount equal to 2% of your Contract Value) for administrative expenses. (This fee may differ in certain states.) We may increase this charge up to a maximum of $60 per year. Also, we may raise the level of the Contract Value at which we waive this fee. We will deduct this charge proportionately from each of your contract's investment options.

 GUARANTEED MINIMUM INCOME BENEFIT CHARGE
 We will impose an additional charge if you choose the Guaranteed Minimum Income Benefit. This is an annual charge equal to 0.25% of the average GMIB protected value. We deduct the charge from your Contract Value on each of the following events:
..   each contract anniversary;
..   when you begin the income phase of the contract;
..   when you decide no longer to participate in the guaranteed minimum income benefit;
..   upon a full withdrawal; and
..   upon a partial withdrawal if the remaining Contract Value would not be enough to cover the then applicable Guaranteed Minimum Income Benefit charge.

 If we impose this fee other than on a contract anniversary, then we will pro-rate it based on the portion of the contract year that has elapsed since the full annual fee was most recently deducted.

 Because the charge is calculated based on the average GMIB protected value, it does not increase or decrease based on changes to the annuity's Contract Value due to market performance. If the GMIB protected value increases, the dollar amount of the annual charge will increase, while a decrease in the GMIB protected value will decrease the dollar amount of the charge.

 The charge is deducted annually in arrears each contract year on the contract anniversary. We deduct the amount of the charge pro-rata from the Contract Value allocated to the variable investment options, and for Contract Without Credit, the fixed interest rate options. In some states, we may deduct the charge for the Guaranteed Minimum Income Benefit in a different manner. If you surrender your contract, begin receiving annuity payments under the GMIB or any other annuity payout option we make available during a contract year, or the GMIB terminates, we will deduct the charge for the portion of the contract year since the prior contract anniversary (or the contract date if in the first contract year). Upon a full withdrawal or if the Contract Value remaining after a partial withdrawal is not enough to cover the applicable Guaranteed Minimum Income Benefit charge, we will deduct the charge from the amount we pay you.

 The fact that we impose the charge upon a full or partial withdrawal does not impair your right to make a withdrawal at the time of your choosing.

 We will not impose the Guaranteed Minimum Income Benefit charge after the income phase begins.

 EARNINGS APPRECIATOR BENEFIT CHARGE
 We will impose an additional charge if you choose the Earnings Appreciator Benefit. The charge for this benefit is based on an annual rate of 0.15% of your Contract Value if you have also selected a Guaranteed Minimum Death Benefit option (0.20% if you have not selected a Guaranteed Minimum Death Benefit option).

 We calculate the charge on each of the following events:
..   each contract anniversary;
..   when you begin the income phase of the contract;
..   upon death of the sole or last surviving owner prior to the income phase;
..   upon a withdrawal; and
..   upon a subsequent purchase payment.

 The fee is based on the Contract Value at time of calculation and is pro-rated based on the portion of the contract year since the date the Earnings Appreciator Benefit charge was last calculated.

 The charge is not deducted every time it is calculated. Instead, the charge is deducted, along with any previously calculated but not deducted charge, on each of the following events:
..   each contract anniversary;
..   when you begin the income phase of the contract;
..   upon death of the sole or last surviving owner prior to the income phase;
..   upon a full withdrawal; and
..   upon a partial withdrawal if the Contract Value remaining after the partial withdrawal is not enough to cover the then applicable charge.

 We withdraw this charge from each investment option in the same proportion that the amount allocated to the investment option bears to the total Contract Value. Upon a full withdrawal or if the Contract Value remaining after a partial withdrawal is not enough to cover the then-applicable Earnings Appreciator Benefit charge, we will deduct the charge from the amount we pay you. We will deem the payment of the Earnings Appreciator Benefit charge as made from earnings for purposes of calculating other charges.

 BENEFICIARY CONTINUATION OPTION CHARGES

 If your beneficiary takes the death benefit under the beneficiary continuation option, we deduct a Settlement Service Charge. The charge is assessed daily against the average assets allocated to the variable investment options, and is equal to an annual charge of 1.00%. In addition, the beneficiary will incur an annual maintenance fee equal to the lesser of $30 or 2% of Contract Value if the Contract Value is less than $25,000 at the time the fee is assessed. The fee will not apply if it is assessed 30 days prior to a surrender request. Finally, transfers in excess of 20 per year will incur a $10 transfer fee.


 TAXES ATTRIBUTABLE TO PREMIUM
 There may be federal, state and local premium based taxes applicable to your purchase payment. We are responsible for the payment of these taxes and may make a deduction from the value of the contract to pay some or all of these taxes. It is our current practice not to deduct a charge for state premium taxes until annuity payments begin. In the states that impose a premium tax on us, the current rates range up to 3.5%. It is also our current practice not to deduct a charge for the federal tax associated with deferred acquisition costs paid by us that are based on premium received. However, we reserve the right to charge the contract owner in the future for any such tax associated with deferred acquisition costs and any federal, state or local income, excise, business or any other type of tax measured by the amount of premium received by us.

 TRANSFER FEE
 You can make 12 free transfers every contract year. We measure a contract year from the date we issue your contract (contract date). If you make more than 12 transfers in a contract year (excluding Dollar Cost Averaging and Auto-Rebalancing), we will deduct a transfer fee of $25 for each additional transfer. We have the right to increase this fee up to a maximum of $30 per transfer, but we have no current plans to do so. We will deduct the transfer fee pro-rata from the investment options from which the transfer is made. There is a different transfer fee under the Beneficiary Continuation Option.

 COMPANY TAXES
 We pay company income taxes on the taxable corporate earnings created by this separate account product. While we may consider company income taxes when pricing our products, we do not currently include such income taxes in the tax charges you pay under the contract. We will periodically review the issue of charging for these taxes and may impose a charge in the future.

 In calculating our corporate income tax liability, we derive certain corporate income tax benefits associated with the investment of company assets, including separate account assets, which are treated as company assets under applicable income tax law. These benefits reduce our overall corporate income tax liability. Under current law, such benefits may include foreign tax credits and corporate dividend received deductions. We do not pass these tax benefits through to holders of the separate account annuity contracts because
 (i) the contract owners are not the owners of the assets generating these benefits under applicable income tax law and (ii) we do not currently include company income taxes in the tax charges you pay under the contract. We reserve the right to change these tax practices.

 7: WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS PLUS CONTRACT? continued


 UNDERLYING MUTUAL FUND FEES
 When you allocate a purchase payment or a transfer to the variable investment options, we in turn invest in shares of a corresponding underlying mutual fund. Those funds charge fees that are in addition to the contract-related fees described in this section. For 2006, the fees of these funds ranged on an annual basis from 0.37% to 1.19% annually. For certain funds, expenses are reduced pursuant to expense waivers and comparable arrangements. In general, these expense waivers and comparable arrangements are not guaranteed, and may be terminated at any time.

 8: HOW CAN I ACCESS MY MONEY?

 You can Access Your Money by:
..   MAKING A WITHDRAWAL (EITHER PARTIAL OR FULL); OR
..   CHOOSING TO RECEIVE ANNUITY PAYMENTS DURING THE INCOME PHASE.

 WITHDRAWALS DURING THE ACCUMULATION PHASE
 When you make a full withdrawal, you will receive the value of your contract minus any applicable charges and fees and, if you have purchased the Contract With Credit, after we have taken back any credits that have not yet vested. We will calculate the value of your contract and charges, if any, as of the date we receive your request in good order at the Prudential Annuity Service Center.

 Unless you tell us otherwise, any partial withdrawal and related withdrawal charges will be taken proportionately from all of the investment options you have selected. The minimum Contract Value that must remain in order to keep the contract in force after a withdrawal is $2,000. If you request a withdrawal amount that would reduce the Contract Value below this minimum, we will withdraw the maximum amount available that, with the withdrawal charge, would not reduce the Contract Value below such minimum.

 With respect to the variable investment options, we will generally pay the withdrawal amount, less any required tax withholding, within seven days after we receive a withdrawal request in good order. We will deduct applicable charges, if any, from the assets in your contract.

 Income Taxes, Tax Penalties, and Certain Restrictions also may apply to any withdrawal you make. For a more complete explanation, See Section 9.

 AUTOMATED WITHDRAWALS
 We offer an automated withdrawal feature. This feature enables you to receive periodic withdrawals in monthly, quarterly, semiannual, or annual intervals. We will process your withdrawals at the end of the business day at the intervals you specify. We will continue at these intervals until you tell us otherwise. You can make withdrawals from any designated investment option or proportionally from all investment options. The minimum automated withdrawal amount you can make is generally $100. An assignment of the contract terminates any automated withdrawal program that you had in effect.

 Income Taxes, Tax Penalties, Withdrawal Charges, and certain restrictions may apply to automated withdrawals. For a more complete explanation, See Section 9.

 The SEC may require us to suspend or postpone payments made in connection with withdrawals or transfers for any period when:
..   The New York Stock Exchange is closed (other than customary weekend and holiday closings);
..   Trading on the New York Stock Exchange is restricted;
..   An emergency exists, as determined by the SEC, during which sales and redemptions of shares of the underlying mutual funds are not feasible or we cannot reasonably value the accumulation units; or
..   The SEC, by order, permits suspension or postponement of payments for the protection of owners.

 We expect to pay the amount of any withdrawal or process any transfer made from the fixed interest rate options promptly upon request.

 9: WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS PLUS CONTRACT?

 The tax considerations associated with the Strategic Partners Plus contract vary depending on whether the contract is (i) owned by an individual and not associated with a tax-favored retirement plan (including contracts held by a non-natural person, such as a trust, acting as an agent for a natural person), or (ii) held under a tax-favored retirement plan. We discuss the tax considerations for these categories of contracts below. The discussion is general in nature and describes only federal income tax law (not state or other tax laws). It is based on current law and interpretations, which may change. The discussion includes a description of certain spousal rights under the contract and under tax-qualified plans. Our administration of such spousal rights and related tax reporting accords with our understanding of the Defense of Marriage Act (which defines a "marriage" as a legal union between a man and a woman and a "spouse" as a person of the opposite sex). The information provided is not intended as tax advice. You should consult with a qualified tax advisor for complete information and advice. References to purchase payments below relate to your cost basis in your contract. Generally, your cost basis in a contract not associated with a tax-favored retirement plan is the amount you pay into your contract, or into annuities exchanged for your contract, on an after-tax basis less any withdrawals of such payments.

 This contract may also be purchased as a non-qualified annuity (i.e., a contract not held under a tax-favored retirement plan) by a trust or custodial IRA, which can hold other permissible assets other than the annuity. The terms and administration of the trust or custodial account in accordance with the laws and regulations for IRAs, as applicable, are the responsibility of the applicable trustee or custodian.

 CONTRACTS OWNED BY INDIVIDUALS (NOT ASSOCIATED WITH TAX-FAVORED RETIREMENT
 PLANS)

 Taxes Payable by You
 We believe the contract is an annuity contract for tax purposes. Accordingly, as a general rule, you should not pay any tax until you receive money under the contract.

 Generally, annuity contracts issued by the same company (and affiliates) to you during the same calendar year must be treated as one annuity contract for purposes of determining the amount subject to tax under the rules described below.

 Charges for investment advisory fees that are taken from the contract are treated as a partial withdrawal from the contract and will be reported as such to the contract owner.

 It is possible that the Internal Revenue Service (IRS) would assert that some or all of the charges for the optional benefits under the contract such as the Guaranteed Minimum Death Benefit, should be treated for federal income tax purposes as a partial withdrawal from the contract. If this were the case, the charge for these benefits could be deemed a withdrawal and treated as taxable to the extent there are earnings in the contract. Additionally, for owners under age 59 1/2, the taxable income attributable to the charge for the benefit could be subject to a tax penalty.

 If the IRS determines that the charges for one or more benefits under the contract are taxable withdrawals, then the sole or surviving owner will be provided with a notice from us describing available alternatives regarding these benefits.

 Taxes on Withdrawals and Surrender
 If you make a withdrawal from your contract or surrender it before annuity payments begin, the amount you receive will be taxed as ordinary income, rather than as return of purchase payments, until all gain has been withdrawn. Once all gain has been withdrawn, payments will be treated as a nontaxable return of purchase payments until all purchase payments have been returned. After all purchase payments are returned, all subsequent amounts will be taxed as ordinary income. You will generally be taxed on any withdrawals from the contract while you are alive even if the withdrawal is paid to someone else. Withdrawals under Lifetime Five or as a systematic payment are taxed under these rules.

 If you assign or pledge all or part of your contract as collateral for a loan, the part assigned generally will be treated as a withdrawal. Also, if you elect the interest payment option that we may offer, that election will be treated, for tax purposes, as surrendering your contract.

 If you transfer your contract for less than full consideration, such as by gift, you will trigger tax on any gain in the contract. This rule does not apply if you transfer the contract to your spouse or under most circumstances you transfer the contract incident to divorce.

 Taxes on Annuity Payments
 A portion of each annuity payment you receive will be treated as a partial return of your purchase payments and will not be taxed. The remaining portion will be taxed as ordinary income. Generally, the nontaxable portion is determined by multiplying the annuity payment you receive by a fraction, the numerator of which is your purchase payments (less any amounts previously received tax-free) and the denominator of which is the total expected payments under the contract.

 After the full amount of your purchase payments have been recovered tax-free, the full amount of the annuity payments will be taxable. If annuity payments stop due to the death of the annuitant before the full amount of your purchase payments have been recovered, a tax deduction may be allowed for the unrecovered amount.

 9: WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS PLUS CONTRACT? continued


 Tax Penalty on Withdrawals and Annuity Payments
 Any taxable amount you receive under your contract may be subject to a 10% tax penalty. Amounts are not subject to this tax penalty if:
..   the amount is paid on or after you reach age 59 1/2 or die;
..   the amount received is attributable to your becoming disabled;
..   the amount paid or received is in the form of substantially equal payments not less frequently than annually (please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years. Modification of payments during that time period will generally result in retroactive application of the 10% tax penalty.); or
..   the amount received is paid under an immediate annuity contract (in which annuity payments begin within one year of purchase).

 Special Rules in Relation to Tax-free Exchanges under Section 1035
 Section 1035 of the Internal Revenue Code of 1986, as amended (Code) permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity. If the annuity is purchased through a tax-free exchange of a life insurance, annuity or endowment contract that was purchased prior to August 14, 1982, then any purchase payments made to the original contract prior to August 14, 1982 will be treated as made to the new contract prior to that date. (See "Federal Tax Status" in the Statement of Additional Information).

 Partial surrenders may be treated in the same way as tax-free 1035 exchanges of entire contracts, therefore avoiding current taxation of any gains in the contract as well as the 10% tax penalty on pre-age 59 1/2 withdrawals. The IRS has reserved the right to treat transactions it considers abusive as ineligible for this favorable partial 1035 exchange treatment. We do not know what transactions may be considered abusive. For example, we do not know how the IRS may view early withdrawals or annuitizations after a partial exchange. In addition, it is unclear how the IRS will treat a partial exchange from a life insurance, endowment, or annuity contract into an immediate annuity. As of the date of this prospectus, we will accept a partial 1035 exchange from a non-qualified annuity into an immediate annuity as a "tax-free" exchange for future tax reporting purposes, except to the extent that we, as a reporting and withholding agent, believe that we would be expected to deem the transaction to be abusive. However, some insurance companies may not recognize these partial surrenders as tax-free exchanges and may report them as taxable distributions to the extent of any gain distributed as well as subjecting the taxable portion of the distribution to the 10% tax penalty. We strongly urge you to discuss any transaction of this type with your tax advisor before proceeding with the transaction.

 Taxes Payable by Beneficiaries
 The death benefit options are subject to income tax to the extent the distribution exceeds the cost basis in the contract. The value of the death benefit, as determined under federal law, is also included in the owner's estate.

 Generally, the same tax rules described above would also apply to amounts received by your beneficiary.


 Choosing any option other than a lump sum death benefit may defer taxes. Certain required minimum distribution provisions under the tax law apply upon your death, as discussed further below.


 Tax consequences to the beneficiary vary among the death benefit payment options.

..   Choice 1: The beneficiary is taxed on earnings in the contract.
..   Choice 2: The beneficiary is taxed as amounts are withdrawn (in this case earnings are treated as being distributed first).
..   Choice 3: The beneficiary is taxed on each payment (part will be treated as earnings and part as return of premiums).

 Considerations for Co-Annuitants
 There may be adverse tax consequences if a Co-Annuitant succeeds an Annuitant when an annuity is owned by a trust that is neither tax exempt nor qualifies for preferred treatment under certain sections of the Code. In general, the Code is designed to prevent indefinite deferral of tax. Continuing the benefit of tax deferral by naming one or more Co-Annuitants when an annuity is owned by a non-qualified trust might be deemed an attempt to extend the tax deferral for an indefinite period. Therefore, adverse tax treatment may depend on the terms of the trust, who is named as Co-Annuitant, as well as the particular facts and circumstances. You should consult your tax advisor before naming a Co-Annuitant if you expect to use an Annuity in such a fashion.

 Reporting and Withholding on Distributions
 Taxable amounts distributed from your annuity contracts are subject to federal and state income tax reporting and withholding. In general, we will withhold federal income tax from the taxable portion of such distribution based on the type of distribution. In the case of an annuity or similar periodic payment, we will withhold as if you are a married individual with three exemptions unless you designate a different withholding status. In the case of all other distributions, we will withhold at a 10% rate. You may generally elect not to have tax withheld from your payments. An election out of withholding must be made on forms that we provide.

 State income tax withholding rules vary and we will withhold based on the rules of your State of residence. Special tax rules apply to withholding for nonresident aliens, and we generally withhold income tax for nonresident aliens at a 30% rate. A different withholding rate may be applicable to a nonresident alien based on the terms of an existing income tax treaty between the United States and the nonresident alien's country. Please refer to the CONTRACTS HELD BY TAX FAVORED PLANS section below for a discussion regarding withholding rules for tax favored plans (for example, an IRA).

 Regardless of the amount withheld by us, you are liable for payment of federal and state income tax on the taxable portion of annuity distributions. You should consult with your tax advisor regarding the payment of the correct amount of these income taxes and potential liability if you fail to pay such taxes.

 Entity Owners

 Where a contract is held by a non-natural person (e.g. a corporation), other than as an agent or nominee for a natural person (or in other limited circumstances), the contract will not be taxed as an annuity and increases in the value of the contract over its cost basis will be subject to tax annually.


 Where a contract is issued to a trust, and such trust is characterized as a grantor trust under the Internal Revenue Code, such contract shall not be considered to be held by a non-natural person and will be subject to the tax reporting and withholding requirements for contracts not held by tax favored plans.

 Annuity Qualification

 DIVERSIFICATION AND INVESTOR CONTROL. In order to qualify for the tax rules applicable to annuity contracts described above, the assets underlying the variable investment options of the annuity contract must be diversified, according to certain rules under the Internal Revenue Code. Each portfolio is required to diversify its investments each quarter so that no more than 55% of the value of its assets is represented by any one investment, no more than 70% is represented by any two investments, no more than 80% is represented by any three investments, and no more than 90% is represented by any four investments. Generally, securities of a single issuer are treated as one investment and obligations of each U.S. Government agency and instrumentality (such as the Government National Mortgage Association) are treated as issued by separate issuers. In addition, any security issued, guaranteed or insured (to the extent so guaranteed or insured) by the United States or an instrumentality of the U.S. will be treated as a security issued by the U.S. Government or its instrumentality, where applicable. We believe the portfolios underlying the variable investment options of the Contract meet these diversification requirements.

 An additional requirement for qualification for the tax treatment described above is that we, and not you as the contract owner, must have sufficient control over the underlying assets to be treated as the owner of the underlying assets for tax purposes. While we also believe these investor control rules will be met, the Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable annuity. It is unclear whether such guidelines, if in fact promulgated, would have retroactive effect. It is also unclear what effect, if any, such guidelines may have on transfers between the investment options offered pursuant to this prospectus. We reserve the right to take any action, including modifications to your contract or the investment options, required to comply with such guidelines if promulgated. Any such changes will apply uniformly to affected owners and will be made with such notice to affected owners as is feasible under the circumstances.


 Please refer to the Statement of Additional Information for further information on these diversification and investor control issues.



 Changes in the Contract
 We reserve the right to make any changes we deem necessary to assure that the contract qualifies as an annuity contract for tax purposes. Any such changes will apply to all contract owners and you will be given notice to the extent feasible under the circumstances.

 Additional Information
 You should refer to the Statement of Additional Information if:


..   Your contract was issued in exchange for a contract containing purchase payments made before August 14, 1982.
..   You transfer your contract to, or designate, a beneficiary who is either
    37 1/2 years younger than you or a grandchild.

 9: WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS PLUS CONTRACT? continued



 Required Distributions upon Your Death for Contracts Owned by Individuals (not associated with tax-favored plans)

 If you die on or after the annuity date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death.

 If you die before the annuity date, the entire interest in the contract must be distributed within 5 years after the date of death or as periodic payments over a period not extending beyond the life or life expectancy of such designated beneficiary and if such payments begin within 1 year of your death, the value of the contract may be distributed over the beneficiary's life or a period not exceeding the beneficiary's life expectancy. Your designated beneficiary is the person to whom benefit rights under the contract pass by reason of death, and must be a natural person in order to elect a periodic payment option based on life expectancy or a period exceeding five years.

 Additionally, if the contract is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner.


 CONTRACTS HELD BY TAX FAVORED PLANS
 The following discussion covers annuity contracts held under tax-favored retirement plans.

 Currently, the contract may be purchased for use in connection with individual retirement accounts and annuities (IRAs) which are subject to Sections 408(a) and 408(b) of the Code and Roth Individual Retirement Accounts (Roth IRAs) under Section 408A of the Code. This description assumes that you have satisfied the requirements for eligibility for these products.

 YOU SHOULD BE AWARE THAT TAX FAVORED PLANS SUCH AS IRAS GENERALLY PROVIDE TAX DEFERRAL REGARDLESS WHETHER THEY INVEST IN ANNUITY CONTRACTS. THIS MEANS THAT WHEN A TAX FAVORED PLAN INVESTS IN AN ANNUITY CONTRACT, IT GENERALLY DOES NOT RESULT IN ANY ADDITIONAL TAX DEFERRAL BENEFITS.

 Types of Tax Favored Plans
 IRAs. If you buy a contract for use as an IRA, we will provide you a copy of the prospectus and contract. The "IRA Disclosure Statement," attached to this prospectus, contains information about eligibility, contribution limits, tax particulars, and other IRA information. In addition to this information (some of which is summarized below), the IRS requires that you have a "free look" after making an initial contribution to the contract. During this time, you can cancel the contract by notifying us in writing, and we will refund all of the purchase payments under the contract (or, if provided by applicable state law, the amount your contract is worth, if greater) less any applicable federal and state income tax withholding.

 Contributions Limits/Rollovers. Because of the way the contract is designed, you may only purchase a contract for an IRA in connection with a "rollover" of amounts from a qualified retirement plan or transfer from another IRA, or if you are age 50 or older and by making a single contribution consisting of your IRA contributions and catch-up contributions attributable to a prior year and the current year during the period from January 1 to April 15 of the current year. You must make a minimum initial payment of $10,000 to purchase a contract. This minimum is greater than the maximum amount of any annual contribution allowed by law you may make to an IRA. For 2007, the limit is $4,000, increasing to $5,000 in 2008. After 2008, the contribution amount will be indexed for inflation. The tax law also provides for a catch-up provision for individuals who are age 50 and above, allowing those individuals an additional $1,000 contribution each year. The "rollover" rules under the Code are fairly technical; however, an individual (or his or her surviving spouse) may generally "roll over" certain distributions from tax favored retirement plans (either directly or within 60 days from the date of these distributions) if he or she meets the requirements for distribution. Once you buy the contract, you can make regular IRA contributions under the contract (to the extent permitted by law). However, if you make such regular IRA contributions, you should note that you will not be able to treat the contract as a "conduit IRA," which means that you will not retain possible favorable tax treatment if you subsequently "roll over" the contract funds originally derived from a qualified retirement plan into another Section 401(a) plan.

 Required Provisions. Contracts that are IRAs (or endorsements that are part of the contract) must contain certain provisions:
..   You, as owner of the contract, must be the "annuitant" under the contract
    (except in certain cases involving the division of property under a decree of divorce);
..   Your rights as owner are non-forfeitable;
..   You cannot sell, assign or pledge the contract, other than to Pruco Life;
..   The annual contribution you pay cannot be greater than the maximum amount allowed by law, including catch-up contributions if applicable (which does not include any rollover amounts);

..   The date on which required minimum distributions must begin cannot be later than April 1st of the calendar year after the calendar year you turn age
    70 1/2; and
..   Death and annuity payments must meet "required minimum distribution provisions under the law".

 Usually, the full amount of any distribution from an IRA (including a distribution from this contract) which is not a rollover is taxable. As taxable income, these distributions are subject to the general tax withholding rules described earlier. In addition to this normal tax liability, you may also be liable for the following, depending on your actions:
..   A 10% "early distribution penalty";
..   Liability for "prohibited transactions" if you, for example, borrow against the value of an IRA; or
..   Failure to take a minimum distribution.

 ROTH IRAs. Like standard IRAs, income within a Roth IRA accumulates tax-free, and contributions are subject to specific limits. Roth IRAs have, however, the following differences:
..   Contributions to a Roth IRA cannot be deducted from your gross income;
..   "Qualified distributions" from a Roth IRA are excludable from gross income.
    A "qualified distribution" is a distribution that satisfies two requirements: (1) the distribution must be made (a) after the owner of the IRA attains age 59 1/2; (b) after the owner's death; (c) due to the owner's disability; or (d) for a qualified first time homebuyer distribution within the meaning of Section 72(t)(2)(F) of the Code; and (2) the distribution must be made in the year that is at least five tax years after the first year for which a contribution was made to any Roth IRA established for the owner or five years after a rollover, transfer, or conversion was made from a traditional IRA to a Roth IRA. Distributions from a Roth IRA that are not qualified distributions will be treated as made first from contributions and then from earnings, and earnings will be taxed generally in the same manner as distributions from a traditional IRA; and
..   If eligible (including meeting income limitations and earnings requirements), you may make contributions to a Roth IRA after attaining age 70 1/2, and distributions are not required to begin upon attaining such age or at any time thereafter.

 The "IRA Disclosure Statement" attached to this prospectus contains some additional information on Roth IRAs.


 Because the contract's minimum initial payment of $10,000 is greater than the maximum annual contribution permitted to be made to a Roth IRA, you may only purchase the contract for a Roth IRA in connection with a "rollover" or "conversion" of amounts of another traditional IRA, conduit IRA, or Roth IRA, or if you are age 50 or older and by making a single contribution consisting of your Roth IRA contributions and catch-up contributions attributable to a prior year and the current year during the period from January 1 to April 15 of the current year. The Code permits persons who meet certain income limitations (generally, adjusted gross income under $100,000 who are not married filing a separate return), and who receive certain qualifying distributions from such non-Roth IRAs, to directly rollover or make, within 60 days, a "rollover" of all or any part of the amount of such distribution to a Roth IRA which they establish. Beginning January 2008, an individual receiving an eligible rollover distribution from a qualified plan can directly roll over contributions to a Roth IRA, subject to the same income limits. This conversion triggers current taxation (but is not subject to a 10% early distribution penalty). Once the contract has been purchased, regular Roth IRA contributions will be accepted to the extent permitted by law. In addition, as of January 1, 2006, an individual receiving an eligible rollover distribution from a designated Roth account under an employer plan may roll over the distribution to a Roth IRA. If you are considering rolling over funds from your Roth account under an employer plan, please contact your Financial Professional prior to purchase to confirm whether such rollovers are being accepted.


 Required Minimum Distributions and Payment Options
 If you hold the contract under an IRA (or other tax-favored plan), IRS required minimum distribution provisions must be satisfied. This means that generally payments must start by April 1 of the year after the year you reach age 70 1/2 and must be made for each year thereafter. Roth IRAs are not subject to these rules during the owner's lifetime. The amount of the payment must at least equal the minimum required under the IRS rules. Several choices are available for calculating the minimum amount. More information on the mechanics of this calculation is available on request. Please contact us a reasonable time before the IRS deadline so that a timely distribution is made. Please note that there is a 50% tax penalty on the amount of any minimum distribution not made in a timely manner.

 Effective in 2006, in accordance with recent changes in laws and regulations, required minimum distributions will be calculated based on the sum of the Contract Value and the actuarial value of any additional death benefits and benefits from optional riders that you have purchased under the contract. As a result, the required minimum distributions may be larger than if the calculation were based on the Contract Value only, which may in turn result in an earlier (but not before the required beginning date) distribution of amounts under the contract and an increased amount of taxable income distributed to the contract owner, and a reduction of death benefits and the benefits of any optional riders.


 You can use the minimum distribution option to satisfy the IRS required minimum distribution provisions for this contract without either beginning annuity payments or surrendering the contract. We will distribute to you this minimum distribution amount, less any other partial withdrawals that you made during the year.

 9: WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS PLUS CONTRACT? continued


 Although the IRS rules determine the required amount to be distributed from your IRA each year, certain payment alternatives are still available to you. If you own more than one IRA, you can choose to satisfy your minimum distribution requirement for each of your IRAs by withdrawing that amount from any of your IRAs. Similar rules apply if you inherit more than one Roth IRA from the same owner.

 Required Distributions upon Your Death for Qualified Contracts Held by Tax Favored Plans
 Upon your death under and IRA, 403(b) or other qualified investment", the designated beneficiary may generally elect to continue the contract and receive required minimum distributions under the contract instead of receiving the death benefit in a single payment. The available payment options will depend on whether you die before the date required minimum distributions under the Code were required to begin, whether you have named a designated beneficiary and whether that beneficiary is your surviving spouse.


..   If you die after a designated beneficiary has been named, the death benefit must be distributed by December 31/st/ of the year including the five year anniversary of the date of death, or as periodic payments not extending beyond the life or life expectancy of the designated beneficiary (as long as payments begin by December 31/st/ of the year following the year of death). However, if your surviving spouse is the beneficiary, the death benefit can be paid out over the life or life expectancy of your spouse with such payments beginning no later than December 31/st/ of the year following the year of death of December 31/st/ of the year in which you would have reached age 70 1/2, which ever is later. Additionally, if the contract is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner.
..   If you die before a designated beneficiary is named and before the date required minimum distributions must begin under the Code, the death benefit must be paid out by December 31st of the year including the five year anniversary of the date of death. For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31/st/ of the year following the year of death such contract is deemed to have no designated beneficiary.

..   If you die before a designated beneficiary is named and after the date required minimum distributions must begin under the Code, the death benefit must be paid out at least as rapidly as under the method then in effect. For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31/st/ of the year following the year of death, such contract is deemed to have no designated beneficiary.

 A beneficiary has the flexibility to take out more each year than mandated under the required minimum distribution rules.

 Until withdrawn, amounts in an IRA, 403(b) or other "qualified investment" continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the minimum distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation.

 For a Roth IRA, if death occurs before the entire interest is distributed, the death benefit must be distributed under the same rules applied to IRAs where death occurs before the date required minimum distributions must begin under the Code.

 Penalty for Early Withdrawals
 You may owe a 10% tax penalty on the taxable part of distributions received from an IRA or Roth IRA before you attain age 59 1/2.

 Amounts are not subject to this tax penalty if:
..   the amount is paid on or after you reach age 59 1/2 or die;
..   the amount received is attributable to your becoming disabled; or
..   the amount paid or received is in the form of substantially equal payments not less frequently than annually (please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years. Modification of payments during that time period will generally result in retroactive application of the 10% tax penalty.)

 Other exceptions to this tax may apply. You should consult your tax advisor for further details.

 Withholding
 Unless you elect otherwise, we will withhold federal income tax from the taxable portion of such distribution at an appropriate percentage. The rate of withholding on annuity payments where no mandatory withholding is required is determined on the basis of the withholding certificate that you file with us. If you do not file a certificate, we will automatically withhold federal taxes on the following basis:
..   For any annuity payments not subject to mandatory withholding, you will have taxes withheld by us as if you are a married individual, with three exemptions; and
..   For all other distributions, we will withhold at a 10% rate.

 We will provide you with forms and instructions concerning the right to elect that no amount be withheld from payments in the ordinary course. However, you should know that, in any event, you are liable for payment of federal income taxes on the taxable portion of the distributions, and you should consult with your tax advisor to find out more information on your potential liability if you fail to pay such taxes.


 ERISA Disclosure/Requirements

 ERISA (the "Employee Retirement Income Security Act of 1974") and the Code prevent a fiduciary and other "parties in interest" with respect to a plan (and, for these purposes, an IRA would also constitute a "plan") from receiving any benefit from any party dealing with the plan, as a result of the sale of the contract. Administrative exemptions under ERISA generally permit the sale of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the contract. This information has to do primarily with the fees, charges, discounts and other costs related to the contract, as well as any commissions paid to any agent selling the contract.

 Information about any applicable fees, charges, discounts, penalties or adjustments may be found under Section 7, "What Are The Expenses Associated With The Strategic Partners Plus Contract?"

 Information about sales representatives and commissions may be found under "Other Information" and "Sale And Distribution Of The Contract" in Section 10.


 Other relevant information required by the exemptions is contained in the contract and accompanying documentation.


 Please consult with your tax advisor if you have any additional questions about ERISA and these disclosure requirements.

 Additional Information
 For additional information about federal tax law requirements applicable to tax favored plans, see the "IRA Disclosure Statement," attached to this prospectus.

 10: OTHER INFORMATION

 PRUCO LIFE INSURANCE COMPANY
 Pruco Life Insurance Company (Pruco Life) is a stock life insurance company which was organized on December 23, 1971 under the laws of the State of Arizona. It is licensed to sell life insurance and annuities in the District of Columbia, Guam and in all states except New York.

 Pruco Life is a wholly-owned subsidiary of The Prudential Insurance Company of America (Prudential), a New Jersey stock life insurance company that has been doing business since October 13, 1875. Prudential is an indirect wholly-owned subsidiary of Prudential Financial, Inc. (Prudential Financial), a New Jersey insurance holding company. As Pruco Life's ultimate parent, Prudential Financial exercises significant influence over the operations and capital structure of Pruco Life and Prudential. However, neither Prudential Financial, Prudential, nor any other related company has any legal responsibility to pay amounts that Pruco Life may owe under the contract.

 THE SEPARATE ACCOUNT
 We have established a separate account, the Pruco Life Flexible Premium Variable Annuity Account (separate account), to hold the assets that are associated with the variable annuity contracts. The separate account was established under Arizona law on June 16, 1995, and is registered with the SEC under the Investment Company Act of 1940 as a unit investment trust, which is a type of investment company. The assets of the separate account are held in the name of Pruco Life and legally belong to us. These assets are kept separate from all of our other assets and may not be charged with liabilities arising out of any other business we may conduct. More detailed information about Pruco Life, including its audited consolidated financial statements, is provided in the Statement of Additional Information.

 SALE AND DISTRIBUTION OF THE CONTRACT
 Prudential Investment Management Services LLC (PIMS), a wholly-owned subsidiary of Prudential Financial, Inc., is the distributor and principal underwriter of the securities offered through this prospectus. PIMS acts as the distributor of a number of annuity contracts and life insurance products we offer.

 PIMS's principal business address is 100 Mulberry Street, Newark, New Jersey 07102-4077. PIMS is registered as a broker/dealer under the Securities Exchange Act of 1934 (Exchange Act) and is a member of the National Association of Securities Dealers, Inc. (NASD).

 The contract is offered on a continuous basis. PIMS enters into distribution agreements with broker/dealers who are registered under the Exchange Act and with entities that may offer the contract but are exempt from registration (firms). Applications for the

 10: OTHER INFORMATION continued

 contract are solicited by registered representatives of those firms. Such representatives will also be our appointed insurance agents under state insurance law. In addition, PIMS may offer the contract directly to potential purchasers.

 Commissions are paid to firms on sales of the contract according to one or more schedules. The individual representative will receive a portion of the compensation, depending on the practice of his or her firm. Commissions are generally based on a percentage of purchase payments made, up to a maximum of 8%. Alternative compensation schedules are available that provide a lower initial commission plus ongoing annual compensation based on all or a portion of Contract Value. We may also provide compensation to the distributing firm for providing ongoing service to you in relation to the contract. Commissions and other compensation paid in relation to the contract do not result in any additional charge to you or to the separate account.

 In addition, in an effort to promote the sale of our products (which may include the placement of Pruco Life and/or the contract on a preferred or recommended company or product list and/or access to the firm's registered representatives), we or PIMS may enter into compensation arrangements with certain broker/dealer firms with respect to certain or all registered representatives of such firms under which such firms may receive separate compensation or reimbursement for, among other things, training of sales personnel and/or marketing and/or administrative services and/or other services they provide to us or our affiliates. These services may include, but are not limited to: educating customers of the firm on the contract's features; conducting due diligence and analysis; providing office access, operations and systems support; holding seminars intended to educate registered representatives and make them more knowledgeable about the contract; providing a dedicated marketing coordinator; providing priority sales desk support; and providing expedited marketing compliance approval to PIMS. Further information about the firms that are part of these compensation arrangements appears in the Statement of Additional Information, which is available without charge upon request.

 To the extent permitted by NASD rules and other applicable laws and regulations, PIMS may pay or allow other promotional incentives or payments in the form of cash or non-cash compensation. These arrangements may not be offered to all firms and the terms of such arrangements may differ between firms.

 You should note that firms and individual registered representatives and branch managers within some firms participating in one of these compensation arrangements might receive greater compensation for selling the contract than for selling a different contract that is not eligible for these compensation arrangements. While compensation is generally taken into account as an expense in considering the charges applicable to a contract product, any such compensation will be paid by us or PIMS and will not result in any additional charge to you. Your registered representative can provide you with more information about the compensation arrangements that apply upon the sale of the contract.

 On July 1, 2003, Prudential Financial combined its retail securities brokerage and clearing operations with those of Wachovia Corporation ("Wachovia") and formed Wachovia Securities Financial Holdings, LLC ("Wachovia Securities"), a joint venture headquartered in Richmond, Virginia. PFI has a 38% ownership interest in the joint venture, while Wachovia owns the remaining 62%. Wachovia and Wachovia Securities are key distribution partners for certain products of Prudential Financial affiliates, including mutual funds and individual annuities that are distributed through their financial advisors, bank channel and independent channel. In addition, Prudential Financial is a service provider to the managed account platform and certain wrap-fee programs offered by Wachovia Securities. The Strategic Partners Plus and Strategic Partners Plus 3 variable annuities are sold through Wachovia Securities.

 LITIGATION

 Pruco Life is subject to legal and regulatory actions in the ordinary course of its businesses, which may include class action lawsuits. Pending legal and regulatory actions include proceedings relating to aspects of the businesses and operations that are specific to Pruco Life and that are typical of the businesses in which Pruco Life operates. Class action lawsuits and individual lawsuits may involve a variety of issues and/or allegations, which include sales practices, underwriting practices, claims payment and procedures, premium charges, policy servicing and breach of fiduciary duties to customers. Pruco Life may also be subject to litigation arising out of its general business activities, such as its investments and third party contracts. In certain of these matters, the plaintiffs may seek large and/or indeterminate amounts, including punitive or exemplary damages.


 Stewart v. Prudential, et al. is a lawsuit brought in the Circuit Court of the First Judicial District of Hinds County, Mississippi by the beneficiaries of an alleged life insurance policy against Pruco Life and Prudential. The complaint alleges that the Prudential defendants acted in bad faith when they failed to pay a death benefit on an alleged contract of insurance that was never delivered. In February 2006, the jury awarded the plaintiffs $1.4 million in compensatory damages and $35 million in punitive damages. Motions for a new trial, judgment notwithstanding the verdict and remittitur, were denied in June 2006. Pruco Life's appeal with the Mississippi Supreme Court is pending.

 Pruco Life's litigation and regulatory matters are subject to many uncertainties, and given the complexity and scope, the outcomes cannot be predicted. It is possible that the results of operations or the cash flow of Pruco Life in a particular quarterly or annual period could be materially affected by an ultimate unfavorable resolution of litigation and regulatory matters, depending, in part upon the results of operations or cash flow for such period. Management believes, however, that the ultimate outcome of all pending litigation and regulatory matters, after consideration of applicable reserves and rights to indemnification, should not have a material adverse effect on Pruco Life's financial position.

 ASSIGNMENT
 In general, you can assign the contract at any time during your lifetime. If you do so, we will reset the death benefit to equal the Contract Value on the date the assignment occurs. For details, see Section 4, "What Is The Death Benefit?" We will not be bound by the assignment until we receive written notice. We will not be liable for any payment or other action we take in accordance with the contract if that action occurs before we receive notice of the assignment. An assignment, like any other change in ownership, may trigger a taxable event. If you assign the contract, that assignment will result in the termination of any automated withdrawal program that had been in effect. If the new owner wants to re-institute an automated withdrawal program, then he/she needs to submit the forms that we require, in good order.

 If the contract is issued under a qualified plan, there may be limitations on your ability to assign the contract. For further information please speak to your representative.

 FINANCIAL STATEMENTS
 The financial statements of the separate account and Pruco Life, the co-issuer of the Strategic Partners Plus contract, are included in the Statement of Additional Information.

 STATEMENT OF ADDITIONAL INFORMATION

 Contents:
..   Company
..   Experts
..   Principal Underwriter
..   Payments Made to Promote Sale of Our Products
..   Allocation of Initial Purchase Payment
..   Determination of Accumulation Unit Values
..   Federal Tax Status
..   State Specific Variations
..   Financial Statements
..   Separate Account Financial Information
..   Company Financial Information

 HOUSEHOLDING
 To reduce costs, we now send only a single copy of prospectuses and shareholder reports to each consenting household, in lieu of sending a copy to each contract owner that resides in the household. If you are a member of such a household, you should be aware that you can revoke your consent to householding at any time, and begin to receive your own copy of prospectuses and shareholder reports, by calling (877) 778-5008.

                     APPENDIX A - ACCUMULATION UNIT VALUES

 As we have indicated throughout this prospectus, the Strategic Partners Plus Variable Annuity is a contract that allows you to select or decline any of several features that carries with it a specific asset-based charge. We maintain a unique unit value corresponding to each combination of such contract features. Here, we depict the historical unit values corresponding to the contract features bearing the highest and lowest combination of asset-based charges. The remaining unit values appear in the Statement of Additional Information, which you may obtain free of charge by calling
 (888) PRU-2888 or by writing to us at the Prudential Annuity Service Center, P.O. Box 7960, Philadelphia, PA 19176. As discussed in the prospectus, if you select certain optional benefits (e.g., Lifetime Five), we limit the investment options to which you may allocate your Contract Value. In certain of these accumulation unit value tables, we set forth accumulation unit values that assume election of one or more of such optional benefits and allocation of Contract Value to portfolios that currently are not permitted as part of such optional benefits. Such unit values are set forth for general reference purposes only, and are not intended to indicate that such portfolios may be acquired along with those optional benefits.


           STRATEGIC PARTNERS PLUS ANNUITY (Base Death Benefit 1.40)


-------------------------------------------------------------------------------------
                                                                      Number of
                                  Accumulation     Accumulation      Accumulation
                                  Unit Value at    Unit Value at Units Outstanding at
                               Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------
Jennison Portfolio
    5/7/2001* to 12/31/2001         $0.99430         $0.86988           33,208
    1/1/2002 to 12/31/2002          $0.86988         $0.59236           41,596
    1/1/2003 to 12/31/2003          $0.59236         $0.76091           41,580
    1/1/2004 to 12/31/2004          $0.76091         $0.82279            3,931
    1/1/2005 to 12/31/2005          $0.82279         $0.92957            3,916
    1/1/2006 to 12/31/2006          $0.92957         $0.93320                0
    2/4/2002* to 12/31/2002         $0.97701         $0.70649                0
    1/1/2003 to 12/31/2003          $0.70649         $0.90749                0
    1/1/2004 to 12/31/2004          $0.90749         $0.98122                0
    1/1/2005 to 12/31/2005          $0.98122         $1.10855                0
    1/1/2006 to 12/31/2006          $1.10855         $1.11284                0
-------------------------------------------------------------------------------------
Prudential Equity Portfolio
    5/1/2002* to 12/31/2002         $1.00967         $0.80531                0
    1/1/2003 to 12/31/2003          $0.80531         $1.04571                0
    1/1/2004 to 12/31/2004          $1.04571         $1.13373                0
    1/1/2005 to 12/31/2005          $1.13373         $1.24642                0
    1/1/2006 to 12/31/2006          $1.24642         $1.38377                0
    2/4/2002* to 12/31/2002         $0.97750         $0.78176                0
    1/1/2003 to 12/31/2003          $0.78176         $1.01497                0
    1/1/2004 to 12/31/2004          $1.01497         $1.10038                0
    1/1/2005 to 12/31/2005          $1.10038         $1.20970                0
    1/1/2006 to 12/31/2006          $1.20970         $1.34302                0
-------------------------------------------------------------------------------------
Prudential Global Portfolio
    5/7/2001* to 12/31/2001         $0.99996         $0.83992                0
    1/1/2002 to 12/31/2002          $0.83992         $0.62009                0
    1/1/2003 to 12/31/2003          $0.62009         $0.81994                0
    1/1/2004 to 12/31/2004          $0.81994         $0.88620                0
    1/1/2005 to 12/31/2005          $0.88620         $1.01441                0
    1/1/2006 to 12/31/2006          $1.01441         $1.19706                0
    2/4/2002* to 12/31/2002         $0.98632         $0.76666                0
    1/1/2003 to 12/31/2003          $0.76666         $1.01366                0
    1/1/2004 to 12/31/2004          $1.01366         $1.09542                0
    1/1/2005 to 12/31/2005          $1.09542         $1.25393                0
    1/1/2006 to 12/31/2006          $1.25393         $1.47969                0

------------------------------------------------------------------------------------------------------
                                                                                       Number of
                                                   Accumulation     Accumulation      Accumulation
                                                   Unit Value at    Unit Value at Units Outstanding at
                                                Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------------------------
Prudential Money Market Portfolio
    5/7/2001* to 12/31/2001                          $1.00009         $1.01253                0
    1/1/2002 to 12/31/2002                           $1.01253         $1.01372                0
    1/1/2003 to 12/31/2003                           $1.01372         $1.00812                0
    1/1/2004 to 12/31/2004                           $1.00812         $1.00423                0
    1/1/2005 to 12/31/2005                           $1.00423         $1.01903                0
    1/1/2006 to 12/31/2006                           $1.01903         $1.05254                0
    2/4/2002* to 12/31/2002                          $1.00003         $1.00082          188,201
    1/1/2003 to 12/31/2003                           $1.00082         $0.99527          244,578
    1/1/2004 to 12/31/2004                           $0.99527         $0.99141          218,407
    1/1/2005 to 12/31/2005                           $0.99141         $1.00599          172,616
    1/1/2006 to 12/31/2006                           $1.00599         $1.03920          158,023
------------------------------------------------------------------------------------------------------
Prudential Stock Index Portfolio
    5/7/2001* to 12/31/2001                          $0.99726         $0.90493                0
    1/1/2002 to 12/31/2002                           $0.90493         $0.69437                0
    1/1/2003 to 12/31/2003                           $0.69437         $0.87784                0
    1/1/2004 to 12/31/2004                           $0.87784         $0.95615                0
    1/1/2005 to 12/31/2005                           $0.95615         $0.98584                0
    1/1/2006 to 12/31/2006                           $0.98584         $1.12337                0
    2/4/2002* to 12/31/2002                          $0.97534         $0.78517                0
    1/1/2003 to 12/31/2003                           $0.78517         $0.99254                0
    1/1/2004 to 12/31/2004                           $0.99254         $1.08106                0
    1/1/2005 to 12/31/2005                           $1.08106         $1.11454                0
    1/1/2006 to 12/31/2006                           $1.11454         $1.27016                0
------------------------------------------------------------------------------------------------------
Prudential Value Portfolio
    5/1/2002* to 12/31/2002                          $1.00860         $0.79744                0
    1/1/2003 to 12/31/2003                           $0.79744         $1.00719                0
    1/1/2004 to 12/31/2004                           $1.00719         $1.15535                0
    1/1/2005 to 12/31/2005                           $1.15535         $1.32936                0
    1/1/2006 to 12/31/2006                           $1.32936         $1.57254                0
    2/4/2002* to 12/31/2002                          $0.97746         $0.79350                0
    1/1/2003 to 12/31/2003                           $0.79350         $1.00220           64,859
    1/1/2004 to 12/31/2004                           $1.00220         $1.14963           56,890
    1/1/2005 to 12/31/2005                           $1.14963         $1.32269                0
    1/1/2006 to 12/31/2006                           $1.32269         $1.56464                0
------------------------------------------------------------------------------------------------------
SP Aggressive Growth Asset Allocation Portfolio
    5/7/2001* to 12/31/2001                          $0.99881         $0.87109                0
    1/1/2002 to 12/31/2002                           $0.87109         $0.66866                0
    1/1/2003 to 12/31/2003                           $0.66866         $0.87565                0
    1/1/2004 to 12/31/2004                           $0.87565         $0.99098                0
    1/1/2005 to 12/31/2005                           $0.99098         $1.07976                0
    1/1/2006 to 12/31/2006                           $1.07976         $1.21685                0
    2/4/2002* to 12/31/2002                          $0.98198         $0.80240                0
    1/1/2003 to 12/31/2003                           $0.80240         $1.05061                0
    1/1/2004 to 12/31/2004                           $1.05061         $1.18898                0
    1/1/2005 to 12/31/2005                           $1.18898         $1.29548                0
    1/1/2006 to 12/31/2006                           $1.29548         $1.46007                0

--------------------------------------------------------------------------------------------------
                                                                                   Number of
                                               Accumulation     Accumulation      Accumulation
                                               Unit Value at    Unit Value at Units Outstanding at
                                            Beginning of Period End of Period    End of Period
--------------------------------------------------------------------------------------------------
SP AIM Aggressive Growth Portfolio
    5/7/2001* to 12/31/2001                      $0.99724         $0.87500                0
    1/1/2002 to 12/31/2002                       $0.87500         $0.68204                0
    1/1/2003 to 12/31/2003                       $0.68204         $0.85087                0
    1/1/2004 to 12/31/2004                       $0.85087         $0.93878                0
    1/1/2005 to 4/29/2005                        $0.93878         $0.86680                0
    2/4/2002* to 12/31/2002                      $0.97611         $0.80273                0
    1/1/2003 to 12/31/2003                       $0.80273         $1.00158                0
    1/1/2004 to 12/31/2004                       $1.00158         $1.10499                0
    1/1/2005 to 4/29/2005                        $1.10499         $1.02030                0
--------------------------------------------------------------------------------------------------
SP AIM Core Equity Portfolio
    5/7/2001* to 12/31/2001                      $0.99084         $0.84109                0
    1/1/2002 to 12/31/2002                       $0.84109         $0.70328                0
    1/1/2003 to 12/31/2003                       $0.70328         $0.85787                0
    1/1/2004 to 12/31/2004                       $0.85787         $0.92049                0
    1/1/2005 to 12/31/2005                       $0.92049         $0.94985                0
    1/1/2006 to 12/31/2006                       $0.94985         $1.08712                0
    2/4/2002* to 12/31/2002                      $0.98416         $0.85696                0
    1/1/2003 to 12/31/2003                       $0.85696         $1.04529                0
    1/1/2004 to 12/31/2004                       $1.04529         $1.12146                0
    1/1/2005 to 12/31/2005                       $1.12146         $1.15727                0
    1/1/2006 to 12/31/2006                       $1.15727         $1.32465                0
--------------------------------------------------------------------------------------------------
SP T. Rowe Price Large-Cap Growth Portfolio
    5/7/2001* to 12/31/2001                      $0.99509         $0.88230           27,876
    1/1/2002 to 12/31/2002                       $0.88230         $0.59865           31,466
    1/1/2003 to 12/31/2003                       $0.59865         $0.73114           31,147
    1/1/2004 to 12/31/2004                       $0.73114         $0.76497            3,041
    1/1/2005 to 12/31/2005                       $0.76497         $0.87890            2,886
    1/1/2006 to 12/31/2006                       $0.87890         $0.91802            2,883
    2/4/2002* to 12/31/2002                      $0.96941         $0.72083                0
    1/1/2003 to 12/31/2003                       $0.72083         $0.88040                0
    1/1/2004 to 12/31/2004                       $0.88040         $0.92132                0
    1/1/2005 to 12/31/2005                       $0.92132         $1.05848                0
    1/1/2006 to 12/31/2006                       $1.05848         $1.10555                0
--------------------------------------------------------------------------------------------------
SP Balanced Asset Allocation Portfolio
    5/7/2001* to 12/31/2001                      $0.99892         $0.94964                0
    1/1/2002 to 12/31/2002                       $0.94964         $0.82711            5,464
    1/1/2003 to 12/31/2003                       $0.82711         $1.00219                0
    1/1/2004 to 12/31/2004                       $1.00219         $1.09792            8,463
    1/1/2005 to 12/31/2005                       $1.09792         $1.16514            8,435
    1/1/2006 to 12/31/2006                       $1.16514         $1.27180            8,411
    2/4/2002* to 12/31/2002                      $0.98743         $0.89088                0
    1/1/2003 to 12/31/2003                       $0.89088         $1.07966                0
    1/1/2004 to 12/31/2004                       $1.07966         $1.18290                0
    1/1/2005 to 12/31/2005                       $1.18290         $1.25533                0
    1/1/2006 to 12/31/2006                       $1.25533         $1.37033                0

-------------------------------------------------------------------------------------------------
                                                                                  Number of
                                              Accumulation     Accumulation      Accumulation
                                              Unit Value at    Unit Value at Units Outstanding at
                                           Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------------
SP Conservative Asset Allocation Portfolio
    5/7/2001* to 12/31/2001                     $0.99796         $0.98458                0
    1/1/2002 to 12/31/2002                      $0.98458         $0.91397                0
    1/1/2003 to 12/31/2003                      $0.91397         $1.04994                0
    1/1/2004 to 12/31/2004                      $1.04994         $1.12757                0
    1/1/2005 to 12/31/2005                      $1.12757         $1.17779                0
    1/1/2006 to 12/31/2006                      $1.17779         $1.26221                0
    2/4/2002* to 12/31/2002                     $0.99058         $0.93899           74,336
    1/1/2003 to 12/31/2003                      $0.93899         $1.07868           31,721
    1/1/2004 to 12/31/2004                      $1.07868         $1.15831           26,233
    1/1/2005 to 12/31/2005                      $1.15831         $1.20985                0
    1/1/2006 to 12/31/2006                      $1.20985         $1.29656                0
-------------------------------------------------------------------------------------------------
SP Davis Value Portfolio
    5/7/2001* to 12/31/2001                     $0.99791         $0.92029           39,934
    1/1/2002 to 12/31/2002                      $0.92029         $0.76511           46,013
    1/1/2003 to 12/31/2003                      $0.76511         $0.97653           93,809
    1/1/2004 to 12/31/2004                      $0.97653         $1.08373           95,409
    1/1/2005 to 12/31/2005                      $1.08373         $1.17051           78,850
    1/1/2006 to 12/31/2006                      $1.17051         $1.32774           45,652
    2/4/2002* to 12/31/2002                     $0.97224         $0.86688                0
    1/1/2003 to 12/31/2003                      $0.86688         $1.10632                0
    1/1/2004 to 12/31/2004                      $1.10632         $1.22772                0
    1/1/2005 to 12/31/2005                      $1.22772         $1.32606                0
    1/1/2006 to 12/31/2006                      $1.32606         $1.50437                0
-------------------------------------------------------------------------------------------------
SP Small-Cap Value Portfolio
    5/7/2001* to 12/31/2001                     $1.00085         $1.00289           25,060
    1/1/2002 to 12/31/2002                      $1.00289         $0.84681           29,602
    1/1/2003 to 12/31/2003                      $0.84681         $1.11158           29,583
    1/1/2004 to 12/31/2004                      $1.11158         $1.32305           39,945
    1/1/2005 to 12/31/2005                      $1.32305         $1.36506           39,926
    1/1/2006 to 12/31/2006                      $1.36506         $1.54281           34,863
    2/4/2002* to 12/31/2002                     $0.98396         $0.84988                0
    1/1/2003 to 12/31/2003                      $0.84988         $1.11558           30,298
    1/1/2004 to 12/31/2004                      $1.11558         $1.32788           26,005
    1/1/2005 to 12/31/2005                      $1.32788         $1.36999                0
    1/1/2006 to 12/31/2006                      $1.36999         $1.54843                0
-------------------------------------------------------------------------------------------------
SP Growth Asset Allocation Portfolio
    5/7/2001* to 12/31/2001                     $0.99886         $0.90967            8,484
    1/1/2002 to 12/31/2003                      $0.90967         $0.74223           17,415
    1/1/2003 to 12/31/2003                      $0.74223         $0.93901           17,380
    1/1/2004 to 12/31/2004                      $0.93901         $1.04685           17,351
    1/1/2005 to 12/31/2005                      $1.04685         $1.12778           17,323
    1/1/2006 to 12/31/2006                      $1.12778         $1.25570           17,296
    2/4/2002* to 12/31/2002                     $0.98366         $0.84346                0
    1/1/2003 to 12/31/2003                      $0.84346         $1.06700                0
    1/1/2004 to 12/31/2004                      $1.06700         $1.18965                0
    1/1/2005 to 12/31/2005                      $1.18965         $1.28163                0
    1/1/2006 to 12/31/2006                      $1.28163         $1.42692                0

--------------------------------------------------------------------------------------------------------
                                                                                         Number of
                                                     Accumulation     Accumulation      Accumulation
                                                     Unit Value at    Unit Value at Units Outstanding at
                                                  Beginning of Period End of Period    End of Period
--------------------------------------------------------------------------------------------------------
SP Large Cap Value Portfolio
    5/7/2001* to 12/31/2001                            $0.99702         $0.92388                0
    1/1/2002 to 12/31/2002                             $0.92388         $0.76199                0
    1/1/2003 to 12/31/2003                             $0.76199         $0.95257                0
    1/1/2004 to 12/31/2004                             $0.95257         $1.10611                0
    1/1/2005 to 12/31/2005                             $1.10611         $1.16342                0
    1/1/2006 to 12/31/2006                             $1.16342         $1.35930                0
    2/4/2002* to 12/31/2002                            $0.97731         $0.83825                0
    1/1/2003 to 12/31/2003                             $0.83825         $1.04790                0
    1/1/2004 to 12/31/2004                             $1.04790         $1.21689                0
    1/1/2005 to 12/31/2005                             $1.21689         $1.27983                0
    1/1/2006 to 12/31/2006                             $1.27983         $1.49531                0
--------------------------------------------------------------------------------------------------------
SP International Value Portfolio
 (formerly, SP LSV International Value Portfolio)
    5/7/2001* to 12/31/2001                            $1.00228         $0.84741                0
    1/1/2002 to 12/31/2002                             $0.84741         $0.69226                0
    1/1/2003 to 12/31/2003                             $0.69226         $0.86952                0
    1/1/2004 to 12/31/2004                             $0.86952         $0.99305                0
    1/1/2005 to 12/31/2005                             $0.99305         $1.11424                0
    1/1/2006 to 12/31/2006                             $1.11424         $1.41861           32,054
    2/4/2002* to 12/31/2002                            $0.99846         $0.85393                0
    1/1/2003 to 12/31/2003                             $0.85393         $1.07261           31,250
    1/1/2004 to 12/31/2004                             $1.07261         $1.22497           27,343
    1/1/2005 to 12/31/2005                             $1.22497         $1.37436                2
    1/1/2006 to 12/31/2006                             $1.37436         $1.74974                2
--------------------------------------------------------------------------------------------------------
SP MFS Capital Opportunities Portfolio
    5/7/2001* to 12/31/2001                            $0.99530         $0.81060                0
    1/1/2002 to 12/31/2002                             $0.81060         $0.57009                0
    1/1/2003 to 12/31/2003                             $0.57009         $0.71281                0
    1/1/2004 to 12/31/2004                             $0.71281         $0.79003                0
    1/1/2005 to 4/29/2005                              $0.79003         $0.73827                0
    2/4/2002* to 12/31/2002                            $0.96821         $0.74461                0
    1/1/2003 to 12/31/2003                             $0.74461         $0.93117                0
    1/1/2004 to 12/31/2004                             $0.93117         $1.03208                0
    1/1/2005 to 4/29/2005                              $1.03208         $0.96445                0
--------------------------------------------------------------------------------------------------------
SP Mid Cap Growth Portfolio
    5/7/2001* to 12/31/2001                            $0.99348         $0.81540            7,562
    1/1/2002 to 12/31/2002                             $0.81540         $0.43161            6,516
    1/1/2003 to 12/31/2003                             $0.43161         $0.59621            6,140
    1/1/2004 to 12/31/2004                             $0.59621         $0.70289            5,679
    1/1/2005 to 12/31/2005                             $0.70289         $0.72963            5,495
    1/1/2006 to 12/31/2006                             $0.72963         $0.70551            3,291
    2/4/2002* to 12/31/2002                            $0.95936         $0.58443                0
    1/1/2003 to 12/31/2003                             $0.58443         $0.80750           42,093
    1/1/2004 to 12/31/2004                             $0.80750         $0.95200           35,169
    1/1/2005 to 12/31/2005                             $0.95200         $0.98826                1
    1/1/2006 to 12/31/2006                             $0.98826         $0.95579                1

---------------------------------------------------------------------------------------------------
                                                                                    Number of
                                                Accumulation     Accumulation      Accumulation
                                                Unit Value at    Unit Value at Units Outstanding at
                                             Beginning of Period End of Period    End of Period
---------------------------------------------------------------------------------------------------
SP PIMCO High Yield Portfolio
    5/7/2001* to 12/31/2001                       $0.99996         $1.01397            1,054
    1/1/2002 to 12/31/2002                        $1.01397         $1.00143            1,615
    1/1/2003 to 12/31/2003                        $1.00143         $1.20911            1,608
    1/1/2004 to 12/31/2004                        $1.20911         $1.30346            1,602
    1/1/2005 to 12/31/2005                        $1.30346         $1.33732            1,596
    1/1/2006 to 12/31/2006                        $1.33732         $1.44444                0
    2/4/2002* to 12/31/2002                       $0.99887         $0.98184                0
    1/1/2003 to 12/31/2003                        $0.98184         $1.18535           11,996
    1/1/2004 to 12/31/2004                        $1.18535         $1.27784           12,715
    1/1/2005 to 12/31/2005                        $1.27784         $1.31099                1
    1/1/2006 to 12/31/2006                        $1.31099         $1.41606                1
---------------------------------------------------------------------------------------------------
SP PIMCO Total Return Portfolio
    5/7/2001* to 12/31/2001                       $0.99996         $1.04110           24,059
    1/1/2002 to 12/31/2002                        $1.04110         $1.12328           29,690
    1/1/2003 to 12/31/2003                        $1.12328         $1.17265           29,689
    1/1/2004 to 12/31/2004                        $1.17265         $1.21745           33,428
    1/1/2005 to 12/31/2005                        $1.21745         $1.22923           33,432
    1/1/2006 to 12/31/2006                        $1.22923         $1.25683                7
    2/4/2002* to 12/31/2002                       $1.00358         $1.06613                0
    1/1/2003 to 12/31/2003                        $1.06613         $1.11297           23,687
    1/1/2004 to 12/31/2004                        $1.11297         $1.15556           27,079
    1/1/2005 to 12/31/2005                        $1.15556         $1.16696                0
    1/1/2006 to 12/31/2006                        $1.16696         $1.19330                0
---------------------------------------------------------------------------------------------------
SP Prudential U.S. Emerging Growth Portfolio
    5/7/2001* to 12/31/2001                       $0.99484         $0.87416           15,458
    1/1/2002 to 12/31/2002                        $0.87416         $0.58550           19,001
    1/1/2003 to 12/31/2003                        $0.58550         $0.82046           19,002
    1/1/2004 to 12/31/2004                        $0.82046         $0.98221           50,025
    1/1/2005 to 12/31/2005                        $0.98221         $1.14091           50,022
    1/1/2006 to 12/31/2006                        $1.14091         $1.23307           50,022
    2/4/2002* to 12/31/2002                       $0.96873         $0.71988                0
    1/1/2003 to 12/31/2003                        $0.71988         $1.00882                0
    1/1/2004 to 12/31/2004                        $1.00882         $1.20761                0
    1/1/2005 to 12/31/2005                        $1.20761         $1.40267                0
    1/1/2006 to 12/31/2006                        $1.40267         $1.51600                0
---------------------------------------------------------------------------------------------------
SP Small-Cap Growth Portfolio
    5/7/2001* to 12/31/2001                       $0.99727         $0.92677            3,587
    1/1/2002 to 12/31/2002                        $0.92677         $0.63744            1,942
    1/1/2003 to 12/31/2003                        $0.63744         $0.84694            1,934
    1/1/2004 to 12/31/2004                        $0.84694         $0.82752            1,927
    1/1/2005 to 12/31/2005                        $0.82752         $0.83643            1,920
    1/1/2006 to 12/31/2006                        $0.83643         $0.92698                0
    2/4/2002* to 12/31/2002                       $0.97561         $0.72521                0
    1/1/2003 to 12/31/2003                        $0.72521         $0.96342                0
    1/1/2004 to 12/31/2004                        $0.96342         $0.94136                0
    1/1/2005 to 12/31/2005                        $0.94136         $0.95138                0
    1/1/2006 to 12/31/2006                        $0.95138         $1.05452                0

--------------------------------------------------------------------------------------------------------
                                                                                         Number of
                                                     Accumulation     Accumulation      Accumulation
                                                     Unit Value at    Unit Value at Units Outstanding at
                                                  Beginning of Period End of Period    End of Period
--------------------------------------------------------------------------------------------------------
SP Strategic Partners Focused Growth Portfolio
    5/7/2001* to 12/31/2001                             $0.99482         $0.85719               0
    1/1/2002 to 12/31/2002                              $0.85719         $0.63181               0
    1/1/2003 to 12/31/2003                              $0.63181         $0.78409               0
    1/1/2004 to 12/31/2004                              $0.78409         $0.85515               0
    1/1/2005 to 12/31/2005                              $0.85515         $0.97121               0
    1/1/2006 to 12/31/2006                              $0.97121         $0.95153               0
    2/4/2002* to 12/31/2002                             $0.97345         $0.77240               0
    1/1/2003 to 12/31/2003                              $0.77240         $0.95860               0
    1/1/2004 to 12/31/2004                              $0.95860         $1.04544               0
    1/1/2005 to 12/31/2005                              $1.04544         $1.18721               0
    1/1/2006 to 12/31/2006                              $1.18721         $1.16312               0
--------------------------------------------------------------------------------------------------------
SP Technology Portfolio
    5/7/2001* to 12/31/2001                             $0.98559         $0.81297               0
    1/1/2002 to 12/31/2002                              $0.81297         $0.47030               0
    1/1/2003 to 12/31/2003                              $0.47030         $0.66039               0
    1/1/2004 to 12/31/2004                              $0.66039         $0.65130               0
    1/1/2005 to 4/29/2005                               $0.65130         $0.58180               0
    2/4/2002* to 12/31/2002                             $0.97074         $0.60245               0
    1/1/2003 to 12/31/2003                              $0.60245         $0.84598               0
    1/1/2004 to 12/31/2004                              $0.84598         $0.83430               0
    1/1/2005 to 4/29/2005                               $0.83430         $0.74523               0
--------------------------------------------------------------------------------------------------------
SP International Growth Portfolio
 (formerly, SP William Blair International Growth
 Portfolio)
    5/7/2001* to 12/31/2001                             $1.00272         $0.74788           1,091
    1/1/2002 to 12/31/2002                              $0.74788         $0.57108               0
    1/1/2003 to 12/31/2003                              $0.57108         $0.78612               0
    1/1/2004 to 12/31/2004                              $0.78612         $0.90356               0
    1/1/2005 to 12/31/2005                              $0.90356         $1.03720               0
    1/1/2006 to 12/31/2006                              $1.03720         $1.23826               0
    2/4/2002* to 12/31/2002                             $0.99603         $0.80285               0
    1/1/2003 to 12/31/2003                              $0.80285         $1.10501               0
    1/1/2004 to 12/31/2004                              $1.10501         $1.27001               0
    1/1/2005 to 12/31/2005                              $1.27001         $1.45769               0
    1/1/2006 to 12/31/2006                              $1.45769         $1.74022               0
--------------------------------------------------------------------------------------------------------
Evergreen Growth And Income Fund
    12/5/2003* to 12/31/2003                            $9.92203        $10.39285               0
    1/1/2004 to 12/31/2004                             $10.34285        $11.05580               0
    1/1/2005 to 4/15/2005                              $11.05580        $10.33082               0
--------------------------------------------------------------------------------------------------------
Evergreen VA Balanced Fund
    5/7/2001* to 12/31/2001                             $0.99781         $0.95089          19,363
    1/1/2002 to 12/31/2002                              $0.95089         $0.84711           6,679
    1/1/2003 to 12/31/2003                              $0.84711         $0.96717           6,106
    1/1/2004 to 12/31/2004                              $0.96717         $1.01405           5,402
    1/1/2005 to 12/31/2005                              $1.01405         $1.05290           5,128
    1/1/2006 to 12/31/2006                              $1.05290         $1.14068           5,123
    2/4/2002* to 12/31/2002                             $0.98745         $0.90443               0
    1/1/2003 to 12/31/2003                              $0.90443         $1.03262               0
    1/1/2004 to 12/31/2004                              $1.03262         $1.08262               0
    1/1/2005 to 12/31/2005                              $1.08262         $1.12421               0
    1/1/2006 to 12/31/2006                              $1.12421         $1.21802               0

------------------------------------------------------------------------------------------------
                                                                                 Number of
                                             Accumulation     Accumulation      Accumulation
                                             Unit Value at    Unit Value at Units Outstanding at
                                          Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------------------
Evergreen VA Fundamental Large Cap Fund
    12/5/2003* to 12/31/2003                    $9.91859        $10.39784          6,477
    1/1/2004 to 12/31/2004                     $10.39784        $11.19868          5,741
    1/1/2005 to 12/31/2005                     $11.19868        $12.03990            433
    1/1/2006 to 12/31/2006                     $12.03990        $13.37882            433
------------------------------------------------------------------------------------------------
Evergreen VA Growth Fund
    5/7/2001* to 12/31/2001                     $0.99162         $0.98597              0
    1/1/2002 to 12/31/2002                      $0.98597         $0.71064              0
    1/1/2003 to 12/31/2003                      $0.71064         $0.97401              0
    1/1/2004 to 12/31/2004                      $0.97401         $1.09375              0
    1/1/2005 to 12/31/2005                      $1.09375         $1.14903              0
    1/1/2006 to 12/31/2006                      $1.14903         $1.25822              0
    2/4/2002* to 12/31/2002                     $0.97334         $0.73715              0
    1/1/2003 to 12/31/2003                      $0.73715         $1.01048              0
    1/1/2004 to 12/31/2004                      $1.01048         $1.13472              0
    1/1/2005 to 12/31/2005                      $1.13472         $1.19214              0
    1/1/2006 to 12/31/2006                      $1.19214         $1.30535              0
------------------------------------------------------------------------------------------------
Evergreen VA International Equity Fund
    12/5/2003* to 12/31/2003                    $9.98995        $10.44289              0
    1/1/2004 to 12/31/2004                     $10.44289        $12.27702              0
    1/1/2005 to 12/31/2005                     $12.27702        $14.04482              0
    1/1/2006 to 12/31/2006                     $14.04482        $17.05947              0
------------------------------------------------------------------------------------------------
Evergreen VA Omega Fund
    5/7/2001* to 12/31/2001                     $0.99424         $0.91152          3,859
    1/1/2002 to 12/31/2002                      $0.91152         $0.67078          3,618
    1/1/2003 to 12/31/2003                      $0.67078         $0.92642          3,307
    1/1/2004 to 12/31/2004                      $0.92642         $0.97960          2,927
    1/1/2005 to 12/31/2005                      $0.97960         $1.00323          2,778
    1/1/2006 to 12/31/2006                      $1.00323         $1.04897          2,776
    2/4/2002* to 12/31/2002                     $0.97492         $0.75981              0
    1/1/2003 to 12/31/2003                      $0.75981         $1.04955              0
    1/1/2004 to 12/31/2004                      $1.04955         $1.10971              0
    1/1/2005 to 12/31/2005                      $1.10971         $1.13658              0
    1/1/2006 to 12/31/2006                      $1.13658         $1.18847              0
------------------------------------------------------------------------------------------------
Evergreen VA Special Values Fund
    5/7/2001* to 12/31/2001                     $0.99754         $1.09268          3,551
    1/1/2002 to 12/31/2002                      $1.09268         $0.94182          3,331
    1/1/2003 to 12/31/2003                      $0.94182         $1.20289          3,046
    1/1/2004 to 12/31/2004                      $1.20289         $1.42791          2,692
    1/1/2005 to 12/31/2005                      $1.42791         $1.55985          2,555
    1/1/2006 to 12/31/2006                      $1.55985         $1.86985          2,553
    2/4/2002* to 12/31/2002                     $0.98336         $0.85553              0
    1/1/2003 to 12/31/2003                      $0.85553         $1.09280              0
    1/1/2004 to 12/31/2004                      $1.09280         $1.29737              0
    1/1/2005 to 12/31/2005                      $1.29737         $1.41728              0
    1/1/2006 to 12/31/2006                      $1.41728         $1.69887              0
------------------------------------------------------------------------------------------------
AST Advanced Strategies Portfolio
    3/20/2006* to 12/31/2006                    $9.99886        $10.68260              0
------------------------------------------------------------------------------------------------
AST Aggressive Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                    $9.99886         $9.99933              0
    1/1/2006 to 12/31/2006                      $9.99933        $11.40838              0
------------------------------------------------------------------------------------------------
AST Alger All-Cap Growth Portfolio
    3/14/2005* to 12/2/2005                    $10.09338        $11.73323              0

------------------------------------------------------------------------------------------------------------
                                                                                             Number of
                                                         Accumulation     Accumulation      Accumulation
                                                         Unit Value at    Unit Value at Units Outstanding at
                                                      Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------------------------------
AST AllianceBernstein Core Value Portfolio
    3/14/2005* to 12/31/2005                               $10.07970        $10.33229            0
    1/1/2006 to 12/31/2006                                 $10.33229        $12.36530            0
------------------------------------------------------------------------------------------------------------
AST AllianceBernstein Growth & Income Portfolio
    3/14/2005* to 12/31/2005                               $10.05481        $10.28681            0
    1/1/2006 to 12/31/2006                                 $10.28681        $11.89718            0
------------------------------------------------------------------------------------------------------------
AST AllianceBernstein Growth + Value Portfolio
    3/14/2005* to 12/2/2005                                $10.05009        $11.34495            0
------------------------------------------------------------------------------------------------------------
AST AllianceBernstein Managed Index 500 Portfolio
    3/14/2005* to 12/31/2005                               $10.04988        $10.42169            0
    1/1/2006 to 12/31/2006                                 $10.42169        $11.57321            0
------------------------------------------------------------------------------------------------------------
AST American Century Income & Growth Portfolio
    3/14/2005* to 12/31/2005                               $10.06658        $10.35426            0
    1/1/2006 to 12/31/2006                                 $10.35426        $11.93304            0
------------------------------------------------------------------------------------------------------------
AST American Century Strategic Allocation Portfolio
 (formerly, AST American Century Strategic Balanced
 Portfolio)
    3/14/2005* to 12/31/2005                               $10.04202        $10.33700            0
    1/1/2006 to 12/31/2006                                 $10.33700        $11.18026            0
------------------------------------------------------------------------------------------------------------
AST Balanced Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                $9.99886        $10.01933            0
    1/1/2006 to 12/31/2006                                 $10.01933        $11.04402            0
------------------------------------------------------------------------------------------------------------
AST Capital Growth Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                $9.99886        $10.00933            0
    1/1/2006 to 12/31/2006                                 $10.00933        $11.22130            0
------------------------------------------------------------------------------------------------------------
AST Cohen & Steers Realty Portfolio
    3/14/2005* to 12/31/2005                               $10.14710        $12.04155            0
    1/1/2006 to 12/31/2006                                 $12.04155        $16.23834            0
------------------------------------------------------------------------------------------------------------
AST Conservative Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                $9.99886        $10.02932            0
    1/1/2006 to 12/31/2006                                 $10.02932        $10.93553            0
------------------------------------------------------------------------------------------------------------
AST DeAM Large-Cap Value Portfolio
    3/14/2005* to 12/31/2005                               $10.08492        $10.73678            0
    1/1/2006 to 12/31/2006                                 $10.73678        $12.88954            0
------------------------------------------------------------------------------------------------------------
AST Neuberger Berman Small-Cap Growth Portfolio
 (formerly, AST DeAM Small-Cap Growth Portfolio)
    3/14/2005* to 12/31/2005                               $10.01133        $10.33264            0
    1/1/2006 to 12/31/2006                                 $10.33264        $10.98080            0
------------------------------------------------------------------------------------------------------------
AST DeAM Small-Cap Value Portfolio
    3/14/2005* to 12/31/2005                               $10.04570        $10.03757            0
    1/1/2006 to 12/31/2006                                 $10.03757        $11.87455            0
------------------------------------------------------------------------------------------------------------
AST Federated Aggressive Growth Portfolio
    3/14/2005* to 12/31/2005                                $9.99886        $10.98052            0
    1/1/2006 to 12/31/2006                                 $10.98052        $12.22751            0
------------------------------------------------------------------------------------------------------------
AST First Trust Capital Appreciation Target Portfolio
    3/20/2006* to 12/31/2006                                $9.99886        $10.50452            0
------------------------------------------------------------------------------------------------------------
AST First Trust Balanced Target Portfolio
    3/20/2006* to 12/31/2006                                $9.99886        $10.60336
------------------------------------------------------------------------------------------------------------
AST UBS Dynamic Alpha Portfolio
 (formerly, AST Global Allocation Portfolio)
    3/14/2005* to 12/31/2005                               $10.01541        $10.64464            0
    1/1/2006 to 12/31/2006                                 $10.64464        $11.66754            0
------------------------------------------------------------------------------------------------------------
AST Goldman Sachs Concentrated Growth Portfolio
    3/14/2005* to 12/31/2005                               $10.03302        $10.78065            0
    1/1/2006 to 12/31/2006                                 $10.78065        $11.69442            0

----------------------------------------------------------------------------------------------------
                                                                                     Number of
                                                 Accumulation     Accumulation      Accumulation
                                                 Unit Value at    Unit Value at Units Outstanding at
                                              Beginning of Period End of Period    End of Period
----------------------------------------------------------------------------------------------------
AST High Yield Portfolio
    3/14/2005* to 12/31/2005                        $9.97681         $9.87825            0
    1/1/2006 to 12/31/2006                          $9.87825        $10.75063            0
----------------------------------------------------------------------------------------------------
AST Goldman Sachs Mid-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                        $9.99886        $10.60000            0
    1/1/2006 to 12/31/2006                         $10.60000        $11.11019            0
----------------------------------------------------------------------------------------------------
AST JPMorgan International Equity Portfolio
    3/14/2005* to 12/31/2005                        $9.91389        $10.67460            0
    1/1/2006 to 12/31/2006                         $10.67460        $12.92733            0
----------------------------------------------------------------------------------------------------
AST Large-Cap Value Portfolio
    3/14/2005* to 12/31/2005                       $10.07726        $10.57804            0
    1/1/2006 to 12/31/2006                         $10.57804        $12.35800            0
----------------------------------------------------------------------------------------------------
AST Lord Abbett Bond Debenture Portfolio
    3/14/2005* to 12/31/2005                        $9.99886         $9.96977            0
    1/1/2006 to 12/31/2006                          $9.96977        $10.79596            0
----------------------------------------------------------------------------------------------------
AST Marsico Capital Growth Portfolio
    3/14/2005* to 12/31/2005                       $10.12625        $10.92526            0
    1/1/2006 to 12/31/2006                         $10.92526        $11.55444            0
----------------------------------------------------------------------------------------------------
AST MFS Global Equity Portfolio
    3/14/2005* to 12/31/2005                        $9.96626        $10.49866            0
    1/1/2006 to 12/31/2006                         $10.49866        $12.87030            0
----------------------------------------------------------------------------------------------------
AST MFS Growth Portfolio
    3/14/2005* to 12/31/2005                       $10.03693        $10.78089            0
    1/1/2006 to 12/31/2006                         $10.78089        $11.65979            0
----------------------------------------------------------------------------------------------------
AST Mid-Cap Value Portfolio
    3/14/2005* to 12/31/2005                       $10.06503        $10.37369            0
    1/1/2006 to 12/31/2006                         $10.37369        $11.68807            0
----------------------------------------------------------------------------------------------------
AST Neuberger Berman Mid-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                       $10.05576        $11.35869            0
    1/1/2006 to 12/31/2006                         $11.35869        $12.77698            0
----------------------------------------------------------------------------------------------------
AST Neuberger Berman Mid-Cap Value Portfolio
    3/14/2005* to 12/31/2005                       $10.02196        $10.90682            0
    1/1/2006 to 12/31/2006                         $10.90682        $11.91306            0
----------------------------------------------------------------------------------------------------
AST PIMCO Limited Maturity Bond Portfolio
    3/14/2005* to 12/31/2005                        $9.99886        $10.07733            0
    1/1/2006 to 12/31/2006                         $10.07733        $10.31847            0
----------------------------------------------------------------------------------------------------
AST Preservation Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                        $9.99886        $10.03931            0
    1/1/2006 to 12/31/2006                         $10.03931        $10.68916            0
----------------------------------------------------------------------------------------------------
AST Small-Cap Value Portfolio
    3/14/2005* to 12/31/2005                       $10.04866        $10.66828            0
    1/1/2006 to 12/31/2006                         $10.66828        $12.63027            0
----------------------------------------------------------------------------------------------------
AST T. Rowe Price Asset Allocation Portfolio
    3/14/2005* to 12/31/2005                       $10.02867        $10.37610            0
    1/1/2006 to 12/31/2006                         $10.37610        $11.51159            0
----------------------------------------------------------------------------------------------------
AST T. Rowe Price Global Bond Portfolio
    3/14/2005* to 12/31/2005                        $9.94939         $9.46839            0
    1/1/2006 to 12/31/2006                          $9.46839         $9.92364            0
----------------------------------------------------------------------------------------------------
AST T. Rowe Price Natural Resources Portfolio
    3/14/2005* to 12/31/2005                       $10.00286        $11.76236            0
    1/1/2006 to 12/31/2006                         $11.76236        $13.44068            0
----------------------------------------------------------------------------------------------------
Gartmore GVIT Developing Markets Fund
    3/14/2005* to 12/31/2005                        $9.88103        $12.08600            0
    1/1/2006 to 12/31/2006                         $12.08600        $16.04073            0

-----------------------------------------------------------------------------------------------
                                                                                Number of
                                            Accumulation     Accumulation      Accumulation
                                            Unit Value at    Unit Value at Units Outstanding at
                                         Beginning of Period End of Period    End of Period
-----------------------------------------------------------------------------------------------
Janus Aspen Large Cap Growth Portfolio -
 Service Shares
    5/7/2001* to 12/31/2001                   $0.99357         $0.78373             0
    1/1/2002 to 12/31/2002                    $0.78373         $0.56640             0
    1/1/2003 to 12/31/2003                    $0.56640         $0.73449             0
    1/1/2004 to 12/31/2004                    $0.73449         $0.75480             0
    1/1/2005 to 12/31/2005                    $0.75480         $0.77428             0
    1/1/2006 to 12/31/2006                    $0.77428         $0.84863             0
    2/4/2002* to 12/31/2002                   $0.97419         $0.74968             0
    1/1/2003 to 12/31/2003                    $0.74968         $0.97207             0
    1/1/2004 to 12/31/2004                    $0.97207         $0.99891             0
    1/1/2005 to 12/31/2005                    $0.99891         $1.02463             0
    1/1/2006 to 12/31/2006                    $1.02463         $1.12302             0

 * As applicable, date that portfolio was first offered in the product and/or this charge combination first appeared.

           (Greater Of Roll-Up and Step-Up GMDB LIFETIME FIVE; 2.40)

------------------------------------------------------------------------------------------------------
                                                                                       Number of
                                                   Accumulation     Accumulation      Accumulation
                                                   Unit Value at    Unit Value at Units Outstanding at
                                                Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------------------------
Jennison Portfolio
    3/14/2005* to 12/31/2005                         $10.06145        $11.75073            0
    1/1/2006 to 12/31/2006                           $11.75073        $11.68114            0
------------------------------------------------------------------------------------------------------
Prudential Equity Portfolio
    3/14/2005* to 12/31/2005                         $10.04782        $11.04034            0
    1/1/2006 to 12/31/2006                           $11.04034        $12.13760            0
------------------------------------------------------------------------------------------------------
Prudential Global Portfolio
    3/14/2005* to 12/31/2005                          $9.98600        $11.27691            0
    1/1/2006 to 12/31/2006                           $11.27691        $13.17734            0
------------------------------------------------------------------------------------------------------
Prudential Money Market Portfolio
    3/14/2005* to 12/31/2005                          $9.99992        $10.05598            0
    1/1/2006 to 12/31/2006                           $10.05598        $10.28744            0
------------------------------------------------------------------------------------------------------
Prudential Stock Index Portfolio
    3/14/2005* to 12/31/2005                         $10.05597        $10.32516            0
    1/1/2006 to 12/31/2006                           $10.32516        $11.65130            0
------------------------------------------------------------------------------------------------------
Prudential Value Portfolio
    3/14/2005* to 12/31/2005                         $10.03732        $11.19819            0
    1/1/2006 to 12/31/2006                           $11.19819        $13.11688            0
------------------------------------------------------------------------------------------------------
SP Aggressive Growth Asset Allocation Portfolio
    3/14/2005* to 12/31/2005                         $10.03172        $10.92445            0
    1/1/2006 to 12/31/2006                           $10.92445        $12.19186            0
------------------------------------------------------------------------------------------------------
SP AIM Aggressive Growth Portfolio
    3/14/2005* to 4/29/2005                          $10.06867         $9.48068            0
------------------------------------------------------------------------------------------------------
SP AIM Core Equity Portfolio
    3/14/2005* to 12/31/2005                         $10.02500        $10.18186            0
    1/1/2006 to 12/31/2006                           $10.18186        $11.53987            0
------------------------------------------------------------------------------------------------------
SP T. Rowe Price Large-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                         $10.03000        $12.06788            0
    1/1/2006 to 12/31/2006                           $12.06788        $12.48262            0

--------------------------------------------------------------------------------------------------------
                                                                                         Number of
                                                     Accumulation     Accumulation      Accumulation
                                                     Unit Value at    Unit Value at Units Outstanding at
                                                  Beginning of Period End of Period    End of Period
--------------------------------------------------------------------------------------------------------
SP Balanced Asset Allocation Portfolio
    3/14/2005* to 12/31/2005                           $10.01697        $10.61664          65,028
    1/1/2006 to 12/31/2006                             $10.61664        $11.47676          50,083
--------------------------------------------------------------------------------------------------------
SP Conservative Asset Allocation Portfolio
    3/14/2005* to 12/31/2005                           $10.00702        $10.44620          44,618
    1/1/2006 to 12/31/2006                             $10.44620        $11.08646          41,626
--------------------------------------------------------------------------------------------------------
SP Davis Value Portfolio
    3/14/2005* to 12/31/2005                           $10.02493        $10.57131               0
    1/1/2006 to 12/31/2006                             $10.57131        $11.87529               0
--------------------------------------------------------------------------------------------------------
SP Small-Cap Value Portfolio
    3/14/2005* to 12/31/2005                           $10.05714        $10.45206               0
    1/1/2006 to 12/31/2006                             $10.45206        $11.69832               0
--------------------------------------------------------------------------------------------------------
SP Growth Asset Allocation Portfolio
    3/14/2005* to 12/31/2005                           $10.02885        $10.78307          77,676
    1/1/2006 to 12/31/2006                             $10.78307        $11.88794          60,081
--------------------------------------------------------------------------------------------------------
SP Large Cap Value Portfolio
    3/14/2005* to 12/31/2005                           $10.07564        $10.42666               0
    1/1/2006 to 12/31/2006                             $10.42666        $12.06404               0
--------------------------------------------------------------------------------------------------------
SP International Value Portfolio
 (formerly, SP LSV International Value Portfolio)
    3/14/2005* to 12/31/2005                            $9.91203        $10.60969               0
    1/1/2006 to 12/31/2006                             $10.60969        $13.37654               0
--------------------------------------------------------------------------------------------------------
SP MFS Capital Opportunities Portfolio
    3/14/2005* to 4/29/2005                            $10.05585         $9.60094               0
--------------------------------------------------------------------------------------------------------
SP Mid Cap Growth Portfolio
    3/14/2005* to 12/31/2005                           $10.02813        $10.63711               0
    1/1/2006 to 12/31/2006                             $10.63711        $10.18663               0
--------------------------------------------------------------------------------------------------------
SP PIMCO High Yield Portfolio
    3/14/2005* to 12/31/2005                            $9.98879        $10.08338               0
    1/1/2006 to 12/31/2006                             $10.08338        $10.78399               0
--------------------------------------------------------------------------------------------------------
SP PIMCO Total Return Portfolio
    3/14/2005* to 12/31/2005                            $9.99805        $10.11445               0
    1/1/2006 to 12/31/2006                             $10.11445        $10.24134               0
--------------------------------------------------------------------------------------------------------
SP Prudential U.S. Emerging Growth Portfolio
    3/14/2005* to 12/31/2005                           $10.03564        $11.68501               0
    1/1/2006 to 12/31/2006                             $11.68501        $12.50574               0
--------------------------------------------------------------------------------------------------------
SP Small-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                           $10.03026        $10.45862               0
    1/1/2006 to 12/31/2006                             $10.45862        $11.47924               0
--------------------------------------------------------------------------------------------------------
SP Strategic Partners Focused Growth Portfolio
    3/14/2005* to 12/31/2005                           $10.07347        $11.92709               0
    1/1/2006 to 12/31/2006                             $11.92709        $11.57125               0
--------------------------------------------------------------------------------------------------------
SP Technology Portfolio
    3/14/2005* to 4/29/2005                            $10.04299         $9.58740               0
--------------------------------------------------------------------------------------------------------
SP International Growth Portfolio
 (formerly, SP William Blair International Growth
 Portfolio)
    3/14/2005* to 12/31/2005                            $9.92621        $11.23793               0
    1/1/2006 to 12/31/2006                             $11.23793        $13.28534               0
--------------------------------------------------------------------------------------------------------
Evergreen Growth And Income Fund
    3/14/2005* to 4/15/2005                            $10.04460         $9.43303               0

----------------------------------------------------------------------------------------------------------
                                                                                           Number of
                                                       Accumulation     Accumulation      Accumulation
                                                       Unit Value at    Unit Value at Units Outstanding at
                                                    Beginning of Period End of Period    End of Period
----------------------------------------------------------------------------------------------------------
Evergreen VA Balanced Fund
    3/14/2005* to 12/31/2005                             $10.02740        $10.41306               0
    1/1/2006 to 12/31/2006                               $10.41306        $11.17115               0
----------------------------------------------------------------------------------------------------------
Evergreen VA Fundamental Large Cap Fund
    3/14/2005* to 12/31/2005                             $10.03972        $10.54222               0
    1/1/2006 to 12/31/2006                               $10.54222        $11.60057               0
----------------------------------------------------------------------------------------------------------
Evergreen VA Growth Fund
    3/14/2005* to 12/31/2005                             $10.02766        $10.67519               0
    1/1/2006 to 12/31/2006                               $10.67519        $11.57609               0
----------------------------------------------------------------------------------------------------------
Evergreen VA International Equity Fund
    3/14/2005* to 12/31/2005                              $9.89904        $10.93807               0
    1/1/2006 to 12/31/2006                               $10.93807        $13.15659               0
----------------------------------------------------------------------------------------------------------
Evergreen VA Omega Fund
    3/14/2005* to 12/31/2005                             $10.01723        $10.55309               0
    1/1/2006 to 12/31/2006                               $10.55309        $10.92645               0
----------------------------------------------------------------------------------------------------------
Evergreen VA Special Values Fund
    3/14/2005* to 12/31/2005                             $10.04604        $10.63207               0
    1/1/2006 to 12/31/2006                               $10.63207        $12.62099               0
----------------------------------------------------------------------------------------------------------
AST Advanced Strategies Portfolio
    3/20/2006* to 12/31/2006                              $9.99805        $10.60042         174,972
----------------------------------------------------------------------------------------------------------
AST Aggressive Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                              $9.99805         $9.99180               0
    1/1/2006 to 12/31/2006                                $9.99180        $11.28880               0
----------------------------------------------------------------------------------------------------------
AST Alger All-Cap Growth Portfolio
    3/14/2005* to 12/2/2005                              $10.09257        $11.64968               0
----------------------------------------------------------------------------------------------------------
AST AllianceBernstein Core Value Portfolio
    3/14/2005* to 12/31/2005                             $10.07889        $10.25092               0
    1/1/2006 to 12/31/2006                               $10.25092        $12.14849               0
----------------------------------------------------------------------------------------------------------
AST AllianceBernstein Growth & Income Portfolio
    3/14/2005* to 12/31/2005                             $10.05400        $10.20591               0
    1/1/2006 to 12/31/2006                               $10.20591        $11.68868               0
----------------------------------------------------------------------------------------------------------
AST AllianceBernstein Growth + Value Portfolio
    3/14/2005* to 12/2/2005                              $10.04928        $11.26425               0
----------------------------------------------------------------------------------------------------------
AST AllianceBernstein Managed Index 500 Portfolio
    3/14/2005* to 12/31/2005                             $10.04907        $10.33975               0
    1/1/2006 to 12/31/2006                               $10.33975        $11.37031               0
----------------------------------------------------------------------------------------------------------
AST American Century Income & Growth Portfolio
    3/14/2005* to 12/31/2005                             $10.06577        $10.27260               0
    1/1/2006 to 12/31/2006                               $10.27260        $11.72362               0
----------------------------------------------------------------------------------------------------------
AST American Century Strategic Allocation Portfolio
 (formerly, AST American Century Strategic Balanced
 Portfolio)
    3/14/2005* to 12/31/2005                             $10.04122        $10.25565               0
    1/1/2006 to 12/31/2006                               $10.25565        $10.98430               0
----------------------------------------------------------------------------------------------------------
AST Balanced Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                              $9.99805        $10.01176               0
    1/1/2006 to 12/31/2006                               $10.01176        $10.92810         529,545
----------------------------------------------------------------------------------------------------------
AST Capital Growth Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                              $9.99805        $10.00178               0
    1/1/2006 to 12/31/2006                               $10.00178        $11.10359         793,571
----------------------------------------------------------------------------------------------------------
AST Cohen & Steers Realty Portfolio
    3/14/2005* to 12/31/2005                             $10.14629        $11.94685               0
    1/1/2006 to 12/31/2006                               $11.94685        $15.95403               0

------------------------------------------------------------------------------------------------------------
                                                                                             Number of
                                                         Accumulation     Accumulation      Accumulation
                                                         Unit Value at    Unit Value at Units Outstanding at
                                                      Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------------------------------
AST Conservative Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                $9.99805        $10.02175               0
    1/1/2006 to 12/31/2006                                 $10.02175        $10.82085         144,473
------------------------------------------------------------------------------------------------------------
AST DeAM Large-Cap Value Portfolio
    3/14/2005* to 12/31/2005                               $10.08411        $10.65216               0
    1/1/2006 to 12/31/2006                                 $10.65216        $12.66348               0
------------------------------------------------------------------------------------------------------------
AST Neuberger Berman Small-Cap Growth Portfolio
   (formerly, AST DeAm Small-Cap Growth Portfolio)
    3/14/2005* to 12/31/2005                               $10.01052        $10.26131               0
    1/1/2006 to 12/31/2006                                 $10.26131        $10.78815               0
------------------------------------------------------------------------------------------------------------
AST DeAm Small-Cap Value Portfolio
    3/14/2005* to 12/31/2005                               $10.04489         $9.95852               0
    1/1/2006 to 12/31/2006                                  $9.95852        $11.66628               0
------------------------------------------------------------------------------------------------------------
AST Federated Aggressive Growth Portfolio
    3/14/2005* to 12/31/2005                                $9.99805        $10.89421               0
    1/1/2006 to 12/31/2006                                 $10.89421        $12.01318               0
------------------------------------------------------------------------------------------------------------
AST UBS Dynamic Alpha
 (formerly AST Global Allocation Portfolio)
    3/14/2005* to 12/31/2005                               $10.01461        $10.56091               0
    1/1/2006 to 12/31/2006                                 $10.56091        $11.46304               0
------------------------------------------------------------------------------------------------------------
AST First Trust Capital Appreciation Target Portfolio
    3/20/2006* to 12/31/2006                                $9.99805        $10.42368         167,430
------------------------------------------------------------------------------------------------------------
AST First Trust Balanced Target Portfolio
    3/20/2006* to 12/31/2006                                $9.99805        $10.52188          49,084
------------------------------------------------------------------------------------------------------------
AST Goldman Sachs Concentrated Growth Portfolio
    3/14/2005* to 12/31/2005                               $10.03221        $10.69595               0
    1/1/2006 to 12/31/2006                                 $10.69595        $11.48961               0
------------------------------------------------------------------------------------------------------------
AST High Yield Portfolio
    3/14/2005* to 12/31/2005                                $9.97600         $9.80046               0
    1/1/2006 to 12/31/2006                                  $9.80046        $10.56209               0
------------------------------------------------------------------------------------------------------------
AST Goldman Sachs Mid-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                                $9.99805        $10.51651               0
    1/1/2006 to 12/31/2006                                 $10.51651        $10.91536               0
------------------------------------------------------------------------------------------------------------
AST JPMorgan International Equity Portfolio
    3/14/2005* to 12/31/2005                                $9.91308        $10.59056               0
    1/1/2006 to 12/31/2006                                 $10.59056        $12.70076               0
------------------------------------------------------------------------------------------------------------
AST Large-Cap Value Portfolio
    3/14/2005* to 12/31/2005                               $10.07646        $10.49471               0
    1/1/2006 to 12/31/2006                                 $10.49471        $12.14135               0
------------------------------------------------------------------------------------------------------------
AST Lord Abbett Bond Debenture Portfolio
    3/14/2005* to 12/31/2005                                $9.99805         $9.89115               0
    1/1/2006 to 12/31/2006                                  $9.89115        $10.60656               0
------------------------------------------------------------------------------------------------------------
AST Marsico Capital Growth Portfolio
    3/14/2005* to 12/31/2005                               $10.12544        $10.83913               0
    1/1/2006 to 12/31/2006                                 $10.83913        $11.35176               0
------------------------------------------------------------------------------------------------------------
AST MFS Global Equity Portfolio
    3/14/2005* to 12/31/2005                                $9.96545        $10.41606               0
    1/1/2006 to 12/31/2006                                 $10.41606        $12.64469               0
------------------------------------------------------------------------------------------------------------
AST MFS Growth Portfolio
    3/14/2005* to 12/31/2005                               $10.03612        $10.69610               0
    1/1/2006 to 12/31/2006                                 $10.69610        $11.45540               0
------------------------------------------------------------------------------------------------------------
AST Mid-Cap Value Portfolio
    3/14/2005* to 12/31/2005                               $10.06422        $10.29196               0
    1/1/2006 to 12/31/2006                                 $10.29196        $11.48305               0
------------------------------------------------------------------------------------------------------------
AST Neuberger Berman Mid-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                               $10.05495        $11.26937               0
    1/1/2006 to 12/31/2006                                 $11.26937        $12.55286               0

----------------------------------------------------------------------------------------------------
                                                                                     Number of
                                                 Accumulation     Accumulation      Accumulation
                                                 Unit Value at    Unit Value at Units Outstanding at
                                              Beginning of Period End of Period    End of Period
----------------------------------------------------------------------------------------------------
AST Neuberger Berman Mid-Cap Value Portfolio
    3/14/2005* to 12/31/2005                       $10.02116        $10.82098               0
    1/1/2006 to 12/31/2006                         $10.82098        $11.70414               0
----------------------------------------------------------------------------------------------------
AST PIMCO Limited Maturity Bond Portfolio
    3/14/2005* to 12/31/2005                        $9.99805         $9.99792               0
    1/1/2006 to 12/31/2006                          $9.99792        $10.13734               0
----------------------------------------------------------------------------------------------------
AST Preservation Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                        $9.99805        $10.03174               0
    1/1/2006 to 12/31/2006                         $10.03174        $10.57706          61,982
----------------------------------------------------------------------------------------------------
AST Small-Cap Value Portfolio
    3/14/2005* to 12/31/2005                       $10.04786        $10.58426               0
    1/1/2006 to 12/31/2006                         $10.58426        $12.40881               0
----------------------------------------------------------------------------------------------------
AST T. Rowe Price Asset Allocation Portfolio
    3/14/2005* to 12/31/2005                       $10.02787        $10.29451               0
    1/1/2006 to 12/31/2006                         $10.29451        $11.30993               0
----------------------------------------------------------------------------------------------------
AST T. Rowe Price Global Bond Portfolio
    3/14/2005* to 12/31/2005                        $9.94859         $9.39375               0
    1/1/2006 to 12/31/2006                          $9.39375         $9.74959               0
----------------------------------------------------------------------------------------------------
AST T. Rowe Price Natural Resources Portfolio
    3/14/2005* to 12/31/2005                       $10.00205        $11.66986               0
    1/1/2006 to 12/31/2006                         $11.66986        $13.20511               0
----------------------------------------------------------------------------------------------------
Gartmore GVIT Developing Markets Fund
    3/14/2005* to 12/31/2005                        $9.88022        $11.99077               0
    1/1/2006 to 12/31/2006                         $11.99077        $15.75945               0
----------------------------------------------------------------------------------------------------
Janus Aspen Large Cap Growth Portfolio -
 Service Shares
    3/14/2005* to 12/31/2005                       $10.04399        $10.33470               0
    1/1/2006 to 12/31/2006                         $10.33470        $11.21674               0

 * As applicable, date that portfolio was first offered in the product and/or this charge combination first appeared.

     APPENDIX B - PART II STRATEGIC PARTNERS PLUS PROSPECTUS SECTIONS 1-10

 CALCULATION OF EARNINGS APPRECIATOR BENEFIT

 Example 1: Assume that a purchase payment of $70,000 is made on the contract date. Assume that no withdrawals or subsequent purchase payments are made and that the Contract Value used in the death benefit calculation is $120,000. Also assume that the owner (or joint owner, if older) is younger than age 66 on the date the application is signed.

45% of lesser of:
-------------------------------------------------------------------------------
   Adjusted Purchase Payment    $70,000
-------------------------------------------------------------------------------
   Allocated Earnings           $50,000 (Contract Value minus purchase payment)
-------------------------------------------------------------------------------
   Benefit (45% of $50,000)     $22,500
-------------------------------------------------------------------------------

 Example 2: Assume that a 60 year old purchases a contract on 1/1/2001 with a $50,000 purchase payment.

 The owner's initial purchase payment (purchase payment #1) grows to $90,000 on 1/1/2005, giving the contract $40,000 IN EARNINGS, all allocated to the initial purchase payment. On this date, the owner makes an additional purchase payment of $60,000. The $60,000 purchase payment increases the Contract Value to $150,000 ($90,000 + $60,000). At this time, there are no earnings allocated to the additional purchase payment (purchase payment #2). However, future earnings will now be allocated to the two purchase payments in the following proportions:

 (purchase payment#1 + earnings) / total Contract Value = ($50,000 + $40,000*) / $150,000 = 60%
 (purchase payment#2 + earnings) / total Contract Value = ($60,000 + $0) / $150,000 = 40%

 On 1/1/2009 the owner makes a withdrawal of $38,000. The Contract Value has grown an additional $40,000 from $150,000 on 1/1/2005 to $190,000 on 1/1/2009 prior to the withdrawal. The $40,000 IN NEW EARNINGS will be allocated among the two purchase payments prior to the withdrawal using the percentages determined above.

                            $40,000 IN NEW EARNINGS

 Earnings Allocated to Adjusted Purchase Payment #1 (60% of $40,000) = $24,000

 Earnings Allocated to Adjusted Purchase Payment # 2 (40% of $40,000) = $16,000

 The earnings allocated to each purchase payment now are as follows:

                                     Before New $40,000 New
                                      Earnings   Earnings    Total
            --------------------------------------------------------
            Purchase Payment #1       $ 50,000    $     0   $ 50,000
            --------------------------------------------------------
            Earnings Allocated to #1  $ 40,000    $24,000   $ 64,000
            --------------------------------------------------------
            Purchase Payment #2       $ 60,000    $     0   $ 60,000
            --------------------------------------------------------
            Earnings Allocated to #2  $      0    $16,000   $ 16,000
            --------------------------------------------------------
                                      $150,000    $40,000   $190,000
            --------------------------------------------------------

 The withdrawal of $38,000 reduces the Contract Value by 20%
 ($38,000/$190,000). The withdrawal will reduce both purchase payments and the earnings allocated to each of them by 20% as shown below.

                                      Before Withdrawal Reduced by 20%
         -------------------------------------------------------------
         Adjusted Purchase Payment #1     $ 50,000         $ 40,000
         -------------------------------------------------------------
         Earnings Allocated to #1         $ 64,000         $ 51,200
         -------------------------------------------------------------
         Adjusted Purchase Payment #2     $ 60,000         $ 48,000
         -------------------------------------------------------------
         Earnings Allocated to #2         $ 16,000         $ 12,800
         -------------------------------------------------------------
                                          $190,000         $152,000
         -------------------------------------------------------------

 'The Contract Value grows $20,000 from $152,000 on 1/1/2009 to $172,000 on
 1/1/2011. THE $20,000 IN NEW EARNINGS will be allocated among the two purchase payments using the percentages determined above.

                            $20,000 IN NEW EARNINGS

 Earnings Allocated to Adjusted Purchase Payment #1 (60% of $20,000) = $12,000

 Earnings Allocated to Adjusted Purchase Payment #2 (40% of $20,000) = $8,000

 The earnings allocated to each purchase payment now are as follows:

                                     Before New $20,000 New
                                      Earnings   Earnings    Total
            --------------------------------------------------------
            Adjusted Purchase         $ 40,000    $     0   $ 40,000
              Payment #1
            --------------------------------------------------------
            Earnings Allocated to #1  $ 51,200    $12,000   $ 63,200
            --------------------------------------------------------
            Adjusted Purchase         $ 48,000    $     0   $ 48,000
              Payment #2
            --------------------------------------------------------
            Earnings Allocated to #2  $ 12,800    $ 8,000   $ 20,800
            --------------------------------------------------------
                                      $152,000    $20,000   $172,000
            --------------------------------------------------------

 Now let's calculate the total Earnings Appreciator Benefit as of 1/1/2011:

            Benefit on Purchase         Benefit on Purchase
              Payment #1                  Payment #2
              45% of lesser of:           45% of lesser of:
            -------------------------------------------------------
            Adjusted Purchase   $40,000 Adjusted Purchase   $48,000
              Payment                     Payment
            -------------------------------------------------------
            Allocated Earnings  $63,200 Allocated Earnings  $20,800
            -------------------------------------------------------
            45% of $40,000      $18,000 45% of $20,800      $ 9,360
            -------------------------------------------------------

        TOTAL EARNINGS APPRECIATOR BENEFIT: $18,000 + $9,360 = $27,360

       APPENDIX C - SELECTING THE VARIABLE ANNUITY THAT'S RIGHT FOR YOU

 Within the Strategic Partners(SM) family of annuities, we offer several different deferred variable annuity products. These annuities are issued by Pruco Life Insurance Company. Not all of these annuities may be available to you due to state approval or broker-dealer offerings. You can verify which of these annuities is available to you by asking your registered representative, or by calling us at (888) PRU-2888. For comprehensive information about each of these annuities, please consult the prospectus for the annuity.

 Each annuity has different features and benefits that may be appropriate for you, based on your individual financial situation and how you intend to use the annuity.

 The different features and benefits may include variations on your ability to access funds in your annuity without the imposition of a withdrawal charge as well as different ongoing fees and charges you pay while your contract remains in force. Additionally, differences may exist in various optional benefits such as guaranteed living benefits or death benefit protection.

 Among the factors you should consider when choosing which annuity product may be most appropriate for your individual needs are the following:
..   Your age;
..   The amount of your investment and any planned future deposits into the annuity;
..   How long you intend to hold the annuity (also referred to as investment time horizon);
..   Your desire to make withdrawals from the annuity;
..   Your investment return objectives;
..   The effect of optional benefits that may be elected; and
..   Your desire to minimize costs and/or maximize return associated with the annuity.

 The following chart sets forth the prominent features of each available Strategic Partners variable annuity. The availability of optional features, such as those noted in the chart, may increase the cost of the contract. Therefore, you should carefully consider which features you plan to use when selecting your annuity.

 In addition to the chart, we set out below certain hypothetical illustrations that reflect the Contract Value and surrender value of each variable annuity over a variety of holding periods. These charts are meant to reflect how your annuities can grow or decrease depending on market conditions and the comparable value of each of the annuities (which reflects the charges associated with the annuities) under the assumptions noted. In comparing the values within the illustrations, a number of distinctions are evident. To fully appreciate these distinctions, we encourage you to speak to your registered representative and to read the prospectuses. However, we do point out the following noteworthy items:
..   Strategic Partners Advisor, because it has no sales charge, offers the highest surrender value during the first few years. However, unlike Strategic Partners Plus/Plus and the Strategic Partners Plus/Plus Enhanced contracts ("Enhanced Contracts" refers to the version of the contract offered beginning in February of 2002), Strategic Partners Advisor offers few optional benefits.
..   Strategic Partners Select, as part of its standard insurance and administrative expense, offers a guaranteed minimum death benefit equal to the greater of Contract Value, a step-up value, or a roll-up value. In contrast, you incur an additional charge if you opt for an enhanced death benefit under the other annuities.
..   Strategic Partners Plus/Plus Enhanced comes in both a bonus version and a non-bonus version, each of which offers several optional insurance features. A bonus is added to your purchase payments under the bonus version, although the withdrawal charges under the bonus version are higher than those under the non-bonus version. Although the non-bonus version offers no bonus, it is accompanied by fixed interest rate options that are not available in the bonus version.

 STRATEGIC PARTNERS ANNUITY PRODUCT COMPARISON. Below is a summary of the available Strategic Partners variable annuity products. You should consider the investment objectives, risks, charges and expenses of an investment in any contract carefully before investing. Each product prospectus as well as the underlying portfolio prospectuses contains this and other information about the variable annuities and underlying investment options. Your registered representative can provide you with prospectuses for one or more of these variable annuities and the underlying portfolios and can help you decide upon the product that would be most advantageous for you given your individual needs. Please read the prospectuses carefully before investing.

--------------------------------------------------------------------------------------------------------------------
                                                                                                Strategic
                                                                       Strategic                Partners
                            Strategic             Strategic             Partners              Annuity One/
                            Partners              Partners            Annuity One/            Plus Enhanced
                             Advisor               Select              Plus Bonus               Non Bonus
--------------------------------------------------------------------------------------------------------------------
Minimum Investment          $10,000               $10,000                 $10,000                 $10,000
--------------------------------------------------------------------------------------------------------------------
Maximum Issue Age           85 Qualified          80 Qualified &          80 Qualified            85 Qualified
                            & Non-Qualified       85 Non-Qualified        & Non-Qualified         & Non-Qualified
--------------------------------------------------------------------------------------------------------------------
Withdrawal Charge           None                  7 Years (7%,            9 Years (7%,            7 Years (7%,
 Schedule                                         6%, 5%, 4%,             7%, 7%, 6%,             6%, 5%, 4%,
                                                  3%, 2%, 1%)             5%, 4%, 3%,             3%, 2%, 1%)
                                                  Contract date           2%, 1%)                 Payment date
                                                  based                   Payment date            based
                                                                          based
--------------------------------------------------------------------------------------------------------------------
Annual Charge-Free          Full liquidity        10% of gross            10% of gross            10% of gross
 Withdrawal /1/                                   purchase                purchase                purchase
                                                  payments per            payments made           payments made
                                                  contract year,          as of last              as of last
                                                  cumulative up to        contract                contract
                                                  7 years or 70%          anniversary per         anniversary per
                                                  of gross purchase       contract year           contract year
                                                  payments
--------------------------------------------------------------------------------------------------------------------
Insurance and               1.40%                 1.52%                   1.40%                   1.40%
 Administration Charge
--------------------------------------------------------------------------------------------------------------------
Contract Maintenance        The lesser of         $30. Waived if          The lesser of           The lesser of
 Fee (assessed              $30 or 2% of          Contract Value is       $30 or 2% of            $35 or 2% of
 annually)                  your Contract         $50,000 or more         your Contract           your Contract
                            Value. Waived if                              Value. Waived if        Value. Waived if
                            contract value is                             contract value is       contract value is
                            $50,000 or more                               $50,000 or more         $75,000 or more
--------------------------------------------------------------------------------------------------------------------
Contract Credit             No                    No                      Yes 4% vested           No
                                                                          over 7 years



--------------------------------------------------------------------------------------------------------------------
Fixed Rate Account          No                    Yes 1-Year              No                      Yes 1-Year
--------------------------------------------------------------------------------------------------------------------
Market Value Adjustment     No                    Yes 7-Year              No                      No
 Account (MVA)
--------------------------------------------------------------------------------------------------------------------
Enhanced Dollar Cost        No                    No                      No                      Yes
 Averaging (DCA)
--------------------------------------------------------------------------------------------------------------------
Variable Investment         As indicated In       As Indicated In         As Indicated In         As Indicated In
 Options Available          prospectus            Prospectus              Prospectus              Prospectus
--------------------------------------------------------------------------------------------------------------------
Evergreen Funds             N/A                   N/A                     6-available in          6-available in
                                                                          Strategic               Strategic
                                                                          Partners Plus           Partners Plus
                                                                          only                    Enhanced only
--------------------------------------------------------------------------------------------------------------------
Base Death Benefit:         The greater of:       Step/Roll               The greater of:         The greater of:
                            purchase              Withdrawals will        purchase                purchase
                            payment(s)            proportionately         payment(s)              payment(s)
                            minus                 affect the Death        minus                   minus
                            proportionate         Benefit                 proportionate           proportionate
                            withdrawal(s) or                              withdrawal(s) or        withdrawal(s) or
                            Contract Value                                Contract Value          Contract Value

-----------------------------------------------
                            Strategic
                            Partners
                          Annuity One/
                          Plus Enhanced
                              Bonus
-----------------------------------------------
Minimum Investment            $10,000
-----------------------------------------------
Maximum Issue Age             85 Qualified
                              & Non-Qualified
-----------------------------------------------
Withdrawal Charge             7 Years (8%,
 Schedule                     8%, 8%, 8%,
                              7%, 6%, 5%)
                              Payment date
                              based

-----------------------------------------------
Annual Charge-Free            10% of gross
 Withdrawal /1/               purchase
                              payments made
                              as of last
                              contract
                              anniversary per
                              contract year

-----------------------------------------------
Insurance and                 1.50%
 Administration Charge
-----------------------------------------------
Contract Maintenance          The lesser of
 Fee (assessed                $35 or 2% of
 annually)                    your Contract
                              Value. Waived if
                              contract value is
                              $75,000 or more
-----------------------------------------------
Contract Credit               Yes 3%-all
                              amounts ages
                              81-85 4%-under
                              $250,000 5%-
                              $250,000+
-----------------------------------------------
Fixed Rate Account            No
-----------------------------------------------
Market Value Adjustment       No
 Account (MVA)
-----------------------------------------------
Enhanced Dollar Cost          No
 Averaging (DCA)
-----------------------------------------------
Variable Investment           As Indicated In
 Options Available            Prospectus
-----------------------------------------------
Evergreen Funds               6-available in
                              Strategic
                              Partners Plus
                              Enhanced only
-----------------------------------------------
Base Death Benefit:           The greater of:
                              purchase
                              payment(s)
                              minus
                              proportionate
                              withdrawal(s) or
                              Contract Value

 1 Withdrawals of taxable amounts will be subject to income tax, and prior to age 59 1/2, may be subject to a 10% federal income tax penalty.

------------------------------------------------------------------------------------
                                                           Strategic     Strategic
                                             Strategic     Partners      Partners
                        Strategic Strategic   Partners   Annuity One/  Annuity One/
                        Partners  Partners  Annuity One/ Plus Enhanced Plus Enhanced
                         Advisor   Select    Plus Bonus    Non Bonus       Bonus
------------------------------------------------------------------------------------
Optional Death          Step/Roll    N/A     Step-Up       Step-Up       Step-Up
 Benefit (for an                             Roll-Up       Roll-Up       Roll-Up
 additional cost) /2,3/                      Combo:        Combo:        Combo:
                                             Step/Roll     Step/Roll     Step/Roll
------------------------------------------------------------------------------------
Living Benefits (for an Lifetime     N/A     Lifetime      Lifetime      Lifetime
 additional cost) /3,4/ Five                 Five          Five          Five
                                             Guaranteed    Guaranteed    Guaranteed
                                             Minimum       Minimum       Minimum
                                             Income        Income        Income
                                             Benefit       Benefit       Benefit
                                             (GMIB)        (GMIB)        (GMIB)

 2 For more information on these benefits, refer to Section 4, "What Is The Death Benefit?" in the Prospectus.
 3  Not all Optional Benefits may be available in all states.
 4 For more information on these benefits, refer to Section 3, "What Kind Of Payments Will I Receive During The Income Phase?"; and Section 5, "What Is the LifeTime Five(SM) Income Benefit?" in the Prospectus.

 HYPOTHETICAL ILLUSTRATION
 The following examples outline the value of each annuity as well as the amount that would be available to an investor as a result of full surrender at the end of each of the contract years specified. The values shown below are based on the following assumptions:
..   An initial investment of $100,000 is made into each contract earning a gross rate of return of 0% and 6% respectively.
..   No subsequent deposits or withdrawals are made to/from the contract.
..   The hypothetical gross rates of return are reduced by the arithmetic average of the fees and expenses of the underlying portfolios (as of December 31, 2006 and the charges that are deducted from the contract at the Separate Account level as follows:

       -- 0.97% average of all fund expenses are computed by adding Portfolio management fees, 12b-1 fees and other expenses of all of the underlying portfolios and then dividing by the number of portfolios. For purposes of the illustrations, we do not reflect any expense reimbursements or expense waivers that might apply and are described in the prospectus fee table. Please note that because the SP Aggressive Growth Asset Allocation Portfolio, the SP Balanced Asset Allocation Portfolio, the SP Conservative Asset Allocation Portfolio, and the SP Growth Asset Allocation Portfolio generally were closed to investors in 2005, the fees for such portfolios are not reflected in the above-mentioned average.

       -- The Separate Account level charges include the Insurance Charge and
          Administration Charge (as applicable).

 The Contract Value assumes no surrender while the Surrender Value assumes a 100% surrender two days prior to the contract anniversary, therefore reflecting the Withdrawal charge applicable to that contract year. Note that a withdrawal on the contract anniversary, or the day before the contract anniversary, would be subject to the withdrawal charge applicable to the next contract year, which usually is lower. The values that you actually experience under a contract will be different from what is depicted here if any of the assumptions we make here differ from your circumstances, however the relative values for each product reflected below will remain the same. (We will provide you with a personalized illustration upon request).

 0% GROSS RETURN


        SP ADVISOR         SP SELECT        SP PLUS BONUS      SP PLUS BONUS    SP PLUS NON BONUS
 -  ------------------ ------------------ ------------------ ------------------ ------------------
    CONTRACT SURRENDER CONTRACT SURRENDER CONTRACT SURRENDER CONTRACT SURRENDER CONTRACT SURRENDER
     VALUE     VALUE    VALUE     VALUE    VALUE     VALUE    VALUE     VALUE    VALUE     VALUE
 -  -------- --------- -------- --------- -------- --------- -------- --------- -------- ---------
 1  $97,678   $97,678  $97,563   $91,433  $101,485  $95,185  $101,585  $94,258  $97,678   $91,540
 2  $95,404   $95,404  $95,179   $90,068   $99,025  $92,725   $99,220  $92,082  $95,404   $90,279
 3  $93,183   $93,183  $92,853   $88,710   $96,624  $90,324   $96,910  $89,957  $93,183   $89,023
 4  $91,013   $91,013  $90,584   $87,361   $94,282  $89,224   $94,654  $87,881  $91,013   $87,773
 5  $88,894   $88,894  $88,371   $86,019   $91,996  $87,896   $92,450  $86,678  $88,894   $86,527
 6  $86,825   $86,825  $86,211   $84,687   $89,766  $86,575   $90,298  $85,480  $86,825   $85,288
 7  $84,803   $84,803  $84,104   $83,363   $87,589  $85,261   $88,196  $84,286  $84,803   $84,055
 8  $82,829   $82,829  $82,049   $82,049   $85,466  $83,956   $86,142  $86,142  $82,829   $82,829
 9  $80,901   $80,901  $80,044   $80,044   $83,394  $82,660   $84,137  $84,137  $80,901   $80,901
 10 $79,017   $79,017  $78,088   $78,088   $81,372  $81,372   $82,178  $82,178  $79,017   $79,017
 11 $77,178   $77,178  $76,180   $76,180   $79,399  $79,399   $80,265  $80,265  $77,178   $77,178
 12 $75,381   $75,381  $74,319   $74,319   $77,474  $77,474   $78,396  $78,396  $75,381   $75,381
 13 $73,626   $73,626  $72,468   $72,468   $75,596  $75,596   $76,571  $76,571  $73,626   $73,626
 14 $71,912   $71,912  $70,663   $70,663   $73,763  $73,763   $74,788  $74,788  $71,877   $71,877
 15 $70,237   $70,237  $68,902   $68,902   $71,975  $71,975   $73,013  $73,013  $70,170   $70,170
 16 $68,602   $68,602  $67,185   $67,185   $70,230  $70,230   $71,279  $71,279  $68,502   $68,502
 17 $67,005   $67,005  $65,509   $65,509   $68,527  $68,527   $69,585  $69,585  $66,873   $66,873
 18 $65,445   $65,445  $63,874   $63,874   $66,866  $66,866   $67,931  $67,931  $65,282   $65,282
 19 $63,921   $63,921  $62,279   $62,279   $65,245  $65,245   $66,315  $66,315  $63,728   $63,728
 20 $62,433   $62,433  $60,723   $60,723   $63,663  $63,663   $64,737  $64,737  $62,210   $62,210
 21 $60,980   $60,980  $59,205   $59,205   $62,120  $62,120   $63,196  $63,196  $60,727   $60,727
 22 $59,560   $59,560  $57,724   $57,724   $60,614  $60,614   $61,690  $61,690  $59,279   $59,279
 23 $58,173   $58,173  $56,279   $56,279   $59,144  $59,144   $60,220  $60,220  $57,865   $57,865
 24 $56,819   $56,819  $54,870   $54,870   $57,710  $57,710   $58,783  $58,783  $56,484   $56,484
 25 $55,496   $55,496  $53,495   $53,495   $56,311  $56,311   $57,381  $57,381  $55,134   $55,134
--------------------------------------------------------------------------------------------------


 Assumptions:

 1. $100,000 initial investment.

 2. As of December 31, 2006 the average fund expenses =0.97%.

 3. No optional death benefit(s) and/or optional living benefit(s) were elected.


 4. These reductions result in hypothetical net rates of return as follows:
    Strategic Partners Advisor -2.33%; Strategic Partners Select -2.44%; Strategic Partners Annuity One/Plus Bonus -2.33%; Strategic Partners Annuity One/Plus Enhanced Bonus -2.33%; Strategic Partners Annuity One/Plus Enhanced Non-Bonus -2.33%.


 5. The illustration above illustrates 100% invested into the variable sub-accounts. Investments into the fixed rate accounts, as noted above, may receive a higher rate of interest in one product over another causing Contract Values to differ in relation to one another.

 6. Surrender Value assumes surrender 2 days prior to policy anniversary.

 6% GROSS RETURN


        SP ADVISOR         SP SELECT        SP PLUS BONUS      SP PLUS BONUS    SP PLUS NON BONUS
 -  ------------------ ------------------ ------------------ ------------------ ------------------
    CONTRACT SURRENDER CONTRACT SURRENDER CONTRACT SURRENDER CONTRACT SURRENDER CONTRACT SURRENDER
     VALUE     VALUE    VALUE     VALUE    VALUE     VALUE    VALUE     VALUE    VALUE     VALUE
 -  -------- --------- -------- --------- -------- --------- -------- --------- -------- ---------
 1  $103,522 $103,522  $103,400  $96,863  $107,557 $101,257  $107,663  $99,851  $103,522  $96,976
 2  $107,179 $107,179  $106,926 $101,111  $111,247 $104,947  $111,466 $103,350  $107,179 $101,349
 3  $110,965 $110,965  $110,572 $105,544  $115,063 $108,763  $115,403 $106,972  $110,965 $105,917
 4  $114,884 $114,884  $114,342 $110,169  $119,009 $112,470  $119,479 $110,722  $114,884 $110,689
 5  $118,942 $118,942  $118,241 $114,994  $123,092 $117,438  $123,700 $115,741  $118,942 $115,674
 6  $123,143 $123,143  $122,273 $120,027  $127,314 $122,622  $128,069 $120,985  $123,143 $120,880
 7  $127,493 $127,493  $126,442 $125,278  $131,681 $128,031  $132,592 $126,463  $127,493 $126,318
 8  $131,996 $131,996  $130,753 $130,753  $136,198 $133,674  $137,276 $137,276  $131,996 $131,996
 9  $136,658 $136,658  $135,212 $135,212  $140,870 $139,561  $142,125 $142,125  $136,658 $136,658
 10 $141,485 $141,485  $139,822 $139,822  $145,702 $145,702  $147,145 $147,145  $141,485 $141,485
 11 $146,483 $146,483  $144,590 $144,590  $150,699 $150,699  $152,342 $152,342  $146,483 $146,483
 12 $151,657 $151,657  $149,520 $149,520  $155,868 $155,868  $157,723 $157,723  $151,657 $151,657
 13 $157,013 $157,013  $154,618 $154,618  $161,215 $161,215  $163,294 $163,294  $157,013 $157,013
 14 $162,559 $162,559  $159,890 $159,890  $166,745 $166,745  $169,062 $169,062  $162,559 $162,559
 15 $168,301 $168,301  $165,342 $165,342  $172,464 $172,464  $175,033 $175,033  $168,301 $168,301
 16 $174,246 $174,246  $170,980 $170,980  $178,380 $178,380  $181,216 $181,216  $174,246 $174,246
 17 $180,400 $180,400  $176,810 $176,810  $184,499 $184,499  $187,616 $187,616  $180,400 $180,400
 18 $186,772 $186,772  $182,838 $182,838  $190,827 $190,827  $194,243 $194,243  $186,772 $186,772
 19 $193,369 $193,369  $189,073 $189,073  $197,373 $197,373  $201,104 $201,104  $193,369 $193,369
 20 $200,199 $200,199  $195,520 $195,520  $204,143 $204,143  $208,207 $208,207  $200,199 $200,199
 21 $207,271 $207,271  $202,186 $202,186  $211,146 $211,146  $215,562 $215,562  $207,271 $207,271
 22 $214,592 $214,592  $209,080 $209,080  $218,388 $218,388  $223,176 $223,176  $214,592 $214,592
 23 $222,172 $222,172  $216,210 $216,210  $225,879 $225,879  $231,058 $231,058  $222,172 $222,172
 24 $230,019 $230,019  $223,582 $223,582  $233,627 $233,627  $239,220 $239,220  $230,019 $230,019
 25 $238,144 $238,144  $231,205 $231,205  $241,641 $241,641  $247,669 $247,669  $238,144 $238,144
--------------------------------------------------------------------------------------------------


 Assumptions:

 1. $100,000 initial investment.

 2. As of December 31, 2006 the average fund expenses =0.97%.

 3. No optional death benefit(s) and/or optional living benefit(s) were elected.


 4. These reductions result in hypothetical net rates of return as follows:
    Strategic Partners Advisor 3.53%; Strategic Partners Select 3.41%; Strategic Partners Annuity One/Plus Bonus 3.43%; Strategic Partners Annuity One/Plus Enhanced Bonus 3.53%; Strategic Partners Annuity One/Plus Enhanced Non-Bonus 3.53%.


 5. The illustration above illustrates 100% invested into the variable sub-accounts. Investments into the fixed rate accounts, as noted above, may receive a higher rate of interest in one product over another causing Contract Values to differ in relation to one another.

 6. Surrender Value assumes surrender 2 days prior to policy anniversary.

            PLEASE SEND ME A STATEMENT OF ADDITIONAL INFORMATION THAT CONTAINS FURTHER DETAILS ABOUT THE PRUCO LIFE ANNUITY DESCRIBED IN PROSPECTUS P2082 (05/2007).

                      ------------------------
                               (print your name)

                      ------------------------
                                   (address)

                      ------------------------
                             (city/state/zip code)

                               MAILING ADDRESS:

                       PRUDENTIAL ANNUITY SERVICE CENTER
                                 P.O. Box 7960
                            Philadelphia, PA 19176

[LOGO]
The Prudential Insurance Company of America
751 Broad Street
Newark, NJ 07102-3777






 P2082

                                   PRSRT STD
                                 U.S. POSTAGE
                                     PAID
                                 LANCASTER, PA
                                PERMIT NO. 1793

                                 STRATEGIC PARTNERS/SM/ PLUS 3 VARIABLE ANNUITY
                                                        Prospectus: May 1, 2007

                      ------------------------


 This Prospectus describes an individual variable annuity contract offered by Pruco Life Insurance Company (Pruco Life) and the Pruco Life Flexible Premium Variable Annuity Account. Pruco Life offers several different annuities which your representative may be authorized to offer to you. Each annuity has different features and benefits that may be appropriate for you based on your financial situation, your age and how you intend to use the annuity. Please note that selling broker-dealer firms through which the contract is sold may decline to make available to their customers certain of the optional features offered generally under the contract. Alternatively, such firms may restrict the availability of the optional benefits and investment options that they make available to their customers (e.g., by imposing a lower maximum issue age for certain optional benefits than what is prescribed generally under the contract). Please speak to your registered representative for further details. The different features and benefits include variations in death benefit protection, and the ability to access your annuity's contract value. The fees and charges under the annuity contract and the compensation paid to your representative may also be different among each annuity. If you are purchasing the contract as a replacement for existing variable annuity or variable life coverage, you should consider, among other things, any surrender or penalty charges you may incur when replacing your existing coverage. Pruco Life is a wholly-owned subsidiary of the Prudential Insurance Company of America.


 THE FUNDS

 Strategic Partners Plus 3 offers a wide variety of investment choices, including variable investment options that invest in underlying mutual funds. Currently, portfolios of the following underlying mutual funds are being offered: The Prudential Series Fund, Advanced Series Trust (formerly named American Skandia Trust), Evergreen Variable Annuity Trust, Gartmore Variable Insurance Trust, and Janus Aspen Series. (see next page for list of portfolios currently offered).


 You may choose between two basic versions of Strategic Partners Plus 3. One version, the Contract With Credit, provides for a bonus credit that we add to each purchase payment you make. If you choose this version of Strategic Partners Plus 3, some charges and expenses may be higher than if you choose the version without the credit. Those higher charges could exceed the amount of the credit under some circumstances, particularly if you withdraw purchase payments within a few years of making those purchase payments.

 PLEASE READ THIS PROSPECTUS
 Please read this prospectus before purchasing a Strategic Partners Plus 3 variable annuity contract, and keep it for future reference. The current prospectuses for the underlying mutual funds contain important information about the mutual funds. When you invest in a variable investment option that is funded by a mutual fund, you should read the mutual fund prospectus and keep it for future reference. The Risk Factors section relating to the market value adjustment option appears in the Summary.

 TO LEARN MORE ABOUT STRATEGIC PARTNERS PLUS 3
 To learn more about the Strategic Partners Plus 3 variable annuity, you can request a copy of the Statement of Additional Information (SAI) dated May 1, 2007. The SAI has been filed with the Securities and Exchange Commission (SEC) and is legally a part of this prospectus. Pruco Life also files other reports with the SEC. All of these filings can be reviewed and copied at the SEC's offices, and can also be obtained from the SEC's Public Reference Section, 100 F Street N.E., Washington, D.C. 20549. (See SEC file numbers 333-37728 and 333-103474) You may obtain information on the operation of the Public Reference Room by calling the SEC at (202) 551-8090. The SEC maintains a Web site (http://www.sec.gov) that contains the Strategic Partners Plus 3 SAI, material incorporated by reference, and other information regarding registrants that file electronically with the SEC. The Table of Contents of the SAI is set forth in Section 11 of this prospectus.

 For a free copy of the SAI, call us at (888) PRU-2888, or write to us at Prudential Annuity Service Center, P.O. Box 7960, Philadelphia, PA 19176.

--------------------------------------------------------------------------------
 THE SEC HAS NOT DETERMINED THAT THIS CONTRACT IS A GOOD INVESTMENT, NOR HAS
 THE SEC DETERMINED THAT THIS PROSPECTUS IS COMPLETE OR ACCURATE. IT IS A CRIMINAL OFFENSE TO STATE OTHERWISE. INVESTMENT IN A VARIABLE ANNUITY CONTRACT IS SUBJECT TO RISK, INCLUDING THE POSSIBLE LOSS OF YOUR MONEY. AN INVESTMENT
 IN STRATEGIC PARTNERS PLUS 3 IS NOT A BANK DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

 Strategic Partners/SM/ is a service mark of The Prudential Insurance Company
 of America   P2360
--------------------------------------------------------------------------------

                              INVESTMENT OPTIONS


 The Prudential Series Fund


   Jennison Portfolio

   Equity Portfolio
   Global Portfolio
   Money Market Portfolio
   Stock Index Portfolio
   Value Portfolio
   SP Aggressive Growth Asset Allocation Portfolio
   SP Balanced Asset Allocation Portfolio
   SP Conservative Asset Allocation Portfolio
   SP Growth Asset Allocation Portfolio

   SP AIM Core Equity Portfolio
   SP Davis Value Portfolio
   SP International Growth Portfolio
   SP International Value Portfolio
   SP Mid Cap Growth Portfolio
   SP PIMCO High Yield Portfolio
   SP PIMCO Total Return Portfolio
   SP Prudential U.S. Emerging Growth Portfolio
   SP Small-Cap Growth Portfolio
   SP Small Cap Value Portfolio
   SP Strategic Partners Focused Growth Portfolio
   SP T. Rowe Price Large-Cap Growth Portfolio

 Advanced Series Trust
   AST Advanced Strategies Portfolio
   AST Aggressive Asset Allocation Portfolio
   AST AllianceBernstein Core Value Portfolio
   AST AllianceBernstein Growth & Income Portfolio
   AST AllianceBernstein Managed Index 500 Portfolio
   AST American Century Income & Growth Portfolio
   AST American Century Strategic Allocation Portfolio
   AST Balanced Asset Allocation Portfolio
   AST Capital Growth Asset Allocation Portfolio
   AST Cohen & Steers Realty Portfolio
   AST Conservative Asset Allocation Portfolio
   AST DeAM Large-Cap Value Portfolio
   AST DeAM Small-Cap Value Portfolio
   AST Federated Aggressive Growth Portfolio
   AST First Trust Balanced Target Portfolio
   AST First Trust Capital Appreciation Target Portfolio
   AST Goldman Sachs Concentrated Growth Portfolio
   AST Goldman Sachs Mid-Cap Growth Portfolio
   AST High Yield Portfolio
   AST JPMorgan International Equity Portfolio
   AST Large-Cap Value Portfolio
   AST Lord Abbett Bond-Debenture Portfolio
   AST Marsico Capital Growth Portfolio
   AST MFS Global Equity Portfolio
   AST MFS Growth Portfolio
   AST Mid-Cap Value Portfolio
   AST Neuberger Berman Mid-Cap Growth Portfolio
   AST Neuberger Berman Mid-Cap Value Portfolio
   AST Neuberger Berman Small-Cap Growth Portfolio
   AST PIMCO Limited Maturity Bond Portfolio
   AST Preservation Asset Allocation Portfolio
   AST Small-Cap Value Portfolio
   AST T. Rowe Price Asset Allocation Portfolio
   AST T. Rowe Price Global Bond Portfolio
   AST T. Rowe Price Natural Resources Portfolio
   AST UBS Dynamic Alpha Portfolio

 Evergreen Variable Annuity Trust
   Evergreen VA Balanced Fund
   Evergreen VA Fundamental Large Cap Fund
   Evergreen VA Growth Fund
   Evergreen VA International Equity Fund
   Evergreen VA Omega Fund
   Evergreen VA Special Values Fund

 Gartmore Variable Insurance Trust
   GVIT Developing Markets Fund

 Janus Aspen Series
   Large Cap Growth Portfolio -- Service Shares

                                   CONTENTS


PART I: STRATEGIC PARTNERS PLUS 3 PROSPECTUS SUMMARY.....................................  5

 GLOSSARY................................................................................  6
 SUMMARY................................................................................. 11
 RISK FACTORS............................................................................ 15
 SUMMARY OF CONTRACT EXPENSES............................................................ 16
 EXPENSE EXAMPLES........................................................................ 21

PART II: STRATEGIC PARTNERS PLUS 3 PROSPECTUS SECTIONS 1 - 11............................ 24

 SECTION 1: WHAT IS THE STRATEGIC PARTNERS PLUS 3 VARIABLE ANNUITY?...................... 25

   SHORT TERM CANCELLATION RIGHT OR "FREE LOOK".......................................... 26

 SECTION 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE?........................................ 26

   VARIABLE INVESTMENT OPTIONS........................................................... 26
   FIXED INTEREST RATE OPTIONS........................................................... 37
   MARKET VALUE ADJUSTMENT OPTION........................................................ 38
   TRANSFERS AMONG OPTIONS............................................................... 40
   ADDITIONAL TRANSFER RESTRICTIONS...................................................... 40
   DOLLAR COST AVERAGING................................................................. 41
   ASSET ALLOCATION PROGRAM.............................................................. 42
   AUTO-REBALANCING...................................................................... 42
   SCHEDULED TRANSACTIONS................................................................ 42
   VOTING RIGHTS......................................................................... 42
   SUBSTITUTION.......................................................................... 43

 SECTION 3: WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE (ANNUITIZATION)? 43

   PAYMENT PROVISIONS.................................................................... 43
   PAYMENT PROVISIONS WITHOUT THE GUARANTEED MINIMUM INCOME BENEFIT...................... 43

     OPTION 1: ANNUITY PAYMENTS FOR A FIXED PERIOD....................................... 43
     OPTION 2: LIFE INCOME ANNUITY OPTION................................................ 43
     OPTION 3: INTEREST PAYMENT OPTION................................................... 44
     OTHER ANNUITY OPTIONS............................................................... 44

   TAX CONSIDERATIONS.................................................................... 44
   GUARANTEED MINIMUM INCOME BENEFIT..................................................... 44

     GMIB ROLL-UP........................................................................ 44
     GMIB OPTION 1 - SINGLE LIFE PAYOUT OPTION........................................... 46
     GMIB OPTION 2 - JOINT LIFE PAYOUT OPTION............................................ 46

   HOW WE DETERMINE ANNUITY PAYMENTS..................................................... 47

 SECTION 4: WHAT IS THE DEATH BENEFIT?................................................... 48

   BENEFICIARY........................................................................... 48
   CALCULATION OF THE DEATH BENEFIT...................................................... 48
   GUARANTEED MINIMUM DEATH BENEFIT...................................................... 48

     GMDB ROLL-UP........................................................................ 48
     GMDB STEP-UP........................................................................ 49

   SPECIAL RULES IF JOINT OWNERS......................................................... 49
   HIGHEST DAILY VALUE DEATH BENEFIT..................................................... 49
   CALCULATION OF THE HIGHEST DAILY VALUE DEATH BENEFIT.................................. 50
   PAYOUT OPTIONS........................................................................ 51
   BENEFICIARY CONTINUATION OPTION EARNINGS APPRECIATOR BENEFIT.......................... 52
   SPOUSAL CONTINUANCE OPTION............................................................ 54


 SECTION 5: WHAT IS THE LIFETIME FIVE/SM/ INCOME BENEFIT?.................................  56

   LIFETIME FIVE INCOME BENEFIT...........................................................  56
   SPOUSAL LIFETIME FIVE INCOME BENEFIT...................................................  62
   HIGHEST DAILY LIFETIME FIVE BENEFIT....................................................  65

 SECTION 6: WHAT IS THE INCOME APPRECIATOR BENEFIT?.......................................  71

   INCOME APPRECIATOR BENEFIT.............................................................  71
   CALCULATION OF THE INCOME APPRECIATOR BENEFIT..........................................  72
   INCOME APPRECIATOR BENEFIT OPTIONS DURING THE ACCUMULATION PHASE.......................  73

 SECTION 7: HOW CAN I PURCHASE A STRATEGIC PARTNERS PLUS 3 CONTRACT?......................  74

   PURCHASE PAYMENTS......................................................................  74
   ALLOCATION OF PURCHASE PAYMENTS........................................................  75
   CREDITS................................................................................  75
   CALCULATING CONTRACT VALUE.............................................................  76

 SECTION 8: WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS PLUS 3
   CONTRACT?..............................................................................  76

   INSURANCE AND ADMINISTRATIVE CHARGES...................................................  76
   WITHDRAWAL CHARGE......................................................................  77
   WAIVER OF WITHDRAWAL CHARGES FOR CRITICAL CARE.........................................  78
   CONTRACT MAINTENANCE CHARGE............................................................  78
   GUARANTEED MINIMUM INCOME BENEFIT CHARGE...............................................  78
   INCOME APPRECIATOR BENEFIT CHARGE......................................................  79
   EARNINGS APPRECIATOR BENEFIT CHARGE....................................................  79
   BENEFICIARY CONTINUATION OPTION CHARGES................................................  80
   TAXES ATTRIBUTABLE TO PREMIUM..........................................................  80
   TRANSFER FEE...........................................................................  80
   COMPANY TAXES..........................................................................  80
   UNDERLYING MUTUAL FUND FEES............................................................  80

 SECTION 9: HOW CAN I ACCESS MY MONEY?....................................................  81

   WITHDRAWALS DURING THE ACCUMULATION PHASE..............................................  81
   AUTOMATED WITHDRAWALS..................................................................  81
   SUSPENSION OF PAYMENTS OR TRANSFERS....................................................  81

 SECTION 10: WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS PLUS 3
   CONTRACT?..............................................................................  82

   CONTRACTS OWNED BY INDIVIDUALS (NOT ASSOCIATED WITH TAX-FAVORED RETIREMENT PLANS)......  82
   CONTRACTS HELD BY TAX-FAVORED PLANS....................................................  85

 SECTION 11: OTHER INFORMATION............................................................  88

   PRUCO LIFE INSURANCE COMPANY...........................................................  88
   THE SEPARATE ACCOUNT...................................................................  89
   SALE AND DISTRIBUTION OF THE CONTRACT..................................................  89
   LITIGATION.............................................................................  90
   ASSIGNMENT.............................................................................  90
   FINANCIAL STATEMENTS...................................................................  90
   STATEMENT OF ADDITIONAL INFORMATION....................................................  90
   HOUSEHOLDING...........................................................................  90
   MARKET VALUE ADJUSTMENT FORMULA........................................................  91

APPENDIX - A ACCUMULATION UNIT VALUES..................................................... A-1

APPENDIX - B SELECTING THE VARIABLE ANNUITY THAT'S RIGHT FOR YOU.......................... B-1

APPENDIX - C ASSET TRANSFER FORMULA UNDER HIGHEST DAILY LIFETIME FIVE BENEFIT............. C-1

  PART I SUMMARY
--------------------------------------------------------------------------------

  STRATEGIC PARTNERS PLUS 3 PROSPECTUS

                                   GLOSSARY

 WE HAVE TRIED TO MAKE THIS PROSPECTUS AS EASY TO READ AND UNDERSTAND AS POSSIBLE. BY THE NATURE OF THE CONTRACT, HOWEVER, CERTAIN TECHNICAL WORDS OR TERMS ARE UNAVOIDABLE. WE HAVE IDENTIFIED THE FOLLOWING AS SOME OF THESE WORDS OR TERMS.

 Accumulation Phase
 The period that begins with the contract date (which we define below) and ends when you start receiving income payments, or earlier if the contract is terminated through a full withdrawal or payment of a death benefit.

 Adjusted Contract Value
 When you begin receiving income payments, the value of your contract adjusted for any market value adjustment minus any charge we impose for premium taxes and withdrawal charges.

 Adjusted Purchase Payment
 Your invested purchase payment is adjusted for any subsequent withdrawals. The adjusted purchase payment is used only for calculations of the Earnings Appreciator Benefit.

 Annual Income Amount
 Under the terms of the Lifetime Five Income Benefit, an amount that you can withdraw each year as long as the annuitant lives. For the Highest Daily Lifetime Five Benefit only, we refer to an amount that you can withdraw each year as long as the annuitant lives as the "Total Annual Income Amount." The Total Annual Income Amount may reflect the inclusion of an additional sum, if you have made no withdrawal during the first ten years that the Highest Daily Lifetime Five Benefit is in effect. The annual income amount is set initially as a percentage of the Protected Withdrawal Value, but will be adjusted to reflect subsequent purchase payments, withdrawals, and any step-up. Under the Spousal Lifetime Five Income Benefit, the annual income amount is paid until the later death of two natural persons who are each other's spouses at the time of election and at the first death of one of them.

 Annual Withdrawal Amount
 Under the terms of the Lifetime Five Income Benefit, an amount that you can withdraw each year as long as there is Protected Withdrawal Value remaining. The Annual Withdrawal Amount is set initially to equal 7% of the initial Protected Withdrawal Value, but will be adjusted to reflect subsequent purchase payments, withdrawals, and any step-up.

 Annuitant
 The person whose life determines the amount of income payments that we will make. Except as indicated below, if the annuitant dies before the annuity date, the co-annuitant (if any) becomes the annuitant if the contract's requirements for changing the annuity date are met. If, upon the death of the annuitant, there is no surviving eligible co-annuitant, and the owner is not the annuitant, then the owner becomes the annuitant.


 Generally, if an annuity is owned by an entity and the entity has named a co-annuitant, the co-annuitant will become the annuitant upon the death of the annuitant, and no death benefit is payable. Unless we agree otherwise, the contract is eligible to have a co-annuitant designation only if the entity that owns the contract is (1) a plan described in Internal Revenue Code
 Section 72(s)(5)(A)(i) (or any successor Code section thereto); (2) an entity described in Code Section 72(u)(1) (or any successor Code section thereto); or
 (3) a custodial account established pursuant to the provisions in Code
 Section 408(a) (or any successor Code section thereto) ("Custodial Account").

 Where the contract is held by a Custodial Account, the co-annuitant will not automatically become the annuitant upon the death of the annuitant. Upon the death of the annuitant, the Custodial Account will have the choice, subject to our rules, to either elect to receive the death benefit or elect to continue the contract. If the contract is continued, then the Contract Value as of the date of due proof of death of the annuitant will reflect the amount that would have been payable had a death benefit been paid.


 Annuity Date
 The date when income payments are scheduled to begin. You must have our permission to change the annuity date. If the co-annuitant becomes the annuitant due to the death of the annuitant, and the co-annuitant is older than the annuitant, then the annuity date will be based on the age of the co-annuitant, provided that the contract's requirements for changing the annuity date are met (e.g., the co-annuitant cannot be older than a specified age). If the co-annuitant is younger than the annuitant, then the annuity date will remain unchanged.

 Beneficiary
 The person(s) or entity you have chosen to receive a death benefit.

 Benefit Fixed Rate Account
 An investment option offered as part of this contract that is used only if you have elected the optional Highest Daily Lifetime Five Benefit. Amounts allocated to the Benefit Fixed Rate Account earn a fixed rate of interest, and are held within our general account. You may not allocate purchase payments to the Benefit Fixed Rate Account. Rather, Contract Value is transferred to the Benefit Fixed Rate Account only under the asset transfer feature of the Highest Daily Lifetime Five Benefit.

 Business Day
 A day on which the New York Stock Exchange is open for business. Our business day generally ends at 4:00 p.m. Eastern time.

 Co-Annuitant
 The person shown on the contract data pages who becomes the annuitant (if eligible) upon the death of the annuitant if the contract's requirements for changing the annuity date are met.

 Contract Date
 The date we accept your initial purchase payment and all necessary paperwork in good order at the Prudential Annuity Service Center. Contract anniversaries are measured from the contract date. A contract year starts on the contract date or on a contract anniversary.

 Contract Owner, Owner, or You
 The person entitled to the ownership rights under the contract.

 Contract Value
 This is the total value of your contract, equal to the sum of the values of your investment in each investment option you have chosen. Your Contract Value will go up or down based on the performance of the investment options you choose.

 Contract with Credit
 A version of the annuity contract that provides for a bonus credit with each purchase payment that you make and has higher withdrawal charges and insurance and administrative costs than the Contract Without Credit.

 Contract without Credit
 A version of the annuity contract that does not provide a credit and has lower withdrawal charges and insurance and administrative costs than the Contract With Credit.

 Credit
 If you choose the Contract With Credit, this is the bonus amount that we allocate to your account each time you make a purchase payment. The amount of the credit is a percentage of the purchase payment. Bonus credits generally are not recaptured once the free look period expires. Our reference in the preceding sentence to "generally are not recaptured" refers to the fact that we have the contractual right to deduct, from the death benefit we pay, the amount of any credit corresponding to a purchase payment made within one year of death.

 Daily Value
 For purposes of the Highest Daily Value Death Benefit, which we describe below, the Contract Value as of the end of each business day. The Daily Value on the contract date is equal to your purchase payment.

 Death Benefit
 If a death benefit is payable, the beneficiary you designate will receive, at a minimum, the total invested purchase payments, reduced proportionally by withdrawals, or a potentially greater amount related to market appreciation. The Guaranteed Minimum Death Benefit, or Highest Daily Value Death Benefit, is available for an additional charge. See Section 4, "What Is The Death Benefit?"

 Death Benefit Target Date
 With respect to the Highest Daily Value Death Benefit, the later of the contract anniversary on or after the 80/th/ birthday of the current contract owner, the older of either joint owner or (if owned by an entity) the annuitant, or five years after the contract date.

 Designated Life
 For purposes of the Spousal Lifetime Five Income Benefit, a Designated Life refers to each of two natural persons who are each other's spouses at the time of election of the Spousal Lifetime Five Income Benefit and at the first death of one of them.

 Dollar Cost Averaging Fixed Rate Option (DCA Fixed Rate Option)
 An investment option that offers a fixed rate of interest for a selected period during which periodic transfers are automatically made to selected variable investment options or to the one-year fixed interest rate option.

 GLOSSARY continued


 Earnings Appreciator Benefit (EAB)
 An optional feature available for an additional charge that may provide a supplemental death benefit based on earnings under the contract.

 Enhanced Protected Withdrawal Value
 Under the Highest Daily Lifetime Five Benefit only, a sum that we add to your existing Protected Withdrawal Value, provided that you have not made any withdrawal during the first ten years that your Highest Daily Lifetime Five Benefit has been in effect and you otherwise meet the conditions set forth in the rider and this prospectus.

 Excess Income/Excess Withdrawal

 Under the Lifetime Five Income Benefit, Spousal Lifetime Five Income Benefit, and Highest Daily Lifetime Five Benefit, Excess Income refers to cumulative withdrawals that exceed the Annual Income Amount (the Total Annual Income Amount, for Highest Daily Lifetime Five only). Under the Lifetime Five Income Benefit, Excess Withdrawal refers to cumulative withdrawals that exceed the Annual Withdrawal Amount.


 Fixed Interest Rate Options
 Investment options that offer a fixed rate of interest for either a one-year period (fixed rate option) or a selected period during which periodic transfers are made to selected variable investment options or to the one-year fixed rate option.

 Good Order
 An instruction received at the Prudential Annuity Service Center, utilizing such forms, signatures and dating as we require, which is sufficiently clear that we do not need to exercise any discretion to follow such instructions.

 Guarantee Period
 A period of time during which your invested purchase payment in the market value adjustment option earns interest at the declared rate. We may offer one or more guarantee periods.

 Guaranteed Minimum Death Benefit (GMDB)
 An optional feature available for an additional charge that guarantees that the death benefit that the beneficiary receives will be no less than a certain GMDB protected value. The GMDB is a different death benefit than the Highest Daily Value Death Benefit, which we describe below.

 GMDB Protected Value
 The amount guaranteed under the Guaranteed Minimum Death Benefit, which may equal the GMDB roll-up value, the GMDB step-up value, or the greater of the two. The GMDB protected value will be subject to certain age restrictions and time durations, however, it will still increase by subsequent invested purchase payments and reduce proportionally by withdrawals.

 GMDB Roll-Up
 We use the GMDB roll-up value to compute the GMDB protected value of the Guaranteed Minimum Death Benefit. The GMDB roll-up is equal to the invested purchase payments compounded daily at an effective annual interest rate starting on the date that each invested purchase payment is made, subject to a cap, and reduced by the effect of withdrawals.

 GMDB Step-Up
 We use the GMDB step-up value to compute the GMDB protected value of the Guaranteed Minimum Death Benefit. Generally speaking, the GMDB step-up establishes a "high water mark" of protected value that we would pay upon death, even if the Contract Value has declined. For example, if the GMDB step-up were set at $100,000 on a contract anniversary, and the Contract Value subsequently declined to $80,000 on the date of death, the GMDB step-up value would nonetheless remain $100,000 (assuming no additional purchase payments or withdrawals).

 Guaranteed Minimum Income Benefit (GMIB)
 An optional feature available for an additional charge that guarantees that the income payments you receive during the income phase will be no less than a certain GMIB protected value applied to the GMIB guaranteed annuity purchase rates.


 GMIB Protected Value

 We use the GMIB protected value to calculate annuity payments should you annuitize under the Guaranteed Minimum Income Benefit.

 The value is calculated daily and is equal to the GMIB roll-up, until the GMIB roll-up either reaches its cap or if we stop applying the annual interest rate based on the age of the annuitant, number of contract anniversaries or number of years since last GMIB reset. At such point, the GMIB protected value will be increased by any subsequent invested purchase payments, and any withdrawals will proportionally reduce the GMIB protected value. The GMIB protected value is not available as a cash surrender benefit or a death benefit, nor is it used to calculate the cash surrender value or death benefit.

 GMIB Reset
 You may elect to "step-up" or "reset" your GMIB protected value if your Contract Value is greater than the current GMIB protected value. Upon exercise of the reset provision, your GMIB protected value will be reset to equal your current Contract Value. You are limited to two resets over the life of your contract, provided that certain annuitant age requirements are met.

 GMIB Roll-Up
 We will use the GMIB roll-up value to compute the GMIB protected value of the Guaranteed Minimum Income Benefit. The GMIB roll-up is equal to the invested purchase payments (after a reset, the Contract Value at the time of the reset) compounded daily at an effective annual interest rate starting on the date each invested purchase payment is made, subject to a cap, and reduced proportionally by withdrawals.

 Highest Daily Lifetime Five Benefit
 An optional feature available for an additional charge that guarantees your ability to withdraw amounts equal to a percentage of a principal value called the Protected Withdrawal Value. Subject to our rules regarding the timing and amount of withdrawals, we guarantee these withdrawal amounts, regardless of the impact of market performance on your Contract Value.

 Highest Daily Value Death Benefit
 An optional death benefit available for an additional charge that can provide a death benefit that exceeds the Contract Value on the date of death. The amount of the death benefit is determined with reference to the Highest Daily Value, as defined below.

 Income Appreciator Benefit (IAB)
 An optional feature that may be available for an additional charge that provides a supplemental living benefit based on earnings under the contract.

 IAB Automatic Withdrawal Payment Program
 A series of payments consisting of a portion of your Contract Value and Income Appreciator Benefit paid to you in equal installments over a 10 year period, which you may choose, if you elect to receive the Income Appreciator Benefit during the accumulation phase.

 IAB Credit
 An amount we add to your Contract Value that is credited in equal installments over a 10 year period, which you may choose, if you elect to receive the Income Appreciator Benefit during the accumulation phase.

 Income Options
 Options under the contract that define the frequency and duration of income payments. In your contract, we also refer to these as payout or annuity options.

 Income Phase
 The period during which you receive income payments under the contract.

 Invested Purchase Payments
 Your purchase payments (which we define below) less any deduction we make for any tax charge.

 Joint Owner
 The person named as the joint owner, who shares ownership rights with the owner as defined in the contract. A joint owner must be a natural person.

 Lifetime Five Income Benefit
 An optional feature available for an additional charge that guarantees your ability to withdraw amounts equal to a percentage of an initial principal value (called the "Protected Withdrawal Value"), regardless of the impact of market performance on your Contract Value, subject to our rules regarding the timing and amount of withdrawals. There are two options--one is designed to provide an annual withdrawal amount for life and the other is designed to provide a greater annual withdrawal amount (than the first option) as long as there is Protected Withdrawal Value. We also offer a variant of the Lifetime Five Income Benefit to certain spousal owners--see "Spousal Lifetime Five Income Benefit."

 GLOSSARY continued


 Market Value Adjustment
 An adjustment to your Contract Value or withdrawal proceeds that is based on the relationship between interest you are currently earning within the market value adjustment option and prevailing interest rates. This adjustment may be positive or negative.

 Market Value Adjustment Option
 This investment option may offer various guarantee periods and pays a fixed rate of interest with respect to each guarantee period. We impose a market value adjustment on withdrawals or transfers that you make from this option prior to the end of its guarantee period.

 Net Purchase Payments
 Your total purchase payments less any withdrawals you have made.

 Proportional Withdrawals
 A method that involves calculating the percentage of your Contract Value that each prior withdrawal represented when withdrawn. Proportional withdrawals result in a reduction to the applicable benefit value by reducing such value in the same proportion as the Contract Value was reduced by the withdrawal as of the date the withdrawal occurred.

 Protected Withdrawal Value
 Under the Lifetime Five Income Benefit and Spousal Lifetime Five Income Benefit, an amount that we guarantee regardless of the investment performance of your Contract Value. For the Highest Daily Lifetime Five Benefit only, we refer to an amount that we guarantee regardless of the investment performance of your Contract Value as the "Total Protected Withdrawal Value". Total Protected Withdrawal Value may reflect the inclusion of an additional sum, if you have made no withdrawal during the first ten years that the Highest Daily Lifetime Five Benefit is in effect.

 Prudential Annuity Service Center
 For general correspondence: P.O. Box 7960, Philadelphia, PA 19176. For express overnight mail: 2101 Welsh Road, Dresher, PA 19025. The telephone number is
 (888) PRU-2888. Prudential's Web site is www.prudential.com.

 Purchase Payments
 The amount of money you pay us to purchase the contract. Generally, you can make additional purchase payments at any time during the accumulation phase.

 Separate Account
 Purchase payments allocated to the variable investment options are held by us in a separate account called the Pruco Life Flexible Premium Variable Annuity Account. The separate account is set apart from all of the general assets of Pruco Life.

 Spousal Lifetime Five Income Benefit
 An optional feature available for an additional charge that guarantees the ability to withdraw amounts equal to a percentage of an initial principal value (called the "Protected Withdrawal Value"), regardless of the impact of market performance on the Contract Value, subject to our rules regarding the timing and amount of withdrawals. Under the Spousal Lifetime Five Income Benefit, an annual income amount is paid until the later death of two natural persons who are each other's spouses at the time of election and at the first death of one of them.

 Statement of Additional Information
 A document containing certain additional information about the Strategic Partners Plus 3 variable annuity. We have filed the Statement of Additional Information with the Securities and Exchange Commission and it is legally a part of this prospectus. To learn how to obtain a copy of the Statement of Additional Information, see the front cover of this prospectus.

 Tax Deferral
 This is a way to increase your assets without currently being taxed. Generally, you do not pay taxes on your contract earnings until you take money out of your contract. You should be aware that tax favored plans (such as IRAs) already provide tax deferral regardless of whether they invest in annuity contracts. See Section 10, "What Are The Tax Considerations Associated With The Strategic Partners Plus 3 Contract?"



 Variable Investment Option
 When you choose a variable investment option, we purchase shares of the underlying mutual fund that are held as an investment for that option. We hold these shares in the separate account. The division of the separate account of Pruco Life that invests in a particular mutual fund is referred to in your contract as a subaccount.

 SUMMARY FOR SECTIONS 1-11

 For a more complete discussion of the following topics, see the corresponding section in Part II of the prospectus.

 SECTION 1
 What Is The Strategic Partners Plus 3 Variable Annuity?
 The Strategic Partners Plus 3 variable annuity is a contract between you, the owner, and us, the insurance company, Pruco Life Insurance Company (Pruco
 Life, we or us). The contract allows you to invest on a tax-deferred basis in variable investment options, fixed interest rate options, and the market value adjustment option. The contract is intended for retirement savings or other long-term investment purposes and provides for a death benefit.
 There are two basic versions of the Strategic Partners Plus 3 variable annuity.

 Contract With Credit.

..   provides for a bonus credit that we add to each purchase payment that you make,
..   has higher withdrawal charges and insurance and administrative costs than the Contract Without Credit,
..   may provide lower interest rates for fixed interest rate options and the market value adjustment option than the Contract Without Credit, and
..   may provide fewer available market value adjustment guarantee periods than the Contract Without Credit.

 Contract Without Credit.

..   does not provide a credit,
..   has lower withdrawal charges and insurance and administrative costs than the Contract With Credit,
..   may provide higher interest rates for fixed interest rate options and the market value adjustment option than the Contract With Credit, and
..   may provide more available market value adjustment guarantee periods than the Contract With Credit.

 The variable investment options available under the contract offer the opportunity for a favorable return. However, this is NOT guaranteed. It is possible, due to market changes, that your investments may decrease in value, including an investment in the Prudential Money Market Portfolio variable investment option.

 The fixed interest rate options offer a guaranteed interest rate. While your money is allocated to one of these options, your principal amount will not decrease and we guarantee that your money will earn at least a minimum interest rate annually.

 Under the market value adjustment option, while your money remains in the contract for the full guarantee period, your principal amount is guaranteed and the interest amount that your money will earn is guaranteed by us to be at least the minimum interest rate dictated by applicable state law.

 You may make up to 12 free transfers each contract year among the investment options. Certain restrictions apply to transfers involving the fixed interest rate options.

 The contract, like all deferred annuity contracts, has two phases: the accumulation phase and the income phase.

..   During the accumulation phase, any earnings grow on a tax-deferred basis and are generally only taxed as income when you make a withdrawal.
..   The income phase starts when you begin receiving regular payments from your contract.

 The amount of money you are able to accumulate in your contract during the accumulation phase will help determine the amount you will receive during the income phase. Other factors will affect the amount of your payments, such as age, gender, and the payout option you select.

 The contract offers a choice of income and death benefit options, which may also be available to you.

 There are certain state variations to this contract that are referred to in this prospectus. Please see your contract for further information on these and other variations.

 SUMMARY FOR SECTIONS 1-11 continued


 We may amend the contract as permitted by law. For example, we may add new features to the contract. Subject to applicable law, we determine whether or not to make such contract amendments available to contracts that already have been issued.

 If you change your mind about owning Strategic Partners Plus 3, you may cancel your contract within 10 days after receiving it (or whatever period is required under applicable law). This time period is referred to as the "Free Look" period.

 SECTION 2
 What Investment Options Can I Choose?
 You can invest your money in several variable investment options. The variable investment options are classified according to their investment style, and a brief description of each portfolio's investment objective and key policies is set forth in Section 2, to assist you in determining which portfolios may be of interest to you.

 Depending upon market conditions, you may earn or lose money in any of these options. The value of your contract will fluctuate depending upon the performance of the underlying mutual fund portfolios used by the variable investment options that you choose. Past performance is not a guarantee of future results.

 You may also invest your money in fixed interest rate options or in a market value adjustment option.

 SECTION 3
 What Kind Of Payments Will I Receive During The Income Phase? (Annuitization) If you want to receive regular income from your annuity, you can choose one of several options, including guaranteed payments for the annuitant's lifetime. Generally, once you begin receiving regular payments, you cannot change your payment plan.

 For an additional fee, you may also choose, if it is available under your contract, the Guaranteed Minimum Income Benefit (GMIB). The Guaranteed Minimum Income Benefit provides that once the income period begins, your income payments will be no less than a value that is based on a certain "GMIB protected value" applied to the GMIB guaranteed annuity purchase rates. See
 Section 3, "What Kind Of Payments Will I Receive During The Income Phase?"

 The Lifetime Five Income Benefit, the Spousal Lifetime Five Income Benefit and Highest Daily Lifetime Five Benefit (discussed in Section 5) and the Income Appreciator Benefit (discussed in Section 6) each may provide an additional amount upon which your annuity payments are based.

 SECTION 4
 What Is The Death Benefit?
 In general, if the sole owner or first-to-die of the owner or joint owner dies before the income phase of the contract begins, the person(s) or entity that you have chosen as your beneficiary will receive, at a minimum, the greater of
 (i) the Contract Value, (ii) either the base death benefit or, for a higher insurance and administrative cost, a potentially larger Guaranteed Minimum Death Benefit (GMDB), or Highest Daily Value Death Benefit.

 The base death benefit equals the total invested purchase payments reduced proportionally by withdrawals. The Guaranteed Minimum Death Benefit is equal to a "GMDB protected value" that depends upon which of the following Guaranteed Minimum Death Benefit options you choose:

..   the highest value of the contract on any contract anniversary, which we call the "GMDB step-up value;"
..   the total amount you invest increased by a guaranteed rate of return, which we call the "GMDB roll-up value;" or
..   the greater of the GMDB step-up value and GMDB roll-up value.

 The Highest Daily Value Death Benefit provides a death benefit equal to the greater of the base death benefit or the highest daily value less proportional withdrawals.


 On the date we receive proof of death in good order, in lieu of paying a death benefit, we will allow the surviving spouse to continue the contract by exercising the Spousal Continuance Option, if the conditions that we describe, in Section 4, are met.


 For an additional fee, you may also choose, if it is available in your contract, the Earnings Appreciator supplemental death benefit, which provides a benefit payment upon the death of the sole owner, or first to die of the owner or joint owner, during the accumulation phase.

 SECTION 5
 What Is The Lifetime Five/SM /Income Benefit?
 The Lifetime Five Income Benefit is an optional feature that guarantees your ability to withdraw an amount equal to a percentage of an initial principal value (called the "Protected Withdrawal Value"), regardless of the impact of market performance on your Contract Value, subject to our rules regarding the timing and amounts of withdrawals. There are two options--one is designed to provide an annual withdrawal amount for life (the "Life Income Benefit"), and the other is designed to provide a greater annual withdrawal amount (than the first option), as long as there is Protected Withdrawal Value (adjusted, as described in Section 5) (the "Withdrawal Benefit"). The annuitant must be at least 45 years old when the Lifetime Five Income Benefit is elected.

 The charge for the Lifetime Five Income Benefit is a daily fee equal on an annual basis to 0.60% of the Contract Value allocated to the variable investment options. This charge is in addition to the charge for the applicable death benefit.

 In addition to the Lifetime Five Income Benefit, we offer a benefit called the Spousal Lifetime Five Income Benefit. The Spousal Lifetime Five Income benefit is similar to the Lifetime Five Income Benefit, except that it is offered only to those who are each other's spouses at the time the benefit is elected, and the benefit offers only a Life Income Benefit (not the Withdrawal Benefit). The charge for the Spousal Lifetime Five Income Benefit is a daily fee equal on an annual basis to 0.75% of the Contract Value allocated to the variable investment options. The charge is in addition to the charge for the applicable death benefit.


 Finally, we offer a benefit called the Highest Daily Lifetime Five Benefit. Highest Daily Lifetime Five is similar to our Lifetime Five and Spousal Lifetime Five benefits, in that under each such benefit, there is a "protected withdrawal value" that serves as the basis for withdrawals you can make. As we discuss in more detail later, we guarantee this protected withdrawal value, even if your Contract Value declines. Thus, as a participant in one of these benefits, you are assured of a certain amount that you can withdraw, even if there is a significant decline in the securities markets. Highest Daily Lifetime Five Benefit differs from Lifetime Five and Spousal Lifetime Five primarily in that (a) the Protected Withdrawal Value is determined based on the highest daily Contract Value and (b) we require you to participate in an asset transfer program, under which your Contract Value may be transferred periodically between the variable investment options and the Benefit Fixed Rate Account (which is part of our general account). This formula is described more fully in Appendix C. We operate the asset transfer program under a formula, which is described in the portion of Section 5 concerning the Highest Daily Lifetime Five Benefit. As discussed in Section 5, when you elect Highest Daily Lifetime Five, the asset transfer formula is made a part of your annuity contract, and thus may not be altered thereafter. However, we do reserve the right to amend the formula for new-issued annuity contracts that elect Highest Daily Lifetime Five and for existing contracts that elect the benefit in the future. As we discuss in more detail later in this prospectus, this required asset transfer program helps us manage our financial exposure under Highest Daily Lifetime Five, by moving assets out of the variable investment options in the event of securities market declines. In essence, we seek to preserve the value of these assets, by transferring them to a more stable account. Of course, the formula also contemplates the transfer of assets from the Benefit Fixed Rate Account to the variable investment options in certain other scenarios.


 SECTION 6
 What Is The Income Appreciator Benefit?
 The Income Appreciator Benefit is an optional benefit, available for an additional charge, that provides an additional income amount during the accumulation period or upon annuitization. The Income Appreciator Benefit is designed to provide you with additional funds that can be used to help defray the impact taxes may have on distributions from your contract. You can activate this benefit in one of three ways, as described in Section 6. Note, however, that the annuitization options within this benefit are limited.

 SECTION 7
 How Can I Purchase A Strategic Partners Plus 3 Contract?
 You can purchase this contract, unless we agree otherwise and subject to our rules, with a minimum initial purchase payment of $10,000. You must get our prior approval for any initial and additional purchase payment of $1,000,000 or more, unless we are prohibited under applicable state law from insisting on such prior approval. Generally, you can make additional purchase payments of $500 ($100 if made through electronic funds transfer) or more at any time during the accumulation phase of the contract. Your representative can help you fill out the proper forms. The Contract With Credit provides for the allocation of a credit with each purchase payment.

 You may purchase this contract only if the oldest of the owner, joint owner, annuitant, or co-annuitant is age 85 or younger on the contract date. In addition, certain age limits apply to certain features and benefits described herein.

 SUMMARY FOR SECTIONS 1-11 continued


 SECTION 8
 What Are The Expenses Associated With The Strategic Partners Plus 3 Contract? The contract has insurance features and investment features, both of which have related costs and charges.

..   Each year (or upon full surrender) we deduct a contract maintenance charge if your Contract Value is less than $75,000. This charge is currently equal to the lesser of $35 or 2% of your Contract Value. We do not impose the contract maintenance charge if your Contract Value is $75,000 or more. We may impose lesser charges in certain states.
..   For insurance and administrative costs, we also deduct a daily charge based on the average daily value of all assets allocated to the variable investment options, depending on the death benefit (or other) option that you choose. The daily cost is equivalent to an annual charge as follows:

    -- 1.40% if you choose the base death benefit, -- 1.65% if you choose the roll-up or step-up Guaranteed Minimum Death
       Benefit option (i.e., 0.25% in addition to the base death benefit charge),
    -- 1.75% if you choose the greater of the roll-up and step-up Guaranteed
       Minimum Death Benefit option (i.e., 0.35% in addition to the base death benefit charge),
    -- 1.90% if you choose the Highest Daily Value Death Benefit (i.e., 0.50%
       in addition to the base death benefit charge), -- 0.60% if you choose the Lifetime Five Income Benefit (1.50% maximum charge). This charge is in addition to the charge for the applicable death benefit, or
    -- 0.75% if you choose the Spousal Lifetime Five Income Benefit (1.50% maximum charge). This charge is in addition to the charge for the applicable death benefit; or
    -- 0.60% if you choose the Highest Daily Lifetime Five Benefit (1.50% maximum charge). This charge is in addition to the charge for the applicable death benefit.

..   We impose an additional insurance and administrative charge of 0.10%
    annually for the Contract With Credit.
..   We will deduct an additional charge if you choose the Guaranteed Minimum
    Income Benefit. We deduct this annual charge from your Contract Value on the contract anniversary and upon certain other events. The charge for this benefit is equal to 0.50% for contracts sold on or after January 20, 2004, or upon subsequent state approval (0.45% for all other contracts), of the average GMIB protected value (1.00% maximum charge). (In some states this fee may be lower.)
..   We will deduct an additional charge if you choose the Income Appreciator
    Benefit. We deduct this charge from your Contract Value on the contract anniversary and upon certain other events. The charge for this benefit is based on an annual rate of 0.25% of your Contract Value.
..   We will deduct an additional charge if you choose the Earnings Appreciator supplemental death benefit. We deduct this charge from your Contract Value on the contract anniversary and upon certain other events. The charge for this benefit is based on an annual rate of 0.30% of your Contract Value.
..   There are a few states/jurisdictions that assess a premium tax on us when you begin receiving regular income payments from your annuity. In those states, we deduct a charge designed to approximate this tax, which can range from 0-3.5% of your Contract Value.
..   There are also expenses associated with the mutual funds. For 2006, the fees of these funds ranged from 0.37 % to 1.19% annually. For certain funds, expenses are reduced pursuant to expense waivers and comparable arrangements. In general, these expense waivers and comparable arrangements are not guaranteed, and may be terminated at any time.
..   If you withdraw money (or you begin the income phase) less than seven contract anniversaries after making a purchase payment, then you may have to pay a withdrawal charge on all or part of the withdrawal. This charge ranges from 1-7% for the Contract Without Credit and 5-8% for the Contract With Credit. (In certain states reduced withdrawal charges may apply for certain ages. Your contract contains the applicable charges.)

 For more information, including details about other possible charges under the contract, see "Summary Of Contract Expenses" and Section 8, "What Are The Expenses Associated With The Strategic Partners Plus 3 Contract?"

 SECTION 9
 How Can I Access My Money?
 You may withdraw money at any time during the accumulation phase. You may, however, be subject to income tax and, if you make a withdrawal prior to age 59 1/2, an additional tax penalty as well. For the Contract Without Credit, if you withdraw money less than seven contract anniversaries after making a purchase payment, we may impose a withdrawal charge ranging from 1-7%. For the Contract With Credit, we may impose a withdrawal charge ranging from 5-8%. (In certain states reduced withdrawal charges may apply for certain ages. Your contract contains the applicable charges.)

 Under the Market Value Adjustment Option, you will be subject to a market value adjustment if you make a withdrawal or transfer from the option prior to the end of a guarantee period.

 We offer an optional benefit, called the Lifetime Five Income Benefit, under which we guarantee that certain amounts will be available to you for withdrawal, regardless of market-related declines in your Contract Value. You need not participate in this benefit in order to withdraw some or all of your money. We also offer a Spousal Lifetime Five Income Benefit. You also may access your Income Appreciator Benefit through withdrawals.

 SECTION 10
 What Are The Tax Considerations Associated With The Strategic Partners Plus 3 Contract?
 Your earnings are generally not taxed until withdrawn. If you withdraw money during the accumulation phase, the tax laws treat the withdrawal as a withdrawal of earnings, which are taxed as ordinary income. If you are younger than age 59 1/2 when you take money out, you may be charged a 10% federal tax penalty on the earnings in addition to ordinary taxation. A portion of the payments you receive during the income phase is considered a partial return of your original investment and therefore will not be taxable as income. Generally, all amounts withdrawn from an Individual Retirement Annuity (IRA) contract (excluding Roth IRAs) are taxable and subject to the 10% penalty if withdrawn prior to age 59 1/2.

 SECTION 11
 Other Information
 This contract is issued by Pruco Life Insurance Company (Pruco Life), a subsidiary of The Prudential Insurance Company of America, and sold by registered representatives of affiliated and unaffiliated broker/dealers.

 RISK FACTORS
 There are various risks associated with an investment in the Market Value Adjustment Option that we summarize below.

 ISSUER RISK. The Market Value Adjustment Option, fixed interest rate options, and the contract's other insurance features are available under a contract issued by Pruco Life, and thus backed by the financial strength of that company. If Pruco Life were to experience significant financial adversity, it is possible that Pruco Life's ability to pay interest and principal under the Market Value Adjustment Option and fixed interest rate options and to fulfill its insurance guarantees could be impaired.

 RISKS RELATED TO CHANGING INTEREST RATES. You do not participate directly in the investment experience of the bonds and other instruments that Pruco Life holds to support the Market Value Adjustment Option. Nonetheless, the market value adjustment formula reflects the effect that prevailing interest rates have on those bonds and other instruments. If you need to withdraw your money prior to the end of a guarantee period and during a period in which prevailing interest rates have risen above their level when you made your purchase, you will experience a "negative" market value adjustment. When we impose this market value adjustment, it could result in the loss of both the interest you have earned and a portion of your purchase payments. Thus, before you commit to a particular guarantee period, you should consider carefully whether you have the ability to remain invested throughout the guarantee period. In addition, we cannot, of course, assure you that the market value adjustment option will perform better than another investment that you might have made.

 RISKS RELATED TO THE WITHDRAWAL CHARGE. We may impose withdrawal charges on amounts withdrawn from the market value adjustment option. If you anticipate needing to withdraw your money prior to the end of a guarantee period, you should be prepared to pay the withdrawal charge that we will impose.

 SUMMARY OF CONTRACT EXPENSES

 THE PURPOSE OF THIS SUMMARY IS TO HELP YOU TO UNDERSTAND THE COSTS YOU WILL PAY FOR STRATEGIC PARTNERS PLUS 3. THE FOLLOWING TABLES DESCRIBE THE FEES AND EXPENSES THAT YOU WILL PAY WHEN BUYING, OWNING, AND SURRENDERING THE CONTRACT. THE FIRST TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY AT THE TIME THAT YOU BUY THE CONTRACT, SURRENDER THE CONTRACT, OR TRANSFER CASH VALUE BETWEEN INVESTMENT OPTIONS.

 For more detailed information, including additional information about current and maximum charges, see Section 8, "What Are The Expenses Associated With The Strategic Partners Plus 3 Contract?" The individual fund prospectuses contain detailed expense information about the underlying mutual funds.

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                                        CONTRACT OWNER TRANSACTION EXPENSES
-----------------------------------------------------------------------------------------------------------------------
                                               WITHDRAWAL CHARGE /1/
-----------------------------------------------------------------------------------------------------------------------
         NUMBER OF CONTRACT                           CONTRACT                                CONTRACT
         ANNIVERSARIES SINCE                            WITH                                   WITHOUT
          PURCHASE PAYMENT                             CREDIT                                  CREDIT
-----------------------------------------------------------------------------------------------------------------------
                  0                                      8%                                      7%
-----------------------------------------------------------------------------------------------------------------------
                  1                                      8%                                      6%
-----------------------------------------------------------------------------------------------------------------------
                  2                                      8%                                      5%
-----------------------------------------------------------------------------------------------------------------------
                  3                                      8%                                      4%
-----------------------------------------------------------------------------------------------------------------------
                  4                                      7%                                      3%
-----------------------------------------------------------------------------------------------------------------------
                  5                                      6%                                      2%
-----------------------------------------------------------------------------------------------------------------------
                  6                                      5%                                      1%
-----------------------------------------------------------------------------------------------------------------------
                  7                                      0%                                      0%
-----------------------------------------------------------------------------------------------------------------------

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                             MAXIMUM TRANSFER FEE
 -----------------------------------------------------------------------------
 Each transfer after 12 /2/                            $30.00
 -----------------------------------------------------------------------------
 Each transfer after 20                                $10.00
 (Beneficiary Continuation option ONLY)
 -----------------------------------------------------------------------------
     CHARGE FOR PREMIUM TAX IMPOSED ON US BY CERTAIN STATES/JURISDICTIONS
 -----------------------------------------------------------------------------
                         Up to 3.5% of Contract Value
 -----------------------------------------------------------------------------

 1 Each contract year, you may withdraw a specified amount of your Contract Value without incurring a withdrawal charge. We will waive the withdrawal charge if we pay a death benefit or under certain other circumstances. See "Withdrawal Charge" in Section 8. In certain states reduced withdrawal charges may apply under the Contract with Credit. Your contract contains the applicable charges.
 2 Currently, we charge $25 for each transfer after the twelfth in a contract year. As shown in the table, we can increase that charge up to a maximum of $30, but have no current intention to do so. We will not charge you for transfers made in connection with Dollar Cost Averaging and Auto-Rebalancing or transfers from the market value adjustment option at the end of a guarantee period, and do not count them toward the limit of 12 free transfers per year.

 The next table describes the fees and expenses you will pay periodically during the time that you own the contract, not including underlying mutual fund fees and expenses.


 -----------------------------------------------------------------------------
                          PERIODIC ACCOUNT EXPENSES
 -----------------------------------------------------------------------------
 Maximum Contract Maintenance Charge                   $60.00
 and Contract Charge Upon Full
 Withdrawal /3/
 -----------------------------------------------------------------------------
 Maximum Annual Contract Fee if         lesser of $30 or 2% of Contract Value
 Contract Value is less than $25,000
 (Beneficiary Continuation option ONLY)
 -----------------------------------------------------------------------------
      INSURANCE AND ADMINISTRATIVE EXPENSES WITH THE INDICATED BENEFITS
       As a Percentage of Contract Value in Variable Investment Options
                            (except as indicated):
 -----------------------------------------------------------------------------
 -----------------------------------------------------------------------------


            --------------------------------------------------------
                                                   CONTRACT CONTRACT
                                                     WITH   WITHOUT
                                                    CREDIT   CREDIT
            --------------------------------------------------------
            Maximum Charge for Lifetime Five/ 4/    1.50%    1.50%
            --------------------------------------------------------
            Maximum Charge for Spousal Lifetime     1.50%    1.50%
            Five/ 4/
            --------------------------------------------------------
            Maximum Charge for Highest Daily        1.50%    1.50%
            Lifetime Five/ 4/
            --------------------------------------------------------
            Lifetime Five Income Benefit            0.60%    0.60%
            (current charge)
            --------------------------------------------------------
            Spousal Lifetime Five Income Benefit    0.75%    0.75%
            (current charge)
            --------------------------------------------------------
            Highest Daily Lifetime Five Income      0.60%    0.60%
            Benefit
            (current charge)
            --------------------------------------------------------
            Base Death Benefit                      1.50%    1.40%
            --------------------------------------------------------
            Guaranteed Minimum Death Benefit        1.75%    1.65%
            Option - Roll-Up or Step-Up
            --------------------------------------------------------
            Guaranteed Minimum Death Benefit        1.85%    1.75%
            Option - Greater of Roll-Up or Step-Up
            --------------------------------------------------------
            Highest Daily Value Death Benefit       2.00%    1.90%
            --------------------------------------------------------
            Maximum Annual Guaranteed Minimum       1.00%    1.00%
            Income Benefit Charge and Charge Upon
            Certain Withdrawals as a percentage
            of average GMIB Protected Value /5/
            --------------------------------------------------------
            Annual Guaranteed Minimum Income        0.50%    0.50%
            Benefit Charge and Charge Upon
            Certain Withdrawals
            (for contracts sold on or after
            January 20, 2004 or upon subsequent
            state approval) - as a percentage of
            average GMIB Protected Value (current
            charge)
            --------------------------------------------------------
            Annual Income Appreciator Benefit       0.25%    0.25%
            Charge and Charge Upon Certain
            Withdrawals as a Percentage of
            Contract Value /6/
            --------------------------------------------------------
            Annual Earnings Appreciator Benefit     0.30%    0.30%
            Charge and Charge Upon Certain
            Transactions as a Percentage of
            Contract Value /7/
            --------------------------------------------------------
            Settlement Service Charge               1.00%    1.00%
            (if the Owner's beneficiary elects
            the Beneficiary Continuation Option)
            /8/
            --------------------------------------------------------



 3 Currently, we waive this fee if your Contract Value is greater than or equal to $75,000 (waived if Contract Value is greater than or equal to $25,000 for Beneficiary Continuation Option). If your Contract Value is less than $75,000, we currently charge the lesser of $35 or 2% of your Contract Value. This is a single fee that we assess (a) annually or
    (b) upon full withdrawal made on a date other than a contract anniversary. As shown in the table, we can increase this fee in the future up to a maximum of $60, but we have no current intention to do so. This charge may be lower in certain states.
 4 We have the right to increase the charge for each of these benefits up to the 1.50% maximum upon a step-up, or for a new election of each such benefit. However, we have no present intention of increasing the charges for those benefits to that maximum level.

 5 We impose this charge only if you choose the Guaranteed Minimum Income Benefit. This charge is equal to 0.50% for contracts sold on or after January 20, 2004, or upon subsequent state approval (0.45% for all other contracts) of the average GMIB protected value, which is calculated daily and generally is equal to the GMIB roll-up value. In some states this charge is 0.30%, see your contract for details. Subject to certain age or duration restrictions, the roll-up value is the total of all invested purchase payments (after a reset, the Contract Value at the time of the reset) compounded daily at an effective annual rate of 5%, subject to a cap of 200% of all invested purchase payments. Withdrawals reduce both the roll-up value and the 200% cap. The reduction is equal to the amount of the withdrawal for the first 5% of the roll-up value, calculated as of the latest contract anniversary (or contract date). The amount of the withdrawal in excess of 5% of the roll-up value further reduces the roll-up value and 200% cap proportionally to the additional reduction in Contract Value after the first 5% withdrawal occurs. We assess this fee each contract anniversary and when you begin the income phase of your contract. We also assess this fee if you make a full withdrawal, but prorate the fee based on the portion of the contract year that has elapsed since the full annual fee was most recently deducted. If you make a partial withdrawal, we will assess the prorated fee if the remaining Contract Value after the

 SUMMARY OF CONTRACT EXPENSES continued

    withdrawal would be less than the amount of the prorated fee; otherwise we will not assess the fee at that time. We reserve the right to increase this charge up to the maximum indicated upon any reset of the benefit or new election.
 6 We impose this charge only if you choose the Income Appreciator Benefit. The charge for this benefit is based on an annual rate of 0.25% of your Contract Value. The Income Appreciator Benefit charge is calculated: on each contract anniversary, on the annuity date, upon the death of the sole owner or first to die of the owner or joint owner prior to the annuity date, upon a full or partial withdrawal, and upon a subsequent purchase payment. The fee is based on the Contract Value at the time of the calculation, and is prorated based on the portion of the contract year since the date that the charge was last deducted. Although it may be calculated more often, it is deducted only: on each contract anniversary, on the annuity date, upon the death of the sole owner or first to die of the owner or joint owner prior to the annuity date, upon a full withdrawal, and upon a partial withdrawal if the Contract Value remaining after such partial withdrawal is not enough to cover the then-applicable charge. With respect to full and partial withdrawals, we prorate the fee based on the portion of the contract year that has elapsed since the full annual fee was most recently deducted. We reserve the right to calculate and deduct the fee more frequently than annually, such as quarterly.
 7 We impose this charge only if you choose the Earnings Appreciator Benefit. The charge for this benefit is based on an annual rate of 0.30% of your Contract Value. Although the charge may be calculated more often, it is deducted only: on each contract anniversary, on the annuity date, upon the death of the sole owner or first to die of the owner or joint owner prior to the annuity date, upon a full withdrawal, and upon a partial withdrawal if the Contract Value remaining after such partial withdrawal is not enough to cover the then-applicable earnings appreciator charge. We reserve the right to calculate and deduct the fee more frequently than annually, such as quarterly.
 8 The other Insurance and Administrative Expense Charges do not apply if you are a beneficiary under the Beneficiary Continuation Option. Instead, the Settlement Service Charge set forth here applies, if your beneficiary elects the Beneficiary Continuation Option. The 1.00% charge is an annual charge that is assessed daily against the assets in the variable investment options.

 Total Annual Mutual Fund Operating Expenses
 The next item shows the minimum and maximum total operating expenses (expenses that are deducted from underlying mutual fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses) charged by the underlying mutual funds that you may pay periodically during the time that you own the contract. More detail concerning each underlying mutual fund's fees and expenses is contained below and in the prospectus for each underlying mutual fund. The minimum and maximum total operating expenses depicted below are based on historical fund expenses for the year ended December 31, 2006. Fund expenses are not fixed or guaranteed by the Strategic Partners Plus 3 contract, and may vary from year to year.

--------------------------------------------------------------------------------------------------------------------
                                                      MAXIMUM                                MINIMUM
--------------------------------------------------------------------------------------------------------------------
Total Annual Underlying Mutual Fund                    0.37%                                  1.19%
  Operating Expenses*
--------------------------------------------------------------------------------------------------------------------

 * See "Summary of Contract Expenses" - Underlying Mutual Fund Portfolio Annual Expenses for more detail on the expenses of the underlying mutual funds.




------------------------------------------------------------------------------------------------------------------
                                UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
                    (as a percentage of the average net assets of the underlying Portfolios)
------------------------------------------------------------------------------------------------------------------
                                                               For the year ended December 31, 2006
             UNDERLYING PORTFOLIOS               -----------------------------------------------------------------
                                                 Management Fee    Other     12b-1 Fee    Acquired    Total Annual
                                                                Expenses /3/           Portfolio Fees  Portfolio
                                                                                       & Expenses /1/  Operating
                                                                                                      Expenses /2/
-                                                -----------------------------------------------------------------
Prudential Series Fund
 Equity Portfolio                                    0.45%         0.02%       0.00%       0.00%         0.47%
 Global Portfolio                                    0.75%         0.09%       0.00%       0.00%         0.84%
 Jennison Portfolio                                  0.60%         0.03%       0.00%       0.00%         0.63%
 Money Market Portfolio                              0.40%         0.03%       0.00%       0.00%         0.43%
 Stock Index Portfolio /4/                           0.35%         0.02%       0.00%       0.00%         0.37%
 Value Portfolio                                     0.40%         0.03%       0.00%       0.00%         0.43%
 SP Aggressive Growth Asset Allocation Portfolio     0.05%         0.07%       0.00%       0.86%         0.98%
 SP Balanced Asset Allocation Portfolio              0.05%         0.01%       0.00%       0.77%         0.83%
 SP Conservative Asset Allocation Portfolio          0.05%         0.02%       0.00%       0.72%         0.79%
 SP Growth Asset Allocation Portfolio                0.05%         0.01%       0.00%       0.81%         0.87%
 SP AIM Core Equity Portfolio                        0.85%         0.44%       0.00%       0.00%         1.29%
 SP Davis Value Portfolio                            0.75%         0.06%       0.00%       0.00%         0.81%
 SP International Growth Portfolio /5/               0.85%         0.12%       0.00%       0.00%         0.97%
 SP International Value Portfolio /6/                0.90%         0.09%       0.00%       0.00%         0.99%
 SP Mid Cap Growth Portfolio                         0.80%         0.11%       0.00%       0.00%         0.91%
 SP PIMCO High Yield Portfolio                       0.60%         0.10%       0.00%       0.00%         0.70%
 SP PIMCO Total Return Portfolio                     0.60%         0.06%       0.00%       0.00%         0.66%

---------------------------------------------------------------------------------------------------------------------------
                                     UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
                         (as a percentage of the average net assets of the underlying Portfolios)
---------------------------------------------------------------------------------------------------------------------------
                                                                        For the year ended December 31, 2006
                  UNDERLYING PORTFOLIOS                   -----------------------------------------------------------------
                                                          Management Fee    Other     12b-1 Fee    Acquired    Total Annual
                                                                         Expenses /3/           Portfolio Fees  Portfolio
                                                                                                & Expenses /1/  Operating
                                                                                                               Expenses /2/
-                                                         -----------------------------------------------------------------
 SP Prudential U.S. Emerging Growth Portfolio                 0.60%         0.07%       0.00%       0.00%         0.67%
 SP Small Cap Growth Portfolio                                0.95%         0.19%       0.00%       0.00%         1.14%
 SP Small Cap Value Portfolio                                 0.90%         0.06%       0.00%       0.00%         0.96%
 SP Strategic Partners Focused Growth Portfolio               0.90%         0.26%       0.00%       0.00%         1.16%
 SP T. Rowe Price Large Cap Growth Portfolio                  0.90%         0.29%       0.00%       0.00%         1.19%
Advanced Series Trust /7,8/
 AST JPMorgan International Equity Portfolio                  0.87%         0.16%       0.00%       0.00%         1.03%
 AST MFS Global Equity Portfolio                              1.00%         0.25%       0.00%       0.00%         1.25%
 AST Small-Cap Value Portfolio                                0.90%         0.18%       0.00%       0.00%         1.08%
 AST Neuberger Berman Small-Cap Growth Portfolio /9/          0.95%         0.16%       0.00%       0.00%         1.11%
 AST Federated Aggressive Growth Portfolio                    0.95%         0.14%       0.00%       0.00%         1.09%
 AST DeAM Small-Cap Value Portfolio                           0.95%         0.23%       0.00%       0.00%         1.18%
 AST Goldman Sachs Mid-Cap Growth Portfolio                   1.00%         0.15%       0.00%       0.00%         1.15%
 AST Neuberger Berman Mid-Cap Growth Portfolio                0.90%         0.14%       0.00%       0.00%         1.04%
 AST Neuberger Berman Mid-Cap Value Portfolio                 0.89%         0.11%       0.00%       0.00%         1.00%
 AST Mid-Cap Value Portfolio                                  0.95%         0.21%       0.00%       0.00%         1.16%
 AST MFS Growth Portfolio                                     0.90%         0.13%       0.00%       0.00%         1.03%
 AST Marsico Capital Growth Portfolio                         0.90%         0.11%       0.00%       0.00%         1.01%
 AST Goldman Sachs Concentrated Growth Portfolio              0.90%         0.13%       0.00%       0.00%         1.03%
 AST DeAM Large-Cap Value Portfolio                           0.85%         0.15%       0.00%       0.00%         1.00%
 AST Large-Cap Value Portfolio                                0.75%         0.11%       0.00%       0.00%         0.86%
 AST AllianceBernstein Core Value Portfolio                   0.75%         0.14%       0.00%       0.00%         0.89%
 AST AllianceBernstein Managed Index 500 Portfolio            0.60%         0.14%       0.00%       0.00%         0.74%
 AST American Century Income & Growth Portfolio               0.75%         0.15%       0.00%       0.00%         0.90%
 AST AllianceBernstein Growth & Income Portfolio              0.75%         0.11%       0.00%       0.00%         0.86%
 AST Cohen & Steers Realty Portfolio                          1.00%         0.13%       0.00%       0.00%         1.13%
 AST T. Rowe Price Natural Resources Portfolio                0.90%         0.13%       0.00%       0.00%         1.03%
 AST American Century Strategic Allocation Portfolio /10/     0.85%         0.21%       0.00%       0.00%         1.06%
 AST Advanced Strategies Portfolio                            0.85%         0.24%       0.00%       0.00%         1.09%
 AST T. Rowe Price Asset Allocation Portfolio                 0.85%         0.14%       0.00%       0.00%         0.99%
 AST UBS Dynamic Alpha Portfolio /11/                         1.00%         0.21%       0.00%       0.00%         1.21%
 AST First Trust Balanced Target Portfolio                    0.85%         0.21%       0.00%       0.00%         1.06%
 AST First Trust Capital Appreciation Target Portfolio        0.85%         0.19%       0.00%       0.00%         1.04%
 AST Aggressive Asset Allocation Portfolio                    0.15%         0.05%       0.00%       0.99%         1.19%
 AST Capital Growth Asset Allocation Portfolio                0.15%         0.02%       0.00%       0.95%         1.12%
 AST Balanced Asset Allocation Portfolio                      0.15%         0.02%       0.00%       0.90%         1.07%
 AST Conservative Asset Allocation Portfolio                  0.15%         0.04%       0.00%       0.89%         1.08%
 AST Preservation Asset Allocation Portfolio                  0.15%         0.08%       0.00%       0.82%         1.05%
 AST T. Rowe Price Global Bond Portfolio                      0.80%         0.16%       0.00%       0.00%         0.96%
 AST High Yield Portfolio /12/                                0.75%         0.15%       0.00%       0.00%         0.90%
 AST Lord Abbett Bond-Debenture Portfolio                     0.80%         0.14%       0.00%       0.00%         0.94%
 AST PIMCO Limited Maturity Bond Portfolio                    0.65%         0.12%       0.00%       0.00%         0.77%
Evergreen Variable Annuity Trust
 Evergreen VA Balanced Fund                                   0.29%         0.21%       0.00%       0.02%         0.52%
 Evergreen VA Fundamental Large Cap Fund                      0.57%         0.17%       0.00%       0.01%         0.75%
 Evergreen VA Special Values Fund                             0.78%         0.17%       0.00%       0.02%         0.97%
 Evergreen VA Growth Fund                                     0.40%         0.28%       0.00%       0.00%         0.68%
 Evergreen VA International Equity Fund                       0.40%         0.28%       0.00%       0.00%         0.68%
 Evergreen VA Omega Fund                                      0.52%         0.18%       0.00%       0.01%         0.71%

 SUMMARY OF CONTRACT EXPENSES continued


-------------------------------------------------------------------------------------------------------------
                              UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
                  (as a percentage of the average net assets of the underlying Portfolios)
-------------------------------------------------------------------------------------------------------------
                                                          For the year ended December 31, 2006
           UNDERLYING PORTFOLIOS            -----------------------------------------------------------------
                                            Management Fee    Other     12b-1 Fee    Acquired    Total Annual
                                                           Expenses /3/           Portfolio Fees  Portfolio
                                                                                  & Expenses /1/  Operating
                                                                                                 Expenses /2/
-                                           -----------------------------------------------------------------
Gartmore Variable Insurance Trust
 GVIT Developing Markets /13/                   1.05%         0.35%       0.25%       0.00%         1.65%
Janus Aspen Series
 Large Cap Growth Portfolio--Service Shares     0.64%         0.05%       0.25%       0.00%         0.94%





 1. Each Asset Allocation Portfolio invests in shares of other Portfolios of the Fund and the Advanced Series Trust (the Acquired Portfolios). In addition, each Portfolio may invest otherwise uninvested cash in the Dryden Core Investment Fund (Money Market and/or Short-Term Bond Series).

    Investors in an Asset Allocation Portfolio or other Portfolio indirectly bear the fees and expenses of the Acquired Portfolios and/or Dryden Core Investment Fund. The expenses shown in the column "Acquired Portfolio Fees and Expenses" represent a weighted average of the expense ratios of the Acquired Portfolios and/or Dryden Core Investment Fund, in which the Asset Allocation Portfolios or other Portfolios invested during the year ended December 31, 2006. The Asset Allocation Portfolios do not pay any transaction fees when they purchase and redeem shares of the Acquired Portfolios.

    Where "Acquired Portfolio Fees and Expenses" are less than 0.01%, such expenses are included in the column titled "Other Expenses." This may cause the Total Annual Portfolio Operating Expenses to differ from those set forth in the Financial Highlights tables of the respective Portfolios.

    Effective March 1, 2007, each of the Asset Allocation Portfolios became responsible for the payment of its own "Other Expenses," including, without limitation, custodian fees, legal fees, trustee fees and audit fees, in accordance with the terms of the management agreement. Prior to that time, Prudential Investments LLC or an affiliate paid the "other expenses" of the Asset Allocation Portfolios. The table reflects an annualized estimate of the "Other Expenses" of the Asset Allocation Portfolios for the year ended December 31, 2006 had the current arrangement been in place during that year.
 2. Prudential Investments LLC has voluntarily agreed to waive a portion of its management fee and/or limit total expenses (expressed as an annual percentage of average daily net assets) for certain Portfolios of the Fund. These arrangements, which are set forth as follows, may be discontinued or otherwise modified at any time. Equity Portfolio: 0.75%; Jennison
    Portfolio: 0.75%; Money Market Portfolio: 0.75%; Stock Index Portfolio:
    0.75%; Value Portfolio: 0.75%; SP AIM Core Equity Portfolio: 1.00%; SP International Value Portfolio: 1.00%; SP International Growth Portfolio:
    1.24%; SP Mid Cap Growth Portfolio: 1.00%; SP PIMCO High Yield Portfolio:
    0.82%; SP PIMCO Total Return Portfolio: 0.76%; SP Small Cap Growth
    Portfolio: 1.15%; SP Small Cap Value Portfolio: 1.05%; SP T. Rowe Price Large Cap Growth Portfolio: 1.06%.
 3. As noted above, shares of the Portfolios generally are purchased through variable insurance products. Many of the Portfolios and/or their investment advisers and/or distributors have entered into arrangements with us as the issuer of each Annuity under which they compensate us for providing ongoing services in lieu of the Trust providing such services. Amounts paid by a Portfolio under those arrangements are included under "Other Expenses." For more information see the prospectus for each underlying portfolio and Variable Investment Options in this section.
 4. The Portfolio's contractual management fee rate is as follows: 0.35% for average net assets up to $4 billion, and 0.30% for average net assets in excess of $4 billion.
 5. Effective November 13, 2006, Marsico Capital Management, LLC was added as a Sub-advisor to the Portfolio. Prior to November 13, 2006, William Blair & Company, LLC served as the sole Sub-advisor of the Portfolio, then named the "SP William Blair International Growth Portfolio."
 6. Effective November 13, 2006, Thornburg Investment Management, Inc. was added as a Sub-advisor to the Portfolio. Prior to November 13, 2006, LSV Asset Management served as the sole Sub-advisor of the Portfolio, then named the "SP LSV International Value Portfolio."
 7. The AST Aggressive Asset Allocation, the AST Balanced Asset Allocation, the AST Capital Growth Asset Allocation, the AST Conservative Asset Allocation and the AST Preservation Asset Allocation Portfolios (the "Dynamic Asset Allocation Portfolios") each invest in other investment companies (the Acquired Portfolios). For example, each Dynamic Asset Allocation Portfolio invests in shares of other Portfolios of the Advanced Series Trust, and some Portfolios invest in other funds, including the Dryden Core Investment Fund. Investors in a Portfolio indirectly bear the fees and expenses of the Acquired Portfolios. The expenses shown in the column "Acquired Portfolio Fees and Expenses" represent a weighted average of the expense ratios of the Acquired Portfolios in which each Dynamic Asset Allocation Portfolio invested during the year ended December 31, 2006. The Dynamic Asset Allocation Portfolios do not pay any transaction fees when they purchase or redeem shares of the Acquired Portfolios. Where "Acquired Portfolio Fees and Expenses" are less than 0.01%, such expenses are included in the column titled "Other Expenses." This may cause the Total Annual Portfolio
    Operating Expenses to differ from those set forth in the Financial Highlights tables in the prospectus for the Portfolios.
 8. The total actual operating expenses for certain of the Portfolios listed above for the year ended December 31, 2006 were less than the amounts shown in the table above, due to fee waivers, reimbursement of expenses, and expense offset arrangements ("Arrangements"). These Arrangements are voluntary and may be terminated at any time. In addition, the Arrangements may be modified periodically. For more information regarding the Arrangements, please see the Prospectus and Statement of Additional Information for the Portfolios.
 9. Effective May 1, 2007, Neuberger Berman Management, Inc. became Sub-advisor to the Portfolio. Prior to May 1, 2007, Deutsche Asset Management, Inc. served as Sub-advisor of the Portfolio, then named the "AST DeAM Small-Cap Growth Portfolio."
 10.Prior to May 1, 2007 the Portfolio was named the "AST American Century
    Strategic Balanced Portfolio."
 11.Prior to May 1, 2007 the Portfolio was named the "AST Global Allocation
    Portfolio." Expenses shown are the annualized estimated operating expense for AST UBS Dynamic Alpha Portfolio effective May 1, 2007. Operating expenses for the AST Global Allocation Portfolio based upon the year ended December 31, 2006 would be as follows: Shareholder Fees (fees paid directly from your investment) - None; Management Fees - .10%; Distribution (12b-1) Fees - None; Other Expenses - .09%; Acquired Portfolio Fees & Expenses - .88%; Total Annual Portfolio Operating Expenses - 1.07%.
 12.Effective June 16, 2006, Goldman Sachs Asset Management L.P. no longer serves as a Co-Sub-advisor to the Portfolio.
 13.Effective January 1, 2006, the management fee was lowered by 0.10% to the base fee described above. Beginning January 1, 2007, the management fee may be adjusted, on a quarterly basis, upward or downward depending on the Fund's performance relative to its benchmark, the MSCI Emerging Markets
    Free Index. As a result, beginning January 1, 2007, if the management fee were calculated taking into account the current base fee (as stated in the table above) and the maximum performance fee adjustment of 0.10% (+/-), the management fee could range from 0.95% at its lowest to 1.15% at its highest.

 EXPENSE EXAMPLES
 THESE EXAMPLES ARE INTENDED TO HELP YOU COMPARE THE COST OF INVESTING IN THE CONTRACT WITH THE COST OF INVESTING IN OTHER VARIABLE ANNUITY CONTRACTS. THESE COSTS INCLUDE CONTRACT OWNER TRANSACTION EXPENSES, CONTRACT FEES, SEPARATE ACCOUNT ANNUAL EXPENSES, AND UNDERLYING MUTUAL FUND FEES AND EXPENSES.

 THE EXAMPLES ASSUME THAT YOU INVEST $10,000 IN THE CONTRACT FOR THE TIME PERIODS INDICATED. THE EXAMPLES ALSO ASSUME THAT YOUR INVESTMENT HAS A 5% RETURN EACH YEAR AND ASSUME THE MAXIMUM FEES AND EXPENSES OF ANY OF THE MUTUAL FUNDS, WHICH DO NOT REFLECT ANY EXPENSE REIMBURSEMENTS OR WAIVERS. ALTHOUGH YOUR ACTUAL COSTS MAY BE HIGHER OR LOWER, BASED ON THESE ASSUMPTIONS, YOUR COSTS WOULD BE AS INDICATED IN THE TABLES THAT FOLLOW.

 Example 1a: Contract With Credit: Highest Daily Value Death Benefit; Guaranteed Minimum Income Benefit; Earnings Appreciator Benefit, Income Appreciator Benefit, and You Withdraw All Your Assets



 This example assumes that:
..   You invest $10,000 in the Contract With Credit;
..   You choose the Highest Daily Value Death Benefit;
..   You choose the Guaranteed Minimum Income Benefit (for contracts sold on or after January 20, 2004, or upon subsequent state approval);
..   You choose the Earnings Appreciator Benefit;
..   You choose the Income Appreciator Benefit;
..   You allocate all of your assets to the variable investment option having the maximum total operating expenses*;
..   The investment has a 5% return each year;
..   The mutual fund's total operating expenses remain the same each year;
..   For each separate account charge, we deduct the current charge rather than any maximum charge; and
..   You withdraw all your assets at the end of the indicated period.

 * Note: Not all portfolios offered are available if you elect certain optional benefits.


 Example 1b: Contract With Credit: Highest Daily Value Death Benefit, Guaranteed Minimum Income Benefit, Earnings Appreciator Benefit, Income Appreciator Benefit, and You Do Not Withdraw Your Assets

 This example makes exactly the same assumptions as Example 1a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.

 Example 2a: Contract Without Credit: Highest Daily Value Death Benefit, Guaranteed Minimum Income Benefit, Earnings Appreciator Benefit, Income Appreciator Benefit, and You Withdraw All Your Assets

 This example makes exactly the same assumptions as Example 1a except that it assumes that you invest in the Contract Without Credit.

 Example 2b: Contract Without Credit: Highest Daily Value Death Benefit, Guaranteed Minimum Income Benefit, Earnings Appreciator Benefit, Income Appreciator Benefit and You Do Not Withdraw Your Assets

 This example makes exactly the same assumptions as Example 2a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.


 Example 3a: Contract With Credit: Base Death Benefit, and You Withdraw All Your Assets

 This example assumes that:
..   You invest $10,000 in the Contract With Credit;
..   You do not choose any optional insurance benefit;
..   You allocate all of your assets to the variable investment option having the maximum total operating expenses*;
..   The investment has a 5% return each year;
..   The mutual fund's total operating expenses remain the same each year;
..   For each separate account charge, we deduct the current charge rather than any maximum charge; and
..   You withdraw all your assets at the end of the indicated period.

 * Note: Not all portfolios offered are available if you elect certain optional benefits.

 EXPENSE EXAMPLES continued


 Example 3b: Contract With Credit: Base Death Benefit, and You Do Not Withdraw Your Assets

 This example makes exactly the same assumptions as Example 3a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.

 Example 4a: Contract Without Credit: Base Death Benefit, and You Withdraw All Your Assets

 This example makes exactly the same assumptions as Example 3a except that it assumes that you invest in the Contract Without Credit.

 Example 4b: Contract Without Credit: Base Death Benefit, and You Do Not Withdraw Your Assets

 This example makes exactly the same assumptions as Example 4a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.

 Notes For Expense Examples:

 THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

 Note that withdrawal charges (which are reflected in Examples 1a, 2a, 3a and 4a) are assessed in connection with some annuity options, but not others.

 The values shown in the 10 year column are the same for Example 4a and 4b, the same for Example 3a and 3b, the same for Example 2a and 2b, and the same for Example 1a and 1b. This is because if 10 years have elapsed since your last purchase payment, we would no longer deduct withdrawal charges when you make a withdrawal. The indicated examples reflect the maximum withdrawal charges, but in certain states reduced withdrawal charges may apply for certain ages.


 The examples use an average contract maintenance charge, which we calculated based on our general estimate of the total contract fees we expect to collect in 2007. Your actual fees will vary based on the amount of your contract and your specific allocation among the investment options.


 Premium taxes are not reflected in the examples. We deduct a charge to approximate premium taxes that may be imposed on us in your state. This charge is generally deducted from the amount applied to an annuity payout option.

 A table of accumulation unit values appears in Appendix A to this prospectus.

 Contract With Credit: Highest Daily Value Death Benefit; Guaranteed Minimum Income Benefit; Earnings Appreciator Benefit; Income Appreciator Benefit


             Example 1a: If You Withdraw Your Assets Example 1b: If You Do Not Withdraw Your Assets
             --------------------------------------------------------------------------------------
              1 yr     3 yrs     5 yrs     10 yrs    1 yr       3 yrs       5 yrs       10 yrs
             --------------------------------------------------------------------------------------
             $1,277    $2,326    $3,281    $5,239    $525       $1,574      $2,623      $5,239
             --------------------------------------------------------------------------------------


 Contract Without Credit: Highest Daily Value Death Benefit; Guaranteed Minimum Income Benefit; Earnings Appreciator Benefit; Income Appreciator Benefit


             Example 2a: If You Withdraw Your Assets Example 2b: If You Do Not Withdraw Your Assets
             --------------------------------------------------------------------------------------
              1 yr     3 yrs     5 yrs     10 yrs    1 yr       3 yrs       5 yrs       10 yrs
             --------------------------------------------------------------------------------------
             $1,125    $1,936    $2,748    $4,962    $495       $1,486      $2,478      $4,962
             --------------------------------------------------------------------------------------

 Contract With Credit: Base Death Benefit


             Example 3a: If You Withdraw Your Assets Example 3b: If You Do Not Withdraw Your Assets
             --------------------------------------------------------------------------------------
              1 yr     3 yrs     5 yrs     10 yrs    1 yr       3 yrs       5 yrs       10 yrs
             --------------------------------------------------------------------------------------
             $1,119    $1,869    $2,547    $3,925    $367       $1,117      $1,889      $3,925
             --------------------------------------------------------------------------------------


 Contract Without Credit: Base Death Benefit


              Example 4a: If You Withdraw Your Assets Example 4b: If You Do Not Withdraw Your Assets
              --------------------------------------------------------------------------------------
              1 yr     3 yrs      5 yrs     10 yrs    1 yr       3 yrs       5 yrs       10 yrs
              --------------------------------------------------------------------------------------
              $973     $1,495     $2,039    $3,685    $343       $1,045      $1,769      $3,685
              --------------------------------------------------------------------------------------

  PART II SECTIONS 1-11
--------------------------------------------------------------------------------

  STRATEGIC PARTNERS PLUS 3 PROSPECTUS

 1: WHAT IS THE STRATEGIC PARTNERS PLUS 3 VARIABLE ANNUITY?

 THE STRATEGIC PARTNERS PLUS 3 VARIABLE ANNUITY IS A CONTRACT BETWEEN YOU, THE OWNER, AND US, PRUCO LIFE INSURANCE COMPANY (PRUCO LIFE, WE OR US).

 Under our contract, in exchange for your payment to us, we promise to pay you a guaranteed income stream that can begin any time on or after the third contract anniversary. Your annuity is in the accumulation phase until you decide to begin receiving annuity payments. The date you begin receiving annuity payments is the annuity date. On the annuity date, your contract switches to the income phase.

 This annuity contract benefits from tax deferral when it is sold outside a tax-favored plan (generally called a non-qualified annuity). Tax deferral means that you are not taxed on earnings or appreciation on the assets in your contract until you withdraw money from your contract.

 If you purchase the annuity contract in a tax-favored plan such as an IRA, that plan generally provides tax deferral even without investing in an annuity contract. In other words, you need not purchase this contract to gain the preferential tax treatment provided by your retirement plan. Therefore, before purchasing an annuity in a tax-favored plan, you should consider whether its features and benefits beyond tax deferral, including the death benefit and income benefits, meet your needs and goals. You should consider the relative features, benefits and costs of this annuity compared with any other investment that you may use in connection with your retirement plan or arrangement.

 There are two basic versions of Strategic Partners Plus 3 variable annuity.

 Contract With Credit.

..   provides for a bonus credit that we add to each purchase payment that you make,
..   has higher withdrawal charges and insurance and administrative costs than the Contract Without Credit,
..   may provide a lower interest rate for fixed interest rate options and the
    Market Value Adjustment Option than the Contract Without Credit, and
..   may provide fewer available market value adjustment guarantee periods than the Contract Without Credit.

 Contract Without Credit.

..   does not provide a credit,
..   has lower withdrawal charges and insurance and administrative costs than the Contract With Credit,
..   may provide a higher interest rate for fixed interest rate options and the
    Market Value Adjustment Option than the Contract With Credit, and
..   may provide more market value adjustment guarantee periods than the
    Contract With Credit.

 Unless we state otherwise, when we use the word contract, it applies to both versions.

 In replacing another annuity you may own, please consider all charges associated with that annuity. Credits applicable to bonus products, such as the Contract With Credit, should not be viewed as an offset of any surrender charge that applies to another annuity contract you may currently own.

 Because of the higher withdrawal charges, if you choose the Contract With Credit and you withdraw a purchase payment, depending upon the performance of the investment options you choose, you may be worse off than if you had chosen the Contract Without Credit. We do not recommend purchase of either version of Strategic Partners Plus 3 if you anticipate having to withdraw a significant amount of your purchase payments within a few years of making those purchase payments.

 Strategic Partners Plus 3 is a variable annuity contract. During the accumulation phase, you can allocate your assets among the variable investment options, guaranteed fixed interest rate options and a market value adjustment option. If you select variable investment options, the amount of money you are able to accumulate in your contract during the accumulation phase depends upon the investment performance of the underlying mutual fund(s) associated with that variable investment option.

 Because the underlying mutual funds' portfolios fluctuate in value depending upon market conditions, your Contract Value can either increase or decrease. This is important, since the amount of the annuity payments you receive during the income phase depends upon the value of your contract at the time you begin receiving payments.

 As the owner of the contract, you have all of the decision-making rights under the contract. You will also be the annuitant unless you designate someone else. The annuitant is the person whose life is used to determine how much and how long (if applicable) the annuity payments will continue once the annuity phase begins. On or after the annuity date, the annuitant may not be changed.

 1: WHAT IS THE STRATEGIC PARTNERS PLUS 3 VARIABLE ANNUITY? continued


 The beneficiary is the person(s) or entity you designate to receive any death benefit. You may change the beneficiary any time prior to the annuity date by making a written request to us.

 SHORT TERM CANCELLATION RIGHT OR "FREE LOOK"
 If you change your mind about owning Strategic Partners Plus 3, you may cancel your contract within 10 days after receiving it (or whatever period is required by applicable law). You can request a refund by returning the contract either to the representative who sold it to you, or to the Prudential Annuity Service Center at the address shown on the first page of this prospectus. You will receive, depending on applicable state law:
..   Your full purchase payment, less any applicable federal and state income tax; or
..   The amount your contract is worth as of the day we receive your request, less any applicable federal and state income tax withholding. This amount may be more or less than your original payment. We impose neither a withdrawal charge nor any market value adjustment if you cancel your contract under this provision.

 If you have purchased the Contract With Credit, we will deduct any credit we had added to your Contract Value. To the extent dictated by state law, we will include in your refund the amount of any fees and charges that we deducted.

 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE?

 THE CONTRACT GIVES YOU THE CHOICE OF ALLOCATING YOUR PURCHASE PAYMENTS TO ANY OF THE VARIABLE INVESTMENT OPTIONS, FIXED INTEREST RATE OPTIONS, AND A MARKET VALUE ADJUSTMENT OPTION.

 The variable investment options invest in underlying mutual funds managed by leading investment advisers. These underlying mutual funds may sell their shares to both variable annuity and variable life separate accounts of different insurance companies, which could create the kinds of risks that are described in more detail in the current prospectus for the underlying mutual fund. The current prospectuses for the underlying mutual funds also contain other important information about the mutual funds. When you invest in a variable investment option that is funded by a mutual fund, you should read the mutual fund prospectus and keep it for future reference. The mutual fund options that you select are your choice. We do not recommend or endorse any particular underlying mutual fund.

 VARIABLE INVESTMENT OPTIONS

 The following chart classifies each of the portfolios based on our assessment of their investment style (as of the date of this prospectus). The chart also provides a description of each portfolio's investment objective and a short, summary description of their key policies to assist you in determining which portfolios may be of interest to you. What appears in the chart below is merely a summary -- please consult the portfolio's prospectus for a comprehensive discussion of the portfolio's investment policies. There is no guarantee that any portfolio will meet its investment objective. The name of the adviser/subadviser for each portfolio appears next to the description.


 The Jennison Portfolio, Prudential Equity Portfolio, Prudential Global Portfolio, Prudential Money Market Portfolio, Prudential Stock Index Portfolio, Prudential Value Portfolio, and each "SP" Portfolio of the Prudential Series Fund, are managed by an indirect, wholly-owned subsidiary of Prudential Financial, Inc. called Prudential Investments LLC (PI) under a "manager-of-managers" approach.

 Under the manager-of-managers approach, PI has the ability to assign subadvisers to manage specific portions of a portfolio, and the portion managed by a subadviser may vary from 0% to 100% of the portfolio's assets. The subadvisers that manage some or all of a Prudential Series Fund portfolio are listed on the following chart.


 The portfolios of the Advanced Series Trust are co-managed by PI and AST Investment Services, Inc., also under a manager-of- managers approach. AST Investment Services, Inc. is an indirect, wholly-owned subsidiary of Prudential Financial, Inc. Under the agreement through which Prudential Financial, Inc. acquired American Skandia Life Assurance Corporation and certain of its affiliates in May 2003, Prudential Financial may not use the "American Skandia" name in any context after May 1, 2008. Therefore, Prudential Financial has begun a "rebranding" project that involves renaming certain American Skandia legal entities. As pertinent to this annuity: 1) American Skandia Investment Services, Inc. has been renamed AST Investment Services, Inc.; and 2) American Skandia Trust has been renamed Advanced Series Trust. These name changes will not impact the manner in which customers do business with Prudential.


 A fund or portfolio may have a similar name or an investment objective and investment policies resembling those of a mutual fund managed by the same investment adviser that is sold directly to the public. Despite such similarities, there can be no assurance that the investment performance of any such fund or portfolio will resemble that of the publicly available mutual fund.

       -----------------------------------------------------------------
        STYLE/     INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
         TYPE                                              ADVISOR/
                                                          SUB-ADVISOR
       -----------------------------------------------------------------
                     THE PRUDENTIAL SERIES FUND
       -----------------------------------------------------------------
        LARGE   Jennison Portfolio: seeks long-term        Jennison
         CAP    growth of capital. The Portfolio        Associates LLC
        GROWTH  invests primarily in equity
                securities of major, established
                corporations that the subadviser
                believes offer above-average growth
                prospects. The Portfolio may invest
                up to 30% of its total assets in
                foreign securities. Stocks are
                selected on a company-by-company
                basis using fundamental analysis.
                Normally 65% of the Portfolio's total
                assets are invested in common stocks
                and preferred stocks of companies
                with capitalization in excess of $1
                billion.
       -----------------------------------------------------------------
        LARGE   Equity Portfolio: seeks long-term          Jennison
         CAP    growth of capital. The Portfolio        Associates LLC;
        BLEND   invests at least 80% of its net           ClearBridge
                assets plus borrowings for investment    Advisors, LLC
                purposes in common stocks of major
                established corporations as well as
                smaller companies that the Sub
                advisers believe offer attractive
                prospects of appreciation. In the
                Jennison portion, over a full market
                cycle, the subadviser seeks to
                outperform the S&P 500 Index by
                investing in a portfolio with
                earnings growth greater than the
                index at valuations comparable to
                that of the index.
       -----------------------------------------------------------------
        INTER   Global Portfolio: seeks long-term          LSV Asset
       NATIONAL growth of capital. The Portfolio          Management/
        EQUITY  invests primarily in common stocks      Marsico Capital
                (and their equivalents) of foreign     Management, LLC/
                and U.S. companies. Each Sub-adviser     T. Rowe Price
                for the Portfolio generally will use   Associates, Inc./
                either a "growth" approach or a         William Blair &
                "value" approach in selecting either     Company, LLC
                foreign or U.S. common stocks.
       -----------------------------------------------------------------
        FIXED   Money Market Portfolio: seeks maximum     Prudential
        INCOME  current income consistent with the        Investment
                stability of capital and the           Management, Inc.
                maintenance of liquidity. The
                Portfolio invests in high-quality
                short-term money market instruments
                issued by the U.S. Government or its
                agencies, as well as by corporations
                and banks, both domestic and foreign.
                The Portfolio will invest only in
                instruments that mature in thirteen
                months or less, and which are
                denominated in U.S. dollars.
       -----------------------------------------------------------------
        LARGE   Value Portfolio: seeks long-term           Jennison
         CAP    growth of capital through               Associates LLC
        VALUE   appreciation and income. The
                Portfolio invests primarily in common
                stocks that the subadviser believes
                are undervalued - those stocks that
                are trading below their underlying
                asset value, cash generating ability
                and overall earnings and earnings
                growth. There is a risk that "value"
                stocks can perform differently from
                the market as a whole and other types
                of stocks and can continue to be
                undervalued by the markets for long
                periods of time. Normally at least
                65% of the Portfolio's total assets
                is invested in the common stock and
                convertible securities of companies
                that the subadviser believes will
                provide investment returns above
                those of the Russell 1000(R) Value
                Index. Most of the investments will
                be securities of large capitalization
                companies. The Portfolio may invest
                up to 25% of its total assets in real
                estate investment trusts (REITs) and
                up to 30% of its total assets in
                foreign securities.
       -----------------------------------------------------------------
        ASSET   SP Aggressive Growth Asset Allocation     Prudential
       ALLOCA-  Portfolio: seeks to obtain the          Investments LLC
        TION/   highest potential total return
       BALANCED consistent with the specified level
                of risk tolerance. The Portfolio may
                invest in any other Portfolio of the
                Fund (other than another SP Asset
                Allocation Portfolio), and the AST
                Marsico Capital Growth Portfolio of
                Advanced Series Trust (AST) (the
                Underlying Portfolios). Under normal
                circumstances, the Portfolio
                generally will focus on equity
                Underlying Portfolios but will also
                invest in fixed-income Underlying
                Portfolios.
       -----------------------------------------------------------------
        ASSET   SP Balanced Asset Allocation              Prudential
       ALLOCA-  Portfolio: seeks to obtain the          Investments LLC
        TION/   highest potential total return
       BALANCED consistent with the specified level
                of risk tolerance. The Portfolio may
                invest in any other Portfolio of the
                Fund (other than another SP Asset
                Allocation Portfolio), and the AST
                Marsico Capital Growth Portfolio of
                Advanced Series Trust (AST) (the
                Underlying Portfolios). The Portfolio
                will invest in equity and
                fixed-income Underlying Portfolios.
       -----------------------------------------------------------------

 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued





       ------------------------------------------------------------------
        STYLE/     INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
         TYPE                                              ADVISOR/
                                                          SUB-ADVISOR
       ------------------------------------------------------------------
        ASSET   SP Conservative Asset Allocation           Prudential
       ALLOCA-  Portfolio: seeks to obtain the          Investments LLC
        TION/   highest potential total return
       BALANCED consistent with the specified level
                of risk tolerance. The Portfolio may
                invest in any other Portfolio of the
                Fund (other than another SP Asset
                Allocation Portfolio), and the AST
                Marsico Capital Growth Portfolio of
                Advanced Series Trust (AST) (the
                Underlying Portfolios). Under normal
                circumstances, the Portfolio
                generally will focus on fixed-income
                Underlying Portfolios but will also
                invest in equity Underlying
                Portfolios.
       ------------------------------------------------------------------
        ASSET   SP Growth Asset Allocation Portfolio:      Prudential
       ALLOCA-  seeks to obtain the highest potential   Investments LLC
        TION/   total return consistent with the
       BALANCED specified level of risk tolerance.
                The Portfolio may invest in any other
                Portfolio of the Fund (other than
                another SP Asset Allocation
                Portfolio), and the AST Marsico
                Capital Growth Portfolio of Advanced
                Series Trust (AST) (the Underlying
                Portfolios). Under normal
                circumstances, the Portfolio
                generally will focus on equity
                Underlying Portfolios but will also
                invest in fixed-income Underlying
                Portfolios.
       ------------------------------------------------------------------
        LARGE   SP AIM Core Equity Portfolio: seeks      A I M Capital
         CAP    long-term growth of capital. The        Management, Inc.
        BLEND   Portfolio normally invests at least
                80% of investable assets in equity
                securities, including convertible
                securities of established companies
                that have long-term above-average
                growth in earnings and growth
                companies that the subadviser
                believes have the potential for
                above-average growth in earnings.
       ------------------------------------------------------------------
        LARGE   SP Davis Value Portfolio: seeks          Davis Selected
         CAP    growth of capital. The Portfolio         Advisers, L.P.
        VALUE   invests primarily in common stocks of
                U.S. companies with market
                capitalizations within the market
                capitalization range of the Russell
                1000 Value Index. It may also invest
                in stocks of foreign companies and
                U.S. companies with smaller
                capitalizations. The subadviser
                attempts to select common stocks of
                businesses that possess
                characteristics that the subadviser
                believe foster the creation of
                long-term value, such as proven
                management, a durable franchise and
                business model, and sustainable
                competitive advantages. The
                subadviser aims to invest in such
                businesses when they are trading at a
                discount to their intrinsic worth.
                There is a risk that "value" stocks
                can perform differently from the
                market as a whole and other types of
                stocks and can continue to be
                undervalued by the markets for long
                periods of time.
       ------------------------------------------------------------------
        INTER   SP International Value Portfolio           LSV Asset
       NATIONAL (formerly SP LSV International Value      Management,
        EQUITY  Portfolio): seeks capital growth. The      Thornburg
                Portfolio normally invests at least        Investment
                65% of the Portfolio's investable       Management, Inc.
                assets (net assets plus borrowings
                made for investment purposes) in the
                equity securities of companies in
                developed countries outside the
                United States that are represented in
                the MSCI EAFE Index.
       ------------------------------------------------------------------
       MID CAP  SP Mid Cap Growth Portfolio: seeks      Calamos Advisors
        GROWTH  long-term growth of capital. The              LLC
                Portfolio normally invests at least
                80% of investable assets in common
                stocks and related securities, such
                as preferred stocks, convertible
                securities and depositary receipts
                for those securities. These
                securities typically are of medium
                market capitalizations, which the
                subadviser believes have
                above-average growth potential. The
                Portfolio generally defines medium
                market capitalization companies as
                those companies with market
                capitalizations within the market
                capitalization range of the Russell
                Mid Cap Growth Index. The Portfolio's
                investments may include securities
                listed on a securities exchange or
                traded in the over-the-counter
                markets. The subadviser uses a
                bottom-up and top-down analysis in
                managing the Portfolio. This means
                that securities are selected based
                upon fundamental analysis, as well as
                a top-down approach to
                diversification by industry and
                company, and by paying attention to
                macro-level investment themes. The
                Portfolio may invest in foreign
                securities (including emerging
                markets securities).
       ------------------------------------------------------------------
        FIXED   SP PIMCO High Yield Portfolio: seeks   Pacific Investment
        INCOME  to maximize total return consistent        Management
                with preservation of capital and          Company LLC
                prudent investment management. The          (PIMCO)
                Portfolio will invest in a
                diversified portfolio of fixed-income
                investment instruments of varying
                maturities. The average portfolio
                duration of the Portfolio generally
                will vary within a two- to six-year
                time frame based on the Sub-advisor's
                forecast for interest rates.
       ------------------------------------------------------------------

       -----------------------------------------------------------------
       STYLE/     INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
        TYPE                                              ADVISOR/
                                                         SUB-ADVISOR
       -----------------------------------------------------------------
        FIXED  SP PIMCO Total Return Portfolio:       Pacific Investment
       INCOME  seeks to maximize total return             Management
               consistent with preservation of           Company LLC
               capital and prudent investment              (PIMCO)
               management. The Portfolio will invest
               in a diversified portfolio of
               fixed-income investment instruments
               of varying maturities. The average
               portfolio duration of the Portfolio
               generally will vary within a three-
               to six-year time frame based on the
               Sub-advisor's forecast for interest
               rates.
       -----------------------------------------------------------------
       MID CAP SP Prudential U.S. Emerging Growth          Jennison
       GROWTH  Portfolio: seeks long-term capital       Associates LLC
               appreciation. The Portfolio normally
               invests at least 80% of investable
               assets in equity securities of small
               and medium sized U.S. companies that
               the subadviser believes have the
               potential for above-average earnings
               growth. The subadviser seeks to
               invest in companies that it believes
               are poised to benefit from an
               acceleration of growth or an
               inflection point in a company's
               growth rate that is not currently
               reflected in the stock price. The
               team uses a research-intensive
               approach based on internally
               generated fundamental research.
       -----------------------------------------------------------------
        SMALL  SP Small Cap Growth Portfolio: seeks      Eagle Asset
         CAP   long-term capital growth. The             Management/
       GROWTH  Portfolio pursues its objective by      Neuberger Berman
               primarily investing in the common       Management, Inc.
               stocks of small-capitalization
               companies, which is defined as a
               company with a market capitalization,
               at the time of purchase, no larger
               than the largest capitalized company
               included in the Russell 2000 Index
               during the most recent 11-month
               period (based on month-end data) plus
               the most recent data during the
               current month.
       -----------------------------------------------------------------
        SMALL  SP Small-Cap Value Portfolio: seeks      Goldman Sachs
         CAP   long-term capital growth. The                Asset
        VALUE  Portfolio normally invests at least    Management, L.P.;
               80% its net assets plus borrowings        ClearBridge
               for investment purposes in the equity    Advisors, LLC
               securities of small capitalization
               companies. The Portfolio focuses on
               equity securities that are believed
               to be undervalued in the marketplace.
       -----------------------------------------------------------------
        LARGE  SP Strategic Partners Focused Growth   AllianceBernstein
         CAP   Portfolio: seeks long-term growth of     L.P.; Jennison
       GROWTH  capital. The Portfolio normally          Associates LLC
               invests at least 65% of total assets
               in equity-related securities of U.S.
               companies that the subadvisers
               believe to have strong capital
               appreciation potential. The
               Portfolio's strategy is to combine
               the efforts of two subadvisers and to
               invest in the favorite stock
               selection ideas of three portfolio
               managers (two of whom invest as a
               team). Each investment Sub-adviser to
               the Portfolio utilizes a growth
               style: Jennison selects approximately
               20 securities and AllianceBernstein
               selects approximately 30 securities.
               The portfolio managers build a
               portfolio with stocks in which they
               have the highest confidence and may
               invest more than 5% of the
               Portfolio's assets in any one issuer.
               The Portfolio is nondiversified,
               meaning it can invest a relatively
               high percentage of its assets in a
               small number of issuers. Investing in
               a nondiversified portfolio,
               particularly a portfolio investing in
               approximately 50 equity-related
               securities, involves greater risk
               than investing in a diversified
               portfolio because a loss resulting
               from the decline in the value of one
               security may represent a greater
               portion of the total assets of a
               nondiversified portfolio.
       -----------------------------------------------------------------
        LARGE  Stock Index Portfolio: seeks              Quantitative
         CAP   investment results that generally          Management
        BLEND  correspond to the performance of         Associates LLC
               publicly-traded common stocks. With
               the price and yield performance of
               the Standard & Poor's 500 Composite
               Stock Price Index (S&P 500) as the
               benchmark, the Portfolio normally
               invests at least 80% of investable
               assets in S&P 500 stocks. The S&P 500
               represents more than 70% of the total
               market value of all publicly-traded
               common stocks and is widely viewed as
               representative of publicly-traded
               common stocks as a whole. The
               Portfolio is not "managed" in the
               traditional sense of using market and
               economic analyses to select stocks.
               Rather, the portfolio manager
               purchases stocks in proportion to
               their weighting in the S&P 500.
       -----------------------------------------------------------------
        LARGE  SP T. Rowe Price Large-Cap Growth        T. Rowe Price
         CAP   Portfolio: seeks long-term capital      Associates, Inc.
       GROWTH  growth. Under normal circumstances,
               the Portfolio invests at least 80% of
               its net assets plus borrowings for
               investment purposes in the equity
               securities of large-cap companies.
               The Sub-adviser generally looks for
               companies with an above-average rate
               of earnings and cash flow growth and
               a lucrative niche in the economy that
               gives them the ability to sustain
               earnings momentum even during times
               of slow economic growth.
       -----------------------------------------------------------------

 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued




       -----------------------------------------------------------------
        STYLE/     INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
         TYPE                                              ADVISOR/
                                                          SUB-ADVISOR
       -----------------------------------------------------------------
        INTER-  SP International Growth Portfolio       Marsico Capital
       NATIONAL (formerly, SP William Blair            Management, LLC;
        EQUITY  International Growth Portfolio):        William Blair &
                seeks long-term capital appreciation.    Company, LLC.
                The Portfolio invests primarily in
                equity-related securities of foreign
                issuers. The Portfolio invests
                primarily in the common stock of
                large and medium-sized foreign
                companies, although it may also
                invest in companies of all sizes.
                Under normal circumstances, the
                Portfolio invests at least 65% of its
                total assets in common stock of
                foreign companies operating or based
                in at least five different countries,
                which may include countries with
                emerging markets. The Portfolio looks
                primarily for stocks of companies
                whose earnings are growing at a
                faster rate than other companies or
                which offer attractive growth
                potential.
       -----------------------------------------------------------------
                        ADVANCED SERIES TRUST
       -----------------------------------------------------------------
        ASSET   AST Advanced Strategies Portfolio:         LSV Asset
        ALLOCA  seeks a high level of absolute            Management;
        TION/   return. The Portfolio invests           Marsico Capital
       BALANCED primarily in a diversified portfolio      Management,
                of equity and fixed income securities    LLC; Pacific
                across different investment               Investment
                categories and investment managers.       Management
                The Portfolio pursues a combination       Company LLC
                of traditional and non-traditional         (PIMCO);
                investment strategies.                   T. Rowe Price
                                                       Associates, Inc.;
                                                        William Blair &
                                                        Company, L.L.C.
       -----------------------------------------------------------------
        ASSET   AST Aggressive Asset Allocation               AST
        ALLOCA  Portfolio: seeks the highest              Investment
        TION/   potential total return consistent       Services, Inc./
       BALANCED with its specified level of risk          Prudential
                tolerance. The Portfolio will invest    Investments LLC
                its assets in several other Advanced
                Series Trust Portfolios. Under normal
                market conditions, the Portfolio will
                devote between 92.5% to 100% of its
                net assets to underlying portfolios
                investing primarily in equity
                securities, and 0% to 7.5% of its net
                assets to underlying portfolios
                investing primarily in debt
                securities and money market
                instruments.
       -----------------------------------------------------------------
        LARGE   AST AllianceBernstein Core Value       AllianceBernstein
         CAP    Portfolio: seeks long-term capital           L.P.
        VALUE   growth by investing primarily in
                common stocks. The Sub-advisor
                expects that the majority of the
                Portfolio's assets will be invested
                in the common stocks of large
                companies that appear to be
                undervalued. Among other things, the
                Portfolio seeks to identify
                compelling buying opportunities
                created when companies are
                undervalued on the basis of investor
                reactions to near-term problems or
                circumstances even though their
                long-term prospects remain sound. The
                Sub-advisor seeks to identify
                individual companies with earnings
                growth potential that may not be
                recognized by the market at large.
       -----------------------------------------------------------------
        LARGE   AST AllianceBernstein Growth & Income  AllianceBernstein
         CAP    Portfolio: seeks long-term growth of         L.P.
        VALUE   capital and income while attempting
                to avoid excessive fluctuations in
                market value. The Portfolio normally
                will invest in common stocks (and
                securities convertible into common
                stocks). The Sub-advisor will take a
                value-oriented approach, in that it
                will try to keep the Portfolio's
                assets invested in securities that
                are selling at reasonable valuations
                in relation to their fundamental
                business prospects. The stocks that
                the Portfolio will normally invest in
                are those of seasoned companies.
       -----------------------------------------------------------------
        LARGE   AST AllianceBernstein Managed Index    AllianceBernstein
         CAP    500 Portfolio: seeks to outperform           L.P.
        BLEND   the Standard & Poor's 500 Composite
                Stock Price Index (the "S&P 500")
                through stock selection resulting in
                different weightings of common stocks
                relative to the index. The Portfolio
                will invest, under normal
                circumstances, at least 80% of its
                net assets in securities included in
                the S&P(R) 500.
       -----------------------------------------------------------------

       -----------------------------------------------------------------
        STYLE/      INVESTMENT OBJECTIVES/POLICIES         PORTFOLIO
         TYPE                                              ADVISOR/
                                                          SUB-ADVISOR
       -----------------------------------------------------------------
         LARGE   AST American Century Income & Growth   American Century
          CAP    Portfolio: seeks capital growth with      Investment
         VALUE   current income as a secondary          Management, Inc.
                 objective. The Portfolio invests
                 primarily in common stocks that offer
                 potential for capital growth, and
                 may, consistent with its investment
                 objective, invest in stocks that
                 offer potential for current income.
                 The Sub-advisor utilizes a
                 quantitative management technique
                 with a goal of building an equity
                 portfolio that provides better
                 returns than the S&P 500 Index
                 without taking on significant
                 additional risk and while attempting
                 to create a dividend yield that will
                 be greater than the S&P 500 Index.
       -----------------------------------------------------------------
         ASSET   AST American Century Strategic         American Century
        ALLOCA   Allocation Portfolio (formerly known      Investment
         TION/   as AST American Century Strategic      Management, Inc.
       BALANCED  Balanced Portfolio): seeks capital
                 growth and current income. The
                 Sub-advisor intends to maintain
                 approximately 60% of the Portfolio's
                 assets in equity securities and the
                 remainder in bonds and other fixed
                 income securities. Both the
                 Portfolio's equity and fixed income
                 investments will fluctuate in value.
                 The equity securities will fluctuate
                 depending on the performance of the
                 companies that issued them, general
                 market and economic conditions, and
                 investor confidence. The fixed income
                 investments will be affected
                 primarily by rising or falling
                 interest rates and the credit quality
                 of the issuers.
       -----------------------------------------------------------------
         ASSET   AST Balanced Asset Allocation                AST
        ALLOCA   Portfolio: seeks the highest              Investment
         TION/   potential total return consistent      Services, Inc./
       BALANCED  with its specified level of risk          Prudential
                 tolerance. The Portfolio will invest   Investments LLC
                 its assets in several other Advanced
                 Series Trust Portfolios. Under normal
                 market conditions, the Portfolio will
                 devote between 57.5% to 72.5% of its
                 net assets to underlying portfolios
                 investing primarily in equity
                 securities, and 27.5% to 42.5% of its
                 net assets to underlying portfolios
                 investing primarily in debt
                 securities and money market
                 instruments.
       -----------------------------------------------------------------
         ASSET   AST Capital Growth Asset Allocation          AST
        ALLOCA   Portfolio: seeks the highest              Investment
         TION/   potential total return consistent      Services, Inc./
       BALANCED  with its specified level of risk          Prudential
                 tolerance. The Portfolio will invest   Investments LLC
                 its assets in several other Advanced
                 Series Trust Portfolios. Under normal
                 market conditions, the Portfolio will
                 devote between 72.5% to 87.5% of its
                 net assets to underlying portfolios
                 investing primarily in equity
                 securities, and 12.5% to 27.5% of its
                 net assets to underlying portfolios
                 investing primarily in debt
                 securities and money market
                 instruments.
       -----------------------------------------------------------------
       SPECIALTY AST Cohen & Steers Realty Portfolio:    Cohen & Steers
                 seeks to maximize total return             Capital
                 through investment in real estate      Management, Inc.
                 securities. The Portfolio pursues its
                 investment objective by investing,
                 under normal circumstances, at least
                 80% of its net assets in securities
                 of real estate issuers. Under normal
                 circumstances, the Portfolio will
                 invest substantially all of its
                 assets in the equity securities of
                 real estate companies, i.e., a
                 company that derives at least 50% of
                 its revenues from the ownership,
                 construction, financing, management
                 or sale of real estate or that has at
                 least 50% of its assets in real
                 estate. Real estate companies may
                 include real estate investment trusts
                 or REITs.
       -----------------------------------------------------------------
         ASSET   AST Conservative Asset Allocation            AST
        ALLOCA   Portfolio: seeks the highest              Investment
         TION/   potential total return consistent      Services, Inc./
       BALANCED  with its specified level of risk          Prudential
                 tolerance. The Portfolio will invest   Investments LLC
                 its assets in several other Advanced
                 Series Trust Portfolios. Under normal
                 market conditions, the Portfolio will
                 devote between 47.5% to 62.5% of its
                 net assets to underlying portfolios
                 investing primarily in equity
                 securities, and 37.5% to 52.5% of its
                 net assets to underlying portfolios
                 investing primarily in debt
                 securities and money market
                 instruments.
       -----------------------------------------------------------------
         LARGE   AST DeAM Large-Cap Value Portfolio:        Deutsche
          CAP    seeks maximum growth of capital by        Investment
         VALUE   investing primarily in the value          Management
                 stocks of larger companies. The         Americas, Inc.
                 Portfolio pursues its objective,
                 under normal market conditions, by
                 primarily investing at least 80% of
                 the value of its assets in the equity
                 securities of large-sized companies
                 included in the Russell 1000(R) Value
                 Index. The Sub-advisor employs an
                 investment strategy designed to
                 maintain a portfolio of equity
                 securities which approximates the
                 market risk of those stocks included
                 in the Russell 1000(R) Value Index,
                 but which attempts to outperform the
                 Russell 1000(R) Value Index through
                 active stock selection.
       -----------------------------------------------------------------

 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued




        ----------------------------------------------------------------
         STYLE/     INVESTMENT OBJECTIVES/POLICIES         PORTFOLIO
          TYPE                                             ADVISOR/
                                                          SUB-ADVISOR
        ----------------------------------------------------------------
         SMALL   AST Neuberger Berman Small-Cap Growth  Neuberger Berman
          CAP    Portfolio (formerly known as AST DeAM  Management Inc.
         GROWTH  Small-Cap Growth Portfolio): seeks
                 maximum growth of investors' capital
                 from a portfolio of growth stocks of
                 smaller companies. The Portfolio
                 pursues its objective, under normal
                 circumstances, by primarily investing
                 at least 80% of its total assets in
                 the equity securities of small-sized
                 companies included in the Russell
                 2000 Growth(R) Index.
        ----------------------------------------------------------------
         SMALL   AST DeAM Small-Cap Value Portfolio:        Deutsche
          CAP    seeks maximum growth of investors'        Investment
         VALUE   capital by investing primarily in the     Management
                 value stocks of smaller companies.      Americas, Inc.
                 The Portfolio pursues its objective,
                 under normal market conditions, by
                 primarily investing at least 80% of
                 its total assets in the equity
                 securities of small-sized companies
                 included in the Russell 2000(R) Value
                 Index. The Sub-advisor employs an
                 investment strategy designed to
                 maintain a portfolio of equity
                 securities which approximates the
                 market risk of those stocks included
                 in the Russell 2000(R) Value Index,
                 but which attempts to outperform the
                 Russell 2000(R) Value Index.
        ----------------------------------------------------------------
         SMALL   AST Federated Aggressive Growth        Federated Equity
          CAP    Portfolio: seeks capital growth. The      Management
         GROWTH  Portfolio pursues its investment          Company of
                 objective by investing primarily in     Pennsylvania/
                 the stocks of small companies that     Federated Global
                 are traded on national security           Investment
                 exchanges, NASDAQ stock exchange and      Management
                 the over-the-counter-market. Small     Corp.; Federated
                 companies will be defined as               MDTA LLC
                 companies with market capitalizations
                 similar to companies in the Russell
                 2000 Growth Index.
        ----------------------------------------------------------------
         ASSET   AST First Trust Balanced Target          First Trust
        ALLOCA-  Portfolio: seeks long-term capital      Advisors L.P.
         TION/   growth balanced by current income.
        BALANCED The Portfolio seeks to achieve its
                 objective by investing approximately
                 65% in common stocks and 35% in fixed
                 income securities. The Portfolio
                 allocates the equity portion of the
                 portfolio across five uniquely
                 specialized strategies - the Dow/SM/
                 Target Dividend, the Value Line(R)
                 Target 25, the Global Dividend Target
                 15, the NYSE(R) International Target
                 25, and the Target Small Cap. Each
                 strategy employs a quantitative
                 approach by screening common stocks
                 for certain attributes and/or using a
                 multi-factor scoring system to select
                 the common stocks. The fixed income
                 allocation is determined by the Dow
                 Jones Income strategy which utilizes
                 certain screens to select bonds from
                 the Dow Jones Corporate Bond Index or
                 like-bonds not in the index.
        ----------------------------------------------------------------
         ASSET   AST First Trust Capital Appreciation     First Trust
        ALLOCA-  Target Portfolio: seeks long-term       Advisors L.P.
         TION/   growth of capital. The Portfolio
        BALANCED seeks to achieve its objective by
                 investing approximately 80% in common
                 stocks and 20% in fixed income
                 securities. The portfolio allocates
                 the equity portion of the portfolio
                 across five uniquely specialized
                 strategies - the Value Line(R) Target
                 25, the Global Dividend Target 15,
                 the Target Small Cap, the Nasdaq(R)
                 Target 15, and the NYSE(R)
                 International Target 25. Each
                 strategy employs a quantitative
                 approach by screening common stocks
                 for certain attributes and/or using a
                 multi-factor scoring system to select
                 the common stocks. The fixed income
                 allocation is determined by the Dow
                 Jones Income strategy utilizes
                 certain screens to select bonds from
                 the Dow Jones Corporate Bond Index or
                 like-bonds not in the index.
        ----------------------------------------------------------------
         ASSET   AST UBS Dynamic Alpha Portfolio        UBS Global Asset
        ALLOCA-  (formerly known as AST Global             Management
         TION/   Allocation Portfolio): seeks to        (Americas) Inc.
        BALANCED maximize total return, consisting of
                 capital appreciation and current
                 income. The Portfolio invests in
                 securities and financial instruments
                 to gain exposure to global equity,
                 global fixed income and cash
                 equivalent markets, including global
                 currencies. The Portfolio may invest
                 in equity and fixed income securities
                 of issuers located within and outside
                 the United States or in open-end
                 investment companies advised by UBS
                 Global Asset Management (Americas)
                 Inc., the Portfolio's Sub-Advisor, to
                 gain exposure to certain global
                 equity and global fixed income
                 markets.
        ----------------------------------------------------------------

       ------------------------------------------------------------------
        STYLE/     INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
         TYPE                                              ADVISOR/
                                                          SUB-ADVISOR
       ------------------------------------------------------------------
        LARGE   AST Goldman Sachs Concentrated Growth    Goldman Sachs
         CAP    Portfolio: seeks growth of capital in        Asset
        GROWTH  a manner consistent with the            Management, L.P.
                preservation of capital. Realization
                of income is not a significant
                investment consideration and any
                income realized on the Portfolio's
                investments, therefore, will be
                incidental to the Portfolio's
                objective. The Portfolio will pursue
                its objective by investing primarily
                in equity securities of companies
                that the Sub-advisor believes have
                the potential to achieve capital
                appreciation over the long-term. The
                Portfolio seeks to achieve its
                investment objective by investing,
                under normal circumstances, in
                approximately 30 - 45 companies that
                are considered by the Sub-advisor to
                be positioned for long-term growth.
       ------------------------------------------------------------------
       MID CAP  AST Goldman Sachs Mid-Cap Growth         Goldman Sachs
        GROWTH  Portfolio: seeks long-term capital           Asset
                growth. The Portfolio pursues its       Management, L.P.
                investment objective, by investing
                primarily in equity securities
                selected for their growth potential,
                and normally invests at least 80% of
                the value of its assets in medium
                capitalization companies. For
                purposes of the Portfolio,
                medium-sized companies are those
                whose market capitalizations
                (measured at the time of investment)
                fall within the range of companies in
                the Russell Mid Cap Growth Index. The
                Sub-advisor seeks to identify
                individual companies with earnings
                growth potential that may not be
                recognized by the market at large.
       ------------------------------------------------------------------
        FIXED   AST High Yield Portfolio: seeks a      Pacific Investment
        INCOME  high level of current income and may       Management
                also consider the potential for           Company LLC
                capital appreciation. The Portfolio         (PIMCO)
                invests, under normal circumstances,
                at least 80% of its net assets plus
                any borrowings for investment
                purposes (measured at time of
                purchase) in high yield, fixed-income
                securities that, at the time of
                purchase, are non-investment grade
                securities. Such securities are
                commonly referred to as "junk bonds".
       ------------------------------------------------------------------
        INTER-  AST JPMorgan International Equity         J.P. Morgan
       NATIONAL Portfolio: seeks long-term capital         Investment
        EQUITY  growth by investing in a diversified    Management Inc.
                portfolio of international equity
                securities. The Portfolio seeks to
                meet its objective by investing,
                under normal market conditions, at
                least 80% of its assets in a
                diversified portfolio of equity
                securities of companies located or
                operating in developed non-U.S.
                countries and emerging markets of the
                world. The equity securities will
                ordinarily be traded on a recognized
                foreign securities exchange or traded
                in a foreign over-the-counter market
                in the country where the issuer is
                principally based, but may also be
                traded in other countries including
                the United States.
       ------------------------------------------------------------------
        LARGE   AST Large-Cap Value Portfolio: seeks      Dreman Value
         CAP    current income and long-term growth     Management LLC,
        VALUE   of income, as well as capital             Hotchkis and
                appreciation. The Portfolio invests,     Wiley Capital
                under normal circumstances, at least    Management LLC;
                80% of its net assets in common           J.P. Morgan
                stocks of large cap U.S. companies.        Investment
                The Portfolio focuses on common         Management, Inc.
                stocks that have a high cash dividend
                or payout yield relative to the
                market or that possess relative value
                within sectors.
       ------------------------------------------------------------------
        FIXED   AST Lord Abbett Bond-Debenture           Lord, Abbett &
        INCOME  Portfolio: seeks high current income        Co. LLC
                and the opportunity for capital
                appreciation to produce a high total
                return. To pursue its objective, the
                Portfolio will invest, under normal
                circumstances, at least 80% of the
                value of its assets in fixed income
                securities and normally invests
                primarily in high yield and
                investment grade debt securities,
                securities convertible into common
                stock and preferred stocks. The
                Portfolio may find good value in high
                yield securities, sometimes called
                "lower-rated bonds" or "junk bonds,"
                and frequently may have more than
                half of its assets invested in those
                securities. At least 20% of the
                Portfolio's assets must be invested
                in any combination of investment
                grade debt securities, U.S.
                Government securities and cash
                equivalents. The Portfolio may also
                make significant investments in
                mortgage-backed securities. Although
                the Portfolio expects to maintain a
                weighted average maturity in the
                range of five to twelve years, there
                are no restrictions on the overall
                Portfolio or on individual
                securities. The Portfolio may invest
                up to 20% of its net assets in equity
                securities.
       ------------------------------------------------------------------

 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued




       ------------------------------------------------------------------
        STYLE/     INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
         TYPE                                              ADVISOR/
                                                          SUB-ADVISOR
       ------------------------------------------------------------------
        LARGE   AST Marsico Capital Growth Portfolio:   Marsico Capital
         CAP    seeks capital growth. Income            Management, LLC
        GROWTH  realization is not an investment
                objective and any income realized on
                the Portfolio's investments,
                therefore, will be incidental to the
                Portfolio's objective. The Portfolio
                will pursue its objective by
                investing primarily in common stocks
                of larger, more established
                companies. In selecting investments
                for the Portfolio, the Sub-advisor
                uses an approach that combines "top
                down" economic analysis with "bottom
                up" stock selection. The "top down"
                approach identifies sectors,
                industries and companies that may
                benefit from the trends the
                Sub-advisor has observed. The
                Sub-advisor then looks for individual
                companies with earnings growth
                potential that may not be recognized
                by the market at large, utilizing a
                "bottom up" stock selection process.
                The Portfolio will normally hold a
                core position of between 35 and 50
                common stocks. The Portfolio may hold
                a limited number of additional common
                stocks at times when the Portfolio
                manager is accumulating new
                positions, phasing out existing or
                responding to exceptional market
                conditions.
       ------------------------------------------------------------------
        INTER-  AST MFS Global Equity Portfolio:         Massachusetts
       NATIONAL seeks capital growth. Under normal     Financial Services
        EQUITY  circumstances the Portfolio invests         Company
                at least 80% of its assets in equity
                securities of U.S. and foreign
                issuers (including issuers in
                developing countries). While the
                portfolio may invest its assets in
                companies of any size, the Portfolio
                generally focuses on companies with
                large capitalizations.
       ------------------------------------------------------------------
        LARGE   AST MFS Growth Portfolio: seeks          Massachusetts
         CAP    long-term capital growth and future    Financial Services
        GROWTH  income. Under normal market                 Company
                conditions, the Portfolio invests at
                least 80% of its total assets in
                common stocks and related securities,
                such as preferred stocks, convertible
                securities and depositary receipts,
                of companies. The Sub-advisor focuses
                on investing the Portfolio's assets
                in the stock of companies it believes
                to have above average earnings growth
                potential compared to other companies
                (growth companies). The Portfolio may
                invest up to 35% of its net assets in
                foreign securities.
       ------------------------------------------------------------------
       MID CAP  AST Mid Cap Value Portfolio: seeks to       EARNEST
        VALUE   provide capital growth by investing      Partners LLC/
                primarily in mid-capitalization          WEDGE Capital
                stocks that appear to be undervalued.   Management, LLP
                The Portfolio has a non-fundamental
                policy to invest, under normal
                circumstances, at least 80% of the
                value of its net assets in
                mid-capitalization companies.
       ------------------------------------------------------------------
       MID CAP  AST Neuberger Berman Mid-Cap Growth     Neuberger Berman
        GROWTH  Portfolio: seeks capital growth.        Management Inc.
                Under normal market conditions, the
                Portfolio primarily invests at least
                80% of its net assets in the common
                stocks of mid-cap companies. The
                Sub-adviser looks for fast-growing
                companies that are in new or rapidly
                evolving industries.
       ------------------------------------------------------------------
       MID CAP  AST Neuberger Berman Mid-Cap Value      Neuberger Berman
        VALUE   Portfolio: seeks capital growth.        Management Inc.
                Under normal market conditions, the
                Portfolio primarily invests at least
                80% of its net assets in the common
                stocks of mid-cap companies. For
                purposes of the Portfolio, companies
                with equity market capitalizations
                that fall within the range of the
                Russell Midcap(R) Index at the time
                of investment are considered mid-cap
                companies. Some of the Portfolio's
                assets may be invested in the
                securities of large-cap companies as
                well as in small-cap companies. Under
                the Portfolio's value-oriented
                investment approach, the Sub-advisor
                looks for well-managed companies
                whose stock prices are undervalued
                and that may rise in price before
                other investors realize their worth.
       ------------------------------------------------------------------
        FIXED   AST PIMCO Limited Maturity Bond        Pacific Investment
        INCOME  Portfolio: seeks to maximize total         Management
                return consistent with preservation       Company LLC
                of capital and prudent investment           (PIMCO)
                management. The Portfolio will invest
                in a diversified portfolio of
                fixed-income investment instruments
                of varying maturities. The average
                portfolio duration of the Portfolio
                generally will vary within a one- to
                three-year time frame based on the
                Sub-advisor's forecast for interest
                rates.
       ------------------------------------------------------------------
        ASSET   AST Preservation Asset Allocation             AST
       ALLOCA-  Portfolio: seeks the highest               Investment
        TION/   potential total return consistent       Services, Inc./
       BALANCED with its specified level of risk           Prudential
                tolerance. The Portfolio will invest    Investments LLC
                its assets in several other Advanced
                Series Trust Portfolios. Under normal
                market conditions, the Portfolio will
                devote between 27.5% to 42.5% of its
                net assets to underlying portfolios
                investing primarily in equity
                securities, and 57.5% to 72.5% of its
                net assets to underlying portfolios
                investing primarily in debt
                securities and money market
                instruments.
       ------------------------------------------------------------------

      --------------------------------------------------------------------
       STYLE/      INVESTMENT OBJECTIVES/POLICIES           PORTFOLIO
        TYPE                                                ADVISOR/
                                                           SUB-ADVISOR
      --------------------------------------------------------------------
        SMALL   AST Small-Cap Value Portfolio: seeks       ClearBridge
         CAP    to provide long-term capital growth      Advisors, LLC;
        VALUE   by investing primarily in                 Dreman Value
                small-capitalization stocks that         Management LLC;
                appear to be undervalued. The              J.P. Morgan
                Portfolio will have a non-fundamental      Investment
                policy to invest, under normal          Management, Inc.;
                circumstances, at least 80% of the         Lee Munder
                value of its net assets in small        Investments, Ltd
                capitalization stocks. The Portfolio
                will focus on common stocks that
                appear to be undervalued.
      --------------------------------------------------------------------
        ASSET   AST T. Rowe Price Asset Allocation        T. Rowe Price
       ALLOCA-  Portfolio: seeks a high level of        Associates, Inc.
        TION/   total return by investing primarily
      BALANCED  in a diversified portfolio of fixed
                income and equity securities. The
                Portfolio normally invests
                approximately 60% of its total assets
                in equity securities and 40% in fixed
                income securities. This mix may vary
                depending on the sub-advisor's
                outlook for the markets. The
                Sub-advisor concentrates common stock
                investments in larger, more
                established companies, but the
                Portfolio may include small and
                medium-sized companies with good
                growth prospects. The fixed income
                portion of the Portfolio will be
                allocated among investment grade
                securities, high yield or "junk"
                bonds, emerging market securities,
                foreign high quality debt securities
                and cash reserves.
      --------------------------------------------------------------------
        FIXED   AST T. Rowe Price Global Bond             T. Rowe Price
       INCOME   Portfolio: seeks to provide high       International, Inc.
                current income and capital growth by
                investing in high-quality foreign and
                U.S. dollar-denominated bonds. The
                Portfolio will invest at least 80% of
                its total assets in fixed income
                securities, including high quality
                bonds issued or guaranteed by U.S. or
                foreign governments or their agencies
                and by foreign authorities, provinces
                and municipalities as well as
                investment grade corporate bonds and
                mortgage and asset-backed securities
                of U.S. and foreign issuers. The
                Portfolio generally invests in
                countries where the combination of
                fixed-income returns and currency
                exchange rates appears attractive,
                or, if the currency trend is
                unfavorable, where the Sub-advisor
                believes that the currency risk can
                be minimized through hedging. The
                Portfolio may also invest up to 20%
                of its assets in the aggregate in
                below investment-grade, high-risk
                bonds ("junk bonds"). In addition,
                the Portfolio may invest up to 30% of
                its assets in mortgage-related
                (including derivatives, such as
                collateralized mortgage obligations
                and stripped mortgage securities) and
                asset-backed securities.
      --------------------------------------------------------------------
      SPECIALTY AST T. Rowe Price Natural Resources       T. Rowe Price
                Portfolio: seeks long-term capital      Associates, Inc.
                growth primarily through the common
                stocks of companies that own or
                develop natural resources (such as
                energy products, precious metals and
                forest products) and other basic
                commodities. The Portfolio normally
                invests primarily (at least 80% of
                its total assets) in the common
                stocks of natural resource companies.
                The Portfolio looks for companies
                that have the ability to expand
                production, to maintain superior
                exploration programs and production
                facilities, and the potential to
                accumulate new resources. At least
                50% of Portfolio assets will be
                invested in U.S. securities, up to
                50% of total assets also may be
                invested in foreign securities.
      --------------------------------------------------------------------

 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued


          ------------------------------------------------------------
           STYLE/     INVESTMENT OBJECTIVES/POLICIES       PORTFOLIO
            TYPE                                           ADVISOR/
                                                          SUB-ADVISOR
          ------------------------------------------------------------
                     EVERGREEN VARIABLE ANNUITY TRUST
          ------------------------------------------------------------
           ASSET   Evergreen VA Balanced: seeks capital    Evergreen
          ALLOCA-  growth and current income. The          Investment
           TION/   Portfolio invests in a combination of   Management
          BALANCED equity and debt securities. The        Company, LLC
                   equity securities that the Portfolio
                   invests in primarily consist of the
                   common stocks, preferred stocks and
                   securities convertible or
                   exchangeable for common stocks of
                   large U.S. companies (i.e., companies
                   whose market capitalizations fall
                   within the range tracked by the
                   Russell 1000(R) Index, measured at
                   the time of purchase). Under normal
                   circumstances, the Portfolio will
                   invest at least 25% of its assets in
                   debt securities and the remainder in
                   equity securities. The Portfolio's
                   managers use a diversified equity
                   style of management, best defined as
                   a blend between growth and value
                   stocks. The Portfolio normally
                   invests primarily all of the fixed
                   income portion in U.S.
                   dollar-denominated investment grade
                   debt securities, including debt
                   securities issued or guaranteed by
                   the U.S. Treasury or by an agency or
                   instrumentality of the U.S.
                   government, corporate bonds,
                   mortgage-backed securities,
                   asset-backed securities, and other
                   income producing securities. The
                   Portfolio is not required to sell or
                   otherwise dispose of any security
                   that loses its rating or has its
                   rating reduced after the Portfolio
                   has purchased it. The Portfolio
                   maintains a bias toward corporate and
                   mortgage-backed securities in order
                   to capture higher levels of income.
                   The Portfolio may, but will not
                   necessarily, use a variety of
                   derivative instruments, such as
                   futures contracts, options and swaps,
                   including, for example, index
                   futures, Treasury futures, Eurodollar
                   futures, interest rate swap
                   agreements, credit default swaps, and
                   total return swaps.
          ------------------------------------------------------------
           LARGE   Evergreen VA Fundamental Large Cap:     Evergreen
            CAP    seeks capital growth with the           Investment
           VALUE   potential for current income. The       Management
                   Portfolio invests, under normal        Company, LLC
                   conditions, at least 80% of its
                   assets in common stocks of large U.S.
                   companies (i.e., companies whose
                   market capitalizations fall within
                   the market capitalization range of
                   the companies tracked by the Russell
                   1000(R) Index, measured at the time
                   of purchase). The Portfolio earns
                   current income from dividends paid on
                   equity securities and may seek
                   additional income primarily by
                   investing up to 20% of its assets in
                   convertible bonds, including below
                   investment grade bonds, and
                   convertible preferred stocks of any
                   quality. The Portfolio may invest up
                   to 20% of its assets in foreign
                   securities. The Portfolio's stock
                   selection is based on a diversified
                   style of equity management that
                   allows the Portfolio to invest in
                   both value- and growth-oriented
                   equity securities. "Value" securities
                   are securities which the Portfolio's
                   manager believes are currently
                   undervalued in the marketplace.
                   "Growth" stocks are stocks of
                   companies which the Portfolio's
                   manager believes have anticipated
                   earnings ranging from steady to
                   accelerated growth. The Portfolio's
                   manager looks for companies that he
                   believes are temporarily undervalued
                   in the marketplace, sell at a
                   discount to their private market
                   values and display certain
                   characteristics such as earning a
                   high return on investments and having
                   a competitive advantage in their
                   industry.
          ------------------------------------------------------------
           SMALL   Evergreen VA Growth: seeks long-term    Evergreen
            CAP    capital growth. The Portfolio invests   Investment
           GROWTH  at least 75% of its assets in common    Management
                   stocks of small- and medium-sized      Company, LLC
                   companies (i.e., companies whose
                   market capitalizations fall within
                   the market capitalization range of
                   the companies tracked by the Russell
                   2000(R) Growth Index, measured at the
                   time of purchase). The remaining
                   portion of the Portfolio's assets may
                   be invested in companies of any size.
                   The Portfolio's managers employ a
                   growth-style of equity management and
                   will generally seek to purchase
                   stocks of companies that have
                   demonstrated earnings growth
                   potential which they believe is not
                   yet reflected in the stock's market
                   price. The Portfolio's managers
                   consider earnings growth above the
                   average earnings growth of companies
                   included in the Russell 2000(R)
                   Growth Index as a key factor in
                   selecting investments.
          ------------------------------------------------------------

       ------------------------------------------------------------------
        STYLE/      INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
         TYPE                                               ADVISOR/
                                                           SUB-ADVISOR
       ------------------------------------------------------------------
        INTER-   Evergreen VA International Equity:         Evergreen
       NATIONAL  seeks long-term capital growth and        Investment
        EQUITY   secondarily, modest income. The           Management
                 Portfolio will normally invest 80% of    Company, LLC
                 its assets in equity securities
                 issued by , in the manager's opinion,
                 established and quality non-U.S.
                 companies located in countries with
                 developed markets. The Portfolio may
                 purchase securities across all market
                 capitalizations. The Portfolio
                 normally invests at least 65% of its
                 assets in securities of companies in
                 at least three countries (other than
                 the U.S.). The Portfolio may also
                 invest in emerging markets. The
                 Portfolio's managers seek both growth
                 and value opportunities For growth
                 investments, the Portfolio's manager
                 seeks, among other things, good
                 business models, good management and
                 growth in cash flows. For value
                 investments, the Portfolio's manager
                 seeks companies that are undervalued
                 in the marketplace compared to their
                 assets. The Portfolio normally
                 intends to seek modest income from
                 dividends paid by its equity
                 holdings. Excluding repurchase
                 agreements and other cash
                 equivalents, the Portfolio intends to
                 invest substantially all of its
                 assets in the securities of non-U.S.
                 issuers.
       ------------------------------------------------------------------
       SPECIALTY Evergreen VA Omega: seeks long-term        Evergreen
                 capital growth. The Portfolio invests     Investment
                 primarily, and under normal               Management
                 conditions substantially all of its      Company, LLC
                 assets, in common stocks of U.S.
                 companies across all market
                 capitalizations. The Portfolio's
                 manager employs a growth style of
                 equity management that emphasizes
                 companies with cash flow growth,
                 sustainable competitive advantages,
                 returns on invested capital above
                 their cost of capital and the ability
                 to manage for profitable growth that
                 can create long-term value for
                 shareholders.
       ------------------------------------------------------------------
         SMALL   Evergreen VA Special Values: seeks         Evergreen
          CAP    capital growth in the value of its        Investment
         VALUE   shares. The Portfolio normally            Management
                 invests at least 80% of its assets in    Company, LLC
                 common stocks of small U.S. companies
                 (i.e. companies whose market
                 capitalizations fall within the
                 market capitalization range of the
                 companies tracked by the Russell
                 2000(R) Index, measured at the time
                 of purchase). The remaining 20% of
                 the Portfolio's assets may be
                 represented by cash or invested in
                 various cash equivalents or common
                 stocks of any market capitalization.
                 The Portfolio's manager seeks to
                 limit the investment risk of small
                 company investing by seeking stocks
                 that trade below what the manager
                 considers their intrinsic value. The
                 Portfolio's manager looks
                 specifically for various growth
                 triggers, or catalysts, that will
                 bring the stock's price into line
                 with its actual or potential value,
                 such as new products, new management,
                 changes in regulation and/or
                 restructuring potential.
       ------------------------------------------------------------------
                   GARTMORE VARIABLE INSURANCE TRUST
       ------------------------------------------------------------------
        INTER-   GVIT Developing Markets: seeks          NWD Management
       NATIONAL  long-term capital appreciation, under  & Research Trust/
        EQUITY   normal conditions by investing at       Gartmore Global
                 least 80% of its total assets in           Partners
                 stocks of companies of any size based
                 in the world's developing economies.
                 Under normal market conditions,
                 investments are maintained in at
                 least six countries at all times and
                 no more than 35% of total assets in
                 any single one of them.
       ------------------------------------------------------------------
                          JANUS ASPEN SERIES
       ------------------------------------------------------------------
         LARGE   Janus Aspen Series: Large Cap Growth     Janus Capital
          CAP    Portfolio - Service Shares: seeks       Management LLC
        GROWTH   long-term growth of capital in a
                 manner consistent with the
                 preservation of capital. The
                 Portfolio invests at least 80% of its
                 net assets plus the amount of any
                 borrowings for investment purposes in
                 common stocks of large-sized
                 companies. Large-sized companies are
                 those whose market capitalizations
                 fall within the range of companies in
                 the Russell 1000 Index at the time of
                 purchase.
       ------------------------------------------------------------------


 FIXED INTEREST RATE OPTIONS
 We offer two fixed interest rate options:
..   a one-year fixed interest rate option, and
..   a dollar cost averaging fixed rate option (DCA Fixed Rate Option).

 When you select one of these options, your payment will earn interest at the established rate for the applicable interest rate period. A new interest rate period is established every time you allocate or transfer money into a fixed interest rate option. (You may not transfer amounts from other investment options into the DCA Fixed Rate Option.) You may have money allocated in more than one interest rate period at the same time. This could result in your money earning interest at different rates and each interest rate period maturing at a different time. While these interest rates may change from time to time, they will not be less than the

 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

 minimum interest rate dictated by applicable state law. We may offer lower interest rates for Contracts With Credit than for Contracts Without Credit. The interest rates we pay on the fixed interest rate options may be influenced by the asset-based charges assessed against the Separate Account.

 Payments allocated to the fixed interest rate options become part of Pruco Life's general assets.

 One-Year Fixed Interest Rate Option
 We set a one-year base guaranteed annual interest rate for the one-year fixed interest rate option. Additionally, we may provide a higher interest rate on each purchase payment allocated to this option for the first year after the payment. This higher interest rate will not apply to amounts transferred from other investment options within the contract or amounts remaining in this option for more than one year.

 Dollar Cost Averaging Fixed Rate Option
 You may allocate all or part of any purchase payment to the DCA Fixed Rate Option. Under this option, you automatically transfer amounts over a stated period (currently, six or twelve months) from the DCA Fixed Rate Option to the variable investment options and/or to the one-year fixed interest rate option, as you select. We will invest the assets you allocate to the DCA Fixed Rate Option in our general account until they are transferred. You may not transfer from other investment options to the DCA Fixed Rate Option. Transfers to the one-year fixed interest rate option will remain in the general account.

 If you choose to allocate all or part of a purchase payment to the DCA Fixed Rate Option, the minimum amount of the purchase payment you may allocate is $2,000. The first periodic transfer will occur on the date you allocate your purchase payment to the DCA Fixed Rate Option. Subsequent transfers will occur on the monthly anniversary of the first transfer. Currently, you may choose to have the purchase payment allocated to the DCA Fixed Rate Option transferred to the selected variable investment options, or to the one-year fixed interest rate option in either six or twelve monthly installments, and you may not change that number of monthly installments after you have chosen the DCA Fixed Rate Option. You may allocate to both the six-month and twelve-month options. (In the future, we may make available other numbers of transfers and other transfer schedules--for example, quarterly as well as monthly.)

 If you choose a six-payment transfer schedule, each transfer generally will equal 1/6/th/ of the amount you allocated to the DCA Fixed Rate Option, and if you choose a twelve-payment transfer schedule, each transfer generally will equal 1/12/th/ of the amount you allocated to the DCA Fixed Rate Option. In either case, the final transfer amount generally will also include the credited interest. You may change at any time the investment options into which the DCA Fixed Rate Option assets are transferred. You may make a one time transfer of the remaining value out of your DCA Fixed Rate Option, if you so choose. Transfers from the DCA Fixed Rate Option do not count toward the maximum number of free transfers allowed under the contract.

 If you make a withdrawal or have a fee assessed from your contract, and all or part of that withdrawal or fee comes out of the DCA Fixed Rate Option, we will recalculate the periodic transfer amount to reflect the change. This recalculation may include some or all of the interest credited to the date of the next scheduled transfer. If a withdrawal or fee assessment reduces the monthly transfer amount below $100, we will transfer the remaining balance in the DCA Fixed Rate Option on the next scheduled transfer date.

 By investing amounts on a regular basis instead of investing the total amount at one time, the DCA Fixed Rate Option may decrease the effect of market fluctuation on the investment of your purchase payment. Of course, dollar cost averaging cannot ensure a profit or protect against loss in a declining market.

 MARKET VALUE ADJUSTMENT OPTION
 Under the Market Value Adjustment Option, we may offer one or more of several guarantee periods provided that the interest rate we are able to declare will be no less than the minimum interest rate dictated by applicable state law with respect to any guarantee period. We may offer fewer available guarantee periods in Contracts With Credit than in Contracts Without Credit. This option is not available for contracts issued in some states. Please see your contract. The Market Value Adjustment Option is registered separately from the variable investment options, and the amount of market value adjustment option securities registered is stated in that registration statement.

 IF AMOUNTS ARE WITHDRAWN FROM A GUARANTEE PERIOD, OTHER THAN DURING THE 30-DAY PERIOD IMMEDIATELY FOLLOWING THE END OF THE GUARANTEE PERIOD, THEY WILL BE SUBJECT TO A MARKET VALUE ADJUSTMENT EVEN IF THEY ARE NOT SUBJECT TO A WITHDRAWAL CHARGE.

 You will earn interest on your invested purchase payment at the rate that we have declared for the guarantee period you have chosen. You must invest at least $1,000 if you choose this option. We may offer lower interest rates for Contracts With Credit than for Contracts Without Credit.

 We refer to interest rates as annual rates, although we credit interest within each guarantee period on a daily basis. The daily interest that we credit is equal to the pro rated portion of the interest that would be earned on an annual basis. We credit interest from the business day on which your purchase payment is received in good order at the Prudential Annuity Service Center until the earliest to occur of any of the following events: (a) full surrender of the contract, (b) commencement of annuity payments or settlement, (c) end of the guarantee period, (d) transfer of the value in the guarantee period,
 (e) payment of a death benefit, or (f) the date the amount is withdrawn.

 During the 30-day period immediately following the end of a guarantee period, we allow you to do any of the following, without the imposition of the market value adjustment:
 (a)withdraw or transfer the value of the guarantee period,
 (b)allocate the value to another available guarantee period or other investment option (provided that the new guarantee period ends prior to the annuity date). You will receive the interest rate applicable on the date we receive your instruction, or
 (c)apply the value in the guarantee period to the annuity or settlement option of your choice.

 If we do not receive instructions from you concerning the disposition of the Contract Value in your maturing guarantee period, we will reinvest the amount in the Prudential Money Market Portfolio investment option.

 During the 30-day period immediately following the end of the guarantee period, or until you elect to do (a), (b) or (c) listed immediately above, you will receive the current interest rate applicable to the guarantee period having the same duration as the guarantee period that just matured, which is offered on the day immediately following the end of the matured guarantee period. However, if at that time we do not offer a guarantee period with the same duration as that which matured, you will then receive the current interest rate applicable to the shortest guarantee period then offered.

 Under the market value adjustment option, while your money remains in the contract for the full guarantee period, your principal amount is guaranteed by us and the interest amount that your money will earn is guaranteed by us to be at least the minimum interest rate dictated by applicable state law.

 Payments allocated to the market value adjustment option are held as a separate pool of assets. Any gains or losses experienced by these assets will not directly affect the contracts. The strength of our guarantees under these options is based on the overall financial strength of Pruco Life.

 MARKET VALUE ADJUSTMENT
 When you allocate a purchase payment or transfer Contract Value to a guarantee period, we use that money to buy and sell securities and other instruments to support our obligation to pay interest. Generally, we buy bonds for this purpose. The duration of the bonds and other instruments that we buy with respect to a particular guarantee period is influenced significantly by the length of the guarantee period. For example, we typically would acquire longer-duration bonds with respect to the 10 year guarantee period than we do for the 3 year guarantee period. The value of these bonds is affected by changes in interest rates, among other factors. The market value adjustment that we assess against your Contract Value if you withdraw or transfer outside the 30-day period discussed above involves our attributing to you a portion of our investment experience on these bonds and other instruments.

 For example, if you make a full withdrawal when interest rates have risen since the time of your investment, the bonds and other investments in the guarantee period likely would have decreased in value, meaning that we would impose a "negative" market value adjustment on you (i.e., one that results in a reduction of the withdrawal proceeds that you receive). For a partial withdrawal, we would deduct a negative market value adjustment from your remaining Contract Value. Conversely, if interest rates have decreased, the market value adjustment would be positive.

 Other things you should know about the market value adjustment include the following:
..   We determine the market value adjustment according to a mathematical formula, which is set forth at the end of this prospectus under the heading "Market-Value Adjustment Formula." In that section of the prospectus, we also provide hypothetical examples of how the formula works.
..   A negative market value adjustment could cause you to lose not only the interest you have earned but also a portion of your principal.
..   In addition to imposing a market value adjustment on withdrawals, we also will impose a market value adjustment on the Contract Value you apply to an annuity or settlement option, unless you annuitize within the 30-day period discussed above. The laws of certain states may prohibit us from imposing a market value adjustment on the annuity date.

 YOU SHOULD REALIZE, HOWEVER, THAT APART FROM THE MARKET VALUE ADJUSTMENT, THE VALUE OF THE BENEFIT IN YOUR GUARANTEE PERIOD DOES NOT DEPEND ON THE INVESTMENT PERFORMANCE OF THE BONDS AND OTHER INSTRUMENTS THAT WE HOLD WITH RESPECT TO YOUR GUARANTEE PERIOD. APART FROM THE EFFECT OF ANY MARKET VALUE ADJUSTMENT, WE DO NOT PASS THROUGH TO YOU THE GAINS OR LOSSES ON THE BONDS AND OTHER INSTRUMENTS THAT WE HOLD IN CONNECTION WITH A GUARANTEE PERIOD.

 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued


 TRANSFERS AMONG OPTIONS
 Subject to certain restrictions, you can transfer money among the variable investment options and the one-year fixed interest rate option. The minimum transfer amount is the lesser of $250 or the amount in the investment option from which the transfer is to be made. In addition, you can transfer your Contract Value out of a market value adjustment guarantee period into another market value adjustment guarantee period, into a variable investment option, or into a one-year fixed interest rate option, although a market value adjustment will apply to any transfer you make outside the 30-day period discussed above. You may transfer Contract Value into the market value adjustment option at any time, provided it is at least $1,000.

 In general, you may make your transfer request by telephone, electronically, or otherwise in paper form to the Prudential Annuity Service Center. We have procedures in place to confirm that instructions received by telephone or electronically are genuine. We will not be liable for following unauthorized telephone or electronic instructions that we reasonably believed to be genuine. Your transfer request will take effect at the end of the business day on which it was received in good order by us, or by certain entities that we have specifically designated. Our business day generally closes at 4:00 p.m. Eastern time. Our business day may close earlier, for example if regular trading on the New York Stock Exchange closes early. Transfer requests received after the close of the business day will take effect at the end of the next business day.

 With regard to the Market Value Adjustment Option, you can specify the guarantee period from which you wish to transfer. If you request a transfer from the market value adjustment option, but you do not specify the guarantee period from which funds are to be taken, then we will transfer funds from the guarantee period that has the least time remaining until its maturity date.

 YOU CAN MAKE TRANSFERS OUT OF A FIXED INTEREST RATE OPTION, OTHER THAN THE DCA FIXED RATE OPTION, ONLY DURING THE 30-DAY PERIOD FOLLOWING THE END OF THE ONE YEAR INTEREST RATE PERIOD. TRANSFERS FROM THE DCA FIXED RATE OPTION ARE MADE ON A PERIODIC BASIS FOR THE PERIOD THAT YOU SELECT.

 During the contract accumulation phase, you can make up to 12 transfers each contract year, among the investment options, without charge. Currently we charge $25 for each transfer after the twelfth in a contract year, and we have the right to increase this charge up to $30. (Dollar Cost Averaging and Auto-Rebalancing transfers do not count toward the 12 free transfers per year.)

 For purposes of the 12 free transfers per year that we allow, we will treat multiple transfers that are submitted on the same business day as a single transfer.

 ADDITIONAL TRANSFER RESTRICTIONS
 We limit your ability to transfer among your contract's variable investment options as permitted by applicable law. We impose a yearly restriction on transfers. Specifically, once you have made 20 transfers among the subaccounts during a contract year, we will accept any additional transfer request during that year only if the request is submitted to us in writing with an original signature and otherwise is in good order. For purposes of this transfer restriction, we (i) do not view a facsimile transmission as a "writing",
 (ii) will treat multiple transfer requests submitted on the same business day as a single transfer, and (iii) do not count any transfer that involves one of our systematic programs, such as asset allocation and automated withdrawals.

 Frequent transfers among variable investment options in response to short-term fluctuations in markets, sometimes called "market timing," can make it very difficult for a portfolio manager to manage an underlying mutual fund's investments. Frequent transfers may cause the fund to hold more cash than otherwise necessary, disrupt management strategies, increase transaction costs, or affect performance. For those reasons, the contract was not designed for persons who make programmed, large, or frequent transfers.

 In light of the risks posed to contract owners and other fund investors by frequent transfers, we reserve the right to limit the number of transfers in any contract year for all existing or new contract owners, and to take the other actions discussed below. We also reserve the right to limit the number of transfers in any contract year or to refuse any transfer request for an owner or certain owners if: (a) we believe that excessive transfer activity (as we define it) or a specific transfer request or group of transfer requests may have a detrimental effect on accumulation unit values or the share prices of the underlying mutual funds; or (b) we are informed by a fund (e.g., by the fund's portfolio manager) that the purchase or redemption of fund shares must be restricted because the fund believes the transfer activity to which such purchase and redemption relates would have a detrimental effect on the share prices of the affected fund. Without limiting the above, the most likely scenario where either of the above could occur would be if the aggregate amount of a trade or trades represented a relatively large proportion of the total assets of a particular underlying mutual fund. In furtherance of our general authority to restrict transfers as described above, and without limiting other actions we may take in the future, we have adopted the following specific restrictions:
..   With respect to each variable investment option (other than the Prudential
    Money Market Portfolio), we track amounts exceeding a certain dollar threshold that were transferred into the option. If you transfer such amount into a particular variable investment option, and within 30 calendar days thereafter transfer (the
    "Transfer Out") all or a portion of that amount into another variable investment option, then upon the Transfer Out, the former variable investment option becomes restricted (the "Restricted Option"). Specifically, we will not permit subsequent transfers into the Restricted Option for 90 calendar days after the Transfer Out if the Restricted Option invests in a non-international fund, or 180 calendar days after the Transfer Out if the Restricted Option invests in an international fund. For purposes of this rule, we do not (i) count transfers made in connection with one of our systematic programs, such as asset allocation and automated withdrawals and (ii) categorize as a transfer the first transfer that you make after the contract date, if you make that transfer within 30 calendar days after the contract date. Even if an amount becomes restricted under the foregoing rules, you are still free to redeem the amount from your contract at any time.
..   We reserve the right to effect exchanges on a delayed basis for all contracts. That is, we may price an exchange involving a variable investment option on the business day subsequent to the business day on which the exchange request was received. Before implementing such a practice, we would issue a separate written notice to contract owners that explains the practice in detail. In addition, if we do implement a delayed exchange policy, we will apply the policy on a uniform basis to all contracts in the relevant class.
..   The portfolios may have adopted their own policies and procedures with respect to excessive trading of their respective shares, and we reserve the right to enforce these policies and procedures. The prospectuses for the portfolios describe any such policies and procedures, which may be more or less restrictive than the policies and procedures we have adopted. Under SEC rules, we are required to: (1) enter into a written agreement with each portfolio or its principal underwriter that obligates us to provide to the portfolio promptly upon request certain information about the trading activity of individual contract owners, and (2) execute instructions from the portfolio to restrict or prohibit further purchases or transfers by specific contract owners who violate the excessive trading policies established by the portfolio. In addition, you should be aware that some portfolios may receive "omnibus" purchase and redemption orders from other insurance companies or intermediaries such as retirement plans. The omnibus orders reflect the aggregation and netting of multiple orders from individual owners of variable insurance contracts and/or individual retirement plan participants. The omnibus nature of these orders may limit the portfolios in their ability to apply their excessive trading policies and procedures. In addition, the other insurance companies and/or retirement plans may have different policies and procedures or may not have any such policies and procedures because of contractual limitations. For these reasons, we cannot guarantee that the portfolios (and thus contract owners) will not be harmed by transfer activity relating to other insurance companies and/or retirement plans that may invest in the portfolios.

..   A portfolio also may assess a short term trading fee in connection with a transfer out of the variable investment option investing in that portfolio that occurs within a certain number of days following the date of allocation to the variable investment option. Each portfolio determines the amount of the short term trading fee and when the fee is imposed. The fee is retained by or paid to the portfolio and is not retained by us. The fee will be deducted from your Contract Value, to the extent allowed by law. At present, no Portfolio has adopted a short-term trading fee.

..   If we deny one or more transfer requests under the foregoing rules, we will inform you promptly of the circumstances concerning the denial.
..   We will not implement these rules in jurisdictions that have not approved contract language authorizing us to do so, or may implement different rules in certain jurisdictions if required by such jurisdictions. Contract owners in jurisdictions with such limited transfer restrictions, and contract owners who own variable life insurance or variable annuity contracts (regardless of jurisdiction) that do not impose the above-referenced transfer restrictions, might make more numerous and frequent transfers than contract owners who are subject to such limitations. Because contract owners who are not subject to the same transfer restrictions may have the same underlying mutual fund portfolios available to them, unfavorable consequences associated with such frequent trading within the underlying mutual fund (e.g., greater portfolio turnover, higher transaction costs, or performance or tax issues) may affect all contract owners. Apart from jurisdiction-specific and contract differences in transfer restrictions, we will apply these rules uniformly, and will not waive a transfer restriction for any contract owner.

 Although our transfer restrictions are designed to prevent excessive transfers, they are not capable of preventing every potential occurrence of excessive transfer activity.

 DOLLAR COST AVERAGING
 The dollar cost averaging (DCA) feature (which is distinct from the DCA Fixed Rate Option) allows you to systematically transfer either a fixed dollar amount or a percentage out of any variable investment option into any other variable investment options or the one-year fixed interest rate option. You can have these automatic transfers occur monthly, quarterly, semiannually or annually. By investing amounts on a regular basis instead of investing the total amount at one time, dollar cost averaging may decrease the effect of market fluctuation on the investment of your purchase payment. Of course, dollar cost averaging cannot ensure a profit or protect against loss in declining markets.

 Transfers will be made automatically on the schedule you choose until the entire amount you chose to have transferred has been transferred or until you tell us to discontinue the transfers. You can allocate subsequent purchase payments to be transferred under this option at any time.

 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued


 Your transfers will occur on the last calendar day of each transfer period you have selected, provided that the New York Stock Exchange is open on that date. If the New York Stock Exchange is not open on a particular transfer date, the transfer will take effect on the next business day.

 Any dollar cost averaging transfers you make do not count toward the 12 free transfers you are allowed each contract year. The dollar cost averaging feature is available only during the contract accumulation phase and is offered without charge.

 ASSET ALLOCATION PROGRAM
 We recognize the value of having asset allocation models when deciding how to allocate your purchase payments among the investment options. If you choose to participate in the Asset Allocation Program, your representative will give you a questionnaire to complete that will help determine a program that is appropriate for you. Your asset allocation will be prepared based on your answers to the questionnaire. You will not be charged for this service, and you are not obligated to participate or to invest according to program recommendations.

 Asset allocation is a sophisticated method of diversification which allocates assets among classes in order to manage investment risk and enhance returns over the long term. However, asset allocation does not guarantee a profit or protect against a loss. You are not obligated to participate or to invest according to the program recommendations. We do not intend to provide any personalized investment advice in connection with these programs and you should not rely on these programs as providing individualized investment recommendations to you. The asset allocation programs do not guarantee better investment results. We reserve the right to terminate or change the asset allocation programs at any time. You should consult your representative before electing any asset allocation program.

 AUTO-REBALANCING
 Once your money has been allocated among the variable investment options, the actual performance of the investment options may cause your allocation to shift. For example, an investment option that initially holds only a small percentage of your assets could perform much better than another investment option. Over time, this option could increase to a larger percentage of your assets than you desire. You can direct us to automatically rebalance your assets to return to your original allocation percentage or to a subsequent allocation percentage you select. We will rebalance only the variable investment options that you have designated. If you also participate in the DCA feature, then the variable investment option from which you make the DCA transfers will not be rebalanced.

 You may choose to have your rebalancing occur monthly, quarterly, semiannually, or annually. The rebalancing will occur on the last calendar day of the period you have chosen, provided that the New York Stock Exchange is open on that date. If the New York Stock Exchange is not open on that date, the rebalancing will take effect on the next business day.

 Any transfers you make because of auto-rebalancing are not counted toward the 12 free transfers you are allowed per year. This feature is available only during the contract accumulation phase, and is offered without charge. If you choose auto-rebalancing and dollar cost averaging, auto-rebalancing will take place after the transfers from your DCA account.

 SCHEDULED TRANSACTIONS

 Scheduled transactions include transfers under dollar cost averaging, the asset allocation program, auto-rebalancing, systematic withdrawals, systematic investments, required minimum distributions, substantially equal periodic payments under Section 72(t) or 72(q) of the Internal Revenue Code of 1986, as amended (Code), and annuity payments. Scheduled transactions are processed and valued as of the date they are scheduled, unless the scheduled day is not a business day. In that case, the transaction will be processed and valued on the next business day, unless (with respect to required minimum distributions, substantially equal periodic payments under Section 72(t) or 72(q) of the Code, and annuity payments only), the next business day falls in the subsequent calendar year, in which case the transaction will be processed and valued on the prior business day.


 VOTING RIGHTS
 We are the legal owner of the shares of the underlying mutual funds used by the variable investment options. However, we vote the shares of the mutual funds according to voting instructions we receive from contract owners. When a vote is required, we will mail you a proxy which is a form that you need to complete and return to us to tell us how you wish us to vote. When we receive those instructions, we will vote all of the shares we own on your behalf in accordance with those instructions. We will vote fund shares for which we do not receive instructions, and any other shares that we own in our own right, in the same proportion as shares for which we receive instructions from contract owners. This voting procedure is sometimes referred to as "mirror voting" because, as indicated in the immediately preceding sentence, we mirror the votes that are actually cast, rather than decide on our own how to vote. In addition, because all the shares of a given mutual fund held within our separate account are legally owned by us, we intend to vote all of such shares when that underlying fund seeks a vote of its shareholders. As such, all such shares will be counted towards whether there is a quorum at the underlying fund's shareholder meeting and towards the ultimate outcome of the vote. We may change the way your voting instructions are calculated if it is required or permitted by federal or state regulation.

 SUBSTITUTION
 We may substitute one or more of the underlying mutual funds used by the variable investment options. We may also cease to allow investments in existing funds. We would not do this without the approval of the Securities and Exchange Commission (SEC) and any necessary state insurance departments. You will be given specific notice in advance of any substitution we intend to make.

 3: WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE?
 (ANNUITIZATION)

 PAYMENT PROVISIONS
 We can begin making annuity payments any time on or after the third contract anniversary (or as required by state law if different). Annuity payments must begin no later than the contract anniversary coinciding with or next following the annuitant's 95/th /birthday (unless we agree to another date).

 Upon annuitization, any value in a guarantee period of the market value adjustment option may be subject to a market value adjustment.

 The Strategic Partners Plus 3 variable annuity contract offers an optional Guaranteed Minimum Income Benefit, which we describe below. Your annuity options vary depending upon whether you choose this benefit.

 Depending upon the annuity option you choose, you may incur a withdrawal charge when the income phase begins. Currently, if permitted by state law, we deduct any applicable withdrawal charge if you choose Option 1 for a period shorter than five years, Option 3, or certain other annuity options that we may make available. We do not deduct a withdrawal charge if you choose Option 1 for a period of five years or longer or Option 2. For information about withdrawal charges, see Section 8, "What Are The Expenses Associated With The Strategic Partners Plus 3 Contract?"


 Please note that annuitization essentially involves converting your Contract Value to an annuity payment stream, the length of which depends on the terms of the applicable annuity option. Thus, once annuity payments begin, your death benefit is determined solely under the terms of the applicable annuity payment option, and you no longer participate in any optional living benefit (unless you have annuitized under that benefit).


 PAYMENT PROVISIONS WITHOUT THE GUARANTEED MINIMUM INCOME BENEFIT

 We make the income plans described below available at any time before the annuity date. These plans are called "annuity options" or "settlement options." During the income phase, all of the annuity options under this contract are fixed annuity options. This means that your participation in the variable investment options ends on the annuity date. If an annuity option is not selected by the annuity date, the Life Income Annuity Option (Option 2, described below) will automatically be selected unless prohibited by applicable law. GENERALLY, ONCE THE ANNUITY PAYMENTS BEGIN, THE ANNUITY OPTION CANNOT BE CHANGED AND YOU CANNOT MAKE WITHDRAWALS. IN ADDITION TO THE ANNUITY PAYMENT OPTIONS DISCUSSED IN THIS SECTION, PLEASE NOTE THAT IF YOU CHOOSE THE OPTIONAL LIFETIME FIVE INCOME BENEFIT, SPOUSAL LIFETIME FIVE, OR HIGHEST DAILY LIFETIME FIVE, THERE ARE ADDITIONAL ANNUITY PAYMENT OPTIONS THAT ARE ASSOCIATED WITH THAT BENEFIT. SEE SECTION 5 OF THIS PROSPECTUS FOR ADDITIONAL DETAILS.


 Option 1
 Annuity Payments for a Fixed Period: Under this option, we will make equal payments for the period chosen, up to 25 years (but not to exceed life expectancy). The annuity payments may be made monthly, quarterly, semiannually, or annually, as you choose, for the fixed period. If the annuitant dies during the income phase, payments will continue to the beneficiary for the remainder of the fixed period or, if the beneficiary so chooses, we will make a single lump-sum payment. The amount of the lump sum payment is determined by calculating the present value of the unpaid future payments. This is done by using the interest rate used to compute the actual payments. The interest rate will be at least 3% a year.

 Option 2
 Life Income Annuity Option: Under this option, we will make annuity payments monthly, quarterly, semiannually, or annually as long as the annuitant is alive. If the annuitant dies before we have made 10 years worth of payments, we will pay the beneficiary in one lump sum the present value of the annuity payments scheduled to have been made over the remaining portion of that 10 year period, unless we were specifically instructed that such remaining annuity payments continue to be paid to the beneficiary. The present value of the remaining annuity payments is calculated by using the interest rate used to compute the amount of the original 120 payments. The interest rate will be at least 3% a year.

 If an annuity option is not selected by the annuity date, this is the option we will automatically select for you, unless prohibited by applicable law. If the life income annuity option is prohibited by applicable law, then we will pay you a lump sum in lieu of this option.

 3: WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE?
 (ANNUITIZATION) continued


 Option 3
 Interest Payment Option: Under this option, we will credit interest on the adjusted Contract Value until you request payment of all or part of the adjusted Contract Value. We can make interest payments on a monthly, quarterly, semiannual, or annual basis or allow the interest to accrue on your contract assets. Under this option, we will pay you interest at an effective rate of at least 3% a year. This option is not available if you hold your contract in an IRA.

 Under this option, all gain in the annuity will be taxable as of the annuity date, however, you can withdraw part or all of the Contract Value that we are holding at any time.

 Other Annuity Options
 We currently offer a variety of other annuity options not described above. At the time annuity payments are chosen, we may make available to you any of the fixed annuity options that are offered at your annuity date.

 TAX CONSIDERATIONS
 If your contract is held under a tax-favored plan, you should consider the minimum distribution requirements when selecting your annuity option.

 GUARANTEED MINIMUM INCOME BENEFIT
 The Guaranteed Minimum Income Benefit (GMIB), is an optional feature that guarantees that once the income period begins, your income payments will be no less than the GMIB protected value applied to the GMIB guaranteed annuity purchase rates. If you want the Guaranteed Minimum Income Benefit, you must elect it when you make your initial purchase payment. Once elected, the Guaranteed Minimum Income Benefit cannot be revoked. This feature may not be available in your state. You may not elect both GMIB and the Lifetime Five Income Benefit.

 The GMIB protected value is calculated daily and is equal to the GMIB roll-up until the GMIB roll-up either reaches its cap or if we stop applying the annual interest rate based on the age of the annuitant, number of contract anniversaries, or number of years since the last GMIB reset, as described below. At this point, the GMIB protected value will be increased by any subsequent invested purchase payments and reduced by the effect of withdrawals.

 The Guaranteed Minimum Income Benefit is subject to certain restrictions described below.

..   The annuitant must be 75 or younger in order for you to elect the
    Guaranteed Minimum Income Benefit.
..   If you choose the Guaranteed Minimum Income Benefit, we will impose an annual charge equal to 0.50% for contracts sold on or after January 20, 2004, or upon subsequent state approval (0.45% for all other contracts), of the average GMIB protected value described below. The maximum GMIB charge is 1.00% of average GMIB protected value. Please note that the charge is calculated based on average GMIB protected value, not Contract Value. Thus, for example, the fee would not decline on account of a reduction in
    Contract Value. In some states this fee may be lower.
..   Under the contract terms governing the GMIB, we can require GMIB participants to invest only in designated underlying mutual funds or can require GMIB participants to invest according to an asset allocation model.
..   TO TAKE ADVANTAGE OF THE GUARANTEED MINIMUM INCOME BENEFIT, YOU MUST WAIT A
    CERTAIN AMOUNT OF TIME BEFORE YOU BEGIN THE INCOME PHASE. THE WAITING
    PERIOD IS THE PERIOD EXTENDING FROM THE CONTRACT DATE TO THE 7/TH/ CONTRACT ANNIVERSARY BUT, IF THE GUARANTEED MINIMUM INCOME BENEFIT HAS BEEN RESET
    (AS DESCRIBED BELOW), THE WAITING PERIOD IS THE 7 YEAR PERIOD BEGINNING
    WITH THE DATE OF THE MOST RECENT RESET. IN LIGHT OF THIS WAITING PERIOD
    UPON RESETS, IT IS NOT RECOMMENDED THAT YOU RESET YOUR GUARANTEED MINIMUM INCOME BENEFIT IF THE REQUIRED BEGINNING DATE UNDER IRS MINIMUM
    DISTRIBUTION REQUIREMENTS WOULD COMMENCE DURING THE 7 YEAR WAITING PERIOD. SEE "MINIMUM DISTRIBUTION REQUIREMENTS AND PAYMENT OPTION" IN SECTION 10
    FOR ADDITIONAL INFORMATION ON IRS REQUIREMENTS.

 Once the waiting period has elapsed, you will have a 30-day period each year, beginning on the contract anniversary (or in the case of a reset, the anniversary of the most recent reset), during which you may begin the income phase with the Guaranteed Minimum Income Benefit by submitting the necessary forms in good order to the Prudential Annuity Service Center.

 GMIB Roll-Up
 The GMIB roll-up is equal to the invested purchase payments (after a reset, the Contract Value at the time of the reset), increased daily at an effective annual interest rate of 5% starting on the date each invested purchase payment is made, until the cap is reached

 (GMIB roll-up cap). We will reduce this amount by the effect of withdrawals. The GMIB roll-up cap is equal to two times each invested purchase payment (for a reset, two times the sum of (1) the Contract Value at the time of the reset, and (2) any invested purchase payments made subsequent to the reset).

 Even if the GMIB roll-up cap has not been reached, we will nevertheless stop increasing the GMIB roll-up value by the effective annual interest rate on the latest of:
..   the contract anniversary coinciding with or next following the annuitant's
    80/th/ birthday,
..   the 7/th/ contract anniversary, or
..   7 years from the most recent GMIB reset (as described below).

 However, even if we stop increasing the GMIB roll-up value by the effective annual interest rate, we will still increase the GMIB protected value by subsequent invested purchase payments, reduced proportionally by withdrawals.

 Effect of Withdrawals
 In any contract year when the GMIB protected value is increasing at the rate of 5%, withdrawals will first reduce the GMIB protected value on a dollar-for-dollar basis, by the same dollar amount of the withdrawal up to the first 5% of GMIB protected value calculated on the contract anniversary (or, during the first contract year, on the contract date). Any withdrawals made after the dollar-for-dollar limit has been reached will proportionally reduce the GMIB protected value. We calculate the proportional reduction by dividing the Contract Value after the withdrawal by the Contract Value immediately following the withdrawal of any available dollar-for-dollar amount. The resulting percentage is multiplied by the GMIB protected value after subtracting the amount of the withdrawal that does not exceed 5%. In each contract year during which the GMIB protected value has stopped increasing at the 5% rate, withdrawals will reduce the GMIB protected value proportionally. The GMIB roll-up cap is reduced by the sum of all reductions described above.

 The following examples of dollar-for-dollar and proportional reductions assume: 1.) the contract date and the effective date of the GMIB are January 1, 2006; 2.) an initial purchase payment of $250,000; 3.) an initial GMIB protected value of $250,000; 4.) an initial 200% cap of $500,000; and 5.) an initial dollar-for-dollar limit of $12,500 (5% of $250,000):

 Example 1. Dollar-For-Dollar Reduction
 A $10,000 withdrawal is taken on February 1, 2006 (in the first contract year). No prior withdrawals have been taken. Immediately prior to the withdrawal, the GMIB protected value is $251,038.10 (the initial value accumulated for 31 days at an annual effective rate of 5%). As the amount withdrawn is less than the dollar-for-dollar limit:
..   The GMIB protected value is reduced by the amount withdrawn (i.e., by
    $10,000, from $251,038.10 to $241,038.10).
..   The GMIB 200% cap is reduced by the amount withdrawn (i.e., by $10,000, from $500,000 to $490,000).
..   The remaining dollar-for-dollar limit ("Remaining Limit") for the balance of the first contract year is also reduced by the amount withdrawn (from $12,500 to $2,500).

 Example 2. Dollar-For-Dollar and Proportional Reductions
 A second $10,000 withdrawal is taken on March 1, 2006 (still within the first contract year). Immediately before the withdrawal, the Contract Value is $220,000 and the GMIB protected value is $241,941.95. As the amount withdrawn exceeds the Remaining Limit of $2,500 from Example 1:
..   The GMIB protected value is first reduced by the Remaining Limit (from
    $241,941.95 to $239,441.95).
..   The result is then further reduced by the ratio of A to B, where:
..   A is the amount withdrawn less the Remaining Limit ($10,000 - $2,500, or
    $7,500).
..   B is the Contract Value less the Remaining Limit ($220,000 - $2,500, or
    $217,500). The resulting GMIB protected value is: $239,441.95 X (1 - ($7,500/$217,500)), or $231,185.33.
..   The GMIB 200% cap is reduced by the sum of all reductions above ($490,000 -
    $2,500 - $8,256.62, or $479,243.38).
..   The Remaining Limit is set to zero (0) for the balance of the first contract year.

 Example 3. Dollar-For-Dollar Limit in Second Contract Year
 A $10,000 withdrawal is made on the first anniversary of the contract date, January 1, 2007 (second contract year). Prior to the withdrawal, the GMIB protected value is $240,837.69. The dollar-for-dollar limit is equal to 5% of this amount, or $12,041.88. As the amount withdrawn is less than the dollar-for-dollar limit:
..   The GMIB protected value is reduced by the amount withdrawn (i.e., reduced by $10,000, from $240,837.69 to $230,837.69).
..   The GMIB 200% cap is reduced by the amount withdrawn (i.e., by $10,000, from $479,243.38 to $469,243.38).
..   The Remaining Limit for the balance of the second contract year is also reduced by the amount withdrawn (from $12,041.88 to $2,041.88).

 GMIB Reset Feature
 You may elect to "reset" your GMIB protected value to equal your current Contract Value twice over the life of the contract. You may only exercise this reset option if the annuitant has not yet reached his or her 76/th/ birthday. If you reset, you must wait a new

 3: WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE?
 (ANNUITIZATION) continued

 7-year period from the most recent reset to exercise the Guaranteed Minimum Income Benefit. Further, we will reset the GMIB roll-up cap to equal two times the GMIB protected value as of such date. Additionally, if you reset, we will determine the GMIB payout amount by using the GMIB guaranteed annuity purchase rates (specified in your contract) based on the number of years since the most recent reset. These purchase rates may be less advantageous than the rates that would have applied absent a reset.

 Payout Amount
 The Guaranteed Minimum Income Benefit payout amount is based on the age and sex (where applicable) of the annuitant (and, if there is one, the co-annuitant). After we first deduct a charge for any applicable premium taxes that we are required to pay, the payout amount will equal the greater of:
 1) the GMIB protected value as of the date you exercise the GMIB payout option, applied to the GMIB guaranteed annuity purchase rates (which are generally less favorable than the annuity purchase rates for annuity payments not involving GMIB) and based on the annuity payout option as described below, or
 2) the adjusted Contract Value--that is, the value of the contract adjusted for any market value adjustment minus any charge we impose for premium taxes and withdrawal charges--as of the date you exercise the GMIB payout option applied to the current annuity purchase rates then in use.

 GMIB Annuity Payout Options
 We currently offer two Guaranteed Minimum Income Benefit annuity payout options. Each option involves payment for at least a period certain of ten years. In calculating the amount of the payments under the GMIB, we apply certain assumed interest rates, equal to 2% annually for a waiting period of 7-9 years, and 2.5% annually for waiting periods of 10 years or longer for contracts sold on or after January 20, 2004, or upon subsequent state approval (and 2.5% annually for a waiting period of 7-9 years, 3% annually for a waiting period of 10-14 years, and 3.5% annually for waiting periods of 15 years or longer for all other contracts).

 GMIB Option 1
 Single Life Payout Option: We will make monthly payments for as long as the annuitant lives, with payments for a period certain. We will stop making payments after the later of the death of the annuitant or the end of the period certain.

 GMIB Option 2
 Joint Life Payout Option: In the case of an annuitant and co-annuitant, we will make monthly payments for the joint lifetime of the annuitant and co-annuitant, with payments for a period certain. If the co-annuitant dies first, we will continue to make payments until the later of the death of the annuitant and the end of the period certain. If the annuitant dies first, we will continue to make payments until the later of the death of the co-annuitant and the end of the period certain, but if the period certain ends first, we will reduce the amount of each payment to 50% of the original amount.

 You have no right to withdraw amounts early under either GMIB payout option. We may make other payout frequencies available, such as quarterly, semi-annually or annually.

 Because we do not impose a new waiting period for each subsequent purchase payment, if you choose the Guaranteed Minimum Income Benefit, we reserve the right to limit subsequent purchase payments if we discover that by the timing of your purchase payments, your GMIB protected value is increasing in ways we did not intend. In determining whether to limit purchase payments, we will look at purchase payments which are disproportionately larger than your initial purchase payment and other actions that may artificially increase the GMIB protected value. Certain state laws may prevent us from limiting your subsequent purchase payments. You must exercise one of the GMIB payout options described above no later than 30 days after the contract anniversary coinciding with or next following the annuitant's attainment of age 95 (age 92 for contracts used as a funding vehicle for IRAs).

 You should note that GMIB is designed to provide a type of insurance that serves as a safety net only in the event that your Contract Value declines significantly due to negative investment performance. If your Contract Value is not significantly affected by negative investment performance, it is unlikely that the purchase of GMIB will result in your receiving larger annuity payments than if you had not purchased GMIB. This is because the assumptions that we use in computing the GMIB, such as the annuity purchase rates, (which include assumptions as to age-setbacks and assumed interest rates), are more conservative than the assumptions that we use in computing non-GMIB annuity payout options. Therefore, you may generate higher income payments if you were to annuitize a lower Contract Value at the current annuity purchase rates, than if you were to annuitize under the GMIB with a higher GMIB protected value than your Contract Value but at the annuity purchase rates guaranteed under the GMIB.

 Terminating the Guaranteed Minimum Income Benefit
 The Guaranteed Minimum Income Benefit cannot be terminated by the owner once elected. The GMIB automatically terminates as of the date the contract is fully surrendered, on the date the death benefit is payable to your beneficiary (unless your surviving spouse elects to continue the contract), or on the date that your Contract Value is transferred to begin making annuity payments. The GMIB may also be terminated if you designate a new annuitant who would not be eligible to elect the GMIB based on his or her age at the time of the change.

 Upon termination of the GMIB, we will deduct the charge from your Contract Value for the portion of the contract year since the prior contract anniversary (or the contract date if in the first contract year).

 HOW WE DETERMINE ANNUITY PAYMENTS
 Generally speaking, the annuity phase of the contract involves our distributing to you in increments the value that you have accumulated. We make these incremental payments either over a specified time period (e.g., 15 years) (fixed period annuities) or for the duration of the life of the annuitant (and possibly co-annuitant) (life annuities). There are certain assumptions that are common to both fixed period annuities and life annuities. In each type of annuity, we assume that the value you apply at the outset toward your annuity payments earns interest throughout the payout period. For annuity options within the GMIB, this interest rate ranges from 2% to 2.5% for contracts sold on or after January 20, 2004, or upon subsequent state approval (and 2.5% to 3.5% for all other contracts). For non-GMIB annuity options, the guaranteed minimum rate is 3%. The GMIB guaranteed annuity purchase rates in your contract depict the minimum amounts we will pay (per $1000 of adjusted Contract Value). If our current annuity purchase rates on the annuity date are more favorable to you than the guaranteed rates, we will make payments based on those more favorable rates.

 Other assumptions that we use for life annuities and fixed period annuities differ, as detailed in the following overview:

 Fixed Period Annuities
 Currently, we offer fixed period annuities only under the Income Appreciator Benefit and non-GMIB annuity options. Generally speaking, in determining the amount of each annuity payment under a fixed period annuity, we start with the adjusted Contract Value, add interest assumed to be earned over the fixed period, and divide the sum by the number of payments you have requested. The life expectancy of the annuitant and co-annuitant are relevant to this calculation only in that we will not allow you to select a fixed period that exceeds life expectancy.

 Life Annuities
 There are more variables that affect our calculation of life annuity payments. Most importantly, we make several assumptions about the annuitant's or co-annuitant's life expectancy, including the following:
..   The Annuity 2000 Mortality Table is the starting point for our life expectancy assumptions. This table anticipates longevity of an insured population based on historical experience and reflecting anticipated experience for the year 2000.

 Guaranteed and GMIB Annuity Payments
 Because life expectancy has lengthened over the past few decades, and likely will increase in the future, our life annuity calculations anticipate these developments. We do this largely by making a hypothetical reduction in the age of the annuitant (or co-annuitant), in lieu of using the annuitant's (or co-annuitant's) actual age, in calculating the payment amounts. By using such a reduced age, we base our calculations on a younger person, who generally would live longer and therefore draw life annuity payments over a longer time period. Given the longer pay-out period, the payments made to the younger person would be less than those made to an older person. We make two such age adjustments:
 1. First, for all annuities, we start with the age of the annuitant (or co-annuitant) on his/her most recent birthday and reduce that age by either
    (a) four years, for life annuities under the GMIB sold in contracts on or after January 20, 2004, or upon subsequent state approval or (b) two years, with respect to guaranteed payments under life annuities not involving GMIB, as well as GMIB payments under contracts not described in
    (a) immediately above. For the reasons explained above in this section, the four year age reduction causes a greater reduction in the amount of the annuity payments than does the two-year age reduction.
 2. Second, for life annuities under both versions of GMIB as well as guaranteed payments under life annuities not involving GMIB, we make a further age reduction according to the table in your contract entitled "Translation of Adjusted Age." As indicated in the table, the further into the future the first annuity payment is, the longer we expect the person receiving those payments to live, and the more we reduce the annuitant's (or co-annuitant's) age.

 Current Annuity Payments
 Immediately above, we have referenced how we determine annuity payments based on "guaranteed" annuity purchase rates. By "guaranteed" annuity purchase rates, we mean the minimum annuity purchase rates that are set forth in your annuity contract and thus contractually guaranteed by us. "Current" annuity purchase rates, in contrast, refer to the annuity purchase rates that we are applying to contracts that are entering the annuity phase at a given point in time. These current annuity purchase rates vary from period to period, depending on changes in interest rates and other factors. We do not guarantee any particular level of current annuity purchase rates. When calculating current annuity purchase rates, we use the actual age of the annuitant (or co-annuitant), rather than any reduced age.

 4: WHAT IS THE DEATH BENEFIT?

 BENEFICIARY
 The beneficiary is the person(s) or entity you name to receive any death benefit. The beneficiary is named at the time the contract is issued, unless you change it at a later date. Unless an irrevocable beneficiary has been named, during the accumulation period you can change the beneficiary at any time before the owner dies. However, if the contract is jointly owned, the owner must name the joint owner and the joint owner must name the owner as the beneficiary. For entity-owned contracts, we pay a death benefit upon the death of the annuitant.

 CALCULATION OF THE DEATH BENEFIT

 If the owner or joint owner dies during the accumulation phase, we will, upon receiving the appropriate proof of death and any other needed documentation in good order (proof of death), pay a death benefit to the beneficiary designated by the deceased owner or joint owner. If there is a sole owner and there is only one beneficiary who is the owner's spouse on the date of death, then the surviving spouse may continue the contract under the Spousal Continuance Option. If there are an owner and joint owner of the contract, and the owner's spouse is both the joint owner and the beneficiary on the date of death, then, at the death of the first to die, the death benefit will be paid to the surviving owner or the surviving owner may continue the contract under the Spousal Continuance Option.


 Upon receiving appropriate proof of death, the beneficiary will receive the greater of the following:

 1) The current Contract Value (as of the time we receive proof of death in good order). If you have purchased the Contract With Credit, we will first deduct any credit corresponding to a purchase payment made within one year of death. We impose no market value adjustment on Contract Value held within the market value adjustment option when a death benefit is paid.
 2) Either the base death benefit, which equals the total invested purchase payments you have made proportionally reduced by any withdrawals, or,
    (i) if you have chosen a Guaranteed Minimum Death Benefit (GMDB), the GMDB protected value or (ii) if you have chosen the Highest Daily Value Death Benefit, a death benefit equal to the highest daily value (computed as described below in this section).

 GUARANTEED MINIMUM DEATH BENEFIT
 The Guaranteed Minimum Death Benefit provides for the option to receive an enhanced death benefit upon the death of the sole owner or the first to die of the owner or joint owner during the accumulation phase. You cannot elect a GMDB option if you choose the Highest Daily Value Death Benefit.

 The GMDB protected value option can be equal to the:
..   GMDB roll-up,
..   GMDB step-up, or
..   Greater of the GMDB roll-up and the GMDB step-up.

 The GMDB protected value is calculated daily.

 GMDB Roll-Up
 IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS LESS THAN AGE 80 ON THE CONTRACT DATE, the GMDB roll-up is equal to the invested purchase payments, increased daily at an effective annual interest rate of 5% starting on the date that each invested purchase payment is made. The GMDB roll-up value will increase by subsequent invested purchase payments and reduce by the effect of withdrawals.

 We stop increasing the GMDB roll-up by the effective annual interest rate on the later of:
..   the contract anniversary coinciding with or next following the sole owner's or older owner's 80/th/ birthday, or
..   the 5th contract anniversary.

 However, the GMDB protected value will still increase by subsequent invested purchase payments and reduce by the effect of withdrawals.

 Withdrawals will first reduce the GMDB protected value on a dollar-for-dollar basis up to the first 5% of GMDB protected value calculated on the contract anniversary (on the contract date in the first contract year), then proportionally by any amounts exceeding the 5%.

 IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS BETWEEN AGE 80 AND 85 ON THE CONTRACT DATE, the GMDB roll-up is equal to the invested purchase payments, increased daily at an effective annual interest rate of 3% of all invested purchase payments, starting on the date that each invested purchase payment is made. We will increase the GMDB roll-up by subsequent invested purchase payments and reduce it by the effect of withdrawals.

 We stop increasing the GMDB roll-up by the effective annual interest rate on the 5th contract anniversary. However we will continue to reduce the GMDB protected value by the effect of withdrawals.

 Withdrawals will first reduce the GMDB protected value on a dollar-for-dollar basis up to the first 3% of GMDB protected value calculated on the contract anniversary (on the contract date in the first contract year), then proportionally by any amounts exceeding the 3%.

 GMDB Step-Up
 IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS LESS THAN AGE 80 ON THE CONTRACT DATE, the GMDB step-up before the first contract anniversary is the initial invested purchase payment increased by subsequent invested purchase payments, and proportionally reduced by the effect of withdrawals. The GMDB step-up on each contract anniversary will be the greater of the previous GMDB step-up and the Contract Value as of such contract anniversary. Between contract anniversaries, the GMDB step-up will increase by invested purchase payments and reduce proportionally by withdrawals.

 We stop increasing the GMDB step-up by any appreciation in the Contract Value on the later of:
..   the contract anniversary coinciding with or next following the sole or older owner's 80/th/ birthday, or
..   the 5th contract anniversary.

 However, we still increase the GMDB protected value by subsequent invested purchase payments and proportionally reduce it by withdrawals.

 Here is an example of a proportional reduction:

 The current Contract Value is $100,000 and the protected value is $80,000. The owner makes a withdrawal that reduces the Contract Value by 25% (including the effect of any withdrawal charges). The new protected value is $60,000, or 75% of what it was before the withdrawal.

 IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS BETWEEN AGE 80 AND 85 ON THE CONTRACT DATE, the GMDB step-up before the third contract anniversary is the sum of invested purchase payments, reduced by the effect of withdrawals. On the third contract anniversary, we will adjust the GMDB step-up to the greater of the then current GMDB step-up or the Contract Value as of that contract anniversary. Thereafter, we will only increase the GMDB protected value by subsequent invested purchase payments and proportionally reduce it by withdrawals.

 Special rules apply if the beneficiary is the spouse of the owner, and the contract does not have a joint owner. In that case, upon the death of the owner, the spouse will have the choice of the following:

..   If the sole beneficiary under the contract is the owner's spouse, and the other requirements of the Spousal Continuance Option are met, then the contract can continue, and the spouse will become the new owner of the contract; or
..   The spouse can receive the death benefit. A surviving spouse who is eligible for the Spousal Continuance Option must choose between that benefit and receiving the death benefit during the first 60 days following our receipt of proof of death.


 If ownership of the contract changes as a result of the owner assigning it to someone else, we will reset the value of the death benefit to equal the Contract Value on the date the change of ownership occurs, and for purposes of computing the future death benefit, we will treat that Contract Value as a purchase payment occurring on that date.

 Depending on applicable state law, some death benefit options may not be available or may be subject to certain restrictions under your contract.

 SPECIAL RULES IF JOINT OWNERS

 If the contract has an owner and a joint owner and they are spouses at the time that one dies, the Spousal Continuance Option may apply. If the contract has an owner and a joint owner and they are not spouses at the time one dies, we will pay the death benefit and the contract will end. Joint ownership may not be allowed in your state.


 HIGHEST DAILY VALUE DEATH BENEFIT

 The Highest Daily Value Death Benefit (HDV) is a feature under which the death benefit may be "stepped-up" on a daily basis to reflect increasing Contract Value. HDV is currently being offered in those jurisdictions where we have received regulatory approval. Certain terms and conditions may differ between jurisdictions once approved. The HDV is not available if you elect the Guaranteed Minimum Death Benefit. Currently, HDV can only be elected at the time you purchase your contract. Please note that you may not terminate the HDV death benefit once elected. Moreover, because this benefit may not be terminated once elected, you must, as detailed below, keep your Contract Value allocated to certain asset allocation portfolios.

 4: WHAT IS THE DEATH BENEFIT? continued

 Under HDV, the amount of the benefit depends on whether the "target date" is reached. The target date is reached upon the later of the contract anniversary coinciding with or next following the elder owner's (or annuitant's, if entity owned) 80/th/ birthday or five years after the contract date. Prior to the target date, the death benefit amount is increased on any business day if the Contract Value on that day exceeds the most recently determined death benefit amount under this option. These possible daily adjustments cease on and after the target date, and instead adjustments are made only for purchase payments and withdrawals.

 IF THE CONTRACT HAS ONE CONTRACT OWNER, the contract owner must be age 79 or less at the time the HDV is elected. If the contract has joint owners, the older owner must be age 79 or less. If there are joint owners, death of the owner refers to the first to die of the joint owners. If the contract is owned by an entity, the annuitant must be age 79 or less, and death of the contract owner refers to the death of the annuitant.


 Owners electing this benefit prior to December 5, 2005, were required to allocate Contract Value to one or more of the following asset allocation portfolios of the Prudential Series Fund: SP Balanced Asset Allocation Portfolio, SP Conservative Asset Allocation Portfolio, and SP Growth Asset Allocation Portfolio. Owners electing this benefit on or after December 5, 2005 must allocate Contract Value to one or more of the following asset allocation portfolios of Advanced Series Trust: AST Capital Growth Asset Allocation Portfolio, AST Balanced Asset Allocation Portfolio, AST Conservative Asset Allocation Portfolio, AST Preservation Asset Allocation Portfolio or to the AST Advanced Strategies Portfolio, AST First Trust Balanced Target Portfolio, AST First Trust Capital Appreciation Target Portfolio, AST UBS Dynamic Alpha Portfolio, AST American Century Strategic Allocation Portfolio or AST T. Rowe Price Asset Allocation Portfolio. In general, you must allocate your Contract Value in accordance with the then-available option(s) that we may prescribe, in order to elect and maintain the Highest Daily Value death benefit. If, subsequent to your election of the benefit, we change our requirements for how Contract Value must be allocated under the benefit, that new requirement will apply only to new elections of the benefit, and will not compel you to re-allocate your Contract Value in accordance with our newly-adopted requirements. All subsequent transfers and purchase payments will be subject to the new investment limitations.


 The HDV death benefit depends on whether death occurs before or after the Death Benefit Target Date.

 IF THE CONTRACT OWNER DIES BEFORE THE DEATH BENEFIT TARGET DATE, THE DEATH BENEFIT EQUALS THE GREATER OF:
..   the base death benefit; and
..   the HDV as of the contract owner's date of death.

 IF THE CONTRACT OWNER DIES ON OR AFTER THE DEATH BENEFIT TARGET DATE, THE DEATH BENEFIT EQUALS THE GREATER OF:
..   the base death benefit; and
..   the HDV on the Death Benefit Target Date plus the sum of all purchase payments less the sum of all proportional withdrawals since the Death Benefit Target Date.

 The amount determined by this calculation is increased by any purchase payments received after the contract owner's date of death and decreased by any proportional withdrawals since such date.

 CALCULATION OF THE HIGHEST DAILY VALUE DEATH BENEFIT

 Examples of Highest Daily Value Death Benefit Calculation
 The following are examples of how the HDV death benefit is calculated. Each example assumes an initial purchase payment of $50,000. Each example assumes that there is one contract owner who is age 70 on the contract date.

 Example with market increase and death before Death Benefit Target Date
 Assume that the contract owner's Contract Value has generally been increasing due to positive market performance and that no withdrawals have been made. On the date we receive due proof of death, the Contract Value is $75,000; however, the Highest Daily Value was $90,000. Assume as well that the contract owner has died before the Death Benefit Target Date. The death benefit is equal to the greater of HDV or the base death benefit. The death benefit would be the Highest Daily Value ($90,000) because it is greater than the amount that would have been payable under the base death benefit ($75,000).

 Example with withdrawals
 Assume that the Contract Value has been increasing due to positive market performance and the contract owner made a withdrawal of $15,000 in contract year 7 when the Contract Value was $75,000. On the date we receive due proof of death, the Contract Value is $80,000; however, the Highest Daily Value ($90,000) was attained during the fifth contract year. Assume as well that the contract owner has died before the Death Benefit Target Date. The Death Benefit is equal to the greater of the Highest Daily Value (proportionally reduced by the subsequent withdrawal) or the base death benefit.

         Highest Daily Value   =$90,000 - [$90,000 * $15,000/$75,000]
                               =$90,000 - $18,000
                               =$72,000

  Base Death Benefit   =max [$80,000, $50,000 - ($50,000 * $15,000/$75,000)]
                       =max [$80,000, $40,000]
                       =$80,000
                     The death benefit therefore is $80,000.

 Example with death after Death Benefit Target Date
 Assume that the contract owner's Contract Value has generally been increasing due to positive market performance and that no withdrawals had been made prior to the Death Benefit Target Date. Further assume that the contract owner dies after the Death Benefit Target Date, when the Contract Value is $75,000. The Highest Daily Value on the Death Benefit Target Date was $80,000; however, following the Death Benefit Target Date, the contract owner made a purchase payment of $15,000 and later had taken a withdrawal of $5,000 when the Contract Value was $70,000. The death benefit is equal to the greater of the Highest Daily Value on the Death Benefit Target Date plus purchase payments minus proportional withdrawals after the Death Benefit Target Date or the base death benefit.

Highest Daily Value   =$80,000 + $15,000 - [($80,000 + $15,000) * $5,000/$70,000]
                      =$80,000 + $15,000 - $6,786
                      =$88,214

Base Death Benefit   =max [$75,000, ($50,000 + $15,000) - [($50,000 + $15,000) * $5,000/$70,000]]
                     =max [$75,000, $60,357]
                     =$75,000
                   The death benefit therefore is $88,214.

 PAYOUT OPTIONS
 The beneficiary may, within 60 days of providing proof of death, choose to take the death benefit under one of several death benefit payout options listed below.


 Originally, a beneficiary could, within 60 days of providing proof of death, take the death benefit as follows:

 Choice 1. Lump sum payment of the death benefit. If the beneficiary does not choose a payout option within sixty days, the beneficiary will receive this payout option.

 Choice 2. The payment of the entire death benefit within a period of 5 years from the date of death of the first-to-die of the owner or joint owner.

 The entire death benefit will include any increases or losses resulting from the performance of the variable or fixed interest rate options during this period. During this period the beneficiary may: reallocate the Contract Value among the variable, fixed interest rate, or the market value adjustment options; name a beneficiary to receive any remaining death benefit in the event of the beneficiary's death; and make withdrawals from the Contract Value, in which case, any such withdrawals will not be subject to any withdrawal charges. However, the beneficiary may not make any purchase payments to the contract.

 During this 5 year period, we will continue to deduct from the death benefit proceeds the charges and costs that were associated with the features and benefits of the contract. Some of these features and benefits may not be available to the beneficiary, such as the Guaranteed Minimum Income Benefit.

 Choice 3. Payment of the death benefit under an annuity or annuity settlement option over the lifetime of the beneficiary or over a period not extending beyond the life expectancy of the beneficiary with distribution beginning within one year of the date of death of the owner.

 4: WHAT IS THE DEATH BENEFIT? continued



 If the owner and joint owner are spouses, any portion of the death benefit not applied under Choice 3 within one year of the date of death of the first to die must be distributed within five years of that date of death.

 The tax consequences to the beneficiary vary among the three death benefit payout options. See Section 9, "What Are The Tax Considerations Associated With The Strategic Partners Plus Contract?"

 With respect to death benefits paid after or on March 19, 2007, unless the surviving spouse opts to continue the contract (or spousal continuance is required under the terms of your contract), a beneficiary of the death benefit may, within 60 days of providing proof of death, also take the death benefit as indicated above or as follows:

  . As a lump sum. If the beneficiary does not choose a payout option within sixty days, the beneficiary will be paid in this manner; or
  . As payment of the entire death benefit within a period of 5 years from the date of death; or
  . As a series of payments not extending beyond the life expectancy of the beneficiary, or over the life of the beneficiary. Payments under this option must begin within one year of the date of death; or
  .   As the beneficiary continuation option, described immediately below.

 BENEFICIARY CONTINUATION OPTION
 Instead of receiving the death benefit in a single payment, or under an annuity option, a beneficiary may take the death benefit under an alternative death benefit payment option, as provided by the Code. This "Beneficiary Continuation Option" is described below and is only available for an IRA, Roth IRA, SEP IRA, 403(b), or a non-qualified contract.

 Under the beneficiary continuation option:

  . The Owner's contract will be continued in the Owner's name, for the benefit of the beneficiary.
  .   The beneficiary will be charged an amount equal to 1.00% daily against the average daily net assets allocated to the variable investment options.
  . The beneficiary will incur an annual maintenance fee equal to the lesser of $30 or 2% of Contract Value if the Contract Value is less than $25,000 at the time the fee is assessed. The fee will not apply if it is assessed 30 days prior to a surrender request.
  . The initial Contract Value will be equal to any death benefit (including any optional death benefit) that would have been payable to the beneficiary if they had taken a lump sum distribution.
  .   The available variable investment options will be among those available to the Owner at the time of death, however certain variable investment options may not be available.
  . The beneficiary may request transfers among variable investment options, subject to the same limitations and restrictions that applied to the Owner. Transfers in excess of 20 per year will incur a $10 transfer fee.
  .   No additional Purchase Payments can be applied to the contract.
  . The basic death benefit and any optional benefits elected by the Owner will no longer apply to the beneficiary.
  . The beneficiary can request a withdrawal of all or a portion of the Contract Value at any time without application of any applicable CDSC unless the Beneficiary Continuation Option was the payout predetermined by the owner and the owner restricted the beneficiary's withdrawal rights.
  .   Withdrawals are not subject to CDSC.
  . Upon the death of the beneficiary, any remaining Contract Value will be paid in a lump sum to the person(s) named by the beneficiary, unless the beneficiary named a successor who may continue receiving payments.

 Currently only investment options corresponding to Portfolios of the Advanced Series Trust and the Prudential Money Market Portfolio of The Prudential Series Fund are available under the Beneficiary Continuation Option.

 Your beneficiary will be provided with a prospectus and a settlement agreement that will describe this option. Please contact us for additional information on the availability, restrictions and limitations that will apply to a beneficiary under the beneficiary continuation option. We may pay compensation to the selling broker-dealer based on amounts held in the Beneficiary Continuation Option.

 ALTERNATIVE DEATH BENEFIT PAYMENT OPTIONS - CONTRACTS OWNED BY INDIVIDUALS (NOT ASSOCIATED WITH TAX-FAVORED PLANS)

 Except in the case of spousal continuance as described below, upon your death, certain distributions must be made under the contract. The required distributions depend on whether you die before you start taking annuity payments under the contract or after you start taking annuity payments under the contract.

 If you die on or after the annuity date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death.

 In the event of your death before the annuity date, the death benefit must be distributed:
  . by December 31/st/ of the year including the five year anniversary of the date of death; or
  . as a series of annuity payments not extending beyond the life expectancy of the beneficiary or over the life of the beneficiary. Payments under this option must begin within one year of the date of death.

 Unless you have made an election prior to death benefit proceeds becoming due, a beneficiary can elect to receive the death benefit proceeds under the Beneficiary Continuation Option as described above in the section entitled "Beneficiary Continuation Option," or as a series of fixed annuity payments. See the section entitled "What Kind of Payments Will I Receive During the Income Phase?"

 Alternative Death Benefit Payment Options - Contracts Held by Tax-Favored Plans The Code provides for alternative death benefit payment options when a contract is used as an IRA, 403(b) or other "qualified investment" that requires minimum distributions. Upon your death under an IRA, 403(b) or other "qualified investment", the designated beneficiary may generally elect to continue the contract and receive Required Minimum Distributions under the contract, instead of receiving the death benefit in a single payment. The available payment options will depend on whether you die before the date Required Minimum Distributions under the Code were to begin, whether you have named a designated beneficiary and whether the beneficiary is your surviving spouse.

  . If you die after a designated beneficiary has been named, the death benefit must be distributed by December 31/st/ of the year including the five year anniversary of the date of death, or as periodic payments not extending beyond the life or life expectancy of the designated beneficiary (provided such payments begin by December 31/st/ of the year following the year of death). However, if your surviving spouse is the beneficiary, the death benefit can be paid out over the life or life expectancy of your spouse with such payments beginning no later than December 31/st/ of the year following the year of death or December 31/st/ of the year in which you would have reached age 70 1/2, which ever is later. Additionally, if the contract is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner.

  . If you die before a designated beneficiary is named and before the date required minimum distributions must begin under the Code, the death benefit must be paid out within five years from the date of death. For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31st of the year following the year of death, such contract is deemed to have no designated beneficiary.

  . If you die before a designated beneficiary is named and after the date Required Minimum Distributions must begin under the Code, the death benefit must be paid out at least as rapidly as under the method then in effect. For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31st of the year following the year of death, such contract is deemed to have no designated beneficiary.

 A beneficiary has the flexibility to take out more each year than mandated under the required minimum distribution rules.

 Until withdrawn, amounts in an IRA, 403(b) or other "qualified investment" continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the Minimum Distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation.

 For a Roth IRA, if death occurs before the entire interest is distributed, the death benefit must be distributed under the same rules applied to IRAs where death occurs before the date Required Minimum Distributions must begin under the Code.

 The tax consequences to the beneficiary may vary among the different death benefit payment options. See the Tax Considerations section of this prospectus, and consult your tax advisor.

 EARNINGS APPRECIATOR BENEFIT

 The Earnings Appreciator Benefit (EAB) is an optional, supplemental death benefit that provides a benefit payment upon the death of the sole owner or first-to-die of the owner or joint owner during the accumulation phase. Any Earnings Appreciator Benefit payment we make will be in addition to any other death benefit payment we make under the contract. This feature may not be available in your state.

 4: WHAT IS THE DEATH BENEFIT? continued


 The Earnings Appreciator Benefit is designed to provide a beneficiary with additional funds when we pay a death benefit in order to defray the impact taxes may have on that payment. Because individual circumstances vary, you should consult with a qualified tax advisor to determine whether it would be appropriate for you to elect the Earnings Appreciator Benefit.

 If you want the Earnings Appreciator Benefit, you generally must elect it at the time you apply for the contract. If you elect the Earnings Appreciator Benefit, you may not later revoke it. You may, if you wish, select both the Earnings Appreciator Benefit and the Highest Daily Value Death Benefit.

 Upon our receipt of proof of death in good order, we will determine an Earnings Appreciator Benefit by multiplying the Earnings Appreciator Benefit percentage below by the lesser of: (i) the then-existing amount of earnings under the contract, or (ii) an amount equal to 3 times the sum of all purchase payments previously made under the contract.

 For purposes of computing earnings and purchase payments under the Earnings Appreciator Benefit, we calculate earnings as the difference between the Contract Value and the sum of all purchase payments. Withdrawals reduce earnings first, then purchase payments, on a dollar-for-dollar basis.

 EAB percentages are as follows:
..   40% if the owner is age 70 or younger on the date the application is signed.
..   25% if the owner is between ages 71 and 75 on the date the application is signed.
..   15% if the owner is between ages 76 and 79 on the date the application is signed.

If the contract is owned jointly, the age of the older of the owner or joint owner determines the EAB percentage.


If the surviving spouse is continuing the contract in accordance with the Spousal Continuance Option (See "Spousal Continuance Option" below), the following conditions apply:
..   In calculating the Earnings Appreciator Benefit, we will use the age of the surviving spouse at the time that the Spousal Continuance Option is activated to determine the applicable EAB percentage.
..   We will not allow the surviving spouse to continue the Earnings Appreciator
    Benefit (or bear the charge associated with this benefit) if he or she is age 80 or older on the date that the Spousal Continuance Option is activated.
..   If the Earnings Appreciator Benefit is continued, we will calculate any applicable Earnings Appreciator Benefit payable upon the surviving spouse's death by treating the Contract Value (as adjusted under the terms of the Spousal Continuance Option) as the first purchase payment.


 Terminating the Earnings Appreciator Benefit
 The Earnings Appreciator Benefit will terminate on the earliest of:
..   the date you make a total withdrawal from the contract,

..   the date a death benefit is payable if the contract is not continued by the surviving spouse under the Spousal Continuance Option,

..   the date the contract terminates, or
..   the date you annuitize the contract.

 Upon termination of the Earnings Appreciator Benefit, we cease imposing the associated charge.


 SPOUSAL CONTINUANCE OPTION
 This benefit is available if, on the date we receive proof of the owner's death (or annuitant's death, for custodial contracts) in good order (1) there is only one owner of the contract and there is only one beneficiary who is the owner's spouse, or (2) there are an owner and joint owner of the contract, and the joint owner is the owner's spouse and the owner's beneficiary under the contract or (3) the contract is held by a custodial account established to hold retirement assets for the benefit of the natural person annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto)("Custodial Account"), and the custodian of the account has elected to continue the contract, and designate the surviving spouse as annuitant. Continuing the contract in the latter scenario will result in the contract no longer qualifying for tax deferral under the Internal Revenue Code. However, such tax deferral should result from the ownership of the contract by the Custodial Account. Spousal continuance may also be available where the contract is owned by certain other types of entity-owners. Please consult your tax or legal adviser.


 In no event, however, can the annuitant be older than the maximum age for annuitization on the date of the owner's death, nor can the surviving spouse be older than 95 on the date of the owner's death (or the annuitant's death, in the case of a custodially-owned contract referenced above). Assuming the above conditions are present, the surviving spouse (or custodian, for the custodially-owned contracts referenced above) can elect the Spousal Continuance Option, but must do so no later than 60 days after furnishing proof of death in good order.Upon activation of the Spousal Continuance Option, the Contract Value is adjusted to equal the amount of the death benefit to which the surviving spouse would have been entitled. This Contract Value will serve as the basis for calculating any death benefit payable upon the death of the surviving spouse. We will allocate any increase in the adjusted Contract Value among the variable, fixed interest rate or market value adjustment options in the same proportions that existed immediately prior to the spousal continuance adjustment. We will waive the $1,000 minimum requirement for the market value adjustment option.

 Under the Spousal Continuance Option, we waive any potential withdrawal charges applicable to purchase payments made prior to activation of the Spousal Continuance Option. However, we will continue to impose withdrawal charges on purchase payments made after activation of this benefit. In addition, Contract Value allocated to the market value adjustment option will remain subject to a potential market value adjustment.

 IF YOU ELECTED THE BASE DEATH BENEFIT, then upon activation of the Spousal Continuance Option, we will adjust the Contract Value to equal the greater of:

..   the Contract Value, or
..   the sum of all invested purchase payments (adjusted for withdrawals),

 plus the amount of any applicable Earnings Appreciator Benefit.

 IF YOU ELECTED THE GUARANTEED MINIMUM DEATH BENEFIT WITH THE GMDB ROLL-UP, we will adjust the Contract Value to equal the greater of:
..   the Contract Value, or
..   the GMDB roll-up,

 plus the amount of any applicable Earnings Appreciator Benefit.

 IF YOU HAVE ELECTED THE GUARANTEED MINIMUM DEATH BENEFIT WITH THE GMDBSTEP-UP, we will adjust the Contract Value to equal the greater of:
..   the Contract Value, or
..   the GMDB step-up,

 plus the amount of any applicable Earnings Appreciator Benefit.

 IF YOU HAVE ELECTED THE GUARANTEED MINIMUM DEATH BENEFIT WITH THE GREATER OF THE GMDB ROLL-UP AND GMDB STEP-UP, we will adjust the Contract Value to equal the greatest of:
..   the Contract Value,
..   the GMDB roll-up, or
..   the GMDB step-up,

 plus the amount of any applicable Earnings Appreciator Benefit.

 IF YOU HAVE ELECTED THE HIGHEST DAILY VALUE DEATH BENEFIT, we will adjust the Contract Value to equal the greater of:
..   the Contract Value, or
..   the Highest Daily Value,

 plus the amount of any applicable Earnings Appreciator Benefit.

 After we have made the adjustment to Contract Value set out immediately above, we will continue to compute the GMDB roll-up and the GMDB step-up, or HDV death benefit (as applicable), under the surviving spousal owner's contract, and will do so in accordance with the preceding discussion in this section.


 If the contract is being continued by the surviving spouse, the attained age of the surviving spouse will be the basis used in determining the death benefit payable under the Guaranteed Minimum Death Benefit or Highest Daily Value Death Benefit provisions of the contract. The contract may not be continued upon the death of a spouse who had assumed ownership of the contract through the exercise of the Spousal Continuance Option.


 IF YOU ELECTED THE GUARANTEED MINIMUM INCOME BENEFIT, it will be continued for the surviving spousal owner. All provisions of the Guaranteed Minimum Income Benefit (i.e., waiting period, GMIB roll-up cap, etc.) will remain the same as on the date of the owner's death. If the GMIB reset feature was never exercised, the surviving spousal owner can exercise the

 4: WHAT IS THE DEATH BENEFIT? continued


 GMIB reset feature twice. If the original owner had previously exercised the GMIB reset feature once, the surviving spousal owner can exercise the GMIB reset once. However, the surviving spouse (or new annuitant designated by the surviving spouse) must be under 76 years of age at the time of reset. If the original owner had previously exercised the GMIB reset feature twice, the surviving spousal owner may not exercise the GMIB reset at all. If the attained age of the surviving spouse at activation of the Spousal Continuance Option, when added to the remainder of the GMIB waiting period to be satisfied, would preclude the surviving spouse from utilizing the Guaranteed Minimum Income Benefit, we will revoke the Guaranteed Minimum Income Benefit under the contract at that time and we will no longer charge for that benefit.

 IF YOU ELECTED THE LIFETIME FIVE INCOME BENEFIT, Spousal Lifetime Five or Highest Daily Lifetime Five Benefit, on the owner's death, the Benefit will end. However, if the owner's surviving spouse would be eligible to acquire the Benefit as if he/she were a new purchaser, then the surviving spouse may elect the Benefit under the Spousal Continuance Option. The surviving spouse (or new annuitant designated by the surviving spouse) must be at least 45 years of age at the time of election (55, for Highest Daily Lifetime Five and Spousal Lifetime Five).

 IF YOU ELECTED THE INCOME APPRECIATOR BENEFIT, on the owner's death (or first-to-die, in the case of joint owners), the Income Appreciator Benefit will end unless the contract is continued by the deceased owner's surviving spouse under the Spousal Continuance Option. If the contract is continued by the surviving spouse, we will continue to pay the balance of any Income Appreciator Benefit payments until the earliest to occur of the following:
 (a) the date on which 10 years' worth of IAB automatic withdrawal payments or IAB credits, as applicable, have been paid, (b) the latest date on which annuity payments would have had to have commenced had the owner not died (i.e., the contract anniversary coinciding with or next following the annuitant's 9/5th/ birthday), or (c) the contract anniversary coinciding with or next following the annuitants' surviving spouse's 95/th/ birthday.

 If the Income Appreciator Benefit has not been in force for 7 contract years, the surviving spouse may not activate the benefit until it has been in force for 7 contract years. If the attained age of the surviving spouse at activation of the Spousal Continuance Option, when added to the remainder of the Income Appreciator Benefit waiting period to be satisfied, would preclude the surviving spouse from utilizing the Income Appreciator Benefit, we will revoke the Income Appreciator Benefit under the contract at that time and we will no longer charge for that benefit. If the Income Appreciator Benefit has been in force for 7 contract years or more, but the benefit has not been activated, the surviving spouse may activate the benefit at any time after the contract has been continued. If the Income Appreciator Benefit is activated after the contract is continued by the surviving spouse, the Income Appreciator Benefit calculation will exclude any amount added to the contract at the time of spousal continuance resulting from any death benefit value exceeding the Contract Value.


 5: WHAT IS THE LIFETIME FIVE INCOME BENEFIT?

 LIFETIME FIVE INCOME BENEFIT
 The Lifetime Five Income Benefit (Lifetime Five) is an optional feature that guarantees your ability to withdraw amounts equal to a percentage of an initial principal value (called the "Protected Withdrawal Value"), regardless of the impact of market performance on your Contract Value, subject to our rules regarding the timing and amount of withdrawals. There are two options--one is designed to provide an annual withdrawal amount for life (the "Life Income Benefit") and the other is designed to provide a greater annual withdrawal amount (than the first option) as long as there is Protected Withdrawal Value (adjusted as described below) (the "Withdrawal Benefit"). If there is no Protected Withdrawal Value, the Withdrawal Benefit will be zero. You do not choose between these two options; each option will continue to be available as long as the annuity has a Contract Value and Lifetime Five is in effect. Certain benefits under Lifetime Five may remain in effect even if the Contract Value is zero. The option may be appropriate if you intend to make periodic withdrawals from your contract and wish to ensure that market performance will not affect your ability to receive annual payments. You are not required to make withdrawals--the guarantees are not lost if you withdraw less than the maximum allowable amount each year. Lifetime Five is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved.

 Lifetime Five is subject to certain restrictions described below.

..   Currently, Lifetime Five can only be elected once each contract year, and only where the annuitant and the contract owner are the same person or, if the contract owner is an entity, where there is only one annuitant. We reserve the right to limit the election frequency in the future. Before making any such change to the election frequency, we will provide prior notice to contract owners who have an effective Lifetime Five Income Benefit.
..   The annuitant must be at least 45 years old when Lifetime Five is elected.

..   Lifetime Five may not be elected if you have elected any other optional living benefit.

..   Owners electing this benefit prior to December 5, 2005, were required to allocate Contract Value to one or more of the following asset allocation portfolios of the Prudential Series Fund: SP Balanced Asset Allocation Portfolio, SP Conservative Asset Allocation Portfolio, and SP Growth Asset Allocation Portfolio. Owners electing this benefit on or after December 5, 2005 must allocate Contract Value to one or more of the following asset allocation portfolios of Advanced Series Trust: AST Capital Growth Asset Allocation Portfolio, AST Balanced Asset Allocation Portfolio, AST Conservative Asset Allocation Portfolio, and AST Preservation Asset Allocation Portfolio or to the AST Advanced Strategies Portfolio, AST First Trust Balanced Target Portfolio, AST First Trust Capital Appreciation Target Portfolio, AST UBS Dynamic Alpha Portfolio, AST American Century Strategic Allocation or AST T. Rowe Price Asset Allocation Portfolio. As specified in this paragraph, you generally must allocate your Contract Value in accordance with the then-available option(s) that we may prescribe, in order to elect and maintain Lifetime Five. If, subsequent to your election of the benefit, we change our requirements for how Contract Value must be allocated under the benefit, that new requirement will apply only to new elections of the benefit, and will not compel you to re-allocate your Contract Value in accordance with our newly-adopted requirements. All subsequent transfers and purchase payments will be subject to the new investment limitations.

 Protected Withdrawal Value

 The Protected Withdrawal Value is used to determine the amount of each annual payment under the Life Income Benefit and the Withdrawal Benefit. The initial Protected Withdrawal Value is determined as of the date you make your first withdrawal under your contract following your election of Lifetime Five. The initial Protected Withdrawal Value is equal to the greater of: (A) the Contract Value on the date you elect Lifetime Five, plus any additional Purchase Payments (and any Credits), each growing at 5% per year from the date of your election of the benefit, or application of the Purchase Payment to your contract, as applicable, until the date of your first withdrawal or the 10th anniversary of the benefit effective date, if earlier; (B) the Contract Value on the date of the first withdrawal from your contract, prior to the withdrawal; (C) the highest Contract Value on each contract anniversary, plus subsequent Purchase Payments (plus any Credits) prior to the first withdrawal or the 10th anniversary of the benefit effective date, if earlier. With respect to A and C above, after the 10th anniversary of the benefit effective date, each value is increased by the amount of any subsequent Purchase Payments (plus any Credits).

..   If you elect Lifetime Five at the time you purchase your contract, the
    Contract Value will be your initial Purchase Payment (plus any Credits).
..   If you make additional Purchase Payments after your first withdrawal, the
    Protected Withdrawal Value will be increased by the amount of each additional Purchase Payment (plus any Credits).

 You may elect to step-up your Protected Withdrawal Value if, due to positive market performance, your Contract Value is greater than the Protected Withdrawal Value.


 If you elected Lifetime Five on or after March 20, 2006:
  . You are eligible to step-up the Protected Withdrawal Value on or after the 1/st/ anniversary of the first withdrawal under Lifetime Five.
  . The Protected Withdrawal Value can be stepped up again on or after the 1/st/ anniversary of the preceding step-up.

 If you elected Lifetime Five prior to March 20, 2006:
  . you are eligible to step-up the Protected Withdrawal Value on or after the 5th anniversary of the first withdrawal under Lifetime Five.
  . the Protected Withdrawal Value can be stepped up again on or after the 5th anniversary of the preceding step-up.

 In either scenario (i.e., elections before or after March 20, 2006) if you elect to step-up the Protected Withdrawal Value, and on the date you elect to step-up, the charges under Lifetime Five have changed for new purchasers, you may be subject to the new charge at the time of step-up. Upon election of the step-up, we increase the Protected Withdrawal Value to be equal to the then current Contract Value. For example, assume your initial Protected Withdrawal Value was $100,000 and you have made cumulative withdrawals of $40,000, reducing the Protected Withdrawal Value to $60,000. On the date you are eligible to step-up the Protected Withdrawal Value, your Contract Value is equal to $75,000. You could elect to step-up the Protected Withdrawal Value to $75,000 on the date you are eligible. If your current Annual Income Amount and Annual Withdrawal Amount are less than they would be if we did not reflect the step-up in Protected Withdrawal Value, then we will increase these amounts to reflect the step-up as described below.

 An optional automatic step-up ("Auto Step-Up") feature is available for this benefit. This feature may be elected at the time the benefit is elected or at any time while the benefit is in force.

 If you elected Lifetime Five on or after March 20, 2006 and have also elected the Auto Step-Up feature:
  . the first Auto Step-Up opportunity will occur on the 1st Contract Anniversary that is at least one year after the later of (1) the date of the first withdrawal under Lifetime Five or (2) the most recent step-up.
  . your Protected Withdrawal Value will only be stepped-up if 5% of the Contract Value is greater than the Annual Income Amount by any amount.

 5: WHAT IS THE LIFETIME FIVE INCOME BENEFIT? continued

  . if at the time of the first Auto Step-Up opportunity, 5% of the Contract Value is not greater than the Annual Income Amount, an Auto Step-Up opportunity will occur on each successive Contract Anniversary until a step-up occurs.
  . once a step-up occurs, the next Auto Step-Up opportunity will occur on the 1st Contract Anniversary that is at least one year after the most recent step-up.

 If you elected Lifetime Five prior to March 20, 2006 and have also elected the Auto Step-Up feature:
  . the first Auto Step-Up opportunity will occur on the Contract Anniversary that is at least five years after the later of (1) the date of the first withdrawal under Lifetime Five or (2) the most recent step-up.
  . your Protected Withdrawal Value will only be stepped-up if 5% of the Contract Value is greater than the Annual Income Amount by 5% or more.
  . if at the time of the first Auto Step-Up opportunity, 5% of the Contract Value does not exceed the Annual Income Amount by 5% or more, an Auto Step-Up opportunity will occur on each successive Contract Anniversary until a step-up occurs.
  . once a step-up occurs, the next Auto Step-Up opportunity will occur on the Contract Anniversary that is at least 5 years after the most recent step-up.

 In either scenario (i.e., elections before or after March 20, 2006), if on the date that we implement an Auto Step-Up to your Protected Withdrawal Value, the charge for Lifetime Five has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Subject to our rules and restrictions, you will still be permitted to manually step-up the Protected Withdrawal Value even if you elect the Auto Step-Up feature.

 The Protected Withdrawal Value is reduced each time a withdrawal is made on a "dollar-for-dollar" basis up to 7% per contract year of the Protected Withdrawal Value and on the greater of a "dollar-for-dollar" basis or a pro rata basis for withdrawals in a contract year in excess of that amount until the Protected Withdrawal Value is reduced to zero. At that point, the Annual Withdrawal Amount will be zero until such time (if any) as the contract reflects a Protected Withdrawal Value (for example, due to a step-up or additional purchase payments being made into the contract).

 Annual Income Amount Under the Life Income Benefit
 The initial Annual Income Amount is equal to 5% of the initial Protected Withdrawal Value. Under Lifetime Five, if your cumulative withdrawals in a contract year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent contract years. If your cumulative withdrawals are in excess of the Annual Income Amount (Excess Income), your Annual Income Amount in subsequent years will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Income to the Contract Value immediately prior to such withdrawal (see examples of this calculation below). Reductions include the actual amount of the withdrawal, including any withdrawal charges that may apply. A withdrawal can be considered Excess Income under the Life Income Benefit even though it does not exceed the Annual Withdrawal Amount under the Withdrawal Benefit. When you elect a step-up, your Annual Income Amount increases to equal 5% of your Contract Value after the step-up if such amount is greater than your Annual Income Amount. Your Annual Income Amount also increases if you make additional purchase payments. The amount of the increase is equal to 5% of any additional purchase payments. Any increase will be added to your Annual Income Amount beginning on the day that the step-up is effective or the purchase payment is made. A determination of whether you have exceeded your Annual Income Amount is made at the time of each withdrawal; therefore, a subsequent increase in the Annual Income Amount will not offset the effect of a withdrawal that exceeded the Annual Income Amount at the time the withdrawal was made.

 Annual Withdrawal Amount Under the Withdrawal Benefit
 The initial Annual Withdrawal Amount is equal to 7% of the initial Protected Withdrawal Value. Under Lifetime Five, if your cumulative withdrawals each contract year are less than or equal to the Annual Withdrawal Amount, your Protected Withdrawal Value will be reduced on a "dollar-for-dollar" basis. If your cumulative withdrawals are in excess of the Annual Withdrawal Amount (Excess Withdrawal), your Annual Withdrawal Amount will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Withdrawal to the Contract Value immediately prior to such withdrawal (see the examples of this calculation below). Reductions include the actual amount of the withdrawal, including any withdrawal charges that may apply. When you elect a step-up, your Annual Withdrawal Amount increases to equal 7% of your Contract Value after the step-up if such amount is greater than your Annual Withdrawal Amount. Your Annual Withdrawal Amount also increases if you make additional purchase payments. The amount of the increase is equal to 7% of any additional purchase payments. A determination of whether you have exceeded your Annual Withdrawal Amount is made at the time of each withdrawal; therefore, a subsequent increase in the Annual Withdrawal Amount will not offset the effect of a withdrawal that exceeded the Annual Withdrawal Amount at the time the withdrawal was made.

 Lifetime Five does not affect your ability to make withdrawals under your contract or limit your ability to request withdrawals that exceed the Annual Income Amount and the Annual Withdrawal Amount. You are not required to withdraw all or any portion of the Annual Withdrawal Amount or Annual Income Amount in each contract year.

..   If, cumulatively, you withdraw an amount less than the Annual Withdrawal
    Amount under the Withdrawal Benefit in any contract year, you cannot carry-over the unused portion of the Annual Withdrawal Amount to subsequent contract years.
..   If, cumulatively, you withdraw an amount less than the Annual Income Amount under the Life Income Benefit in any contract year, you cannot carry-over the unused portion of the Annual Income Amount to subsequent contract years.

 However, because the Protected Withdrawal Value is only reduced by the actual amount of withdrawals you make under these circumstances, any unused Annual Withdrawal Amount or Annual Income Amount may extend the period of time until the remaining Protected Withdrawal Value is reduced to zero.

 The following examples of dollar-for-dollar and proportional reductions and the step-up of the Protected Withdrawal Value, Annual Withdrawal Amount and Annual Income Amount assume: 1.) the contract date and the effective date of Lifetime Five are February 1, 2005; 2.) an initial purchase payment of $250,000; 3.) the Contract Value on February 1, 2006 is equal to $265,000; and 4.) the first withdrawal occurs on March 1, 2006 when the Contract Value is equal to $263,000. The values set forth here are purely hypothetical, and do not reflect the charge for Lifetime Five.

 The initial Protected Withdrawal Value is calculated as the greatest of (a),
 (b) and (c):
 (a)Purchase payment accumulated at 5% per year from February 1, 2005 until March 1, 2006 (393 days) = $250,000 X 1.05(393/365) = $263,484.33
 (b)Contract Value on March 1, 2006 (the date of the first withdrawal) =
    $263,000
 (c)Contract Value on February 1, 2006 (the first contract anniversary) =
    $265,000

 Therefore, the initial Protected Withdrawal Value is equal to $265,000. The Annual Withdrawal Amount is equal to $18,550 under the Withdrawal Benefit (7% of $265,000). The Annual Income Amount is equal to $13,250 under the Life Income Benefit (5% of $265,000).

 Example 1. Dollar-for-Dollar Reduction
 If $10,000 was withdrawn (less than both the Annual Income Amount and the Annual Withdrawal Amount) on March 1, 2006, then the following values would result:
  . Remaining Annual Withdrawal Amount for current contract year = $18,550 - $10,000 = $8,550
  .   Annual Withdrawal Amount for future contract years remains at $18,550
  . Remaining Annual Income Amount for current contract year = $13,250 - $10,000 = $3,250
  .   Annual Income Amount for future contract years remains at $13,250
  .   Protected Withdrawal Value is reduced by $10,000 from $265,000 to $255,000

 Example 2. Dollar-for-Dollar and Proportional Reductions
 a) If $15,000 was withdrawn (more than the Annual Income Amount but less than the Annual Withdrawal Amount) on March 1, 2006, then the following values would result:
  . Remaining Annual Withdrawal Amount for current contract year = $18,550 - $15,000 = $3,550
  .   Annual Withdrawal Amount for future contract years remains at $18,550
  .   Remaining Annual Income Amount for current contract year = $0
  . Excess of withdrawal over the Annual Income Amount ($15,000 - $13,250 = $1,750) reduces Annual Income Amount for future contract years.
  . Reduction to Annual Income Amount = Excess Income/Contract Value before Excess Income X Annual Income Amount = $1,750/($263,000 - $13,250) X $13,250 = $93
  .   Annual Income Amount for future contract years = $13,250 - $93 = $13,157
  .   Protected Withdrawal Value is reduced by $15,000 from $265,000 to $250,000

 b) If $25,000 was withdrawn (more than both the Annual Income Amount and the Annual Withdrawal Amount) on March 1, 2006, then the following values would result:
  .   Remaining Annual Withdrawal Amount for current contract year = $0
  . Excess of withdrawal over the Annual Withdrawal Amount ($25,000 - $18,550 = $6,450) reduces Annual Withdrawal Amount for future contract years.
  . Reduction to Annual Withdrawal Amount = Excess Withdrawal/Contract Value before Excess Withdrawal X Annual Withdrawal Amount = $6,450/($263,000 - $18,550) X $18,550 = $489
  .   Annual Withdrawal Amount for future contract years = $18,550 - $489 =
      $18,061
  .   Remaining Annual Income Amount for current contract year = $0
  . Excess of withdrawal over the Annual Income Amount ($25,000 - $13,250 = $11,750) reduces Annual Income Amount for future contract years.
  . Reduction to Annual Income Amount = Excess Income/Contract Value before Excess Income X Annual Income Amount = $11,750/($263,000 - $13,250) X $13,250 = $623
  .   Annual Income Amount for future contract years = $13,250 - $623 = $12,627

 5: WHAT IS THE LIFETIME FIVE INCOME BENEFIT? continued

  . Protected Withdrawal Value is first reduced by the Annual Withdrawal Amount ($18,550) from $265,000 to $246,450. It is further reduced by the greater of a dollar-for-dollar reduction or a proportional reduction.
  .   Dollar-for-dollar reduction = $25,000 - $18,550 = $6,450
  . Proportional reduction = Excess Withdrawal/Contract Value before Excess Withdrawal X Protected Withdrawal Value = $6,450/($263,000 - $18,550) X $246,450 = $6,503
  .   Protected Withdrawal Value = $246,450 - max [$6,450, $6,503] = $239,947

 Example 3. Step-Up of the Protected Withdrawal Value
 If the Annual Income Amount ($13,250) is withdrawn each year starting on
 March 1, 2006 for a period of 3 years, the Protected Withdrawal Value on February 1, 2012 would be reduced to $225,250 {$265,000 - ($13,250 X 3)}. If a step-up is elected on February 1, 2012, and the Contract Value on February 1, 2012 is $280,000, then the following values would result:
..   Protected Withdrawal Value = Contract Value on February 1, 2012 = $280,000
..   Annual Income Amount is equal to the greater of the current Annual Income
    Amount or 5% of the stepped up Protected Withdrawal Value. Current Annual Income Amount is $13,250. 5% of the stepped up Protected Withdrawal Value is 5% of $280,000, which is $14,000. Therefore, the Annual Income Amount is increased to $14,000.
..   Annual Withdrawal Amount is equal to the greater of the current Annual
    Withdrawal Amount or 7% of the stepped up Protected Withdrawal Value. Current Annual Withdrawal Amount is $18,550. 7% of the stepped-up Protected Withdrawal Value is 7% of $280,000, which is $19,600. Therefore the Annual Withdrawal Amount is increased to $19,600.
..   Because the Contract Date and Effective Date of Lifetime Five for this example is prior to March 20, 2006, if the step-up request on February 1, 2012 was due to the election of the auto step-up feature, we would first check to see if an auto step-up should occur by checking to see if 5% of the Contract Value exceeds the Annual Income Amount by 5% or more. 5% of the Contract Value is equal to 5% of $280,000, which is $14,000. 5% of the Annual Income Amount ($13,250) is $662.50, which added to the Annual Income Amount is $13,912.50. Since 5% of the Contract Value is greater than $13,912.50, the step-up would still occur in this scenario, and all of the values would be increased as indicated above. Had the Contract Date and Effective Date of the Lifetime Five benefit been on or after March 20, 2006, the step-up would still occur because 5% of the Contract Value is greater than the Annual Income Amount.

 Benefits Under Lifetime Five
..   If your Contract Value is equal to zero, and the cumulative withdrawals in the current contract year are greater than the Annual Withdrawal Amount, Lifetime Five will terminate. To the extent that your Contract Value was reduced to zero as a result of cumulative withdrawals that are equal to or less than the Annual Income Amount and amounts are still payable under both the Life Income Benefit and the Withdrawal Benefit, you will be given the choice of receiving the payments under the Life Income Benefit or under the Withdrawal Benefit. Once you make this election we will make an additional payment for that contract year equal to either the remaining Annual Income Amount or Annual Withdrawal Amount for the contract year, if any, depending on the option you choose. In subsequent contract years we make payments that equal either the Annual Income Amount or the Annual Withdrawal Amount. You will not be able to change the option after your election and no further purchase payments will be accepted under your contract. If you do not make an election, we will pay you annually under the Life Income Benefit. To the extent that cumulative withdrawals in the current contract year that reduced your Contract Value to zero are more than the Annual Income Amount but less than or equal to the Annual Withdrawal Amount and amounts are still payable under the Withdrawal Benefit, you will receive the payments under the Withdrawal Benefit. In the year of a withdrawal that reduced your Contract Value to zero, we will make an additional payment to equal any remaining Annual Withdrawal Amount and make payments equal to the Annual Withdrawal Amount in each subsequent year (until the Protected Withdrawal Value is depleted). Once your Contract Value equals zero no further purchase payments will be accepted under your contract.
..   If annuity payments are to begin under the terms of your contract or if you decide to begin receiving annuity payments and there is any Annual Income Amount due in subsequent contract years or any remaining Protected Withdrawal Value, you can elect one of the following three options:
       1. apply your Contract Value to any annuity option available;
       2. request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We make such annuity payments until the annuitant's death; or
       3. request that, as of the date annuity payments are to begin, we pay out any remaining Protected Withdrawal Value as annuity payments.
          Each year such annuity payments will equal the Annual Withdrawal Amount or the remaining Protected Withdrawal Value if less. We make such annuity payments until the earlier of the annuitant's death or the date the Protected Withdrawal Value is depleted.

 We must receive your request in a form acceptable to us at the Prudential Annuity Service Center.

..   In the absence of an election when mandatory annuity payments are to begin, we will make annual annuity payments as a single life fixed annuity with five payments certain using the greater of the annuity rates then currently available or the annuity rates guaranteed in your contract. The amount that will be applied to provide such annuity payments will be the greater of:
       1. the present value of future Annual Income Amount payments. Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your contract; and
       2. the Contract Value.

 If no withdrawal was ever taken, we will determine a Protected Withdrawal Value and calculate an Annual Income Amount and an Annual Withdrawal Amount as if you made your first withdrawal on the date the annuity payments are to begin.

 Other Important Considerations
..   Withdrawals under Lifetime Five are subject to all of the terms and conditions of the contract, including any withdrawal charges.
..   Withdrawals made while Lifetime Five is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the contract. Lifetime Five does not directly affect the Contract Value or surrender value, but any withdrawal will decrease the Contract Value by the amount of the withdrawal (plus any applicable withdrawal charges). If you surrender your contract, you will receive the current Contract Value, not the Protected Withdrawal Value.
..   You can make withdrawals from your contract while your Contract Value is greater than zero without purchasing Lifetime Five. Lifetime Five provides a guarantee that if your Contract Value declines due to market performance, you will be able to receive your Protected Withdrawal Value or Annual Income Amount in the form of periodic benefit payments.

 Election of Lifetime Five
 Lifetime Five can be elected at the time you purchase your contract, or after the contract date. Elections of Lifetime Five are subject to our eligibility rules and restrictions. The contract owner's Contract Value as of the date of election will be used as the basis to calculate the initial Protected Withdrawal Value, the initial Annual Withdrawal Amount, and the initial Annual Income Amount.

 Termination Of Lifetime Five
 Lifetime Five terminates automatically when your Protected Withdrawal Value and Annual Income Amount reach zero. You may terminate Lifetime Five at any time by notifying us. If you terminate Lifetime Five, any guarantee provided by the benefit will terminate as of the date the termination is effective.

 Lifetime Five terminates:
..   upon your surrender of the contract,
..   upon the death of the annuitant (but your surviving spouse may elect a new
    Lifetime Five benefit if your spouse elects the spousal continuance option and your spouse would then be eligible to elect the benefit as if he/she were a new purchaser),
..   upon a change in ownership of the contract that changes the tax identification number of the contract owner, or
..   upon your election to begin receiving annuity payments.


 We cease imposing the charge for Lifetime Five upon the earliest to occur of
 (i) your election to terminate the benefit, (ii) our receipt of appropriate proof of the death of the owner (or annuitant, for entity owned contracts),
 (iii) the annuity date, (iv) automatic termination of the benefit due to an impermissible change of owner or annuitant, or (v) a withdrawal that causes the benefit to terminate.


 While you may terminate Lifetime Five at any time, we may not terminate the benefit other than in the circumstances listed above. However, we may stop offering Lifetime Five for new elections or re-elections at any time in the future.

 Currently, if you terminate Lifetime Five, you will only be permitted to re-elect the benefit or elect the Spousal Lifetime Five Income Benefit on any anniversary of the contract date that is at least 90 calendar days from the date the benefit was last terminated.

 If you elected Lifetime Five at the time you purchased your contract and prior to March 20, 2006, and you terminate Lifetime Five, there will be no waiting period before you can re-elect the benefit or elect Spousal Lifetime Five. However, once you choose to re-elect/elect, the waiting period described above will apply to subsequent re-elections. If you elected Lifetime Five after the time you purchased your contract, but prior to March 20, 2006, and you terminate Lifetime Five, you must wait until the contract anniversary following your cancellation before you can re-elect the benefit or elect Spousal Lifetime Five. Once you choose to re-elect/elect, the waiting period described above will apply to subsequent re-elections. We reserve the right to limit the re-election/election frequency in the future. Before making any such change to the re-election/election frequency, we will provide prior notice to contract owners who have an effective Lifetime Five Income Benefit.

 5: WHAT IS THE LIFETIME FIVE INCOME BENEFIT? continued


 Additional Tax Considerations for Qualified Contracts
 If you purchase an annuity contract as an investment vehicle for "qualified" investments, including an IRA, the minimum distribution rules under the Code require that you begin receiving periodic amounts from your annuity contract beginning after age 70 1/2. The amount required under the Code may exceed the Annual Withdrawal Amount and the Annual Income Amount, which will cause us to increase the Annual Income Amount and the Annual Withdrawal Amount in any contract year that required minimum distributions due from your contract are greater than such amounts. Any such payments will reduce your Protected Withdrawal Value. In addition, the amount and duration of payments under the contract payment and death benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as minimum distribution requirements.

 SPOUSAL LIFETIME FIVE INCOME BENEFIT

 The Spousal Lifetime Five Income Benefit (Spousal Lifetime Five) described below is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved. Currently, if you elect Spousal Lifetime Five and subsequently terminate the benefit, there will be a restriction on your ability to re-elect Spousal Lifetime Five and Lifetime Five. We reserve the right to further limit the election frequency in the future. Before making any such change to the election frequency, we will provide prior notice to contract owners who have an effective Spousal Lifetime Five Income Benefit. Spousal Lifetime Five must be elected based on two Designated Lives, as described below. Each Designated Life must be at least 55 years old when the benefit is elected. Spousal Lifetime Five is not available if you elect any other optional living or optional death benefit. As long as your Spousal Lifetime Five Income Benefit is in effect, you must allocate your Contract Value in accordance with the then permitted and available option(s). Owners electing this benefit must allocate contract value to one or more of the following asset allocation portfolios of the Advanced Series Trust (we reserve the right to change these required portfolios on a prospective basis):
 AST Capital Growth Asset Allocation Portfolio, AST Balanced Asset Allocation Portfolio, AST Conservative Asset Allocation Portfolio, AST Preservation Asset Allocation Portfolio, AST Advanced Strategies Portfolio, AST First Trust Balanced Target Portfolio, AST First Trust Capital Appreciation Target Portfolio, AST T. Rowe Price Asset Allocation Portfolio, AST UBS Dynamic Alpha Portfolio, or AST American Century Strategic Allocation Portfolio.


 We offer a benefit that guarantees until the later death of two natural persons that are each other's spouses at the time of election of Spousal Lifetime Five and at the first death of one of them (the "Designated Lives", each a "Designated Life") the ability to withdraw an annual amount (Spousal Life Income Benefit) equal to a percentage of an initial principal value (the "Protected Withdrawal Value") regardless of the impact of market performance on the Contract Value, subject to our rules regarding the timing and amount of withdrawals. The Spousal Life Income Benefit may remain in effect even if the Contract Value is zero. Spousal Lifetime Five may be appropriate if you intend to make periodic withdrawals from your annuity, wish to ensure that market performance will not affect your ability to receive annual payments and you wish either spouse to be able to continue the Spousal Life Income Benefit after the death of the first. You are not required to make withdrawals as part of the benefit--the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit.

 Initial Protected Withdrawal Value

 The Protected Withdrawal Value is used to determine the amount of each annual payment under the Spousal Life Income Benefit. The initial Protected Withdrawal Value is determined as of the date you make your first withdrawal under your contract following your election of Spousal Lifetime Five. The initial Protected Withdrawal Value is equal to the greater of: (A) the Contract Value on the date you elect Spousal Lifetime Five, plus any additional Purchase Payments (and any Credits), each growing at 5% per year from the date of your election of the benefit, or application of the Purchase Payment to your contract, as applicable, until the date of your first withdrawal or the 10th anniversary of the benefit effective date, if earlier;
 (B) the Contract Value on the date of the first withdrawal from your contract, prior to the withdrawal; (C) the highest Contract Value on each contract anniversary, plus subsequent Purchase Payments (plus any Credits) prior to the first withdrawal or the 10th anniversary of the benefit effective date, if earlier. With respect to A and C above, after the 10th anniversary of the benefit effective date, each value is increased by the amount of any subsequent Purchase Payments (plus any Credits). If you elect Spousal Lifetime Five at the time you purchase your contract, the Contract Value will be your initial Purchase Payment (plus any Credits).

..   For existing contract owners who are electing the Spousal Lifetime Five
    Benefit, the Contract Value on the date of your election of Spousal Lifetime Five will be used to determine the initial Protected Withdrawal Value. If you elect Spousal Lifetime Five at the time you purchase your contract, the Contract Value will be your initial purchase payment (plus any credits).


 Annual Income Amount Under the Spousal Life Income Benefit
 The initial Annual Income Amount is equal to 5% of the initial Protected Withdrawal Value. Under Spousal Lifetime Five, if your cumulative withdrawals in a contract year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent contract years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that contract year. If your cumulative withdrawals are in excess of the Annual Income Amount ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Income to the Contract Value immediately prior to such withdrawal (see examples of this calculation below). Reductions include the actual amount of the withdrawal, including any withdrawal charges that may apply.

 You may elect to step-up your Annual Income Amount if, due to positive market performance, 5% of your Contract Value is greater than the Annual Income Amount. You are eligible to step-up the Annual Income Amount on or after the 1/st/ anniversary of the first withdrawal under Spousal Lifetime Five. The Annual Income Amount can be stepped up again on or after the 1st anniversary of the preceding step-up. If you elect to step-up the Annual Income Amount, and on the date you elect to step-up, the charges under Spousal Lifetime Five have changed for new purchasers, you may be subject to the new charge at the time of such step-up. When you elect a step-up, your Annual Income Amount increases to equal 5% of your Contract Value after the step-up. Your Annual Income Amount also increases if you make additional Purchase Payments. The amount of the increase is equal to 5% of any additional Purchase Payments. Any increase will be added to your Annual Income Amount beginning on the day that the step-up is effective or the Purchase Payment is made. A determination of whether you have exceeded your Annual Income Amount is made at the time of each withdrawal; therefore a subsequent increase in the Annual Income Amount will not offset the effect of a withdrawal that exceeded the Annual Income Amount at the time the withdrawal was made.

 An optional automatic step-up ("Auto Step-Up") feature is available for this benefit. This feature may be elected at the time the benefit is elected or at any time while the benefit is in force. If you elect this feature, the first Auto Step-Up opportunity will occur on the 1st Contract Anniversary that is at least one year after the later of (1) the date of the first withdrawal under Spousal Lifetime Five or (2) the most recent step-up. At this time, your Annual Income Amount will be stepped-up if 5% of your Contract Value is greater than the Annual Income Amount by any amount. If 5% of the Contract Value does not exceed the Annual Income Amount, then an Auto Step-Up opportunity will occur on each successive Contract Anniversary until a step-up occurs. Once a step-up occurs, the next Auto Step-Up opportunity will occur on the 1st Contract Anniversary that is at least 1 year after the most recent step-up. If, on the date that we implement an Auto Step-Up to your Annual Income Amount, the charge for Spousal Lifetime Five has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Subject to our rules and restrictions, you will still be permitted to manually step-up the Annual Income Amount even if you elect the Auto Step-Up feature Contract Anniversary.

 Spousal Lifetime Five does not affect your ability to make withdrawals under your contract or limit your ability to request withdrawals that exceed the Annual Income Amount. Under Spousal Lifetime Five, if your cumulative withdrawals in a contract year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent contract years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that contract year.

 If, cumulatively, you withdraw an amount less than the Annual Income Amount under Spousal Life Income Benefit in any contract year, you cannot carry-over the unused portion of the Annual Income Amount to subsequent contract years.

 The following examples of dollar-for-dollar and proportional reductions and the step-up of the Annual Income Amount assume: 1.) the contract date and the effective date of Spousal Lifetime Five are February 1, 2005; 2.) an initial purchase payment of $250,000; 3.) the Contract Value on February 1, 2006 is equal to $265,000; 4.) the first withdrawal occurs on March 1, 2006 when the Contract Value is equal to $263,000; and 5.) the Contract Value on February 1, 2010 is equal to $280,000. The values set forth here are purely hypothetical, and do not reflect the charge for the Spousal Lifetime Income Benefit.

 The initial Protected Withdrawal Value is calculated as the greatest of (a),
 (b) and (c):
 (a)Purchase payment accumulated at 5% per year from February 1, 2005 until March 1, 2006 (393 days) = $250,000 X 1.05(393/365) = $263,484
 (b)Contract Value on March 1, 2006 (the date of the first withdrawal) =
    $263,000
 (c)Contract Value on February 1, 2006 (the first Contract Anniversary) =
    $265,000

 Therefore, the initial Protected Withdrawal Value is equal to $265,000. The Annual Income Amount is equal to $13,250 under the Spousal Life Income Benefit (5% of $265,000).

 Example 1. Dollar-for-Dollar Reduction
 If $10,000 was withdrawn (less than the Annual Income Amount) on March 1, 2006, then the following values would result:
..   Remaining Annual Income Amount for current contract year = $13,250 -
    $10,000 = $3,250 Annual Income Amount for future contract years remains at $13,250

 Example 2. Dollar-for-Dollar and Proportional Reductions
 If $15,000 was withdrawn (more than the Annual Income Amount) on March 1, 2006, then the following values would result:
..   Remaining Annual Income Amount for current contract year = $0

 5: WHAT IS THE LIFETIME FIVE INCOME BENEFIT? continued

..   Excess of withdrawal over the Annual Income Amount ($15,000 - $13,250 =
    $1,750) reduces Annual Income Amount for future contract years.
..   Reduction to Annual Income Amount = Excess Income/Contract Value before
    Excess Income X Annual Income Amount = $1,750/($263,000 - $13,250) X $13,250 = $93
..   Annual Income Amount for future contract years = $13,250 - $93 = $13,157

 Example 3. Step-Up of The Annual Income Amount
 If a step-up of the Annual Income Amount is requested on February 1, 2010 or the Auto Step-Up feature was elected, the step-up would occur because 5% of the Contract Value, which is $14,000 (5% of $280,000), is greater than the Annual Income Amount of $13,250. The new Annual Income Amount will be equal to $14,000.

 Benefits Under Spousal Lifetime Five

..   To the extent that your Contract Value was reduced to zero as a result of cumulative withdrawals that are equal to or less than the Annual Income Amount and amounts are still payable under the Spousal Life Income Benefit, we will make an additional payment for that contract year equal to the remaining Annual Income Amount for the contract year, if any. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Contract Value was reduced to zero. In subsequent contract years we make payments that equal the Annual Income Amount as described above. No further purchase payments will be accepted under your contract. We will make payments until the first of the Designated Lives to die, and will continue to make payments until the death of the second Designated Life as long as the Designated Lives were spouses at the time of the first death. To the extent that cumulative withdrawals in the current contract year that reduced your Contract Value to zero are more than the Annual Income Amount, the Spousal Life Income Benefit terminates and no additional payments will be made.

..   If annuity payments are to begin under the terms of your contract or if you decide to begin receiving annuity payments and there is any Annual Income Amount due in subsequent contract years, you can elect one of the following two options:
       1. apply your Contract Value to any annuity option available; or
       2. request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the first of the Designated Lives to die, and will continue to make payments until the death of the second Designated Life as long as the Designated Lives were spouses at the time of the first death.

 We must receive your request in a form acceptable to us at our office.

..   In the absence of an election when mandatory annuity payments are to begin, we will make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with five payments certain using the same basis that is used to calculate the greater of the annuity rates then currently available or the annuity rates guaranteed in your contract. The amount that will be applied to provide such annuity payments will be the greater of:
       1. the present value of future Annual Income Amount payments. Such present value will be calculated using the same basis that is used to calculate the single life fixed annuity rates guaranteed in your contract; and
       2. the Contract Value.
..   If no withdrawal was ever taken, we will determine an initial Protected
    Withdrawal Value and calculate an Annual Income Amount as if you made your first withdrawal on the date the annuity payments are to begin.

 Other Important Considerations
..   Withdrawals under Spousal Lifetime Five are subject to all of the terms and conditions of the contract, including any withdrawal charges.
..   Withdrawals made while Spousal Lifetime Five is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the contract. Spousal Lifetime Five does not directly affect the Contract Value or surrender value, but any withdrawal will decrease the Contract Value by the amount of the withdrawal (plus any applicable withdrawal charges). If you surrender your contract, you will receive the current surrender value.
..   You can make withdrawals from your contract while your Contract Value is greater than zero without purchasing Spousal Lifetime Five. Spousal
    Lifetime Five provides a guarantee that if your Contract Value declines due to market performance, you will be able to receive your Annual Income
    Amount in the form of periodic benefit payments.
..   In general, you must allocate your Contract Value in accordance with the then-available option(s) that we may prescribe, in order to elect and maintain Spousal Lifetime Five. If, subsequent to your election of the benefit, we change our requirements for how Contract Value must be allocated under the benefit, that new requirement will apply only to new elections of the benefit, and will not compel you to re-allocate your Contract Value in accordance with our newly-adopted requirements. All subsequent transfers and purchase payments will be subject to the new investment limitations.
..   There may be circumstances where you will continue to be charged the full amount for Spousal Lifetime Five even when the benefit is only providing a guarantee of income based on one life with no survivorship.

..   In order for the surviving Designated Life to continue Spousal Lifetime
    Five upon the death of an owner, the Designated Life must elect to assume ownership of the contract under the Spousal Continuance Option.


 Election of and Designations of Spousal Lifetime Five
 Spousal Lifetime Five can only be elected based on two Designated Lives. Designated Lives must be natural persons who are each other's spouses at the time of election of the benefit and at the death of the first of the
 Designated Lives to die. Currently, the benefit may only be elected where the contract owner, annuitant and beneficiary designations are as follows:
..   One contract owner, where the annuitant and the contract owner are the same person and the beneficiary is the contract owner's spouse. The contract owner/annuitant and the beneficiary each must be at least 55 years old at the time of election; or
..   Co-contract owners, where the contract owners are each other's spouses. The beneficiary designation must be the surviving spouse. The first named contract owner must be the annuitant. Both contract owners must each be 55 years old at the time of election.

 No ownership changes or annuitant changes will be permitted once this benefit is elected. However, if the contract is co-owned, the contract owner that is not the annuitant may be removed without affecting the benefit.

 Spousal Lifetime Five can be elected at the time that you purchase your contract. We also offer existing contract owners the option to elect Spousal Lifetime Five after the contract date of their contract, subject to our eligibility rules and restrictions. Your Contract Value as of the date of election will be used as a basis to calculate the initial Protected Withdrawal Value and the Annual Income Amount.

 Currently, if you terminate Spousal Lifetime Five, you will only be permitted to re-elect the benefit or elect the Lifetime Five Income Benefit on any anniversary of the contract date that is at least 90 calendar days from the date the benefit was last terminated.

 We reserve the right to further limit the election frequency in the future. Before making any such change to the election frequency, we will provide prior notice to contract owners who have an effective Spousal Lifetime Five Income Benefit.

 Termination Of Spousal Lifetime Five
 Spousal Lifetime Five terminates automatically when your Annual Income Amount equals zero. You may terminate Spousal Lifetime Five at any time by notifying us. If you terminate Spousal Lifetime Five, any guarantee provided by the benefit will terminate as of the date the termination is effective and certain restrictions on re-election of the benefit will apply as described above. We reserve the right to further limit the frequency election in the future. Spousal Lifetime Five terminates upon your surrender of the contract, upon the first Designated Life to die if the contract is not continued, upon the second Designated Life to die or upon your election to begin receiving annuity payments.

 The charge for Spousal Lifetime Five will no longer be deducted from your Contract Value upon termination of the benefit.

 Additional Tax Considerations for Qualified Contracts
 If you purchase an annuity contract as an investment vehicle for "qualified" investments, including an IRA, the minimum distribution rules under the Code require that you begin receiving periodic amounts from your contract beginning after age 70 1/2. Roth IRAs are not subject to these rules during the contract owner's lifetime. The amount required under the Code may exceed the Annual Income Amount, which will cause us to increase the Annual Income Amount in any contract year that required minimum distributions due from your contract are greater than such amounts. In addition, the amount and duration of payments under the annuity payment and death benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as minimum distribution requirements.

 HIGHEST DAILY LIFETIME FIVE BENEFIT (HIGHEST DAILY LIFETIME FIVE)

 The Highest Daily Lifetime Five Benefit described below is only being offered in those jurisdictions where we have received regulatory approval, and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ among jurisdictions once approved. Highest Daily Lifetime Five is offered as an alternative to Lifetime Five and Spousal Lifetime Five. Currently, if you elect Highest Daily Lifetime Five and subsequently terminate the benefit, you will not be able to re-elect Highest Daily Lifetime Five, and will have a waiting period until you can elect Spousal Lifetime Five or Lifetime Five. Specifically, you will be permitted to elect Lifetime Five or Spousal Lifetime Five only on an anniversary of the contract date that is at least 90 calendar days from the date that Highest Daily Lifetime Five was terminated. We reserve the right to further limit the election frequency in the future. The income benefit under Highest Daily Lifetime Five currently is based on a single "designated life" who is at least 55 years old on the date that the benefit is acquired. The Highest Daily Lifetime Five Benefit is not available if you elect any other optional living benefit, although you may elect any optional death benefit (other than the Highest Daily Value Death Benefit). Any DCA program that transfers Contract Value from a Fixed Allocation is also not available as Fixed Allocations are not permitted with the benefit. As long as your Highest Daily Lifetime Five Benefit is in effect, you must allocate your Contract Value in accordance with the then-permitted and available investment option(s) with this program.

 5: WHAT IS THE LIFETIME FIVE INCOME BENEFIT? continued


 We offer a benefit that guarantees until the death of the single designated life the ability to withdraw an annual amount (the "Total Annual Income Amount") equal to a percentage of an initial principal value (the "Total Protected Withdrawal Value") regardless of the impact of market performance on the Contract Value, subject to our program rules regarding the timing and amount of withdrawals. The benefit may be appropriate if you intend to make periodic withdrawals from your contract, and wish to ensure that market performance will not affect your ability to receive annual payments. You are not required to make withdrawals as part of the program--the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. We discuss Highest Daily Lifetime Five in greater detail immediately below. In addition, please see the Glossary section of this prospectus for definitions of some of the key terms used with this benefit. As discussed below, we require that you participate in our asset transfer program in order to participate in Highest Daily Lifetime Five, and in the Appendices to this prospectus, we set forth the formula under which we make those asset transfers.


 As discussed below, a key component of Highest Daily Lifetime Five is the Total Protected Withdrawal Value, which is an amount that is distinct from Contract Value. Because each of the Total Protected Withdrawal Value and Total Annual Income Amount is determined in a way that is not solely related to Contract Value, it is possible for the Contract Value to fall to zero, even though the Total Annual Income Amount remains. You are guaranteed to be able to withdraw the Total Annual Income Amount for the rest of your life, provided that you have not made "excess withdrawals." Excess withdrawals, as discussed below, will reduce your Total Annual Income Amount. Thus, you could experience a scenario in which your Contract Value was zero, and, due to your excess withdrawals, your Total Annual Income Amount also was reduced to zero. In that scenario, no further amount would be payable under Highest Daily Lifetime Five.


 Key Feature - Total Protected Withdrawal Value
 The Total Protected Withdrawal Value is used to determine the amount of the annual payments under the Highest Daily Lifetime Five. The Total Protected Withdrawal Value is equal to the greater of the Protected Withdrawal Value and any Enhanced Protected Withdrawal Value that may exist. If you do not meet the conditions described below for obtaining Enhanced Protected Withdrawal Value then Total Protected Withdrawal Value is simply equal to Protected Withdrawal Value.

 The Protected Withdrawal Value initially is equal to the Contract Value on the date that you elect Highest Daily Lifetime Five. On each business day thereafter, until the earlier of the first withdrawal or ten years after the date of your election of the benefit, we recalculate the Protected Withdrawal Value. Specifically, on each such business day (the "Current Business Day"), the Protected Withdrawal Value is equal to the greater of:


..   The Protected Withdrawal Value for the immediately preceding business day
    (the "Prior Business Day"), appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Business Day and the Current Business Day (i.e., one day for successive business days, but more than one calendar day for business days that are separated by weekends and/or holidays), plus the amount of any purchase payment (including any associated credit) made on the Current Business Day; and
..   the Contract Value.

 The Enhanced Protected Withdrawal Value is only calculated if you do not take a withdrawal prior to the Tenth Anniversary. Thus, if you do take a withdrawal prior to the Tenth Anniversary, you are not eligible to receive Enhanced Protected Withdrawal Value. If no such withdrawal is taken, then on or after the Tenth Anniversary up until the date of the first withdrawal, the Enhanced Protected Withdrawal Value is equal to the sum of:

       (a)200% of the Contract Value on the date you elected Highest Daily Lifetime Five;
       (b)200% of all purchase payments (and any associated credits) made during the one-year period after the date you elected Highest Daily Lifetime Five; and

       (c)100% of all purchase payments (and any associated credits) made more than one year after the date you elected Highest Daily Lifetime Five, but prior to the date of your first withdrawal.


 We cease these daily calculations of the Protected Withdrawal Value and Enhanced Protected Withdrawal Value (and therefore, the Total Protected Withdrawal Value) when you make your first withdrawal. However, as discussed below, subsequent purchase payments (and any associated credits) will increase the Total Annual Income Amount, while "excess" withdrawals (as described below) may decrease the Total Annual Income Amount.

 Key Feature - Total Annual Income Amount Under Highest Daily Lifetime Five Benefit


 The initial Total Annual Income Amount is equal to 5% of the Total Protected Withdrawal Value. Under the Highest Daily Lifetime Five benefit, if your cumulative withdrawals in a contract year are less than or equal to the Total Annual Income Amount, they will not reduce your Total Annual Income Amount in subsequent contract years, but any such withdrawals will reduce the Total Annual Income Amount on a dollar-for-dollar basis in that contract year. If your cumulative withdrawals are in excess of the Total Annual Income Amount ("Excess Income"), your Total Annual Income Amount in subsequent years will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Income to the Contract Value immediately prior to such withdrawal (see examples of this calculation below). Reductions include the actual amount of the withdrawal, including any CDSC that may apply. A purchase payment that you make will increase the then-existing Total Annual Income Amount by an amount equal to 5% of the purchase payment (including the amount of any associated credits). For purposes of the asset transfer formula described below, we also calculate a Highest Daily Annual Income Amount, which is initially equal to 5% of the Protected Withdrawal Value.


 An automatic step-up feature ("Highest Quarterly Auto Step-Up") is included as part of this benefit. As detailed in this paragraph, the Highest Quarterly Auto Step-Up feature can result in a larger Total Annual Income Amount if your Contract Value increases subsequent to your first withdrawal. We begin examining Contract Values for purposes of this feature starting with the contract anniversary immediately after your first withdrawal under the benefit. Specifically, upon the first such contract anniversary, we identify the Contract Value on the business days corresponding to the end of each quarter that (i) is based on your contract year, rather than a calendar year
 (ii) is subsequent to the first withdrawal and (iii) falls within the immediately preceding contract year. If the end of any such quarter falls on a holiday or a weekend, we use the next business day. We multiply each of those quarterly Contract Values by 5%, adjust each such quarterly value for subsequent withdrawals and purchase payments, and then select the highest of those values. If the highest of those values exceeds the existing Total Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Total Annual Income Amount intact. In later years (i.e., after the first contract anniversary after the first withdrawal), we determine whether an automatic step-up should occur on each contract anniversary, by performing a similar examination of the Contract Values on the end of the four immediately preceding quarters. If, on the date that we implement a Highest Quarterly Auto Step-Up to your Total Annual Income Amount, the charge for Highest Daily Lifetime Five has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Five upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject.

 The Highest Daily Lifetime Five program does not affect your ability to make withdrawals under your contract, or limit your ability to request withdrawals that exceed the Total Annual Income Amount. Under Highest Daily Lifetime Five, if your cumulative withdrawals in a contract year are less than or equal to the Total Annual Income Amount, they will not reduce your Total Annual Income Amount in subsequent contract years, but any such withdrawals will reduce the Total Annual Income Amount on a dollar-for-dollar basis in that contract year.

 If, cumulatively, you withdraw an amount less than the Total Annual Income Amount in any contract year, you cannot carry-over the unused portion of the Total Annual Income Amount to subsequent contract years.

 Examples of dollar-for-dollar and proportional reductions, and the Highest Quarterly Step-Up are set forth below. The values depicted here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime Five Benefit or any other fees and charges. Please assume the following for all three examples:


 The contract is purchased on December 1, 2006.

 On March 5, 2007, the client elects Highest Daily Lifetime Five and takes the first withdrawal under the benefit on the same day.


 Dollar-for-Dollar reductions

 On May 2, 2007, the Total Protected Withdrawal Value is $120,000, resulting in a Total Annual Income Amount of $6,000 (5% of $120,000). Assuming $2,500 is withdrawn from the contract on this date, the remaining Total Annual Income Amount for that contract year (up to and including December 1, 2007) is $3,500. This is the result of a dollar-for-dollar reduction of the Total Annual Income Amount - $6,000 less $2,500 = $3,500.


 Proportional Reductions
 Continuing the previous example, assume an additional withdrawal of $5,000 occurs on August 6, 2007 and the Contract Value at the time of this withdrawal is $110,000. The first $3,500 of this withdrawal reduces the Total Annual Income Amount for that contract year to $0. The remaining withdrawal amount ($1,500) reduces the Total Annual Income Amount in future contract years on a proportional basis based on the ratio of the excess withdrawal to the Contract Value immediately prior to the excess withdrawal. (Note that if there were other withdrawals in that contract year, each withdrawal would result in another proportional reduction to the Total Annual Income Amount).

 5: WHAT IS THE LIFETIME FIVE INCOME BENEFIT? continued


 Here is the calculation:

   --------------------------------------------------------------------------
   Contract Value before withdrawal                               $110,000.00
   --------------------------------------------------------------------------
   Less amount of "non" excess withdrawal                         -$3,500.00
   --------------------------------------------------------------------------
   Contract Value immediately before excess withdrawal of $1,500  $106,500.00
   --------------------------------------------------------------------------
   Excess withdrawal amount,                                       $1,500.00
   --------------------------------------------------------------------------
   Divided by Contract Value immediately before excess withdrawal $106,500.00
   --------------------------------------------------------------------------
   Ratio                                                             1.41%
   --------------------------------------------------------------------------
   Total Annual Income Amount                                      $6,000.00
   --------------------------------------------------------------------------
   Less ratio of 1.41%                                              -$84.51
   --------------------------------------------------------------------------
   Total Annual Income Amount for future contract years            $5,915.49
   --------------------------------------------------------------------------

 Highest Quarterly Step
 On each contract anniversary date, the Total Annual Income Amount is stepped-up if 5% of the highest quarterly value since your first withdrawal (or last contract anniversary in subsequent years), adjusted for excess withdrawals and additional purchase payments, is greater than the Total Annual Income Amount, also adjusted for excess withdrawals and additional purchase payments.


 Continuing the same example as above, the Total Annual Income Amount for this contract year is $6,000. However, the excess withdrawal on August 6/th/ reduces this amount to $5,915.49 for future years (see above). For the next contract year, the Total Annual Income Amount will be stepped-up if 5% of the highest quarterly Contract Value, adjusted for withdrawals, is greater than $5,915.49. Here are the calculations for determining the quarterly values. Only the June 1 value is being adjusted for excess withdrawals, as the September 1 and December 1 business days occur after the excess withdrawal on August 6.


-----------------------------------------------------------------------------------
                                  Highest Quarterly Value   Adjusted Annual Income
                                      (adjusted with          Amount (5% of the
      Date*       Contract Value withdrawal and premium)** Highest Quarterly Value)
-----------------------------------------------------------------------------------
June 1, 2007       $118,000.00          $118,000.00               $5,900.00
-----------------------------------------------------------------------------------
August 6, 2007     $120,000.00          $112,885.55               $5,644.28
-----------------------------------------------------------------------------------
September 1, 2007  $112,000.00          $112,885.55               $5,644.28
-----------------------------------------------------------------------------------
December 1, 2007   $119,000.00          $119,000.00               $5,950.00
-----------------------------------------------------------------------------------

 * In this example, the contract anniversary date is December 1. The quarterly valuation dates are every three months thereafter - March 1, June 1, September 1, and December 1. In this example, we do not use the March 1 date as the first withdrawal took place after March 1. The contract anniversary date of December 1 is considered the fourth and final quarterly valuation date for the year.
 ** In this example, the first quarterly value after the first withdrawal is $118,000 on June 1, yielding an adjusted Highest Daily Annual Income Amount of $5,900.00. This amount is adjusted on August 6 to reflect the $5,000 withdrawal. The calculations for the adjustments are:
  . The Contract Value of $118,000 on June 1 is first reduced dollar-for-dollar by $3,500 ($3,500 is the remaining Total Annual Income Amount for the contract year), resulting in an adjusted Contract Value of $114,500 before the excess withdrawal.
  . This amount ($114,500) is further reduced by 1.41% (this is the ratio in the above example which is the excess withdrawal divided by the Contract Value immediately preceding the excess withdrawal) resulting in a Highest Quarterly Value of $112,885.55.

 The adjusted Total Annual Income Amount is carried forward to the next quarterly anniversary date of September 1. At this time, we compare this amount to 5% of the Contract Value on September 1. Since the June 1 adjusted Total Annual Income Amount of $5,644.28 is higher than $5,600.00 (5% of $112,000), we continue to carry $5,644.28 forward to the next and final quarterly anniversary date of December 1. The Contract Value on December 1 is $119,000 and 5% of this amount is $5,950. Since this is higher than $5,644.28, the adjusted Total Annual Income Amount is reset to $5,950.00

 In this example, 5% of the December 1 value yields the highest amount of $ 5,950.00. Since this amount is higher than the current year's Total Annual Income Amount of $5,915.49 adjusted for excess withdrawals, the Total Annual Income Amount for the next contract year, starting on December 2, 2007 and continuing through December 1, 2008, will be stepped-up to $5,950.00.

 Benefits Under Highest Daily Lifetime Five
 To the extent that your Contract Value was reduced to zero as a result of cumulative withdrawals that are equal to or less than the Total Annual Income Amount and amounts are still payable under the Highest Daily Lifetime Five, we will make an additional payment, if any, for that contract year equal to the remaining Total Annual Income Amount for the contract year. Thus, in that scenario, the remaining Total Annual Income Amount would be payable even though your Contract Value was reduced to zero. In subsequent contract years we make payments that equal the Total Annual Income Amount as described in this section. We will make payments until the death of the single designated life. To the extent that cumulative withdrawals in the current contract year that reduced your Contract Value to zero are more than the Total Annual Income Amount, the Highest Daily Lifetime Five Benefit terminates, and no additional payments will be made.

 If annuity payments are to begin under the terms of your contract, or if you decide to begin receiving annuity payments and there is a Total Annual Income Amount due in subsequent contract years, you can elect one of the following two options:
 (1)Apply your Contract Value to any annuity option available; or
 (2)Request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Total Annual Income Amount. We will make payments until the death of the single designated life.

 We must receive your request in a form acceptable to us at our office.

 In the absence of an election when mandatory annuity payments are to begin, we will make annual annuity payments in the form of a single life fixed annuity with ten payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your contract. The amount that will be applied to provide such annuity payments will be the greater of:
 (1)The present value of the future Total Annual Income Amount payments. Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your contract; and
 (2)The Contract Value.

 If no withdrawal was ever taken, we will calculate the Total Annual Income Amount as if you made your first withdrawal on the date the annuity payments are to begin.

 Other Important Considerations

  . Withdrawals under the Total Lifetime Five Benefit are subject to all of the terms and conditions of the contract, including any CDSC.

  . Withdrawals made while the Highest Daily Lifetime Five Benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the contract. The Highest Daily Lifetime Five Benefit does not directly affect the Contract Value or surrender value, but any withdrawal will decrease the Contract Value by the amount of the withdrawal (plus any applicable CDSC). If you surrender your contract, you will receive the current surrender value.
  . You can make withdrawals from your contract while your Contract Value is greater than zero without purchasing the Highest Daily Lifetime Five Benefit. The Highest Daily Lifetime Five Benefit provides a guarantee that if your Contract Value declines due to market performance, you will be able to receive your Total Annual Income Amount in the form of periodic benefit payments.

  . In general you must allocate your Contract Value in accordance with the then available investment option(s) that we may prescribe in order to elect and maintain the Highest Daily Lifetime Five benefit. If, subsequent to your election of the benefit, we change our requirements for how Contract Value must be allocated under the benefit, the new requirement will apply only to new elections of the benefit, and we will not compel you to re-allocate your Contract Value in accordance with our newly-adopted requirements. Subsequent to any change in requirements, transfers of Contract Value and allocation of additional Purchase Payments may be subject to the new investment limitations.

  . Please note that the payments that we make under this benefit after the contract anniversary coinciding with or next following the Annuitant's 95/th/ birthday will be treated as annuity payments.

  . Upon inception of the benefit, 100% of your Contract Value must be allocated to the permitted sub-accounts. However, the asset transfer component of the benefit as described below may transfer Contract Value to the Benefit Fixed Rate Account as of the effective date of the benefit in some circumstances
  . You cannot allocate Purchase Payments or transfer Contract Value to a Fixed Interest Rate Option if you elect this benefit
  . Transfers to and from the Sub-accounts and the Benefit Fixed Rate Option triggered by the asset transfer component of the benefit will not count toward the maximum number of free transfers allowable under an Annuity


 Election of and Designations Under the Benefit
 For Highest Daily Lifetime Five, there must be either a single owner who is the same as the annuitant, or if the contract is entity-owned, there must be a single natural person annuitant. In either case, the annuitant must be at least 55 years old.

 Any change of the annuitant under the contract will result in cancellation of Highest Daily Lifetime Five. Similarly, any change of owner will result in cancellation of Highest Daily Lifetime Five, except if (a) the new owner has the same taxpayer identification number as the previous owner, (b) both the new owner and previous owner are entities, or (c) the previous owner is a natural person and the new owner is an entity.


 Highest Daily Lifetime Five can be elected at the time that you purchase your contract. We also offer existing owners (i.e., those who have already acquired their contract) the option to elect Highest Daily Lifetime Five after the Contract Date, subject to our eligibility rules and restrictions.

 5: WHAT IS THE LIFETIME FIVE INCOME BENEFIT? continued


 Currently, if you terminate the Highest Daily Lifetime Five Benefit, you will
 (a) not be permitted to re-elect the benefit and (b) will be allowed to elect the Spousal Lifetime Five Benefit or the Lifetime Five Income Benefit on any anniversary of the contract date that is at least 90 calendar days from the date the Highest Daily Lifetime Five Benefit was terminated. We reserve the right to further limit the election frequency in the future. Before making any such change to the election frequency, we will provide prior notice to owners who have an effective Highest Daily Lifetime Five Benefit.

 Termination of the Benefit
 You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election will apply as described above. We reserve the right to further limit the frequency election in the future. The benefit terminates: (i) upon your termination of the benefit, (ii) upon your surrender of the contract,
 (iii) upon your election to begin receiving annuity payments; (iv) upon the death of the designated life, (v) if both the Contract Value and Total Annual Income Amount equal zero, or (vi) if you fail to meet our requirements for issuing the benefit.


 Upon termination of Highest Daily Lifetime Five, we cease deducting the charge for the benefit. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the variable investment options, and (ii) transfer all amounts held in the Benefit Fixed Rate Account (as described below) to your variable investment options, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e. in the same proportion as the current balances in your variable investment options). Upon termination, we may limit or prohibit investment in the Fixed Interest Rate Options.


 Return of Principal Guarantee

 If you have not made a withdrawal before the tenth anniversary of the day on which you elected Highest Daily Lifetime Five (the "Tenth Anniversary"), we will increase your Contract Value on the Tenth Anniversary (or the next business day, if that anniversary is not a business day), if the requirements set forth in this paragraph are met. Thus, if you take a withdrawal prior to the Tenth Anniversary, you are not eligible to receive the Return of Principal Guarantee. On the Tenth Anniversary, we add:

 (a)your Contract Value on the day that you elected Highest Daily Lifetime Five and
 (b)the sum of each purchase payment you made (including any credits) during the one-year period after you elected the benefit.


 If the sum of (a) and (b) is greater than your Contract Value on the Tenth Anniversary, we increase your Contract Value to equal the sum of (a) and (b), by contributing funds from our general account. If the sum of (a) and (b) is less than or equal to your Contract Value on the Tenth Anniversary, we make no such adjustment. The amount that we add to your Contract Value under this provision will be allocated to each of your variable investment options and the Benefit Fixed Rate Account (described below), in the same proportion that each such investment option bears to your total Contract Value, immediately prior to the application of the amount. Any such amount will not be considered a Purchase Payment when calculating your Total Protected Withdrawal Value, your Death Benefit, or the amount of any other or optional benefit that you may have selected. This potential addition to Contract Value is available only if you have elected Highest Daily Lifetime Five and if you meet the conditions set forth in this paragraph.


 Asset Transfer Component of Highest Daily Lifetime Five

 As indicated above, we limit the sub-accounts to which you may allocate Contract Value if you elect Highest Daily Lifetime Five. For purposes of this benefit, we refer to those permitted sub-accounts as the "Permitted Sub-accounts". As a requirement of participating in Highest Daily Lifetime Five, we require that you participate in our specialized asset transfer program, under which we may transfer Contract Value between the Permitted Sub-accounts and a fixed interest rate account that is part of our general account (the "Benefit Fixed Rate Account"). The Benefit Fixed Rate Account is available only with this benefit, and thus you may not allocate purchase payments to that Account.

 Under the asset transfer component of Highest Daily Lifetime Five, we monitor your Contract Value daily and, if necessary, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the Benefit Fixed Rate Account. Any transfer would be made in accordance with a formula, which is set forth in the schedule supplement to the endorsement for this benefit (and also appears in the Appendices to this prospectus). Speaking generally, the formula, which we apply each business day, operates as follows. The formula starts by identifying your Total Protected Withdrawal Value for that day and then multiplies that figure by 5%, to produce a projected (i.e., hypothetical) Highest Daily Annual Income Amount. Then, using our actuarial tables, we produce an estimate of the total amount we would target in our allocation model, based on the projected Highest Daily Annual Income Amount each year for the rest of your life. In the formula, we refer to that value as the "Target Value." If you have already made a withdrawal, your projected Total Income Amount (and thus your Target Value) would take into account any automatic step-up that was scheduled to occur according to the step-up formula described above. Next, the formula subtracts from the Target Value the amount held within the Benefit Fixed Rate Account on that day, and divides that difference by the amount held within the Permitted Sub-accounts. That ratio, which essentially isolates the amount of your Target Value that is not offset by amounts held within the Benefit Fixed Rate Account, is called the "Target Ratio". If the Target Ratio exceeds a certain percentage, (currently 83%) it means essentially that too much Target Value is not offset by assets within the Benefit Fixed Rate Account, and therefore we will transfer an amount from your Permitted Sub-accounts to the Benefit Fixed Rate Account. Conversely, if the Target Ratio falls below a certain percentage, then a transfer from the Benefit Fixed Rate Account to the Permitted Sub-accounts would occur.

 As you can glean from the formula, a downturn in the securities markets (i.e., a reduction in the amount held within the Permitted Sub-accounts) may cause us to transfer some of your variable Contract Value to the Benefit Fixed Rate Account, because such a reduction will tend to increase the Target Ratio. Moreover, certain market return scenarios involving "flat" returns over a period of time also could result in the transfer of money to the Benefit Fixed Rate Account. In deciding how much to transfer, we use another formula, which essentially seeks to re-balance amounts held in the Permitted Sub-accounts and the Benefit Fixed Rate Account so that the Target Ratio meets a target ratio, which currently is equal to 80%. Once you elect Highest Daily Lifetime Five, the ratios we use will be fixed. For newly issued annuities that elect Highest Daily Lifetime Five and existing annuities that elect Highest Daily Lifetime Five, however, we reserve the right to change the ratios.


 While you are not notified when your contract reaches a reallocation trigger, you will receive a confirmation statement indicating the transfer of a portion of your Contract Value either to or from the Benefit Fixed Rate Account. The formula by which the reallocation triggers operate is designed primarily to mitigate the financial risks that we incur in providing the guarantee under Highest Daily Lifetime Five.

 Depending on the results of the calculation relative to the reallocation triggers, we may:
  .   Not make any transfer; or
  . If a portion of your Contract Value was previously allocated to the Benefit Fixed Rate Account, transfer all or a portion of those amounts to the Permitted Sub-accounts, based on your existing allocation instructions (e.g., asset allocation) or (in the absence of such existing instructions) pro rata. Amounts taken out of the Benefit Fixed Rate Account will be withdrawn for this purpose on a last-in, first-out basis (an amount renewed into a new guarantee period under the Benefit Fixed Rate Account will be deemed a new investment for purposes of this last-in, first-out rule); or
  . Transfer all or a portion of your Contract Value in the Permitted Sub-accounts pro-rata to the Benefit Fixed Rate Account. The interest that you earn on such transferred amount will be equal to the annual rate that we have set for that day, and we will credit the daily equivalent of that annual interest until the earlier of one year from the date of the transfer or the date that such amount in the Benefit Fixed Rate Account is transferred back to the Permitted Sub-accounts.

 If a significant amount of your Contract Value is systematically transferred to the Benefit Fixed Rate Account during periods of market declines or low interest rates, less of your Contract Value may be available to participate in the investment experience of the Permitted Sub-accounts if there is a subsequent market recovery. Under the reallocation formula that we employ, it is possible that a significant portion of your Contract Value may be allocated to the Benefit Fixed Rate Account.


 Additional Tax Considerations
 If you purchase a contract as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the minimum distribution rules under the Code require that you begin receiving periodic amounts from your contract beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than 5 percent owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the owner's lifetime. The amount required under the Code may exceed the Total Annual Income Amount, which will cause us to increase the Total Annual Income Amount in any Contract Year that required minimum distributions due from your Contract are greater than such amounts. In addition, the amount and duration of payments under the contract payment and death benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as minimum distribution requirements. Please note, however, that any withdrawal you take prior to the Tenth Anniversary, even if withdrawn to satisfy required minimum distribution rules, will cause you to lose the ability to receive Enhanced Protected Withdrawal Value and an amount under the Return of Principal Guarantee.

 As indicated, withdrawals made while the Highest Daily Lifetime Five Benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the contract. Please see the Tax Considerations section of the prospectus for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this Benefit here. However, we do note that if you participate in Highest Daily Lifetime Five through a non-qualified annuity, and your annuity has received Enhanced Protected Withdrawal Value and/or an additional amount under the Return of Principal Guarantee, as with all withdrawals, once all purchase payments are returned under the contract, all subsequent withdrawal amounts will be taxed as ordinary income.


 6: WHAT IS THE INCOME APPRECIATOR BENEFIT?

 INCOME APPRECIATOR BENEFIT
 The Income Appreciator Benefit (IAB) is an optional, supplemental income benefit that provides an additional income amount during the accumulation period or upon annuitization. The Income Appreciator Benefit is designed to provide you with additional

 6: WHAT IS THE INCOME APPRECIATOR BENEFIT? continued

 funds that can be used to help defray the impact taxes may have on distributions from your contract. IAB may be suitable for you in other circumstances as well, which you can discuss with your registered representative. Because individual circumstances vary, you should consult with a qualified tax advisor to determine whether it would be appropriate for you to elect the Income Appreciator Benefit.

 If you want the Income Appreciator Benefit, you generally must elect it when you make your initial purchase payment. Once you elect the Income Appreciator Benefit, you may not later revoke it.

..   The annuitant must be 75 or younger in order for you to elect the Income
    Appreciator Benefit.
..   If you choose the Income Appreciator Benefit, we will impose an annual charge equal to 0.25% of your Contract Value. See "What Are The Expenses Associated With The Strategic Partners Plus 3 Contract?" in Section 8.

 Activation of the Income Appreciator Benefit
 YOU CAN ACTIVATE THE INCOME APPRECIATOR BENEFIT AT ANY TIME AFTER IT HAS BEEN IN FORCE FOR SEVEN YEARS. To activate the Income Appreciator Benefit, you must send us a written request in good order.

 Once activated, you can receive the Income Appreciator Benefit:-IAB OPTION 1-at annuitization as part of an annuity payment;
..   IAB OPTION 2 - during the accumulation phase through the IAB automatic withdrawal payment program; or
..   IAB OPTION 3 - during the accumulation phase as an Income Appreciator
    Benefit credit to your contract over a 10-year period.

 Income Appreciator Benefit payments are treated as earnings and may be subject to tax upon withdrawal. See Section 10, "What Are The Tax Considerations Associated With The Strategic Partners Plus 3 Contract?"

 If you do not activate the benefit prior to the maximum annuitization age you may lose all or part of the IAB.

 CALCULATION OF THE INCOME APPRECIATOR BENEFIT
 We will calculate the Income Appreciator Benefit amount as of the date we receive your written request in good order (or, for IAB Option 1, on the annuity date). We do this by multiplying the current earnings in the contract by the applicable Income Appreciator Benefit percentage based on the number of years the Income Appreciator Benefit has been in force. For purposes of calculating the Income Appreciator Benefit:
..   earnings are calculated as the difference between the Contract Value and the sum of all purchase payments;

..   earnings do not include (1) any amount added to the Contract Value as a result of the Spousal Continuance Option, or (2) if we were to permit you to elect the Income Appreciator Benefit after the contract date, any earnings accrued under the contract prior to that election;

..   withdrawals reduce earnings first, then purchase payments, on a dollar-for-dollar basis;
..   the table below shows the Income Appreciator Benefit percentages corresponding to the number of years the Income Appreciator Benefit has been in force.

         Number of Years Income Appreciator Benefit Income Appreciator
                     has been in Force              Benefit Percentage
         -------------------------------------------------------------
                            0-6                            0%
         -------------------------------------------------------------
                            7-9                            15%
         -------------------------------------------------------------
                           10-14                           20%
         -------------------------------------------------------------
                            15+                            25%
         -------------------------------------------------------------


 IAB Option 1 - Income Appreciator Benefit At Annuitization
 Under this option, if you choose to activate the Income Appreciator Benefit at annuitization, we will calculate the Income Appreciator Benefit amount on the annuity date and add it to the adjusted Contract Value for purposes of determining the amount available for annuitization. You may apply this amount to any annuity or settlement option over the lifetime of the annuitant, joint annuitants, or a period certain of at least 15 years (but not to exceed life expectancy).

 UPON ANNUITIZATION, YOU MAY LOSE ALL OR A PORTION OF THE INCOME APPRECIATOR BENEFIT IF YOU CHOOSE AN ANNUITY SETTLEMENT OPTION OTHER THAN ANY LIFETIME PAYOUT OPTION OR PERIOD CERTAIN OPTION FOR AT LEAST 15 YEARS. IN SUCH INSTANCES, WE WOULD NOT REIMBURSE YOU FOR THE EXPENSES YOU HAD PAID US FOR THIS BENEFIT.

 Effect of Income Appreciator Benefit on Guaranteed Minimum Income Benefit
 If you exercise the Guaranteed Minimum Income Benefit feature and an Income Appreciator Benefit amount remains payable under your contract, the value we use to calculate the annuity payout amount will be the greater of:
 1. the adjusted Contract Value plus the remaining Income Appreciator Benefit amount, calculated at current IAB annuitization rates; or
 2. the GMIB protected value plus the remaining Income Appreciator Benefit amount, calculated using the GMIB guaranteed annuity purchase rates shown in the contract.

 If you exercise the Guaranteed Minimum Income Benefit feature and activate the Income Appreciator Benefit at the same time, you must choose among the Guaranteed Minimum Income Benefit annuity payout options available at the time.

 Terminating the Income Appreciator Benefit
 The Income Appreciator Benefit will terminate on the earliest of:
..   the date you make a total withdrawal from the contract;

..   the date a death benefit is payable if the contract is not continued by the surviving spouse under the Spousal Continuance Option;

..   the date the Income Appreciator Benefit amount is reduced to zero
    (generally ten years after activation) under IAB Options 2 and 3;
..   the date of annuitization; or
..   the date the contract terminates.

 Upon termination of the Income Appreciator Benefit, we cease imposing the associated charge.

 INCOME APPRECIATOR BENEFIT OPTIONS DURING THE ACCUMULATION PHASE
 You may choose IAB Option 1 at annuitization, but you may instead choose IAB Options 2 or 3 during the accumulation phase of your contract. Income Appreciator Benefit payments under IAB Options 2 and 3 will begin on the same day of the month as the contract date, beginning with the next month following our receipt of your request in good order. Under IAB Options 2 and 3, you can choose to have the Income Appreciator Benefit amounts paid or credited monthly, quarterly, semi-annually, or annually.

 IAB OPTIONS 2 AND 3 INVOLVE A TEN-YEAR PAYMENT PERIOD. IF THE 10-YEAR PAYMENT PERIOD WOULD END AFTER THE ANNUITY DATE AND YOU CHOOSE AN ANNUITY SETTLEMENT OPTION OTHER THAN ANY LIFETIME PAYOUT OPTION OR PERIOD CERTAIN OPTION OF AT LEAST 15 YEARS OR YOU MAKE A FULL WITHDRAWAL, YOU MAY LOSE ALL OR ANY REMAINING PORTION OF THE INCOME APPRECIATOR BENEFIT. IN SUCH INSTANCES, WE WOULD NOT REIMBURSE YOU FOR THE EXPENSES YOU HAD PAID US FOR THIS BENEFIT.

 IAB Option 2 - Income Appreciator Benefit Automatic Withdrawal Payment Program Under this option, you elect to receive the Income Appreciator Benefit during the accumulation phase. When you activate the benefit, a 10-year Income Appreciator Benefit automatic withdrawal payment program begins. We will pay you the Income Appreciator Benefit amount in equal installments over a 10-year payment period. You may combine this Income Appreciator Benefit amount with an automated withdrawal amount from your Contract Value, in which case each combined payment must be at least $100.

 The maximum automated withdrawal payment amount that you may receive from your Contract Value under this Income Appreciator Benefit program in any contract year during the 10-year period may not exceed 10% of the Contract Value as of the date you activate the Income Appreciator Benefit.

 Once we calculate the Income Appreciator Benefit, the amount will not be affected by changes in Contract Value due to the investment performance of any allocation option. Withdrawal charges may apply to automatic withdrawal payment amounts, but not to amounts attributable to the Income Appreciator Benefit.

 After the ten-year payment period has ended, if the remaining Contract Value is $2,000 or more, the contract will continue. If the remaining Contract Value is less than $2,000 after the end of the 10-year payment period, we will pay you the remaining Contract Value and the contract will terminate. If the Contract Value falls below the minimum amount required to keep the contract in force due solely to investment results before the end of the 10-year payment period, we will continue to pay the Income Appreciator Benefit amount for the remainder of the 10-year payment period.

 Discontinuing the Income Appreciator Benefit Automatic Withdrawal Payment Program Under IAB Option 2
 You may discontinue the Income Appreciator Benefit payment program under IAB Option 2 and activate IAB Option 3 at any time after payments have begun and before the last payment is made. We will add the remaining Income Appreciator Benefit amount to the Contract Value at the same frequency as your initial election until the end of the 10-year payment period. We will treat any

 6: WHAT IS THE INCOME APPRECIATOR BENEFIT? continued

 Income Appreciator Benefit amount added to the Contract Value as additional earnings. Unless you direct us otherwise, we will allocate these additions to the variable investment options, fixed interest rate options, or the market value adjustment option in the same proportions as your most recent purchase payment allocation percentages.

 You may discontinue the Income Appreciator Benefit payment program under IAB Option 2 before the last payment is made and elect an annuity or settlement option. We will add the balance of the Income Appreciator Benefit amount for the 10-year payment period to the Contract Value in a lump sum before determining the adjusted Contract Value. The adjusted Contract Value may be applied to any annuity or settlement option that is paid over the lifetime of the annuitant, joint annuitants, or a period certain of at least 15 years (but not to exceed life expectancy).

 IAB Option 3 - Income Appreciator Benefit Credit to Contract Value
 Under this option, you can activate the Income Appreciator Benefit and receive the benefit as credits to your Contract Value over a 10-year payment period. We will allocate these Income Appreciator Benefit credits to the variable investment options, the fixed interest rate options, or the market value adjustment option in the same manner as your current allocation, unless you direct us otherwise. We will waive the $1,000 minimum requirement for the market value adjustment option. We will calculate the Income Appreciator Benefit amount on the date we receive your written request in good order. Once we have calculated the Income Appreciator Benefit, the Income Appreciator Benefit credit will not be affected by changes in Contract Value due to the investment performance of any allocation option.

 Before we add the last Income Appreciator Benefit credit to your Contract Value, you may switch to IAB Option 2 and receive the remainder of the Income Appreciator Benefit as payments to you (instead of credits to the Contract Value) under the Income Appreciator Benefit program for the remainder of the 10-year payment period.

 You can also request that any remaining payments in the 10-year payment period be applied to an annuity or settlement option that is paid over the lifetime of the annuitants, joint annuitants, or a period certain of at least 15 years (but not to exceed life expectancy).

 Excess Withdrawals
 During the 10 year period under IAB options 2 or 3, an "excess withdrawal" occurs when any amount is withdrawn from your Contract Value in a contract year that exceeds the sum of (1) 10% of the Contract Value as of the date the Income Appreciator Benefit was activated plus (2) earnings since the Income Appreciator Benefit was activated that have not been previously withdrawn.

 We will deduct the excess withdrawal on a proportional basis from the remaining Income Appreciator Benefit amount. We will then calculate and apply a new reduced Income Appreciator Benefit amount.

 Withdrawals you make in a contract year that do not exceed the sum of (1) 10% of the Contract Value as of the date the Income Appreciator Benefit was activated plus (2) earnings since the Income Appreciator Benefit was activated that have not been previously withdrawn do not reduce the remaining Income Appreciator Benefit amount. Additionally, if the amount withdrawn in any year is less than the excess withdrawal threshold, the difference between the amount withdrawn and the threshold can be carried over to subsequent years on a cumulative basis and withdrawn without causing a reduction to the Income Appreciator Benefit amount.

 Effect of Total Withdrawal on Income Appreciator Benefit
 We will not make Income Appreciator Benefit payments after the date you make a total withdrawal of the contract surrender value.

 7: HOW CAN I PURCHASE A STRATEGIC PARTNERS PLUS 3 CONTRACT?

 PURCHASE PAYMENTS
 The initial purchase payment is the amount of money you give us to purchase the contract. Unless we agree otherwise, and subject to our rules, the minimum initial purchase payment is $10,000. You must get our prior approval for any initial and additional purchase payment of $1,000,000 or more, unless we are prohibited under applicable state law from insisting on such prior approval. With some restrictions, you can make additional purchase payments by means other than electronic fund transfer of no less than $500 at any time during the accumulation phase. However, we impose a minimum of $100 with respect to additional purchase payments made through electronic fund transfers. (You may not make additional purchase payments if you purchase a contract issued in Massachusetts, or if you purchase a Contract With Credit issued in Pennsylvania.)

 You may purchase this contract only if the oldest of the owner, joint owner, annuitant, or co-annuitant is age 85 or younger on the contract date. Certain age limits apply to certain features and benefits described herein. No subsequent purchase payments may be made on or after the earliest of the 86th birthday of:
..   the owner,
..   the joint owner,
..   the annuitant, or
..   the co-annuitant.

 Currently, the maximum aggregate purchase payments you may make is $20 million. We limit the maximum total purchase payments in any contract year other than the first to $2 million absent our prior approval. Depending on applicable state law, other limits may apply.

 ALLOCATION OF PURCHASE PAYMENTS
 When you purchase a contract, we will allocate your invested purchase payment among the variable or fixed interest rate options, or the market value adjustment option based on the percentages you choose. The percentage of your allocation to a particular investment option can range in whole percentages from 0% to 100%.

 When you make an additional purchase payment, it will be allocated in the same way as your most recent purchase payment, unless you tell us otherwise. Allocations to the DCA Fixed Rate Option must be no less than $2,000 and, allocations to the market value adjustment option must be no less than $1,000.

 You may change your allocation of future invested purchase payments at any time. Contact the Prudential Annuity Service Center for details.


 We generally will credit the initial purchase payment to your contract within two business days from the day on which we receive your payment in good order at the Prudential Annuity Service Center. If, however, your first payment is made without enough information for us to set up your contract, we may need to contact you to obtain the required information. If we are not able to obtain this information within five business days, we will within that five business day period either return your purchase payment or obtain your consent to continue holding it until we receive the necessary information. We will generally credit each subsequent purchase payment as of the business day we receive it in good order at the Prudential Annuity Service Center. Our business day generally closes at 4:00 p.m. Eastern time. Our business day may close earlier, for example if regular trading on the New York Stock Exchange closes early. Subsequent purchase payments received in good order after the close of the business day will be credited on the following business day. With respect to both your initial Purchase Payment and any subsequent Purchase Payment that is pending investment in our Separate Account, we may hold the amount temporarily in our general account and may earn interest on such amount. You will not be credited with interest during that period.


 At our discretion, we may give initial and subsequent purchase payments (as well as withdrawals and transfers) received in good order by certain broker/dealers prior to the close of a business day the same treatment as they would have received had they been received at the same time at the Prudential Annuity Service Center. For more detail, talk to your registered representative.

 Applicable laws designed to counter terrorists and prevent money laundering might, in certain circumstances, require us to block a contract owner's ability to make certain transactions, and thereby refuse to accept purchase payments or requests for transfers, partial withdrawals, total withdrawals, death benefits, or income payments until instructions are received from the appropriate regulator. We also may be required to provide additional information about you and your contract to government regulators.

 CREDITS
 If you purchase the Contract With Credit, we will add a credit amount to your Contract Value with each purchase payment you make. The credit amount is allocated to the variable or fixed interest rate investment options or the market value adjustment option in the same percentages as the purchase payment.

 The bonus credit that we pay with respect to any purchase payment depends on
 (i) the age of the older of the owner or joint owner on the date on which the purchase payment is made and (ii) the amount of the purchase payment. Specifically,
..   if the elder owner is 80 or younger on the date that the purchase payment is made, then we will add a bonus credit to the purchase payment equal to 4% if the purchase payment is less than $250,000; 5% if the purchase payment is equal to or greater than $250,000 but less than $1 million; or 6% if the purchase payment is $1 million or greater; and
..   if the elder owner is aged 81-85 on the date that the purchase payment is made, then we will add a bonus credit equal to 3% of the amount of the purchase payment.

 Under the Contract With Credit, if the owner returns the contract during the free look period, we will recapture the bonus credits. If we pay a death benefit under the contract, we have a contractual right to take back any credit we applied within one year of the date of death.

 7: HOW CAN I PURCHASE A STRATEGIC PARTNERS PLUS 3 CONTRACT?  continued


 CALCULATING CONTRACT VALUE
 The value of the variable portion of your contract will go up or down depending on the investment performance of the variable investment options you choose. To determine the value of your contract allocated to the variable investment options, we use a unit of measure called an accumulation unit. An accumulation unit works like a share of a mutual fund.

 Every day we determine the value of an accumulation unit for each of the variable investment options. We do this by:
 1) adding up the total amount of money allocated to a specific investment option,
 2) subtracting from that amount insurance charges and any other applicable charges such as for taxes, and
 3) dividing this amount by the number of outstanding accumulation units.

 When you make a purchase payment to a variable investment option, we credit your contract with accumulation units of the subaccount or subaccounts for the investment options you choose. We determine the number of accumulation units credited to your contract by dividing the amount of the purchase payment, plus (if you have purchased the Contract With Credit) any applicable credit, allocated to a variable investment option by the unit price of the accumulation unit for that variable investment option. We calculate the unit price for each investment option after the New York Stock Exchange closes each day and then credit your contract. The value of the accumulation units can increase, decrease, or remain the same from day to day.

 We cannot guarantee that your Contract Value will increase or that it will not fall below the amount of your total purchase payments.

 8: WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS PLUS 3
 CONTRACT?

 There are charges and other expenses associated with the contract that reduce the return on your investment. these charges and expenses are described below.

 The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss. The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the contract.

 INSURANCE AND ADMINISTRATIVE CHARGES
 We impose an additional charge of 0.60% annually if you choose the Lifetime Five Income Benefit or the Highest Daily Lifetime Five Benefit, and an additional charge of 0.75% annually if you choose the Spousal Lifetime Five Income Benefit. If you choose a Guaranteed Minimum Death Benefit option, Highest Daily Value Death Benefit option, or Lifetime Five Income Benefit option, the insurance and administrative cost also includes a charge to cover our assumption of the associated risk. The mortality risk portion of the charge is for assuming the risk that the annuitant(s) will live longer than expected based on our life expectancy tables. When this happens, we pay a greater number of annuity payments. We also incur the risk that the death benefit amount exceeds the Contract Value. The expense risk portion of the charge is for assuming the risk that the current charges will be insufficient in the future to cover the cost of administering the contract. The administrative expense portion of the charge compensates us for the expenses associated with the administration of the contract. This includes preparing and issuing the contract; establishing and maintaining contract records; preparation of confirmations and annual reports; personnel costs; legal and accounting fees; filing fees; and systems costs.

 We calculate the insurance and administrative charge based on the average daily value of all assets allocated to the variable investment options. These charges are not assessed against amounts allocated to the fixed interest rate options. The amount of the charge depends on the death benefit (or other) option that you choose.

 The death benefit charge is equal to:
..   1.40% on an annual basis if you choose the base death benefit,
..   1.65% on an annual basis if you choose either the roll-up or step-up
    Guaranteed Minimum Death Benefit option, (i.e., 0.25% in addition to the base death benefit charge),

..   1.75% on an annual basis if you choose the greater of the roll-up and step-up Guaranteed Minimum Death Benefit option (i.e., 0.35% in addition to the base death benefit charge), or
..   1.90% on an annual basis if you choose the Highest Daily Value Death
    Benefit (i.e., 0.50% in addition to the base death benefit charge).

 We impose an additional insurance and administrative charge of 0.10% annually (of Contract Value attributable to the variable investment options) for the Contract With Credit.


 We impose an additional charge of 0.60% annually if you choose the Lifetime Five Income Benefit or Highest Daily Lifetime Five Benefit. We impose an additional charge of 0.75% annually if you choose the Spousal Lifetime Five Income Benefit. The 0.60% and 0.75% charges are in addition to the charge we impose for the applicable death benefit, and are deducted daily based on the Contract Value in the variable investment options. Upon any reset of the amounts guaranteed under these benefits, we reserve the right to adjust the charge to that being imposed at that time for new elections of the benefits.


 If the charges under the contract are not sufficient to cover our expenses, then we will bear the loss. We do, however, expect to profit from these charges. Any profits made from these charges may be used by us to pay for the costs of distributing the contracts. If you choose the Contract With Credit, we will also use any profits from this charge to recoup our costs of providing the credit.

 WITHDRAWAL CHARGE
 A withdrawal charge may apply if you make a full or partial withdrawal during the withdrawal charge period for a purchase payment. The amount and duration of the withdrawal charge depends on whether you choose the Contract With Credit or the Contract Without Credit. The withdrawal charge varies with the number of contract anniversaries that have elapsed since each purchase payment being withdrawn was made. Specifically, we maintain an "age" for each purchase payment you have made by keeping track of how many contract anniversaries have passed since the purchase payment was made.

 The withdrawal charge is the percentage, shown below, of the amount withdrawn.

--------------------------------------------------------------------------------------------------------------------
  Number of Contract Anniversaries     Contract with Credit Withdrawal Charge           Contract without
   since the Date of each Purchase                                                  Credit Withdrawal Charge
               Payment
--------------------------------------------------------------------------------------------------------------------
                  0                                     8%                                     7%
--------------------------------------------------------------------------------------------------------------------
                  1                                     8%                                     6%
--------------------------------------------------------------------------------------------------------------------
                  2                                     8%                                     5%
--------------------------------------------------------------------------------------------------------------------
                  3                                     8%                                     4%
--------------------------------------------------------------------------------------------------------------------
                  4                                     7%                                     3%
--------------------------------------------------------------------------------------------------------------------
                  5                                     6%                                     2%
--------------------------------------------------------------------------------------------------------------------
                  6                                     5%                                     1%
--------------------------------------------------------------------------------------------------------------------
                  7                                     0%                                     0%
--------------------------------------------------------------------------------------------------------------------

 If a withdrawal is effective on the day before a contract anniversary, the withdrawal charge percentage as of the next following contract anniversary will apply.

 If you request a withdrawal, we will deduct an amount from the Contract Value that is sufficient to pay the withdrawal charge, and provide you with the amount requested.

 If you request a full withdrawal, we will provide you with the full amount of the Contract Value after making deductions for charges.

 Each contract year, you may withdraw a specified amount of your Contract Value without incurring a withdrawal charge. We make this "charge-free amount" available to you subject to approval of this feature in your state. We determine the charge-free amount available to you in a given contract year on the contract anniversary that begins that year. In calculating the charge-free amount, we divide purchase payments into two categories-payments that are subject to a withdrawal charge and those that are not. We determine the charge-free amount based only on purchase payments that are subject to a withdrawal charge. The charge-free amount in a given contract year is equal to 10% of the sum of all the purchase payments subject to the withdrawal charge that you have made as of the applicable contract anniversary. During the first contract year, the charge-free amount is equal to 10% of the initial purchase payment.

 8: WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS PLUS 3 CONTRACT? continued


 When you make a withdrawal (including a withdrawal under the optional Lifetime Five Income Benefit), we will deduct the amount of the withdrawal first from the available charge-free amount. Any excess amount will then be deducted from purchase payments in excess of the charge-free amount and subject to applicable withdrawal charges. Once you have withdrawn all purchase payments, additional withdrawals will come from any earnings. We do not impose withdrawal charges on earnings.

 If a withdrawal or transfer is taken from a market value adjustment guarantee period prior to the expiration of the rate guarantee period, we will make a market value adjustment to the withdrawal amount, including the withdrawal charge. We will then apply a withdrawal charge to the adjusted amount.

 If you choose the Contract With Credit and make a withdrawal that is subject to a withdrawal charge, we may use part of that withdrawal charge to recoup our costs of providing the credit.

 Withdrawal charges will never be greater than permitted by applicable law.

 WAIVER OF WITHDRAWAL CHARGE FOR CRITICAL CARE

 Except as restricted by applicable state law, we will waive all withdrawal charges and any market value adjustment upon receipt of proof that the owner or a joint owner is terminally ill, or has been confined to an eligible nursing home or eligible hospital continuously for at least three months after the contract date. We will also waive the contract maintenance charge if you surrender your contract in accordance with the above noted conditions. This waiver is not available if the owner has assigned ownership of the contract to someone else. Please consult your contract for details about how we define the key terms used for this waiver (e.g., eligible nursing home). Note that our requirements for this waiver may vary, depending on the state in which your contract was issued.


 MINIMUM DISTRIBUTION REQUIREMENTS
 If a withdrawal is taken from a tax qualified contract under the minimum distribution option in order to satisfy an Internal Revenue Service mandatory distribution requirement only with respect to that contract's account balance, we will waive withdrawal charges. See Section 10, "What Are The Tax Considerations Associated With The Strategic Partners Plus 3 Contract?"

 CONTRACT MAINTENANCE CHARGE
 On each contract anniversary during the accumulation phase, if your Contract Value is less than $75,000, we will deduct the lesser of $35 or 2% of your Contract Value, for administrative expenses (this fee may differ in certain states). While this is what we currently charge, we may increase this charge up to a maximum of $60. Also, we may raise the level of the Contract Value at which we waive this fee. The charge will be deducted proportionately from each of the contract's investment options. This same charge will also be deducted when you surrender your contract if your Contract Value is less than $75,000.

 GUARANTEED MINIMUM INCOME BENEFIT CHARGE
 We will impose an additional charge if you choose the Guaranteed Minimum Income Benefit. FOR CONTRACTS SOLD ON OR AFTER JANUARY 20, 2004, OR UPON SUBSEQUENT STATE APPROVAL, we will deduct a charge equal to 0.50% per year of the average GMIB protected value for the period the charge applies. FOR ALL OTHER CONTRACTS, this is an annual charge equal to 0.45% of the average GMIB protected value for the period the charge applies. We deduct the charge from your Contract Value on each of the following events:
..   each contract anniversary,
..   when you begin the income phase of the contract,
..   upon a full withdrawal, and
..   upon a partial withdrawal if the remaining Contract Value would not be enough to cover the then applicable Guaranteed Minimum Income Benefit charge.

 If we impose this fee other than on a contract anniversary, then we will pro-rate it based on the portion of the contract year that has elapsed since the full annual fee was most recently deducted.

 Because the charge is calculated based on the average GMIB protected value, it does not increase or decrease based on changes to the annuity's Contract Value due to market performance. If the GMIB protected value increases, the dollar amount of the annual charge will increase, while a decrease in the GMIB protected value will decrease the dollar amount of the charge.

 The charge is deducted annually in arrears each contract year on the contract anniversary. We deduct the amount of the charge pro-rata from the Contract Value allocated to the variable investment options, the fixed interest rate options, and the market value adjustment option. In some states, we may deduct the charge for the Guaranteed Minimum Income Benefit in a different manner.

 No market value adjustment will apply to the portion of the charge deducted from the market value adjustment option. If you surrender your contract, begin receiving annuity payments under the GMIB or any other annuity payout option we make available during a contract year, or the GMIB terminates, we will deduct the charge for the portion of the contract year since the prior contract anniversary (or the contract date if in the first contract year). Upon a full withdrawal or if the Contract Value remaining after a partial withdrawal is not enough to cover the applicable Guaranteed Minimum Income Benefit charge, we will deduct the charge from the amount we pay you.

 The fact that we may impose the charge upon a full or partial withdrawal does not impair your right to make a withdrawal at the time of your choosing.

 We will not impose the Guaranteed Minimum Income Benefit charge after the income phase begins.

 INCOME APPRECIATOR BENEFIT CHARGE
 We will impose an additional charge if you choose the Income Appreciator Benefit. This is an annual charge equal to 0.25% of your Contract Value. The Income Appreciator Benefit charge is calculated:
..   on each contract anniversary,
..   on the annuity date,
..   upon the death of the sole owner or first-to-die of the owner or joint owner prior to the annuity date,
..   upon a full or partial withdrawal, and
..   upon a subsequent purchase payment.

 The fee is based on the Contract Value at the time of the calculation, and is prorated based on the portion of the contract year that has elapsed since the full annual fee was most recently deducted.

 Although the Income Appreciator Benefit charge may be calculated more often, it is deducted only:
..   on each contract anniversary,
..   on the annuity date,
..   upon the death of the sole owner or first-to-die of the owner or joint owner prior to the annuity date,
..   upon a full withdrawal, and
..   upon a partial withdrawal if the Contract Value remaining after such partial withdrawal is not enough to cover the then-applicable Income Appreciator Benefit charge.

 We reserve the right to calculate and deduct the fee more frequently than annually, such as quarterly.

 The Income Appreciator Benefit charge is deducted from each investment option in the same proportion that the amount allocated to the investment option bears to the total Contract Value. No market value adjustment will apply to the portion of the charge deducted from the market value adjustment option. Upon a full withdrawal, or if the Contract Value remaining after a partial withdrawal is not enough to cover the then-applicable Income Appreciator Benefit charge, the charge is deducted from the amount paid. The payment of the Income Appreciator Benefit charge will be deemed to be made from earnings for purposes of calculating other charges. THE FACT THAT WE MAY IMPOSE THE CHARGE UPON A FULL OR PARTIAL WITHDRAWAL DOES NOT IMPAIR YOUR RIGHT TO MAKE A WITHDRAWAL AT THE TIME OF YOUR CHOOSING.

 We do not assess this charge upon election of IAB Option 1, the completion of IAB Option 2 or 3, and upon annuitization. However, we do assess the IAB charge during the 10-year payment period contemplated by IAB Options 2 and 3. Moreover, you should realize that amounts credited to your Contract Value under IAB Option 3 increase the Contract Value, and because the IAB fee is a percentage of your Contract Value, the IAB fee may increase as a consequence of those additions.

 EARNINGS APPRECIATOR BENEFIT CHARGE
 We will impose an additional charge if you choose the Earnings Appreciator Benefit. The charge for this benefit is based on an annual rate of 0.30% of your Contract Value.

 We calculate the charge on each of the following events:
..   each contract anniversary,
..   on the annuity date,
..   upon death of the sole or first to die of the owner or joint owner prior to the annuity date,
..   upon a full or partial withdrawal, and
..   upon a subsequent purchase payment.

 The fee is based on the Contract Value at time of calculation and is pro-rated based on the portion of the contract year since the date that the Earnings Appreciator Benefit charge was last calculated.

 8: WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS PLUS 3 CONTRACT? continued


 Although the Earnings Appreciator Benefit charge may be calculated more often, it is deducted only:
..   on each contract anniversary,
..   on the annuity date,
..   upon death of the sole owner or the first to die of the owner or joint owner prior to the annuity date,-upon a full withdrawal, and- upon a partial withdrawal if the Contract Value remaining after the partial withdrawal is not enough to cover the then applicable charge.

 We withdraw this charge from each investment option (including each guarantee period) in the same proportion that the amount allocated to the investment option bears to the total Contract Value. Upon a full withdrawal or if the Contract Value remaining after a partial withdrawal is not enough to cover the then-applicable Earnings Appreciator Benefit charge, we will deduct the charge from the amount we pay you. We will deem the payment of the Earnings Appreciator Benefit charge as made from earnings for purposes of calculating other charges.

 BENEFICIARY CONTINUATION OPTION CHARGES
 If your beneficiary takes the Death Benefit under the Beneficiary Continuation Option, we deduct a Settlement Service Charge. The charge is assessed daily against the average assets allocated to the variable investment options, and is equal to an annual charge of 1.00%. In addition, the beneficiary will incur an annual maintenance fee equal to the lesser of $30 or 2% of Contract Value if the Contract Value is less than $25,000 at the time the fee is assessed. The fee will not apply if it is assessed 30 days prior to a surrender request. Finally, transfers in excess of 20 per year will incur a $10 transfer fee.

 TAXES ATTRIBUTABLE TO PREMIUM
 There may be federal, state and local premium based taxes applicable to your purchase payment. We are responsible for the payment of these taxes and may make a deduction from the value of the contract to pay some or all of these taxes. It is our current practice not to deduct a charge for state premium taxes until annuity payments begin. In the states that impose a premium tax on us, the current rates range up to 3.5%. It is also our current practice not to deduct a charge for the federal tax associated with deferred acquisition costs paid by us that are based on premium received. However, we reserve the right to charge the contract owner in the future for any such tax associated with deferred acquisition costs and any federal, state or local income, excise, business or any other type of tax measured by the amount of premium received by us.

 TRANSFER FEE
 You can make 12 free transfers every contract year. We measure a contract year from the date we issue your contract (contract date). If you make more than 12 transfers in a contract year (excluding Dollar Cost Averaging and Auto-Rebalancing), we will deduct a transfer fee of $25 for each additional transfer. We have the right to increase this fee up to a maximum of $30 per transfer, but we have no current plans to do so. We will deduct the transfer fee pro-rata from the investment options from which the transfer is made. The transfer fee is deducted before the market value adjustment, if any, is calculated.

 COMPANY TAXES
 We pay company income taxes on the taxable corporate earnings created by this separate account product. While we may consider company income taxes when pricing our products, we do not currently include such income taxes in the tax charges you pay under the contract. We will periodically review the issue of charging for these taxes and may impose a charge in the future.

 In calculating our corporate income tax liability, we derive certain corporate income tax benefits associated with the investment of company assets, including separate account assets, which are treated as company assets under applicable income tax law. These benefits reduce our overall corporate income tax liability. Under current law, such benefits may include foreign tax credits and corporate dividend received deductions. We do not pass these tax benefits through to holders of the separate account annuity contracts because
 (i) the contract owners are not the owners of the assets generating these benefits under applicable income tax law and (ii) we do not currently include company income taxes in the tax charges you pay under the contract. We reserve the right to change these tax practices.

 UNDERLYING MUTUAL FUND FEES
 When you allocate a purchase payment or a transfer to the variable investment options, we in turn invest in shares of a corresponding underlying mutual fund. Those funds charge fees that are in addition to the contract-related fees described in this section. For 2006, the fees of these funds ranged from 0.37% to 1.19% annually. For certain funds, expenses are reduced pursuant to expense waivers and comparable arrangements. In general, these expense waivers and comparable arrangements are not guaranteed, and may be terminated at any time. For additional information about these fund fees, please consult the prospectuses for the funds.

 9: HOW CAN I ACCESS MY MONEY?

 You can Access Your Money by:
..   MAKING A WITHDRAWAL (EITHER PARTIAL OR FULL); OR
..   CHOOSING TO RECEIVE ANNUITY PAYMENTS DURING THE INCOME PHASE.

 WITHDRAWALS DURING THE ACCUMULATION PHASE
 When you make a full withdrawal, you will receive the value of your contract minus any applicable charges and fees. We will calculate the value of your contract and charges, if any, as of the date we receive your request in good order at the Prudential Annuity Service Center.

 Unless you tell us otherwise, any partial withdrawal and related withdrawal charges will be taken proportionately from all of the investment options you have selected. The minimum Contract Value that must remain in order to keep the contract in force after a withdrawal is $2,000. If you request a withdrawal amount that would reduce the Contract Value below this minimum, we will withdraw the maximum amount available that, with the withdrawal charge, would not reduce the Contract Value below such minimum.

 With respect to the variable investment options, we will generally pay the withdrawal amount, less any required tax withholding, within seven days after we receive a withdrawal request in good order. We will deduct applicable charges, if any, from the assets in your contract.

 With respect to the market value adjustment option, you may specify the guarantee period from which you would like to make a withdrawal. If you indicate that the withdrawal is to originate from the market value adjustment option, but you do not specify which guarantee period is to be involved, then we will take the withdrawal from the guarantee period that has the least time remaining until its maturity date. If you indicate that you wish to make a withdrawal, but do not specify the investment options to be involved, then we will take the withdrawal from your Contract Value on a pro rata basis from each investment option that you have. In that situation, we will aggregate the Contract Value in each of the guarantee periods that you have within the market value adjustment option for purposes of making that pro rata calculation. The portion of the withdrawal associated with the market value adjustment option then will be taken from the guarantee periods with the least amount of time remaining until the maturity date, irrespective of the original length of the guarantee period. You should be aware that a withdrawal may avoid a withdrawal charge based on the charge-free amount that we allow, yet still be subject to a market value adjustment.

 Income Taxes, Tax Penalties, and Certain Restrictions also may Apply to any Withdrawal. For a more Complete Explanation, See Section 10.

 AUTOMATED WITHDRAWALS
 We offer an automated withdrawal feature. This feature enables you to receive periodic withdrawals in monthly, quarterly, semiannual, or annual intervals. We will process your withdrawals at the end of the business day at the intervals you specify. We will continue at these intervals until you tell us otherwise. You can make withdrawals from any designated investment option or proportionally from all investment options (other than a guarantee period within the market value adjustment option). The minimum automated withdrawal amount you can make is generally $100. An assignment of the contract terminates any automated withdrawal program that you had in effect.

 Income Taxes, Tax Penalties, Withdrawal Charges, and Certain Restrictions may Apply to Automated Withdrawals. For a More Complete Explanation, See Section 10.

 SUSPENSION OF PAYMENTS OR TRANSFERS
 The SEC may require us to suspend or postpone payments made in connection with withdrawals or transfers for any period when:
..   The New York Stock Exchange is closed (other than customary weekend and holiday closings);
..   Trading on the New York Stock Exchange is restricted;
..   An emergency exists, as determined by the SEC, during which sales and redemptions of shares of the underlying mutual funds are not feasible or we cannot reasonably value the accumulation units; or
..   The SEC, by order, permits suspension or postponement of payments for the protection of owners.

 We expect to pay the amount of any withdrawal or process any transfer made from the fixed interest rate options promptly upon request.

 10: WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS PLUS 3 CONTRACT?

 The tax considerations associated with the Strategic Partners Plus 3 contract vary depending on whether the contract is (i) owned by an individual and not associated with a tax-favored retirement plan (including contracts held by a non-natural person, such as a trust, acting as an agent for a natural person), or (ii) held under a tax-favored retirement plan. We discuss the tax considerations for these categories of contracts below. The discussion is general in nature and describes only federal income tax law (not state or other tax laws). It is based on current law and interpretations, which may change. The discussion includes a description of certain spousal rights under the contract and under tax-qualified plans. Our administration of such spousal rights and related tax reporting accords with our understanding of the Defense of Marriage Act (which defines a "marriage" as a legal union between a man and a woman and a "spouse" as a person of the opposite sex). The information provided is not intended as tax advice. You should consult with a qualified tax advisor for complete information and advice. References to purchase payments below relate to your cost basis in your contract. Generally, your cost basis in a contract not associated with a tax-favored retirement plan is the amount you pay into your contract, or into annuities exchanged for your contract, on an after-tax basis less any withdrawals of such payments.

 This contract may also be purchased as a non-qualified annuity (i.e., a contract not held under a tax-favored retirement plan) by a trust or custodial IRA, which can hold other permissible assets other than the annuity. The terms and administration of the trust or custodial account in accordance with the laws and regulations for IRAs, as applicable, are the responsibility of the applicable trustee or custodian.

 CONTRACTS OWNED BY INDIVIDUALS (NOT ASSOCIATED WITH TAX-FAVORED RETIREMENT
 PLANS)

 Taxes Payable by You
 We believe the contract is an annuity contract for tax purposes. Accordingly, as a general rule, you should not pay any tax until you receive money under the contract.

 Generally, annuity contracts issued by the same company (and affiliates) to you during the same calendar year must be treated as one annuity contract for purposes of determining the amount subject to tax under the rules described below.


 Charges for investment advisory fees that are taken from the contract are treated as a partial withdrawal from the contract and will be reported as such to the contract owner.


 It is possible that the Internal Revenue Service (IRS) would assert that some or all of the charges for the optional benefits under the contract such as the Guaranteed Minimum Death Benefit, should be treated for federal income tax purposes as a partial withdrawal from the contract. If this were the case, the charge for these benefits could be deemed a withdrawal and treated as taxable to the extent there are earnings in the contract. Additionally, for owners under age 59 1/2, the taxable income attributable to the charge for the benefit could be subject to a tax penalty.

 If the IRS determines that the charges for one or more benefits under the contract are taxable withdrawals, then the sole or surviving owner will be provided with a notice from us describing available alternatives regarding these benefits.

 Taxes on Withdrawals and Surrender

 If you make a withdrawal from your contract or surrender it before annuity payments begin, the amount you receive will be taxed as ordinary income, rather than as return of Purchase Payments, until all gain has been withdrawn. Once all gain has been withdrawn, payments will be treated as a nontaxable return of purchase payments until all purchase payments have been returned. After all purchase payments are returned, all subsequent amounts will be taxed as ordinary income. You will generally be taxed on any withdrawals from the contract while you are alive even if the withdrawal is paid to someone else. Withdrawals under any of the enhanced living benefit options or as a systematic payment are taxed under these rules.


 If you assign or pledge all or part of your contract as collateral for a loan, the part assigned generally will be treated as a withdrawal. Also, if you elect the interest payment option that we may offer, that election will be treated, for tax purposes, as surrendering your contract.

 If you transfer your contract for less than full consideration, such as by gift, you will trigger tax on any gain in the contract. This rule does not apply if you transfer the contract to your spouse or under most circumstances if you transfer the contract incident to divorce.

 Taxes on Annuity Payments
 A portion of each annuity payment you receive will be treated as a partial return of your purchase payments and will not be taxed. The remaining portion will be taxed as ordinary income. Generally, the nontaxable portion is determined by multiplying the annuity payment you receive by a fraction, the numerator of which is your purchase payments (less any amounts previously received tax-free) and the denominator of which is the total expected payments under the contract.

 After the full amount of your purchase payments have been recovered tax-free, the full amount of the annuity payments will be taxable. If annuity payments stop due to the death of the annuitant before the full amount of your purchase payments have been recovered, a tax deduction may be allowed for the unrecovered amount.

 Tax Penalty on Withdrawals and Annuity Payments
 Any taxable amount you receive under your contract may be subject to a 10% tax penalty. Amounts are not subject to this tax penalty if:

..   the amount is paid on or after you reach age 59 1/2 or die;
..   the amount received is attributable to your becoming disabled;
..   the amount paid or received is in the form of substantially equal payments not less frequently than annually (please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years. Modification of payments during that time period will generally result in retroactive application of the 10% tax penalty); or
..   the amount received is paid under an immediate annuity contract (in which annuity payments begin within one year of purchase).

 Special Rules in Relation to Tax-Free Exchanges Under Section 1035
 Section 1035 of the Internal Revenue Code of 1986, as amended (Code) permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity. If the annuity is purchased through a tax-free exchange of a life insurance, annuity or endowment contract that was purchased prior to August 14, 1982, then any purchase payments made to the original contract prior to August 14, 1982 will be treated as made to the new contract prior to that date. (See "Federal Tax Status" in the Statement of Additional Information).

 Partial surrenders may be treated in the same way as tax-free 1035 exchanges of entire contracts, therefore avoiding current taxation of any gains in the contract as well as the 10% tax penalty on pre-age 59 1/2 withdrawals. The IRS has reserved the right to treat transactions it considers abusive as ineligible for this favorable partial 1035 exchange treatment. We do not know what transactions may be considered abusive. For example we do not know how the IRS may view early withdrawals or annuitizations after a partial exchange. In addition, it is unclear how the IRS will treat a partial exchange from a life insurance, endowment, or annuity contract into an immediate annuity. As of the date of this prospectus, we will accept a partial 1035 exchange from a non-qualified annuity into an immediate annuity as a "tax-free" exchange for future tax reporting purposes, except to the extent that we, as a reporting and withholding agent, believe that we would be expected to deem the transaction to be abusive. However, some insurance companies may not recognize these partial surrenders as tax-free exchanges and may report them as taxable distributions to the extent of any gain distributed as well as subjecting the taxable portion of the distribution to the 10% tax penalty. We strongly urge you to discuss any transaction of this type with your tax advisor before proceeding with the transaction.

 Taxes Payable by Beneficiaries
 The death benefit options are subject to income tax to the extent the distribution exceeds the cost basis in the contract. The value of the death benefit, as determined under federal law, is also included in the owner's estate.

 Generally, the same tax rules described above would also apply to amounts received by your beneficiary.

 Choosing any option other than a lump sum death benefit may defer taxes. Certain minimum distribution requirements apply upon your death, as discussed further below.

 Tax consequences to the beneficiary vary among the death benefit payment options.
..   Choice 1: The beneficiary is taxed on earnings in the contract.
..   Choice 2: The beneficiary is taxed as amounts are withdrawn (in this case earnings are treated as being distributed first).
..   Choice 3: The beneficiary is taxed on each payment (part will be treated as earnings and part as return of premiums).


 Considerations for Co-Annuitants
 There may be adverse tax consequences if a Co-Annuitant succeeds an Annuitant when an Annuity is owned by a trust that is neither tax exempt nor qualifies for preferred treatment under certain sections of the Code. In general, the Code is designed to prevent indefinite deferral of tax. Continuing the benefit of tax deferral by naming one or more Co-Annuitants when an Annuity is owned by a non-qualified trust might be deemed an attempt to extend the tax deferral for an indefinite period. Therefore, adverse tax treatment may depend on the terms of the trust, who is named as Co-Annuitant, as well as the particular facts and circumstances. You should consult your tax advisor before naming a Co-Annjuitant if you expect to use an Annuity in such a fashion.

 10: WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS PLUS 3 CONTRACT? continued


 Reporting and Withholding on Distributions
 Taxable amounts distributed from your annuity contracts are subject to federal and state income tax reporting and withholding. In general, we will withhold federal income tax from the taxable portion of such distribution based on the type of distribution. In the case of an annuity or similar periodic payment, we will withhold as if you are a married individual with three exemptions unless you designate a different withholding status. In the case of all other distributions, we will withhold at a 10% rate. You may generally elect not to have tax withheld from your payments. An election out of withholding must be made on forms that we provide.

 State income tax withholding rules vary and we will withhold based on the rules of your State of residence. Special tax rules apply to withholding for nonresident aliens, and we generally withhold income tax for nonresident aliens at a 30% rate. A different withholding rate may be applicable to a nonresident alien based on the terms of an existing income tax treaty between the United States and the nonresident alien's country. Please refer to the CONTRACTS HELD BY TAX FAVORED PLANS section below for a discussion regarding withholding rules for tax favored plans (for example, an IRA).

 Regardless of the amount withheld by us, you are liable for payment of federal and state income tax on the taxable portion of annuity distributions. You should consult with your tax advisor regarding the payment of the correct amount of these income taxes and potential liability if you fail to pay such taxes.


 Entity Owners
 Where a contract is held by a non-natural person (eg. a corporation), other than as an agent or nominee for a natural person (or in other limited circumstances), the contract will not be taxed as an annuity and increases in the value of the contract over its cost basis will be subject to tax annually.

 Where a contract is issued to a trust, and such trust is characterized as a grantor trust under the Internal Revenue Code, such contract shall not be considered to be held by a non-natural person and will be subject to the tax reporting and withholding requirements for contracts not held by tax favored plans.


 Annuity Qualification

 Diversification And Investor Control. In order to qualify for the tax rules applicable to annuity contracts described above, the assets underlying the variable investment options of the annuity contract must be diversified, according to certain rules under the Internal Revenue Code. Each portfolio is required to diversify its investments each quarter so that no more than 55% of the value of its assets is represented by any one investment, no more than 70% is represented by any two investments, no more than 80% is represented by any three investments, and no more than 90% is represented by any four investments. Generally, securities of a single issuer are treated as one investment and obligations of each U.S. Government agency and instrumentality (such as the Government National Mortgage Association) are treated as issued by separate issuers. In addition, any security issued, guaranteed or insured (to the extent so guaranteed or insured) by the United States or an instrumentality of the U.S. will be treated as a security issued by the U.S. Government or its instrumentality, where applicable. We believe the portfolios underlying the variable investment options of the Contract meet these diversification requirements.

 An additional requirement for qualification for the tax treatment described above is that we, and not you as the contract owner, must have sufficient control over the underlying assets to be treated as the owner of the underlying assets for tax purposes. While we also believe these investor control rules will be met, the Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable annuity. It is unclear whether such guidelines, if in fact promulgated, would have retroactive effect. It is also unclear what effect, if any, such guidelines may have on transfers between the investment options offered pursuant to this prospectus. We reserve the right to take any action, including modifications to your contract or the investment options, required to comply with such guidelines if promulgated. Any such changes will apply uniformly to affected owners and will be made with such notice to affected owners as is feasible under the circumstances.

 Required Distributions upon your Death for Contracts owned by Individuals (not associated with Tax-favored Plans).
 If you die on or after the annuity date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death.

 If you die before the annuity date, the entire interest in the contract must be distributed within five years after the date of death or as periodic payments over a period not extending beyond the life or life expectancy of such designated beneficiary (provided such payments begin within one year of your death). Your designated beneficiary is the person to whom benefit rights under the contract pass by reason of death, and must be a natural person in order to elect a periodic payment option based on life expectancy or a period exceeding five years.

 Additionally, if the contract is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner.


 Changes in the Contract. We reserve the right to make any changes we deem necessary to assure that the contract qualifies as an annuity contract for tax purposes. Any such changes will apply to all contract owners and you will be given notice to the extent feasible under the circumstances.

 Additional Information
 You should refer to the Statement of Additional Information if:


..   Your contract was issued in exchange for a contract containing purchase payments made before August 14, 1982.
..   You transfer your contract to, or designate, a beneficiary who is either
    37 1/2 years younger than you or a grandchild.

 CONTRACTS HELD BY TAX FAVORED PLANS
 The following discussion covers annuity contracts held under tax-favored retirement plans.

 Currently, the contract may be purchased for use in connection with individual retirement accounts and annuities (IRAs) which are subject to Sections 408(a) and 408(b) of the Code and Roth Individual Retirement Accounts (Roth IRAs) under Section 408A of the Code. This description assumes that you have satisfied the requirements for eligibility for these products.

 YOU SHOULD BE AWARE THAT TAX FAVORED PLANS SUCH AS IRAS GENERALLY PROVIDE TAX DEFERRAL REGARDLESS WHETHER THEY INVEST IN ANNUITY CONTRACTS. THIS MEANS THAT WHEN A TAX FAVORED PLAN INVESTS IN AN ANNUITY CONTRACT, IT GENERALLY DOES NOT RESULT IN ANY ADDITIONAL TAX DEFERRAL BENEFITS.

 Types of Tax Favored Plans
 IRAs. If you buy a contract for use as an IRA, we will provide you a copy of the prospectus and contract. The "IRA Disclosure Statement," attached to this prospectus, contains information about eligibility, contribution limits, tax particulars, and other IRA information. In addition to this information (some of which is summarized below), the IRS requires that you have a "free look" after making an initial contribution to the contract. During this time, you can cancel the contract by notifying us in writing, and we will refund all of the purchase payments under the contract (or, if provided by applicable state law, the amount your contract is worth, if greater), less any applicable federal and state income tax withholding.


 Contributions Limits/Rollovers. Because of the way the contract is designed, you may only purchase a contract for an IRA in connection with a "rollover" of amounts from a qualified retirement plan or transfer from another IRA, or if you are age 50 or older and by making a single contribution consisting of your IRA contributions and catch-up contributions attributable to the prior year and the current year during the period from January 1 to April 15 of the current year. You must make a minimum initial payment of $10,000 to purchase a contract. This minimum is greater than the maximum amount of any annual contribution allowed by law you may make to an IRA. For 2007, the limit is $4,000, increasing to $5,000 in 2008. After 2008, the contribution amount will be indexed for inflation. The tax law also provides for a catch-up provision for individuals who are age 50 and above, allowing these individuals an additional $1,000 contribution each year. The "rollover" rules under the Code are fairly technical; however, an individual (or his or her surviving spouse) may generally "roll over" certain distributions from tax favored retirement plans (either directly or within 60 days from the date of these distributions) if he or she meets the requirements for distribution. Once you buy the contract, you can make regular IRA contributions under the contract (to the extent permitted by law). However, if you make such regular IRA contributions, you should note that you will not be able to treat the contract as a "conduit IRA," which means that you will not retain possible favorable tax treatment if you subsequently "roll over" the contract funds originally derived from a qualified retirement plan into another Section 401(a) plan.


 Required Provisions. Contracts that are IRAs (or endorsements that are part of the contract) must contain certain provisions:
..   You, as owner of the contract, must be the "annuitant" under the contract
    (except in certain cases involving the division of property under a decree of divorce);
..   Your rights as owner are non-forfeitable;
..   You cannot sell, assign or pledge the contract, other than to Pruco Life;
..   The annual contribution you pay cannot be greater than the maximum amount allowed by law, including catch-up contributions if applicable (which does not include any rollover amounts);
..   The date on which required minimum distributions must begin cannot be later than April 1st of the calendar year after the calendar year you turn age
    70 1/2; and
..   Death and annuity payments must meet "minimum distribution requirements".

 10: WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS PLUS 3 CONTRACT? continued


 Usually, the full amount of any distribution from an IRA (including a distribution from this contract) which is not a rollover is taxable. As taxable income, these distributions are subject to the general tax withholding rules described earlier. In addition to this normal tax liability, you may also be liable for the following, depending on your actions:
..   A 10% "early distribution penalty";
..   Liability for "prohibited transactions" if you, for example, borrow against the value of an IRA; or
..   Failure to take a minimum distribution.

 Roth IRAs. Like standard IRAs, income within a Roth IRA accumulates tax-free, and contributions are subject to specific limits. Roth IRAs have, however, the following differences:
..   Contributions to a Roth IRA cannot be deducted from your gross income;
..   "Qualified distributions" from a Roth IRA are excludable from gross income.
    A "qualified distribution" is a distribution that satisfies two requirements:
   (1) the distribution must be made (a) after the owner of the IRA attains age 59 1/2; (b) after the owner's death; (c) due to the owner's disability; or
   (d) for a qualified first time homebuyer distribution within the meaning of
   Section 72(t)(2)(F) of the Code; and (2) the distribution must be made in the year that is at least five tax years after the first year for which a contribution was made to any Roth IRA established for the owner or five years after a rollover, transfer, or conversion was made from a traditional IRA to a Roth IRA. Distributions from a Roth IRA that are not qualified distributions will be treated as made first from contributions and then from earnings, and earnings will be taxed generally in the same manner as distributions from a traditional IRA; and
..   If eligible (including meeting income limitations and earnings requirements), you may make contributions to a Roth IRA after attaining age 70 1/2, and distributions are not required to begin upon attaining such age or at any time thereafter.

 The "IRA Disclosure Statement" attached to this prospectus contains some additional information on Roth IRAs.


 Because the contract's minimum initial payment of $10,000 is greater than the maximum annual contribution permitted to be made to a Roth IRA, you may only purchase the contract for a Roth IRA in connection with a "rollover" or "conversion" of amounts of a traditional IRA, conduit IRA, or another Roth IRA, or if you are age 50 or older and by making a single contribution consisting of your Roth IRA contributions and catch-up contributions attributable to the prior year and the current year during the period from January 1 to April 15 of the current year. The Code permits persons who meet certain income limitations (generally, adjusted gross income under $100,000 who are not married filing a separate return), and who receive certain qualifying distributions from such non-Roth IRAs, to directly rollover or make, within 60 days, a "rollover" of all or any part of the amount of such distribution to a Roth IRA which they establish. Beginning January 2008, an individual receiving an eligible rollover distribution from a qualified plan can directly rollover contributions to a Roth IRA, subject to the same income limits. This conversion triggers current taxation (but is not subject to a 10% early distribution penalty). Once the contract has been purchased, regular Roth IRA contributions will be accepted to the extent permitted by law.


 In addition, as of January 1, 2006, an individual receiving an eligible rollover distribution from a designated Roth account under an employer plan may roll over the distribution to a Roth IRA. If you are considering rolling over funds from your Roth account under an employer plan, please contact your Financial Professional prior to purchase to confirm whether such rollovers are being accepted.

 Minimum Distribution Requirements and Payment Option
 If you hold the contract under an IRA (or other tax-favored plan), IRS minimum distribution requirements must be satisfied. This means that generally payments must start by April 1 of the year after the year you reach age 70 1/2 and must be made for each year thereafter. Roth IRAs are not subject to these rules during the owner's lifetime. The amount of the payment must at least equal the minimum required under the IRS rules. Several choices are available for calculating the minimum amount. More information on the mechanics of this calculation is available on request. Please contact us a reasonable time before the IRS deadline so that a timely distribution is made. Please note that there is a 50% tax penalty on the amount of any minimum distribution not made in a timely manner.

 Effective in 2006, in accordance with recent changes in laws and regulations, required minimum distributions will be calculated based on the sum of the Contract Value and the actuarial value of any additional death benefits and benefits from optional riders that you have purchased under the contract. As a result, the required minimum distributions may be larger than if the calculation were based on the Contract Value only, which may in turn result in an earlier (but not before the required beginning date) distribution of amounts under the contract and an increased amount of taxable income distributed to the contract owner, and a reduction of death benefits and the benefits of any optional riders.

 You can use the minimum distribution option to satisfy the IRS minimum distribution requirements for this contract without either beginning annuity payments or surrendering the contract. We will distribute to you this minimum distribution amount, less any other partial withdrawals that you made during the year.

 Although the IRS rules determine the required amount to be distributed from your IRA each year, certain payment alternatives are still available to you. If you own more than one IRA, you can choose to satisfy your minimum distribution requirement for each of your IRAs by withdrawing that amount from any of your IRAs. Similar rules apply if you inherit more than one Roth IRA from the same owner.


 Required Distributions upon Your Death for Qualified Contracts Held by Tax Favored Plans
 Upon your death under an IRA, 403(b) or other "qualified investment", the designated beneficiary may generally elect to continue the contract and receive required minimum distributions under the contract instead of receiving the death benefit in a single payment. The available payment options will depend on whether you die before the date required minimum distributions under the Code were required to begin, whether you have named a designated beneficiary and whether that beneficiary is your surviving spouse.

       . If you die after a designated beneficiary has been named, the death benefit must be distributed by December 31/st/ of the year including the five year anniversary of the date of death, or as periodic payments not extending beyond the life or life expectancy of the designated beneficiary (as long as payments begin by December 31/st/ of the year following the year of death). However, if your surviving spouse is the beneficiary, the death benefit can be paid out over the life or life expectancy of your spouse with such payments beginning no later than December 31/st/ of the year following the year of death or December 31/st/ of the year in which you would have reached age 70 1/2, which ever is later. Additionally, if the contract is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner.

       . If you die before a designated beneficiary is named and before the date required minimum distributions must begin under the Code, the death benefit must be paid out by December 31/st/ of the year including the five year anniversary of the date of death. For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31/st/ of the year following the year of death such contract is deemed to have no designated beneficiary.

       . If you die before a designated beneficiary is named and after the date required minimum distributions must begin under the Code, the death benefit must be paid out at least as rapidly as under the method then in effect. For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31/st/ of the year following the year of death, such contract is deemed to have no designated beneficiary,

 A beneficiary has the flexibility to take out more each year than mandated under the required minimum distribution rules.

 Until withdrawn, amounts in an IRA, 403(b) or other "qualified investment" continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the minimum distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation.

 For a Roth IRA, if death occurs before the entire interest is distributed, the death benefit must be distributed under the same rules applied to IRAs where death occurs before the date required minimum distributions must begin under the Code.

 Penalty for Early Withdrawals
 You may owe a 10% tax penalty on the taxable part of distributions received from an IRA or Roth IRA before you attain age 59 1/2.

 Amounts are not subject to this tax penalty if:
..   the amount is paid on or after you reach age 59 1/2 or die;
..   the amount received is attributable to your becoming disabled; or
..   the amount paid or received is in the form of substantially equal payments not less frequently than annually (please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years). Modification of payments during that time period will generally result in retroactive application of the 10% tax penalty).

Other exceptions to this tax may apply. You should consult your tax advisor for further details.

 Withholding
 Unless you elect otherwise, we will withhold federal income tax from the taxable portion of such distribution at an appropriate percentage. The rate of withholding on annuity payments where no mandatory withholding is required is determined on the basis of

 10: WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS PLUS 3 CONTRACT? continued


 the withholding certificate that you file with us. If you do not file a certificate, we will automatically withhold federal taxes on the following basis:
..   For any annuity payments not subject to mandatory withholding, you will have taxes withheld by us as if you are a married individual, with three exemptions; and
..   For all other distributions, we will withhold at a 10% rate.

 We will provide you with forms and instructions concerning the right to elect that no amount be withheld from payments in the ordinary course. However, you should know that, in any event, you are liable for payment of federal income taxes on the taxable portion of the distributions, and you should consult with your tax advisor to find out more information on your potential liability if you fail to pay such taxes.

 ERISA Requirements
 ERISA (the "Employee Retirement Income Security Act of 1974") and the Code prevent a fiduciary and other "parties in interest" with respect to a plan (and, for these purposes, an IRA would also constitute a "plan") from receiving any benefit from any party dealing with the plan, as a result of the sale of the contract. Administrative exemptions under ERISA generally permit the sale of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the contract. This information has to do primarily with the fees, charges, discounts and other costs related to the contract, as well as any commissions paid to any agent selling the contract.

 Information about any applicable fees, charges, discounts, penalties or adjustments may be found under Section 8, "What Are The Expenses Associated With The Strategic Partners Annuity One 3 Contract?"

 Information about sales representatives and commissions may be found under "Other Information" and "Sale And Distribution Of The Contract" in Section 11.

 Other relevant information required by the exemptions is contained in the contract and accompanying documentation.

 Please consult with your tax advisor if you have any questions about ERISA and these disclosure requirements.


 Additional Information
 For additional information about federal tax law requirements applicable to tax favored plans, see the "IRA Disclosure Statement," attached to this prospectus.

 11: OTHER INFORMATION

 PRUCO LIFE INSURANCE COMPANY
 Pruco Life Insurance Company (Pruco Life) is a stock life insurance company which was organized on December 23, 1971 under the laws of the State of Arizona. It is licensed to sell life insurance and annuities in the District of Columbia, Guam and in all states except New York.

 Pruco Life is a wholly-owned subsidiary of The Prudential Insurance Company of America (Prudential), a New Jersey stock life insurance company that has been doing business since October 13, 1875. Prudential is an indirect wholly-owned subsidiary of Prudential Financial, Inc. (Prudential Financial), a New Jersey insurance holding company. As Pruco Life's ultimate parent, Prudential Financial exercises significant influence over the operations and capital structure of Pruco Life and Prudential. However, neither Prudential Financial, Prudential, nor any other related company has any legal responsibility to pay amounts that Pruco Life may owe under the contract.

 Pruco Life publishes annual and quarterly reports that are filed with the SEC. These reports contain financial information about Pruco Life that is annually audited by independent accountants. Pruco's Life annual report for the year ended December 31, 2006, together with subsequent periodic reports that Pruco Life files with the SEC, are incorporated by reference into this prospectus. You can obtain copies, at no cost, of any and all of this information, including the Pruco Life annual report that is not ordinarily mailed to contract owners, the more current reports and any subsequently filed documents at no cost by contacting us at the address or telephone number listed on the cover. The SEC file number for Pruco Life is 811-07325. You may read and copy any filings made by Pruco Life with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling (202) 551-8090. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

 THE SEPARATE ACCOUNT
 We have established a separate account, the Pruco Life Flexible Premium Variable Annuity Account (separate account), to hold the assets that are associated with the variable annuity contracts. The separate account was established under Arizona law on June 16, 1995, and is registered with the SEC under the Investment Company Act of 1940 as a unit investment trust, which is a type of investment company. The assets of the separate account are held in the name of Pruco Life and legally belong to us. These assets are kept separate from all of our other assets and may not be charged with liabilities arising out of any other business we may conduct. More detailed information about Pruco Life, including its audited consolidated financial statements, is provided in the Statement of Additional Information.

 SALE AND DISTRIBUTION OF THE CONTRACT
 Prudential Investment Management Services LLC (PIMS), a wholly-owned subsidiary of Prudential Financial, Inc., is the distributor and principal underwriter of the securities offered through this prospectus. PIMS acts as the distributor of a number of annuity contracts and life insurance products we offer.

 PIMS's principal business address is 100 Mulberry Street, Newark, New Jersey 07102-4077. PIMS is registered as a broker/dealer under the Securities Exchange Act of 1934 (Exchange Act) and is a member of the National Association of Securities Dealers, Inc. (NASD).

 The contract is offered on a continuous basis. PIMS enters into distribution agreements with broker/dealers who are registered under the Exchange Act and with entities that may offer the contract but are exempt from registration (firms). Applications for the contract are solicited by registered representatives of those firms. Such representatives will also be our appointed insurance agents under state insurance law. In addition, PIMS may offer the contract directly to potential purchasers.

 Commissions are paid to firms on sales of the contract according to one or more schedules. The individual representative will receive a portion of the compensation, depending on the practice of his or her firm. Commissions are generally based on a percentage of purchase payments made, up to a maximum of 8%. Alternative compensation schedules are available that provide a lower initial commission plus ongoing annual compensation based on all or a portion of Contract Value. We may also provide compensation to the distributing firm for providing ongoing service to you in relation to the contract. Commissions and other compensation paid in relation to the contract do not result in any additional charge to you or to the separate account.

 In addition, in an effort to promote the sale of our products (which may include the placement of Pruco Life and/or the contract on a preferred or recommended company or product list and/or access to the firm's registered representatives), we or PIMS may enter into compensation arrangements with certain broker/dealer firms with respect to certain or all registered representatives of such firms under which such firms may receive separate compensation or reimbursement for, among other things, training of sales personnel and/or marketing and/or administrative services and/or other services they provide to us or our affiliates. These services may include, but are not limited to: educating customers of the firm on the contract's features; conducting due diligence and analysis; providing office access, operations and systems support; holding seminars intended to educate registered representatives and make them more knowledgeable about the contract; providing a dedicated marketing coordinator; providing priority sales desk support; and providing expedited marketing compliance approval to PIMS. Further information about the firms that are part of these compensation arrangements appears in the Statement of Additional Information, which is available without charge upon request.

 To the extent permitted by NASD rules and other applicable laws and regulations, PIMS may pay or allow other promotional incentives or payments in the form of cash or non-cash compensation. These arrangements may not be offered to all firms and the terms of such arrangements may differ between firms.

 You should note that firms and individual registered representatives and branch managers within some firms participating in one of these compensation arrangements might receive greater compensation for selling the contract than for selling a different contract that is not eligible for these compensation arrangements. While compensation is generally taken into account as an expense in considering the charges applicable to a contract product, any such compensation will be paid by us or PIMS and will not result in any additional charge to you. Your registered representative can provide you with more information about the compensation arrangements that apply upon the sale of the contract.

 On July 1, 2003, Prudential Financial combined its retail securities brokerage and clearing operations with those of Wachovia Corporation ("Wachovia") and formed Wachovia Securities Financial Holdings, LLC ("Wachovia Securities"), a joint venture headquartered in Richmond, Virginia. PFI has a 38% ownership interest in the joint venture, while Wachovia owns the remaining 62%. Wachovia and Wachovia Securities are key distribution partners for certain products of Prudential Financial affiliates, including mutual funds and individual annuities that are distributed through their financial advisors, bank channel and independent channel. In addition, Prudential Financial is a service provider to the managed account platform and certain wrap-fee programs offered by Wachovia Securities. The Strategic Partners Plus and Strategic Partners Plus 3 variable annuities are sold through Wachovia Securities.

 11: OTHER INFORMATION continued


 LITIGATION

 Pruco Life is subject to legal and regulatory actions in the ordinary course of its businesses, which may include class action lawsuits. Pending legal and regulatory actions include proceedings relating to aspects of the businesses and operations that are specific to Pruco Life and that are typical of the businesses in which Pruco Life operates. Class action and individual lawsuits may involve a variety of issues and/or allegations, which include sales practices, underwriting practices, claims payment and procedures, premium charges, policy servicing and breach of fiduciary duties to customers. Pruco Life may also be subject to litigation arising out of its general business activities, such as its investments and third party contracts. In certain of these matters, the plaintiffs may seek large and/or indeterminate amounts, including punitive or exemplary damages.

 Stewart v. Prudential, et al .is a lawsuit brought in the Circuit Court of the First Judicial District of Hinds county, Mississippi by the beneficiaries of an alleged life insurance policy against Pruco Life and Prudential. The complaint alleges that the Prudential defendants acted in bad faith when they failed to pay a death benefit on an alleged contract of insurance that was never delivered. In February 2006, the jury awarded the plaintiffs $1.4 million in compensatory damages and $35 million in punitive damages. Motions for a new trial, judgment notwithstanding the verdict and remittitur, were denied in June 2006. Pruco Life's appeal with the Mississippi Supreme court is pending.

 Pruco Life's litigation and regulatory matters are subject to many uncertainties,and given the complexity and scope, the outcomes cannot be predicted. It is possible that the result of operations or the cash flow of Pruco Life in a particular quarterly or annual period could be materially affected by an ultimate unfavorable resolution of litigation and regulatory matters, depending, in part, upon the results of operations or cash flow for such period. Management believes, however, that the ultimate outcome of all pending litigation and regulatory matters, after consideration of applicable reserves and rights to indemnification, should not have a material adverse effect on Pruco Life's financial position.


 ASSIGNMENT
 In general, you can assign the contract at any time during your lifetime. If you do so, we will reset the death benefit to equal the Contract Value on the date the assignment occurs. For details, see Section 4, "What Is The Death Benefit?" We will not be bound by the assignment until we receive written notice. We will not be liable for any payment or other action we take in accordance with the contract if that action occurs before we receive notice of the assignment. An assignment, like any other change in ownership, may trigger a taxable event. If you assign the contract, that assignment will result in the termination of any automated withdrawal program that had been in effect. If the new owner wants to re-institute an automated withdrawal program, then he/she needs to submit the forms that we require, in good order.

 If the contract is issued under a qualified plan, there may be limitations on your ability to assign the contract. For further information please speak to your representative.

 FINANCIAL STATEMENTS
 The financial statements of the separate account and Pruco Life, the co-issuer of the Strategic Partners Plus 3 contract, are included in the Statement of Additional Information.

 STATEMENT OF ADDITIONAL INFORMATION

 Contents:
..   Company
..   Experts
..   Principal Underwriter
..   Payments Made to Promote Sale of Our Products
..   Allocation of Initial Purchase Payment
..   Determination of Accumulation Unit Values
..   Federal Tax Status
..   State Specific Variations
..   Financial Statements
..   Separate Account Financial Information
..   Company Financial Information

 HOUSEHOLDING
 To reduce costs, we now send only a single copy of prospectuses and shareholder reports to each consenting household, in lieu of sending a copy to each contract owner that resides in the household. If you are a member of such a household, you should be aware that you can revoke your consent to householding at any time, and begin to receive your own copy of prospectuses and shareholder reports, by calling (877) 778-5008.

 MARKET VALUE ADJUSTMENT FORMULA

 General Formula
 The formula under which Pruco Life calculates the market value adjustment applicable to a full or partial surrender, annuitization, or settlement under the market value adjustment option is set forth below. The market value adjustment is expressed as a multiplier factor. That is, the Contract Value after the market value adjustment ("MVA"), but before any withdrawal charge, is as follows: Contract Value (after MVA) = Contract Value (before MVA) X (1 +
 MVA). The MVA itself is calculated as follows:

                                  MVA =  [   (       1 + I     )/N/12/ ]   -1
                                                 ---------
                                                 1 + J + .0025

              where:  I  = the guaranteed credited interest rate
                           (annual effective) for the given
                           contract at the time of withdrawal or
                           annuitization or settlement.

                      J  = the current credited interest rate
                           offered on new money at the time of
                           withdrawal or annuitization or
                           settlement for a guarantee period of
                           equal length to the number of whole
                           years remaining in the Contract's
                           current guarantee period plus one
                           year.

                      N  = equals the remaining number of months
                           in the contract's current guarantee
                           period (rounded up) at the time of
                           withdrawal or annuitization or
                           settlement.

 Pennsylvania Formula
 We use the same MVA formula with respect to contracts issued in Pennsylvania as the general formula, except that "J" in the formula above uses an interpolated rate as the current credited interest rate. Specifically, "J" is the interpolated current credited interest rate offered on new money at the time of withdrawal, annuitization, or settlement. The interpolated value is calculated using the following formula:

 m/365 X (n + 1) year rate + (365 - m)/365 X n year rate,

 where "n" equals the number of whole years remaining in the Contract's current guarantee period, and "m" equals the number of days remaining in year "n" of the current guarantee period.

 Indiana Formula
 We use the following MVA formula for contracts issued in Indiana:

                                      MVA =  [   (   1 + I )/N/12/ ]   -1
                                                     ---
                                                     1 + J

 The variables I, J and N retain the same definitions as the general formula.

 Market Value Adjustment Example
 (ALL STATES EXCEPT INDIANA AND PENNSYLVANIA)

 The following will illustrate the application of the Market Value Adjustment. For simplicity, surrender charges are ignored in this example.

 Positive market value adjustment
..   Suppose a contract owner made an invested purchase payment of $10,000 on
    July 1, 2005 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2007. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.
..   On May 1, 2007 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 5%.

 11: OTHER INFORMATION continued


 The following computations would be made:
 1) Determine the Market Value Adjustment factor.

                                  N  =    38
                                  I  =  6% (0.06)
                                  J  =  5% (0.05)

 The MVA factor calculation would be: [(1.06)/(1.05 + 0.0025)]to the (38/12) power -1 = 0.02274

 2) Multiply the Contract Value by the factor calculated in Step 1.

$11,127.11X 0.02274 = $253.03

 3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

$11,127.11+ $253.03 = $11,380.14

 The MVA may not always be positive. Here is an example where it is negative.

..   Suppose a contract owner made an invested purchase payment of $10,000 on
    July 1, 2005 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2007. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.
..   On May 1, 2007 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 7%.

 The following computations would be made:
 1) Determine the Market Value Adjustment factor.

                                  N  =    38
                                  I  =  6% (0.06)
                                  J  =  5% (0.05)

 The MVA factor calculation would be: [(1.06)/(1.07 + 0.0025)] to the (38/12) power -1 = -0.03644

 2) Multiply the Contract Value by the factor calculated in Step 1.

$11,127.11X (-0.03644) = -$405.47

 3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

 $11,127.11 + (-$405.47) = $10,721.64

 MARKET VALUE ADJUSTMENT EXAMPLE
 (PENNSYLVANIA)

 The following will illustrate the application of the Market Value Adjustment. For simplicity, surrender charges are ignored in this example.

 Positive market value adjustment
..   Suppose a contract owner made an invested purchase payment of $10,000 on
    July 1, 2005 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2007. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.
..   On May 1, 2007 the interest rate declared by Pruco Life for a guarantee period of 3 years (the number of whole years remaining) is 4%, and for a guarantee period of 4 years (the number of whole years remaining plus 1) is 5%.

 The following computations would be made:
 1) Determine the Market Value Adjustment factor.

                                 N  =    38
                                 I  =  6% (0.06)
                                 J  =  [(61/365)
                                                X 0.05] + [((365 - 61)/365) X 0.04] = 0.0417

 The MVA factor calculation would be: [(1.06)/(1.0417 + 0.0025)] to the (38/12) power -1 = 0.04871

 2) Multiply the Contract Value by the factor calculated in Step 1.

 $11,127.11 X 0.04871 = $542.00

 3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

 $11,127.11 + $542.00 = $11,669.11

 The MVA may not always be positive. Here is an example where it is negative.

..   Suppose a contract owner made an invested purchase payment of $10,000 on
    July 1, 2005 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2007. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.
..   On May 1, 2007 the interest rate declared by Pruco Life for a guarantee period of 3 years (the number of whole years remaining) is 7%, and for a guarantee period of 4 years (the number of whole years remaining plus 1) is 8%.

 The following computations would be made:
 1) Determine the Market Value Adjustment factor.

                                 N  =    38
                                 I  =  6% (0.06)
                                 J  =  [(61/365)
                                                X 0.08] + [((365 - 61)/365) X 0.07] = 0.0717

 The MVA factor calculation would be: [(1.06)/(1.0717 + 0.0025)] to the (38/12) power -1 = -0.04126

 2) Multiply the Contract Value by the factor calculated in Step 1.

 $11,127.11 X (-0.04126) = -$459.10

 3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

 $11,127.11 + (-$459.10) = $10,668.01

 MARKET VALUE ADJUSTMENT EXAMPLE
 (INDIANA)

 The following will illustrate the application of the Market Value Adjustment. For simplicity, surrender charges are ignored in this example.

 Positive market value adjustment
..   Suppose a contract owner made an invested purchase payment of $10,000 on
    July 1, 2005 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2007. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.
..   On May 1, 2007 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 5%.

 11: OTHER INFORMATION continued


 The following computations would be made:
 1) Determine the Market Value Adjustment factor.

                                  N  =    38
                                  I  =  6% (0.06)
                                  J  =  5% (0.05)

 The MVA factor calculation would be: [(1.06)/(1.05)] to the (38/12) power -1 = 0.03047

 2) Multiply the Contract Value by the factor calculated in Step 1.

 $11,127.11 X 0.03047 = $339.04

 3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

 $11,127.11 + $339.04 = $11,466.15

 The MVA may not always be positive. Here is an example where it is negative.

..   Suppose a contract owner made an invested purchase payment of $10,000 on
    July 1, 2005 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2007. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.
..   On May 1, 2007 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 7%.

 The following computations would be made:
 1) Determine the Market Value Adjustment factor.

                                  N  =    38
                                  I  =  6% (0.06)
                                  J  =  7% (0.07)

 The MVA factor calculation would be: [(1.06)/(1.07)] to the (38/12) power -1 = -0.02930

 2) Multiply the Contract Value by the factor calculated in Step 1.

$11,127.11X (-0.02930) = -$326.02

 3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

 $11,127.11 + (-$326.02) = $10,801.09

                     APPENDIX A - ACCUMULATION UNIT VALUES

 As we have indicated throughout this prospectus, the Strategic Partners Plus 3 Variable Annuity is a contract that allows you to select or decline any of several features that carries with it a specific asset-based charge. We maintain a unique unit value corresponding to each combination of such contract features. Here we depict the historical unit values corresponding to the contract features bearing the highest and lowest combinations of asset-based charges. The remaining unit values appear in the Statement of Additional Information, which you may obtain free of charge, by calling
 (888) PRU-2888 or by writing to us at the Prudential Annuity Service Center, P.O. Box 7960, Philadelphia, PA 19176. As discussed in the prospectus, if you select certain optional benefits (e.g., Lifetime Five), we limit the investment options to which you may allocate your Contract Value. In certain of these accumulation unit value tables, we set forth accumulation unit values that assume election of one or more of such optional benefits and allocation of Contract Value to portfolios that currently are not permitted as part of such optional benefits. Such unit values are set forth for general reference purposes only, and are not intended to indicate that such portfolios may be acquired along with those optional benefits.


                           (BASE DEATH BENEFIT 1.40)


------------------------------------------------------------------------------------------------------
                                                                                       Number of
                                                   Accumulation     Accumulation      Accumulation
                                                   Unit Value at    Unit Value at Units Outstanding at
                                                Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------------------------
Jennison Portfolio
    1/6/2003* to 12/31/2003                          $1.01724         $1.24006           14,202
    1/1/2004 to 12/31/2004                           $1.24006         $1.34066          270,828
    1/1/2005 to 12/31/2005                           $1.34066         $1.51459          269,558
    1/1/2006 to 12/31/2006                           $1.51459         $1.52034          268,341
------------------------------------------------------------------------------------------------------
Prudential Equity Portfolio
    1/6/2003* to 12/31/2003                          $1.01834         $1.25778           34,149
    1/1/2004 to 12/31/2004                           $1.25778         $1.36350           46,073
    1/1/2005 to 12/31/2005                           $1.36350         $1.49905           45,945
    1/1/2006 to 12/31/2006                           $1.49905         $1.66417           45,028
------------------------------------------------------------------------------------------------------
Prudential Global Portfolio
    1/6/2003* to 12/31/2003                          $1.00588         $1.28481                0
    1/1/2004 to 12/31/2004                           $1.28481         $1.38861                0
    1/1/2005 to 12/31/2005                           $1.38861         $1.58951                0
    1/1/2006 to 12/31/2006                           $1.58951         $1.87567                0
------------------------------------------------------------------------------------------------------
Prudential Money Market Portfolio
    1/6/2003* to 12/31/2003                          $0.99997         $0.99449                0
    1/1/2004 to 12/31/2004                           $0.99449         $0.99063                0
    1/1/2005 to 12/31/2005                           $0.99063         $1.00520           52,732
    1/1/2006 to 12/31/2006                           $1.00520         $1.03840          224,635
------------------------------------------------------------------------------------------------------
Prudential Stock Index Portfolio
    1/6/2003* to 12/31/2003                          $1.02199         $1.22414                0
    1/1/2004 to 12/31/2004                           $1.22414         $1.33335          252,261
    1/1/2005 to 12/31/2005                           $1.33335         $1.37464          251,099
    1/1/2006 to 12/31/2006                           $1.37464         $1.56643          249,949
------------------------------------------------------------------------------------------------------
Prudential Value Portfolio
    1/6/2003* to 12/31/2003                          $1.02526         $1.22392                0
    1/1/2004 to 12/31/2004                           $1.22392         $1.40386          124,346
    1/1/2005 to 12/31/2005                           $1.40386         $1.61508          123,781
    1/1/2006 to 12/31/2006                           $1.61508         $1.91044          123,211
------------------------------------------------------------------------------------------------------
SP Aggressive Growth Asset Allocation Portfolio
    1/6/2003* to 12/31/2003                          $1.01313         $1.27916          173,799
    1/1/2004 to 12/31/2004                           $1.27916         $1.44765          378,507
    1/1/2005 to 12/31/2005                           $1.44765         $1.57741          386,277
    1/1/2006 to 12/31/2006                           $1.57741         $1.77768          384,440

--------------------------------------------------------------------------------------------------------
                                                                                         Number of
                                                     Accumulation     Accumulation      Accumulation
                                                     Unit Value at    Unit Value at Units Outstanding at
                                                  Beginning of Period End of Period    End of Period
--------------------------------------------------------------------------------------------------------
SP AIM Aggressive Growth Portfolio
    1/6/2003* to 12/31/2003                            $1.01134         $1.22149            37,878
    1/1/2004 to 12/31/2004                             $1.22149         $1.34749            37,730
    1/1/2005 to 4/29/2005                              $1.34749         $1.24414                 0
--------------------------------------------------------------------------------------------------------
SP AIM Core Equity Portfolio
    1/6/2003* to 12/31/2003                            $1.01232         $1.19626                 0
    1/1/2004 to 12/31/2004                             $1.19626         $1.28343             3,183
    1/1/2005 to 12/31/2005                             $1.28343         $1.32432                 0
    1/1/2006 to 12/31/2006                             $1.32432         $1.51572                 0
--------------------------------------------------------------------------------------------------------
SP T. Rowe Price Large-Cap Growth Portfolio
    1/6/2003* to 12/31/2003                            $1.01908         $1.17938            35,521
    1/1/2004 to 12/31/2004                             $1.17938         $1.23406           159,824
    1/1/2005 to 12/31/2005                             $1.23406         $1.41770           159,042
    1/1/2006 to 12/31/2006                             $1.41770         $1.48086           158,296
--------------------------------------------------------------------------------------------------------
SP Balanced Asset Allocation Portfolio
    1/6/2003* to 12/31/2003                            $1.00979         $1.19393            42,219
    1/1/2004 to 12/31/2004                             $1.19393         $1.30793           430,323
    1/1/2005 to 12/31/2005                             $1.30793         $1.38790           549,411
    1/1/2006 to 12/31/2006                             $1.38790         $1.51519           502,454
--------------------------------------------------------------------------------------------------------
SP Conservative Asset Allocation Portfolio
    1/6/2003* to 12/31/2003                            $1.00745         $1.13654                 0
    1/1/2004 to 12/31/2004                             $1.13654         $1.22048            52,528
    1/1/2005 to 12/31/2005                             $1.22048         $1.27471            35,321
    1/1/2006 to 12/31/2006                             $1.27471         $1.36612            35,126
--------------------------------------------------------------------------------------------------------
SP Davis Value Portfolio
    1/6/2003* to 12/31/2003                            $1.00887         $1.24835           139,416
    1/1/2004 to 12/31/2004                             $1.24835         $1.38531           189,323
    1/1/2005 to 12/31/2005                             $1.38531         $1.49631           188,544
    1/1/2006 to 12/31/2006                             $1.49631         $1.69738           203,656
--------------------------------------------------------------------------------------------------------
SP Small-Cap Value Portfolio
    1/6/2003* to 12/31/2003                            $1.01511         $1.29026            61,963
    1/1/2004 to 12/31/2004                             $1.29026         $1.53570            93,173
    1/1/2005 to 12/31/2005                             $1.53570         $1.58443            96,633
    1/1/2006 to 12/31/2006                             $1.58443         $1.79078            99,534
--------------------------------------------------------------------------------------------------------
SP Growth Asset Allocation Portfolio
    1/6/2003* to 12/31/2003                            $1.01135         $1.23975           587,421
    1/1/2004 to 12/31/2004                             $1.23975         $1.38211         1,432,786
    1/1/2005 to 12/31/2005                             $1.38211         $1.48911         1,572,799
    1/1/2006 to 12/31/2006                             $1.48911         $1.65769         1,532,797
--------------------------------------------------------------------------------------------------------
SP Large Cap Value Portfolio
    1/6/2003* to 12/31/2003                            $1.02725         $1.21457                 0
    1/1/2004 to 12/31/2004                             $1.21457         $1.41041           140,862
    1/1/2005 to 12/31/2005                             $1.41041         $1.48345           147,744
    1/1/2006 to 12/31/2006                             $1.48345         $1.73324           146,115
--------------------------------------------------------------------------------------------------------
SP International Value Portfolio
 (formerly, SP LSV International Value Portfolio)
    1/6/2003* to 12/31/2003                            $1.01281         $1.23393            60,946
    1/1/2004 to 12/31/2004                             $1.23393         $1.40924           362,487
    1/1/2005 to 12/31/2005                             $1.40924         $1.58122           360,368
    1/1/2006 to 12/31/2006                             $1.58122         $2.01320           373,014

--------------------------------------------------------------------------------------------------------
                                                                                         Number of
                                                     Accumulation     Accumulation      Accumulation
                                                     Unit Value at    Unit Value at Units Outstanding at
                                                  Beginning of Period End of Period    End of Period
--------------------------------------------------------------------------------------------------------
SP MFS Capital Opportunities Portfolio
    1/6/2003* to 12/31/2003                             $1.02112         $1.20717           6,786
    1/1/2004 to 12/31/2004                              $1.20717         $1.33789               0
    1/1/2005 to 4/29/2005                               $1.33789         $1.25025               0
--------------------------------------------------------------------------------------------------------
SP Mid Cap Growth Portfolio
    1/6/2003* to 12/31/2003                             $1.00463         $1.33928          20,736
    1/1/2004 to 12/31/2004                              $1.33928         $1.57888          32,368
    1/1/2005 to 12/31/2005                              $1.57888         $1.63898          68,257
    1/1/2006 to 12/31/2006                              $1.63898         $1.58504          68,979
--------------------------------------------------------------------------------------------------------
SP PIMCO High Yield Portfolio
    1/6/2003* to 12/31/2003                             $1.00530         $1.19841          57,933
    1/1/2004 to 12/31/2004                              $1.19841         $1.29196         137,551
    1/1/2005 to 12/31/2005                              $1.29196         $1.32558         105,898
    1/1/2006 to 12/31/2006                              $1.32558         $1.43180         109,486
--------------------------------------------------------------------------------------------------------
SP PIMCO Total Return Portfolio
    1/6/2003* to 12/31/2003                             $1.00076         $1.04684          40,502
    1/1/2004 to 12/31/2004                              $1.04684         $1.08689          45,450
    1/1/2005 to 12/31/2005                              $1.08689         $1.09767          77,189
    1/1/2006 to 12/31/2006                              $1.09767         $1.12250          55,484
--------------------------------------------------------------------------------------------------------
SP Prudential U.S. Emerging Growth Portfolio
    1/6/2003* to 12/31/2003                             $1.01864         $1.36653           8,122
    1/1/2004 to 12/31/2004                              $1.36653         $1.63587         116,708
    1/1/2005 to 12/31/2005                              $1.63587         $1.90014         116,112
    1/1/2006 to 12/31/2006                              $1.90014         $2.05363         115,582
--------------------------------------------------------------------------------------------------------
SP Small-Cap Growth Portfolio
    1/6/2003* to 12/31/2003                             $1.01406         $1.30191               0
    1/1/2004 to 12/31/2004                              $1.30191         $1.27212               0
    1/1/2005 to 12/31/2005                              $1.27212         $1.28565               0
    1/1/2006 to 12/31/2006                              $1.28565         $1.42492               0
--------------------------------------------------------------------------------------------------------
SP Strategic Partners Focused Growth Portfolio
    1/6/2003* to 12/31/2003                             $1.01518         $1.19388          83,241
    1/1/2004 to 12/31/2004                              $1.19388         $1.30209          83,028
    1/1/2005 to 12/31/2005                              $1.30209         $1.47863          82,811
    1/1/2006 to 12/31/2006                              $1.47863         $1.44859               3
--------------------------------------------------------------------------------------------------------
SP Technology Portfolio
    1/6/2003* to 12/31/2003                             $1.03407         $1.34037               0
    1/1/2004 to 12/31/2004                              $1.34037         $1.32188               0
    1/1/2005 to 4/29/2005                               $1.32188         $1.18074               0
--------------------------------------------------------------------------------------------------------
SP International Growth Portfolio
 (formerly, SP William Blair International Growth
 Portfolio)
    1/6/2003* to 12/31/2003                             $1.01151         $1.35112          12,286
    1/1/2004 to 12/31/2004                              $1.35112         $1.55290          16,814
    1/1/2005 to 12/31/2005                              $1.55290         $1.78245          16,711
    1/1/2006 to 12/31/2006                              $1.78245         $2.12789          28,781
--------------------------------------------------------------------------------------------------------
Evergreen Growth And Income Fund
    12/5/2003* to 12/31/2003                            $9.92203        $10.34285               0
    1/1/2004 to 12/31/2004                             $10.34285        $11.05580               0
    1/1/2005 to 4/15/2005                              $11.05580        $10.33082               0
--------------------------------------------------------------------------------------------------------
Evergreen VA Balanced Fund
    1/6/2003* to 12/31/2003                             $1.00931         $1.12625               0
    1/1/2004 to 12/31/2004                              $1.12625         $1.18087               0
    1/1/2005 to 12/31/2005                              $1.18087         $1.22619               0
    1/1/2006 to 12/31/2006                              $1.22619         $1.32838               0

----------------------------------------------------------------------------------------------------------
                                                                                           Number of
                                                       Accumulation     Accumulation      Accumulation
                                                       Unit Value at    Unit Value at Units Outstanding at
                                                    Beginning of Period End of Period    End of Period
----------------------------------------------------------------------------------------------------------
Evergreen VA Fundamental Large Cap Fund
    12/5/2003* to 12/31/2003                              $9.91859        $10.39784               0
    1/1/2004 to 12/31/2004                               $10.39784        $11.19868          47,339
    1/1/2005 to 12/31/2005                               $11.19868        $12.03990          47,125
    1/1/2006 to 12/31/2006                               $12.03990        $13.37882          46,827
----------------------------------------------------------------------------------------------------------
Evergreen VA Growth Fund
    1/6/2003* to 12/31/2003                               $1.01232         $1.35076           1,339
    1/1/2004 to 12/31/2004                                $1.35076         $1.51675           7,387
    1/1/2005 to 12/31/2005                                $1.51675         $1.59343           4,538
    1/1/2006 to 12/31/2006                                $1.59343         $1.74499           4,514
----------------------------------------------------------------------------------------------------------
Evergreen VA International Equity Fund
    12/5/2003* to 12/31/2003                              $9.98995        $10.44289           1,603
    1/1/2004 to 12/31/2004                               $10.44289        $12.27702           1,655
    1/1/2005 to 12/31/2005                               $12.27702        $14.04482           1,646
    1/1/2006 to 12/31/2006                               $14.04482        $17.05947           1,638
----------------------------------------------------------------------------------------------------------
Evergreen VA Omega Fund
    1/6/2003* to 12/31/2003                               $1.00975         $1.33662          30,970
    1/1/2004 to 12/31/2004                                $1.33662         $1.41333          67,367
    1/1/2005 to 12/31/2005                                $1.41333         $1.44748          63,869
    1/1/2006 to 12/31/2006                                $1.44748         $1.51345          63,922
----------------------------------------------------------------------------------------------------------
Evergreen VA Special Values Fund
    1/6/2003* to 12/31/2003                               $1.01278         $1.25261           8,951
    1/1/2004 to 12/31/2004                                $1.25261         $1.48703               0
    1/1/2005 to 12/31/2005                                $1.48703         $1.62435               0
    1/1/2006 to 12/31/2006                                $1.62435         $1.94718               0
----------------------------------------------------------------------------------------------------------
AST Advanced Strategies Portfolio
    3/20/2006* to 12/31/2006                              $9.99886        $10.68260               0
----------------------------------------------------------------------------------------------------------
AST Aggressive Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                              $9.99886         $9.99933               0
    1/1/2006 to 12/31/2006                                $9.99933        $11.40838           8,696
----------------------------------------------------------------------------------------------------------
AST Alger All-Cap Growth Portfolio
    3/14/2005* to 12/02/2005                             $10.09338        $11.73323               0
----------------------------------------------------------------------------------------------------------
AST AllianceBernstein Core Value Portfolio
    3/14/2005* to 12/31/2005                             $10.07970        $10.33229               0
    1/1/2006 to 12/31/2006                               $10.33229        $12.36530               0
----------------------------------------------------------------------------------------------------------
AST AllianceBernstein Growth & Income Portfolio
    3/14/2005* to 12/31/2005                             $10.05481        $10.28681               0
    1/1/2006 to 12/31/2006                               $10.28681        $11.89718           1,939
----------------------------------------------------------------------------------------------------------
AST AllianceBernstein Growth + Value Portfolio
    3/14/2005* to 12/02/2005                             $10.05009        $11.34495               0
----------------------------------------------------------------------------------------------------------
AST AllianceBernstein Managed Index 500 Portfolio
    3/14/2005* to 12/31/2005                             $10.04988        $10.42169               0
    1/1/2006 to 12/31/2006                               $10.42169        $11.57321               0
----------------------------------------------------------------------------------------------------------
AST American Century Income & Growth Portfolio
    3/14/2005* to 12/31/2005                             $10.06658        $10.35426               0
    1/1/2006 to 12/31/2006                               $10.35426        $11.93304               0
----------------------------------------------------------------------------------------------------------
AST American Century Strategic Allocation Portfolio
 (formerly, AST American Century Strategic Balanced
 Portfolio)
    3/14/2005* to 12/31/2005                             $10.04202        $10.33700           1,075
    1/1/2006 to 12/31/2006                               $10.33700        $11.18026           1,080
----------------------------------------------------------------------------------------------------------
AST Balanced Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                              $9.99886        $10.01933               0
    1/1/2006 to 12/31/2006                               $10.01933        $11.04402               0

------------------------------------------------------------------------------------------------------------
                                                                                             Number of
                                                         Accumulation     Accumulation      Accumulation
                                                         Unit Value at    Unit Value at Units Outstanding at
                                                      Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------------------------------
AST Capital Growth Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                $9.99886        $10.00933               0
    1/1/2006 to 12/31/2006                                 $10.00933        $11.22130          31,301
------------------------------------------------------------------------------------------------------------
AST Cohen & Steers Realty Portfolio
    3/14/2005* to 12/31/2005                               $10.14710        $12.04155               0
    1/1/2006 to 12/31/2006                                 $12.04155        $16.23834               0
------------------------------------------------------------------------------------------------------------
AST Conservative Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                $9.99886        $10.02932               0
    1/1/2006 to 12/31/2006                                 $10.02932        $10.93553           1,030
------------------------------------------------------------------------------------------------------------
AST DeAM Large-Cap Value Portfolio
    3/14/2005* to 12/31/2005                               $10.08492        $10.73678               0
    1/1/2006 to 12/31/2006                                 $10.73678        $12.88954               0
------------------------------------------------------------------------------------------------------------
AST Neuberger Berman Small-Cap Growth Portfolio
 (formerly, AST DeAM Small-Cap Growth Portfolio)
    3/14/2005* to 12/31/2005                               $10.01133        $10.33264               0
    1/1/2006 to 12/31/2006                                 $10.33264        $10.98080               0
------------------------------------------------------------------------------------------------------------
AST DeAM Small-Cap Value Portfolio
    3/14/2005* to 12/31/2005                               $10.04570        $10.03757               0
    1/1/2006 to 12/31/2006                                 $10.03757        $11.87455               0
------------------------------------------------------------------------------------------------------------
AST Federated Aggressive Growth Portfolio
    3/14/2005* to 12/31/2005                                $9.99886        $10.98052               0
    1/1/2006 to 12/31/2006                                 $10.98052        $12.22751               0
------------------------------------------------------------------------------------------------------------
AST First Trust Capital Appreciation Target Portfolio
    3/20/2006* to 12/31/2006                                $9.99886        $10.50452               0
------------------------------------------------------------------------------------------------------------
AST First Trust Balanced Target Portfolio
    3/20/2006* to 12/31/2006                                $9.99886        $10.60336               0
------------------------------------------------------------------------------------------------------------
AST UBS Dynamic Alpha Portfolio
 (formerly, AST Global Allocation Portfolio)
    3/14/2005* to 12/31/2005                               $10.01541        $10.64464               0
    1/1/2006 to 12/31/2006                                 $10.64464        $11.66754               0
------------------------------------------------------------------------------------------------------------
AST Goldman Sachs Concentrated Growth Portfolio
    3/14/2005* to 12/31/2005                               $10.03302        $10.78065               0
    1/1/2006 to 12/31/2006                                 $10.78065        $11.69442               0
------------------------------------------------------------------------------------------------------------
AST High Yield Portfolio
    3/14/2005* to 12/31/2005                                $9.97681         $9.87825               0
    1/1/2006 to 12/31/2006                                  $9.87825        $10.75063               0
------------------------------------------------------------------------------------------------------------
AST Goldman Sachs Mid-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                                $9.99886        $10.60000             532
    1/1/2006 to 12/31/2006                                 $10.60000        $11.11019             527
------------------------------------------------------------------------------------------------------------
AST JPMorgan International Equity Portfolio
    3/14/2005* to 12/31/2005                                $9.91389        $10.67460               0
    1/1/2006 to 12/31/2006                                 $10.67460        $12.92733               0
------------------------------------------------------------------------------------------------------------
AST Large-Cap Value Portfolio
    3/14/2005* to 12/31/2005                               $10.07726        $10.57804               0
    1/1/2006 to 12/31/2006                                 $10.57804        $12.35800               0
------------------------------------------------------------------------------------------------------------
AST Lord Abbett Bond Debenture Portfolio
    3/14/2005* to 12/31/2005                                $9.99886         $9.96977               0
    1/1/2006 to 12/31/2006                                  $9.96977        $10.79596               0
------------------------------------------------------------------------------------------------------------
AST Marsico Capital Growth Portfolio
    3/14/2005* to 12/31/2005                               $10.12625        $10.92526           1,051
    1/1/2006 to 12/31/2006                                 $10.92526        $11.55444           3,343
------------------------------------------------------------------------------------------------------------
AST MFS Global Equity Portfolio
    3/14/2005* to 12/31/2005                                $9.96626        $10.49866               0
    1/1/2006 to 12/31/2006                                 $10.49866        $12.87030               0

----------------------------------------------------------------------------------------------------
                                                                                     Number of
                                                 Accumulation     Accumulation      Accumulation
                                                 Unit Value at    Unit Value at Units Outstanding at
                                              Beginning of Period End of Period    End of Period
----------------------------------------------------------------------------------------------------
AST MFS Growth Portfolio
    3/14/2005* to 12/31/2005                       $10.03693        $10.78089              0
    1/1/2006 to 12/31/2006                         $10.78089        $11.65979              0
----------------------------------------------------------------------------------------------------
AST Mid-Cap Value Portfolio
    3/14/2005* to 12/31/2005                       $10.06503        $10.37369              0
    1/1/2006 to 12/31/2006                         $10.37369        $11.68807              0
----------------------------------------------------------------------------------------------------
AST Neuberger Berman Mid-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                       $10.05576        $11.35869              0
    1/1/2006 to 12/31/2006                         $11.35869        $12.77698          1,706
----------------------------------------------------------------------------------------------------
AST Neuberger Berman Mid-Cap Value Portfolio
    3/14/2005* to 12/31/2005                       $10.02196        $10.90682              0
    1/1/2006 to 12/31/2006                         $10.90682        $11.91306              0
----------------------------------------------------------------------------------------------------
AST PIMCO Limited Maturity Bond Portfolio
    3/14/2005* to 12/31/2005                        $9.99886        $10.07733              0
    1/1/2006 to 12/31/2006                         $10.07733        $10.31847              0
----------------------------------------------------------------------------------------------------
AST Preservation Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                        $9.99886        $10.03931              0
    1/1/2006 to 12/31/2006                         $10.03931        $10.68916              0
----------------------------------------------------------------------------------------------------
AST Small-Cap Value Portfolio
    3/14/2005* to 12/31/2005                       $10.04866        $10.66828              0
    1/1/2006 to 12/31/2006                         $10.66828        $12.63027              0
----------------------------------------------------------------------------------------------------
AST T. Rowe Price Asset Allocation Portfolio
    3/14/2005* to 12/31/2005                       $10.02867        $10.37610              0
    1/1/2006 to 12/31/2006                         $10.37610        $11.51159          2,022
----------------------------------------------------------------------------------------------------
AST T. Rowe Price Global Bond Portfolio
    3/14/2005* to 12/31/2005                        $9.94939         $9.46839              0
    1/1/2006 to 12/31/2006                          $9.46839         $9.92364              0
----------------------------------------------------------------------------------------------------
AST T. Rowe Price Natural Resources Portfolio
    3/14/2005* to 12/31/2005                       $10.00286        $11.76236              0
    1/1/2006 to 12/31/2006                         $11.76236        $13.44068          3,436
----------------------------------------------------------------------------------------------------
Gartmore GVIT Developing Markets Fund
    3/14/2005* to 12/31/2005                        $9.88103        $12.08600              0
    1/1/2006 to 12/31/2006                         $12.08600        $16.04073              0
----------------------------------------------------------------------------------------------------
Janus Aspen Large Cap Growth Portfolio -
 Service Shares
    1/6/2003* to 12/31/2003                         $1.02245         $1.24622              0
    1/1/2004 to 12/31/2004                          $1.24622         $1.28061              0
    1/1/2005 to 12/31/2005                          $1.28061         $1.31370              0
    1/1/2006 to 12/31/2006                          $1.31370         $1.43985              0

 * As applicable, date that portfolio was first offered in the product and/or this charge combination first appeared.

               (CONTRACT W CREDIT, HDV, AND LIFETIME FIVE 2.60)


------------------------------------------------------------------------------------------------------
                                                                                       Number of
                                                   Accumulation     Accumulation      Accumulation
                                                   Unit Value at    Unit Value at Units Outstanding at
                                                Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------------------------
Jennison Portfolio
    3/14/2005* to 12/31/2005                         $10.06129        $11.73220                0
    1/1/2006 to 12/31/2006                           $11.73220        $11.64007                0
------------------------------------------------------------------------------------------------------
Prudential Equity Portfolio
    3/14/2005* to 12/31/2005                         $10.04766        $11.02297                0
    1/1/2006 to 12/31/2006                           $11.02297        $12.09475                0
------------------------------------------------------------------------------------------------------
Prudential Global Portfolio
    3/14/2005* to 12/31/2005                          $9.98583        $11.25921                0
    1/1/2006 to 12/31/2006                           $11.25921        $13.13104                0
------------------------------------------------------------------------------------------------------
Prudential Money Market Portfolio
    3/14/2005* to 12/31/2005                          $9.99976        $10.04005                0
    1/1/2006 to 12/31/2006                           $10.04005        $10.25107                0
------------------------------------------------------------------------------------------------------
Prudential Stock Index Portfolio
    3/14/2005* to 12/31/2005                         $10.05581        $10.30897                0
    1/1/2006 to 12/31/2006                           $10.30897        $11.61033                0
------------------------------------------------------------------------------------------------------
Prudential Value Portfolio
    3/14/2005* to 12/31/2005                         $10.03716        $11.18056                0
    1/1/2006 to 12/31/2006                           $11.18056        $13.07076                0
------------------------------------------------------------------------------------------------------
SP Aggressive Growth Asset Allocation Portfolio
    3/14/2005* to 12/31/2005                         $10.03156        $10.90725                0
    1/1/2006 to 12/31/2006                           $10.90725        $12.14908                0
------------------------------------------------------------------------------------------------------
SP AIM Aggressive Growth Portfolio
    3/14/2005* to 4/29/2005                          $10.06851         $9.47818                0
------------------------------------------------------------------------------------------------------
SP AIM Core Equity Portfolio
    3/14/2005* to 12/31/2005                         $10.02484        $10.16588                0
    1/1/2006 to 12/31/2006                           $10.16588        $11.49937                0
------------------------------------------------------------------------------------------------------
SP T. Rowe Price Large-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                         $10.02984        $12.04891                0
    1/1/2006 to 12/31/2006                           $12.04891        $12.43868                0
------------------------------------------------------------------------------------------------------
SP Balanced Asset Allocation Portfolio
    3/14/2005* to 12/31/2005                         $10.01681        $10.60008        2,803,554
    1/1/2006 to 12/31/2006                           $10.60008        $11.43660        2,710,795
------------------------------------------------------------------------------------------------------
SP Conservative Asset Allocation Portfolio
    3/14/2005* to 12/31/2005                         $10.00686        $10.42969          699,364
    1/1/2006 to 12/31/2006                           $10.42969        $11.04731          718,462
------------------------------------------------------------------------------------------------------
SP Davis Value Portfolio
    3/14/2005* to 12/31/2005                         $10.02477        $10.55480                0
    1/1/2006 to 12/31/2006                           $10.55480        $11.83364                0
------------------------------------------------------------------------------------------------------
SP Small-Cap Value Portfolio
    3/14/2005* to 12/31/2005                         $10.05698        $10.43562                0
    1/1/2006 to 12/31/2006                           $10.43562        $11.65712                0
------------------------------------------------------------------------------------------------------
SP Growth Asset Allocation Portfolio
    3/14/2005* to 12/31/2005                         $10.02869        $10.76609        3,674,148
    1/1/2006 to 12/31/2006                           $10.76609        $11.84613        3,563,629
------------------------------------------------------------------------------------------------------
SP Large Cap Value Portfolio
    3/14/2005* to 12/31/2005                         $10.07548        $10.41036                0
    1/1/2006 to 12/31/2006                           $10.41036        $12.02174                0

--------------------------------------------------------------------------------------------------------
                                                                                         Number of
                                                     Accumulation     Accumulation      Accumulation
                                                     Unit Value at    Unit Value at Units Outstanding at
                                                  Beginning of Period End of Period    End of Period
--------------------------------------------------------------------------------------------------------
SP International Value Portfolio
 (formerly, SP LSV International Value Portfolio)
    3/14/2005* to 12/31/2005                            $9.91187        $10.59302            0
    1/1/2006 to 12/31/2006                             $10.59302        $13.32951            0
--------------------------------------------------------------------------------------------------------
SP MFS Capital Opportunities Portfolio
    3/14/2005* to 4/29/2005                            $10.05569         $9.59841            0
--------------------------------------------------------------------------------------------------------
SP Mid Cap Growth Portfolio
    3/14/2005* to 12/31/2005                           $10.02797        $10.62046            0
    1/1/2006 to 12/31/2006                             $10.62046        $10.15083            0
--------------------------------------------------------------------------------------------------------
SP PIMCO High Yield Portfolio
    3/14/2005* to 12/31/2005                            $9.98863        $10.06754            0
    1/1/2006 to 12/31/2006                             $10.06754        $10.74615            0
--------------------------------------------------------------------------------------------------------
SP PIMCO Total Return Portfolio
    3/14/2005* to 12/31/2005                            $9.99789        $10.09857            0
    1/1/2006 to 12/31/2006                             $10.09857        $10.20537            0
--------------------------------------------------------------------------------------------------------
SP Prudential U.S. Emerging Growth Portfolio
    3/14/2005* to 12/31/2005                           $10.03548        $11.66658            0
    1/1/2006 to 12/31/2006                             $11.66658        $12.46174            0
--------------------------------------------------------------------------------------------------------
SP Small-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                           $10.03010        $10.44213            0
    1/1/2006 to 12/31/2006                             $10.44213        $11.43885            0
--------------------------------------------------------------------------------------------------------
SP Strategic Partners Focused Growth Portfolio
    3/14/2005* to 12/31/2005                           $10.07330        $11.90839            0
    1/1/2006 to 12/31/2006                             $11.90839        $11.53055            0
--------------------------------------------------------------------------------------------------------
SP Technology Portfolio
    3/14/2005* to 4/29/2005                            $10.04283         $9.58487            0
--------------------------------------------------------------------------------------------------------
SP International Growth Portfolio
 (formerly, SP William Blair International Growth
 Portfolio)
    3/14/2005* to 12/31/2005                            $9.92605        $11.22029            0
    1/1/2006 to 12/31/2006                             $11.22029        $13.23866            0
--------------------------------------------------------------------------------------------------------
Evergreen Growth And Income Fund
    3/14/2005* to 4/15/2005                                    -                -            -
--------------------------------------------------------------------------------------------------------
Evergreen VA Balanced Fund
    3/14/2005* to 12/31/2005                                   -                -            -
    1/1/2006 to 12/31/2006                                     -                -            -
--------------------------------------------------------------------------------------------------------
Evergreen VA Fundamental Large Cap Fund
    3/14/2005* to 12/31/2005                                   -                -            -
    1/1/2006 to 12/31/2006                                     -                -            -
--------------------------------------------------------------------------------------------------------
Evergreen VA Growth Fund
    3/14/2005* to 12/31/2005                                   -                -            -
    1/1/2006 to 12/31/2006                                     -                -            -
--------------------------------------------------------------------------------------------------------
Evergreen VA International Equity Fund
    3/14/2005* to 12/31/2005                                   -                -            -
    1/1/2006 to 12/31/2006                                     -                -            -
--------------------------------------------------------------------------------------------------------
Evergreen VA Omega Fund
    3/14/2005* to 12/31/2005                                   -                -            -
    1/1/2006 to 12/31/2006                                     -                -            -
--------------------------------------------------------------------------------------------------------
Evergreen VA Special Values Fund
    3/14/2005* to 12/31/2005                                   -                -            -
    1/1/2006 to 12/31/2006                                     -                -            -

------------------------------------------------------------------------------------------------------------
                                                                                             Number of
                                                         Accumulation     Accumulation      Accumulation
                                                         Unit Value at    Unit Value at Units Outstanding at
                                                      Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------------------------------
AST Advanced Strategies Portfolio
    3/20/2006* to 12/31/2006                                $9.99789        $10.58428        1,368,561
------------------------------------------------------------------------------------------------------------
AST Aggressive Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                $9.99789         $9.99030                0
    1/1/2006 to 12/31/2006                                  $9.99030        $11.26518                0
------------------------------------------------------------------------------------------------------------
AST Alger All-Cap Growth Portfolio
    3/14/2005* to 12/02/2005                               $10.09241        $11.63321                0
------------------------------------------------------------------------------------------------------------
AST AllianceBernstein Core Value Portfolio
    3/14/2005* to 12/31/2005                               $10.07873        $10.23479                0
    1/1/2006 to 12/31/2006                                 $10.23479        $12.10594                0
------------------------------------------------------------------------------------------------------------
AST AllianceBernstein Growth & Income Portfolio
    3/14/2005* to 12/31/2005                               $10.05384        $10.18979                0
    1/1/2006 to 12/31/2006                                 $10.18979        $11.64751                0
------------------------------------------------------------------------------------------------------------
AST AllianceBernstein Growth + Value Portfolio
    3/14/2005* to 12/02/2005                               $10.04912        $11.24827                0
------------------------------------------------------------------------------------------------------------
AST AllianceBernstein Managed Index 500 Portfolio
    3/14/2005* to 12/31/2005                               $10.04891        $10.32343                0
    1/1/2006 to 12/31/2006                                 $10.32343        $11.33031                0
------------------------------------------------------------------------------------------------------------
AST American Century Income & Growth Portfolio
    3/14/2005* to 12/31/2005                               $10.06561        $10.25648                0
    1/1/2006 to 12/31/2006                                 $10.25648        $11.68252                0
------------------------------------------------------------------------------------------------------------
AST American Century Strategic Allocation Portfolio
 (formerly, AST American Century Strategic Balanced
 Portfolio)
    3/14/2005* to 12/31/2005                               $10.04106        $10.23948                0
    1/1/2006 to 12/31/2006                                 $10.23948        $10.94561                0
------------------------------------------------------------------------------------------------------------
AST Balanced Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                $9.99789        $10.01025          329,867
    1/1/2006 to 12/31/2006                                 $10.01025        $10.90518        4,050,210
------------------------------------------------------------------------------------------------------------
AST Capital Growth Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                $9.99789        $10.00027          264,281
    1/1/2006 to 12/31/2006                                 $10.00027        $11.08024        6,134,343
------------------------------------------------------------------------------------------------------------
AST Cohen & Steers Realty Portfolio
    3/14/2005* to 12/31/2005                               $10.14613        $11.92816                0
    1/1/2006 to 12/31/2006                                 $11.92816        $15.89804                0
------------------------------------------------------------------------------------------------------------
AST Conservative Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                $9.99789        $10.02023           14,495
    1/1/2006 to 12/31/2006                                 $10.02023        $10.79817          782,409
------------------------------------------------------------------------------------------------------------
AST DeAM Large-Cap Value Portfolio
    3/14/2005* to 12/31/2005                               $10.08395        $10.63555                0
    1/1/2006 to 12/31/2006                                 $10.63555        $12.61910                0
------------------------------------------------------------------------------------------------------------
AST Neuberger Berman Small-Cap Growth Portfolio
 (formerly, AST DeAM Small-Cap Growth Portfolio)
    3/14/2005* to 12/31/2005                               $10.01036        $10.23522                0
    1/1/2006 to 12/31/2006                                 $10.23522        $10.75030                0
------------------------------------------------------------------------------------------------------------
AST DeAM Small-Cap Value Portfolio
    3/14/2005* to 12/31/2005                               $10.04473         $9.94281                0
    1/1/2006 to 12/31/2006                                  $9.94281        $11.62528                0
------------------------------------------------------------------------------------------------------------
AST Federated Aggressive Growth Portfolio
    3/14/2005* to 12/31/2005                                $9.99789        $10.87710                0
    1/1/2006 to 12/31/2006                                 $10.87710        $11.97093                0
------------------------------------------------------------------------------------------------------------
AST First Trust Capital Appreciation Target Portfolio
    3/20/2006* to 12/31/2006                                $9.99789        $10.40773          619,984
------------------------------------------------------------------------------------------------------------
AST First Trust Balanced Target Portfolio
    3/20/2006* to 12/31/2006                                $9.99789        $10.50581          457,279

------------------------------------------------------------------------------------------------------
                                                                                       Number of
                                                   Accumulation     Accumulation      Accumulation
                                                   Unit Value at    Unit Value at Units Outstanding at
                                                Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------------------------
AST UBS Dynamic Alpha Portfolio
 (formerly, AST Global Allocation Portfolio)
    3/14/2005* to 12/31/2005                         $10.01445        $10.54432               0
    1/1/2006 to 12/31/2006                           $10.54432        $11.42284               0
------------------------------------------------------------------------------------------------------
AST Goldman Sachs Concentrated Growth Portfolio
    3/14/2005* to 12/31/2005                         $10.03205        $10.67907               0
    1/1/2006 to 12/31/2006                           $10.67907        $11.44914               0
------------------------------------------------------------------------------------------------------
AST High Yield Portfolio
    3/14/2005* to 12/31/2005                          $9.97584         $9.78498               0
    1/1/2006 to 12/31/2006                            $9.78498        $10.52499               0
------------------------------------------------------------------------------------------------------
AST Goldman Sachs Mid-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                          $9.99789        $10.50002               0
    1/1/2006 to 12/31/2006                           $10.50002        $10.87698               0
------------------------------------------------------------------------------------------------------
AST JPMorgan International Equity Portfolio
    3/14/2005* to 12/31/2005                          $9.91292        $10.57386               0
    1/1/2006 to 12/31/2006                           $10.57386        $12.65607               0
------------------------------------------------------------------------------------------------------
AST Large-Cap Value Portfolio
    3/14/2005* to 12/31/2005                         $10.07630        $10.47827               0
    1/1/2006 to 12/31/2006                           $10.47827        $12.09868               0
------------------------------------------------------------------------------------------------------
AST Lord Abbett Bond Debenture Portfolio
    3/14/2005* to 12/31/2005                          $9.99789         $9.87561               0
    1/1/2006 to 12/31/2006                            $9.87561        $10.56925               0
------------------------------------------------------------------------------------------------------
AST Marsico Capital Growth Portfolio
    3/14/2005* to 12/31/2005                         $10.12528        $10.82204               0
    1/1/2006 to 12/31/2006                           $10.82204        $11.31183               0
------------------------------------------------------------------------------------------------------
AST MFS Global Equity Portfolio
    3/14/2005* to 12/31/2005                          $9.96529        $10.39968               0
    1/1/2006 to 12/31/2006                           $10.39968        $12.60029               0
------------------------------------------------------------------------------------------------------
AST MFS Growth Portfolio
    3/14/2005* to 12/31/2005                         $10.03596        $10.67928               0
    1/1/2006 to 12/31/2006                           $10.67928        $11.41513               0
------------------------------------------------------------------------------------------------------
AST Mid-Cap Value Portfolio
    3/14/2005* to 12/31/2005                         $10.06406        $10.27587               0
    1/1/2006 to 12/31/2006                           $10.27587        $11.44280               0
------------------------------------------------------------------------------------------------------
AST Neuberger Berman Mid-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                         $10.05479        $11.25162               0
    1/1/2006 to 12/31/2006                           $11.25162        $12.50869               0
------------------------------------------------------------------------------------------------------
AST Neuberger Berman Mid-Cap Value Portfolio
    3/14/2005* to 12/31/2005                         $10.02100        $10.80397               0
    1/1/2006 to 12/31/2006                           $10.80397        $11.66305               0
------------------------------------------------------------------------------------------------------
AST PIMCO Limited Maturity Bond Portfolio
    3/14/2005* to 12/31/2005                          $9.99789         $9.98223               0
    1/1/2006 to 12/31/2006                            $9.98223        $10.10175               0
------------------------------------------------------------------------------------------------------
AST Preservation Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                          $9.99789        $10.03022               0
    1/1/2006 to 12/31/2006                           $10.03022        $10.55495         166,747
------------------------------------------------------------------------------------------------------
AST Small-Cap Value Portfolio
    3/14/2005* to 12/31/2005                         $10.04770        $10.56766               0
    1/1/2006 to 12/31/2006                           $10.56766        $12.36528               0
------------------------------------------------------------------------------------------------------
AST T. Rowe Price Asset Allocation Portfolio
    3/14/2005* to 12/31/2005                         $10.02771        $10.27832               0
    1/1/2006 to 12/31/2006                           $10.27832        $11.27006          29,105
------------------------------------------------------------------------------------------------------
AST T. Rowe Price Global Bond Portfolio
    3/14/2005* to 12/31/2005                          $9.94843         $9.37907               0
    1/1/2006 to 12/31/2006                            $9.37907         $9.71544               0

----------------------------------------------------------------------------------------------------
                                                                                     Number of
                                                 Accumulation     Accumulation      Accumulation
                                                 Unit Value at    Unit Value at Units Outstanding at
                                              Beginning of Period End of Period    End of Period
----------------------------------------------------------------------------------------------------
AST T. Rowe Price Natural Resources Portfolio
    3/14/2005* to 12/31/2005                       $10.00189        $11.65151            0
    1/1/2006 to 12/31/2006                         $11.65151        $13.15868            0
----------------------------------------------------------------------------------------------------
Gartmore GVIT Developing Markets Fund
    3/14/2005* to 12/31/2005                        $9.88006        $11.97195            0
    1/1/2006 to 12/31/2006                         $11.97195        $15.70405            0
----------------------------------------------------------------------------------------------------
Janus Aspen Large Cap Growth Portfolio -
 Service Shares
    3/14/2005* to 12/31/2005                       $10.04383        $10.31860            0
    1/1/2006 to 12/31/2006                         $10.31860        $11.17733            0

 * As applicable, date that portfolio was first offered in the product and/or this charge combination first appeared.

       APPENDIX B - SELECTING THE VARIABLE ANNUITY THAT'S RIGHT FOR YOU

 Within the Strategic Partners/SM/ family of annuities, we offer several different deferred variable annuity products. These annuities are issued by Pruco Life Insurance Company (in New York, by Pruco Life Insurance Company of New Jersey). Not all of these annuities may be available to you due to state approval or broker-dealer offerings. You can verify which of these annuities is available to you by asking your registered representative, or by calling us at (888) PRU-2888. For comprehensive information about each of these annuities, please consult the prospectus for the annuity.

 Each annuity has different features and benefits that may be appropriate for you, based on your individual financial situation and how you intend to use the annuity.

 The different features and benefits may include variations on your ability to access funds in your annuity without the imposition of a withdrawal charge as well as different ongoing fees and charges you pay while your contract remains in force. Additionally, differences may exist in various optional benefits such as guaranteed living benefits or death benefit protection.

 Among the factors you should consider when choosing which annuity product may be most appropriate for your individual needs are the following:
..   Your age;
..   The amount of your investment and any planned future deposits into the annuity;
..   How long you intend to hold the annuity (also referred to as investment time horizon);
..   Your desire to make withdrawals from the annuity;
..   Your investment return objectives;
..   The effect of optional benefits that may be elected; and
..   Your desire to minimize costs and/or maximize return associated with the annuity.

 The following chart sets forth the prominent features of each Strategic Partners variable annuity. The availability of optional features, such as those noted in the chart, may increase the cost of the contract. Therefore, you should carefully consider which features you plan to use when selecting your annuity.

 In addition to the chart, we set out below certain hypothetical illustrations that reflect the Contract Value and surrender value of each variable annuity over a variety of holding periods. These charts are meant to reflect how your annuities can grow or decrease depending on market conditions and the comparable value of each of the annuities (which reflects the charges associated with the annuities) under the assumptions noted. In comparing the values within the illustrations, a number of distinctions are evident. To fully appreciate these distinctions, we encourage you to speak to your registered representative and to read the prospectuses. However, we do point out the following noteworthy items:
..   Strategic Partners Advisor, because it has no sales charge, offers the highest surrender value during the first few years. However, unlike Strategic Partners FlexElite 2 (i.e., the version of the contract sold on or after May 1, 2003) and the Strategic Partners Annuity One 3/Plus 3 contracts, Strategic Partners Advisor offers few optional benefits.
..   Strategic Partners FlexElite 2 offers both an array of optional benefits as well as the "liquidity" to surrender the annuity without any withdrawal charge after three contract years have passed. FlexElite 2 also is unique in offering an optional persistency bonus (which, if taken, extends the withdrawal charge period).
..   Strategic Partners Select, as part of its standard insurance and administrative expense, offers a guaranteed minimum death benefit equal to the greater of the Contract Value, a step-up value, or a roll-up value. In contrast, you incur an additional charge if you opt for an enhanced death benefit under the other annuities.
..   Strategic Partners Annuity One 3/Plus 3 comes in both a bonus version and a non-bonus version, each of which offers several optional insurance features. A bonus is added to your purchase payments under the bonus version, although the withdrawal charges under the bonus version are higher than those under the non-bonus version. Although the non-bonus version offers no bonus, it is accompanied by fixed interest rate options and a market value adjustment option that may provide higher interest rates than such options accompanying the bonus version.

 STRATEGIC PARTNERS ANNUITY PRODUCT COMPARISON
 Below is a summary of Strategic Partners variable annuity products. You should consider the investment objectives, risks, charges and expenses of an investment in any contract carefully before investing. Each product prospectus as well as the underlying portfolio prospectuses contains this and other information about the variable annuities and underlying investment options. Your registered representative can provide you with prospectuses for one or more of these variable annuities and the underlying portfolios and can help you decide upon the product that would be most advantageous for you given your individual needs. Please read the prospectuses carefully before investing.

---------------------------------------------------------------------------------------------------------------------
                                                                                    Strategic          Strategic
                                                                                    Partners           Partners
                           Strategic         Strategic           Strategic           Annuity            Annuity
                           Partners           Partners           Partners         One 3/Plus 3       One 3/Plus 3
                            Advisor       Flexelite 2 /1/         Select            Non Bonus            Bonus
---------------------------------------------------------------------------------------------------------------------
Minimum Investment     $10,000           $10,000             $10,000            $10,000            $10,000
---------------------------------------------------------------------------------------------------------------------
Maximum Issue Age      85 Qualified &    85 Qualified &      80 Qualified & 85  85 Qualified &     85 Qualified &
                       Non-Qualified     Non-Qualified       Non-Qualified      Non-Qualified      Non-Qualified
---------------------------------------------------------------------------------------------------------------------
Withdrawal Charge      None              3 Years (7%, 7%,    7 Years (7%, 6%,   7 Years (7%, 6%,   7 Years (8%, 8%,
 Schedule                                7%) Contract date   5%, 4%, 3%, 2%,    5%, 4%, 3%, 2%,    8%, 8%, 7%, 6%,
                                         based               1%) Contract date  1%) Payment date   5%) Payment date
                                                             based              based              based
---------------------------------------------------------------------------------------------------------------------
Annual Charge-Free     Full liquidity    10% of gross        10% of gross       10% of gross       10% of gross
 Withdrawal /2/                          purchase payments   purchase payments  purchase payments  purchase payments
                                         made as of last     per contract year, made as of last    made as of last
                                         contract            cumulative up to 7 contract           contract
                                         anniversary per     years or 70% of    anniversary per    anniversary per
                                         contract year       gross purchase     contract year      contract year
                                                             payments
---------------------------------------------------------------------------------------------------------------------
Insurance and          1.40%             1.65%               1.52%              1.40%              1.50%
 Administration
 Charge
---------------------------------------------------------------------------------------------------------------------
Contract Maintenance   The lesser of $30 The lesser of $50   $30. Waived if     The lesser of $35  The lesser of $35
 Fee (assessed         or 2% of your     or 2% of your       Contract Value is  or 2% of your      or 2% of your
 annually)             Contract Value.   Contract Value.     $50,000 or more    Contract Value.    Contract Value.
                       Waived if         Waived if contract                     Waived if          Waived if
                       Contract Value is value is $100,000                      Contract Value is  Contract Value is
                       $50,000 or more   or more                                $75,000 or more    $75,000 or more
---------------------------------------------------------------------------------------------------------------------
Contract Credit        No                Yes                 No                 No                 Yes
                                         1% credit option at                                       3% - all amounts
                                         end of 3rd and 6th                                        ages
                                         contract years.                                           81 - 85
                                         Election results in                                       4% - under
                                         a new 3 year                                              $250,000
                                         withdrawal charge                                         5% - $250,000 -
                                                                                                   $999,999
                                                                                                   6% - $1,000,000+
---------------------------------------------------------------------------------------------------------------------
Fixed Rate Account     No                Yes                 Yes                Yes                Yes /3/
                                         1-Year              1-Year             1-Year             1-Year
---------------------------------------------------------------------------------------------------------------------
Market Value           No                Yes                 Yes                Yes                Yes
 Adjustment Account                      1-10 Years          7-Year             1-10 Years         1-10 Years
 (MVA)
---------------------------------------------------------------------------------------------------------------------
Enhanced Dollar Cost   No                Yes                 No                 Yes                Yes
 Averaging (DCA)
---------------------------------------------------------------------------------------------------------------------
Variable Investment    As indicated in   As indicated in     As indicated in    As indicated in    56/62
 Options Available     prospectus        prospectus          prospectus         prospectus
---------------------------------------------------------------------------------------------------------------------
Evergreen Funds        N/A               N/A                 N/A                6-available in     6-available in
                                                                                Strategic Partners Strategic Partners
                                                                                Plus 3 only        Plus 3 only
---------------------------------------------------------------------------------------------------------------------
Base Death Benefit:    The greater of:   The greater of:     Step/Roll          The greater of:    The greater of:
                       purchase          purchase            Withdrawals will   purchase           purchase
                       payment(s) minus  payment(s) minus    proportionately    payment(s) minus   payment(s) minus
                       proportionate     proportionate       affect the Death   proportionate      proportionate
                       withdrawal(s) or  withdrawal(s) or    Benefit            withdrawal(s) or   withdrawal(s) or
                       Contract Value    Contract Value                         Contract Value     Contract Value
---------------------------------------------------------------------------------------------------------------------
Optional Death Benefit Step/Roll         Step-Up             N/A                Step-Up            Step-Up
 (for an additional                      Roll-Up                                Roll-Up            Roll-Up
 cost) /4,5/                             Combo: Step/Roll                       Combo: Step/Roll   Combo: Step/Roll
                                         Highest Daily                          Highest Daily      Highest Daily
                                         Value (HDV)                            Value (HDV)        Value (HDV)
                                         Earnings                               Earnings           Earnings
                                         Appreciator                            Appreciator        Appreciator
                                         Benefit (EAB)                          Benefit (EAB)      Benefit (EAB)

------------------------------------------------------------------------------------------------------------------
                                                                                   Strategic         Strategic
                                                                                   Partners          Partners
                            Strategic         Strategic          Strategic          Annuity           Annuity
                            Partners           Partners          Partners        One 3/Plus 3      One 3/Plus 3
                             Advisor       Flexelite 2 /1/        Select           Non Bonus           Bonus
------------------------------------------------------------------------------------------------------------------
Contract Maintenance    The lesser of $30 The lesser of $50  $30. Waived if    The lesser of $35 The lesser of $35
 Fee (assessed          or 2% of your     or 2% of your      Contract Value is or 2% of your     or 2% of your
 annually)              Contract Value.   Contract Value.    $50,000 or more   Contract Value.   Contract Value.
                        Waived if         Waived if contract                   Waived if         Waived if
                        Contract Value is value is $100,000                    Contract Value is Contract Value is
                        $50,000 or more   or more                              $75,000 or more   $75,000 or more
------------------------------------------------------------------------------------------------------------------
Living Benefits (for an   Lifetime Five    Lifetime Five            N/A        Lifetime Five      Lifetime Five
 additional cost) /5,6/                    Spousal Lifetime                    Spousal Lifetime   Spousal
                                           Five                                Five               Lifetime Five
                                           Highest Daily                       Highest Daily      Guaranteed
                                           Lifetime Five                       Lifetime Five      Minimum Income
                                           Guaranteed                          Guaranteed         Benefit (GMIB)
                                           Minimum Income                      Minimum Income     Income
                                           Benefit (GMIB)                      Benefit (GMIB)     Appreciator
                                           Income                              Income             Benefit (IAB)
                                           Appreciator                         Appreciator
                                           Benefit (IAB)                       Benefit (IAB)

 1 This column depicts features of the version of Strategic Partners FlexElite sold on or after May 1, 2003 or upon subsequent state approval. In one state, Pruco Life continues to sell a prior version of the contract. Under that version, the charge for the base death benefit is 1.60%, rather than 1.65%. The prior version also differs in certain other respects (e.g., availability of optional benefits). The values illustrated below are based on the 1.65% charge, and therefore are slightly lower than if the 1.60% charge were used.
 2 Withdrawals of taxable amounts will be subject to income tax, and prior to age 59 1/2, may be subject to a 10% federal income tax penalty.
 3 May offer lower interest rates for the fixed rate options than the interest rates offered in the contracts without credit.
 4 For more information on these benefits, refer to section 4, "What Is The Death Benefit?" in the Prospectus.
 5  Not all Optional Benefits may be available in all states.
 6 For more information on these benefits, refer to section 3, "What Kind of Payments Will I Receive During The Income Phase?"; section 5, "What Is The LifeTime Five(SM) Income Benefit?"; (discussing Lifetime Five and Spousal Lifetime Five) and section 6, "What Is The Income Appreciator Benefit?" in the Prospectus.

 HYPOTHETICAL ILLUSTRATION

 The following examples outline the value of each annuity as well as the amount that would be available to an investor as a result of full surrender at the end of each of the contract years specified. The values shown below are based on the following assumptions:
..   An initial investment of $100,000 is made into each contract earning a gross rate of return of 0% and 6% respectively.
..   No subsequent deposits or withdrawals are made to/from the contract.
..   The hypothetical gross rates of return are reduced by the arithmetic average of the fees and expenses of the underlying portfolios (as of December 31, 2006) and the charges that are deducted from the contract at the Separate Account level as follows:


  . 0.97% average of all fund expenses are computed by adding Portfolio management fees, 12b-1 fees and other expenses of all of the underlying portfolios and then dividing by the number of portfolios. For purposes of the illustrations, we do not reflect any expense reimbursements or expense waivers that might apply and are described in the prospectus fee table. Please note that because the SP Aggressive Growth Asset Allocation Portfolio, the SP Balanced Asset Allocation Portfolio, the SP Conservative Asset Allocation Portfolio, and the SP Growth Asset Allocation Portfolio generally were closed to investors in 2005, the fees for such portfolios are not reflected in the above-mentioned average.


  . The Separate Account level charges include the Insurance Charge and Administration Charge (as applicable).

 The Contract Value assumes no surrender while the Surrender Value assumes a 100% surrender two days prior to the contract anniversary, therefore reflecting the withdrawal charge applicable to that contract year. Note that a withdrawal on the contract anniversary, or the day before the contract anniversary, would be subject to the withdrawal charge applicable to the next contract year, which usually is lower. The values that you actually experience under a contract will be different from what is depicted here if any of the assumptions we make here differ from your circumstances, however the relative values for each product reflected below will remain the same. (We will provide you with a personalized illustration upon request).

 0% GROSS RETURN




        SP ADVISOR         SP SELECT       SP FLEX ELITE II   SPAO 3 NON BONUS     SPAO 3 BONUS
    ------------------ ------------------ ------------------ ------------------ ------------------
    CONTRACT SURRENDER CONTRACT SURRENDER CONTRACT SURRENDER CONTRACT SURRENDER CONTRACT SURRENDER
     VALUE     VALUE    VALUE     VALUE    VALUE     VALUE    VALUE     VALUE    VALUE     VALUE
    -------- --------- -------- --------- -------- --------- -------- --------- -------- ---------
 1  $97,678   $97,678  $97,563   $91,433  $97,439   $91,317  $97,678   $91,540  $101,485  $94,166
 2  $95,404   $95,404  $95,179   $90,068  $94,887   $88,945  $95,404   $90,279  $ 99,025  $91,902
 3  $93,183   $93,183  $92,853   $88,710  $92,401   $86,633  $93,183   $89,023  $ 96,624  $89,694
 4  $91,013   $91,013  $90,584   $87,361  $89,979   $89,979  $91,013   $87,773  $ 94,282  $87,539
 5  $88,894   $88,894  $88,371   $86,019  $87,620   $87,620  $88,894   $86,527  $ 91,996  $86,256
 6  $86,825   $86,825  $86,211   $84,687  $85,321   $85,321  $86,825   $85,288  $ 89,766  $84,979
 7  $84,803   $84,803  $84,104   $83,363  $83,080   $83,080  $84,803   $84,055  $ 87,589  $83,710
 8  $82,829   $82,829  $82,049   $82,049  $80,898   $80,898  $82,829   $82,829  $ 85,466  $85,466
 9  $80,901   $80,901  $80,044   $80,044  $78,771   $78,771  $80,901   $80,901  $ 83,394  $83,394
 10 $79,017   $79,017  $78,088   $78,088  $76,700   $76,700  $79,017   $79,017  $ 81,372  $81,372
 11 $77,178   $77,178  $76,180   $76,180  $74,681   $74,681  $77,178   $77,178  $ 79,399  $79,399
 12 $75,381   $75,381  $74,319   $74,319  $72,714   $72,714  $75,381   $75,381  $ 77,474  $77,474
 13 $73,626   $73,626  $72,468   $72,468  $70,798   $70,798  $73,626   $73,626  $ 75,596  $75,596
 14 $71,912   $71,912  $70,663   $70,663  $68,931   $68,931  $71,877   $71,877  $ 73,763  $73,763
 15 $70,237   $70,237  $68,902   $68,902  $67,111   $67,111  $70,170   $70,170  $ 71,941  $71,941
 16 $68,602   $68,602  $67,185   $67,185  $65,339   $65,339  $68,502   $68,502  $ 70,162  $70,162
 17 $67,005   $67,005  $65,509   $65,509  $63,612   $63,612  $66,873   $66,873  $ 68,427  $68,427
 18 $65,445   $65,445  $63,874   $63,874  $61,930   $61,930  $65,282   $65,282  $ 66,734  $66,734
 19 $63,921   $63,921  $62,279   $62,279  $60,290   $60,290  $63,728   $63,728  $ 65,082  $65,082
 20 $62,433   $62,433  $60,723   $60,723  $58,693   $58,693  $62,210   $62,210  $ 63,470  $63,470
 21 $60,980   $60,980  $59,205   $59,205  $57,137   $57,137  $60,727   $60,727  $ 61,897  $61,897
 22 $59,560   $59,560  $57,724   $57,724  $55,621   $55,621  $59,279   $59,279  $ 60,362  $60,362
 23 $58,173   $58,173  $56,279   $56,279  $54,143   $54,143  $57,865   $57,865  $ 58,865  $58,865
 24 $56,819   $56,819  $54,870   $54,870  $52,704   $52,704  $56,484   $56,484  $ 57,404  $57,404
 25 $55,496   $55,496  $53,495   $53,495  $51,302   $51,302  $55,134   $55,134  $ 55,978  $55,978


 Assumptions:

 1. $100,000 initial investment.

 2. As of December 31, 2006, the average fund expenses = 0.97%.

 3. No optional death benefit(s) and/or optional living benefit(s) were elected.

 4. Strategic Partners FlexElite 2 figures do not include the optional 1% credit election. Had the credit been included, the Contract Values would be higher, due to the additional credit. However, election of the credit extends the surrender charge for an additional three years, thus lowering surrender value in those years.

 5. These reductions result in hypothetical net rates of return as follows:
    Strategic Partners Advisor -2.33%; Strategic Partners Select -2.44%; Strategic Partners FlexElite 2 -2.60%; Strategic Partners Annuity One 3/Plus 3 Non-Bonus -2.33%; Strategic Partners Annuity One 3/Plus 3 Bonus -2.42%.

 6. The illustration above illustrates 100% invested into the variable sub-accounts. Investments into the fixed rate accounts, as noted above, may receive a higher rate of interest in one product over another causing Contract Values to differ in relation to one another.

 7. Surrender Value assumes surrender 2 days prior to policy anniversary.

 6% GROSS RETURN




        SP ADVISOR         SP SELECT       SP FLEX ELITE II   SPAO 3 NON BONUS     SPAO 3 BONUS
    ------------------ ------------------ ------------------ ------------------ ------------------
    CONTRACT SURRENDER CONTRACT SURRENDER CONTRACT SURRENDER CONTRACT SURRENDER CONTRACT SURRENDER
     VALUE     VALUE    VALUE     VALUE    VALUE     VALUE    VALUE     VALUE    VALUE     VALUE
    -------- --------- -------- --------- -------- --------- -------- --------- -------- ---------
 1  $103,522 $103,522  $103,400 $ 96,863  $103,268 $ 96,740  $103,522 $ 96,976  $107,557 $ 99,754
 2  $107,179 $107,179  $106,926 $101,111  $106,653 $ 99,888  $107,179 $101,349  $111,247 $103,148
 3  $110,965 $110,965  $110,572 $105,544  $110,149 $103,139  $110,965 $105,917  $115,063 $106,659
 4  $114,884 $114,884  $114,342 $110,169  $113,759 $113,759  $114,884 $110,689  $119,009 $110,290
 5  $118,942 $118,942  $118,241 $114,994  $117,487 $117,487  $118,942 $115,674  $123,092 $115,176
 6  $123,143 $123,143  $122,273 $120,027  $121,338 $121,338  $123,143 $120,880  $127,314 $120,276
 7  $127,493 $127,493  $126,442 $125,278  $125,315 $125,315  $127,493 $126,318  $131,681 $125,597
 8  $131,996 $131,996  $130,753 $130,753  $129,422 $129,422  $131,996 $131,996  $136,198 $136,198
 9  $136,658 $136,658  $135,212 $135,212  $133,664 $133,664  $136,658 $136,658  $140,870 $140,870
 10 $141,485 $141,485  $139,822 $139,822  $138,044 $138,044  $141,485 $141,485  $145,702 $145,702
 11 $146,483 $146,483  $144,590 $144,590  $142,569 $142,569  $146,483 $146,483  $150,699 $150,699
 12 $151,657 $151,657  $149,520 $149,520  $147,241 $147,241  $151,657 $151,657  $155,868 $155,868
 13 $157,013 $157,013  $154,618 $154,618  $152,067 $152,067  $157,013 $157,013  $161,215 $161,215
 14 $162,559 $162,559  $159,890 $159,890  $157,051 $157,051  $162,559 $162,559  $166,745 $166,745
 15 $168,301 $168,301  $165,342 $165,342  $162,199 $162,199  $168,301 $168,301  $172,464 $172,464
 16 $174,246 $174,246  $170,980 $170,980  $167,515 $167,515  $174,246 $174,246  $178,380 $178,380
 17 $180,400 $180,400  $176,810 $176,810  $173,005 $173,005  $180,400 $180,400  $184,499 $184,499
 18 $186,772 $186,772  $182,838 $182,838  $178,675 $178,675  $186,772 $186,772  $190,827 $190,827
 19 $193,369 $193,369  $189,073 $189,073  $184,531 $184,531  $193,369 $193,369  $197,373 $197,373
 20 $200,199 $200,199  $195,520 $195,520  $190,579 $190,579  $200,199 $200,199  $204,143 $204,143
 21 $207,271 $207,271  $202,186 $202,186  $196,825 $196,825  $207,271 $207,271  $211,146 $211,146
 22 $214,592 $214,592  $209,080 $209,080  $203,276 $203,276  $214,592 $214,592  $218,388 $218,388
 23 $222,172 $222,172  $216,210 $216,210  $209,939 $209,939  $222,172 $222,172  $225,879 $225,879
 24 $230,019 $230,019  $223,582 $223,582  $216,820 $216,820  $230,019 $230,019  $233,627 $233,627
 25 $238,144 $238,144  $231,205 $231,205  $223,926 $223,926  $238,144 $238,144  $241,641 $241,641


 Assumptions:

 1. $100,000 initial investment.

 2. As of December 31, 2006, the average fund expenses =0.97%.

 3. No optional death benefit(s) and/or optional living benefit(s) were elected.

 4. Strategic Partners FlexElite 2 figures do not include the optional 1% credit election. Had the credit been included, the Contract Values would be higher, due to the additional credit. However, election of the credit extends the surrender charge for an additional three years, thus lowering surrender value in those years.

 5. These reductions result in hypothetical net rates of return as follows:
    Strategic Partners Advisor 3.53%; Strategic Partners Select 3.41%; Strategic Partners FlexElite 2 3.24%; Strategic Partners Annuity One 3/Plus 3 Non-Bonus 3.53%; Strategic Partners Annuity One 3/Plus 3 Bonus 3.43%.

 6. The illustration above illustrates 100% invested into the variable sub-accounts. Investments into the fixed rate accounts, as noted above, may receive a higher rate of interest in one product over another causing Contract Values to differ in relation to one another.

 7. Surrender Value assumes surrender 2 days prior to policy anniversary.

 APPENDIX C - ASSET TRANSFER FORMULA UNDER HIGHEST DAILY LIFETIME FIVE BENEFIT

 We set out below the current formula under which we may transfer amounts between the variable investment options and the Benefit Fixed Rate Account. Upon your election of Highest Daily Lifetime Five, we will not alter the asset transfer formula that applies to your contract. However, as discussed in
 Section 5, we reserve the right to modify this formula with respect to those who elect Highest Daily Lifetime Five in the future.

 TERMS AND DEFINITIONS REFERENCED IN THE CALCULATION FORMULA:
..   C\\u\\ - the upper target is established on the effective date of the
    Highest Daily Lifetime Five benefit (the "Effective Date") and is not changed for the life of the guarantee. Currently, it is 83%.
..   C\\t\\ - the target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 80%.
..   C\\l\\ - the lower target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 77%.
..   L - the target value as of the current business day.
..   r - the target ratio.

..   a - the factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee. The factors that we use currently are derived from the a2000 Individual Annuity Mortality Table with an assumed interest rate of 3%. Each number in the table "a" factors (which appears below) represents a factor, which when multiplied by the Highest Daily Annual Income Amount, projects our total liability for the purpose of asset transfers under the guarantee.

..   Q - age based factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee. The factor is currently set equal to 1.
..   V - the total value of all Permitted Sub-accounts in the annuity.
..   F - the total value of all Benefit Fixed Rate Account allocations.

..   I - the income value prior to the first withdrawal. The income value is equal to what the Highest Daily Annual Income Amount would be if the first withdrawal were taken on the date of calculation. After the first withdrawal the income value equals the greater of the Highest Daily Annual Income Amount, the quarterly step-up amount times the annual income percentage, and the Contract Value times the annual income percentage.

..   T - the amount of a transfer into or out of the Benefit Fixed Rate Account.
..   I% - annual income amount percentage. This factor is established on the
    Effective Date and is not changed for the life of the guarantee. Currently, this percentage is equal to 5%.

 Target Value Calculation:
 On each business day, a target value (L) is calculated, according to the following formula. If the variable Contract Value (V) is equal to zero, no calculation is necessary.

                               L     =I * Q * a

 Transfer Calculation:
 The following formula, which is set on the Effective Date and is not changed for the life of the guarantee, determines when a transfer is required:

   Target Ratio r = (L - F) / V.

..   If r (greater than) C\\u\\, assets in the Permitted Sub-accounts are transferred to Benefit Fixed Rate Account.
..   If r (less than) C\\l\\, and there are currently assets in the Benefit
    Fixed Rate Account (F (greater than) 0), assets in the Benefit Fixed Rate Account are transferred to the Permitted Sub-accounts.

 The following formula, which is set on the Effective Date and is not changed for the life of the guarantee, determines the transfer amount:
   T ={Min(V, [L - F - V * C\\t\\] /      T(greater than)0, Money moving from
   (1-C\\t\\))}                           the Permitted Sub-accounts to the
                                          Benefit Fixed Rate Account
   T ={Min(F, [L - F - V * C\\t\\] /      T(less than)0, Money moving from the
   (1-C\\t\\))}                           Benefit Fixed Rate Account to the
                                          Permitted Sub-accounts]

 Example:
 Male age 65 contributes $100,000 into the Permitted Sub accounts and the value drops to $92,300 during year one, end of day one. A table of values for "a" appears below.

 Target Value Calculation:

                          L     =I * Q * a
                                =5000.67 * 1 * 15.34
                                =76,710.28

 Target Ratio:

                      r     =(L - F) / V
                            =(76,710.28 - 0) / 92,300.00
                            =83.11%

 Since r (greater than) Cu ( because 83.11% (greater than) 83%) a transfer into the Benefit Fixed rate Account occurs.

 T     ={ Min ( V, [ L - F - V * Ct] / ( 1 - Ct))}
       ={ Min ( 92,300.00, [ 76,710.28 - 0 - 92,300.00 * 0.80] / ( 1 - 0.80))}
       ={ Min ( 92,300.00, 14,351.40 )}
       =14,351.40

                 Age 65 "a" Factors for Liability Calculations
              (in Years and Months since Benefit Effective Date)*

       Months
 Years   1      2     3     4     5     6     7     8     9    10    11    12
 ----- ------ ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
   1   15.34  15.31 15.27 15.23 15.20 15.16 15.13 15.09 15.05 15.02 14.98 14.95
   2   14.91  14.87 14.84 14.80 14.76 14.73 14.69 14.66 14.62 14.58 14.55 14.51
   3   14.47  14.44 14.40 14.36 14.33 14.29 14.26 14.22 14.18 14.15 14.11 14.07
   4   14.04  14.00 13.96 13.93 13.89 13.85 13.82 13.78 13.74 13.71 13.67 13.63
   5   13.60  13.56 13.52 13.48 13.45 13.41 13.37 13.34 13.30 13.26 13.23 13.19
   6   13.15  13.12 13.08 13.04 13.00 12.97 12.93 12.89 12.86 12.82 12.78 12.75
   7   12.71  12.67 12.63 12.60 12.56 12.52 12.49 12.45 12.41 12.38 12.34 12.30
   8   12.26  12.23 12.19 12.15 12.12 12.08 12.04 12.01 11.97 11.93 11.90 11.86
   9   11.82  11.78 11.75 11.71 11.67 11.64 11.60 11.56 11.53 11.49 11.45 11.42
  10   11.38  11.34 11.31 11.27 11.23 11.20 11.16 11.12 11.09 11.05 11.01 10.98
  11   10.94  10.90 10.87 10.83 10.79 10.76 10.72 10.69 10.65 10.61 10.58 10.54
  12   10.50  10.47 10.43 10.40 10.36 10.32 10.29 10.25 10.21 10.18 10.14 10.11
  13   10.07  10.04 10.00  9.96  9.93  9.89  9.86  9.82  9.79  9.75  9.71  9.68
  14    9.64   9.61  9.57  9.54  9.50  9.47  9.43  9.40  9.36  9.33  9.29  9.26
  15    9.22   9.19  9.15  9.12  9.08  9.05  9.02  8.98  8.95  8.91  8.88  8.84
  16    8.81   8.77  8.74  8.71  8.67  8.64  8.60  8.57  8.54  8.50  8.47  8.44
  17    8.40   8.37  8.34  8.30  8.27  8.24  8.20  8.17  8.14  8.10  8.07  8.04
  18    8.00   7.97  7.94  7.91  7.88  7.84  7.81  7.78  7.75  7.71  7.68  7.65
  19    7.62   7.59  7.55  7.52  7.49  7.46  7.43  7.40  7.37  7.33  7.30  7.27
  20    7.24   7.21  7.18  7.15  7.12  7.09  7.06  7.03  7.00  6.97  6.94  6.91
  21    6.88   6.85  6.82  6.79  6.76  6.73  6.70  6.67  6.64  6.61  6.58  6.55
  22    6.52   6.50  6.47  6.44  6.41  6.38  6.36  6.33  6.30  6.27  6.24  6.22
  23    6.19   6.16  6.13  6.11  6.08  6.05  6.03  6.00  5.97  5.94  5.92  5.89
  24    5.86   5.84  5.81  5.79  5.76  5.74  5.71  5.69  5.66  5.63  5.61  5.58
  25    5.56   5.53  5.51  5.48  5.46  5.44  5.41  5.39  5.36  5.34  5.32  5.29
  26    5.27   5.24  5.22  5.20  5.18  5.15  5.13  5.11  5.08  5.06  5.04  5.01
  27    4.99   4.97  4.95  4.93  4.91  4.88  4.86  4.84  4.82  4.80  4.78  4.75
  28    4.73   4.71  4.69  4.67  4.65  4.63  4.61  4.59  4.57  4.55  4.53  4.51
  29    4.49   4.47  4.45  4.43  4.41  4.39  4.37  4.35  4.33  4.32  4.30  4.28
  30    4.26   4.24  4.22  4.20  4.18  4.17  4.15  4.13  4.11  4.09  4.07  4.06
  31    4.04   4.02  4.00  3.98  3.97  3.95  3.93  3.91  3.90  3.88  3.86  3.84
  32    3.83   3.81  3.79  3.78  3.76  3.74  3.72  3.71  3.69  3.67  3.66  3.64
  33    3.62   3.61  3.59  3.57  3.55  3.54  3.52  3.50  3.49  3.47  3.45  3.44
  34    3.42   3.40  3.39  3.37  3.35  3.34  3.32  3.30  3.29  3.27  3.25  3.24
  35    3.22   3.20  3.18  3.17  3.15  3.13  3.12  3.10  3.08  3.07  3.05  3.03
  36    3.02   3.00  2.98  2.96  2.95  2.93  2.91  2.90  2.88  2.86  2.85  2.83
  37    2.81   2.79  2.78  2.76  2.74  2.73  2.71  2.69  2.68  2.66  2.64  2.62
  38    2.61   2.59  2.57  2.56  2.54  2.52  2.51  2.49  2.47  2.45  2.44  2.42
  39    2.40   2.39  2.37  2.35  2.34  2.32  2.30  2.29  2.27  2.25  2.24  2.22
  40    2.20   2.19  2.17  2.15  2.14  2.12  2.11  2.09  2.07  2.06  2.04  2.02
  41    2.01   1.84  1.67  1.51  1.34  1.17  1.00  0.84  0.67  0.50  0.33  0.17

 *  The values set forth in this table are applied to all ages.

            PLEASE SEND ME A STATEMENT OF ADDITIONAL INFORMATION THAT CONTAINS FURTHER DETAILS ABOUT THE PRUCO LIFE ANNUITY DESCRIBED IN PROSPECTUS ORD01142 (05/2007)

                      ------------------------
                               (print your name)

                      ------------------------
                                   (address)

                      ------------------------
                             (city/state/zip code)

                               MAILING ADDRESS:

                       PRUDENTIAL ANNUITY SERVICE CENTER
                                 P.O. Box 7960
                            Philadelphia, PA 19176

[LOGO]
The Prudential Insurance Company of America
751 Broad Street
Newark, NJ 07102-3777





P2360


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                                 U.S. POSTAGE
                                     PAID
                                 LANCASTER, PA
                                PERMIT NO. 1793

                              STRATEGIC PARTNERS/SM/ FLEXELITE VARIABLE ANNUITY

                                                        PROSPECTUS: MAY 1, 2007

                      ------------------------

 This Prospectus describes an Individual Variable Annuity Contract offered by Pruco Life Insurance Company (Pruco Life) and the Pruco Life Flexible Premium Variable Annuity Account. Pruco Life offers several different annuities which your representative may be authorized to offer to you. Please note that selling broker-dealer firms through which the contract is sold may decline to make available to their customers certain of the optional features and investment options offered generally under the contract. Alternatively, such firms may restrict the availability of the optional benefits that they do make available to their customers (e.g., imposing a lower maximum issue age for certain optional benefits than what is prescribed generally under the contract). Please speak to your registered representative for further details. Each annuity has different features and benefits that may be appropriate for you based on your financial situation, your age and how you intend to use the annuity. The different features and benefits include variations in death benefit protection and the ability to access your annuity's contract value. The fees and charges under the annuity contract and the compensation paid to your representative may also be different among each annuity. If you are purchasing the contract as a replacement for existing variable annuity or variable life coverage, you should consider, among other things, any surrender or penalty charges you may incur when replacing your existing coverage. Pruco Life is a wholly-owned subsidiary of the Prudential Insurance Company of America.


 THE FUNDS

 Strategic Partners FlexElite offers a wide variety of investment choices, including variable investment options that invest in underlying mutual funds. Currently, portfolios within the following underlying mutual funds are being offered: The Prudential Series Fund, Advanced Series Trust (formerly named American Skandia Trust), Gartmore Variable Insurance Trust, and Janus Aspen Series (see next page for list of each portfolio currently offered).


 PLEASE READ THIS PROSPECTUS
 Please read this prospectus before purchasing a Strategic Partners FlexElite variable annuity contract, and keep it for future reference. The current prospectuses for the underlying mutual funds contain important information about the mutual funds. When you invest in a variable investment option that is funded by a mutual fund, you should read the mutual fund prospectus and keep it for future reference. The Risk Factors section relating to the market value adjustment option appears in the Summary.

 TO LEARN MORE ABOUT STRATEGIC PARTNERS FLEXELITE

 To learn more about the Strategic Partners FlexElite variable annuity, you can request a copy of the Statement of Additional Information (SAI) dated May 1, 2007. The SAI has been filed with the Securities and Exchange Commission (SEC) and is legally a part of this prospectus. Pruco Life also files other reports with the SEC. All of these filings can be reviewed and copied at the SEC's offices, and can also be obtained from the SEC's Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. (See SEC file numbers 333-75702 and 333-103474.) You may obtain information on the operation of the Public Reference Room by calling the SEC at (202) 551-8090. The SEC also maintains a Web site (http://www.sec.gov) that contains the Strategic Partners FlexElite SAI, material incorporated by reference, and other information regarding registrants that file electronically with the SEC. The Table of Contents of the SAI is set forth in Section 11 of this prospectus.


 For a free copy of the SAI, call us at (888) PRU-2888, or write to us at Prudential Annuity Service Center, P.O. Box 7960, Philadelphia, PA 19176.

 You may elect before your 3/rd/ and 6/th/ contract anniversaries to have a credit added to your contract value. If you make a credit election, your charges may be higher than if you had not made the election and they could exceed your credit amount if you make a withdrawal within 3 years of your election.

 The SEC has not determined that this contract is a good investment, nor has the sec determined that this Prospectus is complete or accurate. It is a criminal offense to state otherwise. Investment in a variable annuity contract is subject to risk, including the possible loss of your money. An investment in Strategic Partners FlexElite is not a bank deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency.


 Strategic Partners/SM/ is a service mark of The Prudential Insurance Company of America  ORD01091

 The Prudential Series Fund


   Jennison Portfolio

   Equity Portfolio
   Global Portfolio
   Money Market Portfolio
   Stock Index Portfolio
   Value Portfolio
   SP Aggressive Growth Asset Allocation Portfolio
   SP Balanced Asset Allocation Portfolio
   SP Conservative Asset Allocation Portfolio
   SP Growth Asset Allocation Portfolio

   SP AIM Core Equity Portfolio
   SP Davis Value Portfolio

   SP International Growth Portfolio
   SP International Value Portfolio

   SP Mid Cap Growth Portfolio
   SP PIMCO High Yield Portfolio
   SP PIMCO Total Return Portfolio
   SP Prudential U.S. Emerging Growth Portfolio
   SP Small Cap Growth Portfolio
   SP Small-Cap Value Portfolio
   SP Strategic Partners Focused Growth Portfolio
   SP T. Rowe Price Large-Cap Growth Portfolio


 Advanced Series Trust

   AST Advanced Strategies Portfolio
   AST Aggressive Asset Allocation Portfolio
   AST AllianceBernstein Core Value Portfolio
   AST AllianceBernstein Growth & Income Portfolio
   AST AllianceBernstein Managed Index 500 Portfolio
   AST American Century Income & Growth Portfolio

   AST American Century Strategic Allocation Portfolio

   AST Balanced Asset Allocation Portfolio
   AST Capital Growth Asset Allocation Portfolio
   AST Cohen & Steers Realty Portfolio
   AST Conservative Asset Allocation Portfolio
   AST DeAM Large-Cap Value Portfolio


   AST DeAM Small-Cap Value Portfolio
   AST Federated Aggressive Growth Portfolio
   AST First Trust Balanced Target Portfolio
   AST First Trust Capital Appreciation Target Portfolio

   AST UBS Dynamic Alpha Portfolio

   AST Goldman Sachs Concentrated Growth Portfolio
   AST Goldman Sachs Mid-Cap Growth Portfolio
   AST High Yield Portfolio
   AST JPMorgan International Equity Portfolio
   AST Large-Cap Value Portfolio
   AST Lord Abbett Bond-Debenture Portfolio
   AST Marsico Capital Growth Portfolio
   AST MFS Global Equity Portfolio
   AST MFS Growth Portfolio
   AST Mid Cap Value Portfolio
   AST Neuberger Berman Mid-Cap Growth Portfolio
   AST Neuberger Berman Mid-Cap Value Portfolio

   AST Neuberger Berman Small-Cap Growth Portfolio

   AST PIMCO Limited Maturity Bond Portfolio
   AST Preservation Asset Allocation Portfolio
   AST Small-Cap Value Portfolio
   AST T. Rowe Price Asset Allocation Portfolio
   AST T. Rowe Price Global Bond Portfolio
   AST T. Rowe Price Natural Resources Portfolio

 Gartmore Variable Insurance Trust
   GVIT Developing Markets Fund

 Janus Aspen Series
   Large Cap Growth Portfolio -- Service Shares

                                   CONTENTS


PART I: STRATEGIC PARTNERS FLEXELITE PROSPECTUS SUMMARY..................................  5
 GLOSSARY................................................................................  6
 SUMMARY................................................................................. 11
 RISK FACTORS............................................................................ 15
 SUMMARY OF CONTRACT EXPENSES............................................................ 16
 EXPENSE EXAMPLES........................................................................ 21

PART II: STRATEGIC PARTNERS FLEXELITE PROSPECTUS SECTIONS 1 - 11......................... 24

 SECTION 1: WHAT IS THE STRATEGIC PARTNERS FLEXELITE VARIABLE ANNUITY?................... 25
   SHORT TERM CANCELLATION RIGHT OR "FREE LOOK".......................................... 25

 SECTION 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE?........................................ 25
   VARIABLE INVESTMENT OPTIONS........................................................... 26
   FIXED INTEREST RATE OPTIONS........................................................... 37
   MARKET VALUE ADJUSTMENT OPTION........................................................ 38
   TRANSFERS AMONG OPTIONS............................................................... 39
   ADDITIONAL TRANSFER RESTRICTIONS...................................................... 40
   DOLLAR COST AVERAGING................................................................. 41
   ASSET ALLOCATION PROGRAM.............................................................. 41
   AUTO-REBALANCING...................................................................... 41
   SCHEDULED TRANSACTIONS................................................................ 42
   VOTING RIGHTS......................................................................... 42
   SUBSTITUTION.......................................................................... 42

 SECTION 3: WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE? (ANNUITIZATION) 42
   PAYMENT PROVISIONS.................................................................... 42
   PAYMENT PROVISIONS WITHOUT THE GUARANTEED MINIMUM INCOME BENEFIT...................... 43
     OPTION 1: ANNUITY PAYMENTS FOR A FIXED PERIOD....................................... 43
     OPTION 2: LIFE INCOME ANNUITY OPTION................................................ 43
     OPTION 3: INTEREST PAYMENT OPTION................................................... 43
     OTHER ANNUITY OPTIONS............................................................... 43
   TAX CONSIDERATIONS.................................................................... 43
   GUARANTEED MINIMUM INCOME BENEFIT..................................................... 43
     GMIB ROLL-UP........................................................................ 44
     GMIB OPTION 1 - SINGLE LIFE PAYOUT OPTION........................................... 46
     GMIB OPTION 2 - JOINT LIFE PAYOUT OPTION............................................ 46
   HOW WE DETERMINE ANNUITY PAYMENTS..................................................... 46

 SECTION 4: WHAT IS THE DEATH BENEFIT?................................................... 47
   BENEFICIARY........................................................................... 47
   CALCULATION OF THE DEATH BENEFIT...................................................... 47
   GUARANTEED MINIMUM DEATH BENEFIT...................................................... 48
     GMDB ROLL-UP........................................................................ 48
     GMDB STEP-UP........................................................................ 49
   HIGHEST DAILY VALUE DEATH BENEFIT..................................................... 49
   CALCULATION OF THE HIGHEST DAILY VALUE DEATH BENEFIT.................................. 50
   PAYOUT OPTIONS........................................................................ 51
   BENEFICIARY CONTINUATION OPTION....................................................... 53
   EARNINGS APPRECIATOR BENEFIT.......................................................... 53
   SPOUSAL CONTINUANCE BENEFIT........................................................... 54

 SECTION 5: WHAT IS THE LIFETIME FIVE/SM/ INCOME BENEFIT?................................ 56
   LIFETIME FIVE INCOME BENEFIT.......................................................... 56
   SPOUSAL LIFETIME FIVE INCOME BENEFIT.................................................. 62
   HIGHEST DAILY LIFETIME FIVE BENEFIT................................................... 65

 SECTION 6: WHAT IS THE INCOME APPRECIATOR BENEFIT?..................................  71
   INCOME APPRECIATOR BENEFIT........................................................  71
   CALCULATION OF THE INCOME APPRECIATOR BENEFIT.....................................  72
   INCOME APPRECIATOR BENEFIT OPTIONS DURING THE ACCUMULATION PHASE..................  73

 SECTION 7: HOW CAN I PURCHASE A STRATEGIC PARTNERS FLEXELITE CONTRACT?..............  74
   PURCHASE PAYMENTS.................................................................  74
   ALLOCATION OF PURCHASE PAYMENTS...................................................  75
   CREDIT ELECTION...................................................................  75
   CALCULATING CONTRACT VALUE........................................................  75

 SECTION 8: WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS FLEXELITE
   CONTRACT?.........................................................................  76
   INSURANCE AND ADMINISTRATIVE CHARGES..............................................  76
   WITHDRAWAL CHARGE.................................................................  77
   WAIVER OF WITHDRAWAL CHARGE FOR CRITICAL CARE.....................................  78
   REQUIRED MINIMUM DISTRIBUTION.....................................................  78
   CONTRACT MAINTENANCE CHARGE.......................................................  78
   GUARANTEED MINIMUM INCOME BENEFIT CHARGE..........................................  78
   INCOME APPRECIATOR BENEFIT CHARGE.................................................  79
   EARNINGS APPRECIATOR BENEFIT CHARGE...............................................  79
   BENEFICIARY CONTINUATION OPTION CHARGES...........................................  80
   TAXES ATTRIBUTABLE TO PREMIUM.....................................................  80
   TRANSFER FEE......................................................................  80
   COMPANY TAXES.....................................................................  80
   UNDERLYING MUTUAL FUND FEES.......................................................  81

 SECTION 9: HOW CAN I ACCESS MY MONEY?...............................................  81
   WITHDRAWALS DURING THE ACCUMULATION PHASE.........................................  81
   AUTOMATED WITHDRAWALS.............................................................  81
   SUSPENSION OF PAYMENTS OR TRANSFERS...............................................  81

 SECTION 10: WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS
   FLEXELITE CONTRACT?...............................................................  82
   CONTRACTS OWNED BY INDIVIDUALS (NOT ASSOCIATED WITH TAX-FAVORED RETIREMENT PLANS).  82
   CONTRACTS HELD BY TAX FAVORED PLANS...............................................  85

 SECTION 11: OTHER INFORMATION.......................................................  88
   PRUCO LIFE INSURANCE COMPANY......................................................  88
   THE SEPARATE ACCOUNT..............................................................  89
   SALE AND DISTRIBUTION OF THE CONTRACT.............................................  89
   LITIGATION........................................................................  90
   ASSIGNMENT........................................................................  90
   FINANCIAL STATEMENTS..............................................................  90
   STATEMENT OF ADDITIONAL INFORMATION...............................................  91
   HOUSEHOLDING......................................................................  91
   MARKET-VALUE ADJUSTMENT FORMULA...................................................  91

APPENDIX A - ACCUMULATION UNIT VALUES................................................ A-1

APPENDIX B - SELECTING THE VARIABLE ANNUITY THAT'S RIGHT FOR YOU..................... B-1

APPENDIX C - ASSET TRANSFER FORMULA UNDER HIGHEST DAILY LIFETIME FIVE BENEFIT........ C-1

  PART I SUMMARY
--------------------------------------------------------------------------------

  STRATEGIC PARTNERS FLEXELITE PROSPECTUS

            PART I: STRATEGIC PARTNERS FLEXELITE PROSPECTUS SUMMARY

 GLOSSARY

 We have tried to make this Prospectus as easy to read and understand as possible. By the nature of the contract, however, certain technical words or terms are unavoidable. We have identified the following as some of these words or terms.

 Accumulation Phase
 The period that begins with the contract date (which we define below) and ends when you start receiving income payments, or earlier if the contract is terminated through a full withdrawal or payment of a death benefit.

 Adjusted Contract Value
 When you begin receiving income payments, the value of your contract adjusted for any market value adjustment minus any charge we impose for premium taxes, withdrawal charge and credit election withdrawal charge.

 Adjusted Purchase Payment
 Your invested purchase payment is adjusted for any subsequent withdrawals. The adjusted purchase payment is used only for calculations of the Earnings Appreciator Benefit.

 Annual Income Amount

 Under the terms of the Lifetime Five Income Benefit, an amount that you can withdraw each year as long as the annuitant lives. For the Highest Daily Lifetime Five Benefit only, we refer to an amount that you can withdraw each year as long as the annuitant lives as the "Total Annual Income Amount." Under the Spousal Lifetime Five Income Benefit, the annual income amount is paid until the later death of two natural persons who are each other's spouses at the time of election and at the first death of one of them.


 Annual Withdrawal Amount
 Under the terms of the Lifetime Five Income Benefit, an amount that you can withdraw each year as long as there is Protected Withdrawal Value remaining. The Annual Withdrawal Amount is set initially to equal 7% of the initial Protected Withdrawal Value, but will be adjusted to reflect subsequent purchase payments, withdrawals, and any step-up.

 Annuitant

 The person whose life determines the amount of income payments that we will make. Except as indicated below, if the annuitant dies before the annuity date, the co-annuitant (if any) becomes the annuitant if the contract's requirements for changing the annuity date are met. If, upon the death of the annuitant, there is no surviving eligible co-annuitant, and the owner is not the annuitant, then the owner becomes the annuitant.

 Generally, if an annuity is owned by an entity and the entity has named a co-annuitant, the co-annuitant will become the annuitant upon the death of the annuitant, and no death benefit is payable. If a Custodial Account elects to receive the Death Benefit the Contract Value as of the date of due proof of death of the annuitant will reflect the amount that would have been payable had a death benefit been paid. Unless we agree otherwise, the contract is eligible to have a co-annuitant designation only if the entity that owns the contract is (1) a plan described in Internal Revenue Code
 Section 72(s)(5)(A)(i) (or any successor Code section thereto); (2) an entity described in Code Section 72(u)(1) (or any successor Code section thereto); or
 (3) a custodial account established pursuant to the provisions in Code
 Section 408(a) (or any successor Code section thereto) ("Custodial Account").

 Where the contract is held by a Custodial Account, the co-annuitant will not automatically become the annuitant upon the death of the annuitant. Upon the death of the annuitant, the Custodial Account will have the choice, subject to our rules, to either elect to receive the death benefit or elect to continue the contract.


 Annuity Date
 The date when income payments are scheduled to begin. You must have our permission to change the annuity date. If the co-annuitant becomes the annuitant due to the death of the annuitant, and the co-annuitant is older than the annuitant, then the annuity date will be based on the age of the co-annuitant, provided that the contract's requirements for changing the annuity date are met (e.g., the co-annuitant cannot be older than a specified age). If the co-annuitant is younger than the annuitant, then the annuity date will remain unchanged.

 Beneficiary
 The person(s) or entity you have chosen to receive a death benefit.


 Benefit Fixed Rate Account
 An investment option offered as part of this contract that is used only if you have elected the optional Highest Daily Lifetime Five Benefit. Amounts allocated to the Benefit Fixed Rate Account earn a fixed rate of interest, and are held within our general account.

 You may not allocate purchase payments to the Benefit Fixed Rate Account. Rather, Contract Value is transferred to the Benefit Fixed Rate Account only under the asset transfer feature of the Highest Daily Lifetime Five Benefit.


 Business Day
 A day on which the New York Stock Exchange is open for business. Our business day generally ends at 4:00 p.m. Eastern time.

 Co-Annuitant

 The person shown on the contract data pages who becomes the annuitant (if eligible) upon the death of the annuitant if the contract's requirement for changing the annuity date are met.


 Contract Date
 The date we accept your initial purchase payment and all necessary paperwork in good order at the Prudential Annuity Service Center. Contract anniversaries are measured from the contract date. A contract year starts on the contract date or on a contract anniversary.

 Contract Owner, Owner or You
 The person entitled to the ownership rights under the contract.

 Contract Value

 This is the total value of your contract, equal to the sum of the values of your investment in each investment option you have chosen. Your Contract Value will go up or down based on the performance of the investment options you choose.


 Credit

 The amount we add to your Contract Value if you make a credit election.


 Credit Election

 Your election to have a credit added to your Contract Value. At least 30 calendar days prior to your 3/rd/ and 6/th/ contract anniversaries, we will notify you of your option to make a credit election. We will give you notice only if the credit election is available under your contract and you have not previously declined to receive a credit. We must receive the credit election in good order no later than the applicable contract anniversary.


 Daily Value

 For purposes of the Highest Daily Value Death Benefit, which we describe below, the Contract Value as of the end of each business day. The Daily Value on the contract date is equal to your purchase payment.


 Death Benefit
 If a death benefit is payable, the beneficiary you designate will receive, at a minimum, the total invested purchase payments, reduced proportionally by withdrawals, or a potentially greater amount related to market appreciation. The Guaranteed Minimum Death Benefit, or Highest Daily Value Death Benefit, is available for an additional charge. See Section 4, "What Is The Death Benefit?"

 Death Benefit Target Date
 With respect to the Highest Daily Value Death Benefit, the later of the contract anniversary on or after the 80/th/ birthday of the current contract owner the older of either joint owner or (if owned by an entity) the annuitant, or five years after the contract date.

 Designated Life
 For purposes of the Spousal Lifetime Five Income Benefit, a Designated Life refers to each of two natural persons who are each other's spouses at the time of election of the Spousal Lifetime Five Income Benefit and at the first death of one of them.

 Dollar Cost Averaging Fixed Rate Option (DCA Fixed Rate Option)
 An investment option that offers a fixed rate of interest for a selected period during which periodic transfers are automatically made to selected variable investment options or to the one-year fixed interest rate option.

 Earnings Appreciator Benefit (EAB)
 An optional feature available for an additional charge that may provide a supplemental death benefit based on earnings under the contract.

 GLOSSARY continued


 Excess Income/Excess Withdrawal

 Under the Lifetime Five Income Benefit, Spousal Lifetime Five Income Benefit, and Highest Daily Lifetime Five Benefit, Excess Income refers to cumulative withdrawals that exceed the Annual Income Amount (the Total Annual Income Amount, for Highest Daily Lifetime Five only). Under the Lifetime Five Income Benefit, Excess Withdrawal refers to cumulative withdrawals that exceed the Annual Withdrawal Amount.


 Fixed Interest Rate Options
 Investment options that offer a fixed rate of interest for either a one-year period (fixed rate option) or a selected period during which periodic transfers are made to selected variable investment options or to the one-year fixed rate option.

 Good Order
 An instruction received at the Prudential Annuity Service Center, utilizing such forms, signatures and dating as we require, which is sufficiently clear that we do not need to exercise any discretion to follow such instructions.

 Guarantee Period
 A period of time during which your invested purchase payment in the market value adjustment option earns interest at the declared rate. We may offer one or more guarantee periods.

 Guaranteed Minimum Death Benefit (GMDB)
 An optional feature available for an additional charge that guarantees that the death benefit that the beneficiary receives will be no less than a certain GMDB protected value. The GMDB is a different death benefit than the Highest Daily Value Death Benefit, which we describe below.

 GMDB Protected Value
 The amount guaranteed under the Guaranteed Minimum Death Benefit, which may equal the GMDB roll-up value, the GMDB step-up value, or the greater of the two. The GMDB protected value will be subject to certain age restrictions and time durations, however, it will still increase by subsequent invested purchase payments and reduce proportionally by withdrawals.

 GMDB Roll-Up
 We use the GMDB roll-up value to compute the GMDB protected value of the Guaranteed Minimum Death Benefit. The GMDB roll-up is equal to the invested purchase payments compounded daily at an effective annual interest rate starting on the date that each invested purchase payment is made, subject to a cap (for certain contracts), and reduced by the effect of withdrawals.

 GMDB Step-Up

 We use the GMDB step-up value to compute the GMDB protected value of the Guaranteed Minimum Death Benefit. Generally speaking, the GMDB step-up establishes a "high water mark" of protected value that we would pay upon death, even if the Contract Value has declined. For example, if the GMDB step-up were set at $100,000 on a contract anniversary, and the Contract Value subsequently declined to $80,000 on the date of death, the GMDB step-up value would nonetheless remain $100,000 (assuming no additional purchase payments or withdrawals).


 Guaranteed Minimum Income Benefit (GMIB)
 An optional feature available for an additional charge that guarantees that the income payments you receive during the income phase will be no less than a certain GMIB protected value applied to the GMIB guaranteed annuity purchase rates.

 GMIB Protected Value
 We use the GMIB protected value to calculate annuity payments should you annuitize under the Guaranteed Minimum Income Benefit.

 The value is calculated daily and is equal to the GMIB roll-up, until the GMIB roll-up either reaches its cap or if we stop applying the annual interest rate based on the age of the annuitant, number of contract anniversaries or number of years since last GMIB reset. At such point, the GMIB protected value will be increased by any subsequent invested purchase payments, and any withdrawals will proportionally reduce the GMIB protected value. The GMIB protected value is not available as a cash surrender benefit or a death benefit, nor is it used to calculate the cash surrender value or death benefit.

 GMIB Reset

 You may elect to "step-up" or "reset" your GMIB protected value if your Contract Value is greater than the current GMIB protected value. Upon exercise of the reset provision, your GMIB protected value will be reset to equal your current Contract Value. You are limited to two resets over the life of your contract, provided that certain annuitant age requirements are met.

 GMIB Roll-Up

 We will use the GMIB roll-up value to compute the GMIB protected value of the Guaranteed Minimum Income Benefit. The GMIB roll-up is equal to the invested purchase payments (after a reset, the Contract Value at the time of the reset) compounded daily at an effective annual interest rate starting on the date each invested purchase payment is made, subject to a cap, and reduced proportionally by withdrawals.

 Highest Daily Lifetime Five Benefit
 An optional feature available for an additional charge that guarantees your ability to withdraw amounts equal to a percentage of a principal value called the Protected Withdrawal Value. Subject to our rules regarding the timing and amount of withdrawals, we guarantee these withdrawal amounts, regardless of the impact of market performance on your Contract Value.


 Highest Daily Value Death Benefit

 An optional death benefit available for an additional charge that can provide a death benefit that exceeds the Contract Value on the date of death. The amount of the death benefit is determined with reference to the Highest Daily Value, as defined below.


 Income Appreciator Benefit (IAB)
 An optional feature that may be available for an additional charge that provides a supplemental living benefit based on earnings under the contract.

 IAB Automatic Withdrawal Payment Program

 A series of payments consisting of a portion of your Contract Value and Income Appreciator Benefit paid to you in equal installments over a 10 year period, which you may choose, if you elect to receive the Income Appreciator Benefit during the accumulation phase.


 IAB Credit

 An amount we add to your Contract Value that is credited in equal installments over a 10 year period, which you may choose, if you elect to receive the Income Appreciator Benefit during the accumulation phase.


 Income Options
 Options under the contract that define the frequency and duration of income payments. In your contract, we also refer to these as payout or annuity options.

 Income Phase
 The period during which you receive income payments under the contract.

 Invested Purchase Payments
 Your purchase payments (which we define below) less any deduction we make for any tax charge.

 Joint Owner
 The person named as the joint owner, who shares ownership rights with the owner as defined in the contract. A joint owner must be a natural person.

 Lifetime Five Income Benefit

 An optional feature available for an additional charge that guarantees your ability to withdraw amounts equal to a percentage of an initial principal value (called the "Protected Withdrawal Value"), regardless of the impact of market performance on your Contract Value, subject to our rules regarding the timing and amount of withdrawals. There are two options - one is designed to provide annual withdrawal amount for life and the other is designed to provide a greater annual withdrawal amount (than the first option) as long as there is Protected Withdrawal Value. We also offer a variant of the Lifetime Five Income Benefit to certain spousal owners - see "Spousal Lifetime Five Income Benefit."


 Market Value Adjustment

 An adjustment to your Contract Value or withdrawal proceeds that is based on the relationship between interest you are currently earning within the market value adjustment option and prevailing interest rates. This adjustment may be positive or negative.


 Market Value Adjustment Option
 An investment option for contracts sold on or after May 1, 2003, or upon subsequent state approval. This investment option may offer various guarantee periods and pays a fixed rate of interest with respect to each guarantee period. We impose a market value adjustment on withdrawals that you make from this option prior to the end of its guarantee period.

 GLOSSARY continued


 Net Purchase Payments
 Your total purchase payments less any withdrawals you have made.

 Proportional Withdrawals

 A method that involves calculating the percentage of your Contract Value that each prior withdrawal represented when withdrawn. In general, proportional withdrawals result in a reduction to the applicable benefit value by reducing such value in the same proportion as the Contract Value was reduced by the withdrawal as of the date the withdrawal occurred.

 Protected Withdrawal Value
 Under the Lifetime Five Income Benefit, the Spousal Lifetime Five Income Benefit, and the Highest Daily Lifetime Five Benefit, an amount that we guarantee regardless of the investment performance of your Contract Value. For the Highest Daily Lifetime Five Benefit only, we also refer to an amount that we guarantee regardless of the investment performance of your Contract Value as the "Total Protected Withdrawal Value." As discussed in Section 5, Protected Withdrawal Value is determined one way with respect to the Lifetime Five Income Benefit and the Spousal Lifetime Five Income Benefit, and another way for the Highest Daily Lifetime Five Benefit.


 Prudential Annuity Service Center
 For general correspondence: P.O. Box 7960, Philadelphia, PA, 19176. For express overnight mail: 2101 Welsh Road, Dresher, PA 19025. The phone number is (888) PRU-2888. Prudential's Web site is www.prudential.com.

 Purchase Payments
 The amount of money you pay us to purchase the contract. Generally, you can make additional purchase payments at any time during the accumulation phase.

 Separate Account
 Purchase payments allocated to the variable investment options are held by us in a separate account called the Pruco Life Flexible Premium Variable Annuity Account. The separate account is set apart from all of the general assets of Pruco Life.

 Spousal Lifetime Five Income Benefit

 An optional feature available for an additional charge that guarantees the ability to withdraw amounts equal to a percentage of an initial principal value (called the "Protected Withdrawal Value"), regardless of the impact of market performance on the Contract Value, subject to our rules regarding the timing and amount of withdrawals. Under the Spousal Lifetime Five Income Benefit, an annual income amount is paid until the later death of two natural persons who are each other's spouses at the time of election and at the first death of one of them.


 Statement of Additional Information
 A document containing certain additional information about the Strategic Partners FlexElite variable annuity. We have filed the Statement of Additional Information with the Securities and Exchange Commission and it is legally a part of this prospectus. To learn how to obtain a copy of the Statement of Additional Information, see the front cover of this prospectus.

 Tax Deferral
 This is a way to increase your assets without currently being taxed. Generally, you do not pay taxes on your contract earnings until you take money out of your contract. You should be aware that tax favored plans (such as IRAs) already provide tax deferral regardless of whether they invest in annuity contracts. See Section 10, "What Are The Tax Considerations Associated With The Strategic Partners FlexElite Contract?"

 Variable Investment Option
 When you choose a variable investment option, we purchase shares of the underlying mutual fund that are held as an investment for that option. We hold these shares in the separate account. The division of the separate account of Pruco Life that invests in a particular mutual fund is referred to in your contract as a subaccount.

 SUMMARY FOR SECTIONS 1-11

 For a more complete discussion of the following topics, see the corresponding section in
 Part II of the prospectus.

 SECTION 1
 What Is The Strategic Partners Flexelite Variable Annuity?
 The Strategic Partners FlexElite Variable Annuity is a contract between you, the owner, and us, the insurance company, Pruco Life Insurance Company (Pruco Life, we or us). The contract allows you to invest on a tax-deferred basis in variable investment options, fixed interest rate options, and the market value adjustment option. The contract is intended for retirement savings or other long-term investment purposes and provides for a death benefit.

 The variable investment options available under the contract offer the opportunity for a favorable return. However, this is NOT guaranteed. It is possible, due to market changes, that your investments may decrease in value, including an investment in Prudential Money Market Portfolio variable investment option.

 The fixed interest rate options offer a guaranteed interest rate. While your money is allocated to one of these options, your principal amount will not decrease and we guarantee that your money will earn at least a minimum interest rate annually.

 Under the market value adjustment option, while your money remains in the contract for the full guarantee period, your principal amount is guaranteed to be at least the minimum interest rate dictated by applicable state law.

 You may make up to 12 free transfers each contract year among the investment options. Certain restrictions apply to transfers involving the fixed interest rate options.

 The contract, like all deferred annuity contracts, has two phases: the accumulation phase and the income phase.

..   During the accumulation phase, any earnings grow on a tax-deferred basis and are generally only taxed as income when you make a withdrawal.
..   The income phase starts when you begin receiving regular payments from your contract.

 The amount of money you are able to accumulate in your contract during the accumulation phase will help determine the amount you will receive during the income phase. Other factors will affect the amount of your payments such as age, gender and the payout option you select.

 The contract offers a choice of income and death benefit options, which may also be available to you.

 There are certain state variations to this contract that are referred to in this prospectus. Please see your contract for further information on these and other variations.

 We may amend the contract as permitted by law. For example, we may add new features to the contract. Subject to applicable law, we determine whether or not to make such contract amendments available to contracts that already have been issued.

 If you change your mind about owning Strategic Partners FlexElite, you may cancel your contract within 10 days after receiving it (or whatever time period is required under applicable law). This time period is referred to as the "Free Look" period.

 SECTION 2
 What Investment Options Can I Choose?
 You can invest your money in several variable investment options. The variable investment options are classified according to their investment style, and a brief description of each portfolio's investment objective and key policies is set forth in Section 2, to assist you in determining which portfolios may be of interest to you.

 Depending upon market conditions, you may earn or lose money in any of these options. The value of your contract will fluctuate depending upon the performance of the underlying mutual fund portfolios used by the variable investment options that you choose. Past performance is not a guarantee of future results.

 You may also allocate your money to fixed interest rate options or in a market value adjustment option.

 SUMMARY FOR SECTIONS 1-11 continued


 SECTION 3
 What Kind Of Payments Will I Receive During The Income Phase? (Annuitization) If you want to receive regular income from your annuity, you can choose one of several options, including guaranteed payments for the annuitant's lifetime. Generally, once you begin receiving regular payments, you cannot change your payment plan.

 For an additional fee, you may also choose, if it is available under your contract, the Guaranteed Minimum Income Benefit (GMIB). The Guaranteed Minimum Income Benefit provides that once the income period begins, your income payments will be no less than a value that is based on a certain "GMIB protected value" applied to the GMIB guaranteed annuity purchase rates. See
 Section 3, "What Kind Of Payments Will I Receive During The Income Phase?"


 The Lifetime Five Income Benefit, the Spousal Lifetime Five Income Benefit and Highest Daily Lifetime Five Benefit (discussed in Section 5) and the Income Appreciator Benefit (discussed in Section 6) each may provide an additional amount upon which your annuity payments are based.


 SECTION 4
 What Is The Death Benefit?

 For contracts sold on or after May 1, 2003, or upon subsequent state approval, in general, if the sole owner or first to die of the owner and joint owner dies before the income phase of the contract begins, the person(s) or entity that you have chosen as your beneficiary will receive at a minimum, the greater of (i) the Contract Value, (ii) either the base death benefit or, for a higher insurance charge, a potentially larger Guaranteed Minimum Death Benefit (GMDB), or Highest Daily Value Death Benefit.


 The base death benefit equals the total invested purchase payments reduced proportionally by withdrawals. The Guaranteed Minimum Death Benefit is equal to a "GMDB protected value" that depends upon which of the following Guaranteed Minimum Death Benefit options you choose:

..   the highest value of the contract on any contract anniversary, which we call the "GMDB step-up value";
..   the total amount you invest increased by a guaranteed rate of return, which we call the "GMDB roll-up value"; or
..   the greater of the GMDB step-up value and GMDB roll-up value.

 The Highest Daily Value Death Benefit provides a death benefit equal to the greater of the base death benefit or the highest daily value less proportional withdrawals.

 For all other contracts, the Death Benefit Options are more limited, and the Death Benefit will be paid upon the Death of the sole owner or if Spousal Joint Owners, the last Surviving Owner.

 On the date we receive proof of death in good order, in lieu of paying a death benefit, we will allow the surviving spouse to continue the contract by exercising the Spousal Continuance Benefit, if the conditions that we describe, in Section 4, below are met.

 For an additional fee, you may also choose, if it is available under your contract, the Earnings Appreciator supplemental death benefit, which provides a benefit payment upon the death of the sole owner, or first to die of the owner or joint owner, during the accumulation period.

 SECTION 5
 What Is The Lifetime Five/SM/ Income Benefit?

 The Lifetime Five Income Benefit is an optional feature that guarantees your ability to withdraw an amount equal to a percentage of an initial principal value (called the "Protected Withdrawal Value"), regardless of the impact of market performance on your Contract Value, subject to our rules regarding the timing and amounts of withdrawals. There are two options--one is designed to provide an annual withdrawal amount for life (the "Life Income Benefit"), and the other is designed to provide a greater annual withdrawal amount (than the first option), as long as there is Protected Withdrawal Value (adjusted, as described in Section 5) (the "Withdrawal Benefit"). The annuitant must be at least 45 years old when the Lifetime Five Income Benefit is elected.

 The charge for the Lifetime Five Income Benefit is a daily fee equal on an annual basis to 0.60% of the Contract Value allocated to the variable investment options. This charge is in addition to the charge for the applicable death benefit.


 In addition to the Lifetime Five Income Benefit, we offer a benefit called the Spousal Lifetime Five Income Benefit. The Spousal Lifetime Five Income Benefit is similar to the Lifetime Five Income Benefit, except that it is offered only to those who are each other's spouses at the time the benefit is elected, and the benefit offers only a Life Income Benefit (not the Withdrawal Benefit).

 The charge for the Spousal Lifetime Five Income Benefit is a daily fee equal on an annual basis to 0.75% of the Contract Value allocated to the variable investment options. The charge is in addition to the charge for the applicable death benefit.

 Finally, we offer a benefit called the Highest Daily Lifetime Five Benefit. Highest Daily Lifetime Five is similar to our Lifetime Five and Spousal Lifetime Five benefits, in that under each such benefit, there is a "protected withdrawal value" that serves as the basis for withdrawals you can make (which we refer to as the "Total Protected Withdrawal Value"). As we discuss in more detail later, we guarantee this Total Protected Withdrawal Value, even if your Contract Value declines. Thus, as a participant in Highest Daily Lifetime Five, you are assured of a certain amount that you can withdraw, even if there is a significant decline in your Contract Value. Highest Daily Lifetime Five Benefit differs from Lifetime Five and Spousal Lifetime Five in that (a) the determination of your Total Protected Withdrawal Value is based, in part, on the highest daily Contract Value and (b) we require you to participate in an asset transfer program, under which your Contract Value may be transferred periodically between the variable investment options and the Benefit Fixed Rate Account (which is part of our general account). We operate the asset transfer program under a formula, which is described in the portion of
 Section 5 concerning the Highest Daily Lifetime Five Benefit. In addition, in Appendix C, we set out the formula itself. As discussed in Section 5, when you elect Highest Daily Lifetime Five, the asset transfer formula is made a part of your annuity contract, and thus may not be altered thereafter. However, we do reserve the right to amend the formula for new-issued annuity contracts that elect Highest Daily Lifetime Five and for existing contracts that elect the benefit in the future. As we discuss in more detail later in this prospectus, this required asset transfer program helps us manage our financial exposure under Highest Daily Lifetime Five, by moving assets out of the variable investment options in the event of securities market declines. In essence, we seek to preserve the value of these assets, by transferring them to a more stable account. Of course, the formula also contemplates the transfer of assets from the Benefit Fixed Rate Account to the variable investment options in certain other scenarios.


 SECTION 6
 What Is The Income Appreciator Benefit?
 The Income Appreciator Benefit is an optional benefit, available for an additional charge, that provides an additional income amount during the accumulation period or upon annuitization. The Income Appreciator Benefit is designed to provide you with additional funds that can be used to help defray the impact taxes may have on distributions from your contract. You can activate this benefit in one of three ways, as described in Section 6. Note, however, that the annuitization options within this benefit are limited.

 SECTION 7
 How Can I Purchase A Strategic Partners Flexelite Contract?
 You can purchase this contract, unless we agree otherwise and subject to our rules, with a minimum initial purchase payment of $10,000. You must get our prior approval for any initial and additional purchase payment of $1,000,000 or more, unless we are prohibited under applicable state law from insisting on such prior approval. Generally, you can make additional purchase payments of $500 ($100 if made through electronic funds transfer) or more at any time during the accumulation phase of the contract. Your representative can help you fill out the proper forms.

 You may purchase this contract only if the oldest of the owner, joint owner, annuitant, or co-annuitant is age 85 or younger on the contract date. In addition, certain age limits apply to certain features and benefits described herein.

 SECTION 8
 What Are The Expenses Associated With The Strategic Partners Flexelite
 Contract?
 The contract has insurance features and investment features, both of which have related costs and charges.


..   Each year (or upon full surrender) we deduct a contract maintenance charge if your Contract Value is less than $100,000. This charge is currently equal to the lesser of $50 or 2% of your Contract Value. We do not impose the contract maintenance charge if your Contract Value is $50,000 or more. We may impose lesser charges in certain states.

..   For insurance and administrative costs, we also deduct a daily charge based on the average daily value of all assets allocated to the variable investment options, depending on the death benefit (or other) option that you choose. The daily cost is equivalent to an annual charge as follows:

    -- 1.65% if you choose the base death benefit, -- 1.90% if you choose either the roll-up or the step-up Guaranteed Minimum
       Death Benefit option (i.e., 0.25% in addition to the base death benefit charge),
    -- 2.00% if you choose the greater of the roll-up and step-up Guaranteed
       Minimum Death Benefit option (i.e., 0.35% in addition to the base death benefit charge),
    -- 2.15% if you choose the Highest Daily Value Death Benefit (i.e., 0.50% in addition to the base death benefit charge),

    -- 0.60% if you choose the Lifetime Five Income Benefit (1.50% maximum charge). This charge is in addition to the charge for the applicable death benefit,

 SUMMARY FOR SECTIONS 1-11 continued


    -- 0.60% if you choose the Highest Daily Lifetime Five Benefit (1.50% maximum charge). This charge is in addition to the charge for the applicable death benefit, or
    -- 0.75% if you choose the Spousal Lifetime Five Income Benefit (1.50% maximum charge). This charge is in addition to the charge for the applicable death benefit, or


 The 1.65%, 1.90%, and 2.00% charges referenced immediately above apply to any Strategic Partners FlexElite contract sold on or after May 1, 2003, or upon subsequent state approval.


 For all other contracts, those charges are 1.60%, 1.80%, and 1.90%, respectively. We reserve the right to impose an additional insurance charge of 0.10% annually of average Contract Value for contracts issued to those aged 76 or older.


 The Highest Daily Value Death Benefit is available only with respect to the version of the contract sold on or after May 1, 2003 or upon subsequent state approval.


..   We will deduct an additional charge if you choose the Guaranteed Minimum
    Income Benefit. We deduct this annual charge from your Contract Value on the contract anniversary and upon certain other events. The charge for this benefit is equal to 0.50% for contracts sold on or after January 20, 2004, or upon subsequent state approval (0.45% for all other contracts), of the average GMIB protected value (1.00% maximum charge). (In some states this fee may be lower.)
..   We will deduct an additional charge if you choose the Income Appreciator
    Benefit. We deduct this charge from your Contract Value on the contract anniversary and upon certain other events. The charge for this benefit is based on an annual rate of 0.25% of your Contract Value.
..   We will deduct an additional charge if you choose the Earnings Appreciator supplemental death benefit. We deduct this charge from your Contract Value on the contract anniversary and upon certain other events. The charge for this benefit is based on an annual rate of 0.30% of your Contract Value.
..   There are a few states/jurisdictions that assess a premium tax on us when you begin receiving regular income payments from your annuity. In those states, we deduct a charge designed to approximate this tax, which can range from 0-3.5% of your Contract Value.
..   There are also expenses associated with the mutual funds. For 2006, the fees of these funds ranged from 0.37% to 1.19% annually. For certain funds, expenses are reduced pursuant to expense waivers and comparable arrangements. In general, these expense waivers and comparable arrangements are not guaranteed, and may be terminated at any time.

..   If you withdraw money within three years of the contract date or a credit election, you may have to pay a withdrawal charge up to 7% on all or part of the withdrawal.

 For more information, including details about other possible charges under the contract, see "Summary Of Contract Expenses" and Section 8, "What Are The Expenses Associated With The Strategic Partners FlexElite Contract?"

 SECTION 9
 How Can I Access My Money?
 You may withdraw money at any time during the accumulation phase. You may, however, be subject to income tax and, if you make a withdrawal prior to age 59 1/2, an additional tax penalty as well. If you withdraw money within three years of the contract date or a credit election, we may impose a withdrawal charge.

 Under the market value adjustment option, you will be subject to a market value adjustment if you make a withdrawal prior to the end of a guarantee period.


 We offer optional benefits - the Lifetime Five Income Benefit, the Spousal Lifetime Five Income Benefit, and the Highest Daily Lifetime Five Benefit, under which we guarantee that certain amounts will be available to you for withdrawal, regardless of market-related declines in your Contract Value. You need not participate in this benefit in order to withdraw some or all of your money. You also may access your Income Appreciator Benefit through withdrawals.


 SECTION 10
 What Are The Tax Considerations Associated With The Strategic Partners Flexelite Contract?
 Your earnings are generally not taxed until withdrawn. If you withdraw money during the accumulation phase, the tax laws treat the withdrawals as a withdrawal of earnings, which are taxed as ordinary income. If you are younger than age 59 1/2 when you take money out, you may be charged a 10% federal tax penalty on the earnings in addition to ordinary taxation. A portion of the payments you receive during the income phase is considered a partial return of your original investment and therefore will not be taxable as income. Generally, all amounts withdrawn from an Individual Retirement Annuity (IRA) contract (excluding Roth IRAs) are taxable and subject to the 10% penalty if withdrawn prior to age 59 1/2.

 SECTION 11
 Other Information
 This contract is issued by Pruco Life Insurance Company (Pruco Life), a subsidiary of The Prudential Insurance Company of America, and sold by registered representatives of affiliated and unaffiliated broker/dealers.

 RISK FACTORS
 There are various risks associated with an investment in the market value adjustment option that we summarize below.

 Issuer Risk. The market value adjustment option, fixed interest rate options, and the contract's other insurance features are available under a contract issued by Pruco Life, and thus backed by the financial strength of that company. If Pruco Life were to experience significant financial adversity, it is possible that Pruco Life's ability to pay interest and principal under the market value adjustment option and fixed interest rate options and to fulfill its insurance guarantees could be impaired.

 Risks Related To Changing Interest Rates. You do not participate directly in the investment experience of the bonds and other instruments that Pruco Life holds to support the market value adjustment option. Nonetheless, the market value adjustment formula reflects the effect that prevailing interest rates have on those bonds and other instruments. If you need to withdraw your money prior to the end of a guarantee period and during a period in which prevailing interest rates have risen above their level when you made your purchase, you will experience a "negative" market value adjustment. When we impose this market value adjustment, it could result in the loss of both the interest you have earned and a portion of your purchase payments. Thus, before you commit to a particular guarantee period, you should consider carefully whether you have the ability to remain invested throughout the guarantee period. In addition, we cannot, of course, assure you that the market value adjustment option will perform better than another investment that you might have made.

 Risks Related To The Withdrawal Charge. We may impose withdrawal charges on amounts withdrawn from the market value adjustment option. If you anticipate needing to withdraw your money prior to the end of a guarantee period, you should be prepared to pay the withdrawal charge that we will impose.

 SUMMARY OF CONTRACT EXPENSES

 The purpose of this summary is to help you to understand the costs you will pay for Strategic Partners FlexElite. The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. the first table describes the fees and expenses that you will pay at the time that you buy the contract, surrender the contract, or transfer cash value between investment options.

 For more detailed information, including additional information about current and maximum charges, see, Section 8, "What Are The Expenses Associated With The Strategic Partners FlexElite Contract?" The individual fund prospectuses contain detailed expense information about the underlying mutual funds.


 -------------------------------------------------------------------------------
                     CONTRACT OWNER TRANSACTION EXPENSES
 -------------------------------------------------------------------------------
         Withdrawal Charge/1/
 -------------------------------------------------------------------------------
          Full Contract Years
 -------------------------------------------------------------------------------
                   0                                      7%
 -------------------------------------------------------------------------------
                   1                                      7%
 -------------------------------------------------------------------------------
                   2                                      7%
 -------------------------------------------------------------------------------
                   3                                      0%
 -------------------------------------------------------------------------------

 Credit Election Withdrawal Charge/2/
 -------------------------------------------------------------------------------
          Full Contract Years
 -------------------------------------------------------------------------------
                   3                                      7%
 -------------------------------------------------------------------------------
                   4                                      7%
 -------------------------------------------------------------------------------
                   5                                      7%
 -------------------------------------------------------------------------------
                   6                                      7%
 -------------------------------------------------------------------------------
                   7                                      7%
 -------------------------------------------------------------------------------
                   8                                      7%
 -------------------------------------------------------------------------------
                   9                                      0%
 -------------------------------------------------------------------------------
         Maximum Transfer Fee
 -------------------------------------------------------------------------------
 Each transfer after 12/3/                              $30.00
 -------------------------------------------------------------------------------
 Each transfer after 20 (Beneficiary                    $10.00
 Continuation Option only)
 -------------------------------------------------------------------------------
     Charge for premium tax imposed on us by certain States/Jurisdictions
 -------------------------------------------------------------------------------
                         Up to 3.5% of Contract Value
 -------------------------------------------------------------------------------



 1 Each contract year, you may withdraw a specified amount of your Contract Value without incurring a withdrawal charge. We will waive the withdrawal charge if we pay a death benefit or under certain other circumstances. See "Withdrawal Charge" in Section 8. In certain states reduced withdrawal charges may apply. Your contract contains the applicable charges.
 2 We impose these withdrawal charges only if you elect to have the credit added to your Contract Value prior to your 3/rd/ and 6/th/ contract anniversaries. These charges may be lower in certain states.

 3 Currently, we charge $10 for each transfer after the twelfth in a contract year. As shown in the table, we can increase that charge up to a maximum of $30, but we have no current intention to do so. We will not charge you for transfers made in connection with Dollar Cost Averaging and Auto-Rebalancing or transfers from the market value adjustment option at the end of a guarantee period, and do not count them toward the limit of 12 free transfers per year.

 The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including underlying mutual fund fees and expenses.


 -----------------------------------------------------------------------------
                          PERIODIC ACCOUNT EXPENSES
 -----------------------------------------------------------------------------
 Maximum Annual Contract Maintenance                   $60.00
 Charge and Contract Charge Upon Full
 Withdrawal/4/
 -----------------------------------------------------------------------------
 Maximum Annual Contract Fee if         lesser of $30 or 2% of Contract Value
 Contract Value is less than $25,000
 (Beneficiary Continuation option ONLY)
 -----------------------------------------------------------------------------
     Insurance and Administrative Expenses with the Indicated Benefits/5/
 -----------------------------------------------------------------------------
 As a Percentage of Contract Value in
 Variable Investment Options (except
 as indicated):
 -----------------------------------------------------------------------------
 Base Death Benefit                     1.65% (1.70% for contracts sold prior
                                         to May 1, 2003, or upon subsequent
                                         state approval, and if you are aged
                                                    76 or older)
 -----------------------------------------------------------------------------
 Guaranteed Minimum Death Benefit                       1.90%
 Option - Roll-Up or Step-Up
 -----------------------------------------------------------------------------
 Guaranteed Minimum Death Benefit                       2.00%
 Option - Greater of Roll-Up or Step-Up
 -----------------------------------------------------------------------------
 Highest Daily Value Death Benefit                      2.15%
 -----------------------------------------------------------------------------
 Maximum charge for Lifetime Five/6/                    1.50%
 -----------------------------------------------------------------------------
 Maximum charge for Highest Daily                       1.50%
 Lifetime Five/6/
 -----------------------------------------------------------------------------
 Maximum charge for Spousal Lifetime                    1.50%
 Five/6/
 -----------------------------------------------------------------------------
 Lifetime Five Income Benefit (current                  0.60%
 charge)
 -----------------------------------------------------------------------------
 Spousal Lifetime Five Income Benefit                   0.75%
 (current charge)
 -----------------------------------------------------------------------------
 Highest Daily Lifetime Five Income                     0.60%
 Benefit (current charge)
 -----------------------------------------------------------------------------
 Annual Guaranteed Minimum Income                       0.50%
 Benefit Charge and Charge Upon
 Certain Withdrawals - (for contracts
 sold on or after January 20, 2004 or
 upon subsequent state approval) - as
 a percentage of average GMIB
 Protected Value (current charge)
 -----------------------------------------------------------------------------
 Maximum Annual Guaranteed Minimum                      1.00%
 Income Benefit Charge and Charge Upon
 Certain Withdrawals as - as a
 percentage of average GMIB Protected
 Value/7/
 -----------------------------------------------------------------------------
       Annual Income Appreciator Benefit Charge and Charge upon certain
                        Withdrawals/Annuitizations/8/
 -----------------------------------------------------------------------------
 As a Percentage of Contract Value                      0.25%
 -----------------------------------------------------------------------------
  Annual Earnings Appreciator Charge and Charge upon certain Transactions/9/
 -----------------------------------------------------------------------------
 As a Percentage of Contract Value                      0.30%
 -----------------------------------------------------------------------------
 Possible Additional Charge if 66 or                    0.10%
 older                                   (i.e., 0.40% total charge if 66 or
                                            older, for certain contracts)
 -----------------------------------------------------------------------------
 Settlement Service Charge (if the                      1.00%
 Owner's beneficiary elects the
 Beneficiary Continuation Option)/10/
 -----------------------------------------------------------------------------



 4 Currently, we waive this fee if your Contract Value is greater than or equal to $100,000. If your Contract Value is less than $100,000, we currently charge the lesser of $50 or 2% of your Contract Value. This is a single fee that we assess (a) annually or (b) upon a full withdrawal made on a date other than a contract anniversary. As shown in the table, we can increase this fee in the future up to a maximum of $60, but we have no current intention to do so.
 5 The 1.65%, 1.90%, and 2.00% charges listed here apply to any Strategic Partners FlexElite contract sold on or after May 1, 2003, or upon subsequent state approval. For all other contracts, these charges are 1.60%, 1.80%, and 1.90%, respectively. We also reserve the right to impose an additional insurance charge of 0.10% annually of average Contract Value for contracts issued to those aged 76 or older, and sold prior to May 1, 2003 or upon subsequent state approval. The Highest Daily Value Death Benefit is available only with respect to the version of the contract sold on or after May 1, 2003, or upon subsequent state approval.

 SUMMARY OF CONTRACT EXPENSES continued



 6 We have the right to increase the charge for each of these benefits up to the 1.50% maximum upon a step-up, or for a new election of each such benefit. However, we have no present intention of increasing the charges for those benefits to that maximum level.
 7 We impose this charge only if you choose the Guaranteed Minimum Income Benefit. This charge is equal to 0.50% for contracts sold on or after January 20, 2004, or upon subsequent state approval (0.45% for all other contracts) of the average GMIB protected value, which is calculated daily and generally is equal to the GMIB roll-up value. Subject to certain age restrictions, the roll-up value is the total of all invested purchase payments (after a reset, the Contract Value at the time of the reset) compounded daily at an effective annual rate of 5%, subject to a cap of 200% of all invested purchase payments. Withdrawals reduce both the roll-up value and the 200% cap. The reduction is equal to the amount of the withdrawal for the first 5% of the roll-up value, calculated as of the latest contract anniversary (or contract date). The amount of the withdrawal in excess of 5% of the roll-up value further reduces the roll-up value and 200% cap proportionally to the additional reduction in Contract Value after the first 5% withdrawal occurs. We assess this fee each contract anniversary and when you begin the income phase of your contract. We also assess this fee if you make a full withdrawal, but prorate the fee based on the portion of the contract year that has elapsed since the full annual fee was most recently deducted. If you make a partial withdrawal, we will assess the prorated fee if the remaining Contract Value after the withdrawal would be less than the amount of the prorated fee; otherwise we will not assess the fee at that time. We reserve the right to increase this charge to the maximum indicated upon any reset of the benefit or new election.
 8 We impose this charge only if you choose the Income Appreciator Benefit. The charge for this benefit is based on an annual rate of 0.25% of your Contract Value. The Income Appreciator Benefit charge is calculated: on each contract anniversary, on the annuity date, if a death benefit is payable, upon the death of the sole owner or first to die of the owner or joint owner prior to the annuity date, upon a full or partial withdrawal, and upon a subsequent purchase payment. The fee is based on the Contract Value at the time of the calculation, and is prorated based on the portion of the contract year since the date that the charge was last deducted. Although it may be calculated more often, it is deducted only: on each contract anniversary, on the annuity date, if a death benefit is payable, upon the death of the sole owner or first to die of the owner or joint owners prior to the annuity date, upon a full withdrawal, and upon a partial withdrawal if the Contract Value remaining after such partial withdrawal is not enough to cover the then-applicable charge. With respect to full and partial withdrawals, we prorate the fee based on the portion of the contract year that has elapsed since the full annual fee was most recently deducted. We reserve the right to calculate and deduct the fee more frequently than annually, such as quarterly.
 9 We impose this charge only if you choose the Earnings Appreciator Benefit. We deduct this charge annually. We also deduct this charge if you make a full withdrawal or enter the income phase of your contract, or if a death benefit is payable, but prorate the fee to reflect a partial rather than full year. If you make a partial withdrawal, we will deduct the prorated fee if the remaining Contract Value after the withdrawal would be less than the amount of the prorated fee; otherwise we will not deduct the fee at that time. The fee is also calculated when you make any purchase payment or withdrawal but we do not deduct it until the next deduction date. For contracts sold prior to May 1, 2003, or upon subsequent state approval, we reserve the right to impose an additional charge of 0.10% annually of Contract Value for contracts issued to those aged 66 or older, under which the Earnings Appreciator Benefit has been selected.
 10 The other Insurance and Administrative Expense Charges do not apply if you are a beneficiary under the Beneficiary Continuation Option. Instead, the Settlement Service Charge set forth here applies, if your beneficiary elects the Beneficiary Continuation Option.


 -------------------------------------------------------------------------------------------------------------------
                 TOTAL ANNUAL MUTUAL FUND OPERATING EXPENSES
 -------------------------------------------------------------------------------------------------------------------


 The next item shows the minimum and maximum total operating expenses (expenses that are deducted from underlying mutual fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses) charged by the underlying mutual funds that you may pay periodically during the time that you own the contract. More detail concerning each underlying mutual fund's fees and expenses is contained below and in the prospectus for each underlying mutual fund. The minimum and maximum total operating expenses depicted below are based on historical fund expenses for the year ended December 31, 2006. Fund expenses are not fixed or guaranteed by the Strategic Partners FlexElite contract, and may vary from year to year.



--------------------------------------------------------------------------------------------------------------------
                                                      MINIMUM                                MAXIMUM
--------------------------------------------------------------------------------------------------------------------
Total Annual Underlying Mutual Fund                    0.37%                                  1.19%
  Operating Expenses*
--------------------------------------------------------------------------------------------------------------------


 * See, "Summary of Contract Expenses" - "Underlying Mutual Fund Portfolio Annual Expenses" for more detail on the expenses of the underlying mutual funds.

---------------------------------------------------------------------------------------------------------------------------
                                     UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
                         (as a percentage of the average net assets of the underlying Portfolios)
---------------------------------------------------------------------------------------------------------------------------
                                                                        For the year ended December 31, 2006
                  UNDERLYING PORTFOLIOS                   -----------------------------------------------------------------
                                                          Management Fee    Other     12b-1 Fee    Acquired    Total Annual
                                                                         Expenses /3/           Portfolio Fees  Portfolio
                                                                                                & Expenses /1/  Operating
                                                                                                               Expenses /2/
-                                                         -----------------------------------------------------------------
Prudential Series Fund
 Equity Portfolio                                             0.45%         0.02%       0.00%       0.00%         0.47%
 Global Portfolio                                             0.75%         0.09%       0.00%       0.00%         0.84%
 Jennison Portfolio                                           0.60%         0.03%       0.00%       0.00%         0.63%
 Money Market Portfolio                                       0.40%         0.03%       0.00%       0.00%         0.43%
 Stock Index Portfolio /4/                                    0.35%         0.02%       0.00%       0.00%         0.37%
 Value Portfolio                                              0.40%         0.03%       0.00%       0.00%         0.43%
 SP Aggressive Growth Asset Allocation Portfolio              0.05%         0.07%       0.00%       0.86%         0.98%
 SP Balanced Asset Allocation Portfolio                       0.05%         0.01%       0.00%       0.77%         0.83%
 SP Conservative Asset Allocation Portfolio                   0.05%         0.02%       0.00%       0.72%         0.79%
 SP Growth Asset Allocation Portfolio                         0.05%         0.01%       0.00%       0.81%         0.87%
 SP AIM Core Equity Portfolio                                 0.85%         0.44%       0.00%       0.00%         1.29%
 SP Davis Value Portfolio                                     0.75%         0.06%       0.00%       0.00%         0.81%
 SP International Growth Portfolio /5/                        0.85%         0.12%       0.00%       0.00%         0.97%
 SP International Value Portfolio /6/                         0.90%         0.09%       0.00%       0.00%         0.99%
 SP Mid Cap Growth Portfolio                                  0.80%         0.11%       0.00%       0.00%         0.91%
 SP PIMCO High Yield Portfolio                                0.60%         0.10%       0.00%       0.00%         0.70%
 SP PIMCO Total Return Portfolio                              0.60%         0.06%       0.00%       0.00%         0.66%
 SP Prudential U.S. Emerging Growth Portfolio                 0.60%         0.07%       0.00%       0.00%         0.67%
 SP Small Cap Growth Portfolio                                0.95%         0.19%       0.00%       0.00%         1.14%
 SP Small Cap Value Portfolio                                 0.90%         0.06%       0.00%       0.00%         0.96%
 SP Strategic Partners Focused Growth Portfolio               0.90%         0.26%       0.00%       0.00%         1.16%
 SP T. Rowe Price Large Cap Growth Portfolio                  0.90%         0.29%       0.00%       0.00%         1.19%
Advanced Series Trust /7,8/
 AST JPMorgan International Equity Portfolio                  0.87%         0.16%       0.00%       0.00%         1.03%
 AST MFS Global Equity Portfolio                              1.00%         0.25%       0.00%       0.00%         1.25%
 AST Small-Cap Value Portfolio                                0.90%         0.18%       0.00%       0.00%         1.08%
 AST Neuberger Berman Small-Cap Growth Portfolio /9/          0.95%         0.16%       0.00%       0.00%         1.11%
 AST Federated Aggressive Growth Portfolio                    0.95%         0.14%       0.00%       0.00%         1.09%
 AST DeAM Small-Cap Value Portfolio                           0.95%         0.23%       0.00%       0.00%         1.18%
 AST Goldman Sachs Mid-Cap Growth Portfolio                   1.00%         0.15%       0.00%       0.00%         1.15%
 AST Neuberger Berman Mid-Cap Growth Portfolio                0.90%         0.14%       0.00%       0.00%         1.04%
 AST Neuberger Berman Mid-Cap Value Portfolio                 0.89%         0.11%       0.00%       0.00%         1.00%
 AST Mid-Cap Value Portfolio                                  0.95%         0.21%       0.00%       0.00%         1.16%
 AST MFS Growth Portfolio                                     0.90%         0.13%       0.00%       0.00%         1.03%
 AST Marsico Capital Growth Portfolio                         0.90%         0.11%       0.00%       0.00%         1.01%
 AST Goldman Sachs Concentrated Growth Portfolio              0.90%         0.13%       0.00%       0.00%         1.03%
 AST DeAM Large-Cap Value Portfolio                           0.85%         0.15%       0.00%       0.00%         1.00%
 AST Large-Cap Value Portfolio                                0.75%         0.11%       0.00%       0.00%         0.86%
 AST AllianceBernstein Core Value Portfolio                   0.75%         0.14%       0.00%       0.00%         0.89%
 AST AllianceBernstein Managed Index 500 Portfolio            0.60%         0.14%       0.00%       0.00%         0.74%
 AST American Century Income & Growth Portfolio               0.75%         0.15%       0.00%       0.00%         0.90%
 AST AllianceBernstein Growth & Income Portfolio              0.75%         0.11%       0.00%       0.00%         0.86%
 AST Cohen & Steers Realty Portfolio                          1.00%         0.13%       0.00%       0.00%         1.13%
 AST T. Rowe Price Natural Resources Portfolio                0.90%         0.13%       0.00%       0.00%         1.03%
 AST American Century Strategic Allocation Portfolio /10/     0.85%         0.21%       0.00%       0.00%         1.06%
 AST Advanced Strategies Portfolio                            0.85%         0.24%       0.00%       0.00%         1.09%
 AST T. Rowe Price Asset Allocation Portfolio                 0.85%         0.14%       0.00%       0.00%         0.99%
 AST UBS Dynamic Alpha Portfolio /11/                         1.00%         0.21%       0.00%       0.00%         1.21%
 AST First Trust Balanced Target Portfolio                    0.85%         0.21%       0.00%       0.00%         1.06%
 AST First Trust Capital Appreciation Target Portfolio        0.85%         0.19%       0.00%       0.00%         1.04%
 AST Aggressive Asset Allocation Portfolio                    0.15%         0.05%       0.00%       0.99%         1.19%
 AST Capital Growth Asset Allocation Portfolio                0.15%         0.02%       0.00%       0.95%         1.12%
 AST Balanced Asset Allocation Portfolio                      0.15%         0.02%       0.00%       0.90%         1.07%
 AST Conservative Asset Allocation Portfolio                  0.15%         0.04%       0.00%       0.89%         1.08%
 AST Preservation Asset Allocation Portfolio                  0.15%         0.08%       0.00%       0.82%         1.05%
 AST T. Rowe Price Global Bond Portfolio                      0.80%         0.16%       0.00%       0.00%         0.96%
 AST High Yield Portfolio /12/                                0.75%         0.15%       0.00%       0.00%         0.90%
 AST Lord Abbett Bond-Debenture Portfolio                     0.80%         0.14%       0.00%       0.00%         0.94%
 AST PIMCO Limited Maturity Bond Portfolio                    0.65%         0.12%       0.00%       0.00%         0.77%
Gartmore Variable Insurance Trust
 GVIT Developing Markets /13/                                 1.05%         0.35%       0.25%       0.00%         1.65%

-------------------------------------------------------------------------------------------------------------
                              UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
                  (as a percentage of the average net assets of the underlying Portfolios)
-------------------------------------------------------------------------------------------------------------
                                                          For the year ended December 31, 2006
           UNDERLYING PORTFOLIOS            -----------------------------------------------------------------
                                            Management Fee    Other     12b-1 Fee    Acquired    Total Annual
                                                           Expenses /3/           Portfolio Fees  Portfolio
                                                                                  & Expenses /1/  Operating
                                                                                                 Expenses /2/
-                                           -----------------------------------------------------------------
Janus Aspen Series
 Large Cap Growth Portfolio--Service Shares     0.64%         0.05%       0.25%       0.00%         0.94%



 1. Each Asset Allocation Portfolio invests in shares of other Portfolios of the Fund and the Advanced Series Trust (the Acquired Portfolios). In addition, each Portfolio may invest otherwise uninvested cash in the Dryden Core Investment Fund (Money Market and/or Short-Term Bond Series).

    Investors in an Asset Allocation Portfolio or other Portfolio indirectly bear the fees and expenses of the Acquired Portfolios and/or Dryden Core Investment Fund. The expenses shown in the column "Acquired Portfolio Fees and Expenses" represent a weighted average of the expense ratios of the Acquired Portfolios and/or Dryden Core Investment Fund, in which the Asset Allocation Portfolios or other Portfolios invested during the year ended December 31, 2006. The Asset Allocation Portfolios do not pay any transaction fees when they purchase and redeem shares of the Acquired Portfolios.

    Where "Acquired Portfolio Fees and Expenses" are less than 0.01%, such expenses are included in the column titled "Other Expenses." This may cause the Total Annual Portfolio Operating Expenses to differ from those set forth in the Financial Highlights tables of the respective Portfolios.

    Effective March 1, 2007, each of the Asset Allocation Portfolios became responsible for the payment of its own "Other Expenses," including, without limitation, custodian fees, legal fees, trustee fees and audit fees, in accordance with the terms of the management agreement. Prior to that time, Prudential Investments LLC or an affiliate paid the "other expenses" of the Asset Allocation Portfolios. The table reflects and annualized estimate of the "Other Expenses" of the Asset Allocation Portfolios for the year ended December 31, 2006 had the current arrangement been in place during that year.

 2. Prudential Investments LLC has voluntarily agreed to waive a portion of its management fee and/or limit total expenses (expressed as an annual percentage of average daily net assets) for certain Portfolios of the Fund. These arrangements, which are set forth as follows, may be discontinued or otherwise modified at any time. Equity Portfolio: 0.75%; Jennison
    Portfolio: 0.75%; Money Market Portfolio: 0.75%; Stock Index Portfolio:
    0.75%; Value Portfolio: 0.75%; SP AIM Core Equity Portfolio: 1.00%; SP International Value Portfolio: 1.00%; SP International Growth Portfolio:
    1.24%; SP Mid Cap Growth Portfolio: 1.00%; SP PIMCO High Yield Portfolio:
    0.82%; SP PIMCO Total Return Portfolio: 0.76%; SP Small Cap Growth
    Portfolio: 1.15%; SP Small Cap Value Portfolio: 1.05%; SP T. Rowe Price Large Cap Growth Portfolio: 1.06%.

 3. As noted above, shares of the Portfolios generally are purchased through variable insurance products. Many of the Portfolios and/or their investment advisers and/or distributors have entered into arrangements with us as the issuer of each Annuity under which they compensate us for providing ongoing services in lieu of the Trust providing such services. Amounts paid by a Portfolio under those arrangements are included under "Other Expenses." For more information see the prospectus for each underlying portfolio and Variable Investment Options in this section.

 4. The Portfolio's contractual management fee rate is as follows: 0.35% for average net assets up to $4 billion, and 0.30% for average net assets in excess of $4 billion.

 5. Effective November 13, 2006, Marsico Capital Management, LLC was added as a Sub-advisor to the Portfolio. Prior to November 13, 2006, William Blair & Company, LLC served as the sole Sub-advisor of the Portfolio, then named the "SP William Blair International Growth Portfolio."

 6. Effective November 13, 2006, Thornburg Investment Management, Inc. was added as a Sub-advisor to the Portfolio. Prior to November 13, 2006, Thornburg Investment Management, Inc. served as the sole Sub-advisor of the Portfolio, then named the "SP LSV International Value Portfolio."

 7. The AST Aggressive Asset Allocation, the AST Balanced Asset Allocation, the AST Capital Growth Asset Allocation, the AST Conservative Asset Allocation and the AST Preservation Asset Allocation Portfolios (the "Dynamic Asset Allocation Portfolios") each invest in other investment companies (the Acquired Portfolios). For example, each Dynamic Asset Allocation Portfolio invests in shares of other Portfolios of the Advanced Series Trust, and some Portfolios invest in other funds, including the Dryden Core Investment Fund. Investors in a Portfolio indirectly bear the fees and expenses of the Acquired Portfolios. The expenses shown in the column "Acquired Portfolio Fees and Expenses" represent a weighted average of the expense ratios of the Acquired Portfolios in which each Dynamic Asset Allocation Portfolio invested during the year ended December 31, 2006. The Dynamic Asset Allocation Portfolios do not pay any transaction fees when they purchase or redeem shares of the Acquired Portfolios. Where "Acquired Portfolio Fees and Expenses" are less than 0.01%, such expenses are included in the column titled "Other Expenses." This may cause the Total Annual Portfolio Operating Expenses to differ from those set forth in the Financial Highlights tables in the prospectus for the Portfolios.

 8. The total actual operating expenses for certain of the Portfolios listed above for the year ended December 31, 2006 were less than the amounts shown in the table above, due to fee waivers, reimbursement of expenses, and expense offset arrangements ("Arrangements"). These Arrangements are voluntary and may be terminated at any time. In addition, the Arrangements may be modified periodically. For more information regarding the Arrangements, please see the Prospectus and Statement of Additional Information for the Portfolios.

 9. Effective May 1, 2007, Neuberger Berman Management, Inc. became Sub-advisor to the Portfolio. Prior to May 1, 2007, Deutsche Asset Management, Inc. served as Sub-advisor of the Portfolio, then named the "AST DeAM Small-Cap Growth Portfolio."

 10.Prior to May 1, 2007 the Portfolio was named the "AST American Century
    Strategic Balanced Portfolio."

 11.Prior to May 1, 2007 the Portfolio was named the "AST Global Allocation
    Portfolio." Expenses shown are the annualized estimated operating expense for AST UBS Dynamic Alpha Portfolio effective May 1, 2007. Operating expenses for the AST Global Allocation Portfolio based upon the year ended December 31, 2006 would be as follows: Shareholder Fees (fees paid directly from your investment) - None; Management Fees - .10%; Distribution (12b-1) Fees - None; Other Expenses - .09%; Acquired Portfolio Fees & Expenses - .88%; Total Annual Portfolio Operating Expenses - 1.07%.

 12.Effective June 16, 2006, Goldman Sachs Asset Management L.P. no longer serves as a Co-Sub-advisor to the Portfolio.

 13.Effective January 1, 2006, the management fee was lowered by 0.10% to the base fee described above. Beginning January 1, 2007, the management fee may be adjusted, on a quarterly basis, upward or downward depending on the Fund's performance relative to its benchmark, the MSCI Emerging Markets
    Free Index. As a result, beginning January 1, 2007, if the management fee were calculated taking into account the current base fee (as stated in the table above) and the maximum performance fee adjustment of 0.10% (+/-), the management fee could range from 0.95% at its lowest to 1.15% at its highest.


 EXPENSE EXAMPLES
 These examples are intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, Contract Fees, separate account annual expenses, and underlying mutual fund fees and expenses.

 The examples assume that you invest $10,000 in the contract for the time periods indicated. The examples also assume that your investment has a 5% return each year and assume the maximum fees and expenses of any of the mutual funds, which do not reflect any expense reimbursements or waivers. Although your actual costs may be higher or lower, based on these assumptions, your costs would be as indicated in the tables that follow.

 Expense Examples for subsequent version of Strategic Partners FlexElite sold on or after May 1, 2003

 Example 1a: Highest Daily Value Death Benefit; Guaranteed Minimum Income Benefit, Earnings Appreciator Benefit, Income Appreciator Benefit, Credit Elections, and You Withdraw All Your Assets

 This example assumes that:

..   You invest $10,000 in the Contract;
..   You choose the Highest Daily Value Death Benefit;
..   You choose the Earnings Appreciator Benefit;
..   You choose the Guaranteed Minimum Income Benefit (for contracts sold beginning January 20, 2004);
..   You choose the Income Appreciator Benefit;
..   You make credit elections prior to your 3/rd/ and 6/th/ contract anniversaries;

..   You allocate all of your assets to the variable investment option having the maximum total operating expenses*;
    -- The investment has a 5% return each year;

    -- The mutual fund's total operating expenses remain the same each year;

..   For each Separate Account charge, we deduct the current charge rather than any maximum charge; and

..   You withdraw all your assets at the end of the indicated period.


 * Note: Not all portfolios offered are available if you elect certain optional benefits.


 Example 1b: Highest Daily Value Death Benefit, Guaranteed Minimum Income Benefit, Earnings Appreciator Benefit, Income Appreciator Benefit, Credit Elections, and You Do Not Withdraw Your Assets

 This example makes exactly the same assumptions as Example 1a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.

 Example 2a: Base Death Benefit and You Withdraw All Your Assets

 This example assumes that:

..   You invest $10,000 in the Contract;
..   You choose the Base Death Benefit;
..   You allocate all of your assets to the variable investment option having the maximum total operating expenses;
..   The investment has a 5% return each year;
..   The mutual fund's total operating expenses remain the same each year;

..   For each Separate Account charge, we deduct the current charge rather than any maximum charge*;

..   You do not make a credit election; and
..   You withdraw all your assets at the end of the indicated period.


 * Note: Not all portfolios offered are available if you elect certain optional benefits.


 Example 2b: Base Death Benefit and You Do Not Withdraw All Your Assets

 This example makes exactly the same assumptions as Example 2a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.

 EXPENSE EXAMPLES continued


 Expense Examples for original version of Strategic Partners Flexelite

 Example 3a: Greater of roll-up and step-up GMDB; Earnings Appreciator Benefit; Credit Elections and You Withdraw All Your Assets

 This example assumes that:

..   You invest $10,000 in the Contract;
..   You choose the Greater of roll-up and step-up GMDB;
..   You choose the Earnings Appreciator Benefit;
..   You make credit elections prior to your 3/rd/ and 6/th/ contract anniversaries;
..   You allocate all of your assets to the variable investment option having the maximum total operating expenses;
..   The investment has a 5% return each year;
..   The mutual fund's total operating expenses remain the same each year;

..   For each Separate Account charge, we deduct the current charge rather than any maximum charge; and

..   You withdraw all your assets at the end of the indicated period.

 Example 3b: Greater of roll-up and step-up GMDB; Earnings Appreciator Benefit; Credit Elections; and You Do Not Withdraw Your Assets

 This example makes exactly the same assumptions as Example 3a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.

 Example 4a: Base Death Benefit and You Withdraw All Your Assets

 This example assumes that:

..   You invest $10,000 in the Contract;
..   You choose the Base Death Benefit;
..   You allocate all of your assets to the variable investment option having the maximum total operating expenses;
..   The investment has a 5% return each year;
..   The mutual fund's total operating expenses remain the same each year;

..   For each Separate Account charge, we deduct the current charge rather than any maximum charge;*

..   You do not make a credit election; and
..   You withdraw all your assets at the end of the indicated period.


 * Note: Not all portfolios offered are available if you elect certain optional benefits.


 Example 4b: Base Death Benefit and You Do Not Withdraw Your Assets

 This example makes exactly the same assumptions as Example 4a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.

 Notes for Expense Examples:
 These Examples should not be considered a representation of past or future expenses. Actual expenses may be greater or less than those shown.

 Note that withdrawal charges (which are reflected in Examples 1a, 2a, 3a, and 4a) are assessed in connection with some annuity options, but not others.

 The values shown in the 10 year column are the same for the examples with withdrawal charges and the examples without withdrawal charges. This is because, if 3 or more years have elapsed since your last credit election before your 6/th/ contract anniversary, no withdrawal charges apply.


 The examples use an average contract maintenance charge, which we calculated based on our general estimate of the total contract fees we expect to collect in 2007. Your actual fees will vary based on the amount of your contract and your specific allocation among the investment options.


 Premium taxes are not reflected in the examples. We deduct a charge to approximate premium taxes that may be imposed on us in your state. This charge is generally deducted from the amount applied to an annuity payout option.

 The table of accumulation unit values appears in Appendix A to this prospectus.

 Highest Daily Value Death Benefit; Guaranteed Minimum Income Benefit; Earnings Appreciator Benefit; Income Appreciator Benefit; Credit Elections


                     Example 1a:                Example 1b:
             --------------------------------------------------------------
             If you withdraw your assets If you do not withdraw your assets
             --------------------------------------------------------------
              1 yr  3 yrs  5 yrs  10 yrs 1 yr    3 yrs    5 yrs    10 yrs
             --------------------------------------------------------------

             $1,164 $2,227 $3,290 $5,310 $534    $1,597   $2,660   $5,310
             --------------------------------------------------------------


 Base Death Benefit


                     Example 2a:                Example 2b:
             --------------------------------------------------------------
             If you withdraw your assets If you do not withdraw your assets
             --------------------------------------------------------------
              1 yr  3 yrs  5 yrs  10 yrs 1 yr    3 yrs    5 yrs    10 yrs
             --------------------------------------------------------------

             $1,012 $1,791 $1,958 $4,036 $382    $1,161   $1,958   $4,036
             --------------------------------------------------------------


 Greater of Roll-Up and Step-Up Guaranteed Minimum Death Benefit; Earnings Appreciator Benefit; Credit Elections


                     Example 3a:                Example 3b:
             --------------------------------------------------------------
             If you withdraw your assets If you do not withdraw your assets
             --------------------------------------------------------------
              1 yr  3 yrs  5 yrs  10 yrs 1 yr    3 yrs    5 yrs    10 yrs
             --------------------------------------------------------------

             $1,066 $1,948 $2,847 $4,540 $436    $1,318   $2,217   $4,540
             --------------------------------------------------------------


 Base Death Benefit


                     Example 4a:                Example 4b:
             --------------------------------------------------------------
             If you withdraw your assets If you do not withdraw your assets
             --------------------------------------------------------------
              1 yr  3 yrs  5 yrs  10 yrs 1 yr    3 yrs    5 yrs    10 yrs
             --------------------------------------------------------------

             $1,007 $1,776 $1,934 $3,993 $377    $1,146   $1,934   $3,993
             --------------------------------------------------------------

  PART II SECTIONS 1-11
--------------------------------------------------------------------------------

  STRATEGIC PARTNERS FLEXELITE PROSPECTUS

 1: WHAT IS THE STRATEGIC PARTNERS FLEXELITE VARIABLE ANNUITY?

 The Strategic Partners FlexElite Variable Annuity is a contract between you, the owner, and US, Pruco Life Insurance Company (Pruco Life, we or us).

 Under our contract, in exchange for your payment to us, we promise to pay you a guaranteed income stream that can begin any time after the second contract anniversary. Your annuity is in the accumulation phase until you decide to begin receiving annuity payments. The date you begin receiving annuity payments is the annuity date. On the annuity date, your contract switches to the income phase.

 This annuity contract benefits from tax deferral when it is sold outside a tax-favored plan (generally called a non-qualified annuity). Tax deferral means that you are not taxed on earnings or appreciation on the assets in your contract until you withdraw money from your contract.

 If you purchase the annuity contract in a tax-favored plan such as an IRA, that plan generally provides tax deferral even without investing in an annuity contract. In other words, you need not purchase this contract to gain the preferential tax treatment provided by your retirement plan. Therefore, before purchasing an annuity in a tax-favored plan, you should consider whether its features and benefits beyond tax deferral, including the death benefit and income benefits, meet your needs and goals. You should consider the relative features, benefits and costs of this annuity compared with any other investment that you may use in connection with your retirement plan or arrangement.

 Strategic Partners FlexElite is a variable annuity contract. During the accumulation phase, you can allocate your assets among the variable investment options, guaranteed fixed interest rate options, and a market value adjustment option. If you select variable investment options, the amount of money you are able to accumulate in your contract during the accumulation phase depends upon the investment performance of the underlying mutual fund(s) associated with that variable investment option.


 Because the underlying mutual funds' portfolios fluctuate in value depending upon market conditions, your Contract Value can either increase or decrease. This is important, since the amount of the annuity payments you receive during the income phase depends upon the value of your contract at the time you begin receiving payments.


 As the owner of the contract, you have all of the decision-making rights under the contract. You will also be the annuitant unless you designate someone else. The annuitant is the person whose life is used to determine how much and how long (if applicable) the annuity payments will continue once the income phase begins. On or after the annuity date, the annuitant may not be changed.

 The beneficiary is the person(s) or entity you designate to receive any death benefit. You may change the beneficiary any time prior to the annuity date by making a written request to us.

 SHORT TERM CANCELLATION RIGHT OR "FREE LOOK"
 If you change your mind about owning Strategic Partners FlexElite, you may cancel your contract within 10 days after receiving it (or whatever period is required by applicable law). You can request a refund by returning the contract either to the representative who sold it to you, or to the Prudential Annuity Service Center at the address shown on the first page of this prospectus. You will receive, depending on applicable state law:

..   Your full purchase payment less any applicable federal and state income tax withholding; or
..   The amount your contract is worth as of the day we receive your request, less any applicable federal and state income tax withholding. This amount may be more or less than your original payment. We impose neither a withdrawal charge nor any market value adjustment if you cancel your contract under this provision.

 To the extent dictated by state law, we will include in your refund the amount of any fees and charges that we deducted.

 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE?

 The contract gives you the choice of allocating your purchase payments to any of the variable investment options, fixed interest rate options, and a market value adjustment option.

 The variable investment options invest in underlying mutual funds managed by leading investment advisers. These underlying mutual funds may sell their shares to both variable annuity and variable life separate accounts of different insurance companies, which could create the kinds of risks that are described in more detail in the current prospectus for the underlying mutual fund. The current prospectuses for the underlying mutual funds also contain other important information about the mutual funds. When you

 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued


 invest in a variable investment option that is funded by a mutual fund, you should read the mutual fund prospectus and keep it for future reference. The mutual fund options that you select are your choice. We do not recommend or endorse any particular underlying mutual fund.


 VARIABLE INVESTMENT OPTIONS

 The following chart classifies each of the portfolios based on our assessment of their investment style (as of the date of this prospectus). The chart also provides a description of each portfolio's investment objective and a short, summary description of their key policies to assist you in determining which portfolios may be of interest to you. What appears in the chart below is merely a summary - please consult the portfolio's prospectus for a comprehensive discussion of the portfolio's investment policies. There is no guarantee that any portfolio will meet its investment objective. The name of the adviser/sub-adviser for each portfolio appears next to the description.


 The Jennison Portfolio, Prudential Equity Portfolio, Prudential Global Portfolio, Prudential Money Market Portfolio, Prudential Stock Index Portfolio, Prudential Value Portfolio, and each "SP" Portfolio of the Prudential Series Fund, are managed by an indirect, wholly-owned subsidiary of Prudential Financial, Inc. called Prudential Investments LLC (PI) under a "manager-of-managers" approach.

 Under the manager-of-managers approach, PI has the ability to assign sub-advisers to manage specific portions of a portfolio, and the portion managed by a sub-adviser may vary from 0% to 100% of the portfolio's assets. The sub-advisers that manage some or all of a Prudential Series Fund portfolio are listed on the following chart.


 Under the agreement through which Prudential Financial, Inc. acquired American Skandia Life Assurance Corporation and certain of its affiliates in May 2003, Prudential Financial may not use the "American Skandia" name in any context after May 1, 2008. Therefore, Prudential Financial has begun a "rebranding" project that involves renaming certain American Skandia legal entities. As pertinent to this annuity: 1) American Skandia Investment Services, Inc. has been renamed AST Investment Services, Inc.; and 2) American Skandia Trust has been renamed Advanced Series Trust. These name changes will not impact the manner in which customers do business with Prudential. The portfolios of the Advanced Series Trust are co-managed by PI and AST Investment Services, Inc., also under a manager-of- managers approach. AST Investment Services, Inc. is an indirect, wholly-owned subsidiary of Prudential Financial, Inc.


 A fund or portfolio may have a similar name or an investment objective and investment policies resembling those of a mutual fund managed by the same investment adviser that is sold directly to the public. Despite such similarities, there can be no assurance that the investment performance of any such fund or portfolio will resemble that of the publicly available mutual fund.


 Pruco Life has entered into agreements with certain underlying portfolios and/or the investment adviser or distributor of such portfolios. Pruco Life may provide administrative and support services to such portfolios pursuant to the terms of these agreements and under which it receives a fee of up to 0.55% annually (as of May 1, 2007) of the average assets allocated to the portfolio under the contract. These agreements, including the fees paid and services provided, can vary for each underlying mutual fund whose portfolios are offered as sub-accounts.

 In addition, an investment adviser, sub-adviser or distributor of the underlying portfolios may also compensate us by providing reimbursement, defraying the costs of, or paying directly for, among other things, marketing and/or administrative services and/or other services they provide in connection with the contract. These services may include, but are not limited to: sponsoring or co-sponsoring various promotional, educational or marketing meetings and seminars attended by distributors, wholesalers, and/or broker dealer firms' registered representatives, and creating marketing material discussing the contract, available options, and underlying portfolios. The amounts paid depend on the nature of the meetings, the number of meetings attended by the adviser, sub-adviser, or distributor, the number of participants and attendees at the meetings, the costs expected to be incurred, and the level of the adviser's, sub-adviser's or distributor's participation. These payments or reimbursements may not be offered by all advisers, sub-advisers, or distributors, and the amounts of such payments may vary between and among each adviser, sub-adviser, and distributor depending on their respective participation. During 2006, with regard to amounts that were paid under these kinds of arrangements, the amounts ranged from approximately $53 to approximately $190,514. These amounts may have been paid to one or more Prudential-affiliated insurers issuing individual variable annuities.


 As detailed in the Prudential Series Fund prospectus, although the Prudential Money Market Portfolio is designed to be a stable investment option, it is possible to lose money in that portfolio. For example, when prevailing short-term interest rates are very low, the yield on the Prudential Money Market Portfolio may be so low that, when separate account and contract charges are deducted, you experience a negative return.

 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued



 Upon the introduction of the Advanced Series Trust Asset Allocation Portfolios on December 5, 2005, we ceased offering the Prudential Series Fund Asset Allocation Portfolios to new purchasers and to existing contract owners who had not previously invested in those portfolios. However, a contract owner who had Contract Value allocated to a Prudential Series Fund Asset Allocation Portfolio prior to December 5, 2005 may continue to allocate purchase payments to that Portfolio after that date. In addition, after December 5, 2005, we ceased offering the Prudential Series Fund SP Large Cap Value Portfolio to new purchasers and to existing contract owners who had not previously invested in that Portfolio. However, a contract owner who had Contract Value allocated to the SP Large Cap Value Portfolio prior to December 5, 2005 may continue to allocate purchase payments to that Portfolio after that date.

       -----------------------------------------------------------------
        STYLE/     INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
         TYPE                                              ADVISOR/
                                                          SUB-ADVISOR
       -----------------------------------------------------------------
                     THE PRUDENTIAL SERIES FUND
       -----------------------------------------------------------------
        LARGE   Jennison Portfolio: seeks long-term        Jennison
         CAP    growth of capital. The Portfolio        Associates LLC
        GROWTH  invests primarily in equity
                securities of major, established
                corporations that the subadviser
                believes offer above-average growth
                prospects. The Portfolio may invest
                up to 30% of its total assets in
                foreign securities. Stocks are
                selected on a company-by-company
                basis using fundamental analysis.
                Normally 65% of the Portfolio's total
                assets are invested in common stocks
                and preferred stocks of companies
                with capitalization in excess of $1
                billion.
       -----------------------------------------------------------------
        LARGE   Equity Portfolio: seeks long-term          Jennison
         CAP    growth of capital. The Portfolio        Associates LLC;
        BLEND   invests at least 80% of its net           ClearBridge
                assets plus borrowings for investment    Advisors, LLC
                purposes in common stocks of major
                established corporations as well as
                smaller companies that the Sub
                advisers believe offer attractive
                prospects of appreciation. In the
                Jennison portion, over a full market
                cycle, the subadviser seeks to
                outperform the S&P 500 Index by
                investing in a portfolio with
                earnings growth greater than the
                index at valuations comparable to
                that of the index.
       -----------------------------------------------------------------
        INTER   Global Portfolio: seeks long-term          LSV Asset
       NATIONAL growth of capital. The Portfolio          Management/
        EQUITY  invests primarily in common stocks      Marsico Capital
                (and their equivalents) of foreign     Management, LLC/
                and U.S. companies. Each Sub-adviser     T. Rowe Price
                for the Portfolio generally will use   Associates, Inc./
                either a "growth" approach or a         William Blair &
                "value" approach in selecting either     Company, LLC
                foreign or U.S. common stocks.
       -----------------------------------------------------------------
        FIXED   Money Market Portfolio: seeks maximum     Prudential
        INCOME  current income consistent with the        Investment
                stability of capital and the           Management, Inc.
                maintenance of liquidity. The
                Portfolio invests in high-quality
                short-term money market instruments
                issued by the U.S. Government or its
                agencies, as well as by corporations
                and banks, both domestic and foreign.
                The Portfolio will invest only in
                instruments that mature in thirteen
                months or less, and which are
                denominated in U.S. dollars.
       -----------------------------------------------------------------
        LARGE   Value Portfolio: seeks long-term           Jennison
         CAP    growth of capital through               Associates LLC
        VALUE   appreciation and income. The
                Portfolio invests primarily in common
                stocks that the subadviser believes
                are undervalued - those stocks that
                are trading below their underlying
                asset value, cash generating ability
                and overall earnings and earnings
                growth. There is a risk that "value"
                stocks can perform differently from
                the market as a whole and other types
                of stocks and can continue to be
                undervalued by the markets for long
                periods of time. Normally at least
                65% of the Portfolio's total assets
                is invested in the common stock and
                convertible securities of companies
                that the subadviser believes will
                provide investment returns above
                those of the Russell 1000(R) Value
                Index. Most of the investments will
                be securities of large capitalization
                companies. The Portfolio may invest
                up to 25% of its total assets in real
                estate investment trusts (REITs) and
                up to 30% of its total assets in
                foreign securities.
       -----------------------------------------------------------------
        ASSET   SP Aggressive Growth Asset Allocation     Prudential
       ALLOCA-  Portfolio: seeks to obtain the          Investments LLC
        TION/   highest potential total return
       BALANCED consistent with the specified level
                of risk tolerance. The Portfolio may
                invest in any other Portfolio of the
                Fund (other than another SP Asset
                Allocation Portfolio), and the AST
                Marsico Capital Growth Portfolio of
                Advanced Series Trust (AST) (the
                Underlying Portfolios). Under normal
                circumstances, the Portfolio
                generally will focus on equity
                Underlying Portfolios but will also
                invest in fixed-income Underlying
                Portfolios.
       -----------------------------------------------------------------
        ASSET   SP Balanced Asset Allocation              Prudential
       ALLOCA-  Portfolio: seeks to obtain the          Investments LLC
        TION/   highest potential total return
       BALANCED consistent with the specified level
                of risk tolerance. The Portfolio may
                invest in any other Portfolio of the
                Fund (other than another SP Asset
                Allocation Portfolio), and the AST
                Marsico Capital Growth Portfolio of
                Advanced Series Trust (AST) (the
                Underlying Portfolios). The Portfolio
                will invest in equity and
                fixed-income Underlying Portfolios.
       -----------------------------------------------------------------

       ------------------------------------------------------------------
        STYLE/     INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
         TYPE                                              ADVISOR/
                                                          SUB-ADVISOR
       ------------------------------------------------------------------
        ASSET   SP Conservative Asset Allocation           Prudential
       ALLOCA-  Portfolio: seeks to obtain the          Investments LLC
        TION/   highest potential total return
       BALANCED consistent with the specified level
                of risk tolerance. The Portfolio may
                invest in any other Portfolio of the
                Fund (other than another SP Asset
                Allocation Portfolio), and the AST
                Marsico Capital Growth Portfolio of
                Advanced Series Trust (AST) (the
                Underlying Portfolios). Under normal
                circumstances, the Portfolio
                generally will focus on fixed-income
                Underlying Portfolios but will also
                invest in equity Underlying
                Portfolios.
       ------------------------------------------------------------------
        ASSET   SP Growth Asset Allocation Portfolio:      Prudential
       ALLOCA-  seeks to obtain the highest potential   Investments LLC
        TION/   total return consistent with the
       BALANCED specified level of risk tolerance.
                The Portfolio may invest in any other
                Portfolio of the Fund (other than
                another SP Asset Allocation
                Portfolio), and the AST Marsico
                Capital Growth Portfolio of Advanced
                Series Trust (AST) (the Underlying
                Portfolios). Under normal
                circumstances, the Portfolio
                generally will focus on equity
                Underlying Portfolios but will also
                invest in fixed-income Underlying
                Portfolios.
       ------------------------------------------------------------------
        LARGE   SP AIM Core Equity Portfolio: seeks      A I M Capital
         CAP    long-term growth of capital. The        Management, Inc.
        BLEND   Portfolio normally invests at least
                80% of investable assets in equity
                securities, including convertible
                securities of established companies
                that have long-term above-average
                growth in earnings and growth
                companies that the subadviser
                believes have the potential for
                above-average growth in earnings.
       ------------------------------------------------------------------
        LARGE   SP Davis Value Portfolio: seeks          Davis Selected
         CAP    growth of capital. The Portfolio         Advisers, L.P.
        VALUE   invests primarily in common stocks of
                U.S. companies with market
                capitalizations within the market
                capitalization range of the Russell
                1000 Value Index. It may also invest
                in stocks of foreign companies and
                U.S. companies with smaller
                capitalizations. The subadviser
                attempts to select common stocks of
                businesses that possess
                characteristics that the subadviser
                believe foster the creation of
                long-term value, such as proven
                management, a durable franchise and
                business model, and sustainable
                competitive advantages. The
                subadviser aims to invest in such
                businesses when they are trading at a
                discount to their intrinsic worth.
                There is a risk that "value" stocks
                can perform differently from the
                market as a whole and other types of
                stocks and can continue to be
                undervalued by the markets for long
                periods of time.
       ------------------------------------------------------------------
        INTER   SP International Value Portfolio           LSV Asset
       NATIONAL (formerly SP LSV International Value      Management,
        EQUITY  Portfolio): seeks capital growth. The      Thornburg
                Portfolio normally invests at least        Investment
                65% of the Portfolio's investable       Management, Inc.
                assets (net assets plus borrowings
                made for investment purposes) in the
                equity securities of companies in
                developed countries outside the
                United States that are represented in
                the MSCI EAFE Index.
       ------------------------------------------------------------------
       MID CAP  SP Mid Cap Growth Portfolio: seeks      Calamos Advisors
        GROWTH  long-term growth of capital. The              LLC
                Portfolio normally invests at least
                80% of investable assets in common
                stocks and related securities, such
                as preferred stocks, convertible
                securities and depositary receipts
                for those securities. These
                securities typically are of medium
                market capitalizations, which the
                subadviser believes have
                above-average growth potential. The
                Portfolio generally defines medium
                market capitalization companies as
                those companies with market
                capitalizations within the market
                capitalization range of the Russell
                Mid Cap Growth Index. The Portfolio's
                investments may include securities
                listed on a securities exchange or
                traded in the over-the-counter
                markets. The subadviser uses a
                bottom-up and top-down analysis in
                managing the Portfolio. This means
                that securities are selected based
                upon fundamental analysis, as well as
                a top-down approach to
                diversification by industry and
                company, and by paying attention to
                macro-level investment themes. The
                Portfolio may invest in foreign
                securities (including emerging
                markets securities).
       ------------------------------------------------------------------
        FIXED   SP PIMCO High Yield Portfolio: seeks   Pacific Investment
        INCOME  to maximize total return consistent        Management
                with preservation of capital and          Company LLC
                prudent investment management. The          (PIMCO)
                Portfolio will invest in a
                diversified portfolio of fixed-income
                investment instruments of varying
                maturities. The average portfolio
                duration of the Portfolio generally
                will vary within a two- to six-year
                time frame based on the Sub-advisor's
                forecast for interest rates.
       ------------------------------------------------------------------

       -----------------------------------------------------------------
       STYLE/     INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
        TYPE                                              ADVISOR/
                                                         SUB-ADVISOR
       -----------------------------------------------------------------
        FIXED  SP PIMCO Total Return Portfolio:       Pacific Investment
       INCOME  seeks to maximize total return             Management
               consistent with preservation of           Company LLC
               capital and prudent investment              (PIMCO)
               management. The Portfolio will invest
               in a diversified portfolio of
               fixed-income investment instruments
               of varying maturities. The average
               portfolio duration of the Portfolio
               generally will vary within a three-
               to six-year time frame based on the
               Sub-advisor's forecast for interest
               rates.
       -----------------------------------------------------------------
       MID CAP SP Prudential U.S. Emerging Growth          Jennison
       GROWTH  Portfolio: seeks long-term capital       Associates LLC
               appreciation. The Portfolio normally
               invests at least 80% of investable
               assets in equity securities of small
               and medium sized U.S. companies that
               the subadviser believes have the
               potential for above-average earnings
               growth. The subadviser seeks to
               invest in companies that it believes
               are poised to benefit from an
               acceleration of growth or an
               inflection point in a company's
               growth rate that is not currently
               reflected in the stock price. The
               team uses a research-intensive
               approach based on internally
               generated fundamental research.
       -----------------------------------------------------------------
        SMALL  SP Small Cap Growth Portfolio: seeks      Eagle Asset
         CAP   long-term capital growth. The             Management/
       GROWTH  Portfolio pursues its objective by      Neuberger Berman
               primarily investing in the common       Management, Inc.
               stocks of small-capitalization
               companies, which is defined as a
               company with a market capitalization,
               at the time of purchase, no larger
               than the largest capitalized company
               included in the Russell 2000 Index
               during the most recent 11-month
               period (based on month-end data) plus
               the most recent data during the
               current month.
       -----------------------------------------------------------------
        SMALL  SP Small-Cap Value Portfolio: seeks      Goldman Sachs
         CAP   long-term capital growth. The                Asset
        VALUE  Portfolio normally invests at least    Management, L.P.;
               80% its net assets plus borrowings        ClearBridge
               for investment purposes in the equity    Advisors, LLC
               securities of small capitalization
               companies. The Portfolio focuses on
               equity securities that are believed
               to be undervalued in the marketplace.
       -----------------------------------------------------------------
        LARGE  SP Strategic Partners Focused Growth   AllianceBernstein
         CAP   Portfolio: seeks long-term growth of     L.P.; Jennison
       GROWTH  capital. The Portfolio normally          Associates LLC
               invests at least 65% of total assets
               in equity-related securities of U.S.
               companies that the subadvisers
               believe to have strong capital
               appreciation potential. The
               Portfolio's strategy is to combine
               the efforts of two subadvisers and to
               invest in the favorite stock
               selection ideas of three portfolio
               managers (two of whom invest as a
               team). Each investment Sub-adviser to
               the Portfolio utilizes a growth
               style: Jennison selects approximately
               20 securities and AllianceBernstein
               selects approximately 30 securities.
               The portfolio managers build a
               portfolio with stocks in which they
               have the highest confidence and may
               invest more than 5% of the
               Portfolio's assets in any one issuer.
               The Portfolio is nondiversified,
               meaning it can invest a relatively
               high percentage of its assets in a
               small number of issuers. Investing in
               a nondiversified portfolio,
               particularly a portfolio investing in
               approximately 50 equity-related
               securities, involves greater risk
               than investing in a diversified
               portfolio because a loss resulting
               from the decline in the value of one
               security may represent a greater
               portion of the total assets of a
               nondiversified portfolio.
       -----------------------------------------------------------------
        LARGE  Stock Index Portfolio: seeks              Quantitative
         CAP   investment results that generally          Management
        BLEND  correspond to the performance of         Associates LLC
               publicly-traded common stocks. With
               the price and yield performance of
               the Standard & Poor's 500 Composite
               Stock Price Index (S&P 500) as the
               benchmark, the Portfolio normally
               invests at least 80% of investable
               assets in S&P 500 stocks. The S&P 500
               represents more than 70% of the total
               market value of all publicly-traded
               common stocks and is widely viewed as
               representative of publicly-traded
               common stocks as a whole. The
               Portfolio is not "managed" in the
               traditional sense of using market and
               economic analyses to select stocks.
               Rather, the portfolio manager
               purchases stocks in proportion to
               their weighting in the S&P 500.
       -----------------------------------------------------------------
        LARGE  SP T. Rowe Price Large-Cap Growth        T. Rowe Price
         CAP   Portfolio: seeks long-term capital      Associates, Inc.
       GROWTH  growth. Under normal circumstances,
               the Portfolio invests at least 80% of
               its net assets plus borrowings for
               investment purposes in the equity
               securities of large-cap companies.
               The Sub-adviser generally looks for
               companies with an above-average rate
               of earnings and cash flow growth and
               a lucrative niche in the economy that
               gives them the ability to sustain
               earnings momentum even during times
               of slow economic growth.
       -----------------------------------------------------------------

       -----------------------------------------------------------------
        STYLE/     INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
         TYPE                                              ADVISOR/
                                                          SUB-ADVISOR
       -----------------------------------------------------------------
        INTER-  SP International Growth Portfolio       Marsico Capital
       NATIONAL (formerly, SP William Blair            Management, LLC;
        EQUITY  International Growth Portfolio):        William Blair &
                seeks long-term capital appreciation.    Company, LLC.
                The Portfolio invests primarily in
                equity-related securities of foreign
                issuers. The Portfolio invests
                primarily in the common stock of
                large and medium-sized foreign
                companies, although it may also
                invest in companies of all sizes.
                Under normal circumstances, the
                Portfolio invests at least 65% of its
                total assets in common stock of
                foreign companies operating or based
                in at least five different countries,
                which may include countries with
                emerging markets. The Portfolio looks
                primarily for stocks of companies
                whose earnings are growing at a
                faster rate than other companies or
                which offer attractive growth
                potential.
       -----------------------------------------------------------------
                        ADVANCED SERIES TRUST
       -----------------------------------------------------------------
        ASSET   AST Advanced Strategies Portfolio:         LSV Asset
        ALLOCA  seeks a high level of absolute            Management;
        TION/   return. The Portfolio invests           Marsico Capital
       BALANCED primarily in a diversified portfolio      Management,
                of equity and fixed income securities    LLC; Pacific
                across different investment               Investment
                categories and investment managers.       Management
                The Portfolio pursues a combination       Company LLC
                of traditional and non-traditional         (PIMCO);
                investment strategies.                   T. Rowe Price
                                                       Associates, Inc.;
                                                        William Blair &
                                                        Company, L.L.C.
       -----------------------------------------------------------------
        ASSET   AST Aggressive Asset Allocation         AST Investment
        ALLOCA  Portfolio: seeks the highest            Services, Inc./
        TION/   potential total return consistent         Prudential
       BALANCED with its specified level of risk        Investments LLC
                tolerance. The Portfolio will invest
                its assets in several other Advanced
                Series Trust Portfolios. Under normal
                market conditions, the Portfolio will
                devote between 92.5% to 100% of its
                net assets to underlying portfolios
                investing primarily in equity
                securities, and 0% to 7.5% of its net
                assets to underlying portfolios
                investing primarily in debt
                securities and money market
                instruments.
       -----------------------------------------------------------------
        LARGE   AST AllianceBernstein Core Value       AllianceBernstein
         CAP    Portfolio: seeks long-term capital           L.P.
        VALUE   growth by investing primarily in
                common stocks. The Sub-advisor
                expects that the majority of the
                Portfolio's assets will be invested
                in the common stocks of large
                companies that appear to be
                undervalued. Among other things, the
                Portfolio seeks to identify
                compelling buying opportunities
                created when companies are
                undervalued on the basis of investor
                reactions to near-term problems or
                circumstances even though their
                long-term prospects remain sound. The
                Sub-advisor seeks to identify
                individual companies with earnings
                growth potential that may not be
                recognized by the market at large.
       -----------------------------------------------------------------
        LARGE   AST AllianceBernstein Growth & Income  AllianceBernstein
         CAP    Portfolio: seeks long-term growth of         L.P.
        VALUE   capital and income while attempting
                to avoid excessive fluctuations in
                market value. The Portfolio normally
                will invest in common stocks (and
                securities convertible into common
                stocks). The Sub-advisor will take a
                value-oriented approach, in that it
                will try to keep the Portfolio's
                assets invested in securities that
                are selling at reasonable valuations
                in relation to their fundamental
                business prospects. The stocks that
                the Portfolio will normally invest in
                are those of seasoned companies.
       -----------------------------------------------------------------
        LARGE   AST AllianceBernstein Managed Index    AllianceBernstein
         CAP    500 Portfolio: seeks to outperform           L.P.
        BLEND   the Standard & Poor's 500 Composite
                Stock Price Index (the "S&P 500")
                through stock selection resulting in
                different weightings of common stocks
                relative to the index. The Portfolio
                will invest, under normal
                circumstances, at least 80% of its
                net assets in securities included in
                the S&P(R) 500.
       -----------------------------------------------------------------

       -----------------------------------------------------------------
        STYLE/      INVESTMENT OBJECTIVES/POLICIES         PORTFOLIO
         TYPE                                              ADVISOR/
                                                          SUB-ADVISOR
       -----------------------------------------------------------------
         LARGE   AST American Century Income & Growth   American Century
          CAP    Portfolio: seeks capital growth with      Investment
         VALUE   current income as a secondary          Management, Inc.
                 objective. The Portfolio invests
                 primarily in common stocks that offer
                 potential for capital growth, and
                 may, consistent with its investment
                 objective, invest in stocks that
                 offer potential for current income.
                 The Sub-advisor utilizes a
                 quantitative management technique
                 with a goal of building an equity
                 portfolio that provides better
                 returns than the S&P 500 Index
                 without taking on significant
                 additional risk and while attempting
                 to create a dividend yield that will
                 be greater than the S&P 500 Index.
       -----------------------------------------------------------------
         ASSET   AST American Century Strategic         American Century
        ALLOCA   Allocation Portfolio (formerly known      Investment
         TION/   as AST American Century Strategic      Management, Inc.
       BALANCED  Balanced Portfolio): seeks capital
                 growth and current income. The
                 Sub-advisor intends to maintain
                 approximately 60% of the Portfolio's
                 assets in equity securities and the
                 remainder in bonds and other fixed
                 income securities. Both the
                 Portfolio's equity and fixed income
                 investments will fluctuate in value.
                 The equity securities will fluctuate
                 depending on the performance of the
                 companies that issued them, general
                 market and economic conditions, and
                 investor confidence. The fixed income
                 investments will be affected
                 primarily by rising or falling
                 interest rates and the credit quality
                 of the issuers.
       -----------------------------------------------------------------
         ASSET   AST Balanced Asset Allocation           AST Investment
        ALLOCA   Portfolio: seeks the highest           Services, Inc./
         TION/   potential total return consistent         Prudential
       BALANCED  with its specified level of risk       Investments LLC
                 tolerance. The Portfolio will invest
                 its assets in several other Advanced
                 Series Trust Portfolios. Under normal
                 market conditions, the Portfolio will
                 devote between 57.5% to 72.5% of its
                 net assets to underlying portfolios
                 investing primarily in equity
                 securities, and 27.5% to 42.5% of its
                 net assets to underlying portfolios
                 investing primarily in debt
                 securities and money market
                 instruments.
       -----------------------------------------------------------------
         ASSET   AST Capital Growth Asset Allocation     AST Investment
        ALLOCA   Portfolio: seeks the highest           Services, Inc./
         TION/   potential total return consistent         Prudential
       BALANCED  with its specified level of risk       Investments LLC
                 tolerance. The Portfolio will invest
                 its assets in several other Advanced
                 Series Trust Portfolios. Under normal
                 market conditions, the Portfolio will
                 devote between 72.5% to 87.5% of its
                 net assets to underlying portfolios
                 investing primarily in equity
                 securities, and 12.5% to 27.5% of its
                 net assets to underlying portfolios
                 investing primarily in debt
                 securities and money market
                 instruments.
       -----------------------------------------------------------------
       SPECIALTY AST Cohen & Steers Realty Portfolio:    Cohen & Steers
                 seeks to maximize total return             Capital
                 through investment in real estate      Management, Inc.
                 securities. The Portfolio pursues its
                 investment objective by investing,
                 under normal circumstances, at least
                 80% of its net assets in securities
                 of real estate issuers. Under normal
                 circumstances, the Portfolio will
                 invest substantially all of its
                 assets in the equity securities of
                 real estate companies, i.e., a
                 company that derives at least 50% of
                 its revenues from the ownership,
                 construction, financing, management
                 or sale of real estate or that has at
                 least 50% of its assets in real
                 estate. Real estate companies may
                 include real estate investment trusts
                 or REITs.
       -----------------------------------------------------------------
         ASSET   AST Conservative Asset Allocation       AST Investment
        ALLOCA   Portfolio: seeks the highest           Services, Inc./
         TION/   potential total return consistent         Prudential
       BALANCED  with its specified level of risk       Investments LLC
                 tolerance. The Portfolio will invest
                 its assets in several other Advanced
                 Series Trust Portfolios. Under normal
                 market conditions, the Portfolio will
                 devote between 47.5% to 62.5% of its
                 net assets to underlying portfolios
                 investing primarily in equity
                 securities, and 37.5% to 52.5% of its
                 net assets to underlying portfolios
                 investing primarily in debt
                 securities and money market
                 instruments.
       -----------------------------------------------------------------
         LARGE   AST DeAM Large-Cap Value Portfolio:        Deutsche
          CAP    seeks maximum growth of capital by        Investment
         VALUE   investing primarily in the value          Management
                 stocks of larger companies. The         Americas, Inc.
                 Portfolio pursues its objective,
                 under normal market conditions, by
                 primarily investing at least 80% of
                 the value of its assets in the equity
                 securities of large-sized companies
                 included in the Russell 1000(R) Value
                 Index. The Sub-advisor employs an
                 investment strategy designed to
                 maintain a portfolio of equity
                 securities which approximates the
                 market risk of those stocks included
                 in the Russell 1000(R) Value Index,
                 but which attempts to outperform the
                 Russell 1000(R) Value Index through
                 active stock selection.
       -----------------------------------------------------------------

        ----------------------------------------------------------------
         STYLE/     INVESTMENT OBJECTIVES/POLICIES         PORTFOLIO
          TYPE                                             ADVISOR/
                                                          SUB-ADVISOR
        ----------------------------------------------------------------
         SMALL   AST Neuberger Berman Small-Cap Growth  Neuberger Berman
          CAP    Portfolio (formerly known as AST DeAM  Management Inc.
         GROWTH  Small-Cap Growth Portfolio): seeks
                 maximum growth of investors' capital
                 from a portfolio of growth stocks of
                 smaller companies. The Portfolio
                 pursues its objective, under normal
                 circumstances, by primarily investing
                 at least 80% of its total assets in
                 the equity securities of small-sized
                 companies included in the Russell
                 2000 Growth(R) Index.
        ----------------------------------------------------------------
         SMALL   AST DeAM Small-Cap Value Portfolio:        Deutsche
          CAP    seeks maximum growth of investors'        Investment
         VALUE   capital by investing primarily in the     Management
                 value stocks of smaller companies.      Americas, Inc.
                 The Portfolio pursues its objective,
                 under normal market conditions, by
                 primarily investing at least 80% of
                 its total assets in the equity
                 securities of small-sized companies
                 included in the Russell 2000(R) Value
                 Index. The Sub-advisor employs an
                 investment strategy designed to
                 maintain a portfolio of equity
                 securities which approximates the
                 market risk of those stocks included
                 in the Russell 2000(R) Value Index,
                 but which attempts to outperform the
                 Russell 2000(R) Value Index.
        ----------------------------------------------------------------
         SMALL   AST Federated Aggressive Growth        Federated Equity
          CAP    Portfolio: seeks capital growth. The      Management
         GROWTH  Portfolio pursues its investment          Company of
                 objective by investing primarily in     Pennsylvania/
                 the stocks of small companies that     Federated Global
                 are traded on national security           Investment
                 exchanges, NASDAQ stock exchange and      Management
                 the over-the-counter-market. Small     Corp.; Federated
                 companies will be defined as               MDTA LLC
                 companies with market capitalizations
                 similar to companies in the Russell
                 2000 Growth Index.
        ----------------------------------------------------------------
         ASSET   AST First Trust Balanced Target          First Trust
        ALLOCA-  Portfolio: seeks long-term capital      Advisors L.P.
         TION/   growth balanced by current income.
        BALANCED The Portfolio seeks to achieve its
                 objective by investing approximately
                 65% in common stocks and 35% in fixed
                 income securities. The Portfolio
                 allocates the equity portion of the
                 portfolio across five uniquely
                 specialized strategies - the Dow/SM/
                 Target Dividend, the Value Line(R)
                 Target 25, the Global Dividend Target
                 15, the NYSE(R) International Target
                 25, and the Target Small Cap. Each
                 strategy employs a quantitative
                 approach by screening common stocks
                 for certain attributes and/or using a
                 multi-factor scoring system to select
                 the common stocks. The fixed income
                 allocation is determined by the Dow
                 Jones Income strategy which utilizes
                 certain screens to select bonds from
                 the Dow Jones Corporate Bond Index or
                 like-bonds not in the index.
        ----------------------------------------------------------------
         ASSET   AST First Trust Capital Appreciation     First Trust
        ALLOCA-  Target Portfolio: seeks long-term       Advisors L.P.
         TION/   growth of capital. The Portfolio
        BALANCED seeks to achieve its objective by
                 investing approximately 80% in common
                 stocks and 20% in fixed income
                 securities. The portfolio allocates
                 the equity portion of the portfolio
                 across five uniquely specialized
                 strategies - the Value Line(R) Target
                 25, the Global Dividend Target 15,
                 the Target Small Cap, the Nasdaq(R)
                 Target 15, and the NYSE(R)
                 International Target 25. Each
                 strategy employs a quantitative
                 approach by screening common stocks
                 for certain attributes and/or using a
                 multi-factor scoring system to select
                 the common stocks. The fixed income
                 allocation is determined by the Dow
                 Jones Income strategy utilizes
                 certain screens to select bonds from
                 the Dow Jones Corporate Bond Index or
                 like-bonds not in the index.
        ----------------------------------------------------------------
         ASSET   AST UBS Dynamic Alpha Portfolio        UBS Global Asset
        ALLOCA-  (formerly known as AST Global             Management
         TION/   Allocation Portfolio): seeks to        (Americas) Inc.
        BALANCED maximize total return, consisting of
                 capital appreciation and current
                 income. The Portfolio invests in
                 securities and financial instruments
                 to gain exposure to global equity,
                 global fixed income and cash
                 equivalent markets, including global
                 currencies. The Portfolio may invest
                 in equity and fixed income securities
                 of issuers located within and outside
                 the United States or in open-end
                 investment companies advised by UBS
                 Global Asset Management (Americas)
                 Inc., the Portfolio's Sub-Advisor, to
                 gain exposure to certain global
                 equity and global fixed income
                 markets.
        ----------------------------------------------------------------

       ------------------------------------------------------------------
        STYLE/     INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
         TYPE                                              ADVISOR/
                                                          SUB-ADVISOR
       ------------------------------------------------------------------
        LARGE   AST Goldman Sachs Concentrated Growth    Goldman Sachs
         CAP    Portfolio: seeks growth of capital in        Asset
        GROWTH  a manner consistent with the            Management, L.P.
                preservation of capital. Realization
                of income is not a significant
                investment consideration and any
                income realized on the Portfolio's
                investments, therefore, will be
                incidental to the Portfolio's
                objective. The Portfolio will pursue
                its objective by investing primarily
                in equity securities of companies
                that the Sub-advisor believes have
                the potential to achieve capital
                appreciation over the long-term. The
                Portfolio seeks to achieve its
                investment objective by investing,
                under normal circumstances, in
                approximately 30 - 45 companies that
                are considered by the Sub-advisor to
                be positioned for long-term growth.
       ------------------------------------------------------------------
       MID CAP  AST Goldman Sachs Mid-Cap Growth         Goldman Sachs
        GROWTH  Portfolio: seeks long-term capital           Asset
                growth. The Portfolio pursues its       Management, L.P.
                investment objective, by investing
                primarily in equity securities
                selected for their growth potential,
                and normally invests at least 80% of
                the value of its assets in medium
                capitalization companies. For
                purposes of the Portfolio,
                medium-sized companies are those
                whose market capitalizations
                (measured at the time of investment)
                fall within the range of companies in
                the Russell Mid Cap Growth Index. The
                Sub-advisor seeks to identify
                individual companies with earnings
                growth potential that may not be
                recognized by the market at large.
       ------------------------------------------------------------------
        FIXED   AST High Yield Portfolio: seeks a      Pacific Investment
        INCOME  high level of current income and may       Management
                also consider the potential for           Company LLC
                capital appreciation. The Portfolio         (PIMCO)
                invests, under normal circumstances,
                at least 80% of its net assets plus
                any borrowings for investment
                purposes (measured at time of
                purchase) in high yield, fixed-income
                securities that, at the time of
                purchase, are non-investment grade
                securities. Such securities are
                commonly referred to as "junk bonds".
       ------------------------------------------------------------------
        INTER-  AST JPMorgan International Equity         J.P. Morgan
       NATIONAL Portfolio: seeks long-term capital         Investment
        EQUITY  growth by investing in a diversified    Management Inc.
                portfolio of international equity
                securities. The Portfolio seeks to
                meet its objective by investing,
                under normal market conditions, at
                least 80% of its assets in a
                diversified portfolio of equity
                securities of companies located or
                operating in developed non-U.S.
                countries and emerging markets of the
                world. The equity securities will
                ordinarily be traded on a recognized
                foreign securities exchange or traded
                in a foreign over-the-counter market
                in the country where the issuer is
                principally based, but may also be
                traded in other countries including
                the United States.
       ------------------------------------------------------------------
        LARGE   AST Large-Cap Value Portfolio: seeks      Dreman Value
         CAP    current income and long-term growth     Management LLC,
        VALUE   of income, as well as capital             Hotchkis and
                appreciation. The Portfolio invests,     Wiley Capital
                under normal circumstances, at least    Management LLC;
                80% of its net assets in common           J.P. Morgan
                stocks of large cap U.S. companies.        Investment
                The Portfolio focuses on common         Management, Inc.
                stocks that have a high cash dividend
                or payout yield relative to the
                market or that possess relative value
                within sectors.
       ------------------------------------------------------------------
        FIXED   AST Lord Abbett Bond-Debenture           Lord, Abbett &
        INCOME  Portfolio: seeks high current income        Co. LLC
                and the opportunity for capital
                appreciation to produce a high total
                return. To pursue its objective, the
                Portfolio will invest, under normal
                circumstances, at least 80% of the
                value of its assets in fixed income
                securities and normally invests
                primarily in high yield and
                investment grade debt securities,
                securities convertible into common
                stock and preferred stocks. The
                Portfolio may find good value in high
                yield securities, sometimes called
                "lower-rated bonds" or "junk bonds,"
                and frequently may have more than
                half of its assets invested in those
                securities. At least 20% of the
                Portfolio's assets must be invested
                in any combination of investment
                grade debt securities, U.S.
                Government securities and cash
                equivalents. The Portfolio may also
                make significant investments in
                mortgage-backed securities. Although
                the Portfolio expects to maintain a
                weighted average maturity in the
                range of five to twelve years, there
                are no restrictions on the overall
                Portfolio or on individual
                securities. The Portfolio may invest
                up to 20% of its net assets in equity
                securities.
       ------------------------------------------------------------------

       ------------------------------------------------------------------
        STYLE/     INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
         TYPE                                              ADVISOR/
                                                          SUB-ADVISOR
       ------------------------------------------------------------------
        LARGE   AST Marsico Capital Growth Portfolio:   Marsico Capital
         CAP    seeks capital growth. Income            Management, LLC
        GROWTH  realization is not an investment
                objective and any income realized on
                the Portfolio's investments,
                therefore, will be incidental to the
                Portfolio's objective. The Portfolio
                will pursue its objective by
                investing primarily in common stocks
                of larger, more established
                companies. In selecting investments
                for the Portfolio, the Sub-advisor
                uses an approach that combines "top
                down" economic analysis with "bottom
                up" stock selection. The "top down"
                approach identifies sectors,
                industries and companies that may
                benefit from the trends the
                Sub-advisor has observed. The
                Sub-advisor then looks for individual
                companies with earnings growth
                potential that may not be recognized
                by the market at large, utilizing a
                "bottom up" stock selection process.
                The Portfolio will normally hold a
                core position of between 35 and 50
                common stocks. The Portfolio may hold
                a limited number of additional common
                stocks at times when the Portfolio
                manager is accumulating new
                positions, phasing out existing or
                responding to exceptional market
                conditions.
       ------------------------------------------------------------------
        INTER-  AST MFS Global Equity Portfolio:         Massachusetts
       NATIONAL seeks capital growth. Under normal     Financial Services
        EQUITY  circumstances the Portfolio invests         Company
                at least 80% of its assets in equity
                securities of U.S. and foreign
                issuers (including issuers in
                developing countries). While the
                portfolio may invest its assets in
                companies of any size, the Portfolio
                generally focuses on companies with
                large capitalizations.
       ------------------------------------------------------------------
        LARGE   AST MFS Growth Portfolio: seeks          Massachusetts
         CAP    long-term capital growth and future    Financial Services
        GROWTH  income. Under normal market                 Company
                conditions, the Portfolio invests at
                least 80% of its total assets in
                common stocks and related securities,
                such as preferred stocks, convertible
                securities and depositary receipts,
                of companies. The Sub-advisor focuses
                on investing the Portfolio's assets
                in the stock of companies it believes
                to have above average earnings growth
                potential compared to other companies
                (growth companies). The Portfolio may
                invest up to 35% of its net assets in
                foreign securities.
       ------------------------------------------------------------------
       MID CAP  AST Mid Cap Value Portfolio: seeks to       EARNEST
        VALUE   provide capital growth by investing      Partners LLC/
                primarily in mid-capitalization          WEDGE Capital
                stocks that appear to be undervalued.   Management, LLP
                The Portfolio has a non-fundamental
                policy to invest, under normal
                circumstances, at least 80% of the
                value of its net assets in
                mid-capitalization companies.
       ------------------------------------------------------------------
       MID CAP  AST Neuberger Berman Mid-Cap Growth     Neuberger Berman
        GROWTH  Portfolio: seeks capital growth.        Management Inc.
                Under normal market conditions, the
                Portfolio primarily invests at least
                80% of its net assets in the common
                stocks of mid-cap companies. The
                Sub-adviser looks for fast-growing
                companies that are in new or rapidly
                evolving industries.
       ------------------------------------------------------------------
       MID CAP  AST Neuberger Berman Mid-Cap Value      Neuberger Berman
        VALUE   Portfolio: seeks capital growth.        Management Inc.
                Under normal market conditions, the
                Portfolio primarily invests at least
                80% of its net assets in the common
                stocks of mid-cap companies. For
                purposes of the Portfolio, companies
                with equity market capitalizations
                that fall within the range of the
                Russell Midcap(R) Index at the time
                of investment are considered mid-cap
                companies. Some of the Portfolio's
                assets may be invested in the
                securities of large-cap companies as
                well as in small-cap companies. Under
                the Portfolio's value-oriented
                investment approach, the Sub-advisor
                looks for well-managed companies
                whose stock prices are undervalued
                and that may rise in price before
                other investors realize their worth.
       ------------------------------------------------------------------
        FIXED   AST PIMCO Limited Maturity Bond        Pacific Investment
        INCOME  Portfolio: seeks to maximize total         Management
                return consistent with preservation       Company LLC
                of capital and prudent investment           (PIMCO)
                management. The Portfolio will invest
                in a diversified portfolio of
                fixed-income investment instruments
                of varying maturities. The average
                portfolio duration of the Portfolio
                generally will vary within a one- to
                three-year time frame based on the
                Sub-advisor's forecast for interest
                rates.
       ------------------------------------------------------------------
        ASSET   AST Preservation Asset Allocation        AST Investment
       ALLOCA-  Portfolio: seeks the highest            Services, Inc./
        TION/   potential total return consistent          Prudential
       BALANCED with its specified level of risk        Investments LLC
                tolerance. The Portfolio will invest
                its assets in several other Advanced
                Series Trust Portfolios. Under normal
                market conditions, the Portfolio will
                devote between 27.5% to 42.5% of its
                net assets to underlying portfolios
                investing primarily in equity
                securities, and 57.5% to 72.5% of its
                net assets to underlying portfolios
                investing primarily in debt
                securities and money market
                instruments.
       ------------------------------------------------------------------

      --------------------------------------------------------------------
       STYLE/      INVESTMENT OBJECTIVES/POLICIES           PORTFOLIO
        TYPE                                                ADVISOR/
                                                           SUB-ADVISOR
      --------------------------------------------------------------------
        SMALL   AST Small-Cap Value Portfolio: seeks       ClearBridge
         CAP    to provide long-term capital growth      Advisors, LLC;
        VALUE   by investing primarily in                 Dreman Value
                small-capitalization stocks that         Management LLC;
                appear to be undervalued. The              J.P. Morgan
                Portfolio will have a non-fundamental      Investment
                policy to invest, under normal          Management, Inc.;
                circumstances, at least 80% of the         Lee Munder
                value of its net assets in small        Investments, Ltd
                capitalization stocks. The Portfolio
                will focus on common stocks that
                appear to be undervalued.
      --------------------------------------------------------------------
        ASSET   AST T. Rowe Price Asset Allocation        T. Rowe Price
       ALLOCA-  Portfolio: seeks a high level of        Associates, Inc.
        TION/   total return by investing primarily
      BALANCED  in a diversified portfolio of fixed
                income and equity securities. The
                Portfolio normally invests
                approximately 60% of its total assets
                in equity securities and 40% in fixed
                income securities. This mix may vary
                depending on the sub-advisor's
                outlook for the markets. The
                Sub-advisor concentrates common stock
                investments in larger, more
                established companies, but the
                Portfolio may include small and
                medium-sized companies with good
                growth prospects. The fixed income
                portion of the Portfolio will be
                allocated among investment grade
                securities, high yield or "junk"
                bonds, emerging market securities,
                foreign high quality debt securities
                and cash reserves.
      --------------------------------------------------------------------
        FIXED   AST T. Rowe Price Global Bond             T. Rowe Price
       INCOME   Portfolio: seeks to provide high       International, Inc.
                current income and capital growth by
                investing in high-quality foreign and
                U.S. dollar-denominated bonds. The
                Portfolio will invest at least 80% of
                its total assets in fixed income
                securities, including high quality
                bonds issued or guaranteed by U.S. or
                foreign governments or their agencies
                and by foreign authorities, provinces
                and municipalities as well as
                investment grade corporate bonds and
                mortgage and asset-backed securities
                of U.S. and foreign issuers. The
                Portfolio generally invests in
                countries where the combination of
                fixed-income returns and currency
                exchange rates appears attractive,
                or, if the currency trend is
                unfavorable, where the Sub-advisor
                believes that the currency risk can
                be minimized through hedging. The
                Portfolio may also invest up to 20%
                of its assets in the aggregate in
                below investment-grade, high-risk
                bonds ("junk bonds"). In addition,
                the Portfolio may invest up to 30% of
                its assets in mortgage-related
                (including derivatives, such as
                collateralized mortgage obligations
                and stripped mortgage securities) and
                asset-backed securities.
      --------------------------------------------------------------------
      SPECIALTY AST T. Rowe Price Natural Resources       T. Rowe Price
                Portfolio: seeks long-term capital      Associates, Inc.
                growth primarily through the common
                stocks of companies that own or
                develop natural resources (such as
                energy products, precious metals and
                forest products) and other basic
                commodities. The Portfolio normally
                invests primarily (at least 80% of
                its total assets) in the common
                stocks of natural resource companies.
                The Portfolio looks for companies
                that have the ability to expand
                production, to maintain superior
                exploration programs and production
                facilities, and the potential to
                accumulate new resources. At least
                50% of Portfolio assets will be
                invested in U.S. securities, up to
                50% of total assets also may be
                invested in foreign securities.
      --------------------------------------------------------------------
                  GARTMORE VARIABLE INSURANCE TRUST
      --------------------------------------------------------------------
       INTER-   GVIT Developing Markets: seeks           NWD Management
      NATIONAL  long-term capital appreciation, under   & Research Trust/
       EQUITY   normal conditions by investing at        Gartmore Global
                least 80% of its total assets in            Partners
                stocks of companies of any size based
                in the world's developing economies.
                Under normal market conditions,
                investments are maintained in at
                least six countries at all times and
                no more than 35% of total assets in
                any single one of them.
      --------------------------------------------------------------------
                         JANUS ASPEN SERIES
      --------------------------------------------------------------------
        LARGE   Janus Aspen Series: Large Cap Growth      Janus Capital
         CAP    Portfolio - Service Shares: seeks        Management LLC
       GROWTH   long-term growth of capital in a
                manner consistent with the
                preservation of capital. The
                Portfolio invests at least 80% of its
                net assets plus the amount of any
                borrowings for investment purposes in
                common stocks of large-sized
                companies. Large-sized companies are
                those whose market capitalizations
                fall within the range of companies in
                the Russell 1000 Index at the time of
                purchase.
      --------------------------------------------------------------------

 FIXED INTEREST RATE OPTIONS

 We offer two fixed interest rate options:
..   a one-year fixed interest rate option, and
..   a dollar cost averaging fixed rate option (DCA Fixed Rate Option).


 When you select one of these options, your payment will earn interest at the established rate for the applicable interest rate period. A new interest rate period is established every time you allocate or transfer money into a fixed interest rate option. (You may not transfer amounts from other investment options into the DCA Fixed Rate Option.) You may have money allocated in more than one interest rate period at the same time. This could result in your money earning interest at different rates and each interest rate period maturing at a different time. While these interest rates may change from time to time, they will not be less than the minimum interest rate dictated by applicable state law. The interest rates we pay on the fixed interest rate options may be influenced by the asset-based charges assessed against the Separate Account.

 Payments allocated to the fixed interest rate options become part of Pruco Life's general assets. Please note that if you elect Highest Daily Lifetime Five, you cannot invest in either of these fixed interest rate options.


 One-Year Fixed Interest Rate Option
 We set a one-year base guaranteed annual interest rate for the one-year fixed interest rate option. Additionally, we may provide a higher interest rate on each purchase payment allocated to this option for the first year after the payment for contracts sold on or after May 1, 2003, or upon subsequent state approval. This higher interest rate will not apply to amounts transferred from other investment options within the contract or amounts remaining in this option for more than one year.

 Dollar Cost Averaging Fixed Rate Option
 For contracts sold on or after May 1, 2003, or upon subsequent state approval, you may allocate all or part of your initial purchase payment to the DCA Fixed Rate Option (for all other contracts you may allocate all or part of a purchase payment to the DCA Fixed Rate Option). Under this option, you automatically transfer amounts over a stated period (currently, six or twelve months) from the DCA Fixed Rate Option to the variable investment options and/or to the one-year fixed interest rate option, as you select. We will invest the assets you allocate to the DCA Fixed Rate Option in our general account until they are transferred. Transfers to the one-year fixed interest rate option will remain in the general account.

 For contracts sold on or after May 1, 2003, or upon subsequent state approval, if you choose to allocate all or part of a purchase payment to the DCA Fixed Rate Option, the minimum amount of the purchase payment you may allocate is $2,000 (for all other contracts, the minimum amount is $5,000). The first periodic transfer will occur on the date you allocate your purchase payment to the DCA Fixed Rate Option. Subsequent transfers will occur on the monthly anniversary of the first transfer. Currently, you may choose to have the purchase payment allocated to the DCA Fixed Rate Option transferred to the selected variable investment options or to the one-year fixed interest rate option in either six or twelve monthly installments, and you may not change that number of monthly installments after you have chosen the DCA Fixed Rate Option. You may allocate to both the six-month and twelve-month options. For contracts sold on or after May 1, 2003, or upon subsequent state approval, you may allocate to both the six-month and twelve-month options, but the minimum amount of your initial purchase payment that may be allocated to one or the other is $2,000. (In the future, we may make available other numbers of transfers and other transfer schedules - for example, quarterly as well as monthly.)

 If you choose a six-payment transfer schedule, each transfer generally will equal 1/6/th/ of the amount you allocated to the DCA Fixed Rate Option, and if you choose a twelve-payment transfer schedule, each transfer generally will equal 1/12/th/ of the amount you allocated to the DCA Fixed Rate Option. In either case, the final transfer amount generally will also include the credited interest. You may change at any time the investment options into which the DCA Fixed Rate Option assets are transferred. You may make a one time transfer of the remaining value out of your DCA Fixed Rate Option, if you so choose. Transfers from the DCA Fixed Rate Option do not count toward the maximum number of free transfers allowed under the contract.

 If you make a withdrawal or have a fee assessed from your contract, and all or part of that withdrawal or fee comes out of the DCA Fixed Rate Option, we will recalculate the periodic transfer amount to reflect the change. This recalculation may include some or all of the interest credited to the date of the next scheduled transfer. If a withdrawal or fee assessment reduces the monthly transfer amount below $100, we will transfer the remaining balance in the DCA Fixed Rate Option on the next scheduled transfer date.

 By investing amounts on a regular basis instead of investing the total amount at one time, the DCA Fixed Rate Option may decrease the effect of market fluctuation on the investment of your purchase payment. Of course, dollar cost averaging cannot ensure a profit or protect against loss in a declining market.

 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued


 MARKET VALUE ADJUSTMENT OPTION
 The Market Value Adjustment Option is available to Strategic Partners FlexElite Contracts sold on or after May 1, 2003, or upon subsequent state approval. This option may not be available in your state.

 Under the market value adjustment option, we may offer one or more of several guarantee periods provided that the interest rate we are able to declare will be no less than the minimum interest rate dictated by applicable state law with respect to any guarantee period. This option is not available for contracts issued in some states. Please see your contract. The market value adjustment option is registered separately from the variable investment options, and the amount of market value adjustment option securities registered is stated in that registration statement.

 If amounts are withdrawn from a guarantee period, other than during the 30-day period immediately following the end of the guarantee period, they will be subject to a market value adjustment even if they are not subject to a withdrawal charge.

 You will earn interest on your invested purchase payment at the rate that we have declared for the guarantee period you have chosen. You must invest at least $1,000 if you choose this option.

 We refer to interest rates as annual rates, although we credit interest within each guarantee period on a daily basis. The daily interest that we credit is equal to the pro rated portion of the interest that would be earned on an annual basis. We credit interest from the business day on which your purchase payment is received in good order at the Prudential Annuity Service Center until the earliest to occur of any of the following events: (a) full surrender of the contract, (b) commencement of annuity payments or settlement, (c) end of the guarantee period, (d) transfer of value in the guarantee period,
 (e) payment of a death benefit, or (f) the date the amount is withdrawn.

 During the 30-day period immediately following the end of a guarantee period, we allow you to do any of the following, without the imposition of the market value adjustment:

 (a)withdraw or transfer the value of the guarantee period,
 (b)allocate the value to another available guarantee period or other investment option (provided that the new guarantee period ends prior to the annuity date). You will receive the interest rate applicable on the date we receive your instruction, or
 (c)apply the value in the guarantee period to the annuity or settlement option of your choice.


 If we do not receive instructions from you concerning the disposition of the Contract Value in your maturing guarantee period, we will reinvest the amount in the Prudential Money Market Portfolio investment option.


 During the 30-day period immediately following the end of the guarantee period, or until you elect to do (a), (b) or (c) delineated immediately above, you will receive the current interest rate applicable to the guarantee period having the same duration as the guarantee period that just matured, which is offered on the day immediately following the end of the matured guarantee period. However, if at that time we do not offer a guarantee period with the same duration as that which matured, you will then receive the current interest rate applicable to the shortest guarantee period then offered.

 Under the market value adjustment option, while your money remains in the contract for the full guarantee period, your principal amount is guaranteed by us and the interest amount that your money will earn is guaranteed by us to be at least the minimum interest rate dictated by applicable state law.

 Payments allocated to the market value adjustment option are held as a separate pool of assets. Any gains or losses experienced by these assets will not directly affect the contracts. The strength of our guarantees under these options is based on the overall financial strength of Pruco Life.

 Market Value Adjustment

 When you allocate a purchase payment or transfer Contract Value to a guarantee period, we use that money to buy and sell securities and other instruments to support our obligation to pay interest. Generally, we buy bonds for this purpose. The duration of the bonds and other instruments that we buy with respect to a particular guarantee period is influenced significantly by the length of the guarantee period. For example, we typically would acquire longer-duration bonds with respect to the 10 year guarantee period than we do for the 3 year guarantee period. The value of these bonds is affected by changes in interest rates, among other factors. The market value adjustment that we assess against your Contract Value if you withdraw or transfer outside the 30-day period discussed above involves our attributing to you a portion of our investment experience on these bonds and other instruments.

 For example, if you make a full withdrawal when interest rates have risen since the time of your investment, the bonds and other investments in the guarantee period likely would have decreased in value, meaning that we would impose a "negative" market value adjustment on you (i.e., one that results in a reduction of the withdrawal proceeds that you receive.) For a partial withdrawal, we would deduct a negative market value adjustment from your remaining Contract Value. Conversely, if interest rates have decreased, the market value adjustment would be positive.


 Other things you should know about the market value adjustment include the following:

..   We determine the market value adjustment according to a mathematical formula, which is set forth at the end of this prospectus under the heading "Market-Value Adjustment Formula." In that section of the prospectus, we also provide hypothetical examples of how the formula works.
..   A negative market value adjustment could cause you to lose not only the interest you have earned but also a portion of your principal.

..   In addition to imposing a market value adjustment on withdrawals, we also will impose a market value adjustment on the Contract Value you apply to an annuity or settlement option, unless you annuitize within the 30-day period discussed above. The laws of certain states may prohibit us from imposing a market value adjustment on the annuity date.

 You should realize, however, that apart from the market value adjustment, the value of the benefits in your guarantee period does not depend on the investment performance of the bonds and other instruments that we hold with respect to your guarantee period. apart from the effect of any market value adjustment, we do not pass through to you the gains or losses on the bonds and other instruments that we hold in connection with a guarantee period.


 TRANSFERS AMONG OPTIONS

 Subject to certain restrictions, you can transfer money among the variable investment options and the one-year fixed interest rate option. The minimum transfer amount is the lesser of $250 or the amount in the investment option from which the transfer is to be made. In addition, you can transfer your Contract Value out of a market value adjustment guarantee period into another market value adjustment guarantee period, into a variable investment option, or into a one-year fixed interest rate option, although a market value adjustment will apply to any transfer you make outside the 30-day period discussed above. You may transfer Contract Value into the market value adjustment option at any time, provided it is at least $1,000.


 In general, you may make your transfer request by telephone, electronically, or otherwise in paper form to the Prudential Annuity Service Center. We have procedures in place to confirm that instructions received by telephone or electronically are genuine. We will not be liable for following unauthorized telephone or electronic instructions that we reasonably believed to be genuine. Your transfer request will take effect at the end of the business day on which it was received in good order by us, or by certain entities that we have specifically designated. Our business day generally closes at 4:00 p.m. Eastern time. Our business day may close earlier, for example if regular trading on the New York Stock Exchange closes early. Transfer requests received after the close of the business day will take effect at the end of the next business day.

 With regard to the market value adjustment option, you can specify the guarantee period from which you wish to transfer. If you request a transfer from the market value adjustment option, but you do not specify the guarantee period from which funds are to be taken, then we will transfer funds from the guarantee period that has the least time remaining until its maturity date.

 You can make transfers out of a fixed interest rate option, other than the DCA fixed rate option, only during the 30-day period following the end of the one year interest rate period. Transfers from the DCA fixed rate option are made on a periodic basis for the period that you select. transfers from the DCA fixed rate option cannot be made into the market value adjustment option but can be made into the fixed rate option, at our discretion. We currently allow transfers into the fixed rate option.


 During the contract accumulation phase, you can make up to 12 transfers each contract year, among the investment options, without charge. Currently we charge $10 for each transfer after the twelfth in a contract year, and we have the right to increase this charge up to $30. (Dollar Cost Averaging and Auto-Rebalancing transfers do not count toward the 12 free transfers per year. Nor do transfers made during the 30-day period immediately following the end of a guarantee period count against the 12 free transfers.) (As noted in the fee table, we have different transfer rules under the beneficiary continuation option). If a transfer that you request out of the market value adjustment option will be subject to a transfer charge, then:

..   We will deduct the transfer charge proportionally from the Contract Value in each guarantee period, where you have directed us to transfer funds from several guarantee periods; and
..   If you have directed us to transfer the full Contract Value out of a guarantee period, then we will first deduct the transfer charge and thereafter transfer the remaining amount; and

..   In any event, we will deduct the applicable transfer charge prior to effecting the transfer.

 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued


 For purposes of the 12 free transfers per year that we allow, we will treat multiple transfers that are submitted on the same business day as a single transfer.

 ADDITIONAL TRANSFER RESTRICTIONS
 We limit your ability to transfer among your contract's variable investment options as permitted by applicable law. We impose a yearly restriction on transfers. Specifically, once you have made 20 transfers among the subaccounts during a contract year, we will accept any additional transfer request during that year only if the request is submitted to us in writing with an original signature and otherwise is in good order. For purposes of this transfer restriction, we (i) do not view a facsimile transmission as a "writing",
 (ii) will treat multiple transfer requests submitted on the same business day as a single transfer, and (iii) do not count any transfer that involves one of our systematic programs, such as asset allocation and automated withdrawals.

 Frequent transfers among variable investment options in response to short-term fluctuations in markets, sometimes called "market timing," can make it very difficult for a portfolio manager to manage an underlying mutual fund's investments. Frequent transfers may cause the fund to hold more cash than otherwise necessary, disrupt management strategies, increase transaction costs, or affect performance. For those reasons, the contract was not designed for persons who make programmed, large, or frequent transfers.

 In light of the risks posed to contract owners and other fund investors by frequent transfers, we reserve the right to limit the number of transfers in any contract year for all existing or new contract owners, and to take the other actions discussed below. We also reserve the right to limit the number of transfers in any contract year or to refuse any transfer request for an owner or certain owners if: (a) we believe that excessive transfer activity (as we define it) or a specific transfer request or group of transfer requests may have a detrimental effect on accumulation unit values or the share prices of the underlying mutual funds; or (b) we are informed by a fund (e.g., by the fund's portfolio manager) that the purchase or redemption of fund shares must be restricted because the fund believes the transfer activity to which such purchase and redemption relates would have a detrimental effect on the share prices of the affected fund. Without limiting the above, the most likely scenario where either of the above could occur would be if the aggregate amount of a trade or trades represented a relatively large proportion of the total assets of a particular underlying mutual fund. In furtherance of our general authority to restrict transfers as described above, and without limiting other actions we may take in the future, we have adopted the following specific restrictions:

..   With respect to each variable investment option (other than the Prudential
    Money Market Portfolio), we track amounts exceeding a certain dollar threshold that were transferred into the option. If you transfer such amount into a particular variable investment option, and within 30 calendar days thereafter transfer (the "Transfer Out") all or a portion of that amount into another variable investment option, then upon the Transfer Out, the former variable investment option becomes restricted (the "Restricted Option"). Specifically, we will not permit subsequent transfers into the Restricted Option for 90 calendar days after the Transfer Out if the Restricted Option invests in a non-international fund, or 180 calendar days after the Transfer Out if the Restricted Option invests in an international fund. For purposes of this rule, we do not (i) count transfers made in connection with one of our systematic programs, such as asset allocation and automated withdrawals and (ii) categorize as a transfer the first transfer that you make after the contract date, if you make that transfer within 30 calendar days after the contract date. Even if an amount becomes restricted under the foregoing rules, you are still free to redeem the amount from your contract at any time.
..   We reserve the right to effect exchanges on a delayed basis for all contracts. That is, we may price an exchange involving a variable investment option on the business day subsequent to the business day on which the exchange request was received. Before implementing such a practice, we would issue a separate written notice to contract owners that explains the practice in detail. In addition, if we do implement a delayed exchange policy, we will apply the policy on a uniform basis to all contracts in the relevant class.

..   The Portfolios may have adopted their own policies and procedures with respect to excessive trading of their respective shares, and we reserve the right to enforce these policies and procedures. The prospectuses for the Portfolios describe any such policies and procedures, which may be more or less restrictive than the policies and procedures we have adopted. Under SEC rules, we are required to: (1) enter into a written agreement with each Portfolio or its principal underwriter that obligates us to provide to the Portfolio promptly upon request certain information about the trading activity of individual contract owners, and (2) execute instructions from the Portfolio to restrict or prohibit further purchases or transfers by specific contract owners who violate the excessive trading policies established by the Portfolio. In addition, you should be aware that some Portfolios may receive "omnibus" purchase and redemption orders from other insurance companies or intermediaries such as retirement plans. The omnibus orders reflect the aggregation and netting of multiple orders from individual owners of variable insurance contracts and/or individual retirement plan participants. The omnibus nature of these orders may limit the Portfolios in their ability to apply their excessive trading policies and procedures. In addition, the other insurance companies and/or retirement plans may have different policies and procedures or may not have any such policies and procedures because of contractual limitations. For these reasons, we cannot guarantee that the Portfolios (and thus the contract owners) will not be harmed by transfer activity relating to other insurance companies and/or retirement plans that may invest in the Portfolios.

..   A Portfolio also may assess a short term trading fee in connection with a transfer out of the variable investment option investing in that Portfolio that occurs within a certain number of days following the date of allocation to the variable investment option. Each Portfolio determines the amount of the short term trading fee and when the fee is imposed. The fee is retained by or paid to the Portfolio and is not retained by us. The fee will be deducted from your Contract Value, to the extent allowed by law. At present, no Portfolio has adopted a short-term trading fee.

..   If we deny one or more transfer requests under the foregoing rules, we will inform you promptly of the circumstances concerning the denial.
..   We will not implement these rules in jurisdictions that have not approved contract language authorizing us to do so, or may implement different rules in certain jurisdictions if required by such jurisdictions. Contract owners in jurisdictions with such limited transfer restrictions, and contract owners who own variable life insurance or variable annuity contracts (regardless of jurisdiction) that do not impose the above-referenced transfer restrictions, might make more numerous and frequent transfers than contract owners who are subject to such limitations. Because contract owners who are not subject to the same transfer restrictions may have the same underlying mutual fund portfolios available to them, unfavorable consequences associated with such frequent trading within the underlying mutual fund (e.g., greater portfolio turnover, higher transaction costs, or performance or tax issues) may affect all contract owners. Apart from jurisdiction-specific and contract differences in transfer restrictions, we will apply these rules uniformly, and will not waive a transfer restriction for any contract owner.

 Although our transfer restrictions are designed to prevent excessive transfers, they are not capable of preventing every potential occurrence of excessive transfer activity.

 DOLLAR COST AVERAGING

 The dollar cost averaging (DCA) feature (which is distinct from the DCA Fixed Rate Option) allows you to systematically transfer either a fixed dollar amount or a percentage out of any variable investment option into any other variable investment options (or for contracts sold on or after May 1, 2003, or upon subsequent state approval, the one-year fixed interest rate option). Under this feature, you cannot make transfers into the market value adjustment option and transfers into a fixed rate option are at our discretion. You can have these automatic transfers occur monthly, quarterly, semiannually or annually. By investing amounts on a regular basis, instead of investing the total amount at one time, dollar cost averaging may decrease the effect of market fluctuation on the investment of your purchase payment. Of course, dollar cost averaging cannot ensure a profit or protect against a loss in declining markets.


 Transfers will be made automatically on the schedule you choose until the entire amount you chose to have transferred has been transferred or until you tell us to discontinue the transfers. You can allocate subsequent purchase payments to be transferred under this option at any time.

 Your transfers will occur on the last calendar day of each transfer period you have selected, provided that the New York Stock Exchange is open on that date. If the New York Stock Exchange is not open on a particular transfer date, the transfer will take effect on the next business day.

 Any dollar cost averaging transfers you make do not count toward the 12 free transfers you are allowed each contract year. The dollar cost averaging feature is available only during the contract accumulation phase and is offered without charge.

 ASSET ALLOCATION PROGRAM
 We recognize the value of having asset allocation models when deciding how to allocate your purchase payments among the investment options. If you choose to participate in the Asset Allocation Program, your representative will give you a questionnaire to complete that will help determine a program that is appropriate for you. Your asset allocation will be prepared based on your answers to the questionnaire. You will not be charged for this service, and you are not obligated to participate or to invest according to program recommendations.

 Asset allocation is a sophisticated method of diversification which allocates assets among classes in order to manage investment risk and enhance returns over the long term. However, asset allocation does not guarantee a profit or protect against a loss. You are not obligated to participate or to invest according to the program recommendations. We do not intend to provide any personalized investment advice in connection with these programs and you should not rely on these programs as providing individualized investment recommendations to you. The asset allocation programs do not guarantee better investment results. We reserve the right to terminate or change the asset allocation programs at any time. You should consult your representative before electing any asset allocation program.

 AUTO-REBALANCING
 Once your money has been allocated among the variable investment options, the actual performance of the investment options may cause your allocation to shift. For example, an investment option that initially holds only a small percentage of your assets could perform much better than another investment option. Over time, this option could increase to a larger percentage of your assets than you desire. You can direct us to automatically rebalance your assets to return to your original allocation percentage or to a

 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

 subsequent allocation percentage you select. We will rebalance only the variable investment options that you have designated. The DCA account cannot participate in this feature.

 You may choose to have your rebalancing occur monthly, quarterly, semiannually or annually. The rebalancing will occur on the last calendar day of the period you have chosen, provided that the New York Stock Exchange is open on that date. If the New York Stock Exchange is not open on that date, the rebalancing will take effect on the next business day.

 Any transfers you make because of auto-rebalancing are not counted toward the 12 free transfers you are allowed per year. This feature is available only during the contract accumulation phase, and is offered without charge. If you choose auto-rebalancing and dollar cost averaging, auto-rebalancing will take place after the transfers from your DCA account.

 SCHEDULED TRANSACTIONS

 Scheduled transactions include transfers under dollar cost averaging, the asset allocation program, auto-rebalancing, systematic withdrawals, systematic investments, required minimum distributions, substantially equal periodic payments under Section 72(t) or 72(q) of the Internal Revenue Code of 1986, as amended (Code), and annuity payments. Scheduled transactions are processed and valued as of the date they are scheduled, unless the scheduled day is not a business day. In that case, the transaction will be processed and valued on the next business day, unless (with respect to required minimum distributions, substantially equal periodic payments under Section 72(t) or 72(q) of the Code, and annuity payments only), the next business day falls in the subsequent calendar year, in which case the transaction will be processed and valued on the prior business day.


 VOTING RIGHTS
 We are the legal owner of the shares of the underlying mutual funds used by the variable investment options. However, we vote the shares of the mutual funds according to voting instructions we receive from contract owners. When a vote is required, we will mail you a proxy which is a form that you need to complete and return to us to tell us how you wish us to vote. When we receive those instructions, we will vote all of the shares we own on your behalf in accordance with those instructions. We will vote fund shares for which we do not receive instructions, and any other shares that we own in our own right, in the same proportion as shares for which we receive instructions from contract owners. This voting procedure is sometimes referred to as "mirror voting" because, as indicated in the immediately preceding sentence, we mirror the votes that are actually cast, rather than decide on our own how to vote. In addition, because all the shares of a given mutual fund held within our separate account are legally owned by us, we intend to vote all of such shares when that underlying fund seeks a vote of its shareholders. As such, all such shares will be counted towards whether there is a quorum at the underlying fund's shareholder meeting and towards the ultimate outcome of the vote. Thus, under "mirror voting," it is possible that the votes of a small percentage of contract owners who actually vote will determine the ultimate outcome. We may change the way your voting instructions are calculated if it is required or permitted by federal or state regulation.

 SUBSTITUTION
 We may substitute one or more of the underlying mutual funds used by the variable investment options. We may also cease to allow investments in existing funds. We would not do this without the approval of the Securities and Exchange Commission (SEC) and any necessary state insurance departments. You will be given specific notice in advance of any substitution we intend to make.

 3: WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE?
 (ANNUITIZATION)

 PAYMENT PROVISIONS
 We can begin making annuity payments any time on or after the second contract anniversary (or as required by state law if different). Annuity payments must begin no later than the contract anniversary coinciding with or next following the annuitant's 95/th/ birthday (unless we agree to another date).

 Upon annuitization, any value in a guarantee period of the market value adjustment option may be subject to a market value adjustment.

 The Strategic Partners FlexElite variable annuity contract offers an optional Guaranteed Minimum Income Benefit, which we describe below. Your annuity options vary depending upon whether you choose this benefit.

 Depending upon the annuity option you choose, you may incur a withdrawal charge when the income phase begins. Currently, if permitted by state law, we deduct any applicable withdrawal charge if you choose Option 1 for a period shorter than five years (ten years for contracts sold on or after May 1, 2003, or upon subsequent state approval), Option 3, or certain other annuity options that we may make available. We do not deduct a withdrawal charge if you choose Option 1 for a period of five years (ten years for contracts sold on or after May 1, 2003, or upon subsequent state approval) or longer or Option 2. For information about withdrawal charges, see Section 8, "What Are The Expenses Associated With The Strategic Partners FlexElite Contract?"


 Please note that annuitization essentially involves converting your Contract Value to an annuity payment stream, the length of which depends on the terms of the applicable annuity option. Thus, once annuity payments begin, your death benefit is determined solely under the terms of the applicable annuity payment option, and you no longer participate in any optional living benefit (unless you have annuitized under that benefit).


 PAYMENT PROVISIONS WITHOUT THE GUARANTEED MINIMUM INCOME BENEFIT
 We make the income plans described below available at any time before the annuity date. These plans are called "annuity options" or "settlement options." During the income phase, all of the annuity options under this contract are fixed annuity options. This means that your participation in the variable investment options ends on the annuity date. If an annuity option is not selected by the annuity date, the Life Income Annuity Option (Option 2, described below) will automatically be selected unless prohibited by applicable law. GENERALLY, ONCE THE ANNUITY PAYMENTS BEGIN, THE ANNUITY OPTION CANNOT BE CHANGED AND YOU CANNOT MAKE WITHDRAWALS. IN ADDITION TO THE ANNUITY PAYMENT OPTIONS DISCUSSED IN THIS SECTION, PLEASE NOTE THAT IF YOU CHOOSE THE OPTIONAL LIFETIME FIVE INCOME BENEFIT, THERE ARE ADDITIONAL ANNUITY PAYMENT OPTIONS THAT ARE ASSOCIATED WITH THAT BENEFIT. SEE SECTION 5 OF THIS PROSPECTUS FOR ADDITIONAL DETAILS.

 Option 1
 Annuity Payments for a Fixed Period: Under this option, we will make equal payments for the period chosen, up to 25 years (but not to exceed life expectancy). The annuity payments may be made monthly, quarterly, semiannually, or annually, as you choose, for the fixed period. If the annuitant dies during the income phase, payments will continue to the beneficiary for the remainder of the fixed period or, if the beneficiary so chooses, we will make a single lump sum payment. The amount of the lump sum payment is determined by calculating the present value of the unpaid future payments. This is done by using the interest rate used to compute the actual payments. The interest rate will be at least 1.50% a year for contracts sold on or after May 1, 2003, or upon subsequent state approval (and 3% a year for all other contracts).

 Option 2
 Life Income Annuity Option: Under this option, we will make annuity payments monthly, quarterly, semiannually, or annually as long as the annuitant is alive. If the annuitant dies before we have made 10 years worth of payments, we will pay the beneficiary in one lump sum the present value of the annuity payments scheduled to have been made over the remaining portion of that 10 year period, unless we were specifically instructed that such remaining annuity payments continue to be paid to the beneficiary. The present value of the remaining annuity payments is calculated by using the interest rate used to compute the amount of the original 120 payments. The interest rate will be at least 3% a year.

 If an annuity option is not selected by the annuity date, this is the option we will automatically select for you, unless prohibited by applicable law. If the life income annuity option is prohibited by applicable law, then we will pay you a lump sum in lieu of this option.

 Option 3

 Interest Payment Option: Under this option, we will credit interest on the adjusted Contract Value until you request payment of all or part of the adjusted Contract Value. We can make interest payments on a monthly, quarterly, semiannual, or annual basis or allow the interest to accrue on your contract assets. Under this option, we will pay you interest at an effective rate of at least 1.50% a year for contracts sold on or after May 1, 2003, or upon subsequent state approval (and 3% a year for all other contracts). This option is not available if your contract is held in an IRA.

 Under this option, all gain in the annuity will be taxable as of the annuity date, however, you can withdraw part or all of the Contract Value that we are holding at any time.


 Other Annuity Options: We currently offer a variety of other annuity options not described above. At the time annuity payments are chosen, we may make available to you any of the fixed annuity options that are offered at your annuity date.

 TAX CONSIDERATIONS

 If your contract is held under a tax-favored plan, you should consider the required minimum distribution rules under the tax law when selecting your annuity option.


 GUARANTEED MINIMUM INCOME BENEFIT
 The Guaranteed Minimum Income Benefit (GMIB), is an optional feature that guarantees that once the income period begins, your income payments will be no less than the GMIB protected value applied to the GMIB guaranteed annuity purchase rates. If you

 3: WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE?
 (ANNUITIZATION) continued

 want the Guaranteed Minimum Income Benefit, you must elect it when you make your initial purchase payment. Once elected, the Guaranteed Minimum Income Benefit cannot be revoked. This feature may not be available in your state. You may not elect both GMIB and the Lifetime Five Income Benefit.

 The GMIB protected value is calculated daily and is equal to the GMIB roll-up until the GMIB roll-up either reaches its cap or if we stop applying the annual interest rate based on the age of the annuitant, number of contract anniversaries, or number of years since the last GMIB reset, as described below. At this point, the GMIB protected value will be increased by any subsequent invested purchase payments and reduced by the effect of withdrawals.

 The Guaranteed Minimum Income Benefit is subject to certain restrictions described below.

..   The annuitant must be 75 or younger in order for you to elect the
    Guaranteed Minimum Income Benefit.

..   If you choose the Guaranteed Minimum Income Benefit, we will impose an annual charge equal to 0.50% for contracts sold on or after January 20, 2004, or upon subsequent state approval (0.45% for all other contracts) of the average GMIB protected value, described below. The maximum GMIB charge is 1.00% of average GMIB protected value. Please note that the charge is calculated based on average GMIB protected value, not Contract Value. Thus, for example, the fee would not decline on account of a reduction in Contract Value. (In some states this fee may be lower.)

..   Under the contract terms governing the GMIB, we can require GMIB participants to invest only in designated underlying mutual funds or can require GMIB participants to invest according to an asset allocation model.

..   TO TAKE ADVANTAGE OF THE GUARANTEED MINIMUM INCOME BENEFIT, YOU MUST WAIT A
    CERTAIN AMOUNT OF TIME BEFORE YOU BEGIN THE INCOME PHASE. THE WAITING
    PERIOD IS THE PERIOD EXTENDING FROM THE CONTRACT DATE TO THE 7/TH/ CONTRACT ANNIVERSARY BUT, IF THE GUARANTEED MINIMUM INCOME BENEFIT HAS BEEN RESET
    (AS DESCRIBED BELOW), THE WAITING PERIOD IS THE 7 YEAR PERIOD BEGINNING
    WITH THE DATE OF THE MOST RECENT RESET. IN LIGHT OF THIS WAITING PERIOD
    UPON RESETS, IT IS NOT RECOMMENDED THAT YOU RESET YOUR GUARANTEED MINIMUM INCOME BENEFIT IF THE REQUIRED BEGINNING DATE UNDER IRS REQUIRED MINIMUM DISTRIBUTION PROVISIONS WOULD COMMENCE DURING THE 7 YEAR WAITING PERIOD.
    SEE "REQUIRED MINIMUM DISTRIBUTION PROVISIONS AND PAYMENT OPTIONS" IN
    SECTION 10 FOR ADDITIONAL INFORMATION ON IRS REQUIREMENTS.


 Once the waiting period has elapsed, you will have a 30-day period each year, beginning on the contract anniversary (or in the case of a reset, the anniversary of the most recent reset), during which you may begin the income phase with the Guaranteed Minimum Income Benefit by submitting the necessary forms in good order to the Prudential Annuity Service Center.

 GMIB Roll-Up

 The GMIB roll-up is equal to the invested purchase payments (after a reset, the Contract Value at the time of the reset), increased daily at an effective annual interest rate of 5% starting on the date each invested purchase payment is made, until the cap is reached (GMIB roll-up cap). We will reduce this amount by the effect of withdrawals. The GMIB roll-up cap is equal to two times each invested purchase payment (for a reset, two times the sum of (1) the Contract Value at the time of the reset, and (2) any invested purchase payments made subsequent to the reset).


 Even if the GMIB roll-up cap has not been reached, we will nevertheless stop increasing the GMIB roll-up value by the effective annual interest rate on the latest of:
..   the contract anniversary coinciding with or next following the annuitant's
    80/th/ birthday,
..   the 7/th/ contract anniversary, or
..   7 years from the most recent GMIB reset (as described below).

 However, even if we stop increasing the GMIB roll-up value by the effective annual interest rate, we will still increase the GMIB protected value by subsequent invested purchase payments, reduced by the effect of withdrawals.

 Effect of Withdrawals

 In any contract year when the GMIB protected value is increasing at the rate of 5%, withdrawals will first reduce the GMIB protected value on a dollar-for-dollar basis, by the same dollar amount of the withdrawal up to the first 5% of GMIB protected value, calculated on the contract anniversary (or, during the first contract year, on the contract date). Any withdrawals made after the dollar-for-dollar limit has been reached will proportionally reduce the GMIB protected value. We calculate the proportional reduction by dividing the Contract Value after the withdrawal by the Contract Value immediately following the withdrawal of any available dollar-for-dollar amount. The resulting percentage is multiplied by the GMIB protected value after subtracting the amount of the withdrawal that does not exceed 5%. In each contract year during which the GMIB protected value has stopped increasing at the 5% rate, withdrawals will reduce the GMIB protected value proportionally. The GMIB roll-up cap is reduced by the sum of all reductions described above.

 The following examples of dollar-for-dollar and proportional reductions assume: 1.) the contract date and the effective date of the GMIB are January 1, 2006; 2.) an initial purchase payment of $250,000; 3.) an initial GMIB protected value of $250,000; 4.) an initial 200% cap of $500,000; and 5.) an initial dollar-for-dollar limit of $12,500 (5% of $250,000):

 Example 1. Dollar-for-dollar Reduction
 A $10,000 withdrawal is taken on February 1, 2006 (in the first contract year). No prior withdrawals have been taken. Immediately prior to the withdrawal, the GMIB protected value is $251,038.10 (the initial value accumulated for 31 days at an annual effective rate of 5%). As the amount withdrawn is less than the dollar-for-dollar limit:
..   The GMIB protected value is reduced by the amount withdrawn (i.e., by
    $10,000, from $251,038.10 to $241,038.10).
..   The GMIB 200% cap is reduced by the amount withdrawn (i.e., by $10,000, from $500,000 to $490,000).
..   The remaining dollar-for-dollar limit ("Remaining Limit") for the balance of the first contract year is also reduced by the amount withdrawn (from $12,500 to $2,500).

 Example 2. Dollar-for-dollar and Proportional Reductions

 A second $10,000 withdrawal is taken on March 1, 2006 (still within the first contract year). Immediately before the withdrawal, the Contract Value is $220,000 and the GMIB protected value is $241,941.95. As the amount withdrawn exceeds the Remaining Limit of $2,500 from Example 1:

..   The GMIB protected value is first reduced by the Remaining Limit (from
    $241,941.95 to $239,441.95).
..   The result is then further reduced by the ratio of A to B, where:
..   A is the amount withdrawn less the Remaining Limit ($10,000 - $2,500, or
    $7,500).

..   B is the Contract Value less the Remaining Limit ($220,000 - $2,500, or
    $217,500). The resulting GMIB protected value is: $239,441.95 X (1 - ($7,500/$217,500)), or $231,185.33.

..   The GMIB 200% cap is reduced by the sum of all reductions above ($490,000 -
    $2,500 - $8,256.62, or $479,243.38).
..   The Remaining Limit is set to zero (0) for the balance of the first contract year.

 Example 3. Dollar-for-dollar Limit in Second Contract Year
 A $10,000 withdrawal is made on the first anniversary of the contract date, January 1, 2007 (second contract year). Prior to the withdrawal, the GMIB protected value is $240,837.69. The dollar-for-dollar limit is equal to 5% of this amount, or $12,041.88. As the amount withdrawn is less than the dollar-for-dollar limit:
..   The GMIB protected value is reduced by the amount withdrawn (i.e., reduced by $10,000, from $240,837.69 to $230,837.69).
..   The GMIB 200% cap is reduced by the amount withdrawn (i.e., by $10,000, from $479,243.38 to $469,243.38).
..   The Remaining Limit for the balance of the second contract year is also reduced by the amount withdrawn (from $12,041.88 to $2,041.88).

 GMIB Reset Feature

 You may elect to "reset" your GMIB protected value to equal your current Contract Value twice over the life of the contract. You may only exercise this reset option if the annuitant has not yet reached his or her 76/th/ birthday. If you reset, you must wait a new 7-year period from the most recent reset to exercise the Guaranteed Minimum Income Benefit. Further, we will reset the GMIB roll-up cap to equal two times the GMIB protected value as of such date. Additionally, if you reset, we will determine the GMIB payout amount by using the GMIB guaranteed annuity purchase rates (specified in your contract) based on the number of years since the most recent reset. These purchase rates may be less advantageous than the rates that would have applied absent a reset.


 Payout Amount
 The Guaranteed Minimum Income Benefit payout amount is based on the age and sex (where applicable) of the annuitant (and, if there is one, the co-annuitant). After we first deduct a charge for any applicable premium taxes that we are required to pay, the payout amount will equal the greater of:

 1) the GMIB protected value as of the date you exercise the GMIB payout option, applied to the GMIB guaranteed annuity purchase rates (which are generally less favorable than the annuity purchase rates for annuity payments not involving GMIB) and based on the annuity payout option as described below, or


 2) the adjusted Contract Value - that is, the value of the contract adjusted for any market value adjustment minus any charge we impose for premium taxes and withdrawal charges - as of the date you exercise the GMIB payout option applied to the current annuity purchase rates then in use.

 3: WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE?
 (ANNUITIZATION) continued


 GMIB Annuity Payout Options
 We currently offer two Guaranteed Minimum Income Benefit annuity payout options. Each option involves lifetime payments with a period certain of ten years. In calculating the amount of the payments under the GMIB, we apply certain assumed interest rates, equal to 2% annually for waiting a period of 7-9 years, and 2.5% annually for waiting periods of 10 years or longer for contracts sold on or after January 20, 2004, or upon subsequent state approval (and 2.5% annually for a waiting period of 7-9 years, 3% annually for a waiting period of 10-14 years, and 3.5% annually for waiting periods of 15 years or longer for all other contracts).

 GMIB Option 1
 Single Life Payout Option: We will make monthly payments for as long as the annuitant lives, with payments for a period certain. We will stop making payments after the later of the death of the annuitant or the end of the period certain.

 GMIB Option 2
 Joint Life Payout Option: In the case of an annuitant and co-annuitant, we will make monthly payments for the joint lifetime of the annuitant and co-annuitant, with payments for a period certain. If the co-annuitant dies first, we will continue to make payments until the later of the death of the annuitant and the end of the period certain. If the annuitant dies first, we will continue to make payments until the later of the death of the co-annuitant and the end of the period certain, but if the period certain ends first, we will reduce the amount of each payment to 50% of the original amount.

 You have no right to withdraw amounts early under either GMIB payout option. We may make other payout frequencies available, such as quarterly, semi-annually or annually.

 Because we do not impose a new waiting period for each subsequent purchase payment, if you choose the Guaranteed Minimum Income Benefit, we reserve the right to limit subsequent purchase payments if we discover that by the timing of your purchase payments, your GMIB protected value is increasing in ways we did not intend. In determining whether to limit purchase payments, we will look at purchase payments which are disproportionately larger than your initial purchase payment and other actions that may artificially increase the GMIB protected value. Certain state laws may prevent us from limiting your subsequent purchase payments. You must exercise one of the GMIB payout options described above no later than 30 days after the later of the contract anniversary coinciding with or next following the annuitant's attainment of age 95 (age 92 for contracts used as a funding vehicle for IRAs).


 You should note that GMIB is designed to provide a type of insurance that serves as a safety net only in the event that your Contract Value declines significantly due to negative investment performance. If your Contract Value is not significantly affected by negative investment performance, it is unlikely that the purchase of GMIB will result in your receiving larger annuity payments than if you had not purchased GMIB. This is because the assumptions that we use in computing the GMIB, such as the annuity purchase rates, (which include assumptions as to age-setbacks and assumed interest rates), are more conservative than the assumptions that we use in computing non-GMIB annuity payout options. Therefore, you may generate higher income payments if you were to annuitize a lower Contract Value at the current annuity purchase rates, than if you were to annuitize under the GMIB with a higher GMIB protected value than your Contract Value but at the annuity purchase rates guaranteed under the GMIB.


 Terminating The Guaranteed Minimum Income Benefit

 The Guaranteed Minimum Income Benefit cannot be terminated by the owner once elected. The GMIB automatically terminates as of the date the contract is fully surrendered, on the date the death benefit is payable to your beneficiary (unless your surviving spouse elects to continue the contract), or on the date that your Contract Value is transferred to begin making annuity payments. The GMIB may also be terminated if you designate a new annuitant who would not be eligible to elect the GMIB based on his or her age at the time of the change.

 Upon termination of the GMIB, we will deduct the charge from your Contract Value for the portion of the contract year since the prior contract anniversary (or the contract date if in the first contract year).


 HOW WE DETERMINE ANNUITY PAYMENTS
 Generally speaking, the annuity phase of the contract involves our distributing to you in increments the value that you have accumulated. We make these incremental payments either over a specified time period (e.g., 15 years) (fixed period annuities) or for the duration of the life of the annuitant (and possibly co-annuitant) (life annuities). There are certain assumptions that are common to both fixed period annuities and life annuities. In each type of annuity, we assume that the value you apply at the outset toward your annuity payments earns interest throughout the payout period. For annuity options within the GMIB, this interest rate ranges from 2% to 2.5% for contracts sold on or after January 20, 2004, or upon subsequent state approval (and 2.5% to 3.5% for all other contracts). For non-GMIB annuity options, the guaranteed minimum rate is 3% (or 1.5% depending on the option elected and the version of the contract). The GMIB guaranteed annuity purchase rates in your contract depict the minimum amounts we will pay (per $1000 of adjusted Contract Value). If our current annuity purchase rates on the annuity date are more favorable to you than the guaranteed rates, we will make payments based on those more favorable rates.


 Other assumptions that we use for life annuities and fixed period annuities differ, as detailed in the following overview:

 Fixed Period Annuities

 Currently, we offer fixed period annuities only under the Income Appreciator Benefit and non-GMIB annuity options. Generally speaking, in determining the amount of each annuity payment under a fixed period annuity, we start with the adjusted Contract Value, add interest assumed to be earned over the fixed period, and divide the sum by the number of payments you have requested. The life expectancy of the annuitant and co-annuitant are relevant to this calculation only in that we will not allow you to select a fixed period that exceeds life expectancy.


 Life Annuities
 There are more variables that affect our calculation of life annuity payments. Most importantly, we make several assumptions about the annuitant's or co-annuitant's life expectancy, including the following:
..   The Annuity 2000 Mortality Table is the starting point for our life expectancy assumptions. This table anticipates longevity of an insured population based on historical experience and reflecting anticipated experience for the year 2000.

 Guaranteed and GMIB Annuity Payments
 Because life expectancy has lengthened over the past few decades, and likely will increase in the future, our life annuity calculations anticipate these developments. We do this largely by making a hypothetical reduction in the age of the annuitant (or co-annuitant), in lieu of using the annuitant's (or co-annuitant's) actual age, in calculating the payment amounts. By using such a reduced age, we base our calculations on a younger person, who generally would live longer and therefore draw life annuity payments over a longer time period. Given the longer pay-out period, the payments made to the younger person would be less than those made to an older person. We make two such age adjustments:

 1. First, for all annuities, we start with the age of the annuitant (or co-annuitant) on his/her most recent birthday and reduce that age by either
    (a) four years, for life annuities under the GMIB sold in contracts on or after January 20, 2004, or upon subsequent state approval or (b) two years, with respect to guaranteed payments under life annuities not involving GMIB, as well as GMIB payments under contracts not described in
    (a) immediately above. For the reasons explained above in this section, the four year age reduction causes a greater reduction in the amount of the annuity payments than does the two-year age reduction.

 2. Second, for life annuities under both versions of GMIB as well as guaranteed payments under life annuities not involving GMIB, we make a further age reduction according to the table in your contract entitled "Translation of Adjusted Age." As indicated in the table, the further into the future the first annuity payment is, the longer we expect the person receiving those payments to live, and the more we reduce the annuitant's (or co-annuitant's) age.

 Current Annuity Payments
 Immediately above, we have referenced how we determine annuity payments based on "guaranteed" annuity purchase rates. By "guaranteed" annuity purchase rates, we mean the minimum annuity purchase rates that are set forth in your annuity contract and thus contractually guaranteed by us. "Current" annuity purchase rates, in contrast, refer to the annuity purchase rates that we are applying to contracts that are entering the annuity phase at a given point in time. These current annuity purchase rates vary from period to period, depending on changes in interest rates and other factors. We do not guarantee any particular level of current annuity purchase rates. When calculating current annuity purchase rates, we use the actual age of the annuitant (or co-annuitant), rather than any reduced age.

 4: WHAT IS THE DEATH BENEFIT?

 THE DEATH BENEFIT FEATURE PROTECTS THE CONTRACT VALUE FOR THE BENEFICIARY.

 BENEFICIARY
 The beneficiary is the person(s) or entity you name to receive any death benefit. The beneficiary is named at the time the contract is issued, unless you change it at a later date. Unless an irrevocable beneficiary has been named, during the accumulation period you can change the beneficiary at any time before the owner or last survivor, if there are spousal joint owners, dies. However, if the contract is jointly owned, the owner must name the joint owner and the joint owner must name the owner as the beneficiary. For entity-owned contracts, we pay a death benefit upon the death of the annuitant.

 CALCULATION OF THE DEATH BENEFIT
 If the sole owner dies during the accumulation phase, we will, upon receiving appropriate proof of death and any other needed documentation in good order (proof of death), pay a death benefit to the beneficiary designated by the owner. If there is a sole

 4: WHAT IS THE DEATH BENEFIT? continued


 owner and there is only one beneficiary who is the owner's spouse, then the surviving spouse may continue the contract under the Spousal Continuance Benefit. If there are an owner and joint owner of the contract, and the owner's spouse is both the joint owner and the beneficiary on the date of death, then, at the death of the first to die, the death benefit will be paid to the surviving owner, or the surviving owner may continue the contract under the Spousal Continuance Benefit (FOR CONTRACTS SOLD ON OR AFTER MAY 1, 2003, OR UPON SUBSEQUENT STATE APPROVAL. FOR ALL OTHER CONTRACTS, if the owner and joint owner are spouses we will pay this death benefit upon the death of the last surviving spouse who continues the contract as the sole owner.) If the contract has an owner and a joint owner and they are not spouses at the time one dies, we will pay the Contract Value and the contract will end. Joint ownership may not be allowed in your state.


 Upon receiving appropriate proof of death, the beneficiary will receive the greater of the following:

 1) The current Contract Value (as of the time we receive proof of death in good order). We impose no market value adjustment on Contract Value held within the market value adjustment option when a death benefit is paid.


 2) Either the base death benefit, which equals the total invested purchase payments you have made proportionally reduced by any withdrawals, or (i) if you have chosen a Guaranteed Minimum Death Benefit (GMDB), the GMDB protected value or (ii) if you have chosen the Highest Daily Value Death Benefit, a death benefit equal to the highest daily value (computed as detailed below in this section).

 FOR CONTRACTS SOLD ON OR AFTER MAY 1, 2003, OR UPON SUBSEQUENT STATE APPROVAL, you may elect (i) the Guaranteed Minimum Death Benefit if you are age 85 or younger when you purchase the contract or (ii) the Highest Daily Value Death Benefit if you are 79 or younger when you purchase the contract.

 FOR ALL OTHER CONTRACTS, you may elect the base death benefit if you are 85 or younger and you may elect a GMDB if you are 79 or younger when you purchase the contract.

 GUARANTEED MINIMUM DEATH BENEFIT
 The Guaranteed Minimum Death Benefit provides for the option to receive an enhanced death benefit upon the death of the sole owner or the first to die of the owner or joint owner during the accumulation phase. You cannot elect a GMDB option if you choose the Highest Daily Value Death Benefit.

 The GMDB protected value option can be equal to the:
..   GMDB roll-up,
..   GMDB step-up, or
..   Greater of the GMDB roll-up and the GMDB step-up.

 The GMDB protected value is calculated daily.

 GMDB Roll-Up
 IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS LESS THAN AGE 80 ON THE CONTRACT DATE, the GMDB roll-up is equal to the invested purchase payments, increased daily at an effective annual interest rate of 5% (SUBJECT TO A 200% CAP FOR CONTRACTS SOLD PRIOR TO MAY 1, 2003, OR UPON SUBSEQUENT STATE APPROVAL) starting on the date that each invested purchase payment is made. The GMDB roll-up value (AND THE CAP FOR CONTRACTS SOLD PRIOR TO MAY 1, 2003, OR UPON SUBSEQUENT STATE APPROVAL) will increase by subsequent invested purchase payments and reduce by the effect of withdrawals.

 We stop increasing the GMDB roll-up by the effective annual interest rate on the later of:
..   the contract anniversary coinciding with or next following the sole owner's or older owner's 80/th/ birthday, or
..   the 5/th/ contract anniversary (Applicable only to contracts sold on or after May 1, 2003, or upon subsequent state approval).

 However, the GMDB protected value will still increase by subsequent invested purchase payments and reduce by the effect of withdrawals.

 FOR CONTRACTS SOLD ON OR AFTER MAY 1, 2003, OR UPON SUBSEQUENT STATE APPROVAL, withdrawals will first reduce the GMDB protected value on a dollar-for-dollar basis up to the first 5% of GMDB protected value calculated on the contract anniversary (on the contract date in the first contract year), then proportionally by any amounts exceeding the 5%. FOR ALL OTHER CONTRACTS, withdrawals will reduce the GMDB protected value and the cap proportionally.

 FOR CONTRACTS SOLD ON OR AFTER MAY 1, 2003, OR UPON SUBSEQUENT STATE APPROVAL, if the sole owner or the older of the owner and joint owner is between age 80 and 85 on the contract date, the GMDB roll-up is equal to the invested purchase payments, increased daily at an effective annual interest rate of 3% of all invested purchase payments, starting on the date that each invested purchase payment is made. We will increase the GMDB roll-up by subsequent invested purchase payments and reduce it by the effect of withdrawals.

 We stop increasing the GMDB roll-up by the effective annual interest rate on the 5th contract anniversary. However we will continue to reduce the GMDB protected value by the effect of withdrawals.

 Withdrawals will first reduce the GMDB protected value on a dollar-for-dollar basis up to the first 3% of GMDB protected value calculated on the contract anniversary (on the contract date in the first contract year), then proportionally by any amounts exceeding the 3%.

 GMDB Step-Up

 IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS LESS THAN AGE 80 ON THE CONTRACT DATE, the GMDB step-up before the first contract anniversary is the initial invested purchase payment increased by subsequent invested purchase payments, and proportionally reduced by the effect of withdrawals. The GMDB step-up on each contract anniversary will be the greater of the previous GMDB step-up and the Contract Value as of such contract anniversary. Between contract anniversaries, the GMDB step-up will increase by invested purchase payments and reduce proportionally by withdrawals.

 We stop increasing the GMDB step-up by any appreciation in the Contract Value on the later of:

..   the contract anniversary coinciding with or next following the sole or older owner's 80/th/ birthday, or
..   the 5/th/ contract anniversary (APPLICABLE ONLY TO CONTRACTS SOLD ON OR
    AFTER MAY 1, 2003, OR UPON SUBSEQUENT STATE APPROVAL.)

 However, we still increase the GMDB protected value by subsequent invested purchase payments and proportionally reduce it by withdrawals.

 Here is an example of a proportional reduction:


 The current Contract Value is $100,000 and the protected value is $80,000. The owner makes a withdrawal that reduces the Contract Value by 25% (including the effect of any withdrawal charges). The new protected value is $60,000, or 75% of what it was before the withdrawal.

 IF THE SOLE OWNER OR THE OLDER OF THE OWNER AND JOINT OWNER IS BETWEEN AGE 80 AND 85 ON THE CONTRACT DATE, the GMDB step-up before the third contract anniversary is the sum of invested purchase payments, reduced by the effect of withdrawals. On the third contract anniversary, we will adjust the GMDB step-up to the greater of the then current GMDB step-up or the Contract Value as of that contract anniversary. Thereafter, we will only increase the GMDB protected value by subsequent invested purchase payments and proportionally reduce it by withdrawals.


 Greater of Step-up and Roll-up Guaranteed Minimum Death Benefit
 Under this option, the protected value is equal to the greater of the step-up value and the roll-up value.


 If you have chosen the base death benefit and death occurs after age 80, the beneficiary will receive the base death benefit described above. If you have chosen the Guaranteed Minimum Death Benefit option and death occurs on or after age 80, the beneficiary will receive the greater of: 1) the current Contract Value as of the date that due proof of death is received, and 2) the protected value of the GMDB roll-up or the GMDB step-up reduced proportionally by any subsequent withdrawals.


 HIGHEST DAILY VALUE DEATH BENEFIT

 The Highest Daily Value Death Benefit (HDV) is a feature under which the death benefit may be "stepped-up" on a daily basis to reflect increasing Contract Value. HDV is currently being offered in those jurisdictions where we have received regulatory approval, but is not being offered within the original version of the Strategic Partners FlexElite contracts. Certain terms and conditions may differ between jurisdictions once approved. The HDV is not available if you elect the Guaranteed Minimum Death Benefit. Currently, HDV can only be elected at the time you purchase your contract. Please note that you may not terminate the HDV death benefit once elected. Moreover, because this benefit may not be terminated once elected, you must, as detailed below, keep your Contract Value allocated to certain Prudential Series Fund asset allocation portfolios.


 Under HDV, the amount of the benefit depends on whether the "target date" is reached. The target date is reached upon the later of the contract anniversary coinciding with or next following the elder owner's (or annuitant's, if entity owned) 80/th/ birthday or five

 4: WHAT IS THE DEATH BENEFIT? continued


 years after the contract date. Prior to the target date, the death benefit amount is increased on any business day if the Contract Value on that day exceeds the most recently determined death benefit amount under this option. These possible daily adjustments cease on and after the target date, and instead adjustments are made only for purchase payments and withdrawals.


 IF THE CONTRACT HAS ONE CONTRACT OWNER, the contract owner must be age 79 or less at the time the HDV is elected. If the contract has joint owners, the older owner must be age 79 or less. If there are joint owners, death of the owner refers to the first to die of the joint owners. If the contract is owned by an entity, the annuitant must be age 79 or less, and death of the contract owner refers to the death of the annuitant.


 Owners electing this benefit prior to December 5, 2005, were required to allocate Contract Value to one or more of the following asset allocation portfolios of the Prudential Series Fund: SP Balanced Asset Allocation Portfolio, SP Conservative Asset Allocation Portfolio, and SP Growth Asset Allocation Portfolio. Owners electing this benefit on or after December 5, 2005, must allocate Contract Value to one or more of the following asset allocation portfolios of Advanced Series Trust: AST Capital Growth Asset Allocation Portfolio, AST Balanced Asset Allocation Portfolio, AST Conservative Asset Allocation Portfolio, AST Preservation Asset Allocation Portfolio, AST Advanced Strategies Portfolio, AST First Trust Balanced Target Portfolio, AST First Trust Capital Appreciation Target Portfolio, AST UBS Dynamic Alpha Portfolio, American Century Strategic Allocation Portfolio, or AST T. Rowe Price Asset Allocation Portfolio. In general, you must allocate your Contract Value in accordance with the then-available option(s) that we may prescribe, in order to elect and maintain the Highest Daily Value Death Benefit. If, subsequent to your election of the benefit, we change our requirements for how Contract Value must be allocated under the benefit, that new requirement will apply only to new elections of the benefit, and will not compel you to re-allocate your Contract Value in accordance with our newly-adopted requirements. All subsequent transfers and purchase payments will be subject to the new investment limitations.


 The HDV death benefit depends on whether death occurs before or after the Death Benefit Target Date.

       If the Contract Owner dies before the Death Benefit Target Date, the Death Benefit equals the greater of:

       -- the base death benefit; and
       -- the HDV as of the contract owner's date of death.

       If the Contract Owner Dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

       -- the base death benefit; and
       -- the HDV on the Death Benefit Target Date plus the sum of all purchase payments less the sum of all proportional withdrawals since the Death Benefit Target Date.

       The amount determined by this calculation is increased by any purchase payments received after the contract owner's date of death and decreased by any proportional withdrawals since such date.

 CALCULATION OF THE HIGHEST DAILY VALUE DEATH BENEFIT

 Examples of Highest Daily Value Death Benefit Calculation
 The following are examples of how the HDV death benefit is calculated. Each example assumes an initial purchase payment of $50,000. Each example assumes that there is one contract owner who is age 70 on the contract date.

 Example with Market Increase and Death Before Death Benefit Target Date

 Assume that the contract owner's Contract Value has generally been increasing due to positive market performance and that no withdrawals have been made. On the date we receive due proof of death, the Contract Value is $75,000; however, the Highest Daily Value was $90,000. Assume as well that the contract owner has died before the Death Benefit Target Date. The death benefit is equal to the greater of HDV or the base death benefit. The death benefit would be the Highest Daily Value ($90,000) because it is greater than the amount that would have been payable under the base death benefit ($75,000).

 Example with Withdrawals

 Assume that the Contract Value has been increasing due to positive market performance and the contract owner made a withdrawal of $15,000 in contract year 7 when the Contract Value was $75,000. On the date we receive due proof of death, the Contract Value is $80,000; however, the Highest Daily Value ($90,000) was attained during the fifth contract year. Assume as well that the contract owner has died before the Death Benefit Target Date. The Death Benefit is equal to the greater of the Highest Daily Value (proportionally reduced by the subsequent withdrawal) or the base death benefit.


         Highest Daily Value   =$90,000 - [$90,000 * $15,000/$75,000]
                               =$90,000 - $18,000
                               =$72,000

  Base Death Benefit   =max [$80,000, $50,000 - ($50,000 * $15,000/$75,000)]
                       =max [$80,000, $40,000]
                       =$80,000

       The death benefit therefore is $80,000.

 Example with Death after Death Benefit Target Date

 Assume that the contract owner's Contract Value has generally been increasing due to positive market performance and that no withdrawals had been made prior to the Death Benefit Target Date. Further assume that the contract owner dies after the Death Benefit Target Date, when the Contract Value is $75,000. The Highest Daily Value on the Death Benefit Target Date was $80,000; however, following the Death Benefit Target Date, the contract owner made a purchase payment of $15,000 and later had taken a withdrawal of $5,000 when the Contract Value was $70,000. The death benefit is equal to the greater of the Highest Daily Value on the Death Benefit Target Date plus purchase payments minus proportional withdrawals after the Death Benefit Target Date or the base death benefit.


Highest Daily Value   =$80,000 + $15,000 - [($80,000 + $15,000) * $5,000/$70,000]
                      =$80,000 + $15,000 - $6,786
                      =$88,214

Base Death Benefit   =max [$75,000, ($50,000 + $15,000) - [($50,000 + $15,000) * $5,000/$70,000]]
                     =max [$75,000, $60,357]
                     =$75,000

       The death benefit therefore is $88,214.


 PAYOUT OPTIONS
 The beneficiary may, within 60 days of providing proof of death, choose to take the death benefit under one of several death benefit payout options listed below.

 With respect to a death benefit paid before March 19, 2007, the death benefit payout options were:

 Choice 1. Lump sum payment of the death benefit. If the beneficiary does not choose a payout option within sixty days, the beneficiary will receive this payout option.

 Choice 2. The payment of the entire death benefit within a period of 5 years from the date of death of the first-to-die of the owner or joint owner.

 The entire death benefit will include any increases or losses resulting from the performance of the variable or fixed interest rate options during this period. During this period the beneficiary may: reallocate the Contract Value among the variable, fixed interest rate, or the market value adjustment options; name a beneficiary to receive any remaining death benefit in the event of the beneficiary's death; and make withdrawals from the Contract Value, in which case, any such withdrawals will not be subject to any withdrawal charges. However, the beneficiary may not make any purchase payments to the contract.

 During this 5-year period, we will continue to deduct from the death benefit proceeds the charges and costs that were associated with the features and benefits of the contract. Some of these features and benefits may not be available to the beneficiary.

 Choice 3. Payment of the death benefit under an annuity or annuity settlement option over the lifetime of the beneficiary or over a period not extending beyond the life expectancy of the beneficiary with distribution beginning within one year of the date of death of the owner.

 4: WHAT IS THE DEATH BENEFIT? continued



 If the owner and joint owner are spouses, any portion of the death benefit not applied under Choice 3 within one year of the date of death of the first to die must be distributed within five years of that date of death.

 The tax consequences to the beneficiary vary among the three death benefit payout options. See Section 10, "What Are The Tax Considerations Associated With The Strategic Partners FlexElite Contract?"

 With respect to a death benefit paid on or after March 19, 2007, unless the surviving spouse opts to continue the contract (or spousal continuance is required under the terms of your contract), a beneficiary may, within 60 days of providing proof of death, take the death benefit as follows:

 ALTERNATIVE DEATH BENEFIT PAYMENT OPTIONS - CONTRACTS OWNED BY INDIVIDUALS (NOT ASSOCIATED WITH TAX-FAVORED PLANS)

 Except in the case of spousal continuance as described below, upon your death, certain distributions must be made under the contract. The required distributions depend on whether you die before you start taking annuity payments under the contract or after you start taking annuity payments under the contract.

 If you die on or after the annuity date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death.

 In the event of your death before the annuity date, the death benefit must be distributed:
  .   within five (5) years from the date of death; or
  . as a series of annuity payments not extending beyond the life expectancy of the beneficiary or over the life of the beneficiary. Payments under this option must begin within one year of the date of death.

 Unless you have made an election prior to death benefit proceeds becoming due, a beneficiary can elect to receive the death benefit proceeds under the Beneficiary Continuation Option as described below in the section entitled "Beneficiary Continuation Option," or as a series of fixed annuity payments. See the section entitled "What Kind of Payments Will I Receive During the Income Phase?"

 ALTERNATIVE DEATH BENEFIT PAYMENT OPTIONS - CONTRACTS HELD BY TAX-FAVORED PLANS

 The Code provides for alternative death benefit payment options when a contract is used as an IRA, 403(b) or other "qualified investment" that requires minimum distributions. Upon your death under an IRA, 403(b) or other "qualified investment", the designated beneficiary may generally elect to continue the contract and receive Required Minimum Distributions under the contract, instead of receiving the death benefit in a single payment. The available payment options will depend on whether the you die before the date Required Minimum Distributions under the Code were to begin, whether you have named a designated beneficiary and whether the beneficiary is your surviving spouse.

  . If you die after a designated beneficiary has been named, the death benefit must be distributed by December 31/st /of the year including the five year anniversary of the date of death, or as periodic payments not extending beyond the life or life expectancy of the designated beneficiary (provided such payments begin by December 31/st/ of the year following the year of death). However, if your surviving spouse is the beneficiary, the death benefit can be paid out over the life or life expectancy of your spouse with such payments beginning no later than December 31/st /of the year following the year of death or December 31/st/ of the year in which you would have reached age 70 1/2, which ever is later. Additionally, if the contract is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner.

  . If you die before a designated beneficiary is named and before the date required minimum distributions must begin under the Code, the death benefit must be paid out within five years from the date of death. For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31/st/ of the year following the year of death, such contract is deemed to have no designated beneficiary.

  . If you die before a designated beneficiary is named and after the date Required Minimum Distributions must begin under the Code, the death benefit must be paid out at least as rapidly as under the method then in effect. For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 3/1st /of the year following the year of death, such contract is deemed to have no designated beneficiary.

 A beneficiary has the flexibility to take out more each year than mandated under the required minimum distribution rules.

 Until withdrawn, amounts in an IRA, 403(b) or other "qualified investment" continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the Minimum Distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation.

 For a Roth IRA, if death occurs before the entire interest is distributed, the death benefit must be distributed under the same rules applied to IRAs where death occurs before the date Required Minimum Distributions must begin under the Code.

 The tax consequences to the beneficiary may vary among the different death benefit payment options. See the Tax Considerations section of this prospectus, and consult your tax advisor.

 Beneficiary Continuation Option
 Instead of receiving the death benefit in a single payment, or under an annuity option, a beneficiary may take the death benefit under an alternative death benefit payment option, as provided by the Code and described above. This "Beneficiary Continuation Option" is described below and is available for an IRA, Roth IRA, SEP IRA, 403(b), or a non-qualified contract.

 Under the Beneficiary Continuation Option:
  . The Owner's contract will be continued in the Owner's name, for the benefit of the beneficiary.
  . The beneficiary will incur a Settlement Service Charge which is an annual charge assessed on a daily basis against the average assets allocated to the Sub-accounts. The charge is 1.00% per year.
  . The beneficiary will incur an annual maintenance fee equal to the lesser of $30 or 2% of contract value if the contract value is less than $25,000 at the time the fee is assessed. The fee will not apply if it is assessed 30 days prior to a surrender request.
  . The initial contract value will be equal to any death benefit (including any optional death benefit) that would have been payable to the beneficiary if they had taken a lump sum distribution.
  . The available Sub-accounts will be among those available to the Owner at the time of death, however certain Sub-Accounts may not be available.
  . The beneficiary may request transfers among Sub-accounts, subject to the same limitations and restrictions that applied to the Owner. Transfers in excess of 20 per year will incur a $10 transfer fee.
  .   No fixed interest rate options will be offered.
  .   No additional Purchase Payments can be applied to the contract.
  . the basic death benefit and any optional benefits elected by the Owner will no longer apply to the beneficiary.
  . The beneficiary can request a withdrawal of all or a portion of the contract value at any time, unless the beneficiary is required to take pre-determined withdrawal amounts.
  .   Withdrawals are not subject to a withdrawal charge.
  . Upon the death of the beneficiary, any remaining contract value will be paid in a lump sum to the person(s) named by the beneficiary, unless the beneficiary named a successor who may continue receiving payments.

 Currently only investment options corresponding to Portfolios of the Advanced Series Trust, and the Prudential Money Market Portfolio, are available under the Beneficiary Continuation Option.

 In addition to the materials referenced above, the Beneficiary will be provided with a prospectus and a settlement agreement describing the Beneficiary Continuation Option. We may pay compensation to the broker-dealer of record on the contract based on amounts held in the Beneficiary Continuation Option. Please contact us for additional information on the availability, restrictions and limitations that will apply to a beneficiary under the Beneficiary Continuation Option.


 EARNINGS APPRECIATOR BENEFIT
 The Earnings Appreciator Benefit (EAB) is an optional, supplemental death benefit that provides a benefit payment upon the death of the sole owner or first to die of the owner or joint owner during the accumulation phase. Any Earnings Appreciator Benefit payment we make will be in addition to any other death benefit payment we make under the contract. This feature may not be available in your state.

 The Earnings Appreciator Benefit is designed to provide a beneficiary with additional funds when we pay a death benefit in order to defray the impact taxes may have on that payment. Because individual circumstances vary, you should consult with a qualified tax advisor to determine whether it would be appropriate for you to elect the Earnings Appreciator Benefit.

 If you want the Earnings Appreciator Benefit, you generally must elect it at the time you apply for the contract. If you elect the Earnings Appreciator Benefit, you may not later revoke it. You may, if you wish, select both the Earnings Appreciator Benefit and the Highest Daily Value Death Benefit.

 4: WHAT IS THE DEATH BENEFIT? continued


 Upon our receipt of proof of death in good order, we will determine an Earnings Appreciator Benefit by multiplying the Earnings Appreciator Benefit percentage below by the lesser of: (i) the then-existing amount of earnings under the contract, or (ii) an amount equal to 3 times the sum of all purchase payments previously made under the contract.


 FOR CONTRACTS SOLD ON OR AFTER MAY 1, 2003, OR UPON SUBSEQUENT STATE APPROVAL, for purposes of computing earnings and purchase payments under the Earnings Appreciator Benefit, we calculate earnings as the difference between the Contract Value and the sum of all purchase payments. Withdrawals reduce earnings first, then purchase payments, on a dollar-for-dollar basis.

 FOR ALL OTHER CONTRACTS, for purposes of computing earnings and purchase payments under the EAB, we increase the initial purchase payments by any subsequent purchase payments and reduce it proportionally by any withdrawals - the total Contract Value less that resultant sum being earnings.


 When determining the amount of 3 times the sum of all purchase payments mentioned in this section, we exclude purchase payments made both (i) after the first contract anniversary and (ii) within 12 months of the date of death (proportionally reduced for withdrawals).

 The EAB percentages are as follows:
..   40% if the owner is age 70 or younger on the date the application is signed.
..   25% if the owner is between ages 71 and 75 on the date the application is signed.
..   FOR CONTRACTS SOLD ON OR AFTER MAY 1, 2003, OR UPON SUBSEQUENT STATE
    APPROVAL, 15% if the owner is between ages 76 and 79 on the date the application is signed.

 If the contract is owned jointly, the age of the older of the owner or joint owner determines the EAB percentage.

 If the surviving spouse is continuing the contract in accordance with the Spousal Continuance Benefit (See "Spousal Continuance Benefit" below), the following conditions apply:
..   In calculating the Earnings Appreciator Benefit, we will use the age of the surviving spouse at the time that the Spousal Continuance Benefit is activated to determine the applicable EAB percentage.
..   For the original version of the contract, we will not allow the surviving spouse to continue the Earnings Appreciator Benefit (or bear the charge associated with this benefit) if he or she is age 76 or older on the date that the Spousal Continuance Benefit is activated. FOR CONTRACTS SOLD ON OR AFTER MAY 1, 2003, OR UPON STATE APPROVAL, we will not allow the surviving spouse to continue the Earnings Appreciation Benefit (or bear the charge associated with this benefit) if he or she is age 80 or older on the date the Spousal Continuance Benefit is activated.

..   If the Earnings Appreciator Benefit is continued, we will calculate any applicable Earnings Appreciator Benefit payable upon the surviving spouse's death by treating the Contract Value (as adjusted under the terms of the Spousal Continuance Benefit) as the first purchase payment.


 Terminating the Earnings Appreciator Benefit
 The Earnings Appreciator Benefit will terminate on the earliest of:
..   the date you make a total withdrawal from the contract,
..   the date a death benefit is payable if the contract is not continued by the surviving spouse under the Spousal Continuance Benefit,
..   the date the contract terminates, or
..   the date you annuitize the contract.

 Upon termination of the Earnings Appreciator Benefit, we cease imposing the associated charge.

 SPOUSAL CONTINUANCE BENEFIT

 This benefit is available if, on the date we receive proof of the owner's death (or annuitant's death, for custodial contracts) in good order (1) there is only one owner of the contract and there is only one beneficiary who is the owner's spouse, or (2) for contracts sold on or after May 1, 2003 or upon subsequent state approval, there are an owner and joint owner of the contract, and the joint owner is the owner's spouse and the owner's beneficiary under the contract or (3) for contracts sold on or after May 1, 2003 or upon subsequent state approval, (i) the contract is held by a custodial account established to hold retirement assets for the benefit of the natural person annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto)("Custodial Account") and (ii) the custodian of the account has elected to continue the contract, and designate the surviving spouse as annuitant. Continuing the contract in the latter scenario will result in the contract no longer qualifying for tax deferral under the Internal Revenue Code. However, such tax deferral should result from the ownership of the contract by the Custodial Account. Spousal continuance may also be available where the contract is owned by certain other types of entity-owners. Please consult your tax or legal adviser.

 In no event, however, can the annuitant be older than the maximum age for annuitization on the date of the owner's death, nor can the surviving spouse be older than 95 on the date of the owner's death (or the annuitant's death, in the case of a custodially-owned contract referenced above). Assuming the above conditions are present, the surviving spouse (or custodian, for the custodially-owned contracts referenced above) can elect the Spousal Continuance Benefit, but must do so no later than 60 days after furnishing proof of death in good order.

 Upon activation of the Spousal Continuance Benefit, the Contract Value is adjusted to equal the amount of the death benefit to which the surviving spouse would have been entitled. This Contract Value will serve as the basis for calculating any death benefit payable upon the death of the surviving spouse. We will allocate any increase in the adjusted Contract Value among the variable, fixed interest rate and market value adjustment options in the same proportions that existed immediately prior to the spousal continuance adjustment. We will waive the $1,000 minimum requirement for the market value adjustment option.

 Under the Spousal Continuance Benefit, we waive any potential withdrawal charges applicable to purchase payments made prior to activation of the Spousal Continuance Benefit. In addition, the Contract Value allocated to the market value adjustment option will remain subject to a potential market value adjustment.

 IF YOU ELECTED THE BASE DEATH BENEFIT, then upon activation of the Spousal Continuance Benefit, we will adjust the Contract Value to equal the greater of:
..   the Contract Value, or

..   the sum of all invested purchase payments (adjusted for withdrawals),

 plus the amount of any applicable Earnings Appreciator Benefit.


 IF YOU ELECTED THE GUARANTEED MINIMUM DEATH BENEFIT WITH THE GMDB ROLL-UP, we will adjust the Contract Value to equal the greater of:
..   the Contract Value, or

..   the GMDB roll-up,

 plus the amount of any applicable Earnings Appreciator Benefit.


 IF YOU ELECTED THE GUARANTEED MINIMUM DEATH BENEFIT WITH THE GMDB STEP-UP, we will adjust the Contract Value to equal the greater of:
..   the Contract Value, or

..   the GMDB step-up,

 plus the amount of any applicable Earnings Appreciator Benefit.


 IF YOU HAVE ELECTED THE HIGHEST DAILY VALUE DEATH BENEFIT, we will adjust the Contract Value to equal the greater of:
..   the Contract Value, or

..   the Highest Daily Value,

 plus the amount of any applicable Earnings Appreciator Benefit.


 After we have made the adjustment to Contract Value set out immediately above, we will continue to compute the GMDB roll-up, the GMDB step-up, or HDV death benefit (as applicable), under the surviving spousal owner's contract, and will do so in accordance with the preceding discussion in this section.


 If the contract is being continued by the surviving spouse, the attained age of the surviving spouse will be the basis used in determining the death benefit payable under the Guaranteed Minimum Death Benefit or Highest Daily Value Death Benefit provisions of the contract. The contract may not be continued upon the death of a spouse who had assumed ownership of the contract through the exercise of the Spousal Continuance Benefit.

 FOR CONTRACTS SOLD ON OR AFTER MAY 1, 2003, OR UPON SUBSEQUENT STATE APPROVAL, IF YOU ELECTED THE GUARANTEED MINIMUM INCOME BENEFIT, it will be continued for the surviving spousal owner. All provisions of the Guaranteed Minimum Income Benefit (i.e., waiting period, GMIB roll-up cap, etc.) will remain the same as on the date of the owner's death. If the GMIB reset feature was never exercised, the surviving spousal owner can exercise the GMIB reset feature twice. If the original owner had previously exercised the GMIB reset feature once, the surviving spousal owner can exercise the GMIB reset once. However, the surviving spouse (or new annuitant designated by the surviving spouse) must be under 76 years of age at the time of reset. If the original owner had previously exercised the GMIB reset feature twice, the surviving

 4: WHAT IS THE DEATH BENEFIT? continued

 spousal owner may not exercise the GMIB reset at all. If the attained age of the surviving spouse at activation of the Spousal Continuance Benefit, when added to the remainder of the GMIB waiting period to be satisfied, would preclude the surviving spouse from utilizing the Guaranteed Minimum Income Benefit, we will revoke the Guaranteed Minimum Income Benefit under the contract at that time and we will no longer charge for that benefit.


 IF YOU ELECTED THE LIFETIME FIVE INCOME BENEFIT, SPOUSAL LIFETIME FIVE BENEFIT, OR HIGHEST DAILY LIFETIME FIVE BENEFIT, on the owner's death the Benefit will end. However, if the owner's surviving spouse would be eligible to acquire the Benefit as if he/she were a new purchaser, then the surviving spouse may elect the Benefit under the Spousal Continuance Benefit. The surviving spouse (or new annuitant designated by the surviving spouse) must be at least 45 years of age (55 years, for Highest Daily Lifetime Five) at the time of election.


 FOR CONTRACTS SOLD ON OR AFTER MAY 1, 2003, OR UPON SUBSEQUENT STATE APPROVAL, IF YOU ELECTED THE INCOME APPRECIATOR BENEFIT, on the owner's death (or first-to-die, in the case of joint owners), the Income Appreciator Benefit will end unless the contract is continued by the deceased owner's surviving spouse under the Spousal Continuance Benefit. If the contract is continued by the surviving spouse, we will continue to pay the balance of any Income Appreciator Benefit payments until the earliest to occur of the following:
 (a) the date on which 10 years' worth of IAB automatic withdrawal payments or IAB credits, as applicable, have been paid, (b) the latest date on which annuity payments would have had to have commenced had the owner not died (i.e., contract anniversary coinciding with or next following the annuitant's 95/th/ birthday), or (c) the contract anniversary coinciding with or next following the annuitants' surviving spouse's 95/th/ birthday.


 If the Income Appreciator Benefit has not been in force for 7 contract years, the surviving spouse may not activate the benefit until it has been in force for 7 contract years. If the attained age of the surviving spouse at activation of the Spousal Continuation Benefit, when added to the remainder of the Income Appreciator Benefit waiting period to be satisfied, would preclude the surviving spouse from utilizing the Income Appreciator Benefit, we will revoke the Income Appreciator Benefit under the contract at that time and we will no longer charge for that benefit. If the Income Appreciator Benefit has been in force for 7 contract years or more, but the benefit has not been activated, the surviving spouse may activate the benefit at any time after the contract has been continued. If the Income Appreciator Benefit is activated after the contract is continued by the surviving spouse, the Income Appreciator Benefit calculation will exclude any amount added to the contract at the time of spousal continuance resulting from any death benefit value exceeding the Contract Value.


 5: WHAT IS THE LIFETIME FIVE INCOME BENEFIT?

 LIFETIME FIVE INCOME BENEFIT

 The Lifetime Five Income Benefit (Lifetime Five) is an optional feature that guarantees your ability to withdraw amounts equal to a percentage of an initial principal value (called the "Protected Withdrawal Value"), regardless of the impact of market performance on your Contract Value, subject to our rules regarding the timing and amount of withdrawals. There are two options - one is designed to provide an annual withdrawal amount for life (the "Life Income Benefit") and the other is designed to provide a greater annual withdrawal amount (than the first option) as long as there is Protected Withdrawal Value (adjusted as described below) (the "Withdrawal Benefit"). If there is no Protected Withdrawal Value, the Withdrawal Benefit will be zero. You do not choose between these two options; each option will continue to be available as long as the annuity has a Contract Value and Lifetime Five is in effect. Certain benefits under Lifetime Five may remain in effect even if the Contract Value is zero. The option may be appropriate if you intend to make periodic withdrawals from your contract and wish to ensure that market performance will not affect your ability to receive annual payments. You are not required to make withdrawals - the guarantees are not lost if you withdraw less than the maximum allowable amount each year. Lifetime Five is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved.


 Lifetime Five is subject to certain restrictions described below.

..   Currently, Lifetime Five can only be elected once each contract year, and only where the annuitant and the contract owner are the same person or, if the contract owner is an entity, where there is only one annuitant. We reserve the right to limit the election frequency in the future. Before making any such change to the election frequency, we will provide prior notice to contract owners who have an effective Lifetime Five Income Benefit.
..   The annuitant must be at least 45 years old when Lifetime Five is elected.

..   Lifetime Five may not be elected if you have elected any other optional living benefit.
..   Owners electing this benefit prior to December 5, 2005, were required to allocate Contract Value to one or more of the following asset allocation portfolios of the Prudential Series Fund: SP Balanced Asset Allocation Portfolio, SP Conservative Asset Allocation Portfolio, and SP Growth Asset Allocation Portfolio. Owners electing this benefit on or after December 5, 2005, must allocate Contract Value to one or more of the following asset allocation portfolios of the Advanced Series Trust:

   AST Capital Growth Asset Allocation Portfolio, AST Balanced Asset Allocation
    Portfolio, AST Conservative Asset Allocation Portfolio, AST Preservation Asset Allocation Portfolio, AST Advanced Strategies Portfolio, AST First Trust Balanced Target Portfolio, AST First Trust Capital Appreciation Target Portfolio AST T. Rowe Price Asset Allocation Portfolio, AST UBS Dynamic Alpha, or AST American Century Strategic Allocation. As specified in this paragraph, you generally must allocate your Contract Value in accordance with the then-available option(s) that we may prescribe, in order to elect and maintain Lifetime Five. If, subsequent to your election of the benefit, we change our requirements for how Contract Value must be allocated under the benefit, that new requirement will apply only to new elections of the benefit, and will not compel you to re-allocate your Contract Value in accordance with our newly-adopted requirements. All subsequent transfers and purchase payments will be subject to the new investment limitations.


 Protected Withdrawal Value

 The Protected Withdrawal Value is used to determine the amount of each annual payment under the Life Income Benefit and the Withdrawal Benefit. The initial Protected Withdrawal Value is determined as of the date you make your first withdrawal under your contract following your election of Lifetime Five. The initial Protected Withdrawal Value is equal to the greatest of:

 (A) the Contract Value on the date you elect Lifetime Five, plus any additional Purchase Payments, each growing at 5% per year from the date of your election of the program, or application of the Purchase Payment to your contract, as applicable, until the date of your first withdrawal or the 10/th/ anniversary of the benefit effective date, if earlier;

 (B) the Contract Value on the date of the first withdrawal from your contract, prior to the withdrawal;

 (C) the highest Contract Value on each contract anniversary, plus subsequent Purchase Payments prior to the first withdrawal or the 10/th/ anniversary of the benefit effective date, if earlier.

 With respect to (A) and (C) above, after the 10/th/ anniversary of the benefit effective date, each value is increased by the amount of any subsequent Purchase Payments.

..   If you elect Lifetime Five at the time you purchase your contract, the
    Contract Value will be your initial purchase payment.
..   For existing contract owners who are electing the Lifetime Five Benefit, the Contract Value on the date of the contract owner's election of Lifetime Five will be used to determine the initial Protected Withdrawal Value.

..   If you make additional purchase payments after your first withdrawal, the
    Protected Withdrawal Value will be increased by the amount of each additional purchase payment.


 You may elect to step-up your Protected Withdrawal Value if, due to positive market performance, your Contract Value is greater than the Protected Withdrawal Value.

 If you elected Lifetime Five on or after March 20, 2006:
..   you are eligible to step-up the Protected Withdrawal Value on or after the
    1st anniversary of the first withdrawal under Lifetime Five.
..   the Protected Withdrawal Value can be stepped up again on or after the 1st anniversary of the preceding step-up.

 If you elected Lifetime Five prior to March 20, 2006 and that original election remains in effect:
..   you are eligible to step-up the Protected Withdrawal Value on or after the
    5th anniversary of the first withdrawal under Lifetime Five.
..   the Protected Withdrawal Value can be stepped up again on or after the 5th anniversary of the preceding step-up.

 In either scenario (i.e., elections before or after March 20, 2006) if you elect to step-up the Protected Withdrawal Value, and on the date you elect to step-up, the charges under Lifetime Five have changed for new purchasers, you may be subject to the new charge at the time of step-up. Upon election of the step-up, we increase the Protected Withdrawal Value to be equal to the then current Contract Value. For example, assume your initial Protected Withdrawal Value was $100,000 and you have made cumulative withdrawals of $40,000, reducing the Protected Withdrawal Value to $60,000. On the date you are eligible to step-up the Protected Withdrawal Value, your Contract Value is equal to $75,000. You could elect to step-up the Protected Withdrawal Value to $75,000 on the date you are eligible. If your current Annual Income Amount and Annual Withdrawal Amount are less than they would be if we did not reflect the step-up in Protected Withdrawal Value, then we will increase these amounts to reflect the step-up as described below.

 An optional automatic step-up ("Auto Step-Up") feature is available for this benefit. This feature may be elected at the time the benefit is elected or at any time while the benefit is in force.

 If you elected Lifetime Five on or after March 20, 2006 and have also elected the Auto Step-Up feature:
..   the first Auto Step-Up opportunity will occur on the 1st contract anniversary that is at least one year after the later of (1) the date of the first withdrawal under Lifetime Five or (2) the most recent step-up.
..   your Protected Withdrawal Value will only be stepped-up if 5% of the
    Contract Value is greater than the Annual Income Amount by any amount.
..   if at the time of the first Auto Step-Up opportunity, 5% of the Contract
    Value is not greater than the Annual Income Amount, an Auto Step-Up opportunity will occur on each successive contract anniversary until a step-up occurs.
..   once a step-up occurs, the next Auto Step-Up opportunity will occur on the
    1st contract anniversary that is at least one year after the most recent step-up.

 5: WHAT IS THE LIFETIME FIVE INCOME BENEFIT? continued



 If you elected Lifetime Five prior to March 20, 2006 and have also elected the Auto Step-Up feature:
..   the first Auto Step-Up opportunity will occur on the contract anniversary that is at least five years after the later of (1) the date of the first withdrawal under Lifetime Five or (2) the most recent step-up.
..   your Protected Withdrawal Value will only be stepped-up if 5% of the
    Contract Value is greater than the Annual Income Amount by 5% or more.
..   if at the time of the first Auto Step-Up opportunity, 5% of the Contract
    Value does not exceed the Annual Income Amount by 5% or more, an Auto Step-Up opportunity will occur on each successive contract anniversary until a step-up occurs.
..   once a step-up occurs, the next Auto Step-Up opportunity will occur on the contract anniversary that is at least 5 years after the most recent step-up.

 In either scenario (i.e., elections before or after March 20, 2006), if on the date that we implement an Auto Step-Up to your Protected Withdrawal Value, the charge for Lifetime Five has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Subject to our rules and restrictions, you will still be permitted to manually step-up the Protected Withdrawal Value even if you elect the Auto Step-Up feature.


 The Protected Withdrawal Value is reduced each time a withdrawal is made on a "dollar-for-dollar" basis up to 7% per contract year of the Protected Withdrawal Value and on the greater of a "dollar-for-dollar" basis or a pro rata basis for withdrawals in a contract year in excess of that amount until the Protected Withdrawal Value is reduced to zero. At that point, the Annual Withdrawal Amount will be zero until such time (if any) as the contract reflects a Protected Withdrawal Value (for example, due to a step-up or additional purchase payments being made into the contract).

 Annual Income Amount Under the Life Income Benefit

 The initial Annual Income Amount is equal to 5% of the initial Protected Withdrawal Value. Under Lifetime Five, if your cumulative withdrawals in a contract year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent contract years. If your cumulative withdrawals are in excess of the Annual Income Amount (Excess Income), your Annual Income Amount in subsequent years will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Income to the Contract Value immediately prior to such withdrawal (see examples of this calculation below). Reductions include the actual amount of the withdrawal, including any withdrawal charges that may apply. A withdrawal can be considered Excess Income under the Life Income Benefit even though it does not exceed the Annual Withdrawal Amount under the Withdrawal Benefit. When you elect a step-up, your Annual Income Amount increases to equal 5% of your Contract Value after the step-up if such amount is greater than your Annual Income Amount. Your Annual Income Amount also increases if you make additional purchase payments. The amount of the increase is equal to 5% of any additional purchase payments. Any increase will be added to your Annual Income Amount beginning on the day that the step-up is effective or the purchase payment is made. A determination of whether you have exceeded your Annual Income Amount is made at the time of each withdrawal; therefore, a subsequent increase in the Annual Income Amount will not offset the effect of a withdrawal that exceeded the Annual Income Amount at the time the withdrawal was made.


 Annual Withdrawal Amount Under the Withdrawal Benefit

 The initial Annual Withdrawal Amount is equal to 7% of the initial Protected Withdrawal Value. Under Lifetime Five, if your cumulative withdrawals each contract year are less than or equal to the Annual Withdrawal Amount, your Protected Withdrawal Value will be reduced on a "dollar-for-dollar" basis. If your cumulative withdrawals are in excess of the Annual Withdrawal Amount (Excess Withdrawal), your Annual Withdrawal Amount will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Withdrawal to the Contract Value immediately prior to such withdrawal (see the examples of this calculation below). Reductions include the actual amount of the withdrawal, including any withdrawal charges that may apply. When you elect a step-up, your Annual Withdrawal Amount increases to equal 7% of your Contract Value after the step-up if such amount is greater than your Annual Withdrawal Amount. Your Annual Withdrawal Amount also increases if you make additional purchase payments. The amount of the increase is equal to 7% of any additional purchase payments. A determination of whether you have exceeded your Annual Withdrawal Amount is made at the time of each withdrawal; therefore, a subsequent increase in the Annual Withdrawal Amount will not offset the effect of a withdrawal that exceeded the Annual Withdrawal Amount at the time the withdrawal was made.


 Lifetime Five does not affect your ability to make withdrawals under your contract or limit your ability to request withdrawals that exceed the Annual Income Amount and the Annual Withdrawal Amount. You are not required to withdraw all or any portion of the Annual Withdrawal Amount or Annual Income Amount in each contract year.

..   If, cumulatively, you withdraw an amount less than the Annual Withdrawal
    Amount under the Withdrawal Benefit in any contract year, you cannot carry-over the unused portion of the Annual Withdrawal Amount to subsequent contract years.
..   If, cumulatively, you withdraw an amount less than the Annual Income Amount under the Life Income Benefit in any contract year, you cannot carry-over the unused portion of the Annual Income Amount to subsequent contract years.

 However, because the Protected Withdrawal Value is only reduced by the actual amount of withdrawals you make under these circumstances, any unused Annual Withdrawal Amount or Annual Income Amount may extend the period of time until the remaining Protected Withdrawal Value is reduced to zero.


 The following examples of dollar-for-dollar and proportional reductions and the step-up of the Protected Withdrawal Value, Annual Withdrawal Amount and Annual Income Amount assume: 1.) the contract date and the effective date of Lifetime Five are February 1, 2005; 2.) an initial purchase payment of $250,000; 3.) the Contract Value on February 1, 2006 is equal to $265,000; and 4.) the first withdrawal occurs on March 1, 2006 when the Contract Value is equal to $263,000. The values set forth here are purely hypothetical, and do not reflect the charge for Lifetime Five.


 The initial Protected Withdrawal Value is calculated as the greatest of (a),
 (b) and (c):

 (a)Purchase payment accumulated at 5% per year from February 1, 2005 until March 1, 2006 (393 days) = $250,000 X 1.05/(393/365)/ = $263,484
 (b)Contract value on March 1, 2006 (the date of the first withdrawal) =
    $263,000
 (c)Contract value on February 1, 2006 (the first contract anniversary) =
    $265,000

 Therefore, the initial Protected Withdrawal Value is equal to $265,000. The Annual Withdrawal Amount is equal to $18,550 under the Withdrawal Benefit (7% of $265,000). The Annual Income Amount is equal to $13,250 under the Life Income Benefit (5% of $265,000).

 Example 1. Dollar-for-Dollar Reduction
 If $10,000 was withdrawn (less than both the Annual Income Amount and the Annual Withdrawal Amount) on March 1, 2006, then the following values would result:
..   Remaining Annual Withdrawal Amount for current contract year = $18,550 -
    $10,000 = $8,550
..   Annual Withdrawal Amount for future contract years remains at $18,550
..   Remaining Annual Income Amount for current contract year = $13,250 -
    $10,000 = $3,250
..   Annual Income Amount for future contract years remains at $13,250
..   Protected Withdrawal Value is reduced by $10,000 from $265,000 to $255,000

 Example 2. Dollar-for-Dollar and Proportional Reductions
 a) If $15,000 was withdrawn (more than the Annual Income Amount but less than the Annual Withdrawal Amount) on March 1, 2006, then the following values would result:
  . Remaining Annual Withdrawal Amount for current contract year = $18,550 - $15,000 = $3,550
  .   Annual Withdrawal Amount for future contract years remains at $18,550
  .   Remaining Annual Income Amount for current contract year = $0
  . Excess of withdrawal over the Annual Income Amount ($15,000 - $13,250 = $1,750) reduces Annual Income Amount for future contract years.

  . Reduction to Annual Income Amount = Excess Income/Contract Value before Excess Income X Annual Income Amount = $1,750/($263,000 - $13,250) X $13,250 = $93

  .   Annual Income Amount for future contract years = $13,250 - $93 = $13,157
  .   Protected Withdrawal Value is reduced by $15,000 from $265,000 to $250,000

 b) If $25,000 was withdrawn (more than both the Annual Income Amount and the Annual Withdrawal Amount) on March 1, 2006, then the following values would result:
  .   Remaining Annual Withdrawal Amount for current contract year = $0
  . Excess of withdrawal over the Annual Withdrawal Amount ($25,000 - $18,550 = $6,450) reduces Annual Withdrawal Amount for future contract years.

  . Reduction to Annual Withdrawal Amount = Excess Withdrawal/Contract Value before Excess Withdrawal X Annual Withdrawal Amount = $6,450/($263,000 - $18,550) X $18,550 = $489

  .   Annual Withdrawal Amount for future contract years = $18,550 - $489 =
      $18,061
  .   Remaining Annual Income Amount for current contract year = $0
  . Excess of withdrawal over the Annual Income Amount ($25,000 - $13,250 = $11,750) reduces Annual Income Amount for future contract years.

  . Reduction to Annual Income Amount = Excess Income/Contract Value before Excess Income X Annual Income Amount = $11,750/($263,000 - $13,250) X $13,250 = $623

  .   Annual Income Amount for future contract years = $13,250 - $623 = $12,627
  . Protected Withdrawal Value is first reduced by the Annual Withdrawal Amount ($18,550) from $265,000 to $246,450. It is further reduced by the greater of a dollar-for-dollar reduction or a proportional reduction.
  .   Dollar-for-dollar reduction = $25,000 - $18,550 = $6,450

  . Proportional reduction = Excess Withdrawal/Contract Value before Excess Withdrawal X Protected Withdrawal Value = $6,450/($263,000 - $18,550) X $246,450 = $6,503

  .   Protected Withdrawal Value = $246,450 - max [$6,450, $6,503] = $239,947

 5: WHAT IS THE LIFETIME FIVE INCOME BENEFIT? continued


 Example 3. Step-Up of the Protected Withdrawal Value

 If the Annual Income Amount ($13,250) is withdrawn each year starting on
 March 1, 2006 for a period of 3 years, the Protected Withdrawal Value on February 1, 2012 would be reduced to $225,250 {$265,000 - ($13,250 X 3)}. If a step-up is elected on February 1, 2012, and the Account Value on February 1, 2012 is $280,000, then the following values would result:
..   Protected Withdrawal Value = Account Value on February 1, 2012 = $280,000
..   Annual Income Amount is equal to the greater of the current Annual Income
    Amount or 5% of the stepped up Protected Withdrawal Value. Current Annual Income Amount is $13,250. 5% of the stepped up Protected Withdrawal Value is 5% of $280,000, which is $14,000. Therefore, the Annual Income Amount is increased to $14,000.
..   Annual Withdrawal Amount is equal to the greater of the current Annual
    Withdrawal Amount or 7% of the stepped up Protected Withdrawal Value. Current Annual Withdrawal Amount is $18,550. 7% of the stepped-up Protected Withdrawal Value is 7% of $280,000, which is $19,600. Therefore the Annual Withdrawal Amount is increased to $19,600.
..   Because the Issue Date and Effective Date of Lifetime Five for this example is prior to March 20, 2006, if the step-up request on February 1, 2012 was due to the election of the auto step-up feature, we would first check to see if an auto step-up should occur by checking to see if 5% of the Account Value exceeds the Annual Income Amount by 5% or more. 5% of the Account Value is equal to 5% of $280,000, which is $14,000. 5% of the Annual Income Amount ($13,250) is $662.50, which added to the Annual Income Amount is $13,912.50. Since 5% of the Account Value is greater than $13,912.50, the step-up would still occur in this scenario, and all of the values would be increased as indicated above. Had the Issue Date and Effective Date of the Lifetime Five benefit been on or after March 20, 2006, the step-up would still occur because 5% of the Account Value is greater than the Annual Income Amount.


 Benefits Under Lifetime Five

..   If your Contract Value is equal to zero, and the cumulative withdrawals in the current contract year are greater than the Annual Withdrawal Amount, Lifetime Five will terminate. To the extent that your Contract Value was reduced to zero as a result of cumulative withdrawals that are equal to or less than the Annual Income Amount and amounts are still payable under both the Life Income Benefit and the Withdrawal Benefit, you will be given the choice of receiving the payments under the Life Income Benefit or under the Withdrawal Benefit. Once you make this election we will make an additional payment for that contract year equal to either the remaining Annual Income Amount or Annual Withdrawal Amount for the contract year, if any, depending on the option you choose. In subsequent contract years we make payments that equal either the Annual Income Amount or the Annual Withdrawal Amount. You will not be able to change the option after your election and no further purchase payments will be accepted under your contract. If you do not make an election, we will pay you annually under the Life Income Benefit. To the extent that cumulative withdrawals in the current contract year that reduced your Contract Value to zero are more than the Annual Income Amount but less than or equal to the Annual Withdrawal Amount and amounts are still payable under the Withdrawal Benefit, you will receive the payments under the Withdrawal Benefit. In the year of a withdrawal that reduced your Contract Value to zero, we will make an additional payment to equal any remaining Annual Withdrawal Amount and make payments equal to the Annual Withdrawal Amount in each subsequent year (until the Protected Withdrawal Value is depleted). Once your Contract Value equals zero no further purchase payments will be accepted under your contract.

..   If annuity payments are to begin under the terms of your contract or if you decide to begin receiving annuity payments and there is any Annual Income Amount due in subsequent contract years or any remaining Protected Withdrawal Value, you can elect one of the following three options:

       1. apply your Contract Value to any annuity option available;

       2. request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We make such annuity payments until the annuitant's death; or
       3. request that, as of the date annuity payments are to begin, we pay out any remaining Protected Withdrawal Value as annuity payments. Each year such annuity payments will equal the Annual Withdrawal Amount or the remaining Protected Withdrawal Value if less. We make such annuity payments until the earlier of the annuitant's death or the date the Protected Withdrawal Value is depleted.

 We must receive your request in a form acceptable to us at the Prudential Annuity Service Center.
..   In the absence of an election when mandatory annuity payments are to begin, we will make annual annuity payments as a single life fixed annuity with five payments certain using the greater of the annuity rates then currently available or the annuity rates guaranteed in your contract. The amount that will be applied to provide such annuity payments will be the greater of:
       1. the present value of future Annual Income Amount payments. Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your contract; and

       2. the Contract Value.


 If no withdrawal was ever taken, we will determine a Protected Withdrawal Value and calculate an Annual Income Amount and an Annual Withdrawal Amount as if you made your first withdrawal on the date the annuity payments are to begin.

 Other Important Considerations
..   Withdrawals under Lifetime Five are subject to all of the terms and conditions of the contract, including any withdrawal charges.

..   Withdrawals made while Lifetime Five is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the contract. Lifetime Five does not directly affect the Contract Value or surrender value, but any withdrawal will decrease the Contract Value by the amount of the withdrawal (plus any applicable withdrawal charges). If you surrender your contract, you will receive the current Contract Value, not the Protected Withdrawal Value.
..   You can make withdrawals from your contract while your Contract Value is greater than zero without purchasing Lifetime Five. Lifetime Five provides a guarantee that if your Contract Value declines due to market performance, you will be able to receive your Protected Withdrawal Value or Annual Income Amount in the form of periodic benefit payments.


 Election of Lifetime Five

 WITH RESPECT TO THE SUBSEQUENT VERSION OF STRATEGIC PARTNERS FLEXELITE SOLD ON OR AFTER MAY 1, 2003, OR UPON SUBSEQUENT STATE APPROVAL, Lifetime Five can be elected at the time you purchase your contract, or after the contract date. WITH RESPECT TO THE ORIGINAL VERSION OF STRATEGIC PARTNERS FLEXELITE, Lifetime Five can be elected only after the contract date. Elections of Lifetime Five are subject to our eligibility rules and restrictions. The contract owner's Contract Value as of the date of election will be used as the basis to calculate the initial Protected Withdrawal Value, the initial Annual Withdrawal Amount, and the initial Annual Income Amount.


 Termination of Lifetime Five
 Lifetime Five terminates automatically when your Protected Withdrawal Value and Annual Income Amount reach zero. You may terminate Lifetime Five at any time by notifying us. If you terminate Lifetime Five, any guarantee provided by the benefit will terminate as of the date the termination is effective.

 Lifetime Five terminates:
..   upon your surrender of the contract,
..   upon the death of the annuitant (but your surviving spouse may elect a new
    Lifetime Five benefit if your spouse elects the spousal continuance option and your spouse would then be eligible to elect the benefit as if he/she were a new purchaser),
..   upon a change in ownership of the contract that changes the tax identification number of the contract owner, or
..   upon your election to begin receiving annuity payments.

 We cease imposing the charge for Lifetime Five upon the earliest to occur of
 (i) your election to terminate the benefit, (ii) our receipt of appropriate proof of the death of the owner (or annuitant, for entity owned contracts),
 (iii) the annuity date, (iv) automatic termination of the benefit due to an impermissible change of owner or annuitant, or (v) a withdrawal that causes the benefit to terminate.

 While you may terminate Lifetime Five at any time, we may not terminate the benefit other than in the circumstances listed above. However, we may stop offering Lifetime Five for new elections or re-elections at any time in the future.

 Currently, if you terminate Lifetime Five, you will only be permitted to re-elect the benefit or elect the Spousal Lifetime Five Income Benefit on any anniversary of the contract date that is at least 90 calendar days from the date the benefit was last terminated.

 If you elected Lifetime Five at the time you purchased your contract and prior to March 20, 2006, and you terminate Lifetime Five, there will be no waiting period before you can re-elect the benefit or elect Spousal Lifetime Five. However, once you choose to re-elect/elect, the waiting period described above will apply to subsequent re-elections. If you elected Lifetime Five after the time you purchased your contract, but prior to March 20, 2006, and you terminate Lifetime Five, you must wait until the contract anniversary following your cancellation before you can re-elect the benefit or elect Spousal Lifetime Five. Once you choose to re-elect/elect, the waiting period described above will apply to subsequent re-elections. We reserve the right to limit the re-election/election frequency in the future. Before making any such change to the re-election/ election frequency, we will provide prior notice to contract owners who have an effective Lifetime Five Income Benefit.


 Additional Tax Considerations
 If you purchase an annuity contract as an investment vehicle for "qualified" investments, including an IRA, the minimum distribution rules under the Code require that you begin receiving periodic amounts from your annuity contract beginning after age 70 1/2. Roth IRAs are not subject to these rules during the owner's lifetime. The amount required under the Code may exceed the Annual Withdrawal Amount and the Annual Income Amount, which will cause us to increase the Annual Income Amount and the Annual Withdrawal Amount in any contract year that required minimum distributions due from your contract are greater than such amounts. Any such payments will reduce your Protected Withdrawal Value. In addition, the amount and duration of payments under the contract payment and death benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as required minimum distribution provisions under the tax law.

 5: WHAT IS THE LIFETIME FIVE INCOME BENEFIT? continued



 SPOUSAL LIFETIME FIVE INCOME BENEFIT
 The Spousal Lifetime Five Income Benefit (Spousal Lifetime Five) described below is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved. Currently, if you elect Spousal Lifetime Five and subsequently terminate the benefit, there will be a restriction on your ability to re-elect Spousal Lifetime Five and Lifetime Five. We reserve the right to further limit the election frequency in the future. Before making any such change to the election frequency, we will provide prior notice to contract owners who have an effective Spousal Lifetime Five Income Benefit. Spousal Lifetime Five must be elected based on two Designated Lives, as described below. Each Designated Life must be at least 55 years old when the benefit is elected. Spousal Lifetime Five is not available if you elect any other optional living or optional death benefit. As long as your Spousal Lifetime Five Income Benefit is in effect, you must allocate your Contract Value in accordance with the then permitted and available option(s). Owners electing this benefit must allocate contract value to one or more of the following asset allocation portfolios of the Advanced Series Trust (we reserve the right to change these required portfolios on a prospective basis):
 AST Capital Growth Asset Allocation Portfolio, AST Balanced Asset Allocation Portfolio, AST Conservative Asset Allocation Portfolio, AST Preservation Asset Allocation Portfolio, AST Advanced Strategies Portfolio, AST First Trust Balanced Target Portfolio, AST First Trust Capital Appreciation Target Portfolio, AST T. Rowe Price Asset Allocation Portfolio, AST UBS Dynamic Alpha, or AST American Century Strategic Allocation.

 We offer a benefit that guarantees until the later death of two natural persons that are each other's spouses at the time of election of Spousal Lifetime Five and at the first death of one of them (the "Designated Lives", each a "Designated Life") the ability to withdraw an annual amount (Spousal Life Income Benefit) equal to a percentage of an initial principal value (the "Protected Withdrawal Value") regardless of the impact of market performance on the Contract Value, subject to our rules regarding the timing and amount of withdrawals. The Spousal Life Income Benefit may remain in effect even if the Contract Value is zero. Spousal Lifetime Five may be appropriate if you intend to make periodic withdrawals from your annuity, wish to ensure that market performance will not affect your ability to receive annual payments and you wish either spouse to be able to continue the Spousal Life Income Benefit after the death of the first. You are not required to make withdrawals as part of the benefit - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit.

 Protected Withdrawal Value
 The Protected Withdrawal Value is used to determine the amount of each annual payment under the Spousal Life Income Benefit. The initial Protected Withdrawal Value is determined as of the date you make your first withdrawal under your contract following your election of Spousal Lifetime Five. The initial Protected Withdrawal Value is equal to the greatest of:

 (A) the Contract Value on the date you elect Spousal Lifetime Five, plus any additional Purchase Payments, each growing at 5% per year from the date of your election of the program, or application of the Purchase Payment to your contract, as applicable, until the date of your first withdrawal or the 10/th/ anniversary of the benefit effective date, if earlier;

 (B) the Contract Value on the date of the first withdrawal from your contract, prior to the withdrawal;

 (C) the highest Contract Value on each contract anniversary, plus subsequent Purchase Payments prior to the first withdrawal or the 10/th/ anniversary of the benefit effective date, if earlier.

 With respect to (A) and (C) above, after the 10/th/ anniversary of the benefit effective date, each value is increased by the amount of any subsequent Purchase Payments.

..   If you elect Spousal Lifetime Five at the time you purchase your contract, the Contract Value will be your initial purchase payment.
..   For existing contract owners who are electing the Spousal Lifetime Five
    Benefit, the Contract Value on the date of your election of Spousal Lifetime Five will be used to determine the initial Protected Withdrawal Value.


 Annual Income Amount Under the Spousal Life Income Benefit

 The initial Annual Income Amount is equal to 5% of the initial Protected Withdrawal Value. Under Spousal Lifetime Five, if your cumulative withdrawals in a contract year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent contract years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that contract year. If your cumulative withdrawals are in excess of the Annual Income Amount ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Income to the Contract Value immediately prior to such withdrawal (see examples of this calculation below). Reductions include the actual amount of the withdrawal, including any withdrawal charges that may apply.

 You may elect to step-up your Annual Income Amount if, due to positive market performance, 5% of your Contract Value is greater than the Annual Income Amount. You are eligible to step-up the Annual Income Amount on or after the 1/st/ anniversary of the first withdrawal under Spousal Lifetime Five. The Annual Income Amount can be stepped up again on or after the 1/st/ anniversary of the preceding step-up. If you elect to step-up the Annual Income Amount, and on the date you elect to step-up, the charges under Spousal Lifetime Five have changed for new purchasers, you may be subject to the new charge at the time of such step-up. When you elect a step-up, your Annual Income Amount increases to equal 5% of your Contract Value after the step-up. Your Annual Income Amount also increases if you make additional Purchase Payments. The amount of the increase is equal to 5% of any additional Purchase Payments. Any increase will be added to your Annual Income Amount beginning on the day that the step-up is effective or the Purchase Payment is made. A determination of whether you have exceeded your Annual Income Amount is made at the time of each withdrawal; therefore a subsequent increase in the Annual Income Amount will not offset the effect of a withdrawal that exceeded the Annual Income Amount at the time the withdrawal was made.

 An optional automatic step-up ("Auto Step-Up") feature is available for this benefit. This feature may be elected at the time the benefit is elected or at any time while the benefit is in force. If you elect this feature, the first Auto Step-Up opportunity will occur on the 1/st/ contract anniversary that is at least one year after the later of (1) the date of the first withdrawal under Spousal Lifetime Five or (2) the most recent step-up. At this time, your Annual Income Amount will be stepped-up if 5% of your Contract Value is greater than the Annual Income Amount by any amount. If 5% of the Contract Value does not exceed the Annual Income Amount, then an Auto Step-Up opportunity will occur on each successive contract anniversary until a step-up occurs. Once a step-up occurs, the next Auto Step-Up opportunity will occur on the 1/st/ contract anniversary that is at least 1 year after the most recent step-up. If, on the date that we implement an Auto Step-Up to your Annual Income Amount, the charge for Spousal Lifetime Five has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Subject to our rules and restrictions, you will still be permitted to manually step-up the Annual Income Amount even if you elect the Auto Step-Up feature.


 Spousal Lifetime Five does not affect your ability to make withdrawals under your contract or limit your ability to request withdrawals that exceed the Annual Income Amount. Under Spousal Lifetime Five, if your cumulative withdrawals in a contract year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent contract years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that contract year.

 If, cumulatively, you withdraw an amount less than the Annual Income Amount under Spousal Life Income Benefit in any contract year, you cannot carry-over the unused portion of the Annual Income Amount to subsequent contract years.


 The following examples of dollar-for-dollar and proportional reductions and the step-up of the Annual Income Amount assume: 1.) the contract date and the effective date of Spousal Lifetime Five are February 1, 2005; 2.) an initial purchase payment of $250,000; 3.) the Contract Value on February 1, 2006 is equal to $265,000; and 4.) the first withdrawal occurs on March 1, 2006 when the Contract Value is equal to $263,000. The values set forth here are purely hypothetical, and do not reflect the charge for the Spousal Lifetime Income Benefit.


The initial Protected Withdrawal Value is calculated as the greatest of (a),
(b) and (c):

 (a)Purchase payment accumulated at 5% per year from February 1, 2005 until March 1, 2006 (393 days) = $250,000 X 1.05/(393/365)/ = $263,484.33
 (b)Contract value on March 1, 2006 (the date of the first withdrawal) =
    $263,000

 (c)Contract value on February 1, 2006 (the first contract anniversary) =
    $265,000


 Therefore, the initial Protected Withdrawal Value is equal to $265,000. The Annual Income Amount is equal to $13,250 under the Spousal Life Income Benefit (5% of $265,000).

 Example 1. Dollar-for-Dollar Reduction
 If $10,000 was withdrawn (less than the Annual Income Amount) on March 1, 2006, then the following values would result:
..   Remaining Annual Income Amount for current contract year = $13,250 -
    $10,000 = $3,250 Annual Income Amount for future contract years remains at $13,250

 Example 2. Dollar-for-dollar and Proportional Reductions
 If $15,000 was withdrawn (more than the Annual Income Amount) on March 1, 2006, then the following values would result:
..   Remaining Annual Income Amount for current contract year = $0
..   Excess of withdrawal over the Annual Income Amount ($15,000 - $13,250 =
    $1,750) reduces Annual Income Amount for future contract years.
..   Reduction to Annual Income Amount = Excess Income/Contract Value before
    Excess Income X Annual Income Amount = $1,750/($263,000 - $13,250) X $13,250 = $93
..   Annual Income Amount for future contract years = $13,250 - $93 = $13,157

 Example 3. Step-up of the Annual Income Amount

 If a step-up of the Annual Income Amount is requested on February 1, 2010 or the Auto Step-Up feature was elected, the step-up would occur because 5% of the Contract Value, which is $14,000 (5% of $280,000), is greater than the Annual Income Amount of $13,250. The new Annual Income Amount will be equal to $14,000.




 Benefits Under Spousal Lifetime Five

..   To the extent that your Contract Value was reduced to zero as a result of cumulative withdrawals that are equal to or less than the Annual Income Amount and amounts are still payable under the Spousal Life Income Benefit, we will make an additional

 5: WHAT IS THE LIFETIME FIVE INCOME BENEFIT? continued


   payment for that contract year equal to the remaining Annual Income Amount for the contract year, if any. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Contract Value was reduced to zero. In subsequent contract years we make payments that equal the Annual Income Amount as described above. No further purchase payments will be accepted under your contract. We will make payments until the first of the Designated Lives to die, and will continue to make payments until the death of the second Designated Life as long as the Designated Lives were spouses at the time of the first death. To the extent that cumulative withdrawals in the current contract year that reduced your Contract Value to zero are more than the Annual Income Amount, the Spousal Life Income Benefit terminates and no additional payments will be made.

..   If annuity payments are to begin under the terms of your contract or if you decide to begin receiving annuity payments and there is any Annual Income Amount due in subsequent contract years, you can elect one of the following two options:


       1. apply your Contract Value to any annuity option available; or

       2. request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the first of the Designated Lives to die, and will continue to make payments until the death of the second Designated Life as long as the Designated Lives were spouses at the time of the first death.

 We must receive your request in a form acceptable to us at our office.

..   In the absence of an election when mandatory annuity payments are to begin, we will make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with five payments certain using the same basis that is used to calculate the greater of the annuity rates then currently available or the annuity rates guaranteed in your contract. The amount that will be applied to provide such annuity payments will be the greater of:

       1. the present value of future Annual Income Amount payments. Such present value will be calculated using the same basis that is used to calculate the single life fixed annuity rates guaranteed in your contract; and

       2. the Contract Value.


..   If no withdrawal was ever taken, we will determine an initial Protected
    Withdrawal Value and calculate an Annual Income Amount as if you made your first withdrawal on the date the annuity payments are to begin.

 Other Important Considerations
..   Withdrawals under Spousal Lifetime Five are subject to all of the terms and conditions of the contract, including any withdrawal charges.

..   Withdrawals made while Spousal Lifetime Five is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the contract. Spousal Lifetime Five does not directly affect the Contract Value or surrender value, but any withdrawal will decrease the Contract Value by the amount of the withdrawal (plus any applicable withdrawal charges). If you surrender your contract, you will receive the current surrender value.
..   You can make withdrawals from your contract while your Contract Value is greater than zero without purchasing Spousal Lifetime Five. Spousal Lifetime Five provides a guarantee that if your Contract Value declines due to market performance, you will be able to receive your Annual Income Amount in the form of periodic benefit payments.
..   In general, you must allocate your Contract Value in accordance with the then-available option(s) that we may prescribe, in order to elect and maintain Spousal Lifetime Five. If, subsequent to your election of the benefit, we change our requirements for how Contract Value must be allocated under the benefit, that new requirement will apply only to new elections of the benefit, and will not compel you to re-allocate your Contract Value in accordance with our newly-adopted requirements. All subsequent transfers and purchase payments will be subject to the new investment limitations.

..   There may be circumstances where you will continue to be charged the full amount for Spousal Lifetime Five even when the benefit is only providing a guarantee of income based on one life with no survivorship.
..   In order for the surviving Designated Life to continue Spousal Lifetime
    Five upon the death of an owner, the Designated Life must elect to assume ownership of the contract under the spousal continuation benefit.

 Election of and Designations of Spousal Lifetime Five
 Spousal Lifetime Five can only be elected based on two Designated Lives. Designated Lives must be natural persons who are each other's spouses at the time of election of the benefit and at the death of the first of the
 Designated Lives to die. Currently, the benefit may only be elected where the contract owner, annuitant and beneficiary designations are as follows:
..   One contract owner, where the annuitant and the contract owner are the same person and the beneficiary is the contract owner's spouse. The contract owner/annuitant and the beneficiary each must be at least 55 years old at the time of election; or
..   Co-contract owners, where the contract owners are each other's spouses. The beneficiary designation must be the surviving spouse. The first named contract owner must be the annuitant. Both contract owners must each be 55 years old at the time of election.

..   One contract owner, where the owner is a custodial account established to hold retirement assets for the benefit of the annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) ("Custodial Account"), the beneficiary is the Custodial Account, and the spouse of the annuitant is the co-annuitant. Both the annuitant and co-annuitant must each be at least 55 years old at the time of election. When the contract is set up in this manner, in order for Spousal Lifetime Five to be continued after the death of the first designated life (the annuitant), the custodian must have elected to continue the contract, with the second designated life (the co-annuitant) named as annuitant.


 No ownership changes or annuitant changes will be permitted once this benefit is elected. However, if the contract is co-owned, the contract owner that is not the annuitant may be removed without affecting the benefit.


 Spousal Lifetime Five can be elected at the time that you purchase your contract. We also offer existing contract owners the option to elect Spousal Lifetime Five after the contract date of their contract, subject to our eligibility rules and restrictions. Your Contract Value as of the date of election will be used as a basis to calculate the initial Protected Withdrawal Value and the Annual Income Amount.


 Currently, if you terminate Spousal Lifetime Five, you will only be permitted to re-elect the benefit or elect the Lifetime Five Income Benefit on any anniversary of the contract date that is at least 90 calendar days from the date the benefit was last terminated.

 We reserve the right to further limit the election frequency in the future. Before making any such change to the election frequency, we will provide prior notice to contract owners who have an effective Spousal Lifetime Five Income Benefit.

 Termination of Spousal Lifetime Five
 Spousal Lifetime Five terminates automatically when your Annual Income Amount equals zero. You may terminate Spousal Lifetime Five at any time by notifying us. If you terminate Spousal Lifetime Five, any guarantee provided by the benefit will terminate as of the date the termination is effective and certain restrictions on re-election of the benefit will apply as described above. We reserve the right to further limit the frequency election in the future. Spousal Lifetime Five terminates upon your surrender of the contract, upon the first Designated Life to die if the contract is not continued, upon the second Designated Life to die or upon your election to begin receiving annuity payments.


 The charge for Spousal Lifetime Five will no longer be deducted from your Contract Value upon termination of the benefit.

 Additional Tax Considerations
 If you purchase an annuity contract as an investment vehicle for "qualified" investments, including an IRA, the minimum distribution rules under the Code require that you begin receiving periodic amounts from your contract beginning after age 70 1/2. Roth IRAs are not subject to these rules during the contract owner's lifetime. The amount required under the Code may exceed the Annual Income Amount, which will cause us to increase the Annual Income Amount in any contract year that required minimum distributions due from your contract are greater than such amounts. In addition, the amount and duration of payments under the annuity payment and death benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as required minimum distributions under the tax law.

 HIGHEST DAILY LIFETIME FIVE INCOME BENEFIT (Highest Daily Lifetime Five)
 The Highest Daily Lifetime Five program described below is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved. Highest Daily Lifetime Five is offered as an alternative to Lifetime Five and Spousal Lifetime Five. Currently, if you elect Highest Daily Lifetime Five and subsequently terminate the benefit, you will not be able to re-elect Highest Daily Lifetime Five, and will have a waiting period until you can elect Spousal Lifetime Five or Lifetime Five. Specifically, you will be permitted to elect Lifetime Five or Spousal Lifetime Five only on an anniversary of the contract date that is at least 90 calendar days from the date that Highest Daily Lifetime Five was terminated. We reserve the right to further limit the election frequency in the future. The income benefit under Highest Daily Lifetime Five currently is based on a single "designated life" who is at least 55 years old on the date that the benefit is acquired. The Highest Daily Lifetime Five Benefit is not available if you elect any other optional living benefit, although you may elect any optional death benefit (other than the Highest Daily Value Death Benefit). As long as your Highest Daily Lifetime Five Benefit is in effect, you must allocate your Contract Value in accordance with the then-permitted and available investment option(s) with this program.

 We offer a benefit that guarantees until the death of the single designated life the ability to withdraw an annual amount (the "Total Annual Income Amount") equal to a percentage of an initial principal value (the "Total Protected Withdrawal Value") regardless of the impact of market performance on the Contract Value, subject to our program rules regarding the timing and amount of withdrawals. The benefit may be appropriate if you intend to make periodic withdrawals from your Contract, and wish to ensure that market performance will not affect your ability to receive annual payments. You are not required to make withdrawals as part of the program - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of

 5: WHAT IS THE LIFETIME FIVE INCOME BENEFIT? continued


 the benefit. We discuss Highest Daily Lifetime Five in greater detail immediately below. In addition, please see the Glossary section of this prospectus for definitions of some of the key terms used with this benefit. As discussed below, we require that you participate in our asset transfer program in order to participate in Highest Daily Lifetime Five, and in the Appendices to this prospectus, we set forth the formula under which we make those asset transfers.

 As discussed below, a key component of Highest Daily Lifetime Five is the Total Protected Withdrawal Value, which is an amount that is distinct from Contract Value. Because each of the Total Protected Withdrawal Value and Total Annual Income Amount is determined in a way that is not solely related to Contract Value, it is possible for the Contract Value to fall to zero, even though the Total Annual Income Amount remains. You are guaranteed to be able to withdraw the Total Annual Income Amount for the rest of your life, provided that you have not made "excess withdrawals." Excess withdrawals, as discussed below, will reduce your Total Annual Income Amount. Thus, you could experience a scenario in which your Contract Value was zero, and, due to your excess withdrawals, your Total Annual Income Amount also was reduced to zero. In that scenario, no further amount would be payable under Highest Daily Lifetime Five.

 KEY FEATURE - Total Protected Withdrawal Value

 The Total Protected Withdrawal Value is used to determine the amount of the annual payments under Highest Daily Lifetime Five. The Total Protected Withdrawal Value is equal to the greater of the Protected Withdrawal Value and any Enhanced Protected Withdrawal Value that may exist. We describe how we determine Enhanced Protected Withdrawal Value, and when we begin to calculate it, below. If you do not meet the conditions described below for obtaining Enhanced Protected Withdrawal Value then Total Protected Withdrawal Value is simply equal to Protected Withdrawal Value.

 The Protected Withdrawal Value initially is equal to the Contract Value on the date that you elect Highest Daily Lifetime Five. On each business day thereafter, until the earlier of the first withdrawal or ten years after the date of your election of the benefit, we recalculate the Protected Withdrawal Value. Specifically, on each such business day (the "Current Business Day"), the Protected Withdrawal Value is equal to the greater of:
..   the Protected Withdrawal Value for the immediately preceding business day
    (the "Prior Business Day "), appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Business Day and the Current Business Day (i.e., one day for successive business days , but more than one calendar day for business days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment (including any associated credit) made on the Current Business Day; and
..   the Contract Value.

 If you have not made a withdrawal prior to the tenth anniversary of the date you elected Highest Daily Lifetime Five (which we refer to as the "Tenth Anniversary"), we will continue to calculate a Protected Withdrawal Value. On or after the Tenth Anniversary and up until the date of the first withdrawal, your Protected Withdrawal Value is equal to the greater of the Protected Withdrawal Value on the Tenth Anniversary or your Contract Value.

 The Enhanced Protected Withdrawal Value is only calculated if you do not take a withdrawal prior to the Tenth Anniversary. Thus, if you do take a withdrawal prior to the Tenth Anniversary, you are not eligible to receive Enhanced Protected Withdrawal Value. If no such withdrawal is taken, then on or after the Tenth Anniversary up until the date of the first withdrawal, the Enhanced Protected Withdrawal Value is equal to the sum of:

    (a)200% of the Contract Value on the date you elected Highest Daily Lifetime Five;
    (b)200% of all Purchase Payments (and any associated Credits) made during the one-year period after the date you elected Highest Daily Lifetime Five; and
    (c)100% of all Purchase Payments (and any associated Credits) made more than one year after the date you elected Highest Daily Lifetime Five, but prior to the date of your first withdrawal.

 We cease these daily calculations of the Protected Withdrawal Value and Enhanced Protected Withdrawal Value (and therefore, the Total Protected Withdrawal Value) when you make your first withdrawal. However, as discussed below, subsequent Purchase Payments (and any associated Credits) will increase the Total Annual Income Amount, while "excess" withdrawals (as described below) may decrease the Total Annual Income Amount.

 KEY FEATURE - Total Annual Income Amount under the Highest Daily Lifetime Five Benefit

 The initial Total Annual Income Amount is equal to 5% of the Total Protected Withdrawal Value. For purposes of the asset transfer formula described below, we also calculate a Highest Daily Annual Income Amount, which is initially equal to 5% of the Protected Withdrawal Value. Under the Highest Daily Lifetime Five Benefit, if your cumulative withdrawals in a Contract Year are less than or equal to the Total Annual Income Amount, they will not reduce your Total Annual Income Amount in subsequent Contract Years, but any such withdrawals will reduce the Total Annual Income Amount on a dollar-for-dollar basis in that Contract Year. If your cumulative withdrawals are in excess of the Total Annual Income Amount ("Excess Income"), your Total Annual Income

 Amount in subsequent years will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Income to the Contract Value immediately prior to such withdrawal (see examples of this calculation below). Reductions include the actual amount of the withdrawal, including any withdrawal charge that may apply. A Purchase Payment that you make will increase the then-existing Total Annual Income Amount and Highest Daily Annual Income Amount by an amount equal to 5% of the Purchase Payment (including the amount of any associated Credits).

 An automatic step-up feature ("Highest Quarterly Auto Step-Up") is included as part of this benefit. As detailed in this paragraph, the Highest Quarterly Auto Step-Up feature can result in a larger Total Annual Income Amount if your Contract Value increases subsequent to your first withdrawal. We begin examining the Contract Value for purposes of this feature starting with the anniversary of the Contract Date (the "Contract Anniversary") immediately after your first withdrawal under the benefit. Specifically, upon the first such Contract Anniversary, we identify the Contract Value on the business days corresponding to the end of each quarter that (i) is based on your Contract Year, rather than a calendar year; (ii) is subsequent to the first withdrawal; and (iii) falls within the immediately preceding Contract Year. If the end of any such quarter falls on a holiday or a weekend, we use the next business day. We multiply each of those quarterly Contract Values by 5%, adjust each such quarterly value for subsequent withdrawals and Purchase Payments, and then select the highest of those values. If the highest of those values exceeds the existing Total Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Total Annual Income Amount intact. In later years, (i.e., after the first Contract Anniversary after the first withdrawal) we determine whether an automatic step-up should occur on each Contract Anniversary, by performing a similar examination of the Contract Values on the end of the four immediately preceding quarters. If, on the date that we implement a Highest Quarterly Auto Step-Up to your Total Annual Income Amount, the charge for Highest Daily Lifetime Five has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Five upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject.

 The Highest Daily Lifetime Five program does not affect your ability to make withdrawals under your contract, or limit your ability to request withdrawals that exceed the Total Annual Income Amount. Under Highest Daily Lifetime Five, if your cumulative withdrawals in a Contract Year are less than or equal to the Total Annual Income Amount, they will not reduce your Total Annual Income Amount in subsequent Contract Years, but any such withdrawals will reduce the Total Annual Income Amount on a dollar-for-dollar basis in that Contract Year.

 If, cumulatively, you withdraw an amount less than the Total Annual Income Amount in any Contract Year, you cannot carry-over the unused portion of the Total Annual Income Amount to subsequent Contract Years.

 Examples of dollar-for-dollar and proportional reductions and the Highest Quarterly Auto Step-Up are set forth below. The values depicted here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime Five benefit or any other fees and charges. Assume the following for all three examples:
..   The Contract Date is December 1, 2006
..   The Highest Daily Lifetime Five benefit is elected on March 5, 2007.

 Dollar-for-dollar reductions On May 2, 2007, the Total Protected Withdrawal Value is $120,000, resulting in a Total Annual Income Amount of $6,000 (5% of $120,000). Assuming $2,500 is withdrawn from the Contract on this date, the remaining Total Annual Income Amount for that Contract Year (up to and including December 1, 2007) is $3,500. This is the result of a dollar-for-dollar reduction of the Total Annual Income Amount - $6,000 less $2,500 = $3,500.

 Proportional reductions Continuing the previous example, assume an additional withdrawal of $5,000 occurs on August 6, 2007 and the Contract Value at the time of this withdrawal is $110,000. The first $3,500 of this withdrawal reduces the Total Annual Income Amount for that Contract Year to $0. The remaining withdrawal amount - $1,500 - reduces the Total Annual Income Amount in future Contract Years on a proportional basis based on the ratio of the excess withdrawal to the Contract Value immediately prior to the excess withdrawal. (Note that if there were other withdrawals in that Contract Year, each would result in another proportional reduction to the Total Annual Income Amount).

 Here is the calculation:



 Contract value before withdrawal                               $  110,000.00
 Less amount of "non" excess withdrawal                         $   -3,500.00
 Contract value immediately before excess withdrawal of $1,500  $  106,500.00
 Excess withdrawal amount                                       $    1,500.00
 Divided by Contract Value immediately before excess withdrawal $  106,500.00
 Ratio                                                                   1.41%
 Total Annual Income Amount                                     $    6,000.00
 Less ratio of 1.41%                                            $      -84.51
 Total Annual Income Amount for future Contract Years           $    5,915.49

 5: WHAT IS THE LIFETIME FIVE INCOME BENEFIT? continued



 Highest Quarterly Auto Step-Up
 On each Contract Anniversary date, the Total Annual Income Amount is stepped-up if 5% of the highest quarterly value since your first withdrawal (or last Contract Anniversary in subsequent years), adjusted for excess withdrawals and additional Purchase Payments, is higher than the Total Annual Income Amount, adjusted for excess withdrawals and additional Purchase Payments.

 Continuing the same example as above, the Total Annual Income Amount for this Contract Year is $6,000. However, the excess withdrawal on August 6 reduces this amount to $5,915.49 for future years (see above). For the next Contract Year, the Total Annual Income Amount will be stepped-up if 5% of the highest quarterly Contract Value, adjusted for withdrawals, is higher than $5,915.49. Here are the calculations for determining the quarterly values. Only the June 1 value is being adjusted for excess withdrawals as the September 1 and December 1 Business Days occur after the excess withdrawal on August 6.



                                   Highest Quarterly   Adjusted Total Annual
                                  Value (adjusted with   Income Amount (5%
                       Contract      withdrawal and       of the Highest
    Date*               Value     Purchase Payments)**   Quarterly Value)
    -----             ----------- --------------------   ----------------
    June 1, 2007      $118,000.00     $118,000.00            $5,900.00
    August 6, 2007    $120,000.00     $112,885.55            $5,644.28
    September 1, 2007 $112,000.00     $112,885.55            $5,644.28
    December 1, 2007  $119,000.00     $119,000.00            $5,950.00



       * In this example, the Contract Anniversary date is December 1. The quarterly valuation dates are every three months thereafter - March 1, June 1, September 1, and December 1. In this example, we do not use the March 1 date as the first withdrawal took place after March 1. The Contract Anniversary Date of December 1 is considered the fourth and final quarterly valuation date for the year.
       ** In this example, the first quarterly value after the first withdrawal is $118,000 on June 1, yielding an adjusted Total Annual Income Amount of $5,900.00. This amount is adjusted on August 6 to reflect the $5,000 withdrawal. The calculations for the adjustments are:

..   The Contract Value of $118,000 on June 1 is first reduced dollar-for-dollar by $3,500 ($3,500 is the remaining Total Annual Income Amount for the Contract Year), resulting in an adjusted Contract Value of $114,500 before the excess withdrawal.
..   This amount ($114,500) is further reduced by 1.41% (this is the ratio in the above example which is the excess withdrawal divided by the Contract Value immediately preceding the excess withdrawal) resulting in a Highest Quarterly Value of $112,885.55.

 The adjusted Total Annual Income Amount is carried forward to the next quarterly anniversary date of September 1. At this time, we compare this amount to 5% of the Contract Value on September 1. Since the June 1 adjusted Total Annual Income Amount of $5,644.28 is higher than $5,600.00 (5% of $112,000), we continue to carry $5,644.28 forward to the next and final quarterly anniversary date of December 1. The Contract Value on December 1 is $119,000 and 5% of this amount is $5,950. Since this is higher than $5,644.28, the adjusted Total Annual Income Amount is reset to $5,950.00.

 In this example, 5% of the December 1 value yields the highest amount of $5,950.00. Since this amount is higher than the current year's Total Annual Income Amount of $5,915.49 adjusted for excess withdrawals, the Total Annual Income Amount for the next Contract Year, starting on December 2, 2007 and continuing through December 1, 2008, will be stepped-up to $5,950.00.

 Benefits Under the Highest Daily Lifetime Five Program
..   To the extent that your Contract Value was reduced to zero as a result of cumulative withdrawals that are equal to or less than the Total Annual Income Amount and amounts are still payable under Highest Daily Lifetime Five, we will make an additional payment, if any, for that Contract Year equal to the remaining Total Annual Income Amount for the Contract Year. Thus, in that scenario, the remaining Total Annual Income Amount would be payable even though your Contract Value was reduced to zero. In subsequent Contract Years we make payments that equal the Total Annual Income Amount as described in this section. We will make payments until the death of the single designated life. To the extent that cumulative withdrawals in the current Contract Year that reduced your Contract Value to zero are more than the Total Annual Income Amount, the Highest Daily Lifetime Five benefit terminates, and no additional payments will be made.
..   If Annuity payments are to begin under the terms of your Contract, or if you decide to begin receiving annuity payments and there is a Total Annual Income Amount due in subsequent Contract Years, you can elect one of the following two options:

    (1)apply your Contract Value to any annuity option available; or
    (2)request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Total Annual Income Amount. We will make payments until the death of the single designated life.

 We must receive your request in a form acceptable to us at our office.

 In the absence of an election when mandatory contract payments are to begin, we will make annual contract payments in the form of a single life fixed contract with ten payments certain, by applying the greater of the contract rates then currently available or the contract rates guaranteed in your Contract. The amount that will be applied to provide such annuity payments will be the greater of:

 (1)the present value of the future Total Annual Income Amount payments. Such present value will be calculated using the greater of the single life fixed contract rates then currently available or the single life fixed contract rates guaranteed in your Contract; and
 (2)the Contract Value.

..   If no withdrawal was ever taken, we will calculate the Total Annual Income
    Amount as if you made your first withdrawal on the date the contract payments are to begin.
..   Please note that payments that we make under this benefit after the contract anniversary coinciding with or next following the annuitant's 95/th/ birthday will be treated as annuity payments.

 Other Important Considerations
..   Withdrawals under the Highest Daily Lifetime Five Benefit are subject to all of the terms and conditions of the Contract, including any withdrawal charge.
..   Withdrawals made while the Highest Daily Lifetime Five Benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Contract. The Highest Daily Lifetime Five Benefit does not directly affect the Contract Value or surrender value, but any withdrawal will decrease the Contract Value by the amount of the withdrawal (plus any applicable withdrawal charge). If you surrender your Contract you will receive the current surrender value.
..   You can make withdrawals from your Contract while your Contract Value is greater than zero without purchasing the Highest Daily Lifetime Five Benefit. The Highest Daily Lifetime Five Benefit provides a guarantee that if your Contract value declines due to market performance, you will be able to receive your Total Annual Income Amount in the form of periodic benefit payments.
..   Please note that the payments that we make under this benefit after the contract anniversary coinciding with or next following the Annuitant's 95/th/ birthday will be treated as annuity payments.
..   Upon inception of the benefit, 100% of your Contract Value must be allocated to the permitted Sub-accounts. However, the asset transfer component of the benefit as described below may transfer Contract Value to the Benefit Fixed Rate Account as of the effective date of the benefit in some circumstances.
..   You cannot allocate Purchase Payments or transfer Contract Value to a Fixed
    Interest Rate Option if you elect Highest Daily Lifetime Five.
..   Transfers to and from the Sub-accounts and the Benefit Fixed Rate Account triggered by the asset transfer component of the benefit will not count toward the maximum number of free transfers allowable under the Contract.
..   In general, you must allocate your Contract Value in accordance with the then available investment option(s) that we may prescribe in order to elect and maintain the Highest Daily Lifetime Five benefit. If, subsequent to your election of the benefit, we change our requirements for how Contract Value must be allocated under the benefit, the new requirement will apply only to new elections of the benefit, and we will not compel you to re-allocate your Contract Value in accordance with our newly-adopted requirements. Subsequent to any change in requirements, transfers of Contract Value and allocation of additional Purchase Payments may be subject to the new investment limitations.

 Election of and Designations Under the Program
 For Highest Daily Lifetime Five, there must be either a single Owner who is the same as the Annuitant, or if the Contract is entity-owned, there must be a single natural person Annuitant. In either case, the Annuitant must be at least 55 years old.

 Any change of the Annuitant under the Contract will result in cancellation of Highest Daily Lifetime Five. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Five, except if (a) the new Owner has the same taxpayer identification number as the previous owner (b) both the new Owner and previous Owner are entities or (c) the previous Owner is a natural person and the new Owner is an entity.

 Currently, if you terminate the Highest Daily Lifetime Five benefit, you will
 (a) not be permitted to re-elect the benefit and (b) will be allowed to elect the Spousal Lifetime Five Benefit or the Lifetime Five Income Benefit on any anniversary of the Contract Date that is at least 90 calendar days from the date the Highest Daily Lifetime Five Benefit was terminated. We reserve the right to further limit the election frequency in the future. Before making any such change to the election frequency, we will provide prior notice to Owners who have an effective Highest Daily Lifetime Five benefit.

 Termination of the Program You may terminate the benefit at any time by notifying us. if you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election will apply as described above. The benefit terminates: (i) upon your termination of the benefit (ii) upon your surrender of the Contract (iii) upon your election to begin receiving Contract payments
 (iv) upon the death of the Annuitant (v) if both the Contract Value and Total Annual Income Amount equal zero or (vi) if you fail to meet our requirements for issuing the benefit.

 5: WHAT IS THE LIFETIME FIVE INCOME BENEFIT? continued



 Upon termination of Highest Daily Lifetime Five, we cease deducting the charge for the benefit. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the variable investment options, and (ii) transfer all amounts held in the Benefit Fixed Rate Account (as defined below) to your variable investment options, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e. in the same proportion as the current balances in your variable investment options).

 Return of Principal Guarantee If you have not made a withdrawal before the Tenth Anniversary, we will increase your Contract Value on that Tenth Anniversary (or the next business day, if that anniversary is not a business day), if the requirements set forth in this paragraph are met. On the Tenth Anniversary, we add:

 (a)your Contract Value on the day that you elected Highest Daily Lifetime Five; and
 (b)the sum of each Purchase Payment you made (including any Credits) during the one-year period after you elected the benefit.

 If the sum of (a) and (b) is greater than your Contract Value on the Tenth Anniversary, we increase your Contract Value to equal the sum of (a) and (b), by contributing funds from our general account. If the sum of (a) and (b) is less than or equal to your Contract Value on the Tenth Anniversary, we make no such adjustment. The amount that we add to your Contract Value under this provision will be allocated to each of your variable investment options and the Benefit Fixed Rate Account (described below), in the same proportion that each such investment option bears to your total Contract Value, immediately prior to the application of the amount. Any such amount will not be considered a purchase payment when calculating your Total Protected Withdrawal Value, your death benefit, or the amount of any other optional benefit that you may have selected, and therefore will have no direct impact on any such values at the time we add this amount. This potential addition to Contract Value is available only if you have elected Highest Daily Lifetime Five and if you meet the conditions set forth in this paragraph. Thus, if you take a withdrawal prior to the Tenth Anniversary, you are not eligible to receive the Return of Principal Guarantee.

 Upon termination, we may limit or prohibit investment in the fixed interest rate options.

 Asset Transfer Component of Highest Daily Lifetime Five
 As indicated above, we limit the sub-accounts to which you may allocate Contract Value if you elect Highest Daily Lifetime Five. For purposes of this benefit, we refer to those permitted sub-accounts as the "Permitted Sub-accounts". As a requirement of participating in Highest Daily Lifetime Five, we require that you participate in our specialized asset transfer program, under which we may transfer Contract Value between the Permitted Sub-accounts and a fixed interest rate account that is part of our general account (the "Benefit Fixed Rate Account"). We determine whether to make a transfer, and the amount of any transfer, under a non-discretionary formula, discussed below. The Benefit Fixed Rate Account is available only with this benefit, and thus you may not allocate Purchase Payments to that Account. The interest rate that we pay with respect to the Benefit Fixed Rate Account is reduced by an amount that corresponds generally to the charge that we assess against your variable sub-accounts for Highest Daily Lifetime Five. The Benefit Fixed Rate Account is not subject to the Investment Company Act of 1940 or the Securities Act of 1933.

 Under the asset transfer component of Highest Daily Lifetime Five, we monitor your Contract Value daily and, if necessary, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the Benefit Fixed Rate Account. Any transfer would be made in accordance with a formula, which is set forth in the schedule supplement to the endorsement for this benefit (and also appears in the Appendices to this prospectus). Speaking generally, the formula, which we apply each business day, operates as follows. The formula starts by identifying your Protected Withdrawal Value for that day and then multiplies that figure by 5%, to produce a projected (i.e., hypothetical) Highest Daily Annual Income Amount. Then, using our actuarial tables, we produce an estimate of the total amount we would target in our allocation model, based on the projected Highest Daily Annual Income Amount each year for the rest of your life. In the formula, we refer to that value as the "Target Value" or "L". If you have already made a withdrawal, your projected Highest Daily Annual Income Amount (and thus your Target Value) would take into account any automatic step-up that was scheduled to occur according to the step-up formula described above. Next, the formula subtracts from the Target Value the amount held within the Benefit Fixed Rate Account on that day, and divides that difference by the amount held within the Permitted Sub-accounts. That ratio, which essentially isolates the amount of your Target Value that is not offset by amounts held within the Benefit Fixed Rate Account, is called the "Target Ratio" or "r". If the Target Ratio exceeds a certain percentage (currently 83%), it means essentially that too much Target Value is not offset by assets within the Benefit Fixed Rate Account, and therefore we will transfer an amount from your Permitted Sub-accounts to the Benefit Fixed Rate Account. Conversely, if the Target Ratio falls below a certain percentage (currently 77%), then a transfer from the Benefit Fixed Rate Account to the Permitted Sub-accounts would occur. Note that the formula is calculated with reference to the Highest Daily Annual Income Amount, rather than with reference to the Total Annual Income Amount.

 As you can glean from the formula, a downturn in the securities markets (i.e., a reduction in the amount held within the Permitted Sub-accounts) may cause us to transfer some of your variable Contract Value to the Benefit Fixed Rate Account, because such a reduction will tend to increase the Liability Ratio. Moreover, certain market return scenarios involving "flat" returns over a period of time also could result in the transfer of money to the Benefit Fixed Rate Account. In deciding how much to transfer, we use another formula, which essentially seeks to rebalance amounts held in the Permitted Sub-accounts and the Benefit Fixed Rate Account so that the Liability Ratio meets a target ratio, which currently is equal to 80%. Once you elect Highest Daily Lifetime Five, the ratios we use will be fixed. For new elections in the future, however, we reserve the right to change the ratios.

 While you are not notified when your Contract reaches a reallocation trigger, you will receive a confirmation statement indicating the transfer of a portion of your Contract Value either to or from the Benefit Fixed Rate Account. The formula by which the reallocation triggers operate is designed primarily to mitigate the financial risks that we incur in providing the guarantee under Highest Daily Lifetime Five.

 Depending on the results of the calculation relative to the reallocation triggers, we may, on any day:
..   Not make any transfer; or
..   If a portion of your Contract Value was previously allocated to the Benefit
    Fixed Rate Account, transfer all or a portion of those amounts to the Permitted Sub-accounts, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e., in the same proportion as the current balances in your variable investment options). Amounts taken out of the Benefit Fixed Rate Account will be withdrawn for this purpose on a last-in, first-out basis (an amount renewed into a new guarantee period under the Benefit Fixed Rate Account will be deemed a new investment for purposes of this last-in, first-out rule); or

 Transfer all or a portion of your Contract Value in the Permitted Sub-accounts pro-rata to the Benefit Fixed Rate Account. The interest that you earn on such transferred amount will be equal to the annual rate that we have set for that day, and we will credit the daily equivalent of that annual interest until the earlier of one year from the date of the transfer or the date that such amount in the Benefit Fixed Rate Account is transferred back to the Permitted Sub-accounts.

 If a significant amount of your Contract Value is systematically transferred to the Benefit Fixed Rate Account during periods of market declines or low interest rates, less of your Contract Value may be available to participate in the investment experience of the Permitted Sub-accounts if there is a subsequent market recovery. Under the reallocation formula that we employ, it is possible that over time a significant portion, and under certain circumstances all, of your Contract Value may be allocated to the Benefit Fixed Rate Account. Note that if your entire Contract Value is transferred to the Benefit Fixed Rate Account, then based on the way the formula operates, that value would remain in the Benefit Fixed Rate Account unless you made additional purchase payments to the Permitted Sub-accounts, which could cause Contract Value to transfer out of the Benefit Fixed Rate Account.

 Additional Tax Considerations
 If you purchase a contract as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the minimum distribution rules under the Code require that you begin receiving periodic amounts from your contract beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than 5 percent owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the owner's lifetime. The amount required under the Code may exceed the Total Annual Income Amount, which will cause us to increase the Total Annual Income Amount in any Contract Year that required minimum distributions due from your Contract are greater than such amounts. In addition, the amount and duration of payments under the contract payment and death benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as required minimum distribution under the tax law. Please note, however, that any withdrawal you take prior to the Tenth Anniversary, even if withdrawn to satisfy required minimum distribution rules, will cause you to lose the ability to receive Enhanced Protected Withdrawal Value and an amount under the Return of Principal Guarantee.

 As indicated, withdrawals made while the Highest Daily Lifetime Five Benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the contract. Please see the Tax Considerations section of the prospectus for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this Benefit here. However, we do note that if you participate in Highest Daily Lifetime Five through a non-qualified annuity, and your annuity has received Enhanced Protected Withdrawal Value and/or an additional amount under the Return of Principal Guarantee, as with all withdrawals, once all purchase payments are returned under the contract, all subsequent withdrawal amounts will be taxed as ordinary income.


 6: WHAT IS THE INCOME APPRECIATOR BENEFIT?

 INCOME APPRECIATOR BENEFIT
 THE INCOME APPRECIATOR BENEFIT (IAB) IS AVAILABLE TO STRATEGIC PARTNERS FLEXELITE CONTRACTS SOLD ON OR AFTER MAY 1, 2003, OR UPON SUBSEQUENT STATE APPROVAL. The IAB is an optional, supplemental income benefit that provides an additional income amount during the accumulation period or upon annuitization. The Income Appreciator Benefit is designed to provide you with additional funds that can be used to help defray the impact taxes may have on distributions from your contract. IAB may be suitable for you in other circumstances as well, which you can discuss with your registered representative. Because individual circumstances vary, you should consult with a qualified tax advisor to determine whether it would be appropriate for you to elect the Income Appreciator Benefit.

 6: WHAT IS THE INCOME APPRECIATOR BENEFIT? continued


 If you want the Income Appreciator Benefit, you generally must elect it when you make your initial purchase payment. Once you elect the Income Appreciator Benefit, you may not later revoke it.

..   The annuitant must be 75 or younger in order for you to elect the Income
    Appreciator Benefit.

..   If you choose the Income Appreciator Benefit, we will impose an annual charge equal to 0.25% of your Contract Value. See Section 8, "What Are The Expenses Associated With The Strategic Partners FlexElite Contract?"


 Activation Of The Income Appreciator Benefit
 YOU CAN ACTIVATE THE INCOME APPRECIATOR BENEFIT AT ANY TIME AFTER IT HAS BEEN IN FORCE FOR SEVEN YEARS. To activate the Income Appreciator Benefit, you must send us a written request in good order.

 Once activated, you can receive the Income Appreciator Benefit:
..   IAB OPTION 1 at annuitization as part of an annuity payment;
..   IAB OPTION 2 during the accumulation phase through the IAB automatic withdrawal payment program; or
..   IAB OPTION 3 during the accumulation phase as an Income Appreciator Benefit credit to your contract over a 10-year period.

 Income Appreciator Benefit payments are treated as earnings and may be subject to tax upon withdrawal. See Section 10, "What Are The Tax Considerations Associated With The Strategic Partners FlexElite Contract?"

 If you do not activate the benefit prior to the maximum annuitization age you may lose all or part of the IAB.

 CALCULATION OF THE INCOME APPRECIATOR BENEFIT
 We will calculate the Income Appreciator Benefit amount as of the date we receive your written request in good order (or, for IAB Option 1, on the annuity date). We do this by multiplying the current earnings in the contract by the applicable Income Appreciator Benefit percentage based on the number of years the Income Appreciator Benefit has been in force. For purposes of calculating the Income Appreciator Benefit:

..   earnings are calculated as the difference between the Contract Value and the sum of all purchase payments;
..   earnings do not include (1) any amount added to the Contract Value as a result of the Spousal Continuance Benefit, or (2) if we were to permit you to elect the Income Appreciator Benefit after the contract date, any earnings accrued under the contract prior to that election;

..   withdrawals reduce earnings first, then purchase payments, on a dollar-for-dollar basis;
..   the table below shows the Income Appreciator Benefit percentages corresponding to the number of years the Income Appreciator Benefit has been in force.

             Number of Years Income Appreciator Income Appreciator
                 Benefit has been in Force      Benefit Percentage
                 -------------------------      ------------------
                            0-6                         0%
                            7-9                         15%
                           10-14                        20%
                            15+                         25%

 IAB Option 1 - Income Appreciator Benefit at Annuitization

 Under this option, if you choose to activate the Income Appreciator Benefit at annuitization, we will calculate the Income Appreciator Benefit amount on the annuity date and add it to the adjusted Contract Value for purposes of determining the amount available for annuitization. You may apply this amount to any annuity or settlement option over the lifetime of the annuitant, joint annuitants, or a period certain of at least 15 years (but not to exceed life expectancy).


 UPON ANNUITIZATION, YOU MAY LOSE ALL OR A PORTION OF THE INCOME APPRECIATOR BENEFIT IF YOU CHOOSE AN ANNUITY SETTLEMENT OPTION OTHER THAN ANY LIFETIME PAYOUT OPTION OR PERIOD CERTAIN OPTION FOR AT LEAST 15 YEARS. IN SUCH INSTANCES, WE WOULD NOT REIMBURSE YOU FOR THE EXPENSES YOU HAD PAID US FOR THIS BENEFIT.

 Effect of Income Appreciator Benefit on Guaranteed Minimum Income Benefit
 If you exercise the Guaranteed Minimum Income Benefit feature and an Income Appreciator Benefit amount remains payable under your contract, the value we use to calculate the annuity payout amount will be the greater of:

 1. the adjusted Contract Value plus the remaining Income Appreciator Benefit amount, calculated at current IAB annuitization rates; or


 2. the GMIB protected value plus the remaining Income Appreciator Benefit amount, calculated using the GMIB guaranteed annuity purchase rates shown in the contract.

 If you exercise the Guaranteed Minimum Income Benefit feature and activate the Income Appreciator Benefit at the same time, you must choose among the Guaranteed Minimum Income Benefit annuity payout options available at the time.

 Terminating the Income Appreciator Benefit
 The Income Appreciator Benefit will terminate on the earliest of:
..   the date you make a total withdrawal from the contract;
..   the date a death benefit is payable if the contract is not continued by the surviving spouse under the Spousal Continuance Benefit;
..   the date the Income Appreciator Benefit amount is reduced to zero
    (generally ten years after activation) under IAB Options 2 and 3;
..   the date of annuitization; or
..   the date the contract terminates.

 Upon termination of the Income Appreciator Benefit, we cease imposing the associated charge.

 INCOME APPRECIATOR BENEFIT OPTIONS DURING THE ACCUMULATION PHASE
 You may choose IAB Option 1 at annuitization, but you may instead choose IAB Options 2 or 3 during the accumulation phase of your contract. Income Appreciator Benefit payments under IAB Options 2 and 3 will begin on the same day of the month as the contract date, beginning with the next month following our receipt of your request in good order. Under IAB Options 2 and 3, you can choose to have the Income Appreciator Benefit amounts paid or credited monthly, quarterly, semi-annually, or annually.

 IAB OPTIONS 2 AND 3 INVOLVE A TEN-YEAR PAYMENT PERIOD. IF THE 10-YEAR PAYMENT PERIOD WOULD END AFTER THE ANNUITY DATE AND YOU CHOOSE AN ANNUITY SETTLEMENT OPTION OTHER THAN ANY LIFETIME PAYOUT OPTION OR PERIOD CERTAIN OPTION OF AT LEAST 15 YEARS OR YOU MAKE A FULL WITHDRAWAL, YOU MAY LOSE ALL OR ANY REMAINING PORTION OF THE INCOME APPRECIATOR BENEFIT. IN SUCH INSTANCES, WE WOULD NOT REIMBURSE YOU FOR THE EXPENSES YOU HAD PAID US FOR THIS BENEFIT.

 IAB Option 2 - Income Appreciator Benefit Automatic Withdrawal Payment Program

 Under this option, you elect to receive the Income Appreciator Benefit during the accumulation phase. When you activate the benefit, a 10-year Income Appreciator Benefit automatic withdrawal payment program begins. We will pay you the Income Appreciator Benefit amount in equal installments over a 10-year payment period. You may combine this Income Appreciator Benefit amount with an automated withdrawal amount from your Contract Value, in which case each combined payment must be at least $100.

 The maximum automated withdrawal payment amount that you may receive from your Contract Value under this Income Appreciator Benefit program in any contract year during the 10-year period may not exceed 10% of the Contract Value as of the date you activate the Income Appreciator Benefit.

 Once we calculate the Income Appreciator Benefit, the amount will not be affected by changes in Contract Value due to the investment performance of any allocation option. Withdrawal charges may apply to automatic withdrawal payment amounts, but not to amounts attributable to the Income Appreciator Benefit.

 After the ten-year payment period has ended, if the remaining Contract Value is $2,000 or more, the contract will continue. If the remaining Contract Value is less than $2,000 after the end of the 10-year payment period, we will pay you the remaining Contract Value and the contract will terminate. If the Contract Value falls below the minimum amount required to keep the contract in force due solely to investment results before the end of the 10-year payment period, we will continue to pay the Income Appreciator Benefit amount for the remainder of the 10-year payment period.


 Discontinuing The Income Appreciator Benefit Automatic Withdrawal Payment Program Under IAB Option 2

 You may discontinue the Income Appreciator Benefit payment program under IAB Option 2 and activate IAB Option 3 at any time after payments have begun and before the last payment is made. We will add the remaining Income Appreciator Benefit amount to the Contract Value at the same frequency as your initial election until the end of the 10-year payment period. We will treat any Income Appreciator Benefit amount added to the Contract Value as additional earnings. Unless you direct us otherwise, we will allocate these additions to the variable investment options, fixed interest rate options, or the market value adjustment option in the same proportions as your most recent purchase payment allocation percentages.

 You may discontinue the Income Appreciator Benefit payment program under IAB Option 2 before the last payment is made and elect an annuity or settlement option. We will add the balance of the Income Appreciator Benefit amount for the 10-year payment period to the Contract Value in a lump sum before determining the adjusted Contract Value. The adjusted Contract Value may be applied to any annuity or settlement option that is paid over the lifetime of the annuitant, joint annuitants, or a period certain of at least 15 years (but not to exceed life expectancy).

 6: WHAT IS THE INCOME APPRECIATOR BENEFIT? continued


 IAB Option 3 - Income Appreciator Benefit Credit To Contract Value

 Under this option, you can activate the Income Appreciator Benefit and receive the benefit as credits to your Contract Value over a 10-year payment period. We will allocate these Income Appreciator Benefit credits to the variable investment options, the fixed interest rate options, or the market value adjustment option. We will waive the $1,000 minimum requirement for the market value adjustment option. We will calculate the Income Appreciator Benefit amount on the date we receive your written request in good order. Once we have calculated the Income Appreciator Benefit, the Income Appreciator Benefit credit will not be affected by changes in Contract Value due to the investment performance of any allocation option.

 Before we add the last Income Appreciator Benefit credit to your Contract Value, you may switch to IAB Option 2 and receive the remainder of the Income Appreciator Benefit as payments to you (instead of credits to the Contract Value) under the Income Appreciator Benefit program for the remainder of the 10-year payment period.


 You can also request that any remaining payments in the 10-year payment period be applied to an annuity or settlement option that is paid over the lifetime of the annuitants, joint annuitants, or a period certain of at least 15 years (but not to exceed life expectancy).

 Excess Withdrawals

 During the 10-year period under IAB options 2 or 3, an "excess withdrawal" occurs when any amount is withdrawn from your Contract Value in a contract year that exceeds the sum of (1) 10% of the Contract Value as of the date the Income Appreciator Benefit was activated plus (2) earnings since the Income Appreciator Benefit was activated, that have not been previously withdrawn.


 We will deduct the excess withdrawal on a proportional basis from the remaining Income Appreciator Benefit amount. We will then calculate and apply a new reduced Income Appreciator Benefit amount.


 Withdrawals you make in a contract year that do not exceed the sum of (1) 10% of the Contract Value as of the date the Income Appreciator Benefit was activated plus (2) earnings since the Income Appreciator Benefit was activated, that have not been previously withdrawn, do not reduce the remaining Income Appreciator Benefit amount. Additionally, if the amount withdrawn in any year is less than the excess withdrawal threshold, the difference between the amount withdrawn and the threshold can be carried over to subsequent years on a cumulative basis and withdrawn without causing a reduction to the Income Appreciator Benefit amount.


 Effect Of Total Withdrawal On Income Appreciator Benefit
 We will not make Income Appreciator Benefit payments after the date you make a total withdrawal of the contract surrender value.

 7: HOW CAN I PURCHASE A STRATEGIC PARTNERS FLEXELITE CONTRACT?

 PURCHASE PAYMENTS
 The initial purchase payment is the amount of money you give us to purchase the contract. Unless we agree otherwise and subject to our rules, the minimum initial purchase payment is $10,000. You must get our prior approval for any initial and additional purchase payment of $1,000,000 or more, unless we are prohibited under applicable state law from insisting on such prior approval. With some restrictions, you can make additional purchase payments by means other than electronic fund transfer of no less than $500 at any time during the accumulation phase. However, we impose a minimum of $100 with respect to additional purchase payments made through electronic fund transfers.

 You may purchase this contract only if the oldest of the owner, joint owner, annuitant, or co-annuitant is age 85 or younger on the contract date. Certain age limits apply to certain features and benefits described herein. No subsequent purchase payments may be made on or after the earliest of the 86/th/ birthday of:
..   the owner;
..   the joint owner;
..   the annuitant; or
..   the co-annuitant

 Currently, the maximum aggregate purchase payment you may make is $20 million. We limit the maximum total purchase payments in any contract year, other than the first to $2 million absent our prior approval. Depending on the applicable state law, other limits may apply.

 ALLOCATION OF PURCHASE PAYMENTS
 When you purchase a contract, we will allocate your purchase payment among the variable investment options, fixed interest rate options, or the market value adjustment option based on the percentages you choose. The percentage of your allocation to a particular investment option can range in whole percentages from 0% to 100%.

 When you make an additional purchase payment, it will be allocated in the same way as your most recent purchase payment, unless you tell us otherwise. Allocations to the DCA Fixed Rate Option must be no less than $2,000 for contracts sold on or after May 1, 2003, or upon subsequent state approval (for all other contracts $5,000) and, allocations to the market value adjustment option must be no less than $1,000.

 You may change your allocation of future invested purchase payments at any time. Contact the Prudential Annuity Service Center for details.

 We generally will credit the initial purchase payment to your contract within two business days from the day on which we receive your payment in good order at the Prudential Annuity Service Center. If, however, your first payment is made without enough information for us to set up your contract, we may need to contact you to obtain the required information. If we are not able to obtain this information within five business days, we will within that five business day period either return your purchase payment or obtain your consent to continue holding it until we receive the necessary information.


 We will generally credit each subsequent purchase payment as of the business day we receive it in good order at the Prudential Annuity Service Center. Our business day generally closes at 4:00 p.m. Eastern time. Our business day may close earlier, for example if regular trading on the New York Stock Exchange closes early. Subsequent purchase payments received in good order after the close of the business day will be credited on the following business day. With respect to both your initial Purchase Payment and any subsequent Purchase Payment that is pending investment in our Separate Account, we may hold the amount temporarily in our general account and may earn interest on such amount. You will not be credited with interest during that period.


 At our discretion, we may give initial and subsequent purchase payments (as well as withdrawals and transfers) received in good order by certain broker/dealers prior to the close of a business day the same treatment as they would have received had they been received at the same time at the Prudential Annuity Service Center. For more detail, talk to your registered representative.


 Applicable laws designed to counter terrorists and prevent money laundering might, in certain circumstances, require us to block a contract owner's ability to make certain transactions, and thereby refuse to accept purchase payments or requests for transfers, partial withdrawals, total withdrawals, death benefits, or income payments until instructions are received from the appropriate regulator. We also may be required to provide additional information about you and your contract to government regulators.


 CREDIT ELECTION

 We will notify you of your option to make a credit election thirty days before your 3/rd/ and 6/th/ contract anniversaries. If you make a credit election, we will add to your Contract Value a credit amount of 1% of the Contract Value as of the applicable contract anniversary. The credit will be allocated to the variable or fixed interest rate options or the market value adjustment option in the same proportion as the Contract Value on the contract anniversary. We must receive your credit election in good order by your contract anniversary in order to add the credit to your Contract Value. This option is not available if the annuitant or co-annuitant is 81 or older on the contract date, the contract is continued under the Spousal Continuance Benefit, or you previously elected not to take the credit.


 After you make a credit election, amounts you withdraw will be subject to a credit election withdrawal charge of 7% for the first three contract years since your credit election.

 These charges may be lower in certain states.

 The credit election withdrawal charges are determined and applied in the same manner as the withdrawal charges. Credits and related earnings are treated as earnings under the contract.

 We recoup the cost of the credit by assessing withdrawal charges for a longer period of time. If you make a withdrawal during the credit election withdrawal charge period you may be in a worse position than if you had declined the credit. This credit option may not be available in your state.

 CALCULATING CONTRACT VALUE
 The value of the variable portion of your contract will go up or down depending on the investment performance of the variable investment option(s) you choose. To determine the value of your contract allocated to the variable investment options, we use a unit of measure called an accumulation unit. An accumulation unit works like a share of a mutual fund.

 Every day we determine the value of an accumulation unit for each of the variable investment options. We do this by:
 1) adding up the total amount of money allocated to a specific investment option;

 7: HOW CAN I PURCHASE A STRATEGIC PARTNERS FLEXELITE CONTRACT? continued


 2) subtracting from that amount insurance charges and any other applicable charges such as for taxes; and

 3) dividing this amount by the number of outstanding accumulation units.

 When you make a purchase payment to a variable investment option, we credit your contract with accumulation units of the subaccount or subaccounts for the investment options you choose. We determine the number of accumulation units credited to your contract by dividing the amount of the purchase payment allocated to a variable investment option by the unit price of the accumulation unit for that variable investment option. We calculate the unit price for each variable investment option after the New York Stock Exchange closes each day and then credit your contract. The value of the accumulation units can increase, decrease, or remain the same from day to day.


 We cannot guarantee that your Contract Value will increase or that it will not fall below the amount of your total purchase payments.

 We reserve the right to terminate the contract, and pay the Contract Value to you, in either of the following scenarios: (i) if immediately prior to the annuity date, the Contract Value is less than $2000, or if the contract would provide annuity payments of less than $20 per month and (ii) if during the accumulation period, no purchase payment has been received during the immediately preceding two contract years and each of the following is less than $2000: (a) the total purchase payments (less withdrawals) made prior to such period, and (b) the current Contract Value.


 8: WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS FLEXELITE CONTRACT?

 There are charges and other expenses associated with the contract that reduce the return on your investment. These charges and expenses are described below.

 The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss. The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the contract.

 INSURANCE AND ADMINISTRATIVE CHARGES

 We impose an additional charge of 0.60% annually if you choose the Lifetime Five Income Benefit or the Highest Daily Lifetime Five Benefit, and an additional charge of 0.75% annually if you choose the Spousal Lifetime Five Income Benefit. If you choose one of those benefits, or the Guaranteed Minimum Death Benefit option, or Highest Daily Value Death Benefit option, the insurance and administrative cost also includes a charge to cover our assumption of the associated risk. The mortality risk portion of the charge is for assuming the risk that the annuitant(s) will live longer than expected based on our life expectancy tables. When this happens, we pay a greater number of annuity payments. We also incur the risk that the death benefit amount exceeds the Contract Value. The expense risk portion of the charge is for assuming the risk that the current charges will be insufficient in the future to cover the cost of administering the contract. The administrative expense portion of the charge compensates us for the expenses associated with the administration of the contract. This includes preparing and issuing the contract; establishing and maintaining contract records; preparation of confirmations and annual reports; personnel costs; legal and accounting fees; filing fees; and systems costs.


 We calculate the insurance and administrative charge based on the average daily value of all assets allocated to the variable investment options. These charges are not assessed against amounts allocated to the fixed interest rate options. The amount of the charge depends on the death benefit (or other) option that you choose.

 For Contracts Sold on or After May 1, 2003, or upon Subsequent State Approval the death benefit charge is equal to:
..   1.65% on an annual basis if you choose the base benefit,
..   1.90% on an annual basis if you choose either the roll-up or step-up
    Guaranteed Minimum Death Benefit option (i.e., 0.25% in addition to the base death benefit charge),

..   2.00% on an annual basis if you choose the greater of the roll-up and step-up Guaranteed Minimum Death Benefit option (i.e., 0.35% in addition to the base death benefit charge), or
..   2.15% on an annual basis if you choose the Highest Daily Value Death
    Benefit (i.e., 0.50% in addition to the base death benefit charge).

 For All Other Contracts:
..   1.60% on an annual basis if you choose the base benefit, and
..   1.80% on an annual basis if you choose either the roll-up or step-up
    Guaranteed Minimum Death Benefit option (i.e., 0.20% in addition to the base death benefit charge).
..   1.90% on an annual basis if you choose the greater of the roll-up and step-up Guaranteed Minimum Death Benefit option (i.e., 0.30% in addition to the base death benefit charge).


 We reserve the right to impose an additional insurance charge of 0.10% annually of average Contract Value for contracts issued to those aged 76 or older.

 We impose an additional charge of 0.60% annually if you choose the Lifetime Five Income Benefit or the Highest Daily Lifetime Five Benefit, and an additional charge of 0.75% annually if you choose the Spousal Lifetime Five Income Benefit. The 0.60% and 0.75% charges are in addition to the charge we impose for the applicable death benefit, and are deducted daily based on the contract value in the variable investment options. Upon any reset of the amounts guaranteed under these benefits, we reserve the right to adjust the charge to that being imposed at that time for new elections of the benefits.


 If the charges under the contract are not sufficient to cover our expenses, then we will bear the loss. We do, however, expect to profit from these charges. The insurance risk charge for your contract cannot be increased. Any profits made from these charges may be used by us to pay for the costs of distributing the contracts.


 The charges that we discuss in this section are assessed against the assets of the separate account. Certain of these charges are part of the base annuity and other charges are assessed only if any available optional benefit is selected. If a fixed interest rate option is available under your contract, the interest rate that we credit to that option may be reduced by an amount that corresponds to the asset-based charges to which you are subject under the variable investment options.


 WITHDRAWAL CHARGE
 A withdrawal charge may apply if you make a full or partial withdrawal during the withdrawal charge period for a purchase payment. When you make a credit election, a 7% withdrawal charge will be applied to amounts withdrawn for the three contract years following the credit election. The withdrawal charge may also apply if you begin the income phase during these periods, depending upon the annuity option you choose.

 The withdrawal charge is the percentage, shown below, of the amount withdrawn. Full contract years are measured from the contract date with respect to the initial withdrawal charge and from the date you make a credit election with respect to the credit election withdrawal charge.

                   Full Contract Years from
                    the Contract Date and
                    from the Date You Make
                      a Credit Election     Withdrawal Charge
                      -----------------     -----------------
                              0                     7%
                              1                     7%
                              2                     7%
                              3                     0%

 In certain states reduced withdrawal charges may apply for certain ages if a credit election is made.

 If a withdrawal is effective on the day before a contract anniversary, the withdrawal charge percentage as of the next following contract anniversary will apply.


 If you request a withdrawal, we will deduct an amount from the Contract Value that is sufficient to pay the withdrawal charge, and provide you with the amount requested.

 If you request a full withdrawal, we will provide you with the full amount of the Contract Value after making deductions for charges.

 8: WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS FLEXELITE CONTRACT? continued



 Each contract year, you may withdraw a specified amount of your Contract Value without incurring a withdrawal charge. We determine the "charge-free amount" available to you in a given contract year on the contract anniversary that begins that year. The charge-free amount in a given contract year is equal to 10% of the sum of all purchase payments that you have made as of the applicable contract anniversary. During the first contract year, the charge-free amount is equal to 10% of the initial purchase payment.


 When you make a withdrawal (including a withdrawal under the optional Lifetime Five Income Benefit), we will deduct the amount of the withdrawal first from the available charge-free amount. Any excess amount will then be deducted from purchase payments in excess of the charge-free amount and subject to applicable withdrawal charges. Once you have withdrawn all purchase payments, additional withdrawals will come from any earnings. We do not impose withdrawal charges on earnings.

 If a withdrawal is taken from a market value adjustment guarantee period prior to the expiration of the rate guarantee period, we will make a market value adjustment to the withdrawal amount. We will then apply a withdrawal charge to the adjusted amount.

 Withdrawal charges will never be greater than permitted by applicable law.

 WAIVER OF WITHDRAWAL CHARGE FOR CRITICAL CARE

 Except as restricted by applicable state law, we will waive all withdrawal charges and any market value adjustment upon receipt of proof that the owner or a joint owner is terminally ill, or has been confined to an eligible nursing home or eligible hospital continuously for at least three months after the contract date. We will also waive the contract maintenance charge if you surrender your contract in accordance with the above noted conditions. This waiver is not available if the owner has assigned ownership of the contract to someone else. Please consult your contract for details about how we define the key terms used for this waiver (e.g., eligible nursing home). Note that our requirements for this waiver may vary, depending on the state in which your contract was issued.

 REQUIRED MINIMUM DISTRIBUTION

 FOR CONTRACTS SOLD ON OR AFTER MAY 1, 2003, OR UPON SUBSEQUENT STATE APPROVAL, if a withdrawal is taken from a tax qualified contract under the minimum distribution option in order to satisfy an Internal Revenue Service mandatory distribution requirement only with respect to that contract's account balance, we will waive withdrawal charges. See Section 10, "What Are The Tax Considerations Associated With The Strategic Partners Flex Elite Contract?"

 CONTRACT MAINTENANCE CHARGE

 On each contract anniversary during the accumulation phase, if your Contract Value is less than $100,000, we will deduct the lesser of $50 or 2% of your Contract Value, for administrative expenses. (This fee may differ in certain states). While this is what we currently charge, we may increase this charge up to a maximum of $60. Also, we may raise the level of the Contract Value at which we waive this fee. The charge will be deducted proportionately from each of the contract's variable investment options, fixed interest rate options, and guarantee periods within the market value adjustment option. This same charge will also be deducted when you surrender your contract if your Contract Value is less than $100,000.


 GUARANTEED MINIMUM INCOME BENEFIT CHARGE

 We will impose an additional charge if you choose the Guaranteed Minimum Income Benefit. FOR CONTRACTS SOLD ON OR AFTER JANUARY 20, 2004, OR UPON SUBSEQUENT STATE APPROVAL, we will deduct a charge equal to 0.50% per year of the average GMIB protected value for the period the charge applies. FOR ALL OTHER CONTRACTS, this is an annual charge equal to 0.45% of the average GMIB protected value for the period the charge applies. We deduct the charge from your Contract Value on each of the following events:

..   each contract anniversary,
..   when you begin the income phase of the contract,
..   upon a full withdrawal, and

..   upon a partial withdrawal if the remaining Contract Value would not be enough to cover the then applicable Guaranteed Minimum Income Benefit charge.


 If we impose this fee other than on a contract anniversary, then we will pro-rate it based on the portion of the contract year that has elapsed since the full annual fee was most recently deducted.


 Because the charge is calculated based on the average GMIB protected value, it does not increase or decrease based on changes to the annuity's Contract Value due to market performance. If the GMIB protected value increases, the dollar amount of the annual charge will increase, while a decrease in the GMIB protected value will decrease the dollar amount of the charge.

 The charge is deducted annually in arrears each contract year on the contract anniversary. We deduct the amount of the charge pro-rata from the Contract Value allocated to the variable investment options, the fixed interest rate options, and the market value adjustment option. No market value adjustment will apply to the portion of the charge deducted from the market value adjustment option. If you surrender your contract, begin receiving annuity payments under the GMIB or any other annuity payout option we make available during a contract year, or the GMIB terminates, we will deduct the charge for the portion of the contract year since the prior contract anniversary (or the contract date if in the first contract year). Upon a full withdrawal or if the Contract Value remaining after a partial withdrawal is not enough to cover the applicable Guaranteed Minimum Income Benefit charge, we will deduct the charge from the amount we pay you.


 The fact that we may impose the charge upon a full or partial withdrawal does not impair your right to make a withdrawal at the time of your choosing.

 We will not impose the Guaranteed Minimum Income Benefit charge after the income phase begins.

 INCOME APPRECIATOR BENEFIT CHARGE

 We will impose an additional charge if you choose the Income Appreciator Benefit. This is an annual charge equal to 0.25% of your Contract Value. The Income Appreciator Benefit charge is calculated:

..   on each contract anniversary,
..   on the annuity date,
..   upon the death of the sole owner or the first to die of the owner or joint owner prior to the annuity date,
..   upon a full or partial withdrawal, and
..   upon a subsequent purchase payment.


 The fee is based on the Contract Value at the time of the calculation, and is prorated based on the portion of the contract year that has elapsed since the full annual fee was most recently deducted.


 Although the Income Appreciator Benefit charge may be calculated more often, it is deducted only:
..   on each contract anniversary,
..   on the annuity date,
..   upon the death of the sole owner or first to die of the owner or joint owners prior to the annuity date,
..   upon a full withdrawal, and

..   upon a partial withdrawal if the Contract Value remaining after such partial withdrawal is not enough to cover the then-applicable Income Appreciator Benefit charge.


 We reserve the right to calculate and deduct the fee more frequently than annually, such as quarterly.


 The Income Appreciator Benefit charge is deducted from each investment option in the same proportion that the amount allocated to the investment option bears to the total Contract Value. No market value adjustment will apply to the portion of the charge deducted from the market value adjustment option. Upon a full withdrawal, or if the Contract Value remaining after a partial withdrawal is not enough to cover the then-applicable Income Appreciator Benefit charge, the charge is deducted from the amount paid. The payment of the Income Appreciator Benefit charge will be deemed to be made from earnings for purposes of calculating other charges. THE FACT THAT WE IMPOSE THE CHARGE UPON A FULL OR PARTIAL WITHDRAWAL DOES NOT IMPAIR YOUR RIGHT TO MAKE A WITHDRAWAL AT THE TIME OF YOUR CHOOSING.

 We do not assess this charge upon election of IAB Option 1, the completion of IAB Option 2 or 3, and upon annuitization. However, we do assess the IAB charge during the 10-year payment period contemplated by IAB Options 2 and 3. Moreover, you should realize that amounts credited to your Contract Value under IAB Option 3 increase the Contract Value, and because the IAB fee is a percentage of your Contract Value, the IAB fee may increase as a consequence of those additions.


 EARNINGS APPRECIATOR BENEFIT CHARGE

 We will impose an additional charge if you choose the Earnings Appreciator supplemental death benefit. The charge for this benefit is based on an annual rate of 0.30% of your Contract Value.


 We calculate the charge on each of the following events:
..   each contract anniversary,
..   on the annuity date,
..   upon death of the sole or first to die of the owner or joint owner prior to the annuity date,
..   upon a full or partial withdrawal, and
..   upon a subsequent purchase payment.

 8: WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS FLEXELITE CONTRACT? continued



 The fee is based on the Contract Value at time of calculation and is pro-rated based on the portion of the contract year since the date that the Earnings Appreciator Benefit charge was last calculated.


 Although the Earnings Appreciator Benefit charge may be calculated more often, it is deducted only:
..   on each contract anniversary,
..   on the annuity date,
..   upon death of the sole owner or first to die of the owner or joint owner prior to the annuity date,
..   upon a full withdrawal, and

..   upon a partial withdrawal if the Contract Value remaining after the partial withdrawal is not enough to cover the then applicable charge.

 We withdraw this charge from each investment option (including each guarantee period) in the same proportion that the amount allocated to the investment option bears to the total Contract Value. No market value adjustment will apply to the portion of the charge deducted from the market value adjustment option. Upon a full withdrawal or if the Contract Value remaining after a partial withdrawal is not enough to cover the then-applicable Earnings Appreciator Benefit charge, we will deduct the charge from the amount we pay you. We will deem the payment of the Earnings Appreciator Benefit charge as made from earnings for purposes of calculating other charges.

 BENEFICIARY CONTINUATION OPTION CHARGES
 If your beneficiary takes the death benefit under the beneficiary continuation option, we deduct a Settlement Service Charge. The charge is assessed daily against the average assets allocated to the variable investment options, and is equal to an annual charge of 1.00%. In addition, the beneficiary will incur an annual maintenance fee equal to the lesser of $30 or 2% of contract value if the contract value is less than $25,000 at the time the fee is assessed. The fee will not apply if it is assessed 30 days prior to a surrender request. Finally, transfers in excess of 20 per year will incur a $10 transfer fee.


 TAXES ATTRIBUTABLE TO PREMIUM
 There may be federal, state and local premium based taxes applicable to your purchase payment. We are responsible for the payment of these taxes and may make a deduction from the value of the contract to pay some or all of these taxes. It is our current practice not to deduct a charge for state premium taxes until annuity payments begin. In the states that impose a premium tax on us, the current rates range up to 3.5%. It is also our current practice not to deduct a charge for the federal tax associated with deferred acquisition costs paid by us that are based on premium received. However, we reserve the right to charge the contract owner in the future for any such tax associated with deferred acquisition costs and any federal, state or local income, excise, business or any other type of tax measured by the amount of premium received by us.

 TRANSFER FEE

 You can make 12 free transfers every contract year. We measure a contract year from the date we issue your contract (contract date). If you make more than 12 transfers in a contract year (excluding Dollar Cost Averaging and Auto-Rebalancing), we will deduct a transfer fee of $10 for each additional transfer. We have the right to increase this fee up to a maximum of $30 per transfer, but we have no current plans to do so. We will deduct the transfer fee pro-rata from the investment options from which the transfer is made. The transfer fee is deducted before the market value adjustment, if any, is calculated. There is a different transfer fee under the beneficiary continuation option.


 COMPANY TAXES
 We pay company income taxes on the taxable corporate earnings created by this separate account product. While we may consider company income taxes when pricing our products, we do not currently include such income taxes in the tax charges you pay under the contract. We will periodically review the issue of charging for these taxes and may impose a charge in the future.

 In calculating our corporate income tax liability, we derive certain corporate income tax benefits associated with the investment of company assets, including separate account assets, which are treated as company assets under applicable income tax law. These benefits reduce our overall corporate income tax liability. Under current law, such benefits may include foreign tax credits and corporate dividend received deductions. We do not pass these tax benefits through to holders of the separate account annuity contracts because
 (i) the contract owners are not the owners of the assets generating these benefits under applicable income tax law and (ii) we do not currently include company income taxes in the tax charges you pay under the contract. We reserve the right to change these tax practices.

 UNDERLYING MUTUAL FUND FEES

 When you allocate a purchase payment or a transfer to the variable investment options, we in turn invest in shares of a corresponding underlying mutual fund. Those funds charge fees that are in addition to the contract-related fees described in this section. For 2006, the fees of these funds ranged from 0.37% to 1.19% annually. For certain funds, expenses are reduced pursuant to expense waivers and comparable arrangements. In general, these expense waivers and comparable arrangements are not guaranteed, and may be terminated at any time. For additional information about these fund fees, please consult the prospectuses for the funds.


 9: HOW CAN I ACCESS MY MONEY?

 You Can Access Your Money By:

..   Making a withdrawal (either partial or complete); or
..   Choosing to receive annuity payments during the income phase.


 WITHDRAWALS DURING THE ACCUMULATION PHASE
 When you make a full withdrawal, you will receive the value of your contract minus any applicable charges and fees. We will calculate the value of your contract and charges, if any, as of the date we receive your request in good order at the Prudential Annuity Service Center.


 Unless you tell us otherwise, any partial withdrawal and related withdrawal charges will be taken proportionately from all of the investment options you have selected. The minimum Contract Value that must remain in order to keep the contract in force after a withdrawal is $2,000. If you request a withdrawal amount that would reduce the Contract Value below this minimum, we will withdraw the maximum amount available that, with the withdrawal charge, would not reduce the Contract Value below such minimum.


 With respect to the variable investment options, we will generally pay the withdrawal amount, less any required tax withholding, within seven days after we receive a withdrawal request in good order. We will deduct applicable charges, if any, from the assets in your contract.


 With respect to the market value adjustment option, you may specify the guarantee period from which you would like to make a withdrawal. If you indicate that the withdrawal is to originate from the market value adjustment option, but you do not specify which guarantee period is to be involved, then we will take the withdrawal from the guarantee period that has the least time remaining until its maturity date. If you indicate that you wish to make a withdrawal, but do not specify the investment options to be involved, then we will take the withdrawal from your Contract Value on a pro rata basis from each investment option that you have. In that situation, we will aggregate the Contract Value in each of the guarantee periods that you have within the market value adjustment option for purposes of making that pro rata calculation. The portion of the withdrawal associated with the market value adjustment option then will be taken from the guarantee periods with the least amount of time remaining until the maturity date, irrespective of the original length of the guarantee period. You should be aware that a withdrawal may avoid a withdrawal charge based on the charge-free amount that we allow, yet still be subject to a market value adjustment.

 Income taxes, tax penalties and certain restrictions also may apply to any withdrawal. For a more complete explanation, see Section 10.


 AUTOMATED WITHDRAWALS
 We offer an automated withdrawal feature. This feature enables you to receive periodic withdrawals in monthly, quarterly, semiannual or annual intervals. We will process your withdrawals at the end of the business day at the intervals you specify. We will continue at these intervals until you tell us otherwise. You can make withdrawals from any designated investment option or proportionally from all investment options (other than a guarantee period within the market value adjustment option). The minimum automated withdrawal amount you can make is generally $100. An assignment of the contract terminates any automated withdrawal program that you had in effect.


 Income taxes, tax penalties, withdrawal charges, and certain restrictions may apply to automated withdrawals. For a more complete explanation, see Section 10.


 SUSPENSION OF PAYMENTS OR TRANSFERS
 The SEC may require us to suspend or postpone payments made in connection with withdrawals or transfers for any period when:
..   The New York Stock Exchange is closed (other than customary weekend and holiday closings);
..   Trading on the New York Stock Exchange is restricted;
..   An emergency exists, as determined by the SEC, during which sales and redemptions of shares of the underlying mutual funds are not feasible or we cannot reasonably value the accumulation units; or
..   The SEC, by order, permits suspension or postponement of payments for the protection of owners.

 9: HOW CAN I ACCESS MY MONEY? continued


 We expect to pay the amount of any withdrawal or process any transfer made from the fixed interest rate options promptly upon request.

 10: WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS FLEXELITE CONTRACT?

 The tax considerations associated with the Strategic Partners FlexElite contract vary depending on whether the contract is (i) owned by an individual and not associated with a tax-favored retirement plan (including contracts held by a non-natural person, such as a trust, acting as an agent for a natural person), or (ii) held under a tax-favored retirement plan. We discuss the tax considerations for these categories of contracts below. The discussion is general in nature and describes only federal income tax law (not state or other tax laws). It is based on current law and interpretations, which may change. The discussion includes a description of certain spousal rights under the contract and under tax-qualified plans. Our administration of such spousal rights and related tax reporting accords with our understanding of the Defense of Marriage Act (which defines a "marriage" as a legal union between a man and a woman and a "spouse" as a person of the opposite sex). The information provided is not intended as tax advice. You should consult with a qualified tax advisor for complete information and advice. References to purchase payments below relate to your cost basis in your contract. Generally, your cost basis in a contract not associated with a tax-favored retirement plan is the amount you pay into your contract, or into annuities exchanged for your contract, on an after-tax basis less any withdrawals of such payments.


 This contract may also be purchased as a non-qualified annuity by a 401(a) trust or custodial IRA or Roth IRA account, which can hold other permissible assets other than the annuity. The terms and administration of the trust or custodial account in accordance with the laws and regulations for 401(a) plans, IRAs or Roth IRAs, as applicable, are the responsibility of the applicable trustee or custodian.


 CONTRACTS OWNED BY INDIVIDUALS (NOT ASSOCIATED WITH TAX-FAVORED RETIREMENT
 PLANS)

 Taxes Payable By You
 We believe the contract is an annuity contract for tax purposes. Accordingly, as a general rule, you should not pay any tax until you receive money under the contract.


 Contracts Not Held By Tax-favored Plans

 Generally, annuity contracts issued by the same company (and affiliates) to you during the same calendar year must be treated as one annuity contract for purposes of determining the amount subject to tax under the rules described below.


 Charges for investment advisory fees that are taken from the contract are treated as a partial withdrawal from the contract and will be reported as such to the contract owner.


 It is possible that the Internal Revenue Service (IRS) would assert that some or all of the charges for the optional benefits under the contract, such as the Guaranteed Minimum Death Benefit, should be treated for federal income tax purposes as a partial withdrawal from the contract. If this were the case, the charge for these benefits could be deemed a withdrawal and treated as taxable to the extent there are earnings in the contract. Additionally, for the owners under age 59 1/2, the taxable income attributable to the charge for the benefit could be subject to a tax penalty.

 If the IRS determines that the charges for one or more benefits under the contract are taxable withdrawals, then the sole or surviving owner will be provided with a notice from us describing available alternatives regarding these benefits.

 Taxes On Withdrawals And Surrender

 If you make a withdrawal from your contract or surrender it before annuity payments begin, the amount you receive will be taxed as ordinary income, rather than as return of purchase payments, until all gain has been withdrawn. Once all gain has been withdrawn, payments will be treated as a nontaxable return of purchase payments until all purchase payments have been returned. After all purchase payments are returned, all subsequent amounts will be taxed as ordinary income. You will generally be taxed on any withdrawals from the contract while you are alive even if the withdrawal is paid to someone else. Withdrawals under any of the enhanced living benefit options or as a systematic payment are taxed under these rules.


 If you assign or pledge all or part of your contract as collateral for a loan, the part assigned generally will be treated as a withdrawal. Also, if you elect the interest payment option, that we may offer, that election will be treated, for tax purposes, as surrendering your contract.

 If you transfer your contract for less than full consideration, such as by gift, you will trigger tax on any gain in the contract. This rule does not apply if you transfer the contract to your spouse or under most circumstances if you transfer the contract incident to divorce.

 Taxes On Annuity Payments
 A portion of each annuity payment you receive will be treated as a partial return of your purchase payments and will not be taxed. The remaining portion will be taxed as ordinary income. Generally, the nontaxable portion is determined by multiplying the annuity payment you receive by a fraction, the numerator of which is your purchase payments (less any amounts previously received tax-free) and the denominator of which is the total expected payments under the contract.

 After the full amount of your purchase payments have been recovered tax-free, the full amount of the annuity payments will be taxable. If annuity payments stop due to the death of the annuitant before the full amount of your purchase payments have been recovered, a tax deduction may be allowed for the unrecovered amount.

 Tax Penalty On Withdrawals And Annuity Payments
 Any taxable amount you receive under your contract may be subject to a 10% tax penalty. Amounts are not subject to this tax penalty if:
..   the amount is paid on or after you reach age 59 1/2 or die;
..   the amount received is attributable to your becoming disabled;
..   the amount paid or received is in the form of substantially equal payments not less frequently than annually (please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years. Modification of payments during that time period will generally result in retroactive application of the 10% tax penalty.); or
..   the amount received is paid under an immediate annuity contract (in which annuity payments begin within one year of purchase).

 Special Rules In Relation To Tax-free Exchanges Under Section 1035
 Section 1035 of the Internal Revenue Code of 1986, as amended (Code) permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity. If the annuity is purchased through a tax-free exchange of a life insurance, annuity or endowment contract that was purchased prior to August 14, 1982, then any purchase payments made to the original contract prior to August 14, 1982 will be treated as made to the new contract prior to that date.

 (See "Federal Tax Status" in the Statement of Additional Information.)

 Partial surrenders may be treated in the same way as tax-free 1035 exchanges of entire contracts, therefore avoiding current taxation of any gains in the contract as well as 10% tax penalty on pre-age 59 1/2 withdrawals. The IRS has reserved the right to treat transactions it considers abusive as ineligible for this favorable partial 1035 exchange treatment. We do not know what transactions may be considered abusive. For example we do not know how the IRS may view early withdrawals or annuitizations after a partial exchange. In addition, it is unclear how the IRS will treat a partial exchange from a life insurance, endowment, or annuity contract into an immediate annuity. As of the date of this prospectus, we will accept a partial 1035 exchange from a non-qualified annuity into an immediate annuity as a "tax-free" exchange for future tax reporting purposes, except to the extent that we, as a reporting and withholding agent, believe that we would be expected to deem the transaction to be abusive. However, some insurance companies may not recognize these partial surrenders as tax-free exchanges and may report them as taxable distributions to the extent of any gain distributed as well as subjecting the taxable portion of the distribution to the 10% tax penalty. We strongly urge you to discuss any transaction of this type with your tax advisor before proceeding with the transaction.

 Taxes Payable By Beneficiaries
 The death benefit options are subject to income tax to the extent the distribution exceeds the cost basis in the contract. The value of the death benefit, as determined under federal law, is also included in the owner's estate.


 Generally, the same tax rules described above would also apply to amounts received by your beneficiary. Choosing any option other than a lump sum death benefit may defer taxes. Certain required minimum distribution provisions under the tax apply upon your death, as discussed further below.


 Tax consequences to the beneficiary vary among the death benefit payment options.
..   Choice 1: The beneficiary is taxed on earnings in the contract.
..   Choice 2: The beneficiary is taxed as amounts are withdrawn (in this case earnings are treated as being distributed first).
..   Choice 3: The beneficiary is taxed on each payment (part will be treated as earnings and part as return of premiums).

 10: WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS FLEXELITE CONTRACT? continued



 Considerations For Co-annuitants
 There may be adverse tax consequences if a Co-Annuitant succeeds an Annuitant when an Annuity is owned by a trust that is neither tax exempt nor qualifies for preferred treatment under certain sections of the Code. In general, the Code is designed to prevent indefinite deferral of tax. Continuing the benefit of tax deferral by naming one or more Co-Annuitants when an Annuity is owned by a non-qualified trust might be deemed an attempt to extend the tax deferral for an indefinite period. Therefore, adverse tax treatment may depend on the terms of the trust, who is named as Co-Annuitant, as well as the particular facts and circumstances. You should consult your tax advisor before naming a Co-Annuitant if you expect to use an Annuity in such a fashion.


 Reporting And Withholding Distributions
 Taxable amounts distributed from your annuity contracts are subject to federal and state income tax reporting and withholding. In general, we will withhold federal income tax from the taxable portion of such distribution based on the type of distribution. In the case of an annuity or similar periodic payment, we will withhold as if you are a married individual with three exemptions unless you designate a different withholding status. In the case of all other distributions, we will withhold at a 10% rate. You may generally elect not to have tax withheld from your payments. An election out of withholding must be made on forms that we provide.

 State income tax withholding rules vary and we will withhold based on the rules of your State of residence. Special tax rules apply to withholding for nonresident aliens, and we generally withhold income tax for nonresident aliens at a 30% rate. A different withholding rate may be applicable to a nonresident alien based on the terms of an existing income tax treaty between the United States and the nonresident alien's country. Please refer to the CONTRACTS HELD BY TAX FAVORED PLANS section below for a discussion regarding withholding rules for tax favored plans (for example, an IRA).

 Regardless of the amount withheld by us, you are liable for payment of federal and state income tax on the taxable portion of annuity distributions. You should consult with your tax advisor regarding the payment of the correct amount of these income taxes and potential liability if you fail to pay such taxes.


 Entity Owners
 Where a contract is held by a non-natural person (e.g. a corporation), other than as an agent or nominee for a natural person (or in other limited circumstances), the contract will not be taxed as an annuity and increases in the value of the contract over its cost basis will be subject to tax annually.

 Where a contract is issued to a trust, and such trust is characterized as a grantor trust under the Internal Revenue Code, such contract shall not be considered to be held by a non-natural person and will be subject to the tax reporting and withholding requirements for contracts not held by tax favored plans.


 Annuity Qualification

 DIVERSIFICATION AND INVESTOR CONTROL. In order to qualify for the tax rules applicable to annuity contracts described above, the assets underlying the variable investment options of the annuity contract must be diversified, according to certain rules under the Internal Revenue Code.

 Each portfolio is required to diversify its investments each quarter so that no more than 55% of the value of its assets is represented by any one investment, no more than 70% is represented by any two investments, no more than 80% is represented by any three investments, and no more than 90% is represented by any four investments. Generally, securities of a single issuer are treated as one investment and obligations of each U.S. Government agency and instrumentality (such as the Government National Mortgage Association) are treated as issued by separate issuers. In addition, any security issued, guaranteed or insured (to the extent so guaranteed or insured) by the United States or an instrumentality of the U.S. will be treated as a security issued by the U.S. Government or its instrumentality, where applicable. We believe the portfolios underlying the variable investment options of the Contract meet these diversification requirements.

 An additional requirement for qualification for the tax treatment described above is that we, and not you as the contract owner, must have sufficient control over the underlying assets to be treated as the owner of the underlying assets for tax purposes. While we also believe these investor control rules will be met, the Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable annuity. It is unclear whether such guidelines, if in fact promulgated, would have retroactive effect. It is also unclear what effect, if any, such guidelines may have on transfers between the investment options offered pursuant to this prospectus. We reserve the right to take any action, including modifications to your contract or the investment options, required to comply with such guidelines if promulgated. Any such changes will apply uniformly to affected owners and will be made with such notice to affected owners as is feasible under the circumstances.

 Required Distributions Upon Your Death For Contracts Owned By Individuals (not Associated With Tax-flavored Plans)

 If you die on or after the Annuity Date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death.

 If you die before the Annuity Date, the entire interest in the contract must be distributed within five years after the date of death, or as periodic payments over a period not extending beyond the life or life expectancy of such designated beneficiary (provided such payments begin within one year of your death). Your designated beneficiary is the person to whom benefit rights under the contract pass by reason of death, and must be a natural person in order to elect a periodic payment option based on life expectancy or a period exceeding five years.

 Additionally, if the contract is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner.


 Changes in the Contract
 We reserve the right to make any changes we deem necessary to assure that the contract qualifies as an annuity contract for tax purposes. Any such changes will apply to all contract owners and you will be given notice to the extent feasible under the circumstances.

 Additional Information
 You should refer to the Statement of Additional Information if:


..   Your contract was issued in exchange for a contract containing purchase payments made before August 14, 1982.
..   You transfer your contract to, or designate, a beneficiary who is either
    37 1/2 years younger than you or a grandchild.

 CONTRACTS HELD BY TAX FAVORED PLANS
 The following discussion covers annuity contracts held under tax-favored retirement plans.

 Currently, the contract may be purchased for use in connection with individual retirement accounts and annuities (IRAs) which are subject to Sections 408(a) and 408(b) of the Code and Roth Individual Retirement Accounts (Roth IRAs) under Section 408A of the Code. This description assumes that you have satisfied the requirements for eligibility for these products.

 YOU SHOULD BE AWARE THAT TAX FAVORED PLANS SUCH AS IRAS GENERALLY PROVIDE TAX DEFERRAL REGARDLESS OF WHETHER THEY INVEST IN ANNUITY CONTRACTS. THIS MEANS THAT WHEN A TAX FAVORED PLAN INVESTS IN AN ANNUITY CONTRACT, IT GENERALLY DOES NOT RESULT IN ANY ADDITIONAL TAX DEFERRAL BENEFITS.

 Types of Tax Favored Plans
 IRAS. If you buy a contract for use as an IRA, we will provide you a copy of the prospectus and contract. The "IRA Disclosure Statement," attached to this prospectus, contains information about eligibility, contribution limits, tax particulars and other IRA information. In addition to this information (some of which is summarized below), the IRS requires that you have a "free look" after making an initial contribution to the contract. During this time, you can cancel the contract by notifying us in writing, and we will refund all of the purchase payments under the contract (or, if provided by applicable state law, the amount your contract is worth, if greater) less any applicable federal and state income tax withholding.

 CONTRIBUTIONS LIMITS/ROLLOVERS. Because of the way the contract is designed, you may only purchase a contract for an IRA in connection with a "rollover" of amounts from a qualified retirement plan or transfer from another IRA, or if you are age 50 or older by making a single contribution consisting of your IRA contributions and catch-up contributions attributable to a prior year and the current year during the period from January 1 to April 15 of the current year. You must make a minimum initial payment of $10,000 to purchase a contract. This minimum is greater than the maximum amount of any annual contribution allowed by law that you may make to an IRA. For 2006, the limit is $4,000, increasing to $5,000 in 2008. After 2008, the contribution amount will be indexed for inflation. The tax law also provides for a catch-up provision for individuals who are age 50 and above, allowing these individuals an additional $1,000 contribution each year. The "rollover" rules under the Code are fairly technical; however, an individual (or his or her surviving spouse) may generally "roll over" certain distributions from tax favored retirement plans (either directly or within 60 days from the date of these distributions) if he or she meets the requirements for distribution. Once you buy the contract, you can make regular IRA contributions under the contract (to the extent permitted by law). However, if you make such regular IRA contributions, you should note that you will not be able to treat the contract as a "conduit IRA," which means that you will not retain possible favorable tax treatment if you subsequently "roll over" the contract funds originally derived from a qualified retirement plan into another Section 401(a) plan.

 10: WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS FLEXELITE CONTRACT? continued


 REQUIRED PROVISIONS. Contracts that are IRAs (or endorsements that are part of the contract) must contain certain provisions:
..   You, as owner of the contract, must be the "annuitant" under the contract
    (except in certain cases involving the division of property under a decree of divorce);
..   Your rights as owner are non-forfeitable;
..   You cannot sell, assign or pledge the contract, other than to Pruco Life;
..   The annual contribution you pay cannot be greater than the maximum amount allowed by law, including catch-up contributions if applicable (which does not include any rollover amounts);
..   The date on which required minimum distributions must begin cannot be later than April 1st of the calendar year after the calendar year you turn age
    70 1/2; and

..   Death and annuity payments must meet "required minimum distribution provisions under the tax law".


 Usually, the full amount of any distribution from an IRA (including a distribution from this contract) which is not a rollover is taxable. As taxable income, these distributions are subject to the general tax withholding rules described earlier. In addition to this normal tax liability, you may also be liable for the following, depending on your actions:
..   A 10% "early distribution penalty";
..   Liability for "prohibited transactions" if you, for example, borrow against the value of an IRA; or
..   Failure to take a minimum distribution.

 ROTH IRAS. Like standard IRAs, income within a Roth IRA accumulates tax-free, and contributions are subject to specific limits. Roth IRAs have, however, the following differences:
..   Contributions to a Roth IRA cannot be deducted from your gross income;
..   "Qualified distributions" from a Roth IRA are excludable from gross income.
    A "qualified distribution" is a distribution that satisfies two requirements: (1) the distribution must be made (a) after the owner of the IRA attains age 59 1/2; (b) after the owner's death; (c) due to the owner's disability; or (d) for a qualified first time homebuyer distribution within the meaning of Section 72(t)(2)(F) of the Code; and (2) the distribution must be made in the year that is at least five tax years after the first year for which a contribution was made to any Roth IRA established for the owner or five years after a rollover, transfer, or conversion was made from a traditional IRA to a Roth IRA. Distributions from a Roth IRA that are not qualified distributions will be treated as made first from contributions and then from earnings, and earnings will be taxed generally in the same manner as distributions from a traditional IRA; and
..   If eligible (including meeting income limitations and earnings requirements), you may make contributions to a Roth IRA after attaining age 70 1/2, and distributions are not required to begin upon attaining such age or at any time thereafter.

 The "IRA Disclosure Statement" attached to this prospectus contains some additional information on Roth IRAs.


 Because the contract's minimum initial payment of $10,000 is greater than the maximum annual contribution permitted to be made to a Roth IRA, you may only purchase the contract for a Roth IRA in connection with a "rollover" or "conversion" of amounts of a traditional IRA, conduit IRA, or another Roth IRA, or if you are age 50 or older by making a single contribution consisting of your Roth IRA contributions and catch-up contributions attributable to the prior year and the current year during the period from January 1 to April 15 of the current year. The Code permits persons who meet certain income limitations (generally, adjusted gross income under $100,000) who are not married filing a separate return, and who receive certain qualifying distributions from such non-Roth IRAs, to directly rollover or make, within 60 days, a "rollover" of all or any part of the amount of such distribution to a Roth IRA which they establish. Beginning January 2008, an individual receiving an eligible rollover distribution from a qualified plan can directly roll over contributions to a Roth IRA, subject to the same income limits. This conversion triggers current taxation (but is not subject to a 10% early distribution penalty). Once the contract has been purchased, regular Roth IRA contributions will be accepted to the extent permitted by law. In addition, as of January 1, 2006, an individual receiving an eligible rollover distribution from a designated Roth account under an employer plan may roll over the distribution to a Roth IRA even if the individual is not eligible to make regular or conversion contributions to a Roth IRA. If you are considering rolling over funds from your Roth account under an employer plan, please contact your Financial Professional prior to purchase to confirm whether such rollovers are being accepted.

 Required Minimum Distributions And Payment Options
 If you hold the contract under an IRA (or other tax-favored plan), IRS required minimum distribution provisions must be satisfied. This means that generally payments must start by April 1 of the year after the year you reach age 70 1/2 and must be made for each year thereafter. Roth IRAs are not subject to these rules during the owner's lifetime. The amount of the payment must at least equal the minimum required under the IRS rules. Several choices are available for calculating the minimum amount. More information on the mechanics of this calculation is available on request. Please contact us a reasonable time before the IRS deadline so that a timely distribution is made. Please note that there is a 50% tax penalty on the amount of any minimum distribution not made in a timely manner.

 Effective in 2006, in accordance with recent changes in laws and regulations, required minimum distributions will be calculated based on the sum of the Contract Value and the actuarial value of any additional death benefits and benefits from optional riders that you have purchased under the contract. As a result, the required minimum distributions may be larger than if the calculation were based on the Contract Value only, which may in turn result in an earlier (but not before the required beginning date) distribution of amounts under the contract and an increased amount of taxable income distributed to the contract owner, and a reduction of death benefits and the benefits of any optional riders.

 You can use the minimum distribution option to satisfy the IRS required minimum distribution provisions for this contract without either beginning annuity payments or surrendering the contract. We will distribute to you this minimum distribution amount, less any other partial withdrawals that you made during the year.


 Although the IRS rules determine the required amount to be distributed from your IRA each year, certain payment alternatives are still available to you. If you own more than one IRA, you can choose to satisfy your minimum distribution requirement for each of your IRAs by withdrawing that amount from any of your IRAs. Similar rules apply if you inherit more than one Roth IRA from the same owner.


 Required Distributions Upon Your Death For Qualified Contracts Held By Tax Favored Plans
 Upon your death under an IRA, 403(b) or other "qualified investment", the designated beneficiary may generally elect to continue the contract and receive required minimum distributions under the contract instead of receiving the death benefit in a single payment. The available payment options will depend on whether you die before the date required minimum distributions under the Code were required to begin, whether you have named a designated beneficiary and whether that beneficiary is your surviving spouse.

  . If you die after a designated beneficiary has been named, the death benefit must be distributed by December 31/st/ of the year including the five year anniversary of the date of death, or as periodic payments not extending beyond the life or life expectancy of the designated beneficiary (as long as payments begin by December 31/st/ of the year following the year of death). However, if your surviving spouse is the beneficiary, the death benefit can be paid out over the life or life expectancy of your spouse with such payments beginning no later than December 31/st/ of the year following the year of death or December 31/st/ of the year in which you would have reached age 70 1/2, which ever is later. Additionally, if the contract is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner.
  . If you die before a designated beneficiary is named and before the date required minimum distributions must begin under the Code, the death benefit must be paid out by December 31/st/ of the year including the five year anniversary of the date of death. For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31/st/ of the year following the year of death, such contract is deemed to have no designated beneficiary,
  . If you die before a designated beneficiary is named and after the date required minimum distributions must begin under the Code, the death benefit must be paid out at least as rapidly as under the method then in effect. For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31/st/ of the year following the year of death, such contract is deemed to have no designated beneficiary,

 A beneficiary has the flexibility to take out more each year than mandated under the required minimum distribution rules.

 Until withdrawn, amounts in an IRA, 403(b) or other "qualified investment" continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the minimum distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation.

 For a Roth IRA, if death occurs before the entire interest is distributed, the death benefit must be distributed under the same rules applied to IRAs where death occurs before the date required minimum distributions must begin under the Code.


 Penalty for Early Withdrawals
 You may owe a 10% tax penalty on the taxable part of distributions received from an IRA or Roth IRA before you attain age 59 1/2.

 Amounts are not subject to this tax penalty if:
..   the amount is paid on or after you reach age 59 1/2 or die;
..   the amount received is attributable to your becoming disabled; or

..   the amount paid or received is in the form of substantially equal payments not less frequently than annually (please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years. Modification of payments during that time period will generally result in retroactive application of the 10% tax penalty).

 10: WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS FLEXELITE CONTRACT? continued


 Other exceptions to this tax may apply. You should consult your tax advisor for further details.

 Withholding
 Unless you elect otherwise, we will withhold federal income tax from the taxable portion of such distribution at an appropriate percentage. The rate of withholding on annuity payments where no mandatory withholding is required is determined on the basis of the withholding certificate that you file with us. If you do not file a certificate, we will automatically withhold federal taxes on the following basis:
..   For any annuity payments not subject to mandatory withholding, you will have taxes withheld by us as if you are a married individual, with three exemptions; and
..   For all other distributions, we will withhold at a 10% rate.

 We will provide you with forms and instructions concerning the right to elect that no amount be withheld from payments in the ordinary course. However, you should know that, in any event, you are liable for payment of federal income taxes on the taxable portion of the distributions, and you should consult with your tax advisor to find out more information on your potential liability if you fail to pay such taxes.


 ERISA Requirements

 ERISA (the "Employee Retirement Income Security Act of 1974") and the Code prevent a fiduciary and other "parties in interest" with respect to a plan (and, for these purposes, an IRA would also constitute a "plan") from receiving any benefit from any party dealing with the plan, as a result of the sale of the contract. Administrative exemptions under ERISA generally permit the sale of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the contract. This information has to do primarily with the fees, charges, discounts and other costs related to the contract, as well as any commissions paid to any agent selling the contract.

 Information about any applicable fees, charges, discounts, penalties or adjustments may be found under Section 8, "What Are The Expenses Associated With The Strategic Partners FlexElite Contract?"

 Information about sales representatives and commissions may be found under "Other Information" and "Sale And Distribution Of The Contract" in Section 11.


 Other relevant information required by the exemptions is contained in the contract and accompanying documentation.

 Please consult with your tax advisor if you have any questions about ERISA and these disclosure requirements.


 Additional Information
 For additional information about federal tax law requirements applicable to tax favored plans, see the "IRA Disclosure Statement," attached to this prospectus.

 11. OTHER INFORMATION

 PRUCO LIFE INSURANCE COMPANY
 Pruco Life Insurance Company (Pruco Life) is a stock life insurance company which was organized on December 23, 1971 under the laws of the State of Arizona. It is licensed to sell life insurance and annuities in the District of Columbia, Guam and in all states except New York, and therefore, is subject to the insurance laws and regulations of all the jurisdictions where it is licensed to do business.

 Pruco Life is a wholly-owned subsidiary of The Prudential Insurance Company of America (Prudential), a New Jersey stock life insurance company that has been doing business since October 13, 1875. Prudential is an indirect wholly-owned subsidiary of Prudential Financial, Inc. (Prudential Financial), a New Jersey insurance holding company. As Pruco Life's ultimate parent, Prudential Financial exercises significant influence over the operations and capital structure of Pruco Life and Prudential. However, neither Prudential Financial, Prudential, nor any other related company has any legal responsibility to pay amounts that Pruco Life may owe under the contract.


 Pruco Life publishes annual and quarterly reports that are filed with the SEC. These reports contain financial information about Pruco Life that is annually audited by independent accountants. Pruco Life's annual report for the year ended December 31, 2006, together with subsequent periodic reports that Pruco Life files with the SEC, are incorporated by reference into this prospectus.

 You can obtain copies, at no cost, of any and all of this information, including the Pruco Life annual report that is not ordinarily mailed to contract owners, the more current reports and any subsequently filed documents at no cost by contacting us at the address or telephone number listed on the cover. The SEC file number for Pruco Life is 811-07325. You may read and copy any filings made by Pruco Life with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling (202) 551-8090. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

 THE SEPARATE ACCOUNT
 We have established a separate account, the Pruco Life Flexible Premium Variable Annuity Account (separate account), to hold the assets that are associated with the variable annuity contracts. The separate account was established under Arizona law on June 16, 1995, and is registered with the SEC under the Investment Company Act of 1940, as a unit investment trust, which is a type of investment company. The assets of the separate account are held in the name of Pruco Life and legally belong to us. These assets are kept separate from all of our other assets and may not be charged with liabilities arising out of any other business we may conduct. More detailed information about Pruco Life, including its audited consolidated financial statements, is provided in the Statement of Additional Information.

 SALE AND DISTRIBUTION OF THE CONTRACT
 Prudential Investment Management Services LLC (PIMS), a wholly-owned subsidiary of Prudential Financial, Inc., is the distributor and principal underwriter of the securities offered through this prospectus. PIMS acts as the distributor of a number of annuity contracts and life insurance products we offer.

 PIMS's principal business address is 100 Mulberry Street, Newark, New Jersey 07102-4077. PIMS is registered as a broker/dealer under the Securities Exchange Act of 1934 (Exchange Act) and is a member of the National Association of Securities Dealers, Inc. (NASD).

 The contract is offered on a continuous basis. PIMS enters into distribution agreements with broker/dealers who are registered under the Exchange Act and with entities that may offer the contract but are exempt from registration (firms). Applications for the contract are solicited by registered representatives of those firms. Such representatives will also be our appointed insurance agents under state insurance law. In addition, PIMS may offer the contract directly to potential purchasers.


 Commissions are paid to firms on sales of the contract according to one or more schedules. The individual representative will receive a portion of the compensation, depending on the practice of his or her firm. Commissions are generally based on a percentage of purchase payments made, up to a maximum of 8%. Alternative compensation schedules are available that provide a lower initial commission plus ongoing annual compensation based on all or a portion of Contract Value. We may also provide compensation to the distributing firm for providing ongoing service to you in relation to the contract. Commissions and other compensation paid in relation to the contract do not result in any additional charge to you or to the separate account.

 In addition, in an effort to promote the sale of our products (which may include the placement of Pruco Life and/or the contract on a preferred or recommended company or product list and/or access to the firm's registered representatives), we or PIMS may enter into compensation arrangements with certain broker/ dealer firms with respect to certain or all registered representatives of such firms under which such firms may receive separate compensation or reimbursement for, among other things, training of sales personnel and/or marketing and/or administrative services and/or other services they provide to us or our affiliates. These services may include, but are not limited to: educating customers of the firm on the contract's features; conducting due diligence and analysis; providing office access, operations and systems support; holding seminars intended to educate registered representatives and make them more knowledgeable about the contract; providing a dedicated marketing coordinator; providing priority sales desk support; and providing expedited marketing compliance approval to PIMS. Further information about the firms that are part of these compensation arrangements appears in the Statement of Additional Information, which is available without charge upon request.


 To the extent permitted by NASD rules and other applicable laws and regulations, PIMS may pay or allow other promotional incentives or payments in the form of cash or non-cash compensation. These arrangements may not be offered to all firms and the terms of such arrangements may differ between firms.

 You should note that firms and individual registered representatives and branch managers within some firms participating in one of these compensation arrangements might receive greater compensation for selling the contract than for selling a different contract that is not eligible for these compensation arrangements. While compensation is generally taken into account as an expense in considering the charges applicable to a contract product, any such compensation will be paid by us or PIMS and will not result in any additional charge to you. Your registered representative can provide you with more information about the compensation arrangements that apply upon the sale of the contract.

 11. OTHER INFORMATION continued


 LITIGATION

 Pruco Life is subject to legal and regulatory actions in the ordinary course of its businesses, which may include class action lawsuits. Pending legal and regulatory actions include proceedings relating to aspects of the businesses and operations that are specific to Pruco Life and that are typical of the businesses in which Pruco Life operates. Class action and individual lawsuits may involve a variety of issues and/or allegations, which include sales practices, underwriting practices, claims payment and procedures, premium charges, policy servicing and breach of fiduciary duties to customers. Pruco Life may also be subject to litigation arising out of its general business activities, such as its investments and third party contracts. In certain of these matters, the plaintiffs may seek large and/or indeterminate amounts, including punitive or exemplary damages.

 Stewart v. Prudential, et al. is a lawsuit brought in the Circuit Court of the First Judicial District of Hinds County, Mississippi by the beneficiaries of an alleged life insurance policy against Pruco Life and Prudential. The complaint alleges that the Prudential defendants acted in bad faith when they failed to pay a death benefit on an alleged contract of insurance that was never delivered. In February 2006, the jury awarded the plaintiffs $1.4 million in compensatory damages and $35 million in punitive damages. Motions for a new trial, judgment notwithstanding the verdict and remittitur, were denied in June 2006. Pruco Life's appeal with the Mississippi Supreme Court is pending.

 Pruco Life's litigation and regulatory matters are subject to many uncertainties, and given the complexity and scope, the outcomes cannot be predicted. It is possible that the results of operations or the cash flow of Pruco Life in a particular quarterly or annual period could be materially affected by an ultimate unfavorable resolution of litigation and regulatory matters, depending, in part, upon the results of operations or cash flow for such period. Management believes, however, that the ultimate outcome of all pending litigation and regulatory matters, after consideration of applicable reserves and rights to indemnification, should not have a material adverse effect on Pruco Life's financial position.


 ASSIGNMENT

 In general, you can assign the contract at any time during your lifetime. If you do so, we will reset the death benefit to equal the Contract Value on the date the assignment occurs. For details, see Section 4, "What Is The Death Benefit?" We will not be bound by the assignment until we receive written notice. We will not be liable for any payment or other action we take in accordance with the contract if that action occurs before we receive notice of the assignment. An assignment, like any other change in ownership, may trigger a taxable event. If you assign the contract, that assignment will result in the termination of any automated withdrawal program that had been in effect. If the new owner wants to re-institute an automated withdrawal program, then he/she needs to submit the forms that we require, in good order.


 If the contract is issued under a qualified plan, there may be limitations on your ability to assign the contract. For further information please speak to your representative.

 FINANCIAL STATEMENTS
 The financial statements of the separate account and Pruco Life, the co-issuer of the Strategic Partners FlexElite contract, are included in the Statement of Additional Information.

 STATEMENT OF ADDITIONAL INFORMATION

 Contents:
..   Company
..   Experts
..   Principal Underwriter
..   Payments Made to Promote Sale of Our Products
..   Allocation of Initial Purchase Payment
..   Determination of Accumulation Unit Values
..   Federal Tax Status
..   State Specific Variations
..   Financial Statements

 HOUSEHOLDING
 To reduce costs, we now send only a single copy of prospectuses and shareholder reports to each consenting household, in lieu of sending a copy to each contract owner that resides in the household. If you are a member of such a household, you should be aware that you can revoke your consent to householding at any time, and begin to receive your own copy of prospectuses and shareholder reports, by calling (877) 778-5008.

 MARKET-VALUE ADJUSTMENT FORMULA

 General Formula
 The formula under which Pruco Life calculates the market value adjustment applicable to a full or partial surrender, annuitization, or settlement under the market value adjustment option is set forth below. The market value adjustment is expressed as a multiplier factor. That is, the Contract Value after the market value adjustment ("MVA"), but before any withdrawal charge, is as follows: Contract Value (after MVA) = Contract Value (before MVA) X (1 +
 MVA). The MVA itself is calculated as follows:




            (       1 + I       )/N/12/
MVA =           --------------              - 1
        [       1 + J + .0025           ]

where:  I  = the guaranteed credited interest rate (annual effective) for the given contract at the time of withdrawal or annuitization or settlement.

        J  = the current credited interest rate offered on new money at the time of withdrawal or annuitization or settlement for a guarantee period of equal length to the number of whole years remaining in the Contract's current guarantee period plus one year.

        N  = equals the remaining number of months in the contract's current guarantee period (rounded
             up) at the time of withdrawal or annuitization or settlement.

 Pennsylvania Formula
 We use the same MVA formula with respect to contracts issued in Pennsylvania as the general formula, except that "J" in the formula above uses an interpolated rate as the current credited interest rate. Specifically, "J" is the interpolated current credited interest rate offered on new money at the time of withdrawal, annuitization, or settlement. The interpolated value is calculated using the following formula:

 m/365 X (n + 1) year rate + (365 - m)/365 X n year rate,

 where "n" equals the number of whole years remaining in the Contract's current guarantee period, and "m" equals the number of days remaining in year "n" of the current guarantee period.

 11. OTHER INFORMATION continued


 Indiana Formula
 We use the following MVA formula for contracts issued in Indiana:


            (       1 + I   )/N/12/
MVA =           ----------              - 1
        [           1 + J           ]


 The variables I, J and N retain the same definitions as the general formula.

 Market Value Adjustment Example
 (ALL STATES EXCEPT INDIANA AND PENNSYLVANIA)

 The following will illustrate the application of the Market Value Adjustment. For simplicity, surrender charges are ignored in this example.

 Positive market value adjustment

..   Suppose a contract owner made an invested purchase payment of $10,000 on
    July 1, 2005 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2007. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.
..   On May 1, 2007 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 5%.

 The following computations would be made:
 1) Determine the Market Value Adjustment factor.

                                  N  =    38
                                 I   =  6%(0.06)
                                 J   =  5%(0.05)

 The MVA factor calculation would be: [(1.06)/(1.05 + 0.0025)]to the (38/12) power -1 = 0.02274

 2) Multiply the Contract Value by the factor calculated in Step 1.

 $11,127.11 X 0.02274 = $253.03

 3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

 $11,127.11 + $253.03 = $11,380.14

 The MVA may not always be positive. Here is an example where it is negative.

..   Suppose a contract owner made an invested purchase payment of $10,000 on
    July 1, 2005 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2007. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.
..   On May 1, 2007 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 7%.

 The following computations would be made:
 1) Determine the Market Value Adjustment factor.

                                  N  =    38
                                  I  =  6%(0.06)
                                  J  =  7%(0.07)

 The MVA factor calculation would be: [(1.06)/(1.07 + 0.0025)] to the (38/12) power -1 = -0.03644

 2) Multiply the Contract Value by the factor calculated in Step 1.

 $11,127.11 X (-0.03644) = -$405.47

 3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

 $11,127.11 + (-$405.47) = $10,721.64

 Market Value Adjustment Example

 (PENNSYLVANIA)

 The following will illustrate the application of the Market Value Adjustment. For simplicity, surrender charges are ignored in this example.

 Positive market value adjustment

..   Suppose a contract owner made an invested purchase payment of $10,000 on
    July 1, 2005 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2007. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.
..   On May 1, 2007 the interest rate declared by Pruco Life for a guarantee period of 3 years (the number of whole years remaining) is 4%, and for a guarantee period of 4 years (the number of whole years remaining plus 1) is 5%.

 The following computations would be made:
 1) Determine the Market Value Adjustment factor.

                                  N  =    38
                                  I  =    6%  (0.06)
                                  J  =  [(61/365)X 0.05] + [((365-61)/365) X
                                                 0.04] = 0.0417

 The MVA factor calculation would be: [(1.06)/(1.0417 + 0.0025)] to the (38/12) power-1 = 0.04871

 2) Multiply the Contract Value by the factor calculated in Step 1.

 $11,127.11 X 0.04871 = $542.00

 3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

 $11,127.11 + $542.00 = $11,669.11

 The MVA may not always be positive. Here is an example where it is negative.

..   Suppose a contract owner made an invested purchase payment of $10,000 on
    July 1, 2005 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2007. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.
..   On May 1, 2007 the interest rate declared by Pruco Life for a guarantee period of 3 years (the number of whole years remaining) is 7%, and for a guarantee period of 4 years (the number of whole years remaining plus 1) is 8%.

 The following computations would be made:
 1) Determine the Market Value Adjustment factor.

                                  N  =    38
                                  I  =    6%  (0.06)
                                  J  =  [(61/365)X 0.08] + [((365 - 61)/365)
                                                 X 0.07] = 0.0717

 The MVA factor calculation would be: [(1.06)/(1.0717 + 0.0025)] to the (38/12) power-1 = -0.04126

 11. OTHER INFORMATION continued


 2) Multiply the Contract Value by the factor calculated in Step 1.

 $11,127.11 X (-0.04126) = -$459.10

 3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

 $11,127.11 + (-$459.10) = $10,668.01

 Market Value Adjustment Example

 (INDIANA)

 The following will illustrate the application of the Market Value Adjustment. For simplicity, surrender charges are ignored in this example.

 Positive market value adjustment

..   Suppose a contract owner made an invested purchase payment of $10,000 on
    July 1, 2005 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2007. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.
..   On May 1, 2007 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 5%.

 The following computations would be made:
 1) Determine the Market Value Adjustment factor.

                                  N  =    38
                                  I  =  6% (0.06)
                                  J  =  5% (0.05)

 The MVA factor calculation would be: [(1.06)/(1.05)] to the (38/12) power-1 = 0.03047

 2) Multiply the Contract Value by the factor calculated in Step 1.

 $11,127.11 X 0.03047 = $339.04

 3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

 $11,127.11 + $339.04 = $11,466.15

 The MVA may not always be positive. Here is an example where it is negative.

..   Suppose a contract owner made an invested purchase payment of $10,000 on
    July 1, 2005 and received a guaranteed interest rate of 6% for 5 years. A request to surrender the contract is made on May 1, 2007. At the time, the Contract Value will have accumulated to $11,127.11. The number of whole years remaining in the guarantee period is 3.
..   On May 1, 2007 the interest rate declared by Pruco Life for a guarantee period of 4 years (the number of whole years remaining plus 1) is 7%.

 The following computations would be made:
 1) Determine the Market Value Adjustment factor.

                                  N  =    38
                                  I  =  6% (0.06)
                                  J  =  7% (0.07)

 The MVA factor calculation would be: [(1.06)/(1.07)] to the (38/12) power -1 = -0.02930

 2) Multiply the Contract Value by the factor calculated in Step 1.

 $11,127.11 X (-0.02930) = -$326.02

 3) Add together the Market Value Adjustment and the Contract Value to get the total Contract Surrender Value.

 $11,127.11 + (-$326.02) = $10,801.09

                     APPENDIX A - ACCUMULATION UNIT VALUES

 As we have indicated throughout this prospectus, the Strategic Partners FlexElite Variable Annuity is a contract that allows you to select or decline any of several features that carries with it a specific asset-based charge. We maintain a unique unit value corresponding to each combination of such contract features. Here we depict the historical unit values corresponding to the contract features bearing the highest and lowest combinations of asset-based charges. The remaining unit values appear in the Statement of Additional Information, which you may obtain free of charge by calling
 (888) PRU-2888 or by writing to us at the Prudential Annuity Service Center, P.O. Box 7960, Philadelphia, PA 19176. As discussed in the prospectus, if you select certain optional benefits (e.g., Lifetime Five), we limit the investment options to which you may allocate your Contract Value. In certain of these accumulation unit value tables, we set forth accumulation unit values that assume election of one or more of such optional benefits and allocation of Contract Value to portfolios that currently are not permitted as part of such optional benefits. Such unit values are set forth for general reference purposes only, and are not intended to indicate that such portfolios may be acquired along with those optional benefits.

   Base Death Benefit (1.60) (version of contract sold prior to May 1, 2003)



----------------------------------------------------------------------------------------
                                                                         Number of
                                     Accumulation     Accumulation      Accumulation
                                     Unit Value at    Unit Value at Units Outstanding at
                                  Beginning of Period End of Period    End of Period
----------------------------------------------------------------------------------------
Jennison Portfolio
    5/1/2002* to 12/31/2002            $1.00649         $0.75325            93,203
    1/1/2003 to 12/31/2003             $0.75325         $0.96574           650,728
    1/1/2004 to 12/31/2004             $0.96574         $1.04212           519,492
    1/1/2005 to 12/31/2005             $1.04212         $1.17505           279,576
    1/1/2006 to 12/31/2006             $1.17505         $1.17730           236,479
----------------------------------------------------------------------------------------
Prudential Equity Portfolio
    5/1/2002* to 12/31/2002            $1.00967         $0.80433            19,194
    1/1/2003 to 12/31/2003             $0.80433         $1.04229           135,937
    1/1/2004 to 12/31/2004             $1.04229         $1.12776           327,748
    1/1/2005 to 12/31/2005             $1.12776         $1.23737           211,784
    1/1/2006 to 12/31/2006             $1.23737         $1.37106           164,693
----------------------------------------------------------------------------------------
Prudential Global Portfolio
    5/1/2002* to 12/31/2002            $1.00696         $0.78574           122,789
    1/1/2003 to 12/31/2003             $0.78574         $1.03683           199,985
    1/1/2004 to 12/31/2004             $1.03683         $1.11832           189,864
    1/1/2005 to 12/31/2005             $1.11832         $1.27756            35,197
    1/1/2006 to 12/31/2006             $1.27756         $1.50460            49,799
----------------------------------------------------------------------------------------
Prudential Money Market Portfolio
    5/1/2002* to 12/31/2002            $1.00000         $0.99920           423,551
    1/1/2003 to 12/31/2003             $0.99920         $0.99175         2,261,832
    1/1/2004 to 12/31/2004             $0.99175         $0.98636         1,732,006
    1/1/2005 to 12/31/2005             $0.98636         $0.99903         2,157,271
    1/1/2006 to 12/31/2006             $0.99903         $1.02989         1,524,913
----------------------------------------------------------------------------------------
Prudential Stock Index Portfolio
    5/1/2002* to 12/31/2002            $1.00875         $0.81778            59,882
    1/1/2003 to 12/31/2003             $0.81778         $1.03180         1,305,656
    1/1/2004 to 12/31/2004             $1.03180         $1.12172         1,441,905
    1/1/2005 to 12/31/2005             $1.12172         $1.15421           791,358
    1/1/2006 to 12/31/2006             $1.15421         $1.31265           421,287
----------------------------------------------------------------------------------------
Prudential Value Portfolio
    5/1/2002* to 12/31/2002            $1.00860         $0.79642            40,410
    1/1/2003 to 12/31/2003             $0.79642         $1.00386           239,625
    1/1/2004 to 12/31/2004             $1.00386         $1.14926           359,660
    1/1/2005 to 12/31/2005             $1.14926         $1.31966           397,305
    1/1/2006 to 12/31/2006             $1.31966         $1.55794           298,621

------------------------------------------------------------------------------------------------------
                                                                                       Number of
                                                   Accumulation     Accumulation      Accumulation
                                                   Unit Value at    Unit Value at Units Outstanding at
                                                Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------------------------
SP Aggressive Growth Asset Allocation Portfolio
    5/1/2002* to 12/31/2002                          $1.00677         $0.79525           312,154
    1/1/2003 to 12/31/2003                           $0.79525         $1.03928           757,989
    1/1/2004 to 12/31/2004                           $1.03928         $1.17378           980,943
    1/1/2005 to 12/31/2005                           $1.17378         $1.27649           900,240
    1/1/2006 to 12/31/2006                           $1.27649         $1.43576           927,514
------------------------------------------------------------------------------------------------------
SP AIM Aggressive Growth Portfolio
    5/1/2002* to 12/31/2002                          $1.00304         $0.78203            96,866
    1/1/2003 to 12/31/2003                           $0.78203         $0.97382           262,005
    1/1/2004 to 12/31/2004                           $0.97382         $1.07230            71,567
    1/1/2005 to 4/29/2005                            $1.07230         $0.98940                 0
------------------------------------------------------------------------------------------------------
SP AIM Core Equity Portfolio
    5/1/2002* to 12/31/2002                          $1.00936         $0.85600            37,745
    1/1/2003 to 12/31/2003                           $0.85600         $1.04209           156,248
    1/1/2004 to 12/31/2004                           $1.04209         $1.11577           192,135
    1/1/2005 to 12/31/2005                           $1.11577         $1.14907           128,530
    1/1/2006 to 12/31/2006                           $1.14907         $1.31251            69,880
------------------------------------------------------------------------------------------------------
SP T. Rowe Price Large-Cap Growth Portfolio
    5/1/2002* to 12/31/2002                          $1.00779         $0.78002            83,646
    1/1/2003 to 12/31/2003                           $0.78002         $0.95090         1,707,961
    1/1/2004 to 12/31/2004                           $0.95090         $0.99301         1,470,174
    1/1/2005 to 12/31/2005                           $0.99301         $1.13871           648,886
    1/1/2006 to 12/31/2006                           $1.13871         $1.18710           584,425
------------------------------------------------------------------------------------------------------
SP Balanced Asset Allocation Portfolio
    5/1/2002* to 12/31/2002                          $1.00335         $0.88984         2,338,741
    1/1/2003 to 12/31/2003                           $0.88984         $1.07623         5,502,079
    1/1/2004 to 12/31/2004                           $1.07623         $1.17676         9,469,017
    1/1/2005 to 12/31/2005                           $1.17676         $1.24626         8,775,371
    1/1/2006 to 12/31/2006                           $1.24626         $1.35784         5,451,257
------------------------------------------------------------------------------------------------------
SP Conservative Asset Allocation Portfolio
    5/1/2002* to 12/31/2002                          $1.00203         $0.93918         2,345,900
    1/1/2003 to 12/31/2003                           $0.93918         $1.07673         4,403,658
    1/1/2004 to 12/31/2004                           $1.07673         $1.15394         2,394,175
    1/1/2005 to 12/31/2005                           $1.15394         $1.20301         3,179,088
    1/1/2006 to 12/31/2006                           $1.20301         $1.28681         2,986,642
------------------------------------------------------------------------------------------------------
SP Davis Value Portfolio
    5/1/2002* to 12/31/2002                          $1.00676         $0.85482           433,610
    1/1/2003 to 12/31/2003                           $0.85482         $1.08886         1,349,154
    1/1/2004 to 12/31/2004                           $1.08886         $1.20600         1,886,439
    1/1/2005 to 12/31/2005                           $1.20600         $1.30008         1,125,990
    1/1/2006 to 12/31/2006                           $1.30008         $1.47193           775,434
------------------------------------------------------------------------------------------------------
SP Small-Cap Value Portfolio
    5/1/2002* to 12/31/2002                          $1.00401         $0.77921           127,081
    1/1/2003 to 12/31/2003                           $0.77921         $1.02081           659,327
    1/1/2004 to 12/31/2004                           $1.02081         $1.21256           906,230
    1/1/2005 to 12/31/2005                           $1.21256         $1.24863           550,261
    1/1/2006 to 12/31/2006                           $1.24863         $1.40852           385,684
------------------------------------------------------------------------------------------------------
SP Growth Asset Allocation Portfolio
    5/1/2002* to 12/31/2002                          $1.00493         $0.84271           723,141
    1/1/2003 to 12/31/2003                           $0.84271         $1.06394         1,988,561
    1/1/2004 to 12/31/2004                           $1.06394         $1.18378         2,586,101
    1/1/2005 to 12/31/2005                           $1.18378         $1.27280         2,332,131
    1/1/2006 to 12/31/2006                           $1.27280         $1.41424         1,904,867

----------------------------------------------------------------------------------------------------------
                                                                                           Number of
                                                       Accumulation     Accumulation      Accumulation
                                                       Unit Value at    Unit Value at Units Outstanding at
                                                    Beginning of Period End of Period    End of Period
----------------------------------------------------------------------------------------------------------
SP Large Cap Value Portfolio
    5/1/2002* to 12/31/2002                              $1.00956         $0.83364            51,159
    1/1/2003 to 12/31/2003                               $0.83364         $1.04013           401,897
    1/1/2004 to 12/31/2004                               $1.04013         $1.20534           547,463
    1/1/2005 to 12/31/2005                               $1.20534         $1.26529           446,285
    1/1/2006 to 12/31/2006                               $1.26529         $1.47551           195,961
----------------------------------------------------------------------------------------------------------
SP International Value Portfolio
  (formerly, SP LSV International Value Portfolio)
    5/1/2002* to 12/31/2002                              $1.00812         $0.81844           208,005
    1/1/2003 to 12/31/2003                               $0.81844         $1.02601           378,060
    1/1/2004 to 12/31/2004                               $1.02601         $1.16945           525,090
    1/1/2005 to 12/31/2005                               $1.16945         $1.30965           660,686
    1/1/2006 to 12/31/2006                               $1.30965         $1.66419           554,380
----------------------------------------------------------------------------------------------------------
SP MFS Capital Opportunities Portfolio
    5/1/2002* to 12/31/2002                              $1.00460         $0.76575            89,492
    1/1/2003 to 12/31/2003                               $0.76575         $0.95573           229,832
    1/1/2004 to 12/31/2004                               $0.95573         $1.05721           184,299
    1/1/2005 to 4/29/2005                                $1.05721         $0.98737                 0
----------------------------------------------------------------------------------------------------------
SP Mid Cap Growth Portfolio
    5/1/2002* to 12/31/2002                              $0.98986         $0.68122            64,598
    1/1/2003 to 12/31/2003                               $0.68122         $0.93944           718,763
    1/1/2004 to 12/31/2004                               $0.93944         $1.10534         1,479,218
    1/1/2005 to 12/31/2005                               $1.10534         $1.14515           732,772
    1/1/2006 to 12/31/2006                               $1.14515         $1.10524           661,034
----------------------------------------------------------------------------------------------------------
SP PIMCO High Yield Portfolio
    5/1/2002* to 12/31/2002                              $0.99896         $0.97196           257,990
    1/1/2003 to 12/31/2003                               $0.97196         $1.17106         3,639,912
    1/1/2004 to 12/31/2004                               $1.17106         $1.26025         2,570,594
    1/1/2005 to 12/31/2005                               $1.26025         $1.29024         1,129,082
    1/1/2006 to 12/31/2006                               $1.29024         $1.39070           842,140
----------------------------------------------------------------------------------------------------------
SP PIMCO Total Return Portfolio
    5/1/2002* to 12/31/2002                              $0.99996         $1.05757           946,026
    1/1/2003 to 12/31/2003                               $1.05757         $1.10183         4,014,394
    1/1/2004 to 12/31/2004                               $1.10183         $1.14172         3,829,364
    1/1/2005 to 12/31/2005                               $1.14172         $1.15064         2,616,515
    1/1/2006 to 12/31/2006                               $1.15064         $1.17420         1,702,419
----------------------------------------------------------------------------------------------------------
SP Prudential U.S. Emerging Growth Portfolio
    5/1/2002* to 12/31/2002                              $1.00813         $0.75658            77,973
    1/1/2003 to 12/31/2003                               $0.75658         $1.05808           234,827
    1/1/2004 to 12/31/2004                               $1.05808         $1.26419           219,324
    1/1/2005 to 12/31/2005                               $1.26419         $1.46554           192,853
    1/1/2006 to 12/31/2006                               $1.46554         $1.58082           118,334
----------------------------------------------------------------------------------------------------------
SP Small-Cap Growth Portfolio
    5/1/2002* to 12/31/2002                              $0.99996         $0.76251            66,083
    1/1/2003 to 12/31/2003                               $0.76251         $1.01108           571,775
    1/1/2004 to 12/31/2004                               $1.01108         $0.98594         1,185,252
    1/1/2005 to 12/31/2005                               $0.98594         $0.99462           379,320
    1/1/2006 to 12/31/2006                               $0.99462         $1.10025           324,210
----------------------------------------------------------------------------------------------------------
SP Strategic Partners Focused Growth Portfolio
    5/1/2002* to 12/31/2002                              $1.00807         $0.80793            98,858
    1/1/2003 to 12/31/2003                               $0.80793         $1.00077            79,543
    1/1/2004 to 12/31/2004                               $1.00077         $1.08939            58,732
    1/1/2005 to 12/31/2005                               $1.08939         $1.23467            84,874
    1/1/2006 to 12/31/2006                               $1.23467         $1.20726            66,240

-----------------------------------------------------------------------------------------------------------
                                                                                            Number of
                                                        Accumulation     Accumulation      Accumulation
                                                        Unit Value at    Unit Value at Units Outstanding at
                                                     Beginning of Period End of Period    End of Period
-----------------------------------------------------------------------------------------------------------
SP Technology Portfolio
    5/1/2002* to 12/31/2002                                $1.00200         $0.68057            2,907
    1/1/2003 to 12/31/2003                                 $0.68057         $0.95387          188,395
    1/1/2004 to 12/31/2004                                 $0.95387         $0.93892          856,847
    1/1/2005 to 4/29/2005                                  $0.93892         $0.83813                0
-----------------------------------------------------------------------------------------------------------
SP International Growth Portfolio
 (formerly, SP William Blair International Growth
 Portfolio)
    5/1/2002* to 12/31/2002                                $1.00364         $0.76891           36,399
    1/1/2003 to 12/31/2003                                 $0.76891         $1.05634          992,042
    1/1/2004 to 12/31/2004                                 $1.05634         $1.21164        1,093,796
    1/1/2005 to 12/31/2005                                 $1.21164         $1.38795          239,742
    1/1/2006 to 12/31/2006                                 $1.38795         $1.65375          170,864
-----------------------------------------------------------------------------------------------------------
AST Advanced Strategies Portfolio
    3/20/2006* to 12/31/2006                               $9.99870        $10.66600           11,810
-----------------------------------------------------------------------------------------------------------
AST Aggressive Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                               $9.99870         $9.99781                0
    1/1/2006 to 12/31/2006                                 $9.99781        $11.38426           53,943
-----------------------------------------------------------------------------------------------------------
AST Alger All-Cap Growth Portfolio
    3/14/2005* to 12/02/2005                              $10.09321        $11.71644                0
-----------------------------------------------------------------------------------------------------------
AST AllianceBernstein Core Value Portfolio
    3/14/2005* to 12/31/2005                              $10.07954        $10.31589                0
    1/1/2006 to 12/31/2006                                $10.31589        $12.32152                0
-----------------------------------------------------------------------------------------------------------
AST AllianceBernstein Growth & Income Portfolio
    3/14/2005* to 12/31/2005                              $10.05465        $10.27041              613
    1/1/2006 to 12/31/2006                                $10.27041        $11.85492            2,008
-----------------------------------------------------------------------------------------------------------
AST AllianceBernstein Growth + Value Portfolio
    3/14/2005* to 12/02/2005                              $10.04992        $11.32871                0
-----------------------------------------------------------------------------------------------------------
AST AllianceBernstein Managed Index 500 Portfolio
    3/14/2005* to 12/31/2005                              $10.04972        $10.40528                0
    1/1/2006 to 12/31/2006                                $10.40528        $11.53220            7,864
-----------------------------------------------------------------------------------------------------------
AST American Century Income & Growth Portfolio
    3/14/2005* to 12/31/2005                              $10.06642        $10.33775                0
    1/1/2006 to 12/31/2006                                $10.33775        $11.89059                0
-----------------------------------------------------------------------------------------------------------
AST American Century Strategic Allocation Portfolio
 (formerly, AST American Century Strategic Balanced
 Portfolio)
    3/14/2005* to 12/31/2005                              $10.04186        $10.32060                0
    1/1/2006 to 12/31/2006                                $10.32060        $11.14052                0
-----------------------------------------------------------------------------------------------------------
AST Balanced Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                               $9.99870        $10.01777              709
    1/1/2006 to 12/31/2006                                $10.01777        $11.02058           76,081
-----------------------------------------------------------------------------------------------------------
AST Capital Growth Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                               $9.99870        $10.00777                0
    1/1/2006 to 12/31/2006                                $10.00777        $11.19746          118,037
-----------------------------------------------------------------------------------------------------------
AST Cohen & Steers Realty Portfolio
    3/14/2005* to 12/31/2005                              $10.14694        $12.02239            3,255
    1/1/2006 to 12/31/2006                                $12.02239        $16.18074            5,324
-----------------------------------------------------------------------------------------------------------
AST Conservative Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                               $9.99870        $10.02777            5,377
    1/1/2006 to 12/31/2006                                $10.02777        $10.91230           44,365
-----------------------------------------------------------------------------------------------------------
AST DeAM Large-Cap Value Portfolio
    3/14/2005* to 12/31/2005                              $10.08475        $10.71961                0
    1/1/2006 to 12/31/2006                                $10.71961        $12.84370                0

------------------------------------------------------------------------------------------------------------
                                                                                             Number of
                                                         Accumulation     Accumulation      Accumulation
                                                         Unit Value at    Unit Value at Units Outstanding at
                                                      Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------------------------------
AST Neuberger Berman Small-Cap Growth Portfolio
  (formerly, AST DeAM Small-Cap Growth Portfolio)
    3/14/2005* to 12/31/2005                               $10.01116        $10.31628             916
    1/1/2006 to 12/31/2006                                 $10.31628        $10.94179               0
------------------------------------------------------------------------------------------------------------
AST DeAM Small-Cap Value Portfolio
    3/14/2005* to 12/31/2005                               $10.04553        $10.02163           1,790
    1/1/2006 to 12/31/2006                                 $10.02163        $11.83230               0
------------------------------------------------------------------------------------------------------------
AST Federated Aggressive Growth Portfolio
    3/14/2005* to 12/31/2005                                $9.99870        $10.96320             484
    1/1/2006 to 12/31/2006                                 $10.96320        $12.18419           1,440
------------------------------------------------------------------------------------------------------------
AST First Trust Capital Appreciation Target Portfolio
    3/20/2006* to 12/31/2006                                $9.99870        $10.48825               0
------------------------------------------------------------------------------------------------------------
AST First Trust Balanced Target Portfolio
    3/20/2006* to 12/31/2006                                $9.99870        $10.58698               0
------------------------------------------------------------------------------------------------------------
AST UBS Dynamic Alpha Portfolio
  (formerly, AST Global Allocation Portfolio)
    3/14/2005* to 12/31/2005                               $10.01525        $10.62776               0
    1/1/2006 to 12/31/2006                                 $10.62776        $11.62614             413
------------------------------------------------------------------------------------------------------------
AST Goldman Sachs Concentrated Growth Portfolio
    3/14/2005* to 12/31/2005                               $10.03286        $10.76377               0
    1/1/2006 to 12/31/2006                                 $10.76377        $11.65320             268
------------------------------------------------------------------------------------------------------------
AST High Yield Portfolio
    3/14/2005* to 12/31/2005                                $9.97664         $9.86257          29,224
    1/1/2006 to 12/31/2006                                  $9.86257        $10.71259          31,288
------------------------------------------------------------------------------------------------------------
AST Goldman Sachs Mid-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                                $9.99870        $10.58316               0
    1/1/2006 to 12/31/2006                                 $10.58316        $11.07077           1,032
------------------------------------------------------------------------------------------------------------
AST JPMorgan International Equity Portfolio
    3/14/2005* to 12/31/2005                                $9.91372        $10.65770           1,055
    1/1/2006 to 12/31/2006                                 $10.65770        $12.88158           7,194
------------------------------------------------------------------------------------------------------------
AST Large-Cap Value Portfolio
    3/14/2005* to 12/31/2005                               $10.07710        $10.56123           1,255
    1/1/2006 to 12/31/2006                                 $10.56123        $12.31413           6,595
------------------------------------------------------------------------------------------------------------
AST Lord Abbett Bond Debenture Portfolio
    3/14/2005* to 12/31/2005                                $9.99870         $9.95397           1,234
    1/1/2006 to 12/31/2006                                  $9.95397        $10.75768           3,320
------------------------------------------------------------------------------------------------------------
AST Marsico Capital Growth Portfolio
    3/14/2005* to 12/31/2005                               $10.12608        $10.90783           1,433
    1/1/2006 to 12/31/2006                                 $10.90783        $11.51340           9,041
------------------------------------------------------------------------------------------------------------
AST MFS Global Equity Portfolio
    3/14/2005* to 12/31/2005                                $9.96610        $10.48203               0
    1/1/2006 to 12/31/2006                                 $10.48203        $12.82457           1,924
------------------------------------------------------------------------------------------------------------
AST MFS Growth Portfolio
    3/14/2005* to 12/31/2005                               $10.03677        $10.76384               0
    1/1/2006 to 12/31/2006                                 $10.76384        $11.61849               0
------------------------------------------------------------------------------------------------------------
AST Mid-Cap Value Portfolio
    3/14/2005* to 12/31/2005                               $10.06487        $10.35723           1,182
    1/1/2006 to 12/31/2006                                 $10.35723        $11.64662           1,871
------------------------------------------------------------------------------------------------------------
AST Neuberger Berman Mid-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                               $10.05559        $11.34064           1,721
    1/1/2006 to 12/31/2006                                 $11.34064        $12.73152           1,414
------------------------------------------------------------------------------------------------------------
AST Neuberger Berman Mid-Cap Value Portfolio
    3/14/2005* to 12/31/2005                               $10.02180        $10.88951           3,280
    1/1/2006 to 12/31/2006                                 $10.88951        $11.87082           6,058

----------------------------------------------------------------------------------------------------
                                                                                     Number of
                                                 Accumulation     Accumulation      Accumulation
                                                 Unit Value at    Unit Value at Units Outstanding at
                                              Beginning of Period End of Period    End of Period
----------------------------------------------------------------------------------------------------
AST PIMCO Limited Maturity Bond Portfolio
    3/14/2005* to 12/31/2005                        $9.99870        $10.06112           2,109
    1/1/2006 to 12/31/2006                         $10.06112        $10.28150           3,451
----------------------------------------------------------------------------------------------------
AST Preservation Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                        $9.99870        $10.03777               0
    1/1/2006 to 12/31/2006                         $10.03777        $10.66664               0
----------------------------------------------------------------------------------------------------
AST Small-Cap Value Portfolio
    3/14/2005* to 12/31/2005                       $10.04850        $10.65131             480
    1/1/2006 to 12/31/2006                         $10.65131        $12.58550           3,420
----------------------------------------------------------------------------------------------------
AST T. Rowe Price Asset Allocation Portfolio
    3/14/2005* to 12/31/2005                       $10.02851        $10.35969             145
    1/1/2006 to 12/31/2006                         $10.35969        $11.47079             214
----------------------------------------------------------------------------------------------------
AST T. Rowe Price Global Bond Portfolio
    3/14/2005* to 12/31/2005                        $9.94923         $9.45336             317
    1/1/2006 to 12/31/2006                          $9.45336         $9.88855           1,433
----------------------------------------------------------------------------------------------------
AST T. Rowe Price Natural Resources Portfolio
    3/14/2005* to 12/31/2005                       $10.00270        $11.74369           6,423
    1/1/2006 to 12/31/2006                         $11.74369        $13.39296          11,461
----------------------------------------------------------------------------------------------------
Gartmore GVIT Developing Markets Fund
    3/14/2005* to 12/31/2005                        $9.88086        $12.06669           4,825
    1/1/2006 to 12/31/2006                         $12.06669        $15.98374           6,883
----------------------------------------------------------------------------------------------------
Janus Aspen Large Cap Growth Portfolio -
 Service Shares
    5/1/2002* to 12/31/2002                         $1.00860         $0.77398           8,577
    1/1/2003 to 12/31/2003                          $0.77398         $1.00180          86,824
    1/1/2004 to 12/31/2004                          $1.00180         $1.02749          87,502
    1/1/2005 to 12/31/2005                          $1.02749         $1.05188          67,596
    1/1/2006 to 12/31/2006                          $1.05188         $1.15075          44,804



 * As applicable, date that portfolio was first offered in the product and/or this charge combination first appeared.

  (Highest Daily Value Death Benefit and Lifetime Five 2.75) (for version of contract sold on or after May 1, 2003)



----------------------------------------------------------------------------------------
                                                                         Number of
                                     Accumulation     Accumulation      Accumulation
                                     Unit Value at    Unit Value at Units Outstanding at
                                  Beginning of Period End of Period    End of Period
----------------------------------------------------------------------------------------
Jennison Portfolio
    3/14/2005* to 12/31/2005           $10.06117        $11.71852            0
    1/1/2006 to 12/31/2006             $11.71852        $11.60950            0
----------------------------------------------------------------------------------------
Prudential Equity Portfolio
    3/14/2005* to 12/31/2005           $10.04754        $11.00992            0
    1/1/2006 to 12/31/2006             $11.00992        $12.06300            0
----------------------------------------------------------------------------------------
Prudential Global Portfolio
    3/14/2005* to 12/31/2005            $9.98571        $11.24606            0
    1/1/2006 to 12/31/2006             $11.24606        $13.09664            0
----------------------------------------------------------------------------------------
Prudential Money Market Portfolio
    3/14/2005* to 12/31/2005            $9.99964        $10.02827            0
    1/1/2006 to 12/31/2006             $10.02827        $10.22412            0

----------------------------------------------------------------------------------------------------------
                                                                                           Number of
                                                       Accumulation     Accumulation      Accumulation
                                                       Unit Value at    Unit Value at Units Outstanding at
                                                    Beginning of Period End of Period    End of Period
----------------------------------------------------------------------------------------------------------
Prudential Stock Index Portfolio
    3/14/2005* to 12/31/2005                             $10.05569        $10.29682               0
    1/1/2006 to 12/31/2006                               $10.29682        $11.57989               0
----------------------------------------------------------------------------------------------------------
Prudential Value Portfolio
    3/14/2005* to 12/31/2005                             $10.03704        $11.16744               0
    1/1/2006 to 12/31/2006                               $11.16744        $13.03651               0
----------------------------------------------------------------------------------------------------------
SP Aggressive Growth Asset Allocation Portfolio
    3/14/2005* to 12/31/2005                             $10.03144        $10.89452               0
    1/1/2006 to 12/31/2006                               $10.89452        $12.11717               0
----------------------------------------------------------------------------------------------------------
SP AIM Aggressive Growth Portfolio
    3/14/2005* to 4/29/2005                              $10.06839         $9.47634               0
----------------------------------------------------------------------------------------------------------
SP AIM Core Equity Portfolio
    3/14/2005* to 12/31/2005                             $10.02472        $10.15397               0
    1/1/2006 to 12/31/2006                               $10.15397        $11.46923               0
----------------------------------------------------------------------------------------------------------
SP T. Rowe Price Large-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                             $10.02972        $12.03478               0
    1/1/2006 to 12/31/2006                               $12.03478        $12.40608               0
----------------------------------------------------------------------------------------------------------
SP Balanced Asset Allocation Portfolio
    3/14/2005* to 12/31/2005                             $10.01669        $10.58751          76,778
    1/1/2006 to 12/31/2006                               $10.58751        $11.40644          64,795
----------------------------------------------------------------------------------------------------------
SP Conservative Asset Allocation Portfolio
    3/14/2005* to 12/31/2005                             $10.00674        $10.41736          40,172
    1/1/2006 to 12/31/2006                               $10.41736        $11.01825          18,272
----------------------------------------------------------------------------------------------------------
SP Davis Value Portfolio
    3/14/2005* to 12/31/2005                             $10.02465        $10.54231               0
    1/1/2006 to 12/31/2006                               $10.54231        $11.80245               0
----------------------------------------------------------------------------------------------------------
SP Small-Cap Value Portfolio
    3/14/2005* to 12/31/2005                             $10.05686        $10.42337               0
    1/1/2006 to 12/31/2006                               $10.42337        $11.62655               0
----------------------------------------------------------------------------------------------------------
SP Growth Asset Allocation Portfolio
    3/14/2005* to 12/31/2005                             $10.02857        $10.75346         165,231
    1/1/2006 to 12/31/2006                               $10.75346        $11.81507         164,735
----------------------------------------------------------------------------------------------------------
SP Large Cap Value Portfolio
    3/14/2005* to 12/31/2005                             $10.07536        $10.39807               0
    1/1/2006 to 12/31/2006                               $10.39807        $11.99010               0
----------------------------------------------------------------------------------------------------------
SP International Value Portfolio
  (formerly, SP LSV International Value Portfolio)
    3/14/2005* to 12/31/2005                              $9.91175        $10.58053               0
    1/1/2006 to 12/31/2006                               $10.58053        $13.29449               0
----------------------------------------------------------------------------------------------------------
SP MFS Capital Opportunities Portfolio
    3/14/2005* to 12/31/2005                             $10.05557         $9.59656               0
----------------------------------------------------------------------------------------------------------
SP Mid Cap Growth Portfolio
    3/14/2005* to 12/31/2005                             $10.02785        $10.60799               0
    1/1/2006 to 12/31/2006                               $10.60799        $10.12419               0
----------------------------------------------------------------------------------------------------------
SP PIMCO High Yield Portfolio
    3/14/2005* to 12/31/2005                              $9.98851        $10.05567               0
    1/1/2006 to 12/31/2006                               $10.05567        $10.71775               0
----------------------------------------------------------------------------------------------------------
SP PIMCO Total Return Portfolio
    3/14/2005* to 12/31/2005                              $9.99777        $10.08669               0
    1/1/2006 to 12/31/2006                               $10.08669        $10.17850               0

-----------------------------------------------------------------------------------------------------------
                                                                                            Number of
                                                        Accumulation     Accumulation      Accumulation
                                                        Unit Value at    Unit Value at Units Outstanding at
                                                     Beginning of Period End of Period    End of Period
-----------------------------------------------------------------------------------------------------------
SP Prudential U.S. Emerging Growth Portfolio
    3/14/2005* to 12/31/2005                              $10.03536        $11.65286               0
    1/1/2006 to 12/31/2006                                $11.65286        $12.42904               0
-----------------------------------------------------------------------------------------------------------
SP Small-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                              $10.02998        $10.42978               0
    1/1/2006 to 12/31/2006                                $10.42978        $11.40870               0
-----------------------------------------------------------------------------------------------------------
SP Strategic Partners Focused Growth Portfolio
    3/14/2005* to 12/31/2005                              $10.07318        $11.89439               0
    1/1/2006 to 12/31/2006                                $11.89439        $11.50025               0
-----------------------------------------------------------------------------------------------------------
SP Technology Portfolio
    3/14/2005* to 12/31/2005                              $10.04271         $9.58302               0
-----------------------------------------------------------------------------------------------------------
SP International Growth Portfolio
 (formerly, SP William Blair International Growth
 Portfolio)
    3/14/2005* to 12/31/2005                               $9.92593        $11.20713               0
    1/1/2006 to 12/31/2006                                $11.20713        $13.20385               0
-----------------------------------------------------------------------------------------------------------
AST Advanced Strategies Portfolio
    3/20/2006* to 12/31/2006                               $9.99777        $10.57202               0
-----------------------------------------------------------------------------------------------------------
AST Aggressive Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                               $9.99777         $9.98918               0
    1/1/2006 to 12/31/2006                                 $9.98918        $11.24761               0
-----------------------------------------------------------------------------------------------------------
AST Alger All-Cap Growth Portfolio
    3/14/2005* to 12/02/2005                              $10.09229        $11.62084               0
-----------------------------------------------------------------------------------------------------------
AST AllianceBernstein Core Value Portfolio
    3/14/2005* to 12/31/2005                              $10.07861        $10.22287               0
    1/1/2006 to 12/31/2006                                $10.22287        $12.07405               0
-----------------------------------------------------------------------------------------------------------
AST AllianceBernstein Growth & Income Portfolio
    3/14/2005* to 12/31/2005                              $10.05372        $10.17785               0
    1/1/2006 to 12/31/2006                                $10.17785        $11.61695               0
-----------------------------------------------------------------------------------------------------------
AST AllianceBernstein Growth + Value Portfolio
    3/14/2005* to 12/02/2005                              $10.04900        $11.23624               0
-----------------------------------------------------------------------------------------------------------
AST AllianceBernstein Managed Index 500 Portfolio
    3/14/2005* to 12/31/2005                              $10.04879        $10.31138               0
    1/1/2006 to 12/31/2006                                $10.31138        $11.30061               0
-----------------------------------------------------------------------------------------------------------
AST American Century Income & Growth Portfolio
    3/14/2005* to 12/31/2005                              $10.06549        $10.24446               0
    1/1/2006 to 12/31/2006                                $10.24446        $11.65186               0
-----------------------------------------------------------------------------------------------------------
AST American Century Strategic Allocation Portfolio
 (formerly, AST American Century Strategic Balanced
 Portfolio)
    3/14/2005* to 12/31/2005                              $10.04094        $10.22754               0
    1/1/2006 to 12/31/2006                                $10.22754        $10.91679               0
-----------------------------------------------------------------------------------------------------------
AST Balanced Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                               $9.99777        $10.00913           5,593
    1/1/2006 to 12/31/2006                                $10.00913        $10.88808          29,966
-----------------------------------------------------------------------------------------------------------
AST Capital Growth Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                               $9.99777         $9.99914          90,558
    1/1/2006 to 12/31/2006                                 $9.99914        $11.06284         178,182
-----------------------------------------------------------------------------------------------------------
AST Cohen & Steers Realty Portfolio
    3/14/2005* to 12/31/2005                              $10.14601        $11.91406               0
    1/1/2006 to 12/31/2006                                $11.91406        $15.85615               0
-----------------------------------------------------------------------------------------------------------
AST Conservative Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                               $9.99777        $10.01910           4,195
    1/1/2006 to 12/31/2006                                $10.01910        $10.78120          16,594

------------------------------------------------------------------------------------------------------------
                                                                                             Number of
                                                         Accumulation     Accumulation      Accumulation
                                                         Unit Value at    Unit Value at Units Outstanding at
                                                      Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------------------------------
AST DeAM Large-Cap Value Portfolio
    3/14/2005* to 12/31/2005                               $10.08383        $10.62294              0
    1/1/2006 to 12/31/2006                                 $10.62294        $12.58576              0
------------------------------------------------------------------------------------------------------------
AST Neuberger Berman Small-Cap Growth Portfolio
  (formerly, AST DeAM Small-Cap Growth Portfolio)
    3/14/2005* to 12/31/2005                               $10.01024        $10.22322              0
    1/1/2006 to 12/31/2006                                 $10.22322        $10.72193              0
------------------------------------------------------------------------------------------------------------
AST DeAM Small-Cap Value Portfolio
    3/14/2005* to 12/31/2005                               $10.04461         $9.93126              0
    1/1/2006 to 12/31/2006                                  $9.93126        $11.59492              0
------------------------------------------------------------------------------------------------------------
AST Federated Aggressive Growth Portfolio
    3/14/2005* to 12/31/2005                                $9.99777        $10.86427              0
    1/1/2006 to 12/31/2006                                 $10.86427        $11.93940              0
------------------------------------------------------------------------------------------------------------
AST First Trust Capital Appreciation Target Portfolio
    3/20/2006* to 12/31/2006                                $9.99777        $10.39574          1,698
------------------------------------------------------------------------------------------------------------
AST First Trust Balanced Target Portfolio
    3/20/2006* to 12/31/2006                                $9.99777        $10.49366              0
------------------------------------------------------------------------------------------------------------
AST UBS Dynamic Alpha Portfolio
  (formerly, AST Global Allocation Portfolio)
    3/14/2005* to 12/31/2005                               $10.01433        $10.53185              0
    1/1/2006 to 12/31/2006                                 $10.53185        $11.39263              0
------------------------------------------------------------------------------------------------------------
AST Goldman Sachs Concentrated Growth Portfolio
    3/14/2005* to 12/31/2005                               $10.03193        $10.66654              0
    1/1/2006 to 12/31/2006                                 $10.66654        $11.41899              0
------------------------------------------------------------------------------------------------------------
AST High Yield Portfolio
    3/14/2005* to 12/31/2005                                $9.97572         $9.77353              0
    1/1/2006 to 12/31/2006                                  $9.77353        $10.49735              0
------------------------------------------------------------------------------------------------------------
AST Goldman Sachs Mid-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                                $9.99777        $10.48770              0
    1/1/2006 to 12/31/2006                                 $10.48770        $10.84831              0
------------------------------------------------------------------------------------------------------------
AST JPMorgan International Equity Portfolio
    3/14/2005* to 12/31/2005                                $9.91280        $10.56143              0
    1/1/2006 to 12/31/2006                                 $10.56143        $12.62280              0
------------------------------------------------------------------------------------------------------------
AST Large-Cap Value Portfolio
    3/14/2005* to 12/31/2005                               $10.07618        $10.46601              0
    1/1/2006 to 12/31/2006                                 $10.46601        $12.06704              0
------------------------------------------------------------------------------------------------------------
AST Lord Abbett Bond Debenture Portfolio
    3/14/2005* to 12/31/2005                                $9.99777         $9.86405              0
    1/1/2006 to 12/31/2006                                  $9.86405        $10.54159              0
------------------------------------------------------------------------------------------------------------
AST Marsico Capital Growth Portfolio
    3/14/2005* to 12/31/2005                               $10.12516        $10.80945              0
    1/1/2006 to 12/31/2006                                 $10.80945        $11.28217              0
------------------------------------------------------------------------------------------------------------
AST MFS Global Equity Portfolio
    3/14/2005* to 12/31/2005                                $9.96517        $10.38754              0
    1/1/2006 to 12/31/2006                                 $10.38754        $12.56729              0
------------------------------------------------------------------------------------------------------------
AST MFS Growth Portfolio
    3/14/2005* to 12/31/2005                               $10.03584        $10.66678              0
    1/1/2006 to 12/31/2006                                 $10.66678        $11.38515              0
------------------------------------------------------------------------------------------------------------
AST Mid-Cap Value Portfolio
    3/14/2005* to 12/31/2005                               $10.06394        $10.26369              0
    1/1/2006 to 12/31/2006                                 $10.26369        $11.41265              0
------------------------------------------------------------------------------------------------------------
AST Neuberger Berman Mid-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                               $10.05467        $11.23844              0
    1/1/2006 to 12/31/2006                                 $11.23844        $12.47591              0

----------------------------------------------------------------------------------------------------
                                                                                     Number of
                                                 Accumulation     Accumulation      Accumulation
                                                 Unit Value at    Unit Value at Units Outstanding at
                                              Beginning of Period End of Period    End of Period
----------------------------------------------------------------------------------------------------
AST Neuberger Berman Mid-Cap Value Portfolio
    3/14/2005* to 12/31/2005                       $10.02088        $10.79135               0
    1/1/2006 to 12/31/2006                         $10.79135        $11.63249               0
----------------------------------------------------------------------------------------------------
AST PIMCO Limited Maturity Bond Portfolio
    3/14/2005* to 12/31/2005                        $9.99777         $9.97047               0
    1/1/2006 to 12/31/2006                          $9.97047        $10.07526               0
----------------------------------------------------------------------------------------------------
AST Preservation Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                        $9.99777        $10.02910               0
    1/1/2006 to 12/31/2006                         $10.02910        $10.53839          20,418
----------------------------------------------------------------------------------------------------
AST Small-Cap Value Portfolio
    3/14/2005* to 12/31/2005                       $10.04758        $10.55522               0
    1/1/2006 to 12/31/2006                         $10.55522        $12.33274               0
----------------------------------------------------------------------------------------------------
AST T. Rowe Price Asset Allocation Portfolio
    3/14/2005* to 12/31/2005                       $10.02759        $10.26630               0
    1/1/2006 to 12/31/2006                         $10.26630        $11.24064               0
----------------------------------------------------------------------------------------------------
AST T. Rowe Price Global Bond Portfolio
    3/14/2005* to 12/31/2005                        $9.94831         $9.36794               0
    1/1/2006 to 12/31/2006                          $9.36794         $9.68974               0
----------------------------------------------------------------------------------------------------
AST T. Rowe Price Natural Resources Portfolio
    3/14/2005* to 12/31/2005                       $10.00177        $11.63782               0
    1/1/2006 to 12/31/2006                         $11.63782        $13.12406               0
----------------------------------------------------------------------------------------------------
Gartmore GVIT Developing Markets Fund
    3/14/2005* to 12/31/2005                        $9.87994        $11.95787               0
    1/1/2006 to 12/31/2006                         $11.95787        $15.66273               0
----------------------------------------------------------------------------------------------------
Janus Aspen Large Cap Growth Portfolio -
 Service Shares
    3/14/2005* to 12/31/2005                       $10.04371        $10.30638               0
    1/1/2006 to 12/31/2006                         $10.30638        $11.14794               0



 * As applicable, date that portfolio was first offered in the product and/or this charge combination first appeared.

       APPENDIX B - SELECTING THE VARIABLE ANNUITY THAT'S RIGHT FOR YOU

 Within the Strategic Partners(SM) family of annuities, we offer several different deferred variable annuity products. These annuities are issued by Pruco Life Insurance Company (in New York, by Pruco Life Insurance Company of New Jersey). Not all of these annuities may be available to you due to state approval or broker-dealer offerings. You can verify which of these annuities is available to you by asking your registered representative, or by calling us at (888) PRU-2888. For comprehensive information about each of these annuities, please consult the prospectus for the annuity.

 Each annuity has different features and benefits that may be appropriate for you, based on your individual financial situation and how you intend to use the annuity.

 The different features and benefits may include variations on your ability to access funds in your annuity without the imposition of a withdrawal charge as well as different ongoing fees and charges you pay while your contract remains in force. Additionally, differences may exist in various optional benefits such as guaranteed living benefits or death benefit protection.

 Among the factors you should consider when choosing which annuity product may be most appropriate for your individual needs are the following:

..   Your age;
..   The amount of your investment and any planned future deposits into the annuity;
..   How long you intend to hold the annuity (also referred to as investment time horizon);
..   Your desire to make withdrawals from the annuity;
..   Your investment return objectives;
..   The effect of optional benefits that may be elected; and
..   Your desire to minimize costs and/or maximize return associated with the annuity.

 The following chart sets forth the prominent features of each Strategic Partners variable annuity. The availability of optional features, such as those noted in the chart, may increase the cost of the contract. Therefore, you should carefully consider which features you plan to use when selecting your annuity.


 In addition to the chart, we set out below certain hypothetical illustrations that reflect the Contract Value and surrender value of each variable annuity over a variety of holding periods. These charts are meant to reflect how your annuities can grow or decrease depending on market conditions and the comparable value of each of the annuities (which reflects the charges associated with the annuities) under the assumptions noted. In comparing the values within the illustrations, a number of distinctions are evident. To fully appreciate these distinctions, we encourage you to speak to your registered representative and to read the prospectuses. However, we do point out the following noteworthy items:

..   Strategic Partners Advisor, because it has no sales charge, offers the highest surrender value during the first few years. However, unlike Strategic Partners FlexElite 2 (i.e., the version of the contract sold on or after May 1, 2003) and the Strategic Partners Annuity One 3/Plus 3 contracts, Strategic Partners Advisor offers few optional benefits.
..   Strategic Partners FlexElite 2 offers both an array of optional benefits as well as the "liquidity" to surrender the annuity without any withdrawal charge after three contract years have passed. FlexElite 2 also is unique in offering an optional persistency bonus (which, if taken, extends the withdrawal charge period).

..   Strategic Partners Select, as part of its standard insurance and administrative expense, offers a guaranteed minimum death benefit equal to the greater of Contract Value, a step-up value, or a roll-up value. In contrast, you incur an additional charge if you opt for an enhanced death benefit under the other annuities.

..   Strategic Partners Annuity One 3/Plus 3 comes in both a bonus version and a non-bonus version, each of which offers several optional insurance features. A bonus is added to your purchase payments under the bonus version, although the withdrawal charges under the bonus version are higher than those under the non-bonus version. Although the non-bonus version offers no bonus, it is accompanied by fixed interest rate options and a market value adjustment option that may provide higher interest rates than such options accompanying the bonus version.

 STRATEGIC PARTNERS ANNUITY PRODUCT COMPARISON. Below is a summary of Strategic Partners variable annuity products. You should consider the investment objectives, risks, charges and expenses of an investment in any contract carefully before investing. Each product prospectus as well as the underlying portfolio prospectuses contains this and other information about the variable annuities and underlying investment options. Your registered representative can provide you with prospectuses for one or more of these variable annuities and the underlying portfolios and can help you decide upon the product that would be most advantageous for you given your individual needs. Please read the prospectuses carefully before investing.

----------------------------------------------------------------------------------------------------
                                                                                      Strategic
                                                                                       Partners
                         Strategic             Strategic                            Annuity One 3/
                         Partners               Partners             Strategic        Plus 3 non
                          Advisor           Flexelite 2/ 1/       Partners Select       Bonus
----------------------------------------------------------------------------------------------------
Minimum Investment   $10,000            $10,000                  $10,000           $10,000
----------------------------------------------------------------------------------------------------
Maximum Issue Age    85 Qualified &     85 Qualified &           80 Qualified & 85 85 Qualified &
                     Non-Qualified      Non-Qualified            Non-Qualified     Non-Qualified
----------------------------------------------------------------------------------------------------
Withdrawal Charge    None               3 Years (7%, 7%,         7 Years (7%, 6%,  7 Years (7%, 6%,
 Schedule                               7%) Contract date        5%, 4%, 3%, 2%,   5%, 4%, 3%, 2%,
                                        based                    1%) Contract date 1%) Payment date
                                                                 based             based
----------------------------------------------------------------------------------------------------
Annual Charge-Free   Full liquidity     10% of gross             10% of gross      10% of gross
 Withdrawal/ 2/                         purchase                 purchase          purchase
                                        payments made as         payments per      payments made as
                                        of last contract         contract year,    of last contract
                                        anniversary per          cumulative up to  anniversary per
                                        contract year            7 years or 70% of contract year
                                                                 gross purchase
                                                                 payments
----------------------------------------------------------------------------------------------------
Insurance and        1.40%              1.65%                    1.52%             1.40%
 Administration
 Charge
----------------------------------------------------------------------------------------------------
Contract Maintenance The lesser of $30  The lesser of $50        $30. Waived if    The lesser of $35
 Fee (assessed       or 2% of your      or 2% of your            Contract Value is or 2% of your
 annually)           Contract Value.    Contract Value           $50,000 or more   contract value.
                     Waived if contract Waived if contract                         Waived if
                     value is $50,000   value is $100,000                          Contract Value is
                     or more            or more                                    $75,000 or more
----------------------------------------------------------------------------------------------------
Contract Credit      No                 Yes 1% credit            No                No
                                        option at end of
                                        3/rd/ and 6/th/ contract
                                        years. Election
                                        results in a new 3
                                        year withdrawal
                                        charge



-----------------------------------------------------------------------------------------------------------------------
                                    Strategic Partners Annuity One 3/Plus 3 Bonus
-----------------------------------------------------------------------------------------------------------------------
Minimum Investment                  $10,000
-----------------------------------------------------------------------------------------------------------------------
Maximum Issue Age                   85 Qualified & Non-Qualified
-----------------------------------------------------------------------------------------------------------------------
Withdrawal Charge Schedule          7 Years (8%, 8%, 8%, 8%, 7%, 6%, 5%) Payment date based
-----------------------------------------------------------------------------------------------------------------------
Annual Charge-Free Withdrawal /2/   10% of gross purchase payments made as of last contract anniversary per contract year
-----------------------------------------------------------------------------------------------------------------------
Insurance and Administration Charge 1.50%
-----------------------------------------------------------------------------------------------------------------------
Contract Maintenance Fee (assessed  The lesser of $35 or 2% of your contract value. Waived if Contract Value is $75,000
 annually)                          or more
-----------------------------------------------------------------------------------------------------------------------
Contract Credit                     Yes
                                    3% - all amounts ages
                                    81 - 85
                                    4% - under $250,000
                                    5% - $250,000 - $999,999
                                    6% - $1,000,000+



 1 This column depicts features of the version of Strategic Partners FlexElite sold on or after May 1, 2003 or upon subsequent state approval. In one state, Pruco Life continues to sell a prior version of the contract. Under that version, the charge for the base death benefit is 1.60%, rather than 1.65%. The prior version also differs in certain other respects (e.g., availability of optional benefits). The values illustrated below are based on the 1.65% charge, and therefore are slightly lower than if the 1.60% charge were used.
 2 Withdrawals of taxable amounts will be subject to income tax, and prior to age 59 1/2, may be subject to a 10% Federal Income Tax penalty.

----------------------------------------------------------------------------------------------
                                                                                Strategic
                                                                                 Partners
                            Strategic        Strategic                           Annuity
                            Partners          Partners        Strategic        One 3/Plus 3
                             Advisor      Flexelite 2 /1/  Partners Select      Non Bonus
----------------------------------------------------------------------------------------------
Fixed Rate Account       No               Yes              Yes              Yes
                                          1-Year           1-Year           1-Year
----------------------------------------------------------------------------------------------
Market Value             No               Yes              Yes              Yes
 Adjustment Account                       1-10 Years       7-Year           1-10 Years
 (MVA)
----------------------------------------------------------------------------------------------
Enhanced Dollar Cost     No               Yes              No               Yes
 Averaging (DCA)
----------------------------------------------------------------------------------------------
Variable Investment      as indicated in  as indicated in  as indicated in  as indicated in
 Options Available       prospectus       prospectus       prospectus       prospectus
----------------------------------------------------------------------------------------------
Evergreen Funds          N/A              N/A              N/A              6-available in
                                                                            Strategic Partners
                                                                            Plus 3 only
----------------------------------------------------------------------------------------------
Base Death Benefit:      The greater of:  The greater of:  Combo: Step/Roll The greater of:
                         purchase         purchase         Withdrawals will purchase
                         payment(s) minus payment(s) minus proportionately  payment(s) minus
                         proportionate    proportionate    affect the Death proportionate
                         withdrawal(s) or withdrawal(s) or Contract Value   withdrawal(s) or
                         Contract Value   Contract Value                    Benefit
----------------------------------------------------------------------------------------------
Optional Death Benefit   Combo: Step/Roll Step-Up          N/A              Step-Up
 (for an additional                       Roll-Up                           Roll-Up
 cost), /4,5/                             Combo: Step/Roll                  Combo: Step/Roll
                                          Highest Daily                     Highest Daily
                                          Value (HDV)                       Value (HDV)
                                          Earnings                          Earnings
                                          Appreciator                       Appreciator
                                          Benefit (EAB)                     Benefit (EAB)
----------------------------------------------------------------------------------------------
Living Benefits (for an  Lifetime Five    Lifetime Five    N/A              Lifetime Five
 additional cost), /5,6/                  Guaranteed                        Guaranteed
                                          Minimum Income                    Minimum Income
                                          Benefit (GMIB)                    Benefit (GMIB)
                                          Income                            Income
                                          Appreciator                       Appreciator
                                          Benefit (IAB)                     Benefit (IAB)
                                          Spousal Lifetime
                         SpousalLifetime  Five Income                       Income Benefit
                         Five             Benefit
                                          Highest Daily
                                          Lifetime Five



-----------------------------------------------------------------------------------------------------------------------------
                                                       Strategic Partners Annuity One 3/Plus 3 Bonus
-----------------------------------------------------------------------------------------------------------------------------
Fixed Rate Account                                     Yes /3/
                                                       1-Year
-----------------------------------------------------------------------------------------------------------------------------
Market Value Adjustment Account (MVA)                  Yes
                                                       1-10 Years
-----------------------------------------------------------------------------------------------------------------------------
Enhanced Dollar Cost Averaging (DCA)                   Yes
-----------------------------------------------------------------------------------------------------------------------------
Variable Investment Options Available                  56/62
-----------------------------------------------------------------------------------------------------------------------------
Evergreen Funds                                        6-available in Strategic Partners Plus 3 only
-----------------------------------------------------------------------------------------------------------------------------
Base Death Benefit:                                    The greater of: purchase payment(s) minus proportionate withdrawal(s)
                                                       or Contract Value
-----------------------------------------------------------------------------------------------------------------------------
Optional Death Benefit (for an additional cost), /4,5/ Step-Up Roll-Up Combo: Step/Roll Highest Daily Value (HDV)
                                                       Earnings Appreciator Benefit (EAB)
-----------------------------------------------------------------------------------------------------------------------------
Living Benefits (for an additional cost), /5,6/        Lifetime Five Guaranteed Minimum Income Benefit (GMIB) Income
                                                       Appreciator Benefit (IAB) Spousal Lifetime Five Income Benefit Highest
                                                       Daily Lifetime Five

 3 We may offer lower interest rates for the fixed rate options than the interest rates offered in the contracts without credit.
 4 For more information on these benefits, refer to Section 4, "What is the Death Benefit?" in the prospectus.
 5  Not all optional benefits may be available in all states.
 6 For more information on these benefits, refer to Section 3, "What kind of payments will I receive during the income phase?"; Section 5, "What is the Lifetime Five(SM) Income Benefit?" (discussing Lifetime Five, Spousal Lifetime Five and Highest Daily Lifetime Five); and Section 6, "What is the Income Appreciator Benefit?" in the prospectus.


 HYPOTHETICAL ILLUSTRATION

 The following examples outline the value of each annuity as well as the amount that would be available to an investor as a result of full surrender at the end of each of the contract years specified. The values shown below are based on the following assumptions:

..   An initial investment of $100,000 is made into each contract earning a gross rate of return of 0% and 6% respectively.

..   No subsequent deposits or withdrawals are made from the contract.


..   The hypothetical gross rates of return (as of December 31, 2006) are reduced by the arithmetic average of the fees and expenses of the underlying portfolios (as of December 31, 2006) and the charges that are deducted from the contract at the Separate Account level as follows:

..   0.97% average of all fund expenses are computed by adding Portfolio management fees, 12b-1 fees and other expenses of all of the underlying portfolios and then dividing by the number of portfolios. For purposes of the illustrations, we do not reflect any expense reimbursements or expense waivers that might apply and are described in the prospectus fee table. Please note that because the SP Aggressive Growth Asset Allocation Portfolio, the SP Balanced Asset Allocation Portfolio, the SP Conservative Asset Allocation Portfolio, and the SP Growth Asset Allocation Portfolio generally were closed to investors in 2005, the fees for such portfolios are not reflected in the above-mentioned average.


..   The Separate Account level charges include the Insurance Charge and
    Administration Charge (as applicable).

 The Contract Value assumes no surrender, while the Surrender Value assumes a 100% surrender two days prior to the contract anniversary, therefore reflecting the withdrawal charge applicable to that contract year. Note that a withdrawal on the contract anniversary, or the day before the contract anniversary, would be subject to the withdrawal charge applicable to the next contract year, which usually is lower. The values that you actually experience under a contract will be different from what is depicted here if any of the assumptions we make here differ from your circumstances, however the relative values for each product reflected below will remain the same. (We will provide you with a personalized illustration upon request).

 0% GROSS RETURN


        SP ADVISOR         SP SELECT       SP FLEX ELITE II   SPAO 3 NON BONUS     SPAO 3 BONUS
    ------------------ ------------------ ------------------ ------------------ ------------------
    CONTRACT SURRENDER CONTRACT SURRENDER CONTRACT SURRENDER CONTRACT SURRENDER CONTRACT SURRENDER
     VALUE     VALUE    VALUE     VALUE    VALUE     VALUE    VALUE     VALUE    VALUE     VALUE
    -------- --------- -------- --------- -------- --------- -------- --------- -------- ---------
 1  $97,678   $97,678  $97,563   $91,433  $97,439   $91,317  $97,678   $91,540  $101,485  $94,166
 2  $95,404   $95,404  $95,179   $90,068  $94,887   $88,945  $95,404   $90,279  $ 99,025  $91,902
 3  $93,183   $93,183  $92,853   $88,710  $92,401   $86,633  $93,183   $89,023  $ 96,624  $89,694
 4  $91,013   $91,013  $90,584   $87,361  $89,979   $89,979  $91,013   $87,773  $ 94,282  $87,539
 5  $88,894   $88,894  $88,371   $86,019  $87,620   $87,620  $88,894   $86,527  $ 91,996  $86,256
 6  $86,825   $86,825  $86,211   $84,687  $85,321   $85,321  $86,825   $85,288  $ 89,766  $84,979
 7  $84,803   $84,803  $84,104   $83,363  $83,080   $83,080  $84,803   $84,055  $ 87,589  $83,710
 8  $82,829   $82,829  $82,049   $82,049  $80,898   $80,898  $82,829   $82,829  $ 85,466  $85,466
 9  $80,901   $80,901  $80,044   $80,044  $78,771   $78,771  $80,901   $80,901  $ 83,394  $83,394
 10 $79,017   $79,017  $78,088   $78,088  $76,700   $76,700  $79,017   $79,017  $ 81,372  $81,372
 11 $77,178   $77,178  $76,180   $76,180  $74,681   $74,681  $77,178   $77,178  $ 79,399  $79,399
 12 $75,381   $75,381  $74,319   $74,319  $72,714   $72,714  $75,381   $75,381  $ 77,474  $77,474
 13 $73,626   $73,626  $72,468   $72,468  $70,798   $70,798  $73,626   $73,626  $ 75,596  $75,596
 14 $71,912   $71,912  $70,663   $70,663  $68,931   $68,931  $71,877   $71,877  $ 73,763  $73,763
 15 $70,237   $70,237  $68,902   $68,902  $67,111   $67,111  $70,170   $70,170  $ 71,941  $71,941
 16 $68,602   $68,602  $67,185   $67,185  $65,339   $65,339  $68,502   $68,502  $ 70,162  $70,162
 17 $67,005   $67,005  $65,509   $65,509  $63,612   $63,612  $66,873   $66,873  $ 68,427  $68,427
 18 $65,445   $65,445  $63,874   $63,874  $61,930   $61,930  $65,282   $65,282  $ 66,734  $66,734
 19 $63,921   $63,921  $62,279   $62,279  $60,290   $60,290  $63,728   $63,728  $ 65,082  $65,082
 20 $62,433   $62,433  $60,723   $60,723  $58,693   $58,693  $62,210   $62,210  $ 63,470  $63,470
 21 $60,980   $60,980  $59,205   $59,205  $57,137   $57,137  $60,727   $60,727  $ 61,897  $61,897
 22 $59,560   $59,560  $57,724   $57,724  $55,621   $55,621  $59,279   $59,279  $ 60,362  $60,362
 23 $58,173   $58,173  $56,279   $56,279  $54,143   $54,143  $57,865   $57,865  $ 58,865  $58,865
 24 $56,819   $56,819  $54,870   $54,870  $52,704   $52,704  $56,484   $56,484  $ 57,404  $57,404
 25 $55,496   $55,496  $53,495   $53,495  $51,302   $51,302  $55,134   $55,134  $ 55,978  $55,978

 Assumptions:

 1. $100,000 initial investment.


 2. Fund Expenses = 0.97%.


 3. No optional death benefit(s) and/or optional living benefit(s) were elected.

 4. Strategic Partners FlexElite 2 figures do not include the optional 1% credit election. Had the credit been included, the Contract Values would be higher, due to the additional credit. However, election of the credit extends the surrender charge for an additional three years, thus lowering surrender value in those years.


 5. These reductions result in hypothetical net rates of return as follows:
    Strategic Partners Advisor -2.33%; Strategic Partners Select -2.44%; Strategic Partners FlexElite 2 -2.60%; Strategic Partners Annuity One 3/Plus 3 Non-Bonus -2.33%; Strategic Partners Annuity One 3/Plus 3 Bonus -2.42%.


 6. The illustration above illustrates 100% invested into the variable sub-accounts. Investments into the fixed rate accounts, as noted above, may receive a higher rate of interest in one product over another causing Contract Values to differ in relation to one another.

6% GROSS RETURN


        SP ADVISOR         SP SELECT       SP FLEX ELITE II   SPAO 3 NON BONUS     SPAO 3 BONUS
        ----------         ---------       ----------------   ----------------     ------------
    CONTRACT SURRENDER CONTRACT SURRENDER CONTRACT SURRENDER CONTRACT SURRENDER CONTRACT SURRENDER
     VALUE     VALUE    VALUE     VALUE    VALUE     VALUE    VALUE     VALUE    VALUE     VALUE
    -------- --------- -------- --------- -------- --------- -------- --------- -------- ---------
 1  $103,522 $103,522  $103,400 $ 96,863  $103,268 $ 96,740  $103,522 $ 96,976  $107,557 $ 99,754
 2  $107,179 $107,179  $106,926 $101,111  $106,653 $ 99,888  $107,179 $101,349  $111,247 $103,148
 3  $110,965 $110,965  $110,572 $105,544  $110,149 $103,139  $110,965 $105,917  $115,063 $106,659
 4  $114,884 $114,884  $114,342 $110,169  $113,759 $113,759  $114,884 $110,689  $119,009 $110,290
 5  $118,942 $118,942  $118,241 $114,994  $117,487 $117,487  $118,942 $115,674  $123,092 $115,176
 6  $123,143 $123,143  $122,273 $120,027  $121,338 $121,338  $123,143 $120,880  $127,314 $120,276
 7  $127,493 $127,493  $126,442 $125,278  $125,315 $125,315  $127,493 $126,318  $131,681 $125,597
 8  $131,996 $131,996  $130,753 $130,753  $129,422 $129,422  $131,996 $131,996  $136,198 $136,198
 9  $136,658 $136,658  $135,212 $135,212  $133,664 $133,664  $136,658 $136,658  $140,870 $140,870
 10 $141,485 $141,485  $139,822 $139,822  $138,044 $138,044  $141,485 $141,485  $145,702 $145,702
 11 $146,483 $146,483  $144,590 $144,590  $142,569 $142,569  $146,483 $146,483  $150,699 $150,699
 12 $151,657 $151,657  $149,520 $149,520  $147,241 $147,241  $151,657 $151,657  $155,868 $155,868
 13 $157,013 $157,013  $154,618 $154,618  $152,067 $152,067  $157,013 $157,013  $161,215 $161,215
 14 $162,559 $162,559  $159,890 $159,890  $157,051 $157,051  $162,559 $162,559  $166,745 $166,745
 15 $168,301 $168,301  $165,342 $165,342  $162,199 $162,199  $168,301 $168,301  $172,464 $172,464
 16 $174,246 $174,246  $170,980 $170,980  $167,515 $167,515  $174,246 $174,246  $178,380 $178,380
 17 $180,400 $180,400  $176,810 $176,810  $173,005 $173,005  $180,400 $180,400  $184,499 $184,499
 18 $186,772 $186,772  $182,838 $182,838  $178,675 $178,675  $186,772 $186,772  $190,827 $190,827
 19 $193,369 $193,369  $189,073 $189,073  $184,531 $184,531  $193,369 $193,369  $197,373 $197,373
 20 $200,199 $200,199  $195,520 $195,520  $190,579 $190,579  $200,199 $200,199  $204,143 $204,143
 21 $207,271 $207,271  $202,186 $202,186  $196,825 $196,825  $207,271 $207,271  $211,146 $211,146
 22 $214,592 $214,592  $209,080 $209,080  $203,276 $203,276  $214,592 $214,592  $218,388 $218,388
 23 $222,172 $222,172  $216,210 $216,210  $209,939 $209,939  $222,172 $222,172  $225,879 $225,879
 24 $230,019 $230,019  $223,582 $223,582  $216,820 $216,820  $230,019 $230,019  $233,627 $233,627
 25 $238,144 $238,144  $231,205 $231,205  $223,926 $223,926  $238,144 $238,144  $241,641 $241,641




 Assumptions:

 1. $100,000 initial investment.


 2. Fund Expenses = 0.97%.


 3. No optional death benefit(s) and/or optional living benefit(s) were elected.

 4. Strategic Partners FlexElite 2 figures do not include the optional 1% credit election. Had the credit been included, the Contract Values would be higher, due to the additional credit. However, election of the credit extends the surrender charge for an additional three years, thus lowering surrender value in those years.


 5. These reductions result in hypothetical net rates of return as follows:
    Strategic Partners Advisor 3.53%; Strategic Partners Select 3.41%; Strategic Partners FlexElite 3.24%; Strategic Partners Annuity One 3/Plus 3 Non-Bonus 3.53%; Strategic Partners Annuity One 3/Plus Bonus 3.43%.


 6. The illustration above illustrates 100% invested into the variable sub-accounts. Investments into the fixed rate accounts, as noted above, may receive a higher rate of interest in one product over another causing Contract Values to differ in relation to one another.

 APPENDIX C - ASSET TRANSFER FORMULA UNDER HIGHEST DAILY LIFETIME FIVE BENEFIT

 We set out below the current formula under which we may transfer amounts between the variable investment options and the Benefit Fixed Rate Account. Upon your election of Highest Daily Lifetime Five, we will not alter the asset transfer formula that applies to your contract. However, as discussed in
 Section 5, we reserve the right to modify this formula with respect to those who elect Highest Daily Lifetime Five in the future.

 TERMS AND DEFINITIONS REFERENCED IN THE CALCULATION FORMULA:
  . C\\u\\ - the upper target is established on the effective date of the Highest Daily Lifetime Five benefit (the "Effective Date") and is not changed for the life of the guarantee. Currently, it is 83%.

  . C\\t\\ - the target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 80%.

  . C\\l\\ - the lower target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 77%.

  .   L - the target value as of the current business day.

  .   r - the target ratio.

  . a - the factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee. The factors that we use currently are derived from the a2000 Individual Annuity Mortality Table with an assumed interest rate of 3%. Each number in the table "a" factors (which appears below) represents a factor, which when multiplied by the Highest Daily Annual Income Amount, projects our total liability for the purpose of asset transfers under the guarantee.

  . Q - age based factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee. The factor is currently set equal to 1.

  .   V - the total value of all Permitted Sub-accounts in the annuity.

  .   F - the total value of all Benefit Fixed Rate Account allocations.

  . I - the income value prior to the first withdrawal. The income value is equal to what the Highest Daily Annual Income Amount would be if the first withdrawal were taken on the date of calculation. After the first withdrawal the income value equals the greater of the Highest Daily Annual Income Amount, the quarterly step-up amount times the annual income percentage, and the Contract Value times the annual income percentage.

  .   T - the amount of a transfer into or out of the Benefit Fixed Rate
      Account.

  . I% - annual income amount percentage. This factor is established on the Effective Date and is not changed for the life of the guarantee. Currently, this percentage is equal to 5%.

 TARGET VALUE CALCULATION:
 On each business day, a target value (L) is calculated, according to the following formula. If the variable Contract Value (V) is equal to zero, no calculation is necessary.

                                 L = I * Q * a

 Transfer Calculation:
 The following formula, which is set on the Effective Date and is not changed for the life of the guarantee, determines when a transfer is required:



                        Target Ratio r   =(L - F) / V.



      . If r (greater than) C\\u\\, assets in the Permitted Sub-accounts are transferred to Benefit Fixed Rate Account.

      . If r (less than) C\\l\\, and there are currently assets in the Benefit Fixed Rate Account (F (greater than) 0), assets in the Benefit Fixed Rate Account are transferred to the Permitted Sub-accounts.

 The following formula, which is set on the Effective Date and is not changed for the life of the guarantee, determines the transfer amount:



T = {Min(V, [L - F - V * C\\t\\]/(1 - C\\t\\))} T(greater than)0, Money moving from the Permitted Sub-accounts to the
                                                Benefit Fixed Rate Account
T = {Min(F, [L - F - V * C\\t\\]/(1 - C\\t\\))} T(less than)0, Money moving from the Benefit Fixed Rate Account to the Permitted Sub-accounts]



 Example:
 Male age 65 contributes $100,000 into the Permitted Sub accounts and the value drops to $92,300 during year one, end of day one. A table of values for "a" appears below.

 Target Value Calculation:



                          L     =I * Q * a
                                =5000.67 * 1 * 15.34
                                =76,710.28



 Target Ratio:



                       r     =(L - F) / V
                             =(76,710.28 - 0)/92,300.00
                             =83.11%



 Since r (greater than) Cu ( because 83.11% (greater than) 83%) a transfer into the Benefit Fixed rate Account occurs.



    T     ={Min (V, [L - F - V * Ct]/(1 - Ct))}
          ={Min (92,300.00, [76,710.28 - 0 - 92,300.00 * 0.80]/(1 - 0.80))}
          ={Min (92,300.00, 14,351.40)}
          =14,351.40

                 Age 65 "a" Factors for Liability Calculations
              (in Years and Months since Benefit Effective Date)*



       Months
 Years   1      2     3     4     5     6     7     8     9    10    11    12
 ----- ------ ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
  1... 15.34  15.31 15.27 15.23 15.20 15.16 15.13 15.09 15.05 15.02 14.98 14.95
  2... 14.91  14.87 14.84 14.80 14.76 14.73 14.69 14.66 14.62 14.58 14.55 14.51
  3... 14.47  14.44 14.40 14.36 14.33 14.29 14.26 14.22 14.18 14.15 14.11 14.07
  4... 14.04  14.00 13.96 13.93 13.89 13.85 13.82 13.78 13.74 13.71 13.67 13.63
  5... 13.60  13.56 13.52 13.48 13.45 13.41 13.37 13.34 13.30 13.26 13.23 13.19
  6... 13.15  13.12 13.08 13.04 13.00 12.97 12.93 12.89 12.86 12.82 12.78 12.75
  7... 12.71  12.67 12.63 12.60 12.56 12.52 12.49 12.45 12.41 12.38 12.34 12.30
  8... 12.26  12.23 12.19 12.15 12.12 12.08 12.04 12.01 11.97 11.93 11.90 11.86
  9... 11.82  11.78 11.75 11.71 11.67 11.64 11.60 11.56 11.53 11.49 11.45 11.42
  10.. 11.38  11.34 11.31 11.27 11.23 11.20 11.16 11.12 11.09 11.05 11.01 10.98
  11.. 10.94  10.90 10.87 10.83 10.79 10.76 10.72 10.69 10.65 10.61 10.58 10.54
  12.. 10.50  10.47 10.43 10.40 10.36 10.32 10.29 10.25 10.21 10.18 10.14 10.11
  13.. 10.07  10.04 10.00  9.96  9.93  9.89  9.86  9.82  9.79  9.75  9.71  9.68
  14..  9.64   9.61  9.57  9.54  9.50  9.47  9.43  9.40  9.36  9.33  9.29  9.26
  15..  9.22   9.19  9.15  9.12  9.08  9.05  9.02  8.98  8.95  8.91  8.88  8.84
  16..  8.81   8.77  8.74  8.71  8.67  8.64  8.60  8.57  8.54  8.50  8.47  8.44
  17..  8.40   8.37  8.34  8.30  8.27  8.24  8.20  8.17  8.14  8.10  8.07  8.04
  18..  8.00   7.97  7.94  7.91  7.88  7.84  7.81  7.78  7.75  7.71  7.68  7.65
  19..  7.62   7.59  7.55  7.52  7.49  7.46  7.43  7.40  7.37  7.33  7.30  7.27
  20..  7.24   7.21  7.18  7.15  7.12  7.09  7.06  7.03  7.00  6.97  6.94  6.91
  21..  6.88   6.85  6.82  6.79  6.76  6.73  6.70  6.67  6.64  6.61  6.58  6.55
  22..  6.52   6.50  6.47  6.44  6.41  6.38  6.36  6.33  6.30  6.27  6.24  6.22
  23..  6.19   6.16  6.13  6.11  6.08  6.05  6.03  6.00  5.97  5.94  5.92  5.89
  24..  5.86   5.84  5.81  5.79  5.76  5.74  5.71  5.69  5.66  5.63  5.61  5.58
  25..  5.56   5.53  5.51  5.48  5.46  5.44  5.41  5.39  5.36  5.34  5.32  5.29
  26..  5.27   5.24  5.22  5.20  5.18  5.15  5.13  5.11  5.08  5.06  5.04  5.01
  27..  4.99   4.97  4.95  4.93  4.91  4.88  4.86  4.84  4.82  4.80  4.78  4.75
  28..  4.73   4.71  4.69  4.67  4.65  4.63  4.61  4.59  4.57  4.55  4.53  4.51
  29..  4.49   4.47  4.45  4.43  4.41  4.39  4.37  4.35  4.33  4.32  4.30  4.28
  30..  4.26   4.24  4.22  4.20  4.18  4.17  4.15  4.13  4.11  4.09  4.07  4.06
  31..  4.04   4.02  4.00  3.98  3.97  3.95  3.93  3.91  3.90  3.88  3.86  3.84
  32..  3.83   3.81  3.79  3.78  3.76  3.74  3.72  3.71  3.69  3.67  3.66  3.64
  33..  3.62   3.61  3.59  3.57  3.55  3.54  3.52  3.50  3.49  3.47  3.45  3.44
  34..  3.42   3.40  3.39  3.37  3.35  3.34  3.32  3.30  3.29  3.27  3.25  3.24
  35..  3.22   3.20  3.18  3.17  3.15  3.13  3.12  3.10  3.08  3.07  3.05  3.03
  36..  3.02   3.00  2.98  2.96  2.95  2.93  2.91  2.90  2.88  2.86  2.85  2.83
  37..  2.81   2.79  2.78  2.76  2.74  2.73  2.71  2.69  2.68  2.66  2.64  2.62
  38..  2.61   2.59  2.57  2.56  2.54  2.52  2.51  2.49  2.47  2.45  2.44  2.42
  39..  2.40   2.39  2.37  2.35  2.34  2.32  2.30  2.29  2.27  2.25  2.24  2.22
  40..  2.20   2.19  2.17  2.15  2.14  2.12  2.11  2.09  2.07  2.06  2.04  2.02
  41..  2.01   1.84  1.67  1.51  1.34  1.17  1.00  0.84  0.67  0.50  0.33  0.17



 *  The values set forth in this table are applied to all ages.

            PLEASE SEND ME A STATEMENT OF ADDITIONAL INFORMATION THAT CONTAINS FURTHER DETAILS ABOUT THE PRUCO LIFE ANNUITY DESCRIBED IN PROSPECTUS ORD01091 (05/2007).


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                               MAILING ADDRESS:

                       PRUDENTIAL ANNUITY SERVICE CENTER
                                 P.O. Box 7960
                            Philadelphia, PA 19176

[LOGO]
The Prudential Insurance Company of America
751 Broad Street
Newark, NJ 07102-3777









ORD01091
                                   PRSRT STD
                                 U.S. POSTAGE
                                     PAID
                                 LANCASTER, PA
                                PERMIT NO. 1793

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registation Fees

Pruco Life registered $200 million of interests in the market value adjusted annuity contracts described in this registration statement. Pruco Life has paid $16,180 to the SEC for the registration fees required under the Securities Act of 1933.

Federal Taxes


Pruco Life estimated the federal tax effect associated with the deferred acquisition costs attributable to receipt of $30 million of purchase payments over a two year period to be approximately $118,400.


State Taxes


Pruco Life estimated that approximately $6,400 in premium taxes would be owed upon receipt of purchase payments under the contracts, and that additional premium taxes in the approximate amount of $64,000 would be owed if the full $32 million of purchase payments were applied to annuity options.


Printing Costs


Pruco Life estimated that the costs of printing prospectuses for the amount of securities registered herein would be approximately $200,000.


Legal Costs

This registration statement was prepared by Prudential attorneys whose time is allocated to Pruco Life.

Accounting Costs

PricewaterhouseCoopersLLP, the independent registered public accounting firm that audits Pruco Life's financials, charges approximately $10,000 in connection with each filing of this registration statement with the Commission.

Premium Paid to Indemnify Officers

Officers and Directors of Pruco Life are indemnified under a policy that also covers officers and directors of other entities controlled by Prudential Financial, Inc. A portion of the cost of that policy is attributed to Pruco Life.

ITEM 15.INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant, in conjunction with certain of its affiliates, maintains insurance on behalf of any person who is or was a trustee, director, officer, employee, or agent of the Registrant, or who is or was serving at the request of the Registrant as a trustee, director, officer, employee or agent of such other affiliated trust or corporation, against any liability asserted against and incurred by him or her arising out of his or her position with such trust or corporation.

Arizona, the state of organization of Pruco Life Insurance Company ("Pruco"), permits entities organized under its jurisdiction to indemnify directors and officers with certain limitations. The relevant provisions of Arizona law permitting indemnification can be found in Section 10-850 et. seq. of the Arizona Statutes Annotated. The text of Pruco's By-law, Article VIII, which relates to indemnification of officers and directors, is incorporated by reference to Exhibit 3(ii) to its form 10-Q filed August 15, 1997.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 16.EXHIBITS

(A) EXHIBITS

(1) Form of a Distribution Agreement between Prudential Investment Management Services, Inc., "PIMS" (Principal Underwriter) and Pruco Life Insurance Company (Depositor). (Note 2)

(3) (i) Articles of Incorporation of Pruco Life Insurance Company, as amended through October 19, 1993 (Note 6)

(ii) By-Laws of Pruco Life Insurance Company, as amended through May 6, 1997 (Note 7)

(4)(a) Strategic Partners Variable Annuity Contract VBON-2000 (Note 3)

(b)Strategic Partners Variable Annuity Contract VDCA-2000 (Note 3)

(c)Strategic Partners MVA Endorsement ORD 112805 (Note 5)

(d)Strategic Partners Application ORD 99730 (Note 5)

(e) Strategic Partners FlexElite Variable Annuity Contract VFLX-2003 (Note 4)

(f) Strategic Partners FlexElite Application (Note 8)

(g) Strategic Partners SPAO and FlexElite GMIB Endorsement ORD 112963 (Note 9)

(h) Strategic Partners SPAO Application (Note 10)

(i) Strategic Partners FlexElite Application (Note 10)

(j) Strategic Partners SPAO and FlexElite GMIB Endorsement Supplement ORD 112963 (Note 10)

(k) Periodic Value Death Benefit Endorsement (HDV) (Note 11)

(l) Schedule Supplement Periodic Value Death Benefit (HDV) (Note 11)

(m) Guaranteed Minimum Payments Benefit Endorsement (Lifetime 5) (Note 11)

(n) Schedule Supplement Guaranteed Minimum Payments Benefit (Lifetime 5) (Note
11)

(o) Strategic Partners SPAO and FlexElite Joint and Survivor Guaranteed Minimum Payments Benefit Schedule (Spousal Lifetime Five) (Note 12)



(23) Written Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm (Note 1)

(24) Powers of Attorney:

(a) James J. Avery, Jr., Helen M. Galt, Bernard J. Jacob, Ronald P. Joelson, and David R. Odenath, Jr. (Note 13)

(Note 1) Filed herewith.

(Note 2) Incorporated by reference to Post Effective Amendment No. 4 on Form S-1, Registration No. 33-61143, filed April 15, 1999, on behalf the Pruco Life Insurance Company.

(Note 3) Incorporated by reference to the initial registration on Form N-4, Registration No. 333-37728, filed May 24, 2000 on behalf of the Pruco Life Flexible Premium Variable Annuity Account.

(Note 4) Incorporated by reference to Post-Effective Amendment No. 1 to Form N-4, Registration No. 333-75702, filed February 14, 2003 on behalf of Pruco Life Flexible Premium Variable Annuity Account.

(Note 5) Incorporated by reference to initial Form S-3 Registration Statement No. 333-103474 filed February 27, 2003 on behalf of Pruco Life Insurance Company.

(Note 6) Incorporated by reference to the initial registration on Form S-6, Registration No. 333-07451, filed July 2, 1999 on behalf of the Pruco Life Variable Appreciable Account.

(Note 7) Incorporated by reference to Form 10-Q as filed August 15, 1997 on behalf of Pruco Life Insurance Company.

(Note 8) Incorporated by reference to Post-Effective Amendment No. 2 to Form N-4, Registration No. 333-75702, filed April 23, 2003 on behalf of Pruco Life Flexible Premium Variable Annuity Account.

(Note 9) Incorporated by reference to Post-Effective Amendment No. 11 to Form N-4, Registration No. 333-37728, filed November 14, 2003 on behalf of Pruco Life Flexible Premium Variable Annuity Account.

(Note 10) Incorporated by reference to Post-Effective Amendment No. 3 to Form S-3, Registration No. 333-103474, filed April 12, 2004 on behalf of Pruco Life Insurance Company.

(Note 11) Incorporated by reference to Post-Effective Amendment No. 5 to Form N-4, Registration No. 333-75702, filed January 20, 2005 on behalf of Pruco Life Flexible Premium Variable Annuity Account.

(Note 12) Incorporated by reference to Post-Effective Amendment No. 6 to Form S-3, Registration No. 333-103474, filed February 7, 2006 on behalf of Pruco Life Insurance Company.

(Note 13) Incorporated by reference to Post-Effective Amendment No. 13 to Form S-3, Registration No. 33-61143, filed April 19, 2006 on behalf of Pruco Life Insurance Company.

(Note 14) Incorporated by reference to Post-Effective Amendment No. 6 to Form S-3, Registration No. 333-103474, filed April 21, 2006 on behalf of Pruco Life Insurance Company.

ITEM 17.UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10 (a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on this 20th day of April, 2007.



                                              PRUCO LIFE INSURANCE COMPANY
                                                      (Registrant)

                                              By: /s/ SCOTT D. KAPLAN
                                                  -----------------------------
                                                  SCOTT D. KAPLAN
                                                  PRESIDENT

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                              SIGNATURE AND TITLE


/s/*                                  April 20, 2007
------------------------------------
JAMES J. AVERY JR
DIRECTOR

/s/*                                  *By: /s/ THOMAS C. CASTANO
------------------------------------       -----------------------------------
BERNARD J. JACOB                           THOMAS C. CASTANO
DIRECTOR                                   (ATTORNEY-IN-FACT)

/s/*
------------------------------------


TUCKER I. MARR
CHIEF FINANCIAL OFFICER

/s/*
------------------------------------
SCOTT D. KAPLAN
DIRECTOR

/s/*
------------------------------------
HELEN M. GALT
DIRECTOR, Senior Vice President and
Chief Actuary

/s/*
------------------------------------
RONALD P. JOELSON.
DIRECTOR

/s/*
------------------------------------
DAVID R. ODENATH, JR.
DIRECTOR

                                 EXHIBIT INDEX

(23) Written Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm